As filed with the Securities and Exchange Commission on September

30
, 2021
Registration No. 333-258423

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aurora Acquisition Corp.
(1)
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (1)	73709	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
20 North Audley Street
London W1K 6LX, United Kingdom, +44 20 3931 9785
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

MaplesFS
4001 Kennett Pike, Suite 302
Wilmington, DE 19807
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carl P. Marcellino Elizabeth Todd Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036-8704 (212) 596-9000 and	Michael Johns Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Mitchell S. Eitel Sarah P. Payne Jared M. Fishman Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000
Adam Eastell Derek Liu Baker McKenzie LLP 100 New Bridge Street London EC4V 6JA United Kingdom +44 20 7919 1000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement is declared effective and all other conditions to the Business Combination described in the enclosed proxy statement/prospectus have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act
Rule 13e-4(i)
(Cross-Border Issuer Tender Offer)  ☐
Exchange Act
Rule 14d-l(d)
(Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2021
PROXY STATEMENT FOR
EXTRAORDINARY GENERAL MEETING OF
AURORA ACQUISITION CORP.
(A CAYMAN ISLANDS EXEMPTED COMPANY)
PROSPECTUS FOR SHARES OF CLASS A COMMON STOCK, SHARES OF CLASS B COMMON STOCK, SHARES OF CLASS C COMMON STOCK, AND REDEEMABLE WARRANTS OF AURORA ACQUISITION CORP. (AFTER ITS DOMESTICATION AS A CORPORATION INCORPORATED IN THE STATE OF DELAWARE), THE CONTINUING ENTITY FOLLOWING THE DOMESTICATION, WHICH WILL BE RENAMED “BETTER HOME & FINANCE HOLDING COMPANY” IN CONNECTION WITH THE BUSINESS COMBINATION DESCRIBED HEREIN

The board of directors of Aurora Acquisition Corp., a Cayman Islands exempted company (“Aurora” and, after the Domestication and/or the Business Combination, as described below, “Better Home & Finance Holding Company” or “Better Home & Finance”), has unanimously approved (1) the domestication of Aurora as a Delaware corporation (the “Domestication”); (2) each of the mergers of (x) Aurora Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Aurora (“Merger Sub”), with and into Better Holdco, Inc., a Delaware corporation (“Better”) (the “First Merger”), with Better surviving the First Merger as a wholly owned subsidiary of Aurora and (y) Better with and into Aurora (the “Second Merger” and, together with the First Merger, the “Mergers”), with Aurora surviving the Second Merger, in each case, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 10, 2021, by and among Aurora, Merger Sub and Better, attached to this proxy statement/prospectus as Annex A (the “Merger Agreement”), as more fully described elsewhere in this proxy statement/prospectus; and (3) the other transactions contemplated by the Merger Agreement and documents related thereto. In connection with the Business Combination, Aurora will change its name to “Better Home & Finance Holding Company.”
As a result of and upon the effective time of the Domestication, among other things, (1) each of the then-issued and outstanding Class A ordinary shares, par value $0.0001 per share, of Aurora (the “Aurora Class A ordinary shares”) will convert automatically, on a one-for-one
basis, into a share of Class A common stock, par value $0.0001 per share, of Better Home & Finance (the “Better Home & Finance Class A common stock”); (2) each of the then-issued and outstanding Class B ordinary shares, par value $0.0001 per share, of Aurora (the “Better Home & Finance Class B common stock”), will convert automatically, on a one-for-one
basis, into a share of Better Home & Finance Class A common stock; (3) the terms of the Better Home & Finance Class B common stock will be modified to, among other things, provide that each share of Better Home & Finance Class B common stock will carry three votes per share; (4) a new class of non-voting
common stock, the Better Home & Finance Class C common stock, par value $0.0001 per share, will be created (the “Better Home & Finance Class C common stock”) and a sufficient number of shares thereof authorized to effect the transactions contemplated under the Merger Agreement and under the Ancillary Agreements; (5) each then-issued and outstanding warrant of Aurora will convert automatically into a Better Home & Finance warrant, pursuant to the Warrant Agreement; and (6) each then-issued and outstanding Aurora unit will separate automatically into one share of Better Home & Finance Class A common stock and one-quarter
of one Better Home & Finance warrant. Accordingly, this proxy statement/prospectus covers (1) 24,300,287 shares of Better Home & Finance Class A common stock to be issued to the shareholders of Aurora in the Domestication and (2) 6,075,072 Better Home & Finance warrants to be issued to the shareholders of Aurora in the Domestication.
The aggregate merger consideration (“Aggregate Merger Consideration”) will consist, among other things, of (1) an amount in cash equal to $950,000,000, as adjusted in accordance with the Merger Agreement (the “Cash Consideration”) and (2) a number of shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock or Better Home & Finance Class C common stock equal to (A) 595,000,000, minus (B) the aggregate amount of Better Home & Finance Class B common stock that would be issuable upon the net exercise or conversion, as applicable, of the Better Awards (as defined below) (the “Stock Consideration”). As a result of and upon the Closing (as defined below), among other things, (i) all outstanding shares of Better common stock as of immediately prior to the effective time of the First Merger, will be cancelled in exchange for the right to receive, at the election of the holders thereof, the Cash Consideration and the Stock Consideration (as described further in the immediately succeeding paragraph); (ii) all Better Awards outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio, into awards based on shares of Better Home & Finance Class B common stock; and (iii) all Better Warrants outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio into warrants to purchase shares of Better Home & Finance Class A common stock. The portion of the Aggregate Merger Consideration reflecting the conversion of the Better Awards is calculated assuming that the exercise price for all Better Options is paid on a net-exercise
basis (although the exercise price thereof may by their terms be paid in cash, resulting in additional dilution). In connection with the Mergers, Better Stockholders will have the ability to receive the stock portion of the Merger Consideration in the form of Better Home & Finance Class B common stock or in the form of Better Home & Finance Class C common stock. In addition, any Better Stockholder that is a bank holding company will be entitled to elect to receive Better Home & Finance Class A common stock in lieu of Better Home & Finance Class B common stock. The Better Home & Finance Class B common stock will have the same economic terms as the Better Home & Finance Class A common stock, but the Better Home & Finance Class B common stock will carry three votes per share while the Better Home & Finance Class A common stock will carry one vote per share. The Better Home & Finance Class C common stock will have the same economic terms as the Better Home & Finance Class A common stock and Better Home & Finance Class B common stock, but the Better Home & Finance Class C common stock will carry no voting rights except as required by applicable law or as provided in the Proposed Certificate of Incorporation (as defined below).
With respect to the Better Awards, all (i) options to purchase shares of Better common stock (“Better Options”), (ii) restricted stock units based on shares of Better common stock (“Better RSUs”) and (iii) restricted shares of Better common stock (“Better Restricted Stock Awards”) outstanding as of immediately prior to the Mergers (together, the “Better Awards”) will be converted into (a) options to purchase shares of Better Home & Finance Class B common stock (“Better Home & Finance Options”), (b) restricted stock units based on shares of Better Home & Finance Class B common stock (“Better Home & Finance RSUs”) and (c) restricted shares of Better Home & Finance Class B common stock (“Better Home & Finance Restricted Stock Awards”), respectively. In addition, all warrants to purchase shares of capital stock of Better (“Better Warrants”) outstanding as of immediately prior to the Mergers will be converted into warrants to purchase shares of Better Home & Finance Class A common stock (“Better Home & Finance Warrants”). Accordingly, this proxy statement/prospectus also relates to the issuance by Better Home & Finance of up to [             ] shares of Better Home & Finance Class B common stock in respect of Better RSUs, up to [             ] shares of Better Home & Finance Class B common stock in respect of Better Restricted Stock Awards, up to [             ] shares of Better Home & Finance Class B common stock upon the exercise of the Better Home & Finance Options following the Merger and up to [             ] shares of Better Home & Finance Class A common stock upon the exercise of the Better Home & Finance Warrants following the Merger. See the section entitled “
BCA Proposal—The Merger Agreement—Consideration—Treatment of Better Options, Restricted Stock Awards, Restricted Stock Unit Awards
and Better Warrants
.”
The Aurora units, Aurora Class A ordinary shares and Aurora warrants are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “AURCU,” “AURC” and “AURCW,” respectively. Aurora will apply for listing, to be effective at the time of the Business Combination, of the Better Home & Finance Class A common stock and Better Home & Finance Warrants on Nasdaq under the proposed symbols “BETR” and “BETRW,” respectively. It is a condition of the consummation of the Business Combination described above that Aurora receives confirmation from Nasdaq that the securities have been conditionally approved for listing on Nasdaq, but there can be no assurance such listing conditions will be met or that Aurora will obtain such confirmation from Nasdaq. If such listing conditions are not met or if such confirmation is not obtained, the business combination described above will not be consummated unless the Nasdaq condition set forth in the Merger Agreement is waived by the applicable parties.

This proxy statement/prospectus provides shareholders of Aurora with detailed information about the proposed business combination and other matters to be considered at the extraordinary general meeting of Aurora. We encourage you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in the section entitled “
Risk Factors
” beginning on page 70 of this proxy statement/prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
This proxy statement/prospectus is dated                , 2021, and is first being mailed to Aurora’s shareholders on or about                , 2021.

AURORA ACQUISITION CORP.
A Cayman Islands Exempted Company
(Company Number 366813)
20 North Audley Street
London W1K 6LX
United Kingdom
Dear Aurora Acquisition Corp. Shareholders:
You are cordially invited to attend the extraordinary general meeting (the “extraordinary general meeting”) of Aurora Acquisition Corp., a Cayman Islands exempted company (“Aurora”), at [                 ] [a.m./p.m.], Eastern Time, on [                     ], 2021, at [             ], or virtually via live webcast at [             ], or at such other time, on such other date and at such other place to which the meeting may be adjourned.
At the extraordinary general meeting, Aurora shareholders will be asked to consider and vote upon a proposal, which is referred to herein as the “BCA Proposal,” to approve and adopt the Agreement and Plan of Merger, dated as of May 10, 2021 (as the same may be amended, the “Merger Agreement”), by and among Aurora, Aurora Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Aurora (“Merger Sub”), and Better Holdco, Inc., a Delaware corporation (“Better”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, following the Domestication of Aurora to Delaware, the mergers of (x) Merger Sub with and into Better, with Better surviving the merger as a wholly owned subsidiary of Aurora (the “First Merger”), and (y) Better with and into Aurora, with Aurora surviving the merger (the “Second Merger” and, together with the First Merger, the “Mergers”), in each case in accordance with the terms and subject to the conditions of the Merger Agreement, as more fully described elsewhere in the accompanying proxy statement/prospectus.
As a condition to the consummation of the Mergers, the board of directors of Aurora has unanimously approved a change of Aurora’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Mergers, the “Business Combination”). As described in this proxy statement/prospectus, you will be asked to consider and vote upon a proposal to approve the Domestication (the “Domestication Proposal”). In connection with the consummation of the Business Combination and Domestication, Aurora will change its name to “Better Home & Finance Holding Company.” As used in the accompanying proxy statement/prospectus, “Better Home & Finance Holding Company” or “Better Home & Finance” refers to Aurora after the Domestication and/or the Business Combination, including after such change of name, as applicable.
As a result of and upon the effective time of the Domestication, (1) each of the then-issued and outstanding Class A ordinary shares, par value $0.0001 per share, of Aurora (the “Aurora Class A ordinary shares”), will convert automatically, on a one-for-one
basis, into a share of Class A common stock, par value $0.0001 per share, of Better Home & Finance (the “Better Home & Finance Class A common stock”), (2) each of the then-issued
and outstanding Class B ordinary shares, par value $0.0001 per share, of Aurora (the “Aurora Class B ordinary shares”), will convert automatically, on a one-for-one
basis, into a share of Better Home & Finance Class A common stock, (3) the terms of the Better Home & Finance Class B common stock will carry three votes, (4) a new class of non-voting
stock, the Better Home & Finance Class C common stock, par value $0.0001 per share, will be created (the “Better Home & Finance Class C common stock”) and a sufficient number of shares thereof authorized to effect the transactions contemplated under the Merger Agreement and under the Ancillary Agreements, (5) each then-issued and outstanding warrant of Aurora will convert automatically into a Better Home & Finance warrant, pursuant to the Warrant Agreement and (6) each then-issued and outstanding Aurora unit will separate automatically into one share of Better Home & Finance Class A common stock and one-quarter
of one Better Home & Finance warrant. As used herein, “public shares” will mean the Aurora Class A ordinary shares (including those that underlie the Aurora units) that were registered pursuant to the Registration Statements on Form
S-1
(333-253106)
and the shares of Better Home & Finance Class A common

stock issued as a matter of law upon the conversion thereof on the effective date of the Domestication. For further details, see the section entitled “
Domestication Proposal
.”
You will also be asked to consider and vote upon (1) four separate proposals to approve to the Cayman Constitutional Documents being amended and restated by their the deletion in their entirety and the substitution in their place the proposed certificate of incorporation and bylaws of Aurora together with material differences between Aurora’s Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed certificate of incorporation and bylaws of Aurora (collectively, the “Organizational Documents Proposals”), (2) a proposal to approve for purposes of complying with the applicable provisions of Section 5635 of the Nasdaq Listed Company Manual, the issuance of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock or Better Home & Finance Class C common stock, as applicable, to (a) the PIPE Investors, including the Sponsor, pursuant to the PIPE Investment and (b) the stockholders of Better pursuant to the Merger Agreement (the “Stock Issuance Proposal”), (3) a proposal to approve and adopt the 2021 Incentive Equity Plan (the “Incentive Equity Plan Proposal”), (4) a proposal to approve and adopt the 2021 Employee Stock Purchase Plan (the “ESPP Proposal”) and (5) a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”). In addition, Aurora Class B ordinary shareholders will be asked to vote on a proposal to elect [ ] directors who, upon consummation of the Business Combination, will be the directors of Better Home & Finance (the “Director Election Proposal”). The Business Combination will be consummated only if the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Stock Issuance Proposal, the Incentive Equity Plan Proposal and the ESPP Proposal (collectively, the “Condition Precedent Proposals”) are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each shareholder is encouraged to read carefully and in its entirety.
As a result of and upon the Closing, among other things, all outstanding shares of Better common stock as of immediately prior to the effective time of the First Merger, will be cancelled in exchange for the right to receive, at the election of the holders thereof, except as described under “
BCA Proposal—Related Agreements—PIPE Subscription Agreement
,” an amount in cash, shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock, Better Home & Finance Class C common stock, as applicable, or a combination thereof, as adjusted in accordance with the Merger Agreement, which in the aggregate will equal an amount in cash equal to $950,000,000, subject to adjustment as described in “
BCA Proposal—The Merger Agreement—Consideration
” (the “Cash Consideration”) and a number of shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock or Better Home & Finance Class C common stock equal to (A) 595,000,000, minus (B) the aggregate amount of Better Home & Finance Class B common stock that would be issuable upon the net exercise or conversion, as applicable, of the Better Awards (the “Stock Consideration”). As a result of and upon the Closing (as defined below), among other things, (i) all outstanding shares of Better common stock as of immediately prior to the effective time of the First Merger, will be cancelled in exchange for the right to receive, at the election of the holders thereof, the Cash Consideration and the Stock Consideration; (ii) all Better Awards outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio, into awards based on shares of Better Home & Finance Class B common stock; and (iii) all Better Warrants outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio into warrants to purchase shares of Better Home & Finance Class A common stock. The portion of the Aggregate Merger Consideration reflecting the conversion of the Better Awards is calculated assuming that the exercise price for all Better Options is paid on a net-exercise
basis (although the exercise price thereof may by their terms be paid in cash, resulting in additional dilution). The total amount of cash and shares will not be adjusted or increased for additional equity issuances by Better which are permitted prior to Closing of the Business Combination under the terms of the Merger Agreement.

In connection with the Business Combination, certain related agreements have been, or will be entered into on or prior to the date of the Closing of the Business Combination (the “Closing Date”). For additional information, see the section entitled “
BCA Proposal—Related Agreements
” in the accompanying proxy statement/prospectus.
Pursuant to the Cayman Constitutional Documents, a holder (a “public shareholder”) of public shares, which excludes shares held by Novator Capital Sponsor Ltd., a Cyprus limited liability company (the “Sponsor”), may request that Aurora redeem all or a portion of such shareholder’s public shares for cash if the Business Combination is consummated. Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public shareholders may elect to redeem their public shares even if they vote “for” the BCA Proposal or any other Condition Precedent Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, Aurora’s transfer agent, Better Home & Finance will redeem such public shares for a per-share
price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of our initial public offering (the “trust account”), calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of June 30, 2021, this would have amounted to approximately $10.00 per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption takes place following the Domestication and, accordingly, it is shares of Better Home & Finance Class A common stock that will be redeemed immediately after consummation of the Business Combination. See the section entitled “
Extraordinary General Meeting of Aurora—Redemption Rights
” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.
Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.
The Sponsor and the Major Aurora Shareholders (consisting of Shravin Mittal who owns his shares through Unbound HoldCo Ltd. and is also a member of the board of directors of Aurora), have agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any ordinary shares held by them, in each case, subject to the terms and conditions contemplated by the Aurora Holder Support Agreement, dated as of May 10, 2021, a copy of which is attached as Annex E to this proxy statement/prospectus (the “Aurora Holder Support Agreement”). The ordinary shares held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share
redemption price. As of the date of the accompanying proxy statement/prospectus, the Sponsor and Shravin Mittal who owns his shares through Unbound HoldCo Ltd. own [ ]% and [ ]% of the issued and outstanding ordinary shares, respectively. The Sponsor has also agreed to backstop the redemption as described in the section entitled
“BCA Proposal—Related Agreements—Redemption Subscription Agreement”
beginning on page 161 of this proxy statement/prospectus.
The Merger Agreement provides that the obligations of Better to consummate the Mergers are conditioned on, among other things, that as of the Closing, (i) the amount of cash held in the trust account will equal at least (A) $278,002,869.60, including, if applicable, $8,505,100 in deferred underwriting commissions and other fees currently being held in the trust account
(such amount, the “Trust Amount”) plus (B) $1,500,000,000 (such total amount, the “Minimum Available Cash Amount” and such condition, the “Minimum Cash Condition”) and

(ii) pursuant to the Cayman Constitutional Documents, Aurora’s net tangible assets (as determined in accordance with Rule
3a51-1(g)(1)
of the Exchange Act) will be at least $5,000,001.
The Merger Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus, including the absence of a material adverse effect on Better and the approval of the Merger Agreement and the transactions contemplated thereby, by (a) the affirmative vote or written consent of the holders of at least a majority of the voting power of the outstanding Better Capital Stock voting as a single class and on an as-converted
basis, (b) the affirmative vote or written consent of the holders of at least a majority of the voting power of each of the outstanding shares of Better voting preferred stock, each voting as a single class, and (c) the affirmative vote or written consent of the holders of at least (i) a majority of the voting power of the outstanding shares of Better preferred stock (other than the series
C-7
preferred stock and series
D-3
preferred stock), voting as a single class and (ii) a majority of the voting power of the outstanding shares of series D preferred stock, series
D-2
preferred stock and series
D-4
preferred stock, voting as a single class, in each case in clauses (a) through (c), in accordance with the terms and subject to the conditions of Better’s Governing Documents and applicable law. There can be no assurance that the parties to the Merger Agreement would waive any such provision of the Merger Agreement.
Aurora is providing the accompanying proxy statement/prospectus and accompanying proxy card to Aurora’s shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. Information about the extraordinary general meeting, the Business Combination and other related business to be considered by Aurora’s shareholders at the extraordinary general meeting is included in the accompanying proxy statement/prospectus.
Whether or not you plan to attend the extraordinary general meeting, all of Aurora’s shareholders are urged to read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in the section entitled “
Risk Factors
” beginning on page 70 of this proxy statement/prospectus.
After careful consideration, the board of directors of Aurora has unanimously approved the Business Combination and unanimously recommends that shareholders vote “FOR” adoption of the Merger Agreement, and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to Aurora’s shareholders in the accompanying proxy statement/prospectus. When you consider the recommendation of these proposals by the board of directors of Aurora, you should keep in mind that Aurora’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination”
in the accompanying proxy statement/prospectus for a further discussion of these considerations.
The approval of each of the Domestication Proposal and Organizational Documents Proposals requires the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The BCA Proposal, the Stock Issuance Proposal, the Incentive Equity Plan Proposal, the ESPP Proposal and the Adjournment Proposal require the affirmative vote of holders of at least a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Under the terms of the Cayman Constitutional Documents, only the holders of the Aurora Class B ordinary shares are entitled to vote on the Director Election Proposal.
Your vote is very important. Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the extraordinary general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. The transactions contemplated by the Merger Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person or virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention or broker non-vote
will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote in person or virtually, you may withdraw your proxy and vote in person or virtually.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO AURORA’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.
On behalf of Aurora’s board of directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.
Sincerely,
Arnaud Massenet
Chief Executive Officer
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
The accompanying proxy statement/prospectus is dated                 , 2021 and is first being mailed to shareholders on or about                 , 2021.

AURORA ACQUISITION CORP.
A Cayman Islands Exempted Company
(Company Number 366813)
20 North Audley Street
London W1K 6LX
United Kingdom
NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON [                     ], 2021
TO THE SHAREHOLDERS OF AURORA ACQUISITION CORP.:
NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of Aurora Acquisition Corp., a Cayman Islands exempted company, company number 366813 (“Aurora”), will be held at [             ] [a.m./p.m.], Eastern Time, on [                     ], 2021, at [             ], or virtually via live webcast at [                     ]. You are cordially invited to attend the extraordinary general meeting, which will be held for the following purposes:

•
Proposal No. 1—The BCA Proposal
—to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of May 10, 2021 (the “Merger Agreement”), by and among Aurora, Merger Sub and Better, a copy of which is attached to this proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, the mergers of (x) Merger Sub with and into Better, with Better surviving the merger as a wholly owned subsidiary of Aurora, and (y) Better with and into Aurora, with Aurora surviving the merger, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement/prospectus (the “BCA Proposal”);

•
Proposal No. 2—The Domestication Proposal
—to consider and vote upon a proposal to approve by special resolution, the change of Aurora’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Mergers, the “Business Combination”) (the “Domestication Proposal”);

•
Proposal No.
 3—Organizational Documents Proposals
—to consider and vote upon the following four separate proposals (collectively, the “Organizational Documents Proposals”) to approve by special resolution Aurora’s Amended and Restated Memorandum and Articles of Association being amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) together with the following material differences between Aurora’s Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of Better Home & Finance Holding Company (a corporation incorporated in the State of Delaware), and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”), attached as Annex C to this proxy statement/prospectus.

•
Proposal No. 3a—Organizational Documents Proposal A
—to authorize by ordinary resolution the change in the authorized share capital of Aurora from 500,000,000 Class A ordinary shares, par value $0.0001 per share (the “Aurora Class A ordinary shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Aurora Class B ordinary shares” and, together with the Aurora Class A ordinary shares, the “Aurora ordinary shares”), and 5,000,000 preference shares, par value $0.0001 per share (the “Former preference shares”), to 1,750,000,000 shares of Class A common stock, par value $0.0001 per share (the “Better Home & Finance Class A common stock”), 600,000,000 shares of Class B common stock, par value $0.0001 per share (the “Better Home & Finance Class B common stock”), 800,000,000 shares of Class C common stock, par value $0.0001 per share (the “Better

Home & Finance Class C common stock”), and 100,000,000 shares of preferred stock, par value $0.0001 per share (the Better Home & Finance preferred stock”) (this proposal is referred to herein as “Organizational Documents Proposal A”);

•
Proposal No. 3b—Organizational Documents Proposal B
—to authorize by ordinary resolution the board of directors of Better Home & Finance to issue any or all shares of Better Home & Finance preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Board and as may be permitted by the DGCL (this proposal is referred to herein as “Organizational Documents Proposal B”);

•
Proposal No. 3c—Organizational Documents Proposal C
—to provide by ordinary resolution that (i) holders of shares of Better Home & Finance Class A common stock will be entitled to cast one vote per share of Better Home & Finance Class A common stock, (ii) holders of shares of Better Home & Finance Class B common stock will be entitled to cast three votes per share of Better Home & Finance Class B common stock and (iii) holders of shares of Better Home & Finance Class C common stock will not be entitled to vote and will not have any voting rights other than as provided by applicable law or the Proposed Certificate of Incorporation, as applicable, on each matter properly submitted to Better Home & Finance shareholders entitled to vote (this proposal is referred to herein as “Organizational Documents Proposal C”);

•
Proposal No. 3d—Organizational Documents Proposal D
—to authorize by ordinary resolution all other changes in connection with the replacement of the Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to this proxy statement/prospectus as Annex B and Annex D, respectively), including (1) changing the corporate name from “Aurora Acquisition Corp.” to “Better Home & Finance Holding Company” in connection with the Business Combination, (2) making Better Home & Finance’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) opting out of the provisions of Section 203 of DGCL and (5) removing certain provisions related to Aurora’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which Aurora’s board of directors believes is necessary to adequately address the needs of Better Home & Finance after the Business Combination (this proposal is referred to herein as “Organizational Documents Proposal D”);

•
Proposal No. 4—Director Election Proposal
—for holders of Aurora Class B ordinary shares, to consider and vote upon a proposal by ordinary resolution, assuming the BCA Proposal, the Domestication Proposal and the Organizational Documents Proposals are approved, to elect [ ] directors who, upon consummation of the Business Combination, will be the directors of Better Home & Finance (this proposal is referred to herein as the “Director Election Proposal”);

•
Proposal No. 5—The Stock Issuance Proposal
—to consider and vote upon a proposal to approve by ordinary resolution the issuance of shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock and/or Better Home & Finance Class C common stock, as applicable, to (a) the PIPE Investors, including the Sponsor, pursuant to the PIPE Investment and (b) the Better Stockholders pursuant to the Merger Agreement (this proposal is referred to herein as the “Stock Issuance Proposal”);

•
Proposal No. 6—The Incentive Equity Plan Proposal
—to consider and vote upon a proposal to approve by ordinary resolution the 2021 Incentive Equity Plan (this proposal is referred to herein as the “Incentive Equity Plan Proposal”);

•
Proposal No. 7—The ESPP Proposal
—to consider and vote upon a proposal to approve by ordinary resolution the 2021 Employee Stock Purchase Plan (this proposal is referred to herein as the “ESPP Proposal”); and

•
Proposal No. 8—The Adjournment Proposal
—to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (this proposal is referred to herein as the “Adjournment Proposal”).

Each of Proposals No. 1 through 7 is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.
These items of business are described in this proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting.
Only holders of record of ordinary shares at the close of business on [                     ], 2021 are entitled to notice of and to vote and have their votes counted at the extraordinary general meeting and any adjournment of the extraordinary general meeting. The extraordinary general meeting will also be held virtually and will be conducted via live webcast at the following address: [                     ].
This proxy statement/prospectus and accompanying proxy card is being provided to Aurora’s shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournment of the extraordinary general meeting.
Whether or not you plan to attend in person or virtually the extraordinary general meeting, all of Aurora’s shareholders are urged to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in the section entitled “
Risk Factors
” beginning on page 70 of this proxy statement/prospectus.
After careful consideration, the board of directors of Aurora has unanimously approved the Business Combination and unanimously recommends that shareholders vote “FOR” adoption of the Merger Agreement, and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to Aurora’s shareholders in this proxy statement/prospectus. When you consider the recommendation of these proposals by the board of directors of Aurora, you should keep in mind that Aurora’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination”
in this proxy statement/prospectus for a further discussion of these considerations.
Pursuant to the Cayman Constitutional Documents, a holder of public shares (as defined herein) (a “public shareholder”) may request of Aurora that Better Home & Finance redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:
(i)    (a) hold public shares, or (b) if you hold public shares through units, you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;
(ii)    submit a written request to Continental Stock Transfer & Trust Company (“Continental”), Aurora’s transfer agent, that Better Home & Finance redeem all or a portion of your public shares for cash; and
(iii)    deliver your public shares to Continental, Aurora’s transfer agent, physically or electronically through The Depository Trust Company (“DTC”).
Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to [                     ] [a.m./p.m.], Eastern Time, on [                     ], 2021 (two business days before the extraordinary general meeting) in order for their shares to be redeemed.
Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Continental, Aurora’s transfer agent, directly and instruct them to do so. Public shareholders may elect to redeem public shares regardless of if or how they vote in respect of the BCA Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank.

If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental, Aurora’s transfer agent, Better Home & Finance will redeem such public shares for a per-share
price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of our initial public offering (the “trust account”), calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of June 30, 2021, this would have amounted to approximately $10.00 per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption takes place following the Domestication and, accordingly, it is shares of Better Home & Finance Class A common stock that will be redeemed promptly after consummation of the Business Combination. See the section entitled “
Extraordinary General Meeting of Aurora—Redemption Rights
” in this proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.
Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.
Novator Capital Sponsor Ltd., a company organized under the laws of Cyprus and shareholder of Aurora (the “Sponsor”), and Unbound HoldCo Ltd., each a Major Aurora Shareholder, have agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any ordinary shares held by them, in each case, subject to the terms and conditions contemplated by the Aurora Holder Support Agreement, dated as of May 10, 2021, a copy of which is attached to this proxy statement/prospectus as Annex E (the “Aurora Holder Support Agreement”). The ordinary shares held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share
redemption price. As of the date of the accompanying proxy statement/prospectus, the Sponsor (including Aurora’s independent directors) owns 20% of the issued and outstanding ordinary shares. The Sponsor has also agreed to backstop the redemption pursuant to the Redemption Subscription Agreement discussed in the section entitled “
Redemption Subscription Agreement
” beginning on page 373 of this proxy statement/prospectus.
The Merger Agreement provides that the obligations of Better to consummate the Mergers are conditioned on, among other things, that as of the Closing, (i) the amount of cash held in the trust account will equal at least (A) $278,002,869.60, including, if applicable, $8,505,100 in deferred underwriting commissions and other fees currently being held in the trust account (such amount, the “Trust Amount”) plus (B) $1,500,000,000 (such total amount, the “Minimum Available Cash Amount” and such condition, the “Minimum Cash Condition”) and (ii) pursuant to the Cayman Constitutional Documents, Aurora’s net tangible assets (as determined in accordance with Rule
3a51-1(g)(1)
of the Exchange Act) will be at least $5,000,001.
The Merger Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus including the absence of a material adverse effect on Better and the approval of the Merger Agreement and the transactions contemplated thereby, by (a) the affirmative vote or written consent of the holders of at least a majority of the voting power of the outstanding Better Capital Stock voting as a single class and on an as-converted
basis, (b) the affirmative vote or written consent of the holders of at least a majority of the voting power of each of the outstanding shares of Better voting preferred stock, each voting as a single class, and (c) the affirmative vote or written consent of the holders of at least (i) a majority of the voting power of the outstanding shares of Better preferred stock (other than the series
C-7
preferred stock and series
D-3
preferred stock), voting as a single class and (ii) a majority of the voting power of the outstanding shares of series D preferred stock, series
D-2
preferred stock and series
D-4
preferred stock, voting as a single class, in each of case clauses (a) through (c), in accordance with the terms and subject to the conditions of Better’s Governing Documents and applicable law. There can be no assurance that the parties to the Merger Agreement would waive any such provision of the Merger Agreement.

The approval of each of the Domestication Proposal and Organizational Documents Proposals requires the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The BCA Proposal, the Stock Issuance Proposal, the Incentive Equity Plan Proposal, the ESPP Proposal and the Adjournment Proposal require the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Under the Cayman Constitutional Documents, prior to the consummation of a business combination (as defined therein), only the holders of the Aurora Class B ordinary shares are entitled to vote on the Director Election Proposal.
Your vote is very important
. Whether or not you plan to attend in person or virtually the extraordinary general meeting, please vote as soon as possible by following the instructions in this proxy statement/prospectus to make sure that your shares are represented at the extraordinary general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. The transactions contemplated by the Merger Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person or virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention or broker non-vote
will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote in person or virtually, you may withdraw your proxy and vote in person.
Your attention is directed to the remainder of the proxy statement/prospectus following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read this proxy statement/prospectus carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your ordinary shares, please contact Okapi Partners LLC (“Okapi Partners”), our proxy solicitor, by calling (888) 785-6673 or banks and brokers can call collect at (212) 297-0720, or by emailing info@okapipartners.com.
Thank you for your participation. We look forward to your continued support.
By Order of the Board of Directors of Aurora Acquisition Corp.,                , 2021
Arnaud Massenet
Chief Executive Officer
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO AURORA’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

REFERENCES TO ADDITIONAL INFORMATION	1

TRADEMARKS	1

SELECTED DEFINITIONS	1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	8

QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF AURORA	10

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS	32

SELECTED HISTORICAL FINANCIAL INFORMATION OF AURORA	60

SELECTED HISTORICAL FINANCIAL INFORMATION OF BETTER	62

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	64

COMPARATIVE PER SHARE DATA	66

MARKET PRICE AND DIVIDEND INFORMATION	69

RISK FACTORS	70

RISKS RELATED TO BETTER’S BUSINESS	70

RISKS RELATED TO OWNERSHIP OF BETTER HOME & FINANCE COMMON STOCK FOLLOWING THE BUSINESS COMBINATION AND BETTER HOME & FINANCE OPERATING AS A PUBLIC COMPANY	129

RISKS RELATED TO THE BUSINESS COMBINATION AND AURORA	137

EXTRAORDINARY GENERAL MEETING OF AURORA	149

BCA PROPOSAL	157

DOMESTICATION PROPOSAL	201

ORGANIZATIONAL DOCUMENTS PROPOSALS	204

ORGANIZATIONAL DOCUMENTS PROPOSAL A—APPROVAL OF AUTHORIZATION OF CHANGE TO AUTHORIZED CAPITAL STOCK, AS SET FORTH IN THE PROPOSED ORGANIZATIONAL DOCUMENTS	207

ORGANIZATIONAL DOCUMENTS PROPOSAL B—APPROVAL OF PROPOSAL REGARDING ISSUANCE OF PREFERRED STOCK OF BETTER HOME & FINANCE AT THE BOARD OF DIRECTORS’ SOLE DISCRETION, AS SET FORTH IN THE PROPOSED ORGANIZATIONAL DOCUMENTS	209

ORGANIZATIONAL DOCUMENTS PROPOSAL C—APPROVAL OF PROPOSAL REGARDING MULTIPLE CLASSES OF COMMON STOCK, AS SET FORTH IN THE PROPOSED ORGANIZATIONAL DOCUMENTS	211

ORGANIZATIONAL DOCUMENTS PROPOSAL D—APPROVAL OF OTHER CHANGES IN CONNECTION WITH ADOPTION OF THE PROPOSED ORGANIZATIONAL DOCUMENTS	213

DIRECTOR ELECTION PROPOSAL	216

STOCK ISSUANCE PROPOSAL	218

INCENTIVE EQUITY PLAN PROPOSAL	220

ESPP PROPOSAL	228

ADJOURNMENT PROPOSAL	232
U.S. FEDERAL INCOME TAX CONSIDERATIONS	233

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	247

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET JUNE 30, 2021	252

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2021	254

i

ANNEXES

ii

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information that is not included in or delivered with this proxy statement/prospectus. This information is available for you to review through the SEC’s website at www.sec.gov.
You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other publicly available information concerning Aurora, without charge, by written request to Secretary at Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, or by telephone request at +44 (0)20 3931 9785; or Okapi Partners, Aurora’s proxy solicitor, by calling (888) 785-6673 or banks and brokers can call collect at (212) 297-0720, or by emailing info@okapipartners.com, or from the SEC through the SEC website at the address provided above.
In order for Aurora’s shareholders to receive timely delivery of the documents in advance of the extraordinary general meeting of Aurora to be held on [                     ], 2021, you must request the information no later than [                    ], 2021, five business days prior to the date of the extraordinary general meeting.
TRADEMARKS
This document contains references to trademarks, service marks and trade names belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this proxy statement/prospectus may appear without the
®
or TM symbols, but such references are not intended to indicate, in any way, that the applicable trademark, service mark or trade name owner or licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, service marks or trade names. Aurora does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of Aurora by, any other companies.
SELECTED DEFINITIONS
Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

•	“2021 Plan” are to the Better Home & Finance 2021 Incentive Equity Plan attached to this proxy statement/prospectus as Annex O;

•
“Aggregate Fully Diluted Better common shares” are to, without duplication, (a) the aggregate number of shares of Better common stock that are (i) issued and outstanding immediately prior to the First Effective Time (including any Better Restricted Stock Awards) or (ii) issuable upon, or subject to, the settlement of Better Options and Better RSUs (in each case, whether or not then vested or exercisable) and Better Warrants, in each case, that are issued and outstanding immediately prior to the First Effective Time, and (iii) issued or to be issuable in connection with the conversion of Better preferred stock pursuant to the Preferred Stock Conversion, minus
(b) the Treasury Shares (as defined in the Merger Agreement) outstanding immediately prior to the First Effective Time, minus
(c) a number of shares equal to the Aggregate Exercise Price (as defined in the Merger Agreement) divided by the Per Share Merger Consideration; provided, that any Better Option or Better Warrant with an exercise price equal to or greater than the Per Share Merger Consideration will not be counted for purposes of determining the number of Aggregate Fully Diluted Better common shares;

•	“Agreement End Date” are to February 12, 2022, as may be extended pursuant to the Merger Agreement;

•
“Ancillary Agreements” are to the Confidentiality Agreement, dated as of March 15, 2021, between Aurora and Better or its Affiliate (the “Confidentiality Agreement”), the Aurora Holder Support Agreement, the Better Holder Support Agreement, the Subscription Agreements, the Sponsor Letter and the IPO Insider Letter Agreement (as defined in the Merger Agreement), collectively;

•	“Aurora” are to Aurora Acquisition Corp. prior to its domestication as a corporation in the State of Delaware;

•	“Aurora Class A ordinary shares” are to Aurora’s Class A ordinary shares, par value $0.0001 per share;

•	“Aurora Class B ordinary shares” are to Aurora’s Class B ordinary shares, par value $0.0001 per share;

•
“Aurora Holder Support Agreement” are to that certain Aurora Holder Support Agreement, dated May 10, 2021, by and among the Sponsor, Aurora, Better and Unbound Holdco Ltd. attached to this proxy statement/prospectus as Annex E;

•
“Aurora private warrants” are to the Aurora private placement warrants outstanding as of the date of this proxy statement/prospectus and the warrants of Better Home & Finance issued as a matter of law upon the conversion thereof at the time of the Domestication;

•	“Aurora public shareholders” are to holders of public shares, whether acquired in Aurora’s initial public offering or acquired in the secondary market;

•
“Aurora public shares” are to the Aurora Class A ordinary shares (including those that underlie the units) that were offered and sold by Aurora in its initial public offering and registered pursuant to the IPO Registration Statement or the shares of Better Home & Finance Class A common stock issued as a matter of law upon the conversion thereof at the time of the Domestication, as the context requires;

•
“Aurora public warrants” are to the redeemable warrants (including those that underlie the units) that were offered and sold by Aurora in its initial public offering and registered pursuant to the IPO Registration Statement or the redeemable warrants of Better Home & Finance issued as a matter of law upon the conversion thereof at the time of the Domestication, as the context requires;

•
“Aurora units” and “units” are to the units of Aurora, each unit representing one Aurora Class A ordinary share and one-quarter
of one redeemable warrant to acquire one Aurora Class A ordinary share, that were offered and sold by Aurora in its initial public offering and registered pursuant to the IPO Registration Statement (less the number of units that have been separated into the underlying public shares and underlying warrants upon the request of the holder thereof);

•	“Available Aurora Cash” are to the amount as calculated by adding the Trust Amount and the PIPE Investment Amount;

•	“Available Cash Consideration Amount” are to $950,000,000;

•	“Backstop Purchase Amount” are to the aggregate gross purchase price received by Aurora from the Sponsor for the number of Aurora Class A ordinary shares equal to the Shortfall;

•	“Base Purchase Price” are to $6,900,000,000;

•	“Better” are to, unless otherwise specified or the context otherwise requires, Better Holdco, Inc. and/or its subsidiaries, or any of them;

•	“Better Awards” are to Better Options, Better RSUs and Better Restricted Stock Awards;

•	“Better Capital Stock” are to the shares of the Better common stock and the Better preferred stock;

•	“Better Class B common stock” are to shares of Better Class B common stock, par value $0.0001 per share;

•	“Better common stock” are to shares of Better common stock, par value $0.0001 per share;

•
“Better Holder Support Agreement” are to that certain Better Holder Support Agreement, dated May 10, 2021, by and among certain holders of Better Capital Stock, certain directors and all executive officers of Better;

•
“Better Home & Finance” are to Aurora after the Domestication and/or the Business Combination, including its name change from Aurora Acquisition Corp. to “Better Home & Finance Holding Company,” as applicable;

•	“Better Home & Finance Class A common stock” are to shares of Better Home & Finance Class A common stock, par value $0.0001 per share, which will be entitled to one vote per share;

•	“Better Home & Finance Class B common stock” are to shares of Better Home & Finance Class B common stock, par value $0.0001 per share, which will be entitled to three votes per share;

•
“Better Home & Finance Class C common stock” are to shares of Better Home & Finance Class C common stock, par value $0.0001 per share, which will carry no voting rights except as required by applicable law or as provided in the Proposed Certificate of Incorporation;

•	“Better Home & Finance common stock” are to shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock and Better Home & Finance Class C common stock;

•	“Better Home & Finance Options” are to options to purchase shares of Better Home & Finance Class B common stock;

•	“Better Home & Finance Restricted Stock Awards” are to restricted shares of Better Home & Finance Class B common stock;

•	“Better Home & Finance RSUs” are to restricted stock units based on shares of Better Home & Finance Class B common stock;

•	“Better Home & Finance Warrants” are to warrants to purchase shares of Better Home & Finance Class A common stock;

•
“Better Plus” are to Better’s
non-mortgage
business line, which includes Better Settlement Services (title insurance and settlement services), Better Cover (homeowners insurance) and Better Real Estate (real estate agent services);

•	“Better Restricted Stock Awards” are to restricted shares of Better common stock;

•	“Better RSUs” are to restricted stock units based on shares of Better common stock;

•	“Better Stockholders” are to the common and preferred stockholders of Better and holders of Better Awards prior to the consummation of the Business Combination;

•	“Better Warrants” are to warrants to purchase shares of Better Capital Stock;

•	“Business Combination” are to the Domestication together with the Mergers;

•	“Cayman Constitutional Documents” are to Aurora’s Amended and Restated Memorandum and Articles of Association (as amended from time to time);

•	“Cayman Islands Companies Act” are to the Cayman Islands Companies Act (As Revised);

•	“Closing” are to the closing of the Business Combination;

•	“Closing Date” are to the date on which the Closing actually occurs;

•
“Company,” “we,” “us” and “our” are to Aurora prior to its domestication as a corporation in the State of Delaware and to Better Home & Finance after its domestication as a corporation incorporated in the State of Delaware, unless otherwise indicated in this proxy statement/prospectus;

•	“Condition Precedent Approvals” are to approval at the extraordinary general meeting of the Condition Precedent Proposals;

•
“Condition Precedent Proposals” are to the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Stock Issuance Proposal, the Incentive Equity Plan Proposal, and the ESPP Proposal, collectively;

•	“Continental” are to Continental Stock Transfer & Trust Company;

•	“COVID-19” are to SARS-CoV-2 or COVID-19, and any evolutions thereof;

•	“DGCL” are to the General Corporation Law of the State of Delaware;

•	“Domestication” are to the domestication of Aurora Acquisition Corp. as a corporation incorporated in the State of Delaware;

•	“DTC” are to The Depository Trust Company;

•	“ESPP” are to the 2021 Employee Stock Purchase Plan attached to this proxy statement/prospectus as Annex P;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Exchange Ratio” are to the quotient obtained by dividing (a) 690,000,000 by (b) the number of Aggregate Fully Diluted Better common shares;

•	“Fannie Mae” are to the U.S. Federal National Mortgage Association;

•	“FCPA” are to the United States Foreign Corrupt Practices Act;

•	“FHA” are to the U.S. Federal Housing Administration;

•
“First Effective Time” are to when the First Merger Certificate has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed to by Aurora and Better in writing and specified in each of the First Merger Certificate;

•	“First Merger” are to the merger of Merger Sub with and into Better, with Better surviving the merger as a wholly owned subsidiary of Aurora;

•	“First Merger Certificate” are to the certificate of merger with respect to the First Merger;

•
“founder shares” are to the Aurora Class B ordinary shares purchased by the Sponsor and certain directors of Aurora in a private placement prior to the initial public offering, and the Aurora Class A ordinary shares that will be issued upon the conversion thereof;

•	“Freddie Mac” are to the Federal Home Loan Mortgage Corporation;

•	“FTC” are to the Federal Trade Commission;

•	“Funded Loan Volume” are to the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding;

•	“GAAP” are to accounting principles generally accepted in the United States of America;

•
“Gain on Sale Margin” are to mortgage platform revenue, net, as presented on Better’s statements of operations and comprehensive income (loss), excluding origination fees received for loans originated on behalf of Better’s integrated relationship partner and not subsequently purchased by Better, divided by Funded Loan Volume excluding volume for loans originated on behalf of Better’s integrated relationship partner and not subsequently purchased by Better;

•
“Governing Documents” are to the legal document(s) by which any person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing

Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association;

•	“GSEs” are to government-sponsored enterprises, including Fannie Mae and Freddie Mac;

•	“Home Finance” are to Better’s mortgage business line, which is conducted by Better Mortgage Corporation;

•	“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	“initial public offering” are to Aurora’s initial public offering that was consummated on April 24, 2021;

•	“IPO Registration Statement” are to the Registration Statement on Form S-1 (333-253106) filed by Aurora in connection with its initial public offering, which became effective on March 3, 2021;

•	“IRS” are to the U.S. Internal Revenue Service;

•	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

•
“Major Aurora Shareholder” are to those certain shareholders of Aurora listed in and party to the Aurora Holder Support Agreement, consisting of Novator Capital Sponsor Limited and Shravin Mittal who owns his shares through Unbound HoldCo Ltd. and is also a member of the board of directors of Aurora;

•
“Major Better Stockholder” are to those certain directors, executive officers and holders of Better Capital Stock party to that certain Better Holder Support Agreement entered into by the parties thereto as an inducement to Aurora and Better to enter into the Merger Agreement and to consummate the transactions contemplated therein;

•
“Merger Agreement” are to the Agreement and Plan of Merger, dated as of May 10, 2021, by and among Aurora, Merger Sub and Better, a copy of which is attached to this proxy statement/prospectus as Annex A;

•	“Merger Sub” are to Aurora Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Aurora;

•	“Mergers” are to, collectively, the First Merger and the Second Merger;

•
“Minimum Cash Condition” are to the funds held in the trust account prior to or at the Closing Date being equal to at least $1,778,002,869.60, which is the sum of the (i) Trust Amount and (ii) $1.5 billion;

•	“MSRs” are to mortgage-servicing rights;

•	“Nasdaq” are to the Nasdaq Capital Market;

•	“ordinary shares” are to the Aurora Class A ordinary shares and the Aurora Class B ordinary shares, collectively;

•
“organic traffic” are to visitors that come directly to Better’s website, search for Better on a search engine, or engage with Better through its various content pieces, as opposed to being directed to Better’s website through Better’s marketing on a third party’s website;

•
“Person” are to any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

•	“Per Share Merger Consideration” are to the product obtained by multiplying (a) the Exchange Ratio by (b) $10.00;

•
“PIPE Investment” are to the purchase of shares of Better Home & Finance Class A common stock or Better Home & Finance Class C common stock pursuant to the PIPE Subscription Agreement and the Sponsor Subscription Agreement;

•	“PIPE Investment Amount” are to the aggregate gross purchase price received by Aurora prior to or substantially concurrently with the Closing for the shares in the PIPE Investment;

•
“PIPE Investors” are to those certain investors participating in the PIPE Investment pursuant to the PIPE Subscription Agreement, the Sponsor Subscription Agreement and any other subscription agreement entered into in connection with the PIPE Subscription Agreement, in accordance with the terms thereof;

•	“Preferred Stock Conversion” are to the conversion of all outstanding shares of Better preferred stock into shares of Better common stock;

•	“pro forma” are to giving pro forma effect to the Business Combination;

•
“pro forma ownership assumptions” are to the assumptions of the pro forma, including that, in connection with the Business Combination, (a) other than the Better Stockholders subject to alternative commitments as described in “
Certain Relationships and Related Party Transactions—Better—Principal Stockholders Agreements—Other Side Letters Related to the Business Combination
,” all Better Stockholders will receive a pro rata portion of cash, (b) SoftBank will subscribe for $1,300,000,000 of the PIPE Investment pursuant to the PIPE Subscription Agreement (reduced from its $1,500,000,000 commitment by Sponsor funding its portion of the PIPE Investment pursuant to the Sponsor Subscription Agreement) and will elect to receive 97,565,643 of its shares as Better Home & Finance Class C common stock (rather than Better Home & Finance Class A common stock), (c) the Sponsor will subscribe for $200,000,000 of the PIPE Investment pursuant to the Sponsor Subscription Agreement, (d) there will be no exercise of redemption rights by Aurora’s public shareholders or, in an alternative scenario described herein, all of Aurora’s public shareholders redeem their Aurora Class A ordinary shares and the Sponsor funds the full Shortfall (as defined below) under the Redemption Subscription Agreement, (e) each Better Stockholder who is entitled to receive Better Home & Finance Class B common stock will elect to do so, rather than receive Better Home & Finance Class A common stock or Better Home & Finance Class C common stock (other than any Better Stockholder that is, or has an affiliate that is, a bank holding company, which holder will elect to receive shares of Better Home & Finance Class A common stock), (f) all warrants to acquire shares of Better Capital Stock outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio, into warrants to purchase shares of Better Home & Finance Class A common stock, and (g) Better repurchases for de minimis consideration prior to the Closing of the Business Combination an aggregate 1,875,000 shares of Better Capital Stock from Pine Brook and 23,734 shares of Better Capital Stock from another Better stockholder as described in “
Certain Relationships and Related Party Transactions—Better—
Other Stockholder Agreements—Pine Brook Side Letter
”;

•	“Proposed Bylaws” are to the proposed bylaws of Better Home & Finance upon the effective date of the Business Combination attached to this proxy statement/prospectus as Annex D;

•
“Proposed Certificate of Incorporation” are to the proposed certificate of incorporation of Better Home & Finance upon the effective date of the Business Combination attached to this proxy statement/prospectus as Annex B;

•	“Proposed Organizational Documents” are to the Proposed Certificate of Incorporation and the Proposed Bylaws;

•	“Purchase Loan Volume” are to the aggregate dollar amount of purchase loans funded in a given period based on the principal amount of the loan at funding;

•	“redemption” are to each redemption of public shares for cash pursuant to the Cayman Constitutional Documents and the Proposed Organizational Documents;

•	“Refinance Loan Volume” are to the aggregate dollar amount of refinance loans funded in a given period based on the principal amount of the loan at funding;

•
“Registration Rights Agreement” are to the Amended and Restated Registration Rights Agreement to be entered into at Closing, by and among Aurora, Novator Capital Sponsor Ltd., and certain other Persons (included as Annex G to the proxy statement/prospectus);

•	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Second Merger” are to the merger of Better with and into Aurora, with Aurora surviving the merger;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“SoftBank” are to SB Northstar LP, an affiliate of SoftBank Group, which entered into a subscription agreement, dated as of May 10, 2021, with Aurora in respect of the PIPE Investment;

•
“SoftBank II” are to SVF II Beaver (DE) LLC, an affiliate of SoftBank Group, which entered into a contribution agreement with Better and a letter agreement and irrevocable voting proxy with the Better Founder and CEO, each dated as of April 7, 2021;

•	“Sponsor” are to Novator Capital Sponsor Ltd., a Cyprus limited liability company;

•	“Sponsor Letter” are to that certain Letter Agreement, dated May 10, 2021, by and between the Sponsor and Aurora;

•
“Subscription Agreements” are to, collectively, the PIPE Subscription Agreement, the Redemption Subscription Agreement and the Sponsor Subscription Agreement, each of which is attached to this proxy statement/prospectus as Annexes H, J and I, respectively;

•	“Third-Party PIPE Investment” are to any PIPE Investment made by a Third-Party PIPE Investor;

•
“Third-Party PIPE Investment Amount” are to the aggregate gross purchase price received by Aurora prior to or substantially concurrently with the Closing for the shares in the Third-Party PIPE Investment;

•	“Third-Party PIPE Investor” are to any PIPE Investor who is not the Sponsor;

•	“Total Loans” are to the total number of loans funded in a given period;

•	“Transaction Proposals” are to, collectively, the Condition Precedent Proposals and the Adjournment Proposal;

•	“trust account” are to the trust account established at the consummation of Aurora’s initial public offering at J.P. Morgan Chase Bank, N.A. and maintained by Continental, acting as trustee;

•	“Trust Agreement” are to the Investment Management Trust Agreement, dated April 21, 2020, by and between Aurora and Continental Stock Transfer & Trust Company, as trustee;

•	“Trust Amount” are to the amount equal to $278,002,869.60;

•	“VA” are to the U.S. Department of Veterans Affairs;

•	“Warrant Agreement” are to the Warrant Agreement, dated as of March 3, 2021, between Aurora and Continental Stock Transfer & Trust Company; and

•	“warrants” are to all or any of the Aurora public warrants, the Aurora private warrants or the Better Home & Finance warrants, as the context may so require.
Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, all references in this proxy statement/prospectus to Aurora Class A ordinary shares, shares of Better Home & Finance Class A common stock, or warrants include such securities underlying the units.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations, including as they relate to the Business Combination, Aurora and Better Home & Finance. Statements that constitute projections, forecasts and other forward-looking statements are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement/prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When Aurora discusses its strategies or plans, including as they relate to the potential Business Combination, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by, and information currently available to, Aurora’s management.
Forward-looking statements in this proxy statement/prospectus and in any document incorporated by reference into this proxy statement/prospectus may include, for example, statements about:

•	Aurora’s ability to complete the Business Combination or, if Aurora does not consummate such Business Combination, any other initial business combination;

•	satisfaction or waiver (if applicable) of the conditions to the Mergers, including, among other things:

•
the satisfaction or waiver of certain customary closing conditions, including, among others, (i) the approval of the Business Combination and related agreements and transactions by the respective shareholders of Aurora and stockholders of Better, (ii) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and any other required regulatory approvals, (iv) the receipt of approval for listing on Nasdaq of the shares of Better Home & Finance Class A common stock to be issued in connection with the Mergers, (v) that Aurora has at least $5,000,001 of net tangible assets upon Closing and (vi) the absence of any injunctions;

•	the absence of a material adverse effect on Better;

•	that the Trust Amount plus the Backstop Purchase Amount and the PIPE Investment Amount actually received by Aurora at or prior to the Closing Date at least equals the Minimum Available Cash Amount;

•	the ability to obtain approvals for the Business Combination from state regulators, Fannie Mae, Freddie Mac, the FHA, and the VA;

•	the occurrence of any other event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the unaudited projected financial information, anticipated growth rate, and market opportunity of Better Home & Finance;

•	the ability to obtain or maintain the listing of Better Home & Finance Class A common stock and Better Home & Finance warrants on Nasdaq following the Business Combination;

•	our public securities’ potential liquidity and trading;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination;

•	Aurora officers and directors allocating their time to other businesses and potentially having conflicts of interest with Aurora’s business or in approving the Business Combination;

•	factors relating to the business, operations and financial performance of Better and its subsidiaries, including:

•	the effect of interest rates on their business, results of operations, and financial condition;

•	their ability to grow market share in their existing markets or any new markets it may enter;

•	their ability to respond to general economic conditions;

•	their ability to manage their growth effectively and their expectations regarding the development and expansion of their business;

•	their ability to comply with laws and regulations related to the operation of their business, including any changes to such laws and regulations;

•	their ability to achieve and maintain profitability in the future;

•	their ability to raise financing in the future;

•	the success of their strategic relationships with third parties;

•	their ability to maintain an effective system of internal controls over financial reporting;

•	their ability to successfully enter new service markets and manage their operations;

•	their ability to expand their customer base;

•	their ability to develop new products, features and functionality that meet market needs and achieve market acceptance;

•	their ability to retain and hire necessary employees and staff their operations appropriately;

•	the involvement of their CEO and Better Founder in ongoing litigation related to prior business activities;

•	their ability to maintain, protect, assert, and enhance their intellectual property rights; and

•	other factors detailed under the section entitled “ Risk Factors .”
The forward-looking statements contained in this proxy statement/prospectus and in any document incorporated by reference in this proxy statement/prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us or Better. There can be no assurance that future developments affecting us or Better will be those that Aurora or Better have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of Aurora or Better) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section entitled “
Risk Factors
” beginning on page 35 of this proxy statement/prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Aurora and Better undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Before any Aurora shareholder grants its proxy or instructs how its vote should be cast or votes on the proposals to be put to the extraordinary general meeting, such shareholder should be aware that the occurrence of the events described in the “
Risk Factors
” section and elsewhere in this proxy statement/prospectus may adversely affect us.

QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF AURORA
The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to Aurora’s shareholders. Aurora urges shareholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the extraordinary general meeting, which will be held at [    ] [a.m.][p.m.], Eastern Time, on [    ], 2021, at [    ], or virtually via live webcast. To participate virtually in the extraordinary general meeting, visit [    ] and enter the [    ] digit control number included on your proxy card. You may register for the meeting as early as [    ] [a.m.][p.m.] on [    ], 2021. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in this proxy statement.

Q:	Why am I receiving this proxy statement/prospectus?

A:
Aurora shareholders are being asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Merger Agreement and approve the Business Combination. The Merger Agreement provides for, among other things, the mergers of (x) Merger Sub with and into Better, with Better surviving the merger as a wholly owned subsidiary of Aurora, and (y) Better with and into Aurora, with Aurora surviving the merger, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement/prospectus. See the section entitled “
BCA Proposal”
for more detail.

A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A and you are encouraged to read it in its entirety.
As a condition to the Mergers, Aurora will change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Act and a domestication under Section 388 of the DGCL, pursuant to which Aurora’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. As a result of and upon the effective time of the Domestication, (1) each of the then-issued and outstanding Aurora Class A ordinary shares will convert automatically, on a one-for-one
basis, into a share of Better Home & Finance Class A common stock, (2) each of the then-issued and outstanding Aurora Class B ordinary shares will convert automatically, on a one-for-one
basis, into a share of Better Home & Finance Class A common stock, (3) the terms of the Better Home & Finance Class B common stock will carry three votes, (4) the Better Home & Finance common stock will be created and a sufficient number of shares thereof authorized to effect the transactions contemplated under the Merger Agreement and under the Ancillary Agreements, (5) each then-issued and outstanding warrant of Aurora will convert automatically into a Better Home & Finance warrant, pursuant to the Warrant Agreement; and (6) each then-issued and outstanding Aurora unit will separate automatically into one share of Better Home & Finance Class A common stock and one-quarter
of one Better Home & Finance warrant. See the section entitled “
Domestication Proposal
” for additional information. The provisions of the Proposed Organizational Documents will differ materially from the Cayman Constitutional Documents. Please see the question “
What amendments will be made to the current constitutional documents of Aurora?
” below.
THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF AURORA AND BETTER, CAREFULLY AND IN ITS ENTIRETY.

Q:	What proposals are shareholders of Aurora being asked to vote upon?

A:	At the extraordinary general meeting, Aurora is asking holders of ordinary shares to consider and vote upon:

•	a proposal to approve by ordinary resolution and adopt the Merger Agreement;

•	a proposal to approve by special resolution the Domestication;

•	the following four separate proposals to approve by special resolution the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents:

•
to authorize by ordinary resolution the change in the authorized share capital of Aurora from (i) 500,000,000 Aurora Class A ordinary shares, 50,000,000 Aurora Class B ordinary shares and 5,000,000 Former preference shares, par value $0.0001 per share, to (ii) 1,750,000,000 shares of Better Home & Finance Class A common stock, 600,000,000 shares of Better Home & Finance Class B common stock, 800,000,000 shares of Better Home & Finance Class C common stock and 100,000,000 shares of Better Home & Finance preferred stock;

•
to authorize by ordinary resolution the board of directors (the “Board”) to issue any or all shares of Better Home & Finance preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Board and as may be permitted by the DGCL;

•
to authorize by ordinary resolution multiple classes of common stock of Better Home & Finance pursuant to which (i) holders of Better Home & Finance Class A common stock will be entitled to cast one vote per share of Better Home & Finance Class A common stock, (ii) holders of shares of Better Home & Finance Class B common stock will be entitled to cast three votes per share of Better Home & Finance Class B common stock, and (iii) holders of shares of Better Home & Finance Class C common stock will not have any voting rights other than as provided by applicable law or the Proposed Certificate of Incorporation, as applicable, in each case on each matter properly submitted to Better Home & Finance shareholders entitled to vote;

•
to authorize by ordinary resolution all other changes in connection with the replacement of the Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication, including, (1) changing the corporate name from “Aurora Acquisition Corp.” to “Better Home & Finance Holding Company” in connection with the Business Combination, (2) making Better Home & Finance’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) opting out of the provisions of Section 203 of DGCL and (5) removing certain provisions related to Aurora’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which Aurora’s board of directors believes is necessary to adequately address the needs of Better Home & Finance after the Business Combination;

•
for holders of Aurora Class B ordinary shares, a proposal to approve by ordinary resolution the election of [    ] directors, who, upon consummation of the Business Combination, will be the directors of Better Home & Finance;

•
a proposal to approve by ordinary resolution, for purposes of complying with the applicable provisions of Section 5635 of the Nasdaq Listed Company Manual, the issuance of shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock or Better Home & Finance Class C common stock, as applicable, to (1) the PIPE Investors, including the Sponsor, pursuant to the PIPE Investment and (2) the Better Stockholders pursuant to the Merger Agreement;

•	a proposal to approve by ordinary resolution the 2021 Incentive Equity Plan;

•	a proposal to approve by ordinary resolution the ESPP; and

•
a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

If Aurora’s shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Merger Agreement are waived by the applicable parties to the Merger Agreement, the

Merger Agreement could terminate and the Business Combination may not be consummated. The Adjournment Proposal is not conditioned upon the approval of any other proposal. See the sections entitled “
BCA Proposal,”
“
Domestication Proposal,
” “
Organizational Documents Proposals,”
“
Director Election Proposal,”
“
Stock Issuance Proposal,
” “
Incentive Equity Plan Proposal,”
“
ESPP Proposal”
and
“
Adjournment Proposal.”
Aurora will hold the extraordinary general meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the extraordinary general meeting. Shareholders of Aurora should read it carefully.
After careful consideration, Aurora’s board of directors has determined that the BCA Proposal, the Domestication Proposal, each of the Organizational Documents Proposals, the Director Election Proposal, the Stock Issuance Proposal, the Incentive Equity Plan Proposal, the ESPP Proposal and the Adjournment are in the best interests of Aurora and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination”
for a further discussion of these considerations.

Q:	Are the proposals conditioned on one another?

A:
Yes. The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Q:	Why is Aurora proposing the Business Combination?
Aurora was organized to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more businesses or entities. Better and its subsidiaries principally operate a digital-first homeownership company whose services include mortgage, real estate, title, and homeowners insurance.
Based on its due diligence investigations of Better and the industry in which it operates, including the financial and other information provided by Better in the course of Aurora’s due diligence investigations, the Aurora board of directors believes that the Business Combination with Better is in the best interests of Aurora and its shareholders and presents an opportunity to increase shareholder value. However, there is no assurance of this. See the section entitled “
BCA Proposal—Aurora’s Board of Directors’ Reasons for the Business Combination
” for additional information.

Q:	Did Aurora’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:
Aurora’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. In analyzing the Business Combination, Aurora’s board of directors and management conducted due diligence on Better and researched the industry in which Better operates and concluded that the Business Combination was in the best interest of Aurora’s shareholders. In reaching this conclusion, Aurora’s board of directors considered a number of factors and a broad range of information, including publicly-available information, information provided by Better and information provided by Barclays, financial advisor to Aurora. Aurora’s board of directors believes that based upon the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its shareholders. Investors will be relying on the judgment of Aurora’s board of directors, as described above, in valuing Better’s business. For a more extensive discussion of the factors utilized by Aurora’s board of directors in approving the Business Combination, see the section titled “
BCA Proposal—Aurora’s Board of Director’s Reasons for the Business Combination
.”
Although Aurora’s board of directors believes that the Business Combination with Better presents a unique business combination opportunity and is in the best interests of Aurora and its shareholders, the board of directors did consider certain potentially material negative factors in arriving at that conclusion. These factors are discussed in greater detail in the sections entitled “
BCA Proposal—Aurora’s Board of Director’s Reasons for the Business Combination
,” and “
Risk Factors—Risks Related to Better’s
Business.”

Q:
What is the aggregate dollar amount and the nature of what Aurora’s Sponsor and its affiliates have at risk that depends on completion of the Business Combination and the current value of securities held, loans extended, fees due, and out-of-pocket expenses for which the Sponsor and its affiliates, Aurora’s and Better’s officers and directors are awaiting reimbursement?

A:
As of the date of this proxy statement, Aurora’s initial shareholders (i.e. the Sponsor and Aurora’s independent directors) own 4,573,372 private placement warrants at an exercise price of $11.50 per share and 6,950,072 Class B ordinary shares.

Aurora’s sponsor paid an aggregate of $25,000 for the Class B ordinary shares owned by it. The purchase price paid by Aurora’s initial shareholders for their private placement warrants was $1.50 per private placement warrant, or $6,400,000 in the aggregate. Sponsor and Aurora’s independent directors will lose their entire investment in Aurora if a business combination is not completed. For more information, see the question below titled “
How will dilution affect the shareholders who elect not to redeem their shares in connection with the Business Combination?
”
The only loan that has been extended by the Sponsor to Aurora is the loan represented by the amended and restated promissory note (the “Promissory Note”), dated as of May 10, 2021, a copy of which is attached to the accompanying proxy statement/prospectus as Annex N, representing an aggregate principal amount of $2,000,000. For additional information, see “
BCA Proposal—Related Agreements—Amended & Restated Promissory Note.
” Other than [the outstanding loan and the interests represented by the founder shares and private placement warrants described above, there are no other amounts to which the Sponsor or its affiliates will be entitled, or expenses for which the Sponsor and its affiliates, will be reimbursed.

Q:	What will Better Stockholders receive in return for Aurora’s acquisition of all of the issued and outstanding equity interests of Better?

A:
The aggregate merger consideration (“Aggregate Merger Consideration”) will consist, among other things, of (1) an amount in cash equal to $950,000,000, as adjusted in accordance with the Merger Agreement (the “Cash Consideration”) and (2) a number of shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock or Better Home & Finance Class C common stock equal to (A) 595,000,000, minus (B) the aggregate amount of Better Home & Finance Class B common stock that would be issuable upon the net exercise or conversion, as applicable, of the Better Awards (the “Stock Consideration”). As a result of and upon the Closing (as defined below), among other things, (i) all outstanding shares of Better common stock as of immediately prior to the effective time of the First Merger, will be cancelled in exchange for the right to receive, at the election of the holders thereof, the Cash Consideration and the Stock Consideration; (ii) all Better Awards outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio, into awards based on shares of Better Home & Finance Class B common stock; and (iii) all Better Warrants outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio, into warrants to purchase shares of Better Home & Finance Class A common stock. For further details, see the section entitled “ BCA Proposal—The Merger Agreement—Consideration—Aggregate Merger Consideration.”

Q:	What equity stake and voting power will current Aurora shareholders and Better Stockholders hold in Better Home & Finance immediately after the consummation of the Business Combination?

A:
As of the date of this proxy statement/prospectus, there are [                ] ordinary shares issued and outstanding, which includes the [                ] founder shares held by the Sponsor (including Aurora’s independent directors) and the [                ] public shares. As of the date of this proxy statement/prospectus, there is outstanding an aggregate of [                ] warrants, which includes the [                ] private placement warrants held by the Sponsor and the [                ] public warrants. Each whole warrant entitles the holder thereof to purchase one Aurora Class A ordinary share and, following the Domestication, will entitle the holder thereof to purchase one share of Better Home & Finance Class A common stock. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Business Combination), the Aurora fully diluted share capital would be [                ].

It is anticipated that, following the Business Combination and taking into account the pro forma ownership assumptions and assuming the exercise of all Better Warrants on a cash basis, (1) Better Stockholders (without taking into account any Aurora public shares held by Better Stockholders prior to the consummation of the Business Combination) are expected to own approximately 76.4% of the outstanding Better Home & Finance common stock and have approximately 95.2% of the total voting power, (2) Aurora’s public shareholders are expected to own approximately 3.1% of the outstanding Better Home & Finance common stock and have approximately 1.3% of the total voting power, (3) the Sponsor and related parties (including the independent directors of Aurora) are expected to collectively own, (x) in the no redemptions scenario, approximately 3.7% of the outstanding Better Home & Finance common stock and have approximately 1.6% of the total voting power or (y) in the maximum redemptions scenario, approximately 6.9% of the outstanding Better Home & Finance common stock and have approximately 3.0% of the total voting power and (4) SoftBank is expected to own approximately 22.6% of the outstanding Better Home & Finance common stock and have approximately 9.4% of the total voting power (without giving effect to the Voting Proxy described under “
Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—SoftBank Agreements
”). These percentages assume the pro forma ownership assumptions described elsewhere in this proxy statement/prospectus, including (i) there will be no exercise of redemption rights by Aurora’s public shareholders or, in an alternative scenario described herein, all of Aurora’s public shareholders redeem their Aurora Class A ordinary shares and the Sponsor funds the full Shortfall under the Redemption Subscription Agreement, (ii) (a) the vesting of all shares of Better Home & Finance Class B common stock received in respect of the Better Home & Finance Restricted Stock Awards, (b) the vesting and net-exercise
of all Better Home & Finance Options for shares of Better Home & Finance Class B common stock, (c) the vesting of all Better Home & Finance RSUs and the issuance of shares of Better Home & Finance Class B common stock in respect thereof and (d) the issuance of 595,000,000 shares of Better Home & Finance common stock as the Stock Consideration pursuant to the Merger Agreement, which, in the case of all shares described in clauses (a)-(d) hereof, in the aggregate equal 562,159,550 shares of Better Home & Finance Class B common stock and 32,840,450 shares of Better Home & Finance Class A common stock (in respect of Better Warrants, assuming conversion thereof), (iii) Better Home & Finance issues 32,434,357 shares of Better Home & Finance Class A common stock to SoftBank pursuant to the PIPE Subscription Agreement, (iv) Better Home & Finance issues 97,565,643 shares of Better Home & Finance Class C common stock to SoftBank pursuant to the PIPE Subscription Agreement, (v) Better Home & Finance issues 20,000,000 shares of Better Home & Finance Class A common stock to the Sponsor pursuant to the Sponsor Subscription Agreement and (vi) each Better Stockholder who is entitled to receive Better Home & Finance Class B common stock will elect to do so, rather than receive Better Home & Finance Class A common stock or Better Home & Finance Class C common stock (other than any Better Stockholder that is, or has an affiliate that is, a bank holding company, which holder will elect to receive shares of Better Home & Finance Class A common stock). If the actual facts are different from these assumptions, the percentage ownership and voting power retained by Better Stockholders in the combined company will be different. As described more fully elsewhere in this proxy statement/prospectus, shares of Better Home & Finance Class B common stock will have three votes per share, whereas shares of Better Home & Finance Class A common stock will have one vote per share and shares of Better Home & Finance Class C common stock will have no voting rights, expects as provided by law or the Proposed Certificate of Incorporation. Upon the consummation of the Business Combination, Better Stockholders will hold all of the issued and outstanding shares of Better Home & Finance Class B common stock.
The following table illustrates varying ownership levels and voting power in Better Home & Finance immediately following the consummation of the Business Combination based on the assumptions above under both no redemptions and maximum redemptions scenarios.

	Share Ownership and Voting Power in Better Home & Finance
	Post-Business Combination (1) No Redemptions			Post-Business Combination (1) Maximum Redemptions
	Number of Shares	Percentage of Outstanding Shares	Percentage of Voting Power	Number of Shares	Percentage of Outstanding Shares	Percentage of Voting Power
Better Stockholders—Class A	32,840,450	4.2%	1.8%	32,840,450	4.2%	1.8%
Better Stockholders—Class B (2)	562,159,550	72.2%	93.4%	562,159,550	72.2%	93.4%
Aurora Public Shareholders—Class A	24,300,287	3.1%	1.3%	—	—	—
Sponsor—Class A	29,060,058	3.7%	1.6%	53,360,345	6.9%	3.0%
SoftBank—Class A	32,434,357	4.2%	1.8%	32,434,357	4.2%	1.8%
SoftBank—Class C	97,565,643	12.5%	—	97,565,643	12.5%	—

Total	778,360,345	100.0%	100.0%	778,360,345	100.0%	100.0%

(1)
The aggregate cash amount received by Better Stockholders is equal to $950,000,000. For further details, see the section entitled “
BCA Proposal—The Merger Agreement—Consideration—Aggregate Merger Consideration
.” As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem under the Redemption Subscription Agreement, the consideration and per share value of the shares of Better Home & Finance Class A common stock held by Aurora’s non-redeeming shareholders under the maximum redemptions scenario is the same as under the no redemptions scenario—the only difference in the maximum and no redemptions scenarios is the ownership of the Sponsor and Aurora unaffiliated public shareholders in Better Home & Finance common stock.

(2)
Includes 45,748,780 shares of Better Home & Finance Class B common stock to be issued to SoftBank II in respect of its holding of Better Capital Stock prior to the Closing. After consummation of the Business Combination, SoftBank, as an investor in the PIPE Investment, and SoftBank II, as a holder of Better capital stock, are collectively expected to beneficially own approximately 175,748,780 shares representing 9.4% of the voting power of Better Home & Finance common stock (without giving effect to the Voting Proxy described under “
Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—SoftBank Agreements
”).

Q:	How has the announcement of the Business Combination affected the trading price of the Aurora Class A ordinary shares?

A:
On May 7, 2021, the trading date before the public announcement of the Business Combination, Aurora’s public units, Class A ordinary shares and warrants closed at $10.44, $10.50 and $1.375, respectively. On [    ], the most recent practicable date prior to the date of this proxy statement/prospectus, the Company’s public units, Class A ordinary shares and warrants closed at $[    ], $[    ] and $[    ], respectively.

Q:	Will the Company obtain new financing in connection with the Business Combination?

A:
Yes. SoftBank has agreed to purchase in the aggregate 150,000,000 shares of Better Home & Finance Class A common stock, for $1,500,000,000 of gross proceeds, in the PIPE Investment, $200,000,000 of which will be funded, and the shares accordingly acquired by, the Sponsor and an additional portion of which may be funded by other PIPE Investors. The PIPE Investment occurs prior to, and is contingent upon, among other things, the other conditions to the closing of the Business Combination being met. See the section entitled “
BCA Proposal—Related Agreements—PIPE Subscription Agreement
.”

Q:	Why is Aurora proposing the Domestication?

A:
Our board of directors believes that there are significant advantages to us that will arise as a result of a change of Aurora’s domicile to Delaware. Further, Aurora’s board of directors believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its shareholders, who are the owners of the corporation. Aurora’s board of directors believes that there are several reasons why a reincorporation in Delaware is in the best interests of the Company and its shareholders, including, (i) the prominence, predictability and flexibility of the DGCL, (ii) Delaware’s well-established principles of corporate governance and (iii) the increased ability for Delaware corporations to attract and retain qualified directors. Each of the foregoing are discussed in greater detail in the section entitled “
Domestication Proposal—Reasons for the Domestication
.”

To effect the Domestication, Aurora will apply to the Cayman Islands Registrar of Companies to be de-registered,
together with the necessary accompanying documents, and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Aurora will be domesticated and continue as a Delaware corporation.
The approval of the Domestication Proposal is a condition to the closing of the Mergers under the Merger Agreement. The approval of the Domestication Proposal requires a special resolution under the Cayman Islands Companies Act, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and accordingly abstentions and broker non-votes
will not have an effect on the outcome of the vote.

Q:	What amendments will be made to the current constitutional documents of Aurora?

A:
The consummation of the Business Combination is conditioned, among other things, on the Domestication. Accordingly, in addition to voting on the Business Combination, Aurora’s shareholders are also being asked to consider and vote upon a proposal to approve the Domestication and replace Aurora’s Cayman Constitutional Documents, in each case, under the Cayman Islands Companies Act, with the Proposed Organizational Documents, in each case, under the DGCL, which differ materially from the Cayman Constitutional Documents in the following respects:

	Cayman Constitutional Documents	Proposed Organizational Documents
Authorized Shares (Organizational Documents Proposal A)	The Cayman Constitutional Documents authorize 555,000,000 shares, consisting of 500,000,000 Aurora Class A ordinary shares, 50,000,000 Aurora Class B ordinary shares and 5,000,000 preference shares.	The Proposed Organizational Documents authorize 3,250,000,000 shares, consisting of 1,750,000,000 shares of Better Home & Finance Class A common stock, 600,000,000 shares of Better Home & Finance Class B common stock, 800,000,000 shares of Better Home & Finance Class C common stock and 100,000,000 shares of Better Home & Finance preferred stock.

	Cayman Constitutional Documents	Proposed Organizational Documents

	See paragraph 5 of the Existing Memorandum.	See Article Fourth, subsection (1) of the Proposed Certificate of Incorporation.

Authorize the Board of Directors to Issue Preferred Stock Without Stockholder Consent (Organizational Documents Proposal B)	The Cayman Constitutional Documents authorize the issuance of 5,000,000 preference shares with such designation, rights and preferences as may be determined from time to time by Aurora’s board of directors. Accordingly, Aurora’s board of directors is empowered under the Cayman Constitutional Documents, without shareholder approval, to issue preference shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares (except to the extent it may affect the ability of Aurora to carry out a conversion of Aurora Class B ordinary shares on the Closing Date, as contemplated by the Existing Articles).
The Proposed Organizational Documents authorize the Board to issue all or any shares of preferred stock in one or more series and to fix for each such series such designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof), as the Board may determine.

	See paragraph 5 of the Existing Memorandum and Article 3 of the Existing Articles.	See Article Fourth, subsection (2) of the Proposed Certificate of Incorporation.

Multiple Classes of Common Stock (Organizational Documents Proposal C)	The Cayman Constitutional Documents provides that the holders of each share of common stock of Aurora is entitled to one vote for each share on each matter properly submitted to the shareholders entitled to vote.	The Proposed Certificate of Incorporation provides holders of shares of Better Home & Finance Class A common stock will be entitled to cast one vote per Class A share, and holders of shares of Better Home & Finance Class B common stock will be entitled to cast three votes per Class B share on each matter properly submitted to the shareholders entitled to vote. Holders of Better Home & Finance Class C common stock will not be entitled to vote, except as otherwise required by applicable law or provided in the Proposed Certificate of Incorporation.

	See Article 23 of the Existing Articles.	See Article Fourth, subsection (3) of the Proposed Certificate of Incorporation.

	Cayman Constitutional Documents	Proposed Organizational Documents

Corporate Name (Organizational Documents Proposal D)	The Cayman Constitutional Documents provide that the name of the company is “Aurora Acquisition Corp.”	The Proposed Organizational Documents provide that the name of the corporation will be “Better Home & Finance Holding Company.”

	See paragraph 1 of the Existing Memorandum.	See Article First of the Proposed Certificate of Incorporation.

Perpetual Existence (Organizational Documents Proposal D)	The Cayman Constitutional Documents provide that if Aurora does not consummate a business combination (as defined in the Cayman Constitutional Documents) within 24 months from consummation of the initial public offering, Aurora will cease all operations except for the purposes of winding-up and will redeem the public shares and liquidate Aurora’s trust account.	The Proposed Organizational Documents do not include any provisions relating to Better Home & Finance’s ongoing existence; the default under the DGCL will make Better Home & Finance’s existence perpetual.

	See Article 49 of the Cayman Constitutional Documents.	Default rule under the DGCL.

Exclusive Forum (Organizational Documents Proposal D)	The Cayman Constitutional Documents do not contain a provision adopting an exclusive forum for certain shareholder litigation.	The Proposed Organizational Documents adopt Delaware as the exclusive forum for certain stockholder litigation.

See Article Twelfth of the Proposed Certificate of Incorporation.

Takeovers by Interested Shareholders (Organizational Documents Proposal D)	The Cayman Constitutional Documents do not provide restrictions on takeovers of Aurora by a related shareholder following a business combination.	The Proposed Organizational Documents opt out of Section 203 of the DGCL, and, therefore, Better Home & Finance will not be subject to Section 203 of the DGCL relating to takeovers by interested shareholders.

See Article Eighth of the Proposed Certificate of Incorporation.

Provisions Related to Status as Blank Check Company (Organizational Documents Proposal D)	The Cayman Constitutional Documents include various provisions related to Aurora’s status as a blank check company prior to the consummation of a business combination.	The Proposed Organizational Documents do not include such provisions related to Aurora’s status as a blank check company, which no longer will apply upon consummation of the Mergers, as Aurora will cease to be a blank check company at such time.

Cayman Constitutional Documents	Proposed Organizational Documents

See Article 49 of the Cayman Constitutional Documents.

Q:	How will the Domestication affect my ordinary shares, warrants and units?

A:
As a result of and upon the effective time of the Domestication, (1) each of the then-issued and outstanding Aurora Class A ordinary shares will convert automatically, on a one-for-one
basis, into a share of Better Home & Finance Class A common stock; (2) each of the then-issued and outstanding Aurora Class B ordinary shares will convert automatically, on a one-for-one
basis, into a share of Better Home & Finance Class A common stock; (3) each then-issued and outstanding Aurora warrant will convert automatically into a Better Home & Finance warrant, pursuant to the Warrant Agreement; and (4) each of the then-issued and outstanding units of Aurora that have not been previously separated into the underlying Aurora Class A ordinary shares and underlying Aurora warrants, upon the request of the holder thereof, will be cancelled and will entitle the holder thereof to one share of Better Home & Finance Class A common stock and one-quarter
of one Better Home & Finance warrant. See the section entitled “
Domestication Proposal
” for additional information.

Q:	What are the U.S. federal income tax consequences of the Domestication?

A:
As discussed more fully under the section entitled “
U.S. Federal Income Tax Considerations
,” the Domestication should constitute a reorganization within the meaning of Section 368(a)(l)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the Domestication so qualifies, U.S. Holders (as defined in the section entitled “
U.S. Federal Income Tax Considerations—U.S. Holders”
) should be subject to Section 367(b) of the Code and, as a result:

•
A U.S. Holder who is a 10% Shareholder (as defined in the section entitled “
U.S. Federal Income Tax Considerations—U.S. Holders—The Domestication—Section
 367
”) must include in income as a dividend the “all earnings and profits amount” attributable to the Aurora Class A ordinary shares it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code.

•
A U.S. Holder who, on the date of the Domestication, is not a 10% Shareholder but whose Aurora stock has a fair market value of $50,000 or more should recognize gain (but not loss) with respect to the Domestication unless such U.S. Holder makes a valid election to include in income as a dividend the “all earnings and profits amount” attributable to the Aurora Class A ordinary shares it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code.

•
A U.S. Holder who, on the date of the Domestication, is not a 10% Shareholder and whose Aurora Class A ordinary shares have a fair market value of less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication and should not be required to include any part of the “all earnings and profits amount” in income.

Aurora does not expect to have significant cumulative earnings and profits or a significant “all earnings and profits amount” on the date of the Domestication. Section 367 of the Code is discussed more fully under “
U.S. Federal Income Tax Considerations—U.S. Holders—The Domestication—Section
 367.
”
Certain U.S. Holders may be subject to adverse tax consequences as a result of the Domestication if Aurora were to be treated as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes during any taxable year that is included in the holding period of such U.S. Holder of Aurora Class A ordinary shares or Aurora warrants. If the Domestication is completed in 2021, Aurora believes that the
“start-up
exception” should apply to prevent Aurora from being treated as a PFIC during its taxable year ending in 2021 on the date of the Domestication, which taxable year would be the only taxable year of Aurora prior to the Domestication in which Aurora Class A ordinary shares or Aurora warrants were outstanding. The requirement to qualify for the start-up
exception and the potential application of the PFIC rules to the Domestication are discussed more fully under “
U.S. Federal Income Tax Considerations—U.S. Holders—The Domestication—PFIC Considerations.
”

Additionally, the Domestication may cause
non-U.S.
Holders (as defined in the section entitled “
U.S. Federal Income Tax
Considerations—Non-U.S.
Holders
”) to become subject to U.S. federal withholding taxes on any amounts treated as dividends paid in respect of such
non-U.S.
Holder’s Better & Home Finance Class A common stock after the Domestication.
The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. Each holder is urged to consult its tax advisor regarding the tax consequences of the Domestication, including the applicability and effect of U.S. federal, state, local and
non-U.S.
tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see the section entitled “
U.S. Federal Income Tax Considerations.
”

Q:	Do I have redemption rights?

A:
If you are a holder of public shares, you have the right to request that we redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus.
Public shareholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the BCA Proposal
. If you wish to exercise your redemption rights, please see the answer to the next question: “
How do I exercise my redemption rights?
”

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.
The Sponsor and the Major Aurora Shareholders consisting of Shravin Mittal, who owns his shares through Unbound HoldCo Ltd. and is a member of the board of directors of Aurora, have agreed to waive their redemption rights in connection with the consummation of the Business Combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share
redemption price. The Sponsor has also agreed to backstop the redemption pursuant to the Redemption Subscription Agreement discussed herein. See the section entitled “
BCA Proposal—Related Agreements—Redemption Subscription Agreement.
”

Q:	How do I exercise my redemption rights?

A:	If you are a public shareholder and wish to exercise your right to redeem the public shares, you must:

(i)
(a) hold public shares, or (b) if you hold public shares through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

(ii)	submit a written request to Continental, Aurora’s transfer agent, that Better Home & Finance redeem all or a portion of your public shares for cash; and

(iii)	deliver your public shares to Continental, Aurora’s transfer agent, physically or electronically through The Depository Trust Company (“DTC”).
Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to [            ], Eastern Time, on [    ], 2021 (two business days before the extraordinary general meeting) in order for their shares to be redeemed.
The address of Continental, Aurora’s transfer agent, is listed under the question “
Who can help answer my questions?
” below.

Holders of units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental, Aurora’s transfer agent, directly and instruct them to do so.
Public shareholders will be entitled to request that their public shares be redeemed for a pro rata portion of the amount then on deposit in the trust account calculated as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable). For illustrative purposes, as of June 30, 2021, this would have amounted to approximately $10.00 per issued and outstanding public share. However, the proceeds deposited in the trust account could become subject to the claims of Aurora’s creditors, if any, which could have priority over the claims of the public shareholders, regardless of whether such public shareholder votes or, if they do vote, irrespective of if they vote for or against the BCA Proposal. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote irrespective of how you vote, on any proposal, including the BCA Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to public shareholders electing to redeem their public shares will be distributed promptly after the consummation of the Business Combination.
Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the BCA Proposal at the extraordinary general meeting. If you deliver your shares for redemption to Continental, Aurora’s transfer agent, and later decide prior to the extraordinary general meeting not to elect redemption, you may request that Aurora’s transfer agent return the shares (physically or electronically) to you. You may make such request by contacting Continental, Aurora’s transfer agent, at the phone number or address listed at the end of this section.
Any corrected or changed written exercise of redemption rights must be received by Continental, Aurora’s transfer agent, prior to the vote taken on the BCA Proposal at the extraordinary general meeting.
No request for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to Continental, Aurora’s transfer agent, at least two business days prior to the vote at the extraordinary general meeting
.
If a holder of public shares properly makes a request for redemption and the public shares are delivered as described above, then, if the Business Combination is consummated, Better Home & Finance will redeem the public shares for a pro rata portion of funds deposited in the trust account, calculated as of two business days prior to the consummation of the Business Combination. The redemption will take place following the Domestication and, accordingly, it is shares of Better Home & Finance Class A common stock that will be redeemed immediately after consummation of the Business Combination.
If you are a holder of public shares and you exercise your redemption rights, such exercise will not result in the loss of any warrants that you may hold.

Q:	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:
No. Holders of issued and outstanding units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the units into the underlying public shares and public warrants, or if you hold units registered in your own name, you must contact Continental, Aurora’s transfer agent directly and instruct them to do so. You are requested to cause your public shares to be separated and delivered to Continental, Aurora’s transfer agent, by                 [a.m.]/[p.m.], Eastern Time, on                , 2021 (two business days before the extraordinary general meeting) in order to exercise your redemption rights with respect to your public shares.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
The U.S. federal income tax consequences of exercising your redemption rights to receive cash from the trust account in exchange for Better Home & Finance Class A common stock depend on your particular facts and circumstances. It is possible that a U.S. Holder (as defined in the section entitled “
U.S. Federal Income Tax Considerations—U.S. Holders
”) that exercises its redemption rights to receive cash from the trust account in exchange for its Better Home & Finance Class A common stock will generally be treated as selling such Better Home & Finance Class A common stock resulting in the recognition of gain or loss. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of Better Home & Finance Class A common stock that such U.S. Holder owns or is deemed to own (including through the ownership of warrants). For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see the section entitled “
U.S. Federal Income Tax Considerations—U.S. Holders—Redemption of Better Home
 & Finance Class
 A Common Stock Received in the Domestication.”

Because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to shares of Better Home & Finance Class A common stock, U.S. Holders exercising such redemption rights should be subject to the tax consequences of the Domestication, including those discussed above under “
U.S. Federal Income Tax Considerations—U.S. Holders—The Domestication—Section
 367
” and “
U.S. Federal Income Tax Considerations—U.S. Holders—The Domestication—PFIC Considerations
.”
All holders considering exercising redemption rights are urged to consult their tax advisors on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and
non-U.S.
tax laws.

Q:	What happens to the funds deposited in the trust account after consummation of the Business Combination?

A:
Following the closing of Aurora’s initial public offering, an amount equal to $255,000,000 ($10.00 per unit) of the net proceeds from Aurora’s initial public offering and the sale of the private placement warrants was placed in the trust account. As of [                ], funds in the trust account totaled $[                ] and were comprised entirely of U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations. These funds will remain in the trust account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the Closing), (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Cayman Constitutional Documents to modify the substance or timing of Aurora’s obligation to redeem 100% of the public shares if it does not complete a business combination by March 8, 2023 and (3) the redemption of all of the public shares if Aurora is unable to complete a business combination by March 8, 2023 (or if such date is further extended at a duly called extraordinary general meeting, such later date), subject to applicable law.

Upon consummation of the Business Combination, the funds deposited in the trust account will be released to pay holders of Aurora public shares who properly exercise their redemption rights (subject to the Sponsor’s commitment to fund the purchase of Aurora shares to be redeemed pursuant to the Redemption Subscription Agreement); to pay the Cash Consideration in connection with the Business Combination; to pay transaction fees and expenses associated with the Business Combination; and for working capital and general corporate purposes of Better Home & Finance following the Business Combination. See the section entitled “
Summary of the Proxy Statement/Prospectus—Sources and Uses of Funds for the Business Combination.”

Q:	What happens if a substantial number of the public shareholders vote in favor of the BCA Proposal and exercise their redemption rights?

A:
Our public shareholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of public shareholders are reduced as a result of redemptions by public shareholders.

The Merger Agreement provides that the obligations of Better to consummate the Mergers are conditioned on, among other things, that as of the Closing, the Trust Amount plus the PIPE Investment is at least equal to the Minimum Available Cash Amount. If such conditions are not met, and such conditions are not or cannot be waived under the terms of the Merger Agreement, then the Merger Agreement could terminate and the proposed Business Combination may not be consummated. In addition, in no event will we redeem public shares in an amount that would cause Better Home & Finance’s net tangible assets (as determined in accordance with Rule
3a51-1
(g)(1) of the Exchange Act) to be less than $5,000,001.
In connection with entry into the Merger Agreement, Aurora entered into the Redemption Subscription Agreement with the Sponsor and BB Trustees SA, as trustee of the Future Holdings Trust, an indirect parent of the Sponsor, as guarantor. Among other things, the Sponsor is responsible for 100% of the Backstop Purchase (as defined below).
The Redemption Subscription Agreement provides that immediately after the deadline for Aurora’s public shareholders to elect to redeem or convert their Aurora Class A ordinary shares from funds in the trust account in connection with the Merger Closing, Aurora will notify the Sponsor of the number of shares that Aurora’s public shareholders have elected to redeem (the “Shortfall”), and the Sponsor will subscribe for and purchase (the “Backstop Purchase”) from Aurora the number of shares of Better Home & Finance Class A common stock equal to the Shortfall, at a purchase price equal to $10.00 per share. For additional information, see the section entitled “
BCA Proposal—Related Agreements—Redemption Subscription Agreement.
”

Q:	How will the level of redemptions by holders of Aurora’s Class A ordinary shares affect my ownership of Better Home & Finance upon the closing of the Business Combination?

A:
Because the Business Combination is structured as an acquisition of Better by Aurora, all Aurora ordinary shares outstanding prior to the Business Combination will remain outstanding after the Business Combination. Pursuant to the Redemption Subscription Agreement, the Sponsor agreed to purchase the number of shares of Aurora Class A ordinary shares equal to the number of shares that Aurora’s public shareholders have elected to redeem. As a result, the only difference in the maximum and no redemptions scenarios is the ownership of the Sponsor and Aurora unaffiliated public shareholders in Better Home & Finance common stock. Accordingly, the total number of Aurora ordinary shares to be outstanding at the closing of the Business Combination (and your relative ownership levels) will not be affected by the number of shares of Class A ordinary shares that are redeemed in connection with the Business Combination.

Furthermore, to the extent that holders of Class A ordinary shares redeem their Class A ordinary shares in connection with the Business Combination, their Aurora warrants will remain issued and outstanding notwithstanding the redemption of their Class A ordinary shares. Based on the trading price of the Aurora warrants of $[                ] per Aurora warrant as of [            ], 2021, the Aurora warrants owned by the holders of Class A ordinary shares were worth approximately $[                ] million in the aggregate, and the Aurora warrants owned by the Sponsor and its affiliates were worth approximately $[                ] million. Following the consummation of the Business Combination and pursuant to the terms of the Warrant Agreement, each whole Aurora warrant will be exercisable for one Aurora Class A ordinary share.
The following table illustrates varying ownership levels and voting power in Better Home & Finance immediately following the consummation of the Business Combination. These ownership percentages assume the exercise of all Better Warrants on a cash basis and the pro forma ownership assumptions described elsewhere in this proxy statement/prospectus. See “
Questions and Answers for Shareholders of Aurora—What equity stake and voting power will current Aurora shareholders and Better Stockholders hold in Better Home & Finance immediately after the consummation of the Business Combination?
”

	Share Ownership and Voting Power in Better Home & Finance
	Post-Business Combination (1) No Redemptions			Post-Business Combination (1) Maximum Redemptions
	Number of Shares	Percentage of Outstanding Shares	Percentage of Voting Power	Number of Shares	Percentage of Outstanding Shares	Percentage of Voting Power
Better Stockholders—Class A	32,840,450	4.2%	1.8%	32,840,450	4.2%	1.8%
Better Stockholders—Class B(2)	562,159,550	72.2%	93.4%	562,159,550	72.2%	93.4%
Aurora Public Shareholders—Class A	24,300,287	3.1%	1.3%	—	—	—
Sponsor—Class A	29,060,058	3.7%	1.6%	53,360,345	6.9%	3.0%
SoftBank—Class A	32,434,357	4.2%	1.8%	32,434,357	4.2%	1.8%
SoftBank—Class C	97,565,643	12.5%	—	97,565,643	12.5%	—

Total	778,360,345	100.0%	100.0%	778,360,345	100.0%	100.0%

(1)
The aggregate cash amount received by Better Stockholders is equal to $950,000,000. For further details, see the section entitled “
BCA Proposal—The Merger Agreement—Consideration—Aggregate Merger Consideration
.” As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem under the Redemption Subscription Agreement, the consideration and per share value of the shares of Better Home & Finance Class A common stock held by Aurora’s non-redeeming shareholders under the maximum redemptions scenario is the same as under the no redemptions scenario—the only difference in the maximum and no redemptions scenarios is the ownership of the Sponsor and Aurora unaffiliated public shareholders in Better Home & Finance common stock.

(2)
Includes 45,748,780 shares of Better Home & Finance Class B common stock to be issued to SoftBank II in respect of its holding of Better Capital Stock prior to the Closing. After consummation of the Business Combination, SoftBank, as an investor in the PIPE Investment, and SoftBank II, as a holder of Better capital stock, are collectively expected to beneficially own approximately 175,748,780 shares representing 9.4% of the voting power of Better Home & Finance common stock (without giving effect to the Voting Proxy described under “
Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—SoftBank Agreements
”).

Q:	How will dilution affect the shareholders who elect not to redeem their shares in connection with the Business Combination?

A:
The following table illustrates varying ownership levels by and returns to holders of Better Home & Finance securities (including the Sponsor, the PIPE Investors and others) at various prices based on the pro forma ownership assumptions and the no-redemption scenario. Warrant dilution is calculated using the treasury stock method. This table does not contemplate any incentive awards under the 2021 Plan or 2021 ESPP as the number and terms of any such awards are not yet known.

Share Price	$5.00	$7.50	$10.00	$12.50	$15.00	$17.50	$20.00

Number of Shares Held (millions):
Aurora Public Shares	24.3	24.3	24.3	24.3	24.3	24.3	24.3
Aurora Public Shares Held by Sponsor (1)	3.5	3.5	3.5	3.5	3.5	3.5	3.5
Aurora Public Warrants	—	—	—	0.5	1.4	2.1	2.2
Aurora Founder Shares (2)	5.6	5.6	5.6	6.0	6.5	7.0	7.0
Aurora Private Warrants (3)	—	—	—	0.4	1.3	1.9	2.3
PIPE Subscribers	150.0	150.0	150.0	150.0	150.0	150.0	150.0
SoftBank	130.0	130.0	130.0	130.0	130.0	130.0	130.0
Sponsor	20.0	20.0	20.0	20.0	20.0	20.0	20.0
Better Existing Stockholders Equity Rollover	595.0	595.0	595.0	599.0	601.7	603.6	605.1
Post-Money Equity Value ($, millions)	$3,892	$5,838	$7,784	$9,797	$11,831	$13,866	$15,886
Implied Returns ($, millions, unless otherwise noted):
Illustrative Aurora Public Shareholder 1-Year Return (%)	(50%)	(25%)	—	28%	59%	90%	118%
Illustrative PIPE Subscriber 1-Year Return (%) (4)	(50%)	(25%)	—	25%	50%	75%	100%
Sponsor Gain, excluding PIPE Investment	$3	$26	$49	$83	$127	$174	$212
Illustrative Sponsor 1-Year Return, excluding PIPE Investment (%)	8%	62%	116%	197%	303%	415%	507%
Sponsor (Loss) Gain, including its PIPE Investment (5)	($97)	($24)	$49	$133	$227	$324	$412
Illustrative Sponsor 1-Year Return, including its PIPE Investment (%)	(40%)	(10%)	20%	55%	94%	134%	170%
Implied Ownership of Better Home & Finance (%):
Aurora Public Stockholders	3.1%	3.1%	3.1%	3.2%	3.3%	3.3%	3.3%
Sponsor, excluding its PIPE Investment	1.2%	1.2%	1.2%	1.3%	1.4%	1.6%	1.6%
PIPE Investors	19.3%	19.3%	19.3%	19.1%	19.0%	18.9%	18.9%
SoftBank	16.7%	16.7%	16.7%	16.6%	16.5%	16.4%	16.4%
Sponsor	2.6%	2.6%	2.6%	2.6%	2.5%	2.5%	2.5%
Better Existing Stockholders Equity Rollover	76.4%	76.4%	76.4%	76.4%	76.3%	76.2%	76.2%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Implied Dilution from Aurora Founder Shares and Aurora Private Warrants	0.7%	0.7%	0.7%	0.8%	1.0%	1.1%	1.2%

(1)	Reflects Auroa Class A ordinary shares purchased by Sponsor.
(2)	Reflects Aurora Class B ordinary shares held by Sponosr, as well as the release of lock-ups on such shares at $12.50, $15.00, and $17.50.

(3)	Reflects private warrants held by Sponsor and Aurora’s directors and officers, as well as the release of lock-ups on shares underlying such warrants at $12.50, $15.00, and $17.50.
(4)	Assumes entry price of $10 per share for PIPE Investment.
(5)	Includes Public Shares and Public Warrants.

Q:	What conditions must be satisfied to complete the Business Combination?

A:
The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of Aurora and stockholders of Better, (ii) effectiveness of the registration statement of which this proxy statement/prospectus forms a part, (iii) expiration or termination of the waiting period under the HSR Act and certain other required regulatory approvals, (iv) receipt of approval for listing on Nasdaq of the shares of Better Home & Finance Class A common stock to be issued in connection with the Mergers, (v) that Aurora have at least $5,000,001 of net tangible assets upon Closing, (vi) the absence of any governmental orders or injunctions preventing or otherwise prohibiting or making the consummation of the Business Combination illegal, and (vii) the ability to obtain approvals for the Business Combination from state regulators, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the FHA, and the VA.

In addition, another condition to Aurora’s and Merger Sub’s obligations to consummate the Mergers is the absence of a Better Material Adverse Effect (as defined below). For more information about conditions to the consummation of the Business Combination, see the section entitled “
BCA Proposal—The Merger Agreement.
”

Q:	When do you expect the Business Combination to be completed?

A:
It is currently expected that the Business Combination will be consummated in the fourth quarter of 2021. This date depends, among other things, on the approval of the proposals to be put to Aurora shareholders at the extraordinary general meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted by Aurora’s shareholders at the extraordinary general meeting and Aurora elects to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting. For a description of the conditions for the completion of the Business Combination, see the section entitled “
BCA Proposal—The Merger Agreement.
”

Q:	What happens if the Business Combination is not consummated?

A:
If Aurora is not able to complete the Business Combination with Better by March 8, 2023 and is not able to complete another business combination by such date, in each case, as such date may be extended pursuant to the Cayman Constitutional Documents, Aurora will: (1) cease all operations except for the purpose of winding-up; (2) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest will be net of taxes payable), divided by
the number of then-issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Aurora will not complete the Domestication to Delaware unless all other conditions to the consummation of the Business Combination have been satisfied or waived by the parties in accordance with the terms of the Merger Agreement.

Q:	Do I have appraisal rights in connection with the proposed Business Combination and the proposed Domestication?

A:
Neither Aurora’s shareholders nor Aurora’s warrant holders have appraisal rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.

Q:	What do I need to do now?

A:
Aurora urges you to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety and to consider how the Business Combination will affect you as a shareholder or warrant holder. Aurora’s shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:	How do I vote?

A:
If you are a holder of record of ordinary shares on the record date for the extraordinary general meeting, you may vote in person or virtually at the extraordinary general meeting or by submitting a proxy for the extraordinary general meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed
postage-paid envelope.
If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote in person or virtually, obtain a valid proxy from your broker, bank or nominee
.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent, and you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or nominee as to how to vote your shares. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary
matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary
and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and you should instruct your broker to vote your shares in accordance with directions you provide. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.”
Abstentions and broker
non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal.

Q:	When and where will the extraordinary general meeting be held?

A:
The extraordinary general meeting will be held at [                    ] [a.m.]/[p.m.], Eastern Time, on [                    ], 2021, at [                ] or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Q:	Who is entitled to vote at the extraordinary general meeting?

A:
Aurora has fixed [                ] as the record date for the extraordinary general meeting. If you were a shareholder of Aurora at the close of business on the record date, you are entitled to vote on matters that come before the extraordinary general meeting. However, a shareholder may only vote his or her shares if he or she is present in person or virtually or is represented by proxy at the extraordinary general meeting.

Q:	How many votes do I have?

A:
Aurora shareholders are entitled to one vote at the extraordinary general meeting for each ordinary share held of record as of the record date. As of the close of business on the record date for the extraordinary general meeting, there were [                ] ordinary shares issued and outstanding, of which [                ] were issued and outstanding public shares.

Q:	What constitutes a quorum?

A:
A quorum of Aurora shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if the holders of a majority of the issued and outstanding ordinary shares entitled to vote at the extraordinary general meeting are represented in person or virtually or by proxy. As of the record date for the extraordinary general meeting, [                ] ordinary shares would be required to achieve a quorum.

Q:	What vote is required to approve each proposal at the extraordinary general meeting?

A:	The following votes are required for each proposal at the extraordinary general meeting:

(i)
BCA Proposal
: The approval of the BCA Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(ii)
Domestication Proposal
: The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(iii)
Organizational Documents Proposals
: The separate approval of each of the Organizational Documents Proposals A, B, C and D requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(iv)
Director Election Proposal
: The approval of the Director Election Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the Aurora Class B ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Under the Cayman Constitutional Documents, prior to the consummation of a business combination (as defined therein), only the holders of the Aurora Class B ordinary shares are entitled to vote on the Director Election Proposal.

(v)
Stock Issuance Proposal
: The approval of the Stock Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(vi)
Incentive Equity Plan Proposal
: The approval of the Incentive Equity Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(viii)
ESPP Proposal:
The approval of the ESPP Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(viii)
Adjournment Proposal
: The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Q:	What are the recommendations of Aurora’s board of directors?

A:
Aurora’s board of directors believes that the BCA Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of Aurora’s shareholders and unanimously recommends that its shareholders vote “FOR” the BCA Proposal, “FOR” the Domestication Proposal, “FOR” each of the separate Organizational Documents Proposals, “FOR” the Director Election Proposal, “FOR” the Stock Issuance Proposal, “FOR” the Incentive Equity Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting.

The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination”
for a further discussion of these considerations.

Q:	How does the Sponsor intend to vote their shares?

A:
The Sponsor, a Major Aurora Shareholder, has agreed to vote all the founder shares and any other public shares they may hold in favor of all the proposals being presented at the extraordinary general meeting. As of the date of this proxy statement/prospectus, the Sponsor (including Aurora’s independent directors) owns 20% of the issued and outstanding ordinary shares. Additionally, Shravin Mittal, a Major Aurora Shareholder who owns his shares through Unbound HoldCo, also entered into the Aurora Holder Support Agreement, and agreed to vote in favor of all the proposals being presented at the extraordinary general meeting.

Q:	What happens if I sell my Aurora ordinary shares before the extraordinary general meeting?

A:
The record date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your public shares after the applicable record date, but before the extraordinary general meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such general meeting but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q:	May I change my vote after I have mailed my signed proxy card?

A:
Yes. Shareholders may send a later-dated, signed proxy card to Aurora’s Secretary at Aurora’s address set forth below so that it is received by Aurora’s Secretary prior to the vote at the extraordinary general meeting (which is scheduled to take place on [                    ], 2021) or attend the extraordinary general meeting in person or virtually and vote. Shareholders also may revoke their proxy by sending a notice of revocation to Aurora’s Secretary, which must be received by Aurora’s Secretary prior to the vote at the extraordinary general meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:	What happens if I fail to take any action with respect to the extraordinary general meeting?

A:
If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is approved by shareholders and the Business Combination is consummated, you will become a shareholder or warrant holder of Better Home & Finance. If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is not approved, you will remain a shareholder or warrant holder of Aurora. However, if you fail to vote with respect to the extraordinary general meeting, you will nonetheless be able to elect to redeem your public shares in connection with the Business Combination (if time permits).

Q:	What should I do with my share certificates, warrant certificates or unit certificates?

A:
Our shareholders who exercise their redemption rights must deliver (either physically or electronically) their share certificates to Continental, Aurora’s transfer agent, prior to the extraordinary general meeting.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to [                    ], Eastern Time, on [                    ], 2021 (two business days before the extraordinary general meeting) in order for their shares to be redeemed.
Our warrant holders should not submit the certificates relating to their warrants. Public shareholders who do not elect to have their public shares redeemed for the pro rata share of the trust account should not submit the certificates relating to their public shares.
Upon the Domestication, holders of Aurora units, Aurora Class A ordinary shares, Aurora Class B ordinary shares and Aurora warrants will receive shares of Better Home & Finance Class A common stock and warrants, as the case may be, without needing to take any action and, accordingly, such holders should not submit any certificates relating to their units, Class A ordinary shares (unless such holder elects to redeem the public shares in accordance with the procedures set forth above), Class B ordinary shares or warrants.

Q:	What should I do if I receive more than one set of voting materials?

A:
Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your ordinary shares.

Q:	Who will solicit and pay the cost of soliciting proxies for the extraordinary general meeting?

A:
Aurora will pay the cost of soliciting proxies for the extraordinary general meeting. Aurora has engaged Okapi Partners LLC (“Okapi Partners”) to assist in the solicitation of proxies for the extraordinary general meeting. Aurora has agreed to pay Okapi Partners a fee of $22,500, plus disbursements (to be paid with non-trust
account funds). Aurora will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Aurora Class A ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of Aurora Class A ordinary shares and in obtaining voting instructions from those owners. Aurora’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Where can I find the voting results of the extraordinary general meeting?

A:
The preliminary voting results will be expected to be announced at the extraordinary general meeting. Aurora will publish final voting results of the extraordinary general meeting in a Current Report on Form
8-K
within four business days after the extraordinary general meeting.

Q:	Who can help answer my questions?

A:
If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus, any document incorporated by reference in this proxy statement/prospectus or the enclosed proxy card, you should contact:

1212 Avenue of the Americas, 24
th
Floor
New York, New York 10036
Shareholders and All Others call toll-free: (888) 785-6673
Banks and Brokerage Firms, please call (212) 297-0720
Email: info@okapipartners.com
You also may obtain additional information about Aurora from documents filed with the SEC by following the instructions in the section entitled “
Where You Can Find More Information; Incorporation by Reference
.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your public shares (either physically or electronically) to Continental, Aurora’s transfer agent, at the address below prior to the extraordinary general meeting.
Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to [

], Eastern Time, on [

], 2021 (two
business days before the extraordinary general meeting) in order for their shares to be redeemed. If you have questions regarding the certification of your position or delivery of your stock, please contact
:
Continental Stock Transfer & Trust Company
1 State Street, 30th floor
New York, NY 10004
Attention: Mark Zimkind
E-mail:
mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the extraordinary general meeting, including the Business Combination, you should read this proxy statement/prospectus, including the Annexes and other documents referred to herein, carefully and in their entirety. The Merger Agreement is the primary legal document that governs the Business Combination and the other transactions that will be undertaken in connection with the Business Combination. The Merger Agreement is also described in detail in this proxy statement/prospectus in the section entitled
“
BCA Proposal—The Merger Agreement.
”
Unless otherwise specified, all share calculations assume the pro forma ownership assumptions.
The Parties to the Business Combination
Aurora
Aurora Acquisition Corp. is a blank check company incorporated on October 7, 2020 as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Aurora has not engaged in any operations to date. Based on Aurora’s business activities, it is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.
On March 8, 2021, Aurora consummated its initial public offering of its units, with each unit consisting of one Aurora Class A ordinary share and one-quarter
of one Aurora public warrant, which included the full exercise by the underwriters of the over-allotment option. Concurrently with the closing of the initial public offering, Aurora closed two separate private placements with its Sponsor, and certain executive officers and directors of Aurora, generating $41,400,000 in additional gross proceeds, including 3,500,000 units at a price of $10.00 per unit, for gross proceeds of $35,000,000 and 4,266,667 Aurora private warrants, each exercisable to purchase one Aurora Class A ordinary share at $11.50 per share, subject to adjustment, at a price of $1.50 per Aurora private warrant, for gross proceeds of $6,400,000. The Aurora private warrants are identical to the Aurora public warrants sold as part of the units in Aurora’s initial public offering except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company; (2) they (including the shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of Aurora’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares issuable upon exercise of these warrants) are entitled to registration rights.
Following the closing of Aurora’s initial public offering, a total of $225.0 million ($10.00 per unit) of the net proceeds from its initial public offering and the sale of the Aurora private warrants were placed in the trust account. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasury securities and meeting certain conditions under Rule
2a-7
under the Investment Company Act of 1940, as amended. As of June 30, 2021, funds in the trust account totaled $278,005,993. These funds will remain in the trust account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the Closing), (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Cayman Constitutional Documents to modify the substance or timing of Aurora’s obligation to redeem 100% of the Aurora public shares if it does not complete a business combination by March 8, 2023 and (3) the redemption of all of the Aurora public shares if Aurora is unable to complete a business combination by March 8, 2023 (or if such date is further extended at a duly called extraordinary general meeting, such later date), subject to applicable law.
The Aurora units, Aurora Class A ordinary shares and Aurora public warrants are currently listed on Nasdaq under the symbols “AURCU,” “AURC” and “AURCW,” respectively.

Aurora’s principal executive office is located at 20 North Audley Street, London W1K 6LX, United Kingdom. Its telephone number is +44 20 3931 9785. Aurora’s corporate website address is https://aurora-acquisition.com/. Aurora’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.
The following diagram illustrates the organizational structure of Aurora immediately prior to the Business Combination:

Merger Sub
Aurora Merger Sub I, Inc. (“Merger Sub”) is a Delaware corporation, incorporated on May 3, 2021, and a wholly owned subsidiary of Aurora. The Merger Sub does not own any material assets or operate any business.
Better
Better is a Delaware corporation, initially organized as a limited liability company in Delaware on February 24, 2014, which then converted into a Delaware corporation in April 2015 when it commenced operations. Better has combined technology innovation and fresh thinking with a deep customer focus to revolutionize a homeownership industry that has remained stagnant for decades. Better started by redesigning the mortgage manufacturing process, and, since then, has built towards its broader vision of revolutionizing homeownership.
Through its Home Finance business line, Better offers a wide range of mortgage loan products. Home Finance offers conforming mortgage loans, FHA and VA loans, and jumbo mortgage loans (which Better sells to a network of loan purchasers, including to the GSEs, via Better’s proprietary matching engine) and earns revenue on the sale of each loan. Better’s proprietary technology allows customers to see their rate options in as little as three seconds, get pre-approved
in as little as three minutes, lock in rates and get connected to a real estate agent in as little as 30 minutes and close their loan in as little as three weeks. In 2020, 96% of Better’s loans conformed to GSE standards, and for the six months ended June 30, 2021, 95% of Better’s loans conformed to GSE standards. For its loan products, as of September 1, 2021, Better is licensed to operate in 47 states and the District of Columbia across various credit and income profiles.
Through Better Plus, Better offers real estate agent services through its national network of third-party real estate agents and its recently launched in-house
real estate agent program, as well as title insurance, homeowners insurance, and settlement services. Due to state licensing and other regulations, the number of Better Plus products available to customers in some states is limited.

For the years ended December 31, 2020 and 2019, Better’s funded loan volume was $24.2 billion and $4.9 billion, respectively, representing year-over-year growth of approximately 393%. For the years ended December 31, 2020 and 2019, Better’s revenue was approximately $875.6 million and $89.2 million, respectively, representing year-over-year growth of approximately 882%. Better recorded net income of $172.1 million and incurred a net loss of $67.6 million for the years ended December 31, 2020 and 2019, respectively.
For the six months ended June 30, 2021, Better’s funded loan volume and revenue was $28.8 billion and $679.6 million, respectively, compared to $7.1 billion and $237.0 million in the six months ended June 30, 2020, representing year-over-year growth of approximately 305.6% and approximately 186.7%, respectively. Although Better recognized net income of $82.3 million in the quarter ended March 31, 2021, Better incurred a net loss of $86.0 million in the second quarter of 2021 and expects that it will incur a net loss and an Adjusted Net Loss for the quarter ending September 30, 2021 and the year ending December 31, 2021 due to fluctuations in interest rates and continued investments that it intends to make in its business (including investments to expand its product offerings) as it focuses on overall revenue growth, and, as a result, it may require additional capital resources to grow its business. Better believes that its high rate of growth and profitability in 2020 and the first quarter of 2021 were partially driven by interest rates being at historic lows and the increased use of online services, both as a result of the COVID-19 pandemic, and does not believe that the growth rate it experienced in the quarter ended March 31, 2021 and the year ended December 31, 2020 is representative of expected future growth rates. You should not rely on the revenue growth of prior periods as an indication of Better’s future performance or prospects. Many factors may contribute to declines in Better’s growth rate or failure to achieve or maintain consistent profitability, including fluctuations in interest rates, greater market penetration, increased competition, slowing demand for its product offerings, changes in demand for online services as pandemic-related restrictions continue to ease, increased costs required to maintain or a failure to capitalize on growth opportunities, the maturation of its business and changes in economic conditions generally and in those affecting the housing and mortgage markets specifically, among others. For a discussion of risks applicable to Better’s business, including with respect to its history of net losses and its ability to grow its business, please see the section entitled “
Risk Factors—Risks Related to Better’s Business
.”
As of June 30, 2021, Better had approximately 8,100 team members, of which approximately 5,000 were located in the United States and approximately 3,100 in India. As of June 30, 2021, approximately 600 Better team members work in technology and product development, of which nearly all are located in the United States. These team members are responsible for developing, improving, and maintaining Better’s proprietary technology systems and homeownership platform. As of June 30, 2021, approximately 5,700 Better team members work in production roles, of which approximately 3,300 are located in the United States and approximately 2,400 in India. Parts of our loan production process require Better team members to assist customers through their home purchase or refinance journeys, or complete underwriting, processing, and closing tasks on behalf of customers. Additionally, approximately 750 team members work in Better Plus business lines, primarily as real estate and insurance agents. The majority of Better’s remaining team members work in general corporate functions.
Better’s principal executive office is located at 3 World Trade Center, 175 Greenwich Street, 59th Floor, New York, NY 10007. Its telephone number is (646) 830-0086. It also has offices in Charlotte, North Carolina; Oakland, California; Irvine, California; and Gurgaon, India. Better does not own any real property. Better’s corporate website address is https://better.com/. Better’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

The following diagram illustrates the organizational structure of Better immediately prior to the Business Combination:

The following diagram illustrates the structure of Better Home & Finance immediately following the Business Combination, including the approximate ownership percentage of each listed stockholder or stockholder group by class of Better Home & Finance common stock under both no redemptions and maximum redemptions scenarios. These ownership percentages assume the exercise of all Better Warrants on a cash basis and the pro forma ownership assumptions described elsewhere in this proxy statement/prospectus. See “
Questions and Answers for Shareholders of Aurora—What equity stake and voting power will current Aurora shareholders and Better Stockholders hold in Better Home & Finance immediately after the consummation of the Business Combination?
”

SoftBank and the Sponsor comprise the PIPE Investors. SoftBank will receive Better Home & Finance Class A common stock and Better Home & Finance Class C common stock in respect of its portion of the PIPE
Investment, while the Sponsor will receive through the PIPE Investment Better Home & Finance Class A common stock. After consummation of the Business Combination, SoftBank, as an investor in the PIPE Investment, and SoftBank II, as a holder of Better capital stock before the Business Combination, are collectively expected to beneficially own approximately 45,748,780 shares representing 9.4% of the voting power of Better Home & Finance (without giving effect to the Voting Proxy described under “Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—SoftBank Agreements”).
Transaction Summary
Below is a step-by-step list illustrating the material events relating to the Domestication and Merger. Each of these events, as well as any conditions to their consummation, is discussed in more detail elsewhere in this proxy statement/prospectus
.

•
Step 1 – Domestication
– No later than one business day before the expected Closing Date, Aurora will implement the Domestication by effecting a deregistration under Article 206 of the Cayman Islands Companies Law (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which the Aurora’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. For further details, see the section entitled “
Domestication Proposal
.”

•
Step 2 – PIPE Investment
– After the Domestication and prior to the Closing, the PIPE Investors, which as of the date of this proxy statement/prospectus comprise SoftBank and the Sponsor, will purchase an aggregate of 150,000,000 Aurora Class A and Class C ordinary shares pursuant to the PIPE Investment at a purchase price of $10.00 per share, resulting in $1.5 billion aggregate proceeds to Aurora.

•
Step 3 – Redemption Subscription – Immediately after the deadline for redemption or conversion of the Aurora Class A ordinary shares held by its public shareholders, Aurora will notify the Sponsor of the number of shares that its shareholders have elected to redeem and each subscriber party to the Redemption Subscription Agreement, which as of the date of this proxy statement/prospectus comprises the Sponsor, will purchase from Aurora the number of shares of such Aurora Class A ordinary shares to be redeemed at a purchase price equal to $10.00 per share.

•
Step 4 – First Merger
– On the Closing Date, Better will merge with and into Merger Sub I, with Better surviving as a wholly owned subsidiary of Aurora. At this point, Better stockholders’ shares will convert into the right to receive the applicable share of the Merger Consideration.

•
Step 5 – Second Merger
– On the Closing Date, immediately after the first merger described above, Better will merge with and into its parent, Aurora, with Aurora surviving and changing its corporate name from “Aurora Acquisition Corp.” to “Better Home & Finance Holding Company” in connection with closing the Business Combination.

Proposals to be Put to the Shareholders of Aurora at the Extraordinary General Meeting
The following is a summary of the proposals to be put to the extraordinary general meeting of Aurora and certain transactions contemplated by the Merger Agreement. Each of the proposals below, except the Adjournment Proposal, is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. The transactions contemplated by the Merger Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting.

BCA Proposal
As discussed in this proxy statement/prospectus, Aurora is asking its shareholders to approve by ordinary resolution and adopt the Merger Agreement, dated as of May 10, 2021, by and among Aurora, Merger Sub and Better. The Merger Agreement provides for, among other things, following the Domestication of Aurora to Delaware as described below, the mergers of (x) Merger Sub with and into Better, with Better surviving the merger as a wholly owned subsidiary of Aurora (the “First Merger”) and (y) Better with and into Aurora, with Aurora surviving the merger (the “Second Merger” and together with the First Merger, the “Mergers”), in each case in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement/prospectus. After consideration of the factors identified and discussed in the section entitled “
BCA Proposal—Aurora’s Board of Directors’ Reasons for the Business Combination
,” Aurora’s board of directors concluded that the Business Combination met all of the requirements disclosed in the prospectus for Aurora’s initial public offering. For more information about the transactions contemplated by the Merger Agreement, see the section entitled “
BCA Proposal
.”
Aggregate Merger Consideration
The aggregate merger consideration (“Aggregate Merger Consideration”) will consist, among other things, of (1) an amount in cash equal to $950,000,000, as adjusted in accordance with the Merger Agreement (the “Cash Consideration”) and (2) a number of shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock or Better Home & Finance Class C common stock equal to (A) 595,000,000, minus (B) the aggregate amount of Better Home & Finance Class B common stock that would be issuable upon the net exercise or conversion, as applicable, of the Better Awards (the “Stock Consideration”). The aggregate stock consideration available to Better Stockholders will be equal to the Stock Consideration (595,000,000 shares) less the aggregate amount of Aurora common shares that would be issuable upon the net exercise or conversion of the Better Awards. As a result of and upon the Closing (as defined below), among other things, (i) all outstanding shares of Better common stock as of immediately prior to the effective time of the First Merger will be cancelled in exchange for the right to receive, at the election of the holders thereof, the Cash Consideration and the Stock Consideration (as described further in the immediately succeeding paragraph); (ii) all Better Awards outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio, into awards based on shares of Better Home & Finance Class B common stock; and (iii) all Better Warrants outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio, into warrants to purchase shares of Better Home & Finance Class A common stock. Both the Cash Consideration and Stock Consideration will be prorated as necessary to ensure that the aggregate amount of the Cash Consideration remains $950,000,000 and the Stock Consideration remains an aggregate number of shares of Better Home & Finance common stock equal to (A) 595,000,000, minus (B) the aggregate amount of Better Home & Finance Class B common stock that would be issuable upon the net exercise or conversion, as applicable, of the Better Awards. Holders of existing Better Awards and Better Warrants are not eligible to make cash elections with respect to the shares underlying such instruments unless exercised prior to the Closing Date. For further details, see the section entitled “
BCA Proposal—The Merger Agreement—Consideration—Aggregate Merger Consideration
.”
Illustrative Examples of Allocation of Merger Consideration
For illustrative purposes only, the following examples describe the application of the allocation provisions of the Merger Agreement in the case of an undersubscription of shares electing Cash Consideration and in the case of an oversubscription of shares electing Cash Consideration. Solely for the purposes of the following examples, it is assumed that:

•
there are approximately 205,000,000 shares of Better common stock issued and outstanding on the Closing Date that will be converted into the right to receive the Merger Consideration and 30,000,000 shares underlying Better Awards (on a net exercise basis);

•	the value of a single share of Better Home & Finance common stock received as Stock Consideration is $10;

•	there are approximately 30,000,000 shares underlying existing Better options, warrants, RSUs, and restricted stock on an assumed net exercise basis.

•
the Exchange Ratio is approximately 2.9x, which is calculated as the quotient obtained by dividing (a) 690,000,000 by (b) the aggregate fully diluted shares of Better common stock (including shares underlying Better Awards (on a net exercise basis).

Scenario 1 (Undersubscription of cash election shares)
: In the event that there are 20,000,000 shares electing Cash Consideration and 185,000,000 shares electing Stock Consideration:

•	all 20,000,000 shares electing Cash Consideration are converted into the right to receive the cash consideration; and

•
of the 185,000,000 shares electing Stock Consideration, 12,355,072 shares are converted into the right to receive the Cash Consideration, and the remaining 172,644,928 shares are converted into the right to receive the Stock Consideration.

•
A Better stockholder that makes an election to receive the Stock Consideration as to 1,000 shares would have 67 shares converted into the right to receive $1,961 in cash and the remaining 933 shares converted into the right to receive Stock Consideration consisting of 2,740 shares of Better Home & Finance common stock (plus $2 cash in lieu of a fractional share of Better Home & Finance common stock).

Scenario 2 (Oversubscription of cash election shares)
: In the event that there are 185,000,000 shares electing Cash Consideration and 20,000,000 shares electing Stock Consideration:

•	all 20,000,000 shares electing Stock Consideration are converted into the right to receive the Stock Consideration; and

•
of the 185,000,000 shares electing Cash Consideration, 32,355,072 are converted into the right to receive the Cash Consideration and the remaining 152,644,928 are converted into the right to receive the Stock Consideration.

•
a Better stockholder who makes an election for Cash Consideration as to 1,000 shares would have 175 shares converted into the right to receive $5,135 in cash and the remaining 825 shares converted into the right to receive Stock Consideration consisting of 2,423 shares of Better Home & Finance common stock (plus $23 cash in lieu of a fractional share of Better Home & Finance common stock).

Closing Conditions
The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others:

•	approval by Aurora’s shareholders and Better’s stockholders of the Business Combination and related agreements and transactions;

•	effectiveness of the registration statement of which this proxy statement/prospectus forms a part;

•	all approvals with respect to the requisite regulatory approvals, including approvals from federal and state insurance and mortgage-licensing authorities, as applicable;

•	expiration or termination of the waiting period under the HSR Act;

•
the absence of governmental order or law which has become final and nonappealable and has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers and the ability to obtain approvals for the Business Combination from state regulators, Fannie Mae, Freddie Mac, the FHA, and the VA;

•	that Aurora has at least $5,000,001 of net tangible assets upon Closing;

•	that Aurora will hold in cash an amount at least equal to Minimum Available Cash Amount upon Closing;

•	the absence of a Better Material Adverse Effect;

•	approval for listing on Nasdaq of the shares of Better Home & Finance common stock to be issued in connection with the Mergers; and

•	the completion of the domestication.
For further details, see the section entitled “
BCA Proposal—The Merger Agreement.
”
Domestication Proposal
As discussed in this proxy statement/prospectus, if the BCA Proposal is approved, then Aurora will ask its shareholders to approve by special resolution the Domestication Proposal. As a condition to closing the Business Combination pursuant to the terms of the Merger Agreement, the board of directors of Aurora has unanimously approved the Domestication Proposal. The Domestication Proposal, if approved, will authorize a change of Aurora’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while Aurora is currently governed by the Cayman Islands Companies Act, upon the Domestication, Aurora will be governed by the DGCL. There are differences between Cayman Islands corporate law and Delaware corporate law as well as the Cayman Constitutional Documents and the Proposed Organizational Documents. Accordingly, Aurora encourages shareholders to carefully review the information in the section entitled “
Comparison of Corporate Governance and Shareholder Rights
.”
As a result of and upon the effective time of the Domestication, (1) each of the then-issued and outstanding Aurora Class A ordinary shares will convert automatically, on a one-for-one
basis, into a share of Better Home & Finance Class A common stock; (2) each of the then-issued and outstanding Aurora Class B ordinary shares will convert automatically, on a one-for-one
basis, into a share of Better Home & Finance Class A common stock; (3) the terms of the Better Home & Finance Class B common stock will carry three votes; (4) the Better Home & Finance Class C common stock will be created and a sufficient number of shares thereof authorized to effect the transactions contemplated under the Merger Agreement and under the Ancillary Agreements; (5) each then-issued
and outstanding warrant of Aurora will convert automatically into a Better Home & Finance warrant, pursuant to the Warrant Agreement; and (6) each then-issued and outstanding Aurora unit will separate automatically into one share of Better Home & Finance Class A common stock and one-quarter
of one Better Home & Finance warrant.
For further details, see the section entitled “
Domestication Proposal
.”
Organizational Documents Proposals
If the BCA Proposal and the Domestication Proposal are approved, Aurora will ask its shareholders to approve by special resolution four separate proposals (collectively, the “Organizational Documents Proposals”) in connection with the replacement of the Cayman Constitutional Documents, under the Cayman Islands Companies Act, with the Proposed Organizational Documents, under the DGCL. Aurora’s board has unanimously approved each of the Organizational Documents Proposals and believes such proposals are necessary to adequately address the needs of Better Home & Finance after the Business Combination. Approval of each of the Organizational Documents Proposals is a condition to the consummation of the Business Combination. A brief summary of each of the Organizational Documents Proposals is set forth below. These summaries are qualified in their entirety by reference to the complete text of the Proposed Organizational Documents.

A.
Proposal No. 3a—Organizational Documents Proposal A—to authorize by ordinary resolution the change in the authorized share capital of Aurora from (i) 500,000,000 Aurora Class A ordinary shares, 50,000,000 Aurora Class B ordinary shares and 5,000,000 Former preference shares, to (ii) 1,750,000,000 shares of Better Home & Finance Class A common stock, 600,000,000 shares of Better Home & Finance Class B common stock, 800,000,000 shares of Better Home & Finance Class C common stock and 100,000,000 shares of Better Home & Finance preferred stock;

B.
Proposal No. 3b—Organizational Documents Proposal B—to authorize by ordinary resolution the Better Home & Finance board of directors to issue any or all shares of Better Home & Finance preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the board of directors of and as may be permitted by the DGCL;

C.
Proposal No. 3c—Organizational Documents Proposal C—to provide by ordinary resolution that (i) holders of shares of Better Home & Finance Class A common stock will be entitled to cast one vote per share of Better Home & Finance Class A common stock, (ii) holders of shares of Better Home & Finance Class B common stock will be entitled to cast three votes per share of Better Home & Finance Class B common stock and (iii) holders of shares of Better Home & Finance Class C common stock will not be entitled to vote and not have any voting rights other than as provided by applicable law or the Proposed Certificate of Incorporation, as applicable; and

D.
Proposal No. 3d—Organizational Documents Proposal D—to authorize by ordinary resolution all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication and in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex B and Annex D, respectively), including (1) changing the corporate name from “Aurora Acquisition Corp.” to “Better Home & Finance Holding Company” in connection with the Business Combination, (2) making Better Home & Finance’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) opting out of the provisions of Section 203 of DGCL and (5) removing certain provisions related to Aurora’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which Aurora’s board of directors believes is necessary to adequately address the needs of Better Home & Finance after the Business Combination.

The Proposed Organizational Documents differ in certain material respects from the Cayman Constitutional Documents, and Aurora encourages shareholders to carefully review the information set out in the section entitled “
Organizational Documents Proposals
” and the full text of the Proposed Organizational Documents of Better Home & Finance.
Director Election Proposal
Assuming the BCA Proposal, the Domestication Proposal and each of the Organizational Documents Proposals, the Stock Issuance Proposal, the Incentive Equity Plan Proposal and the ESPP Proposal are approved, the holders of Aurora’s Class B ordinary shares are also being asked to approve by ordinary resolution the Director Election Proposal. Upon the consummation of the Business Combination, the Board will consist of [ ] directors. For additional information on the proposed directors, see the section entitled “
Director Election

Proposal
.” Under the Cayman Constitutional Documents, prior to the consummation of a business combination (as defined therein), only the holders of the Aurora Class B ordinary shares are entitled to vote on the Director Election Proposal.
Stock Issuance Proposal
Assuming the BCA Proposal, the Domestication Proposal, each of the Organizational Documents Proposals, the Director Election Proposal, Incentive Equity Plan Proposal and the ESPP Proposal are approved, Aurora’s shareholders are also being asked to approve by ordinary resolution the Stock Issuance Proposal. For additional information, see the section entitled “
Stock Issuance Proposal
.”
Incentive Equity Plan Proposal
Assuming the BCA Proposal, the Domestication Proposal, each of the Organizational Documents Proposals, the Director Election Proposal, the Stock Issuance Proposal and the ESPP Proposal are approved, Aurora’s shareholders are also being asked to approve by ordinary resolution the Incentive Equity Plan Proposal, in order to comply with Section 5635 of the Nasdaq Listed Company Manual and the Internal Revenue Code. For additional information, see the section entitled “
Incentive Equity Plan Proposal
.”
ESPP Proposal
Assuming the BCA Proposal, the Domestication Proposal, each of the Organizational Documents Proposals, the Director Election Proposal, the Stock Issuance Proposal and the Incentive Equity Plan Proposal are approved, Aurora’s shareholders are also being asked to approve by ordinary resolution the ESPP Proposal, in order to comply with Section 5635(c) of Nasdaq’s Listed Company Manual and the Internal Revenue Code. For additional information, see the section entitled “
ESPP Proposal
.”
Adjournment Proposal
If, based on the tabulated vote, there are not sufficient votes at the time of the extraordinary general meeting to authorize Aurora to consummate the Business Combination (because any of the Condition Precedent Proposals have not been approved (including as a result of the failure of any other cross-conditioned Condition Precedent Proposals to be approved)), Aurora’s board of directors may submit a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. For additional information, see the section entitled “
Adjournment Proposal
.”
Aurora’s Board of Directors’ Reasons for the Business Combination
Aurora was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
In evaluating the Business Combination, the Aurora board of directors consulted with Aurora’s management and considered a number of factors. In particular, the Aurora board of directors considered, among other things, the following factors, although not weighted or in any order of significance:

•	Better and the Business Combination . The Aurora board of directors considered the following factors related to Better and the Business Combination:
a.
Better’s Growth Prospects.
The Aurora board of directors considered Better’s
fast-growing homeownership platform, with over $24.2 billion funded loan volume in 2020 (representing 393% year-over-year growth from 2019), approximately $8.8 billion in insurance coverage written in

2020, including both title insurance and homeowners insurance (representing approximately 700% growth from 2019), and approximately $694 million in real estate transaction volume in 2020 (representing approximately 414% growth from 2019).
b.
Better’s proprietary, data-driven technology platform
. The Aurora board of directors believes that Better’s platform called “Tinman” is among the leading supervised learning networks for homeownership finance. It automates special underwriting functions and enables Better to provide customers faster turnaround times, lower rates, more certainty of decisions, and, most importantly, allows Better to empower its customers by more clearly presenting the rules and criteria for underwriting a mortgage that were previously hidden in someone’s mind, sitting in a bank branch or a central processing facility. The Aurora board of directors believes that Tinman underpins Better’s efficient, low-cost
model and allows Better to offer customers lower rates.
c.
Better’s Growing Customer Base
. The Aurora board of directors believes that Better provides a fundamentally different approach to homeownership by leveraging its technology to reduce prices, surface the widest range of appropriate products available to customers, and then match them instantly and frictionlessly with these products. As a result, Better uses an integrated platform to offer home finance;
one-click
title insurance;
one-click
homeowners insurance; and
one-click
real estate agent matching. Better’s digital platform allows communication with customers to serve their needs.
d.
Better’s Expansive Future Opportunities
. The Aurora board of directors believes that Better’s platform is built to scale rapidly and adapt to growth opportunities across the home finance landscape. Further, the Aurora board of directors believes that Better’s software-centric approach enables efficient expansion into new markets, including to traditionally underserved markets.
e.
Experienced and Proven Management Team
. The Aurora board of directors believes that Better’s management team has extensive experience in key aspects of the home finance and technology industries: a team led by founder and Chief Executive Officer Vishal Garg, with a proven record in consumer lending and fintech; Chief Financial Officer Kevin Ryan, with over 20 years of experience in financial services investment banking; Chief Technology Officer Diane Yu, with extensive experience in technical architecture and engineering; and Chief Compliance Officer Paula Tuffin, with valuable legal experience at both the Consumer Financial Protection Bureau, where she served as senior litigation counsel, and as a litigation partner at Mayer Brown. For additional information regarding Better Home & Finance’s executive officers, see the section entitled “
Management of Better Home
 & Finance Following the Business Combination—Executive Officers
.”
For a more complete description of the Aurora board of directors’ reasons for approving the Business Combination, including other factors and risks considered by the Aurora board of directors, see the section entitled “
BCA Proposal—Aurora’s Board of Directors’ Reasons for the Business Combination
.”
Related Agreements
This section describes certain additional agreements entered into or to be entered into pursuant to the Merger Agreement. For additional information, see the section entitled “
BCA Proposal—Related Agreements
.”
Aurora Holder Support Agreement
In connection with the execution of the Merger Agreement, Aurora entered into an Aurora holder support agreement (the “Aurora Holder Support Agreement”), dated as of May 10, 2021, among Novator Capital Sponsor Limited and Shravin Mittal, a member of the board of directors of Aurora, who owns his shares through

Unbound HoldCo Ltd. (collectively, the “Major Aurora Shareholders”), and Better, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E. Under the Aurora Holder Support Agreement, the Major Aurora Shareholders agree that, among other things, at any meeting of the shareholders and in any action by written consent of the shareholders, the Major Aurora Shareholders will: (i) approve the Domestication, including the approval of all documents related thereto, (ii) approve the changing of Aurora’s name, and (iii) vote all of their shares for the Business Combination and related transactions (including the issuance of shares of Better Home & Finance common stock in connection with the Business Combination and Domestication, pursuant to the PIPE Subscription Agreement and the Redemption Subscription Agreement), each upon the effectiveness of the Registration Statement (as defined below). For additional information, see the section entitled “
BCA Proposal—Related Agreements—Aurora Holder Support Agreement.
”
Better Holder Support Agreement
In connection with the execution of the Merger Agreement, Aurora entered into a Better holder support agreement (the “Better Holder Support Agreement”), dated as of May 10, 2021, among certain shareholders, directors and executive officers of Better (the “Major Better Stockholders”), and Better, a copy of which is attached to the accompanying proxy statement/prospectus as Annex F. Under the Better Holder Support Agreement, the Major Better Stockholders agree, among other things, that at any meeting of the shareholders and in any action by written consent of the shareholders, such Major Better Stockholders will vote all of their shares for the Business Combination and related transactions upon the effectiveness of this proxy statement/prospectus. The Better Holder Support Agreement also includes lock-up provisions, which restrict the ability of such Major Better Stockholders to transfer shares of Better Home & Finance common stock following the Closing for the periods, and subject to the permitted transfers, described therein. Better Stockholders that beneficially own greater than 1% of the Better’s capital stock as of the date of the Merger Agreement and who are not parties to the Better Holder Support Agreement will also be subject to the same transfer restrictions, which will be set forth in the letter of transmittal. For additional information, see the section entitled “
BCA Proposal—Related Agreements—Better Holder Support Agreement.
”
Registration Rights Agreement
The Merger Agreement contemplates that, at the Closing, Better Home & Finance (as the surviving corporation after the Second Merger), certain legacy Better stockholders and Sponsor will enter into an amended and restated registration rights agreement, a copy of which is attached to this proxy statement/prospectus as Annex G (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Better Home & Finance will be required to register for resale securities held by the stockholders party thereto. Better Home & Finance will have no obligation to facilitate or participate in more than two underwritten offerings at the request or demand of the Sponsor and no more than three underwritten offerings at the request or demand of the legacy Better stockholder parties. In addition, the holders have certain customary “piggyback” registration rights and block trade rights with respect to registrations initiated by Better Home & Finance. Better Home & Finance will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement. For additional information, see the section entitled “
BCA Proposal—Related Agreements—Registration Rights Agreement.
”
PIPE Subscription Agreement
Aurora entered into a subscription agreement (the “PIPE Subscription Agreement”), dated as of May 10, 2021, with SB Northstar LP (“SoftBank”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex H, pursuant to which, among other things, SoftBank agreed to subscribe for and purchase an aggregate number of shares of Better Home & Finance Class A common stock and Better Home & Finance Class C common stock equal to 150,000,000, subject to adjustment as further described therein. For additional information, see the section entitled “
BCA Proposal—Related Agreements—PIPE Subscription Agreement.
”

Sponsor Subscription Agreement
Aurora entered into a subscription agreement (the “Sponsor Subscription Agreement”), dated as of May 10, 2021, with Novator Capital Sponsor Ltd. (the “Sponsor”) and BB Trustees SA, as trustee of the Future Holdings Trust, an indirect parent of the Sponsor, as guarantor (the “Sponsor Guarantor”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex I, pursuant to which, among other things, the Sponsor agreed to subscribe for and purchase a number of shares of Better Home & Finance Class A common stock with an aggregate value equal to $200,000,000 at the per share purchase price of $10.00 for each share of the Better Home & Finance Class A common stock, the funding of which will reduce SoftBank’s commitment under the PIPE Subscription Agreement on a dollar-for-dollar
basis. For additional information, see the section entitled “
BCA Proposal—Related Agreements—Sponsor Subscription Agreement.
”
Redemption Subscription Agreement
Aurora entered into a redemption subscription agreement (the “Redemption Subscription Agreement”), dated as of May 10, 2021, with the Sponsor and the Sponsor Guarantor, as guarantor, a copy of which is attached to the accompanying proxy statement/prospectus as Annex J, pursuant to which, among other things, the Sponsor is responsible for 100% of the Backstop Purchase (as defined below).
The Redemption Subscription Agreement provides that immediately after the deadline for Aurora’s public shareholders to elect to redeem or convert their Aurora Class A ordinary shares from funds in Aurora’s trust account in connection with the Merger Closing, Aurora will notify the Sponsor of the number of shares that Aurora’s public shareholders have elected to redeem (the “Shortfall”), and the Sponsor will subscribe for and purchase (the “Backstop Purchase”) from Aurora the number of shares of Better Home & Finance Class A common stock equal to the Shortfall, at a purchase price equal to $10.00 per share. For additional information, see the section entitled “
BCA Proposal—Related Agreements—Redemption Subscription Agreement.
”
Sponsor Agreement
In connection with the execution of the Merger Agreement, the Sponsor entered into a letter agreement (the “Sponsor Agreement”) with Aurora, a copy of which is attached to the accompanying proxy statement/prospectus as Annex K, pursuant to which the Sponsor will forfeit upon Closing 50% of the Aurora private warrants and 20% of the Better Home & Finance Class A common stock retained by the Sponsor as of the Closing will become subject to transfer restrictions, contingent upon the price of Better Home & Finance Class A common stock exceeding certain thresholds (“Sponsor
Locked-Up
Shares”). The Sponsor
Locked-Up
Shares will be released in three tranches if the volume-weighted-average price (“VWAP”) of Better Home & Finance exceeds certain price thresholds:
(i) one-third
of such shares will be released if VWAP for any 20 Trading Days (as defined in the Sponsor Agreement) during any consecutive 30-Trading Day period exceeds $12.50 per share,
(ii) one-third
of such shares will be released if the VWAP for any 20 Trading Days during any consecutive
30-Trading
Day period exceeds $15.00 per share, and
(iii) one-third
of such shares will be released if the VWAP for any 20 Trading Days during any consecutive 30-Trading Day period exceeds $17.50 per share. In addition to the transfer restriction, there is a change in control provision included in the agreement, whereby if there is a Change in Control Transaction (as defined in the Sponsor Agreement) within five years following the Closing, the shares which have not reached the thresholds stated above will be forfeited. If after five years there is no change in control event, the lock-up
period will go on in perpetuity until the price thresholds are met. The Sponsor
Locked-up
Shares are expected to be accounted for as a derivative as such shares vest contingent upon the price of Better Home & Finance Class A common stock exceeding certain thresholds or upon some strategic events, which include events that are not indexed to Better Home & Finance Class A common stock. For additional information, see the section entitled “
BCA Proposal—Related Agreements—Sponsor Agreement.
”

Amended and Restated Insider Letter Agreement
Aurora entered into an amended and restated insider letter agreement (the “Amended and Restated Insider Letter Agreement”), dated as of May 10, 2021, among the Sponsor and certain individuals, each of whom is a member of the Board and/or management team of Aurora (each, an “Insider” and collectively, the “Insiders”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex L. The Amended and Restated Insider Letter Agreement, which contains, among other things, provisions relating to transfer restrictions on certain shares and warrants held by such parties, was amended and restated to provide Better with certain third-party beneficiary rights. For additional information, see the section entitled “
BCA Proposal—Related Agreements—Amended and Restated Insider Letter Agreement.
”
Founder Side Letter
Aurora entered into a letter agreement (the “Founder Side Letter”), dated as of May 10, 2021, with Vishal Garg (the “Better Founder”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex M, pursuant to which the Better Founder and CEO and his associates or affiliates (the “Better Founder Related Entities”) are permitted to pledge Better Home & Finance common stock held by the Better Founder and CEO or the Better Founder Related Entities following the Closing, in an aggregate principal amount of up to $150,000,000 (“Pledge Amount”), to support loans made to the Better Founder and CEO or the Better Founder Related Entities by third-party lenders or depository institutions. Under the Founder Side Letter, the Better Founder and CEO will also promptly donate any cash consideration he receives for his Better shares pursuant to Article III of the Merger Agreement to one or more charitable or political organizations of his choice. For additional information, see the section entitled “
BCA Proposal—Related Agreements—Founder Side Letter.
”
Amended & Restated Promissory Note
Aurora entered into an amended and restated promissory note (the “Promissory Note”), dated as of May 10, 2021, with the Sponsor, a copy of which is attached to the accompanying proxy statement/prospectus as Annex N, pursuant to which Aurora extended the maturity date of such note and promised to pay to the order of the Sponsor or its registered assigns or successors-in-interest the principal sum of $2,000,000 or such lesser amount as will have been advanced and will remain unpaid on the maturity date set forth therein in lawful money of the United States of America, on the terms and conditions described therein. For additional information, see the section entitled “
BCA Proposal—Related Agreements—Amended
 & Restated Promissory Note.
”
Ownership of Better Home & Finance following Business Combination
As of the date of this proxy statement/prospectus, there are [            ] Aurora ordinary shares issued and outstanding, which includes the [            ] founder shares held by the Sponsor (including Aurora’s independent directors) and the [            ] public shares. As of the date of this proxy statement/prospectus, there is outstanding an aggregate of [            ] warrants, which includes the [            ] Aurora private warrants held by the Sponsor and the [            ] Aurora public warrants. Each whole warrant entitles the holder thereof to purchase one Aurora Class A ordinary share and, following the Domestication, will entitle the holder thereof to purchase one share of Better Home & Finance Class A common stock. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Business Combination), the Aurora fully diluted share capital would be [            ].
It is anticipated that, following the Business Combination and taking into account the pro forma ownership assumptions and assuming the exercise of all Better Warrants on a cash basis, (1) Better Stockholders (without taking into account any Aurora public shares held by Better Stockholders prior to the consummation of the Business Combination) are expected to own approximately 76.4% of the outstanding Better Home & Finance common stock and have approximately 95.2% of the total voting power, (2) Aurora’s public shareholders are expected to own approximately 3.1% of the outstanding Better Home & Finance common stock and have approximately 1.3% of the total voting power, (3) the Sponsor and related parties (including the independent directors of Aurora) are expected to collectively own, (x) in the no redemptions scenario, approximately 3.7% of the outstanding Better Home & Finance common stock and have approximately 1.6% of the total voting power or (y) in the maximum redemptions scenario, approximately 6.9% of the outstanding Better Home & Finance common stock and have approximately 3.0% of the total voting power and (4) SoftBank is expected to own approximately 22.6% of the outstanding Better Home & Finance common stock and have approximately 9.4% of the total voting power (without giving effect to the Voting Proxy described under “Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—SoftBank Agreements”). These percentages assume the pro forma ownership assumptions described elsewhere in this proxy statement/prospectus, including (i) there will be no exercise of redemption rights by Aurora’s public shareholders or, in an alternative scenario described herein, all of Aurora’s public shareholders redeem their Aurora Class A ordinary shares and the Sponsor funds the full Shortfall under the Redemption Subscription Agreement, (ii) (a) the vesting of all shares of Better Home & Finance Class B common stock received in respect of the Better Home & Finance Restricted Stock Awards, (b) the vesting and net-exercise
of all Better Home & Finance Options for shares of Better Home & Finance Class B common stock, (c) the vesting of all Better Home & Finance RSUs and the issuance of shares of Better Home & Finance Class B common stock in respect thereof and (d) the issuance of 595,000,000 shares of Better Home & Finance common stock as the Stock Consideration pursuant to the Merger Agreement, which, in the case of all shares described in clauses (a)-(d) hereof, in the aggregate equal 562,159,550 shares of Better Home & Finance Class B common stock and 32,840,450 shares of Better Home & Finance Class A common stock (representing Better Home & Finance Class A common stock issuable upon exercise of Better Warrants that become Better Home & Finance warrants at Closing), (iii) Better Home & Finance issues 32,434,357 shares of Better Home & Finance Class A common stock to SoftBank pursuant to the PIPE Subscription Agreement, (iv) Better Home & Finance issues 97,565,643 shares of Better Home & Finance Class C common stock to SoftBank pursuant to the PIPE Subscription Agreement, (v) Better Home & Finance issues 20,000,000 shares of Better Home & Finance Class A common stock to the Sponsor pursuant to the Sponsor Subscription Agreement and (vi) each Better Stockholder who is entitled to receive Better Home & Finance Class B common stock will elect to do so, rather than receive Better Home & Finance Class A common stock or Better Home & Finance Class C common stock (other than any Better Stockholder that is, or has an affiliate that is, a bank holding company, which holder will elect to receive shares of Better Home & Finance Class A common stock). If the actual facts are different from these assumptions, the percentage ownership and voting power retained by Better Stockholders in the combined company will be different. As described more fully elsewhere in this proxy statement/prospectus, shares of Better Home & Finance Class B common stock will have three votes per share, whereas shares of Better Home & Finance Class A common stock will have one vote per share and shares of Better Home & Finance Class C common stock will have no voting rights, except as provided by law or the Proposed Certificate of Incorporation. Upon the consummation of the Business Combination, Better Stockholders will hold all of the issued and outstanding shares of Better Home & Finance Class B common stock.

The following table illustrates varying ownership levels and voting power in Better Home & Finance immediately following the consummation of the Business Combination based on the assumptions above under both no redemptions and maximum redemptions scenarios.

	Share Ownership and Voting Power in Better Home & Finance
	Post-Business Combination (1) No Redemptions			Post-Business Combination (1) Maximum Redemptions
	Number of Shares	Percentage of Outstanding Shares	Percentage of Voting Power	Number of Shares	Percentage of Outstanding Shares	Percentage of Voting Power
Better Stockholders— Class A	32,840,450	4.2%	1.8%	32,840,450	4.2%	1.8%
Better Stockholders— Class B (2)	562,159,550	72.2%	93.4%	562,159,550	72.2%	93.4%
Aurora Public Shareholders—Class A	24,300,287	3.1%	1.3%	—	—	—
Sponsor—Class A	29,060,058	3.7%	1.6%	53,360,345	6.9%	3.0%
SoftBank—Class A	32,434,357	4.2%	1.8%	32,434,357	4.2%	1.8%
SoftBank—Class C	97,565,643	12.5%	—	97,565,643	12.5%	—

Total	778,360,345	100.0%	100.0%	778,360,345	100.0%	100.0%

(1)
The aggregate cash amount received by Better Stockholders is equal to $950,000,000. For further details, see the section entitled “
BCA Proposal—The Merger Agreement—Consideration—Aggregate Merger Consideration
.” As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem under the Redemption Subscription Agreement, the consideration and per share value of the shares of Better Home & Finance Class A common stock held by Aurora’s non-redeeming shareholders under the maximum redemptions scenario is the same as under the no redemptions scenario—the only difference in the maximum and no redemptions scenarios is the ownership of the Sponsor and Aurora unaffiliated public shareholders in Better Home & Finance common stock.

(2)
Includes 45,748,780 shares of Better Home & Finance Class B common stock to be issued to SoftBank II in respect of its holding of Better Capital Stock prior to the Closing. After consummation of the Business Combination, SoftBank, as an investor in the PIPE Investment, and SoftBank II, as a holder of Better capital stock, are collectively expected to beneficially own approximately 175,748,780 shares representing 9.4% of the voting power of Better Home & Finance common stock (without giving effect to the Voting Proxy described under “Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—SoftBank Agreements”).

Date, Time and Place of Extraordinary General Meeting of Aurora’s Shareholders
The extraordinary general meeting of the shareholders of Aurora will be held at [    ] [a.m.]/[p.m.], Eastern Time, on [                ], 2021, at [        ], or virtually via live webcast at [            ], to consider and vote upon the proposals to be put to the extraordinary general meeting, including if necessary, the Adjournment Proposal, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, each of the Condition Precedent Proposals have not been approved.
Voting Power; Record Date
Aurora shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned ordinary shares at the close of business on [                    ], 2021, which is the “record date” for the extraordinary general meeting. Shareholders will have one vote for each ordinary share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Aurora warrants do not have voting rights. As of the close of business on the record date, there were [            ] ordinary shares issued and outstanding, of which [            ] were issued and outstanding public shares.
Quorum and Vote of Aurora Shareholders
A quorum of Aurora shareholders is necessary to hold a valid meeting. A quorum will be present at the Aurora extraordinary general meeting if a majority of the issued and outstanding ordinary shares entitled to vote at the extraordinary general meeting are represented in person or virtually or by proxy. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal. As of the record date for the extraordinary general meeting, [            ] ordinary shares would be required to achieve a quorum.
The Sponsor has agreed to vote all of its ordinary shares in favor of the proposals being presented at the extraordinary general meeting. Additionally, Unbound HoldCo Inc., a Major Aurora Shareholder, has also agreed to vote all of its ordinary shares in favor of the proposals being presented at the extraordinary general meeting.
As of the date of this proxy statement/prospectus, the Sponsor (including Aurora’s independent directors) owns [    ]% of the issued and outstanding ordinary shares.
The proposals presented at the extraordinary general meeting require the following votes:

(i)
BCA Proposal
: The approval of the BCA Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(ii)
Domestication Proposal
: The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(iii)
Organizational Documents Proposals
: The separate approval of each of the Organizational Documents Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(iv)
Director Election Proposal
: The approval of the Director Election Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the Aurora Class B ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Under the Cayman Constitutional Documents, prior to the consummation of a business combination (as defined therein), only the holders of the Aurora Class B ordinary shares are entitled to vote on the Director Election Proposal.

(v)
Stock Issuance Proposal
: The approval of the Stock Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(vi)
Incentive Equity Plan Proposal
: The approval of the Incentive Equity Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(viii)
ESPP Proposal
: The approval of the ESPP Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(ix)
Adjournment Proposal
: The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Redemption Rights
Pursuant to the Cayman Constitutional Documents, a public shareholder may request of Aurora that Better Home & Finance redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

(i)
(a) hold public shares or (b) if you hold public shares through units, you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

(ii)	submit a written request to Continental Stock Transfer & Trust Company (“Continental”), Aurora’s transfer agent, that Better Home & Finance redeem all or a portion of your public shares for cash; and

(iii)	deliver your public shares to Continental, Aurora’s transfer agent, physically or electronically through DTC.
Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to [        ] [a.m.]/[p.m.], Eastern Time, on [                ], 2021 (two business days before the extraordinary general meeting) in order for their shares to be redeemed.
Holders of units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental, Aurora’s transfer agent, directly and instruct them to do so. Public shareholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the BCA Proposal
.
If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental, Aurora’s transfer agent, Better Home & Finance will redeem such public shares for a per-share
price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of June 30, 2021, this would have amounted to approximately $10.00 per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption takes place following the Domestication and, accordingly, it is shares of Better Home & Finance Class A common stock that will be redeemed immediately after consummation of the Business Combination. See the section entitled “
Extraordinary General Meeting of Aurora—Redemption Rights
” in this proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.
Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Sponsor has agreed to vote in favor of the Business Combination, regardless of how our public shareholders vote. Unlike some other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Sponsor and Shravin Mittal, who owns his shares through Unbound HoldCo Ltd., each a Major Aurora Shareholder and, in the case of Mr. Mittal, a member of the board of directors of Aurora, have agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Aurora Holder Support Agreement. As of the date of this proxy statement/prospectus, the Sponsor and Shravin Mittal, who owns his shares through Unbound HoldCo Ltd., own 20% and 6.2% of the issued and outstanding ordinary shares, respectively. The Sponsor has also agreed to backstop the redemption pursuant to the
“Redemption Subscription Agreement.”
Holders of the warrants will not have redemption rights with respect to the warrants.
Appraisal Rights
None of the Aurora shareholders, Aurora warrant holders or Better Stockholders have appraisal rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL, as applicable.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. Aurora has engaged Okapi Partners LLC to assist in the solicitation of proxies.
If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the extraordinary general meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “
Extraordinary General Meeting of Aurora—Revoking Your Proxy
.”
Interests of Aurora’s Directors and Executive Officers in the Business Combination
When you consider the recommendation of Aurora’s board of directors in favor of approval of the BCA Proposal, you should keep in mind that the Sponsor and Aurora’s directors and executive officers have interests in such proposal that are different from, or in addition to, those of Aurora shareholders and warrant holders generally. These interests include, among other things, the interests listed below:

•
Prior to Aurora’s initial public offering on March 8, 2021, the Sponsor purchased 5,750,000 Aurora Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. In February 2021 Aurora effectuated a share dividend of 1,006,250 Class B ordinary shares and subsequently cancelled 131,250 Class B ordinary shares, resulting in an aggregate of 6,625,000 Aurora Class B ordinary shares issued and outstanding. In March 2021, Aurora made a share dividend of 575,000 shares resulting in 7,200,000 Class B ordinary shares owned by the Sponsor and certain directors of Aurora. After Aurora’s initial public offering, the Sponsor surrendered for cancellation 249,928 shares, which occurred when the
45-day
over-allotment period expired, leaving 6,950,072 Class B ordinary shares held by the Sponsor and certain directors of Aurora. If Aurora does not consummate a business combination by March 8, 2023 (or if such date is extended at a duly called extraordinary general meeting, such later date), it would cease all operations except for the purpose of winding-up, redeeming all of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating, subject in each case to its obligations under the Cayman Islands Companies Law to provide for claims of creditors and the requirements of other applicable law. In such event, the 6,950,072 Aurora Class B ordinary shares collectively owned by the Sponsor and certain directors of Aurora would be worthless because following the redemption of the public shares, Aurora would likely have few, if any, net assets and because the Sponsor and Aurora’s directors and officers have agreed to waive their respective rights to liquidating distributions from the trust account in respect of any Aurora Class A ordinary shares and Aurora Class B ordinary shares held by it or them, as applicable, if Aurora fails to complete a business combination within the required period. Additionally, in such event, the 4,573,372 private placement warrants purchased by the Sponsor simultaneously with the consummation of Aurora’s initial public offering for an aggregate purchase price of $6,860,057, will also expire worthless. Certain of Aurora’s directors and executive officers also have a direct or indirect economic interest in such private placement warrants. The 6,950,072 shares of Better Home & Finance Class A common stock into which the 6,950,072 Aurora Class B ordinary shares collectively held by the Sponsor and certain directors of Aurora will automatically convert in connection with the Mergers (including after giving effect to the Domestication), if unrestricted and freely tradable, would have had an aggregate market value of $[        ] based upon the closing price of $[        ] per public share on Nasdaq on [                ], 2021, the most recent practicable date prior to the date of this proxy statement/prospectus. However, given that such shares of Better Home & Finance Class A common stock will be subject to certain restrictions, including those described above, Aurora believes such shares have less value. The 4,573,372 Better Home & Finance warrants into which the 4,573,372 private placement warrants held by the Sponsor and certain of Aurora’s directors and executive officers will automatically convert in connection with the Mergers (including after giving effect to the Domestication), if unrestricted and freely tradable, would have had an aggregate market value of $[        ] based upon the closing price of $[        ] per public warrant on Nasdaq on [                ], 2021, the most recent practicable date prior to the date of this proxy statement/prospectus.

•
The Sponsor (including its representatives and affiliates) and Aurora’s directors and officers are, or may in the future become, affiliated with entities that are engaged in a similar business to Aurora. Thor Björgólfsson is the Founding Partner of Novator Partners LLP and Novator Capital Advisors LLP, Arnaud Massenet is the Chairman of GRIP Ltd., and each of our other officers presently has and any of them in the future may have additional fiduciary or contractual obligations to at least one other entity pursuant to which such executive officer or director is or will be required to present a business combination opportunity to such entity under Delaware General Corporation Law. The Sponsor and Aurora’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Aurora completing its initial business combination. Moreover, certain of Aurora’s directors and officers have time and attention requirements for investment funds of which affiliates of the Sponsor are the investment managers. Aurora’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Aurora, and the other entities to which they owe certain fiduciary or contractual duties, including Novator Partners LLP and Novator Capital Advisors LLP. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Aurora’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Aurora, subject to applicable fiduciary duties under Cayman Islands Companies Act. Aurora’s Cayman Constitutional Documents provide that Aurora renounces its interest in any corporate opportunity offered to any director or officer of Aurora unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Aurora, and it is an opportunity that Aurora is able to complete on a reasonable basis.

•
Aurora’s existing directors and officers will be eligible for continued indemnification and continued coverage under Aurora’s directors’ and officers’ liability insurance after the Mergers and pursuant to the Merger Agreement.

•
The Sponsor has subscribed for $200,000,000 of the PIPE Investment, for which it will receive 20,000,000 shares of Better Home & Finance Class A common stock. See the section entitled “
Certain Relationships and Related Party Transactions—Aurora Acquisition Corp.—Subscription Agreements
” for additional information.

In the event that Aurora fails to consummate a business combination within the prescribed time frame (pursuant to the Cayman Constitutional Documents), or upon the exercise of a redemption right in connection with the Business Combination, Aurora will be required to provide for payment of claims of creditors that were not waived that may be brought against Aurora within the ten years following such redemption. In order to protect the amounts held in Aurora’s trust account, the Sponsor has agreed that it will be liable to Aurora if and to the extent any claims by a third party (other than Aurora’s independent auditors) for services rendered or products sold to Aurora, or a prospective target business with which Aurora has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case, net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the indemnity of the underwriters of Aurora’s initial public offering against certain liabilities, including liabilities under the Securities Act.

•
Our Sponsor has advanced funds to us for working capital purposes, including $462,295 as of June 30, 2021. These outstanding advances were documented in an amended and restated promissory note, dated as of May 10, 2021 (the “Promissory Note”), issued by Aurora to the Sponsor, pursuant to which Aurora may borrow up to $2,000,000 from the Sponsor (including those amounts which are currently outstanding). The Promissory Note is non-interest
bearing, unsecured and due and payable in full on the earlier of (i) the date on which the Merger by and between Better and Aurora is completed or (ii) the date that is 30 days after the termination of the Merger Agreement in accordance with its terms. If we do not complete our initial business combination within the required period, we may use a portion of our working capital held outside the trust account to repay such advances and any other working capital advances made to us, but no proceeds held in the trust account would be used to repay such advances and any other working capital advances made to us, and such related party may not be able to recover the value it has loaned us and any other working capital advances it may make.

•
With respect to Ms. Harding, Aurora’s chief financial officer, Aurora remunerates her for professional services rendered to Aurora in her role as chief financial officer at the rate of $10,000 per month and for her service on our board of directors at the rate of $15,000 per year, with an additional hourly fee at $500 per hour for services outside of the ordinary course of business of Aurora. Additionally, Ms. Harding received a $50,000 payment on March 21, 2021 in contemplation of her services to Aurora and a $75,000 payment on the earlier of March 21, 2023 or the date in which Aurora is liquidated.

•
Aurora’s officers and directors, and their affiliates, are entitled to reimbursement of out-of-pocket
expenses incurred by them in connection with certain activities on Aurora’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Aurora fails to consummate a business combination by March 8, 2023, they will not have any claim against the trust account for reimbursement. Aurora’s officers and directors, and their affiliates, expect to incur (or guaranty) approximately $1 million of transaction expenses (excluding the deferred underwriting commissions being held in the trust account). Accordingly, Aurora may not be able to reimburse these expenses if the Business Combination, or another business combination, is not completed by such date.

•
Pursuant to the Registration Rights Agreement, the Sponsor and related Sponsor holders and certain legacy Better Stockholders will have customary registration rights, including demand, piggy-back rights and block trade rights following the consummation of the Business Combination.

•
Aurora has the right to select two individuals, one of which is expected to be Prabhu Narasimhan and another has been or will be mutually agreed between Aurora and the Better Founder and CEO, to be nominated for election to the initial Board of Directors of Better Home & Finance, so long as the Aurora nominees complete a background check reasonably satisfactory to Better, qualify as “independent” directors for purposes of Nasdaq rules and are otherwise in compliance with SEC and Nasdaq rules and requirements governing directors, and satisfy any other applicable regulatory requirements.

•
The Proposed Certificate of Incorporation will contain a provision expressly electing that Better Home & Finance will not be governed by Section 203 (Delaware’s “interested stockholder” statute) of the DGCL, and, therefore, Better Home & Finance will not be subject to Section 203 of the DGCL.

The Sponsor has agreed to vote in favor of the Business Combination, regardless of how our public shareholders vote. The Sponsor and Unbound HoldCo Ltd., also a Major Aurora Shareholder, has agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Aurora Holder Support Agreement. As of the date of this proxy statement/prospectus, the Sponsor (including Aurora’s independent directors) owns 20% of the issued and outstanding ordinary shares of Aurora.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.
Interests of Better’s Directors and Officers in the Business Combination
Better’s directors and executive officers have interests in the Business Combination that are different from, or in addition to, those of Aurora’s shareholders and warrant holders and of Better Stockholders generally. These interests include, among other things, the interests listed below:

•
Treatment of Better Equity Awards in the Business Combination
. In connection with the Business Combination, all outstanding stock options, restricted stock awards and restricted stock units (“RSUs”) granted by Better prior to the Closing will be converted into stock options, restricted stock awards and RSUs with respect to shares of Better Home & Finance Class B common stock that will be subject to same terms and conditions as were in effect for such awards prior to the Closing (including with respect to vesting, exercisability and termination-related provisions). See the section entitled “
BCA Proposal—The Merger Agreement—Treatment of Better Options, Restricted Stock Awards, Restricted Stock Unit Awards
and Better Warrants
” for more information.

The amounts listed in the table below represent the number of stock options, restricted stock awards and/or RSUs held by each executive officer and director of Better as of July 14, 2021.

Name	Options	Restricted Stock	RSUs
Vishal Garg	8,000,000	4,000,000	—
Elana Knoller (1)	—	2,224,296	44,053
Kevin Ryan	—	1,182,000	—
All Non-Employee Directors	793,386	576,638	110,133
All Other Executive Officers	1,857,417	3,910,922	—

(1)	Ms. Knoller separated from Better as of June 4, 2021.

•
Director Compensation
. Better intends to approve and implement a compensation program for its non-employee
directors post-Closing in connection with Better’s transition to becoming a publicly traded company. For more information, please see “
Executive Compensation—Director Compensation
.”

•
Executive
Change in Control Severance Plan.
Better intends to adopt an Executive Change in Control Plan (the “CIC Plan”) in connection with the Business Combination to ensure that the Company will have the dedication of key executives of the Company in the event of a change in control. Better expects that the CIC Plan will provide market competitive severance benefits to members of senior management who experience a termination of employment without cause or a resignation for good reason in connection with or following a change in control. For more information about the CIC Plan, please see “
Executive Compensation—Executive Compensation Arrangements—Executive Change in Control Plan
.”

•
Management Transaction Bonuses
. In connection with the Business Combination, Better will award cash transaction bonuses of approximately $20.0 million to certain employees, which may include Better’s executive officers in the amounts and subject to terms and conditions to be determined by Better prior to Closing. For more information on the management transaction bonus plan, please see “
Executive Compensation—Executive Compensation Arrangements—Transaction Bonuses
.”

•
Executive Loans under the Employee Loan Program
. Prior to the Business Combination, Better extended loans to certain senior employees (including certain of Better’s executive officers) in order to facilitate the early exercise of options to purchase shares of Better common stock pursuant to certain secured partial recourse promissory notes and stock pledge agreements by and between Better and such senior employees. Better does not plan to grant any additional loans to employees in respect of early exercised stock options after the Closing, and outstanding loans to executive officers will be repaid, refinanced or otherwise discharged prior to the Closing in compliance with Section 402 of the
Sarbanes-Oxley
Act. For more information about the Employee Loan Program, please see “
Executive Compensation—Narrative to Summary Compensation Table—Employee Loan Program
.”

•
Post-Closing Directors and Officers
. Certain of Better’s directors and executive officers will serve as officers of Better Home & Finance following the consummation of the Business Combination. As such, in the future they will receive any cash or equity-based compensation that the Better Home & Finance board of directors determines to pay to such persons. For additional information, please see “
Management of Better Home
 & Finance Following the Business Combination
.”

•
Indemnification
. Upon closing of the Business Combination, Better’s existing directors and officers will be indemnified by and receive coverage under the directors’ and officers’ liability insurance maintained by Better Home & Finance after the Mergers and pursuant to the Merger Agreement. For additional information about the indemnification and insurance obligations, please see “
BCA Proposal—The Merger Agreement—Covenants and Agreements—Covenants of Aurora
.”

Recommendation to Shareholders of Aurora
Aurora’s board of directors believes that the BCA Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of Aurora’s shareholders and unanimously recommends that its shareholders vote “FOR” the BCA Proposal, “FOR” the Domestication Proposal, “FOR” each of the separate Organizational Documents Proposals, “FOR” the Director Election Proposal, “FOR” the Stock Issuance Proposal, “FOR” the Incentive Equity Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal, in each case, if presented at the extraordinary general meeting.

The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.
Sources and Uses of Funds for the Business Combination
The following table summarizes the sources and uses for funding the Business Combination. These figures assume (i) that no public shareholders exercise their redemption rights in connection with the Business Combination and (ii) that Better Home & Finance issues or, as applicable, reserves for issuance in respect of Better Awards outstanding as of immediately prior to the Closing that will be converted into awards based on Better Home & Finance common stock, and an aggregate of shares of Better Home & Finance Class B common stock as the Stock Consideration pursuant to the Merger Agreement. If the actual facts are different from these assumptions, the below figures will be different.

Sources		Uses
Cash and investments held in trust account (1)	278,005,993	Cash to Better Home & Finance Balance Sheet	758,005,993
PIPE Investment (2)	1,500,000,000	Cash Consideration	950,000,000
Better Equity Rollover	5,950,000,000	Better Equity Rollover	5,950,000,000
		Estimated Fees & Expenses (3)	70,000,000

Total Sources	$7,728,005,993	Total Uses	$7,728,005,993

(1)	As of June 30, 2021.
(2)	Shares issued in the PIPE Investment are at a deemed value of $10.00 per share.
(3)	Includes deferred underwriting commission of $8,505,100, transaction bonuses to executives of Better of $20.0 million and estimated transaction expenses.
U.S. Federal Income Tax Considerations
See the section entitled “
U.S. Federal Income Tax Considerations
” for a discussion summarizing the U.S. federal income tax considerations generally applicable to holders of Aurora Class A ordinary shares and Aurora warrants as a result of (i) the Domestication, (ii) the exercise of redemption rights with respect to Better Home & Finance Class A common stock that is received in the Domestication, (iii) the Mergers, and (iv) the ownership and disposition of Better Home & Finance Class A common stock and Better Home & Finance warrants that are received in the Domestication.
Expected Accounting Treatment
The Domestication
There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Aurora as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of Aurora immediately following the Domestication will be the same as those of Aurora immediately prior to the Domestication.

The Business Combination
We expect the Business Combination to be accounted for as a reverse recapitalization in accordance with GAAP. Under the guidance in FASB Accounting Standards Codification (“ASC”) 805, Aurora is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is expected to be reflected as the equivalent of Better issuing stock for the net assets of Aurora, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Better.
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a
30-day
waiting period following the two filings of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On May 24, 2021, Aurora and Better filed the required forms under the HSR Act with respect to the Business Combination with the Antitrust Division and the FTC and requested early termination. The related HSR Act waiting period expired on June 23, 2021.
At any time before or after consummation of the Business Combination, notwithstanding termination of the respective waiting periods under the HSR Act, the Department of Justice or the FTC, or any state or foreign governmental authority could take such action under applicable antitrust laws as such authority deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination, conditionally approving the Business Combination upon divestiture of assets, subjecting the completion of the Business Combination to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Aurora cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, Aurora cannot assure you as to its result. The parties will also seek approvals or non-objection
for the Business Combination from various state mortgage, real estate, title insurance, and hazard insurance-licensing authorities, as applicable, Fannie Mae, Freddie Mac, the FHA and the VA.
Emerging Growth Company
Aurora is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Aurora’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies, but any such election to opt out is irrevocable. Aurora has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Aurora, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Aurora’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Aurora’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates
exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the prior three-year period. References herein to “emerging growth company” has the meaning ascribed to it in the JOBS Act.
Summary Risk Factors
In evaluating the proposals to be presented at the Aurora extraordinary general meeting, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “
Risk Factors
.” These risk factors include, but are not limited to, the following:
Risks relating to Better’s business and industry, including:

•
Better’s business is significantly impacted by interest rates. Changes in prevailing interest rates or U.S. monetary policies that affect interest rates may have a material adverse effect on Better’s business, financial condition, results of operations, and prospects.

•	Better has a history of operating losses and may not maintain profitability in the future.

•	Better may be unable to effectively manage its growth, which could have a material adverse effect on its business, financial condition and results of operations.

•
Better’s business is subject to the seasonality of loan production, and historical patterns of loan production may be disrupted due to various social, political and economic factors which could have a material adverse effect on Better’s business.

•
Better depends on its ability to sell loans and MSRs in the secondary market to a limited number of loan purchasers, including government-sponsored enterprises and other secondary market participants for each relevant product.

•
Better’s business is highly dependent on Fannie Mae and Freddie Mac and certain other U.S. government agencies, and any changes in these entities or agencies or their current roles could have a material adverse effect on its business.

•
The geographic concentration of Better’s loan production and factors adversely affecting those geographic areas may have a material adverse effect on Better’s financial condition and results of operations.

•	Better faces intense competition that could materially and adversely affect it.

•
Better operates in a heavily regulated industry, and its loan production and servicing activities, real estate brokerage activities, title and settlement services activities and homeowners insurance agency activities expose it to risks of noncompliance with an increasing and, at times, inconsistent body of complex laws and regulations at the U.S. federal, state and local levels.

•
Better’s products use third-party software, hardware and services that may be difficult to replace or cause errors or failures of Better’s products that could materially and adversely affect its business, financial condition, liquidity, results of operations, or prospects.

•
Better relies on its warehouse lines to fund loans and otherwise operate its business. If one or more of such facilities are terminated or otherwise become unavailable to use, Better may be unable to find replacement financing at commercially favorable terms, or at all, which could have a material adverse effect on its business.

•
Better is, and may in the future be, subject to litigation or other disputes. If the outcomes of these proceedings are adverse to Better, it could materially and adversely affect Better’s business, revenues, financial condition, results of operations, and prospects.

•	The Better Founder and CEO is involved in litigation that could have a material adverse effect on Better’s revenues, financial condition, cash flows and results of operations.

•	Better’s management team has limited experience managing a public company.

•
Better’s risk management policies, procedures and techniques may not be sufficient to identify all of the risks to which Better is exposed, and failure to identify such risks could result in substantial losses and materially and adversely disrupt Better’s business operations.

•
Better has identified two material weaknesses in its internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of its financial statements or cause Better to fail to meet its periodic reporting obligations.

•
Better is, and intends to continue, developing new product offerings and refining existing product offerings. Better’s failure to accurately predict demand or growth of new or existing product lines could materially and adversely affect its business, financial condition, results of operations, and prospects.

•	Better is subject to risks associated with the COVID-19 pandemic, which could have a material adverse effect on its business, results of operations, financial condition and financial performance.
Risks related to Aurora and the Business Combination, including:

•
The public shareholders will experience immediate dilution as a consequence of the issuance of Better Home & Finance common stock as consideration in the Business Combination and the PIPE Investment and due to future issuances pursuant to the 2021 Plan and the ESPP. Having a minority share position will reduce the influence that Aurora’s current shareholders have on the management of Better Home & Finance.

•	Neither the Aurora board of directors nor any committee thereof obtained a third-party valuation in determining whether or not to pursue the Business Combination.

•
Since the Sponsor and Aurora’s directors and executive officers have interests that are different from, or in addition to (and which conflict with), the interests of Aurora’s shareholders, a conflict of interest existed in determining whether the Business Combination with Better is appropriate as an initial business combination.

•
Since the Sponsor and the directors and officers of Aurora have a lower cost basis in their Aurora shares than Aurora’s unaffiliated public shareholders, you may recognize a loss on your investment, even where they earn a positive return on their investment.

•	Future sales of stock could dilute Aurora’s equity, which may materially and adversely affect the market price of its common stock.

•	Aurora has identified one material weakness in respect of its internal controls over financial reporting.

•	The existence of multiple classes of common stock may materially and adversely impact the value and liquidity of Better Home & Finance Class A common stock.

•	The Domestication may result in material and adverse tax consequences for holders of Aurora Class A ordinary shares and Aurora warrants.

•
Because the combined company will become a public reporting company by means other than a traditional underwritten initial public offering, the combined company’s stockholders may face additional risks and uncertainties.

SELECTED HISTORICAL FINANCIAL INFORMATION OF AURORA
The selected historical statements of operations data of Aurora for the period from October 7, 2020 (date of inception) to December 31, 2020 and the balance sheet data as of December 31, 2020 are derived from Aurora’s audited annual financial statements included elsewhere in this proxy statement/prospectus. The selected historical financial statements of operations data of Aurora for the period ended December 31, 2020 and the balance sheet data as of December 31, 2020 are derived from Aurora’s financial statements included elsewhere in this proxy statement/prospectus. The selected historical condensed statements of operations data of Aurora for the six months ended June 30, 2021 and the condensed balance sheet data as of June 30, 2021 are derived from Aurora’s unaudited interim condensed financial statements included elsewhere in this proxy statement/prospectus.
Aurora’s historical results are not necessarily indicative of the results that may be expected in the future. The information below is only a summary and should be read in conjunction with the sections entitled “
Aurora’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and “
Information About Aurora
” and the financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement/prospectus.

	Six Months Ended June 30, 2021	As of December 31, 2020	For the Period from October 7, 2020 (inception) through December 31, 2020
Statement of Operations Data
Revenue
Formation and operating costs	$1,311,862		$20,000

Loss from operations	$(1,311,862)

Change in fair value of warrants	$(6,035,035)

Offering costs allocated to warrants liability	$(299,523)

Net income (loss)	$(7,643,297)		($20,000)

Basic and diluted weighted-average shares outstanding, Class A Common Stock subject to possible redemption	24,300,287		—
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$—		—
Basic and diluted weighted-average shares outstanding, Non-Redeemable Class A and Class B Common Stock	8,729,045		6,375,000
Basic and diluted net loss per share, Non-Redeemable Class A and Class B Common Stock	$(0.88)		$(0.00)

Balance Sheet Data

Total assets	$278,992,888	$562,663
Current Liabilities
Warrant Liability	$20,951,948	—
Deferred Underwriting Fee Payable	$8,505,100	—
Total liabilities	$30,332,290	$557,663
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 3,500,000 shares issued and outstanding (excluding 24,300,287 shares subject to possible redemption) as of June 30, 2021	$350	—
Class B ordinary shares, $0.001 par value, 50,000,000 shares authorized; 6,950,072 and 7,200,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	$695	$720

	Six Months Ended June 30, 2021	As of December 31, 2020	For the Period from October 7, 2020 (inception) through December 31, 2020
Class A ordinary shares subject to possible redemption, 24,300,287 shares at redemption value as of June 30, 2021 and December 31, 2020 respectively	$228,085,957	—
Additional Paid in Capital	$28,236,893	$24,280
Accumulated Deficit	$(7,663,297)	$(20,000)

Total shareholders’ equity (deficit)	$20,574,641	$5,000

SELECTED HISTORICAL FINANCIAL INFORMATION OF BETTER
The selected historical consolidated statements of operations data of Better for the years ended December 31, 2020 and 2019 and the historical consolidated balance sheet data as of December 31, 2020 and 2019 are derived from Better’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus. The selected historical consolidated statements of operations data of Better for the six months ended June 30, 2021 and 2020 and the consolidated balance sheet data as of June 30, 2021 are derived from Better’s unaudited interim condensed financial statements included elsewhere in this proxy statement/prospectus.
Better’s historical results are not necessarily indicative of the results that may be expected in the future and Better’s results for the six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 2021 or any other period. You should read the following selected historical consolidated financial data together with the sections entitled “
Risk Factors
” and “
Better
’
s Management
’
s Discussion and Analysis of Financial Condition and Results of Operations
” and Better’s consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

	Six Months Ended June 30,		Year Ended December 31,
(Amounts in thousands, except per share amounts)	2021	2020	2020	2019

Revenues
Mortgage platform revenue, net	$627,257	$224,871	$834,530	$84,445
Other platform, revenue	43,586	11,650	39,539	4,911
Net interest income (expense):
Interest income	43,059	7,828	26,697	7,951
Warehouse interest expense	(34,326)	(7,322)	(25,189)	(8,136)

Net interest income (expense)	8,733	506	1,508	(185)

Total net revenues	679,576	237,027	875,577	89,171

Expenses:
Mortgage platform expenses (1)(2)	312,818	95,498	299,164	66,326
General and administrative expenses (1)(2)	106,256	52,805	159,096	35,244
Marketing and advertising expenses (1)(2)	96,112	31,283	83,554	27,204
Technology and product development expenses (1)(2)	59,943	22,424	57,333	21,210
Other platform expenses (1)(2)	35,649	8,251	24,210	4,483

Total expenses	610,778	210,261	623,357	154,467

Income (loss) from operations	68,798	26,766	252,220	(65,296)
Interest and other expense, net:
Interest and amortization on non-funding debt	(4,887)	(5,639)	(50,967)	(726)
Change in fair value of convertible preferred stock warrants	(62,023)	(6,770)	(23,723)	(1,287)
Change in fair value of bifurcated derivative	—	6,164	36,827	—

Total interest and other expense, net	(66,910)	(6,245)	(37,863)	(2,013)

Income (loss) before income tax expense	1,888	20,521	214,357	(67,309)
Income tax expense	5,540	3,288	42,302	271

Net income (loss)	$(3,652)	$17,233	$172,055	$(67,580)

Income (loss) per share attributable to common stockholders Basic	$(0.04)	$0.10	$1.02	$(0.97)
Diluted	$(0.04)	$0.06	$0.86	$(0.97)

(1)	Includes stock-based compensation expense as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(in thousands)		(in thousands)
Mortgage platform expenses	$5,990	$432	$2,739	$163
General and administrative expenses	13,540	2,344	15,138	519
Marketing and advertising expenses	687	163	306	20
Technology and product development expenses	3,132	234	1,076	123
Other platform expenses	584	13	42	4

Total stock-based compensation expense	$23,933	$3,186	$19,301	$829

(2)	Includes depreciation and amortization expense as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(in thousands)		(in thousands)
Mortgage platform expenses	$1,910	$715	$2,001	$603
General and administrative expenses	259	424	1,041	191
Marketing and advertising expenses	23	12	26	36
Technology and product development expenses	7,211	2,482	6,799	3,498
Other platform expenses	257	13	29	12

Total depreciation and amortization	$9,660	$3,646	$9,896	$4,340

	As of June 30,	As of December 31,
	2021	2020	2019
	(in thousands)	(in thousands)
Balance sheet data:
Total assets	$4,712,420	$2,984,741	$469,376
Total liabilities	4,194,757	2,525,727	402,562
Total stockholders’ equity (deficit)	81,383	49,326	(145,418)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of
Regulation S-X
as amended by the final rule, Release
No. 33-10786,
“Amendments to Financial Disclosures about Acquired and Disposed Businesses,” to give effect to the Business Combination and the related proposed financing transactions.
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Aurora will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Better issuing stock for the net assets of Aurora, accompanied by a recapitalization. The net assets of Aurora will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Better.
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Aurora and the historical financial statements of Better as adjusted to give effect to the Business Combination and the related proposed financing transactions. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 depicts the accounting for the Business Combination and the related proposed financing transactions. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 depicts the effect of the pro forma balance sheet transaction accounting adjustments assuming those adjustments were made as of January 1, 2020. The selected unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Aurora and Better have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
This information should be read together with Aurora’s and Better’s historical financial statements and related notes, “
Unaudited Pro Forma Condensed Combined Financial Information
,” “
Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
,” “
Aurora’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
,” “
Unaudited Pro Forma Condensed Combined Financial Information
” and other financial information included elsewhere in this proxy statement/prospectus.

	Unaudited Pro Forma
	Six Months Ended June 30, 2021	Year Ended December 31, 2020
	(Assuming No Redemptions and Maximum Redemptions (1) )	(Assuming No Redemptions and Maximum Redemptions (1) )
	(in thousands, except share and per share amounts)
Combined Statement of Operations data:
Total net revenues	$679,576	$875,577
Total expenses	$612,090	$643,377
Net income	$50,471	$186,894
Net earnings per share—Better Home & Finance Class A, B and C Common Stock, basic	$0.08	$0.28
Net earnings per share—Better Home & Finance Class A, B and C Common Stock, diluted	$0.07	$0.25
Weighted-average shares outstanding, basic	638,423,000	670,231,000
Weighted-average shares outstanding, diluted	699,475,000	750,856,000

As of June 30, 2021
(Assuming No Redemptions and Maximum Redemptions (1) )
(in thousands)
Combined Balance sheet data:
Total assets	$5,534,967
Total liabilities	$4,193,382
Total stockholders’ equity	$1,341,585

(1)
As a result of the Sponsor agreeing to purchase the total number of shares that Aurora public shareholders redeem, the pro forma combined statement of operations data and balance sheet data under the maximum redemptions scenario is the same as under the no redemptions scenario. The only difference in the maximum and no redemptions scenarios is the ownership of the Sponsor and Aurora unaffiliated public shareholders in Better Home & Finance common stock.

COMPARATIVE PER SHARE DATA
The following table sets forth the per share data of each of Aurora and Better on a stand-alone basis and the unaudited pro forma combined per share data for the six months ended June 30, 2021 and the year ended December 31, 2020 after giving effect to the Business Combination and the PIPE Investment in an aggregate amount of $1,500,000,000, assuming that (i) no Aurora public shareholders exercise their redemption rights or that the maximum Aurora public shareholders exercise their redemption rights; (ii) Better Home & Finance issues to Better Stockholders 502,424,000 shares of Better Home & Finance common stock (consisting of 17,961,000 shares of Better Home & Finance Class A common stock and 484,463,000 shares of Better Home & Finance Class B common stock) and approximately 92,576,000 shares of Better Home & Finance Class A common stock and Better Home & Finance Class B common stock underlying Better Awards and Better Warrants as the Stock Consideration pursuant to the Merger Agreement, and an aggregate of $950.0 million of cash will be paid to those of the Better Stockholders who are eligible to make a cash election on a pro rata basis; (iii) before but effective at the Closing, Better repurchases approximately 1,898,734 shares of Better Capital Stock pursuant to certain side letter agreements that are subject to dispute as described under “
Related Party Transactions—Better—Pine Brook Side Letter
”; (iv) SoftBank receives 34,590,000 shares of Better Home & Finance Class A common stock and 95,410,000 shares of Better Home & Finance Class C common stock due to regulatory considerations described under “
BCA Proposal—Related Agreements—PIPE Subscription Agreement
,” the Sponsor subscribes for 20,000,000 shares of Better Home & Finance Class A common stock pursuant to the Sponsor Subscription Agreement, and no other investors have taken up such subscription; (v) the Better RSUs outstanding prior to completion of the Business Combination will convert into RSUs of Better Home & Finance Class B common stock; and (vi) the Better Warrants outstanding prior to completion of the Business Combination will convert into Better Home & Finance Warrants. The table below does not distinguish between the maximum redemptions scenario and the no redemptions scenario because the only difference is the ownership of the Sponsor and Aurora unaffiliated public shareholders in Better Home & Finance common stock.
The unaudited pro forma earnings information for the six months ended June 30, 2021 and for the year ended December 31, 2020 were computed as if the Business Combination and the PIPE Investment had been completed on January 1, 2020.
The historical book value per share is computed by dividing total shareholders’ equity by the number of Aurora Ordinary Shares outstanding at the end of the period. The pro forma combined book value per share of Better Home & Finance common stock is computed by dividing total pro forma stockholders’ equity by the pro forma number of shares of Better Home & Finance common stock outstanding at the end of the period. The pro forma earnings per share of the combined company is computed by dividing the pro forma income available to the combined company’s stockholders by the pro forma weighted-average number of shares of Better Home & Finance common stock outstanding over the period.
You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Aurora and Better and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Aurora and Better pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus. See “
Selected Unaudited Pro Forma Condensed Combined Financial Information
.”

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Aurora and Better would have been had the companies been combined during the periods presented.

			Combined pro forma
	Aurora (Historical)	Better (Historical)	Assuming No Redemptions and Maximum Redemptions (1)
As of and for the six months ended June 30, 2021
Book value per share (2)	$0.59	$0.82	$1.95
Weighted-average shares outstanding, Class A common stock subject to possible redemption—basic and diluted	24,300,287
Net loss per share, Class A common stock subject to possible redemption—basic and diluted	0.00
Weighted-average shares outstanding—basic and diluted	8,729,045
Net loss per share—basic and diluted	$(0.88)
Weighted-average shares outstanding of Better Holdco, Inc. and Subsidiaries—basic		84,243,060
Net earnings per share attributable to Better Holdco, Inc. and Subsidiaries stockholders—basic		$(0.04)
Weighted-average shares outstanding of Better Holdco, Inc. and Subsidiaries—diluted		84,243,060
Net earnings per share attributable to Better Holdco, Inc. and Subsidiaries stockholders—diluted		$(0.04)
Weighted-average shares outstanding of Better Home & Finance—basic			638,423,000
Net earnings per share attributable to Better Home & Finance—Class A, B and C Common Stock, basic			$0.08
Weighted-average shares outstanding of Better Home & Finance—diluted			699,475,000
Net earnings per share attributable to Better Home & Finance—Class A, B and C Common Stock, diluted			$0.07

As of and for the year ended December 31, 2020

Weighted-average shares outstanding, Class A common stock subject to possible redemption—basic and diluted	n/a
Net loss per share, Class A common stock subject to possible redemption—basic and diluted	n/a
Weighted-average shares outstanding—basic and diluted	6,375,000
Net loss per share—basic and diluted	$0.00
Weighted-average shares outstanding of Better Holdco, Inc. and Subsidiaries—basic		73,121,017
Net earnings per share attributable to Better Holdco, Inc. and Subsidiaries stockholders—basic		$1.02
Weighted-average shares outstanding of Better Holdco, Inc. and Subsidiaries—diluted		119,639,199
Net earnings per share attributable to Better Holdco, Inc. and Subsidiaries stockholders—diluted		$0.86

			Combined pro forma
	Aurora (Historical)	Better (Historical)	Assuming No Redemptions and Maximum Redemptions (1)
Weighted-average shares outstanding of Better Home & Finance— basic			670,231,000
Net earnings per share attributable to Better Home & Finance—Class A, B and C Common Stock, basic (3)			$0.28
Weighted-average shares outstanding of Better Home & Finance— diluted			750,856,000
Net earnings per share attributable to Better Home & Finance—Class A, B and C Common Stock, diluted (3)			$0.25

(1)
As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem pursuant to the Redemption Subscription Agreement, the consideration and per share value of Aurora Class A ordinary shares under the maximum redemptions scenario is the same as under the no redemptions scenario.

(2)	Book value per share is calculated as:
—	Aurora: Total shareholders’ equity of Aurora divided by the number of Aurora Ordinary Shares outstanding as of June 30, 2021.
—	Better: Total stockholder’s equity of Better divided by Better common stock outstanding as of June 30, 2021.
—
Combined Pro Forma: Total stockholder’s equity of Better Home & Finance divided by the aggregate number of Better Home & Finance Class A, B and C common stock expected to be outstanding at closing the Business Combination.

(3)	Better Home & Finance Class A, B and C common stock all have the same rights to share in the earnings and dividends of Better Home & Finance.

MARKET PRICE AND DIVIDEND INFORMATION
Aurora units, Class A ordinary shares and public warrants are currently listed on the Nasdaq Capital Market under the symbols “AURCU,” “AURC” and “AURCW,” respectively.
The most recent closing price of the units and common stock as of May 7, 2021, the last trading day before announcement of the execution of the Merger Agreement, was $10.44 and $10.50, respectively. The redeemable warrants did not trade before announcement of the execution of the Merger Agreement. As of [            ], the record date for the extraordinary general meeting, the most recent closing price for each unit, common stock and redeemable warrant was $[            ], $[            ] and $[            ], respectively.
Holders of the units, public shares and public warrants should obtain current market quotations for their securities. The market price of Aurora’s securities could vary at any time before the Business Combination.
Holders
As of the date of this proxy statement/prospectus, there was one holder of record of Aurora’s Class A ordinary shares, three holders of record of Aurora’s Class B ordinary shares, one holder of record of Aurora units and two holders of Aurora warrants. See the section entitled “
Beneficial Ownership of Securities
.”
Dividend Policy
Aurora has not paid any cash dividends on its Class A ordinary shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition of Better Home & Finance subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of Better Home & Finance’s board of directors. Aurora’s board of directors is not currently contemplating and does not anticipate declaring stock dividends nor is it currently expected that Better Home & Finance’s board of directors will declare any dividends in the foreseeable future. Further, the ability of Better Home & Finance to declare dividends may be limited by the terms of financing or other agreements entered into by Better Home & Finance or its subsidiaries from time to time.
Price Range of Better’s Securities
Historical market price information regarding Better is not provided because there is no public market for Better’s securities. For information regarding Better’s liquidity and capital resources, see the section entitled “
Better
’
s Management
’
s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources
.”

RISK FACTORS
Aurora shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the relevant proposals described in this proxy statement/prospectus.
RISKS RELATED TO BETTER’S BUSINESS
Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of Better and its subsidiaries prior to the consummation of the Business Combination, which will be the business of Better Home & Finance and its subsidiaries following the consummation of the Business Combination.
Risks Related to Our Operating History, Business Model, Growth and Financial Condition
We may not be able to continue to grow our loan production business or effectively manage significant increases in our loan production volume, both of which could materially and adversely affect our business, financial condition, results of operations, and prospects.
Our loan production business primarily consists of providing loans to home buyers and refinancing existing loans. Loan production for home buyers is greatly influenced by traditional participants in the home buying process such as real estate agents and home builders. As a result, our ability to secure relationships with these traditional participants will influence our ability to grow our loan production business. Loan production for refinancing customers’ existing loans is almost entirely driven by interest rates and our ability to grow that portion of our business is heavily dependent on the attractive interest rates we offer relative to market interest rates and customers’ current interest rates, as well as our ability to provide a favorable customer experience through all such interest rate cycles.
In April 2021, the U.S. began experiencing a significant rise in interest rates, which increased for a variety of reasons, including inflation concerns, market capacity constraints and other factors. Higher interest rates that initially materialized in the secondary market, including in our loan purchaser network, are not initially borne by customers as increased mortgage rates, but rather negatively impact us through decreasing net gains on sale as we seek to increase our market share. Accordingly, including as a result of our focus on growing our market share of Funded Loan Volume combined with a decrease in overall funding activities in the mortgage market generally, we experienced a significant decline quarter-over-quarter in our Gain on Sale Margin, declining from 3.01% in the quarter ended March 31, 2021 to 1.60% in the quarter ended June 30, 2021. This sizable compression in Gain on Sale Margin in the quarter ended June 30, 2021 in turn resulted in a decline in revenue of $171.8 million between the first and second quarter of 2021, contributing to a second quarter net loss of $86.0 million. We continue to expect gain on sale levels to remain depressed through 2021 relative to the levels of the quarter ended March 31, 2021 and originally forecasted 2021 levels that are included in the unaudited financial projections described elsewhere in this proxy statement/prospectus. Given the substantial changes in macroeconomic conditions and in our industry, similar financial projections, as well as the underlying assumptions, would be materially different if prepared today on the basis of the current market conditions and would project lower revenue, net income and gain on sale for us. Accordingly, you should not unduly rely on the financial projections included elsewhere in this proxy statement/prospectus as a current view of future prospects or anything more than a view as of the date prepared and based on conditions and assumptions as of that date.
Historically, our loan production has been comprised more heavily of refinancing loans (approximately 85% of Funded Loan Volume in the six months ended June 30, 2021 and the year ended December 31, 2020) and relatively less home purchase loans (approximately 15% of Funded Loan Volume in the six months ended June 30, 2021 and the year ended December 31, 2021) than the overall loan production market compared to the Fannie

Mae industry average of 65% refinance loans. Accordingly, if rising interest rates reduce the propensity of customers to refinance existing loans, such that purchase loan production comprises more of the market, then unless we are able to increase our share of loan production for new home purchases, which are less susceptible to higher interest rates, our market share would be materially and adversely affected. Areas of our business that are relatively less rate-sensitive than refinance loans include purchase loans and Better Plus businesses, yet demand for these products remains sensitive to interest rates, as purchase loans and other aspects of home services markets relating to home purchases are affected by changes in interest rates. For the six months ended June 30, 2021, Purchase Loan Volume comprised approximately 15% of our Funded Loan Volume and Better Plus comprised approximately 6% of our total revenues. Accordingly, demand for the significant majority of our products and services remains tied to interest rates, notwithstanding our goals to decrease reliance on relatively more interest rate sensitive products and services.
Our business operations are also subject to overall market factors that can impact our ability to grow our loan production volume. For example, increased competition from new and existing market participants, reduction in the overall level of refinancing activity, including as a result of higher interest rates, or slower growth in the level of new home purchase activity, including as a result of constrained supply, can impact our ability to continue to grow our loan production volumes, and we may be forced to produce loans with lower expected Gain on Sale Margins (resulting in lower net revenue) and increase our sales and marketing and advertising spend (leading to higher customer acquisition cost) in order to maintain our volume of activity consistent with past or projected levels. If we are unable to continue to grow our loan production business, this could materially and adversely affect our business, financial condition, results of operations, and prospects.
We have a history of operating losses and may not maintain profitability in the future.
We were formed in 2014, commenced operation in April 2015, and have experienced net losses and negative cash flows from operations. The year ended December 31, 2020 was the first year that we achieved an operating profit. However, we recognized a net loss of $86.0 million in the quarter ended June 30, 2021 and expect to have a net loss and an Adjusted Net Loss for the quarter ending September 30, 2021 and the year ending December 31, 2021. We expect our costs and expenses to continue to increase in future periods, which could materially and adversely affect our future operating results if our revenue does not increase. In particular, we intend to continue to expend significant funds to further develop our product offerings, including introducing new product offerings and expanding our existing product offerings across geographies, and to expand our engineering team as well as our marketing and advertising programs and sales teams to drive new customer adoption, expand strategic partner integrations, and support geographic expansion. In particular, to the extent higher interest rates reduce mortgage loan refinancing volume and constrained home supply reduces the level of home purchases, we would incur higher marketing and advertising expenses payable to digital lead aggregators in order for us to drive funded loan volume growth or we may need to offer even more competitive interest rates, either of which would materially and adversely impact our operating income. We expect that these trends will lead to higher customer acquisition costs going forward. We may also face increased regulatory compliance and security costs associated with growth, the expansion of our customer base, and being a public company. Our efforts to grow our business and offer new products may be more costly than we expect, we may not be able to increase our revenue enough to offset our increased operating expenses and the investments we need to make in our business, and new products may not succeed. We may incur significant losses in the future for several reasons, including as a result of the other risks described herein, and unforeseen expenses, difficulties, complications, delays and other presently unknown events or risks. If we are unable to achieve and maintain consistent profitability, this may materially and adversely affect the value of our business and common stock.
Our business and operations have experienced rapid growth, and if we do not appropriately manage future growth, if any, or are unable to improve our systems, processes and controls, our business, financial condition, results of operations, and prospects could be materially and adversely affected.
We have experienced rapid growth and increased demand for our product offerings. Our Total Loans were approximately 77,902 for the six months ended June 30, 2021, as compared to 20,784 for the six months ended

June 30, 2020, an increase of 275%. Our employee headcount has also increased significantly, growing to approximately 8,100 team members as of June 30, 2021, of which approximately 5,000 were located in the United States and approximately 3,100 in India, from approximately 1,300 team members as of December 31, 2019. As of June 30, 2021, approximately 600 team members work in technology and product development, of which nearly all were located in the United States. These team members are responsible for developing, improving, and maintaining our proprietary technology systems and homeownership platform. As of June 30, 2021, approximately 5,700 team members work in production roles, of which approximately 3,300 were located in the United States and approximately 2,400 in India. Additionally, approximately 750 team members work in our Better Plus business lines, primarily as real estate and insurance agents. The majority of the remaining team members work in general corporate functions. Parts of our loan production process require team members to assist customers through their home purchase or refinance journeys, or complete underwriting, processing, and closing tasks on behalf of customers. There remain numerous parts of our loan production process that require human labor, particularly as a result of our plans to rapidly grow our market share. Accordingly, we anticipate growing our loan production headcount to manage our capacity in the near- to medium-term until we have further enhanced our automation and reached greater scale in our operations.
The growth and expansion of our business places a continuous and significant strain on our management, operational and financial resources. As we grow and expand our product offerings, we have had and will continue to have to support more complex and diverse commercial relationships and regulatory regimes. We must continue to improve and expand our information technology and financial infrastructure, security and compliance oversight, operating and administrative systems, our relationships with various partners and other third parties, and our ability to manage headcount and processes in an efficient manner to manage our growth effectively, while at the same time continuing to provide the customer experience that has driven our growth.
We may not be able to maintain the pace of improvements or expansions to our product offerings successfully or implement systems, processes and controls in an efficient or timely manner or in a manner that does not materially and adversely affect our results of operations, or impact customer experience. Our failure to improve our systems, processes and controls, or their failure to operate in the intended manner, may result in our inability to manage the growth of our business and to forecast our revenue, expenses and earnings accurately or to prevent losses.
As we expand our business and operate as a public company, we may find it difficult to maintain our corporate culture while managing our employee growth. Any failure to manage our anticipated growth and related organizational changes in a manner that preserves our culture could materially and adversely impact future growth and achievement of our business objectives. Additionally, our productivity and the quality of our products may be materially and adversely affected if we do not integrate and train our new team members quickly and effectively. Failure to manage future growth effectively could result in increased costs, materially and adversely affect our customers’ satisfaction with our product offerings and materially and adversely affect our business, financial condition, results of operations, and prospects.
Our recent growth has already slowed and may not be indicative of our near-term future growth, and we may not be able to maintain our revenue growth rate in the future.
Our total revenues for the years ended December 31, 2020 and 2019 were $875.6 million and $89.2 million, respectively, representing a growth rate of 882%. We continued to grow our revenues significantly in the first quarter of 2021 with revenue increasing 755% compared to the first quarter of 2020. We believe our recent growth rates have been partially driven by interest rates being at historic lows and the increased use of online services, both as a result of the
COVID-19
pandemic. We do not believe that the revenue growth rate we experienced in these periods is representative of expected near-term future growth rates. In the quarter ended June 30, 2021, we reported a significant sequential decline in revenue, which declined $171.8 million between the first and second quarter, contributing to a second quarter net loss of $86.0 million. The decline over the first quarter of 2021 was primarily attributable to the rising interest rate environment, which contributed to a significant decline in our revenue as well as gain on sale. We expect to report a net loss and an Adjusted Net Loss for the quarter ending September 30, 2021 and the year ending December 31, 2021. You should not rely on the revenue growth of prior periods as an indication of our future performance. Many factors may contribute to declines in our growth rate, including fluctuations in interest rates, greater market penetration, increased competition, slowing demand for our product offerings, changes in demand for online services as pandemic-related restrictions continuing to ease, increased costs required to maintain or a failure by us to capitalize on growth opportunities, the maturation of our business and changes in economic conditions generally and in those affecting the housing and mortgage markets specifically, among others. If our growth rate continues to decline, investors’ perceptions of our business and the market price of our common stock could be materially and adversely affected.
Our growth makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.
Our rapid growth may make it difficult to evaluate our future prospects. Our ability to forecast our future results of operations is subject to a number of uncertainties, including our ability to effectively plan for and model future growth. We have encountered in the past, and may encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If we fail to achieve the necessary level of efficiency in our organization as it grows, or if we are not able to accurately forecast future growth, our business will be harmed. Moreover, if the assumptions that we use to plan our business are incorrect or change in reaction to changes in our market, or we are unable to maintain consistent revenue or revenue growth, it may be difficult to maintain profitability and the market price of our common stock may be volatile and materially and adversely affected.
We have grown rapidly and face increased risks, uncertainties, expenses and difficulties due to our relatively limited operating history and our reliance on third-party relationships and sources.
Better has a limited operating history at its current scale, and we have encountered and will continue to encounter risks, uncertainties, expenses and difficulties, including navigating the complex and evolving regulatory and competitive environments, increasing our number of clients and increasing our volume of loan origination. If we are not able to timely and effectively address these requirements, our business may be materially and adversely affected. Additionally, in delivering its services, Better relies on third-party sources and sub-servicing
arrangements, including credit bureaus, for credit, identification, employment and other relevant information in order to review borrowers. If this information becomes unavailable, becomes more expensive to access or is incorrect, Better may be unable to perform its services or our business may be materially and adversely affected.
Furthermore, Better maintains an integrated relationship with Ally Bank, a Utah state-chartered bank (“Ally”), in which Better Mortgage Corporation powers the end-to-end
home finance experience through a
co-branded
customer experience for loans that close in Ally’s name and are funded by Ally. Better also separately purchases certain of the loans originated through the Ally relationship prior to selling them in the secondary market. Through this relationship, Better generates a fixed fee per loan for its production services, purchases certain loans after they are originated, and generates additional revenue by selling such loans to our loan purchaser network. When the loans are sold to Better’s loan purchaser network, Ally receives a portion of the execution proceeds, with the total amount Better pays Ally for the loans (including the initial purchase price and portion of the execution proceeds) not exceeding the loans’ fair market value. Better’s agreements with Ally are non-exclusive
and do not prohibit Ally from working with our competitors or from offering competing services. Better could in the future have disagreements or disputes with Ally, which could negatively impact or threaten its relationship and that, in turn, would materially and adversely affect its business, financial condition, results of operations, and prospects.

Our growth depends, in part, on the success of our relationships with third-party vendors, some of which are associated with the Better Founder and CEO, and our ability to grow our business depends on our ability to continue these relationships.
We are dependent upon certain third-party software platforms, including to close loans and for capital markets analytics. Failure of these or any other technology providers to maintain, support or secure their technology platforms in general, and our integrations in particular, or errors or defects in their technology, could materially and adversely impact our relationship with our customers, damage our reputation and brand, and harm our business and operating results. Any loss of the right to use any of this software could result in material and adverse delays or difficulties in our ability to provide our services until equivalent technology is either developed by us or, if available from alternative providers, identified, obtained and integrated.
We also have significant vendors that, among other things, provide us with financial, technology and other services to support our mortgage loan origination business. If our current vendors were to stop providing services to us on acceptable terms or at all, including as a result of one or more vendor bankruptcies due to poor economic conditions or other events, we may be unable to procure alternatives from other vendors in a timely and efficient manner and on acceptable terms, or at all. Further, we may incur significant costs to resolve any such disruptions in service and this could materially and adversely affect our business, financial condition and results of operations.
We are also subject to regulatory risk associated with our vendors if they fail to comply with applicable law in performing services for us. For example, in April 2012, the Consumer Financial Protection Bureau, or CFPB, issued Compliance Bulletin and Policy Guidance 2012-03, as amended in 2016 by Compliance Bulletin and Policy Guidance 2016-02, which states that supervised banks and non-banks could be held liable for actions of their service providers. As a result, we could be exposed to liability, enforcement actions or other administrative actions and/or penalties if the vendors with whom we do business violate consumer protection laws.
In addition, certain of Better’s vendors and suppliers are majority-owned by entities affiliated with or controlled by the Better Founder and CEO, and we rely on such vendors and suppliers for certain important aspects of our platform. For example, TheNumber, LLC (“TheNumber”), which is controlled and partially owned by the Better Founder and CEO and was co-founded
by Sigurgeir Jonsson, our Head of Financial Products, and Nicholas Calamari, our General Counsel, amongst others, provides data inputs and analytics on which our platform relies. TheNumber also provides lead generation and risk analysis services. These services are provided pursuant to a 2016 contract between the parties that is due to be renegotiated. Services rendered to Better by TheNumber were extended into 2022 in connection with entry into a development agreement for the further integration of its technology and services into our mortgage origination platform. If we are unable to negotiate future agreements with TheNumber on acceptable terms, or at all, this could materially and adversely affect our business, financial condition, results of operations, and prospects. Furthermore, we are currently in business discussions regarding launch of an unsecured loan product with Notable Finance, LLC (“Notable”), another company controlled by the Better Founder and CEO. Given its technology and portfolio of consumer lending licenses, Notable is well positioned to administer this loan program for Better. If we are unable to negotiate an agreement with Notable, it could negatively impact our growth prospects.
Our growth depends, in part, on the success of our strategic relationships to attract potential customers for our products, and our ability to grow our business depends on our ability to continue these relationships.
We depend on a number of strategic relationships to attract additional customers to our products. For example, through a number of strategic relationships, we purchase leads or otherwise advertise (e.g., on the provider’s website and/or via
e-mail),
on a
non-exclusive
basis, to consumers who may view the content and/or be customers of the lead or advertising platform providers. In some cases, we may offer consumers incentives to obtain their mortgage loans from us—such as closing cost discounts, rewards points, or credit card statement credits—based on the consumers’ status as an enrollee or customer of a particular advertising platform. We also may offer consumer incentives to use certain of our other services, including through incentive payments when consumers use our real estate brokerage services, regardless of whether they also obtain their mortgage loan from us. We also may offer specialized mortgage products (e.g., bridge loans) designed to meet the needs of consumers likely to view our advertising through a particular advertising platform.
Identifying strategic partners, and negotiating and documenting relationships with them, requires significant time and resources. In addition, there is significant competition to develop relationships with these strategic partners, and our competitors may be effective in providing incentives, such as consumer-direct discounts, to favor their products or platforms or to prevent or reduce our ability to advertise our offerings and our platform to consumers. If we are unsuccessful in establishing or maintaining our relationships with strategic partners and affiliates and identifying new strategic partners and establishing relationships with them in a timely manner, our ability to compete in the marketplace or to grow our revenue could be impaired and our results of operations may be materially and adversely affected. Additionally, certain of our relationships require extensive time and resources to implement and, once implemented, would require time and resources to terminate and unwind. To minimize any disruption associated with such a termination, certain of our relationships include transition service and wind-down periods. We cannot guarantee we will be successful in the implementation of these relationships or, if necessary, terminating and unwinding these relationships and implementation or termination could require substantial time and attention from our management team. Additionally, we cannot assure you that we will be able to successfully replace a terminated relationship with a new partner. In addition, in some cases, our strategic partners may compete with certain parts or all of our business. If we are unable to effectively manage our strategic partner relationships, this could materially and adversely affect our business, financial condition, results of operations, and prospects.
We are also subject to regulatory risk associated with these relationships, including changes in law or interpretations of law that could result in increased scrutiny of these relationships, require restructuring of these relationships, and/or diminish the value of these relationships. For a discussion of regulatory risks associated with partner and affiliate relationships, see “
Risks Related to Better’s Business—Risks Related to Our Regulatory Environment—Federal and state laws regulate our strategic relationships with third parties and affiliates; a determination that we have failed to comply with such laws could require restructuring of the relationships, result in financial liabilities and exposure to regulatory enforcement and litigation risk, and/or diminish the value of these relationships
.”
Operating and growing our business may require additional capital, and if capital is not available to us, our business, financial condition, results of operations, and prospects, may be materially and adversely affected.
Operating and growing our business is expected to require further investments in our technology and operations. We may be presented with opportunities that we want to pursue, and unforeseen challenges may present themselves, any of which could cause us to require additional capital. If our cash needs exceed our expectations or we continue to experience rapid growth, we could experience strain in our cash flow, which could materially and adversely affect our operations in the event we were unable to obtain other sources of liquidity. If, in the future, we aim to rely on funds raised through equity or debt financing, those funds may prove to be unavailable, may only be available on terms that are not acceptable to us or may result in significant dilution to you or higher levels of leverage, in which we will expose our business to additional risks. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, financial condition, results of operations, and prospects, could be materially and adversely affected.

We depend on our ability to sell loans and MSRs in the secondary market to a limited number of loan purchasers and to the GSEs and other secondary market participants for each relevant product. If our ability to sell loans and MSRs is impaired, our ability to produce loans and related MSRs would be materially and adversely affected.
Our business depends on our ability to sell our loan production. The gain recognized from sales of our loan production in the secondary market represents the bulk of our revenues and net earnings. Our ability to sell and the prices we receive for our loans vary from time to time and may be materially adversely affected by several factors, including, without limitation: (i) an increase in the number of similar loans available for sale; (ii) conditions in the loan securitization market or in the secondary market for loans in general or for our loans in particular, which could make our loans less desirable to potential purchasers; (iii) defaults under loans in general; (iv) loan-level pricing adjustments imposed by Fannie Mae and Freddie Mac, including adjustments for the purchase of loans in forbearance or refinancing loans; (v) the types and volume of loans being originated or sold by us; and (vi) the level and volatility of interest rates. An inability to sell or a decrease in the prices paid to us upon sale of our loans and MSRs would be detrimental to our business, as we are dependent on the cash generated from such sales to fund our future loan production and repay borrowings under our warehouse lines of credit. If we lack liquidity to continue to fund future loans, our revenues on new loan productions would be materially and adversely affected, which in turn would materially and adversely affect our profitability. The severity of the impact would be most significant to the extent we were unable to sell conforming home loans and MSRs to the GSEs.
The vast majority of the loans we produce are sold servicing released (with associated MSRs). During periods of market dislocation, we may choose to retain MSRs and enter into sub-servicing
arrangements with third parties to perform the servicing on our behalf. The value of our MSRs is based on numerous factors including: (i) the present value of estimated future net servicing cash flows; (ii) prepayment speeds; (iii) delinquency rates; and (iv) interest rates. The models we use to value our MSRs for sale or otherwise are complex and use asset-specific collateral data to estimate prepayment rates, future servicing costs and other factors and market inputs for interest and discount rates. The value we attribute to our MSRs is highly dependent on our models and therefore the assumptions incorporated into our models, and we cannot provide any assurance as to the accuracy of our models and their ability to predict the value of our MSRs on sale or other realization.
There may be delays in our ability to sell future loans and MSRs that we produce, or there may be a market shift that causes purchasers of our non-GSE
loans to reduce their demand for such products. These market shifts can be caused by factors outside of our control: for example, the market shift in response to the
COVID-19
pandemic that reduced loan purchaser appetite for
non-GSE
loans. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
 Pandemic.
” To the extent similar market shifts occur in the future, we could be required to reduce our loan production volume. Delays in the sale of loans and MSRs also increases our exposure to market risks, which could materially and adversely affect our profitability on sales of loans and MSRs. Any such delays or failure to sell loans and MSRs could materially and adversely affect our business.
We sell a substantial portion of our loans and MSRs to a limited number of purchasers and the loss of one of our purchasers or the failure to maintain certain financial eligibility requirements to sell our loans and MSRs to the GSEs would materially and adversely affect our results.
Substantially all of our loan production and related MSRs during the years ended December 31, 2020 and 2019 were sold to a limited number of purchasers in the secondary market, principally the GSEs. During the years ended December 31, 2020 and December 31, 2019, Fannie Mae accounted for 79% and 40% of total loans sold, respectively, and during the six months ended June 30, 2021, 59% of total loans sold. The volatility of interest rates and uncertainty in the market arising from the onset of the COVID-19 pandemic in 2020 caused many private purchasers to reduce their activity and pricing in the loan market, which resulted in a greater concentration of our loans sold to Fannie Mae. As conditions stabilized late in 2020 and 2021, private purchasers improved their pricing and began purchasing a greater share of our loan volume in 2021. In 2021, we have increased the share of our loans purchased by private purchasers as well as Freddie Mac. Nevertheless, our customers remain highly concentrated and we are required to maintain specified financial eligibility requirements to remain a seller in good standing with Fannie Mae, Freddie Mac, and others who buy our loans in the secondary market. If we were to fail to meet such requirements, the performance of our loans and MSRs were to materially vary from industry averages in a negative way, or we lose one of our purchasers, our ability to sell our loans and MSRs in the secondary market may be impaired, which would materially and adversely affect our results. For further discussion, see “
Risks Related to Better’s Business—Risks Related to Our Market, Industry, and General Economic Conditions—Our business is highly dependent on Fannie Mae and Freddie Mac and certain other U.S. government agencies, and any changes in these entities or their current roles could have a material adverse effect on our business
.”
We may be required to repurchase or substitute loans or MSRs that we have sold or indemnify purchasers of our loans or MSRs if we breach representations and warranties.
When we sell a mortgage loan or an MSR to a purchaser, we make certain representations and warranties. If a mortgage loan or MSR does not comply with the representations and warranties, we could be required to repurchase the loan or MSR, and/or indemnify secondary market purchasers for losses. If this occurs, we may have to bear any associated losses directly. While our contracts vary, they generally contain provisions that require us to indemnify these parties, or repurchase these mortgage loans, if:

•
our representations and warranties concerning mortgage loan quality and mortgage loan characteristics are inaccurate or are otherwise breached and not remedied within any applicable cure period (usually 90 days or less) after we receive notice of the breach;

•	we fail to secure adequate mortgage insurance within a certain period after closing of the applicable mortgage loan;

•	a mortgage insurance provider denies coverage;

•	if the borrower defaults on the loan payments within a contractually defined period (early payment default);

•	if the borrower prepays the mortgage loan within a contractually defined period (early payoff); or

•	the mortgage loan fails to comply with underwriting or regulatory requirements.
During times of market disruption or changes in interest rates, our counterparties that purchase mortgage loans may be particularly aware of the conditions under which mortgage loan originators or sellers must indemnify them against losses related to purchased mortgage loans, or repurchase those mortgage loans. This may lead them to seek to enforce such rights, including requiring us to repurchase such loans.
Repurchased loans, which are typically in arrears or default, generally can only be resold at a steep discount to their repurchase price and the amount of the unpaid balance, if at all. Before 2020, our loan repurchase reserve was not material, but as we experienced substantial growth in Funded Loan Volume and revenues in 2020, we maintained a more substantial loan repurchase reserve. The loan repurchase reserve represents our estimate of the total losses expected to occur and, while we consider such reserve to be adequate, we cannot assure you that it will be sufficient to meet repurchase obligations in the future. See “
Better
’s
Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Loan Repurchase Reserve
.”
If we are required to repurchase loans or indemnify our loan purchasers, we may not be able to recover amounts from third parties from whom we could seek indemnification due to financial difficulties or otherwise. As a result, we are exposed to counterparty risk in the event of non-performance
by our borrowers or other counterparties to our various contracts, including, without limitation, as a result of the rejection of an agreement or transaction in bankruptcy proceedings, which could result in substantial losses for which we may not have insurance coverage.
We rely on our own models and market information to manage risk and to make business decisions. Our business could be materially and adversely affected if those models fail to produce reliable and/or valid results or such market information is out of date or unreliable.
We make significant use of business and financial models that we have developed in connection with our proprietary technology to measure and monitor our risk exposures, evaluate risk profiles associated with loans, and to manage our business. For example, we use models to measure and monitor our exposures to interest rate, credit and other market risks and to forecast credit losses. The information provided by these models is used in making business decisions relating to strategies, initiatives, transactions, pricing and products. Models are inherently imperfect predictors of actual results because they are based on historical data available to us and our assumptions about certain factors such as future mortgage loan demand, interest rates, default rates, severity rates of realized losses, home price trends and other factors that may overstate or understate future actual results. Our models could produce unreliable results for a number of reasons, including the limitations of historical data to predict results due to unprecedented events or circumstances, such as the
COVID-19
pandemic, invalid or incorrect assumptions underlying the models or the associated data, the need for manual adjustments in response to rapid changes in economic conditions, incorrect coding of the models, incorrect data being used by the models or inappropriate application of a model to products or events outside of the model’s intended use. In particular, models are less dependable when the actual economic, social or political environment is different than the historical experience, and the models we utilize may fail to accurately assess the impact of, or predict outcomes related to changed circumstances. Additionally, as our business scales and we collect and analyze new customer profile data, there may be a lag between such data and the impact to our models, which could provide unreliable results. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
Pandemic
.”
We also depend upon our models in producing and selling our loan production and in connection with our hedging program. If our loan production does not meet loan purchasers’ standards, we would be required to repurchase loans or indemnify our loan purchasers and we may not be able to recover such amounts from third parties. For more information, see “
Risks Related to Better’s Business—Risks Related to Our Operating History, Business Model, Growth and Financial Condition—We may be required to repurchase or substitute loans or MSRs that we have sold or indemnify purchasers of our loans or MSRs if we breach representations and warranties.
”
Changes in the housing, credit and capital markets have required frequent adjustments to our models and the application of greater management judgment in the interpretation and adjustment of the results produced by our models. This application of greater management judgment reflects the need to consider updated information while continuing to maintain systematized and controlled processes for model updates, including development, testing, independent validation and implementation. As a result of the time and resources, including technical and staffing resources, that are required to perform these processes effectively, it may not be possible to replace existing models quickly enough to ensure that they will always properly account for the impacts of recent information and actions. If we are unable to continue to update and iterate on our internal models, our business, financial condition, results of operations, and prospects, could be materially and adversely affected.
We drive traffic to our website through advertising on financial services websites, search engines, social media platforms and other online sources, and if we fail to appear prominently in the search results or fail to drive traffic through other forms of marketing, our traffic would decline and we may have to spend more to drive traffic and improve our search results, any of which could materially and adversely affect our business, financial condition, results of operations, and prospects.
Our success depends on our ability to attract potential consumers to our website and convert them into customers in a cost-effective manner. We depend, in large part, on performance marketing leads (e.g., pay-per-click)
that we purchase from financial services websites as well as search engine results, social media platforms and other online sources for traffic to our website. In particular, we have historically focused our sales and marketing and advertising spend on purchasing leads from lead aggregators on financial services websites. We also have relationships where we advertise our products and services to consumers in our partners’ networks, generally offering incentives or discounts to such consumers. We expect to continue to devote significant resources to acquire customers, including advertising to our partners’ significant consumer networks, and offering discounts and incentives to consumers. To the extent that our traditional approach to customer acquisitions is not successful in achieving the levels of growth that we seek, including in particular in an environment of rising interest rates or constrained housing capacity, we may be required to devote additional financial resources and personnel to our sales and marketing and advertising efforts and to increase discounts to consumers, which would increase the cost base for our services.
We face several challenges to our ability to maintain and increase the number of visitors directed to our website. Our competitors may increase their online marketing efforts and outbid us for placement on various financial services lead aggregator websites or for search terms on various search engines, resulting in their websites receiving a higher search result page ranking than ours. Additionally, internet search engines could revise their methodologies in a way that would adversely affect the prominence of our search results rankings. If internet search engines modify their search algorithms in ways that are detrimental to us, if financial services sites increase their prices or refuse to include our product offerings in their product-offering comparison tools, or if our competitors’ marketing or promotional efforts are more successful than ours, overall growth in our customer base could slow or our customer base could decline. In addition, although we have expanded our direct-to-consumer,
or D2C, acquisition channels, including direct mail and identification of applicants from real estate agents, there can be no assurance that these efforts will succeed. Also, there can be no assurance that any increased marketing and advertising spend allocated to either of our customer acquisition channels in order to maintain and increase the number of visitors directed to our website will be effective. Any reduction in the number of visitors directed to our platform through internet search engines, financial services sites, social networking sites or any new strategies we employ could materially and adversely affect our business, financial condition, results of operations, and prospects.
Regulatory changes may also require search engines, social media platforms and other online sources to adjust their outreach techniques and algorithms, which may negatively impact the effectiveness of these platforms. For instance, on March 28, 2019, the U.S. Department of Housing and Urban Development, or HUD, announced charges of discrimination against Facebook, Inc., or Facebook, indicating that HUD had reasonable cause to believe that Facebook engaged in discriminatory housing practices in connection with the manner in which it distributed advertisements to users. Such actions could reduce the effectiveness of marketing strategies reliant on these tools and platforms. Additionally, the recent change in leadership at the Consumer Financial Protection Bureau, or CFPB, could result in a more stringent and aggressive interpretation of laws governing our interaction with lead aggregators, including the Real Estate Settlement Procedures Act, or RESPA, which could result in a material reduction in the availability of leads from such sources, increased costs, and increased regulatory risk.
We may be subject to liability in connection with loans we deliver to Ally Bank or other third parties, which could materially and adversely affect our business, financial condition, results of operations, and prospects.
In addition to producing loans in our own name and with our own funds, we also have taken and continue to take mortgage loan applications and deliver them to a third-party lender that sourced the applicants through a co-branded
mortgage broker model. We perform fulfillment services for these loans, and also purchase certain of the loans from the lender after the lender has closed and funded the loans. Currently, we have such an arrangement with Ally Bank, which accounted for less than 10% of our revenue for the six-month period ended June 30, 2021 and the year ended December 31, 2020. We expect to seek to enter into similar arrangements with additional lenders in the future. When we act as an outsourced loan producer, we deliver mortgage applications subject to a pre-existing
contractual arrangement with the other lender. If, in delivering those mortgage loan applications, we provide insufficient application information, provide the applicant non-compliant
disclosures, do not meet applicable registration, licensing or other applicable federal or state law requirements, or otherwise fail to comply with our agreements with the applicants or the lender, or if we are deemed to be the “true lender” of the loans based on our involvement in the origination and fulfillment of the loans and our secondary market purchase of certain of the loans, we can be held financially responsible for such issues and be subject to potential regulatory enforcement risk. In addition, we may incur liability from the lender or be subject to regulatory enforcement risk in the event that the ultimate borrower engaged in mortgage fraud, or the mortgage loan borrowers fail to perform on their loans.
Acquisitions and strategic alliances could distract management and expose us to financial, execution and operational risks that could materially and adversely affect our business, financial condition, results of operations, and prospects.
We may acquire or make investments in complementary or strategic businesses, technologies, services or products. There can be no assurance that we will be successful in identifying businesses that meet our acquisition criteria. In addition, even after a potential acquisition target has been identified, we may not be successful in completing or integrating the acquisition. We face significant competition for attractive acquisition opportunities from other well-capitalized companies, many of which have greater financial resources and a greater access to debt and equity capital to secure and complete acquisitions than we do. As a result of such competition, we may be unable to acquire certain companies or businesses that we deem attractive or the purchase price may be significantly elevated or other terms may be substantially more onerous. Any delay or failure on our part to identify, negotiate, finance on favorable terms, consummate and integrate such acquisitions could impede our growth.
In addition, acquisitions and the integration thereof require significant time and resources and place significant demands on our management, as well as on our operational and financial infrastructure. In addition, if we fail to successfully close transactions or integrate new teams, or integrate the products and technologies associated with these acquisitions into our company, our business could be materially and adversely affected. Acquisitions may expose us to operational challenges and risks, including:

•
the ability to profitably manage acquired businesses or successfully integrate the acquired businesses’ operations, personnel, financial reporting, accounting and internal controls, technologies and products into our business;

•
increased indebtedness and the expense of integrating acquired businesses, including significant administrative, operational, economic, geographic or cultural challenges in managing and integrating the expanded or combined operations;

•
entry into jurisdictions or acquisition of products or technologies with which we have limited or no prior experience, such as our recent agreements to acquire two companies in the United Kingdom, and the potential of increased competition with new or existing competitors as a result of such acquisitions;

•
entry into business lines in which we have not previously operated, which could expose us to new risks, additional licensing requirements and regulatory oversight and require additional integration and attention of management;

•	responsibility for legacy liabilities of companies or businesses we acquire, the existence or amount of which may not be known at the time of acquisition;

•
diversion of management’s attention and the over-extension of our operating infrastructure and our management systems, information technology systems, and internal controls and procedures, which may be inadequate to support growth;

•
the ability to fund our capital needs and any cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties; and

•	the ability to retain or hire qualified personnel required for expanded operations.
We do not have a significant track record of making acquisitions of companies or businesses. Our acquisition strategy may not succeed if we are unable to remain attractive to target companies or expeditiously close transactions. Issuing shares of our common stock to fund an acquisition would cause economic dilution to existing shareholders. If we develop a reputation for being a difficult acquirer or having an unfavorable work environment, or target companies view our common stock unfavorably, we may be unable to consummate acquisitions essential to our corporate strategy and our business may be materially and adversely affected.
We may not be able to hire, train and retain qualified personnel to support our growth, and difficulties with hiring, team member training and other labor issues could materially and adversely affect our ability to implement our business objectives and disrupt our operations.
Our operations depend on the work of our approximately 8,100 team members as of June 30, 2021. Our future success will depend on our ability to continue to hire, integrate, develop, and retain highly qualified personnel for all areas of our organization. Any talent acquisition and retention challenges could reduce our operating efficiency, increase our costs of operations, and materially and adversely affect our business, financial condition, results of operations, and prospects. We could face these challenges if competition for qualified personnel intensifies or the pool of qualified candidates becomes more limited. Additionally, we invest heavily in training our team members, which increases their value to competitors who may seek to recruit them. The inability to attract or retain qualified personnel could materially and adversely affect our business, financial condition, results of operations, and prospects. We believe the market for qualified talent can be particularly competitive in the engineering, data, and product areas, as well as for mortgage underwriters in certain market environments.
If we cannot maintain our corporate culture, we could lose the innovation, collaboration and focus on the mission that contribute to our business.
We believe that a critical component of our success is our corporate culture and our deep commitment to our mission that seeks to become a one-stop
shop for our customers’ homes by delivering a comprehensive selection of home-related products and services better, faster and cheaper. We believe this mission-based culture fosters innovation, encourages teamwork and cultivates creativity. Our mission defines our business philosophy as well as the emphasis that we place on our customers, our people and our culture and is consistently reinforced to and by our team members. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these valuable aspects of our corporate culture and our long-term mission. Any failure to preserve our culture, including a failure due to the growth from becoming a public company, could materially and adversely affect our future success, including our ability to attract and retain team members, encourage innovation and teamwork, and effectively focus on and pursue our mission and corporate objectives.
We are, and may in the future be, subject to litigation or other disputes. If the outcomes of these proceedings are adverse to us, it could materially and adversely affect our business, revenues, financial condition, results of operations, and prospects.
We are subject to various litigation and regulatory enforcement matters from time to time, the outcome of which could materially and adversely affect our business, financial condition, results of operations, and prospects. Claims arising out of actual or alleged violations of law could be asserted against us by our customers and other individuals, either individually or through class actions, by governmental entities in civil or criminal investigations and proceedings, examinations or audits, or by other entities. As is typical in the financial services industry, we continually face risks associated with litigation or regulatory enforcement of various types arising in the normal course of our business operations, including disputes relating to our product offerings, compliance with complex consumer finance laws and regulations, and other general commercial and corporate litigation. We operate in an industry that is highly sensitive to consumer protection, and we are subject to numerous local, state and federal laws that are continuously changing. Remediation for non-compliance
with these laws can be costly and significant fines may be incurred.
In addition, from time to time, we are subject to claims or investigations asserting that some employees are improperly classified under applicable law. For example, we are currently party to a pending legal claim alleging that we failed to pay certain employees for overtime in violation of the Fair Labor Standards Act and labor laws of the State of California. A determination in, or settlement of, any legal proceeding relating to classification of our employees could materially and adversely affect our business, financial condition, results of operations, and prospects. In addition, our Founder is, and potentially Better may be, subject to litigation as described below in
“Risks Related to Better’s Business—Risks Related to Our Operating History, Business Model, Growth and Financial Condition—The Better Founder and CEO is involved in litigation that could have a material adverse effect on our revenues, financial condition, cash flows and results of operations.
”
In recent years there has been an increase in the number of employment-related actions in states with favorable employment laws, such as California, where we have operations, as well as an increase in the number of discrimination and harassment claims against employers generally. Coupled with the expansion of social media platforms and similar devices that allow individuals access to a broad audience, these claims have had a significant negative impact on some businesses. Companies that have faced employment- or harassment-related lawsuits have had to terminate management or other key personnel and have suffered reputational harm that has negatively impacted their businesses. We have been and in the future may be subject to negative publicity or legal risk arising from accusations or lawsuits from team members or former team members regarding injury, creation of a hostile workplace, discrimination, wage and hour, employee benefits, sexual harassment and other employment issues. If we experience significant incidents involving employment- or harassment-related claims, we could face substantial out-of-pocket
losses and fines if claims are not covered by our liability insurance, as well as negative publicity. In addition, such claims may give rise to litigation, which may be time-consuming, costly and distracting to our management team.
Financial institutions are frequently the target of class action lawsuits and other types of litigation, some of which involve claims for substantial or indeterminate amounts, and the outcomes of which are unpredictable. Claims could be asserted under a variety of laws, including but not limited to consumer finance laws, consumer protection laws, intellectual property laws, privacy laws, labor and employment laws, securities laws, and employee benefit laws. These actions could expose us to adverse publicity and to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business. See “
Information about Better—Legal Proceedings
.”
The Better Founder and CEO is involved in litigation that could have a material adverse effect on our revenues, financial condition, cash flows and results of operations.
The Better Founder and CEO is involved in ongoing litigation related to prior business activities that includes at least one allegation about us. In one action, the plaintiff alleges (among other things) that the Better Founder and CEO breached his fiduciary duties to another company he co-founded,
misappropriated intellectual property and trade secrets, converted corporate funds and failed to file corporate tax returns. In another action, plaintiff-investors in a prior business venture allege that they did not receive required accounting documentation and that the Better Founder and CEO misappropriated funds that should have been distributed to the plaintiff-investors. These litigations could divert our Founder’s attention from our business regardless of the outcome of such litigations. Although we are not currently a party to either litigation, at least one plaintiff has sought permission to add us as a defendant in one of those litigations on claims of misappropriation of trade secrets and unfair competition, alleging that we have used unspecified, misappropriated trade secrets allegedly belonging to another company owned in part by the Better Founder and CEO. In addition, there has been and will likely continue to be a large amount of publicity regarding this litigation, which could negatively affect our reputation. If we were to become involved in any of those litigations, our involvement could impose a significant cost and divert resources and the attention of the Better Founder and CEO and other members of our executive management from our business, regardless of the outcome of such litigation. Such costs, together with the outcome of the actions if resolved unfavorably, could materially and adversely affect our business, financial condition and results of operations. Further, depending upon the outcome of these litigations, our licenses, which are necessary to conduct our business, could be materially and adversely affected.
Better is subject to litigation arising from the exercise of its rights under the Pine Brook Side Letter, which could be time-consuming, costly and distracting to our management team during implementation of the Business Combination.
Better is a party to a letter agreement, dated as of August 9, 2019, with Pine Brook Capital Partners II, L.P. (“Pine Brook”), pursuant to which Better is permitted to repurchase 1,875,000 shares issued to Pine Brook for an aggregate purchase price of $1 upon the occurrence of certain liquidation or initial public offering events, including upon consummation of the Business Combination. Mr. Howard Newman, managing partner of Pine Brook and a director of Better prior to closing of the Business Combination, has stated that Pine Brook disagrees with Better’s interpretation of the Pine Brook Side Letter that the consummation of the Business Combination entitles Better to exercise its repurchase right. Accordingly, Mr. Newman, in his capacity as director of Better, recused himself from the vote of Better’s board of directors to approve the Business Combination and Pine Brook is not a party to the Better Holder Support Agreement. In addition, on July 26, 2021, Pine Brook commenced litigation against Better, Aurora and Merger Sub in the Court of Chancery of the State of Delaware seeking declaratory judgment that Better does not have the right to repurchase such shares in connection with the Business Combination and that the lock-up included in the letter of transmittal that holders of 1% or more of Better Capital Stock are required to sign pursuant to the Merger Agreement is invalid and violates Delaware law. If we are unable to repurchase such shares, existing Better Stockholders’ receipt of the Merger Consideration would be diluted by 1.875 million shares of Better Capital Stock that also would be entitled to receive such consideration. Pine Brook and Mr. Newman have also threatened to bring claims against Better and the Better Founder and CEO related to certain allegations of fiduciary duty breaches in connection with Better’s corporate governance. For more information, see “
Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—Pine Brook Side Letter
.” Any such claims may give rise to litigation, which may be time-consuming, costly and distracting to our management team.
We and members of our management team have been, and may from time to time be, associated with negative media coverage or public actions that could have a material adverse effect on our business.
We and members of our management team have been, and may from time to time be, associated with negative media coverage or public actions or become involved in legal proceedings or governmental investigations. For example, in addition to the attention regarding litigation against the Better Founder and CEO described above, we have been the subject of certain news articles, including an article published on Forbes.com, focused on the placement of our former chief product officer on administrative leave following allegations of workplace grievances. Such negative press could materially and adversely affect our reputation and perception among consumers or potential team members, which could in turn materially and adversely affect our business, financial condition and results of operations. Further, our investigations into the allegations underlying such negative press could divert our Founder’s attention from our business regardless of the outcome of such investigations.

The Better Founder and CEO and other members of our management team and legal department have interests in or are employed by other business ventures that may divert their attention from our business and may from time to time be the subject of negative media coverage or public actions that could have a material adverse effect on the reputation of our management team and our business.
The Better Founder and CEO and other members of our management team and legal department presently have, and may in the future have additional, ownership interests in, employment by and fiduciary or contractual obligations to other entities with which they are affiliated with whom we may or may not have a relationship. Such other ventures and entities could divert the attention of our management from our business or create conflicts of interests. Such other entities and business ventures are, from time to time, subject to litigation or investigations that could materially and adversely affect the reputation and perception among our consumers or potential team members of the Better Founder and CEO or our management team, which could in turn materially and adversely affect our business, financial condition and results of operations.
In addition, our Head of Financial Products and General Counsel are founders of TheNumber, an entity controlled by the Better Founder and CEO. Other members of our legal department either are currently or were previously employees of 1/0 Capital, LLC (“1/0 Capital”) and provide services to Better, TheNumber or other entities associated with or controlled by 1/0 Capital and the Better Founder and CEO. For more information, see
“Certain Relationships and Related Party Transactions—Other Related Party Transactions—Other Related Party Transactions with 1/0 Capital, 1/0 Holdco and Related Entities.”
Loss of our key management, including the Better Founder and CEO, Vishal Garg, could materially and adversely affect our business, financial condition, results of operations, and prospects.
Our future success depends to a significant extent on the continued services of our senior management, including Vishal Garg, the Better Founder and CEO, and Kevin Ryan, our Chief Financial Officer. We believe Mr. Garg is critical to our operations and has been key to setting our vision, strategic direction and execution priorities. The experience of our other senior management is a valuable asset to us and would be difficult to replace. There is intense competition for experienced senior management with technical and managerial expertise in the financial services industry and we may not be able to retain our key management team. In addition, if we were to lose the Better Founder and CEO, that could lead to a termination of our relationships with his related entities such as Notable and TheNumber. We maintain “key person” life insurance for certain of our personnel, but it will not be sufficient to compensate for the material adverse effects that we expect would arise from the loss of our key management. The failure to properly develop or manage succession plans or develop leadership talent or the loss of services of key employees could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of the Better Founder and CEO, our Chief Financial Officer or other members of senior management could materially and adversely affect our business, financial condition, results of operations, and prospects.
Better Real Estate, our real estate brokerage service, exposes us to additional risks that could materially and adversely affect our business, financial condition, results of operations, and prospects.
We are subject to additional risks associated with our real estate brokerage business, which is conducted through Better Real Estate. Our real estate brokerage business consists of a network of third-party agents, as well as in-house
agents. We, our agents, and agents in our network of third-party agents are required to be licensed and comply with various laws and regulations governing the licensing and conduct of real estate brokerage and brokerage-related businesses in the markets where we operate. These laws and regulations contain general standards for and prohibitions on the conduct of real estate brokers and agents, including those relating to licensing of brokers and agents, fiduciary and agency duties, administration of trust funds, collection of commissions, advertising and consumer disclosures. Under state law, our real estate brokers and our partner agents have certain duties to supervise and are responsible for the conduct of their brokerage business. In addition, RESPA’s prohibitions on kickbacks, referrals, and unearned fees, as well as restrictions on affiliated business arrangements, apply to our real estate brokerage services. See
“Risks Related to Better’s Business—Risks Related to Our Regulatory Environment—Federal and state laws regulate our strategic relationships with third parties and affiliates; a determination that we have failed to comply with such laws could require restructuring of the relationships, result in material financial liabilities and exposure to regulatory enforcement and litigation risk, and/or diminish the value of these relationships
.”
In addition, our Better Real Estate business competes with traditional residential real estate brokerages while also referring some potential home buyers, who may have prequalified for a mortgage with us or another lender, to a network of third-party real estate agents that assist those home buyers in the purchase of their new home, pursuant to cooperative brokerage arrangements between Better Real Estate and the third-party agents. Because of this multifaceted business model, we face additional challenges that include: improper actions by our partner agents beyond our control that subject us to reputational, business or legal harms that could impact all of the services we offer, including our core loan production business; and failure to comply with the requirements governing the licensing and conduct of real estate brokerage and brokerage-related businesses, which could result in penalties or the suspension of operations; increases in competition in the residential brokerage industry that reduce profitability; continuing low home inventory levels that reduce demand; or a restriction or termination of our access to and use of listings data.
Our ability to maintain or grow our Better Real Estate business is also subject to commercial risks associated with the residential real estate brokerage industry, including intense competition from traditional and digital-native real estate brokerage businesses, which competition could reduce profitability as we compete on the basis of price, home inventory levels, which are currently at low levels relative to demand, the impact of interest rates on demand for homes and risks associated with our ability to access and use listings data, including our ability to maintain our agreements with the various multiple listing services of which we are members. To the extent that we are not able to maintain or grow our Better Real Estate business as a result of these or other factors, our business, financial condition, results of operations, and prospects could be materially and adversely affected.
Better Cover, our insurance agency, exposes us to additional risks that could materially and adversely affect our business, financial condition, results of operations, and prospects.
As a homeowner insurance agency, Better Cover solicits, sells, and binds hazard insurance policies written by third party insurance companies. Better Cover is generally regulated by the department of insurance in each state in which Better Cover does business. Better Cover and/or our designated employees must obtain and maintain licenses from these state regulatory authorities to act as agents or producers. Applicable regulations and licensing laws vary by state, are often complex, and are subject to amendment or reinterpretation by state regulatory authorities, who are vested with relatively broad discretion as to the granting, revocation, suspension and renewal of licenses. The possibility exists that we or our employees could be excluded or temporarily suspended from carrying on some or all of our activities in, or otherwise subjected to penalties by, a particular state. Moreover, state prohibitions on unfair methods of competition and unfair or deceptive acts and practices may apply to the business of insurance, and noncompliance with any such state statute may subject Better Cover to regulatory action by the relevant state insurance regulator and, in certain states, private litigation. Additionally, Better Cover is subject to certain federal laws, such as the Fair Housing Act and RESPA. State and federal regulatory requirements could adversely affect or inhibit our ability to achieve some or all of our business objectives.
Better Cover’s principal sources of revenue are commissions paid by insurance companies. Commission revenues generally represent a percentage of the premium paid by an insured and are affected by fluctuations in both premium rate levels charged by insurance companies and the insureds’ underlying “insurable exposure units,” which are units that insurance companies use to measure or express insurance exposed to risk (such as property values) to determine what premium to charge the insured. Insurance companies establish these premium rates based upon many factors, including loss experience, risk profile and reinsurance rates paid by such insurance companies, none of which we control.

The volume of business from new and existing customers, fluctuations in insurable exposure units, changes in premium rate levels, changes in general economic and competitive conditions, a health pandemic and the occurrence of catastrophic weather events all affect Better Cover’s revenues. For example, level rates of inflation or a general decline in economic activity could limit increases in the values of insurable exposure units. Conversely, increasing costs of litigation settlements and awards could cause some customers to seek higher levels of insurance coverage.
Better Settlement Services’ position as an agent utilizing third-party vendors for issuing a significant amount of title insurance policies could result in title claims directed at Better, which in turn could materially and adversely affect our business, financial condition, results of operations, and prospects.
In its position as a licensed title agent, Better Settlement Services performs the title search and examination function or may purchase a search product from a third-party vendor. In either case, Better Settlement Services is responsible for ensuring that the search and examination is completed. Better Settlement Services’ relationship with each title insurance company is governed by an agency agreement defining how Better Settlement Services issues a title insurance policy on behalf of the insurance company. The agency agreement also sets forth Better Settlement Services’ liability to the insurance company for policy losses attributable to Better Settlement Services’ errors. Periodic audits by Better Settlement Services’ partner insurance companies are also conducted.
Despite Better Settlement Services’ efforts to monitor third-party vendors with which Better Settlement Services transacts business, there is no guarantee that these vendors will comply with their contractual obligations. Furthermore, Better Settlement Services cannot be certain that, due to changes in the regulatory environment and litigation trends, Better Settlement Services will not be held liable for errors and omissions by these vendors. Accordingly, Better Settlement Services’ use of third-party vendors could materially and adversely impact the frequency and severity of title claims.
Our risk management policies, procedures and techniques may not be sufficient to identify all of the risks to which we are exposed, and failure to identify such risks could result in substantial losses and material disruption to our business operations.
The bulk of our revenues and net earnings are generated from the recognition of gain on sale from our loan production sold into the secondary market, which involves financial risk. If we are unable to effectively identify, manage, monitor and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational and legal risks related to our business, assets, and liabilities, we could incur substantial losses and our business operations could be materially disrupted.
We also are subject to various laws, regulations, and rules that are not industry-specific, including employment laws, health and safety laws, environmental laws and other federal, state and local laws, regulations and rules in the jurisdictions in which we operate. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks to which we are exposed, mitigate the risks we have identified or identify additional risks to which we may become subject in the future. Expansion of our business operations may also result in our being exposed to risks to which we have not previously been exposed or may increase our exposure to certain types of risks, and we may not effectively identify, manage, monitor, and mitigate these risks as our business activities change or increase.
We identified two material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
We identified two material weaknesses in our internal control over financial reporting as of December 31, 2020. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to (i) inadequate controls and oversight over the processes and procedures in applying guidance to complex accounting transactions, and (ii) inadequate controls over the review of valuation results derived by management’s financial expert in relation to complex financial instruments. We have concluded that these material weaknesses arose because we did not have the business processes, personnel and related internal controls necessary to satisfy applicable accounting and financial reporting requirements.
We are in the process of developing a remediation plan, which involves implementing additional review procedures within our accounting and finance department and hiring additional personnel within our accounting and finance function. The material weaknesses will be considered remediated when we design and implement effective controls that operate for a sufficient period of time for us to conclude, through testing, that these controls are effective. We will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate. We cannot assure you that the measures that we have taken, and that will be taken, to remediate these material weaknesses will, in fact, remedy such material weaknesses or will be sufficient to prevent future material weaknesses from occurring. We also cannot assure you that we have identified all of our existing material weaknesses.
If not remediated, these material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future after the consummation of the Business Combination, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of Better Home & Finance common stock could be adversely affected and Better Home & Finance could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.
As a private company, Better and its management were subject to more limited requirements with respect to the documentation, testing and certification of Better’s internal controls over financial reporting, and its auditors were subject to more limited requirements with respect to the testing of the effectiveness of the design and implementation of Better’s internal control over financial reporting. As a public company after the Business Combination, however, we will be required to comply with Section 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. This assessment will require disclosure of any material weaknesses identified by our management in our internal control over financial reporting. As an emerging growth company, our independent registered public accounting firm is not required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. When we no longer qualify as an emerging growth company, our independent registered public accounting firm will also be required to attest to the effectiveness of our internal control over financial reporting in each annual report on
Form 10-K to
be filed with the SEC. Our independent registered public accounting firm may issue a report that is adverse. To comply with the requirements of being a public company, we expect to need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting and internal audit staff. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, Nasdaq or other regulatory authorities, which would require additional financial and management resources.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would materially and adversely affect our business and the trading price of Better Home & Finance common stock.
Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. In addition to the material weaknesses in internal control over financial reporting identified in connection with the preparation of our financial statements to be filed with the SEC, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable requirements, or any subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could materially and adversely affect our business and the trading price of Better Home & Finance common stock. Failure to accurately report our financial performance on a timely basis could also jeopardize our continued listing on Nasdaq or any other exchange on which Better Home & Finance common stock may be listed. Delisting of Better Home & Finance common stock from any exchange would reduce the liquidity of the market for shares of Better Home & Finance common stock, which would reduce the price of and increase the volatility of the market price of shares of Better Home & Finance common stock.
We will be required to disclose changes made in our internal controls and procedures on a quarterly basis and our management will be required to assess the effectiveness of these controls annually. An independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation, which could have a material adverse effect on the trading price of shares of Better Home & Finance common stock.
Exposure to additional tax liabilities could affect our future profitability.
We are subject to income taxes in the United States, internationally, and the states and other locations where we operate and do business. Our effective tax rate and profitability could be subject to volatility or adversely affected by a number of factors, including:

•	changes in applicable tax laws and regulations, or their interpretation and application, including the possibility of retroactive effect;

•	changes in accounting and tax standards or practice;

•	changes in the mix of earnings and losses in state jurisdictions with differing tax rates;

•	changes in the valuation of deferred tax assets and liabilities; and

•	our operating results before taxes.
In addition, we may be subject to audits of our income, sales and other taxes by international, U.S. federal, state and local taxing authorities. Outcomes from these audits could have a material adverse effect on our business, financial condition, results of operations, and prospects.
Our ability to use our net operating losses to offset future taxable income is subject to certain limitations.
As of December 31, 2020, we had U.S. federal and state net operating loss, or NOLs, carryforwards of approximately $137.5 million. Better carries a full valuation allowance of approximately $17.4 million on its deferred tax assets, primarily comprised of NOLs. The tax authorities could challenge the amount, timing and/or use of our NOLs. Any such challenge, if successful, could significantly limit our ability to utilize a portion or all of our NOL carryforwards. Even if sustained, our ability to fully recognize the benefits from our NOLs is dependent upon our ability to generate sufficient taxable income prior to their expiration. The NOLs as of December 31, 2020 will begin to expire in 2035.
In general, under Sections 382 and 383 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change
NOLs and other tax attributes, such as research tax credits, to offset future taxable income. It has been determined that we have in the past experienced an ownership change, and as a result, our ability to utilize NOLs and other pre-change
tax attributes will be limited by Sections 382 and 383 of the Code. In addition, the Mergers and related transactions or future changes in our stock ownership, many of which are outside of our control, could result in another ownership change under Sections 382 and 383 of the Code. Furthermore, our ability to utilize NOLs of companies that we may acquire in the future may be subject to limitations. For these reasons, we may not be able to utilize a material portion of the NOLs.
The rules relating to U.S. federal and state income taxation are periodically under review by persons involved in the legislative and administrative rulemaking processes, by the IRS, the U.S. Department of the Treasury and other tax authorities, resulting in revisions to regulations and revised interpretations of established concepts as well as statutory changes, including decreases in the tax rate. Future revisions in U.S. federal, state or local tax laws and interpretations thereof could materially and adversely impact our ability to use some or all of the tax benefits associated with our NOL carryforwards.
Risks Related to Our Market, Industry, and General Economic Conditions
Our business and our mortgage loan origination revenues are highly dependent on macroeconomic and U.S. residential real estate market conditions, including those affecting the broader mortgage market.
Our success depends largely on the health of the U.S. residential real estate industry, which is seasonal, cyclical and affected by changes in general economic conditions beyond our control. Economic factors such as increased interest rates, slow economic growth or recessionary conditions, the pace of home price appreciation or the lack of it, changes in household debt levels, and increased unemployment or stagnant or declining wages affect our customers’ income and thus their ability and willingness to make loan payments and demand for loans and refinancing transactions. Market cycles and unpredictability may impact the mix and quantity of loans and other products that our customers demand, and as a result our results of operations may be adversely impacted. National or global events, including, but not limited to, the
COVID-19
pandemic, can affect all such macroeconomic conditions. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
 Pandemic
.” Additionally, during the financial crisis of 2008-2009, for example, a decline in home prices led to an increase in delinquencies and defaults, which led to further home price declines and losses for creditors. This depressed home loan production activity and general access to credit. Post-financial crisis, the disruption in the capital markets and secondary mortgage markets also reduced liquidity and loan purchaser demand for loans and mortgage-backed securities, while yield requirements for these products have increased. Deterioration in economic conditions would reduce consumers’ disposable income, which in turn would reduce consumer spending and willingness to take our loans. Any of the foregoing, if realized, would materially and adversely affect loan origination volume.
The success of our business strategies and our results of operations are also materially affected by current conditions in the broader mortgage markets, the financial markets and the economy generally. The mortgage markets have been and continue to be affected by changes in the lending landscape, defaults, credit losses and significant liquidity concerns. In addition, our Better Plus businesses, including Better Settlement Services, Better Cover and Better Real Estate, are also highly dependent on the overall health of the mortgage and housing market in general and accordingly, any of the foregoing could materially and adversely affect our business, financial condition, liquidity and results of operations. Volume-based sales incentives may incentivize sales of

Better Plus products that could be deemed inappropriate, even if our policies are intended to prevent such sales, which could subject us to reputational, business or legal harms that could impact all of the services we offer, including our core loan production business.
Additional macroeconomic factors, including, but not limited to, rising government debt levels, the withdrawal or augmentation of government interventions into the financial markets, changing U.S. consumer spending patterns, changing expectations for inflation and deflation, high unemployment levels in certain industries resulting from the
COVID-19
pandemic and weak credit markets may create low consumer confidence in the U.S. economy or the U.S. residential real estate industry. Continuing concerns over factors such as personal and business income taxes, healthcare, energy costs, geopolitical issues, the availability and cost of credit, the mortgage markets and the real estate markets have contributed to increased volatility and unclear expectations for the economy and markets going forward. Excessive home building or historically high foreclosure rates resulting in an oversupply of housing in a particular area can increase the amount of losses incurred on defaulted loans. In addition, the U.S. has imposed tariffs on certain imports, including homebuilding materials, from certain foreign countries and it is possible that the U.S. may impose additional tariffs or increase such tariffs in the future, having the effect of, among other things, raising prices to consumers, potentially eliciting reciprocal tariffs, and slowing the global economy.
The macroeconomic climate could be significantly negatively affected by terrorist attacks and other acts of violence or war. The terrorist attacks of September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, acts of violence or war, or the anticipation or consequences thereof or other response by the U.S. and its allies could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. The economic impact of these events could also materially and adversely affect the credit quality of some of our loans and investments and the properties underlying our interests.
Financial markets experienced significant volatility during the
COVID-19
pandemic, and the negative impact of the
COVID-19
pandemic on certain industries continues. As a result of continued challenging economic conditions, there may be a significant increase in the rate and number of mortgage payment delinquencies and house sales, and, as a result, home prices and multifamily fundamentals may be adversely affected, leading to an overall material and adverse decrease on our loan production activities.
Any uncertainty or deterioration in market conditions, including changes caused by the
COVID-19
pandemic, may lead to a decrease in loan productions and may also result in lower revenue on loans sold into the secondary market. A destabilization of the real estate and mortgage markets or deterioration in these markets may materially and adversely affect the performance and fair value of our assets, reduce our loan production volume, reduce the prices we receive for our MSRs and the profitability of servicing mortgages or materially and adversely affect our ability to sell mortgage loans that we acquire, either at a profit or at all.
COVID-19-related
supply chain interruptions and work disruptions also affected the availability of home construction materials, which led to a pause in new home construction, reducing the supply of new housing coming into the market in 2021. Exacerbated by increased demand for housing associated with the
COVID-19
pandemic, this has resulted in a constrained supply of new houses, which reduces home purchase volume and, thus, reduces the volume of new loans. Lower loan production volumes in the industry generally place downward pressure on industry profit, thus compounding the effect of the deteriorating market conditions. Such events would materially and adversely affect our business.
Any of the circumstances described above, alone or in combination, may lead to volatility in or disruption of the credit markets at any time and have a material adverse effect on our business, financial condition, results of operations, and prospects. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19

Pandemic
.”

Our business is significantly impacted by interest rates. Changes in prevailing interest rates or U.S. monetary policies that affect interest rates may have a material adverse effect on our business, financial condition, results of operations, and prospects.
Interest rate fluctuations have a significant effect on our results of operations and cash flows. Our financial performance is directly affected by changes in prevailing interest rates, which may subject our financial performance to substantial volatility. Due to the unprecedented events surrounding the
COVID-19
pandemic along with the associated severe consumer and financial market dislocation, there is an increased degree of uncertainty and unpredictability concerning future interest rates. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
 Pandemic
.”
Loan origination volume is significantly impacted by changes in interest rates. Decreasing interest rates tend to increase the volume of purchase and refinancing loan origination whereas increasing interest rates tend to decrease the volume of purchase and refinancing loan origination. While there has been a long-term trend of falling interest rates, with intermittent periods of rate increases, more recently there was a rising interest rate environment for the majority of 2018, a falling interest rate environment in 2019 and 2020, followed by a significant rise in interest rates initially experienced in April 2021.
According to the Mortgage Bankers Association, average
30-year
mortgage rates declined by approximately 56 basis points from April 1, 2020 to January 1, 2021. However, during the three months ended March 31, 2021, average
30-year
mortgage rates increased by approximately 58 basis points, before declining in the subsequent quarter ended June 30, 2021 by 26 basis points, such that average 30-year mortgage rates have increased by approximately 32 basis points in the first six months of this year. Since origination volumes tend to increase in declining interest rate environments and decrease in increasing rate environments, mortgage originators are exposed to cyclical changes as a result of shifts in interest rates.
We generate a sizeable portion of our revenues from loans we make to customers that are used to refinance existing loans. Generally, the refinance market experiences significant fluctuations. As interest rates rise, refinancing volumes generally decrease as fewer consumers are incentivized to refinance their loans. This materially and adversely affects our revenues or requires us to increase expenditures in an attempt to maintain refinancing related loan funding volumes. For example, in April 2021, we began experiencing a significant rise in interest rates, which contributed to a significant decline in our gain on sale from our funded loans as we sought to maintain funded loan volume and remain a low-cost
option for our customers. With regard to our purchase mortgage loan business, higher interest rates may also reduce demand for homeownership loans as homeownership becomes more expensive. This reduction in demand could materially and adversely affect our revenues or require us to increase expenditures in an attempt to increase or maintain our volume of loans.
Historically, we have sold the vast majority of our loans with servicing rights released, which means that we do not retain servicing rights and the income stream associated with such MSRs. Accordingly, since loan production comprises a relatively greater share of our revenue than other home mortgage originators who retain MSRs, our revenues would be more sensitive to rising interest rates, since the value of MSRs generally increase in a rising interest rate environment and that tends to offset, in part, the decline in refinancing and purchase loan production.
Interest rate lock commitments represent an agreement to extend credit to a customer where the interest rate is set prior to the loan funding. These commitments bind us to fund the loan at a specified rate. When loans are funded, they are classified as held for sale until they are sold. During the origination and sale process, the value of interest rate lock commitments and loans held for sale inventory rises and falls with changes in interest rates; for example, if we enter into interest rate lock commitments at low interest rates followed by an increase in interest rates in the market, the value of our interest rate lock commitment will decrease. The market value of a loan held for sale generally declines as interest rates rise, and fixed-rate loans, which make up a substantial portion of our loans, are more sensitive to changes in market interest rates than adjustable-rate loans. Any offset strategies we use to mitigate the interest rate risk that is inherent in our commitments to fund loans at then-prevailing rates and in our agreements to sell closed loans may not be successful.
On the other hand, lower interest rates can also materially and adversely affect our business, financial condition, results of operations, or prospects. Sustained low interest rates could also cause refinancing transactions to decline over time, as many customers and potential customers have already taken advantage of low interest rates.
Changes in interest rates are also a key driver of the revenue we receive from the sale of MSRs, particularly because our portfolio is composed primarily of MSRs related to high-quality loans, the values of which are highly sensitive to changes in interest rates. Historically, the value of MSRs has increased when interest rates rise as higher interest rates lead to decreased prepayment rates, and has decreased when interest rates decline as lower interest rates lead to increased prepayment rates. As a result, decreases in interest rates could materially and adversely affect our business, financial condition, results of operations, and prospects.
In addition, our business is materially affected by the monetary policies of the U.S. government and its agencies. We are particularly affected by the policies of the U.S. Federal Reserve, which influence interest rates and impact the size of the loan production market. In 2017, the U.S. Federal Reserve ended its quantitative easing program and started its balance sheet reduction plan. The U.S. Federal Reserve’s balance sheet consists of U.S. Treasuries and mortgage-backed securities, or MBS, issued by Fannie Mae, Freddie Mac and Ginnie Mae. The U.S. Federal Reserve also reduced the target range for the federal funds rate to 0% to 0.25% and announced a policy change in August 2020 to the way it sets interest rates that will likely keep interest rates in the U.S. relatively low for an extended period of time. We can provide no assurance that we will be eligible to use any government programs or, if eligible, that we will be able to utilize them successfully. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
 Pandemic.
”
Our business is subject to the seasonality of loan production, and historical patterns of loan production may be disrupted due to various social, political and economic factors which could have a material and adverse effect on our business.
Production of loans can be seasonal. Historically, market data shows that loan production has increased activity in the second and third quarters and reduced activity in the first and fourth quarters as home buyers tend to purchase their homes during the spring and summer in order to move to a new home before the start of the school year. On the other hand, this historical pattern may be disrupted for the foreseeable future as a result of the stay-at-home
and similar protective orders that have been issued in response to the
COVID-19
pandemic. In addition, in 2021, we expect that housing market seasonality will be outweighed by increased interest rates and constrained housing supply. In April 2021, the U.S. began experiencing a significant rise in interest rates, which increased for a variety of reasons, including inflation concerns, market capacity constraints and other factors. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
 Pandemic.
”
A disruption in the secondary home loan market would impact our ability to sell the loans that we produce and would have a material adverse effect on our business, financial condition, results of operations, and prospects.
Demand in the secondary market for home loans and our ability to sell the loans that we produce depends on many factors that are beyond our control, including general economic conditions, the willingness of lenders to provide funding for and purchase home loans and changes in regulatory requirements. Our inability to sell the loans that we produce in the secondary market in a timely manner and on favorable terms would materially and adversely affect our business. In particular, market fluctuations may alter the types of loans and other products that we are able to sell. If it is not possible or economical for us to continue selling the types of loans and other products that we currently sell, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

We are exposed to volatility in LIBOR and SOFR, which can result in higher-than-market interest rates and may have a material adverse effect on our business, financial condition, results of operations, and prospects.
The interest rate of our variable-rate indebtedness and the interest rate on the adjustable rate loans we produce and service are currently based on the London Inter-bank Offered Rate, or LIBOR. In July 2017, the U.K. Financial Conduct Authority announced that it intends to stop collecting LIBOR rates from banks after 2021. The announcement indicates that LIBOR will not continue to exist on the current basis. On November 30, 2020, ICE Benchmark Administration, the administrator of LIBOR, with the support of the United States Federal Reserve and the United Kingdom Financial Conduct Authority, announced plans to consult on ceasing publication of USD LIBOR on December 31, 2021 for only the one-week and two-month USD LIBOR tenors, and on June 30, 2023 for all other USD LIBOR tenors. While this announcement extends the transition period to June 2023, the United States Federal Reserve concurrently issued a statement advising banks to stop new USD LIBOR issuances by the end of 2021.
The withdrawal and possible replacement of LIBOR with alternative benchmarks introduces a number of risks for us, our customers and our industry more widely. These risks include legal implementation risks, as extensive changes to documentation for new and existing customers, including lenders and real estate investors/owners, may be required. There are also financial risks arising from any changes in the valuation of financial instruments, which may impact our loan production and servicing businesses. There are also operational risks due to the potential requirement to adapt information technology systems and operational processes to address the withdrawal and replacement of LIBOR. In addition, the withdrawal or replacement of LIBOR may temporarily reduce or delay transaction volume and could lead to various complexities and uncertainties related to our industry. Additionally, our business may face operational risks associated with documentation for existing loans that may not adequately address the LIBOR transition and implementation of the Secured Oversight Financing Rate, or SOFR, into our systems and processes properly to ensure interest is accurately calculated, and we have not quantified our exposure to this risk.
U.S.-dollar LIBOR is expected to be replaced with SOFR, a new index calculated by reference to short-term repurchase agreements for U.S. Treasury securities. In light of guidance from the Alternative Reference Rate Committee, comprised of a broad set of industry regulators and market participants, we plan to adopt SOFR as a replacement index. However, because SOFR is a broad U.S. Treasury repurchase agreement financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S.-dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S.-dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S.-dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S.-dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S.-dollar LIBOR.
In addition, Fannie Mae’s and Freddie Mac’s switch to SOFR may result in a disruption of business flow for our business due to changes in loan pricing as a result of spread differential between LIBOR and SOFR and hedging issues, both from a differential in cost and uncertainty with timing for the transition to the new index.
If we are not able to effectively manage these and other risks associated with a discontinuation of LIBOR, our business, financial condition, results of operations, and prospects could be materially and adversely affected.
Our hedging strategies may not be successful in mitigating our risks associated with changes in interest rates, which could materially and adversely affect our earnings.
Interest rate fluctuations have a significant effect on our results of operations and cash flows. The market value of loans held for sale and interest rate lock commitments, or IRLCs, generally change along with interest rates. Rising mortgage rates can result in falling prices for these interest-rate-sensitive assets, which negatively affect their value. We actively engage in risk management policies to mitigate these risks. We operate under hedging practices designed to mitigate the effects of any fluctuations in interest rates on our financial position related to IRLCs and loans held for sale. We hedge our IRLCs with forward to-be-announced
securities.

Our use of these hedge instruments exposes us to counterparty risk as they are not traded on regulated exchanges or guaranteed by an exchange or a clearinghouse and, consequently, there may not be the same level of protections with respect to margin requirements and positions and other requirements designed to protect both us and our counterparties. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory, commodity, and other regulatory requirements and, depending on the domicile of the counterparty, applicable international requirements. Consequently, if a counterparty fails to perform under a derivative agreement, we could incur a significant loss.
Our derivative instruments are accounted for as free-standing derivatives and are included on our consolidated balance sheet at fair market value as either assets or liabilities. Our operating results may suffer because the losses on the derivatives we enter into may not be offset by a change in the fair value of the related hedged transaction. Our hedging strategies also rely on assumptions and projections regarding our assets and general market factors. Our hedging strategies could be improperly executed or poorly designed and not have their desired effect, any of which could actually increase our risk of losses, or result in margin calls that materially and adversely affect our cash reserves, or our ability to fund additional loans or otherwise operate our business. Further, the significant and atypical volatility in the current interest rate marketplace can materially and adversely affect the effectiveness of our offsets.
Our hedging strategies also require us to provide cash margin to our hedging counterparties from time to time. Financial Industry Regulatory Authority, Inc., or FINRA, requires us to provide daily cash margin to (or receive daily cash margin from, depending on the daily value of related MBS) our hedging counterparties from time to time. The collection of daily margin between us and our hedging counterparties could, under certain market conditions, materially and adversely affect our short-term liquidity and cash-on-hand.
Our hedging activities in the future may include entering into interest rate swaps, caps and floors, options to purchase these items, purchasing or selling U.S. Treasury securities, foreign currency exchange strategies, and/or other tools and strategies. These hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our current hedging strategy. These hedging strategies may be less effective than our current hedging strategies in mitigating the risks described above, which could materially and adversely affect our business, financial condition, results of operations, and prospects.
Our business is highly dependent on Fannie Mae and Freddie Mac and certain other U.S. government agencies, and any changes in these entities or their current roles could have a material adverse effect on our business.
We produce loans eligible for sale to Fannie Mae and Freddie Mac, and government insured or guaranteed loans, such as the FHA. Currently, a significant portion of the loans that we sell are purchased by Fannie Mae. For example, during the years ended December 31, 2020 and December 31, 2019, Fannie Mae accounted for 79% and 40% of total loans sold, respectively, and during the six months ended June 30, 2021, 59% of total loans sold. The volatility of interest rates and uncertainty in the market arising from the onset of the COVID-19 pandemic in 2020 caused many private purchasers to reduce their activity and pricing in the loan market. As a result, the portion of our loans purchased by Fannie Mae increased in 2020 and, when conditions stabilized late in 2020, private purchasers improved their pricing and began purchasing a greater share of our loan volume in 2021. In 2021, we have increased the share of our loans purchased by private purchasers as well as Freddie Mac. Nevertheless, as a consequence of the variability and concentrated nature of our customer base in the secondary market for our loan production, the loss of one of our purchasers of our loan production would materially and adversely affect our revenue.
Since 2008, Fannie Mae and Freddie Mac have operated under the control and direction of the Federal Housing Finance Agency (“FHFA”) as their conservator. There is significant uncertainty regarding the future of the GSEs, including with respect to how long they will continue to be in existence, the extent of their roles in the market and what forms they will have, and whether they will be government agencies, government-sponsored agencies or private
for-profit
entities. Since they have been placed into conservatorship, many legislative and administrative proposals for GSE reform have been put forth, but have not been implemented in full.
In September 2019, the U.S. Department of the Treasury, or the Treasury, released a proposal for reform, and, in October 2019, the FHFA released a strategic plan regarding the conservatorships, which includes preparing for exiting conservatorship as one of its key objectives. Among other things, the Treasury recommended recapitalizing the GSEs, increasing private sector competition with the GSEs, replacing GSE statutory affordable housing goals, changing mortgage underwriting requirements for GSE guarantees, revising the CFPB’s qualified mortgage regulations (for further discussion of these regulations, see “
Risks Related to Better’s Business—Risks Related to Our Regulatory Environment—The CFPB continues to be active in its monitoring of the loan production and servicing sectors. New or revised rules and regulations and more stringent enforcement of existing rules and regulations by the CFPB could result in increased compliance costs
,
enforcement actions, fines, penalties and the inherent reputational harm that results from such actions.”)
, and continuing to support the market for
30-year
fixed-rate mortgages. Some of the Treasury recommendations would require administrative action, whereas others would require legislative action. It is uncertain whether these recommendations will be enacted (including when and at what rate such enactment may occur) by President Biden during his presidency. If these recommendations are enacted, the future roles of Fannie Mae and Freddie Mac could be reduced (perhaps significantly) and the nature of their guarantee obligations could be considerably limited relative to historical measurements. In May 2021, the FHFA published a final rule requiring Fannie Mae and Freddie Mac to develop credible resolution plans known as “living wills.” These would facilitate an orderly resolution of GSEs if the FHFA is appointed as receiver under the Housing and Economic Recovery Act of 2008 (“Recovery Act”). The GSEs must demonstrate how important business lines would be maintained to ensure support for mortgage finance with the goal of stabilizing the housing finance system with less government support. In addition, various other proposals to generally reform the U.S. housing finance market have been offered by certain members of the U.S. Congress, and certain of these proposals seek to significantly reduce or eliminate over time the role of the GSEs in purchasing and guaranteeing mortgage loans. Any such proposals, if enacted, may materially and adversely affect our business. It is possible that the adoption of any such proposals might lead to higher fees being charged by the GSEs or lower prices on our sales of loans to them.
In June 2021, the U.S. Supreme Court held in
Collins v. Yellen, Secretary Of The Treasury,
that the tenure protection given to the director of the FHFA under the Recovery Act is unconstitutional. In addition, the Court dismissed certain claims alleging that the FHFA exceeded its authority as a conservator and that its structure violates the Constitution’s separation of powers. Following the Court’s decision, the Biden administration removed the FHFA’s director from his position as the agency’s head. The resultant uncertainty surrounding the leadership of the FHFA could further delay any regulatory reform regarding the GSEs and the U.S. housing financing market. The extent and timing of any regulatory reform regarding the GSEs and the U.S. housing finance market, as well as any effect on our business, financial condition, results of operations, and prospects are uncertain. It is not yet possible to determine whether or when such proposals will be enacted. In addition, it is uncertain what form any final legislation or policies might take or how proposals, legislation or policies may impact our business. Our inability to make the necessary adjustments to respond to these changing market conditions or loss of our approved seller/servicer status with the GSEs would materially and adversely affect our business, financial condition, results of operations, and prospects. If those agencies cease to exist, wind down or otherwise significantly change their business operations or if we lost approvals with those agencies or our relationships with those agencies are otherwise adversely affected, we would seek alternative secondary market participants to acquire our loans at a volume sufficient to maintain our business. If such participants are not available on reasonably comparable economic terms, the above changes could have a material adverse effect on our ability to profitably sell loans we produce that are securitized through Fannie Mae and Freddie Mac.

Changes in the GSEs’, the FHA’s or the VA’s requirements could materially and adversely affect our business.
We are required to follow specific guidelines and eligibility standards that impact the way we produce and service GSE and U.S. government agency loans, including guidelines and standards with respect to:

•	credit standards for mortgage loans;

•	our default and claims rates on recently produced FHA loans;

•	our staffing levels and other servicing practices;

•	the servicing and ancillary fees that we may charge;

•	our modification standards and procedures;

•	the amount of reimbursable and non-reimbursable advances that we may make; and

•	the types of loan products that are eligible for sale or securitization.
Changes to GSE and U.S. government agency rules and guidance can materially and adversely impact the loans that we are able to produce and sell and/or insure, as well as the servicing decisions and actions that we are required to undertake. Recent changes to GSE, FHA and VA requirements in response to the
COVID-19
pandemic demonstrate this risk. For example, both the GSEs and FHA have issued guidance on the restrictive conditions under which they will purchase or insure loans going into forbearance pursuant to the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, shortly after the loan is produced, but before the loan is purchased by a GSE or insured by the FHA. Moreover, even if loan purchasers and agencies are willing to purchase or insure loans to borrowers who have been impacted by the
COVID-19
pandemic, they may adjust loan terms that make additional borrowing less attractive to consumers. For instance, during the pandemic, the GSEs announced significant loan-level price adjustments for first-time home buyers and other eligible consumers, implemented operational flexibilities that have since been revoked, and tightened underwriting criteria. Such changes could significantly slow loan production growth. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19

Pandemic
.”
In addition, further changes to Fannie Mae and Freddie Mac, the FHA or VA loan programs, or coverage provided by private mortgage insurers, could also have broad material and adverse market implications. Any future increases in guarantee fees or changes to their structure or increases in the premiums we are required to pay to the FHA, VA or private mortgage insurers for insurance or for guarantees could increase loan production costs and insurance premiums for our customers. These industry changes could negatively affect demand for our mortgage product offerings and consequently our production volume, which could materially and adversely affect our business. We cannot predict whether the impact of any proposals to move Fannie Mae and Freddie Mac out of conservatorship would require them to increase their fees. For further discussion, see “
Risks Related to Better’s Business—Risks Related to Our Market, Industry, and General Economic Conditions—Our business is highly dependent on Fannie Mae and Freddie Mac and certain other U.S. government agencies, and any changes in these entities or their current roles could have a material adverse effect on our business
.”
Failure to comply with underwriting guidelines of GSEs or
non-GSE loan
purchasers or insurers/guarantors could materially and adversely impact our business.
We must comply with the underwriting guidelines of the GSEs in order to successfully produce GSE loans, an area in which we have a substantial business. We also must comply with the underwriting guidelines of federal agency insurers/guarantors, such as the FHA and VA. If we fail to do so, we may be required to repurchase these loans, indemnify the insurers/guarantors, or be subject to other penalties or remedial measures. In addition, we could be subject to allegations of violations of the False Claims Act asserting that we submitted claims for insurance on loans that had not been underwritten in accordance with applicable underwriting guidelines. Violations of the False Claims Act carry civil penalties linked to inflation and, in some cases, treble the amount of the government’s damages. If we are found to have violated GSE underwriting guidelines, we could face regulatory penalties and damages in litigation, suffer reputational damage and we could incur losses due to an inability to collect on such insurance, any of which could materially and adversely impact our business, financial condition, results of operations, or prospects. If we fail to meet the underwriting guidelines of the GSEs, federal agency insurers/guarantors, or of non-GSE loan
purchasers we could lose our ability to underwrite and/or receive insurance/guaranty on loans for such loan purchasers and insurers/guarantors, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
For example, during the Obama administration, the federal government initiated a number of actions against mortgage loan lenders and servicers alleging violations of the Financial Institutions Reform, Recovery, and Enforcement Act (“FIRREA”) and the False Claims Act (“FCA”). Some of the actions against lenders alleged that the lenders sold defective loans to Fannie Mae and Freddie Mac, while representing that the loans complied with the GSE’s underwriting guidelines. The federal government has also brought actions against lenders asserting that they submitted claims for
FHA-insured
loans that the lender falsely certified to HUD met FHA underwriting requirements that resulted in FHA paying out millions of dollars in insurance claims to cover the defaulted loans. See
“Risks Related to Better’s Business—Risks Related to Our Market, Industry, and General Economic Conditions—Failure to comply with underwriting guidelines of GSEs or non-GSE
loan purchasers or insurers/guarantors could materially and adversely impact our business
.” Because these actions carry the possibility for treble damages, many have resulted in settlements totaling in the hundreds of millions of dollars, as well as required lenders and servicers to make significant changes in their practices.
Our underwriting guidelines may not be able to accurately predict the likelihood of defaults on the mortgage loans in our portfolio, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.
We originate and sell primarily conforming loans and other
non-agency-eligible
residential mortgage loans. Conforming loans are underwritten in accordance with guidelines defined by the agencies, as well as additional requirements in some cases, designed to predict a borrower’s ability and willingness to repay. Notwithstanding these standards, our underwriting guidelines may not always correlate with mortgage loan defaults. For example, FICO scores, which we obtain on a substantial majority of our loans, purport only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Underwriting guidelines cannot predict two of the most common reasons for a default on a mortgage loan: loss of employment and serious medical illness. Any increase in default rates could have a material adverse effect on our business, financial condition, liquidity and results of operations.
In addition, if a mortgage loan or MSR does not comply with underwriting standards or representations and warranties we give to loan purchasers, we could be required to repurchase the loan or MSR, and/or indemnify secondary market purchasers for losses. Reserves we maintain for this purpose may not be sufficient to fund such claims. For more information, see
“Risks Related to Better’s Business—Risks Related to Our Operating History, Business Model, Growth and Financial Condition—We may be required to repurchase or substitute loans or MSRs that we have sold or indemnify purchasers of our loans or MSRs if we breach representations and warranties.
”
Challenges to the Mortgage Electronic Registration System could materially and adversely affect our business, financial condition, results of operations, and prospects.
MERSCORP, Inc. is a privately held company that maintains an electronic registry, which tracks servicing rights and ownership of home loans in the United States. Mortgage Electronic Registration Systems, Inc., or MERS, a wholly owned subsidiary of MERSCORP, Inc., can serve as a nominee for the owner of a home loan and in that role initiate foreclosures or become the mortgagee of record for the loan in local land records. We have in the past and may continue to use MERS as a nominee. The Mortgage Electronic Registration System, or the MERS System, is widely used by participants in the mortgage finance industry.

Several legal challenges in the courts and by governmental authorities have been made disputing MERS’s ownership and enforceability of mortgage loans registered in its name, and accordingly its legal standing to initiate foreclosures or act as nominee for lenders in loans and deeds of trust recorded in local land records. Currently, MERS is the primary defendant in several class action lawsuits in various state jurisdictions, where the plaintiffs allege improper mortgage assignment and the failure to pay recording fees in violation of state recording statutes. The plaintiffs in such actions generally seek restitution, compensatory and punitive damages, recordation of all assignments and appropriate attorneys’ fees and costs. An adverse decision in any jurisdiction may delay the foreclosure process in other jurisdictions. These challenges have focused public attention on MERS and on how home loans are recorded in local land records. Although most legal decisions have accepted MERS as mortgagee, these challenges could result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, conducting foreclosure sales of mortgaged properties and submitting proofs of claim in customer bankruptcy cases.
We have operations in India that could be materially and adversely affected by changes in political or economic stability or by government policies in the U.S., India or globally.
As of June 30, 2021, we have operations, including approximately 40% of our workforce, located in India, which is subject to relatively higher degrees of political and social instability and may lack the infrastructure to withstand political unrest or natural disasters. The political or regulatory climate in the United States, or elsewhere, also could change so that it would not be lawful or practical for us to use international operations in the manner in which we currently use them.
In many foreign countries, particularly in those with developing economies, it may be common to engage in business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act of 1977, as amended, or the FCPA. Any violations of the FCPA or local anti-corruption laws by us, our subsidiaries or our local agents in India or elsewhere could have a material adverse effect on our business, financial condition, results of operations, and prospects, as well as our reputation, and result in substantial financial penalties or other sanctions. Certain activities that we may wish to perform offshore may require state licensure or may not be permitted by the agencies, due to the use of an offshore entity.
If we had to curtail or cease operations in India and transfer some or all of these operations to another geographic area, we would incur significant transition costs as well as higher future overhead costs that could materially and adversely affect our business, financial condition, results of operations, and prospects.
Our reported financial results may be materially and adversely affected by future changes in accounting principles generally accepted in the United States.
U.S. Generally Accepted Accounting Principles, or GAAP, is subject to standard setting or interpretation by the Financial Accounting Standards Board, or FASB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results. A change in these principles or interpretations could also require us to alter our accounting systems in a manner that could increase our operating costs, impact the content of our financial statements and impact our ability to timely prepare our financial statements. Our inability to timely prepare our financial statements in the future could materially and adversely affect our business, financial condition, results of operations, and prospects.
Our business is subject to the risks of catastrophic events such as earthquakes, fires, floods and other natural catastrophic events, interruption by man-made
issues such as strikes, cyberattacks and terrorist attacks.
Our systems and operations are vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, strikes, health pandemics, cyberattacks, terrorist attacks and similar events. Disease outbreaks have occurred in the past (including severe acute respiratory syndrome, or SARS, avian flu,

H1N1/09 flu and
COVID-19)
and any prolonged occurrence of infectious disease or other adverse public health developments could have a material adverse effect on the macro economy and/or our business operations. In addition, strikes, terrorist attacks and other geopolitical unrest could cause disruptions in our business and lead to interruptions, delays or loss of critical data. These types of catastrophic events could also affect our loan servicing costs, increase our recoverable and our non-recoverable
servicing advances, increase servicing defaults and negatively affect the value of our MSRs. We may not have sufficient protection or recovery plans in certain circumstances, such as natural disasters or terrorist attacks affecting areas where our operations are located, and our business interruption insurance may be insufficient to compensate us for losses that may occur.
Additionally, if such events lead to a prolonged economic slowdown, recession or declining real estate values, they could impair the performance of our investments and materially and adversely affect our business, financial condition, results of operations, and prospects, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. As a result, any such attacks may materially and adversely impact our performance. Losses resulting from these types of events may not be fully insurable.
Risks Related to Our Products and Our Customers
We face intense competition that could materially and adversely affect us.
Competition in the mortgage and title, insurance real estate brokerage and other markets in which we operate is intense. In addition, the mortgage and other consumer lending business is highly fragmented and dominated by legacy players. Some of our competitors may have more name recognition and greater financial and other resources than we have (including access to capital). Other of our competitors, such as correspondent lenders who produce loans using their own funds, may have more operational flexibility in approving loans. Commercial banks and savings institutions may also have significantly greater access to potential customers given their deposit-taking and other banking functions. Also, some of these competitors are less reliant than we are on the sale of mortgage loans into the secondary markets to maintain their liquidity and may be able to participate in government programs that we are unable to participate in because we are not a state or federally chartered depository institution, all of which may place us at a competitive disadvantage. Additionally, we operate at a competitive disadvantage to U.S. federal banks and thrifts and their subsidiaries because they enjoy federal preemption from compliance with state law and, as a result, conduct their business under relatively uniform U.S. federal rules and standards and are generally not subject to the mortgage-related laws of the states in which they do business. Unlike our federally chartered competitors, we are generally subject to all state and local laws applicable to lenders in each jurisdiction in which we operate, and we are sensitive to regulatory changes that may increase our costs or limit our activities, such as more restrictive licensing, disclosure, or fee-related
laws, or laws that may impose conditions to licensing that we or our personnel are unable to meet. To compete effectively, we must have a very high level of operational, technological and managerial expertise, as well as access to capital at a competitive cost. In addition, many commercial banks and other mortgage market participants offer consumers home mortgage loans while also providing us warehouse lines of credit that fund our loan production. This competition with our principal sources of funding may materially and adversely affect our business.
Further, we compete with other fintech companies and technology-oriented platforms across the broader real estate and mortgage industry for those consumers that consider obtaining loans online. Digitally native home buying technology platforms are increasingly moving into the loan production space. Such other online mortgage originators and digitally native entrants primarily compete on price and on the speed of the loan application, underwriting and approval process, and any increase in these competitive pressures could materially and adversely affect our business, including as a result of higher performance marketing and advertising spend due to greater demand for customer leads.
Competition in our industry can take many forms, including the variety of loan programs being made available, interest rates and fees charged for a loan, convenience in obtaining a loan, customer service levels, the amount and term of a loan and marketing and distribution channels. Fluctuations in interest rates and general economic conditions may also materially and adversely affect our competitive position. During periods of rising rates, competitors that have locked in low borrowing costs may have a competitive advantage. Furthermore, a cyclical decline in the industry’s overall level of loan producers, or decreased demand for loans due to a higher interest rate environment, may lead to increased competition for the remaining loans. Additionally, more restrictive loan underwriting standards have resulted in a more homogenous product offering, which has increased competition across the mortgage loan industry for loan originations. Furthermore, our existing and potential competitors may decide to modify their business models to compete more directly with our loan origination and servicing models. Since the withdrawal of a number of large participants from these markets following the 2008-2009 financial crisis, there have been relatively few large nonbank participants. In addition, technological advances and heightened
e-commerce
activities have increased consumers’ accessibility to products and services. This has intensified competition among banks and non-banks in offering mortgage loans. Any increase in these competitive pressures could materially and adversely affect our business.
Our success and ability to grow our business depend on retaining and expanding our customer base. If we fail to add new customers, our business, financial condition or operating results, and prospects could be materially and adversely affected.
Our business model is primarily based on our ability to enable consumers to purchase a home or refinance an existing mortgage through our platform in a seamless, transparent, and hassle-free transaction. We have experienced significant customer growth since we commenced operations; however, our recent growth has already slowed, we may not be able to recover or maintain our recent rate of growth and our customer base could shrink over time.
Our ability to attract new customers depends, in large part, on our ability to continue to provide, and be perceived as providing seamless and superior customer experiences and competitive pricing. In order to maintain this perception, we may be required to incur costs related to improving our customer service, increasing our marketing and advertising spend, as well as reducing the interest rates on our loan production more or more quickly than our competitors, any of which could result in lower revenues or lower profitability. In addition, there is no assurance that any of these actions will achieve their desired effect. If we fail to remain competitive on customer experience or pricing, our ability to grow our business and generate further revenue by attracting customers may be materially and adversely affected.
In addition to attracting new customers to Better, we also aim to attract existing customers when they begin searching for a new home purchase after successfully paying off their previous loans or when they seek to refinance their previous loans. We may not be able to attract such repeat customers for a variety of reasons, including but not limited to their dissatisfaction with a previous loan experience and the perception or ability to offer attractive loan products. If we fail to attract repeat customers for any reason, our ability to grow our business and generate further revenue may be materially and adversely affected.
Other factors that could materially and adversely affect our ability to grow our customer base include:

•
we fail to purchase, or maintain eligibility to purchase, leads from third-party sites, or effectively use search engines, social media platforms, content-based online marketing and other online sources for generating traffic to our website;

•	potential customers in a particular market generally do not meet our underwriting guidelines;

•	competitors offer similar or more attractive platforms and products than we have or offer better pricing than we do;

•	our platform experiences disruptions;

•	we suffer reputational harm to our brand resulting from negative publicity, whether accurate or inaccurate;

•	we fail to expand geographically;

•	we fail to offer new and competitive product offerings;

•	customers have difficulty accessing our website on mobile devices or web browsers as a result of actions by us or third parties;

•	technical or other problems frustrate the customer experience, particularly if those problems prevent us from generating quotes or paying claims in a fast and reliable manner;

•	we are unable to address customer concerns regarding the content, privacy, and security of our platform; or

•	we are unable to obtain or maintain required licenses to operate in certain jurisdictions.
Our inability to overcome these challenges could impair our ability to attract new customers and retain existing customers, and could materially and adversely affect our business, financial condition, results of operations, and prospects.
We derive almost all of our revenue from our mortgage loan production business, which we refer to as Home Finance. We are, and intend to continue, developing new products and refining existing products. Our failure to accurately predict demand or growth of new or existing products could materially and adversely affect our business, financial condition, results of operations, and prospects.
We derive almost all of our revenue from our mortgage loan production business, which we refer to as Home Finance. To the extent that our customers’ need for mortgage loans decreases significantly for any reason, it would likely have a material adverse effect on our business and operating results and harm our competitive position. Therefore, we believe that to remain competitive, we must continually expend resources to enhance and improve our technology, product offerings and product lines.
We are, and intend in the future to continue, investing significant resources in developing new and refining existing tools, features, services, products and other product offerings. For example, we are currently exploring an alternative home loan product for startup employees that would allow them to use private company equity as loan collateral. In addition, we are also focusing on expanding our Better Plus segment, including our network of third-party and in-house
real estate agents under our Better Real Estate offering. Furthermore, we are pursuing international expansion in the United Kingdom, where we recently signed agreements to acquire two internet-enabled real estate finance businesses. Changes to existing product offerings or new initiatives are inherently risky. In particular, new product offerings involve unproven business strategies and areas with which we have limited or no prior development or operating experience. Risks from our initiatives include those associated with potential defects in the existing design and development of the technologies used to automate processes, misapplication of technologies, the reliance on data that may prove inadequate, failure to meet customer expectations and distraction of management from core offerings, among others. As a result of these risks, we could experience increased claims, reputational damage or other adverse effects, which could be material. Additionally, we can provide no assurance that we will be able to develop, obtain regulatory approval for, commercially market and achieve acceptance of our new product offerings. In addition, our investment of resources to develop new product offerings may either be insufficient or result in expenses that are excessive in light of revenue actually produced from these new product offerings. In addition, refinement of existing product offerings may not result in commensurate improvement of customer service or expansion of revenue actually produced from these refined existing product offerings. Finally, the margins on any new products or services we offer may not be as attractive as the margins we maintain presently.
In recent years, consumers’ behavior patterns, in particular their propensity to use online sources for research, product comparison and guidance, have changed and continue to change. Similarly, available technologies for reaching targeted groups of consumers continue to evolve, as do laws and regulations relating to the use of such technologies. We expect that we will incur costs in the future to adjust our systems to adapt to changing behaviors and technologies, as well as changing laws and regulations with respect to the use of such technologies. In the future, technological innovations and changes in the way consumers engage with technology, the ways we are permitted to engage with customers, and any related laws and regulations, may materially and adversely affect our business, financial condition, results of operations, and prospects, if our business model, marketing strategy and technological infrastructure do not evolve accordingly.
Failure to accurately predict demand or growth with respect to our existing and new product offerings could materially and adversely affect our business, financial condition, results of operations, and prospects, and there is always risk that our existing or new product offerings will be less profitable than we expect, will increase our costs or will decrease our operating margins or take longer than anticipated to achieve target margins. Further, our development efforts with respect to these initiatives could distract management from current operations and could divert capital and other resources from our existing business. In addition, the profile of potential customers using our new product offerings may not be as attractive as the profile of the customers that we currently serve, which may lead to higher levels of delinquencies or defaults than we have historically experienced. If we do not realize the expected benefits of our investments, our business, financial condition, results of operations, and prospects, could be materially and adversely affected.
Our loans to customers originated outside of Fannie Mae or Freddie Mac guidelines or the guidelines of the FHA or VA involve a high degree of business and financial risk, which can result in substantial losses that could materially and adversely affect our business, financial condition, results of operations, and prospects.
Loans originated outside of Fannie Mae or Freddie Mac guidelines, or the guidelines of the FHA or VA
(“non-conforming
loans”), are sold to private investors and other entities. If we are unable to sell such loans to private investors, we may be required to hold such loans for an extended period. For these non-conforming
loans, a customer’s ability to repay their
non-conforming
loan may be adversely impacted by numerous factors, including a healthcare event of the borrower, a change in the borrower’s employment or other negative local or more general economic conditions. Deterioration in a customer’s financial condition and prospects may be accompanied by deterioration in the value of the collateral for the non-conforming
loan. Some of the
non-conforming
loans we produce have been, and in the future could be, made to customers who do not live in the mortgaged property. These non-conforming
loans secured by rental or investment properties tend to default more than non-conforming
loans secured by properties regularly occupied or used by the customer. In a default, customers not occupying the mortgaged property may be more likely to abandon the property, increasing our financial exposure.
In addition, some loans that we produce that we believe will be conforming loans may not meet Fannie Mae or Freddie Mac guidelines, or the guidelines of the FHA or VA, in which case we would be subject to a high degree of business and financial risk. See
“Risks Related to Better’s Business—Risks Related to Our Operating History, Business Model, Growth and Financial Condition—We may be required to repurchase or substitute loans or MSRs that we have sold or indemnify purchasers of our loans or MSRs if we breach representations and warranties.
”
The geographic concentration of our loan production and factors adversely affecting those geographic areas may adversely affect our financial condition and results of operations.
For the years ended December 31, 2019 and 2020, respectively, approximately 38% and approximately 32% of our aggregate home loan production was secured by properties concentrated in the states of California, Texas and Florida, which account for approximately 25% of the U.S. population. To the extent that these states in the future experience weaker economic conditions or greater rates of decline in real estate values than the United States generally, the concentration of loans that we produce in those states may decrease and materially and adversely affect our business. Additionally, if states in which we have greater concentrations of business were to change their licensing or other regulatory requirements to make our business cost-prohibitive, we may be required to stop doing business in those states or may be subject to a higher cost of doing business in those states, which could materially and adversely affect our business, financial condition, results of operations, or prospects.
The “Better” brand may not become as widely known as incumbents’ brands and the brand may become tarnished from negative public opinion, which could damage our reputation and materially and adversely affect our earnings.
Many of our competitors have brands that are well recognized. As a relatively new entrant into the homeownership market, we have spent and need to continue to spend considerable money and other resources to create awareness of our product offerings, build our reputation, and generate goodwill. We may not be able to build awareness around the “Better” brand, and our efforts at building, maintaining and enhancing our reputation or generating goodwill could fail. Our actual or perceived failure to address various issues could give rise to reputational risk that could cause harm to us and the “Better” brand and materially and adversely affect our reputation and business. These issues include complaints or negative publicity about our business practices, our marketing and advertising activities, our compliance with applicable laws and regulations, the integrity of the data that we provide to customers or business partners, data privacy and cybersecurity issues, our employees and senior management, litigation to which the Better Founder and CEO is subject and other aspects of our business. As we expand our product offerings and enter new markets, we need to establish our reputation with new customers, and to the extent we are not successful in creating positive impressions, our business in these newer markets could be materially and adversely affected. There can be no assurance that we will be able to maintain or enhance our reputation, and failure to do so could materially and adversely affect our business, results of operations, financial condition, and prospects. If we fail to deal with, or appear to fail to deal with, various issues that may give rise to reputational risk, we could materially and adversely affect our business.
Negative public opinion can result from actions taken by government regulators, community organizations, the CFPB complaints database and from media coverage and social media, whether accurate or not. As a consumer-facing financial company, we have received negative comment and media attention from time to time, and we expect this to continue in the future. Reputational risk could materially and adversely affect our financial condition and business, strain our working relationships with regulators and government agencies, expose us to litigation and regulatory action, impact our ability to attract and retain customers, trading counterparties, investors and associates and materially and adversely affect our business, financial condition, liquidity and results of operations.
In addition, our ability to attract and retain customers is highly dependent upon the external perceptions of our level of service, trustworthiness, business practices, financial condition, and other subjective qualities. Negative perceptions or publicity regarding these matters—even if related to seemingly isolated incidents, or even if related to practices not specific to the production or servicing of loans, such as debt collection—could erode trust and confidence and damage our reputation among existing and potential customers. In turn, this could decrease the demand for our products, increase regulatory scrutiny, and materially and adversely affect our business.
Fraud could result in significant financial losses and harm to our reputation.
In deciding whether to approve loans or to enter into other transactions across our businesses with customers and counterparties, we rely on information furnished to us by or on behalf of customers and such counterparties, including credit applications, property appraisals, title information and valuation, employment and income documentation, and other financial information. We also rely on representations of customers and such counterparties as to the accuracy and completeness of that information. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the fair value of the loan may be significantly lower than expected or it may not be possible for us to sell the loan. Additionally, there is a risk that, following the date of the credit report that we obtain and review, a borrower may have become delinquent in the payment of an outstanding obligation, defaulted on a pre-existing
debt obligation, taken on additional debt, lost his or her job or other sources of income, or sustained other adverse financial events.

Whether a misrepresentation is made by the loan applicant, another third party or one of our team members, we generally bear the risk of loss associated with the misrepresentation. Our controls and processes may not have detected or may not detect all misrepresented information in our loan productions or acquisitions. Any such misrepresented information could materially and adversely affect our business, financial condition, results of operations, and prospects.
We use automated underwriting engines from Fannie Mae and Freddie Mac to assist us in determining if a loan applicant is creditworthy, as well as other proprietary and third-party tools and safeguards to detect and prevent fraud. We are unable, however, to prevent every instance of fraud that may be engaged in by our customers or team members, and any seller, real estate broker, notary, settlement agent, appraiser, title agent or third-party originator that misrepresents facts about a loan, including the information contained in the loan application, property valuation, title information and employment and income stated on the loan application. For example, team members could execute unauthorized transactions, use our assets improperly or without authorization, use confidential information for improper purposes or misreport or otherwise try to hide improper activities from us. This type of misconduct can be difficult to detect and if not prevented or detected could result in claims or enforcement actions against us or losses. In addition, such persons or entities may misrepresent facts about a mortgage loan, including the information contained in the loan application, property appraisal, title information and employment and income stated on the loan application. If any of this information was intentionally or negligently misrepresented and such misrepresentation was not detected prior to the acquisition or closing of the loan, the value of the loan could be significantly lower than expected, resulting in a loan being approved in circumstances where it would not have been, had we been provided with accurate data. These loans can materially and adversely affect our operations by reducing our available capital to produce new loans. A loan subject to a material misrepresentation is typically unsalable or subject to repurchase if it is sold before detection of the misrepresentation. In addition, the persons and entities making a misrepresentation are often difficult to locate and it is often difficult to collect from them any monetary losses we have suffered.
Additionally, we continue to develop and expand our use of internet and technologies to offer our product offerings. These new technologies may be more susceptible to the fraudulent activities of computer hackers, organized criminals, perpetrators of fraud, terrorists and others. Our resources, technologies and fraud prevention tools may be insufficient to accurately detect and prevent fraud on this channel.
High profile fraudulent activity also could negatively impact our brand and reputation, which could materially and adversely affect our business. In addition, significant increases in fraudulent activity could lead to regulatory intervention, which could increase our costs and also materially and adversely affect our business.
We are subject to significant legal and reputational risks and expenses relating to the privacy, use, and security of customer information.
We receive, maintain and store the personal information, or PI, of our loan applicants, customers and team members. On the customer side, we capture 10,000 data points per customer during the loan transaction process and store them in a flexible, reusable customer financial graph. The storage, sharing, use, disclosure, processing and protection of this information are governed by the privacy and data security policies maintained by us and our business. Moreover, there are federal and state laws regarding privacy and the storage, sharing, use, disclosure, processing and protection of PI, personally identifiable information, and user data. Specifically, PI and nonpublic personal information, or NPI, are increasingly subject to legislation and regulations in numerous jurisdictions, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from, or about persons or households in or from, the governing jurisdiction. For example, under federal law, the Gramm-Leach-Bliley Act (“GLBA”), the GLBA Safeguards Rule, and the Fair Credit Reporting Act (“FCRA”), among other laws, set forth privacy and data security requirements for NPI and consumer report information. At the state level, the California Consumer Privacy Act of 2018 (the “CCPA”) which went into effect in January 2020, provides new data privacy rights for California consumers and new operational requirements for us. The CCPA also includes a statutory damages framework for violations of the CCPA and a private right of action against businesses that fail to implement and maintain reasonable security procedures and practices appropriate to the nature of the information to prevent data breaches. In November 2020, California passed the California Privacy Rights Act of 2020 (also known as Proposition 24), which amended and expanded the CCPA, removed the cure period before which businesses can be penalized and created the California Privacy Protection Agency to enforce the state’s consumer data privacy laws. Following the enactment of the CCPA, in 2021, Virginia enacted the Virginia Consumer Data Protection Act of 2021, or VCDPA, and Colorado enacted the Colorado Privacy Act, or CPA. Several other states are considering enacting similar legislation. We could be materially and adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies (particularly to the extent such changes would affect the manner in which we store, share, use, disclose, process and protect such data), or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition, results of operations, and prospects. In addition, even if legislation or regulation does not expand in a manner that affects our business directly, changing consumer attitudes or the perception of the use of personal information also could materially and adversely affect our business, financial condition, results of operations and prospects.
With respect to cybersecurity, the New York Department of Financial Services’ Cybersecurity Regulation (the “NYDFS Cybersecurity Regulation”) requires covered entities, including licensed mortgage bankers such as our subsidiary Better Mortgage Corporation, to establish and maintain a cybersecurity program designed to protect the confidentiality, integrity and availability of our information systems. This includes, but is not limited to, developing a written policy or policies that address a number of key areas of cybersecurity, including information security, data governance and classification, asset inventory and device management, access controls and identity management, business continuity and disaster recovery, system operations and availability concerns, systems and network security and monitoring, system and application development and quality assurance, physical security and environmental controls, customer data privacy, vendor and third party service provider management, risk assessment and incident response. In addition, the NYDFS Cybersecurity Regulation contains specific requirements with respect to third-party service provider security, cybersecurity personnel and intelligence, the use of multi-factor authentication, penetration testing and encryption of nonpublic information, which is defined to include not only personal information but also business-related information that, if accessed or acquired by an unauthorized third party, would cause a material adverse effect on the business, operations or security of the covered entity. The NYDFS Cybersecurity Regulation is enforceable by the Superintendent of the NYDFS, and the NYDFS has brought enforcement actions, which involve civil monetary penalties. In the event of a cybersecurity incident, Better Mortgage Corporation could be subject to potentially significant monetary penalties and required to undertake expensive remediation actions.
Any penetration of network security or other misappropriation or misuse of PI or personal consumer information, including through ransomware attacks, could cause interruptions in our business operations and subject us to increased costs, litigation, and other liabilities. Claims could also be made against us for other misuse of PI, such as the use of personal information for unauthorized purposes or identity theft, which could result in litigation and financial liabilities, and information security incidents also could involve investigations and enforcement from governmental authorities. Security breaches (including ransomware attacks) could also materially and adversely affect our reputation with consumers and third parties with whom we do business. It is possible that advances in computer capabilities, new discoveries, undetected fraud, inadvertent violations of our policies or procedures or other developments could result in a compromise of information or a breach of the technology and security processes that are used to protect consumer transaction data. In addition, our current work-from-home policy may increase the risk of security breaches, which could result in the misappropriation or misuse of PI. As a result, our current security measures may not prevent all security breaches. We may be required to expend significant capital and other resources to protect against and remedy any potential or existing security breaches and their consequences. We also face risks associated with security breaches affecting third parties, including service providers and business partners. In addition, we face risks resulting from unaffiliated third parties who attempt to defraud, and obtain personal information directly from, our customers by imitating us. Any publicized security problems affecting our businesses and/or those of third parties, whether actual or perceived, may discourage consumers from doing business with us, which could materially and adversely affect our business, financial condition, results of operations, and prospects.
The technology and other controls and processes designed to secure our loan applicant, customer and team member information and to prevent, detect and remedy any unauthorized access to or acquisition of that information were designed to obtain reasonable, not absolute, assurance that such information is secure and that any unauthorized access or acquisition is identified and addressed appropriately. Accordingly, such controls may not have detected, and may in the future fail to prevent or detect, unauthorized access to or acquisition of our customer information, and therefore, despite our efforts, there can be no assurance that any such risks will not occur or, if they do occur, that they will be adequately addressed in a timely manner. If loan applicant, customer or team member information is inappropriately accessed or acquired and used by a third party or a team member for illegal purposes, such as identity theft, we may be responsible to the affected applicant or customer for any losses he or she may have incurred as a result of misappropriation or other improper use. In such an instance, we may also be subject to regulatory action, investigation or be liable to a governmental authority for fines or penalties associated with a lapse in the integrity and security of our loan applicants’, customers’ or team members’ information. We may be required to expend significant capital and other resources to protect against and remedy any potential or existing security breaches and their consequences. In addition, our remediation efforts may not be successful and we may not have adequate insurance to cover these losses. If we are unable to protect our customers’ PI, our business, financial condition, results of operations, and prospects, could be materially and adversely affected.
Risks Related to Our Technology and Intellectual Property
The success and growth of our business will depend upon our ability to adapt to and implement technological changes, and a failure in our ability to adapt to and implement such changes could have a material and adverse effect on our business, financial condition, results of operations, and prospects.
We operate in an industry experiencing rapid technological change and frequent product introductions. We rely on our proprietary technology, including our proprietary loan operating system, Tinman, to make our platform available to customers, evaluate loan applicants and provide our customers with access to a suite of other related product offerings. In addition, we may increasingly rely on technological innovation as we introduce new products, expand our current products into new markets and continue to streamline various loan-related
and other processes. The process of developing new technologies and products is complex, and if we are unable to successfully innovate and continue to deliver a superior customer experience, the demand for our product offerings could decrease, which would materially and adversely affect our business, financial condition, results of operations, and prospects.
The loan production process is increasingly dependent on technology, and our business relies on our continued ability to quickly process loan applications over the internet, accept electronic signatures, provide instant process status updates and other customer- and loan applicant-expected conveniences. In addition, we advertise short loan processing times, and the speed with which loans are processed is dependent upon our technology. Failure to consistently meet our advertised loan processing times could have a material and adverse effect on our business, financial condition, results of operations, prospects and reputation. Maintaining and improving this technology will require significant capital expenditures. Our dedication to incorporating technological advancements into our platform requires significant financial and personnel resources. To the extent we are dependent on any particular technology or technological solution, we may be materially and adversely affected if such technology or technological solution becomes non-compliant
with existing industry standards or applicable law or regulations, fails to meet or exceed the capabilities of our competitors’ equivalent technologies or technological solutions, becomes increasingly expensive to service, retain, update or develop, becomes subject to third-party claims of intellectual property infringement, misappropriation or other violation, or malfunctions or functions in a way we did not anticipate that results in loan defects potentially requiring repurchase. Additionally, new technologies and technological solutions are continually being released. As such, it is difficult to predict the problems we may encounter in improving our websites’ and other technologies’ functionality.
There is no assurance that we will be able to successfully adopt new technology as critical systems and applications become obsolete and better ones become available. Additionally, if we fail to develop our websites and other technologies to respond to technological developments and changing customer and loan applicant needs in a cost-effective manner, or fail to acquire, integrate or interface with third-party technologies effectively, we may experience disruptions in our operations, lose market share or incur substantial costs.
Technology disruptions or failures, including a failure in our operational, security or fraud-detection systems or infrastructure, or those of third parties with whom we do business, including data centers and internet service providers, could disrupt our business, cause legal or reputational harm and materially and adversely impact our business, financial condition, results of operations, and prospects.
We are dependent on the secure, efficient, and uninterrupted operation of our technology infrastructure, including computer systems, related software applications, and data centers, as well as those of certain third parties. Our websites and computer/telecommunication networks must accommodate a high volume of traffic and deliver frequently updated information, the accuracy and timeliness of which is critical to our business. Our technology must provide a loan application experience and homeownership product offerings that equal or exceed the experience provided by our competitors. We have or may in the future experience service disruptions and failures caused by system or software failure, fire, power loss, telecommunications failures, including those of internet service providers, team member misconduct, human error, computer hackers, computer viruses and disabling devices, malicious or destructive code, denial of service or information, as well as natural disasters, health pandemics and other similar events. The implementation of technology changes and upgrades to maintain current and integrate new technology systems may also cause service interruptions. Any such disruption could interrupt or delay our ability to provide product offerings to our applicants or customers and could also impair the ability of third parties to provide critical services to us. Our disaster recovery planning may not be sufficient for all situations.
All of our products utilize resources and services provided by third parties, in particular, providers of cloud-based
services. We have periodically experienced service disruptions in the past, and we cannot be sure that we will not experience interruptions or delays in our service in the future. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage, interrupt, or otherwise disrupt the third-party resources or services we use. Any prolonged service disruption affecting our platform could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers, or otherwise materially and adversely affect our business, financial condition, results of operations, and prospects. In the event of damage or interruption, our insurance policies may not adequately compensate us for any losses.
Our platform is accessed by many customers and prospective customers, often at the same time. As our customer base and range of product offerings continue to expand, we may not be able to scale our technology to accommodate the increased capacity requirements, which may result in interruptions or delays in service. In addition, the failure of third-party service providers to meet our capacity requirements could result in interruptions or delays in access to our platform or impede our ability to grow our business and scale our operations. If our third-party service agreements are terminated, or there is a lapse of service, interruption of internet service provider connectivity, or damage to data centers, we could experience interruptions in access to our platform as well as delays and additional expense in arranging new facilities and services. Any service disruption affecting our platform could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers, or otherwise materially and adversely affect our business, financial condition, results of operations, and prospects.
Additionally, the technology and other controls and processes we have created to help us identify misrepresented information in our loan production operations were designed to obtain reasonable, not absolute, assurance that such information is identified and addressed appropriately. Accordingly, such controls may not have detected, and may fail in the future to detect, all misrepresented information in our operations.
If our operations are disrupted or otherwise negatively affected by a technology disruption or failure, this could result in customer dissatisfaction and damage to our reputation and brand, and materially and adversely affect our business, financial condition, results of operations, and prospects. We do not carry business interruption insurance sufficient to compensate us for all losses that may result from interruptions in our service as a result of systems disruptions, failures and similar events.
Cyberattacks and other data and security breaches could materially and adversely affect our business, financial condition, results of operations, and prospects.
We are dependent on information technology networks and systems, including the internet, to securely collect, process, transmit, and store electronic information. In the ordinary course of our business, we receive, process, retain and transmit proprietary information, and sensitive or confidential data, including personal information of our team members, customers and loan applicants. Despite devoting significant time and resources to ensure the integrity of our information technology systems, we may not be able to anticipate or implement effective preventive measures against all security breaches (including ransomware attacks) or unauthorized access of our information technology systems or the information technology systems of third-party vendors that receive, process, retain and transmit electronic information on our behalf and, therefore, we cannot guarantee that third parties will not be able to gain unauthorized access to our information technology systems and proprietary technology, and the confidential information of our customers, loan applicants, team members, and ourselves.
Cybersecurity risks for lenders have significantly increased in recent years, in part, because of the proliferation of new technologies, the use of the internet and mobile technologies to conduct financial transactions and the increased sophistication and activities of computer hackers, organized crime, terrorists and other external parties, including foreign state actors. We, our customers and loan applicants, regulators, our vendors (or our vendors’ vendors) and other third parties are likely to be the target of cyberattacks. These cyberattacks could include computer viruses, malicious or destructive code, phishing attacks, ransomware attacks, denial of service or information, improper access by team members, our vendors (or our vendors’ vendors) or other third parties or other security breaches that could in the future result in the unauthorized release, gathering, monitoring, misuse, loss, unavailability, or destruction of confidential, proprietary and other information of ours, our team members, our customers and loan applicants or of third parties, or otherwise materially disrupt our or our customers’ and loan applicants’ or other third parties’ network access or business operations. In addition, these threats are constantly evolving, thereby increasing the difficulty of successfully defending against them or implementing adequate preventative measures. Although we have undertaken measures intended to protect the safety and security of our information systems and the information systems of our third-party providers and the data therein, there can be no assurance that security breaches or cyberattacks (including ransomware attacks) will not occur or, if they do occur, that they will be adequately addressed in a timely manner. Such measures may in the future fail to prevent or detect unauthorized access to our team member, customer and loan applicant information.
Any penetration of our, our vendors’ (or our vendors’ vendors) or other third-parties’ information technology systems, network security, mobile devices or misappropriation or misuse of personal information of our team members, customers or loan applicants, including wire fraud, phishing attacks and business
e-mail
compromise, could cause interruptions in the operations of our businesses, financial loss to our customers or loan applicants, damage to our computers or operating systems and to those of our customers, loan applicants and counterparties, and subject us to increased costs, litigation, disputes, damages and other liabilities. Furthermore, cyberattacks on local and state government databases and offices, and the rising trend of ransomware attacks generally, expose us to the risk of losing access to critical data and the ability to provide product offerings to our customers. These attacks can cause havoc and such attacks against local and state government databases and offices have at times led title insurance underwriters to prohibit us from issuing policies, and to suspend closings, on properties located in the affected counties or states.
Any of the foregoing events could result in disruptions to our information technology systems, violations of applicable privacy and other laws, financial loss to us or to our customers, loss of confidence in our security measures, customer dissatisfaction and damage to our reputation and brand, regulatory action or investigation, fines or penalties, additional regulatory scrutiny, significant litigation exposure and harm to our reputation. Any publicized security problems affecting our businesses and/or those of such third parties may materially and adversely affect the market perception of our products and discourage potential customers from doing business with us. These risks may increase in the future as we continue to increase our reliance on the internet and use of web-based
product offerings and on the use of cybersecurity.
Our products use third-party software, hardware and services that may be difficult to replace or cause errors or failures of our products that could materially and adversely affect our business, financial condition, results of operations, or prospects.
In addition to our proprietary software, we license third-party software, utilize third-party hardware and depend on services from various third parties for use in our products. In the future, these software, hardware, or services may not be available to us on commercially reasonable terms, or at all. Any loss of the right to use, or increase in cost of, any such software, hardware or services could result in decreased functionality of our products until equivalent technology is either developed by us or, if available from another provider, is identified, obtained and integrated, which could materially and adversely affect our business, financial condition, results of operations, and prospects. In addition, any errors or defects in or failures of the software, hardware or services we rely on, whether maintained by us or by third parties, could result in errors or defects in our products or cause our products to fail, which could materially and adversely affect our business, financial condition, results of operations, and prospects, and be costly to correct. Many of our third-party providers attempt to impose limitations on their liability for such errors, defects or failures, and if enforceable, we may have additional liability to our customers or to other third parties that could harm our reputation and increase our operating costs. We will need to maintain our relationships with third-party software, hardware and service providers and make efforts to obtain software, hardware and services from such providers that do not contain any errors or defects. Any failure to do so could materially and adversely affect our ability to deliver effective products to our customers and loan applicants and materially and adversely affect our business, financial condition, results of operations, and prospects.
To operate our website, and provide our product offerings, we use software packages from a variety of third parties, which are customized and integrated with code that we have developed ourselves. We rely on third-party software product offerings related to loan information verification, loan document production and interim loan servicing. If we are unable to integrate this software in a fully functional manner, we may experience increased costs and difficulties that could delay or prevent the successful development, introduction or marketing of new product offerings.
Some aspects of our platform include open source software or software that uses open source software and the requirements of or the failure to comply with the terms of one or more of the open source licenses governing the use of such software could materially and adversely affect our business, financial condition, results of operations, and prospects.
Aspects of our platform incorporate software subject to open source licenses, which may include, by way of example, the Berkeley Software Distribution licenses and the Apache licenses. The terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that limits our use of the software, inhibits certain aspects of our platform, obligates us to publicly disclose our proprietary source code, requires us to license some or all of our proprietary software for free or a nominal fee, or otherwise materially and adversely affect our business, financial condition, results of operations, and prospects. We may also face claims from others claiming ownership of, or seeking to enforce the terms of, an open source license, including by demanding public release of the open source software, derivative works created based upon such open source software, or our proprietary source code that was developed using, or that incorporates, such software, or to license the products that use open source software under terms that allow reverse engineering, reverse assembly or disassembly. These claims could also result in litigation (which may require us to expend significant resources and attention), require us to purchase a costly license or require us to devote additional research and development resources to change our software in order to replace software subject to such claims, any of which could materially and adversely affect our business, financial condition, results of operations, and prospects.
In addition to risks related to license requirements, the use of open source software can lead to greater risks than the use of third-party commercial software because some open source projects contain vulnerabilities or architectural instabilities that are either publicly known or publicly discoverable, and because open source licensors generally make their open source software available
“as-is”
and do not provide indemnities, warranties or controls. Many of the risks associated with the use of open source software cannot be eliminated, and could materially and adversely affect our business, financial condition, results of operations, and prospects.
We could be materially and adversely affected if we inadequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and may face allegations that our product offerings or conduct infringes on the intellectual property rights of third parties.
Trademarks, trade secrets, and other intellectual property and proprietary rights are important to our success and our competitive position. We rely on a combination of trademarks, service marks, trade secrets and domain names, as well as confidentiality procedures and contractual provisions to protect our intellectual property and proprietary rights. Despite these measures, third parties may attempt to disclose, obtain, copy or use intellectual property owned or licensed by us and these measures may not prevent misappropriation, infringement, reverse engineering or other violation of intellectual property or proprietary rights owned or licensed by us, particularly in foreign countries where laws or enforcement practices may not protect our proprietary rights as fully as in the United States. Furthermore, confidentiality procedures and contractual provisions can be difficult or costly to enforce and, even if successfully enforced, may not be entirely effective. In addition, we cannot guarantee that we have entered into confidentiality agreements with all team members, partners, independent contractors, consultants or other third parties that have or may have had access to our trade secrets or other proprietary or confidential information. Additionally, such confidentiality agreements may be breached or adequate remedies may not be available in the event of an unauthorized access, use or disclosure of our trade secrets or other proprietary or confidential information. Any issued or registered intellectual property owned by or licensed to us may be challenged, invalidated, held unenforceable or circumvented in litigation or other proceedings, including re-examination,
 inter partes
 review, post-grant review, covered business method review, interference and derivation proceedings and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings), and such intellectual property rights may be lost or no longer provide us meaningful competitive advantages. Third parties may also independently develop products, services and technology similar to, duplicative of or superior to our product offerings.
In addition, we have licensed our technology to third parties and plan to license our technology in the future. Such licensing arrangements, by their nature, increase the risk of a technology licensee claiming Better Mortgage Corporation breached its licensing agreement or the technology otherwise did not meet the client’s expectations. If this happened, Better Mortgage Corporation could also face negative press and be required to spend significant resources in order to protect our intellectual property rights. Litigation brought to protect and enforce our intellectual property rights, either in the United States or internationally, could be costly, time consuming and could result in the diversion of time and attention of our management team and may not be successful or could result in the impairment or loss of portions of our intellectual property. Furthermore, attempts to enforce our intellectual property rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates, or narrows the scope of, our rights, in whole or in part. Our failure to secure, maintain, protect and enforce our intellectual property rights could materially and adversely affect our brands, business, financial condition, results of operations, and prospects.
Our success and ability to compete also depends in part on our ability to operate without infringing, misappropriating or otherwise violating the intellectual property or proprietary rights of third parties. We may, in the future, encounter disputes from time to time concerning intellectual property rights of others, including our competitors, and we may not prevail in these disputes. Third parties may raise claims against us alleging infringement, misappropriation or other violations of their intellectual property rights, including trademarks, copyrights, patents, or trade secrets. We may not be aware of whether our products or services, or products and services we license from third parties, do or will infringe existing or future patents or other intellectual property rights of others. In addition, there can be no assurance that one or more of our competitors who have developed competing technologies or our other competitors will not be granted patents for their technology and allege that we have infringed such patents. Some third-party intellectual property rights may be broad, and it may not be possible for us to conduct our operations in such a way as to avoid all alleged infringements, misappropriations or other violations of such intellectual property rights. In addition, former employers of our current, former or future employees or contractors may assert claims that such employees or contractors have improperly disclosed to us or misappropriated the confidential or proprietary information of these former employers. Litigation may be necessary to enforce our intellectual property rights, defend against alleged infringement or determine the validity and scope of proprietary rights claimed by others. Such disputes or litigation could be costly, time consuming and could result in the diversion of time and attention of our management team, and the resolution of any such disputes or litigations is difficult to predict.
Future litigation may also involve
non-practicing
entities or other intellectual property owners who have no relevant product offerings or revenue and against whom our ownership of intellectual property may therefore provide little or no deterrence or protection. An assertion of an intellectual property infringement, misappropriation or other violation claim against us, regardless of the merit or resolution of such claim, may result in adverse judgments, settlement on unfavorable terms or cause us to spend significant amounts of time and attention to defend, even if we ultimately prevail, and we may have to pay significant monetary damages, lose significant revenues, be prohibited from using the relevant systems, processes, technologies or other intellectual property (temporarily or permanently), cease providing certain product offerings or incur significant license, royalty or technology development expense, or suffer harm to our brand, any of which could materially and adversely affect our business, financial condition, results of operations, or prospects. Even in instances where we believe that claims and allegations of intellectual property infringement, misappropriation or other violations against us are without merit, defending against such claims could be costly, time consuming and could result in the diversion of time and attention of our management team and technical personnel. In addition, although in some cases a third party may have agreed to indemnify us for such infringement, misappropriation or other violation, such indemnifying party may refuse or be unable to uphold its contractual obligations, or such indemnification may not sufficiently cover the potential claims, which may be significant. In other cases, our insurance may not cover potential claims of this type adequately or at all, and we may be required to pay monetary damages, which may be significant.
An adverse determination in any intellectual property claim could require us to pay damages (compensatory or punitive) and/or temporarily or permanently stop using our technologies, trademarks, copyrighted works and other material found to be in violation of another party’s rights and could prevent us from licensing our technologies to others unless we enter into royalty or licensing arrangements with the prevailing party or are able to redesign our product offerings and processes to avoid infringement. Any such license may not be available on reasonable terms, if at all, and there can be no assurance that we would be able to redesign our product offerings in a way that would avoid any such limitation. In addition, such claims, or resulting damages or injunctions, may result in negative publicity about us, which could materially and adversely affect our reputation.
Any successful infringement or other intellectual property claim made against us or our failure to develop non-infringing
technology or obtain a license to the rights to the intellectual property of others on commercially reasonable terms could have a material adverse effect on our reputation and business, financial condition, results of operations, and prospects.
If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business, financial condition, results of operations, and prospects may be materially and adversely affected.
We rely on our trademarks, service marks, domain names and logos to market our brands, to build and maintain brand loyalty and recognition and to generate goodwill. We rely on trademark protections to protect our business and our product offerings. We generally seek to register and continue to register and renew trademarks, trade names, service marks and logos as they are developed and used, and reserve, register and renew domain names as appropriate. Our registered or unregistered trademarks, trade names, service marks or logos may be challenged, infringed, circumvented or declared generic or otherwise invalid or determined to be infringing on other marks, in which latter case, we may be prevented from using our names, brands and trademarks unless we enter into appropriate royalty, license or coexistence agreements which may not be available at commercially reasonably prices, or at all. Effective trademark protection may not be available or may not be sought in every country in which our products are made available, and contractual disputes may affect the use of marks governed by private contract. Similarly, not every variation of a domain name may be available or be registered, even if available. We may not be able to protect our rights to these trademarks, service marks, logos, domain names and trade names, which we would need to build brand name recognition by potential customers or partners in our markets of interest.
We may not be able to enforce our intellectual property rights throughout the world, which could have a material adverse effect on our business, results of operations, financial condition and liquidity.
There can be no assurance that we will be able to protect our intellectual property now or in the future against unauthorized use within each of our geographic markets. Filing, prosecuting and defending our intellectual property in all countries throughout the world may be prohibitively expensive. We may not be able to effectively protect our intellectual property from misappropriation or infringement in countries where effective patent, trademark, trade secret and other intellectual property laws and judicial systems may be unavailable or may not adequately protect our proprietary rights. The lack of adequate legal protections of intellectual property or of legal remedies for related actions could have a material adverse effect on our business, results of operations, financial condition and liquidity.
Risks Related to Our Indebtedness
Our debt obligations could materially and adversely affect our business, financial condition, results of operations, and prospects.
We have incurred in the past, and expect to incur in the future, debt to finance our operations, capital investments, and business acquisitions and to restructure our capital structure.
Our debt obligations could materially and adversely impact us. For example, these obligations could:

•
require us to use a large portion of our cash flow to pay principal and interest on debt, which will reduce the amount of cash flow available to fund working capital, capital expenditures, acquisitions, research and development, or R&D, expenditures and other business activities;

•
result in certain of our debt instruments being accelerated to be immediately due and payable or being deemed to be in default if certain terms of default are triggered, such as applicable cross-default and/or cross-acceleration provisions;

•	limit our future ability to raise funds for capital expenditures, strategic acquisitions or business opportunities, R&D and other general corporate requirements;

•	restrict our ability to incur specified indebtedness, create or incur certain liens and enter into sale-leaseback financing transactions;

•	increase our vulnerability to adverse economic and industry conditions; and

•	increase our exposure to interest rate risk from variable rate indebtedness.
Our warehouse lines and our amended and restated Loan and Security Agreement, dated as of March 25, 2020, as amended, with certain lenders, and Biscay GTSF III, LLC, as agent for such lenders, or the 2020 Credit Facility, contain covenants, including requirements to maintain a certain minimum tangible net worth and adjusted tangible net worth, minimum liquidity, minimum consolidated EBITDA, maximum ratios of total debt or liabilities to adjusted tangible net worth, pre-tax
net income requirements, minimum cash deposits in certain deposit accounts, restricted payments and other customary debt covenants. A breach of the covenants can result in an event of default under these facilities and as such allow the lenders to pursue certain remedies. In addition, each of these facilities includes cross-default or cross-acceleration provisions that could result in most, if not all, facilities terminating if an event of default or acceleration of maturity occurs under any facility. See “
Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources
” for more information about these and other financing arrangements. Our ability to comply with these provisions may be affected by events beyond our control, and if we are unable to meet or maintain the necessary covenant requirements or satisfy, or obtain waivers for, the continuing covenants, we may lose the ability to borrow under all of our debt facilities, which could materially and adversely affect our business.
Our ability to meet our payment obligations under our debt facilities depends on our ability to generate significant cash flows or obtain external financing in the future. We cannot assure you that we will be able to generate sufficient cash flow or obtain external financing on terms acceptable to us or at all.
Our ability to meet our payment obligations under our debt facilities depends on our ability to generate significant cash flows or obtain external financing in the future. This ability, to some extent, is subject to market, economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. There can be no assurance that our business will generate cash flow from operations, or that additional capital will be available to us, in amounts sufficient to enable us to meet our debt payment obligations and to fund other liquidity needs. Additionally, events and circumstances may occur which would cause us to not be able to satisfy applicable draw-down conditions and utilize the 2020 Credit Facility. If we are unable to generate sufficient cash flows to service our debt payment obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may be unable to meet our debt payment obligations, which could materially and adversely affect our business, financial condition, results of operations, and prospects.
Our ability to refinance existing debt and borrow additional funds is affected by a variety of factors, including:

•	limitations imposed on us under existing and future debt facilities that contain restrictive covenants and borrowing conditions that may limit our ability to raise additional debt;

•	a decline in liquidity in the credit markets, including due to the COVID-19 pandemic;

•	volatility in our mortgage loan sales secondary market;

•	prevailing interest rates;

•	the financial strength of the lenders from whom we borrow;

•
the decision of lenders from whom we borrow to reduce their exposure to mortgage loans due to global economic conditions, or a change in such lenders’ strategic plan, future lines of business, the
COVID-19
pandemic, or otherwise;

•	the amount of eligible collateral pledged on debt facilities, which may be less than the borrowing capacity of these facilities;

•	the larger portion of our warehouse lines that is uncommitted, versus what is committed;

•	more stringent financial covenants in such refinanced facilities, which we may not be able to achieve; and

•	accounting changes that impact calculations of covenants in our debt facilities.
If the refinancing or borrowing guidelines become more stringent and such changes result in increased costs to comply or decreased loan production volume, such changes could materially and adversely affect our business. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
 Pandemic
.”
Risks Related to Our Warehouse Lines of Credit
Our business relies on our warehouse lines to fund loans and otherwise operate our business. If one or more of such facilities is terminated or otherwise becomes unavailable for us to use, we may be unable to find replacement financing at commercially favorable terms, or at all, which could have a material adverse effect on our business.
We fund substantially all of the loans we close on a short-term basis primarily under our warehouse lines as well as from our operations for any amounts not advanced by warehouse lenders. Loan production activities generally require short-term liquidity in excess of amounts generated by our operations. The loans we produce are financed through several warehouse lines. Our borrowings are in turn generally repaid with the proceeds we receive from mortgage loan sales. We are currently, and may in the future continue to be, dependent upon a handful of lenders to provide the primary funding facilities for our loans. Delays or failures in the mortgage loan sales could have a material adverse effect on our liquidity and our ability to repay existing borrowings or obtain additional funds.
Our ability to fund current operations depends upon our ability to secure these types of short-term financings on acceptable terms and to renew or replace the financings as they expire. Consistent with industry practice, our existing warehouse lines are
364-day
facilities, with maturities staggered throughout the calendar year, and these facilities are therefore required to be renewed on an annual basis. While we believe that our current ability to access warehouse lines for our loan products has been enhanced due to our operating history and performance under the warehouse line facilities, it is possible that this advantage will lessen as new mortgage loan products are developed and introduced.
Our access to, and our ability to renew, our existing warehouse lines could suffer in the event of: (i) the deterioration in the performance of the loans underlying the warehouse lines; (ii) our failure to maintain sufficient levels of eligible assets; (iii) our inability to collect and maintain all records relating to the mortgage loans underlying the warehouse lines; or (iv) our inability to access the secondary market for mortgage loans. In the event that any of our warehouse lines is terminated or is not renewed, if the counterparty to any of these agreements fails to perform or if the principal amount that may be drawn under our funding agreements that provide for immediate funding at closing were to significantly decrease, we may be unable to find replacement financing on commercially favorable terms, or at all, which could materially and adversely affect our business. In addition, our reliance on warehouse lines of credit for purposes of funding loans contains certain risks, as the financial crisis of 2008-2009 resulted in certain warehouse lenders refusing to honor lines of credit for non-banks
without a deposit base. Given the broad impact of the
COVID-19
pandemic on the financial markets, our future ability to borrow money to fund our current and future loan production is uncertain. If we are unable to refinance or obtain additional funds for borrowing, our ability to maintain or grow our business could be limited. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
 Pandemic
.”

If the value of the collateral underlying certain of our warehouse lines decreases, we could be required to satisfy a margin call, and an unanticipated margin call could have a material adverse effect on our liquidity.
Certain of our warehouse lines are subject to margin calls based on the lender’s opinion of the value of the loan collateral securing such financing. A margin call would require us to repay a portion of the outstanding borrowings. A large, unanticipated margin call could have a material adverse effect on our liquidity. For example, as a result of the change in the interest rate market in the initial days of the
COVID-19
pandemic, we have faced heightened margin calls. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
 Pandemic
.” To date, we have satisfied all such margin calls. There can be no assurance that we will be able to satisfy future margin calls, and any failure to do so would materially and adversely affect our business, financial condition and results of operations. We may be required to post collateral during periods of interest rate fluctuations, particularly during periods of interest rate decline.
Some of our borrowings under finance and warehouse lines expose us to interest rate risk because of variable rates of interest that could materially and adversely impact the financing of our business.
Borrowings under some of our finance and warehouse lines are at variable rates of interest, which also expose us to interest rate risk. If interest rates increase, our debt service obligations on certain of our variable-rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. We have not historically entered into interest rate swaps on our warehouse lines of credit to reduce interest rate volatility.
Risks Related to Our Regulatory Environment
We operate in a heavily regulated industry, and our loan production and real estate brokerage activities, title and settlement services activities and homeowners insurance agency activities expose us to risks of noncompliance with an increasing and, at times, inconsistent body of complex laws and regulations at the U.S. federal, state and local levels.
Due to the heavily regulated nature of the mortgage, home ownership, real estate, and insurance industries, we are required to comply with a wide array of U.S. federal, state and local laws and regulations that regulate, among other things, the manner in which we conduct our loan production and other businesses and the fees that we may charge, and the collection, use, retention, protection, disclosure, transfer and other processing of personal information. Governmental authorities and various U.S. federal and state agencies have broad oversight and supervisory authority over our business to operate. For instance, because we produce loans and provide Better Plus products and services across numerous states, we must be licensed in all relevant jurisdictions and comply with the respective laws and regulations of each, as well as with judicial and administrative decisions applicable to us.
Both the scope of the laws and regulations and the intensity of the supervision to which our business is subject have increased over time, in response to the financial crisis as well as other factors such as technological and market changes. Failure to satisfy certain requirements or restrictions could result in a variety of regulatory actions such as fines, directives requiring certain steps be taken, suspension of authority to operate or ultimately a revocation of authority or license. Certain types of regulatory actions could result in a breach of representations, warranties and covenants, and potentially cross-defaults in our financing arrangements which could limit or prohibit our access to liquidity to operate our business. In addition, while it is expected that the Biden administration will promulgate new rules or guidance, it also may interpret existing laws and regulations in novel ways and/or expand enforcement priorities at certain federal agencies, such as the CFPB and the U.S. Federal Trade Commission, or the FTC. It is therefore possible that new rulemakings, interpretations, or enforcement actions will materially and adversely affect our business, affiliates, and strategic relationships.
We expect that our business will remain subject to extensive regulation and supervision. Although we have systems and procedures designed to comply with developing legal and regulatory requirements, we cannot assure you that more restrictive laws and regulations will not be adopted in the future, or that governmental bodies or courts will not interpret existing laws or regulations in a more restrictive manner, which could render our current business practices non-compliant
or which could make compliance more difficult or expensive. Any of these or other changes in laws or regulations could materially and adversely affect our business, financial condition, results of operations, and prospects.
We are subject to various telecommunications, data protection and privacy laws and regulations, as well as various consumer protection laws, including predatory lending laws, and failure to comply with such laws can result in material adverse effects.
We are currently subject to a variety of, and may in the future become subject to additional U.S. federal, state and local laws and regulations that are continuously evolving and developing, including laws on advertising, as well as privacy laws and regulations, including the Telephone Consumer Protection Act, or the TCPA, the Telemarketing Sales Rule, the Controlling the Assault of
Non-Solicited
Pornography and Marketing Act, or the
CAN-SPAM
Act, the GLBA, and, at the state level, the newly enacted CCPA, VCDPA and CPA. We expect more states to enact similar comprehensive privacy legislation. These laws and regulations directly impact our business and require ongoing compliance, monitoring and internal and external audits as they continue to evolve, and may result in ever-increasing public and regulatory scrutiny and escalating levels of enforcement and sanctions. Subsequent changes to data protection and privacy laws and regulations could also impact how we process personal information and, therefore, limit the effectiveness of our product offerings or our ability to operate or expand our business, including limiting strategic relationships that may involve the sharing of personal information.
We must also comply with a number of federal, state and local consumer protection laws and regulations including, among others, the Truth in Lending Act, or TILA, RESPA, the Equal Credit Opportunity Act, the FCRA, the Fair and Accurate Credit Transactions Act of 2003, the Red Flags Rule, the Fair Housing Act, the Electronic Fund Transfer Act, the Servicemembers Civil Relief Act, the Military Lending Act, the Fair Debt Collection Practices Act, the Homeowners Protection Act, the Home Mortgage Disclosure Act, the Home Ownership and Equity Protection Act of 1994 or the HOEPA, the SAFE Act, the Federal Trade Commission Act, the FTC Credit Practices Rules and the FTC Telemarketing Sales Rule, the Mortgage Acts and Practices Advertising Rule, the Bank Secrecy Act and anti-money laundering requirements, the Foreign Corrupt Practices Act, the Electronic Signatures in Global and National Commerce Act and related state-specific versions of the Uniform Electronic Transactions Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act and other U.S. federal and state laws prohibiting unfair, deceptive or abusive acts or practices as well as the Bankruptcy Code and state foreclosure laws. These statutes apply to loan production, loan servicing, marketing, use of credit reports or credit-based scores, safeguarding of nonpublic, personally identifiable information about our customers, foreclosure and claims handling, investment of and interest payments on escrow balances and escrow payment features, and mandate certain disclosures and notices to customers.
In particular, U.S. federal, state and local laws have been enacted that are designed to discourage predatory lending and servicing practices. The HOEPA prohibits inclusion of certain provisions in residential loans that have mortgage rates or origination fees in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations which, in some cases, impose restrictions and requirements greater than those imposed by the HOEPA. In addition, under the anti-predatory lending laws of some states, the production of certain residential loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied. Failure of residential loan originators or servicers to comply with these laws, to the extent any of their residential loans are or become part of our mortgage-related assets, could subject us, as a producer of loans or servicer or, in the case of acquired loans, as an assignee or purchaser, to monetary penalties and could result in the borrowers rescinding the affected loans. Lawsuits have been brought in various states making claims against originators, servicers, assignees and purchasers of high-cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If our loans are found to have been produced in violation of predatory or abusive lending laws, we could be subject to lawsuits or governmental actions or we could be fined or incur losses and incur reputational damage.
Our failure to comply with applicable U.S. federal, state and local telecommunications, data protection, privacy and consumer protection laws could lead to:

•	loss of our licenses and approvals to engage in our lending, servicing and brokering businesses;

•	damage to our reputation in the industry;

•	governmental investigations and enforcement actions;

•	administrative fines and penalties and litigation;

•	civil and criminal liability, including class action lawsuits and defenses to foreclosure;

•
diminished ability to sell loans that we produce or purchase, requirements to sell such loans at a discount compared to other loans or repurchase or address indemnification claims from purchasers of such loans, including the GSEs;

•	inability to raise capital; and

•	inability to execute on our business strategy, including our growth plans.
Our Better Real Estate and Better Settlement Services businesses are subject to significant additional regulation.
Better Real Estate as a licensed real estate brokerage, and Better Settlement Services as a licensed title and settlement services provider, are currently subject to a variety of, and may in the future become subject to, additional federal, state and local laws that are continuously changing, including laws related to: the real estate, brokerage, title and mortgage industries; mobile- and internet-based businesses; and data security, advertising, privacy and consumer protection laws (which may include fiduciary duties of the real estate broker to the consumer). For instance, Better Real Estate and Better Settlement Services are subject to U.S. federal laws such as RESPA, which prohibit kickbacks, referrals, and unearned fees, and include restrictions on affiliated business arrangements. See “
Risks Related to Better’s Business—Risks Related to Our Regulatory Environment—Federal and state laws regulate our strategic relationships with third parties and affiliates; a determination that we have failed to comply with such laws could require restructuring of the relationships, result in material financial liabilities and exposure to regulatory enforcement and litigation risk, and/or diminish the value of these relationships
.” Several states have also implemented laws and regulations aimed at prohibiting kickbacks and other inducements associated with referrals to or from title insurance agents or corporations. In some instances, these requirements are more expansive than RESPA, and negate certain exemptions an entity would rely on for purposes of RESPA compliance. Several states also have laws limiting the amount of title insurance that may be provided to an affiliate, such as Better Mortgage Corporation. These laws can be costly to comply with, require significant management attention, and could subject us to claims, government enforcement actions, civil and criminal liability or other remedies, including revocation of licenses and suspension of business operations.
In some cases, how such laws and regulations will be applied to Better Real Estate is unclear to the extent those laws and regulations were created for more traditional real estate brokerages. If we are unable to comply with and become liable for violations of these laws or regulations, or if unfavorable regulations or interpretations of existing regulations by courts or regulatory bodies are implemented, we could be directly harmed and forced to implement new measures to reduce our liability exposure. It could cause our operations in affected markets to become overly expensive, time consuming or even impossible. As a result, we may be required to expend significant time, capital, managerial and other resources to modify or discontinue certain operations, limiting our ability to execute our business strategies, deepen our presence in our existing markets or expand into new markets. In addition, any negative exposure or liability could harm our brand and reputation. Any costs incurred as a result of this potential liability could materially and adversely affect our business, financial condition, results of operations, and prospects.
Better Cover is subject to various insurance laws.
As a homeowner insurance agency, Better Cover solicits, sells, and binds hazard insurance policies written by third-party insurance companies, and is subject to regulation generally administered by the department of insurance in each state in which Better Cover does business. We and/or our designated employees must be licensed to act as agents by these state regulatory authorities. Regulations and licensing laws vary in individual states and are often complex.
The applicable licensing laws and regulations in all states are subject to amendment or reinterpretation by state regulatory authorities, and such authorities are vested in most cases with relatively broad discretion as to the granting, revocation, suspension and renewal of licenses. The possibility exists that we or our employees could be excluded or temporarily suspended from carrying on some or all of our activities in, or otherwise subjected to penalties by, a particular state.
States have also adopted legislation defining and prohibiting unfair methods of competition and unfair or deceptive acts and practices in the business of insurance. Prohibited practices include, but are not limited to, misrepresentations and false advertising, coercion, unfair discrimination, unlawful rebating, illegal dealings in premiums, and other conduct defined as unlawful. Noncompliance with any such state statute may subject us to regulatory action by the relevant state insurance regulator and, in certain states, private litigation.
The laws and regulations to which we are subject are constantly evolving, together with the scope of supervision.
As U.S. federal, state and local laws evolve, it may be more difficult for us to identify these developments comprehensively, to interpret changes accurately and to train our team members effectively with respect to these laws and regulations. Adding to these difficulties, laws may conflict with each other and, if we comply with the laws of one jurisdiction, we may find that we are violating laws of another jurisdiction. These difficulties potentially increase our exposure to the risks of noncompliance with these laws and regulations, which could materially and adversely affect our business. In addition, our failure to comply with these laws, regulations and rules may result in reduced payments by customers, modification of the original terms of loans, permanent forgiveness of debt, delays or defenses in the foreclosure process, increased servicing advances, litigation, enforcement actions and repurchase and indemnification obligations. A failure to adequately supervise service providers and vendors, including outside foreclosure counsel, may also have a material adverse effect.
The laws and regulations applicable to us are subject to administrative or judicial interpretation, but some of these laws and regulations have been enacted only recently and may not yet have been interpreted or may be interpreted infrequently or inconsistently. Ambiguities in applicable laws and regulations may leave uncertainty with respect to permitted or restricted conduct and may make compliance with laws, and risk assessment decisions with respect to compliance with laws difficult and uncertain. In addition, ambiguities make it difficult, in certain circumstances, to determine if, and how, compliance violations may be cured. The adoption by industry participants of different interpretations of these statutes and regulations has added uncertainty and complexity to compliance. We may fail to comply with applicable statutes and regulations even if acting in good faith, due to a lack of clarity regarding the interpretation of such statutes and regulations, which may lead to regulatory investigations, governmental enforcement actions or private causes of action with respect to our compliance.
To resolve issues raised in examinations or other governmental actions, we may be required to take various corrective actions, including changing certain business practices, making refunds or taking other actions that could be financially or competitively detrimental to us. We expect to continue to incur costs to comply with governmental regulations. In addition, certain legislative actions and judicial decisions can give rise to the initiation of lawsuits against us for activities we conducted in the past. Furthermore, provisions in our mortgage loan and other loan product documentation, including but not limited to the mortgage and promissory notes we use in loan productions, could be construed as unenforceable by a court. We have been, and expect to continue to be, subject to regulatory enforcement actions and private causes of action from time to time with respect to our compliance with applicable laws and regulations.
If we do not obtain and maintain the appropriate state licenses, we will not be allowed to produce or service loans or provide other services in some states, which could materially and adversely affect our business, financial condition, results of operations, and prospects.
Our operations are subject to regulation, supervision and licensing under various U.S. federal, state and local statutes, ordinances and regulations. In most states in which we operate, a regulatory agency regulates and enforces laws relating to loan production and servicing companies such as us. These rules and regulations, which vary from state-to-state,
generally provide for licensing as a loan production company, loan brokering company, loan servicing company, debt collection agency or third-party default specialist, as applicable, licensure for certain individuals involved in loan production and in some cases servicing, requirements as to the form and content of contracts and other documentation, licensing of team members and team member hiring background checks, restrictions on production, brokering and collection practices, fees and charges, disclosure and record-keeping requirements, and protection of borrowers’ rights. Future state legislation and changes in existing regulation may significantly increase our compliance costs or reduce the amount of fees we may charge, which could make our business cost-prohibitive in the affected state or states and could materially and adversely affect our business.
We are subject to periodic examination by state and other regulatory authorities in the jurisdictions in which we conduct business. In addition, we must comply with requirements to report to the state regulators certain changes to our business; for instance, the maintenance of certain state licenses requires the submission of information regarding and the approval of control persons of the licensed entity which, depending on applicable state law, may include, for example, persons with a direct or indirect ownership interest of 10% or more (and in certain contexts 5% or more) of the outstanding voting power of our outstanding common stock. Some states in which we operate require special licensing or provide extensive regulation of our business. While we endeavor at all times to maintain all licenses and registrations applicable to the activities in which we engage, there is a risk that the state licensing agencies may interpret the licensing requirements in a manner that differs from the published statutes, regulations, or guidance or our interpretation of such. When we have become aware of such differences or novel interpretations—for example, when certain state regulators have questioned whether Better Mortgage Corporation acts under appropriate authority to perform production services on behalf of another lender—we have explained our interpretation, modified our activities, obtained additional state approval and/or entered into agreements that require modification of our activities, reporting obligations or penalties. This type of risk is inherent in the relationships between regulated entities and their regulators.
Similarly, due to the geographic scope of our operations and the nature of the services our Better Real Estate business provides, we may be required to obtain and maintain additional real estate brokerage licenses in certain states where we operate. Some states require real estate agents or brokers to obtain entity or agency licenses for their real estate broker services, while other states require real estate agents or brokers to be licensed individually. There are also states that require both licensures. Most states require licensees to take periodic actions, such as through periodic renewal or ongoing education, to keep the license in good standing.
Because its lender customers are in multiple states, Better Settlement Services is required to obtain and maintain various licenses for its title agents, providers of appraisal management services, abstracters and escrow and closing personnel. Some states, such as California, require Better Settlement Services to obtain entity or agency licensure, while other states require insurance agents or insurance producers to be licensed individually.

There are also states that require both licensures. Many state licenses are perpetual, but licensees must take some periodic actions to keep the license in good standing. Likewise, as a homeowners insurance agency, Better Cover must obtain and maintain licenses in the states in which it does business.
Most states in which Better Settlement Services and Better Cover transact insurance require that the entity be licensed as an insurance agency or producer. Many state licenses are perpetual, but licensees must take some periodic actions to keep their licenses in good standing. For example, these states typically require that each entity be affiliated with an individual licensee to serve as the entity’s designated responsible licensed producer, or DRLP. The range of insurance products which the entity may transact may only be as broad as types of products which the DRLP may transact. A state may suspend the insurance operations of the entity in the event that the entity were not affiliated with a DRLP.
If we enter new markets, as we have in expanding our Better Real Estate business, we may be required to comply with new laws, regulations and licensing requirements. As part of licensing requirements, we are typically required to designate individual licensees of record. We cannot ensure that we are, and will always remain, in full compliance with all relevant licensing laws and regulations, including because interpretation of those laws and regulations may change over time, and we may be subject to fines or penalties, including license suspension or revocation, for any non-compliance. If in the future a state agency were to determine that we are required to obtain additional licenses in that state in order to transact business, or if we lose an existing license or are otherwise found to be in violation of a law or regulation, our business operations in that state may be suspended until we obtain the license or otherwise remedy the compliance issue. Such findings also could subject us to reputational risks.
We may not be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could restrict our ability to broker, produce, purchase, sell, service or enforce loans. Our failure to satisfy any such requirements also could result in a default under our warehouse lines, other financial arrangements and/or servicing agreements and have a material and adverse effect on our business, financial condition, results of operations, and prospects. Those states that currently do not provide extensive regulation of our business may later choose to do so, and if such states so act, we may not be able to obtain or maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could limit our ability to broker, produce, purchase, sell, service, or enforce loans in a certain state or could result in a default under our financing and servicing agreements and could have a material adverse effect on our business, financial condition, results of operations, and prospects. Furthermore, the adoption of additional, or the revision of existing, rules and regulations could materially and adversely affect our business, financial condition, results of operations, and prospects.
For example, on September 2, 2021 we received from the Washington Department of Financial Institutions (“WA DFI”) a notice of charges related to certain compliance concerns, generally from the October 20, 2017 to June 30, 2019 time period. The State of Washington accounted for approximately 7% of our aggregate home loan production for the year ended December 31, 2020. We are working with the WA DFI to resolve such charges. If we are unable to resolve the charges in a manner satisfactory to the WA DFI, we could be subject to a number of potential penalties, including fines, penalties or limitations on our ability to do business in Washington, any of which could adversely affect our business.
The CFPB continues to be active in its monitoring of the loan production and servicing sectors. New or revised rules and regulations and more stringent enforcement of existing rules and regulations by the CFPB could result in increased compliance costs, enforcement actions, fines, penalties and the inherent reputational harm that results from such actions.
We are subject to the regulatory, supervisory and examination authority of the CFPB, which has oversight of federal and state non-depository
lending and servicing institutions, including residential mortgage originators and loan servicers. The CFPB has rulemaking authority with respect to many of the federal consumer protection laws applicable to mortgage lenders and servicers, including TILA and RESPA. The CFPB has issued or amended a number of regulations pursuant to the Dodd-Frank Act relating to loan production and servicing activities, including ability-to-repay
and “qualified mortgage” underwriting standards and other production standards and practices as well as servicing requirements that address, among other things, periodic billing statements, certain notices and acknowledgements, prompt crediting of borrowers’ accounts for payments received, additional notice, review and timing requirements with respect to delinquent borrowers, loss mitigation, prompt investigation of complaints by borrowers, and lender-placed insurance notices. The CFPB has also amended provisions of the HOEPA regarding the determination of high-cost mortgages, and of Regulation B, to implement additional requirements under the Equal Credit Opportunity Act with respect to valuations, including appraisals and automated valuation models. The CFPB has also issued guidance to loan servicers to address potential risks to borrowers that may arise in connection with transfers of servicing. Additionally, the CFPB has increased the focus on lender liability and vendor management across the mortgage and settlement services industries, which may vary depending on the services being performed.
The mortgage lending sector is currently relying, for a significant portion of the loans produced, on a temporary CFPB regulation, commonly called the QM Patch, which permits mortgage lenders to gain a presumption of compliance with the CFPB’s ability to repay requirements by relying on the fact that the mortgage is eligible for sale to Fannie Mae or Freddie Mac. Reliance on the QM Patch has become widespread due to the operational complexity and practical difficulties for many mortgage lenders to rely on other ways to demonstrate compliance with the ability to repay regulations. For more information, see “
Risks Related to Better’s Business—Risks Related to Our Market, Industry, and General Economic Conditions—Our business is highly dependent on Fannie Mae and Freddie Mac and certain other U.S. government agencies, and any changes in these entities or their current roles could have a material adverse effect on our business
.” Pursuant to a series of rules issued by the CFPB on October 20, 2020 and December 9, 2020, the QM Patch was slated to expire for covered transactions for which a creditor receives the consumer’s application for a Fannie Mae or Freddie Mac eligible mortgage loan prior to July 1, 2021, or sooner if the GSEs exit conservatorship of FHFA at an earlier date. The CFPB subsequently, on April 27, 2021, extended the expiration of the QM Patch until October 1, 2022; however, the GSEs themselves will no longer acquire QM Patch loans that do not also meet the requirements of the revised definition of a “qualified mortgage” effective for loans that have application dates on or before June 30, 2021 and that are purchased as whole loans on or before August 31, 2021, or in MBS pools with an issue date on or before Aug. 1, 2021. This action by the GSEs reduces the utility of the CFPB’s extension of the QM Patch.
In addition, lenders will be required to comply with a new definition regarding what constitutes a “qualified mortgage” to receive safe-harbor or rebuttable presumption treatment under the ability-to-repay
requirements of TILA and its implementing Regulation Z. While these final rules will give greater protections for certain loans made to borrowers with higher debt-to-income
ratios, or loans where borrowers demonstrate a good repayment history, they also create additional compliance burdens and remove some of the legal certainties afforded to lenders under the QM Patch. Specifically, the revised “qualified mortgage” rule eliminates the previous requirement limiting “qualified mortgages” to 43%
debt-to-income
ratio, or DTI, and replaces it with pricing-based thresholds. Loans at 150 bps or less over the average prime offer rate, APOR, as of the date the interest rate is set, get a safe harbor presumption of compliance, while loans between 151 and 225 basis points over the APOR benefit from a rebuttable presumption of compliance. The new rule also creates new requirements for a lender to “consider” and “verify” a borrower’s income and debts and associated DTI, along with a number of other underwriting requirements. Thus, we may experience heightened compliance and legal risks associated with implementing these new underwriting obligations. For a discussion of the risk to our business due to possible changes in the conservatorship status of Fannie Mae and Freddie Mac, see “
Information about Better—Government Regulations Affecting Mortgage Loan Production, Servicing
and Ancillary Services
.”
The CFPB has iteratively adopted rules over the course of several years regarding mortgage servicing practices that required us to make iterative changes to our mortgage servicing processes and systems. While we have not been examined by the CFPB, its examination activities have increased and will likely continue to increase. If we are examined by the CFPB, our administrative and compliance costs will also likely increase, which could also greatly influence the availability and cost of residential mortgage credit and increase servicing costs and risks. These increased costs of compliance, the effect of these rules on the lending industry and loan servicing, and any failure in our ability to comply with the new rules by their effective dates, could materially and adversely affect our business. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
 Pandemic
.”
The CFPB also has broad enforcement powers, and can order, among other things, rescission or reformation of contracts, the refund of moneys or the return of real property, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, limits on activities or functions, remediation of practices, external compliance monitoring and civil money penalties. The CFPB has been active in investigations and enforcement actions and, when necessary, has issued civil money penalties to parties the CFPB determines has violated the laws and regulations it enforces. It is also expected that the CFPB’s enforcement posture will become significantly more stringent and aggressive, largely due to the recent change in leadership. Our failure to comply with the federal consumer protection laws, rules and regulations to which we are subject, whether actual or alleged, could expose us to enforcement actions, potential litigation liabilities, or reputational harm. The CFPB has the authority to obtain cease-and-desist orders, orders for restitution or rescission of contracts and other kinds of affirmative relief and monetary penalties ranging from up to approximately $6,000 per day for ordinary violations of federal consumer financial laws to approximately $30,000 per day for reckless violations and to approximately $1,200,000 per day for knowing violations.
In addition, the occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that our policies and procedures do not comply with applicable law could materially and adversely affect our business, financial condition, results of operations, and prospects.
The state regulatory agencies, as well as other federal agencies and loan purchasers, continue to be active in their supervision of the loan production and servicing sectors and the results of these examinations may materially and adversely affect our business, financial condition, results of operations, and prospects.
We are also supervised by state regulatory agencies under state law. State attorneys general, state licensing regulators, and state and local consumer protection offices have authority to investigate consumer complaints and to commence investigations and other formal and informal proceedings regarding our operations and activities. In addition, the GSEs and the FHFA, the FTC, HUD, VA, various loan purchasers, non-agency
securitization trustees and others may subject us to periodic reviews and audits. A determination of our failure to comply with applicable law could lead to enforcement action, administrative fines and penalties, license revocation or suspension, or other administrative action. Unresolved or final findings, fines, penalties, or other sanctions issued by one regulator or in one jurisdiction may be required to be affirmatively reported to other regulators, jurisdictions, or private business partners and could cause investigations or other actions by such other regulators, jurisdictions, or private business partners. For example, as described in “
Risks Related to Better’s Business—Risks Related to Our Regulatory Environment—If we do not obtain and maintain the appropriate state licenses, we will not be allowed to produce or service loans or provide other services in some states, which could materially and adversely affect our business, financial condition, results of operations, and prospects
,” we received a notice of charges related to certain compliance concerns from the WA DFI that could potentially result in penalties, fines or limitations on our ability to conduct business in that state if our efforts to resolve the matter are unsuccessful.
If we are unable to comply with the TILA/RESPA Integrated Disclosure, or TRID, rules, our business and operations could be materially and adversely affected, and our plans to expand our lending business could be materially and adversely impacted.
The CFPB implemented loan disclosure requirements, effective in October 2015, and has subsequently revised such requirements a number of times, to combine and amend certain TILA and RESPA disclosures. The

TRID rules significantly changed consumer-facing disclosure rules and added certain waiting periods to allow consumers time to shop for and consider the loan terms after receiving the required disclosures. If we fail to comply with the TRID rules, we may be unable to sell loans that we produce or purchase, or we may be required to sell such loans at a discount compared to other loans. We could also be subject to repurchase or indemnification claims from purchasers of such loans, including the GSEs.
As regulatory guidance and enforcement and the views of the GSEs and other market participants evolve, we may need to modify further our loan production processes and systems in order to adjust to evolution in the regulatory landscape and successfully operate our lending business. In such circumstances, if we are unable to make the necessary adjustments, our business, financial condition, results of operations, and prospects, could be materially and adversely affected and we may not be able to execute on our plans to grow our lending business.
Federal and state laws regulate our strategic relationships with third parties and affiliates; a determination that we have failed to comply with such laws could require restructuring of the relationships, result in material financial liabilities and exposure to regulatory enforcement and litigation risk, and/or diminish the value of these relationships.
Because our business relies on strategic relationships with third parties and affiliates, it is particularly important that we comply with RESPA, which requires lenders to make certain disclosures to mortgage loan borrowers regarding their settlement costs and affiliate relationships with other settlement service providers, and prohibits kickbacks, referral fees, and unearned fees associated with settlement service business. RESPA-related risk arises to the extent that certain services provided by an affiliate or Better Mortgage Corporation are considered to be settlement services, consumers are not able to choose whether such services are provided by the affiliate or Better Mortgage Corporation, and consumers are deemed to pay a charge attributable to such services, or if loans are deemed not purchased in the secondary market at fair market value. Additionally, it is important that we comply with TILA and other applicable federal and state laws. Risks related to such laws arise, for example, if points and fees for a transaction exceed certain applicable thresholds, loan originator compensation requirements are not satisfied, and/or TRID or other required disclosures are determined to be noncompliant, and these laws are subject to interpretational complexities in the co-branded
mortgage broker context. In addition, Better Mortgage Corporation’s lead generation and advertising activities and strategic relationships carry RESPA-related risk depending on certain factors, such as whether a third-party endorses or refers business to Better Mortgage Corporation, whether any payments between the parties constitute fair market value, and any potential direct or indirect benefit to strategic partners in addition to benefits provided directly to consumers. Federal and state regulators or courts could adopt interpretations of laws and regulations—including with respect to RESPA and its governance over affiliated business arrangements, bona fide joint ventures and marketing services arrangements, TILA’s provisions applicable to transactions involving mortgage brokers, and other disclosure requirements—that could increase the regulatory risk and scrutiny of our affiliate and third-party strategic relationships, raise licensing/registration questions, require restructuring of these relationships (as well as suspend our operations in a given jurisdiction pending such restructuring), result in financial liabilities (including indemnification, repurchase demands or financial penalties), carry litigation risk (including, potentially, false claim-related risk), and/or diminish the value of these relationships. Additionally, the recent change in leadership at the CFPB could result in a more stringent and aggressive interpretation of laws governing our strategic relationships. For instance, the CFPB recently clarified its interpretation of RESPA’s longstanding prohibitions on payments for the referral of settlement service business and unearned fees that implicate mortgage lenders’ affiliate relationships, marketing/advertising arrangements, and strategic relationships; similar future clarifications or novel interpretations also could implicate our affiliate and third-party relationships.
A failure to comply with laws and regulations regarding our use of telemarketing, including the TCPA, could increase our operating costs and materially and adversely impact our business, financial condition, results of operations, and prospects.
We engage in outbound telephone and text communications with consumers, and accordingly must comply with a number of laws and regulations that govern said communications and the use of automatic telephone dialing systems, or ATDS, including the TCPA and Telemarketing Sales Rules. The U.S. Federal Communications Commission, or the FCC, and the FTC have responsibility for regulating various aspects of these laws. Among other requirements, the TCPA requires us to obtain prior express written consent for certain telemarketing calls and to adhere to
“do-not-call”
registry requirements which, in part, mandate we maintain and regularly update lists of consumers who have chosen not to be called and restrict calls to consumers who are on the national do-not-call
list. Many states have similar consumer protection laws regulating telemarketing. These laws limit our ability to communicate with consumers and reduce the effectiveness of our marketing programs. The TCPA does not distinguish between voice and data, and, as such, SMS/MMS messages are also “calls” for the purpose of TCPA obligations and restrictions.
For violations of the TCPA, the law provides for a private right of action under which a plaintiff may recover monetary damages of $500 for each call or text made in violation of the prohibitions on calls made using an “artificial or pre-recorded
voice” or an ATDS. A court may treble the amount of damages upon a finding of a “willful or knowing” violation. There is no statutory cap on maximum aggregate exposure (although some courts have applied in TCPA class actions constitutional limits on excessive penalties). An action may be brought by the FCC, a state attorney general, an individual or a class of individuals. Like other companies that rely on telephone and text communications, we are regularly subject to putative class action suits alleging violations of the TCPA. To date, no such class has been certified. If in the future we are found to have violated the TCPA, the amount of damages and potential liability could be extensive and materially and adversely impact our business, financial condition, results of operations, and prospects. Accordingly, were such a class certified or if we are unable to successfully defend such a suit, as we have in the past, then TCPA damages could materially and adversely affect our business, financial condition, results of operations, and prospects.
If new laws and regulations lengthen foreclosure times or introduce new regulatory requirements regarding foreclosure procedures, our operating costs could increase and we could be subject to regulatory action.
Although we aim to sell servicing rights for the loans we produce, we occasionally retain such rights to a small portion of the loans we produce, and, as a result, when a mortgage loan we service is in foreclosure, we are generally required to continue to advance delinquent principal and interest to the securitization trust and to make advances for delinquent taxes and insurance and foreclosure costs and the upkeep of vacant property in foreclosure to the extent that we determine that such amounts are recoverable. These servicing advances are generally recovered when the delinquency is resolved. Regulatory actions that lengthen the foreclosure process will increase the amount of servicing advances that we are required to make, lengthen the time it takes for us to be reimbursed for such advances and increase the costs incurred during the foreclosure process.
The CARES Act paused foreclosures on certain loans through May 17, 2020, and many loan purchasers, mortgage insurers/guarantors and states have extended timelines on those foreclosure holds. For example, the foreclosure moratoria of the GSEs, FHA and VA were extended through July 31, 2021. Many state governors issued orders, directives, guidance or recommendations halting foreclosure activity, including evictions. Restrictions on foreclosures and evictions may increase our operating costs, extend the time we advance for delinquent taxes and insurance and could delay our ability to seek reimbursement from the loan purchasers to recoup some or all of the advances.
Additionally, on June 28, 2021, the CFPB issued a final rulemaking that imposes a series of changes to existing servicing rules to facilitate consumer awareness and processing of
COVID-19-related
loss mitigation options. The final rule includes heightened “safeguards” for loans where a foreclosure referral is initiated in advance of January 1, 2022, and where the borrower became more than 120 days delinquent after March 1, 2020, and the statute of limitations applicable to the foreclosure action being taken in the relevant jurisdiction expires on or after January 1, 2022. It also allows servicers to offer borrowers with
COVID-19-related
hardships loan modifications based on an incomplete application under certain circumstances, waives certain fees owed and incurred on or after March 1, 2020, and requires enhanced borrower outreach to certain borrowers. The final rule became effective on August 31, 2021.

Increased regulatory scrutiny and new laws and procedures could cause us to adopt additional compliance measures and incur additional compliance costs in connection with our foreclosure processes. We may incur legal and other costs responding to regulatory inquiries or any allegation that we improperly foreclosed on a customer. We could also suffer reputational damage and could be fined or otherwise penalized if we are found to have breached regulatory requirements. Regulatory agencies and consumer advocacy groups are becoming more aggressive in asserting claims that the practices of lenders and loan servicers result in a disparate impact on protected classes.
Antidiscrimination statutes, such as the Fair Housing Act and the Equal Credit Opportunity Act, prohibit creditors from discriminating against loan applicants and borrowers based on certain characteristics, such as race, religion and national origin. Various U.S. federal regulatory agencies and departments, including the U.S. Department of Justice and the CFPB, take the position that these laws apply not only to intentional discrimination, but also to neutral practices that have a disparate impact on a group that shares a characteristic that a creditor is not permitted to consider in making credit decisions (i.e., creditor or servicing practices that have a disproportionate negative affect on a protected class of individuals).
These regulatory agencies, as well as consumer advocacy groups and plaintiffs’ attorneys, are focusing greater attention on “disparate impact” claims. The U.S. Supreme Court recently confirmed that the “disparate impact” theory applies to cases brought under the Fair Housing Act. On September 24, 2020, HUD released a final rule amending the agency’s interpretation of the Fair Housing Act disparate impact standard, which was challenged through litigation, with the court staying HUD’s implementation and enforcement of the rule before it became effective. HUD, at the direction of the Biden administration, has since reconsidered the 2020 rule and has proposed to instead recodify the existing “discriminatory effects” rule that HUD implemented in 2013. Although it is still unclear whether the “disparate impact” theory applies under the Equal Credit Opportunity Act, regulatory agencies and private plaintiffs can be expected to continue to apply it to both the Fair Housing Act and the Equal Credit Opportunity Act in the context of home loan lending and servicing. To the extent that the “disparate impact” theory continues to apply, we may be faced with significant administrative burdens in attempting to comply and potential liability for failures to comply.
In addition to reputational harm, violations of the Equal Credit Opportunity Act and the Fair Housing Act can result in actual damages, punitive damages, injunctive or equitable relief, attorneys’ fees and civil money penalties.
Government regulation of the internet and sales and marketing on the internet is evolving, and we may experience unfavorable changes in or failure to comply with existing or future regulations and laws.
We are subject to a number of regulations and laws that apply generally to businesses, as well as regulations and laws specifically governing the internet and marketing over the internet. Existing and future regulations and laws may impede the growth and availability of the internet and online services and may limit our ability to operate our business. These laws and regulations, which continue to evolve, cover privacy and data protection, data security, pricing, content, copyrights, distribution, mobile and other communications, advertising practices, electronic contracts, consumer protections, the provision of online payment services, unencumbered internet access to our product offerings, the design and operation of websites and the characteristics and quality of product offerings online. We cannot guarantee that we have been or will be fully compliant with every law or regulation in every jurisdiction. In addition, it is not entirely clear how existing laws and regulations governing issues such as property ownership, consumer protection, libel and privacy apply or will be enforced with respect to the internet and
e-commerce,
as many of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues they raise. Moreover, increased regulatory and enforcement efforts by federal and state agencies and the potential prospects for private litigation claims related to our data collection, privacy policies or other
e-commerce
practices have become more likely. In addition, the adoption of any laws or regulations, or the imposition of other legal requirements, that adversely affect our digital marketing efforts could decrease our ability to offer, or respond to customer demand for, our product offerings, resulting in lower revenue. Future laws and regulations, or changes in existing laws and regulations or how they are interpreted or applied, could also require us to change our business practices, raise compliance costs or other costs of doing business and materially and adversely affect our business, financial condition, results of operations, and prospects.
Changes in tax laws may materially and adversely affect us, and the Internal Revenue Service or a court may disagree with tax positions taken by us, which could materially and adversely affect our business, financial condition, results of operations, and prospects, or the value of our common stock.
The Tax Cuts and Jobs Act of 2017, or TCJA, was enacted on December 22, 2017, significantly affected U.S. tax law, including by changing how the U.S. imposes tax on certain types of income of corporations and by reducing the U.S. federal corporate income tax rate to 21%. It also imposed new limitations on a number of tax benefits, including deductions for business interest, use of net operating loss carryforwards, taxation of foreign income, and use of foreign tax credits, among others.
The CARES Act, enacted on March 27, 2020 in response to the
COVID-19
pandemic, further amended the U.S. federal tax code, including in respect of certain changes that were made by the TCJA, generally on a temporary basis. There can be no assurance that future tax law changes will not increase the rate of the corporate income tax significantly, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance. In addition, the Internal Revenue Service, or the IRS, has yet to issue guidance on a number of important issues regarding the changes made by the TCJA and the CARES Act. In the absence of such guidance, we will take positions with respect to a number of unsettled issues. In addition, as a result of the election of President Biden and new members of the U.S. Congress, and the evolving nature of the
COVID-19
pandemic, it is uncertain whether these laws will remain in place and in what capacity. In fact, the Biden administration has proposed an increase to the corporate income tax rate and other changes that may result in adverse consequences to us and our shareholders. There is no assurance that the IRS or a court will agree with the positions taken by us, in which case tax penalties and interest may be imposed that could materially and adversely affect our business, financial condition, results of operations, and prospects, or our liquidity.
Risks Related to the
COVID-19
Pandemic
The
COVID-19
pandemic poses challenges to our business and the effects of the pandemic could materially and adversely impact our ability to produce loans, our sales into secondary markets, our liquidity, and our team members.
The
COVID-19
pandemic has had, and continues to have, a significant impact on the national economy and the regions in which we operate. In response to the pandemic, federal, state and local governments enacted emergency measures to combat the spread of the virus. The
COVID-19
pandemic initially caused a significant decrease in home sales.
COVID-19-related
supply chain interruptions also affected the availability of home construction materials, which led to a pause in new home construction, reducing the supply of new housing coming into the market. Exacerbated by increased demand for housing associated with the
COVID-19
pandemic, this has resulted in a constrained supply of new houses, which reduces home purchase volume and, thus, reduces the volume of loan production. Although we believe that the volume of real estate transactions has returned to pre-pandemic
levels, future growth is uncertain and we cannot predict the ongoing impact of the
COVID-19
pandemic or if another increase in infection rates will trigger a decline in home sales and loan production.
With the
COVID-19
vaccine rollout and a rising rate of vaccinations among adults, jurisdictions have begun lifting restrictions and are in the process of reopening. Jurisdictions, however, are following different timelines and may be in different stages of reopening, or may have different rules in place regarding emergency measures to combat the spread of
COVID-19.
Thus, even after the
COVID-19
spread has lessened and such emergency restrictions have been lifted in some jurisdictions, we, our vendors or our strategic partners may continue to experience heightened compliance obligations and adverse effects to our business and financial condition. Though we have seen an increase in the volume of consumers refinancing an existing mortgage in the wake of the
COVID-19
pandemic, we do not believe that trend will continue to the same extent as the economic recovery takes hold and interest rates rise.
The
COVID-19
pandemic may also increase or accelerate the risks inherent in many or all of the risk factors described in this section, and could materially and adversely affect our business, financial condition, results of operations, and prospects.
We face challenges stemming from the remote working environment brought about by the
COVID-19
pandemic.
In response to the pandemic, federal, state and local governments enacted emergency measures to combat the spread of the virus, including implementation of shelter-in-place
orders. These orders caused us to close certain offices, requiring our team members to work from home, and initially slowed our business operations that depend on third parties such as appraisers, closing agents, and others for loan-related verifications. Over time such remote operations may decrease the cohesiveness of our teams and our ability to maintain our culture, both of which are integral to our success, and may impede our ability to undertake new business projects, to foster a creative environment, to hire new team members and to retain existing team members. The remote work environment has also exacerbated the risk for service disruptions and failures caused by system or software failure, power loss, telecommunications failures, including those of internet service providers, team member misconduct, human error, computer hackers, computer viruses and disabling devices, malicious or destructive code, denial of service or information, as well as natural disasters, health pandemics and other similar events, and our disaster recovery planning may not be sufficient for all situations. On the other hand, we may also experience additional disruptions in the upcoming months as our team members begin returning to the office.
We have operations in India that could be materially and adversely affected by the
COVID-19
pandemic.
As of June 30, 2021, we have operations, including approximately 40% of our workforce, located in India. During the first half of 2021, a severe wave of the
COVID-19
pandemic affected India, resulting in significant loss of life and disruption to the country as a result of government and private action seeking to stop the spread of
COVID-19.
During the
COVID-19
wave in India during the first half of 2021, approximately 600 of our team members located in India were impacted by
COVID-19.
At the peak of this wave, approximately 12% of our team members in India were either directly impacted by the
COVID-19
pandemic or were caring for an ill immediate family member. We are actively monitoring the impact of
COVID-19,
including the impact from response measures, on our operations and workforce in India, and we remain focused on the safety and health of our team members. The direct effect of the virus and the disruption on our team members and operations, and the slow rollout of mass vaccinations for
COVID-19
and any limitations to the efficacy of such vaccines, may materially and adversely affect our business, financial condition, results of operations, and prospects. While we have worked and continue to work to manage and mitigate potential disruptions to our operations, the fluid nature of the pandemic and uncertainties regarding the related economic impact are likely to result in sustained market turmoil, which may materially and adversely affect our business, financial condition, results of operations, and prospects. We cannot predict how the
COVID-19
pandemic will continue to develop, whether and to what extent government regulations or other restrictions may impact our operations in India, or whether or to what extent the
COVID-19
pandemic or the effects thereof may have longer term unanticipated impacts on our operations in India.
COVID-19
may increase the risk of fraud.
We may observe an increase in cyber fraud and SMS phishing schemes affecting our business due to the
COVID-19
pandemic. We expect the economic changes resulting from the
COVID-19
pandemic coupled with the high refinance and purchase volumes that we observed during such period may increase the potential for customer fraud, and the effects of any increase in instances of customer fraud may not be seen for some time.

The executive, legislative and regulatory response during the
COVID-19
pandemic, including the passage of the CARES Act, imposed additional obligations on our business, and we may experience unfavorable changes in or failure to comply with existing or future regulations and laws adopted in response to the
COVID-19
pandemic.
Due to the unprecedented pause of major sectors of the U.S. economy from the
COVID-19
pandemic, numerous states and the federal government adopted measures requiring mortgage servicers to work with consumers negatively impacted by the
COVID-19
pandemic. While some regulatory reactions to the
COVID-19
pandemic relaxed certain compliance obligations, the forbearance requirements and foreclosure moratoriums imposed on mortgage servicers added new regulatory responsibilities. Consistent with the CARES Act, the GSEs and FHA and VA require servicers to provide a forbearance plan to any borrower who requests forbearance with an attestation of financial hardship, directly or indirectly caused by the
COVID-19
pandemic; and no additional documentation other than the borrower’s attestation to a financial hardship caused by the
COVID-19
pandemic is required. In alignment with an executive order that the Biden Administration issued, the GSEs, FHA, and VA announced extensions of the foreclosure moratoriums and forbearance periods available to certain borrowers, through July 31, 2021. Borrowers that avail themselves of forbearance relief will not incur late fees, penalties or interest beyond the amounts scheduled or calculated as if the borrower made all contractual payments on time and in full under the terms of the mortgage contract. In addition, the GSEs, FHA, and VA have announced that, at the end of the forbearance plan, borrowers may be eligible for a number of different loss mitigation options that will enable them to avoid having to pay the forborne payments in a lump sum at the end of the forbearance period.
While the Consumer Financial Protection Bureau, or CFPB, initially announced a flexible supervisory and enforcement approach during the
COVID-19
pandemic on certain consumer communications required by the mortgage servicing rules, managing the CFPB’s loss mitigation rules with CARES Act forbearance requests and conflicting interpretations of certain regulatory requirements is particularly challenging. In June 2021, the CFPB issued a final rule that creates heightened protections for borrowers who became seriously delinquent during the
COVID-19
pandemic. Interpretive questions regarding the contours of the CFPB’s
COVID-19
relief mortgage servicing rule issued in June 2021 appear likely to arise.
We are affected by changes in compliance obligations and guidance across industries, including mortgage production and insurance.
Although much of the executive, legislative and regulatory actions impacting the mortgage industry and taken in response to the economic conditions caused by the
COVID-19
pandemic are focused on providing borrowers with protection from foreclosure, regulators are adjusting compliance obligations impacting our loan production activities. Many states have adopted temporary measures allowing for otherwise prohibited remote mortgage loan production activities. While these temporary measures allow us to continue to do business remotely, they impose notice, procedural and other compliance obligations on our loan production activity. These new compliance obligations may materially and adversely affect our loan production and servicing business.
Since the onset of the pandemic, we have received and may continue to receive occasional inquiries from various federal and state lawmakers, attorneys general and regulators seeking information on our response to the
COVID-19
pandemic and its impact on our business, team members and customers. Future regulatory scrutiny and enforcement resulting from the
COVID-19
pandemic is unknown.
In the insurance sector, certain governmental entities have declared or proposed a “grace period” on the collection of insurance premiums in order to mitigate the economic impact caused by the
COVID-19
pandemic. It is unclear the impact this would have on our commission revenues as a percentage of premium. It is possible that such grace periods could delay our receipt of revenues as we continue to incur compensation and operating expenses related to serving our clients.

RISKS RELATED TO OWNERSHIP OF BETTER HOME & FINANCE COMMON STOCK FOLLOWING THE BUSINESS COMBINATION AND BETTER HOME & FINANCE OPERATING AS A PUBLIC COMPANY
Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us,” or “our,” refer to Better Home & Finance subsequent to the consummation of the Business Combination.
There may not be an active trading market for our common stock, which may make it difficult to sell shares of Better Home & Finance common stock and there can be no assurance that Better Home & Finance’s securities will be approved for listing on Nasdaq or that Better Home & Finance will be able to comply with the continued listing standards of such exchange.
We intend to continue listing the Better Home & Finance common stock and Better Home & Finance warrants on the Nasdaq. However, it is possible that after the Business Combination, an active trading market will not develop or, if developed, that any market will not be sustained. Further, certain of our existing investors (including the Sponsor, certain holders of Better’s capital stock, certain directors, and all executive officers of Better) have lock-up
agreements described in the “
BCA Proposal—Related Agreements—Sponsor Agreement
” and “
Certain Relationships and Related Party Transactions—Better—Principal Stockholders Agreements—Better Holder Support Agreement
” sections of this proxy statement/prospectus, which reduces the liquidity of the market for our common stock. This would make it difficult for you to sell shares of our common stock at an attractive price or at all. The market price per share of Aurora’s common stock may not be indicative of the price at which shares of our common stock will trade in the public market after this transaction.
If, after the transaction Nasdaq delists Better Home & Finance’s securities from trading on its exchange for failure to meet the listing standards, Better Home & Finance and its shareholders could face significant negative consequences including:

•	limited availability of market quotations for Better Home & Finance’s securities;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress the price of our common stock.
Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares.
Following the closing of the Business Combination, approximately 17% of the shares of Better Home & Finance common stock will be freely tradeable without restriction under the Securities Act and without any lock-up restrictions on transfer. For six months after the Closing Date, stockholders owning shares representing 61% of Better Home & Finance common stock will be subject to a six-month lock-up restriction on transfers of such shares, all of which will be subject to price releases earlier than such six-month term. While certain Better stockholders signed lock-up agreements in connection with the Merger Agreement, Pine Brook has challenged the enforceability of the lock-up applicable to Better stockholders that have not signed a lock-up agreement and owned more than 1% of Better’s capital stock on the signing date of the Merger Agreement. If Pine Brook is successful in its challenge, we may be limited in our ability to enforce the lock-up on such Better stockholders that beneficially own greater than 1% of Better’s capital stock but who have not already signed a lock-up agreement, which would comprise approximately 23% of the shares of Better Home & Finance common stock after the Closing Date.
In addition, the 150 million shares of common stock offered in the PIPE Investment, which will comprise approximately 21% of the shares of Better Home & Finance common stock outstanding after the Closing Date, will become freely tradable without restriction under the Securities Act once we file and have declared effective a shelf registration statement, which is required to be by no later than the earlier of (i) the 60th day (or 90th calendar day if the SEC reviews the registration statement) after closing of the Business Combination. Accordingly, for several months after the Closing Date, up to 83% of Better Home & Finance common stock (comprising shares subject to lock-up and shares issued in connection with the PIPE Investment) will be subject to transfer restrictions.
The relatively low proportion of Better Home & Finance common stock that will be freely tradeable after the Closing could negatively affect the trading market for shares of Better Home & Finance common stock and also increase the volatility of such shares that are freely tradeable.
The price of our common stock may be volatile and materially and adversely affected by several factors.
The market price of our common stock could fluctuate significantly in response to various factors and events, including:

•	our ability to integrate operations, products, and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof, which will be necessary to fund our operating expenses;

•	announcements of new or similar products by us or our competitors;

•	loss of any strategic relationship;

•	period-to-period fluctuations in our financial results;

•	developments concerning intellectual property rights;

•	changes in legal, regulatory, and enforcement frameworks impacting the transportation of cannabis;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments, or strategic alliances;

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	the level and changes in our year-over-year revenue growth rate;

•	the failure of securities analysts to publish research about us, or shortfalls in our results of operations compared to levels forecast by securities analysts;

•	economic and other external factors; and

•	the general state of the securities market.
These market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. Securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the performance of particular companies.
The existence of multiple classes of common stock may materially and adversely affect the value and liquidity of Better Home & Finance Class A common stock.
The multiple class structure of Better Home & Finance common stock as contained in the Proposed Certificate of Incorporation has the effect of concentrating voting control with those stockholders who held

Better stock prior to the Closing, including the Better Founder and CEO, our employees and their affiliates, and limiting your ability to influence corporate matters, which could adversely affect the trading price of Better Home & Finance Class A common stock.
Better Home & Finance Class B common stock will have three votes per share, while Better Home & Finance Class A common stock that will be held by Aurora’s shareholders and the PIPE Investors after the Closing, has one vote per share. Based on shares of common stock held as of June 30, 2021, stockholders who will hold shares of Better Home & Finance Class B common stock, including the Better Founder and CEO, current Better Stockholders, Better’s employees and their affiliates, will together hold approximately 85.8% of the voting power of Better’s outstanding capital stock following this offering, and entities affiliated with the Better Founder and CEO, Mr. Vishal Garg, will beneficially own approximately 17.5% of our outstanding common stock as a whole, but will control approximately 22.7% of the voting power of our outstanding common stock, following the Closing. As a result, the Better Founder and CEO, existing Better Stockholders, officers, directors, and other affiliates will have significant influence over our management and affairs and over all matters requiring stockholder approval, including election of directors and significant corporate transactions, such as a merger or other sale of the company or our assets, for the foreseeable future.
In addition, the holders of Better Home & Finance Class B common stock collectively will initially be able to control all matters submitted to our stockholders for approval even if their stock holdings represent less than 50% of the outstanding shares of our common stock. Because of the
3-to-1
voting ratio between Better Home & Finance Class B common stock and Better Home & Finance Class A common stock, the holders of Better Home & Finance Class B common stock collectively will continue to control a majority of the combined voting power of our common stock even when the shares of Better Home & Finance Class B common stock represent as little as 25.1% of the aggregate of all outstanding shares of Better Home & Finance Class A common stock and Better Home & Finance Class B common stock. This concentrated control will limit the ability of Aurora’s shareholders and the PIPE Investors to influence corporate matters for the foreseeable future, and, as a result, the market price of our Better Home & Finance Class A common stock could be adversely affected.
Future transfers by holders of shares of Better Home & Finance Class B common stock will generally result in those shares converting to shares of Better Home & Finance Class A common stock, which will have the effect, over time, of increasing the relative voting power of those holders of Better Home & Finance Class B common stock who retain their shares in the long term. Certain permitted transfers, as specified in our Proposed Certificate of Incorporation, will not result in shares of Better Home & Finance Class B common stock automatically converting to shares of Better Home & Finance Class A common stock, including certain estate planning transfers. If, for example, Mr. Garg (or family trusts to which he were to transfer shares of Better Home & Finance Class B common stock) retain a significant portion of his holdings of Better Home & Finance Class B common stock for an extended period of time, he (or such trusts) could, in the future, control a substantial portion (but less than a majority) of the combined voting power of Better Home & Finance Class A common stock and Better Home & Finance Class B common stock. As a board member and executive officer of Better Home & Finance, Mr. Garg owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, Mr. Garg is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally.
FTSE Russell and Standard & Poor’s do not allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400, and S&P SmallCap 600, which together make up the S&P Composite 1500. Also, in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote
and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multiple class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track these indices will not be investing in our stock. In addition, we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and would make Better Home & Finance Class A common stock less attractive to other investors. As a result, the trading price, volume, and liquidity of Better Home & Finance Class A common stock could be materially and adversely affected.
Reports published by analysts, including projections in those reports that differ from our actual results, could materially and adversely affect the price and trading volume of our common shares.
Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. If no analysts commence coverage of us, the market price and volume for our common shares could be materially and adversely affected.
Since the date of preparation, the assumptions underlying the Better projected financial information considered by Aurora have changed considerably, such that the projected financial information is generally, and the near-term financial projections in particular, are unlikely to be realized in the near-term, which may adversely affect the market price of Better Home & Finance common stock following the completion of the Business Combination.
In performing its financial analyses, Aurora relied on, among other things, certain information, including the forecasts and financial projections described in the section entitled “
BCA Proposal
—
Unaudited Projected Financial Information
.” The Better forecasts and financial projections were prepared by, or at the direction of, the management of Better. None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, U.S. GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts.
These projections and forecasts are inherently based on various estimates and assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other future events and factors (e.g., future interest rates, home purchase and refinance volumes), as well as matters specific to Better’s business (e.g., assumptions with respect to gain on sale of loan production), all of which are difficult to predict and many of which are beyond Better’s and Aurora’s control. Further, because Better’s business is so heavily dependent on macroeconomic factors, these types of projections are inherently less useful than for companies in other industries and, as a result, Better does not prepare or utilize these types of projections in the ordinary course of its business. In addition, the unaudited financial projections do not take into account any circumstances or events occurring after the date they were prepared and provided to Aurora on May 6, 2021. Market conditions, including interest rates in particular, together with the supply of new homes, have greatly changed since the financial projections were prepared, and Better expects conditions will continue to change. For example, U.S. single-family mortgage originations are now expected to decrease in value from $4.5 trillion in 2020 to $4.1 trillion in 2021 and $3.0 trillion in 2022 according to the Fannie Mae June 2021 Housing Forecast, which will directly impact our business and overall growth rates. Given the substantial changes in macroeconomic conditions and in our industry, similar financial projections, as well as the underlying assumptions, would be materially different if prepared today on the basis of the current market conditions described above and would project lower revenue, net income and gain on sale for Better. Accordingly, you should not unduly rely on the projections as a current view of future prospects or anything more than a view as of the date prepared and based on conditions and assumptions as of that date. If these trends continue or conditions otherwise diverge from the underlying estimates or assumptions, then these projections and forecasts may not be consistent with Better’s financial condition, including its cash flows or results of operations, which could have an adverse impact on the market price of Better Home & Finance common stock following the Business Combination. For example, based on current market trends and performance to date in 2021, the projections for revenue and net income for the year ended December 31, 2021 will not be achieved. Specifically, although the projections include an estimated revenue of $1.387 billion and an estimated Adjusted Net Income of $122.9 million for the year ended December 31, 2021, we currently expect a loss for the year ended December 31, 2021. The financial projections provided by Better to Aurora, as well as the underlying assumptions, would be materially different from those set out below if prepared today on the basis of current market conditions, including lower revenue, net income and gain on sale for Better. See “
BCA Proposal—Unaudited Projected Financial Information
” for additional information regarding the changes experienced since preparation of the assumptions.
Before and after the Business Combination Aurora warrants are and will be accounted for as liabilities. Changes in value of the Aurora warrants could have an adverse effect on our financial results.
On April 12, 2021, the Staff of the Securities and Exchange Commission issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing the Aurora warrants. As a result of the SEC Statement, (i) Aurora reevaluated the accounting treatment of Aurora’s 6,075,072 public warrants and 5,448,372 of Aurora’s private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings, and (ii) Aurora’s audit committee, based on Aurora’s management’s evaluation and after consulting with management and Aurora’s independent registered public accounting firm, concluded that it was appropriate to restate previously issued and audited financial statements as of and for the period ended March 8, 2021.
As required by Rules
13a-15
and
15d-15
under the Exchange Act, Aurora’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures as of June 30, 2021. Based upon their evaluation, Aurora’s Chief Executive Officer and Chief Financial Officer concluded that, solely due to the events that led to the company’s restatement of its financial statements described above, as of June 30, 2021, a material weakness existed and Aurora’s disclosure controls and procedures (as defined in Rules
13a-15(e)
and
15d-15(e)
under the Exchange Act) were not effective. This material weakness resulted in a misstatement of warrant liability, common stock subject to possible redemption, additional paid in capital, accumulated deficit and related financial disclosure.
Aurora’s management has taken the necessary steps to remediate the material weakness and has no material weakness in the quarterly financials as of June 30, 2021. To address the material weakness identified, Aurora provided enhanced access to accounting literature, research materials and documents and increased communication with Aurora’s personnel and third-party professionals with whom Aurora consults regarding the application of complex accounting standards.
Aurora accounts for Aurora public warrants and private placement warrants in accordance with the guidance contained in Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”). Such guidance provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash
gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. Following closing of the Business Combination, Better Home & Finance’s consolidated financial statements and results of operations will similarly fluctuate, as a result of the recurring fair value measurement of the Aurora warrants, based on factors which are outside of the control of Better Home & Finance. Due to the recurring fair value measurement, Better Home & Finance expects that it will recognize non-cash
gains or losses

on the Aurora warrants each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have a material adverse effect on the market price of Better Home & Finance’s securities.
We do not expect to pay any cash dividends for the foreseeable future.
We currently expect to retain all available funds and future earnings, if any, for use in the operation and growth of our business and do not anticipate paying any cash dividends for the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board, subject to compliance with applicable law and any contractual provisions, including under any existing or future agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our Board deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of the shares, which may never occur. Investors seeking cash dividends in the foreseeable future should not invest in shares.
Better’s directors have limited experience in overseeing a public company.
Better’s
directors have limited experience in the oversight of a publicly traded company. Better’s directors may not successfully or effectively manage its transition to a public company following the Business Combination that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the strategy and operation of Better Home & Finance. After the Business Combination, we intend to initiate a search to expand our board of directors to add directors to supplement our board, including diverse directors and directors with additional expertise in technology and financial services, including in particular directors that are experienced audit committee financial experts. We cannot assure you that we will be able to find and retain appropriate directors to serve on the board of Better Home & Finance, including independent Audit Committee and Compensation Committee members. In addition, if we are successful in engaging new directors, the ability of new directors to quickly understand Better Home & Finance’s business plans, operations and turnaround strategies will be critical to their ability to make informed and effective decisions about Better Home & Finance strategy and operations, particularly given the competitive environment in which Better Home & Finance’s business operates.
Better’s management team has limited experience managing a public company.
Most members of Better’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Better’s management team may not successfully or efficiently manage Better’s transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents require significant attention from Better’s senior management and could divert their attention away from the day-to-day
management of Better’s business, which could harm Better’s business, results of operations and financial condition.
Following the Business Combination, as a result of Aurora’s status as a special purpose acquisition company before the Business Combination, Aurora’s regulatory obligations may impact Better Home & Finance differently than other publicly traded companies that entered the public by other means.
As a result of the proposed completion of the Business Combination with Aurora, Better Home & Finance will be subject to regulatory scrutiny and legal circumstances that differ from other publicly traded companies that did not complete a business combination. For instance, the SEC and other regulatory agencies may issue additional guidance or apply further regulatory scrutiny to companies that have completed a business combination with special purpose acquisition companies. Responding to and managing this regulatory environment, which has and may continue to evolve, could divert management’s attention from the operation of Better Home & Finance’s business, negatively impact its ability to raise additional capital when needed or have a material adverse effect on the price of Better Home & Finance common stock.
If the Business Combination is completed, Aurora shareholders will have less influence on the management and policies of Better Home & Finance than they had on Aurora before the merger.
After the Business Combination is complete, it is anticipated that between approximately 1.0% and 3.6% of the shares of Better Home & Finance will be held by former shareholders of Aurora, based on the pro forma assumptions. Consequently, shareholders of Aurora will have significantly less influence on the management and policies of Better Home & Finance after the Business Combination than they now have on the management and policies of Aurora.
Provisions in the Proposed Certificate of Incorporation and the Proposed Bylaws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our common stock.
The Proposed Certificate of Incorporation and the Proposed Bylaws contain provisions that could depress the market price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the shareholders of our company may deem advantageous. These provisions, among other things:

•	permit only the board of directors to establish the number of directors and fill vacancies on the board;

•	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan (also known as a “poison pill”);

•	eliminate the ability of our shareholders to call special meetings of shareholders after the Better Home & Finance Class B common stock converts to Better Home & Finance Class A common stock;

•
prohibit stockholder action by written consent after the Better Home & Finance Class B common stock converts to Better Home & Finance Class A common stock, which requires all stockholder actions after such time to be taken at a meeting of our shareholders;

•	prohibit cumulative voting;

•	authorize our board of directors to amend the bylaws;

•	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by shareholders at annual stockholder meetings; and

•	require a super-majority vote of shareholders to amend some provisions described above.
Future sales of stock could dilute our equity, which may materially and adversely affect the market price of our common stock.
From time to time, we evaluate raising capital through the sale of securities. We are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of additional shares of common stock or the issuance of convertible securities would dilute the ownership interest of our existing common shareholders. The market price of our common stock could decline as a result of such an offering as well as other sales of a large block of shares of our common stock or similar securities in the market after an offering, or the perception that such sales could occur.

Following the Business Combination, we will qualify as an “emerging growth company,” and the reduced public company reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of exemptions from certain reporting requirements available to “emerging growth companies” under that Act, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (relating to the effectiveness of our internal control over financial reporting), reduced disclosure obligations regarding executive compensation in our periodic reports and any proxy statements we may be required to file, and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies.
Until we are no longer considered an “emerging growth company,” we are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not “emerging growth companies.” Consequently, our financial statements may not be comparable to the financial statements of other public companies. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” In this regard, we will remain an “emerging growth company” until the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the prior three-year period, the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, or for up to five years after the first sale of our common equity securities under an effective registration statement, although if the market value of our common stock that is held by non-affiliates
exceeds $700.0 million as of the last day of the second quarter before that time, we would cease to be an “emerging growth company” as of the next following December 31.
We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our securities less attractive as a result of our election, we may have difficulty raising in this offering and future offerings.
We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and the market price of our common stock may be more volatile.
Following the Business Combination, we will incur increased costs and become subject to additional regulations and requirements as a result of becoming a public company.
As a public company, we will incur significant legal, accounting and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements. We also have incurred and will continue to incur costs associated with the Sarbanes-Oxley Act, and related rules implemented by the SEC and the exchange on which our securities are listed. The expenses generally incurred by public companies for reporting and corporate governance purposes have been increasing.
We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, other regulatory action and potentially civil litigation.

RISKS RELATED TO THE BUSINESS COMBINATION AND AURORA
If third parties bring claims against Aurora, the proceeds held in the trust account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share (which was the offering price per unit in our initial public offering).
Aurora’s placing of funds in the trust account may not protect those funds from third-party claims against Aurora. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third-party that has not executed a waiver only if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our business combination within the required time period, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors.
The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company. The Sponsor may not have sufficient funds available to satisfy those obligations. We have not asked the Sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Neither the Aurora board of directors nor any committee thereof obtained a third-party valuation in determining whether or not to pursue the Business Combination.
Neither the Aurora board of directors nor any committee thereof is required to obtain an opinion that the price that we are paying for Better is fair to us from a financial point of view. Neither the Aurora board of directors nor any committee thereof obtained a third-party valuation in connection with the Business Combination. In analyzing the Business Combination, the Aurora board of directors and management conducted due diligence on Better. The Aurora board of directors reviewed comparisons of selected financial data of Better with its peers in the industry and the financial terms set forth in the Merger Agreement, and concluded that the Business Combination was in the best interest of Aurora’s shareholders. Accordingly, investors will be relying solely on the judgment of the Aurora board of directors and management in valuing Better. The lack of a third-party
valuation may also lead an increased number of shareholders to vote against the Business Combination, which could potentially impact our ability to consummate the Business Combination.
Because Better will become a public reporting company by means other than a traditional underwritten initial public offering, the combined company’s stockholders (including Aurora’s unaffiliated public stockholders) may face additional risks and uncertainties.
In a traditional underwritten initial public offering, underwriters may be subject to civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement, unless such underwriters can establish a “due diligence” defense by conducting a reasonable investigation of the disclosures in the registration statement. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the business plan and any underlying financial assumptions. Because Better will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of Better, and, accordingly, investors in Better Home & Finance (including Aurora’s public shareholders) will not have the benefit of an independent review and due diligence investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Although Aurora performed a due diligence review and investigation of Better in connection with the Business Combination, Aurora has different incentives and objectives in the Business Combination than an underwriter would in a traditional initial public offering, and therefore Aurora’s due diligence review and investigation should not be viewed as equivalent to the review and investigation that an underwriter would be expected to conduct. The lack of an independent due diligence review and investigation increases the risk of an investment in the combined company because it may not have uncovered facts that would be important to a potential investor.
In addition, because the combined company will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or may be less likely to provide, coverage of the combined company. Investment banks may also be less likely to agree to underwrite securities offerings on behalf of the combined company than they might if the combined company became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the combined company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the combined company’s common stock could have an adverse effect on the combined company’s ability to develop a liquid market for the combined company’s common stock.
See “Risks Related to Ownership of Better Home & Finance Common Stock Following the Business Combination and Better Home & Finance Operating as a Public Company—Reports published by analysts, including projections in those reports that differ from our actual results, could materially and adversely affect the price and trading volume of our common shares.”

The Aurora board of directors did not receive a fairness opinion from an independent financial advisor or accounting firm in determining whether or not to pursue the Business Combination.
Although in approving the proposed Business Combination Aurora’s board of directors determined that the terms of proposed Business Combination were fair from a financial point of view to and in the best interests of Aurora and its unaffiliated public shareholders, the absence of an opinion or valuation report from a third-party could result in the proposed Business Combination being viewed as more uncertain from a financial point of view than if such an opinion or valuation report were requested and provided prior to entering the Business Combination. Aurora shareholders will be relying solely on the judgement of the Aurora board of directors in valuing the proposed Business Combination and certain members of Aurora’s board of directors are affiliated with or have equity interests in Aurora or the Sponsor that creates certain conflicts of interest, see
“Risk Factors—Risks Related to the Business Combination and Aurora—Since the Sponsor and Aurora’s directors and executive officers have interests that are different, or in addition to (and which conflict with), the interests of our shareholders, a conflict of interest existed in determining whether the Business Combination with Better is appropriate as our initial business combination”
for more information.
Since the Sponsor and Aurora’s directors and executive officers have interests that are different, or in addition to (and which conflict with), the interests of our shareholders, a conflict of interest existed in determining whether the Business Combination with Better is appropriate as our initial business combination. Such interests include that Sponsor will lose its entire investment in us if our business combination is not completed.
When you consider the recommendation of Aurora’s board of directors in favor of approval of the BCA Proposal, you should keep in mind that the Sponsor and Aurora’s directors and officers have interests in such proposal that are different from, or in addition to, those of Aurora shareholders and warrant holders generally. These interests include, among other things, the interests listed below:

•
Prior to Aurora’s initial public offering on March 8, 2021, the Sponsor purchased 5,750,000 Aurora Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. In February 2021, Aurora effectuated a share dividend of 1,006,250 Class B ordinary shares and subsequently cancelled 131,250 Class B ordinary shares, resulting in an aggregate of 6,625,000 Aurora Class B ordinary shares issued and outstanding. In March 2021, Aurora made a share dividend of 575,000 shares resulting in 7,200,000 Class B ordinary shares owned by the Sponsor. After Aurora’s initial public offering, the Sponsor surrendered for cancellation 249,928 shares which occurred when the
45-day
over-allotment period expired, leaving 6,950,072 Class B ordinary shares held by the Sponsor and certain directors of Aurora. If Aurora does not consummate a business combination by March 8, 2023 (or if such date is extended at a duly called extraordinary general meeting, such later date), it would cease all operations except for the purpose of winding-up, redeeming all of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating, subject in each case to its obligations under the Cayman Islands Companies Law to provide for claims of creditors and the requirements of other applicable law. In such event, the 6,950,072 Aurora Class B ordinary shares collectively owned by the Sponsor and certain directors of Aurora would be worthless because following the redemption of the public shares, Aurora would likely have few, if any, net assets and because the Sponsor and Aurora’s directors and officers have agreed to waive their respective rights to liquidating distributions from the trust account in respect of any Aurora Class A ordinary shares and Aurora Class B ordinary shares held by it or them, as applicable, if Aurora fails to complete a business combination within the required period. Additionally, in such event, the 4,573,372 private placement warrants purchased by the Sponsor simultaneously with the consummation of Aurora’s initial public offering for an aggregate purchase price of $6,860,057, will also expire worthless. Certain of Aurora’s directors and executive officers also have a direct or indirect economic interest in such private placement warrants. The 6,950,072 shares of Better Home & Finance Class A common stock into which the 6,950,072 Aurora Class B ordinary shares collectively held by the Sponsor and certain directors of Aurora will automatically convert in connection with the Mergers (including after giving effect to the Domestication), if unrestricted and freely tradable,

would have had an aggregate market value of $[            ] based upon the closing price of $[            ] per public share on Nasdaq on [            ], 2021, the most recent practicable date prior to the date of this proxy statement/prospectus. However, given that such shares of Better Home & Finance Class A common stock will be subject to certain restrictions, including those described above, Aurora believes such shares have less value. The 4,573,372 Better Home & Finance warrants into which the 4,573,372 private placement warrants held by the Sponsor and certain of Aurora’s directors and executive officers will automatically convert in connection with the Mergers (including after giving effect to the Domestication), if unrestricted and freely tradable, would have had an aggregate market value of $[            ] based upon the closing price of $[            ] per public warrant on Nasdaq on [            ], 2021, the most recent practicable date prior to the date of this proxy statement/prospectus.

•
The Sponsor (including its representatives and affiliates) and Aurora’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Aurora. The Sponsor and Aurora’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Aurora completing its initial business combination. Moreover, certain of Aurora’s directors and officers have time and attention requirements for investment funds of which affiliates of the Sponsor are the investment managers. Aurora’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Aurora, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Aurora’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Aurora, subject to applicable fiduciary duties under Cayman Islands Companies Law. Aurora’s Cayman Constitutional Documents provide that Aurora renounces its interest in any corporate opportunity offered to any director or officer of Aurora unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Aurora and it is an opportunity that Aurora is able to complete on a reasonable basis.

•
Aurora’s existing directors and officers will be eligible for continued indemnification and continued coverage under Aurora’s directors’ and officers’ liability insurance after the Mergers and pursuant to the Merger Agreement.

•
The Sponsor has subscribed for $200,000,000 of the PIPE Investment, for which it will receive 20,000,000 shares of Better Home & Finance Class A common stock. See the section entitled “
Certain Relationships and Related Party Transactions—Aurora Acquisition Corp.—Subscription Agreements.
”

•
In the event that Aurora fails to consummate a business combination within the prescribed time frame (pursuant to the Cayman Constitutional Documents), or upon the exercise of a redemption right in connection with the Business Combination, Aurora will be required to provide for payment of claims of creditors that were not waived that may be brought against Aurora within the ten years following such redemption. In order to protect the amounts held in Aurora’s trust account, the Sponsor has agreed that it will be liable to Aurora if and to the extent any claims by a third-party (other than Aurora’s independent auditors) for services rendered or products sold to Aurora, or a prospective target business with which Aurora has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case, net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the indemnity of the underwriters of Aurora’s initial public offering against certain liabilities, including liabilities under the Securities Act.

•
Our Sponsor has advanced funds to us for working capital purposes, including $462,295 as of June 30, 2021. These outstanding advances were documented in an amended and restated promissory note, dated as of May 10, 2021 (the “Promissory Note”), issued by Aurora to the Sponsor, pursuant to which Aurora may borrow up to $2,000,000 from the Sponsor (including those amounts which are currently outstanding). The

Promissory Note is
non-interest
bearing, unsecured and due and payable in full on the earlier of (i) the date on which the Merger by and between Better and Aurora is completed or (ii) the date that is 30 days after the termination of the Merger Agreement in accordance with its terms. If we do not complete our initial business combination within the required period, we may use a portion of our working capital held outside the trust account to repay such advances and any other working capital advances made to us, but no proceeds held in the trust account would be used to repay such advances and any other working capital advances made to us, and such related party may not be able to recover the value it has loaned us and any other working capital advances it may make.

•
Aurora’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket
expenses incurred by them in connection with certain activities on Aurora’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Aurora fails to consummate a business combination by March 8, 2023 they will not have any claim against the trust account for reimbursement. Aurora’s officers and directors, and their affiliates, expect to incur (or guaranty) approximately $[ ] of transaction expenses (excluding the deferred underwriting commissions being held in the trust account). Accordingly, Aurora may not be able to reimburse these expenses if the Business Combination or another business combination, is not completed by such date.

•
Pursuant to the Registration Rights Agreement, the Sponsor and Aurora’s independent directors will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back
provisions with respect to the shares of Better Home & Finance Class A common stock and warrants held by such parties following the consummation of the Business Combination.

•
Aurora has the right to select two individuals, one of which is expected to be Prabhu Narasimhan and another has been or will be mutually agreed between Aurora and the Better Founder and CEO, to be nominated for election to the initial Board of Directors of Better Home & Finance, so long as the Aurora nominees complete a background check reasonably satisfactory to Better, qualify as “independent” directors for purposes of Nasdaq rules and are otherwise in compliance with SEC and Nasdaq rules and requirements governing directors, and satisfy any other applicable regulatory requirements.

•
The Proposed Certificate of Incorporation will contain a provision expressly electing that Better Home & Finance will not be governed by Section 203 (Delaware’s “interested stockholder” statute) of the DGCL, and therefore, Better Home & Finance will not be subject to Section 203 of the DGCL.

The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA
Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.
The personal and financial interests of the Sponsor and Aurora’s directors and officers may have influenced their motivation in identifying and selecting Better as a business combination target, completing an initial business combination with Better and influencing the operation of the business following the initial business combination. In considering the recommendations of Aurora’s board of directors to vote for the proposals, its shareholders should consider these interests.
As noted above, Sponsor purchased 6,950,072 Aurora Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.004 per share (after taking into account the share dividend of 1,006,250 Class B ordinary shares and subsequent cancellation of 131,250 Class B ordinary shares and the surrender and cancellation of 249,928 Class B ordinary shares which occurred when the underwriters’ 45-day over-allotment period expired). As a result, Sponsor will have a rate of return on its investment which differs from the rate of return of Aurora shareholders who purchased Aurora shares at various other prices, including Aurora shares included in Aurora units that were sold at $10.00 per unit in Aurora’s initial public offering. The closing price of Aurora’s public shares on [                    ], 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, was $[            ]. As a result of and upon the effective time of the Domestication, among other things, each of the then-issued and outstanding Aurora Class B ordinary shares will convert automatically, on a one-for-one basis, into a share of Better Home & Finance Class A common stock. In the event the stock price of the Better Home & Finance falls below the price paid by an Aurora shareholder at the time of purchase of the Aurora shares by such shareholder, a situation may arise in which Sponsor maintains a positive rate of return while such Aurora shareholder does not.
The exercise of Aurora’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Aurora’s shareholders’ best interest.
In the period leading up to the Closing, events may occur that, pursuant to the Merger Agreement, would require Aurora to agree to amend the Merger Agreement, to consent to certain actions taken by Better or to waive rights that Aurora is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Better’s businesses or a request by Better to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement. In any of such circumstances, it would be at Aurora’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors (and described elsewhere in this proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is best for Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Aurora does not believe there will be any changes or waivers that Aurora’s directors and executive officers would be likely to make after shareholder approval of the BCA Proposal has been obtained. While certain changes could be made without further shareholder approval, Aurora will circulate a new or amended proxy statement/prospectus and resolicit Aurora’s shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the BCA Proposal.
We may be forced to close the Business Combination even if we determine it is no longer in our shareholders’ best interest.
Our public shareholders are protected from a material adverse event of Better arising between the date of the Merger Agreement and the Closing primarily by (i) the right to redeem their public shares for a pro rata portion of the funds held in the trust account, calculated as of two business days prior to the vote at the extraordinary general meeting and (ii) the closing condition that there be no material adverse effect (as defined in the Merger Agreement) on Better.
However, if we do not obtain shareholder approval at the extraordinary general meeting, Better can continually obligate us to hold additional extraordinary general meetings to vote on the Condition Precedent Proposals until the earlier of such shareholder approval being obtained and three business days prior to the Agreement End Date (as defined in the Merger Agreement). We are also restricted from seeking, soliciting, negotiating or consummating any alternative business combination while the Merger Agreement is still in effect.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up
or bankruptcy petition or an involuntary
winding-up
or bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up
or bankruptcy petition or an involuntary
winding-up
or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the trust account, the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Certain data and information in this proxy statement/prospectus were obtained from third-party sources and were not independently verified by us. Certain estimates of market opportunity and growth forecasts included in this proxy statement/prospectus may prove to be inaccurate.
This proxy statement/prospectus includes third-party data as well as our estimates relating to our target market opportunity and growth rates. Market opportunity estimates and growth forecasts, such as the Fannie Mae Housing Forecast, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This risk is particularly heightened due to the uncertain and rapidly changing projections of the severity, magnitude, and duration of the current
COVID-19
pandemic. The impact of
COVID-19,
including changes in consumer and business behavior, pandemic fears, and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. For more information, see “
Risks Related to Better’s Business—Risks Related to the
COVID-19
 Pandemic
.” The estimates and forecasts in this proxy statement/prospectus relating to the size and expected growth of our target market, market demand and adoption, capacity to address this demand, and pricing may also prove to be inaccurate. In particular, our estimates regarding our current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets in which we compete meet the size estimates and growth forecasted in this prospectus, our business could fail to grow at similar rates, if at all.
Although we believe that these sources are reliable, we have not independently verified the data and information contained in the third-party publications and reports. Certain data included in such third-party publications and reports also includes projections based on a number of assumptions. The home loan industry may not grow at the rate projected by market data, or at all. Any failure of the home loan industry to grow at the projected rate may have a material adverse effect on our business. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

Risks Related to the Consummation of the Domestication
The Domestication may result in adverse tax consequences for holders of Aurora Class A ordinary shares and warrants.
U.S. Holders (as defined in the section entitled “
U.S. Federal Income Tax Considerations—U.S. Holders”
) may be subject to U.S. federal income tax and may have U.S. federal tax reporting obligations as a result of the Domestication. As discussed more fully under “
U.S. Federal Income Tax Considerations
,” the Domestication should constitute a reorganization within the meaning of Section 368(a)(l)(F) of the Code. Assuming that the Domestication so qualifies,

•
A U.S. Holder who is a 10% Shareholder (as defined in the section entitled “
U.S. Federal Income Tax Considerations—U.S. Holders—The Domestication—Section
 367
”) must include in income as a dividend the “all earnings and profits amount” attributable to the Aurora Class A ordinary shares it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code.

•
A U.S. Holder who, on the date of the Domestication, is not a 10% Shareholder but whose Aurora stock has a fair market value of $50,000 or more should recognize gain (but not loss) with respect to the Domestication unless such U.S. Holder makes a valid election to include in income as a dividend the “all earnings and profits amount” attributable to the Aurora Class A ordinary shares it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code.

•
A U.S. Holder who, on the date of the Domestication, is not a 10% Shareholder and whose Aurora Class A ordinary shares have a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication and should not be required to include any part of the “all earnings and profits amount” in income.

Aurora does not expect to have significant cumulative earnings and profits or a significant “all earnings and profits amount” on the date of the Domestication. Section 367 of the Code is discussed more fully under “
U.S. Federal Income Tax Considerations—U.S. Holders—The Domestication—Section
 367.
”
Certain U.S. Holders may be subject to adverse tax consequences as a result of the Domestication if Aurora were to be treated as a PFIC for U.S. federal income tax purposes during any taxable year that is included in the holding period of such U.S. Holder of Aurora Class A ordinary shares or Aurora warrants. If the Domestication is completed in 2021, Aurora believes that the
“start-up
exception” should apply to prevent Aurora from being treated as a PFIC during its taxable year ending in 2021 on the date of the Domestication, which taxable year would be the only taxable year of Aurora prior to the Domestication in which Aurora Class A ordinary shares or Aurora warrants were outstanding. The requirement to qualify for the start-up
exception and the potential application of the PFIC rules to the Domestication are discussed more fully under “
U.S. Federal Income Tax Considerations—U.S. Holders—The Domestication—PFIC Considerations.
”
Because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to shares of Better Home & Finance Class A common stock, U.S. Holders exercising such redemption rights should be subject to the tax consequences of the Domestication, including those discussed above under “
U.S. Federal Income Tax Considerations—U.S. Holders—The Domestication—Section
 367
” and “
U.S. Federal Income Tax Considerations—U.S. Holders—The Domestication—PFIC Considerations
.”
Additionally, the Domestication may cause
non-U.S.
Holders (as defined in the section entitled “
U.S. Federal Income Tax
Considerations—Non-U.S.
Holders
”) to become subject to U.S. federal withholding taxes on any amounts treated as dividends paid in respect of such
non-U.S.
Holder’s Better Home & Finance Class A common stock after the Domestication.

Upon consummation of the Business Combination, the rights of holders of Better Home & Finance Class A common stock arising under the DGCL as well as Proposed Organizational Documents will differ from and may be less favorable to the rights of holders of Aurora Class A ordinary shares arising under the Cayman Islands Companies Act as well as our current memorandum and articles of association.
Upon consummation of the Business Combination, the rights of holders of Better Home & Finance Class A common stock will arise under the Proposed Organizational Documents as well as the DGCL. Those new organizational documents and the DGCL contain provisions that differ in some respects from those in our current memorandum and articles of association and the Cayman Islands Companies Law and, therefore, some rights of holders of Better Home & Finance Class A common stock could differ from the rights that holders of Aurora Class A ordinary shares currently possess. For instance, while class actions are generally not available to shareholders under Cayman Islands Companies Law, such actions are generally available under the DGCL. This change could increase the likelihood that Better Home & Finance becomes involved in costly litigation, which could have a material adverse effect on Better Home & Finance.
In addition, there are differences between the new organizational documents of Better Home & Finance and the current constitutional documents of Aurora. For a more detailed description of the rights of holders of Better Home & Finance Class A common stock and how they may differ from the rights of holders of Aurora Class A ordinary shares, please see the section entitled “
Comparison of Corporate Governance and Shareholder Rights
.” The forms of the Proposed Certificate of Incorporation and the Proposed Bylaws of Better Home & Finance are attached as Annex B and Annex D, respectively, to this proxy statement/prospectus and we urge you to read them.
Furthermore, there will be dilution in voting power of current Aurora common shareholders as a result of the terms of the Better Home & Finance Class B common stock, which will be modified to, among other things, provide that each share of Better Home & Finance Class B common stock will carry three votes.
The provisions of the Proposed Certificate of Incorporation requiring exclusive forum in the Court of Chancery of the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.
Better Home & Finance’s Proposed Certificate of Incorporation provides that, to the fullest extent permitted by law, and unless Better Home & Finance consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that such court does not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on Better Home & Finance’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Better Home & Finance to Better Home & Finance or Better Home & Finance’s shareholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Proposed Certificate of Incorporation or the Proposed Bylaws (as either may be amended from time to time), and (iv) any action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the Proposed Certificate of Incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Similarly, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
These provisions may have the effect of discouraging lawsuits against Better Home & Finance’s directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against Better Home & Finance, a court could find the choice of forum provisions contained in the proposed certificate of incorporation to be inapplicable or unenforceable in such action.

Risks if the Adjournment Proposal is Not Approved
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Aurora prior to the consummation of the Business Combination.
If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination and the Domestication, our board of directors will not have the ability to adjourn the extraordinary general meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.
Our board of directors is seeking approval to adjourn the extraordinary general meeting to a later date or dates if, at the extraordinary general meeting, based upon the tabulated votes, there are insufficient votes to approve each of the Condition Precedent Proposals. If the Adjournment Proposal is not approved, our board of directors will not have the ability to adjourn the extraordinary general meeting to a later date and, therefore, will not have more time to solicit votes to approve the Condition Precedent Proposals. In such events, the Business Combination would not be completed.
If we are not able to complete the Business Combination with Better by March 8, 2023, nor able to complete another business combination by such date, we will cease all operations except for the purpose of winding-up, our public shareholders may only receive approximately $10.00 per share and our warrants will expire worthless.
If we are not able to complete the Business Combination with Better by March 8, 2023 nor able to complete another business combination by such date, in each case, as such date may be further extended pursuant to the Cayman Constitutional Documents, we would cease all operations except for the purpose of winding-up and we would redeem our Aurora Class A ordinary shares and liquidate the trust account, in which case our public shareholders may only receive approximately $10.00 per share and our warrants will expire worthless.
Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, although the outbreak of
COVID-19
is slowing down in the U.S., the full extent of the impact of the outbreak on Aurora will depend on future developments. The impact could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
If Aurora is not able to complete the Business Combination with Better by March 8, 2023, nor able to complete another business combination by such date, in each case, as such date may be extended pursuant to Aurora’s Cayman Constitutional Documents, Aurora will: (1) cease all operations except for the purpose of winding-up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest will be net of taxes payable), divided by
the number of then-issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of Aurora’s remaining shareholders and its board, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive approximately $10.00 per share and our warrants will expire worthless.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares and/or public warrants, potentially at a loss.
Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of (1) our completion of an initial business combination (including the Closing), and then only in connection with those public shares that such public shareholder properly elected to redeem, subject to certain limitations; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Cayman Constitutional Documents to (A) modify the substance and timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of the public shares if we do not complete a business combination by March 8, 2023 or (B) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity; and (3) the redemption of the public shares if we have not completed an initial business combination by March 8, 2023, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of public warrants will not have any right to the proceeds held in the trust account with respect to the public warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares and/or public warrants, potentially at a loss.
If we have not completed our initial business combination, our public shareholders may be forced to wait until after March 8, 2023 before redemption from the trust account.
If we have not completed our initial business combination by March 8, 2023 (or if such date is further extended at a duly called extraordinary general meeting, such later date), we will distribute the aggregate amount then on deposit in the trust account (less up to $100,000 of the net interest to pay dissolution expenses and which interest will be net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding-up of our affairs, as further described in this proxy statement/prospectus. Any redemption of public shareholders from the trust account will be affected automatically by function of the Cayman Constitutional Documents prior to any voluntary winding-up. If we are required to wind-up,
liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding-up, liquidation and distribution must comply with the applicable provisions of the Cayman Islands Companies Act. In that case, investors may be forced to wait beyond March 8, 2023 (or if such date is further extended at a duly called extraordinary general meeting, such later date), before the redemption proceeds of the trust account become available to them, and they receive the return of their pro rata portion of the proceeds from the trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our Cayman Constitutional Documents and only then in cases where investors have properly sought to redeem their public shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we have not completed our initial business combination within the required time period and do not amend certain provisions of our Cayman Constitutional Documents prior thereto.
If the net proceeds of our initial public offering not being held in the trust account are insufficient to allow us to operate through to March 8, 2023 and we are unable to obtain additional capital, we may be unable to complete our initial business combination, in which case our public shareholders may only receive $10.00 per share, and our warrants will expire worthless.
As of June 30, 2021, Aurora had cash of $243,972 held outside the trust account, which is available for use by us to cover the costs associated with identifying a target business and negotiating a business combination and other general corporate uses. In addition, as of June 30, 2021, Aurora had total current liabilities of $875,242.
The funds available to us outside of the trust account may not be sufficient to allow us to operate until March 8, 2023 assuming that our initial business combination is not completed during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a
“no-shop”
provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.
If we are required to seek additional capital, we would need to borrow funds from Sponsor, members of our management team or other third parties to operate or may be forced to liquidate. Neither the members of our management team nor any of their affiliates is under any further obligation to advance funds to Aurora in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to obtain additional financing, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.00 per share on our redemption of the public shares and the public warrants will expire worthless.

EXTRAORDINARY GENERAL MEETING OF AURORA
General
Aurora is furnishing this proxy statement/prospectus to our shareholders as part of the solicitation of proxies by our board of directors for use at the extraordinary general meeting of Aurora to be held on [                     ], 2021, and at any adjournment thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about [                     ], 2021 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides our shareholders with information they need to know to be able to vote or instruct their vote to be cast at the extraordinary general meeting.
Date, Time and Place
The extraordinary general meeting will be held on [            ], 2021, at [            ] [a.m.]/[p.m.], Eastern Time, at [            ], or virtually via live webcast at [            ], or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.
Purpose of the Aurora Extraordinary General Meeting
At the extraordinary general meeting, Aurora is asking holders of ordinary shares to:

•
consider and vote upon a proposal to approve by ordinary resolution and adopt the Merger Agreement attached to this proxy statement/prospectus as Annex A, pursuant to which, among other things, following the Domestication of Aurora to the State of Delaware, (i) Merger Sub will merge with and into Better, with Better surviving the merger as a wholly owned subsidiary of Aurora, (ii) Better will merge with and into Aurora, with Aurora surviving the merger, and (iii) Aurora will change its name to “Better Home & Finance Holding Company,” in each case in accordance with the terms and subject to the conditions of the Merger Agreement, as more fully described elsewhere in this proxy statement/prospectus (the “BCA Proposal”);

•
consider and vote upon a proposal to approve by special resolution, assuming the BCA Proposal is approved and adopted, the change of Aurora’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication Proposal”);

•
consider and vote upon the following four separate proposals (collectively, the “Organizational Documents Proposals”) to approve by special resolution, assuming the BCA Proposal and the Domestication Proposal are approved and adopted, the Cayman Constitutional Documents being amended and restated by their deletion in their entirety and the substitution in their place the proposed certificate of incorporation and bylaws of Aurora together with the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents:

(A)
to authorize by ordinary resolution the change in the authorized share capital stock of Aurora from 500,000,000 Class A ordinary shares, par value $0.0001 per share (the “Aurora Class A ordinary shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Aurora Class B ordinary shares” and, together with the Aurora Class A ordinary shares, the “Aurora ordinary shares”), and 5,000,000 preference shares, par value $0.0001 per share (the “Former preference shares”), to 1,750,000,000 shares of Better Home & Finance Class A common stock, 600,000,000 shares of Better Home & Finance Class B common stock, 800,000,000 shares of Better Home & Finance Class C common stock, and 100,000,000 shares of Aurora preferred stock (“Organizational Documents Proposal A”);

(B)	to authorize by ordinary resolution the board of directors of Better Home & Finance to issue any or all shares of Better Home & Finance preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the board of directors of Better Home & Finance and as may be permitted by the DGCL (“Organizational Documents Proposal B”);

(C)
to authorize by ordinary resolution that holders of shares of Better Home & Finance Class A common stock will be entitled to cast one vote per share of Better Home & Finance Class A common stock and holders of shares of Better Home & Finance Class B common stock will be entitled to cast three votes per share of Better Home & Finance Class B common stock on each matter properly submitted to Better Home & Finance shareholders entitled to vote (“Organizational Documents Proposal C”); and

(D)
to authorize by ordinary resolution all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex B and Annex D, respectively), including (1) changing the corporate name from “Aurora Acquisition Corp.” to “Better Home & Finance Holding Company” in connection with the Business Combination, (2) making Better Home & Finance’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) opting out of the provisions of Section 203 of DGCL and (5) removing certain provisions related to Aurora’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which Aurora’s board of directors believes is necessary to adequately address the needs of Better Home & Finance after the Business Combination (“Organizational Documents Proposal D”);

•	for holders of Aurora Class B ordinary shares, consider and vote upon a proposal to approve by ordinary resolution, to elect [ ] directors of Better Home & Finance (the “Director Election Proposal”);

•
consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of Section 5635 of the Nasdaq’s Listed Company Manual, the issuance of shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock and Better Home & Finance Class C common stock, as applicable, to (a) the PIPE Investors, including the Sponsor, pursuant to the PIPE Investment and (b) the Better Stockholders pursuant to the Merger Agreement (the “Stock Issuance Proposal”);

•	consider and vote upon a proposal to approve by ordinary resolution, the 2021 Incentive Equity Plan (the “2021 Plan”) (the “Incentive Equity Plan Proposal”);

•	consider and vote upon a proposal to approve by ordinary resolution, the 2021 Employee Stock Purchase Plan (the “ESPP”) (the “ESPP Proposal”); and

•
consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (we refer to this as the “Adjournment Proposal”).

Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.
Recommendation of Aurora Board of Directors
Aurora’s board of directors believes that the BCA Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of Aurora’s shareholders and unanimously recommends that its shareholders vote “FOR” the BCA Proposal, “FOR” the Domestication Proposal, “FOR” each of the separate Organizational Documents Proposals, “FOR” the Director Election Proposal, “FOR” the Stock Issuance Proposal, “FOR” the Incentive Equity Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting.

The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.
Record Date; Who is Entitled to Vote
Aurora shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned ordinary shares at the close of business on [                     ], which is the “record date” for the extraordinary general meeting. Shareholders will have one vote for each ordinary share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Aurora warrants do not have voting rights. As of the close of business on the record date, there were [             ] ordinary shares issued and outstanding, of which [             ] were issued and outstanding public shares.
The Sponsor and Unbound HoldCo Ltd., have agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Aurora Holder Support Agreement, and waive their redemption rights in connection with the consummation of the Business Combination with respect to any ordinary shares held by them. The ordinary shares held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share
redemption price. As of the date of the accompanying proxy statement/prospectus, the Sponsor (including Aurora’s independent directors) owns 20% of the issued and outstanding ordinary shares.
Quorum
A quorum of Aurora shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if the holders of a majority of the issued and outstanding ordinary shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. As of the record date for the extraordinary general meeting, [             ] ordinary shares would be required to achieve a quorum.
Abstentions and Broker
Non-Votes
Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Aurora but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter and will have no effect on a particular proposal. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary
matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary
and therefore your broker, bank, or nominee cannot vote your shares without your instruction.
Vote Required for Approval
The approval of the BCA Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.
The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Domestication Proposal is conditioned on the approval of the BCA Proposal. Therefore, if the BCA Proposal is not approved, the Domestication Proposal will have no effect, even if approved by holders of ordinary shares.
The approval of each of the Organizational Documents Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Each of the Organizational Documents Proposals is conditioned on the approval of the Domestication Proposal, and, therefore, also conditioned on approval of the BCA Proposal. Therefore, if the BCA Proposal and the Domestication Proposal are not approved, Organizational Documents Proposal A will have no effect, even if approved by holders of ordinary shares.
The approval of the Director Election Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the Aurora Class B ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Director Election Proposal is conditioned on the approval of the Organizational Documents Proposals, and, therefore, also conditioned on approval of the BCA Proposal and the Domestication Proposal. Therefore, if the BCA Proposal, the Domestication Proposal and the Organizational Documents Proposals are not approved, the Director Election Proposal will have no effect, even if approved by holders of ordinary shares. Under the Cayman Constitutional Documents, prior to the consummation of a business combination (as defined therein), only the holders of the Aurora Class B ordinary shares are entitled to vote on the Director Election Proposal.
The approval of the Stock Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Stock Issuance Proposal is conditioned on the approval of the Director Election Proposal, and, therefore, also conditioned on approval of the BCA Proposal, the Domestication Proposal and the Organizational Documents Proposals. Therefore, if the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals and the Director Election Proposal are not approved, the Stock Issuance Proposal will have no effect, even if approved by holders of ordinary shares.
The approval of the Incentive Equity Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Incentive Equity Plan Proposal is conditioned on the approval of the Stock Issuance Proposal, and, therefore, also conditioned on approval of the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals and the Director Election Proposal. Therefore, if the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals, the Director Election Proposal and the Stock Issuance Proposal are not approved, the Incentive Equity Plan Proposal will have no effect, even if approved by holders of ordinary shares.
The approval of the ESPP Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The ESPP Proposal is conditioned on the approval of the Stock Issuance Proposal, and, therefore also conditioned on approval of the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals and the Director Election Proposal. Therefore, if the BCA Proposal, the Domestication Proposal the Organizational Documents Proposals, the Director Election Proposal and the Stock Issuance Proposal are not approved, the ESPP Proposal will have no effect, even if approved by holders of ordinary shares.
The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Adjournment Proposal is not conditioned upon any other proposal.

Voting Your Shares
Each Aurora ordinary share that you own in your name entitles you to one vote. Your proxy card shows the number of ordinary shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
There are two ways to vote your ordinary shares at the extraordinary general meeting:

•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Aurora’s board “FOR” the BCA Proposal, “FOR” the Domestication Proposal, “FOR” each of the separate Organizational Documents Proposals, “FOR” the Director Election Proposal, “FOR” the Stock Issuance Proposal, “FOR” the Incentive Equity Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting. Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

•
You can attend the extraordinary general meeting and vote in person. You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a valid legal proxy from the broker, bank or other nominee. That is the only way Aurora can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy
If you are an Aurora shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Aurora’s Secretary in writing before the extraordinary general meeting that you have revoked your proxy; or

•	you may attend the extraordinary general meeting, revoke your proxy, and vote in person or online, as indicated above.
Who Can Answer Your Questions About Voting Your Shares
If you are a shareholder and have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Okapi Partners, Aurora’s proxy solicitor, by calling (888) 785-6673 or banks and brokers can call collect at (212) 297-0720, or by emailing info@okapipartners.com.
Redemption Rights
Pursuant to the Cayman Constitutional Documents, a public shareholder may request of Aurora that Better Home & Finance redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

•
(a) hold public shares, or (b) hold public shares through units, you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

•	submit a written request to Continental, Aurora’s transfer agent, that Better Home & Finance redeem all or a portion of your public shares for cash; and

•	deliver your public shares to Continental, Aurora’s transfer agent, physically or electronically through DTC.
Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to [            ] [a.m.]/[p.m.], Eastern Time, on                 , 2021 (two business days before the extraordinary general meeting) in order for their shares to be redeemed.
Therefore, the election to exercise redemption rights occurs prior to the Domestication and the redemption is with respect to the Better Home & Finance common stock that an electing public shareholder holds after the Domestication. For the purposes of Article 8 and Article 49 of Aurora’s memorandum and articles of association and the Cayman Islands Companies Act, the exercise of redemption rights will be treated as an election to have such public shares repurchased for cash and references in this proxy statement/prospectus to “redemption” or “redeeming” will be interpreted accordingly. Immediately following the Domestication and the consummation of the Business Combination, Better Home & Finance will satisfy the exercise of redemption rights by redeeming the corresponding public shares issued to the public shareholders that validly exercised their redemption rights.
Holders of units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental, Aurora’s transfer agent, directly and instruct them to do so. Public shareholders may elect to redeem all or a portion of the public shares held by them, regardless of if or how they vote in respect of the BCA Proposal
.
If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental, Aurora’s transfer agent, Better Home & Finance will redeem such public shares for a per-share
price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of June 30, 2021, this would have amounted to approximately $10.00 per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption takes place following the Domestication and, accordingly, it is shares of Better Home & Finance Class A common stock that will be redeemed immediately after consummation of the Business Combination.
If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares of Better Home & Finance common stock that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through DTC’s DWAC (deposit withdrawal at custodian) system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed business combination is not consummated this may result in an additional cost to shareholders for the return of their shares.
Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the BCA Proposal at the extraordinary general meeting. If you deliver your shares for redemption to Continental, Aurora’s transfer agent, and later decide prior to the extraordinary general meeting not to elect redemption, you may request that Aurora’s transfer agent return the shares (physically or electronically) to you. You may make such request by contacting Continental, Aurora’s transfer agent, at the phone number or address listed at the end of this section.

Any corrected or changed written exercise of redemption rights must be received by Continental, Aurora’s transfer agent, prior to the vote taken on the BCA Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to Continental, Aurora’s transfer agent, at least two business days prior to the vote at the extraordinary general meeting.
Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13 (d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.
The Sponsor and Unbound HoldCo Ltd., each a Major Aurora Shareholder, have agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Aurora Holder Support Agreement, and waive their redemption rights in connection with the consummation of the Business Combination with respect to any ordinary shares held by them. The ordinary shares held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share
redemption price. As of the date of the accompanying proxy statement/prospectus, the Sponsor (including Aurora’s independent directors) owns 20% of the issued and outstanding ordinary shares.
Holders of the warrants will not have redemption rights with respect to the warrants.
The closing price of public shares on [            ], 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, was $[            ] per share. As of [            ], 2021, funds in the trust account totaled $[            ] and were comprised entirely of U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act, which invest only in direct U.S. government treasury obligations, or approximately $10.00 per issued and outstanding public share.
Prior to exercising redemption rights, public shareholders should verify the market price of the public shares as they may receive higher proceeds from the sale of their public shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Aurora cannot assure its shareholders that they will be able to sell their public shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.
Appraisal Rights
Neither Aurora’s shareholders nor Aurora’s warrant holders have appraisal rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.
Proxy Solicitation Costs
Aurora is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Aurora and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Aurora will bear the cost of the solicitation.
Aurora has hired Okapi Partners LLC to assist in the proxy solicitation process. Aurora will pay that firm a fee of $22,500 plus disbursements. Such fee will be paid with non-trust
account funds.
Aurora will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Aurora will reimburse them for their reasonable expenses.

Aurora Initial Shareholders
As of the date of this proxy statement/prospectus, there are [            ] ordinary shares issued and outstanding, which include the [            ] Aurora Class B ordinary shares held by the Sponsor and the [            ] public shares. As of the date of this proxy statement/prospectus, there is outstanding an aggregate of [            ] warrants, which includes the [             ] Aurora private warrants held by the Sponsor and the [            ] Aurora public warrants.
At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the existing stockholders of Better or our or their respective directors, officers, advisors or respective affiliates may (i) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (ii) execute agreements to purchase such shares from such investors in the future, or (iii) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Condition Precedent Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of Aurora’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the existing stockholders of Better or our or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) satisfaction of the requirement that holders of a majority of the ordinary shares (or a majority of the Aurora Class B ordinary shares, as applicable), represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the BCA Proposal, the Director Election Proposal, the Stock Issuance Proposal, the Incentive Equity Plan Proposal, the ESPP Proposal and the Adjournment Proposal, (2) satisfaction of the requirement that holders of at least two-thirds
of the ordinary shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the Domestication Proposal and the Organizational Documents Proposals, (3) satisfaction of the Minimum Cash Condition, (4) otherwise limiting the number of public shares electing to redeem and (5) Better Home & Finance’s net tangible assets (as determined in accordance with Rule 3a51(g)(1) of the Exchange Act) being at least $5,000,001.
Entering into any such arrangements may have a depressive effect on the ordinary shares (
e.g.
, by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination).
If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. We will file or submit a Current Report on Form
8-K
to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the extraordinary general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

BCA PROPOSAL
Aurora is asking its shareholders to approve by ordinary resolution and adopt the Merger Agreement. Aurora shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. Please see the subsection entitled “
The Merger Agreement
” below for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.
Because Aurora is holding a shareholder vote on the Mergers, Aurora may consummate the Mergers only if they are approved by the affirmative vote of the holders of a majority of ordinary shares that are voted at the extraordinary general meeting.
The Merger Agreement
This subsection of the proxy statement/prospectus describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Mergers.
The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in part by the underlying disclosure letters (the “disclosure letters”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letters contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Merger Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about Aurora, Better or any other matter.
Structure of the Mergers
On May 10, 2021, Aurora entered into the Merger Agreement with Merger Sub and Better, pursuant to which, among other things, following the Domestication, (i) Merger Sub will merge with and into Better, the separate corporate existence of Merger Sub will cease and Better will be the surviving corporation and a wholly owned subsidiary of Aurora, (ii) Better will merge with and into Aurora, the separate corporate existence of Better will cease and Aurora will be the surviving corporation, and (iii) Aurora will change its name to “Better Home & Finance Holding Company.”
Prior to and as a condition of the Mergers, pursuant to the Domestication, Aurora will change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Act and a domestication under Section 388 of the DGCL, pursuant to which Aurora’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. For more information, see the section entitled “
The Domestication Proposal
.”

Consideration
Aggregate Merger Consideration
The aggregate merger consideration (“Aggregate Merger Consideration”) will consist, among other things, of (1) an amount in cash equal to $950,000,000, as adjusted in accordance with the Merger Agreement (the “Cash Consideration”) and (2) a number of shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock or Better Home & Finance Class C common stock equal to (A) 595,000,000, minus (B) the aggregate amount of Better Home & Finance Class B common stock that would be issuable upon the net exercise or conversion, as applicable, of the Better Awards (the “Stock Consideration”). As a result of and upon the Closing (as defined below), among other things, (i) all outstanding shares of Better common stock as of immediately prior to the effective time of the First Merger, will be cancelled in exchange for the right to receive, at the election of the holders thereof, the Cash Consideration and the Stock Consideration; (ii) all Better Awards outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio, into awards based on shares of Better Home & Finance Class B common stock; and (iii) all Better Warrants outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio, into warrants to purchase shares of Better Home & Finance Class A common stock. Both the Cash Consideration and Stock Consideration will be prorated as necessary to ensure that the aggregate amount of the Cash Consideration remains $950,000,000 and the Stock Consideration remains an aggregate number of shares of Better Home & Finance common stock equal to (A) 595,000,000, minus (B) the aggregate amount of Better Home & Finance Class B common stock that would be issuable upon the net exercise or conversion, as applicable, of the Better Awards. Holders of existing Better Awards and Better Warrants are not eligible to make cash elections with respect to the shares underlying such instruments unless exercised prior to the Closing Date.
Certain shares of Aurora Class A stock will also be purchased (at a price of $10.00 per share) at the Closing by SoftBank and certain other PIPE Investors. The proceeds of the PIPE Investment, together with the amounts remaining in Aurora’s trust account as of immediately following the effective time of the Mergers, will be retained by Better following the Closing.
Cash Election Consideration and Stock Election Consideration
At the effective time of the First Merger, by virtue of the First Merger and without any action on the part of any holder of Better Capital Stock, each share of the Better common stock issued and outstanding immediately prior to the effective time of the First Merger (other than (i) any shares of Better common stock subject to Better Awards (see the section entitled “
—Treatment of Better Options, Restricted Awards, Restricted Stock Unit Awards
and Better Warrants
”), (ii) any shares of Better common stock held in the treasury of Better, which treasury shares will be cancelled as part of the First Merger and will not constitute Better Capital Stock, and (iii) any shares of Better common stock held by stockholders of Better who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the DGCL (collectively, the “Excluded Shares”)) will be cancelled and converted into the right to receive, subject to adjustment (as described further below):

•	the Ordinary Stock Election Consideration, which is a number of shares of Better Home & Finance Class B common stock equal to the Exchange Ratio (the “Ordinary Stock Electing Shares”);

•	the BHC Stock Election Consideration, which is a number of Better Home & Finance Class A common stock equal to the Exchange Ratio (the “BHC Stock Electing Shares”);

•	the Non-Voting Stock Electing Consideration, which is a number of Better Home & Finance Class C common stock equal to the Exchange Ratio (the “Non-Voting Stock Electing Shares”); or

•
the Cash Election Consideration, which is cash in an amount equal to the product of the Exchange Ratio multiplied by $10.00 (the “Per Share Merger Consideration”), without interest (the “Cash Electing Shares”).

No fractional shares of Better Home & Finance common stock will be issued in the Mergers.
Depending on the aggregate elections made by the Better Stockholders, the consideration that a Better Stockholder will receive is subject to adjustment in order to preserve the limitations in the Merger Agreement on the amount of the Ordinary Stock Election Consideration, BHC Stock Election Consideration, the
Non-Voting
Stock Election Consideration and the Cash Election Consideration to be paid in connection with the Mergers, such that the aggregate cash amount elected by the Better Stockholders equals $950,000,000 and the aggregate shares of Better Home & Finance Class B common stock, Better Home & Finance Class A common stock and Better Home & Finance Class C common stock equals (A) 595,000,000, minus (B) the aggregate amount of Better Home & Finance Class B common stock that would be issuable upon the net exercise or conversion, as applicable, of the Better Awards. As a result, Better Stockholders may receive (i) shares of Better Home & Finance Class B common stock (or if they elect, Better Home & Finance Class A or Class C common stock) with respect to a portion of their Cash Electing Shares or (ii) cash with respect to a portion of their Ordinary Stock Election Consideration, BHC Stock Election Consideration, or the
Non-Voting
Stock Election Consideration.
Adjustment if Cash Election Amount is Oversubscribed
If the aggregate cash amount elected by the Better Stockholders exceeds $950,000,000, then:

•	each Better common share for which stock was elected will be converted into the right to receive the Stock Election Consideration (as defined in the Merger Agreement); and

•
each Better common share for which cash was elected will be converted into the right to receive an amount of cash and a supplemental number of shares of Better Home & Finance Class B common stock (or if they elect, Better Home & Finance Class A or Class C common stock), in each case adjusted pro rata in accordance with the Merger Agreement so that the aggregate cash amount elected by the Better Stockholders, after adjustment, will equal $950,000,000.

Adjustment if Cash Election Amount is Undersubscribed
If the aggregate cash amount elected by the Better Stockholders is less than $950,000,000, then:

•	each Better common share for which cash was elected will be converted into the right to receive the Cash Election Consideration; and

•
each Better common share for which stock was elected will be converted into the right to receive an amount of cash and a number of shares of Better Home & Finance Class B common stock (or if they elect, Better Home & Finance Class A or Class C common stock), in each case adjusted pro rata in accordance with the Merger Agreement so that the aggregate cash amount elected by the Better Stockholders, after adjustment, will equal $950,000,000.

Illustrative Examples of Allocation of Merger Consideration
For illustrative purposes only, the following examples describe the application of the allocation provisions of the Merger Agreement in the case of an undersubscription of shares electing Cash Consideration and in the case of an oversubscription of shares electing Cash Consideration. Solely for the purposes of these examples, it is assumed that:

•
there are approximately 205,000,000 shares of Better common stock issued and outstanding on the Closing Date that will be converted into the right to receive the Merger Consideration and 30,000,000 shares underlying Better Awards (on a net exercise basis) that will be treated as described under “—
Treatment of Better Options, Restricted Stock Awards, Restricted Stock Unit Awards and Better Warrants
” below;

•	the value of a single share of Better Home & Finance common stock received as Stock Consideration in the Merger is $10;

•	there are approximately 30,000,000 shares underlying existing Better options, warrants, RSUs, and restricted stock on an assumed net exercised basis; and

•
the Exchange Ratio is approximately 2.9x, which is calculated as the quotient obtained by dividing (a) 690,000,000 by (b) the aggregate fully diluted shares of Better common stock (including shares underlying Better Awards (on a net exercise basis).

Scenario 1 (Undersubscription of cash election shares)
: In the event that there are 20,000,000 shares electing Cash Consideration and 185,000,000 shares electing Stock Consideration:

•	all 20,000,000 shares electing Cash Consideration are converted into the right to receive the cash consideration; and

•
of the 185,000,000 shares electing Stock Consideration, 12,355,072 shares are converted into the right to receive the Cash Consideration, and the remaining 172,644,928 shares are converted into the right to receive the Stock Consideration.

•
A Better stockholder that makes an election to receive the Stock Consideration as to 1,000 shares would have 67 shares converted into the right to receive $1,961 in cash and the remaining 933 shares converted into the right to receive Stock Consideration consisting of 2,740 shares of Better Home & Finance common stock (plus $2 cash in lieu of a fractional share of Better Home & Finance common stock).

Scenario 2 (Oversubscription of cash election shares)
: In the event that there are 185,000,000 shares electing Cash Consideration and 20,000,000 shares electing Stock Consideration:

•	all 20,000,000 shares electing Stock Consideration are converted into the right to receive the Stock Consideration; and

•
of the 185,000,000 shares electing Cash Consideration, 32,355,072 are converted into the right to receive the Cash Consideration and the remaining 152,644,928 are converted into the right to receive the Stock Consideration.

•
A Better stockholder who makes an election for Cash Consideration as to 1,000 shares would have 175 shares converted into the right to receive $5,135 in cash and the remaining 825 shares converted into the right to receive Stock Consideration consisting of 2,423 shares of Better Home & Finance common stock (plus $23 cash in lieu of a fractional share of Better Home & Finance common stock).

Treatment of Better Options, Restricted Stock Awards, Restricted Stock Unit Awards and Better Warrants
With respect to the Better Awards, all (i) options to purchase shares of Better common stock (“Better Options”), (ii) restricted stock units based on shares of Better common stock (“Better RSUs”) and (iii) restricted shares of Better common stock (“Better Restricted Stock Awards”) outstanding as of immediately prior to the Mergers (together, the “Better Awards”) will be converted into (a) options to purchase shares of Better Home & Finance Class B common stock (“Better Home & Finance Options”), (b) restricted stock units based on shares of Better Home & Finance Class B common stock (“Better Home & Finance RSUs”) and (c) restricted shares of Better Home & Finance Class B common stock (“Better Home & Finance Restricted Stock Awards”), respectively. In addition, all Better Warrants outstanding as of immediately prior to the Mergers will be converted into warrants to purchase shares of Better Home & Finance Class A common stock (“Better Home & Finance Warrants”).
Subject to the terms of the Merger Agreement, each Better Home & Finance Option will relate to the number of whole shares of Better Home & Finance Class B common stock (rounded down to the nearest whole share) equal to (i) the number of shares of Better common stock subject to the applicable Better Option multiplied by (ii) the Exchange Ratio. The exercise price for each Better Home & Finance Option will equal

(i) the exercise price of the applicable Better Option divided by (ii) the Exchange Ratio (rounded up to the nearest full cent). Subject to the terms of the Merger Agreement, each Better Home & Finance RSU and Better Home & Finance Restricted Stock Award will relate to the number of whole shares of Better Home & Finance Class B common stock (rounded down to the nearest whole share) equal to (i) the number of shares of Better common stock subject to the applicable Better RSU or Better Restricted Stock Award, respectively, multiplied by (ii) the Exchange Ratio. Each Better Award will remain subject to substantially the same terms and conditions, including with respect to vesting, exercisability, settlement and termination-related provisions, as applicable, that were in effect with respect to the related Better Award prior to the Closing.
Closing
In accordance with the terms and subject to the conditions of the Merger Agreement, the closing of the First Merger (the “Closing”) will take place at 10:00 a.m., Eastern Time, on the date that is the third business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is mutually agreed to in writing by the parties. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Representations and Warranties
The Merger Agreement contains representations and warranties of Aurora, Merger Sub and Better, certain of which are qualified by materiality and material adverse effect (as defined below) standards and may be further modified and limited by the disclosure letters. See the section entitled “—
Material Adverse Effect
” below. The representations and warranties of Aurora are also qualified by information included in Aurora’s public filings, filed or submitted to the SEC on or prior to the date of the Merger Agreement (subject to certain exceptions contemplated by the Merger Agreement).
Representations and Warranties of Better
Better has made representations and warranties relating to, among other things:

•  company organization;

•  subsidiaries;

•  due authorization;

•  no conflicts;

•  governmental authorizations and consents;

•  capitalization and subsidiaries;

•  financial statements;

•  undisclosed liabilities;

•  litigation and proceedings;

•  legal compliance;

•  contracts and no defaults;

•  Better’s benefit plans;

•  labor relations and employees;

•  taxes;

•  brokers’ fees;

•  insurance;

•  permits;

•  equipment and other tangible property;

•  real property;

•  intellectual property;

•  privacy and cybersecurity;

•  environmental matters;

•  absence of changes;

•  anti-corruption compliance;

•  sanctions and international trade compliance;

•  critical technologies; and

•  mortgage loans.

A limited number of the above-listed representations and warranties of Better are identified as fundamental under the terms of the Merger Agreement for purposes of the closing condition related to the accuracy and correctness of Better’s representations and warranties, including among others, certain representations and warranties related to Better’s capital stock, due organization and authority, and certain of Better’s subsidiaries.
Representations and Warranties of Aurora and Merger Sub
Aurora and Merger Sub have made representations and warranties relating to, among other things:

•  company organization;

•  due authorization;

•  no conflicts;

•  litigation and proceedings;

•  SEC filings;

•  internal controls;

•  listing and financial statements;

•  governmental authorizations and consents;

•  trust account;

•  Investment Company Act and JOBS Act;

•  absence of changes;

•  no undisclosed liabilities;

•  capitalization of Aurora;

•  brokers’ fees;

•  indebtedness;

•  taxes;

•  business activities;

•  Nasdaq registration and compliance with Nasdaq rules;

•  no mandatory CFIUS filing requirement;

•  compliance of the proxy statement/prospectus with relevant rules under the Securities Act and Exchange Act;

•  anti-corruption compliance; and

•  sanctions and international trade compliance.

A limited number of the above-listed representations and warranties of Aurora are identified as fundamental under the terms of the Merger Agreement for purposes of the closing condition related to the accuracy and correctness of Aurora’s representations and warranties, including among others, certain representations and warranties related to Aurora’s due organization and authority, capital stock, trust account and indebtedness.
Survival of Representations and Warranties
Except in the case of claims against a person in respect of such person’s actual fraud, the representations and warranties of the respective parties to the Merger Agreement generally will not survive the Closing.
Material Adverse Effect
Under the Merger Agreement, certain representations and warranties of Better are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Under the Merger Agreement, certain representations and warranties of Aurora are qualified in whole or in part by a material adverse effect on the ability of Aurora to enter into and perform its obligations under the Merger Agreement standard for purposes of determining whether a breach of such representations and warranties has occurred.
Pursuant to the Merger Agreement, a material adverse effect with respect to Better (“Better Material Adverse Effect”) means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Better and its subsidiaries, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent the ability of Better to consummate the Mergers.

However, in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a Better Material Adverse Effect:

(a)	any change in applicable Laws or GAAP or any COVID-19 Measures (each as defined in the Merger Agreement) or, in each case, any interpretation thereof following the date of the Merger Agreement;

(b)	any change in interest rates or economic, political, business or financial market conditions generally;

(c)	the taking of any action required by the Merger Agreement;

(d)
any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic, outbreak of disease or illness or public health event (including
COVID-19)
or change in climate;

(e)	any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, civil unrest, local, national or international political conditions;

(f)
any failure of Better to meet any projections or forecasts (provided that this clause will not prevent a determination that any Event not otherwise excluded from this definition of Better Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Better Material Adverse Effect);

(g)	any events generally applicable to the industries or markets in which Better and its subsidiaries operate (including changes in the U.S. housing markets);

(h)
the announcement of the Merger Agreement and consummation of the transactions contemplated thereby, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of Better and its subsidiaries;

(i)	any action taken by, or at the request of, Aurora or Merger Sub.
Any Event referred to in clauses (a), (b), (d), (e) or (g) above may be taken into account in determining if a Better Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or financial condition of Better and its subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which Better and its subsidiaries conduct their respective operations, but only to the extent of the incremental disproportionate effect on Better and its subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which Better and its subsidiaries conduct their respective operations.
Covenants and Agreements
Better has made covenants relating to, among other things, conduct of business by Better, preparation and delivery of additional financial statements, affiliate agreements, conversion of Better preferred stock and acquisition proposals.
Aurora has made covenants relating to, among other things, employee matters, trust account proceeds, listing, no solicitation by Aurora, Aurora’s conduct of business, post-closing directors and officers of Aurora, domestication of Aurora, indemnification and insurance, Aurora public filings, subscription agreements and shareholder litigation.
Conduct of Business by Better
Better has agreed that from the date of the Merger Agreement through the earlier of the Closing or the termination of the Merger Agreement (the “Interim Period”), it will, and will cause its subsidiaries to, except as contemplated by the Merger Agreement or the Ancillary Agreements, or required by applicable law, or as consented to by Aurora in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied), use commercially reasonable efforts to operate the business of Better in the ordinary course consistent with past practice; provided that, in the case of actions that are taken (or omitted to be taken) reasonably in response to an emergency or urgent condition or conditions arising from
COVID-19
or legal requirements related to
COVID-19,
Better and its Subsidiaries (as defined in the Merger Agreement) shall not be deemed to be acting outside of the ordinary course of business consistent with past practice, so long as such actions or omissions are reasonably designed to protect the health or welfare of Better’s employees, directors, officers or agents or to meet legal requirements.
During the Interim Period, except as contemplated by the Merger Agreement or the Ancillary Agreements, or required by applicable law, or as consented to by Aurora in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied), Better has also agreed not to, and Better will cause its subsidiaries not to:

(a)	make any change in or amendment to government documents of Better, or adopt a plan of liquidation, restructuring, recapitalization, dissolution or winding-up of Better or any of its subsidiaries;

(b)	other than in the ordinary course of business consistent with past practice, form or establish a subsidiary;

(c)
(i) make, declare or pay any dividend or distribution to any equityholder (other than repurchases of Better Restricted Stock Awards upon termination of service with any employee or other individual service provider pursuant to the underlying award agreements in effect on the date of the Merger Agreement or evidencing an award that is not granted in breach of the Merger Agreement), (ii) effect any recapitalization, reclassification, split, combination or other change in its capitalization, including any amendment to the terms of its shares, (iii) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of Better Capital Stock or convertible securities (other than (x) in accordance with the Preferred Stock Conversion, or (y) pursuant to the exercise of Better Options or Better Warrants, the settlement of Better RSUs or the lapse of restrictions on Better Restricted Stock Awards, in each case described in clause (y), in accordance with their terms and outstanding as of the date of the Merger Agreement or granted not in breach of the Merger Agreement or (iv) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital of Better (other than repurchases of Better Restricted Stock Awards on the terms set forth in the Merger Agreement);

(d)	amend or terminate any material contract, except in the ordinary course consistent with past practice;

(e)
grant to, or agree to grant to, any person rights to any intellectual property that is material to Better and its subsidiaries, except for non-exclusive
licenses granted in the ordinary course of business consistent with past practice, or dispose of, abandon or permit to lapse any rights to any intellectual property that is material to Better and its subsidiaries except for the expiration of Better’s registered intellectual property in accordance with the applicable statutory term (or in the case of domain names, applicable registration period) or in the reasonable exercise of Better’s or any of its subsidiaries’ business judgment as to the costs and benefits of maintaining the item;

(f)
permit any of its material intellectual property to become subject to a lien (other than a Permitted Lien (as defined in the Merger Agreement)) or sell, lease, license or otherwise dispose of any of its material intellectual property rights, but excluding licenses to intellectual property granted by Better or any of its subsidiaries in the ordinary course of business consistent with past practice;

(g)
(i) make, change or revoke any material tax election, (ii) amend, modify or otherwise change any filed material tax return, (iii) adopt or request permission of any taxing authority to change any accounting method for tax purposes, (iv) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) with any governmental authority,

(v) settle any claim or assessment in respect of a material amount of taxes, (vi) knowingly surrender or allow to expire any right to claim a refund of a material amount of taxes or (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of taxes or in respect to any material tax attribute that would give rise to any claim or assessment of taxes;

(h)	except as may be required by applicable Law or GAAP, make any material change in its financial or tax accounting methods;

(i)
(i) merge or consolidate with, or purchase substantially all of the assets of, any entity in excess of $50.0 million individually or $125.0 million in the aggregate, or (ii) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(j)
other than in the ordinary course of business, sell, assign, transfer, convey, lease or otherwise dispose of any material tangible assets or properties of Better or its subsidiaries, including the material leased real property, except for (i) dispositions of obsolete or worthless equipment in the ordinary course of business and (ii) transactions among Better and its wholly owned subsidiaries or among its wholly owned subsidiaries;

(k)
(i) materially increase the aggregate cost of compensation, fees or benefits provided to employees, independent contractors providing services in their personal capacity, or directors of Better or its subsidiaries; (ii) adopt, enter into, or amend any collective bargaining or similar agreement; or (iii) terminate (other than for cause) any executive officer of Better, or give notice of any such action; (iv) grant any equity or equity-based compensation awards; or (v) other than in the ordinary course of business, terminate, adopt, enter into or amend any Better Benefit Plan (as defined as “Company Benefit Plan” in the Merger Agreement, or any plan, policy, program, agreement or arrangement that would be a Better Benefit Plan if in effect on the date hereof);

(l)
waive, release, settle, compromise or otherwise resolve any inquiry, investigation, claim, action, litigation or other legal proceedings, except where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $5,000,000 individually and less than $10,000,000 in the aggregate;

(m)
incur any indebtedness or issue any warrants or other rights to acquire any indebtedness, except (i) borrowings in the ordinary course of business consistent with past practice solely to fund the ongoing business operations of Better and its subsidiaries, including (x) under the Existing Credit Facilities (as defined in the Merger Agreement) and (y) under any facility or similar indebtedness amending, increasing, refinancing (in whole or in part) the Existing Credit Facilities (the “Replacement Facilities”), (ii) intercompany indebtedness in the ordinary course of business consistent with past practice among Better and its subsidiaries, (iii)(x) to the extent not drawn upon and payments are not triggered thereby, letters of credit, bank guarantees, security or performance bonds or similar credit support instruments and (y) overdraft facilities or cash management programs, in each case issued, made and entered into in the ordinary course of business consistent with past practice, (iv) hedging arrangements entered into in the ordinary course of business consistent with past practice and not for speculative purposes, or (v) secured or unsecured notes issued by Better or its subsidiary in an aggregate principal amount for all such notes not to exceed $450,000,000 and which issuance would not result in the incurrence of incremental indebtedness of more than $250,000,000 (disregarding incremental indebtedness incurred as original issue discount or to fund related refinancing expenses, including make-whole or other premium, breakage and similar costs, accrued interest or other related fees and expenses);

(n)
enter into any Affiliate Agreement (as defined in the Merger Agreement), other than as may be required or permitted under the Merger Agreement to effect the transactions contemplated under the Merger Agreement;

(o)
knowingly take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Mergers, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations; or

(p)	enter into any agreement to take any of the above actions prohibited under the Merger Agreement.
Conduct of Business of Aurora
During the Interim Period, Aurora will, and will cause Merger Sub to, except as contemplated by the Merger Agreement or the Ancillary Agreements (including as contemplated by the PIPE Investment), in connection with the Domestication or as consented to by Better in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied), operate its business in the ordinary course and consistent with past practice.
During the Interim Period, except as consented to by Better in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Aurora shall not, and Aurora shall cause Merger Sub not to, except as otherwise contemplated by the Merger Agreement or the Ancillary Agreements (including as contemplated by the PIPE Investment or in connection with the Domestication) or as required by law:

(a)
seek any approval from Aurora’s shareholders, or otherwise take any action, to change, modify or amend the Trust Agreement or the governing documents of Aurora or the Merger Sub, except as otherwise contemplated by the Transaction Proposals;

(b)
except as otherwise contemplated by the Transaction Proposals, (x) make or declare any dividend or distribution to the shareholders of Aurora or make any other distributions in respect of any of Aurora’s or Merger Sub’s capital stock, share capital or equity interests, (y) split, combine, reclassify or otherwise amend any terms of any shares or series of Aurora’s or Merger Sub’s capital stock or equity interests or (z) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of Aurora or Merger Sub, other than a redemption of shares of Aurora Class A ordinary shares effected in connection with the Merger;

(c)
(i) make, change or revoke any material tax election, (ii) amend, modify or otherwise change any filed material tax return, (iii) adopt or request permission of any taxing authority to change any accounting method for tax purposes, (iv) enter into any closing agreement with any governmental authority, (v) settle any claim or assessment in respect of a material amount of taxes, (vi) knowingly surrender or allow to expire any right to claim a refund of a material amount of taxes or (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of taxes or in respect to any material tax attribute that would give rise to any claim or assessment of taxes;

(d)
knowingly take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent either of the Mergers, taken together, from constituting an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;

(e)
enter into, renew or amend in any material respect, any transaction or contract with SoftBank or any of its affiliates or an affiliate of Aurora or Merger Sub (including, for the avoidance of doubt, (i) the Sponsor or anyone related by blood, marriage or adoption to any Sponsor and (ii) any person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(f)
incur or assume any indebtedness or guarantee any indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Better or any of its subsidiaries or guaranty any debt securities of another person, other than any indebtedness for borrowed money or guarantee (i) incurred in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed 50,000, (ii) incurred between Aurora and Merger Sub, (iii) in respect of any working capital loan in an aggregate amount not to exceed $1,500,000, or (iv) any drawdown under the Promissory Note;

(g)
incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness or otherwise knowingly and purposefully incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any other material liabilities, debts or obligations, other than fees and expenses for professional services incurred in support of the transactions contemplated by the Merger Agreement and the Ancillary Agreements or in support of the ordinary course operations of Aurora consistent with past practice (which the parties agree shall include any indebtedness in respect of any working capital loan);

(h)	waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened action);

(i)
other than with respect to the PIPE Investment, the Subscription Agreements or the Sponsor Letter, (i) issue any securities of Aurora or securities exercisable for or convertible into securities of Aurora, other than the issuance of the Stock Consideration, (ii) grant any options, warrants or other equity-based
awards with respect to securities of Aurora securities, not outstanding on the date of the Merger Agreement or (iii) amend, modify or waive any of the material terms or rights set forth in any Aurora warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

(j)	enter into any agreement to do any of the above actions prohibited under the Merger Agreement.
Covenants of Better
Pursuant to the Merger Agreement, Better has agreed, among other things, to:

•
subject to confidentiality obligations (whether contractual, imposed by applicable law or otherwise) that may be applicable to information furnished to Better or any of its subsidiaries by third parties and except for any information that is subject to attorney-client privilege, and to the extent permitted by applicable law, afford Aurora and its accountants, counsel and other representatives reasonable access during normal business hours and upon reasonable advance notice during the Interim Period to their properties, books, contracts, commitments, tax returns, records and appropriate officers and employees and furnish such representatives will all financial and operating data and other information concerning the affairs of Better and its subsidiaries that are in the possession of Better or its subsidiaries as such representatives may reasonably request;

•
deliver, as soon as reasonably practicable following the date of the Merger Agreement, (i) the audited consolidated balance sheet and statements of operations, cash flows and shareholders’ equity of Better and its subsidiaries as of and for the years ended December 31, 2020 and December 31, 2019, each audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and (ii) the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, shareholders’ deficit, and cash flow of Better and its subsidiaries as of and for the three-month period ended March 31, 2021, reviewed in accordance with PCAOB standards;

•	prior to the First Effective Time, effect the Preferred Stock Conversion; and

•
during the Interim Period, not, and cause its subsidiaries not to, and instruct its and their representatives action on its and their behalf not to, initiate any negotiations or enter into any agreements for certain alternative transactions and to terminate any such negotiations ongoing as of the date of the Merger Agreement.

Covenants of Aurora
Pursuant to the Merger Agreement, Aurora has agreed, among other things, to:

•
recognize, or cause Better and its subsidiaries to recognize, each continuing employee’s employment or service with Better or any of its subsidiaries prior to the Closing for all purposes, including for purposes of determining, as applicable, eligibility for participation, vesting and entitlement of the continuing employee under all employee benefit plans maintained by Better, its Subsidiaries, Aurora or its affiliate, including vacation plans or arrangements, 401(k) or other retirement plans and any welfare plans (excluding equity incentive plans or benefit accruals under a defined benefit pension plan), except to the extent such recognition would result in a duplication of benefits;

•
effective as of the Closing and thereafter, cause Better Home & Finance and its subsidiaries to, (i) cause any pre-existing
conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any health or similar plan of Better, its subsidiaries, Aurora or its affiliate to be waived with respect to continuing employees and their eligible dependents (provided, that, in the case of any insured arrangements, subject to the consent of the applicable insurer and Aurora’s commercially reasonable efforts to obtain such consent), except to the extent that any waiting period, exclusions or requirements still applied to such continuing employee under the comparable Better Benefit Plan in which such continuing employee participated immediately before the Closing, and (ii) fully credit each continuing employee with all deductible payments, co-payments
and other
out-of-pocket
expenses incurred by such Continuing Employee (as defined in the Merger Agreement) and his or her covered dependents under the medical, dental, pharmaceutical or vision benefit plans of Better or any of its subsidiaries prior to the Closing during the plan year in which the Closing occurs for the purpose of determining the extent to which such continuing employee has satisfied the deductible, co-payments,
or maximum
out-of-pocket
requirements applicable to such continuing employee and his or her covered dependents for such plan year under any medical, dental, pharmaceutical or vision benefit plan of Better, its subsidiaries, Aurora or its affiliate, as if such amounts had been paid in accordance with such plan (provided, that, in the case of any insured arrangements, they are subject to the consent of the applicable insurer and Aurora’s commercially reasonable efforts to obtain such consent);

•
prior to the Closing Date, approve and adopt (i) an incentive equity plan, pursuant to which a number of shares of Better Home & Finance Class A common stock equal to 11.0% of the fully diluted shares of Better Home & Finance Class A common stock outstanding immediately after the Closing shall be reserved for issuance, subject to an annual evergreen provision of 5.0% for the 10 year period following the Closing Date (the “2021 Plan”), together with the form of restricted stock unit award grant notice and award agreement thereunder and the form of stock option grant notice and agreement thereunder, (ii) an Employee Stock Purchase Plan pursuant to which a number of shares of Better Home & Finance Class A common stock equal to 2.0% of the fully diluted shares of Better Home & Finance Class A common stock outstanding immediately after the Closing shall be reserved for issuance, subject to an annual evergreen provision of 1.0% for the 10 year period following the Closing Date (the “ESPP”), and (iii) a management transaction bonus plan permitting bonuses in aggregate of up to $20,000,000 (the “Management Transaction Bonus Plan”), the general terms and conditions of which shall be agreed prior to Closing by Better and will be approved by Better’s Board of Directors;

•
within two Business Days (as defined in the Merger Agreement) following the expiration of the 60-day period following the date Aurora has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, file an effective registration statement on Form
S-8
(or other applicable form) with respect to the Better Home & Finance Class A common stock issuable under the 2021 Plan and the ESPP, and use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the 2021 Plan and the ESPP remain outstanding;

•
take certain actions so that the Trust Amount will be released from the trust account and so that the trust account will terminate thereafter, in each case, pursuant to the terms and subject to the conditions of the Trust Agreement;

•
during the Interim Period, ensure Aurora remains listed as a public company on the Nasdaq, and shall prepare and submit to Nasdaq a listing application, if required under Nasdaq rules, covering the shares of Better Home & Finance common stock issuable in the Mergers and the Domestication, and use reasonable best efforts to obtain approval for the listing of such shares of Better Home & Finance Class A common stock on the Nasdaq;

•
during the Interim Period, not, and cause its subsidiaries not to, and instruct its and their representatives action on its and their behalf not to, initiate any negotiations or enter into any agreements for certain alternative transactions and to terminate any such negotiations ongoing as of the date of the Merger Agreement;

•
subject to the terms of Aurora’s organizational documents, as applicable, take all action within its power as may be necessary or appropriate such that immediately following the effective time of the First Merger:

•
the Board of Directors of Aurora and committees thereof will be comprised of such individuals as selected by Better, following consultation with Aurora; provided that (i) the composition of the Board of Directors complies with all applicable laws, including all Nasdaq rules, and (ii) two individuals will be selected by Aurora, one of which is expected to be Prabhu Narasimhan and another has been or will be mutually agreed between Aurora and the Better Founder and CEO (in each case, so long as the Aurora nominees complete a background check reasonably satisfactory to Better, qualify as “independent” directors for purposes of Nasdaq rules and are otherwise in compliance with SEC and Nasdaq rules and requirements governing directors); and

•
the initial officers of Aurora will be as set forth in Better’s disclosure letter, who will serve in such capacity in accordance with the terms of the organizational documents of Aurora following the effective time of the First Merger;

•	subject to approval of Aurora’s shareholders, cause the Domestication to become effective prior to the effective time of the First Merger (see the section entitled “ Domestication Proposal ” below);

•
after the effective time of the First Merger, indemnify and hold harmless each present and former director and officer of Better and Aurora and each of their respective subsidiaries against any costs, expenses, damages or liabilities incurred in connection with any legal proceeding, to the fullest extent that would have been permitted under applicable law and the applicable organizational documents to indemnify such person;

•
maintain, and cause its subsidiaries to maintain for a period of not less than six years from the effective time of the Mergers, (i) provisions in its governing documents and those of its subsidiaries concerning the indemnification and exoneration of its subsidiaries and its subsidiaries’ former and current officers, directors and employees, no less favorable than as contemplated by the applicable governing documents immediately prior to the effective time of the Mergers and (ii) a directors’ and officers’ liability insurance policy covering those persons who are currently covered by Aurora’s, Better’s or their respective subsidiaries’ directors’ and officers’ liability insurance policies on terms no less favorable than the terms of such current insurance coverage, except that in no event will Aurora be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by Aurora, Better, as applicable (whichever premium being higher), for such insurance policy for the year ended December 31, 2020;

•
on the Closing Date, enter into customary indemnification agreements reasonably satisfactory to each of Better and Aurora with the post-Closing directors and officers of Aurora, which indemnification agreements will continue to be effective following the Closing;

•
during the Interim Period, keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable law;

•	except as otherwise approved by Better (in its sole discretion), not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify

(including consent to termination), any provision other than amendments, modifications or waivers that are both ministerial and immaterial in nature and effect or remedy under, or any replacements of, the Subscription Agreements, except for any such actions that would not (i) increase conditionality or impose any new obligation on the Better or Aurora, (ii) reduce the amount or purchase price under the Subscription Agreements, except as explicitly provided in the PIPE Subscription Agreement as in effect on the date of the Merger Agreement, (iii) reduce or impair the rights of Aurora under the Subscription Agreements, (iv) prevent, materially delay or materially impede the consummation of the transactions contemplated by the Merger Agreement or (v) otherwise adversely affect any rights of Aurora or Better under the Subscription Agreements; provided, that the foregoing shall not prohibit any assignment or transfer expressly permitted by the Subscription Agreements;

•
use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including by using its reasonable best efforts to (i) maintain in effect the Subscription Agreements; (ii) satisfy in all material respects on a timely basis all conditions and covenants applicable to Aurora in the Subscription Agreements and otherwise comply in all material respects with its obligations thereunder; (iii) in the event that all conditions in the Subscription Agreements have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; and (iv) enforce its rights under the Subscription Agreements in a timely and diligent manner including, in the event that all conditions in the Subscription Agreements have been satisfied, by causing the parties to the Subscription Agreements to deliver payment or cause the delivery of payment to (or as directed by) Aurora the amount set forth in the Subscription Agreements to which such persons are a party in accordance with its terms;

•
give Better prompt written notice: (i) of any amendment to Subscription Agreements (other than amendments, modifications or waivers that are ministerial and immaterial in nature and effect), (ii) of any actual or potential breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would give rise to any breach or default) by any party to the Subscription Agreements that becomes known to Aurora regardless of the reason therefor, (iii) of the receipt of any written notice or other written communication from any party to a Subscription Agreement or its affiliates with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to the Subscription Agreements or any provisions of the Subscription Agreements; and (iv) if Aurora has any reason not to expect to receive all or any portion of the amounts due pursuant to the Subscription Agreements, in which case Aurora shall use its reasonable efforts to obtain as promptly as practicable following the occurrence of such event, alternative equity financing for any such amount due pursuant to the Subscription Agreements from alternative sources in an amount sufficient, when taken together with cash in the trust account at the Closing, to pay the amounts due under the terms of and as contemplated by the Merger Agreement; and

•
in the event that any litigation related to the Merger Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Aurora, threatened in writing, against Aurora or the Board of Directors of Aurora by any of Aurora’s shareholders prior to the Closing, (i) promptly notify Better of any such litigation and keep Better reasonably informed with respect to the status thereof; and (ii) provide the Company the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, give due consideration to Better’s advice with respect to such litigation and not to settle any such litigation without the prior written consent of Better, such consent not to be unreasonably withheld, conditioned or delayed.

Joint Covenants of Aurora and Better
In addition, each of Aurora and Better has agreed, among other things, to take the actions set forth below:

•
Each party shall cooperate and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Mergers and the other transactions contemplated hereby and to cooperate with the other party in connection with the foregoing, including, without limitation, to prepare as promptly as practicable all documentation, to make all filings and to obtain all consents, approvals, waivers, permits and other authorizations of all governmental authorities required to consummate the Mergers and the other transactions contemplated by the Merger Agreement;

•
Each party shall make all necessary filings in respect of the requisite regulatory approvals relating to the Mergers and the other transactions contemplated hereby as promptly as practicable following the date of the Merger Agreement; provided that (x) Aurora and Better shall, and shall cause their affiliates to, use their respective best efforts to file notifications under the HSR Act no later than 10 business days after the date of the Merger Agreement, such filing to request early termination of the waiting period under the HSR Act and (y) Better shall, and shall cause its affiliates to, use their best efforts to make all necessary initial filings by Better in respect of other requisite regulatory approvals by no later than forty-five (45) days following the date of the Merger Agreement;

•
Each party shall, subject to applicable law, (i) permit counsel for the other party to review in advance any proposed filing, application, correspondence or other written communication to any governmental authority in connection with the Mergers and the other transactions contemplated hereby, (ii) consider in good faith the views of the other party or its counsel with respect to any such filing, application, correspondence or other written communication, (iii) provide counsel for the other party with copies of all filings, applications or other written submissions made by such party, and all material correspondence between such party (and its advisors) with any governmental authority and any other information supplied by such party and such party’s affiliates to a governmental authority or received from such a governmental authority in connection with the Mergers and the other transactions contemplated hereby and (iv) to provide notice to the other party of receipt of any approval;

•
(i) With respect to any threatened or pending preliminary or permanent governmental order that would adversely affect the ability of the parties hereto to consummate the Mergers or the other transactions contemplated hereby, to use their respective reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be, and (ii) in the event that any action is commenced after the date of the Merger Agreement challenging any of the parties’ rights to consummate the Mergers or the other transactions contemplated hereby, the parties shall use their reasonable best efforts, and take all reasonable actions necessary and appropriate, to contest such action;

•
The parties shall supply as promptly as reasonably practicable any additional information and documentary material that may be requested by a governmental authority pursuant to the foregoing and to take all other actions necessary, proper or advisable to obtain any requisite regulatory approval as soon as practicable. No party shall take any action that would reasonably be expected to adversely affect or materially delay obtaining any requisite regulatory approval;

•
Aurora and Better will jointly prepare and Aurora will file with the SEC the proxy statement/registration statement in connection with the registration under the Securities Act of (i) the shares Better Home & Finance common stock and Better Home & Finance warrants and units comprising such to be issued in exchange for the issued and outstanding shares of Aurora common stock, and in connection with the Domestication, (ii) the shares of Better Home & Finance common stock (other than Better Home & Finance Class C common stock) that constitute the Stock Consideration and (iii) the shares of Better Home & Finance common stock subject to Better Home & Finance Options, Better Home & Finance Restricted Stock Awards and Better Home & Finance RSUs;

•
Aurora will, as promptly as practicable after this proxy statement/prospectus is declared effective under the Securities Act, (i) disseminate the proxy statement/prospectus to the shareholders of Aurora,

(ii) give notice, convene and hold a meeting of the shareholders, in each case in accordance with its governing documents then in effect and Section 710 of the Nasdaq Listing Rule 5620(b), as applicable, for a date no later than 30 business days following the date the registration statement is declared effective, (iii) solicit proxies from the holders of public shares of Aurora to vote in favor of each of the Transaction Proposals, and (iv) provide its shareholders with the opportunity to elect to effect a redemption;

•
Better will (i) obtain and deliver to Aurora, shareholder approval of Better, (x) in the form of a written consent as soon as reasonably practicable after the registration statement is declared effective under the Securities Act and delivered or otherwise made available to shareholders, and in any event within 10 business days after the registration statement is declared effective and delivered or otherwise made available to shareholders, and (y) in accordance with the terms and subject to the conditions of governing documents of Better, and (ii) take all other action necessary or advisable to secure shareholder approval of Better and, if applicable, any additional consents or approvals of its shareholders related thereto;

•
Better and Aurora will, prior to the Closing, take all such steps as may be required (to the extent permitted under applicable law) to cause any dispositions of shares of Better Capital Stock or acquisitions of shares of Better Home & Finance common stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated by the Merger Agreement by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated thereby to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
Each of Better and Aurora will each, and will each cause their respective subsidiaries and affiliates and its and their representatives to, prior to the Closing, reasonably cooperate in a timely manner in connection with any equity financing arrangement the parties seek in connection with the transactions contemplated by the Merger Agreement and the Ancillary Agreement; and

•
Aurora will use reasonable efforts to, and will instruct its financial advisors to, keep Better and its financial advisors reasonably informed with respect to the PIPE Subscription Agreement and PIPE Investment, including by (i) providing regular updates and (ii) consulting and cooperating with, and considering in good faith any feedback from, Better or its financial advisors with respect to such matters.

Closing Conditions
The consummation of the Mergers is conditioned upon the satisfaction or waiver by the applicable parties to the Merger Agreement of the conditions set forth below. Therefore, unless these conditions are waived by the applicable parties to the Merger Agreement, the Mergers may not be consummated. There can be no assurance that the parties to the Merger Agreement would waive any such provisions of the Merger Agreement.
Conditions to the Obligations of Each Party
The obligations of each party to the Merger Agreement to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

•	the approval of the Transaction Proposals by Aurora’s shareholders will have been obtained (the “Aurora Shareholder Approval”);

•	the approval of the Transaction Proposals by Better’s shareholders will have been obtained (the “Better Stockholder Approval”);

•
the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

•	all approvals with respect to the requisite regulatory approvals (other than those required under the HSR Act) shall have been obtained;

•	any applicable waiting periods under the HSR Act shall have expired or been terminated early;

•
(i) no governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order which has become final and nonappealable and has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers, and (ii) no law shall have been adopted that makes consummation of the Mergers illegal or otherwise prohibited;

•	Aurora will have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act);

•	the shares of Better Home & Finance common stock to be issued in connection with the Mergers will have been approved for listing on the Nasdaq; and

•
the Domestication shall have been completed and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to Better.

Conditions to the Obligations of Aurora and Merger Sub
The obligations of Aurora and Merger Sub to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Aurora and Merger Sub:

•
Section 4.6(a) and (b) of Better’s capitalization-related representations and warranties shall be true and correct in all but de minimis
respects as of the date of the Merger Agreement, except with respect to such representations and warranties which speak as of an earlier date, which representations and warranties will be true and correct in all but de minimis
respects at and as of such date;

•
each of the Better Fundamental Representations (as defined in the Merger Agreement) (other than those portions of the capitalization representations referenced above) will be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct in all material respects at and as of such date, except for changes after the date of the Merger Agreement which are contemplated or expressly permitted by the Merger Agreement or the Ancillary Agreements;

•
each of the remaining representations and warranties of Better contained in the Merger Agreement (disregarding any qualifications and exceptions contained therein relating to materiality, Better Material Adverse Effect or any similar qualification or exception) will be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Better Material Adverse Effect;

•
each of the covenants of Better to be performed as of or prior to the Closing will have been performed in all material respects (subject to a
30-calendar
day cure period, or if earlier, five business days prior to the Agreement End Date); and

•	there will not have occurred a Better Material Adverse Effect after the date of the Merger Agreement.

Conditions to the Obligations of Better
The obligation of Better to consummate, or cause to be consummated, the Mergers is subject to the satisfaction of the following conditions any one or more of which may be waived in writing by Better:

•
each of the representations and warranties of Aurora regarding its capitalization, as provided for in the Merger Agreement, will be true and correct in all but de minimis
respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct in all but de minimis respects at and as of such date;

•
each of the Aurora Fundamental Representations (as defined in the Merger Agreement) (other than the capitalization representations referenced above) will be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct in all material respects at and as of such date, except for changes after the date of the Merger Agreement which are contemplated or expressly permitted by the Merger Agreement or the Ancillary Agreements;

•
each of the other remaining representations and warranties of Aurora contained in the Merger Agreement (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) will be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct in all material respects at and as of such date, except for changes after the date of the Merger Agreement which are contemplated or expressly permitted by the Merger Agreement or the Ancillary Agreements;

•
each of the covenants of Aurora to be performed as of or prior to the Closing will have been performed in all material respects (subject to a
30-calendar
day cure period, or if earlier, five business days prior to the Agreement End Date); and

•	Aurora will hold in the trust account an amount at least equal to the Minimum Available Cash Amount.
Termination; Effectiveness
The Merger Agreement may be terminated and the Mergers abandoned at any time prior to the Closing:

•	by written consent of Better and Aurora;

•
by Better or Aurora if (i) any governmental authority that must grant a requisite regulatory approval has denied such approval and such denial has become final and nonappealable, (ii) any governmental order has become final and nonappealable which has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting the Mergers or (iii) if there shall be adopted any law that makes consummation of the Mergers illegal or otherwise prohibited;

•
by Better if the Aurora Shareholder Approval will not have been obtained by reason of the failure to obtain the required vote at a meeting of Aurora’s shareholders duly convened therefor or at any adjournment thereof;

•	by Better if there has been a modification in recommendation of the board of directors of Aurora with respect to any of the Transaction Proposals;

•
by written notice to Better from Aurora in the event of certain uncured breaches on the part of Better or if the Closing has not occurred on or before February 12, 2022 (which date may be automatically extended for up to sixty (60) days if all closing conditions have been satisfied or waived other than receipt of all requisite regulatory approvals, the “Agreement End Date”), unless Aurora is in material breach of the Merger Agreement;

•
by Aurora if Better Stockholder Approval will not have been obtained within 10 business days after the registration statement is declared effective and delivered or otherwise made available to stockholders; or

•
by written notice to Aurora from Better in the event of certain uncured breaches on the part of Aurora or Merger Sub or if the Closing has not occurred on or before the Agreement End Date, unless Better is in material breach of the Merger Agreement.

In the event of the termination of the Merger Agreement, the Merger Agreement will become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or stockholders, other than liability of Better, Aurora or Merger Sub, as the case may be, for any willful and material breach of the Merger Agreement occurring prior to such termination, other than with respect to certain exceptions contemplated by the Merger Agreement (including the terms of the Confidentiality Agreement) that will survive any termination of the Merger Agreement.
Waiver; Amendments
No failure or delay by a party in exercising any right, power or remedy under the Merger Agreement, and no course of dealing between the parties will operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under the Merger Agreement by a party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under the Merger Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
The Merger Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing that is executed in the same manner as the Merger Agreement and which makes reference to the Merger Agreement.
Fees and Expenses
If the Closing does not occur, each party to the Merger Agreement will be responsible for and pay its own expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants. If the Closing occurs, Aurora will, upon the consummation of the Mergers and release of proceeds from the trust account, pay or cause to be paid all accrued and unpaid transaction expenses of Better and pay or cause to be paid all accrued transaction expenses of Aurora or its affiliates (including the Sponsor). Aurora and Better will exchange written statements listing all accrued and unpaid transaction expenses not less than two business days prior to the Closing Date.
Related Agreements
This section describes certain additional agreements entered into or to be entered into pursuant to the Merger Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The full text of the related agreements, or forms thereof, are filed as annexes to this proxy statement/prospectus or as exhibits to the registration statement of which this proxy statement/prospectus forms a part, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits Shareholders and other interested parties are urged to read such related agreements in their entirety prior to voting on the proposals presented at the extraordinary general meeting.

Aurora Holder Support Agreement
In connection with the execution of the Merger Agreement, Aurora entered into an Aurora holder support agreement (the “Aurora Holder Support Agreement”), dated as of May 10, 2021, among Novator Capital Sponsor Limited and Unbound HoldCo Ltd. (the “Major Aurora Shareholders”), and Better, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E. Under the Aurora Holder Support Agreement, the Major Aurora Shareholders agree that, among other things, at any meeting of the shareholders and in any action by written consent of the shareholders, the Major Aurora Shareholders will: (i) approve the Domestication, including the approval of all documents related thereto, (ii) approve the changing of Aurora’s name, and (iii) vote all of their shares for the Business Combination and related transactions (including the issuance of shares of Better Home & Finance common stock in connection with the Business Combination and Domestication, pursuant to the PIPE Subscription Agreement and the Redemption Subscription Agreement), each upon the effectiveness of the registration statement. Pursuant to the Aurora Holder Support Agreement, until the earlier to occur of (a) the Second Effective Time (as defined in the Merger Agreement), and (b) such date and time as the Merger Agreement will be terminated in accordance with Section 10.1 thereof (the “Expiration Time”), each Major Aurora Shareholder agrees not to transfer its shares. In the event that, during the period commencing on the date of the Aurora Holder Support Agreement and ending at the Expiration Time, a Major Aurora Shareholder acquires or purchases any new securities, such new securities will be subject to the terms of the Aurora Holder Support Agreement to the same extent as if they were owned by such Major Aurora Shareholder as of the date of the Aurora Holder Support Agreement.
The Aurora Holder Support Agreement will terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) as to each Major Aurora Shareholder, the written agreement of Aurora, Better and such Major Aurora Shareholder. The Sponsor has also agreed to backstop the redemption pursuant to the
“
Redemption Subscription Agreement
.”
Better Holder Support Agreement
In connection with the execution of the Merger Agreement, Aurora entered into a Better holder support agreement (the “Better Holder Support Agreement”), dated as of May 10, 2021, among certain stockholders, directors and officers of Better (the “Major Better Stockholders”), and Better, a copy of which is attached to the accompanying proxy statement/prospectus as Annex F. Under the Better Holder Support Agreement, the Major Better Stockholders agree, among other things, that at any meeting of the stockholders and in any action by written consent of the stockholders, such Major Better Stockholders will vote all of their shares for the Business Combination and related transactions upon the effectiveness of the Registration Statement (as defined below). The Better Holder Support Agreement also includes lock-up provisions, which restrict the abilities of such Major Better Stockholders to transfer shares of Better Home & Finance common stock following the Closing for the periods, and subject to the permitted transfers, described therein. Better stockholders that beneficially own greater than 1% of Better’s capital stock as of the date of the Merger Agreement and who are not parties to the Better Holder Support Agreement will also be subject to the same transfer restrictions, which will be set forth in the letter of transmittal.
Pursuant to the Better Holder Support Agreement, until the earlier to occur of (a) the Second Effective Time, and (b) such date and time as the Merger Agreement will be terminated in accordance with its terms, each Major Better Shareholder agrees not to transfer its shares. In the event that, during the period commencing on the date of the Better Holder Support Agreement and ending at the consummation of the Mergers or upon termination of the Merger Agreement, a Major Company Shareholder acquires or purchases any new securities, such new securities will be subject to the terms of the Better Holder Support Agreement to the same extent as if they were owned by such Major Company Shareholder as of the date of the Better Holder Support Agreement.
Better Holder Support Agreement will terminate and be of no further force or effect upon the earlier of (a) the Expiration Time (as defined in the Better Holder Support Agreement) and (b) as to each Major Better Stockholder, the written agreement of Aurora, Better and such Major Better Stockholder. Upon such termination of the Better Support Agreement, all obligations of the parties will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto will have any claim against another (and no person will have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of the Better Holder Support Agreement will not relieve any party hereto from liability arising in respect of any breach of Better Holder Support Agreement prior to such termination.
Registration Rights Agreement
The Merger Agreement contemplates that, at the Closing, Aurora (as the surviving corporation), certain legacy Better stockholders and Sponsor will enter into an amended and restated registration rights agreement, a copy of which is attached to this proxy statement/prospectus as Annex G (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Aurora will be required to register for resale securities held by the stockholders party thereto. Aurora will have no obligation to facilitate or participate in more than two underwritten offerings at the request or demand of the Sponsor or three underwritten offerings at the request or demand of the legacy Better stockholders. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by Aurora and certain customary block trade rights. Aurora will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.
The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by Aurora, Sponsor and the other parties thereto in connection with Aurora’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement, (ii) with respect to any holder, on the date that such holder no longer holds any Registrable Securities (as defined therein) and (iii) with respect to any holder, at such time as Rule 144 (as defined below) or another similar exemption under the Securities Act is available for the sale of all such holder’s shares during a three-month period without registration, and without compliance with the public information requirements or volume limitations under such rules and when any restrictive legends on such Registrable Securities have been removed.
PIPE Subscription Agreement
Aurora entered into a subscription agreement (the “PIPE Subscription Agreement”), dated as of May 10, 2021, with SB Northstar LP (“SoftBank”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex H, pursuant to which, among other things, SoftBank agreed to subscribe for and purchase a number of shares of Better Home & Finance Class A common stock and Better Home & Finance Class C common stock with a combined aggregate value of $1,500,000,000 at the per share price of $10.00, subject to adjustment as described therein. SoftBank has agreed to use reasonable efforts to permit certain other investors to take up at least $200,000,000 of SoftBank’s commitment under the PIPE Subscription Agreement. SoftBank’s obligation to fund under the PIPE Subscription Agreement will be reduced on a dollar-for-dollar
basis by the amount actually funded by the Sponsor pursuant to the Sponsor Subscription Agreement more fully described below and other PIPE Investors, if any.
Pursuant to the PIPE Subscription Agreement, due to regulatory considerations, SoftBank agreed to limit the number of shares of Better Home & Finance Class A common stock received in the Business Combination to an amount such that, together with all other voting securities of Better Home & Finance common stock beneficially owned by SoftBank and its affiliates, would not result in their aggregate ownership exceeding 9.4% of the outstanding voting power of the Better Home & Finance on the Closing Date, with any Better Home & Finance common stock received pursuant to the PIPE Subscription Agreement in excess thereof consisting of Better Home & Finance Class C common stock.
The PIPE Subscription Agreement will terminate on the earlier to occur of (i) the valid termination of the Merger Agreement in accordance with its terms without consummation of the Merger, (ii) upon the mutual written agreement of SoftBank and, with the prior written consent of Better, Aurora, (iii) if any of the conditions to Closing set forth in the PIPE Subscription Agreement are not satisfied or waived (or deemed to be satisfied or waived) by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by the PIPE Subscription Agreement are not consummated on or before the Agreement End Date (as defined in the Merger Agreement), and (iv) if the Closing will not have occurred on or before the Agreement End Date (as defined in the Merger Agreement).
Sponsor Subscription Agreement
Aurora entered into a subscription agreement (the “Sponsor Subscription Agreement”), dated as of May 10, 2021, with Novator Capital Sponsor Ltd. (the “Sponsor”) and BB Trustees SA, as trustee of the Future Holdings Trust, an indirect parent of the Sponsor, as guarantor (the “Sponsor Guarantor”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex I, pursuant to which, among other things, the Sponsor agreed to subscribe for and purchase a number of shares of Better Home & Finance Class A common stock with an aggregate value equal to $200,000,000 at the per share purchase price of $10.00 for each share of the Better Home & Finance Class A common stock.
The Sponsor Subscription Agreement will terminate upon the earlier to occur of (i) the valid termination of the Merger Agreement in accordance with its terms without consummation of the Merger, (ii) upon the mutual written agreement of Sponsor and, with the prior written consent of Better, Aurora, (iii) subject to the written consent of Better, if any of the conditions to Closing set forth in the Sponsor Subscription Agreement are not satisfied or waived (or deemed to be satisfied or waived) by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by the Sponsor Subscription Agreement are not consummated on or before the Agreement End Date (as defined in the Merger Agreement), and (iv) if the Closing will not have occurred on or before the Agreement End Date (as defined in the Merger Agreement).
Redemption Subscription Agreement
Aurora entered into a redemption subscription agreement (the “Redemption Subscription Agreement”), dated as of May 10, 2021, with the Sponsor and the Sponsor Guarantor, as guarantor, a copy of which is attached to the accompanying proxy statement/prospectus as Annex J, pursuant to which, among other things, Sponsor is responsible for 100% of the Backstop Purchase (as defined below).
The Redemption Subscription Agreement provides that immediately after the deadline for Aurora’s public shareholders to elect to redeem or convert their Aurora Class A ordinary shares from funds in Aurora’s trust account in connection with the Merger Closing, Aurora will notify Sponsor of the number of shares that Aurora’s public shareholders have elected to redeem (the “Shortfall”), and Sponsor subscribes for and agrees to purchase (the “Backstop Purchase”) from Aurora the number of shares of Better Home & Finance Class A common stock assigned equal to the Shortfall, at a purchase price equal to $10.00 per share, and Aurora agreed to sell such shares to the Sponsor at such price, subject to Aurora’s right to determine not to consummate such sale if the closing of the Mergers does not occur other than as a result of certain specified circumstances.
The Redemption Subscription Agreement will terminate upon the earlier to occur of (i) the valid termination of the Merger Agreement in accordance with its terms without consummation of the Merger, (ii) upon the mutual written agreement of Sponsor and, with the prior written consent of Better, Aurora, (iii) subject to the written consent of Better, if any of the conditions to Closing set forth in the Redemption Subscription Agreement are not satisfied or waived (or deemed to be satisfied or waived) by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by the Redemption Subscription Agreement are not consummated on or before the Agreement End Date (as defined in the Merger Agreement), and (iv) if the Closing will not have occurred on or before the Agreement End Date (as defined in the Merger Agreement).

Sponsor Agreement
In connection with the execution of the Merger Agreement, the Sponsor entered into a letter agreement (the “Sponsor Agreement”) with Aurora, a copy of which is attached to the accompanying proxy statement/prospectus as Annex K, pursuant to which the Sponsor agreed that Aurora will be entitled to exercise the redemption right, solely with respect to the private placement warrants of Aurora held by Sponsor, if the volume weighted-average trading price of Aurora’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date on which Aurora sends the notice of redemption to the Sponsor.
The Sponsor Agreement also provides that (a) the Sponsor will forfeit upon the Closing 50% of Aurora’s private placement warrants held by Sponsor as of the date of the Sponsor Agreement and (b) 20% of the Sponsor’s Better Home & Finance Class A common stock is subject to lock-up
provisions restricting Sponsor’s ability to transfer such shares following the Closing, which will be released as follows:

•
one-third
will be released if the volume weighted-average share price of Better Home & Finance Class A common stock equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days commencing after Closing;

•
one-third
will be released if the volume weighted-average share price of Better Home & Finance Class A common stock equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days commencing after Closing; and

•
one-third
will be released if the volume weighted-average share price of Better Home & Finance Class A common stock equals or exceeds $17.50 per share for 20 of any 30 consecutive trading days commencing after Closing.

If the condition for more than one triggering event is met pursuant to the above, then all of the shares to be released in connection with each such triggering event will be released and delivered.
In addition, in the event of a change in control transaction within five years of Closing (on the terms set out in the Sponsor Agreement), any remaining shares of Better Home & Finance Class A common stock that remain subject to the lock-up
will be released if in such transaction the stockholders of Better Home & Finance have the right to receive consideration implying a value per share of Better Home & Finance Class A common stock of:

•	less than $12.50 per share, then 100% of the then-remaining locked up shares will be forfeited for no consideration;

•
greater than or equal to $12.50 per share but less than $15.00 per share, then one-third
of the tranches of Better Home & Finance Class A common stock subject to the lock-up
may receive the same consideration as all other shares of Better Home & Finance A common stock in such transaction and any then-remaining locked up shares will be forfeited for no consideration; and

•
greater than or equal to $15.00 per share but less than $17.50 per share, then two-thirds
of the tranches of Better Home & Finance Class A common stock subject to the lock-up
may receive the same consideration as all other shares of Better Home & Finance A common stock in such transaction and any then-remaining locked up shares will be forfeited for no consideration.

The Sponsor Agreement will terminate at such time, if any, as the Merger Agreement is terminated in accordance with its terms, and upon such termination the Sponsor Agreement will be null and void and of no effect whatsoever, and the parties hereto will have no obligations under the Sponsor Agreement; provided that any such termination will not relieve Sponsor of any liability due to a breach of any covenant prior to the date of such termination.

Amended and Restated Insider Letter Agreement
Aurora entered into an amended and restated insider letter agreement (the “Amended and Restated Insider Letter Agreement”), dated as of May 10, 2021, among Sponsor and certain individuals, each of whom is a member of the Board and/or management team (each, an “Insider” and collectively, the “Insiders”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex L. The Amended and Restated Insider Letter Agreement, which contains, among other things, provisions relating to transfer restrictions on certain shares and warrants held by such parties, was amended and restated to provide Better with certain third-party
beneficiary rights and to provide the Sponsor and Insiders with certain sale rights in the event of a change of control transaction involving Aurora.
Pursuant to the Amended and Restated Insider Letter Agreement, the Sponsor and each Insider agrees that it, he or she shall not transfer any founder shares (or shares issuable upon conversion thereof), any shares of Better Home & Finance Class A common stock received in respect of any founder shares, or private placement shares of Aurora held by them (or shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of Aurora’s initial Business Combination or (B) subsequent to Aurora’s initial Business Combination, (x) if the last reported sale price equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading-day
period commencing at least 150 days after Aurora’s initial Business Combination or (y) the date on which Aurora completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Aurora’s shareholders having the right to exchange their shares for cash, securities or other property (the “Founder Shares
Lock-up
Period”).
Pursuant to the Amended and Restated Insider Letter Agreement, the Sponsor and each Insider agrees that it, he or she shall not transfer any Private Placement Warrants or Novator Private Placement Warrants (each as defined in the Amended and Restated Insider Letter Agreement) (or shares issued or issuable upon the exercise thereof) until 30 days after the completion of Aurora’s initial Business Combination (the “Private Placement Warrants
Lock-up
Period” and “Novator Private Placement Warrants
Lock-up
Period,” together with the Founder Shares
Lock-up
Period, the
“Lock-up
Periods”).
The Amended and Restated Insider Letter Agreement will terminate on the earlier of (i) the expiration of the
Lock-up
Periods or (ii) the liquidation of Aurora.
Founder Side Letter
Aurora entered into a letter agreement (the “Founder Side Letter”), dated as of May 10, 2021, with the Better Founder and CEO, a copy of which is attached to the accompanying proxy statement/prospectus as Annex M, pursuant to which, notwithstanding any lock-up,
the Better Founder and CEO and his associates or affiliates (the “Better Founder Related Entities”) are permitted to pledge Better Home & Finance common stock held by the Better Founder and CEO or the Better Founder Related Entities following the Closing, in an aggregate principal amount of up to $150,000,000 (“Pledge Amount”), to support loans made to the Better Founder and CEO or the Better Founder Related Entities (as defined in the Founder Side Letter) by third-party lenders or depository institutions. Under the Founder Side Letter, the Better Founder and CEO will also promptly donate or cause the donation of any cash received by himself as consideration pursuant to Article III of the Merger Agreement to one or more charitable or political organizations of his choice. Although the Better Founder and CEO has agreed to elect to receive only Stock Consideration in respect of his direct and indirect ownership interest in Better capital stock, if cash is under-subscribed by other existing Better stockholders, then the Better Founder and CEO would receive cash through the proration mechanism. For example, in the unlikely event that no existing Better stockholder elects Cash Consideration in respect of any of their shares of Better capital stock, such that all of the Cash Consideration is allocated among existing Better stockholders through proration, then the Better Founder and CEO could receive, and be obligated to donate, up to approximately $140 million to charity.

Amended & Restated Promissory Note
Aurora entered into an amended and restated promissory note (the “Promissory Note”), dated as of May 10, 2021, with Sponsor, a copy of which is attached to the accompanying proxy statement/prospectus as Annex N, pursuant to which Aurora extends the maturity date of such note and promises to pay to the order of the Sponsor or its registered assigns or successors in interest the principal sum of two million U.S. dollars (U.S. $2,000,000) or such lesser amount as will have been advanced and will remain unpaid on the maturity date set forth therein in lawful money of the United States of America, on the terms and conditions described therein.
Background to the Business Combination
The proposed Business Combination was the result of a search for a potential transaction using the network, investing and operating experience of Aurora’s management team, including Aurora’s board of directors. The terms of the Merger Agreement were the result of extensive negotiations between Aurora and Better. The following is a brief description of the background of these negotiations, the proposed Business Combination and related transactions.
Aurora is a blank check company incorporated on October 7, 2020 as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
On December 9, 2020, Novator Capital Sponsor Ltd., an affiliate of Novator Capital Ltd. (the “Sponsor”), paid $25,000 to cover certain offering and formation costs of Aurora in consideration for 5,750,000 shares of Aurora Class B ordinary shares. During February 2021, Aurora effectuated a share dividend of 1,006,250 Aurora founder shares and subsequently cancelled 131,250 Aurora founder shares. In March 2021, Aurora effectuated a second share dividend of 575,000 Aurora founder shares. The net result of these dividends and the cancellation was that 7,200,000 Aurora founder shares were issued and outstanding of which up to 825,000 shares were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, such that the number of Aurora founder shares would collectively represent 20% of Aurora’s total issued and outstanding shares upon the completion of Aurora’s initial public offering and related private placement.
On the same day, Aurora issued an unsecured promissory note (the “Aurora promissory note”) to the Sponsor, pursuant to which Aurora could borrow up to an aggregate principal amount of $300,000. The Aurora promissory note was non-interest
bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of Aurora’s initial public offering.
On March 8, 2021, Aurora completed its initial public offering of 22,000,000 units at $10.00 per unit (the “Aurora public units”), generating gross proceeds of $220,000,000 before transaction costs (including deferred underwriting expenses to be paid upon the completion of Aurora’s initial business combination). Each Aurora public unit consists of one Class A ordinary share (“Aurora public share”) and one-quarter
of one public warrant (“Aurora public warrant”). Each Aurora public warrant entitles the holder thereof to purchase one Aurora Class A ordinary share at a price of $11.50 per share, subject to certain adjustments.
On May 11, 2021, Aurora issued an amended and restated unsecured promissory note to the Sponsor, which amended and restated in its entirety the Aurora promissory note, pursuant to which Aurora could borrow up to an aggregate principal amount of $2,000,000. The Aurora promissory note was non-interest
bearing and payable on the earlier of (i) the date on which the Merger by and between Better and Aurora is completed; or (ii) the date that is thirty (30) days after the termination of the Merger Agreement in accordance with its terms.
Simultaneously with the closing of its initial public offering, Aurora consummated the sale of 3,500,000 units at a price of $10.00 per unit in a private placement to the Sponsor and certain of Aurora’s directors and executive officers (the “Aurora private units”), generating gross proceeds of $35,000,000. Each Aurora private unit consists of one Aurora Class A ordinary share (“Aurora private share”) and one-quarter
of one warrant (“Aurora private warrant”). The Aurora private warrants are non-redeemable
and exercisable on a cashless basis so long as they are held by the Sponsor or Aurora’s directors and officers or their permitted transferees.
In addition, Aurora consummated the sale of 4,266,667 Aurora private warrants at a price of $1.50 per warrant in a private placement to the Sponsor and certain of Aurora’s directors and executive officers, generating gross proceeds of $6,400,000.
On March 10, 2021, the underwriters of the initial public offering partially exercised their over-allotment option, resulting in an additional 2,300,287 Aurora public units being issued for an aggregate amount of $23,002,870 in gross proceeds. In connection with the underwriters’ partial exercise of their over-allotment option, the Company also consummated the sale of an additional 306,705 Aurora private warrants at $1.50 per Aurora private warrant, generating total proceeds of $460,057 with respect to such warrants.
On May 10, 2021, as a result of the underwriters’ election to partially exercise their over-allotment option, a total of 249,928 Aurora founder shares were irrevocably surrendered by the Sponsor for cancellation for no consideration.
Since the completion of its initial public offering, Aurora considered numerous potential target businesses with the objective of consummating its initial business combination. Representatives of Aurora contacted and were contacted by numerous individuals and entities who presented ideas for business combination opportunities, including financial advisors and companies in the technology and media sectors, as well as data, logistics, healthcare, technology and consumer services sectors. Aurora considered technology and media businesses located in Europe, the Middle East and Africa, the area of its intended focus at the time of the initial public offering, but with a view to being somewhat geographically agnostic subject to any potential commercial opportunity which presented itself, began to focus its efforts on Better when the opportunity for consummating its initial business combination presented itself.
In the process that led to identifying Better as an attractive investment opportunity, Aurora’s management team evaluated over 10 potential business combination targets and made contact with representatives of more than six such potential combination targets to discuss the potential for a business combination transaction. Before entering into a non-binding
letter of intent with Better (as described below), Aurora’s management team entered into non-disclosure agreements with three of the potential business combination targets and conducted preliminary due diligence on and had management meetings with two of such potential business combination targets. Following commencing discussions with Better in March 2021, Aurora’s management ultimately determined, and the Aurora board of directors agreed, that Better was the most attractive business combination target, and for that reason, decided not to further pursue the other potential business combination targets.
Aurora began engaging with Barclays with respect to potential target businesses for its initial business combination in April 2021, with a formal engagement as financial advisor, capital markets advisor and placement agent for an issuance of equity securities being entered into among Aurora, the Sponsor and Barclays as of May 10, 2021. Barclays was not engaged to render, and did not render, a fairness opinion with respect to the Business Combination. Barclays also provides services to Better, and related compensation from Better in the two-year
period preceding the date that Aurora and Better entered into the Merger Agreement consisted of the following: Barclays provided Better with a $500.0 million warehouse line and received $937,500 in upfront fee revenue when the facility was closed. Barclays also provides Better with a $750.0 million forward sale commitment trading line Better uses to hedge loan production. The related year-to-date spread income is approximately $400,000.
Aurora also engaged (i) Baker McKenzie as its counsel with respect to its initial business combination and related issuance of equity securities on April 15, 2021, (ii) Ropes & Gray LLP with respect to securities filings in connection with the initial business combination on April 7, 2021, (iii) Maples with respect to Cayman law matters in connection with the initial business combination on April 30, 2021 and (iv) Ernst & Young LLP with respect to tax and financial due diligence in connection with the initial business combination. Baker McKenzie engaged (a) Buchalter with respect to mortgage and certain other specialist regulatory matters for the initial business combination on April 14, 2021 and (b) J. Sagar Associates with respect to Indian diligence matters for the initial business combination on April 21, 2021.
In connection with its oversight of Better, the board of directors of Better evaluates from time to time strategic options, which have included becoming a public company. In late 2020, Better commenced preliminary preparations for an initial public offering with a target IPO date in the third quarter of 2021, but suspended those initial public offering preparations in early 2021 for a variety of factors, including the desire to have additional time to complete its preparations to be a public company. During this time, the Better board of directors continued to evaluate potential transaction opportunities, including a business combination with a SPAC.
On March 12, 2021, following an introduction, the Better Founder and CEO held an introductory call with members of Aurora’s management team. On March 15, 2021, Aurora and Better entered into a non-disclosure
agreement and Better provided Aurora with a detailed presentation on Better, including background information about the company’s offerings, its market position, customers, financial performance and financial projections.
On April 14, 2021, an initial legal diligence request list was sent to Better. The following day, representatives of Baker McKenzie and Aurora had an initial call regarding due diligence planning with representatives of Better. On April 15, 2021 a supplemental due diligence request list focused on regulatory matters was sent to Better. The following day, Better made available a virtual data room with information responsive to the diligence request list as well as other matters. On April 23, 2021 a further supplemental due diligence request list focused on certain litigation matters, was sent to Better. A call with Better’s in-house
legal advisors, representatives of Sullivan & Cromwell, representatives of Baker McKenzie and Aurora’s in-house legal advisor regarding such litigation was held on April 23, 2021 and a general legal due diligence call was held with representatives of Sullivan & Cromwell, representatives of Baker McKenzie and management of Better on May 10, 2021. On April 28, 2021, Better provided Aurora with diligence requests related to Aurora’s and the Sponsor’s financial capacity in connection with the Business Combination. Through May 10, 2021, additional diligence requests were submitted to Better and Aurora and Aurora and Better were provided with periodic diligence updates by their respective advisors in connection therewith.
Negotiation of Letter of Intent for the Business Combination
On April 12, 2021, Aurora submitted an initial
non-binding
letter of intent to Better with the following key terms: (i) a pre-transaction
equity value of $6,500,000,000, (ii) consideration paid in the form of shares of Aurora with weighted voting of three votes per share and up to $1,250,000,000 in cash, (iii) a private investment into public equity , or, a PIPE, of up to $1,500,000,000, any undersubscriptions to which would be backstopped by a note to SB Management Limited (a 100% subsidiary of SoftBank Group Corp.) that is an investor in Better and that is advising an entity that is participating in the PIPE investment as described below, (iv) a commitment by the Sponsor to purchase newly issued Aurora public shares equal to the amount of any such shares redeemed by Aurora’s shareholders, (v) two nominees appointed by Aurora to the board of directors of the resulting listed company post-Closing, (vi) a 12-month lock-ups for shareholders of Better who elect to receive more than 25% of their consideration in the Business Combination as cash, subject to a 33.3% release at three months and a 66.6% release at six months, and an 18-month lock-up for all other shareholders of Better, such 18 month lock-up subject to a 50% early release at 12 months and (vi) an exclusivity period of 30 days after entry into the non-binding
letter of intent during which Better would be prohibited from participating in discussions with a third-party for an alternative transaction.
The equity valuation reflected in the initial
non-binding
letter of intent was based on Aurora’s management’s analysis of Better’s business, including the revenue and earnings to be generated, based on both

Better’s management’s projections and estimates that Aurora’s management developed based on the information made available by Better, comparable companies in analogous markets, recent business combination transactions by blank check companies (including in the mortgage industry), industry research reports (compiled in conjunction with Barclays), and other analysis conducted by Aurora’s management of the information provided by Better’s management, including items in the virtual data room.
Between April 12, 2021 and April 30, 2021, Aurora and Better exchanged a total of 11 drafts of a non-binding
letter of intent. Representatives of Baker McKenzie and Sullivan & Cromwell met via teleconference on April 19, 2021 and management of Aurora and Better met via teleconference on April 27, 2021, April 28, 2021 and April 29, 2021 to negotiate the terms of the non-binding
letter of intent. During this period, discussions focused primarily on (i) the equity valuation of Better, (ii) the amount of cash consideration that would be paid to Better Stockholders in the transaction and how any shortfalls in the elections for cash consideration would be allocated among Better Stockholders, (iii) voting rights applicable to the shares of the resulting listed company post-Closing, (iv) the number of board nominees that Aurora would be entitled to appoint, (v) the terms of lock-ups applicable to shareholders of Better as well as the Sponsor and certain insiders of Aurora, (vi) the scenarios under which the Sponsor would forfeit a portion of its equity in the combined company, (vii) whether an earn out for the benefit of Better’s shareholders would be included, (viii) the size of any equity award pools of the resulting listed company post-Closing, (ix) whether transaction bonuses would be provided to Better’s management team and (x) the duration and scope of the exclusivity period.
In late-April and
early-May,
at the direction of the Better board of directors, Better management reached out to a limited number of SPACs that had previously expressed interest in a transaction with Better. Although those SPACs viewed Better as an attractive target, none of them were willing to provide a structure with a fully committed PIPE investment and a full backstop of all redemptions.
On April 26, 2021, the board of directors of Better held a meeting by video conference to receive an update from certain members of management on the proposed terms of the potential Business Combination with Aurora. Those terms were set out in a letter of intent received by Better, including valuation, dilution and other economic terms, and an exclusivity provision that would preclude Better from engaging in discussions regarding competing transactions for 30 days, as well as a general overview of recent developments regarding SPACs and market conditions for PIPE financings and the IPO markets. In particular, the Better board of directors focused on the proposal that SoftBank would subscribe for all of the PIPE Investment and that the Sponsor would backstop any redemptions from Aurora’s trust account, which eliminated two significant risks of pursuing a business combination with a SPAC. Representatives of Sullivan & Cromwell attended and reviewed the fiduciary duties of the Better board of directors in the context of considering the proposed Business Combination. The Better board of directors approved retention of Citigroup Global Markets Inc. (“Citigroup”) as financial advisor and expressed support to continue to negotiate the letter of intent, including the exclusivity provisions.
On April 27, 2021, the Better board of directors held a meeting by video conference to consider entry into the letter of intent with Aurora for the proposed Business Combination, with certain members of management and representatives of Sullivan & Cromwell and Citigroup in attendance. The Better board of directors received from Better management and representatives of Citigroup an update on the current terms of the transaction. At that meeting, management expressed the view that such terms reflected the best terms achievable from Aurora and SoftBank. Mr. Garg also reported on conversations with another SPAC that had previously expressed interest, which other SPAC indicated that it would not be in a position to propose terms that were comparable to the proposed Business Combination with Aurora. Representatives of Citigroup then discussed the proposed Business Combination and a comparison to other alternative SPAC transactions, as well as a comparison to a traditional IPO. After discussion, the Better board of directors approved entry into the letter of intent with the final terms to be approved by members of management.
On April 29, 2021, the parties reached an agreement on the proposed non-binding
letter of intent, which was executed by Aurora, Better and SoftBank. The final non-binding
letter of intent provided (i) an equity valuation

of Better of $6,900,000,000, (ii) consideration for Better’s shareholders in the form of shares of Aurora with weighted voting of three votes per share and cash consideration up to an aggregate of $1,000,000,000, subject to proration for over-elections of cash and/or shares of Better Home & Finance Class B common stock, (iii) a commitment from SoftBank to invest $1,500,000,000 in a PIPE offered by Aurora and to use reasonable efforts to offer to other investors to be mutually agreed the opportunity to take up $400,000,000 or more of that amount, (iv) a commitment by the Sponsor to purchase newly issued Aurora public shares equal to the amount of any such shares redeemed by Aurora’s shareholders, (v) one post-Closing independent board nominee appointed by Aurora, (vi) a lock-up of 20% of the Aurora founder shares subject to release in three tranches upon the shares of the resulting listed company post-Closing trading at $12.50, $15.00 and $17.50 per share, (vii) an
18-month
lock-up of Better Stockholders who hold 5% or more of Better’s outstanding shares and who do not elect to receive 25% or more of their election consideration in the form of cash, subject to a release of 50% of such locked up shares at 12 months, and a
12-month
lock-up of Better Stockholders who hold more than 1% of Better’s outstanding shares or who are a director or officer of Better, subject to a release of 1/3 of the locked up shares on each of the three-month
and
six-month
anniversaries of execution of the Merger Agreement, (viii) forfeiture by the Sponsor of 50% of the Aurora private warrants that it holds and forfeiture of a portion of the Aurora founder shares in the event that a change of control transaction occurs during the lock-up period for such shares in the event that the consideration paid in such transaction does not meet the price per share release threshold described in clause (vii), (ix) an equity incentive pool and employee stock purchase program for employees of the resulting listed company post-Closing, with the size of such pool and program to be based on advice from a third-party compensation consultant engaged by Better and (x) an exclusivity period of 30 days after entry into the non-binding
letter of intent during which neither Better nor Aurora could engage in discussions with a third-party regarding an alternative transaction.
The terms of the final
non-binding
letter of intent were the result of negotiations between the parties, including a proposal by Better on April 22, 2021 that the equity value of Better be increased to $7,250,000,000.
Throughout the negotiation of the letter of intent and definitive agreements for the Business Combination, Aurora and Better management held conference calls with representatives of SoftBank with respect to the terms of the proposed Business Combination and the PIPE Investment.
Negotiation of terms of the PIPE and Redemption Subscription Agreement
On April 29, 2021, an initial term sheet for a PIPE placement by Aurora was provided to SoftBank. The term sheet provided that SoftBank agrees to irrevocably subscribe for $1,500,000,000 in a PIPE offered by Aurora, whereby a portion of the PIPE could be allocated to other investors and Aurora could allocate up to $200,000,000 of the PIPE to the Sponsor. That same day the parties reached an agreement on the term sheet, which was executed by Aurora and SoftBank. On May 1, 2021, an initial draft of the Subscription Agreement was provided by Aurora to SoftBank, which was agreed and executed by the parties on May 10, 2021. The final terms of the PIPE Subscription Agreement agreed between Aurora, SoftBank and the Sponsor were that (i) SoftBank would subscribe for $1,500,000,000 in a PIPE offered by Aurora, and (ii) from that amount approximately $400,000,000 could be allocated by Aurora to other investors, of which $200,000,000 could be allocated by Aurora to the Sponsor. In addition, Sponsor, Aurora and Better agreed that the Sponsor would purchase newly issued Aurora public shares equal to the amount of any such shares redeemed by Aurora’s shareholders pursuant to the Redemption Subscription Agreement.
On May 1, 2021, the draft PIPE Subscription Agreement and an initial draft of the Redemption Subscription Agreement between Sponsor and Aurora was provided by Baker McKenzie to Sullivan & Cromwell.
On May 2, 2021, Sullivan & Cromwell provided Baker McKenzie with comments on the draft PIPE Subscription Agreement and Redemption Subscription Agreement and representatives of Baker McKenzie, a representative of Aurora and representatives of SoftBank and of Weil Gotshal, regulatory counsel to SoftBank, met via teleconference to discuss the proposed PIPE Subscription Agreement, including what regulatory clearances would be needed, and the proposal to limit SoftBank’s voting interest to 9.4% of the resulting listed company post-Closing voting equity upon and after its investment in the PIPE until such date as SoftBank elected that applicable antitrust and regulatory approvals be obtained in connection with any increase in its voting equity. Following the teleconference meeting, on May 2, 2021, SoftBank provided its commentary to the draft PIPE Subscription Agreement to Baker McKenzie, Aurora, and Buchalter.
On May 8, 2021 representatives of Baker McKenzie provided a draft of the Sponsor Subscription Agreement to the Sponsor and Sullivan & Cromwell.
Between May 2, 2021 and May 10, 2021, representatives of SoftBank, Aurora, Baker McKenzie and Sullivan & Cromwell negotiated the PIPE Subscription Agreement.
Between May 2, 2021 and May 10, 2021, representatives of the Sponsor, Aurora, Baker McKenzie and Sullivan & Cromwell negotiated the Redemption Subscription Agreement and the Sponsor Subscription Agreement.
Execution of Definitive Agreements
Between early April and execution of the Merger Agreement, Aurora’s management team (and, on occasion, its advisers) held numerous teleconferences with the members of Better’s management team covering key terms of the Merger Agreement, including but not limited to: (i) the equity valuation of Better, (ii) the amount of cash consideration that would be paid to Better’s shareholders in the transaction and how any shortfalls in the elections for cash consideration would be allocated among Better shareholders, (iii) the scope of representations and warranties to be given by Better, (iv) voting rights applicable to the shares of the resulting listed company post-Closing, (v) the number of board nominees that Aurora would be entitled to appoint, (vi) the terms of lock-ups
applicable to shareholders of Better as well as the Sponsor and certain insiders of Aurora, (vii) the scenarios under which the Sponsor would forfeit a portion of its equity in Aurora, (viii) which Better Stockholders would enter into the Better Holder Support Agreement at the time of execution of the Merger agreement, (ix) which regulatory consents would be required conditions to closing and (x) a management transaction bonus plan permitting bonuses in aggregate of up to $20,000,000.
Between April 29, 2021 and execution of the Merger Agreement, Aurora’s management team and its advisers worked to expeditiously finalize definitive documentation for the Business Combination implementing the final non-binding
letter of intent. The focused timeline was designed to reduce the risk of leaks regarding the negotiations between the parties and diversion of management and employee attention, and the potential negative effects on Better’s business. During this period, the parties exchanged 10 drafts of the Merger Agreement and several drafts of related documentation, including the PIPE Subscription Agreement, the Sponsor Subscription Agreement, the Redemption Subscription Agreement, the Registration Rights Agreement, the Aurora Holder Support Agreement, the Better Holder Support Agreement, the Sponsor Agreement, the Amended and Restated Insider Letter Agreement and the Founder Side Letter.
On May 6, 2021, the board of directors of Better held a meeting by video conference to receive a further update on the potential Business Combination with Aurora and review and discuss the draft transaction documents, with certain members of management and representatives of Sullivan & Cromwell and Citigroup in attendance. The Better board of directors discussed the proposed Business Combination terms, the PIPE Investment by SoftBank and the amount and mechanism by which Better Stockholders would receive Merger Consideration. In particular, the Better board of directors considered how the cash portion of the Merger Consideration would be distributed – specifically, if the merger would include a cash stock election and if so, how an under- or over-subscription of cash would be handled.
On May 7, 2021, the Better board of directors held a meeting by video conference to receive a further update on the potential Business Combination with Aurora, with certain members of management and representatives of Sullivan & Cromwell and Citigroup in attendance. Management provided an update on the transaction process and current terms and timeline. The Better board of directors discussed the various open items in the Merger Agreement, including the mechanism for elections regarding the Merger Consideration, stockholder lock-ups and post-closing composition of the Better board of directors. The Better board of directors also received from Sullivan & Cromwell an overview of corporate governance considerations with respect to the proposed Business Combination, including the material terms of the proposed post-closing certificate of incorporation and bylaws, including its proposed multiple share class structure.
On May 9, 2021, the Better board of directors held a meeting by video conference to receive a further update on the potential business combination with Aurora, with certain members of management and representatives of Sullivan & Cromwell and Citigroup in attendance. The Better board of directors discussed the proposed Business Combination terms, status of the Merger Agreement, PIPE Subscription Agreement and Redemption Subscription Agreement and other aspects of the transaction documents. In addition, the Better board of directors received an update from management on the differing views of Better and Pine Brook as to whether the consummation of the Business Combination entitles Better to exercise its repurchase right under the Pine Brook Side Letter described in “
Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—Pine Brook Side Letter
” elsewhere in this proxy statement/prospectus. The Better board of directors also discussed the post-closing board of directors of Better and, after discussion, determined to commit to provide a board seat to Steve Sarracino, which was ultimately included in the Activant Side Letter discussed elsewhere in this proxy statement/prospectus, and to agree to allow Aurora to nominate a second director (instead of just one). The Better board also determined that Dinesh Chopra would remain on the board as required by Better’s commercial agreement with Ally.
On May 10, 2021, news outlets, including the
Wall Street Journal
, began reporting on the potential Business Combination.
On May 10, 2021, the board of directors of Better held a meeting by video conference to review and approve the proposed definitive documents with respect to the Business Combination with Aurora, with Better’s board observers, certain members of management and representatives of Sullivan & Cromwell and Citigroup in attendance. Representatives of Citigroup summarized the key financial terms of the Business Combination, while representatives of Sullivan & Cromwell summarized the key legal terms of the Business Combination and the fiduciary duties of the directors of Better. Following discussion, the board of directors of Better (i) determined that it was fair to and in the best interests of Better and Better Stockholders to enter into the Merger Agreement and the related transaction documentation, (ii) adopted the Merger Agreement and approved Better’s execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby and (iii) directed that the Merger Agreement be submitted to the Better Stockholders and recommended that the Better Stockholders vote to approve and adopt the Merger Agreement. Mr. Howard Newman recused himself from the foregoing votes as a result of the difference of interpretation of the Pine Brook Side Letter described in “
Certain Relationships and
Related Party Transactions—Better—Other Stockholder Agreements—Pine Brook Side Letter
” elsewhere in this proxy statement/prospectus.
Also on May 10, 2021, the board of directors of Aurora duly held a board meeting at which the board adopted resolutions that (i) determined that it was in the best interests of Aurora for Aurora to enter into the Merger Agreement and the transactions contemplated thereby and (ii) adopted the Merger Agreement and approved Aurora’s execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby. On that day, prior to the board meeting, representatives of Maples provided the board of directors of Aurora with an overview of their fiduciary duties in connection with the Business Combination.
Aurora, Merger Sub and Better executed the Merger Agreement as of May 10, 2021.
On May 11, 2021, the parties announced entry into the Merger Agreement.

Concurrent with the execution of the Merger Agreement, the following other agreements were entered into: the PIPE Subscription Agreement, the Sponsor Subscription Agreement, the Redemption Subscription Agreement, the Aurora Holder Support Agreement, the Better Holder Support Agreement, the Sponsor Agreement, the Amended and Restated Insider Letter Agreement and the Founder Side Letter. See “
BCA Proposal—Related Agreements
” for additional information. In addition, the Aurora promissory note was amended and restated in light of the anticipated timing of the Business Combination and related expenses of Aurora to extend the maturity date of the note and increase the principal amount thereunder to $2,000,000. As of June 30, 2021, $462,295 was outstanding under the Aurora promissory note.
Aurora’s Board of Directors’ Reasons for the Business Combination
On May 10, 2021, the Aurora board of directors (i) determined that it is advisable for Aurora to enter into the Merger Agreement and the documents contemplated thereby, (ii) approved the execution and delivery of the Merger Agreement and the documents contemplated thereby and the transactions contemplated thereby, and (iii) recommended that Aurora’s shareholders approve the Merger Agreement and the other documents contemplated thereby and the transactions contemplated thereby. In evaluating the Business Combination and making these determinations and this recommendation, the Aurora board of directors consulted with Aurora’s senior management and considered a number of factors. In particular, the Aurora board of directors considered, among other things, the following factors:

•
Technology and media companies in Europe, the Middle East, and Africa (“EMEA”) from core network and traditional media assets to advanced technologies with momentum and showing potential for rapid acceleration and that can benefit from the significant experience of Aurora’s management team and board of directors who have experience sourcing, acquiring, expanding and monetizing such companies.

•
attractive market and competitive dynamics; compelling long-term growth prospects; leadership in technology driven transformation; high barriers to entry for new entrants; low or manageable risks of technological obsolescence; strong recurring revenues; attractive steady-state margins; high incremental margins; favorable environmental, social and corporate governance characteristics; and opportunities for operational improvement.

Additionally, in considering the Business Combination, the Aurora board of directors determined obtaining a fairness opinion was not necessary. In reaching this determination, the board of directors concluded that the officers and directors of Aurora, including Messrs. Massenet, Narasimhan, Björgólfsson and Mittal, have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and that their experience, background and perspectives, enabled the board of directors to make the necessary analyses and determinations regarding the Business Combination. For additional information, see “
Risk Factors—Risks Related to the Business Combination and Aurora—
The Aurora board of directors did not receive a fairness opinion from an independent financial advisor or accounting firm in determining whether or not to pursue the Business Combination
.”
In considering the Business Combination, the Aurora board of directors determined that, although it was outside of initial geographic and industry focus, the Business Combination was an attractive business opportunity that met many of the criteria and guidelines above, although not weighted or in any order of significance.
Aurora’s board of directors considered a wide variety of factors in connection with their respective evaluations of the Business Combination. In light of the complexity of those factors, Aurora’s board of directors as a whole did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching their respective decisions. Individual members of Aurora’s board of directors may have given different weight to different factors. This explanation of Aurora’s reasons for the board of directors’ approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “
Cautionary Statement Regarding Forward-Looking Statements
.”
In particular, the Aurora board of directors considered the following factors:

•	Better and the Business Combination . The Aurora board of directors considered the following factors related to Better and the Business Combination:
a.
Better’s Growth Prospects
. The Aurora board of directors considered Better’s fast-growing homeownership platform, with over $24.2 billion funded loan volume in 2020 (representing 393% year-over-year growth from 2019), approximately $8.8 billion in insurance coverage written in 2020, including both title insurance and homeowners insurance (representing approximately 700% growth from 2019), and approximately $694 million in real estate transaction volume in 2020 (representing approximately 414% growth from 2019).
b.
Better’s proprietary, data-driven technology platform
. Aurora board of directors believes that Better’s platform called “Tinman” is among the leading supervised learning networks for homeownership finance. It automates special underwriting functions and enables Better to provide customers faster turnaround times, lower rates, more certainty of decisions, and most importantly, allows Better to empower its customers by more clearly presenting the rules and criteria that were previously hidden in someone’s mind, sitting in a bank branch or a central processing facility. Aurora board of directors believes that Tinman underpins Better’s efficient, low-cost
model and allows Better to offer customers lower rates.
c.
Better’s Growing Customer Base
. The Aurora board of directors believes that Better provides a fundamentally different approach to homeownership by leveraging its technology to reduce prices, surface the widest range of appropriate products available to a customer, and then match them instantly and frictionlessly with these products. As a result, Better uses an integrated platform to offer home finance;
one-click
title insurance;
one-click
homeowners insurance, and
one-click
real estate agent matching. Better’s digital platform allows communication with customers to serve their needs.
d.
Better’s Expansive Future Opportunities
. The Aurora board of directors believes that Better’s platform is built to scale rapidly and adapt to growth opportunities across the home finance landscape. Further, the Aurora board of directors believes that Better’s software-centric approach enables efficient expansion into new markets, including to traditionally underserved markets.
e.
Experienced and Proven Management Team
. The Aurora board of directors believes that Better’s management team has extensive experience in key aspects of the home finance and technology industries: a team led by founder and Chief Executive Officer Vishal Garg, with a proven record in consumer lending and fintech; Chief Financial Officer Kevin Ryan, with over 20 years of experience in financial services investment banking; Chief Technology Officer Diane Yu, with extensive experience in technical architecture and engineering; and Chief Compliance Officer Paula Tuffin, with valuable legal experience at both the Consumer Financial Protection Bureau, where she served as senior litigation counsel, and as a litigation partner at Mayer Brown. For additional information regarding Better Home & Finance’s executive officers, see the section entitled “
Management of Better Home
 & Finance Following the Business Combination—Executive Officers
.”

•
Best Available Opportunity
. The Aurora board of directors determined, after a thorough review of other business combination opportunities reasonably available to Aurora, that the proposed Business Combination represents the best potential business combination for Aurora based upon the process utilized to evaluate and assess other potential acquisition targets, and the Aurora board of directors’ belief that such processes had not presented a better alternative.

•	Results of Due Diligence . The Aurora board of directors considered the scope of the due diligence investigation conducted by Aurora’s senior management and outside advisors and evaluated the results thereof and information available to it related to Better, including extensive virtual meetings and calls with Better’s management team regarding its operations, projections and the proposed transaction; and a review of materials related to Better and its business, made available by Better, including financial statements, material contracts, key metrics and performance indicators, compensation and benefits, employment, intellectual property matters, regulatory and compliance matters and other legal and business due diligence.

•
Terms of the Merger Agreement
. The Aurora board of directors reviewed and considered the terms of the Merger Agreement and the related agreements including the parties’ conditions to their respective obligations to complete the transactions contemplated therein and their ability to terminate such agreements under the circumstances described therein. See the section entitled “
BCA Proposal
” for detailed discussions of the terms and conditions of these agreements.

The Aurora board of directors also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:

•
Potential Inability to Complete the Mergers
. The Aurora board of directors considered the possibility that the Business Combination may not be completed and the potential adverse consequences to Aurora if the Business Combination is not completed, in particular the expenditure of time and resources in pursuit of the Business Combination and the loss of the opportunity to participate in the transaction. They considered the uncertainty related to the Closing, including due to closing conditions primarily outside of the control of the parties to the transaction (such as the need for shareholder approval and any applicable regulatory approval). The Merger Agreement and the Aurora Holder Support Agreement each also include exclusivity provisions that prohibit Aurora, the Sponsor and certain of their respective affiliates from soliciting other business combination proposals on behalf of Aurora, which restricts Aurora’s ability to consider other potential business combinations until the earlier of the termination of the Merger Agreement or the consummation of the Business Combination.

•
Post-Business Combination Corporate Governance
. The Aurora board of directors considered the corporate governance provisions of the Merger Agreement and the Proposed Organizational Documents and the effect of those provisions on the governance of the Company following the Closing. In particular, the Aurora board of directors considered the issuance of the Better Home & Finance Class B common stock, which will be entitled to cast three votes per share on each matter properly submitted to Better Home & Finance’s shareholders entitled to vote, and the impact on the future governance of Better Home & Finance. Given that the existing equityholders of Better will collectively control shares representing a majority of Better Home & Finance total outstanding shares of common stock upon completion of the Business Combination, the existing equityholders of Better may be able to elect future directors and make other decisions (including approving certain transactions involving Better Home & Finance and other corporate actions) without the consent or approval of any of Aurora’s current shareholders, directors or management team. See the section entitled “
Organizational Documents Proposals
” for detailed discussions of the terms and conditions of the Proposed Organizational Documents.

•
Non-Survival
of Representations, Warranties and Covenants
. The Aurora board of directors considered that the terms of the Merger Agreement provide that Aurora will not have any surviving remedies against Better or its equityholders after the Closing to recover for losses as a result of any inaccuracies or breaches of the representations, warranties or covenants of Better set forth in the Merger Agreement. As a result, Aurora shareholders could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of Better prior to the Closing, whether determined before or after the Closing, without any ability to reduce the number of shares to be issued in the Business Combination or recover for the amount of any damages. The Aurora board of directors determined that this structure was appropriate and customary in light of the fact that several similar transactions include similar terms and the current equityholders of Better will be, collectively, the majority equityholders in Better Home & Finance.

•
Diversion of Management
. The Aurora board of directors considered the potential for diversion of management and employee attention during the period prior to the completion of the Business Combination, and the potential negative effects on Better’s business.

•
Litigation
. The Aurora board of directors considered the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could enjoin consummation of the Business Combination.

•	Fees and Expenses . The Aurora board of directors considered the fees and expenses associated with completing the Business Combination.

•
No Third-Party Valuation or Fairness Opinion
. The Aurora board of directors considered the risk that the board of directors did not obtain a third-party valuation or fairness opinion in connection with the Business Combination.

In addition to considering the factors described above, the Aurora board of directors also considered:

•
Interests of Aurora’s Directors and Executive Officers
. Aurora’s directors and executive officers may have interests in the Business Combination as individuals that are in addition to, and may be different from, the interests of Aurora’s shareholders, as described in the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
.” However, Aurora’s board of directors concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for Aurora’s initial public offering and are included in this proxy statement/prospectus, (ii) most of these disparate interests would exist with respect to a business combination by Aurora with any other target business or businesses, and (iii) a significant portion of the consideration to Aurora’s directors and executive officers was structured to be realized based on the future performance of Better Home & Finance common stock. In addition, Aurora’s independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the Aurora board of directors, the Merger Agreement and the related agreements and the transactions contemplated thereby, including the Business Combination.

•	Other Risk Factors . Various other risk factors associated with the business of Better, as described in the section entitled “ Risk Factors .”
The Aurora board of directors also weighed the advantages and opportunities against a number of other potentially negative factors in its deliberations concerning the Business Combination agreement and the transactions contemplated thereby, including:

•	The risk that Better’s financial performance may not meet Aurora’s expectations.

•	Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the potential effects on Better’s revenues and profitability.

•	The potential effects of the business combination on the overall business of Better, including its relationships with customers, suppliers and regulators.
Based on its review of the forgoing considerations, the Aurora board of directors concluded that the potentially negative factors associated with the Business Combination were outweighed by the potential benefits that it expects Aurora shareholders will receive as a result of the Business Combination. The Aurora board of directors realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.

The preceding discussion of the information and factors considered by the Aurora board of directors is not intended to be exhaustive but includes the material factors considered by the Aurora board of directors. In view of the complexity and wide variety of factors considered by the Aurora board of directors in connection with its evaluation of the Business Combination, the Aurora board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the Aurora board of directors may have given different weight to different factors. The Aurora board of directors considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.
This explanation of the Aurora board of directors’ reasons for its approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “
Cautionary Statement Regarding Forward-Looking Statements
.”
Unaudited Projected Financial Information
As part of its consideration of the Business Combination, Better provided Aurora with certain internally prepared projections for the years ending December 31, 2021 through December 31, 2023. This financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Better does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. However, in connection with the proposed Business Combination, management of Better prepared the financial projections set forth below to present key elements of the forecasts provided to Aurora. The financial projections were requested by, and disclosed to, Aurora for use as a component in its overall evaluation of Better, and are included in this proxy statement/prospectus on that account. These financial projections are subjective in many respects and susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. In the view of Better’s management, the financial projections were prepared on a reasonable basis reflecting management’s available estimates and judgments at the time of preparation. For more information, see the sections entitled “
Risk Factors
” and “
Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
.”
The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Better and Aurora included in this proxy statement/prospectus, in Aurora’s other filings with the SEC, and in the sections entitled “
Risk Factors
” and “
Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
.” The projections reflect the consistent application of accounting policies of Better and should be read in conjunction with the accounting policies included in Note 2 accompanying the December 31, 2020 and 2019 audited consolidated financial statements of Better included elsewhere in this proxy statement/prospectus. The financial projections are not fact and should not be unduly relied upon as being indicative of future results, and readers of this proxy statement/prospectus, including investors or holders, are cautioned not to place undue reliance on this information. You are cautioned not to unduly rely on the projections in making a decision regarding the Business Combination, as the projections will be materially different than actual results.
The financial projections reflect numerous estimates and assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other future events and factors (e.g., future interest rates, home purchase and refinance volumes), as well as matters specific to Better’s business (e.g., assumptions with respect to volume, gain on sale of loan production and associated expenses), all of which are difficult to predict and many of which are beyond Better’s and Aurora’s control.

The projections are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, as well as, among other things, matters related specifically to the recent operational performance and anticipated development of Better’s business, many of which are beyond Better’s control. The various risks and uncertainties include those set forth in the sections entitled “
Risk Factors
,” “
Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and “
Cautionary Statement Regarding Forward-Looking Statements
.” While all projections are necessarily speculative, because the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year and should be read in that context. There will be differences between actual and projected financial results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the financial projections in this proxy statement/prospectus should not be regarded as an indication that Better, Aurora, their respective boards of directors, or any of their respective affiliates, advisors or other representatives considered, or now consider, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the BCA Proposal. Further, because Better’s business is so heavily dependent on macroeconomic factors, these types of projections are inherently less useful than for companies in other industries and, as a result, Better does not prepare or utilize these types of projections in the ordinary course of its business.
The financial projections were requested by, and disclosed to, Aurora for use as a component in its overall evaluation of Better, and are included in this proxy statement/prospectus on that account. Better has not warranted the accuracy, reliability, appropriateness or completeness of the financial projections to anyone, including Aurora. None of Better, Aurora or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any person regarding the ultimate performance of Better compared to the information contained in the financial projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect the circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, the financial projections should not be looked at as “guidance” of any sort. Better and Aurora will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.
Certain of the measures included in the financial projections may be considered non-GAAP
financial measures.
Non-GAAP
financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP
financial measures as used by Better may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP
financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP
financial measures, which would otherwise require a reconciliation of a non-GAAP
financial measure to a GAAP financial measure. Accordingly, Better has not provided a reconciliation of the financial measures included in the financial projections to the relevant GAAP financial measures. We expect to report a net loss and an Adjusted Net Loss for the quarter ending September 30, 2021 and the year ending December 31, 2021.
The financial projections were prepared by Better’s management and provided to Aurora in connection with the Business Combination. Furthermore, and importantly, the unaudited financial projections do not take into account any circumstances or events occurring after the date they were prepared and provided to Aurora on May 6, 2021. These projections are inherently based on various estimates and assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other future events and factors (e.g., future interest rates, home purchase and refinance volumes), as well as matters specific to Better’s business (e.g., assumptions with respect to gain on sale of loan production), all of which are difficult to predict and many of which are beyond Better’s and Aurora’s control. The primary assumptions made by Better in preparing the unaudited projected financial information described herein are summarized below:

•	Industry Volumes : Based on the Fannie Mae February 2021 housing forecast for 2021 to 2023.

•	Market Share : Assumed growth in market share from 1.4% in 2021 to 5.6% in 2023, with such increase based on Better’s plans to expand the competitiveness of its product offering, availability of its product offering across loan types and geographic markets, together with broader customer acquisition channels.

•
Funded Loan Volume
: Assumed growth in Funded Loan Volume from $57.2 billion in 2021 to $180 billion in 2023, based on the Fannie Mae February 2021 housing forecast noted above and the above-noted market share assumptions.

•
Gain on Sale Margin
: Assumed Gain on Sale Margin from Better’s Funded Loans in the range of 2.4% to 2.5% during the forecast period. Gain on sale margin from Better’s Funded Loans for the first quarter of 2021 was 3.01%, which formed the basis for its forecasts for the remainder of 2021, 2022 and 2023. As discussed elsewhere in this proxy statement/prospectus, Better experienced sizable compression in Gain on Sale Margin in the quarter ended June 30, 2021, which declined to 1.60% in the quarter ended June 30, 2021.

•
Total Expenses
: Assumed total expenses as a percentage of revenues declined from 90% in 2021 to 68% in 2023 as Better expected to continue to automate more loan production processes and invest in growing its business, while also investing in corporate functions, product and engineering and headcount expansion.

All of the above assumptions were made as of May 6, 2021 and are only current as of that date. Market conditions, including interest rates in particular, together with constrained supply of available homes, have changed significantly since the financial projections were prepared, and Better expects conditions will continue to change. For example, U.S. single-family mortgage originations are expected to decrease in value from $4.5 trillion in 2020 to $4.1 trillion in 2021 and $3.0 trillion in 2022 according to the Fannie Mae June 2021 Housing Forecast, which will directly impact Better’s business and overall growth rates. Furthermore, rising interest rates in 2021 have significantly affected market prices in the secondary market for our loan production, as described elsewhere in this proxy statement/prospectus. The changes experienced since preparation of the foregoing assumptions are summarized below:

•
Volume growth supported by industry volumes
: The financial projections assumed volume growth driven by Better’s ability to source adequate leads through its D2C and B2B channels and to convert these leads into funded loans by offering relevant products and strong customer service. While Better’s loan volume increased in the quarter ended June 30, 2021 consistent with assumptions underlying the unaudited projected financial information, gaining volume became materially more difficult and expensive than previously expected (and than reflected in the assumptions) in the rising interest rate environment, which is reflected by material declines in industry volumes from 2020 and the quarter ended March 31, 2021.

•
Gain on sale margins
: Although the unaudited projected financial information assumed some Gain on Sale Margin compression given early visibility into the rising interest rate environment, gain on sale compression beginning in the quarter ended June 30, 2021 and continuing today has been larger and more persistent than anticipated. Compression in Gain on Sale Margin, together with loan production and non-production expense increases significantly negatively impacted Better’s profitability compared to the unaudited projected financial information.

•
Production and non-production expenses
: The unaudited projected financial information assumed labor productivity and cost leverage consistent with our recent performance and our growth plans. However, as a result of a rising interest rate environment, Better experienced meaningfully higher labor required to convert leads into funded loans, resulting from increased purchase volume (which is more labor intensive than refinance volume) and more customer service required to convert refinance loan customers who saw lower economic advantages from refinancing in a higher interest rate environment. Combined with Better’s strategy to lean into this challenging market to continue to gain market share, even if such additional market share negatively impacts profitability, as well as continue to invest in our platform, technology, and non-mortgage businesses, Better is experiencing higher non-production loan-related costs, including accelerating the hiring of engineers and in-house real estate agents, than reflected in the unaudited financial projections that were prepared as of May 6, 2021.
By including the unaudited projected financial information in this proxy statement/prospectus, neither Aurora nor Better is deemed to confirm or re-affirm such financial projections. To the contrary, based on current market trends and performance to date in 2021, the projections for revenue and Adjusted Net Income for the year ended December 31, 2021 will not be achieved. Specifically, although the projections include an estimated revenue of $1.387 billion and an estimated Adjusted Net Income of $122.9 million for the year ended December 31, 2021, we currently expect a loss for the year ended December 31, 2021. The financial projections provided by Better to Aurora, as well as the underlying assumptions, would be materially different from those set out below if prepared today on the basis of current market conditions as described above, including lower revenue, net income and gain on sale for Better.
None of Better’s independent registered accounting firm, Aurora’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement/prospectus because they were made available to Aurora and our board of directors in connection with their review of the proposed transaction.
EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE FINANCIAL PROJECTIONS FOR BETTER, NEITHER AURORA NOR BETTER UNDERTAKE ANY OBLIGATION AND EACH EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THE UNAUDITED FINANCIAL PROJECTIONS CONTAINED HEREIN TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE UNAUDITED FINANCIAL PROJECTIONS ON MAY 6, 2021, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.
The key elements of the projections provided by management of Better to Aurora are summarized in the table below:

	Year Ended December 31, (1)
($ in millions)	2020A	2021E	2022E	2023E
Origination Volume ($bn)	$24.2	$57.3	$101.9	$181.0
Implied Market Share (2)	0.5%	1.4%	3.2%	5.6%
Revenue ($mm)	$875.6	$1,387.0	$2,704.5	$5,139.9
Adjusted EBITDA ($mm) (3)	$281.1	$210.7	$716.0	$1,860.3
Adjusted Net Income ($mm) (4)	$227.7	$122.9	$470.8	$1,281.4

(1)	Prospective information as of May 6, 2021 does not reflect updates.
(2)	Origination volume forecast divided by the forecast market sizes according to the Fannie Mae February 2021 Housing Forecast.
(3)
Adjusted EBITDA is calculated as EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization), adjusted to exclude stock-based compensation expense, change in fair value of warrants, change in the fair value of bifurcated derivative and amortization of bifurcated derivative and beneficial conversion features, interest and amortization on non-funding
debt, depreciation and amortization expense and income tax expense. See the section entitled “
Better’s Management’s Discussion and Analysis of Financial Condition and Results of
Operations—Non-GAAP
Financial Measures—Adjusted EBITDA and Adjusted Net Income (Loss)
” in this proxy statement/prospectus for more information about this metric.

(4)
Adjusted Net Income is calculated as net income adjusted for the impact of stock-based compensation expense, change in fair value of warrants, change in the fair value of bifurcated derivative and amortization of bifurcated derivative and beneficial conversion features. See the section entitled “
Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted Net Income (Loss)
” in this proxy statement/prospectus for more information about this metric.

Satisfaction of 80% Test
It is a requirement under the Nasdaq listing requirements that any business acquired by Aurora has a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of Better generally used to approve the transaction and the pre-transaction
valuation of $6.9 billion for Better compared to the approximately $278,005,993 dollars in the trust account, the Aurora board of directors determined that this requirement was met. The board determined that the consideration being paid in the Business Combination, which amount was negotiated at arms-length, were fair to, and in the best interests of, Aurora and its shareholders and appropriately reflected Better’s value. In reaching this determination, the board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as its potential for future growth in revenue and profits. Aurora’s board of directors believes that the financial skills and background of its members qualify it to conclude that the acquisition of Better met this requirement.
Interests of Aurora’s Directors and Executive Officers in the Business Combination
When you consider the recommendation of Aurora’s board of directors in favor of approval of the BCA Proposal, you should keep in mind that the Sponsor and Aurora’s directors and executive officers have interests in such proposal that are different from, or in addition to, those of Aurora shareholders and warrant holders generally. These interests include, among other things, the interests listed below:

•
Prior to Aurora’s initial public offering on March 8, 2021, the Sponsor purchased 5,750,000 Aurora Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. In February 2021, Aurora effectuated a share dividend of 1,006,250 Class B ordinary shares and subsequently cancelled 131,250 Class B ordinary shares, resulting in an aggregate of 6,625,000 Aurora Class B ordinary shares issued and outstanding. In March 2021, Aurora made a share dividend of 575,000 shares resulting in 7,200,000 Class B ordinary shares owned by the Sponsor. After Aurora’s initial public offering, the Sponsor surrendered for cancellation 249,928 shares, which occurred when the
45-day
over-allotment period expired, leaving 6,950,072 Class B ordinary shares held by the Sponsor and certain directors of Aurora. If Aurora does not consummate a business combination by March 8, 2023 (or if such date is extended at a duly called extraordinary general meeting, such later date), it would cease all operations except for the purpose of winding-up, redeeming all of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating, subject in each case to its obligations under the Cayman Islands Companies Law to provide for claims of creditors and the requirements of other applicable law. In such event, the 6,950,072 Aurora Class B ordinary shares collectively owned by the Sponsor and certain directors of Aurora would be worthless because following the redemption of the public shares, Aurora would likely have few, if any, net assets and because the Sponsor and Aurora’s directors and officers have agreed to waive their respective rights to liquidating distributions from the trust account in respect of any Aurora Class A ordinary shares and Aurora Class B ordinary shares held by it or them, as applicable, if Aurora fails to complete a business combination within the required period. Additionally, in such event, the 4,573,372 private placement warrants purchased by the Sponsor simultaneously with the consummation of Aurora’s initial public offering for an aggregate purchase price of $6,860,057, will also expire worthless. Certain of Aurora’s directors and executive officers also have a direct or indirect economic interest in such private placement warrants. The 6,950,072 shares of Better Home & Finance Class A common stock into which the 6,950,072 Aurora Class B ordinary shares collectively held by the Sponsor and certain directors of Aurora will automatically convert in connection with the Mergers (including after giving effect to the Domestication), if unrestricted and freely tradeable, would have had an aggregate market value of $[            ] based upon the closing price of $[            ] per public share on Nasdaq on [                    ], 2021, the most recent practicable date prior to the date of this proxy statement/prospectus. However, given that such shares of Better Home & Finance Class A common stock will be subject to certain restrictions, including those described above, Aurora believes such shares have less value. The 4,573,372 Better Home & Finance warrants into which the 4,573,372 private placement warrants held by the Sponsor and certain of Aurora’s directors and executive officers will automatically convert in connection with the Mergers (including after giving effect to the Domestication), if unrestricted and freely tradable, would have had an aggregate market value of $[            ] based upon the closing price of $[            ] per public warrant on Nasdaq on [                    ], 2021, the most recent practicable date prior to the date of this proxy statement/prospectus.

The Sponsor (including its representatives and affiliates) and Aurora’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Aurora. The Sponsor and Aurora’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Aurora completing its initial business combination. Moreover, certain of Aurora’s directors and officers have time and attention requirements for investment funds of which affiliates of the Sponsor are the investment managers. Aurora’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Aurora, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Aurora’s favor, and such potential business opportunities may be presented to other entities prior to their presentation to Aurora, subject to applicable fiduciary duties under the Cayman Islands Companies Act. Aurora’s Cayman Constitutional Documents provide that Aurora renounces its interest in any corporate opportunity offered to any director or officer of Aurora unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Aurora and it is an opportunity that Aurora is able to complete on a reasonable basis.

•
Aurora’s existing directors and officers will be eligible for continued indemnification and continued coverage under Aurora’s directors’ and officers’ liability insurance after the Mergers and pursuant to the Merger Agreement.

•
The Sponsor has subscribed for $200,000,000 of the PIPE Investment, for which it will receive 20,000,000 shares of Better Home & Finance Class A common stock. See the section entitled “
Certain Relationships and Related Party Transactions—Aurora Acquisition Corp.—Subscription Agreements
.”

In the event that Aurora fails to consummate a business combination within the prescribed time frame (pursuant to the Cayman Constitutional Documents), or upon the exercise of a redemption right in connection with the Business Combination, Aurora will be required to provide for payment of claims of creditors that were not waived that may be brought against Aurora within the ten years following such redemption. In order to protect the amounts held in Aurora’s trust account, the Sponsor has agreed that it will be liable to Aurora if and to the extent any claims by a third-party (other than Aurora’s independent auditors) for services rendered or products sold to Aurora, or a prospective target business with which Aurora has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case, net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the indemnity of the underwriters of Aurora’s initial public offering against certain liabilities, including liabilities under the Securities Act.

•
Our Sponsor has advanced funds to us for working capital purposes, including $462,295 as of June 30, 2021. These outstanding advances were documented in an amended and restated promissory note, dated as of May 10, 2021 (the “Promissory Note”), issued by Aurora to the Sponsor, pursuant to which Aurora may borrow up to $2,000,000 from the Sponsor (including those amounts which are currently outstanding). The Promissory Note is non-interest
bearing, unsecured and due and payable in full on the earlier of (i) the date on which the Merger by and between Better and Aurora is completed or (ii) the date that is 30 days after the termination of the Merger Agreement in accordance with its terms. If we do not complete our initial business combination within the required period, we may use a portion of our working capital held outside the trust account to repay such advances and any other working capital advances made to us, but no proceeds held in the trust account would be used to repay such advances and any other working capital advances made to us, and such related party may not be able to recover the value it has loaned us and any other working capital advances it may make.

•
Aurora’s officers and directors, and their affiliates, are entitled to reimbursement of out-of-pocket
expenses incurred by them in connection with certain activities on Aurora’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Aurora fails to consummate a business combination by March 8, 2023, they will not have any claim against the trust account for reimbursement. Aurora’s officers and directors, and their affiliates, expect to incur (or guaranty) approximately $[             ] of transaction expenses (excluding the deferred underwriting commissions being held in the trust account). Accordingly, Aurora may not be able to reimburse these expenses if the Business Combination or another business combination, is not completed by such date.

•
Pursuant to the Registration Rights Agreement, the Sponsor and Aurora’s independent directors will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back
provisions with respect to the shares of Better Home & Finance Class A common stock and warrants held by such parties following the consummation of the Business Combination.

•
Aurora has the right to select two individuals, one of which is expected to be Prabhu Narasimhan and another has been or will be mutually agreed between Aurora and the Better Founder and CEO, to be nominated for election to the initial Board of Directors of Better Home & Finance, so long as the Aurora nominees complete a background check reasonably satisfactory to Better, qualify as “independent” directors for purposes of Nasdaq rules and are otherwise in compliance with SEC and Nasdaq rules and requirements governing directors, and satisfy any other applicable regulatory requirements.

•
The Proposed Certificate of Incorporation will contain a provision expressly electing that Better Home & Finance will not be governed by Section 203 (Delaware’s “interested stockholder” statute) of the DGCL, and, therefore, Better Home & Finance will not be subject to Section 203 of the DGCL.

The Sponsor has agreed to vote in favor of the Business Combination, regardless of how our public shareholders vote. Unlike some other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Sponsor and all of Aurora’s directors have agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Aurora Holder Support Agreement. As of the date of this proxy statement/prospectus, the Sponsor (including Aurora’s independent directors) owns 20% of the issued and outstanding ordinary shares of Aurora.
Anti-Dilution Rights – Aurora Class B Ordinary Shares
Founder shares, which are Aurora Class B ordinary shares, will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional

Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to the Sponsor, executive officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with the initial business combination.
Expected Accounting Treatment of the Business Combination
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Aurora will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Better issuing stock for the net assets of Aurora, accompanied by a recapitalization. The net assets of Aurora will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Better.
Better has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no and maximum redemptions scenarios:

•	Better Stockholders will have the largest voting interest in the post-combination company;

•	The board of directors of the post-combination company will have [ ] members, and Better will have the ability to nominate the majority of the initial members of the board of directors;

•
Better management will hold all executive management roles (including Chief Executive Officer, Chief Financial Officer, and Chief Technology Officer, among others) for the post-combination company and be responsible for the day-to-day
operations; and

•	The post-combination company will assume the name Better Home & Finance Holding Company.
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a
30-day
waiting period following the two filings of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On May 24, 2021, Aurora and Better filed the required forms under the HSR Act with respect to the Business Combination with the Antitrust Division and the FTC. On June 23, 2021, the waiting period expired without any action from the Department of Justice or the FTC.
At any time before or after consummation of the Business Combination, notwithstanding termination of the respective waiting periods under the HSR Act, the Department of Justice or the FTC, or any state or foreign governmental authority could take such action under applicable antitrust laws as such authority deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination, conditionally approving the Business Combination upon divestiture of assets, subjecting the completion of the

Business Combination to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Aurora cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, Aurora cannot assure you as to its result. The parties will also seek the approvals from federal and state insurance and mortgage licensing authorities, as applicable, and mortgage servicing, licensing-related, title and closing services, insurance agency, and real estate agency license-related approvals.
Vote Required for Approval
The approval of the BCA Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and, accordingly, abstentions and broker non-votes
will not have an effect on the outcome of the vote.
The BCA Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Approvals is not approved, the BCA Proposal will have no effect, even if approved by holders of ordinary shares.
Resolution
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that the Company’s entry into the Merger Agreement, dated as of May 10, 2021 (as amended, the “Merger Agreement”), by and among Aurora, Asclepius Merger Sub Inc. (“Merger Sub”), a Delaware corporation and subsidiary of Aurora, and Better Holdco, Inc. (“Better”), a Delaware corporation, a copy of which is attached to the proxy statement/prospectus as Annex A, pursuant to which, among other things, following the Domestication of Aurora to Delaware as described below, (i) the merger of Merger Sub with and into Better (the “First Merger”), with Better surviving the Merger as a wholly owned subsidiary of Aurora, and (ii) the merger of Better with and into Aurora (the “Second Merger”), with Aurora surviving the Second Merger, in accordance with the terms and subject to the conditions of the Merger Agreement, be approved, ratified and confirmed in all respects.”
Recommendation of Aurora’s Board of Directors
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AURORA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BCA PROPOSAL.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.

DOMESTICATION PROPOSAL
Overview
As discussed in this proxy statement/prospectus, if the BCA Proposal is approved, then Aurora is asking its shareholders to approve the Domestication Proposal. Under the Merger Agreement, the approval of the Domestication Proposal is also a condition to the consummation of the Mergers. If, however, the Domestication Proposal is approved, but the BCA Proposal is not approved, then neither the Domestication nor the Mergers will be consummated.
As a condition to Closing the Mergers, the board of directors of Aurora has unanimously approved a change of Aurora’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. In accordance with Aurora’s Plan of Domestication (included as an exhibit to the registration statement of which this proxy statement/prospectus is a part), to effect the Domestication, Aurora will file an application for deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Aurora will be domesticated and continue as a Delaware corporation.
As a result of and upon the effective time of the Domestication, (1) each of the then-issued and outstanding Aurora Class A ordinary shares will convert automatically, on a one-for-one
basis, into a share of Better Home & Finance Class A common stock, (2) each of the then-issued and outstanding Aurora Class B ordinary shares will convert automatically, on a one-for-one
basis, into a share of Better Home & Finance Class A common stock, (3) the terms of the Better Home & Finance Class B common stock will carry three votes, (4) the Better Home & Finance Class C common stock will be created and a sufficient number of shares thereof authorized to effect the transactions contemplated under the Merger Agreement and under the Ancillary Agreements, (5) each then- issued and outstanding warrant of Aurora will convert automatically into a Better Home & Finance warrant, pursuant to the Warrant Agreement; and (6) each then-issued and outstanding Aurora unit will separate automatically into one share of Better Home & Finance Class A common stock and one-quarter
of one Better Home & Finance warrant.
The Domestication Proposal, if approved, will approve a change of Aurora’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while Aurora is currently governed by the Cayman Islands Companies Act, upon the Domestication, Aurora will be governed by the DGCL. We encourage shareholders to carefully consult the information set out below under the section entitled “
Comparison of Corporate Governance and Shareholder Rights
.” Additionally, we note that if the Domestication Proposal is approved, then Aurora will also ask its shareholders to approve the Organizational Documents Proposals (discussed below), which, if approved, will replace Aurora’s current memorandum and articles of association under the Cayman Islands Companies Act with a new certificate of incorporation and bylaws of Better Home & Finance under the DGCL. The Proposed Organizational Documents differ in certain material respects from the Cayman Constitutional Documents and we encourage shareholders to carefully consult the information set out below under the section entitled “
Organizational Documents Proposals
,” the Cayman Constitutional Documents of Aurora, attached as Exhibit 3.1 and the Proposed Organizational Documents of Better Home & Finance, attached hereto as Annex B and Annex D.
Reasons for the Domestication
Our board of directors believes that there are significant advantages to us that will arise as a result of a change of our domicile to the State of Delaware. Further, our board of directors believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation.

The board of directors of Aurora believes that there are several reasons why a reincorporation in the State of Delaware is in the best interests of Aurora and its shareholders. As explained in more detail below, these reasons can be summarized as follows:

•
Prominence, Predictability, and Flexibility of Delaware Law
. For many years, Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed their corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours.

•
Well-Established Principles of Corporate Governance
. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a company’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. We believe such clarity would be advantageous to Better Home & Finance, its board of directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for Better Home & Finance’s shareholders from possible abuses by directors and officers.

•
Increased Ability to Attract and Retain Qualified Directors
. Reincorporation from the Cayman Islands to Delaware is attractive to directors, officers, and stockholders alike. Better Home & Finance’s incorporation in Delaware may make Better Home & Finance more attractive to future candidates for our board of directors, because many such candidates are already familiar with Delaware corporate law from their past business experience. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws—especially those relating to director indemnification (as discussed below)—draw such qualified candidates to Delaware corporations. Our board of directors therefore believes that providing the benefits afforded directors by Delaware law will enable Better Home & Finance to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for our shareholders from possible abuses by directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, we believe that, in general, Delaware law is more developed and provides more guidance than Cayman law on matters regarding a company’s ability to limit director liability. As a result, we believe that the corporate environment afforded by

Delaware will enable the surviving corporation to compete more effectively with other public companies in attracting and retaining new directors.
Expected Accounting Treatment of the Domestication
There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Aurora as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of Better Home & Finance immediately following the Domestication will be the same as those of Aurora immediately prior to the Domestication.
Vote Required for Approval
The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and, accordingly, abstentions and broker non-votes
will not have an effect on the outcome of the vote.
The Domestication Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Approvals is not approved, the Domestication Proposal will have no effect, even if approved by holders of ordinary shares.
Resolution
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as a special resolution, that Aurora be
de-registered
in the Cayman Islands pursuant to Article 47 of the amended and restated memorandum and articles of association of Aurora and be registered by way of continuation as a corporation in the State of Delaware and, conditioned upon, and with effect from, the registration of Aurora as a corporation in the State of Delaware, the name of Aurora be changed from “Aurora Acquisition Corp.” to “Better Home & Finance Holding Company” and the registered office of Aurora be changed to 251 Little Falls Drive, in the City of Wilmington, 19808, County of New Castle, in the State of Delaware.”
Recommendation of the Aurora Board of Directors
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AURORA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DOMESTICATION PROPOSAL.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.

ORGANIZATIONAL DOCUMENTS PROPOSALS
If the Domestication Proposal is approved and the Business Combination is to be consummated, Aurora will replace the current amended and restated memorandum of association of Aurora under the Cayman Islands Companies Act (the “Existing Memorandum”) and the current articles of association of Aurora (as may be amended from time to time)(the “Existing Articles” and, together with the Existing Memorandum, the “Cayman Constitutional Documents”), in each case, under the Cayman Islands Companies Act, with a proposed new certificate of incorporation (the “Proposed Certificate of Incorporation”) and proposed new bylaws (the “Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of Better Home & Finance, in each case, under the DGCL.
Aurora’s shareholders are asked to consider and vote upon and to approve by special resolution four separate proposals (collectively, the “Organizational Documents Proposals”) in connection with the replacement of the Cayman Constitutional Documents with the Proposed Organizational Documents. The Organizational Documents Proposals are conditioned on the approval of the Domestication Proposal, and, therefore, also conditioned on approval of the BCA Proposal. Therefore, if the BCA Proposal and the Domestication Proposal are not approved, the Organizational Documents Proposals will have no effect, even if approved by holders of ordinary shares.
The Proposed Organizational Documents differ materially from the Cayman Constitutional Documents. The following table sets forth a summary of the principal changes proposed between the Existing Memorandum and the Existing Articles and the Proposed Certificate of Incorporation and Proposed Bylaws for Better Home & Finance. This summary is qualified by reference to the complete text of the Cayman Constitutional Documents of Aurora, attached to this proxy statement/prospectus as Exhibit 3.1, the complete text of the Proposed Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex D. All shareholders are encouraged to read each of the Proposed Organizational Documents in its entirety for a more complete description of its terms. Additionally, as the Cayman Constitutional Documents are governed by the Cayman Islands Companies Act, and the Proposed Organizational Documents will be governed by the DGCL, we encourage shareholders to carefully consult the information set out under the “Comparison of Corporate Governance and Shareholder Rights” section of this proxy statement/prospectus.

	The Cayman Constitutional Documents	The Proposed Organizational Documents
Authorized Shares (Organizational Documents Proposal A)	The Cayman Constitutional Documents authorize 555,000,000 shares, consisting of 500,000,000 Aurora Class A ordinary shares, 50,000,000 Aurora Class B ordinary shares and 5,000,000 preference shares.	The Proposed Organizational Documents authorize 3,250,000,000 shares, consisting of 1,750,000,000 shares of Better Home & Finance Class A common stock, 600,000,000 shares of Better Home & Finance Class B common stock, 800,000,000 shares of Better Home & Finance Class C common stock and 100,000,000 shares of Better Home & Finance preferred stock.

	See paragraph 5 of the Existing Memorandum.	See Article Fourth, subsection (1) of the Proposed Certificate of Incorporation.

Authorize the Board of Directors to Issue Preferred Stock Without Stockholder Consent (Organizational Documents Proposal B)	The Cayman Constitutional Documents authorize the issuance of 5,000,000 preference shares with such designation, rights and preferences as may be determined	The Proposed Organizational Documents authorize the Board to issue all or any shares of preferred stock in one or more series and to fix for each such series such designation,

	The Cayman Constitutional Documents	The Proposed Organizational Documents
	from time to time by Aurora’s board of directors. Accordingly, Aurora’s board of directors is empowered under the Cayman Constitutional Documents, without shareholder approval, to issue preference shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares (except to the extent it may affect the ability of Aurora to carry out a conversion of Aurora Class B ordinary shares on the Closing Date, as contemplated by the Existing Articles).	vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof), as the Board may determine.

	See paragraph 5 of the Existing Memorandum and Article 3 of the Existing Articles.	See Article Fourth, subsection (2) of the Proposed Certificate of Incorporation.

Multiple Classes of Common Stock (Organizational Documents Proposal C)
The Current Charter provides that the holders of each share of common stock of Aurora is entitled to one vote for each share on each matter properly submitted to the stockholders entitled to vote.

See Article 23 of the Existing Articles.
The Proposed Certificate of Incorporation provides holders of shares of Better Home & Finance Class A common stock will be entitled to cast one vote per Class A share, and holders of shares of Better Home & Finance Class B common stock will be entitled to cast three votes per Class B share on each matter properly submitted to the stockholders entitled to vote. Holders of Better Home & Finance Class C common stock will not be entitled to vote, except as otherwise required by applicable law or provided in the Proposed Certificate of Incorporation.

See Article Fourth, subsection (3) of the Proposed Certificate of Incorporation.

Corporate Name (Organizational Documents Proposal D)	The Cayman Constitutional Documents provide that the name of the company is “Aurora Acquisition Corp.”	The Proposed Organizational Documents provide that the name of the corporation will be “Better Home & Finance Holding Company.”

	See paragraph 1 of the Existing Memorandum.	See Article First of the Proposed Certificate of Incorporation.

Perpetual Existence (Organizational Documents Proposal D)	The Cayman Constitutional Documents provide that if Aurora does not consummate a business combination (as defined in the Cayman Constitutional Documents)	The Proposed Organizational Documents do not include any provisions relating to Better Home & Finance’s ongoing existence; the default under the DGCL will make

	The Cayman Constitutional Documents	The Proposed Organizational Documents
	within 24 months from consummation of the initial public offering, Aurora will cease all operations except for the purposes of winding-up and will redeem the public shares and liquidate Aurora’s trust account.	Better Home & Finance’s existence perpetual.

	See Article 49 of the Cayman Constitutional Documents.	Default rule under the DGCL.

Exclusive Forum (Organizational Documents Proposal D)	The Cayman Constitutional Documents do not contain a provision adopting an exclusive forum for certain shareholder litigation.	The Proposed Organizational Documents adopt Delaware as the exclusive forum for certain stockholder litigation.

See Article Twelfth of the Proposed Certificate of Incorporation.

Takeovers by Interested Stockholders (Organizational Documents Proposal D)	The Cayman Constitutional Documents do not provide restrictions on takeovers of Aurora by a related shareholder following a business combination.	The Proposed Organizational Documents opt out of Section 203 of the DGCL, and therefore, Better Home & Finance will not be subject to Section 203 of the DGCL relating to takeovers by interested stockholders.

See Article Eighth of the Proposed Certificate of Incorporation.

Provisions Related to Status as Blank Check Company (Organizational Documents Proposal D)	The Cayman Constitutional Documents include various provisions related to Aurora’s status as a blank check company prior to the consummation of a business combination.	The Proposed Organizational Documents do not include such provisions related to Aurora’s status as a blank check company, which no longer will apply upon consummation of the Mergers, as Aurora will cease to be a blank check company at such time.

See Article 49 of the Cayman Constitutional Documents.
Resolution
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as a special resolution, that the Cayman Constitutional Documents currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Certificate of Incorporation and Proposed Bylaws (copies of which are attached to the proxy statement/prospectus as Annex B and Annex D, respectively), with such principal changes as described in Organizational Documents Proposals
A-D.”

ORGANIZATIONAL DOCUMENTS PROPOSAL A—APPROVAL OF
AUTHORIZATION OF CHANGE TO AUTHORIZED CAPITAL STOCK, AS SET FORTH
IN THE PROPOSED ORGANIZATIONAL DOCUMENTS
Overview
Organizational Documents Proposal A—to authorize, by ordinary resolution, the change in the authorized share capital of Aurora from (i) 500,000,000 Aurora Class A ordinary shares, 50,000,000 Aurora Class B ordinary shares and 5,000,000 preference shares, to 1,750,000,000 shares of Better Home & Finance Class A common stock, 600,000,000 shares of Better Home & Finance Class B common stock, 800,000,000 shares of Better Home & Finance Class C common stock, and 100,000,000 shares of Better Home & Finance preferred stock.
As of the date of this proxy statement/prospectus, there are (i) [                 ] Aurora Class A ordinary shares issued and outstanding, (ii) [                 ] Aurora Class B ordinary shares issued and outstanding and (iii) no Former preference shares issued and outstanding. In addition, as of the date of this proxy statement/prospectus, there is an aggregate of (x) [                 ] public warrants and [                 ] private placement warrants of Aurora, in each case, issued and outstanding. Subject to the terms and conditions of the Warrant Agreement, the Aurora warrants will be exercisable after giving effect to the Mergers for one share of Better Home & Finance Class A common stock at an exercise price of $11.50 per share. No Aurora warrants are exercisable until 30 days after the Closing.
Pursuant to the Merger Agreement, Better Home & Finance will issue or, as applicable, reserve for issuance in respect of Better Awards outstanding as of immediately prior to the Closing that will be converted into awards based on Better Home & Finance Class B common stock, an aggregate of up to 595,000,000 shares of Better Home & Finance Class B common stock to Better Stockholders, and pursuant to the PIPE Investment, Better Home & Finance will issue 150,000,000 shares of Better Home & Finance Class A common stock and Better Home & Finance Class C common stock to the PIPE Investors.
In order to ensure that Better Home & Finance has sufficient authorized capital for future issuances, Aurora’s board of directors has approved, subject to stockholder approval, that the Proposed Organizational Documents of Better Home & Finance change the authorized share capital of Aurora from (i) 500,000,000 Aurora Class A ordinary shares, 50,000,000 Aurora Class B ordinary shares and 5,000,000 preference shares to (ii) 1,750,000,000 shares of Better Home & Finance Class A common stock, 600,000,000 shares of Better Home & Finance Class B common stock, 800,000,000 shares of Better Home & Finance Class C common stock and 100,000,000 shares of Better Home & Finance preferred stock.
This summary is qualified by reference to the complete text of the Proposed Organizational Documents of Better Home & Finance, copies of which are attached to this proxy statement/prospectus as Annex B and Annex D. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.
Reasons for the Amendments
The principal purpose of this proposal is to provide for an authorized capital structure of Better Home & Finance that will enable it to continue as an operating company governed by the DGCL. Our board of directors believes that it is important for us to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support our growth and to provide flexibility for future corporate needs.
Vote Required for Approval
The approval of Organizational Documents Proposal A requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and accordingly abstentions and broker non-votes
will not have an effect on the outcome of the vote.
Organizational Documents Proposal A is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Approvals is not approved, the Organizational Documents Proposal A will have no effect, even if approved by holders of ordinary shares.
Recommendation of the Aurora Board of Directors
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AURORA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL A.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.

ORGANIZATIONAL DOCUMENTS PROPOSAL B—APPROVAL OF PROPOSAL REGARDING ISSUANCE OF PREFERRED STOCK OF BETTER HOME & FINANCE AT THE BOARD OF DIRECTORS’ SOLE DISCRETION, AS SET FORTH IN THE PROPOSED ORGANIZATIONAL DOCUMENTS
Overview
Organizational Documents Proposal B
—to authorize, by ordinary resolution, the board of directors of Better Home & Finance to issue any or all shares of Better Home & Finance preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by Better Home & Finance’s board of directors and as may be permitted by the DGCL.
Assuming the BCA Proposal and the Domestication Proposal are approved, our shareholders are also being asked to approve Organizational Documents Proposal B, which is, in the judgment of our board of directors, necessary to adequately address the needs of Better Home & Finance after the Business Combination.
If Organizational Documents Proposal A is approved, the number of authorized shares of preferred stock of Better Home & Finance will be 100,000,000 shares. Approval of this Organizational Documents Proposal B will allow for issuance of any or all of these shares of preferred stock from time to time at the discretion of the board of directors, as may be permitted by the DGCL, and without further stockholder action. The shares of preferred stock would be issuable for any proper corporate purpose, including, among other things, future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans, pursuant to which we may provide equity incentives to employees, officers and directors, and in certain instances may be used as an antitakeover defense.
This summary is qualified by reference to the complete text of the Proposed Organizational Documents of Better Home & Finance, copies of which are attached to this proxy statement/prospectus as Annex B and Annex D. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.
Reasons for the Amendments
Our board of directors believes that these additional shares will provide us with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining shareholder approval for a particular issuance.
Authorized but unissued preferred stock may enable the board of directors to render it more difficult or to discourage an attempt to obtain control of Better Home & Finance and thereby protect continuity of or entrench its management, which may adversely affect the market price of Better Home & Finance and its securities. If, in the due exercise of its fiduciary obligations, for example, the board of directors was to determine that a takeover proposal was not in the best interests of Better Home & Finance, such preferred stock could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting block in institutional or other hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Allowing Better Home & Finance’s board of directors to issue the authorized preferred stock on its own volition will enable Better Home & Finance to have the flexibility to issue such preferred stock in the future for financing its business, for acquiring other businesses, for forming strategic relationships and alliances and for stock dividends and stock splits. Better Home & Finance currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized stock for such purposes.

Vote Required for Approval
The approval of Organizational Documents Proposal B requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and accordingly abstentions and broker non-votes
will not have an effect on the outcome of the vote.
Organizational Documents Proposal B is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Approvals is not approved, the Organizational Documents Proposal B will have no effect, even if approved by holders of ordinary shares.
Recommendation of the Aurora Board of Directors
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AURORA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL B.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.

ORGANIZATIONAL DOCUMENTS PROPOSAL C—APPROVAL OF PROPOSAL REGARDING MULTIPLE CLASSES OF COMMON STOCK, AS SET FORTH IN THE PROPOSED ORGANIZATIONAL DOCUMENTS
Overview
Organizational Documents Proposal C—to provide, by ordinary resolution, for a structure with multiple classes of common stock pursuant to which holders of Better Home & Finance Class B common stock will be entitled to three votes per share, thus having the ability to control the outcome of matters requiring shareholder approval (even if they own significantly less than a majority of the shares of outstanding Better Home & Finance Class A common stock), including the election of directors and significant corporate transactions (such as a merger or other sale of Better Home & Finance or its assets) and the Better Home & Finance Class C common stock, holders of which will not be entitled to vote except as set forth in Better Home & Finance’s Amended and Restated Certificate of Incorporation, will be created and a sufficient number of shares thereof authorized to effect the transactions contemplated under the Merger Agreement and under the Ancillary Agreements.
Assuming the BCA Proposal and the Domestication Proposal are approved, our shareholders are also being asked to approve Organizational Documents Proposal C, which is, in the judgment of our board of directors, necessary to adequately address the needs of Better Home & Finance after the Business Combination.
If Organizational Documents Proposal C is approved, holders of shares of Better Home & Finance Class B common stock will have three votes on each matter properly submitted to the shareholders entitled to vote. Additionally, the Better Home & Finance Class C common stock, holders of which will not be entitled to vote, will be created and a sufficient number of shares thereof authorized to effect the transactions contemplated under the Merger Agreement and under the Ancillary Agreements.
This summary is qualified by reference to the complete text of the Proposed Organizational Documents of Better Home & Finance, copies of which are attached to this proxy statement/prospectus as Annex B and Annex D. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.
Reasons for the Amendments
Organizational Documents Proposal C was the result of negotiations with Better’s board of directors in respect to the Business Combination.
By providing Class B common stock, which will be beneficially held solely by certain of Better Stockholders (such shares generally being restricted from transfers unless converted into Better Home & Finance Class A common stock), with three votes per share, Better Stockholders, including Mr. Garg, the Better Founder and CEO, will be able to maintain their leadership of Better. Better’s board of directors believe that this control will allow the Better Stockholders to execute on Better Home & Finance’s long-term strategy while helping alleviate short term market pressure on Better Home & Finance. The Better Home & Finance Class C common stock, which has limited voting rights, is intended to address certain regulatory considerations. Such shares are generally restricted from transfers unless converted into Better Home & Finance Class A common stock.
Vote Required for Approval
The approval of Organizational Documents Proposal C requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and accordingly abstentions and broker non-votes
will not have an effect on the outcome of the vote.

Organizational Documents Proposal C is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Approvals is not approved, the Organizational Documents Proposal C will have no effect, even if approved by holders of ordinary shares.
Recommendation of the Aurora Board of Directors
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AURORA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL C.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.

ORGANIZATIONAL DOCUMENTS PROPOSAL D—APPROVAL OF OTHER CHANGES IN CONNECTION WITH ADOPTION OF THE PROPOSED ORGANIZATIONAL DOCUMENTS
Overview
Organizational Documents Proposal D—to authorize, by ordinary resolutions, all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex B and Annex D, respectively), including (1) changing the corporate name from “Aurora Acquisition Corp.” to “Better Home & Finance Holding Company” in connection with the Business Combination, (2) making Better Home & Finance’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) opting out of the provisions of Section 203 of DGCL and (5) removing certain provisions related to Aurora’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which Aurora’s board of directors believes is necessary to adequately address the needs of Better Home & Finance after the Business Combination.
Assuming the BCA Proposal and the Domestication Proposal are approved, our shareholders are also being asked to approve Organizational Documents Proposal D, which is, in the judgment of our board of directors, necessary to adequately address the needs of Better Home & Finance after the Business Combination.
The Proposed Organizational Documents stipulate that the Court of Chancery for the State of Delaware (the “Court of Chancery”) be the sole and exclusive forum (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) for (i) any derivative action or proceeding brought on Better Home & Finance’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Better Home & Finance to Better Home & Finance or Better Home & Finance’s shareholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Proposed Certificate of Incorporation or the Proposed Bylaws (as either may be amended from time to time), and (iv) any action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the Proposed Certificate of Incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Similarly, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
The Proposed Organizational Documents will not contain provisions related to a blank check company (including those related to operation of the trust account, winding-up of Aurora’s operations should Aurora not complete a business combination by a specified date, and other such blank check-specific provisions as are present in the Cayman Constitutional Documents) because following the consummation of the Mergers, Better Home & Finance will not be a blank check company.
Approval of each of the Organizational Documents Proposals, assuming approval of each of the other Condition Precedent Proposals, will result, upon the Domestication, in the wholesale replacement of the Cayman Constitutional Documents with Better Home & Finance’s Proposed Organizational Documents. While certain material changes between the Cayman Constitutional Documents and the Proposed Organizational Documents have been unbundled into distinct organizational documents proposals or otherwise identified in this Organizational Documents Proposal D, there are other differences between the Cayman Constitutional Documents and Proposed Organizational Documents (arising from, among other things, differences between the Cayman Islands Companies Act and the DGCL and the typical form of organizational documents under each such body of law) that will be approved (subject to the approval of the aforementioned related proposals and consummation of the Business Combination) if our shareholders approve this Organizational Documents Proposal D. Accordingly, we encourage shareholders to carefully review the terms of the Proposed Organizational Documents of Better Home & Finance, attached hereto as Annex B and Annex D as well as the information provided in the “
Comparison of Corporate Governance and Shareholder Rights
” section of this proxy statement/prospectus.
Reasons for the Amendments
Corporate Name
Our board of directors believes that changing the post-business combination corporate name from “Aurora Acquisition Corp.” to “Better Home & Finance Holding Company” is desirable to reflect the Business Combination with Better and to clearly identify Better Home & Finance as the publicly traded entity.
Perpetual Existence
Our board of directors believes that making Better Home & Finance’s corporate existence perpetual is desirable to reflect the Business Combination. Additionally, perpetual existence is the usual period of existence for public corporations, and our board of directors believes that it is the most appropriate period for Better Home & Finance following the Business Combination.
Exclusive Forum
Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist Better Home & Finance in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. Our board of directors believes that the Delaware courts are best suited to address disputes involving such matters given that after the Domestication, Better Home & Finance will be incorporated in Delaware. Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes, which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the post-combination company with more predictability regarding the outcome of intra-corporate disputes. In the event the Court of Chancery does not have jurisdiction, the other state courts located in Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions; provided that these exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction.
In addition, this amendment would promote judicial fairness and avoid conflicting results, as well as make the post-combination company’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery.
DGCL 203
Better Home & Finance will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the Business Combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds
of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. Our board of directors has determined to opt out of Section 203 of the DGCL.
Provisions Related to Status as Blank Check Company
The elimination of certain provisions related to Aurora’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Proposed Organizational Documents do not include the requirement to dissolve Better Home & Finance and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. In addition, certain other provisions in Aurora’s current certificate require that proceeds from Aurora’s initial public offering be held in the trust account until a business combination or liquidation of Aurora has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Organizational Documents.
Vote Required for Approval
The approval of Organizational Documents Proposal D requires an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and accordingly abstentions and broker non-votes
will not have an effect on the outcome of the vote.
Organizational Documents Proposal D is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Approvals is not approved, the Organizational Documents Proposal D will have no effect, even if approved by holders of ordinary shares.
Recommendation of the Aurora Board of Directors
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AURORA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL D.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.

DIRECTOR ELECTION PROPOSAL
Overview
Assuming the BCA Proposal, the Domestication Proposal and each of the Organizational Documents Proposals are approved; Aurora’s Class B ordinary shareholders are also being asked to approve, by ordinary resolution of Aurora’s Class B ordinary shares, the proposal to elect Rajeev Date, Gabrielle Toledano, Steve Sarracino, [                ] and Prabhu Narasimhan as directors who, upon consummation of the Business Combination, will be the directors of Better Home & Finance (“Director Election Proposal”).
Nominees
As contemplated by the Merger Agreement, the Board of Better Home & Finance immediately following consummation of the Business Combination will consist of up to [                 ] directors and will be comprised of such individuals as selected by Better, following consultation with Aurora; provided that (i) the composition of the Board of Better Home & Finance complies with all laws applicable, including all Nasdaq rules, (ii) one member of the Board will be an individual set forth on Aurora’s disclosure letter or any other individual selected by Aurora, as reasonably acceptable to Better and (iii) one additional member of the Board will be an individual set forth in Aurora’s disclosure letter or mutually agreed between Aurora and the chief executive officer of Better, so long as any Aurora director nominee completes a background check reasonably satisfactory to Better, qualifies as an “independent” director for purposes of Nasdaq rules and is otherwise in compliance with SEC and Nasdaq rules and requirements governing directors.
In addition, pursuant to a side letter, dated August 19, 2021, by and between Better, Aurora and the Sponsor (the “Sponsor Director Appointment Side Letter”), following the closing of the Business Combination, the Sponsor will have the right to appoint either Arnaud Massenet or Thor Björgólfsson (and no other individual) as a member of the board of directors of Better Home & Finance within 120 days after the Closing Date, so long as (i) the Sponsor provides Better Home & Finance with written notice within a certain deadline following the closing, and (ii) the Sponsor’s designated appointee completes a background check reasonably satisfactory to Better, submits on a timely basis all information and materials necessary for Better Home & Finance to receive any applicable regulatory approvals relating to the appointment and qualifies as an “independent” director for purposes of Nasdaq rules (which, for the avoidance of doubt, shall not include such rules as are applicable to audit committee members) and is otherwise in compliance with SEC and Nasdaq rules and requirements governing directors. In connection with effecting the foregoing, Better Home & Finance will increase the size of its board of directors by one seat and will appoint the Sponsor’s appointee to fill such vacancy.
Accordingly, our board of directors has nominated each of Vishal Garg, Dinesh Chopra, Rajeev Date, Steve Sarracino, Gabrielle Toledano, [                     ] (Better nominees) and Prabhu Narasimhan (Aurora nominee) to serve as our directors upon and following the consummation of the Business Combination, in each case, in accordance with the terms and subject to the conditions of the Proposed Organizational Documents.
Following the expiration of the initial term of such aforementioned directors, the directors of Better Home & Finance will be thereafter be designated, nominated and elected by the stockholders of Better Home & Finance as contemplated by the Proposed Organizational Documents, and the directors will nominate a chairman. For more information on the experience of each of these director nominees, see the section entitled “
Management of Better Home
 & Finance Following the Business Combination
” of this proxy statement/prospectus.
Vote Required for Approval
The approval of the Director Election Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the Aurora Class B ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Under the terms of the Cayman Constitutional Documents, prior to the consummation of a business combination (as defined therein) only the holders of the Aurora Class B ordinary shares are entitled to vote on the Director Election Proposal. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and accordingly abstentions and broker non-votes
will not have an effect on the outcome of the vote.
The Director Election Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Approvals is not approved, the Director Election Proposal will have no effect, even if approved by holders of the Aurora Class B ordinary shares.
Resolution
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that the persons named below be elected to serve on Better Home & Finance’s Board upon the consummation of the Business Combination.”
Name of Director
Vishal Garg
Dinesh Chopra
Rajeev Date
Steve Sarracino
Gabrielle Toledano
Prabhu Narasimhan
[                    ]
[                    ]
Recommendation of the Aurora Board of Directors
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AURORA CLASS B ORDINARY SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR ELECTION PROPOSAL.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora
’
s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.

STOCK ISSUANCE PROPOSAL
Overview
Assuming the BCA Proposal, the Domestication Proposal, each of the Organizational Documents Proposals and the Director Election Proposal are approved, Aurora’s shareholders are also being asked to approve, by ordinary resolution, the Stock Issuance Proposal. The Stock Issuance Proposal is a proposal to approve by ordinary resolution, assuming the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals and the Director Election Proposal are approved, for the purposes of complying with the applicable provisions of Section 5635 of the Nasdaq’s Listed Company Manual, the issuance of shares of Better Home & Finance Class A common stock and Better Home & Finance Class B common stock, and, from and following the Domestication, the Better Home & Finance Class C common stock, as applicable, to (a) the PIPE Investors, including the Sponsor, pursuant to the PIPE Investment and (b) the Better Stockholders pursuant to the Merger Agreement (we refer to this proposal as the “Stock Issuance Proposal”).
Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635
Pursuant to Nasdaq Listing Rule 5635, shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities. Additionally, under Nasdaq Listing Rule 5635, shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant. Upon the consummation of the Mergers, Aurora expects to issue up to an estimated 32,840,450 shares of Better Home & Finance Class A common stock and 561,698,606 shares of Better Home & Finance Class B common stock in connection with the Business Combination and assuming maximum redemptions, 53,360,345 shares of Better Home & Finance Class A common stock and 97,565,643 shares of Better Home & Finance Class C common stock in connection with the PIPE Investment. For further details, see the section entitled “
BCA Proposal—The Merger Agreement—Consideration—Aggregate Merger Consideration
.”
Accordingly, the aggregate number of shares of Better Home & Finance common stock that Aurora will issue in connection with the Business Combination and the PIPE Investment will exceed 20% of both the voting power and the shares of Better Home & Finance common stock outstanding before such issuance and may result in a change of control of the registrant under Nasdaq Listing Rule 5635, and for these reasons, Aurora is seeking the approval of Aurora shareholders for the issuance of 86,661,740 shares of Better Home & Finance Class A common stock, 561,698,606 shares of Better Home & Finance Class B common stock and 97,565,643 shares of Better Home & Finance Class C common stock in connection with the Business Combination and the PIPE Investment.
Additionally, pursuant to Nasdaq Listing Rule 5635(a)(2), when a Nasdaq-listed company proposes to issue securities in connection with the acquisition of the stock or assets of another company, shareholder approval is required if any director, officer or substantial shareholder of such company has a 5% or greater interest, directly or indirectly, in such company or the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock (or securities convertible into or exercisable for common stock) could result in an increase in outstanding shares of common stock or voting power of 5% or more. Nasdaq Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a Nasdaq-listed company. Because Sponsor currently owns greater than 5% of Aurora’s ordinary shares, Sponsor is considered a substantial shareholder of Aurora under Nasdaq Listing Rule 5635(e)(3). In connection with the PIPE Investment, Sponsor is expected to be issued 20,000,000 shares of Better Home & Finance Class A common stock. Aurora is therefore seeking the approval of Aurora shareholders for the issuance of shares of Better Home & Finance Class A common stock pursuant in connection with the PIPE Investment.

In the event that this proposal is not approved by Aurora shareholders, the Business Combination cannot be consummated. In the event that this proposal is approved by Aurora shareholders, but the Merger Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of Better Home & Finance Class A common stock pursuant to the Merger Agreement or the PIPE Investment, such shares of Better Home & Finance Class A common stock will not be issued.
Vote Required for Approval
The approval of the Stock Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and accordingly abstentions and broker non-votes
will not have an effect on the outcome of the vote.
The Stock Issuance Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Approvals is not approved, the Stock Issuance Proposal will have no effect, even if approved by holders of ordinary shares.
Resolution
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Section 5635 of the Nasdaq Listed Company Manual, the issuance of shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock and Better Home & Finance Class C common stock pursuant to the Merger Agreement and the PIPE Investment be approved in all respects.”
Recommendation of the Aurora Board of Directors
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AURORA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSAL.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora
’
s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.

INCENTIVE EQUITY PLAN PROPOSAL
Overview
Aurora is asking its shareholders to approve by ordinary resolution the Better Home & Finance’s 2021 Incentive Equity Plan (the “2021 Plan”) and the material terms thereunder. The Aurora board of directors approved the 2021 Plan, prior to the Aurora extraordinary general meeting, subject to shareholder approval at the Aurora extraordinary general meeting. The 2021 Plan will become effective as of the date immediately prior to the Closing, subject to approval from the Aurora shareholders.
The 2021 Plan is described in more detail below. A copy of the 2021 Plan is attached to this proxy statement/prospectus as Annex O.
The 2021 Plan
The principal purpose of the 2021 Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of shareholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in Better Home & Finance and providing a means of recognizing their contributions to Better Home & Finance’s success. Aurora’s board of directors believes that equity awards are necessary for Better Home & Finance to remain competitive in its industry and are essential to recruiting and retaining highly qualified employees.
Summary of the 2021 Plan
This section summarizes certain principal features of the 2021 Plan. The summary is qualified in its entirety by reference to the complete text of the 2021 Plan.
Eligibility and Administration
Stock options, RSUs and other stock-based and cash-based awards under the 2021 Plan may be granted to individuals who are then Better Home & Finance’s officers, employees or consultants or are the officers, employees or consultants of certain of Better Home & Finance’s subsidiaries. Such awards also may be granted to Better Home & Finance’s directors. Only employees of Better Home & Finance or certain of Better Home & Finance’s parents or subsidiaries may be granted incentive stock options, or ISOs. Following the consummation of the Business Combination, Better Home & Finance is expected to have approximately [                     ] employees (including Better Home & Finance’s officers), [                     ] consultants and [                     ]
non-employee
directors who will be eligible to receive awards under the 2021 Plan.
The compensation committee of Better Home & Finance’s Board is expected to administer the 2021 Plan. The members of the compensation committee must consist of at least three members of Better Home & Finance’s Board
“non-employee
directors” for purposes of Rule
16b-3
under the Exchange Act and an “independent director” within the meaning of the rules of the applicable stock exchange, or other principal securities market on which shares of Better Home & Finance common stock are traded. The 2021 Plan provides that the administrator may delegate its authority to grant awards to employees, other than to executive officers or to officers of the company to whom authority to grant or amend awards has been delegated, to a committee consisting of one or more members of Better Home & Finance’s board of directors or one or more of Better Home & Finance’s officers.
Subject to the terms and conditions of the 2021 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the type and number of awards granted, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2021 Plan. The administrator is also authorized to adopt, amend or repeal rules relating to administration of the 2021 Plan. The Board may at any time abolish any committee and re-vest
in itself the authority to administer the 2021 Plan. The full Board will administer the 2021 Plan with respect to awards to individuals subject to Section 16 of the Exchange Act or to officers of the Company.
Shares Available for Awards
Under the 2021 Plan, [                     ] shares of Better Home & Finance common stock will be initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, or SARs, restricted stock awards, RSU awards, performance bonus awards, performance stock unit awards, dividend equivalents, or other stock- or cash-based awards. The number of shares of common stock initially reserved for issuance or transfer pursuant to awards under the 2021 Plan will be increased by (i) the number of shares of common stock represented by awards outstanding under the Better’s 2017 Equity Incentive Plan as of immediately prior to the effective date of the 2021 Plan, that become available for issuance under the counting provisions described below following the effective date and (ii) an annual increase on the first day of each fiscal year beginning in 2022 and ending in 2031, equal to the lesser of (A) 5% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of common stock as determined by the Board; provided, however, that no more than [                     ] shares of common stock may be issued upon the exercise of incentive stock options. Shares issued or delivered under the Plan may consist of authorized but unissued shares, shares purchased on the open market or treasury shares.
The following counting provisions will be in effect for the share reserve under the 2021 Plan:

•
to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2021 Plan;

•
to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2021 Plan, such tendered or withheld shares will be available for future grants under the 2021 Plan;

•
to the extent shares subject to stock appreciation rights are not issued in connection with the stock settlement of stock appreciation rights on exercise thereof, such shares will be available for future grants under the 2021 Plan;

•	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2021 Plan; and

•
to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of Better Home & Finance’s subsidiaries will not be counted against the shares available for issuance under the 2021 Plan.

The 2021 Plan also provides that the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to all cash-based awards under the 2021 Plan to any individual for services as a non-employee
director during any calendar year may not exceed $1,000,000 for such non-employee
director’s first year of service and $750,000 for each year thereafter.
Types of Awards
The 2021 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, performance bonus awards, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•
Non-statutory
Stock Options
, or NSOs, provide for the right to purchase shares of Better Home & Finance common stock at a specified price that may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

•
Incentive Stock Options
, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of Better Home & Finance’s capital stock, the 2021 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

•
Restricted Stock
may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock, unlike recipients of stock options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, however, dividends will not be released until restrictions are removed or expire.

•
Restricted Stock Units
may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•
Stock Appreciation Rights
, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of Better’s common stock over a set exercise price. The exercise price of any SAR granted under the 2021 Plan must be at least 100% of the fair market value of a share of Better’s common stock on the date of grant. SARs under the 2021 Plan will be settled in cash or shares of Better’s common stock, or in a combination of both, at the election of the administrator.

•
Performance Bonus Awards and Performance Stock Units
are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

•
Dividend Equivalents
represent the right to receive the equivalent value of dividends paid on shares of Better’s common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

•	Other Stock or Cash Based Awards are awards of cash, fully vested shares of Better’s common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Better’s common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation otherwise payable to any individual who is eligible to receive awards, subject to compliance with or an exemption from Section 409A. The administrator will determine the terms and conditions of other stock or cash based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.
Change in Control
In the event of any stock dividend or other distribution, stock split, reverse stock split, reorganization, combination or exchange of shares, merger, consolidation, split-up,
spin-off,
recapitalization, repurchase or any other corporate event affecting the number of outstanding shares of Better’s common stock or the share price of Better Home & Finance common stock that would require adjustments to the 2021 Plan or any awards under the 2021 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to the 2021 Plan and outstanding awards thereunder, which may include adjustments to: (i) the aggregate number and type of shares subject to the 2021 Plan; (ii) the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance goals or criteria with respect to such awards); and (iii) the grant or exercise price per share of any outstanding awards under the 2021 Plan; as well as granting new awards or making cash payments to participants. The administrator is also authorized to provide for the cancellation, exchange, accelerated vesting or exercisability, replacement or termination of outstanding awards in the event of a corporate transaction or event affecting Better Home & Finance or its financial statements or any change in applicable law or accounting principles.
In the event of a change in control (as defined in the 2021 Plan), to the extent that the successor entity does not assume or substitute outstanding awards, the administrator will cause all such awards to become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met unless specifically provided otherwise under the applicable award agreement or otherwise determined by the administrator, and all forfeiture restrictions on such awards will lapse and, to the extent unexercised upon the consummation of such transaction, will be terminated in exchange for cash, rights or other property.
Amendment and Termination
The administrator may amend, suspend or terminate the 2021 Plan at any time and from time to time. However, we must generally obtain shareholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). Notwithstanding the foregoing, a stock option may be amended to reduce the per share exercise price below the per share exercise price of such stock options on the grant date and stock options may be granted in exchange for, or in connection with, the cancellation or surrender of stock options having a higher per share exercise price without receiving additional shareholder approval.
No ISOs may be granted pursuant to the 2021 Plan after the tenth anniversary of the effective date of the 2021 Plan, and no additional annual share increases to the 2021 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2021 Plan will remain in force according to the terms of the 2021 Plan and the applicable award agreement.
Foreign Participants, Claw-back Provisions, Transferability and Participant Payments
The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address, among other things, differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the 2021 Plan are generally non-transferable,
except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2021 Plan, and exercise price obligations arising in connection with the exercise of stock options under the 2021 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares of common stock that meet specified conditions, retaining shares being delivered pursuant to exercise of the award, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.
United States Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants in the 2021 Plan may be either more or less favorable than those described below depending on the participants’ particular circumstances. State and local tax consequences may in some cases differ from the U.S. federal income tax consequences. The following summary of the income tax consequences in respect of the 2021 Plan is for general information only. Interested parties should consult their own advisors as to the specific tax consequences of their awards, including the applicability and effect of state, local and foreign laws.
Incentive Stock Options
No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an ISO under the 2021 Plan. The basis of shares transferred to a participant upon exercise of an ISO is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the ISO, the participant generally will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.
Non-statutory
Stock Options
No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a NSO. Upon exercise of a NSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a NSO will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

Stock Appreciation Rights
There is expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock
If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.
Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b) of the Code. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.
If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefor. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the restricted shares, subject to the deduction limitations described below.
Restricted Stock Units
There generally will be no United States federal income tax consequences to either the participant or the employer upon the grant of RSUs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the RSUs in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash and the fair market value of any common stock the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitation on the Employer’s Compensation Deduction
Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1.0 million.
Excess Parachute Payments
Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2021 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “nonqualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and RSU programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted
non-statutory
stock options and stock appreciation rights if no deferral is provided beyond exercise, or restricted stock.
The awards made pursuant to the 2021 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2021 Plan are not exempt from coverage. However, if any awards under the 2021 Plan fail to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
State, local and foreign tax consequences may in some cases differ from the United States federal income tax consequences described above. The foregoing summary of the United States federal income tax consequences in respect of the 2021 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.
The 2021 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
New Plan Benefits
Grants under the 2021 Plan will be made at the discretion of the plan administrator and are not currently determinable. The value of the awards granted under the 2021 Plan will depend on a number of factors, including the fair market value of the common stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved. As of July 14, 2021, the value of Better’s common stock was $26.41 per share.

Resolution
The Aurora Board believes that it is important to provide incentives and rewards for superior performance and the retention of executive officers and experienced directors by adopting the 2021 Plan.
Vote Required for Approval
The approval of the Incentive Equity Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and accordingly abstentions and broker non-votes
will not have an effect on the outcome of the vote.
The Incentive Equity Plan Proposal is conditioned on the approval of the Stock Issuance Proposal, and, therefore, also conditioned on approval of the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals and the Director Election Proposal. Therefore, if the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals, the Director Election Proposal and the Stock Issuance Proposal are not approved, the Incentive Equity Plan Proposal will have no effect, even if approved by holders of ordinary shares.
Resolution
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that the Company’s adoption of the Better Home & Finance 2021 Incentive Equity Plan and any form of award agreements thereunder, be approved, ratified and confirmed in all respects.”
Recommendation of Aurora’s Board of Directors
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AURORA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE EQUITY PLAN PROPOSAL.

ESPP PROPOSAL
Overview
Aurora is asking its shareholders to approve by ordinary resolution and adopt the Better Home & Finance 2021 Employee Stock Purchase Plan (the “ESPP”) and the material terms thereunder. The Aurora board of directors approved the ESPP, prior to the Aurora extraordinary general meeting, subject to shareholder approval at the Aurora extraordinary general meeting. The ESPP will become effective as of the date immediately prior to the Closing, subject to approval from the Aurora shareholders.
The ESPP is described in more detail below. A copy of the ESPP is attached to this proxy statement/prospectus as Annex P.
The ESPP
The ESPP is designed to allow eligible employees of Better Home & Finance to purchase shares of Better Home & Finance common stock with their accumulated payroll deductions. The Plan is intended to qualify under Section 423 of the Code. The material terms of the ESPP are summarized below. The purpose of the ESPP is to assist such employees in acquiring a stock ownership interest in Better Home & Finance to help such employees provide for their future security and to encourage such employees to remain in the employment of Better Home & Finance.
Summary of the ESPP
This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP.
Administration
Subject to the terms and conditions of the ESPP, Better Home & Finance’s compensation committee (the “Compensation Committee”) of the board of directors of Better Home & Finance (the “Board”) will administer the ESPP. The Compensation Committee can delegate administrative tasks under the ESPP to the services of an agent and/or employees to assist in the administration of the ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the ESPP administration.
Shares Available for Awards
The maximum number of shares of Better Home & Finance common stock which will be authorized for sale under the ESPP is equal to the sum of (a) [             ] shares of common stock and (b) an annual increase on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (i) 1% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares of common stock as determined by the Board; provided, however, no more than [                     ] shares of Better Home & Finance common stock may be issued under the ESPP. The shares reserved for issuance under the ESPP may be authorized but unissued shares, treasury shares or reacquired shares.
Eligibility
Employees eligible to participate in the ESPP for a given offering period generally include employees who are employed by us or one of Better Home & Finance’s designated subsidiaries on the first day of the offering period, or the enrollment date. Better Home & Finance’s employees (and, if applicable, any employees of Better Home & Finance’s subsidiaries) who customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the ESPP. Finally, an employee who after receiving an award under the ESPP would own (or be deemed to own through attribution) 5% or more of the combined voting power or value of all Better Home & Finance’s classes of stock or of one of Better Home & Finance’s subsidiaries will not be allowed to participate in the ESPP. Following the consummation of the Business Combination, Better Home & Finance is expected to have approximately [                     ] employees who may be eligible to receive awards under the ESPP depending on the offering terms the administrator sets for the ESPP.
Participation
Employees will enroll under the ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation. Such payroll deductions may be expressed as either a whole number percentage or a fixed dollar amount, and the accumulated deductions will be applied to the purchase of shares on each purchase date.
Offering
Under the ESPP, participants are offered the option to purchase shares of Better Home & Finance common stock at a discount during a series of successive offering periods, the duration and timing of which will be determined by the ESPP administrator. However, in no event may an offering period be longer than 27 months in length.
The option purchase price will be the lower of 85% of the closing trading price per share of Better Home & Finance common stock on the first trading date of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date.
Unless a participant has previously cancelled his or her participation in the ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.
A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will have the option to either (i) receive a refund of the participant’s account balance in cash without interest or (ii) exercise the participant’s option for the current offering period for the maximum number of shares of common stock on the applicable purchase date, with the remaining account balance refunded in cash without interest. Following at least one payroll deduction, a participant may also decrease (but not increase) his or her payroll deduction authorization once during any offering period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.
A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights to exercise an option or to receive shares of Better Home & Finance common stock under the ESPP, and during a participant’s lifetime, options in the ESPP will be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.
Adjustments
In the event of any increase or decrease in the number of issued shares of Better Home & Finance common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us, we will proportionately adjust the aggregate number of shares of Better Home & Finance common stock offered under the ESPP as well as the number of and price per share covered by each option under the ESPP. If there is a proposal to dissolve or liquidate us, then the ESPP will terminate immediately prior to the consummation of such proposed dissolution or liquidation, and any offering period then in progress will be shortened by setting a new purchase date to take place before the date of Better Home & Finance’s dissolution or liquidation, unless the administrator provides otherwise. We will notify each participant of such change in writing prior to the new exercise date. If we undergo a merger with or into another corporation or sell all or substantially all of Better Home & Finance’s assets, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, then any offering period then in progress will be shortened by setting a new purchase date to take place before the date of Better Home & Finance’s proposed sale or merger. We will notify each participant of such change in writing prior to the new exercise date.
Amendment and Termination
The Board may amend, suspend or terminate the ESPP at any time. However, the Board may not amend the ESPP without obtaining shareholder approval in the manner and to the extent required by applicable laws.
Material United States Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to the purchase of shares under the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (ii) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and Better Home & Finance will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and Better Home & Finance will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.
New Plan Benefits
Grants under the ESPP will be made based on the amount of contributions by each individual participant once the administrator commences the offerings and are not currently determinable. The value of the awards granted under the ESPP will depend on a number of factors, including the fair market value of the common stock on future dates, the contribution decisions made by the participants and the dates when the administrator commences the offerings under the ESPP. As of July 14, 2021, the value of Better’s common stock was $26.41 per share.
Interests of Certain Persons in this Proposal
The Board believes that it is important to provide a means for employees to purchase shares of Better Home & Finance common stock to align the interests of employees and shareholders and support employee financial wellbeing by adopting the ESPP.
Vote Required for Approval
The approval of the ESPP Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and accordingly abstentions and broker non-votes
will not have an effect on the outcome of the vote.
The ESPP Proposal is conditioned on the approval of the Stock Issuance Proposal, and, therefore also conditioned on approval of the BCA Proposal, the Domestication Proposal, the Organizational Documents Proposals and the Director Election Proposal. Therefore, if the BCA Proposal, the Domestication Proposal the Organizational Documents Proposals, the Director Election Proposal and the Stock Issuance Proposal are not approved, the ESPP Proposal will have no effect, even if approved by holders of ordinary shares.
Resolution
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that the Company’s adoption of the Better Home & Finance 2021 Employee Stock Purchase Plan be approved, ratified and confirmed in all respects.
Board’s Recommendation
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AURORA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ESPP PROPOSAL.

ADJOURNMENT PROPOSAL
The Adjournment Proposal allows Aurora’s board of directors to submit a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to approve the Condition Precedent Proposals. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for the Sponsor and Better and their respective stockholders to make purchases of ordinary shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be put to the extraordinary general meeting. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
.”
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is presented to the extraordinary general meeting and is not approved by the shareholders, Aurora’s board of directors may not be able to adjourn the extraordinary general meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes to approve the Condition Precedent Proposals. In the event that there are not sufficient votes at the time of the extraordinary general meeting to approve the Condition Precedent Proposals, the Business Combination may not be completed.
Vote Required for Approval
The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and accordingly abstentions and broker non-votes
will not have an effect on the outcome of the vote.
The Adjournment Proposal is not conditioned upon any other proposal.
Resolution
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting be approved.”
Recommendation of the Aurora Board of Directors
THE AURORA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AURORA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.
The existence of financial and personal interests of one or more of Aurora’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Aurora and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Aurora’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of these considerations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax consequences generally applicable to holders of Aurora Class A ordinary shares and Aurora warrants (each, an “Aurora security”) as a result of (i) the Domestication, (ii) the exercise of redemption rights with respect to Better Home & Finance Class A common stock that is received in the Domestication, (iii) the Mergers, and (iv) the ownership and disposition of Better Home & Finance Class A common stock and Better Home & Finance warrants that are received in the Domestication (each, a “Better Home & Finance security”). This discussion applies only to holders that hold their Aurora securities and Better Home & Finance securities as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).
No statutory, administrative or judicial authority directly addresses the treatment of an Aurora unit or any instrument similar to an Aurora unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. Aurora intends to take the position that each Aurora unit is not a single integrated instrument for U.S. federal income tax purposes because each Aurora unit consisting of one Aurora Class A ordinary share and one-quarter
of one Aurora warrant is separable at the option of the holder. Instead, Aurora intends to take the position that the holder of an Aurora unit is considered for U.S. federal income tax purposes to hold one Aurora Class A ordinary share and one-quarter of
one Aurora warrant and that the separation of Aurora units, including in connection with the Business Combination, should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. The remainder of this discussion assumes that the characterization of Aurora units described above will be respected for U.S. federal income tax purposes.
This discussion does not address any U.S. federal income tax consequences to the Sponsor, the PIPE Investors, SoftBank, or any of their respective affiliates, officers, or directors. Nor does this discussion address any U.S. federal income tax consequences to persons that directly or constructively hold Better Capital Stock or Better Awards prior to the Business Combination, including any such persons that directly or constructively hold Better Capital Stock or Better Awards prior to the Business Combination and that also hold Aurora securities or that receive Better Home & Finance securities in the Domestication. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	S corporations;

•	partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes);

•	taxpayers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	expatriates or former long-term residents or citizens of the United States;

•	persons that directly or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares (except as specifically addressed below);

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•	persons subject to the alternative minimum tax;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations;

•	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code; or

•	passive foreign investment companies.
If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Aurora securities or Better Home & Finance securities, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Aurora securities or Better Home & Finance securities and persons that are treated as partners of such partnerships should consult their tax advisors.
This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or
non-U.S.
taxation. We have not and do not intend to seek any ruling from the IRS regarding any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court. Moreover, there can be no assurance that future legislation, Treasury Regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE DOMESTICATION, EXERCISING REDEMPTION RIGHTS WITH RESPECT TO BETTER HOME & FINANCE CLASS A COMMON STOCK, THE MERGERS, AND OWNERSHIP AND DISPOSITION OF BETTER HOME & FINANCE CLASS A COMMON STOCK AND BETTER HOME & FINANCE WARRANTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL
AND NON-U.S. TAX
LAWS.
I.    U.S. HOLDERS
As used herein, a “U.S. Holder” is a beneficial owner of Aurora securities or Better Home & Finance securities (as applicable) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

A.	The Domestication

1.	Qualification as F Reorganization
The U.S. federal income tax consequences of the Domestication depend upon whether the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code. Under Section 368(a)(1)(F) of the Code, a reorganization includes a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Domestication, Aurora will change its jurisdiction of incorporation from the Cayman Islands to Delaware. The Domestication should qualify as an F Reorganization. The remainder of this discussion assumes that the Domestication qualifies as an F Reorganization.
The Domestication should be treated for U.S. federal income tax purposes as if Aurora (i) transferred all of its assets and liabilities to Better Home & Finance in exchange for all of the outstanding stock and warrants of Better Home & Finance; and (ii) then distributed the stock and warrants of Better Home & Finance to the shareholders and warrant holders of Aurora in liquidation of Aurora. The taxable year of Aurora should be deemed to end on the date of the Domestication.
In the case of a U.S. Holder that is not required to recognize gain under Section 367(b) of the Code or under the PFIC rules with respect to its Aurora Class A ordinary shares and Aurora warrants, as discussed below under “
—U.S. Holders—The Domestication—Section
 367
” and “
—U.S. Holders—The Domestication—PFIC Considerations
,” (i) U.S. Holders of Aurora Class A ordinary shares or Aurora warrants should not recognize gain or loss for U.S. federal income tax purposes on the Domestication, (ii) the tax basis of a share of Better Home & Finance Class A common stock or Better Home & Finance warrant received by a U.S. Holder in the Domestication should equal the U.S. Holder’s tax basis in the Aurora Class A ordinary share or Aurora warrant surrendered in exchange therefor, increased in the case of an Aurora Class A ordinary share by any amount included in the income of such U.S. Holder as a result of Section 367(b) of the Code, and (iii) the holding period for a share of Better Home & Finance Class A common stock or Better Home & Finance warrant received by a U.S. Holder should include such U.S. Holder’s holding period for the Aurora Class A ordinary share or Aurora warrant surrendered in exchange therefor.
Because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to shares of Better Home & Finance Class A common stock, U.S. Holders exercising such redemption rights should be subject to the tax consequences of the Domestication, including those discussed below under “
—U.S. Holders—The Domestication—Section
 367
” and “
—U.S. Holders—The Domestication—PFIC Considerations
.” All U.S. Holders considering exercising such redemption rights are urged to consult with their tax advisors with respect to the tax consequences to them of the Domestication and exercise of such redemption rights.

2.	Section 367
Section 367 of the Code applies to certain transactions involving foreign corporations, including an inbound domestication of a foreign corporation in an F Reorganization. Section 367 of the Code imposes tax on certain U.S. persons in connection with transactions that would otherwise qualify as tax-free.
Section 367(b) of the Code should generally apply to U.S. Holders of Aurora Class A ordinary shares on the date of the Domestication.

(a)	Application of Section 367 to U.S. Holders that Own More than 10% of Aurora
A U.S. Holder who on the date of the Domestication beneficially owns (directly or constructively) 10% or more of the total combined voting power of all classes of Aurora stock entitled to vote or 10% or more of the total value of all classes of Aurora stock (a “10% Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the Aurora Class A ordinary shares it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code. A U.S. Holder’s ownership of Aurora warrants should be taken into account in determining whether such U.S. Holder is a 10% Shareholder.

Complex attribution rules apply in determining whether a U.S. Holder is a 10% Shareholder. U.S. Holders should consult their tax advisors regarding such constructive attribution rules.
A 10% Shareholder’s “all earnings and profits amount” with respect to its Aurora Class A ordinary shares is the net positive earnings and profits of Aurora (as determined under Treasury Regulations under Section 367 of the Code) attributable to such Aurora Class A ordinary shares (as determined under Treasury Regulations under Section 367 of the Code) but without regard to any gain that would be realized on a sale or exchange of such Aurora Class A ordinary shares. Treasury Regulations under Section 367 of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.
Aurora does not expect to have significant, if any, cumulative net earnings and profits on the date of the Domestication. If Aurora’s cumulative net earnings and profits through the date of the Domestication is less than or equal to zero, then a U.S. Holder should not be required to include in gross income an “all earnings and profits amount” with respect to its Aurora Class A ordinary shares. It is possible, however, that the amount of Aurora’s cumulative net earnings and profits may be greater than expected through the date of the Domestication in which case a U.S. Holder that is a 10% Shareholder would be required to include its “all earnings and profits amount” in income as a deemed dividend as a result of the Domestication. Any such 10% Shareholder that is a corporation may, under certain circumstances if it meets holding period and other requirements, effectively be exempt from taxation on a portion or all of the deemed dividend by virtue of a dividends received deduction for foreign-sourced
dividends of foreign corporations under Section 245A of the Code. Moreover, and subject to certain holding period requirements and other limitations, dividends received from a “qualified foreign corporation” by a non-corporate
U.S. Holder, including an individual, generally are eligible for preferential rates of taxation if the dividends are “qualified dividends” for U.S. federal income tax purposes. Aurora will be a qualified foreign corporation only if (1) Aurora Class A ordinary shares are readily tradable on an established securities market in the United States and (2) Aurora is not a PFIC (as discussed below under “—
U.S. Holders—The Domestication—PFIC Considerations
”) for either the taxable year in which the dividend was deemed paid or the preceding taxable year. U.S. Holders should consult their tax advisors regarding the availability of such preferential rates of taxation.

(b)	Application of Section 367 to U.S. Holders that Own Less Than 10% of Aurora
A U.S. Holder who, on the date of the Domestication, is not a 10% Shareholder but whose Aurora stock has a fair market value of $50,000 or more should recognize gain (but not loss) with respect to the Domestication unless such U.S. Holder elects to include the “all earnings and profits amount” in income as described below. Any such gain should be equal to the excess of the fair market value of such share of Better Home & Finance Class A common stock received over the U.S. Holder’s adjusted basis in the Aurora Class A ordinary shares surrendered in exchange therefor.
In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may make an election to include in income the “all earnings and profits amount” attributable to its Aurora Class A ordinary shares under Section 367(b) of the Code, in which case such U.S. Holder’s tax treatment would generally be the same as that described above in “
—U.S. Holders—The Domestication—Section
 367—Application of Section
 367 to U.S. Holders that Own More
than 10% of Aurora
.” There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Domestication is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

(ii)	a complete description of the Domestication;

(iii)	a description of any stock, securities or other consideration transferred or received in the Domestication;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)
a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Aurora establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s Aurora Class A ordinary shares and (B) a representation that the U.S. Holder has notified Aurora (or Better Home & Finance) that the U.S. Holder is making the election; and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.
In addition, the election must be attached by an electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. Holder must send notice of making the election to Aurora or Better Home & Finance no later than the date such tax return is filed. There is no assurance that Aurora will timely provide the required information for making this election.
Aurora does not expect to have significant, if any, cumulative earnings and profits through the date of the Domestication and if that proves to be the case, U.S. Holders who make this election are not expected to have a significant income inclusion under Section 367(b) of the Code, provided that the U.S. Holder properly executes the election and complies with the applicable requirements. However, as noted above, if Aurora had positive earnings and profits through the date of the Domestication, a U.S. Holder that makes the election described herein could have an “all earnings and profits amount” with respect to its Aurora Class A ordinary shares, and thus could be required to include that amount in income as a deemed dividend as a result of the Domestication.
EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING AN ELECTION TO INCLUDE IN INCOME THE “ALL EARNINGS AND PROFITS AMOUNT” AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH ELECTION.

(c)	Application of Section 367 to U.S. Holders that Own Aurora Class A Ordinary Shares with a Fair Market Value of Less Than $50,000
A U.S. Holder who, on the date of the Domestication, is not a 10% Shareholder and whose Aurora Class A ordinary shares have a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication and should not be required to include any part of the “all earnings and profits amount” in income.
EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE EFFECT OF SECTION 367 OF THE CODE IN CONNECTION WITH THE DOMESTICATION.

3.	PFIC Considerations
In addition to the discussion under the heading “
—U.S. Holders—The Domestication—Section
 367
” above, the Domestication could be a taxable event to a U.S. Holder if Aurora is considered a PFIC for U.S. federal income tax purposes during any taxable year that is included in the holding period of such U.S. Holder of Aurora Class A ordinary shares or Aurora warrants.

(a)	PFIC Definition and Start-Up Exception
A
non-U.S.
corporation will generally be a PFIC for U.S. federal income tax purposes for any taxable year if either (i) at least 75% of its gross income in such year is passive income or (ii) at least 50% of its assets in such year (ordinarily based on quarterly averaging) produce passive income or are held for the production of passive income. Based upon the composition of its income and assets and because Aurora is a blank check company with no current business activities, Aurora believes that it likely would be considered a PFIC except to the extent the
“start-up
exception” applies.
Under the
start-up
exception, a foreign corporation that would otherwise be treated as a PFIC will not be a PFIC for the first taxable year the corporation has gross income (the
“start-up
year”), if: (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up
year; and (iii) the corporation is not in fact a PFIC for either of those years. Aurora was formed in 2020, but there were no Aurora Class A ordinary shares or Aurora warrants outstanding until Aurora completed its initial public offering in 2021. Aurora has determined that its start-up
year is 2021 because Aurora did not realize gross income until 2021. If the Domestication is completed in 2021, Aurora believes that the start-up
exception should apply to prevent Aurora from being treated as a PFIC during its taxable year ending in 2021 on the date of the Domestication, which taxable year would be the only taxable year of Aurora prior to the Domestication in which Aurora Class A ordinary shares or Aurora warrants were outstanding. However, there is no guarantee that the Domestication will be completed in 2021. If the Domestication is not completed until 2022 (or a later year), Aurora would not qualify for the start-up
exception.
The following discussion summarizes the effect of the PFIC rules on the Domestication to U.S. Holders in the event Aurora does not qualify for the start-up
exception.

(b)	Application of PFIC Rules to U.S. Holders if Aurora Does Not Qualify for Start-Up Exception
As discussed above, Aurora believes that it would likely be considered a PFIC in 2021 for U.S. federal income tax purposes, unless it qualifies for the start-up
exception. If Aurora is a PFIC in 2021 for U.S. federal income tax purposes, U.S. Holders could be subject to adverse U.S. federal income tax consequences under the PFIC rules as a result of the Domestication. These rules are discussed in the immediately following paragraphs.
Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code were promulgated in 1992, with a proposed retroactive effective date once they become finalized. If finalized in their present form, those proposed Treasury Regulations would require gain recognition by U.S. Holders with respect to their Aurora Class A ordinary shares and Aurora warrants surrendered in the Domestication if Aurora were classified as a PFIC at any time during such U.S. Holder’s holding period in such Aurora Class A ordinary shares or Aurora warrants unless such U.S. Holder made a timely and effective QEF Election or mark-to-market
election (each as defined below) with respect to such Aurora Class A ordinary shares or Aurora warrants. The tax on any such recognized gain would be imposed based on a complex set of computational rules.
Under these rules:

•	the U.S. Holder’s gain, if any, would generally be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Aurora Class A ordinary shares or Aurora warrants (as applicable);

•
the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Aurora was a PFIC, would generally be taxed as ordinary income;

•
the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would generally be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax would generally be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

Neither a QEF Election nor
mark-to-market
election is currently available with respect to warrants. Therefore, if the proposed Treasury Regulations are finalized in their current form, it is possible gain recognition would be required with respect to Aurora warrants in the Domestication, effectively without an exception relating to the existence of a QEF Election or mark-to-market
election.
In addition, such proposed Treasury Regulations would provide coordination rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations under Section 1291(f) of the Code applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the shareholder to recognize gain or include an amount in income as discussed above under “—
U.S. Holders—The Domestication—Section
 367
,” the gain realized on the transfer would be taxable under Section 1291(f) of the Code as discussed above. The excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain taxable under Section 1291(f) of the Code would be taxable as provided under Section 367(b) of the Code.
It is impossible to predict whether, in what form, and with what effective date final Treasury Regulations under Section 1291(f) of the Code will be adopted. Therefore, if Aurora is determined to be a PFIC, U.S. Holders of Aurora Class A ordinary shares (for which no QEF election or mark-to-market
election is in effect) or Aurora warrants may be subject to adverse tax consequences by reason of the Domestication.

(c)	QEF Election and Mark-to-Market Election
The impact of the PFIC rules on a U.S. Holder of Aurora Class A ordinary shares depends on whether the U.S. Holder has made a timely and effective election to treat Aurora as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Aurora Class A ordinary shares during which Aurora qualified as a PFIC (a “QEF Election”). The QEF Election is made on a shareholder-by-shareholder
basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a “PFIC Annual Information Statement,” to a timely filed U.S. federal income tax return for the tax year to which the election relates. If applicable, U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a QEF Election under their particular circumstances. A U.S. Holder’s ability to make a QEF Election with respect to Aurora is contingent upon, among other things, the provision by Aurora of a “PFIC Annual Information Statement” to such U.S. Holder. If the Domestication is completed after 2021, upon written request, Aurora will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF Election. There is no assurance, however, that Aurora would timely provide such required information. A QEF Election is not available with respect to Aurora warrants.
The impact of the PFIC rules on a U.S. Holder of Aurora Class A ordinary shares also depends on whether the U.S. Holder has made an election under Section 1296 of the Code. U.S. Holders who hold (directly or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is regularly traded on certain established exchanges (a
“mark-to-market
election”). No assurance can be given that the Aurora Class A ordinary shares are considered to be regularly traded for purposes of the mark-to-market
election or whether the other requirements of this election are satisfied. A mark-to-market
election is not available with respect to Aurora warrants.
EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR CONCERNING THE EFFECT OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, THE APPLICABILITY OF THE
START-UP

EXCEPTION, THE IMPLICATIONS OF PROPOSED PFIC REGULATIONS, WHETHER A QEF ELECTION, A
MARK-TO-MARKET ELECTION
OR ANY OTHER ELECTION IS AVAILABLE, AND THE CONSEQUENCES OF ANY SUCH ELECTION.

B.	Redemption of Better Home & Finance Class A Common Stock Received in the Domestication
The U.S. federal income tax consequences to a U.S. Holder of Better Home & Finance Class A common stock (which is received in the Domestication in exchange for Aurora Class A ordinary shares) that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of its Better Home & Finance Class A common stock will depend on whether the redemption qualifies as a sale of the Better Home & Finance Class A common stock redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. If the redemption qualifies as a sale of such U.S. Holder’s Better Home & Finance Class A common stock redeemed, such U.S. Holder will generally be treated as described below under “—
U.S. Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Sale, Exchange, or Other Taxable Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants
.”
The redemption of Better Home & Finance Class A common stock will generally qualify as a sale of the Better Home & Finance Class A common stock redeemed if such redemption (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in Better Home & Finance or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.
For purposes of such tests, a U.S. Holder takes into account not only Better Home & Finance Class A common stock directly owned by such U.S. Holder, but also shares of Better Home & Finance Class A common stock that are constructively owned by such U.S. Holder. A redeeming U.S. Holder may constructively own, in addition to Better Home & Finance Class A common stock owned directly, Better Home & Finance Class A common stock owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any Better Home & Finance Class A common stock such U.S. Holder has a right to acquire by exercise of an option, which would generally include Better Home & Finance Class A common stock that could be acquired pursuant to the exercise of the Better Home & Finance warrants.
The redemption of Better Home & Finance Class A common stock will generally be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of Better Home & Finance outstanding voting shares that such U.S. Holder directly or constructively owns immediately after the redemption is less than 80 percent of the percentage of Better Home & Finance outstanding voting shares that such U.S. Holder directly or constructively owned immediately before the redemption. There will be a complete termination of such U.S. Holder’s interest if either (i) all of the Better Home & Finance stock directly or constructively owned by such U.S. Holder is redeemed or (ii) all of the Better Home & Finance stock directly owned by such U.S. Holder is redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of the Better Home & Finance stock owned by certain family members and such U.S. Holder does not constructively own any other Better Home & Finance stock. The redemption of Better Home & Finance Class A common stock will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in Better Home & Finance. Whether the redemption will result in a meaningful reduction in such U.S. Holder’s proportionate interest will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the above tests is satisfied, a redemption will be treated as a distribution with respect to the Better Home & Finance Class A common stock. The U.S. federal income tax consequences of distributions on Better Home & Finance Class A common stock are described below under “
—U.S. Holders—Ownership and

Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Distributions on Better Home
 & Finance Class
 A Common Stock
.” After the application of those rules, any remaining tax basis of the U.S. Holder in the Better Home & Finance Class A common stock redeemed should generally be added to the U.S. Holder’s adjusted tax basis in its remaining Better Home & Finance stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Better Home & Finance warrants or possibly in other Better Home & Finance stock constructively owned by such U.S. Holder.
Because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to shares of Better Home & Finance Class A common stock, U.S. Holders exercising such redemption rights should be subject to the tax consequences of the Domestication, including those discussed above under “
—U.S. Holders—The Domestication—Section
 367
” and “
—U.S. Holders—The Domestication—PFIC Considerations
.” All U.S. Holders considering exercising such redemption rights are urged to consult with their tax advisors with respect to the tax consequences to them of the Domestication and exercise of such redemption rights.
ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF A REDEMPTION OF ALL OR A PORTION OF THEIR SHARES OF BETTER HOME & FINANCE CLASS A COMMON STOCK PURSUANT TO AN EXERCISE OF REDEMPTION RIGHTS.

C.	The Mergers
The Mergers should not result in U.S. federal income tax consequences to U.S. Holders of Better Home & Finance Class A common stock or Better Home & Finance warrants that were received in the Domestication in exchange for Aurora Class A ordinary shares or Aurora warrants.

D.	Ownership and Disposition of Better Home & Finance Class A Common Stock and Better Home & Finance Warrants Received in the Domestication

1.	Distributions on Better Home & Finance Class A Common Stock
A U.S. Holder generally will be required to include in gross income as a dividend the amount of any cash distribution or the fair market value of any other property distributed with respect to shares of Better Home & Finance Class A common stock, to the extent the distribution is paid out of the current or accumulated earnings and profits of Better Home & Finance (as determined under U.S. federal income tax principles). Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of Better Home & Finance Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of Better Home & Finance Class A common stock and will generally be treated as described below under “—
U.S. Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Sale, Exchange or Other Taxable Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants
.”
Dividends that Better Home & Finance pays to a U.S. Holder that is a taxable corporation may qualify for a dividends received deduction if certain holding period and other requirements are satisfied. Subject to certain exceptions and provided certain holding period and other requirements are satisfied, dividends that Better Home & Finance pays to a non-corporate U.S.
Holder may be taxed as “qualified dividend income” at preferential tax rates accorded to long-term capital gains. It is unclear whether the redemption rights described herein with respect to Better Home & Finance Class A common stock may have suspended the running of the applicable holding period for this purpose.

2.	Sale, Exchange or Other Taxable Disposition of Better Home & Finance Class A Common Stock and Better Home & Finance Warrants
Upon a sale or other taxable disposition of Better Home & Finance Class A common stock or Better Home & Finance warrants, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on such sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in the applicable shares of Better Home & Finance Class A common stock or Better Home & Finance warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Better Home & Finance Class A common stock or Better Home & Finance warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights described herein with respect to the shares of Better Home & Finance Class A common stock may have suspended the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S.
Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

3.	Exercise, Lapse, or Redemption of a Better Home & Finance Warrant
Except as discussed below with respect to the cashless exercise of a Better Home & Finance warrant, a U.S. Holder generally will not recognize taxable gain or loss as a result of the acquisition of shares of Better Home & Finance Class A common stock upon exercise of a Better Home & Finance warrant for cash. The U.S. Holder’s tax basis in the share of Better Home & Finance Class A common stock received upon exercise of the Better Home & Finance warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Better Home & Finance warrant and the exercise price of such Better Home & Finance warrant. It is unclear whether a U.S. Holder’s holding period for the shares of Better Home & Finance Class A common stock received upon exercise of the Better Home & Finance warrant will commence on the date of exercise of the Better Home & Finance warrant or the day following the date of exercise of the Better Home & Finance warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Better Home & Finance warrant. If a Better Home & Finance warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Better Home & Finance warrant. The deductibility of capital losses is subject to limitations.
The tax consequences of a cashless exercise of a Better Home & Finance warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the shares of Better Home & Finance Class A common stock received generally should equal the U.S. Holder’s tax basis in the Better Home & Finance warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the shares of Better Home & Finance Class A common stock would be treated as commencing on the date of exercise of the Better Home & Finance warrant or the day following the date of exercise of the Better Home & Finance warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares of Better Home & Finance Class A common stock received would include the holding period of the Better Home & Finance warrant.
It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of Better Home & Finance warrants having a value equal to the exercise price for the total number of Better Home & Finance warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Better Home & Finance warrants deemed surrendered and the U.S. Holder’s tax basis in the Better Home & Finance warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the shares of Better Home & Finance Class A common stock received would equal the sum of the U.S. Holder’s tax basis in the Better Home & Finance warrants exercised and the exercise price of such Better Home & Finance warrants. It is unclear whether a U.S. Holder’s holding period for the shares of Better Home & Finance Class A common stock would commence on the date of exercise of the Better Home & Finance warrant or the day following the date of exercise of the Better Home & Finance warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Better Home & Finance warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the shares of Better Home & Finance Class A common stock received, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If Better Home & Finance redeems Better Home & Finance warrants for cash or if Better Home & Finance purchases Better Home & Finance warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—
U.S. Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication
—
Sale, Exchange or Other Taxable Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants
.”

4.	Possible Constructive Distributions
The terms of each Better Home & Finance warrant provide for an adjustment to the exercise price of the Better Home & Finance warrant or an increase in the shares of Better Home & Finance Class A common stock issuable on exercise in certain circumstances. An adjustment made pursuant to a bona fide, reasonable, adjustment formula which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Better Home & Finance warrants would, however, be treated as receiving a constructive distribution from Better Home & Finance if, for example, the adjustment increases the U.S. Holder’s proportionate interest in Better Home & Finance’s assets or earnings and profits (e.g., through a decrease to the exercise price or an increase in the number of shares of Better Home & Finance Class A common stock that would be obtained upon exercise) as a result of a distribution of cash or other property with respect to shares of Better Home & Finance Class A common stock. Such a constructive distribution to a U.S. Holder of Better Home & Finance warrants would generally be treated as if such U.S. Holder had received a cash distribution from Better Home & Finance in an amount equal to the fair market value of such increased interest, taxed under principles similar to those described in “—
U.S. Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication
—
Distributions on Better Home
 & Finance Class
 A Common Stock
.” The rules governing constructive distributions as a result of certain adjustments with respect to a Better Home & Finance warrant are complex, and U.S. Holders are urged to consult their tax advisors on the potential existence and tax consequences of any such constructive distribution with respect to a Better Home & Finance warrant.
II.    NON-U.S.
HOLDERS
As used herein, a
“non-U.S.
Holder” is a beneficial owner of Aurora securities or Better Home & Finance securities (as applicable) that is not a U.S. Holder.

A.	The Domestication
Aurora does not expect the Domestication to result in adverse U.S. federal income tax consequences to
non-U.S.
Holders of Aurora Class A ordinary shares or Aurora warrants.

B.	Redemption of Better Home & Finance Class A Common Stock Received in the Domestication
The U.S. federal income tax consequences to a
non-U.S.
Holder of Better Home & Finance Class A common stock (which is received in the Domestication in exchange for Aurora Class A ordinary shares) that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of its Better Home & Finance Class A common stock will depend on whether the redemption qualifies as a sale of the Better Home & Finance Class A common stock redeemed, as described above under “—
U.S. Holders—Redemption of

Better Home
 & Finance Class
 A Common Stock Received in the Domestication
.” If such a redemption qualifies as a sale of Better Home & Finance Class A common stock, the U.S. federal income tax consequences to the
non-U.S.
Holder will be as described below under “—
Non-U.S.
Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Sale, Exchange or Other Taxable Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants
.” If such a redemption does not qualify as a sale of Better Home & Finance Class A common stock, the
non-U.S.
Holder will be treated as receiving a distribution, the U.S. federal income tax consequences of which are described below under “
—Non-U.S.
Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Distributions on Better Home
 & Finance Class
 A Common Stock
.”

C.	The Mergers
The Mergers should not result in U.S. federal income tax consequences to
non-U.S.
Holders of Better Home & Finance Class A common stock or Better Home & Finance warrants that were received in the Domestication in exchange for Aurora Class A ordinary shares or Aurora warrants.

D.	Ownership and Disposition of Better Home & Finance Class A Common Stock and Better Home & Finance Warrants Received in the Domestication

1.	Distributions on Better Home & Finance Class A Common Stock
In general, any distributions made to a
non-U.S.
Holder with respect to Better Home & Finance Class A common stock, to the extent paid out of Better Home & Finance current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such
non-U.S.
Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such
non-U.S.
Holder), will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such
non-U.S.
Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E,
as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the
non-U.S.
Holder’s adjusted tax basis in its Better Home & Finance Class A common stock and then, to the extent such distribution exceeds the
non-U.S.
Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such Better Home & Finance Class A common stock, which will be treated as described below under “—
Non-U.S.
Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Sale, Exchange or Other Taxable Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants
.”
Dividends paid by Better Home & Finance to a
non-U.S.
Holder that are effectively connected with such
non-U.S.
Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such
non-U.S.
Holder) will generally not be subject to U.S. withholding tax, provided such
non-U.S.
Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form
W-8ECI).
Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the
non-U.S.
Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

2.	Sale, Exchange or Other Taxable Disposition of Better Home & Finance Class A Common Stock and Better Home & Finance Warrants
A
non-U.S.
Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Better Home & Finance Class A common stock or Better Home & Finance warrants unless:

(i)
such
non-U.S.
Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

(ii)
the gain is effectively connected with a trade or business of such
non-U.S.
Holder in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such
non-U.S.
Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, and any such gain of a
non-U.S.
Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

(iii)
Better Home & Finance is or has been a U.S. real property holding corporation at any time during the shorter of the five-year period preceding such disposition and such
non-U.S.
Holder’s holding period and either (A) Better Home & Finance Class A common stock and Better Home & Finance warrants are not regularly traded on an established securities market or (B) such
non-U.S.
Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such
non-U.S.
Holder’s holding period, more than 5 percent of such securities, as applicable.

If paragraph (iii) above applies to a
non-U.S.
Holder, gain recognized by such
non-U.S.
holder on the sale, exchange or other disposition of Better Home & Finance Class A common stock or Better Home & Finance warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such Better Home & Finance Class A common stock or Better Home & Finance warrants from a
non-U.S.
Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Better Home & Finance will be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Better believes it is not and has not been a U.S. real property holding company.

3.	Exercise, Lapse, or Redemption of a Better Home & Finance Warrant
The U.S. federal income tax treatment of
a non-U.S. Holder’s
exercise of a Better Home & Finance warrant, or the lapse of a Better Home & Finance warrant held by a non-U.S. Holder,
generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant held by a U.S. Holder, as described above under “
—U.S. Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Exercise, Lapse, or Redemption of Better Home
 & Finance Warrants,
” although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described above under “
—Non-U.S.
Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Sale, Exchange, or Other Taxable Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants
.” If Better Home & Finance redeems Better Home & Finance warrants for cash or if it purchases Better Home & Finance warrants in an open market transaction, such redemption or purchase generally will be treated as a disposition to the non-U.S. Holder,
the consequences of which would be similar to those described above under “
—Non-U.S.
Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Sale, Exchange, or Other Taxable Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants
.”

4.	Possible Constructive Distributions
As described above under “
—U.S. Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Possible Constructive Distributions
,” certain adjustments with respect to the Better Home & Finance warrants may give rise to a constructive distribution, the consequences of which would be similar to those described above under “
—Non-U.S.
Holders—Ownership and Disposition of Better Home
 & Finance Class
 A Common Stock and Better Home
 & Finance Warrants Received in the Domestication—Distributions on Better Home
 & Finance Class
 A Common Stock
.” The rules governing constructive distributions as a result of certain adjustments with respect to a Better Home & Finance warrant are complex, and
non-U.S.
Holders are urged to consult their tax advisors on the potential existence and tax consequences of any such constructive distribution with respect to a Better Home & Finance warrant.

5.	Information Reporting Requirements and Backup Withholding
Information returns may be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of Better Home & Finance Class A common stock or Better Home & Finance warrants. A
non-U.S.
Holder may have to comply with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establish an exemption from information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. The amount of any backup withholding from a payment to a
non-U.S.
Holder will generally be allowed as a credit against such
non-U.S.
Holder’s U.S. federal income tax liability and may entitle such
non-U.S.
Holder to a refund, provided that the required information is furnished by such
non-U.S.
Holder to the IRS in a timely manner.

6.	Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Better Home & Finance Class A common stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to, among other things, report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain
non-U.S.
entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if allowed under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Better Home & Finance Class A common stock is held will affect the determination of whether such withholding and reporting is required. Similarly, dividends in respect of Better Home & Finance Class A common stock held by an investor that is a non-financial
non-U.S.
entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in Better Home & Finance Class A securities.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
Introduction
The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of
Regulation S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses” to give effect to the acquisition of Better by Aurora (the “Business Combination”) and the related proposed financing transactions.
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Aurora and the historical financial statements of Better as adjusted to give effect to the Business Combination and the related proposed financing transactions. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 depicts the accounting for the Business Combination and the related proposed financing transaction adjustments assuming those adjustments were made as of June 30, 2021 (“pro forma balance sheet transaction accounting adjustments”). The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 depicts the effect of the pro forma balance sheet transaction accounting adjustments assuming those adjustments were made as of January 1, 2020 (“pro forma statements of operations transaction accounting adjustments”). Collectively, pro forma balance sheet transaction accounting adjustments and pro forma statements of operations transaction accounting adjustments are “transaction accounting adjustments.”
The assumptions and estimates underlying the transaction accounting adjustments to the unaudited pro forma condensed combined financial information are described in the accompanying notes, which should be read in conjunction with the following:

•	Aurora’s unaudited financial statements and related notes as of and for the six months ended June 30, 2021 included elsewhere in this proxy statement/prospectus.

•	Aurora’s audited financial statements and related notes as of and for the year ended December 31, 2020 included elsewhere in this proxy statement/prospectus.

•	Better’s unaudited condensed consolidated financial statements and related notes as of and for the six months ended June 30, 2021 included elsewhere in this proxy statement/prospectus.

•	Better’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2020 included elsewhere in this proxy statement/prospectus.

•	Aurora’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this proxy statement/prospectus.

•	Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this proxy statement/prospectus.

•	Risk Factors included elsewhere in this proxy statement/prospectus.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination and the related proposed financing transactions been completed as of the dates indicated, nor do they purport to project the future financial position or results of operations of the combined company. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination and related proposed financing transactions.

The transaction accounting adjustments reflecting the consummation of the Business Combination and related proposed financing transactions are based on certain currently available information and certain assumptions and methodologies that Aurora believes are reasonable under the circumstances. The transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the transaction accounting adjustments, and it is possible that the difference may be material. Aurora believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related proposed financing transactions based on information available to management at this time.
Description of the Business Combination and Related Transactions
Prior to closing of the Business Combination (the “Closing”), Aurora will migrate from the Cayman Islands and domesticate as a Delaware corporation (“Domestication”). Upon completion of the Domestication, there will be three classes of common stock outstanding: Better Home & Finance Class A common stock with one vote per share, Better Home & Finance Class B common stock with three votes per share, and non-voting
Better Home & Finance Class C common stock.
Following the Domestication, Aurora, Aurora Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Aurora (“Merger Sub”), and Better will cause Merger Sub to be merged with and into Better, with Better being the surviving corporation (“First Merger”). Upon consummation of the First Merger, Better will be merged with and into Aurora, with Aurora being the surviving corporation, and renamed to Better Home & Finance Holding Company (“Better Home & Finance”).
Pursuant to the Merger Agreement, Aurora has agreed to acquire all the outstanding equity interests from the Better Stockholders for approximately $6.9 billion, which will consist of a fixed payment amount in cash (“Cash Consideration”) of $950.0 million and equity consideration in the form of (i) issuance of shares of Better Home & Finance Class A, Better Home & Finance Class B and Better Home & Finance Class C common stock (“Stock Consideration”) at $10.00 per share, subject to certain adjustments, and (ii) rollover of vested and unvested Better Options, Better RSUs, Better Restricted Stock and Better Warrants. Concurrently with the Merger Agreement, Aurora agreed to sell 150 million shares of Better Home & Finance common stock to investors, for an aggregate of $1.5 billion of proceeds, referred to as the “PIPE Investment.” Upon Closing, all outstanding shares of common stock (inclusive of shares of converted preferred stock) of Better will be cancelled in exchange for the right to receive an amount in cash, shares of Better Home & Finance common stock, or a combination thereof, as adjusted in accordance with the Merger Agreement.
In addition, upon consummation of the Business Combination, the Promissory Note will be repaid to Aurora’s sponsor, and Better’s executive officers will repay their outstanding notes receivable from Better, which were used to fund the early exercise of options (collectively, the “Related Transactions”).
The Cash Consideration will be funded with Available Aurora Cash as of the Closing, including cash in Aurora’s Trust Account and proceeds from the PIPE Investment. To the extent not used to pay the Cash Consideration, the remaining proceeds from the PIPE Investment and Aurora’s Trust Account after any redemptions and funding thereof by the Sponsor pursuant to the Redemption Subscription Agreement will be used as working capital and for general corporate purposes by Better Home & Finance.
Aurora and the Sponsor have also entered into a Sponsor Agreement, pursuant to which the Sponsor will forfeit upon Closing 50% of the Aurora Private Placement Warrants and 20% of the Sponsor’s shares of Aurora Class A common stock as of the Closing will become subject to transfer restrictions, contingent upon the price of Better Home & Finance Class A common stock exceeding certain thresholds (“Sponsor
Locked-Up
Shares”). The Sponsor
Locked-Up
Shares will be released in three tranches if the volume weighted average price (“VWAP”) of Better Home & Finance exceeds certain price thresholds:
(i) one-third
of such shares will be

released if VWAP for any 20 trading days during any consecutive 30 trading day period exceeds $12.50 per share,
(ii) one-third
of such shares will be released if the VWAP for any 20 trading days during any consecutive 30 trading day period exceeds $15.00 per share, and
(iii) one-third
of such shares will be released if the VWAP for any 20 trading days during any consecutive 30 trading day period exceeds $17.50 per share. In addition to the transfer restriction, upon certain change in control events included in the Sponsor Agreement, if there is a change in control event within five years following the Closing, the shares which have not reached the thresholds stated above will be forfeited. If after five years there is no such change in control event, the lock-up period will go on in perpetuity until the price thresholds are met. Refer to the Sponsor Agreement, a copy of which is attached to this proxy statement/prospectus as Annex K, for additional details. The Sponsor
Locked-Up
Shares continue to be evaluated for the appropriate classification. However, currently the Sponsor
Locked-up
Shares are treated as an equity contract that is not considered indexed to Better Home & Finance’s own Class A common stock, because the occurrence or non-occurrence
of a change in control event may impact the ultimate number of shares that remain outstanding, which is not a fair value input of a forward or option pricing model on equity shares. The Sponsor
Locked-Up
Shares will be initially recorded as a liability at fair value at the Closing and remeasured in each reporting period with the change in market value recorded in earnings.
There is no specified maximum redemptions threshold stipulated under the Merger Agreement. However, the consummation of the Business Combination is conditioned upon, among other things, the cash amount in the Trust Account, plus $1.5 billion from the PIPE Investment being available (“Minimum Available Cash Amount”).
Two scenarios are considered in the unaudited pro forma condensed combined financial information presentation herein:

•
Assuming No Redemptions
– This scenario assumes that none of the Aurora shareholders will elect to redeem their Aurora Class A ordinary shares for a pro rata portion of cash in the Trust Account, and thus the full amount of $278.0 million held in the Trust Account is available for the Business Combination.

•
Assuming Maximum Redemptions Subject to Backstop
– This scenario assumes that Aurora shareholders will redeem approximately 17.3 million shares of their Aurora Class A ordinary shares for an aggregate redemption payment of $173.5 million. The aggregate redemption payment was calculated based on the Redemption Subscription Agreement, in which the Sponsor agreed to purchase the number of shares of Aurora Class A ordinary shares equal to the number of shares that Aurora’s public shareholders have elected to redeem. Subject to the Aurora Support Agreement, the Sponsor and Shravin Mittal who owns his shares through Unbound HoldCo Ltd., each a Major Aurora Shareholder and, in the case of Mr. Mittal, a member of the board of directors of Aurora, have agreed to waive their redemption rights in connection with the consummation of the Business Combination with respect to any ordinary shares held by them. The Major Aurora Shareholders own collectively 7.0 million shares, which have been excluded from the maximum redemptions calculation as the shares will not be redeemed. As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem, the pro forma combined balance sheet and income statement under the maximum redemptions scenario is the same as under the no redemptions scenario. The only difference in the maximum and no redemptions scenarios is the ownership of the Sponsor and Aurora unaffiliated public shareholders in Better Home & Finance common stock.

The following represents the aggregate consideration, exclusive of Sponsor
Locked-Up
Shares ($ in thousands):

Assuming No Redemptions and Maximum Redemptions (1)
Cash Consideration	$ 950,000
Rollover of Better Options, Better Warrants, Better RSUs and Better Restricted Stock (2)(3)	918,792
Shares issued to Better Stockholders (2)	5,031,208

Total Consideration	$6,900,000

(1)
As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem under the Redemption Subscription Agreement, the consideration and per share value of the shares of Better Home & Finance Class A common stock held by Aurora’s non-redeeming shareholders under the maximum redemptions scenario is the same as under the no redemptions scenario—the only difference in the maximum and no redemptions scenarios is the ownership of the Sponsor and Aurora unaffiliated public shareholders in Better Home & Finance common stock.

(2)
Rollover of Better Options, Better Warrants, Better Restricted Stock and Better RSUs, together with shares issued to Better Stockholders, is calculated by giving effect to the Share Conversion Ratio. The “Share Conversion Ratio” is the quotient obtained by dividing the Aggregate Merger Consideration by the fully diluted number of shares of Better common stock and common stock equivalents outstanding prior to the effective time of the Merger (collectively referred as “Stock Consideration”).

(3)
The rollover of Better Options, Better Warrants, Better Restricted Stock and Better RSUs were not included in the “total shares at Closing” below, however, they were considered as part of the diluted EPS calculation. The dilutive impact of the Better Options, Better Warrants, Better Restricted Stock, and Better RSUs was calculated using the historical treasury stock method adjusted for the market price and then giving effect to the Share Conversion Ratio.

The following table summarizes the pro forma Better Home & Finance common stock outstanding under both the no redemptions scenario and the maximum redemptions scenario as of June 30, 2021 but gives effect to significant share transactions subsequent to that date:

	Assuming No Redemptions		Assuming Maximum Redemptions
In thousands	Shares	Ownership %	Shares	Ownership %
	(in thousands)		(in thousands)
Aurora public shareholders - Class A common stock	24,300	3.5%	6,951	1.0%
Sponsor - Class A common stock (1)	9,060	1.3%	26,409	3.8%
Better Stockholders - Class A common stock	17,508	2.6%	17,508	2.6%
PIPE investors - Class A common stock (2)	53,913	7.9%	53,913	7.9%
Better Stockholders - Class B common stock (3)	485,613	70.7%	485,613	70.7%
PIPE investors - Class C common stock (4)	96,087	14.0%	96,087	14.0%

Total shares at Closing	686,481	100.0%	686,481	100.0%

(1)
Sponsor
Locked-Up
Shares were excluded due to the fact that they will be contingently issuable shares upon Closing, as they are subject to potential forfeiture in a change of control event. The Sponsor will subscribe for the purchase of 100% of the Aurora Class A Shares redeemed by Aurora’s public shareholders in connection with the Business Combination.

(2)
Includes 20.0 million shares held by Sponsor per Sponsor Subscription Agreement: the Sponsor subscribed for $200.0 million of the $1.5 billion PIPE Investment, which reduces SoftBank’s obligations dollar-for-dollar;
SoftBank has undertaken reasonable efforts to offer other investors the opportunity to participate in the PIPE Investment, and our assumption is that no such other investors have taken up that opportunity for purposes of these pro forma financial statements.

(3)
Better has a side letter agreement with Pine Brook and another Better stockholder where Better has the right to repurchase for de minimis consideration an aggregate amount of 1,898,734 shares of Better Capital Stock prior to the Closing. The purchase of these shares would reduce the number of fully diluted shares of Better Capital Stock outstanding prior to the Mergers and would have an effect on the Better Home & Finance Class A and Better Home & Finance Class B common stock issued to Better Stockholders at the Closing. For pro forma purposes, these shares are considered to be repurchased prior to the Closing and are not included in the fully diluted number of shares of Better Capital Stock outstanding prior to the effective time of the Mergers, as these pro forma financials assume that Better will exercise its right to repurchase the shares from these two investors. The counterparties to this repurchase agreement have contested the enforceability which could result in dilution of the ownership interest of the future shareholders of the Company if Better is not successful in enforcing the repurchase agreement.
(4)
In the second quarter of 2021, SoftBank purchased 20,305,672 shares of Better on the secondary market in addition to the PIPE Investment subscribed in SoftBank Subscription Agreement. In accordance with the SoftBank Subscription Agreement, the maximum voting power of Better Home & Finance common stock owned by SoftBank cannot exceed 9.4% of the outstanding voting power of Better Home & Finance as of the Closing (without giving effect to the Voting Proxy described under “
Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—SoftBank Agreements
”). Therefore, when the 9.4% threshold is exceeded, SoftBank will receive non-voting
Better Home & Finance Class C common stock instead of Better Home & Finance Class A common stock.

The transaction will be accounted for as a reverse recapitalization, because Better has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805
Business Combinations
(“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration both the no redemptions and maximum redemptions scenarios:

•	Better Stockholders will have the largest voting interest in the post-combination company;

•	The board of directors of the post-combination company will have [ ] members, and Better will have the ability to nominate the majority of the initial members of the board of directors;

•
Better management will hold all executive management roles (including Chief Executive Officer, Chief Financial Officer, and Chief Technology Officer, among others) for the post-combination company and be responsible for the day-to-day
operations; and

•	The post-combination company will assume the name Better Home & Finance Holding Company.
Given the facts above, this transaction is treated as a reverse recapitalization, and the Business Combination will be treated as the equivalent of Better issuing stock for the net assets of Aurora, accompanied by a recapitalization. The net assets of Better and Aurora will be stated at historical cost. No goodwill or intangible assets will be recorded in connection with the Business Combination.

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
JUNE 30, 2021
($ in thousands, except share and per share amounts)

			Assuming No Redemptions and Maximum Redemptions (1)
	Aurora Historical	Better Historical	Transaction Accounting Adjustments	Note	Pro Forma
Assets
Cash and cash equivalents	$244	$286,580	$278,006	2a	$1,115,077
	—	—	1,500,000	2b	—
	—	—	(950,000)	2c	—
	—	—	(13,579)	2d	—
	—	—	(32,115)	2e	—
	—	—	(462)	2f	—
	—	—	(20,000)	2g	—
	—	—	66,403	2p	—
Cash held in Trust Account	278,006	—	(278,006)	2a	—
Restricted cash	—	70,080	—		70,080
Mortgage loans held for sale, at fair value	—	4,154,944	—		4,154,944
Other receivables, net	—	62,059	—		62,059
Prepaid expenses and other assets	743	45,626	(6,693)	2d	39,676
Property and Equipment, net	—	24,697	—		24,697
Internal use software and other intangible assets, net	—	40,939	—		40,939
Goodwill	—	10,995	—		10,995
Derivative assets, at fair value	—	16,500	—		16,500

Total Assets	$278,993	$4,712,420	$543,554		$5,534,967

Liabilities, Temporary Equity, and Stockholders’ Equity
Liabilities
Accounts payable and accrued expenses	413	140,637	(5,074)	2d	135,976
Corporate line of credit, net	—	149,256	—		149,256
Warehouse lines of credit	—	3,729,925	—		3,729,925
Escrow payable	—	43,580	—		43,580
Derivative liabilities, at fair value	—	3,656	—		3,656
Convertible preferred stock warrants	—	61,230	(61,230)	2h	—
Other liabilities	—	66,473	37,459	2p	103,932
Related party loans	462	—	(462)	2f	—
Deferred underwriting fee payable	8,505	—	(8,505)	2d	—
Warrant liabilities	20,952	—	(5,312)	2i	15,640
Sponsor Locked-up Shares liability	—	—	11,417	2j	11,417

Total Liabilities	30,332	4,194,757	(31,707)		4,193,382

Temporary Equity
Class A ordinary shares subject to possible redemption, 24,300,287 shares	228,086	—	(228,086)	2k	—

			Assuming No Redemptions and Maximum Redemptions (1)
	Aurora Historical	Better Historical	Transaction Accounting Adjustments	Note	Pro Forma
Convertible preferred stock	—	436,280	(436,280)	2l	—
Stockholders’ Equity
Preference shares, 0.000l par value, 5,000,000 shares authorized, none issued and outstanding	—	—	—		—
Class A common stock	—	—	5	2b	10
	—	—	2	2k	—
	—	—	1	2m	—
	—	—	2	2n	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 3,500,000 shares issued and outstanding (excluding 24,300,287 shares subject to possible redemption)	—	—	—		—
Class B common stock	—	—	49	2o	49
Class B ordinary shares, 0.0001 par value, 50,000,000 shares authorized, 6,950,072 shares issued and outstanding	1	—	(1)	2m	—
Class C common stock	—	—	10	2b	10
Common Stock	—	10	(10)	2l	—
Notes receivable from stockholders	—	(30,482)	28,944	2p	(1,538)
Additional paid-in capital	28,237	108,181	1,499,985	2b	1,360,092
	—	—	(950,000)	2c	—
	—	—	(6,693)	2d	—
	—	—	(31,403)	2e	—
	—	—	61,230	2h	—
	—	—	5,312	2i	—
	—	—	228,084	2k	—
	—	—	436,290	2l	—
	—	—	(2)	2n	—
	—	—	(49)	2o	—
	—	—	(7,663)	2q	—
			(11,417)	2j	—
Retained Earnings (accumulated deficit)	(7,663)	3,870	7,663	2q	(16,842)
	—	—	(20,000)	2g	—
			(712)	2e
Accumulated other comprehensive income (loss)	—	(196)	—		(196)

Total stockholders’ equity	20,575	81,383	1,239,627		1,341,585

Total Liabilities, Temporary Equity, and Stockholders’ Equity	$278,993	$4,712,420	$543,554		$5,534,967

(1)
As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem, the pro forma combined balance sheet under the maximum redemptions scenario is the same as under the no redemptions scenario.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED
JUNE 30, 2021
($ in thousands, except share and per share amounts)

			Assuming No Redemptions and Maximum Redemptions (1)
	Aurora Historical	Better Historical	Transaction Accounting Adjustments	Note	Pro Forma
Revenues:
Mortgage platform revenue, net	$—	$627,257	$—		$627,257
Other platform revenue	—	43,586	—		43,586
Net interest income (expense)
Interest income	—	43,059	—		43,059
Warehouse interest expense	—	(34,326)	—		(34,326)

Net interest income (expense)	—	8,733	—		8,733

Total net revenues	—	679,576	—		679,576

Expenses:
Mortgage platform expenses	—	312,818	—		312,818
General and administrative expenses	—	106,256	—		106,256
Marketing and advertising expenses	—	96,112	—		96,112
Technology and product development expenses	—	59,943	—		59,943
Other platform expenses	—	35,649	—		35,649
Formation and operating costs	1,312	—	—		1,312

Total expenses	1,312	610,778	—		612,090

Income (loss) from operations	(1,312)	68,798	—		67,486
Interest and other expenses, net
Interest and amortization on non-funding debt	—	(4,887)	—		(4,887)
Change in fair market value of convertible preferred stock warrants	—	(62,023)	62,023	3a	—
Interest earned (expense) on marketable securities held in Trust Account	3	—	(3)	3b
Change in fair value of warrant liabilities	(6,035)	—	459	3c	(5,576)
Offering costs allocated to warrants liability	(300)	—	(712)	3d	(1,012)

Total Interest and Other Expense, net	(6,332)	(66,910)	61,767		(11,475)

Income (loss) before income tax expenses	(7,644)	1,888	61,767		56,011
Income tax expense	—	5,540	—	3e	5,540

Net income (loss)	(7,644)	(3,652)	61,767		50,471

Other comprehensive income (loss)
Foreign currency translation adjustment, net of tax	—	(56)	—		(56)

			Assuming No Redemptions and Maximum Redemptions (1)
	Aurora Historical	Better Historical	Transaction Accounting Adjustments	Note	Pro Forma
Comprehensive income (loss)	$(7,644)	$(3,708)	$61,767		$50,415

Net earnings per share
Net loss per share, Class A common stock subject to possible redemption – basic and diluted	0.00	n/a	—		n/a
Weighted-average shares outstanding, Class A common stock subject to possible redemption – basic and diluted	24,300,287	n/a	—		n/a
Net loss per share – basic and diluted	(0.88)	—	—		n/a
Weighted-average shares outstanding – basic and diluted	8,729,045	—	—		n/a
Net earnings per share attributable to Better Holdco, Inc. and Subsidiaries stockholders - basic	—	(0.04)	—		—
Net earnings per share attributable to Better Holdco, Inc. and Subsidiaries stockholders - diluted	—	(0.04)	—		—
Weighted-average shares outstanding - basic	—	84,243,060	—		638,423,000
Weighted-average shares outstanding - diluted	—	84,243,060	—		699,475,000
Net earnings per share – Class A, B and C Common Stock, basic (2)	—	—	—		0.08
Net earnings per share – Class A, B and C Common Stock, diluted (2)	—	—	—		0.07

(1)
As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem, the pro forma combined statement of operations under the maximum redemptions scenario is the same as under the no redemptions scenario.

(2)	Class A, B and C Common Stock all have the same rights to share in the Company’s earnings and dividends

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2020
($ in thousands, except share and per share amounts)

			Assuming No Redemptions and Maximum Redemptions (1)
	Aurora Historical	Better Historical	Transaction Accounting Adjustments	Note	Pro Forma
Revenues:
Mortgage platform revenue, net	$—	$834,530	$—		$834,530
Other platform revenue	—	39,539	—		39,539
Net interest income (expense)
Interest income	—	26,697	—		26,697
Warehouse interest expense	—	(25,189)	—		(25,189)

Net interest income (expense)	—	1,508	—		1,508

Total net revenues	—	875,577	—		875,577

Expenses:
Mortgage platform expenses	—	299,164	—		299,164
General and administrative expenses	—	159,096	20,000	3f	179,096
Marketing and advertising expenses	—	83,554	—		83,554
Technology and product development expenses	—	57,333	—		57,333
Other platform expenses	—	24,210	—		24,210
Formation, transaction and operating costs	20	—	—		20

Total expenses	20	623,357	20,000		643,377

Income (loss) from operations	(20)	252,220	(20,000)		232,200
Interest and other expense, net
Interest and amortization on non-funding debt	—	(50,967)	44,461	3g	(6,506)
Change in fair market value of convertible preferred stock warrants	—	(23,723)	23,723	3h	—
Change in fair market value of bifurcated derivatives	—	36,827	(36,827)	3g	—

Total interest and other expenses, net	—	(37,863)	31,357		(6,506)

Income (loss) before income tax expenses	(20)	214,357	11,357		225,694
Income tax expense (benefit)	—	42,302	(3,502)	3i	38,800

Net income (loss)	(20)	172,055	14,859		186,894

Other comprehensive loss:
Foreign currency translation adjustment, net of tax	—	(125)	—		(125)

Comprehensive income (loss)	$(20)	$171,930	$14,859		$186,769

			Assuming No Redemptions and Maximum Redemptions (1)
	Aurora Historical	Better Historical	Transaction Accounting Adjustments	Note	Pro Forma
Net earnings per share
Net loss per share, Class A common stock subject to possible redemption – basic and diluted	n/a	n/a	—		n/a
Weighted-average shares outstanding, Class A common stock subject to possible redemption – basic and diluted	n/a	n/a	—		n/a
Net loss per share – basic and diluted	(0.00)	n/a	—		n/a
Weighted-average shares outstanding – basic and diluted	6,375,000	—	—		n/a
Net earnings per share attributable to Better Stockholders - basic	n/a	1.02	—		—
Net earnings per share attributable to Better Stockholders - diluted	n/a	0.86	—		—
Weighted-average shares outstanding basic	—	73,121,017	—		670,231,000
Weighted-average shares outstanding diluted	—	119,639,199	—		750,856,000
Net earnings per share – Better Home & Finance Class A, B and C Common Stock, basic (2)	—	—	—		0.28
Net earnings per share – Better Home & Finance Class A, B and C Common Stock, diluted (2)	—	—	—		0.25

(1)
As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem, the pro forma combined income statement under the maximum redemptions scenario is the same as under the no redemptions scenario.

(2)
Better Home & Finance Class A common stock, Better Home & Finance Class B common stock, and Better Home & Finance Class C common stock all have the same rights to share in the Better Home & Finance’s earnings and dividends.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Basis of pro forma presentation
The accompanying unaudited pro forma condensed combined financial information were prepared under the conclusion that the Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). Under this method of accounting, Aurora will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the reverse recapitalization will be treated as the equivalent of Better issuing stock for the net assets of Aurora, accompanied by a recapitalization. Operations prior to the reverse recapitalization will be those of Better.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments in connection with the Business Combination and related proposed financing transactions. Given that the Business Combination is accounted for as a reverse recapitalization, Better’s and Aurora’s direct and incremental transaction costs related to the Business Combination and related proposed financing transactions are offset against the additional paid-in-capital.
The pro forma basic income per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of Better Home & Finance common stock outstanding after the Business Combination and related proposed financing transactions. The pro forma diluted income per share amounts are based upon the number of shares of Better Home & Finance common stock outstanding after the Business Combination and related proposed financing transactions adjusted for the effects of potentially issuable shares, such as those that result from the conversion of options and warrants. The pro forma basic and diluted income per share calculations assume the Business Combination and related proposed financing transactions occurred on January 1, 2020.
Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

a.
Reflects the reclassification of $278.0 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of post-combination company.

b.
Reflects the gross cash proceeds of $1.5 billion generated from the PIPE Investment through the issuance of 53.9 million shares of Better Home & Finance Class A common stock, and 96.1 million shares Better Home & Finance Class C common stock to SoftBank. Of the $1.5 billion, $5 thousand is recorded under Better Home & Finance Class A common stock at par, $10 thousand is recorded under Better Home & Finance Class C common stock at par and the remaining is recorded under additional paid-in-capital.

c.
Reflects the payment of $950.0 million of cash consideration to the Better Stockholders under the no redemptions scenario and maximum redemptions scenario in connection with the Business Combination, which are identical. Based on the Redemption Subscription Agreement, the Sponsor agreed to purchase the number of shares of Aurora Class A ordinary shares equal to the number of shares that Aurora’s public shareholders have elected to redeem.

d.
Reflects the payment of $13.6 million of transaction costs incurred and accrued by Aurora and Better. Of that amount, $8.5 million relates to deferred underwriting fees payable incurred as part of Aurora’s IPO, which will be the cash settled upon the consummation of the Business Combination. The remaining $413 thousand and $4.7 million relates to the payment of direct and incremental transaction costs accrued on the historical balance sheet of Aurora and Better, respectively, as of June 30, 2021.

Better capitalized these $4.7 million of transaction costs which were accrued and recorded in prepaid expenses and other assets. The balance associated with these transaction costs in prepaid expenses and other assets was reclassified into additional paid-in-capital.
In addition, Better capitalized $2.0 million of transaction costs which were recorded as prepaid expenses and other assets; as these transaction costs have already been paid, the related prepaid expenses and other assets will be reclassified to additional paid-in-capital
upon the consummation of the equity offering in accordance with Staff Account Bulletin (“SAB”) Topic 5.A.

e.
Reflects the transaction costs of $32.1 million that are expected to be incurred concurrently with the Business Combination. Of the $32.1 million, $22.7 million relates to legal, third-party advisory, investment banking, and other miscellaneous fees to be incurred by Better, and $8.7 million relates to legal, third-party advisory, investment banking, other miscellaneous fees to be incurred by Aurora. The costs are direct and incremental to the equity offering, accounted for as a reverse recapitalization and in accordance with SAB Topic 5.A will be reflected as a reduction to additional paid-in-capital
and cash and cash equivalents from the proceeds. The remaining transaction costs of $0.7 million incurred by Aurora are allocated to the warrant liability and expensed as part of the Business Combination.

f.	Reflects the payment of $0.5 million Aurora’s Promissory Note upon the consummation of the Business Combination.

g.	Reflects the payment of $20.0 million in transaction-related bonus to Better employees upon the consummation of the Business Combination as noted in the Merger Agreement.

h.
Reflects the reclassification of $61.2 million convertible preferred stock warrant liability to additional paid-in-capital
as post Business Combination, the warrants will become warrants to purchase shares of Better Home & Finance Class A Common Stock and be classified as equity.

i.	Reflects the forfeiture of $5.3 million warrant liabilities to account for the forfeiture of 50% of Aurora Private Placement Warrants held by the Sponsor upon Closing as noted in the Merger Agreement.

j.
Reflects the preliminary estimated fair value of $11.4 million of the Sponsor
Locked-up
Shares subject to vesting, contingent upon the price of Better Home & Finance Class A common stock exceeding certain thresholds. The preliminary fair value was determined using the most reliable information currently available. The actual fair values could change materially once the final valuation is determined upon Closing. Refer to Note 5 for more information.

k.
Represents the reclassification of $228.1 million of 24.3 million Aurora Class A ordinary shares subject to possible redemption to Better Home & Finance Class A common stock and additional paid-in-capital
under both no redemptions and maximum redemptions scenarios. Both the no redemptions and maximum redemptions scenarios are identical, and based on the Redemption Subscription Agreement, the Sponsor agreed to purchase the number of shares of Aurora Class A ordinary shares equal to the number of shares that Aurora’s public shareholders have elected to redeem.

l.
Reflects the conversion of Better’s convertible preferred and common stock triggered by the Business Combination and the reclassification of $436.3 million to additional paid-in-capital,
in connection with Better Home & Finance’s recapitalization.

m.
Reflects the reclassification of $1 thousand par value of Aurora Class B common stock to Better Home & Finance Class A common stock at par value, to account for the conversion of 5.6 million Aurora Class B ordinary shares to Better Home & Finance Class A common stock on a one-for-one
basis (refer to Note 4 herein), and excludes the Sponsor
Locked-Up
Shares.

n.
Reflects the issuance of 17.5 million shares of Better Home & Finance Class A common stock to Better Stockholders, including preferred stockholders, at $0.0001 par value, totaling $2 thousand, as consideration for the Business Combination.

o.
Reflects the issuance of 485.6 million shares of Better Home & Finance Class B common stock to Better Stockholders, including preferred stockholders, at $0.0001 par value, totaling $49 thousand as consideration for the Business Combination.

p.
Reflects the executive officers’ repayment of $66.4 million to Better for the outstanding notes receivable from stockholders due upon the consummation of the Business Combination. Of the $66.4 million, $28.9 million is related to the vested portion of the early exercised options and is eliminated from notes receivable from stockholders on the balance sheet. The remaining $37.5 million is the portion related to early exercised options not yet vested and is reflected within other liabilities.

q.	Reflects the elimination of Aurora’s historical accumulated deficit of $7.7 million.
Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

a.
Reflects the elimination of $62.0 million realized and unrealized change in fair value of convertible preferred stock warrants for the six months ended June 30, 2021, because all of the convertible preferred stock warrants will be reclassified into equity upon Closing. Refer to Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet for further details.

b.	Represents the elimination of $3.0 thousand of interest earned on marketable securities held in Aurora’s Trust Account for the six months ended June 30, 2021.

c.	Reflects the elimination of $0.5 million change in fair value of warrant liabilities for the six months ended June 30, 2021, given that the Sponsor will forfeit 50% of its private placement warrants.

d.	Reflects the allocation of offering costs expected to be incurred by Aurora to the warrant liability.

e.
Reflects the income tax effect of the pro forma adjustments related to the Business Combination calculated using the federal and state blended statutory income tax rate of 25.9% for the six months ended June 30, 2021. Adjustments 3(a), 3(c) and 3(d) above have no tax impact, as the adjustments are permanent book to tax difference items which are not tax effected. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

f.	Reflects the payment of transaction-related bonus of $20.0 million that are payable to Better employees upon the consummation of the Business Combination for the year ended December 31, 2020.

g.
Reflects the elimination of $36.8 million and $44.5 million change in fair value of bifurcated derivatives and interest and amortization on non-funding
debt, respectively, related to the convertible notes, which will be converted upon the Closing, to Better Home & Finance Class A common stock for the year ended December 31, 2020.

h.
Reflects the elimination of $23.7 million change in fair value of convertible preferred stock warrants for the year ended December 31, 2020, all of the convertible preferred stock warrants will be reclassified into equity upon Closing. Refer to Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet for further details.

i.
Reflects the income tax effect of the pro forma adjustments related to the Business Combination calculated using the federal and state blended income tax rate of 25.9% for the year ended December 31, 2020. The pro forma tax adjustment is reflective of the pro forma adjustment described in 3(f) above, adjusted by $6.5 million under the Internal Revenue Code 162(m) deduction limitation on executive compensation for the year ended December 31, 2020. Adjustments 3(g) and 3(h) above have no tax impact, as the adjustments are permanent book to tax difference items which were not historically tax effected. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.
Note 4 — Earnings per Share Information
The pro forma weighted-average shares calculations have been performed for the six months ended June 30, 2021 and for the year ended December 31, 2020 using the historical weighted-average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the transaction occurred on January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted-average shares outstanding for both basic and diluted earnings per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The Sponsor
Locked-Up
Shares are considered to be contingently issuable for earnings per share purposes. As a result, these shares are not included in the weighted-average shares outstanding for both basic and diluted earnings per share as they have not met the required price thresholds under the arrangement nor has there been a change in control event. The Sponsor
Locked-Up
Shares will not be included in basic or diluted earnings per share until the point in which the stock price of those shares reaches an amount which exceeds the applicable thresholds, or a change in control event occurs that would trigger the shares to be released from the lock-up.
The effect of the release of these 1,390,014 shares is potentially dilutive. As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem, the pro forma earnings per share under the maximum redemptions scenario is the same as under the no redemptions scenario.
Pro forma diluted earnings per share is computed by adjusting the net income attributable to Better and the weighted-average shares of common stock outstanding to give effect to potentially dilutive securities. Each class of common stock has equal rights to dividends and earnings. The only difference between the classes is the voting rights for each class.

The unaudited pro forma condensed combined financial information has been prepared assuming the no redemptions and maximum redemptions scenarios:

	For six months ended June 30, 2021		For the year ended December 31, 2020
(in thousands, except per share data)	Assuming No Redemptions and Maximum Redemptions (1)		Assuming No Redemptions and Maximum Redemptions (1)
Pro forma net income attributable to shareholders	$50,471		$186,894
Pro forma weighted-average Common Stock - basic	638,423		670,231

Pro forma Basic earnings per share - Class A, B and C Common Stock (2)	$0.08		$0.28

Pro forma net income attributable to shareholders	50,471		186,894
Pro forma weighted-average Common Stock - diluted	699,475		750,856

Pro forma Diluted earnings per share - Class A, B and C Common Stock (2)	$0.07		$0.25

Pro forma weighted-average shares - Basic
Aurora public shareholders - Class A common stock	24,300	(3)	24,300	(3)
Sponsor - Class A common stock	9,060	(4)	9,060	(4)
Better existing stockholders - Class A common stock (5)	15,836		16,943
PIPE investors - Class A common stock	53,913		53,913
Better existing stockholders - Class B common stock (5)	439,227		469,928
PIPE investors - Class C common stock	96,087		96,087

Total pro forma weighted-average shares - Basic	638,423		670,231

Incremental - Warrants and Options (6)
Better Series C-7 Preferred Warrants	1,652		1,583
Better Options and RSUs	50,020		69,291
Common B Stock Warrants	3,875		3,213
Series C Preferred Stock Warrants (7)	5,505		6,538

Total pro forma weighted-average shares - Diluted	699,475		750,856

(1)
As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem, the pro forma earnings per share under the maximum redemptions scenario is the same as under the no redemptions scenario.

(2)	Class A, B and C Common Stock all have the same rights to share in the Company’s earnings and dividends.
(3)
Under maximum redemptions scenario, Aurora public shareholders will receive 6,951 shares of Class A common stock for the six months ended June 30, 2021 and the year ended December 31, 2020. Considered in combination with the impact to Sponsors shares under the maximum redemptions scenario, which is noted at footnote 4, this does not impact total pro forma weighted-average shares.

(4)
Under maximum redemptions scenario, the Sponsor will receive 26,409 shares of Class A common stock for the six months ended June 30, 2021 and the year ended December 31, 2020. Considered in combination with the impact to Aurora public shares under the maximum redemptions scenario, which is noted at footnote 3, this does not impact total pro forma weighted-average shares.

(5)
The pro forma Class A and Class B common stock has been reduced to reflect the repurchase of 1,898,734 historical shares of Better Capital Stock owned by Pine Brook and another Better stockholder prior to the Closing.

(6)	The dilutive impact of the options, warrants and RSUs was calculated using the historical treasury stock method adjusted for the market price and then giving effect to the Share Conversion Ratio.
(7)
As a result of the Business Combination, the historical Series C Preferred Stock Warrants will rollover into warrants of Better Home & Finance to purchase Class A common stock of Better Home & Finance. These warrants will be reclassified into equity following the transaction.

The following potential outstanding securities were excluded from the computation of pro forma earnings per share, basic and diluted, because their effect would have been anti-dilutive:

	For six months ended June 30, 2021	For the year ended December 31, 2020
	Assuming No Redemptions and Maximum Redemptions (1)	Assuming No Redemptions and Maximum Redemptions (1)
Aurora Warrants (2)	9,237	9,237
Better Options and RSUs (3)	46,668	12,339

	55,905	21,576

(1)
As a result of the Sponsor purchasing the total number of shares that Aurora public shareholders redeem, the pro forma earnings per share under the maximum redemptions scenario is the same as under the no redemptions scenario.

(2)
Includes 6,075,072 Public Warrants, 2,286,686 Private Placement Warrants after giving effect to the 50% forfeiture pursuant to the Sponsor Agreement, and 875,000 Novator Private Placement Warrants vesting at the Closing Date, which are all antidilutive, as their exercise price is $11.50.

(3)	The anti-dilutive impact of the options and warrants was calculated using the historical treasury stock method adjusted for the market price and then giving effect to the Share Conversion Ratio.
Note 5 — Sponsor
Locked-up
Shares
The Sponsor
Locked-up
Shares are expected to be accounted for as a derivative. These shares will become vested contingent upon the price of Better Home & Finance Class A common stock exceeding certain thresholds or upon some strategic events, which include events that are not indexed to Better Home & Finance Class A common stock. The preliminary estimated fair value of the Sponsor
Locked-up
Shares is $11.4 million. The estimated fair value of the Sponsor
Locked-up
Shares was determined by estimating the risk-adjusted time to achieve the performance condition and then running a Finnerty method option pricing formula, which quantifies the value of the restriction as an average strike put option. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:
Current stock price
: the current stock price was set at the June 30, 2021 traded price of $9.91 per share for Aurora, which following the Business Combination will become Better Home & Finance Class A common stock.
Expected volatility
: The expected volatility of 65% was selected based on the median (45.49%) and third-quartile (77.77%) equity volatility calculated using a set of 12 Guideline Public Companies (“GPCs”). Volatility for the GPCs was calculated over a lookback period of 2.2 years (or longest available data for GPCs whose trading history was shorter than 2.2 years), commensurate with the longest expected restriction duration of the earnout shares.
Cost of equity
: 30%, per the May 11, 2021 409A analysis.
Expected duration of the trading restriction
:
0.88-years,
1.58-years
and
2.17-years
for tranche 1, tranche 2, and tranche 3, respectively.
Expected dividend yield
: The expected dividend yield is zero, as we have never declared or paid cash dividends and have no current plans to do so during the expected term.
The actual fair values of Sponsor
Locked-up
Shares are subject to change as additional information becomes available and additional analyses are performed, and such changes could be material once the final valuation is determined at the Closing.

INFORMATION ABOUT AURORA
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Aurora prior to the consummation of the Business Combination.
General
Aurora is a blank check company incorporated on October 7, 2020 as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While Aurora may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, Aurora was initially focused on EMEA technology companies. Aurora has not engaged in any operations to date. Based on Aurora’s business activities, it is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.
On March 8, 2021, Aurora consummated its initial public offering of its units, with each unit consisting of one Class A ordinary share and one-quarter
of one public warrant, which included the full exercise by the underwriters of the over-allotment option. Concurrently with the closing of the offering, the Aurora closed two separate private placements with its Sponsor, and certain executive officers and directors of Aurora, generating $41,400,000 in additional gross proceeds, including 3,500,000 units at a price of $10.00 per unit, for gross proceeds of $35,000,000 and 4,266,667 private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant, for gross proceeds of $6,400,000. The private placement warrants are identical to the warrants sold as part of the units in Aurora’s initial public offering except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company; (2) they (including the shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of Aurora’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares issuable upon exercise of these warrants) are entitled to registration rights.
Following the closing of Aurora’s initial public offering, a total of $225.0 million ($10.00 per unit) of the net proceeds from its initial public offering and the sale of the private placement warrants were placed in the trust account. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasury securities and meeting certain conditions under Rule
2a-7
under the Investment Company Act of 1940, as amended. As of [            ], funds in the trust account totaled $[    ]. These funds will remain in the trust account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the Closing), (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Cayman Constitutional Documents to modify the substance or timing of Aurora’s obligation to redeem 100% of the public shares if it does not complete a business combination by March 8, 2023 and (3) the redemption of all of the public shares if Aurora is unable to complete a business combination by March 8, 2023 (or if such date is further extended at a duly called extraordinary general meeting, such later date), subject to applicable law.
Effecting Aurora’s Initial Business Combination
Fair Market Value of Target Business
The rules of Nasdaq require that Aurora’s business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for the payment of taxes and excluding the amount of any deferred underwriting discount held in trust). Aurora’s board of directors determined that this test was met in connection with the proposed Business Combination.

Shareholder Approval of Business Combination
Aurora is seeking stockholder approval of the Business Combination at the extraordinary general meeting, at which shareholders may elect to redeem their shares, regardless of if or how they vote in respect of the BCA Proposal, into their pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable). Aurora will consummate the Business Combination only if we have net tangible assets of at least $5,000,001 upon such consummation and the Condition Precedent Proposals are approved. Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.
The Sponsor and Unbound HoldCo Ltd., each a Major Aurora Shareholder, have agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Aurora Holder Support Agreement, and waive their redemption rights in connection with the consummation of the Business Combination with respect to any ordinary shares held by them. The ordinary shares held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share
redemption price. As of the date of this proxy statement/prospectus, the Sponsor (including Aurora’s independent directors) owns 20% of the issued and outstanding ordinary shares.
At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or Aurora’s securities, the Sponsor, Better Home & Finance or their respective directors, officers, advisors or respective affiliates may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Condition Precedent Proposals. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of Aurora shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, Better Home & Finance or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) satisfaction of the requirement that holders of a majority of the ordinary shares (or a majority of the Aurora Class B ordinary shares, as applicable), represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the BCA Proposal, the Director Election Proposal, the Stock Issuance Proposal, the Incentive Equity Plan Proposal, the ESPP Proposal and the Adjournment Proposal, (2) satisfaction of the requirement that holders of at least two-thirds
of the ordinary shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the Domestication Proposal and the Organizational Documents Proposals, (3) satisfaction of the Minimum Cash Condition, (4) otherwise limiting the number of public shares electing to redeem and (5) Better Home & Finance’s net tangible assets (as determined in accordance with Rule 3a5 1(g)(1) of the Exchange Act) being at least $5,000,001.
Liquidation if No Business Combination
If Aurora has not completed the Business Combination with Better by March 8, 2023 and has not completed another business combination by such date, in each case, as such date may be extended pursuant to Aurora’s Cayman Constitutional Documents, Aurora will: (1) cease all operations except for the purpose of winding-up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the shares of Better Home & Finance common stock, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest will be net of taxes payable), divided by
the number of then-issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of Aurora’s remaining shareholders and its board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
Sponsor has entered into a letter agreement with Aurora, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their Aurora Class B ordinary shares if Aurora fails to complete its business combination within the required time period. However, if Sponsor owns any public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if Aurora fails to complete a business combination within the allotted time period.
The Sponsor and Aurora’s directors and officers have agreed, pursuant to a written agreement with Aurora, that they will not propose any amendment to the Cayman Constitutional Documents (A) to modify the substance or timing of Aurora’s obligation to allow for redemption in connection with Aurora’s initial business combination or to redeem 100% of its public shares if it does not complete its business combination by March 8, 2023 or (B) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity, unless Aurora provides its public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest will be net of taxes payable), divided
by
the number of then-outstanding public shares. However, Aurora may not redeem its public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.
Aurora expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts held outside the trust account, although it cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing Aurora’s plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, Aurora may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
The proceeds deposited in the trust account could, however, become subject to the claims of Aurora’s creditors, which would have higher priority than the claims of Aurora’s public shareholders. Aurora cannot assure you that the actual per-share
redemption amount received by public shareholders will not be substantially less than $10.00. See the section entitled “
Risk Factors—Risks Related to the Business Combination and Aurora—If third parties bring claims against Aurora, the proceeds held in the trust account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share (which was the offering price per unit in our initial public offering)
.” and other risk factors contained herein. While Aurora intends to pay such amounts, if any, Aurora cannot assure you that Aurora will have funds sufficient to pay or provide for all creditors’ claims.
Although Aurora will seek to have all vendors, service providers (other than Aurora’s independent auditors), prospective target businesses and other entities with which Aurora does business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Aurora’s public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against Aurora’s assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, Aurora’s management will perform an analysis of the alternatives available to it and will enter into an agreement with a third-party that has not executed a waiver only if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where Aurora may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where Aurora is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of Aurora’s public shares, if Aurora has not completed an initial business combination within the required time period, or upon the exercise of a redemption right in connection with an initial business combination, Aurora will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. In order to protect the amounts held in the trust account, Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than Aurora’s independent auditors) for services rendered or products sold to us, or a prospective target business with which Aurora has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Aurora’s indemnity of the underwriters of Aurora’s initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. Aurora has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and Aurora believes that the Sponsor’s only assets are securities of Aurora and, therefore, the Sponsor may not be able to satisfy those obligations. None of Aurora’s other directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, Aurora’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While Aurora currently expects that Aurora’s independent directors would take legal action on Aurora’s behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that Aurora’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, Aurora cannot assure you that due to claims of creditors the actual value of the per-share
redemption price will not be substantially less than $10.00 per share. See the section entitled “
Risk Factors—Risks Related to the Business Combination and Aurora—If third parties bring claims against Aurora, the proceeds held in the trust account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share (which was the offering price per unit in our initial public offering)
.” and other risk factors contained herein.
Aurora will seek to reduce the possibility that the Sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than Aurora’s independent auditors), prospective target businesses and other entities with which Aurora does business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The Sponsor will also not be liable as to any claims under Aurora’s indemnity of the underwriters of the initial public offering against certain liabilities, including liabilities under the Securities Act.
If Aurora files a
winding-up
or bankruptcy petition or an involuntary
winding-up
or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in Aurora’s insolvency estate and subject to the claims of third parties with priority over the claims of Aurora’s shareholders. To the extent any insolvency claims deplete the trust account, Aurora cannot assure you Aurora will be able to return $10.00 per share to Aurora’s public shareholders. Additionally, if Aurora files a winding-up
or bankruptcy petition or an involuntary
winding-up
or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a bankruptcy court could seek to recover some or all amounts received by Aurora’s shareholders. Furthermore, Aurora’s board of directors may be viewed as having breached its fiduciary duty to Aurora’s creditors or may have acted in bad faith, and thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. Aurora cannot assure you that claims will not be brought against us for these reasons. See the section entitled “
Risk Factors—Risks Related to the Business Combination and Aurora—If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced
.”
Aurora’s public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) Aurora’s completion of an initial business combination, and then only in connection with those Aurora Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Cayman Constitutional Documents (A) to modify the substance or timing of Aurora’s obligation to allow redemption in connection with Aurora’s initial business combination or to redeem 100% of the public shares if Aurora does not complete an initial business combination by March 8, 2023 or (B) with respect to any other provision relating to the shareholders’ rights or pre-initial
business combination activity; and (3) the redemption of the public shares if Aurora has not completed an initial business combination by March 8, 2023, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of Aurora warrants will not have any right to the proceeds held in the trust account with respect to the Aurora warrants.
Facilities
Aurora currently maintains its executive offices at 20 North Audley Street, London W1K 6LX, United Kingdom. The cost for this space is included in the $10,000 per month fee that Aurora pays an affiliate of the Sponsor for office space, secretarial and administrative services. Aurora considers its current office space adequate for Aurora’s current operations.
Upon consummation of the Business Combination, the principal executive offices of Better Home & Finance will be located at 3 World Trade Center, 175 Greenwich Street, 59th Floor, New York, NY 10007.
Employees
Aurora currently has three officers. Members of Aurora’s management team are not obligated to devote any specific number of hours to Aurora’s matters but they intend to devote as much of their time as they deem necessary to Aurora’s affairs until Aurora has completed the proposed Business Combination or any other initial business combination. The amount of time that any members of Aurora’s management team will devote in any time period will vary based on whether a target business has been selected for Aurora’s business combination and the current stage of the Business Combination process.
Competition
If Aurora succeeds in effecting the Business Combination, there will be, in all likelihood, significant competition from Better’s competitors. Aurora cannot assure you that, subsequent to the Business Combination, Better will have the resources or ability to compete effectively. Information regarding Better’s competition is set forth in the sections entitled “
Information about Better—Our Competitors
.”

Directors and Executive Officers
Aurora’s current directors and executive officers are as follows:

Name	Age	Position
Arnaud Massenet	55	Chief Executive Officer
Prabhu Narasimhan	40	Chief Investment Officer
Caroline Harding	40	Chief Financial Officer and Director
Thor Björgólfsson	53	Chairman
Shravin Mittal	30	Director
Sangeeta Desai	45	Director
Michael Edelstein	52	Director
Arnaud Massenet
Arnaud Massenet has served as Chief Executive Officer since Aurora’s inception. Mr. Massenet holds a Bachelor of Arts from the Lincoln International School of Business in Paris, France and a Masters of Business Administration from the University of North Carolina. Mr. Massenet started his career in 1994 in banking at Morgan Stanley & Co. He became the Head of Morgan Stanley’s derivatives group in London, United Kingdom, in 1998. In 2003, Mr. Massenet started Lehman Brothers Inc.’s corporate derivatives group (Capital Market) before exiting in 2007 to start South West Capital, a hedge fund focused on real asset investments. Mr. Massenet co-founded
Net-a-Porter
in 1999, largely financed by himself and Richemont Group. He was an active board member for more than 10 years, involved in all important strategic decisions including creation of the Outnet.com, Mr. Porter and Porter Magazine, finally culminating in a
2-step
sale in 2010 and 2015 to the Richemont Group. Mr. Massenet is currently chairman of Grip, a subsidiary of Intros.at Ltd., an artificial intelligence company specialized in organizing virtual conferences for corporate and virtual meetings. He founded Grip in 2015 with two of the largest tech conference organizers; Reed Elsevier plc, and Founders Forum LLP. Mr. Massenet also backed many successful tech companies, including Deliveroo, Care Wish Ltd., Houzz Ltd., Urban Massage Ltd., Highsnobiety Inc., Invincible Ltd., and NGM Ltd., Ozon Ltd., and serves on the board of directors of Ahalife Holdings Inc., a large interior design platform based in New York, New York.
Prabhu Narasimhan
Prabhu Narasimhan has been our chief investment officer since our Company’s inception. Mr. Narasimhan has over 15 years of experience as a lawyer at three leading international law firms, two as partner (Mayer Brown, White & Case and Baker & McKenzie). During his time at White & Case, Mr. Narasimhan held the position of partner and Global Head of Family Offices, advising high net worth family offices on all transactional aspects (mergers and acquisitions, bank finance, tax, structuring and execution) of their investments. Mr. Narasimhan then moved to Baker & McKenzie to found their London headquartered Alternative Capital practice, acting as a senior strategic advisor to multi-billion dollar family offices and private equity funds on multibillion dollar mergers and acquisitions and equity and debt capital markets transactions worldwide. His re-structuring of ATP Media Operations Ltd.’s, or ATP Media, tennis broadcasting rights and his crafting of fiscal stimulus laws in Europe have been widely recognized and commended, particularly by the FT Innovative Lawyers awards. Mr. Björgólfsson and Mr. Narasimhan have worked with each other since they met in 2014. Their shared interests and collaborative relationship, with Mr. Narasimhan serving as Mr. Björgólfsson trusted legal advisor, led them to explore the creation of a dynamic multi-asset investment firm with a developed markets focus, investing in both public and private financial instruments, in addition to selectively undertaking pre-initial public offering private equity investments, most particularly in media and technology. Mr. Narasimhan, together with Mr. Björgólfsson and Mr. Chiehmi Chan, co-founded in 2020 Novator Capital, an affiliate of our sponsor. Additionally, in 2020, Mr. Narasimhan was appointed to the board of directors as a director of the media company, Prime Focus World, N.V.

Caroline Harding
Caroline Harding has been Aurora’s chief financial officer since Aurora’s inception and serves on our board of directors. Ms. Harding qualified as a chartered accountant with Ernst & Young LLP in 2007. Prior to relocating to the Cayman Islands in 2020, Ms. Harding was the chief financial officer for Weybourne Ltd., Sir James Dyson’s family office, where she was a member of a team that oversaw a multi-billion pound portfolio which included the James Dyson Group. During this time, Ms. Harding served as a director of eleven Weybourne Group-related entities, which included the overall holding company responsible for strategy and investments. Ms. Harding was the senior accounting officer for Weybourne Group and the compliance and anti-money laundering officer for its Financial Conduct Authority regulated subsidiary. For the nine years prior to Weybourne, Ms. Harding served as the chief financial officer and director of Exploration Capital Ltd., a family office, for five of her nine years with the company. Exploration Capital manages a diversified global investment portfolio with a particular focus on agricultural and development land in Latin America. Ms. Harding was simultaneously chief financial officer of one of the portfolio companies, a high performance engineering business, Gilo Industries Group Ltd., and successfully re-structured
the accounting and reporting systems of this business.
Thor Björgólfsson
Thor Björgólfsson has served as the Chairman of our board of directors since our Company’s inception. Mr. Björgólfsson graduated from New York University’s Stern School of Business with a degree in finance. He is Iceland’s first billionaire. Mr. Björgólfsson experienced his first significant liquidity event with Bravo Brewery International Ltd., or Bravo Brewery, in St Petersburg, Russia, selling it to Heineken N.V., or Heineken, in 2002. Over the ensuing years he invested in telecommunications, mostly in Eastern Europe and built up generic drugs company Actavis plc, or Actavis (now Allergan plc, or Allergan). Mr. Björgólfsson continues to be an active investor in the emerging economies of Central and Eastern Europe and Latin America through his London-based private equity firm, Novator. He is chairman of Novator and maintains a shareholding in companies including WOM in Chile, data center Verne Global Ltd., or Verne Global, and pharmaceutical company Xantis Pharma AG, or Xantis Pharma.
Shravin Mittal
Shravin Mittal has been a director of Aurora since March 3, 2021. Mr. Mittal is the founder of Unbound and managing director of Bharti Global, the family office of the Bharti family. Unbound is a globally focused long term technology investment arm that aims to build and back technology companies. The firm invests globally across both developed and emerging markets and is focused on building and backing the next generation of
100-year
companies. Unbound has made 17 investments, including investments in Databricks, Snowflake Inc., Asana Inc., mPharma, Iberia Cars24 Ltd., Forto Group Ltd., Syfe Pte. Ltd., and Paack SPV Investments. S.L. Bharti Global has numerous investments in telecommunications, technology, energy and hospitality. Previously, Mr. Mittal was an investor at SoftBank Vision Fund (2016-2017). Prior to that, Mr. Mittal was an assistant director at Better Capital (2014-2015), a Private Equity firm in London. Between 2010 and 2012, Mr. Mittal was the managing director at Bharti Airtel Ltd., in Africa and India. Prior to that, he worked with JPMorgan Chase & Co. in Investment Banking covering media and technology. Mr. Mittal has a Master of Business Administration from Harvard Business School, Class of 2014, and founded Airtel Rising Star Academy (a youth football initiative in Africa and India).
Sangeeta Desai
Sangeeta Desai has been a director of Aurora since March 3, 2021. Ms. Desai is an experienced investor and
C-level
executive, and currently serves on a number of listed and private boards globally. Ms. Desai brings a unique combination of strategic, operating and financial experience, having spent her early career in investment banking and private equity before taking on leadership roles in global media businesses. She is currently the chairman of Mopar Media Group AB (2020 to present) and is a non-executive
director on the boards of Orbit

Showtime Network (2020 to present) and Ocean Outdoor Ltd. (2018 to present). During 2021, Ms. Desai was appointed to the board of directors of Boat Rocker Media Inc. Her most recent executive experience was as group chief operating officer and chief executive officer of Emerging Markets at FremantleMedia (2013 to 2018), and prior to that as chief operating officer of Hit Entertainment (2009 to 2012). Prior to joining HIT, Ms. Desai was a Principal at Apax Partners (2005 to 2009), where she invested in the media industry globally, and she started her career as an investment banker at The Goldman Sachs Group, Inc. (2004 to 2005) and JP Morgan (1998 to 2001). She holds a Bachelor of Science in Business Administration from the Haas School of Business, University of California at Berkeley, and a Master of Business Administration from the Wharton School, University of Pennsylvania.
Michael Edelstein
Michael Edelstein has been a director of Aurora since March 3, 2021. Mr. Edelstein is a creative business leader, investor and producer who has a track record of developing award-winning content in a variety of high-profile executive roles. Mr. Edelstein has demonstrated a breadth of skill in developing clear business strategies and financial management as well as being equally adept at communicating with writers, directors and producers in order to create global quality content. From 1998 to 2002, he was the director of current programs at CBS Corporation. From 2004 to 2006, Mr. Edelstein was the executive producer of the show
Desperate Housewives
. From 2010 to 2017, he was the president of NBCUniversal International where he built the division into one of the most respected content players in the international marketplace. He is highly experienced in international television markets.
Number, Terms of Office and Appointment of Directors and Officers
Aurora’s board of directors consists of five members. Prior to our initial business combination, holders of Aurora’s founder shares have the right to appoint all of our directors and remove members of the board of directors for any reason, and holders of Aurora’s public shares do not have the right to vote on the appointment of directors during such time. These provisions of our Cayman Constitutional Documents may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares attending and voting in a general meeting. Each of Aurora’s directors hold office for a two-year
term. Subject to any other special rights applicable to the shareholders, any vacancies on Aurora’s board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of Aurora’s board of directors or by a majority of the holders of Aurora’s ordinary shares (or, prior to Aurora’s initial business combination, holders of Aurora’s founder shares).
Aurora’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Aurora’s board of directors is authorized to appoint persons to the offices set forth in the Cayman Constitutional Documents, as it deems appropriate. The Cayman Constitutional Documents provide that Aurora’s officers may consist of a Chairperson, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.
Director Independence
The Nasdaq listing standards require that a majority of the board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule
10A-3
under the Exchange Act. In addition, members of Aurora’s audit committee, compensation committee and nominating and corporate governance committee must also satisfy the independence criteria set forth under the listing standards of the Nasdaq.

Aurora’s board of directors has determined that each of Shravin Mittal, Sangeeta Desai and Michael Edelstein is an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules.
Aurora’s independent directors have regularly scheduled meetings at which only independent directors are present.
Executive Officer and Director Compensation
None of Aurora’s directors or executive officers has received any cash compensation for services rendered to Aurora except for Caroline Harding, our Chief Financial Officer. See the section entitled “
BCA Proposal—Interests of Aurora’s Directors and Executive Officers in the Business Combination
” for a further discussion of Caroline Harding’s cash compensation. Commencing on March 3, 2021 through the earlier of the consummation of Aurora’s business combination and Aurora’s liquidation, Aurora accrues an obligation to pay the Sponsor a total of $10,000 per month for office space and secretarial and administrative services. The Sponsor, directors and executive officers or any of their respective affiliates are reimbursed for any out-of-pocket
expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Aurora’s audit committee reviews on a quarterly basis all payments that were made by Aurora to the Sponsor, directors, executive officers or Aurora or any of their respective affiliates.
Aurora is not party to any agreements with its directors or officers that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence Aurora’s management’s motivation in identifying or selecting a target business, and Aurora does not believe that the ability of its management to remain with it after the consummation of its business combination should be a determining factor in its decision to proceed with any business combination.
Legal Proceedings
Aurora received demand letters from two putative shareholders of Aurora dated August 26, 2021 and September 14, 2021 (the “Demands”) generally alleging that the registration statement on Form S-4 that Aurora filed with the SEC on August 3, 2021 omits material information with respect to Aurora’s proposed business combination with Better. The Demands seek the issuance of corrective disclosures in an amendment or supplement to the registration statement.
Aurora is also a co-defendant in a litigation commenced in July 2021 by Pine Brook Capital Partners II, L.P. (“Pine Brook”), a current investor in Better (also a named defendant), seeking declaratory judgment in relation to a side letter that was entered into as part of the Series C Preferred Stock issuance by Better in 2019. The dispute is whether Better, once it transforms into a publicly listed company via the Merger Agreement described herein, would be entitled to trigger a side letter provision allowing Better to repurchase approximately 1.9 million shares of Series A Preferred Stock for a total price of $1. Mr. Howard Newman, managing partner of Pine Brook and a director of Better prior to the closing of the Merger Agreement, has stated that Pine Brook disagrees with Better’s interpretation of the side letter, and Pine Brook is seeking declaratory judgment that Better does not have the right to repurchase such shares in connection with the Merger Agreement and that the lock-up included in the letter of transmittal that holders of 1% or more of Better’s capital stock are required to sign pursuant to the Merger Agreement is invalid and violates Delaware law.
Although there can be no assurance as to the ultimate disposition of this litigation, Aurora denies liability to Pine Brook, believes that it has meritorious defenses against Pine Brook’s claim, and intends to vigorously defend itself. Regardless of the final outcome, defending lawsuits, claims, government investigations, and proceedings in which Aurora is involved is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained.
Periodic Reporting and Audited Financial Statements
Aurora has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission.

AURORA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this section to the “we,” “us,” “our,” the “Company” or “Aurora” refer to Aurora prior to the consummation of the Business Combination. The following discussion and analysis of Aurora’s financial condition and results of operations should be read in conjunction with Aurora’s consolidated financial statements and notes to those statements included in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Aurora’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus.
Overview
We are a blank check company incorporated on October 7, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. In April 2021 we selected Better HoldCo, Inc. (“Better”) as a business combination target and initiated substantive discussions with Better with respect to an initial Business Combination with us. On May 11, 2021, Better, one of the fastest-growing digital homeownership platforms in the United States and we announced that we have entered into a definitive merger agreement that will transform Better into a publicly-listed company. This transaction reflects an implied equity value for Better of approximately $6.9 billion and a post-money equity value of approximately $7.7 billion.
The issuance of additional shares in a business combination:

•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Aurora Class B ordinary shares resulted in the issuance of Aurora Class A ordinary shares on a greater than one-to-one
basis upon conversion of the Aurora Class B ordinary shares, see
“BCA Proposal—Anti-Dilution Rights –
Aurora Class B Ordinary Shares”;

•	may subordinate the rights of holders of Aurora Class A ordinary shares if preference shares are issued with rights senior to those afforded our Aurora Class A ordinary shares;

•
could cause a change in control if a substantial number of our Aurora Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present executive officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Aurora units, Aurora Class A ordinary shares and/or Aurora public warrants.
Similarly, if we issue debt securities or otherwise incur significant debt, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our Aurora Class A ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Aurora Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•	other disadvantages compared to our competitors who have less debt.
We expect to continue to incur significant costs in the pursuit of our initial business combination.
Results of Operations and Known Trends or Future Events
Aurora’s entire activity since inception through March 31, 2021 related to Aurora’s formation, the preparation for the initial public offering and, since the closing of the initial public offering, the search for a prospective initial business combination that culminated in signing the Merger Agreement with Better on May 11, 2021. Aurora has neither engaged in any operations nor generated any revenues to date. Aurora will not generate any operating revenues until after completion of its Business Combination. Aurora will generate non-operating
income in the form of interest income on cash and cash equivalents. Aurora expects to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the periods from December 31, 2020 through June 30, 2021, and from March 31, 2021 through June 30, 2021, Aurora had a net loss of $7,643,297 and $5,408,387, which consisted of a $6,035,035 and $4,198,067 loss from changes in the fair value of derivative warrant liabilities, offering costs allocated to warrant liabilities of $299,523 and $0, and $1,311,862 and $1,213,443 in general and administrative costs.
Aurora classifies the warrants issued in connection with our initial public offering and private placement as liabilities at their fair value and adjusts the warrant instruments to fair value at each reporting period. These liabilities are subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. For the periods from December 31, 2020 through June 30, 2021, and from March 31, 2021 through June 30, 2021, the change in fair value of warrants was an increase of $6,035,035 and $4,198,067.
Liquidity and Capital Resources
As indicated in the accompanying financial statements, as of June 30, 2021, Aurora had working capital of $111,653.
The net proceeds from (i) the sale of the units in the initial public offering, after deducting offering expenses of $581,484 and underwriting commissions of $4,860,057 based on the underwriters’ partial exercise of their over-allotment option (excluding deferred underwriting commissions of $8,505,100), (ii) the sale of the private placement warrants for a purchase price of $1.50 (which accounts for the underwriters’ partial exercise of their over-allotment option) and (iii) the Novator private placement units, equaled $278,002,870, which is held in the trust account and includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $1,418,516 will not be held in the trust account and will be used to fund working capital in connection with a business combination.
Aurora intends to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions) to complete its initial business combination. Aurora may withdraw interest to pay its income taxes, if any.
Aurora’s annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. Aurora expects the interest earned on the amount in the trust account will be sufficient to pay its income taxes. To the extent that Aurora’s equity or debt is used, in whole or in part, as consideration to complete its initial business combination, the remaining proceeds held in the trust account will be used to repay such debt, as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue Aurora’s growth strategies.
Prior to the completion of the Business Combination, Aurora will have available $1,418,516 of proceeds held outside the trust account. Aurora will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, prepare and make required securities filings, listing application and pay legal and professional fees.
Aurora does not believe it will need to raise additional funds following the initial public offering in order to meet the expenditures required for operating its business prior to Aurora’s initial business combination. However, if Aurora’s estimates of the costs of identifying a target business, undertaking in-depth
due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, Aurora may have insufficient funds available to operate its business prior to its initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination or to fund certain other expenses (including officer expenses to the extent in excess of Aurora’s estimates and expenses relating to payments due to one of Aurora’s officers), Aurora’s Sponsor or its affiliates may, but are not obligated to, loan Aurora funds as may be required. If Aurora completes its initial business combination, Aurora would repay such loaned amounts (and at the option of the lender, up to $2,000,000). The loan is noninterest bearing and payable by check or wire transfer of immediately available funds or as otherwise determined by Aurora to such account as the payee may from time to time designate by written notice in accordance with the provision of the loan.
In the event that the Business Combination does not close, Aurora may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from Aurora’s trust account would be used for such repayment. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of Aurora’s initial business combination, Aurora does not expect to seek loans from parties other than its Sponsor or an affiliate of the Sponsor as Aurora does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in Aurora’s trust account.
Aurora expects its primary liquidity requirements during that period to include approximately $300,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $100,000 for legal and accounting fees related to regulatory reporting requirements; $250,000 for consulting, travel and miscellaneous expenses incurred during the search for an initial business combination target; $75,000 for Nasdaq continued listing fees; and $35,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from Aurora’s actual expenses. Moreover, Aurora may need to obtain additional financing to complete its initial business combination, either because the transaction requires more cash than is available from the proceeds held in Aurora’s trust account or because Aurora becomes obligated to redeem a significant number of Aurora’s public shares upon completion of the Business Combination, in which case Aurora may issue additional securities or incur debt in connection with such Business Combination. If Aurora is unable to complete its initial business combination because Aurora does not have sufficient funds available, Aurora will be forced to cease operations and liquidate the trust account.
Controls and Procedures
Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.
Evaluation of Disclosure Controls and Procedures
Disclosure controls and procedures are designed to ensure that information required to be disclosed by Aurora in Aurora’s Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to Aurora’s management, including Aurora’s principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
As required by Rules
13a-15
and
15d-15
under the Exchange Act, Aurora’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of Aurora’s disclosure controls and procedures as of June 30, 2021. Based upon their evaluation, Aurora’s Chief Executive Officer and Chief Financial Officer concluded that Aurora’s disclosure controls and procedures (as defined in Rules
13a-15(e)
and
15d-15(e)
under the Exchange Act) were effective.
Restatement of Previously Issued Financial Statements
Aurora restated its prior position on accounting for warrants and has provided an update to its March 8, 2021 financial statement to reclassify Aurora’s warrants as described in Note 2 of the accompanying financial statements for the quarterly period ended March 31, 2021. However, the non-cash
adjustments to the financial statement do not impact the amounts previously reported for Aurora’s cash and cash equivalents or total assets.
Changes in Internal Control Over Financial Reporting
During the most recently completed fiscal quarter, there have been changes in Aurora’s internal control over financial reporting (as defined in Rules
13a-15(f)
and
15d-15(f)
under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, Aurora’s internal control over financial reporting.
Aurora’s management has made changes in internal control that are summarized in the Remediation of Material Weakness section.
Remediation of Material Weakness
Aurora’s management has taken the necessary steps to address the causes of the material weakness in an effort to remediate this material weakness. To address the material weakness identified, Aurora (1) provided enhanced access to accounting literature, research materials and documents and (2) increased communication with Aurora’s personnel and third-party professionals with whom Aurora consults regarding the application of complex accounting standards.
Aurora has used their third-party accounting advisor as a professional resource to perform two separate valuations as of both March 31, 2021 and June 30, 2021 and properly assess the value of public and private warrants. The continual valuations have resolved material weakness issues going forward as they have provided clear guidance on the complex accounting standards surrounding fair value and proper disclosure of the warrants. The third-party advisor also continues to provide additional technical accounting assistance and support for Aurora throughout the filing of this proxy statement/prospectus, as well as the upcoming Business Combination, and thereon. As a result of these and other changes, management has determined that the previously identified material weakness has been remediated and that Aurora’s internal control over financial reporting is effective as of June 30, 2021. Through these actions, management has taken the necessary steps to remediate the material weakness and will have no material weakness in the quarterly financials as of June 30, 2021.
Critical Accounting Policies; Recent Accounting Pronouncements
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could materially differ from those estimates. Aurora has identified the following critical accounting policies:
Class A Ordinary Shares Subject to Possible Redemption
Aurora accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Aurora’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Aurora’s Class A ordinary shares feature certain redemption rights that are considered to be outside of Aurora’s control and subject to the occurrence of uncertain future events.
Accordingly, at June 30, 2021, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of Aurora’s balance sheet. The Sponsor and Aurora’s directors and officers have agreed to waive their redemption rights with respect to any Founder Shares, Novator Private Placement Shares and Public Shares held by them in connection with the completion of the Business Combination.
Net Loss Per Ordinary Share
Aurora complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted-average number of shares of ordinary shares outstanding during the period excluding ordinary shares subject to forfeiture. An aggregate of 24,300,287 Class A ordinary shares subject to possible redemption on June 30, 2021 have been excluded from the calculation of basic loss per ordinary share, since such shares, if redeemed, only participate in their pro rata share of the trust earnings. Aurora has not considered the effect of the warrants sold in Aurora’s initial public offering (including the consummation of the over-allotment units) and private placement to purchase an aggregate of 11,523,444 ordinary shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the period presented.
Aurora applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net income (loss) per ordinary share since such shares, if redeemed, only participate in their pro rata share of the trust account earnings. Aurora’s net income is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the trust account and not its income or losses.
Net income (loss) per ordinary share, basic and diluted for non-redeemable ordinary share is calculated by dividing net income (loss) less income attributable to Aurora Class A ordinary shares subject to possible redemption by the weighted-average number of shares of non-redeemable ordinary shares outstanding for the period presented.
Derivative Warrant Liabilities
The 6,075,072 Aurora public warrants and the 5,448,372 Aurora private warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, we recognize the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of the Aurora public warrants issued in connection with our initial public offering were initially measured at fair value using a combination of Monte Carlo and Binomial Lattice models. The fair value of the Aurora private warrants issued in connection with our initial public offering were initially measured at fair value using a Black-Scholes Option Pricing Model and subsequently, the fair value of the Aurora private warrants have been estimated using a Black-Scholes Option Pricing Model each measurement date. The fair value of Aurora public warrants issued in connection with our initial public offering have subsequently been measured based on the listed market price of such Aurora public warrants.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on Aurora’s condensed financial statements.
Quantitative and Qualitative Disclosures About Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily credit risk and to a lesser extent interest rate fluctuations.
Credit Risk
Financial instruments that potentially subject Aurora to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000 and up to £85,000 by the Financial Services Compensation Scheme per financial institution in the United Kingdom. Aurora has not experienced losses on this account and management believes Aurora is not exposed to significant risks on such account.
Interest Rate Risk
The net proceeds of the initial public offering, the sale of the Novator private placement units and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions
On December 9, 2020 Aurora’s sponsor paid $25,000, or $0.004 per share, to cover certain offering and formation costs of the company in exchange for 5,750,000 founder shares. During February 2021, Aurora effectuated a share dividend of 1,006,250 Class B ordinary shares and subsequently cancelled 131,250 Class B ordinary shares resulting in an aggregate of 6,625,000 founder shares being issued and outstanding. In March 2021, Aurora effectuated a share dividend of 575,000. As of June 30, 2021, the total founder shares outstanding equaled 6,950,072 Class B ordinary shares due to the expiration of the 45-day window to exercise the full over allotment, of which 249,928 Class B ordinary shares were cancelled. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of the offering. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to Aurora by the aggregate number of founder shares issued.
Aurora’s initial shareholders, or any of their respective affiliates, will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on Aurora’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Aurora’s audit committee will review on a quarterly basis all payments that were made to Aurora sponsor, executive officers, directors or Aurora’s or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket
expenses incurred by such persons in connection with activities on Aurora’s behalf.
Aurora’s sponsor, as well as certain of Aurora’s directors and executive officers, purchased an aggregate of 3,500,000 units in a separate private placement which occurred concurrently with the closing of Aurora’s initial public offering. Each such unit consists of one Class A ordinary share and one-quarter of one warrant and was offered at a price of $10.00 per unit, for an aggregate purchase price of $35,000,000. The gross proceeds of the private placement were deposited into the trust account.
Additionally, Aurora’s sponsor loaned Aurora up to $2,000,000 under an unsecured promissory note which was used for a portion of the expenses of Aurora’s public offering. As of June 30, 2021, Aurora had $462,295 in borrowings under the Promissory Note and due to the Sponsor.
Off-Balance
Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of June 30, 2021, Aurora did not have any
off-balance
sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation
S-K
and did not have any commitments or contractual obligations.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. Aurora is an “emerging growth company” and under the JOBS Act is allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. Aurora is electing to delay the adoption of new or revised accounting standards, and as a result, Aurora may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, Aurora’s financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, Aurora is in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” Aurora chooses to rely on such exemptions, Aurora may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on Aurora’s system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of
non-emerging
growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the Aurora’s public offering or until Aurora is no longer an “emerging growth company,” whichever is earlier.

LETTER FROM THE BETTER FOUNDER AND CEO
Buying a first home is a foundational moment in any American’s life. With the freedom, security, and opportunity that it provides, homeownership is a pathway to the American dream. And yet, for most of us, that pathway has become so fraught that it puts the American dream in peril. I know this from experience. A few years ago, my wife and I found an apartment we loved on the East Side of Manhattan. We were expecting our second child, and our first was ready to begin school, so we were in a hurry to find a home that met the needs of our growing family. Over the next few months, we navigated a tangled mess of frustrating paperwork, confusing phone calls, unexplained fees, and unnecessary intermediaries, only to lose our dream apartment to a “cash buyer” who offered 7% less than we did. When we got the news, I turned to my wife and said, “How is something so big and so important still so broken? How is there not a better way to do this?”
I had promised my wife no more startups, but the opportunity to fix something so fundamental in the lives of so many people was just too compelling. Instead of putting a down payment down on an apartment, I renewed the lease on our rental and started a company committed to reducing the barriers to homeownership. I knew that tackling the challenges of America’s broken housing finance system would be hard, but one thing about starting this company was easy: the name. This company needed to be called “Better”–providing a better process, and a better outcome for Americans in search of the security and opportunity that homeownership brings.
I am proud that in just six years, Better has helped hundreds of thousands of people invest in themselves and their families by financing or refinancing their homes. As CEO of Better, I’ve had the opportunity to learn from our customers the meaning and importance of home.
There are 2.2 billion children on this planet. If my children deserve a safe and nurturing place to come home to, from school, from the playground, from their soccer practices, then they all do. Like our children, our homes serve as the physical manifestation of our hopes and dreams, for ourselves, our loved ones, and our communities. Homes are where we build lives together. Homes are where first steps are taken, where college acceptance letters are opened, where we navigate through life’s struggles and triumphs together. Home is where friends and relatives gather to celebrate and commemorate–where memories are made, generation after generation. Homes hold what is most precious to us.
Home is also the most important financial asset for many of us. For the average American consumer, the home represents roughly 65% of their net worth. It is one of the few financial assets that is tactile; you can touch it, and actively improve its value with your labor. It provides a foothold in the American economy–a real asset that can be used to create meaningful economic opportunity for years to come.
Homeownership is also a pillar of stable, thriving communities. Property taxes pay for schools, playgrounds, social services, and a host of other things that are essential to the functioning of a community. Homeownership is a catalyst for civic engagement, providing a tangible stake in the community that leads to greater involvement and a heightened sense of responsibility for the well-being of one’s neighbors and surroundings. Tellingly, 67% of U.S. homeowners vote, while only 49% of renters do.
From the broader perspective of the global economy, home is the largest single financial asset class in the world, representing an over $40 trillion market in North America, and about $220 trillion globally. Mortgages make up 70% of consumer credit in the U.S. I like to think of the mortgage financial infrastructure as performing the most important social function of a well-functioning banking system— providing a vessel for the savings of those who have capital, to be used to empower those who can use it productively to improve lives.
Despite the many benefits of homeownership, our broken system means that too many people are unable to participate in this pathway to the American dream. The homeownership rate of millennials, for instance, significantly trails that of prior generations. Burdened by student loans, scarred by the 2008 financial crisis, and stymied by the consistently low returns offered by banks on savings accounts, this is a generation of renters.

The structural impediments to homeownership start with the process of buying a home. Inflated real estate commissions of up to 6% of the home’s sale price in the United States,
2-3%
on the
buy-side
alone, are often hidden by real estate agents from their clients and make every home more expensive than it should be. What is the rationale for paying $7,500 to someone out of the price of your $300,000 home to help you check out something you found for yourself on the internet? Overall home transaction costs can reach 10% in the United States, paid upfront to commissioned intermediaries—real estate agents, mortgage brokers, insurance agents, and so on—whose interests are often misaligned with those of the customer.
The process of buying a home is still riddled with inequities, both obvious and subtle. How many people looking to buy a home still encounter that silent judgment: “Are you the right sort of person to live in this neighborhood?” “Do you look like you have enough finances to afford the down payment?” Simply needing a mortgage has become a form of discrimination. When my wife and I were looking at apartments, we felt the not-so-subtle
judgment of the real estate agent that we were not high-quality candidates because we planned to finance our home, a bit like Julia Roberts in
Pretty Woman
with the fancy department store clerk. That’s a ridiculous stance, given that 87% of Americans can’t afford to be “cash-buyers” and need a mortgage to purchase a home. How many other people have felt the same reproach we did: “Your money is not good here because it’s borrowed.”
The logistics of buying a home are equally as burdensome as the financial aspects. I remember sitting with my wife in a bank branch, printing out deposit statements from the bank we have our accounts in, signing them and then going to the Kinko’s next door to scan them, only to email them back to the same bank we had just left to verify that we had enough money for the mortgage they would be giving us! That was time I could have spent at work or playing with my kids. We were also told it would take 30 days to schedule an appraisal. Oh, and I would need to find a homeowners insurance provider, a real estate attorney, and schedule a notary to come in person for a closing more than two months out. You know a business is broken when it takes longer to turn a document around than the DMV. And let’s not even get started about the process of selling a home, which is just a mirror image of the above.
So, what is Better doing about all of this? We are turning the entire home industry on its head through advanced technology guided by a singular obsession with the customer experience. The digital revolution has reinvented the way people conduct nearly every aspect of their lives, and yet not how we buy and manage our most important financial and personal asset—our homes. Better is fixing that.
We started with the hardest part: mortgage. Mortgage is fundamentally a data challenge, with thousands of data points coming together to yield an underwriting decision that has a huge impact on a family’s life. Historically this has been done manually by humans, with the assistance of legacy, analog systems and spreadsheets. We created an end-to-end
workflow and decisioning engine that uses rules-driven AI to make our teams radically more efficient. All the tech in the world doesn’t matter if it doesn’t add value to the consumer: saving them time, saving them money, and giving them peace of mind. These are the three utility functions we focus on in everything we build. Today, we are proud to share with you how far we’ve come.
We believe a Better customer today saves, on average, around 0.20% off the annual interest rate they would pay on their mortgage compared to a traditional bank or mortgage broker. There are billions in those basis points. In 2020, the average Better refinance consumer saved over $8,000 a year in loan payments; cash right back in their pocket. That translates into a better house with a shorter commute; a better school district; an extra bedroom for the kids. And it means fewer compromises to get on the homeownership ladder.
And what about time? A Better customer today can get a rate quote in three seconds, a pre-approval
letter in three minutes, and lock their rate in as little as 30 minutes–all 24 hours a day, seven days a week, 365 days a year. Support is available 24/7 to meet our customers where they are, whether digitally on our platform, or by phone, text, or email. That compares with days for a pre-approval,
weeks for a lock, and months for a closing for many bank customers, and only when those banks are open—on their time, not yours.

On each of these vectors—money and time—we are just getting started. Through continued technical advancements and broadening our platform of homeownership products and services, we aim to save consumers over 1% per year in interest rate versus a traditional bank or mortgage broker. On $11 trillion of mortgage debt outstanding, that would mean returning up to $110 billion per year to American families. That’s a lot of new porches, beach vacations, and separate bedrooms, as well as paying back of student loans and overdue medical bills. In terms of time, I firmly believe that we are on a direct path to a one-click,
one-day
mortgage; imagine the peace of mind that will come with that and eliminating weeks of headache and heartburn doing tasks that are repetitive at best, unnecessary at worst.
According to a 2015 report by the Consumer Financial Protection Bureau, only 23% of Americans get quotes from multiple lenders for a mortgage. Given how important this financial transaction is, Better encourages everyone seeking a mortgage to shop around for the best rates. We are confident that with our low-rate
strategy, and our unprecedented offerings around cost, speed, and certainty, that Better is poised to drive excellent results for consumers. We have less than 1.5% market share today; our goal is to ultimately address 100% of the market. Our core task moving forward is to build customer awareness of our offerings and empower people to find the best solution for themselves.
In addition to helping customers save time and money on their mortgage, Better offers an array of services aimed at simplifying the homeownership process: access to non-commissioned
Better real estate agents they can trust; homeowners insurance policies tailored to their financial and property profiles; and affordable title insurance. And that’s just the beginning. In their quest for ease, efficiency and transparency, our customers have asked us for everything from access to local professionals to mow lawns and fix roofs, to advice on installing solar panels and obtaining high-speed internet access, to finding the right life insurance for their family. They have asked us for help in understanding how they can save for a down payment to buy a home, how much they might increase the value of their existing home by renovating the kitchen, and how they might one day sell their homes in the later years to fund long-term care. It is our intention to meet all these needs and more, as part of our vision to create a seamless, comprehensive, integrated homeownership product suite. In our vision of the future, Better will be there at every step of the home journey; helping our customers live better lives, through better homes.
To build an amazing company requires you to sell a superior product at a cheaper price in a more convenient way. That is what we do. To finance the biggest thing you can buy, the thing you spend the most money on every month, better, faster, and cheaper than anyone else. One of our investors once asked, “When do you stop?” And I said, “Well, we do this for hundreds of families a day. Soon, we expect to be doing it for thousands. There are more than a hundred million families in America, and over a billion families around the world. So, we have a long way to go.” But we will never stop asking: How can we make it better? And better? And better? For ourselves, our children, and our children’s children.
That is all to say, we’re just getting started. Join us. Everyone deserves a better home.
Vishal Garg

INFORMATION ABOUT BETTER
Better Overview
Better’s mission is to build the world’s most advanced digital homeownership platform to revolutionize the consumer experience of finding, financing, insuring, managing, and selling a home.
The home is among the world’s largest, oldest, and most tangible asset classes—with annual spend across the housing market accounting for approximately $9.6 trillion, or 11% of global GDP in 2019, according to the MSCI global real estate report. And yet, while numerous adjacent industries—from auto to health to travel to food—are undergoing end-to-end
digital transformations, the homeownership journey remains mired in legacy inefficiencies. High commission-driven transaction costs, regulatory complexity, and many middlemen interests come at the expense of the consumer, leading to frustration and slowness of digital adoption. The homeownership experience is unnecessarily slow, costly, and analog; in sum, we believe it is unnecessarily broken.
Fast forward ten years, we think it is inevitable that the entire homeownership journey will be digitized. With that, we believe there will come tremendous benefits to the consumer. Highly optimized matching algorithms,
AI-powered
decisioning engines, seamless online experiences, and efficient fintech infrastructure will make every aspect of buying and owning a home faster, more cost-efficient, more transparent, and more accessible. We believe we are positioned to be at the forefront of this digital revolution. We see a future in which every consumer can seamlessly buy, sell, refinance, and maintain their home digitally, with one click.
We were born digital in 2015, with a team led by engineers and data experts, rather than real estate industry veterans. Since the beginning, we have been relentlessly digitizing and automating the home finance workflow, rapidly adding new products tailored specifically to our customers’ needs, and constantly iterating on and improving every aspect of the customer experience. We have built a data processing engine that ingests thousands of data points on each customer and property in our system, as well as a supervised learning network and workflow engine that uses rules-driven AI to seek to provide customers with an optimal, highly personalized home finance, real estate, and insurance product selection. This advanced technology stack, which we call Tinman, allows us to deliver on what we believe is most important for our customers: low prices, time saved, and higher certainty on the single biggest financial decision of their lives.
Although growth has slowed in 2021, we believe that our nearly 300% average annual growth in home finance origination volume from 2018 through 2020 and sevenfold increase in home finance market share growth from over the same period clearly demonstrates the demand for our digital-first homeownership experience.
We believe the digital-first nature of our business uniquely positions us to build the next generation homeownership platform. Tinman allows us to change the cost structure of the legacy homeownership process, shifting the model from one built around expensive commissioned intermediaries to one focused on the customer. Because we are digitally native, we have been able to re-architect
the problematic aspects of traditional industry processes in favor of the consumer, delivering them value through lower cost, faster speed, and greater certainty relative to industry averages. Tinman allows customers to see their rate options in as little as three seconds, get pre-approved
in as little as three minutes, lock in rates and get connected to a real estate agent in as little as 30 minutes and close their loan in as little as three weeks. While we remain focused on enhancing our automated systems, including our automated decision-making engine, Tinman, in a manner that we believe will improve efficiency and reduce labor hours devoted to loan production, there remain numerous parts of our loan production process that require human labor. By driving down costs through automation and operating a business model in which our team is not compensated with sales-based commissions, we manufactured loans with a labor cost materially lower than industry average through full-year 2020 according to the MBA Quarterly Mortgage Bankers Performance Report driving towards a long-term goal of sustainable profitability. We pass the structural benefits of our digitally native approach on to our customers—Better’s interest rates were consistently lower than the industry average from January 2018 through June 2021 according to the MBA Weekly Applications Survey for a
30-year
fixed mortgage.

Our integrated digital platform has allowed us to deploy new products at a high velocity. As of September 1, 2021, we are licensed to offer our home finance products in 47 states and the District of Columbia, up from 16 states plus the District of Columbia in January 2018. Within our platform we have embedded additional services and products including real estate agent services, title insurance, and homeowners insurance, tailored to the specific needs of our customers. We believe there are substantial efficiency benefits to surfacing multiple products to our customers directly within the home finance workflow, at their point of highest intent, including saving our customers time and money by not having to go to multiple third-party providers, as well as improving the productivity of agents using our technology, compared to agents using legacy systems (based on internal analysis). We launched both title insurance and settlement services, as well as homeowners insurance in 2019, reaching $10.4 billion in total insurance coverage written in the first six months of 2021. We launched our real estate product during the second half of 2018, hiring our first in-house
real estate agent in April 2020. Our real estate business reached $794 million in transaction volume in the first six months of 2021.
Our technology platform and customer-first ethos are gaining recognition in the market. During the second quarter of 2021, we had on average over one million visits to our website per month, including nearly 400,000 visits per month from what we believe to be organic traffic (customers visiting our website directly, versus through a partner or affiliate’s site). We believe such engagement represents a substantial opportunity to convert these potential customers through improved sales outreach, customer onboarding, and product expansion. In 2020, we estimate that approximately 30% of our D2C funded loans were generated from organic internet traffic, comprised of visitors that converted with us from a channel outside of paid customer acquisition (e.g., from lead aggregators or paid internet advertisements). For the six month period ending June 30, 2021, we believe approximately 28% of our D2C funded loans were generated from organic traffic. We define “funds from organic traffic” as funded loans to borrowers whose last touchpoint with us was coming to better.com directly or by clicking a non-paid
marketing link through a search engine or content piece.
We believe COVID accelerated a number of inevitable trends that strengthened our value proposition for customers, including the shift away from analog, in-person
shopping experiences towards the acceleration of digital adoption. As people spent more time in their homes during COVID, we believe that on a per-hour
basis, the utility value of the home accreted more than the increase in home prices, and this importance of home for consumers and their desire to invest in making home a sanctuary will persist post-pandemic. Over the last few years, we have witnessed increased consumer desire to transact online in larger spend categories, including furniture, travel, and auto, a tailwind that was further accelerated by COVID. We believe seamless, digital transacting and financing of everything related to the home is the next frontier of
e-commerce
and we are well positioned to be at the forefront.
In sum, we aim to offer the simplest, most comprehensive, and lowest-cost selection of home-related products in the market, eventually becoming a one-stop
shop for our customers’ homes.
Our business model has demonstrated significant growth and operating leverage. For the six months ended June 30, 2021 and 2020, our revenue was approximately $679.6 million and $237.0 million, respectively, representing year-over-year growth of approximately 187%. We recorded net loss of $3.7 million and recorded a net income of $17.2 million for the six months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021, our funded loan volume and revenue was $28.8 billion and $679.6 million, respectively, compared to $7.1 billion and $237.0 million in the six months ended June 30, 2020, representing year-over-year growth of approximately 305% and approximately 187%, respectively. We believe our recent growth rates and profitability have been partially driven by interest rates being at historic lows and the increased use of online services, both as a result of the COVID-19 pandemic, but do not believe that the growth rate we experienced in the year ended December 31, 2020 over the year ended December 31, 2019 is representative of expected future growth rates. Our growth rate has slowed significantly in the second quarter of 2021 from the first quarter, and that trend has continued into the third quarter of 2021. Although we recognized net income of $82.3 million in the quarter ended March 31, 2021, we incurred a net loss of $86.0 million in the second quarter of 2021 and expect that we may incur net losses in proximate future periods due to fluctuations in interest rates and continued investments that we intend to make in our business (including investments to expand product offerings) as we focus on overall revenue growth, and, as a result, we may require additional capital resources to grow our business. U.S. single-family mortgage originations are expected to decrease in value from $4.5 trillion in 2020 to $4.1 trillion in 2021 and $3.0 trillion in 2022 according to the Fannie Mae June 2021 Housing Forecast, which will directly impact our business and overall growth rates. However, we believe we are well-positioned to increase our overall market share while continuing to leverage our proprietary technology to optimize our customers’ experiences, increase speed, decrease cost, and enhance loan production quality. In addition, we are continuing to invest in and grow our non-mortgage
businesses to augment our mortgage business, with Better Real Estate transaction volume of approximately $694 million and $135 million, respectively, representing year-over-year growth of approximately 414% and insurance coverage written, including both title insurance and homeowners insurance, of approximately $8.8 billion and $1.1 billion, respectively, representing year-over-year growth of approximately 700% for the years ended December 31, 2020 and 2019. In the six months ended June 30, 2021, revenue from our Better Plus segment was $43.6 million, compared to $11.7 million in the prior year period, reflecting growth of 272.7% year over year and comprising 6.4% of our net revenues. We are focused on expanding our Better Plus services in order to drive higher purchase loans, which is relatively less interest rate sensitive than our refinance loans.
Our Products
We understand that our customers do not want a real estate agent, a mortgage, or an insurance policy—they want a home. We seek to empower consumers to navigate the entire homeownership journey, starting with house hunting, and through buying, owning, living, maintaining and selling, all in one place. A real estate agent and a mortgage pre-approval
are often the first steps in our customers’ journies, so that is where our trusted partnership begins, and we intend in the future to expand that partnership throughout their entire homeownership experience.
We offer Home Finance (home loan) products and Better Plus
(non-mortgage)
products, including real estate services and insurance products. Our broad suite of products and services is powered by our core technology platform, Tinman. Tinman also allows us to build a more valuable, deeper relationship with our customers by offering them multiple products and services throughout the homeownership journey, all with the same low-cost,
seamless ethos. We believe the mortgage is the most complex and data-rich product throughout the homeownership journey and, subject to data protection and privacy considerations, our system automatically extracts, structures, and creates a rich, reusable financial data graph on each consumer and property graph on each home. Consumer and property graphs enable us to surface the most relevant products personalized for a given consumer and home with minimal incremental customer acquisition cost. We surface these products both at the point of mortgage, and in the future in an effort to build long-term customer relationships by consistently delivering value for their homes, all within a single platform at a low price. This also enables us to seek to expand our customer lifetime value beyond a single transaction. By delivering value to our customers starting from educating them during the home search process, providing a one-stop-shop
financing solution and continuing to serve them throughout their homeownership lifecycle, we are driving customer loyalty and building a new paradigm for buying and owning a home. We believe we remain early in this journey, with an opportunity to expand our reach across states and products. We believe our product offering is attractive to our potential customers, who are seeking an integrated, one-stop
shop homeownership platform, which is reflected by the propensity of our mortgage customers to attach non-mortgage
products to their mortgage transactions.
Home Finance offers a wide selection of loan products for home purchase and refinance, including cash-out
refinance and debt consolidation, across a range of maturities and interest rates. We offer our customers
GSE-conforming
loans,
FHA-insured
loans,
VA-guaranteed
loans, and jumbo loans. Within Home Finance, we offer loans that we sell to a network of more than 30 loan purchasers, including GSEs, banks, insurance companies, asset managers, and mortgage REITs, through our proprietary matching engine, and we earn revenue on the sale of each loan. The vast majority of the loans we sold through our capital markets platform conform to the standards set by GSEs, providing a deep, liquid and reliable market for the sale of the bulk of our loans. In
2020, approximately 96% of these loans conformed to the standards set by GSEs, and more than 79% were purchased by GSEs. During the six months ended June 30, 2021, approximately 95% of these loans conformed to standards set by GSEs, and more than 59% were purchased by GSEs. For our loan products offered through

Home Finance, as of September 1, 2021, we are licensed to operate in 47 states and the District of Columbia across various credit and income profiles. In the first six months of 2021, our average customer had an average loan balance of $370,000, age of 43, FICO score of 768, and annual household income of $160,000.
We are also expanding our loan products to serve our customers throughout their homeownership lifecycle. In particular, we are beginning to offer home improvement loans, and identifying third-party home improvement service providers who may advertise their services (and discounts they may offer to consumers) through Better’s platform, with the goal of eventually offering a holistic end-to-end
homeownership experience. For the majority of
non-GSE
conforming loans, we enter into upfront sale agreements with our network of loan purchasers and partners to minimize our balance sheet risk. We are also beginning to explore programs to improve housing affordability, fostering economic opportunity through housing and revitalizing neighborhoods. We seek to deliver responsible, affordable lending to populations who lack adequate access to capital and financial services, as well as residents of economically distressed communities. Through the expansion of home finance products, our goal is to be able to serve each and every potential customer that comes to our website.
Through our Better Plus products, we seek to build long-term customer relationships by consistently delivering value for their homes. We achieve this through a suite of non-mortgage
products including real estate agent services (Better Real Estate) offered both by in-house
Better-employed real estate agents and by our network of third-party partner real estate agents, and through our insurance partners, title insurance and settlement services (Better Settlement Services), and homeowners insurance (Better Cover).
Through Better Real Estate, our technology matches prospective home buyers with local real estate agents, who help them identify homes, see homes, and navigate the purchase process. Our in-house
real estate agents are Better employees and we control the entire experience and real estate agent transaction process. In areas where we do not have in-house
real estate agents available, we introduce customers to a network of external real estate agents that assist them with searching for a home for which we receive a fee for our cooperative brokerage arrangement. We are also rapidly hiring engineers dedicated to further automating and building infrastructure for our real estate product offerings.
Through Better Settlement Services, we offer title insurance primarily as an agent and work with third-party providers that underwrite the title insurance policies. Currently as an agent, we rely on partners for aspects of our operational fulfillment and do not take underwriting risk and do not assume the risk in a claim against the policy. In the future, we expect to continue to build more coordinated title workflows in-house,
enabling us to capture more of the economics in each title transaction. In addition, we offer settlement services during the mortgage transaction, which include title policy preparation, title search, wire services, document preparation, and other mortgage settlement services.
Through Better Cover, we offer customers access to a range of homeowners insurance policy options through our digital marketplace of third-party insurance partners. We act as an agent to insurance carriers and receive an agency fee from the insurance carriers for policies sold and renewed. Third-party insurance and service providers, as marketplace participants, integrate digitally into our technology platform to offer customers Better Plus homeownership products.
Although for the year ended December 31, 2020, Home Finance revenues attributable to our mortgage business comprised approximately 95% of our total net revenue in 2020, we see the Better Plus products as a way to continue providing additional customer utility and savings, as well as diversifying our revenue streams. These additional products are embedded directly into the customer experience of our platform, making it easy for customers to purchase these products as part of the mortgage process. Through our Better Plus products, we seek to deliver our customers a holistic homeownership financing solution in a single user workflow, reducing customer time, effort and cost when compared to purchasing these products separately from third parties outside our platform. We believe we were the first homeownership company to do this digitally for homeowners insurance by offering insurance embedded in the mortgage shopping process in real time when our customers need it.

Our Technology Platform
We started in 2015 with the core thesis that homeownership should be seamless, low-cost,
and digital, with the customer at the center and technology as the backbone. With that ethos in mind, we built Tinman, our proprietary supervised learning network that uses rules engine-driven AI and automation to deliver a low-cost,
user-friendly experience to our customers. Unlike traditional real estate companies that often use manual, siloed, human-driven workflow systems to interact with customers or process internal tasks, we built Tinman to be the primary, machine-driven platform that sits at the center of our loan manufacturing process, interacting with customers, team members, marketplace participants and loan purchasers and directs all constituents in our ecosystem through the home buying or refinancing process into its decision engine. Along the way, Tinman, among other things, captures data from third parties via application program interfaces, or APIs, provides customer service and education, surfaces rates to our customers, performs underwriting calculations, generates documents, and supports our team members.
Tinman’s machine-driven decision engine powers internal workflows and increases our teams’ productivity by automating data-collection, orchestrating complex tasks between our customers and teams to facilitate the underwriting process, guiding home purchase or refinancing transactions from beginning through to closing (for which in part we use third-party software), as well as dynamically matching customers with loan purchasers to ensure best execution and the lowest rate for our customers. Through Tinman, we have “taskified” the loan production process, breaking down traditionally specialized, complex tasks that require high-cost labor into machine-driven tasks that can be completed by non-specialized,
lower-cost labor, and eventually automated altogether. We believe Tinman is built to scale, supporting high-volume growth across our channels and a growing network of marketplace participants on our marketplace, as well as supporting the addition of new products and services to Home Finance and Better Plus, and improving functionality to further streamline the customer experience. We believe greater scale and expanded automation will allow us to further reduce cost and drive down rates for our customers, which in turn would attract more customers to our platform, creating a flywheel effect.

Our customers use Tinman to navigate their homeownership journey with us. Customers interact autonomously and digitally with Tinman, uploading information, completing tasks, and viewing their rates, enabling them to obtain or refinance a loan, insurance policy, or real estate agent on their own schedule. Tinman seamlessly embeds Better Plus products directly into the loan workflow for the customer, allowing them to add real estate agent services, title insurance, homeowners insurance and settlement services, in each case if available to the customer, with just a few clicks. Our systems architecture is designed to store customer and property data in flexible graphs, to be seamlessly integrated into multiple products in parallel, within a singular seamless customer flow.
In parallel, Tinman coordinates and supports the required tasks for Home Finance and Better Plus products. Tinman gathers data from our customers and automatically from third parties through APIs. Tinman uses its automated decision engine to dynamically generate tasks for every loan based on the customer’s financial profile, property type, and the requirements of the financial products they are exploring. Using supervised learning, Tinman’s workflow system then completes certain tasks through automation and assigns other remaining tasks to our team members for completion. In 2016, our average funded loan featured fewer than 70 fully automated activities; by 2020, our average funded loan features nearly 400 fully automated activities. We believe that as more processes are automated, each loan will require fewer labor hours to complete, which meaningfully reduces our cost to manufacture. Nevertheless, while we remain focused on enhancing our automated systems, including our automated decision-making engine, Tinman, in a manner that we believe will improve efficiency and reduce labor hours devoted to loan production, there remain numerous parts of our loan production process that require human labor.
Tinman supports the matching engine for our loans and loan purchaser network, enabling us to maintain our business model and sell our loans to the highest bidder based on each loan’s unique attributes. Through our loan purchaser network, we are able to offer our customers lower interest rates and a wider selection of products by aggregating the demand from over 30 institutional investors, including GSEs, banks, insurance companies, asset managers, and mortgage REITs. In 2020, the vast majority, 79%, of our loans were purchased by GSEs (predominantly Fannie Mae), and nearly all loans sold through our capital markets platform were eligible for purchase by the GSEs. For the six months ended June 30, 2021, 95% of our Total Loans were eligible for purchase by GSEs. The volatility of interest rates and uncertainty in the market arising from the onset of the COVID-19 pandemic in 2020 caused many private purchasers to reduce their activity and pricing in the loan market. As a result, the portion of our loans purchased by Fannie Mae increased in 2020 and, when conditions stabilized late in 2020, private purchasers improved their pricing and began purchasing a greater share of our loan volume in 2021. In 2021, we have increased the share of our loans purchased by private purchasers, as well as Freddie Mac. Under certain limited circumstances, we believe that our platform enables differentiated pricing in the secondary market for loan sales as institutional investors on our platform seek specific loan attributes, such as Community Reinvestment Act credit.
Our Automation Strategy
At Better, we view a loan file as a set of verified data points that meet the criteria of our loan purchasers, including the GSEs. We aim to gather and verify these data points in a way that is faster, lower cost and seamless for everyone in our ecosystem. Through Tinman, we have “taskified” the loan production process, breaking down traditionally complex high-cost labor processes into smaller, simpler steps that can be completed by a machine. Tinman generates “facts” by extracting information about the customer and property via over 80 APIs and recording it directly into the customer’s financial and property graph. Tinman also completes “activities” by assigning tasks to our team members, customers and third parties, including appraisers, real estate agents and lawyers and aggregating resulting data related to these tasks. As activities are completed by the customer and our team members, data is consolidated into the customer’s financial and property graph, their centralized data profile. Tinman automatically cross-checks the various pieces of data against one another for accuracy, creating a verified, comprehensive customer data graph stored within each loan file that is automatically matched with the criteria defined by each loan purchaser.

We have built what we believe to be the first supervised learning network, or rules engine-driven AI, for home finance. Over time and with continued engineering investment, we expect our supervised learning network to evolve into a truly unsupervised learning network as we continue to help consumers shop for homes, get matched with real estate agents and loan experts, and gain the trust of investors, who will be able to tell us their risk tolerances and yield preferences and let us automatically match loans into their portfolios. Our suite of Better Plus products are integrated directly into Tinman, and thereby can leverage the data captured in the customer and financial graph to save our customers time and money when they purchase additional or subsequent products through our platform. For example, we believe that, over time, our rules engine and data contained in the customer’s financial graph and home’s property graph will enable us to surface more customized insurance products for our customers.
Our dedicated team of nearly 500 highly skilled engineering, product, and data professionals continually improve our systems, developing further automation in the production process and adding new features. We take a highly data-driven approach to determine the allocation of our engineering resources to maximize the impact of our system improvements. For example, in 2019 and 2020, we focused on increasing automation of our less complex tasks (single-family residence,
W-2
employment and no second liens) to reduce our labor per loan to as low as eight hours for certain loans, with the majority of loans processed in under 29 hours as of the fourth quarter of 2020 (compared to our internal estimate of an industry average 70 to greater than 100 labor hours per loan). As a result, we believe we have significantly lower labor costs than the traditional mortgage industry, as well as lower fulfillment costs compared to our real estate and insurance peers. Looking forward, we believe there are several opportunities to further improve our processes to increase efficiency and profitability.
Matching Engine
We have created what we believe to be the first truly dynamic investor matching engine for homeownership products, offering consumers customized rate pricing and sourcing of loan products from our network of over 30 loan purchasers, including GSEs, based on specific criteria that meet each loan purchaser’s profile. Traditionally, loan purchasers publish complicated, static PDF rate sheets daily, and often traditional loan officers or lenders reference one or two when giving pricing to their customers. We have digitized, structured and enriched the rate sheets of over 30 loan purchasers, and built a dynamic matching engine that updates our pricing in real time to best fit aspects of our customers’ financial and property graphs with our loan purchasers’ current criteria. Our visibility into what loan purchasers will pay for each loan enables us to be nimble across lead aggregators, optimizing profitability per fund. As a result, we believe we are able to offer our customers lower interest rates and improve their likelihood of approval, and offer lower prices on our Better Plus real estate and insurance products, by continuously running our matching engine throughout the manufacturing process, so that as our customers’ information changes, they get the best combination of rate, certainty and prices available across our loan purchaser network and marketplace.
Market Opportunity
We believe that we are benefitting from multiple macro trends as the homeownership market coalesces around platform solutions. Digital-first consumers make up a larger share of homeowners, and consumers are spending more time in their home, in part as a result of the geographic moves and consumer behaviors developed during the
COVID-19
pandemic, and related e-commerce tailwinds.
The homeownership market is substantial, fragmented and lacks a comprehensive solution for customers.
Annual spending across the housing market accounts for approximately $9.6 trillion, or 11% of global GDP in 2019, according to the MSCI global real estate report. Yet, customers today face a home financing process that is complex and opaque, and that often seems like it is actively working against their interests. They deal with what we see as a broken ecosystem with commissioned agents, including the loan officer and real estate agent, at the center and as many as ten additional intermediaries. We believe that this process creates misaligned incentives resulting in high fees paid by the customer to a host of intermediaries. According to our research, intermediary fees, including real estate broker commissions can add costs of up to 10% of a home’s value, including up to a
1-2%
commission for the loan officer, and 6% commission paid to the real estate agents involved in a transaction.
Longer term, we intend to expand beyond home finance, to include other consumer finance verticals. For average U.S. households, home equity totals approximately 65% of net worth and therefore we believe there is a sizable opportunity to improve the broader consumer financial network, which makes up $5.0 trillion across global auto and life insurance, student loans and credit card debt.
Shifting consumer preferences with digitization are disrupting the entire homeownership cycle.
We believe consumers are increasingly looking to digital solutions for faster, cheaper and better transactions across industries, including homeownership. Consumers’ comfort in executing large and complex transactions online has been significantly accelerated by the
COVID-19
pandemic. We believe the legacy homeownership journey no longer meets the demands of the modern consumer, who values simplicity, transparency, and cost competitiveness, as indicated by the secular shift to new digital businesses across retail, travel, and auto, as well as other areas of consumer finance including retail brokerage, banking, and financing. As the single largest financial decision many consumers will make, we expect superior value and customer experience to be increasingly important in the homeownership market going forward, with the legacy players at a competitive disadvantage. We believe our vision to put all aspects of the home on our customers’ home screen aligns with the demands and buying behaviors of modern, digital consumers.
Shifting demographics are expected to drive elevated and sustained demand for homeownership.
We expect homeownership rates to increase, especially among millennials, particularly as the
COVID-19
pandemic has reinforced the importance of home for many consumers. Millennials—those born between 1981 and 1996—make up the largest cohort of the U.S. population today, comprising more than 70 million Americans. There is growing evidence to suggest that while this generation of consumers has waited longer to buy homes, homeownership rates are now rapidly increasing among Millennials. According to the National Association of Realtors 2021 Home Buyers and Seller General Trends Report, Millennials represent the largest share of homebuyers at 37%, with 48% of older Millennial homebuyers and 82% of younger Millennial homebuyers being first-time homebuyers. Additionally, in a survey conducted by Apartment List in 2020, more than 80% of Millennials reported that they plan to purchase a home sometime in the future.
Increased importance of the home as a result of the
COVID-19
pandemic and accelerating adoption of remote work trends.
During the
COVID-19
pandemic, many people in America, and across the world, have spent more time at home and, as a result of which, we believe that consumers have focused more intently on their homes and finding and financing the home that they and their families love. Furthermore, the
COVID-19
pandemic accelerated the adoption of remote working, which we believe will further heighten the importance of the home to our potential customers. We believe this trend, combined with the demographic shift in home purchasing, more focus on homeownership and increased affordability enabled by more remote working will drive increased desire for finding and financing the right home for each customer and their family, which we aim to facilitate through our proprietary technology. We believe that on a per-hour
basis, the utility value of the home has accreted faster than the increase in home prices, and the importance of home for consumers and desire to invest in making one’s home a sanctuary will persist post-pandemic.
Increased adoption of partner technology solutions by financial institutions and leading consumer brands to improve their customer experience, efficiency and scalability.
There are approximately 5,000 incumbent banks and more than 100,000 real estate brokerage firms in the U.S. whose traditional competitive advantages are rapidly eroding due largely to technology-focused competitors. While the largest three banks had an estimated $28 billion budget for technology and innovation in 2020, non-bank
mortgage lenders have been gaining market share from traditional bank mortgage lenders (bank market share of originations declined from approximately 70% in 2010 to approximately 32% in 2020, according to the FDIC and Inside Mortgage Finance). We believe this trend is largely a result of more expensive compensation structures and inefficient technology systems. Aside from the largest banks that may be willing to devote the resources and time to build their own technology, we believe our solution will allow them to compete and provide their customers with a better experience less expensively than they can build themselves. We are also seeing strong interest from leading consumer brands, including digital banks, credit card companies, insurance companies and others, to partner with technology solution providers that enable them to add homeownership products to their suite of offerings.
Our Customer Acquisition Channels
We reach our customers through two channels, a
direct-to-consumer
channel (D2C) and a
business-to-business
channel (B2B).
In our D2C channel, we serve customers from their first website visit to close entirely under the Better brand. We have historically relied on positive word of mouth, customer reviews, and trusted third-party recommendations to grow our business, together with performance marketing
(pay-per-click)
and other paid digital media. Unlike other large brands in financial services that rely heavily on brand marketing and advertising spend, we spent minimally on brand marketing and advertising in 2020 and 2019, with the balance of our marketing and advertising spend primarily comprised of performance marketing
(pay-per-click)
and other paid digital media. Organic traffic as a source of customer acquisition increased to 30% in 2020 from 24% in 2019. For the six month period ending June 30, 2021, we believe approximately 28% of our D2C funded loans were generated from organic traffic.
We consider organic traffic to be customers coming directly to our website, searching us on a search engine or engaging with us through the various content pieces we release. We believe that our continuous focus on improving the customer experience and our compelling value propositions of a lower rate, high degree of certainty, and ease of use will enable us to grow organic traffic as an acquisition channel over time. During the second quarter of 2021, we had on average over one million visits to our website per month, including nearly 400,000 visits per month from what we believe to be organic traffic. Today, our marketing approach primarily includes performance marketing
(pay-per-click)
and other paid digital media. Our performance marketing strategy drives high-intent prospective customers to our platform by purchasing targeted leads from our lead aggregators. Further, we recently began investing in our paid digital media strategy through experiments with search engines and social media channels to engage with our customers. Our technology underpins our marketing approach by using data science and insights to efficiently target customers based on demand from our loan purchaser network that is updated in our platform in real time. We constantly optimize and expand our customer acquisition strategies by further penetrating both existing and new performance marketing and digital media channels.
In our B2B channel, we develop longer-term, enterprise-level relationships with leading consumer brands through advertising relationships (in which we present advertising on a third-party’s platform—often involving consumer incentives or discounts—allowing us to drive our partners’ customers or rewards program members to our Better-branded platform), as well as through an integrated relationship model (in which our technology platform and team members power the end-to-end
home finance experience on behalf of a third-party lender through an integrated, co-branded
customer experience). We believe we are able to lower our customer acquisition cost by advertising to our B2B partners’ large addressable consumer segments to drive customers to our platform, without the need for high-cost brand advertising. We provide our B2B partners’ customers with the same superior customer experience, broad product offerings and cost advantage as our D2C customers.

•	Advertising Relationships : We have structured arrangements with our advertising partners, American Express, a leading consumer finance company, ranked 67 on the Fortune 400, with over 54 million cards in force in the U.S., and Greensky, a leading home improvement point-of-sale
financing company, as well as other advertising relationships, for us to advertise our homeownership products to their customers. Customers that come to us via these advertising relationships enter through the same customer workflow as our D2C customers, generating revenues for us in the same manner as our D2C customers.

•
Integrated Relationships
: We currently have one integrated relationship with Ally, pursuant to which we offer our end-to-end
platform and services alongside Ally’s brand, and manufacture loans on Ally’s behalf. This
‘Better-as-a-Service’
offering enables our partner to provide a custom-branded,
low-cost,
high-quality experience to the partner’s customers, powered by our technology and team members. We do not pay customer acquisition costs through this type of relationship. Currently, we earn revenue from our integrated relationship in the form of a fixed fee per transaction, as well as by purchasing certain of the closed loans from Ally and selling them on the secondary market. When the loans are sold on the secondary market, Ally receives a portion of the execution proceeds, with the total amount Better pays Ally for the loans (including the initial purchase price and portion of the execution proceeds) not exceeding the loans’ fair market value.

As of June 30, 2021, we had 12 B2B relationships, all but one of which (Ally) was an advertising relationship. We believe our modular technology infrastructure allows us to address our partners’ requirements by combining existing solutions and customizing functionality, substantially outperforming the traditionally long and operationally heavy enterprise integration processes.
Our Ecosystem
We built our platform to connect our customers, B2B partners, loan purchaser network and Better Plus marketplace participants to our proprietary system, Tinman. Our platform provides benefits to our key constituents.
Key benefits to our customers
Better

•
Seamless.
Our customers use a single interface to seamlessly navigate the homeownership journey. Our platform allows our customers to upload information, complete tasks, view rates and access our Better Plus marketplace.

•
Transparent.
Our platform automatically surfaces customized information and real time pricing tools to customers that adjust dynamically as information is updated. This transforms traditionally static loan documents into dynamic, interactive, and user-friendly informational resources that clearly present loan pricing, fees and terms.

•
Accessible.
Our digital process aims to eliminate human bias from the underwriting process, and customers can go through the entire process without speaking to another human, if they so choose, or can contact our customer service team members by phone.

Faster

•
Faster to Certainty.
We seek to minimize the number of clicks and time required by our customers throughout the home purchase or refinance journey. By expediting this customer process, customers increase certainty of their rate and closing. Our platform delivers a fast and user-friendly experience through our self-service interface, available online 24 hours, 7 days a week. Additionally, our platform minimizes data-gathering inefficiencies and human error by integrating with third-party APIs. By leveraging the data collected during the loan process, our platform also allows customers to seamlessly access other homeownership products and services. Our average time to close a mortgage was significantly faster than the industry average according to an ICE Mortgage Technology Origination Insight Report dated February 2021.

Cheaper

•
Lower Fees and Rates.
By driving down labor costs and operating a commission-free business model, we manufactured loans with a labor cost significantly lower than industry average in 2020 according to the MBA Quarterly Mortgage Bankers Performance Report. Our rates were consistently lower than the industry average from January 2018 through June 2021 according to the MBA Weekly Applications Survey for a
30-year
fixed mortgage.

•
One-Stop
Shop for Homeownership Financial Products.
Better Plus is seamlessly integrated within Home Finance and, by the time a customer opts for a Better Plus service, we incur no additional costs to acquire that customer for these additional products. We are able to pass on these savings by providing our customers better prices from our Better Plus marketplace participants. We actively monitor the number of products per customer and focus on driving increased lifetime value for customers through increasing the number of relevant products we provide, both at the point of purchase or refinance and throughout the homeownership journey. Compared to many traditional mortgage originators that retain customer relationships by retaining MSRs, we aim to build long-term customer relationships through continued delivery of value-added products and services.

Key benefits to our B2B partners

•
Expanded Product Offering.
By leveraging our platform’s underlying technology and existing infrastructure offered to our D2C customers, we offer our B2B partners’ customers better, faster, and cheaper homeownership solutions.

•
Highly Customizable Solutions.
Our full-stack technology system provides our partners with flexible solutions ranging from lead-generation agreements to a holistic integrated solution. Our technology infrastructure allows us to address our partners’ requirements by combining existing solutions and customizing functionality to meet a specific arrangement, making us more attractive to potential B2B customers and also reducing R&D costs. This ability enables us to offer tailored solutions without significant R&D and to quickly add new B2B partners.

Key benefits to our loan purchaser network

•
Demand/Supply Match Through
Back-end
Integration.
Our platform updates pricing and eligibility for loan characteristics by automatically ingesting and digitally analyzing the data stored in traditionally
PDF-based
rate sheets and providing real time loan bid data from our loan purchasers. Using this pricing data updated in real time, Tinman constantly calibrates customer pricing to investor demand, which drives our ability to match loan purchasers with a basket of loans specifically customized to their demand and offer competitive prices to our customers. For investors on our platform seeking specific loan attributes, such as Community Reinvestment Act credit, we are able to quickly identify and competitively price qualifying loans on our loan purchasers’ behalf.

•
High Quality Digital Underwriting.
All of our loan files are digitized in a single auditable system that tracks over 10,000 distinct data points needed to manufacture a loan. Using rules engine-driven AI, Tinman becomes more capable at identifying and flagging potential loan file errors the more transactions are processed through the system. We seek to minimize the need for human decision-making and have a fully auditable system, providing our loan purchasers with transparent underlying data for the loans they purchase.

Key benefits to our Better Plus marketplace participants

•
Better Plus Customer Acquisition
.
We help lower the customer acquisition cost of our Better Plus marketplace participants by providing them access to high-intent customers that are already in the process of shopping for, buying, or refinancing a home. Because we embed the ability for consumers to select additional products directly within the Home Finance customer flow, resulting in minimal friction when customers transact on multiple products, we believe this improves conversion for our marketplace participants and makes our leads highly valuable relative to generic marketing channels.

•
Data-Driven Customized Products
.
Better Plus marketplace participants benefit from being integrated into our platform, resulting in a better experience and lower rates for our customer, with less duplicative data entry and overall friction. By leveraging the extensive data we capture during the loan process, we enable our Better Plus marketplace participants to offer customized products directly in our customers’ loan workflow. For example, we are able to match customer financial data and property data to the recommended insurance products for our customers’ personal situation without ever asking them to leave our flow. Our integrated process has fewer additional steps and less verification and information required compared to if our customers were to start from scratch on our marketplace participants’ sites.

Our Competitive Strengths
We believe we have a number of competitive advantages that contribute to our success. We aim to provide our customers with a superior customer experience, lower costs, and a wide selection of products to navigate their homeownership journey. We believe our ability to lower loan manufacturing costs, integrate additional homeownership products onto our platform, and scale our ecosystem will enable us to further reduce costs to our customers and contribute to our mission.

•
Superior Customer Experience
.
Our customers use our integrated platform to seamlessly navigate the homeownership journey. Tinman enables our customers to interact with us on their schedule, allowing us to meet our customers where they are, be it digitally on our platform, or by phone, text, or email, 24/7. Customers can see their rate options in as little as three seconds, get pre-approved
in as little as three minutes, lock in rates and get connected to a real estate agent in as little as 30 minutes and close their loan in as little as three weeks. Our goal is to surface to our customers the most updated interest rates, and our tools provide them with flexibility to evaluate Home Finance and Better Plus products in real time as they move through our customer workflow.

•
Highly Scalable Platform in Breadth and Depth
.
Tinman provides the backbone of our homeownership products, using the same technology regardless of customer, channel or loan type. We have built Tinman to support significant, rapid growth in volumes. In 2020, we believe we were the fastest-growing homeownership platform of the top 100 originators in the United States based on International Monetary Fund (“IMF”) data, with approximately 390% loan origination volume growth compared to 2019, all supported by our platform. In addition to our platform being able to scale mortgage volume quickly, we believe our technology enables us to achieve broad scale across multiple products as well. Our platform is modular in nature and new products and partners can be added seamlessly using the same core code and systems architecture (for example, by adding additional Better Plus products, providing co-branded
loan production solutions, or advertising and providing incentives or discounts to other partners’ customers or rewards program members). Our technology infrastructure allows us to address our partners’ requirements by combining existing solutions and customizing functionality.

•
Lower Labor Cost
.
We have
re-engineered
traditionally complex, manual and highly specialized loan workflows into simple tasks that can be largely completed through automation or with unspecialized lower-cost
labor. Our digital platform orchestrates each transaction, and simplifies the mortgage workflow to reduce complex tasks that typically would be performed by a revenue-commissioned loan officer or agent. Tinman makes our loan manufacturing team members more productive than the competition at a lower cost. On average, our licensed sales team members manufactured significantly more loans per salesperson per month compared to the MBA industry average, according to the MBA Quarterly Mortgage Bankers Performance Reports for each quarter in 2020. Similarly for real estate, our non-commissioned
in-house
real estate agents have the ability to complete meaningfully more transactions per real estate agent than the industry average as a result of our technology-driven approach to doing business. Furthermore, by minimizing the need for specialized skills through the adoption of technological solutions, we believe our workforce pool is much larger and we are able to train our team members much faster, allowing us to scale quickly and efficiently. Because of our lower labor cost, we are able to pass savings on to our customers and offer them lower rates and prices across our suite of products.

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Data Advantage
.
We operate in a fully digital environment allowing us to track and analyze all workflows to optimize customer experience and operational efficiency. We frequently use data to improve our customer experience and maximize conversion. Additionally, we use data to improve profitability, through optimizing customer acquisition, labor, and other costs. On the customer side, we capture up to 10,000 data points per customer during the loan transaction process and store them in flexible, reusable customer and property financial graphs. For example, in the underwriting process our platform collects flood certification data, which then can be leveraged for our customers’ flood insurance coverage by Better Cover.
We are able to save our customers time and money by removing friction from manual re-entry
of personal details and details on their home captured through the loan origination and appraisal process, reducing fatigue from dealing with numerous providers, offering them the best combination of tailored products through our expanding homeownership platform. We are able to surface highly relevant and suitable products for each customer based on their personalized financial and property circumstances.

•
Limited Credit Exposure
.
Our business model is to manufacture loans to sell to our marketplace of secondary investors and partners, and we do not seek to retain assets for long periods of time. With every loan we produce, we aim to sell the loan and associated MSR into our network of purchasers, and not permanently retain loans or MSRs on our balance sheet as part of our business model. We retained loans on our balance sheet for approximately 11 days, on average, over the course of 2020. As of December 31, 2020, we had zero MSRs on our balance sheet. In 2020 and the six months ended June 30, 2021, approximately 96% and 95%, respectively, of all the loans we produced were conforming with
GSE-guaranteed
takeout, providing access to liquidity for our loans through market cycles. For jumbo loans, which are not GSE eligible, we enter into sale agreements with purchasers prior to lock, thereby enabling us to take minimal balance sheet exposure for non-conforming
loans, limiting our credit risk and supporting our model.

Our Growth Strategies
Better was launched with the mission of making homeownership better, faster and cheaper for all. We believe we can grow by enhancing our customer experience, expanding our customer base and providing additional products and services.

•
Customer Acquisition
.
We believe we have ample room to reach more customers through data-driven marketing. We see growth opportunities to reach customers by further penetrating both existing and new performance marketing
(pay-per-click)
and digital media channels. Additionally, growth in organic traffic is a significant opportunity for us. We will continue to drive traffic organic growth through content marketing and high customer satisfaction.

•
Conversion
.
We believe that we can unlock additional growth by improving the rate at which we convert the on average over one million visitors who have visited our website each month since January 2021 into funded loans. We expect higher conversion rates will be driven by enhancing our customer experience, increasing our product offerings and providing lower rates to our customers. We see a sizable opportunity to better convert organic traffic and top-of-funnel
customers through improved customer support and purpose-built technology to nurture them at early stages of the homeownership journey. We also believe that, by further automating steps of the loan manufacturing process, we can improve the customer experience and decrease the time they spend in the process, thereby improving post-lock conversion.

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Additional B2B Partners.
We believe there is opportunity to achieve significant growth and customer affinity through the addition of new B2B partners, both in the form of advertising relationships and integrated relationships. We seek to pursue relationships with potential partners that are aligned with our consumer-minded ethos and want to provide low-cost,
high-quality homeownership products to their

customers. Our partners trust us to do right by their customers, and we leverage the same scalable end-to-end
technology powering our D2C business to offer our partners’ customers a better, faster, cheaper homeownership experience. We believe that growing our B2B business improves our long-term position by adding volume, improving customer awareness, and embedding our technology within the leading household consumer finance brands.

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Broadening U.S. Geographic and Product Coverage
.
As of September 1, 2021, we are licensed to offer Home Finance loan products in 47 states and the District of Columbia. Better Real Estate, which is currently licensed in 18 states and the District of Columbia, is able to refer brokers in all 50 states and the District of Columbia through its agent network. Better Settlement Services, which offers title services, is licensed in 24 states and the District of Columbia. Better Cover is available in 37 states. We aim to increase our addressable market by providing all of our products across the United States. Additionally, we continue to invest in infrastructure to diversify and scale our loan product portfolio (FHA, VA,
Non-Agency
Jumbo and Non-QM) to meet demand. Due to state licensing and other regulations, the number of Better Plus products available to customers in some states is limited, providing us with substantial growth potential as we increase product availability. We plan to expand access to our Better Plus portfolio of products across the U.S. This broad array of products and services, combined with expanded market access, is intended to create a one-stop
shop for all of our customers’ homeownership needs.

•
Expand Better Plus Products
.
Our customers do not want a real estate agent, a mortgage, or an insurance policy, they want a home. We expect to grow the suite of products and services we offer through our platform and deliver a one-stop
shop for homeownership, empowering consumers to navigate the entire homeownership journey from searching to owning, living, maintaining and selling, all in one place. We believe there is a range of products that we will be able to offer our customers during their homeownership journey, including home maintenance services and improvement loans, and a financial network of personal, automobile, and student loans, and life and disability insurance, leveraging the equity customers have in their homes to offer cost-effective consumer finance products at a fraction of the speed given the existing data we capture on the customer financial graph and property graph. By continuously analyzing customer and property data captured during the loan process, we can seamlessly identify and offer products customized to our customers’ needs at a lower cost, for those customers who choose to purchase with us. Expanding Better Plus products will improve our economics through higher transaction value per customer without incremental customer acquisition spend. In addition, we are investing in Better Plus in order to diversify our revenue streams into relatively less rate-sensitive products as compared to refinance loans.

•
Grow the Ecosystem.
Increasing our customer base strengthens the value proposition for our loan purchaser network and Better Plus marketplace participants. As we grow our customer base, and thereby grow origination volumes, loan purchasers can source larger quantities of loans through Better to fill their demand. They can also access a larger network of borrowers who might have specific loan attributes the purchasers demand, for example, Community Reinvestment Act credit. By embedding their products within our marketplace and customer flow, marketplace participants are able to reach larger volumes and high-intent groups of customers through our platform. We believe we can add additional loan purchasers and Better Plus marketplace participants, and as we grow our network, we are able to enhance our customer experience and offer lower rates which we believe will attract more customers, resulting in a flywheel effect.

•
Enhance Technology Innovation
.
Our technology strategy is to fully automate the homeownership process, allowing our team to focus on what people do best—building customer relationships. We will continue to invest to remove points of friction, making our platform more efficient and scalable as we continue to grow and add new products. Further driving down labor costs through automation allows us to offer lower rates to our consumers. We believe our investments in technology will lead to superior customer experience, lower manufacturing costs and increased conversion rates across all our products.

•
Integrated Home Purchase and Agent Strategy
.
We believe that providing value to prospective customers early in their homeownership journey enables us to build longer and more enduring relationships. We believe real estate agents are trusted advisors throughout the homeownership journey. A key pillar of our home purchase strategy is to make real estate agent services a core part of our homeownership value proposition. In 2020, we established and are continuing to grow our real estate agent program, Better Real Estate (offered through both in-house
Better-employed real estate agents and our network of partner real estate agents), which enables us to provide a seamless purchase experience for our customers. Through our in-house
real estate agents, we believe we are particularly well positioned to improve the purchase journey for our customers, who come to our website looking to understand how much mortgage they can afford and get pre-approved
to begin shopping, and, at their request, we connect them directly with a trusted local real estate agent to help with the process. This in-house
aspect of our real estate agent program leverages our technology and sales-based commission-free approach from our loan business and applies it to the real estate market. We are also partnering with approximately 15,000 leading real estate agents across the U.S. on a third-party basis to whom we refer customers that have received a pre-approval
from us, but do not yet have a real estate agent. We are building value-added technology for real estate agents, including a full suite of collaboration and workflow management tools better equipping them to run their businesses effectively. We believe developing the real estate agent process will improve the customer experience, increase our revenue per customer and position us favorably across market cycles. We are also enhancing features in Tinman to drive engagement with customers that intend to purchase a home further out in the future with our loan products, including pre-transaction
education, property search, and affordability simulations. These product features will allow our home purchase customers to hire best-in-class
real estate agents, find properties that meet their needs and secure lower-cost financing. In addition, we are investing in our Better Real Estate and integrated home purchase strategy in order to diversify our revenue streams into relatively less rate-sensitive products as compared to refinance loans.

•
International Expansion
. We believe international expansion represents a large addressable opportunity for us, namely in countries like the U.K. and Canada. We recently entered into agreements for two acquisitions to begin to build out a homeownership services footprint in the U.K. First, a digital mortgage broker whose digital platform makes shopping for a mortgage and insurance easier, more transparent, and cheaper for the end consumer. Second, a platform that enables fractional ownership in residential property investments. Both companies share our mission to leverage technology to make homeownership more transparent, accessible, and affordable. The transactions are subject to regulatory approvals and other customary closing conditions and are both expected to close after the Mergers.

•
Expansion of Homeownership
. We believe there is a sizable opportunity to innovate around homeownership accessibility and different ways to become a homeowner. We are exploring models such as fractional homeownership, rent-to-own,
mortgage pay down through home equity appreciation, and other non-traditional
homeownership pathways as a growth opportunity. Our goal is to make homeownership easier and more accessible to the widest range of consumers, and we believe our data-driven product is well suited to be a pioneer in new ways for consumers to build home equity.

Risk Management & Compliance
We have built a strong culture around risk management and compliance. We believe our technology-driven processes and digital infrastructure help us to mitigate risks within our business.
We are focused on complying with all applicable laws and regulations while providing the best possible customer experience. Our legal and compliance teams work hand-in-hand
with our business teams to ensure that we remain up to date on regulatory requirements, and that these requirements are met as new products and services are added. We prioritize strategic thinking about how best to protect the interests of the consumer, particularly since we are building a digitally native system in an industry that has traditionally been analog.
Our integrated platform contributes to our ability to mitigate exposure to risk. Since Tinman tracks thousands of data points across each loan file, we are able to ensure that each transaction is auditable and that our loan production process is compliant with applicable regulations across customer contact, pricing, underwriting and quality control. Throughout the loan process, we use third-party data that is pulled directly into our system via API to verify income, assets and other client information. We believe this data-focused approach results in lower delinquency and forbearance compared to the overall industry.
Our compliance program is kept current by our internal compliance team, whose members track regulatory updates, conduct thorough reviews of policies and procedures, and monitor the licensing and education requirements of our team members. This team takes an active role in the onboarding of B2B partners, third-party providers in our Better Plus marketplace, and new loan purchasers on our platform. Through our internal compliance team, we proactively monitor the reporting and revision of these processes and procedures to mitigate risk.
We believe that we mitigate our execution risk by having a robust network of over 30 purchasers of loans and servicing rights, including the ability to sell conforming and FHA loans to the GSEs with guaranteed takeout. For jumbo loans, which are not GSE eligible, we enter into sale agreements with purchasers prior to lock to minimize our balance sheet exposure. We manufacture loans to meet the specific criteria of our loan purchasers, and our systems enable us to swiftly adapt to any changes in the guidelines of our counterparties.
Our capital markets team helps mitigate interest rate risk in our loan production business by executing appropriate hedging trades between the time of interest rate lock and loan commitment to an investor. We institute different strategies depending on market conditions to provide our customers with attractive rates and ensure the stability of our loan production pipeline and our liquidity. Our sources of liquidity include loan funding warehouse facilities, the loans we produce in conformity with
GSE-guaranteed
takeout, as well as cash on hand. As of June 30, 2021, we had 11 warehouse lines of credit, with an aggregate available amount of $5.7 billion. Half of our facilities have maturity dates in 2022 and later, which reduces the risk of refinancing.
We operate under hedging policies designed to mitigate the effects of any fluctuations in interest rates, and analyze our “pull-through” rates along the loan life cycle, to ensure that we are adjusting our hedging activity across market conditions.
Although we are focused on growing areas of our business that are relatively less interest rate-sensitive than refinance loans, including our share of purchase loans and Better Plus businesses (presently, Better Real Estate agents, Better Settlement Services and Better Cover), much of these business lines remains sensitive to interest rates as purchase loans and other aspects of home services markets relating to home purchases are affected by changes in interest rates. For the six months ended June 30, 2021, Purchase Loans comprised approximately 15% of our Funded Loan Volume and Better Plus comprised approximately 6% of our total revenues.
Security and Data Protection
We employ various
in-house
and third-party technologies and network administration policies that are designed to protect our computer network and the privacy of our customers’ and team members’ information from external threats and malicious attacks.
We believe that the technologies and network security plan we have adopted are appropriate to the size, complexity and scope of services we provide, as well as the nature of the information that we handle. Recently, we have experienced substantial growth, which presents additional challenges to our security and data protection infrastructure. We have a team of professionals dedicated to network and information security who monitor information systems, evaluate the effectiveness of technologies against known risks and adjust systems accordingly. In addition, we periodically have network security evaluated by outside firms specializing in network security to help us identify and remove any potential vulnerabilities.
We have undertaken measures intended to protect the safety and security of our information systems and the information systems of our third-party providers and the data therein, including physical and technological security measures, team member training, contractual precautions, business continuity plans, and implementation of policies and procedures designed to help mitigate the risk of system disruptions and failures and the occurrence of cyber incidents. We invest in security technology designed to protect our data and business processes against risk of a data security breach or cyberattack. Our data security management program includes identity, trust, vulnerability, and threat management business processes as well as the adoption of data protection policies. We measure our data security effectiveness through industry-accepted methods and remediate significant findings. The technology and other controls and processes designed to secure our team member, customer and loan applicant information and to prevent, detect and remedy any unauthorized access to or acquisition of that information were designed to obtain reasonable, but not absolute, assurance that such information is secure and that any unauthorized access is identified and addressed appropriately.
Our Competitors
There are approximately 5,000 incumbent banks and 100,000 real estate brokerage firms in the U.S. whose traditional competitive advantages are rapidly eroding from technology-focused competitors. We compete with a wide range of providers, each of whom provides components of our offering, but we believe that none of our competitors provide as complete of an end-to-end
platform as we are developing, which aims to simplify and rearchitect the customer experience across the entire homeownership ecosystem. Each residential real estate transaction has numerous parties involved, including but not limited to, lead aggregators, real estate agents, loan originators, title insurers and homeowners insurers. All of these parties compete with each other either directly or indirectly as they are looking to win a larger share of the revenue pool in each transaction. As a result, our competition is highly disjointed across products (i.e., different products are offered at different points in the transaction) and highly fragmented within certain products. Within loan production, the market is highly fragmented, with the largest player holding less than a 10% share.
We believe that the principal factors that generally determine competitive advantage within our market include:

•	ability to build consumer trust by consistently delivering value through low prices and a seamless experience;

•	overall customer experience, including transparency throughout each step of the transaction;

•	convenience in obtaining homeownership products, including the ease and speed of the loan application, underwriting and approval process;

•	range of products offered;

•	interest rates and fees charged;

•	partner satisfaction and delivering value to all parties in our ecosystem;

•	flexibility, scalability, and ability to innovate rapidly;

•	effectiveness of customer acquisition; and

•	ability to convert customers who come to our site.
Our primary competitors are legacy players including traditional banks and depository institutions, non-bank
loan originators, and smaller local players who form the long tail of the market, as well as fintech companies and technology-oriented platforms across the broader real estate and mortgage industry. Digitally native home buying technology platforms are increasingly moving into the loan production space, but as of yet, they have not developed an independent loan production offering at scale. Such other online mortgage originators and digitally native entrants primarily compete on price and on the speed of the loan application, underwriting and approval process, and any increase in these competitive pressures could be detrimental to our business, including as a result of higher performance marketing spend due to greater demand for customer leads. In addition, some more traditional banks provide our warehouse lines of credit and are also active in the home mortgage market as traditional banks and depository institutions, which could create conflicts when renewing our warehouse lines.

Some of our competitors may have more name recognition and greater financial and other resources than we have (including access to capital). Other of our competitors, such as lenders who originate mortgage loans using their own funds, or direct retail lenders who market directly to homeowners, may have more operational and regulatory flexibility in approving loans. Licensing requirements have made it difficult for independent mortgage loan originators to take the place of the banks that have left the mortgage sector, and the uneven nature of state regulation and considerable number of licenses required create a high barrier to entry. Banks that provide other financial services to homeowners may have advantages in soliciting home loans to their clients, have access to capital through deposits at lower costs than our warehouse facilities and benefit from relatively uniform U.S. federal rules and standards that preempt certain state laws to which we are subject.
However, despite these competitive pressures, we believe we are well positioned to compete with all of the legacy service providers that touch a real estate transaction. In 2020, we believe we were the fastest growing homeownership platform of the top 100 originators in the United States based on IMF data, with approximately 390% loan origination volume growth compared to 2019, all supported by our platform. We believe our position as a leading residential mortgage lender licensed in 47 states and the District of Columbia as of September 1, 2021 allows us to continue to capitalize on the opportunities created by the decline in mortgage lending by banks, and we have a unique end-to-end
platform that provides savings to the customer, enables a simplified homeownership bundle with multiple products and services under one roof and superior, digitally native customer experience, which we believe will be difficult for incumbent providers to emulate. We believe our modular technology infrastructure, innovative approach and deep customer focus have enabled us to compete favorably within our market.
Our Intellectual Property
Our intellectual property is an essential element of our business. We rely on a combination of trade secrets, trademarks, Internet domain names and other forms of intellectual property, and on contractual agreements, to establish, maintain and protect our intellectual property rights and technology. We also license certain third-party technology for use in conjunction with our products.
We believe that our continued success depends on hiring and retaining highly capable and innovative team members, especially as it relates to our engineering base. It is our policy that all of our team members and independent contractors sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments, processes and other forms of intellectual property generated by them on our behalf are our property and assigning to us any ownership that they may otherwise have in those works. Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own or license. In addition, certain of our technology, including data feeds used in Tinman, are currently owned by entities affiliated with our Founder and other executives. Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may materially and adversely affect our business.
Government Regulations Affecting Mortgage Loan Production, Servicing and Ancillary Services
We operate in a heavily regulated industry that is highly focused on consumer protection. The 2007-2008 financial crisis in general, and the related downturn in the residential mortgage market in particular, placed our industry under increased regulatory and public scrutiny and resulted in stricter and more comprehensive regulation of our business. More recently, the extent and severity of economic impacts related to the
COVID-19
pandemic remain unknown. Statutes, regulations and practices that have been in place for many years may be changed, and new laws have been, and may continue to be, introduced in order to address real and perceived problems in our industry.
The extensive regulatory framework to which we are subject includes U.S. federal, state and local laws, regulations and rules. Governmental authorities and various U.S. federal and state agencies have broad oversight and supervisory authority over all of our business lines.

Although much of the executive, legislative and regulatory actions impacting the mortgage industry and taken in response to the economic conditions caused by the
COVID-19
pandemic are focused on providing borrowers with protection from foreclosure, including the forbearance requirements and foreclosure moratoriums imposed on mortgage servicers, regulators are adjusting compliance obligations impacting our loan production activities. We continue to work diligently to assess and understand the implications of the regulatory environment in which we operate and the regulatory changes that we are facing. We devote substantial resources to regulatory compliance, including operational and system costs, while at the same time striving to meet the needs and expectations of our customers. For more information, see
“Risk Factors—Risks Related to Better’s Business—Risks Related to the
Covid-19
Pandemic.”
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, the Consumer Financial Protection Bureau, or CFPB, was established in 2011 to ensure, among other things, that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from hidden fees and unfair, deceptive or abusive acts or practices. The CFPB’s jurisdiction includes those persons producing, brokering or servicing residential mortgage loans. It also extends to our other lines of business, including real estate brokerage, title insurance, and homeowners insurance. The CFPB has broad supervisory and enforcement powers with regard to non-depository
institutions, such as us, that engage in the production and servicing of home loans. The CFPB has been expanding the number and focus of examinations, and that increase is expected to continue under the Biden administration.
As part of its enforcement authority, the CFPB can order, among other things, rescission or reformation of contracts, the refund of moneys or the return of real property, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, remediation of practices, external compliance monitoring and civil money penalties. The CFPB has been active in investigations and enforcement actions and has issued large civil money penalties since its inception to parties the CFPB determines have violated the laws and regulations it enforces.
We are also supervised by regulatory agencies under U.S. state law. From time to time, we receive examination requests from the states in which we are licensed that require us to provide records, documents and information relating to our business operations. State attorneys general, state mortgage and real estate licensing regulators, state insurance departments, and state and local consumer protection offices have authority to investigate consumer complaints and to commence investigations and other formal and informal proceedings regarding our operations and activities. In addition, the government-sponsored enterprises, or GSEs, and the FHA, the FTC, non-agency
securitization trustees and others subject us to periodic reviews and audits. This broad and extensive supervisory and enforcement oversight will continue to occur in the future.
Federal Lending and Servicing Laws and Regulations
Numerous U.S. federal regulatory consumer protection laws impact our business, including but not limited to:

•
the Real Estate Settlement Procedures Act, or RESPA, and Regulation X, which require certain disclosures to be made to the borrower at application, as to the lender’s good faith estimate of loan production costs, and at closing with respect to the actual real estate settlement statement costs (for most loans, such disclosures are in conjunction with those required under the Truth in Lending Act), prohibit kickbacks, referrals, and unearned fees in connection with settlement service business and impose requirements and limitations on affiliates and strategic partners, and certain loan servicing practices including with respect to escrow accounts, requests for information from borrowers, servicing transfers, lender-placed insurance, error resolution and loss mitigation;

•
the Truth in Lending Act, or TILA, including the HOEPA, and Regulation Z, which regulate mortgage loan production and servicing activities, require certain disclosures be made to borrowers throughout the loan process regarding terms of mortgage financing (including those disclosures required under the

TILA-RESPA Integrated Disclosure, or TRID, rule), provide for a three-day
right to rescind some transactions, regulate certain higher-priced and high-cost mortgages, require lenders to make a reasonable and good faith determination that consumers have the ability to repay the loan prior to consummation, mandate home ownership counseling for high-cost mortgage applicants, impose restrictions on loan production compensation, and apply to certain loan servicing practices;

•
the Fair Credit Reporting Act and Regulation V, which regulate the use and reporting of information related to the credit history of consumers, require disclosures to consumers regarding the use of credit report information in certain credit decisions and require lenders to take measures to prevent or mitigate identity theft;

•
the Equal Credit Opportunity Act and Regulation B, which prohibit discrimination on the basis of age, race and certain other characteristics in the extension of credit, require creditors to deliver copies of appraisals and other valuations, and require certain notifications to applicants for credit;

•	the Homeowners Protection Act, which requires certain disclosures and the cancellation or termination of private mortgage insurance once certain equity levels are reached;

•
the Home Mortgage Disclosure Act and Regulation C, which require reporting of mortgage loan application, origination and purchase data, including the number of mortgage loan applications originated, approved but not accepted, denied, purchased, closed for incompleteness and withdrawn;

•	the Fair Housing Act, which prohibits discrimination in housing on the basis of race, sex, national origin and certain other characteristics;

•	the Fair Debt Collection Practices Act, which regulates the timing and content of debt collection communications and debt collection practices;

•
the Gramm-Leach-Bliley Act and Regulation P, which require initial and periodic communication with consumers on privacy matters, provide limitations on sharing nonpublic personal information, and the maintenance of privacy and security regarding certain consumer data in our possession;

•
the Bank Secrecy Act, or BSA, and related regulations including the Office of Foreign Assets Control and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, or the USA PATRIOT Act, which impose certain due diligence and recordkeeping requirements on lenders to detect and block money laundering that could support terrorist activities;

•	the SAFE Act, which imposes state licensing requirements on mortgage loan originators;

•
the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures and which require creditors and loan servicers to obtain a consumer’s consent to electronically receive disclosures required under federal and state laws and regulations;

•	the Electronic Fund Transfer Act of 1978, or EFTA, and Regulation E, which protect consumers engaging in electronic fund transfers;

•	the Servicemembers Civil Relief Act, which provides financial protections for eligible service members;

•	the Federal Trade Commission Act, the FTC Credit Practices Rules and the FTC Telemarketing Sales Rule, which prohibit unfair or deceptive acts or practices and certain related practices;

•	the Telephone Consumer Protection Act, or the TCPA, which restricts telephone solicitations and automatic telephone equipment in connection with both origination and servicing of loans;

•
the Mortgage Acts and Practices Advertising Rule, Regulation N, which prohibits certain unfair and deceptive acts and practices related to mortgage advertising and imposes recordkeeping requirements on advertisers;

•	the CAN-SPAM Act, which makes it unlawful to send certain electronic mail messages that contain false or deceptive information and provide other protections for email users;

•
the Consumer Financial Protection Act, enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, which (among other things) created the Consumer Financial Protection Bureau, or the CFPB, and gave it broad rulemaking authority over certain enumerated consumer financial laws and supervisory and enforcement jurisdiction over mortgage lenders and servicers, and prohibits any unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service;

•	the Bankruptcy Code and bankruptcy injunctions and stays, which can restrict collection of debts; and

•
the CARES Act, which imposes several new compliance obligations on our mortgage servicing activities, including, but not limited to, mandatory forbearance offerings, prohibitions of fees, penalties, or interest beyond the amounts scheduled during the forbearance period, altered credit reporting obligations, and moratoriums on foreclosure actions.

We are also subject to a variety of regulatory and contractual obligations imposed by credit owners, insurers and guarantors of the loans we produce or facilitate and/or service. This includes, but is not limited to, Fannie Mae, Freddie Mac, FHFA, HUD, FHA and the VA.
State Lending Laws and Regulations
Because we are not a depository institution, we must comply with state licensing requirements to conduct our business. We incur significant ongoing costs to comply with these licensing requirements.
To conduct our residential mortgage lending and servicing operations in the United States, we are licensed in 47 states and the District of Columbia as of September 1, 2021. Our real estate brokerage, title agency, and homeowners insurance agency also maintain licenses to operate in certain of these states. Generally speaking, the licensing process includes the submission and approval of an application to the applicable state agency, a character and fitness review of key individuals, and an administrative review of our business operations. Such requirements occur at the initial stage of license acquisition and throughout the period of licensure.
Under the SAFE Act, all states have laws that require mortgage loan originators employed by non-depository
institutions to be individually licensed to offer mortgage loan products. These licensing requirements require individual loan originators to register in a nationwide mortgage licensing system, submit application and background information to state regulators for a character and fitness review, submit to a criminal background check, complete a minimum of 20 hours of pre-licensing
education, complete an annual minimum of eight hours of continuing education and successfully complete an examination.
In addition to applicable federal laws and regulations governing our operations, our ability to produce and service loans in any particular state is subject to that state’s laws, regulations and licensing requirements, which may differ from the laws, regulations and licensing requirements of other states. State laws often include fee limitations and disclosure and other requirements. Many states have adopted regulations that prohibit various forms of “predatory” lending and place obligations on lenders to substantiate that a customer will derive a tangible benefit from the proposed home financing transaction and/or have the ability to repay the loan. These laws have required most lenders to devote considerable resources to building and maintaining automated systems to perform loan-by-loan
analysis of points, fees and other factors set forth in the laws, which often vary depending on the location of the mortgaged property. Many of these laws are vague and subject to differing interpretations, which exposes us to some risks.
The number and complexity of these laws, and vagaries in their interpretations, present compliance and litigation risks from inadvertent error and omissions which we may not be able to eliminate from our operation or activities. The laws, regulations and rules described above are subject to legislative, administrative and judicial interpretation, and some of these laws and regulations have been infrequently interpreted or only recently enacted. Infrequent or differing interpretations of these laws and regulations or an insignificant number of interpretations of recently enacted laws and regulations can result in ambiguity with respect to permitted conduct under these laws and regulations. Any ambiguity under the laws and regulations to which we are subject may lead to regulatory investigations or enforcement actions and private causes of action, such as class-action lawsuits, with respect to our compliance with applicable laws and regulations. We note that nationally chartered banks are not subject to certain state law requirements, which results in an increased compliance burden for us, relative to such competitors.
Additionally, our business is subject to numerous types of state laws that are continuously changing, including laws related to mobile- and internet-based businesses, data privacy (including the CCPA, VCDPA and CPA and similar or other data privacy laws enacted by other states) and advertising laws, which limit how companies can use customer data, impose obligations on companies in their management of such data, and require us to modify our data processing practices and policies, which results in substantial costs and expenses in an effort to comply. The CCPA, among other things, requires specific disclosures to California consumers and affords such consumers the right to opt out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches of certain information that result from a failure to implement reasonable safeguards. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. The service providers we use, including outside counsel retained to process foreclosures and bankruptcies, must also comply with some of these legal requirements. Changes to laws, regulations or regulatory policies or their interpretation or implementation and the continued heightening of regulatory requirements could affect us in substantial and unpredictable ways.
Our Better Plus businesses, such as our real estate brokerage, title agency, and homeowners insurance agency, are also subject to state laws that may require licensure and prohibit, limit, or require approval to engage in certain conduct. For example, several states have implemented laws and regulations aimed at prohibiting kickbacks and other inducements associated with referrals to or from title insurance agents or corporations. In some instances, these requirements are more expansive than RESPA, rendering useless exemptions an entity would rely on for purposes of RESPA compliance.
Many states have taken measures to provide mortgage payment and other relief to consumers, which create additional complexity around our mortgage servicing compliance activities. Federal, state and local executive, legislative and regulatory responses to
COVID-19
are rapidly evolving, not consistent in scope or application, and subject to change without advance notice. For more information, see “
Risk Factors—Risks Related to Better’s Business—Risks Related to the
COVID-19
Pandemic
.”
Other Laws
We are subject to various other laws, including employment laws related to hiring practices, overtime, and termination of team members, health and safety laws, environmental laws and other federal, state and local laws in the jurisdictions in which we operate.
Our Team members and Human Capital Management
As of June 30, 2021, we had approximately 8,100 team members, of which approximately 5,000 were located in the United States and approximately 3,100 in India, compared to approximately 1,300 as of December 31, 2019 (approximately 800 in the U.S. and approximately 500 in India). Approximately 600 Better team members work in technology and product development, of which nearly all are located in the United States. These team members are responsible for developing, improving, and maintaining Better’s proprietary technology systems and homeownership platform. Approximately 5,700 Better team members work in production roles, of which approximately 3,300 are located in the United States and approximately 2,400 in India. Additionally, approximately 750 team members work in our Better Plus business lines, primarily as real estate and insurance agents. The majority of the remaining team members work in general corporate functions. Parts of our loan production process require Better team members to assist customers through their home purchase or refinance journeys, or complete underwriting, processing, and closing tasks on behalf of customers. While we remain focused on enhancing our automated systems, including our automated decision-making engine, Tinman, in a manner that we believe will improve efficiency and reduce labor hours devoted to loan production, there remain numerous parts of our loan production process that require human labor, particularly as a result of the regulation of the home mortgage industry and our plans to grow market share. Accordingly, we anticipate growing our loan production headcount to manage our capacity in the near- to medium-term until we have further enhanced our automation and reached greater scale in our operations. Additionally, approximately 750 Better team members work in Better Plus business lines, primarily as real estate and insurance agents. None of our team members are represented by a labor union or covered by a collective bargaining agreement. We have not experienced any work stoppages, and we consider our relationship with our team members to be good. We believe our team is a key differentiator for our business and hard work, problem solving, and curiosity are the core of our DNA. In 2020, the average age of our team members was 28, and we are a majority-minority company that is diverse across gender, race, and identity lines, both across the company and management team. The team we have in place allows us to see things differently and to build a whole new way of approaching homeownership with the customer at the center of it all.
Our Facilities and Real Estate
Our corporate headquarters are located in New York, New York. We also have offices in Charlotte, North Carolina; Oakland, California; Irvine, California; and Gurgaon, India. We do not own any real property. We believe that our existing facilities are adequate to meet the current needs of our essential workforce in a largely remote-work environment (including that, during the
COVID-19
pandemic, we onboarded a number of fully remote employees) and that if we require additional space, we will be able to obtain additional facilities on commercially reasonable terms.
Cyclicality and Seasonality
The consumer lending market and the associated loan origination volumes for mortgage loans are influenced by general economic conditions, including the interest rate environment, unemployment rates, home price appreciation and consumer confidence. Refinance mortgage loans are sensitive to movements in the interest rate environment. Purchase mortgage loan origination volumes are generally affected by a broad range of economic factors, including interest rate fluctuations, the overall strength of the economy, unemployment rates and home prices, as well as seasonality, as home sales typically rise in the second and third quarters, with reduced activity in the first and fourth quarters, as home buyers tend to purchase their homes during the spring and summer in order to move to a new home before the start of the school year. However, in 2021, we expect that such housing market seasonality will be outweighed by increased interest rates and constrained housing supply. We continue to see diminished impact of seasonality on our business as a result of these and other factors, as indicated by the reduction in overall industry volume in the second and third quarters of 2021 as compared to the first quarter of 2021. The second and third quarters are typically seasonally stronger periods for the mortgage market, compared with the first and fourth quarters.
Legal Proceedings
We are, from time to time, subject to legal proceedings and claims arising from the normal course of business activities, claims or investigations asserting that some employees are improperly classified under applicable law, and an unfavorable resolution of any of these matters could materially affect our future business, results of operations, financial condition, or cash flows. For example, we are currently party to a pending legal claim alleging that we failed to pay certain employees for overtime in violation of the Fair Labor Standards Act and labor laws of the State of California. A determination in, or settlement of, any legal proceeding relating to classification of our employees could materially and adversely affect our business, financial condition, results of operations, and prospects. In addition, the Better Founder and CEO is, and potentially Better may be, subject to litigation as described above in
“Risk Factors—Risks Related to Better’s Business—Risks Related to Our Operating History, Business Model, Growth and Financial Condition—
The Better Founder and CEO is involved in litigation that could have a material adverse effect on our revenues, financial condition, cash flows and results of operations
.”
Better is a party to a letter agreement, dated as of August 9, 2019, with Pine Brook Capital, pursuant to which Better is permitted to repurchase 1,875,000 shares issued to Pine Brook for an aggregate purchase price of $1 upon the occurrence of certain liquidation or initial public offering events, including upon consummation of the Business Combination. Mr. Howard Newman, managing partner of Pine Brook and a director of Better prior to closing of the Business Combination, has stated that Pine Brook disagrees with Better’s interpretation of the Pine Brook Side Letter that the consummation of the Business Combination entitles Better to exercise its repurchase right. On July 26, 2021, Pine Brook commenced litigation against Better, Aurora and Merger Sub in the Court of Chancery of the State of Delaware seeking declaratory judgment that Better does not have the right to repurchase such shares in connection with the Business Combination and that the lock-up in the letter of transmittal that holders of 1% or more of Better Capital Stock are required to sign pursuant to the Merger Agreement is invalid and violates Delaware law. Pine Brook and Mr. Newman have also threatened to bring claims against Better and the Better Founder and CEO related to certain allegations of fiduciary duty breaches in connection with Better’s corporate governance. If we are unable to repurchase such shares, existing Better Stockholders’ receipt of the Merger Consideration would be diluted by 1.875 million shares of Better Capital Stock that also would be entitled to receive such consideration. For more information, see “
Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—Pine Brook Side Letter
.”
Aurora received the Demands generally alleging that the registration statement on Form S-4 that Aurora filed with the SEC on August 3, 2021 omits material information with respect to Aurora’s proposed business combination with Better. The Demands seek the issuance of corrective disclosures in an amendment or supplement to the registration statement. Future litigation may be necessary, among other things, to defend ourselves or our users by determining the scope, enforceability, and validity of third-party proprietary rights or to establish our proprietary rights. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors. For more information, see “
Risk Factors—Risks Related to Better’s Business—Risks Related to Our Operating History, Business Model, Growth and Financial Condition—We are, and may in the future be, subject to litigation or other disputes.
 If the outcomes of these proceedings are adverse to us, it could materially and adversely affect our business, revenues, financial condition, results of operations, and prospects
.”

BETTER’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this section to “Better” “we,” “us, “ or “our” refer to the business of Better and its subsidiaries prior to the consummation of the Business Combination and to Better Home & Finance and its subsidiaries following the consummation of the Business Combination.
The following discussion and analysis of our financial condition and results of operations should be read together with our audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and our unaudited condensed interim consolidated financial statements as of June 30, 2021 and for the six-month periods ended June 30, 2021 and 2020, in each case, together with related notes thereto, included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the section entitled “Information about Better” and our pro forma financial information as of June 30, 2021 and for the six-month period then ended and for the year ended December 31, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this proxy statement/prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.” Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future. Certain amounts may not foot due to rounding.
Our Business
We are building a next-generation platform that we believe is revolutionizing the world’s largest, oldest and most tangible asset class, the home. Our holistic solution and marketplace model, enabled by our proprietary technology, allows us to take one of our customers’ largest and most complex financial journeys—the process of owning a home—and transform it into a more simple, transparent and ultimately affordable process. Our goal is to do our part in lowering the hurdles to homeownership by offering the lowest prices and the best experience to our customers.
We are a technology-driven organization. We are seeking to disrupt a business model that has traditionally been centered around commissioned intermediaries by introducing a commission-free model that leverages our proprietary platform, Tinman, to enhance the automation of the home finance process. Through this process, we aim to dramatically reduce the cost to produce a loan and in the future to create a platform with all homeownership products embedded into a highly automated, single flow, allowing us to pass along savings to our customers.
We generate substantially all of our mortgage platform revenue, which today makes up substantially all of our revenue, by selling our Home Finance mortgage loans and related Mortgage Servicing Rights (“MSRs”) to our loan purchaser network, recognizing revenue for each transaction. We also generate revenue through our Better Plus marketplace of non-mortgage,
homeownership products. Better Plus includes Better Settlement Services (title insurance and settlement services), Better Real Estate (real estate agent services) and Better Cover (homeowners insurance). We aim to continue to increase our revenue as we attract more customers, expand the number of states in which we operate, expand our product offerings by incorporating more participants into our marketplace, add additional products and services, and launch in new geographies.
For the six months ended June 30, 2021, 95% of our Total Loans were eligible for purchase by government-sponsored enterprises (“GSEs”), providing access to liquidity for our loans through market cycles. For the remaining loans, which are not GSE eligible, we typically enter into sale agreements with purchasers prior to lock in order to mitigate our balance sheet and capital risk. As of June 30, 2021, we had approximately $5.7 billion in mortgage funding capacity through our warehouse facilities from a diverse group of lenders.

We are focused on growing our platform and plan to continue making investments to drive future growth. We believe that our continued success will depend on many factors, including our ability to drive customers to our platform through both our direct-to-consumer
(“D2C”) channel and our partner relationship (“B2B”) channel, achieve leverage on our operational expenses, execute on our strategy to fund more purchase loans and diversify our revenue by growing and enhancing our Better Plus offerings. As we grow, we plan to continue to invest in technology to improve customer experience and further drive down labor costs through automation, making our platform more efficient and scalable. We expect to use the proceeds from this transaction to accelerate our overall growth both in our Home Finance mortgage business and our Better Plus non-mortgage
business. We seek to capitalize the Company in order to maintain the ability to grow through rate cycles and create long-term value for our customers and stockholders through further investment in technology and expanding our homeownership platform.
We are on our way to achieve significant scale, with over $24.2 billion in funded loan volume in the year ended December 31, 2020. Our business model is not to retain our funded loans as we have historically sold substantially all of our loans and related MSRs shortly after closing. We have little capital at risk associated with our Better Plus products, as we primarily offer Better Plus products through our marketplace of partners. For the years ended December 31, 2020 and 2019, our funded loan volume was $24.2 billion and $4.9 billion, respectively, representing year-over-year growth of approximately 393%. For the years ended December 31, 2020 and 2019, our revenue was approximately $875.6 million and $89.2 million, respectively, representing year-over-year growth of approximately 882%. We recorded net income of $172.1 million and incurred a net loss of $67.6 million for the years ended December 31, 2020 and 2019, respectively. In the six months ended June 30, 2021, our funded loan volume was $28.8 billion compared to $7.1 billion in the six months ended June 30, 2020, our revenue was approximately $679.6 million compared to $237.0 million in the six months ended June 30, 2020, and our net loss was $3.7 million compared to a net income of $17.2 million in the six months ended June 30, 2020. Our net loss for the six months ended June 30, 2021 was primarily attributable to the rising interest rate environment, which rising interest rates contributed to a significant decline in gain on sale and our revenue.
Generally, the refinance market experiences significant fluctuations. As interest rates rise, refinancing volumes generally decrease as fewer consumers are incentivized to refinance their loans. This materially and adversely affects our revenues or requires us to increase expenditures in an attempt to maintain refinancing-related loan funding volumes. For example, in April 2021, we began experiencing a significant rise in interest rates, which contributed to a significant decline in our gain on sale from our funded loans as we sought to maintain funded loan volume and remain a low-cost option for our customers. With regard to our purchase mortgage loan business, higher interest rates may also reduce demand for homeownership loans as homeownership becomes more expensive. This reduction in demand could materially and adversely affect our revenues or require us to increase expenditures in an attempt to increase or maintain our volume of loans.
The Business Combination
Under the terms of the Merger Agreement, Merger Sub will merge with and into Better, with Better surviving as a wholly owned subsidiary of Aurora (the “First Merger”). Immediately following the First Merger, Better will merge with and into Aurora, with Aurora surviving the merger (the “Second Merger”) and changing its name to Better Home & Finance Holding Company (“Better Home & Finance”). In consideration for the Second Merger, our shareholders can elect to receive cash or shares of common stock of Better Home & Finance, as described more fully in the section entitled “
BCA Proposal
.” We refer to these transactions as the “Business Combination.”
Upon consummation of the Business Combination, Better expects to be deemed the predecessor of the combined business, and Better Home & Finance, as the parent company of the combined business, will continue as the SEC registrant, meaning that Better’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The First Merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. The

Business Combination is expected to have several significant impacts on our future reported financial position and results, as a consequence of reverse recapitalization treatment (with respect to Aurora). These include an estimated increase in cash (as compared to our balance sheet at June 30, 2021) of approximately $758.0 million. This pro forma cash amount is net of total non-recurring
transaction costs estimated at approximately $70.0 million, including acquisition-related advisory fees in connection with the Business Combination and deferred underwriting commissions in connection with Aurora’s initial public offering and other transaction-related costs (including redemptions of certain shares and the payment of certain transaction-related and other payables of Aurora). A portion of the transaction costs will be treated as a reduction of equity (i.e., the deferred underwriting commissions and costs pertaining to the reverse recapitalization) and a portion will be expensed in the period in which the Business Combination closes (i.e., merger-related costs). The pro forma cash amounts include (i) $278,002,870 from either cash held in Aurora’s trust account or, to the extent of any shareholder redemptions therefrom, proceeds received pursuant to the Redemption Subscription Agreement and (ii) $1,500,000,000 of proceeds from the PIPE Investment. See “
Unaudited Pro Forma Condensed Combined Financial Information
.”
As a consequence of the Business Combination, Better expects to become the successor to an
SEC-registered
and Nasdaq-listed company, which will require us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur significant additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees.
Our Business Model
We generate revenue through the production and sale of loans and other product offerings through our platform. In 2020, approximately 95% of our net revenue was attributable to our sale of loan production (Mortgage Platform Revenue, Net) and 5% of our net revenue was attributable to Better Plus. In the six months ended June 30, 2021, approximately 94% of our net revenue was attributable to our sale of loan production (Mortgage Platform Revenue, Net) and 6% of our net revenue was attributable to Better Plus.
Home Finance Mortgage Platform Revenue Model
We produce a wide selection of mortgage loans and leverage our platform to quickly sell these loans and related MSRs to our loan purchaser network. We source our customers through two channels: our D2C channel and our B2B channel. Through our D2C channel, we generate mortgage platform revenue by selling loans and MSRs to our loan purchaser network, recognizing D2C revenue per loan. Through our B2B channel, we generate revenue from integrated relationships (in which our technology platform and team members power the end-to-end
home finance experience on behalf of a third-party lender, through an integrated, co-branded
customer experience) and advertising relationships (in which we drive customers to the Better-branded platform through advertising on a third-party’s platform and offering incentives and discounts to those consumers). Through our advertising relationships, we generate mortgage platform revenue the same way we do in our D2C channel, by selling loans to our loan purchaser network. Through our integrated relationships, we generate a fixed fee per loan originated, which we recognize as revenue upon the funding of the loan by the partner. We may also purchase certain of the loans from our integrated relationship partner which we may subsequently sell to our loan purchaser network at our discretion. For loans subsequently sold to our loan purchaser network, the partner receives a portion of the sale proceeds. Although we aim to expand our B2B channel, our relationships are primarily comprised of our integrated relationship with Ally Bank (which is our only current integrated relationship) and, as of June 30, 2021, our 11 B2B customer acquisition channel advertising relationships, including our advertising relationship with American Express.
For the year ended December 31, 2020, of $834.5 million total mortgage platform revenue, $804.0 million revenue was comprised of net gain on sale of loans, $73.1 million revenue from integrated relationships,

$7.3 million revenue from servicing income, $(104.9) million from changes in fair value interest rate lock commitments and forward sale commitments, and $55.0 million from lender credits and points. For the six months ended June 30, 2021, of $627.3 million total mortgage platform revenue, $472.8 million revenue was comprised of net gain on sale of loans, $27.5 million revenue from integrated relationships, $0.3 million revenue from servicing income, $71.5 million from changes in fair value interest rate lock commitments and forward sale commitments, and $55.3 million from lender credits and points.
Home Finance Funding Sources
We fund substantially all of our funded loan volume on a short-term basis primarily through our warehouse lines of credit from our diversified syndicate of commercial banks. Our borrowings are repaid with the proceeds we receive from the sale of our loans to our loan purchaser network, which includes GSEs. We had $5.7 billion and $2.6 billion of available capacity under our warehouse facilities as of June 30, 2021 and December 31, 2020, respectively, which represents an increase of 115% in available capacity as of June 30, 2021 compared to December 31, 2020. At the end of 2020, our average fund to sale time for all loans was 18 days. In the six months ended June 30, 2021, our average fund to sale time for all loans was 17 days.
Better Plus Revenue Model
Better Plus revenue consists of revenue from
non-mortgage
product offerings including title insurance and settlement services (Better Settlement Services), real estate agent services (Better Real Estate) and homeowners insurance (Better Cover).
Through Better Settlement Services, we offer title insurance primarily as an agent and work with third-party providers that fulfill and underwrite the title insurance policies. We offer settlement services during the mortgage transaction, which include title policy preparation, title search, wire services, document preparation, and other mortgage settlement services. For the year ended December 31, 2020, we recognized revenue of $17.9 million and $15.2 million from title insurance and settlement services, respectively. For the six months ended June 30, 2021, we recognized revenue of $19.3 million and $16.9 million from title insurance and settlement services, respectively, compared to revenues of $4.1 million and $6.0 million from title insurance and settlement services, respectively, in the six months ended June 30, 2020.
Through Better Real Estate we offer real estate services through our national network of real estate agents (primarily third-party partner real estate agents) and our recently launched Better Real Estate in-house
real estate agent program, which is currently licensed in 18 states and the District of Columbia. Our technology matches prospective buyers with local agents, who help them identify houses, see houses, and navigate the purchase process. We are substantially growing our in-house
real estate agent business. We hired the first agent in May 2020, reached seven agents as of December 31, 2020 and had over 100 agents as of June 30, 2021. Our in-house
agents are Better employees and we control the entire experience, including the agent transaction process. In areas where we do not have in-house
agents available, we refer customers to a network of external agents that assist them with searching for a home, for which we receive a cooperative brokerage fee. Revenue from Better Real Estate was immaterial for the year ended December 31, 2020 and for the six months ended June 30, 2021.
Through Better Cover we offer customers access to a range of homeowners insurance policy options through our digital marketplace of third-party insurance partners. We act as an agent to insurance carriers and receive an agency fee from the insurance carriers for policies sold and renewed. Revenue from Better Cover was immaterial for the year ended December 31, 2020 and for the six months ended June 30, 2021.
Our Better Plus revenue increased (i) 706% year-over-year in 2020 compared to 2019, increasing to $39.5 million in 2020 from $4.9 million in 2019, supported by the 57% of our customers who bought two or more products with us in 2020 and (ii) 272.7% in the six months ended June 30, 2021 compared to the six months ended June 30, 2020, increasing to $43.6 million in the six months ended June 30, 2021 from $11.7 million in the comparable period in 2020. In 2020 and the first six months of 2021, Better Plus revenue comprised approximately 5% and 6% of our total net revenue, respectively. We believe there is a significant opportunity to increase adoption of our Better Plus offerings among our customers over time.
Factors Affecting Our Performance
Market and Economic Environment
According to the Federal Reserve, residential mortgages represent the largest segment of the broader United States consumer finance market. U.S. single-family mortgage origination volume is expected to be $4.0 trillion in 2021 according to Fannie Mae. According to the Mortgage Bankers Association, there was approximately $11.1 trillion of residential mortgage debt outstanding in the U.S. as of December 31, 2020 and this is forecasted to increase to $12.4 trillion by the end of 2022.
The consumer lending market and the associated loan origination volumes for mortgage loans are influenced by general economic conditions, including the interest rate environment, unemployment rates, home price appreciation and consumer confidence. Purchase mortgage loan origination volumes are generally affected by a broad range of economic factors, including interest rate fluctuations, the overall strength of the economy, unemployment rates and home prices, as well as seasonality, as home sales typically rise in the second and third quarters, with reduced activity in the first and fourth quarters, as home buyers tend to purchase their homes during the spring and summer in order to move to a new home before the start of the school year. However, in 2021, we expect that such housing market seasonality will be outweighed by increased interest rates and constrained housing supply. We continue to see diminished impact of seasonality on our business as a result of these and other factors, as indicated by the reduction in overall industry volume in the second and third quarters of 2021 as compared to the first quarter of 2021. The second and third quarters are typically seasonally stronger periods for the mortgage market, compared with the first and fourth quarters.
Mortgage loan refinancing volumes are primarily driven by fluctuations in mortgage loan interest rates. While borrower demand for consumer credit has typically remained strong in most economic environments, potential borrowers could defer seeking financing during periods with unstable interest rates or poor economic conditions. As a result, our revenues may vary significantly from quarter to quarter.
Constrained Home Supply Ultimately Drives Further Construction and Purchase Volume
The supply of homes available for purchase and the market prices for homes on offer are significant drivers of purchase mortgage volume. We believe that constrained home supply, including as a result of factors arising from the
COVID-19
pandemic, has reduced both growth of new home sales and purchase mortgage volume. Concurrently, constrained home supply and substantial demand arising from other factors described in this section leads to higher home prices, which in turn slows both growth of new home sales and purchase mortgage volume. In the longer term, however, we believe that such imbalances of supply and demand could drive greater homebuilding to bring additional home supply into the market and create additional purchase mortgage volume as the market normalizes going forward.
Fluctuations in Interest Rates
Changes in interest rates influence mortgage loan refinancing volumes and, to a lesser degree, our mortgage loan home purchase volumes, balance sheet and results of operations. In a decreasing interest rate environment, mortgage loan refinance volumes typically increase. Conversely, in an increasing interest rate environment, mortgage loan refinancing volumes and home purchase volumes typically decline, with mortgage loan refinancing volumes being particularly sensitive to increasing interest rates as customers are no longer incentivized to refinance their current mortgage loans at lower interest rates. However, increasing interest rates are also indicative of overall economic growth and inflation that could generate demand for more cash-out
refinancings, purchase mortgage loan transactions and home equity loans, which may partially offset the decline in rate and term refinancings resulting from a rising interest rate environment.

In addition, the majority of our assets are subject to interest rate risk, including (i) loans held for sale (“LHFS”), which consist of mortgage loans held on our consolidated balance sheet for a short period of time after origination until we are able to sell them; (ii) interest rate lock commitments (“IRLCs”); (iii) MSRs, which may be held on our consolidated balance sheet for a period of time after origination until we are able to sell them; and (iv) forward sales contracts that we enter into to manage interest rate risk created by IRLCs and uncommitted LHFS. As interest rates increase, (i) our LHFS and IRLCs generally decrease in value, (ii) the corresponding hedging arrangements that hedge against interest rate risk typically increase in value and (iii) the value of our MSRs (to the extent retained) tend to increase due to a decline in mortgage loan prepayments. Conversely, as interest rates decline, (i) our LHFS and IRLCs generally increase in value, (ii) our hedging arrangements decrease in value and (iii) the value of our MSRs tend to decrease due to borrowers refinancing their mortgage loans.
For many years, including in particular the year ended December 31, 2020 and the first quarter of 2021, market demand was driven by a prolonged period of historically low and declining interest rates. In April 2021, the U.S. began experiencing a significant rise in interest rates, which increased for a variety of reasons, including inflation concerns, market capacity constraints and other factors. While there has been some stabilization from the interest rate highs that occurred during the second quarter of 2021, interest rates remain elevated compared to the interest rates in the year ended December 31, 2020 and the first quarter of 2021. Higher interest rates that initially materialized in the secondary market, including in our loan purchaser network, are not initially borne by customers as increased mortgage rates. Accordingly, including as a result of our focus on growing our market share of funded loan volume combined with a decrease in overall funding activities in the mortgage market generally, we experienced a decline quarter-over-quarter in our net gain on sale, with revenue declining $171.8 million between the first and second quarter of 2021, resulting in a second quarter net loss of $86.0 million. We experienced sizable compression in Gain on Sale Margin in the quarter ended June 30, 2021, resulting in an overall decline in gain on sale ending June 30, 2021. Gain on sale margin for the quarter ended March 31, 2021 was 3.01%, which declined to 1.60% in the quarter ended June 30, 2021. We continue to expect gain on sale levels to remain depressed through 2021 relative to the levels of the quarter ended March 31, 2021 and originally forecasted 2021 levels. We expect that our results will continue to fluctuate based on a variety of factors, including interest rates, and that as we continue to seek to increase our business and our funded loan volume, we may continue to incur net losses in the future.
Continued Growth and Acceptance of Digital Loan Solutions
Our ability to attract new customers depends, in large part, on our ability to provide a seamless and superior customer experience, maintain competitive pricing and meet and exceed the expectations of our customers. Consumers are increasingly willing to execute large and complex purchases through digital platforms. We believe this trend will also impact consumer preferences in loans, particularly as homeownership rates among Millennials and Generation Z rise. Our platform provides a seamless, convenient customer experience that provides us with a significant competitive advantage over legacy platforms.
We also believe legacy financial institutions, real estate brokers, insurance companies, title companies and others in the homeownership ecosystem are increasingly looking for third-party technology solutions that will allow them to compete with digital-native companies and provide their customers with a better experience less expensively than they can build themselves. As a result, we expect the demand for loan technology solutions will continue to grow and support our ecosystem growth across B2B partners, market participants and loan purchaser networks.
Expanding our Technological Innovation and Maintaining Our Cost Advantage
Our proprietary technology is built to optimize our customers’ experiences, increase speed, decrease cost, and enhance loan production quality. Through our investment in proprietary technology, we are automating and streamlining tasks within the origination process for our consumers, employees and partners. Our customized user interfaces replace paper applications and human interaction, allowing our customers and partners to quickly and efficiently identify, price, apply for and execute mortgage loans. Accordingly, we are able to manufacture loans at a substantially lower cost relative to the industry average, which in turn enables us to offer our customers lower rates. We expect to continue to invest in developing technology, tools and features that further automate the loan manufacturing process, reducing our manufacturing and customer acquisition costs and improving our customer experience.
Expanding Homeownership Product Offerings
We expect to continue to add new types of Home Finance mortgage loans and integrated Better Plus marketplace offerings to our platform over time, providing our customers with a one-stop
shop for all of their homeownership needs. We have invested significantly and expect to continue to invest in our proprietary technology, which is designed to allow us to seamlessly add new offerings, partners and marketplace participants without incurring significant additional marketing and advertising and product development cost, which allows for lower costs for our customers.
Ability to Acquire New Customers and Scale Customer Acquisitions
Our ability to attract new customers and scale customer acquisitions depends, in large part, on our ability to continue to provide seamless and superior customer experiences and competitive pricing. We have the ability to reach new customers efficiently and at scale across demographics and to provide a high-touch personalized experience across digital interactions throughout the customer lifecycle.
In our D2C channel, we acquire customers organically and through paid advertising or lead generation channels. We have historically relied primarily on leads from positive word of mouth, customer reviews, and trusted third-party recommendations to acquire customers in our D2C channel, together with lead aggregators, performance marketing
(pay-per-click)
and other paid digital media advertising. We estimate that approximately 30% of our D2C funded loans were generated from organic internet traffic in 2020. For the six months ended June 30, 2021, we estimate that 28% of our D2C funded loans were generated from organic internet traffic. We have not historically heavily invested in brand advertising. We expect such organic customer acquisition to continue to be an important driver of our growth going forward.
In our B2B channel, we leverage our B2B advertising partners’ strong brand reach, advertising to their customers (including through offering incentives and discounts) to drive such customers to our platform, and we provide outsourced loan production services to integrated relationship partners’ customers.
We continuously evaluate new technologies and marketing and advertising strategies to more efficiently spend our marketing and advertising budget. Today, our approach primarily includes performance marketing
(pay-per-click)
and other paid digital media. Our performance marketing strategy allows us to drive high-intent prospective customers to our platform by purchasing targeted leads from our lead aggregators. We expect to continue to invest to reach customers by further penetrating both existing and new performance marketing
(pay-per-click)
and digital media in our D2C channel and deepening relationships with our B2B partners. We believe we will also drive organic growth through our content marketing, search engine optimization, social media advertising and high customer satisfaction.
To the extent that our traditional approach to customer acquisitions is not successful in achieving the levels of growth that we seek, including in particular in an environment of rising interest rates or constrained housing capacity, or that we do not remain near the top of lead aggregator sites, we may be required to devote additional financial resources and personnel to our sales and marketing efforts, which would increase the cost base for our services.

Key Business Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate plans and make strategic decisions. Our key business metrics enable us to monitor our ability to grow volume and understand how our growth compares to the total mortgage origination market, as well as monitor relative growth across key purchase and refinance verticals. Key measures that we use in assessing our business include the following ($ in millions, except percentage data or as otherwise noted):

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019
Key Business Metric
Home Finance
Funded Loan Volume	$28,838	$7,143	$24,210	$4,913
Refinance Loan Volume	$24,440	$6,002	$20,581	$3,284
Purchase Loan Volume	$4,398	$1,141	$3,629	$1,629
D2C Loan Volume	$24,601	$3,997	$17,237	$3,767
B2B Loan Volume	$4,237	$3,147	$6,973	$1,146
Total Loans (number of loans)	77,895	20,784	70,288	14,370
Average Loan Amount ($ value, not millions)	$370,000	$344,000	$344,000	$342,000
Gain on Sale Margin	2.31%	3.58%	3.71%	1.94%
Total Market Share	1.2%	0.4%	0.5%	0.2%
Better Plus
Better Real Estate Transaction Volume	$794	$172	$694	$135
Insurance Coverage Written	$10,393	$2,405	$8,785	$1,065
Home Finance
Funded Loan Volume
represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding. We have grown our Funded Loan Volume by approximately 303.7% from the six months ended June 30, 2020 to $28.8 billion during the six months ended June 30, 2021 and approximately 392.8% year-over-year from the year ended December 31, 2019 to $24.2 billion during the year ended December 31, 2020.
Refinance Loan Volume
represents the aggregate dollar amount of refinance loans funded in a given period based on the principal amount of the loan at funding. We have grown our Refinance Loan Volume by approximately 307.2% from the six months ended June 30, 2020 to $24.4 billion during the six months ended June 30, 2021 and approximately 526.7% year-over-year from the year ended December 31, 2019 to $20.6 billion during the year ended December 31, 2020.
Purchase Loan Volume
represents the aggregate dollar amount of purchase loans funded in a given period based on the principal amount of the loan at funding. We have grown our Purchase Loan Volume by approximately 285.5% from the six months ended June 30, 2020 to $4.4 billion during the six months ended June 30, 2021 and approximately 122.8% year-over-year from the year ended December 31, 2019 to $3.6 billion during the year ended December 31, 2020.
D2C Loan Volume
represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated from direct interactions with customers using all marketing channels other than our B2B partner relationships. We have grown our D2C Loan Volume by approximately 515.5% from the six months ended June 30, 2020 to $24.6 billion during the six months ended June 30, 2021 and approximately 357.6% year-over-year from the year ended December 31, 2019 to $17.2 billion during the year ended December 31, 2020.

B2B Loan Volume
represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated through one of our B2B partner relationships. We have grown our B2B Loan Volume by approximately 34.6% from the six months ended June 30, 2020 to $4.2 billion during the six months ended June 30, 2021 and approximately 508.5% year-over-year from the year ended December 31, 2019 to $6.9 billion during the year ended December 31, 2020.
Total Loans
represents the total number of loans funded in a given period, including purchase loans and refinance loans. We have grown our Total Loans by approximately 274.8% from the six months ended June 30, 2020 to 77.9 billion during the six months ended June 30, 2021 and approximately 389.1% year-over-year from the year ended December 31, 2019 to 70.3 billion during the year ended December 31, 2020.
Average Loan Amount
represents Total Funded Loan Volume divided by number of loans funded in a period. We have grown our Average Loan Amount by approximately 7.6% from the six months ended June 30, 2020 to $370,000 during the six months ended June 30, 2021 and approximately 0.6% year-over-year from the year ended December 31, 2019 to $344,000 during the year ended December 31, 2020.
Gain on Sale Margin
Gain on sale margin represents Mortgage platform revenue, net, as presented on our statements of operations and comprehensive income (loss), excluding origination fees received for loans originated on behalf of our integrated relationship partner and not subsequently purchased by us, divided by Funded Loan Volume excluding volume for loans originated on behalf of our integrated relationship partner and not subsequently purchased by us. While we grew our Gain on Sale Margin by approximately 91.2% year-over-year from the year ended December 31, 2019 to 3.71% during the year ended December 31, 2020, Gain on Sale Margin has been reduced to 2.31% for the six months ended June 30, 2021 from 3.58% during the six months ended June 30, 2020.
Total Market Share
represents Funded Loan Volume in a given period divided by total value of loans funded in the industry for the same period, as presented by Fannie Mae. We have grown our Total Market Share by approximately 200.0% from the six months ended June 30, 2020 to 1.2% during the six months ended June 30, 2021 and approximately 150.0% year-over-year from the year ended December 31, 2019 to 0.5% during the year ended December 31, 2020.
Better Plus
Better Real Estate Transaction Volume
represents the aggregate dollar amount of real estate volume transacted in a given period across both in-house
agents and third-party network agents.
Insurance Coverage Written
represents the aggregate dollar amount of insurance liability coverage provided to customers on behalf of insurance carrier partners across all insurance products on Better’s marketplace, specifically title and homeowners insurance offered through Better Settlement Services and Better Cover. This includes the value of the loan for lender’s title insurance and dwelling coverage for homeowners insurance.
Description of Certain Components of Our Financial Data
Components of Revenue
Our sources of revenue include mortgage platform revenue, net; other platform revenue; and net interest income (comprised of mortgage interest income and expense on warehouse lines of credit), net.

Home Finance (Mortgage Platform Revenue, Net)
Mortgage platform revenue, net, includes revenue generated from our mortgage production process. The components of mortgage platform revenue, net, are as follows:

i.
Net gain on sale of loans—This represents the premium we receive in excess of the loan principal amount and certain fees charged by loan purchasers upon sale of loans into the secondary market. Net gain on sale of loans includes unrealized changes in the fair value of LHFS, which are recognized on a loan-by-loan basis as part of current period earnings until the loan is sold on the secondary market. The fair value of LHFS is measured based on observable market data. Also included within net gain on sale of loans is the day one recognition of the fair value of MSRs and any subsequent changes in the measurement of the fair value of the MSRs for loans sold servicing retained, including any gain or loss on subsequent sales of MSRs.

ii.
Integrated relationship revenue—Includes fees that we receive for originating loans on behalf of an integrated relationship partner, which are recognized as revenue upon the integrated relationship partner’s funding of the loan. Some of the loans originated on behalf of the integrated relationship partner are purchased by us. Subsequent changes in the fair value of loans purchased by us are included as part of current period earnings. These loans may be sold in the secondary market at our discretion for which any gain on sale is included in this account. For loans sold on the secondary market, the integrated relationship partner will receive a portion of the execution proceeds. A portion of the execution proceeds that is to be allocated to the integrated relationship partner is accrued as a reduction of integrated relationship revenue when the loan is initially purchased from the integrated relationship partner.

iii.	Servicing income—Includes the related income earned from the servicing of loans, including loans sold with MSRs (i.e., servicing retained) and interim servicing requirements.

iv.
Changes in fair value of IRLCs and forward sale commitments—IRLCs include changes in the fair value recorded in each reporting period until the loan is sold on the secondary market. Fair value of forward commitments hedging IRLCs and LHFS are measured based on quoted prices for similar assets.

v.	Lender credits and points represent charges taken from, or discounts given to, borrowers upon the closing of the mortgage loan.
Since our mortgage platform revenue is driven primarily by the number of funded loans and our net gain on sale from each Funded Loan, fluctuations in interest rates significantly affect our revenues. As described above, in an increasing interest rate environment, mortgage loan refinance volumes and home purchase volumes typically decline, with refinance volumes being particularly sensitive to increasing interest rates. Furthermore, fluctuations in interest rates that affect the price at which we are able to sell our mortgage loan production in the secondary market also may significantly affect our revenues. As a result, our revenue may vary significantly from quarter to quarter.
Better Plus (Other Platform Revenue)
We generate other platform revenue through our Better Plus offerings, which includes Better Settlement Services (title insurance and settlement services), Better Real Estate (real estate agent services) and Better Cover (homeowners insurance).
Our other platform revenue primarily consists of Better Settlement Services (title insurance and settlement services). For title insurance, we generate revenues from agent fees on title policies written by third parties and sold to our customers in loan transactions. We recognize revenues from agent fees on title policies upon the completion of the performance obligation, which is when the loan transaction closes. As an agent, we do not control the ability to direct the fulfillment of the service, are not primarily responsible for fulfilling the performance of the service, and do not assume the risk in a claim against the policy. For settlement services, we generate revenues from fees on services, such as policy preparation, title search, wire, and other services, required to close a loan, which are provided by third parties through our platform. We recognize revenues from fees on settlement services upon the completion of the performance obligation, which is when the loan transaction closes. For settlement services, we may use a third-party to fulfill these services, but we are considered the principal in the transaction as we direct the fulfillment of the services and ultimately bear the risk of nonperformance. As we are considered the principal, revenues from settlement services are presented on a gross basis.
Our performance obligations for title insurance and settlement services are typically completed 40 to 60 days after the commencement of the loan origination process and are recognized in revenue upon the closing of the loan transaction.
The remaining amount of other platform revenue consists of our Better Real Estate (real estate agent services) and Better Cover (homeowners insurance) offerings. For Better Real Estate, we generate revenues from fees related to real estate agent services, including cooperative brokerage fees from our network of third-party real estate agents, as well as brokerage fees earned when we provide our in-house
real estate agents to assist our customers in the purchase or sale of a home. For Better Cover, we generate revenues from agent fees on homeowners insurance policies obtained by our customers through our marketplace of third-party insurance carriers.
Net Interest Income (Expense)
Net interest income (expense) includes interest income from LHFS calculated based on the note rate of the respective loan as well as interest expense on warehouse lines of credit.
Components of Our Operating Expenses
Our expenses consist of mortgage platform expenses, general and administrative expenses, marketing and advertising expenses, technology and product development expenses, and other platform expenses.
Mortgage Platform Expenses
Mortgage platform expenses consist primarily of origination expenses, appraisal fees, processing expenses, underwriting, closing fees, servicing costs and sales and operations personnel-related expenses. Sales and operations personnel-related expenses include compensation and related benefits, stock-based compensation, and allocated occupancy expenses and related overhead based on headcount. These expenses are expensed as incurred with the exception of stock-based compensation, which is recognized over the requisite service period.
Our mortgage platform expenses are primarily driven by our origination volume that, at this time given our significant origination growth, is principally driven by headcount growth required to produce funded loans. Because our team members do not receive revenue-based commissions (but rather certain sales and operations teams receive volume-based incentive compensation), we expect mortgage platform expenses to fluctuate less than changes in our mortgage platform revenues. However, we expect that mortgage platform expenses will grow as we seek to increase origination volume.
General and Administrative Expenses
General and administrative expenses include personnel-related expenses, including stock-based compensation and benefits for executive, finance, accounting, legal and other administrative personnel. In addition, general and administrative expenses include external legal, tax and accounting services, and allocated occupancy expenses and related overhead based on headcount. General and administrative expenses are generally expensed as incurred, with the exception of stock-based compensation, which is recognized over the requisite service period. We expect general and administrative expenses to increase in absolute terms as a result of our transition to being a public company. However, we expect general and administrative expenses to increase at a slower rate than the increase in origination volumes.
Marketing and Advertising Expenses
Marketing and advertising expenses consist of customer acquisition expenses, brand costs, paid marketing and personnel-related costs for brand teams. For customer acquisition expenses, we primarily generate loan origination leads through third-party financial service websites for which we incur
“pay-per-click”
expenses. A majority of our marketing expenses are incurred from leads that we purchase from these third-party financial service websites. Personnel-related expenses include compensation and related benefits, including stock-based compensation, and allocated occupancy expenses and related overhead based on headcount. Marketing expenses are generally expensed as incurred with the exception of stock-based compensation, which is recognized over the requisite service period.
Although we are working towards increasing organic traffic and demand from B2B partners to drive a growing portion of our loan origination volume, we also expect that advertising expenses will continue to be important to drive loan origination volume and revenue growth, and therefore we expect that these expenses will increase on an absolute dollar basis in the future. Marketing expenses may also vary based on the costs of leads that we purchase from digital lead aggregators, which we expect will increase in more challenging mortgage lending markets.
Technology and Product Development Expenses
Technology and product development expenses consist of employee compensation, amortization of capitalized internal-use
software costs related to our technology platform and expenses related to vendors engaged in product management, design, development and testing of our websites and products. Employee compensation consists of stock-based compensation and benefits related to our technology team, product and creative team and engineering team. Technology and product development expenses also include allocated occupancy expenses and related overhead based on headcount. Technology and product development expenses are generally expensed as incurred with the exception of stock-based compensation, which is recognized over the requisite service period. We expect technology and product development expenses to increase as we continue to develop our platform and add new features and functionalities, including additional homeownership products and services.
Other Platform Expenses
Other platform expenses relate to other
non-mortgage
homeownership activities, including settlement service expenses, lead generation and personnel-related costs. Settlement service expenses consist of fees for transactional services performed by third-party providers for borrowers, while lead generation expenses consist of fees for services related to real estate agents. Personnel-related expenses include compensation and related benefits, stock-based compensation and allocated occupancy expenses and related overhead based on headcount. Other platform expenses are generally expensed as incurred with the exception of stock-based compensation, which is recognized over the requisite service period. We expect other platform expenses to increase as we grow our Better Plus products and services and complete more activities in-house
through our proprietary technology platform. As our
in-house
real estate business scales, we expect agent compensation expense to increase.
Stock-based Compensation
We measure and record the expense related to stock-based compensation awards based on the fair value of those awards as determined on the date of grant. We recognize stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period, and use the straight-line method to recognize stock-based compensation. For stock-based compensation with performance conditions, we record stock-based compensation expenses when it is deemed probable that the performance condition will be met. We use the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the fair value of stock options. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of stock-based compensation awards, including the option’s expected term and the price volatility of the underlying stock. We calculate the fair value of options granted using the following assumptions:

i.
Expected volatility—We estimated volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.

ii.
Expected term—The expected term of our options represents the period that the stock-based awards are expected to be outstanding. We have elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as we do not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

iii.
Risk-free interest rate—The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon
issues with a term that is equal to the options’ expected term at the grant date.

iv.	Dividend yield—We have not declared or paid dividends to date and do not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.
Forfeitures of stock options are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from initial estimates.
We record compensation expenses related to stock options issued to non-employees,
including consultants, based on the fair value of the stock options on the grant date over the service performance period as the stock options vest.
The increase in stock-based compensation expense in 2020 and 2021 primarily relates to additional stock grants to new employees as we grow our mortgage origination volume and overall headcount, as well as our increased valuation.
Future Public Company Expenses
We expect our operating expenses to increase when we become a public company following completion of the Business Combination. We expect our expenses, including accounting, legal and personnel-related expenses and directors’ and officers’ insurance expenses, to increase as we establish more comprehensive compliance and governance functions, maintain and review internal controls over financial reporting in accordance with the Sarbanes-Oxley Act and prepare and distribute periodic reports as required by the rules and regulations of the SEC. As a result, our historical results of operations may not be indicative of our results of operations in future periods.

Results of Operations
The following table sets forth certain consolidated financial data for each of the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
(Amounts in thousands, except per share amounts)	2021	2020	2020	2019
Revenues:
Mortgage platform revenue, net (1)	$627,257	$224,871	$834,530	$84,445
Other platform revenue	43,586	11,650	39,539	4,911
Net interest income (expense):
Interest income	43,059	7,828	26,697	7,951
Warehouse interest expense	(34,326)	(7,322)	(25,189)	(8,136)

Net interest income (expense)	8,733	506	1,508	(185)

Total net revenues	679,576	237,027	875,577	89,171

Expenses:
Mortgage platform expenses (2)(3)	312,818	95,498	299,164	66,326
General and administrative expenses (2)(3)	106,256	52,805	159,096	35,244
Marketing and advertising expenses (2)(3)	96,112	31,283	83,554	27,204
Technology and product development expenses (2)(3)	59,943	22,424	57,333	21,210
Other platform expenses (2)(3)	35,649	8,251	24,210	4,483

Total expenses	610,778	210,261	623,357	154,467

Income (Loss) from operations	68,798	26,766	252,220	(65,296)
Interest and other expense, net:
Interest and amortization on non-funding debt	(4,887)	(5,639)	(50,967)	(726)
Change in fair value of convertible preferred stock warrants	(62,023)	(6,770)	(23,723)	(1,287)
Change in fair value of bifurcated derivative	—	6,164	36,827	—

Total interest and other expenses, net	(66,910)	(6,245)	(37,863)	(2,013)
Income (loss) before income tax expense	1,888	20,521	214,357	(67,309)
Income tax expense	5,540	3,288	42,302	271

Net income (loss)	(3,652)	17,233	$172,055	$(67,580)

Earnings (loss) per share attributable to common stockholders (Basic)	$(0.04)	0.10	$1.02	$(0.97)
Earnings (loss) per share attributable to common stockholders (Diluted)	$(0.04)	0.06	$0.86	$(0.97)

(1)	The components of mortgage platform revenue, net for the periods presented were as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(in thousands)		(in thousands)
Net gain on sale of loans	$472,796	$211,269	$804,014	$82,735
Integrated relationship revenue	27,451	29,351	73,100	11,105
Servicing income	273	1,358	7,326	568
Changes in fair value of IRLCs and forward sale commitments	71,480	(32,506)	(104,870)	(11,874)
Lender credits and points	55,257	15,399	54,960	1,911

Total mortgage platform revenue, net	$627,257	$224,871	$834,530	$84,445

(2)	Includes stock-based compensation expense as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(in thousands)		(in thousands)
Mortgage platform expenses	$5,990	$432	$2,739	$163
General and administrative expenses	13,540	2,344	15,138	519
Marketing and advertising expenses	687	163	306	20
Technology and product development expenses	3,132	234	1,076	123
Other platform expenses	584	13	42	4

Total stock-based compensation expense	$23,933	$3,186	$19,301	$829

(3)	Includes depreciation and amortization expense as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(in thousands)		(in thousands)
Mortgage platform expenses	$1,910	$715	$2,001	$603
General and administrative expenses	259	424	1,041	191
Marketing and advertising expenses	23	12	26	36
Technology and product development expenses	7,211	2,482	6,799	3,498
Other platform expenses	257	13	29	12

Total depreciation and amortization	$9,660	$3,646	$9,896	$4,340

Six Months Ended June 30, 2021 as Compared to Six Months Ended June 30, 2020
Revenues
The components of our revenues for the period were:

	Six Months Ended June 30,
	2021	2020
	(in thousands)
Revenues:
Mortgage platform revenue, net	$627,257	$224,871
Other platform revenue	43,586	11,650
Net interest income (expense):
Interest income	43,059	7,828
Warehouse interest expense	(34,326)	(7,322)

Net interest income	8,733	506

Total net revenues	$679,576	$237,027

Mortgage Platform Revenue, Net
Total mortgage platform revenue, net, increased $402.4 million, or 179%, to $627.3 million for the six months ended June 30, 2021, compared to $224.9 million for the six months ended June 30, 2020. The increase in mortgage platform revenue, net, was primarily driven by an increase in net gain on sale of loans, which increased $261.5 million, or 123.8%, to $472.8 million for the six months ended June 30, 2021 compared to

$211.3 million for the six months ended June 30, 2020. The increase in net gain on sale of loans was driven by a favorable interest rate environment relative to historical interest rates, which helped increase loan origination volume, particularly on refinancing loans. Additionally, we refined our customer acquisition strategy to more effectively target and price customers through our various acquisition channels. In 2021, including as a result of our focus on growing our market share of funded loan volume combined with a decrease in overall funding activities in the mortgage market generally, we experienced a significant decline quarter-over-quarter in our Gain on Sale Margin, declining from 3.01% in the quarter ended March 31, 2021 to 1.60% in the quarter ended June 30, 2021. This sizable compression in Gain on Sale Margin in the quarter ended June 30, 2021 in turn resulted in a decline in revenue of $171.8 million between the first and second quarter of 2021, contributing to a second quarter net loss of $86.0 million. We continue to expect gain on sale levels to remain depressed through 2021 relative to the levels of the quarter ended March 31, 2021 and originally forecasted 2021 levels.
Integrated relationship revenue decreased $1.9 million, or 6%, to $27.5 million for the six months ended June 30, 2021, compared to $29.4 million for the six months ended June 30, 2020. The decrease in integrated relationship revenue was primarily due to a reduction in gain on sale of loans for loans that we purchased from the integrated relationship partner and subsequently sold on the secondary market, which was driven by an increase in mortgage interest rates during the six months ended June 30, 2021, compared to a decrease during the six months ended June 30, 2020. Generally, as mortgage rates increase, the fair value of our LHFS decreases which we include within revenue from our integrated relationship. The decrease in integrated relationship revenue is further offset by an increase in origination fees received for originating loans on behalf of the integrated relationship partner due to increased origination volume.
Servicing income decreased $1.1 million, or 80%, to $0.3 million for the six months ended June 30, 2021, compared to $1.4 million for the six months ended June 30, 2020. The decrease in servicing income was primarily due to a reduction in the number of loans sold with servicing rights retained. We currently aim to sell all of our loans servicing released. We continue to service loans through sub-servicer arrangements in the interim between the origination of the loan and its eventual sale to our loan purchaser network.
Changes in fair value of IRLCs and forward sale commitments increased $104.0 million, or 320%, to $71.5 million for the six months ended June 30, 2021, compared to a loss of $32.5 million for the six months ended June 30, 2020. We record the fair value of our IRLCs, net of any related changes in the recorded fair value of our forward sale commitments. The changes in fair value of IRLCs and forward sale commitments were primarily driven by increased average 30-year mortgage rates during the six months ended June 30, 2021, compared to a decrease during the six months ended June 30, 2020. Generally, as interest rates increase, the fair value of our IRLCs decrease and the fair value of our forward sale commitments increases.
Lender credits and points increased $39.9 million, or 259%, to $55.3 million for the six months ended June 30, 2021, compared to $15.4 million for the six months ended June 30, 2020. The increase was largely driven by increases in mortgage origination volume as well as changes in consumer behavior where consumers have been more willing to buy down rates at closing in conjunction with the already historically low interest rate environment.
Other Platform Revenue
Other platform revenue increased $31.9 million, or 274%, to $43.6 million for the six months ended June 30, 2021 compared to $11.7 million for the six months ended June 30, 2020. The increase in other platform revenue was primarily driven by an expansion in our title insurance and settlement services, both in new products and geographic coverage, as we received approvals for various products and services in additional states, as well as increased mortgage origination volume driving services tied to loan origination.

Net Interest Income (Expense)—Interest Income
Interest income increased $35.2 million, or 450%, to $43.1 million for the six months ended June 30, 2021 compared to $7.8 million for the six months ended June 30, 2020. The increase in interest income was primarily driven by higher origination volume and value of LHFS.
Net Interest Income (Expense)—Warehouse Interest Expense
Warehouse interest expense increased $27.0 million, or 369%, to $34.3 million for the six months ended June 30, 2021 compared to $7.3 million for the six months ended June 30, 2020. The increase in warehouse interest expense was primarily driven by increased borrowings on funding facilities used in the mortgage production process to meet the increased origination volume.
Operating Expenses
The components of our operating expenses for the period were:

Total Operating Expenses	Six Months Ended June 30,
	2021	2020
	(in thousands)
Mortgage platform expenses	$312,818	$95,498
General and administrative expenses	106,256	52,805
Marketing and advertising expenses	96,112	31,283
Technology and product development expenses	59,943	22,424
Other platform expenses	35,649	8,251

Total operating expenses	$610,778	$210,261

Total operating expenses were $610.8 million for the six months ended June 30, 2021, an increase of $400.5 million, or 190%, as compared with $210.3 million in the six months ended June 30, 2020. The increase in total expenses was driven primarily by overall increased costs in order to support the significant increase in total loan originations. In order to support this growth, we increased headcount from approximately 2,800 as of June 30, 2020 to approximately 8,100 on June 30, 2021.
Mortgage platform expenses were $312.8 million for the six months ended June 30, 2021, an increase of $217.3 million, or 228%, as compared with $95.5 million in the six months ended June 30, 2020. The increase in mortgage platform expenses was driven primarily by increases in expenses supporting increased origination volume growth, including origination expenses, appraisal fees, processing expenses, underwriting, closing fees, servicing costs and sales and operations personnel-related expenses.
General and administrative expenses were $106.3 million for the six months ended June 30, 2021, an increase of $53.5 million, or 101%, as compared with $52.8 million in the six months ended June 30, 2020. The change in general and administrative expenses was driven primarily by an increase of $43.8 million in personnel-related compensation expenses such as stock-based compensation and benefits as we increased executive, finance, accounting, legal, and other administrative personnel. The remaining increase of $9.6 million was primarily due to increases in legal, accounting, and other professional services. The increases in headcount and professional services were necessary to support our overall growth and expanding compliance requirements necessary to operate as a public company.
Marketing and advertising expenses were $96.1 million for the six months ended June 30, 2021, an increase of $64.8 million, or 207%, as compared with $31.3 million in the six months ended June 30, 2020. The increase in marketing and advertising expenses was driven primarily by increases in customer acquisition-related expenses required to increase origination volume as well as additional headcount required to support increased customer acquisition efforts.

Technology and product development expenses were $59.9 million for the six months ended June 30, 2021, an increase of $37.5 million, or 167%, as compared with $22.4 million in the six months ended June 30, 2020. The increase in technology and product development expenses was driven primarily by increases of personnel-related compensation expenses due to increased engineering, product and data headcount and increased technology vendor expenses driven by the scaling of our business.
Other platform expenses were $35.6 million for the six months ended June 30, 2021, an increase of $27.4 million, or 332%, as compared with $8.3 million in the six months ended June 30, 2020. The increase in other platform expenses was driven primarily by increases in expenses and headcount supporting increased non-mortgage
homeownership activities.
Year Ended December 31, 2020 as Compared to Year Ended December 31, 2019
Revenues
The components of our revenues for the period were:

	Year Ended December 31,
	2020	2019
	(in thousands)
Revenues:
Mortgage platform revenue, net	$834,530	$84,445
Other platform revenue	39,539	4,911
Net interest income (expense):
Interest income	26,697	7,951
Warehouse interest expense	(25,189)	(8,136)

Net interest income (expense)	1,508	(185)

Total net revenues	$875,577	$89,171

Mortgage Platform Revenue, Net
Total mortgage platform revenue, net, increased $750.1 million, or 888%, to $834.5 million for the year ended December 31, 2020, compared to $84.4 million for the year ended December 31, 2019. The increase in mortgage platform revenue, net was primarily driven by an increase in net gain on sale of loans, which increased $721.3 million, or 872%, to $804.0 million, for the year ended December 31, 2020 compared to $82.7 million for the year ended December 31, 2019. The increase in net gain on sale of loans was driven by increased mortgage origination volume driven by a favorable interest rate environment and higher revenue generated per loan due to secondary market conditions.
Integrated relationship revenue increased $62.0 million, or 558%, to $73.1 million for the year ended December 31, 2020, compared to $11.1 million for the year ended December 31, 2019. The increase in integrated relationship revenue was primarily due to an increase in origination fees as well as an increase in gain on sale of loans for loans that we purchased from the integrated relationship partner and subsequently sold on the secondary market. The increases in origination fees and gain on sale of loans within integrated relationship revenue were driven by increased origination volume due to a favorable interest rate environment and secondary market conditions.
Servicing income increased $6.8 million, or 1190%, to $7.3 million for the year ended December 31, 2020, compared to $0.6 million for the year ended December 31, 2019. The increase in servicing income was primarily due to an increase in the number of loans sold with servicing rights retained along with an increase in mortgage origination volume. Towards the end of 2020, we generally began to sell all of our loans servicing released. We continue to service loans through sub-servicer arrangements in the interim between the origination of the loan and its eventual sale to our loan purchaser network.

Changes in fair value of IRLCs and forward sale commitments decreased $93.0 million, or 783%, to a loss of $104.9 million for the year ended December 31, 2020, compared to a loss of $11.9 million for the year ended December 31, 2019. We record the fair value of our IRLCs, net of any related changes in the recorded fair value of our forward sale commitments. The changes in fair value of IRLCs and forward sale commitments were primarily driven by decreased average 30-year mortgage rates during the year ended December 31, 2020, compared to an increase during the year ended December 31, 2019. Generally, as interest rates decrease, the fair value of our IRLCs increase and the fair value of our forward sale commitments decreases.
Lender credits and points increased $53.0 million, or 2,776%, to $55.0 million for the year ended December 31, 2020, compared to $1.9 million for the year ended December 31, 2019. The increase was largely driven by increases in mortgage origination volume as well as changes in consumer behavior where consumers have been more willing to buy down rates at closing in conjunction with the already historically low interest rate environment.
Other Platform Revenue
Other platform revenue increased $34.6 million, or 705%, to $39.5 million for the year ended December 31, 2020 compared to $4.9 million for the year ended December 31, 2019. The increase in other platform revenue was primarily driven by an expansion in our title insurance and settlement services, both in new products and geographical coverage, as well as increased mortgage origination volume driving services tied to loan origination.
Net Interest Income (Expense)—Interest Income
Interest income increased $18.7 million, or 236%, to $26.7 million for the year ended December 31, 2020 compared to $8.0 million for the year ended December 31, 2019. The increase in interest income was primarily driven by increased interest income due to higher origination volume and value of LHFS.
Net Interest Income (Expense)—Warehouse interest expense
Warehouse interest expense increased $17.1 million, or 210%, to $25.2 million for the year ended December 31, 2020 compared to $8.1 million for the year ended December 31, 2019. The increase in warehouse interest expense was primarily driven by increased borrowings on funding facilities used in the mortgage production process to meet the increased origination volume.
Operating Expenses
The components of our operating expenses for the period were:

Total Operating Expenses	Year Ended December 31,
	2020	2019
	(in thousands)
Mortgage platform expenses	$299,164	$66,326
General and administrative expenses	159,096	35,244
Marketing and advertising expenses	83,554	27,204
Technology and product development expenses	57,333	21,210
Other platform expenses	24,210	4,483

Total operating expenses	$623,357	$154,467

Total operating expenses were $623.4 million for the year ended December 31, 2020, an increase of $468.9 million, or 304%, as compared with $154.5 million for the year ended December 31, 2019. The increase in total expenses was driven primarily by an overall increase in costs in order to support the significant increase in loan originations. In order to support this growth, we increased headcount from approximately 1,300 at December 31, 2019 to approximately 5,300 at December 31, 2020.
Mortgage platform expenses were $299.2 million for the year ended December 31, 2020, an increase of $232.8 million, or 351%, as compared with $66.3 million for the year ended December 31, 2019. The increase in mortgage platform expenses was driven primarily by increases in expenses supporting increased origination volume growth, including origination expenses, appraisal fees, processing expenses, underwriting, closing fees, servicing costs and sales and operations personnel-related expenses.
General and administrative expenses were $159.1 million for the year ended December 31, 2020, an increase of $123.9 million, or 351%, as compared with $35.2 million for the year ended December 31, 2019. The change in general and administrative expenses was driven primarily by an increase of $102.5 million in personnel-related compensation expenses such as stock-based compensation and benefits as we increased executive, finance, accounting, legal, and other support administrative personnel such as human resources. The remaining increase of $21.4 million was primarily due to increased legal, accounting, tax, and other professional services. The increase in administrative headcount and professional services was necessary to support the scaling and expansion of our business driven by the higher origination volumes along with the expansion of new products and services as well as new geographies.
Marketing and advertising expenses were $83.6 million for the year ended December 31, 2020, an increase of $56.4 million, or 207%, as compared with $27.2 million for the year ended December 31, 2019. The increase in marketing and advertising expenses was driven primarily by increases in customer acquisition-related expenses required to increase origination volume as well as additional headcount required to support increased customer acquisition efforts.
Technology and product development expenses were $57.3 million for the year ended December 31, 2020, an increase of $36.1 million, or 170%, as compared with $21.2 million for the year ended December 31, 2019. The increase in technology and product development expenses was driven primarily by increases of personnel-related compensation expenses due to increased engineering, product and data headcount and increased technology vendor expenses driven by the increasing scale in our business.
Other platform expenses were $24.2 million for the year ended December 31, 2020, an increase of $19.7 million, or 440%, as compared with $4.5 million for the year ended December 31, 2019. The increase in other platform expenses was driven primarily by increases in expenses and headcount supporting increased non-mortgage
homeownership activities.
Non-GAAP
Financial Measures
We report Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP
financial measures that we use to supplement our financial results presented in accordance with GAAP. These non-GAAP
financial measures should not be considered in isolation and are not intended to be a substitute for any GAAP financial measures. These non-GAAP
measures provide supplemental information that we believe helps investors better understand our business, our business model and how we analyze our performance.
Non-GAAP
financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Accordingly, other companies, including companies in our industry, may calculate similarly titled non-GAAP
financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP
financial measures as tools for comparison. As a result,
non-GAAP
financial measures should be viewed as supplementing, and not as an alternative or substitute for, our financial results prepared and presented in accordance with GAAP.

We include reconciliations of Adjusted Net Income (Loss) and Adjusted EBITDA to GAAP Net Income (Loss), their most closely comparable GAAP measure. We encourage investors and others to review our consolidated financial statements and notes thereto in their entirety included elsewhere in this proxy statement/prospectus, not to rely on any single financial measure, and to consider Adjusted Net Income (Loss) and Adjusted EBITDA, only in conjunction with their respective most closely comparable GAAP financial measure.
We believe these
non-GAAP
financial measures are useful to investors for supplemental period-to-period comparisons of our business and understanding and evaluating our operating results for the following reasons:

•
We use Adjusted Net Income (Loss) and we believe that investors and securities analysts use Adjusted Net Income (Loss) to assess our overall performance, without regard to items that are considered to be unique or non-recurring or extraordinary in nature or otherwise unrelated to our ongoing revenue-generating operations;

•
Adjusted EBITDA is widely used by investors and securities analyst to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, interest and amortization on non-funding debt, income tax expense, and costs that are unique or non-recurring or extraordinary in nature or otherwise unrelated to our ongoing revenue-generating operations, all of which that can vary substantially from company to company depending upon their financing and capital structures;

•
We use Adjusted Net Income (Loss) and Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and

•
Adjusted Net Income (Loss) and Adjusted EBITDA provide consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Further, although we use these
non-GAAP
measures to assess the financial performance of our business, these measures have limitations as analytical tools, and they should not be considered in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:

•
Although depreciation and amortization expense is a non-cash charge, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
Adjusted Net Income (Loss) and Adjusted EBITDA exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•
Adjusted EBITDA does not reflect (i) interest expense, or the cash requirements necessary to service interest or principal payments on our non-funding debt, which reduces cash available to us; or (ii) tax accruals or tax payments that represent a reduction in cash available to us; and

•
The expenses and other items that we exclude in our calculations of Adjusted Net Income (Loss) and Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from similarly-titled non-GAAP measures when they report their operating results, and we may, in the future, exclude other significant, unusual or non-recurring expenses or other items from these financial measures.

Because of these limitations, Adjusted Net Income (Loss) and Adjusted EBITDA should be considered along with other financial performance measures presented in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted EBITDA
We calculate Adjusted Net Income (Loss) as Net Income (Loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants, change in the fair value of bifurcated derivative, amortization of bifurcated derivative and beneficial conversion features and other non-recurring expenses.
We calculate Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for the impact of interest and amortization on non-funding
debt, depreciation and amortization expense and income tax expense.
The following table presents a reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted EBITDA for the periods indicated:

	Six Months Ended June 30,		Year ended December 31,
	2021	2020	2020	2019
	(in thousands)		(in thousands)
Adjusted Net Income (Loss)
Net income (loss)	$(3,652)	$17,233	172,055	(67,580)
Stock-based compensation expense (1)	23,933	3,186	19,301	987
Change in fair value of warrants (2)	62,023	6,770	23,723	1,287
Change in fair value of bifurcated derivative (3)	—	(6,164)	(36,827)	—
Amortization of bifurcated derivatives and beneficial conversion feature (BCF) (4)	—	1,590	41,871	—
Other non-recurring expenses (7)	1,551	—	—	—

Adjusted Net Income (Loss)	$83,855	$22,614	220,123	(65,306)

Adjusted EBITDA
Net income (loss)	$(3,652)	$17,233	172,055	(67,580)
Income tax expense	5,540	3,288	42,302	271
Depreciation and amortization expense (5)	9,660	3,646	9,896	4,339
Stock-based compensation expense (1)	23,933	3,185	19,301	987
Interest and amortization on non-funding debt (6)	4,887	5,639	50,967	726
Other non-recurring expenses (7)	1,551	—
Change in fair value of warrants (2)	62,023	6,770	23,723	1,287
Change in fair value of bifurcated derivative (3)	—	(6,164)	(36,827)	—

Adjusted EBITDA	$103,942	$33,597	$281,417	$(59,970)

(1)
Stock-based compensation represents the
non-cash
grant date fair value of stock-based instruments utilized to incentivize employees and consultants recognized over the applicable vesting period. This expense is a non-cash
expense. We exclude this expense from our internal operating plans and measurement of financial performance (although we consider the dilutive impact to our shareholders when awarding stock-based compensation and value such awards accordingly). Tax on stock-based compensation is assessed at exercise, if applicable.

(2)
Change in fair value of convertible preferred stock warrants represents change in fair value of liability-classified warrants as presented in our Consolidated Statements of Operations and Comprehensive Income (Loss). This charge is a non-cash
charge.

(3)
Change in fair value of bifurcated derivative represents the change in fair value of embedded features within the Convertible Notes that require bifurcation and are separately accounted for as a single compounded derivative. Upon issuance of the Convertible Notes, the fair value of the bifurcated derivative is treated as reduction, or discount, in the carrying value of the Convertible Notes, while subsequent changes in the fair value are recorded in the Consolidated Statements of Operations and Comprehensive Income (Loss). These derivatives are marked to market at each reporting date. This expense is a non-cash
expense, and we believe that it does not correlate to the performance of our business during the periods presented.

(4)
Amortization of bifurcated derivative and beneficial conversion feature represents the amortization of the bifurcated derivative and beneficial conversion feature that was recorded as a debt discount upon the issuance of the Convertible Notes. The bifurcated derivative and beneficial conversion feature debt discounts were amortized in the Consolidated Statements of Operations and Comprehensive Income (Loss) under the effective interest rate method over the term of the Convertible Notes. Upon conversion of the Convertible Notes in November 2020, the remaining unamortized debt discount was expensed in the Consolidated Statements of Operations and

Comprehensive Income (Loss). This expense is a non-cash expense, and we believe that it does not correlate to the performance of our business during the periods presented.
(5)
Depreciation and amortization represents the loss in value of fixed and intangible assets through depreciation and amortization, respectively. These expenses are non-cash
expenses, and we believe that they do not correlate to the performance of our business during the periods presented.

(6)
Interest and amortization on
non-funding
debt represents interest and amortization on a corporate line of credit as presented in our Consolidated Statements of Operations and Comprehensive Income (Loss). Interest and amortization on non-funding
debt excludes interest income from mortgage loans held for sale and warehouse interest expense on warehouse facilities, which are both core to our operations and recorded in the “total net revenues” caption of our Consolidated Statements of Operations and Comprehensive Income (Loss).

(7)	Other non-recurring expenses include employee-related severance costs incurred to realign our staffing needs.
Liquidity and Capital Resources
To date, our principal sources of liquidity have been borrowings, cash flow from our operations, including sale of loans we produce and sell into the secondary market and interest income on loans held for sale, and the net proceeds we receive through private sales of our equity securities. We also borrow under our warehouse lines of credit (as described below) to produce loans. As of June 30, 2021, we had 11 different warehouse lines of credit in different amounts and with various maturities, with an aggregate available amount of $5.7 billion. From our inception through June 30, 2021, we completed several rounds of sales of our equity to investors representing total gross proceeds of approximately $437.7 million.
Warehouse Lines of Credit
We fund substantially all of the loans we close on a short-term basis primarily through our warehouse lines of credit and from our operations. Loan production activities generally require short-term liquidity in excess of amounts generated by our operations. The loans we produce are financed through several warehouse lines of credit. Our borrowings are in turn generally repaid with the proceeds we receive from loan sales.
Our warehouse lines of credit are primarily in the form of master repurchase agreements and loan participation agreements. Loans financed under these facilities are generally financed at approximately 95% to 100% of the principal balance of the loan (although certain types of loans are financed at lower percentages of the principal balance of the loan), which requires us to fund the balance from cash generated from our operations. Once closed, the underlying residential loan that is held for sale is pledged as collateral for the borrowing or advance that was made under our warehouse lines of credit. In most cases, the loans will remain in one of the warehouse lines of credit for only a short time, generally less than one month, until the loans are sold. During the time the loans are held for sale, we earn interest income from the borrower on the underlying loan. This income is partially offset by the interest and fees we pay due to borrowings from the warehouse lines of credit.
As discussed in the notes to our financial statements included elsewhere in this proxy statement/prospectus, as of June 30, 2021, we had 11 different warehouse lines of credit in different amounts and with various maturities. At June 30, 2021, the aggregate available amount under our warehouse lines of credit was $5.7 billion, with combined outstanding balances of $3.7 billion and unutilized capacity of $1.9 billion.

As of June 30, 2021, we had the following outstanding warehouse lines of credit:

(Amounts in thousands)	Maturity	Facility Size	Amount Outstanding June 30, 2021	Amount Outstanding December 31, 2020
Funding Facility 1	March 18, 2022	$500,000	$403,099	$222,809
Funding Facility 2 (1)	September 30, 2021	200,000	194,673	187,512
Funding Facility 3 (2)	September 15, 2021	175,000	80,534	130,158
Funding Facility 4 (3)	July 9, 2021	300,000	286,540	144,330
Funding Facility 5	November 30, 2021	100,000	97,679	88,065
Funding Facility 6	January 25, 2022	1,250,000	1,083,875	396,178
Funding Facility 7	March 8, 2023	1,500,000	939,244	945,100
Funding Facility 8 (4)	July 20, 2021	200,000	56,225	39,192
Funding Facility 9 (5)	November 16, 2021	175,000	107,717	54,619
Funding Facility 10	March 9, 2022	750,000	294,409	—
Funding Facility 11	April 6, 2022	500,000	185,930	—

Total warehouse lines of credit		$5,650,000	$3,729,925	$2,207,963

(1)	Subsequent to June 30, 2021, the facility was amended to extend maturity to October 31, 2021.
(2)	Subsequent to June 30, 2021, the facility was not renewed beyond current maturity.
(3)	Subsequent to June 30, 2021, the facility was amended to increase capacity to $450.0 million, to increase cash collateral to $4.5 million, and to extend maturity to July 1, 2022.
(4)	Subsequent to June 30, 2021, the facility was amended to extend maturity to August 31, 2022.
(5)	Subsequent to June 30, 2021, the facility was amended to increase capacity to $300.0 million.
The amount of financing advanced on each individual loan under our warehouse lines of credit, as determined by agreed-upon advance rates, may be less than the stated advance rate depending, in part, on the market value of the loans securing the financings. Each of our warehouse lines of credit allows the bank providing the funds to evaluate the market value of the loans that are serving as collateral for the borrowings or advances being made and to satisfy certain covenants, including providing information and documentation relating to the underlying loans. If the bank determines that the value of the collateral has decreased or if other conditions are not satisfied, the bank can require us to provide additional collateral or reduce the amount outstanding with respect to those loans (e.g., initiate a margin call). Our inability or unwillingness to satisfy the request could result in the termination of the facilities and possible default under our other warehouse lines of credit. In addition, a large unanticipated margin call could have a material adverse effect on our liquidity. In the future, particularly in light of changing interest rates and the
COVID-19
pandemic, our mortgage origination liquidity could be affected as our lenders reassess their exposure to the mortgage origination industry and either curtail access to uncommitted mortgage warehouse financing capacity or impose higher costs to access such capacity. Our liquidity may be further constrained as there may be less demand by investors to acquire our mortgage loans in the secondary market. For additional description of these risks, please see the section entitled “
Risk Factors—Risks Related to Better’s Business—Risks Related to the
COVID-19
Pandemic
.”
Our warehouse lines of credit and 2020 Credit Facility (as defined below) also generally require us to comply with certain operating and financial covenants, and the availability of funds under these facilities is subject to, among other conditions, our continued compliance with these covenants. These financial covenants include, but are not limited to, maintaining (1) a certain minimum tangible net worth and adjusted tangible net worth, (2) minimum liquidity, (3) minimum consolidated EBITDA, (4) a maximum ratio of total liabilities or total debt to adjusted tangible net worth,
(5) pre-tax
net income requirements and (6) minimum cash deposits in certain deposit accounts. A breach of these covenants can result in an event of default under these facilities and as such allows the lenders to pursue certain remedies. In addition, each of these facilities includes cross-default or cross-acceleration provisions that could result in all facilities terminating if an event of default or acceleration of maturity occurs under any facility. We were in compliance with all financial covenants as of June 30, 2021. For an additional description of risks related to our warehouse lines of credit, see “
Risks Related to Better’s Business—
Risks Related to Our Indebtedness
.”
2020 Credit Facility
On March 29, 2019, we entered into a loan and security agreement with certain lenders and Guggenheim Life and Annuity Company, as agent for such lenders (the “2019 Credit Facility”), which provided for a $30.0 million secured loan facility, as amended, maturing in March 2022. On March 25, 2020, we entered into an amended and restated loan and security agreement with certain lenders, and Biscay GSTF III, LLC, as agent for such lenders (the “2020 Credit Facility”), which amended and restated the 2019 Credit Facility and provided for a $150.0 million secured term loan facility, as amended. The 2020 Credit Facility matures on March 25, 2027. The proceeds of the loans may be used to fund our ongoing working capital and general corporate purposes. As of June 30, 2021, there was $151.4 million in term loans outstanding under the 2020 Credit Facility, which includes $1.4 million of interest in kind that was capitalized and added to the outstanding principal amount. During the second quarter of 2021, we borrowed an additional $80.0 million, representing the remaining capacity available under the 2020 Credit Facility. If we elect to repay in full the loans under the 2020 Credit Facility, we would be obliged to pay a prepayment premium of $33.0 million (the “Applicable Amount”) reduced by interest and certain fees paid under the 2020 Credit Facility, which as of June 30, 2021 is $23.4 million.
Loans under the 2020 Credit Facility bear interest, at our option, at a rate of (i) 8.0% per annum, if we elect to pay such interest in cash, or (ii) 9.5% per annum, if we elect to pay such interest in kind by capitalizing such interest and adding it to the outstanding principal amount of the loans, which interest is payable monthly in arrears. Our obligations under the 2020 Credit Facility are secured by substantially all of our assets, except for Better Mortgage Corporation and assets owned by Better Mortgage Corporation, and are unconditionally and irrevocably guaranteed by each of our present and future, direct and indirect domestic subsidiaries and entities under our common control.
Under the terms of the 2020 Credit Facility, we are required to comply with certain customary affirmative and negative covenants, including covenants limiting our ability to, among other things, dispose of assets, change business, management or business location, consummate a change in control, effect certain mergers, incur indebtedness, grant liens, pay dividends and distributions, make investments and acquisitions, and enter into transactions with affiliates, in each case, subject to customary exceptions. In addition, Better Mortgage Corporation is required to maintain minimum levels of liquid assets and adjusted tangible net worth, and starting in the second quarter of 2024, we will be required to achieve a minimum amount of consolidated EBITDA.
The 2020 Credit Facility contains customary events of default. The occurrence of an event of default could result in the acceleration of our obligations under the 2020 Credit Facility, the termination of the lenders’ commitments, a 3% increase in the applicable rate of interest and the exercise by the lenders of other rights and remedies provided for under the 2020 Credit Facility.
Cash Flows
The following table summarizes our cash flows for the periods presented:

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2021	2020	2020	2019
Net cash used in operating activities	$(1,612,566)	$(602,432)	$(1,778,961)	$(324,159)
Net cash (used in) provided by investing activities	$(29,539)	$(11,814)	$16,988	$(13,467)
Net cash provided by financing activities	$1,617,036	$672,201	$2,091,088	$369,832

Six Months Ended June 30, 2021 as Compared to Six Months Ended June 30, 2020
Operating Activities
Net cash used in operating activities increased $1.0 billion, or 168%, to $1.6 billion for the six months ended June 30, 2021 compared to $602.4 million for the six months ended June 30, 2020. The increase in cash used in operating activities was primarily driven by an increase in originations of mortgage loans held for sale in excess of proceeds from sales of mortgage loans held for sale, of $1.2 billion, offset by a non-cash change in stock-based compensation of $20.7 million, fair value of convertible preferred stock warrants of $55.3 million, and fair value of LHFS of $54.8 million.
Investing Activities
Net cash used in investing activities increased $17.7 million, or 150%, to $29.5 million for the six months ended June 30, 2021 compared to $11.8 million for the six months ended June 30, 2020. The increase in cash used in investing activities was primarily driven by the capitalization of internally developed software.
Financing Activities
Net cash provided by financing activities increased $0.9 billion, or 141%, to $1.6 billion for the six months ended June 30, 2021 compared to $0.7 billion for the six months ended June 30, 2020. The increase in cash provided by financing activities was primarily due to an increase in borrowings on warehouse lines of credit, in excess of repayments on warehouse lines of credit, of $1.0 billion, along with an increase in borrowings under our corporate line of credit of $36.0 million. This increase was partially offset by the lack of issuance of convertible notes during the six months ended June 30, 2021 of $58.2 million, which we issued during the six months ended June 30, 2020.
Year Ended December 31, 2020 as Compared to Year Ended December 31, 2019
Operating Activities
Net cash used in operating activities increased $1.5 billion, or 449%, to $1.8 billion for the year ended December 31, 2020 compared to $0.3 billion for the year ended December 31, 2019. The increase in cash used in operating activities was primarily driven by an increase in originations of mortgage loans held for sale, net of proceeds from sales of mortgage loans held for sale, of $1.7 billion, and partially offset by an increase in net income of $0.2 billion.
Investing Activities
Net cash provided by investing activities increased $30.5 million, or 226%, to $17.0 million for the year ended December 31, 2020 compared to net cash used in investing activities of $13.5 million for the year ended December 31, 2019. The increase in cash provided by investing activities was primarily driven by the proceeds from sales of MSRs of $47.9 million.
Financing Activities
Net cash provided by financing activities increased $1.7 billion, or 465%, to $2.1 billion for the year ended December 31, 2020 compared to $0.4 billion for the year ended December 31, 2019. The increase in cash provided by financing activities was primarily due to an increase in borrowings on warehouse lines of credit, net of repayments on warehouse lines of credit, of $1.6 billion. Proceeds from issuances of convertible notes and convertible preferred stock also increased cash provided by financing activities of $58.2 million and $48.5 million, respectively.

Contractual Obligations
The following table summarizes our contractual obligations, including interest, at December 31, 2020:

(Amounts in thousands) Contractual Obligations	Payments Due by Period
	Less than 1 year	1-3 years	3-5 years	More than 5 years	Total
2020 Credit Facility	$—	$—	$—	$70,000	$70,000
Operating lease commitments	11,979	33,662	24,107	8,511	78,259
Capital lease commitments (1)	1,394	2,495	—	—	3,889
Interest payments (2)	6,473	12,946	12,964	9,417	41,800

Total	$19,846	$49,103	$37,071	$87,928	$193,948

(1)	Capital lease commitments represent future minimum payments and include leased assets such as furniture and IT equipment.
(2)
Represents estimates of future interest payments due under our 2020 Credit Facility based on the outstanding principal amount as of December 31, 2020. The amounts are inclusive of $1.4 million of interest in kind that was added to the principal balance.

Operating lease commitments
While we have many small offices across the country for licensing purposes, we lease significant office space under operating leases with various expiration dates through July 2030 in New York, California, North Carolina, Texas, and India. For the six months ended June 30, 2021 and 2020, our rent expense was $9.6 million and $11.7 million, respectively. For the years ended December 31, 2020 and December 31, 2019, our rent expense was $22.9 million and $8.7 million, respectively.
Other Contractual Obligations
We also have contractual obligations that are short-term or otherwise were unable to be calculated as of June 30, 2021, including:
Repurchase and indemnification obligations
In the ordinary course of business, we are exposed to liability under representations and warranties made to purchasers of loans or MSRs. Under certain circumstances, we may be required to repurchase loans, replace the loan with a substitute loan and/or indemnify secondary market purchasers of such loans for losses incurred.
We also may be subject to claims by purchasers for repayment of all or a portion of the premium we receive from such purchaser on the sale of certain loans or MSRs if such loans or MSRs are repaid in their entirety within a specified time period after the sale of the loan.
Interest rate lock commitments and forward sale commitments
We enter into IRLCs to produce loans at specified interest rates and within a specified period of time with potential borrowers who have applied for a loan and meet certain credit and underwriting criteria. IRLCs are binding agreements to lend to a customer at a specified interest rate within a specified period of time as long as there is no violation of conditions established in the contract.
In addition, we enter into forward sales commitment contracts to sell existing LHFS or loans committed but yet to be funded into the secondary market at a specified price on or before a specified date. These contracts are loan sale agreements in which we commit to deliver a mortgage loan of a specified principal amount and quality to a loan purchaser.

Future Capital Requirements
We believe that our existing cash, cash equivalents and operating cash flow will be sufficient to meet our projected operating and capital expenditure requirements for at least the next 12 months. In addition, we expect that the net proceeds from the Business Combination will provide us with the financial flexibility to execute our strategic objectives, including accelerating our growth, developing our platform and continuing to improve our technology and making strategic investments in complementary businesses, technologies or other assets. Our ability to generate cash, however, is subject to our performance, general economic conditions, industry trends and other factors. We may incur net losses in future periods due to fluctuations in interest rates and continued investments that we intend to make in our business (including investments to expand our product offerings) as we focus on overall revenue growth, and, as a result, we may require additional capital resources to grow our business. To the extent that funds from this offering, combined with existing cash, cash equivalents, short-term investments and assets and operating cash flow, are insufficient to fund our future activities and requirements, we may need to raise additional funds through public or private equity or debt financing. If we issue equity securities in order to raise additional funds, substantial dilution to existing stockholders may occur.
Off-Balance Sheet
Arrangements
We do not have any
off-balance
sheet arrangements as defined in Item 303 of
Regulation S-K
that are reasonably likely to have a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.
Quantitative and Qualitative Disclosures about Market Risk
In the normal course of business, we are subject to a variety of risks which can affect our operations and profitability. We broadly define these areas of risk as interest rate risk, credit risk, prepayment risk, inflation risk, counterparty risk and foreign currency exchange risk.
Interest Rate Risk
We are subject to interest rate risk, which may impact our production volume and associated revenue, IRLCs and LHFS valuations and the net interest margin derived from our funding facilities. We anticipate that interest rates will remain our primary market risk for the foreseeable future.
More specifically, changes in interest rates affect our assets and liabilities measured at fair value, including LHFS, IRLCs, MSR value and hedging arrangements. As interest rates decline, our LHFS and IRLCs generally increase in value while our hedging instruments utilized to hedge against interest rate risk decrease in value, and vice versa.
Our LHFS, which are held awaiting sale into the secondary market, and our IRLCs, which represent an agreement to extend credit to a potential customer whereby the interest rate on the loan is set prior to funding, as well as MSRs, to the extent held, are impacted by changes in interest rates from the date of the commitment through the sale of the loan into the secondary market. Accordingly, we are exposed to interest rate risk and related price risk during the period from the date of the lock commitment through (i) the lock commitment cancellation or expiration date or (ii) the date of sale into the secondary mortgage market. Loan commitments averaged 5.4 days in 2020, and our average holding period of the loan from funding to sale was generally 21 days in 2020.
Interest rate risk also occurs in periods where changes in short-term interest rates result in loans being produced with terms that provide a smaller interest rate spread above the financing terms of our warehouse lines of credit, which can negatively impact its net interest income.

We manage the interest rate risk associated with our outstanding IRLCs, LHFS and servicing rights by entering into hedging instruments. Management expects these hedging instruments will experience changes in their fair value opposite to changes in the fair value of the IRLCs and LHFS, thereby reducing earnings volatility. We design our hedging strategy to maximize effectiveness and minimize basis risk, which is the risk that the hedging instrument’s price does not move in parallel with the increase or decrease in the market price of the hedged financial instrument. See “
Risk Factors—Risks Related to Our Business—Our hedging strategies may not be successful in mitigating our risks associated with changes in interest rates, which could lead to a decrease in our earnings
.”
Credit Risk
We are subject to credit risk, which is the risk of default that results from a borrower’s inability or unwillingness to make contractually required mortgage payments. We attempt to mitigate this risk through stringent underwriting standards, post-closing procedures and retention of subservicing agents to monitor loan performance. In the six months ended June 30, 2021, our average customer had an average loan balance of $370,000, age of 43, FICO score of 768, and annual household income of approximately $160,000. We also aim to sell loans into the secondary market shortly after production, although we are also subject to credit risk with regard to the counterparties involved in the derivative transactions and revenues from servicing regarding loans sold on the secondary market.
Generally, all loans sold into the secondary market are sold with limited recourse. For such loans, our credit risk is limited to repurchase obligations due to fraud or production defects. For loans that were repurchased or not sold in the secondary market, we are subject to credit risk to the extent a borrower defaults and the proceeds upon ultimate foreclosure and liquidation of the property are insufficient to cover the amount of the mortgage plus expenses incurred. We believe that this risk is mitigated through the implementation of stringent underwriting standards, strong fraud detection tools and technology designed to comply with applicable laws and our standards.
Prepayment Risk
Prepayment risk is affected by interest rates (and their inherent risk) and borrowers’ actions relative to their underlying loans. To the extent that the actual prepayment speed on the loans underlying our servicing rights differs from what we projected when we initially recognized them and when we measured fair value as of the end of each reporting period, the carrying value of our investment in servicing rights will be affected. In general, an increase in prepayment expectations will decrease our estimates of the fair value of the servicing right, thereby reducing expected servicing income. We monitor the servicing portfolio to identify potential refinancings and the impact that would have on associated servicing rights.
Inflation Risk
Almost all of our assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors will influence our performance more than inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Additionally, our financial statements are prepared in accordance with GAAP, and our activities and balance sheet are measured with reference to historical cost and/or fair value without considering inflation.
Counterparty Risk
We are subject to risk that arises from our financing facilities and interest rate risk hedging activities. These activities generally involve an exchange of obligations with unaffiliated banks or companies, referred to in such transactions as “counterparties.” If a counterparty were to default, we could potentially be exposed to financial loss if such counterparty were unable to meet its obligations to us. We manage this risk by selecting only counterparties that we believe to be financially strong, spreading the risk among many such counterparties, placing contractual limits on the amount of unsecured credit extended to any single counterparty, and entering into netting agreements with the counterparties as appropriate.
Foreign Currency Exchange Risk
Through June 30, 2021, all of our revenue from customer arrangements has been denominated in U.S. dollars as we have limited operations outside the United States. As of June 30, 2021, we had one foreign subsidiary that functions as a non-operating
service entity. The functional currency of our foreign subsidiary is Indian Rupees; however, activity in Indian Rupees is not considered significant by our management. In September 2021, we obtained regulatory approval and subsequently closed on the acquisition of two separate companies based in the United Kingdom, which are immaterial to our operations as a whole. Accordingly, we believe we do not currently have a material exposure to foreign currency exchange risk. In the future however, we may choose to pursue international expansion, including accelerating the growth of our acquisitions in the United Kingdom, which may increase our exposure to foreign currency exchange risk.
Critical Accounting Policies and Estimates
Discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Our significant accounting policies are described in “
Note 2. Summary of Significant Accounting Policies
” to our consolidated financial statements included elsewhere in this proxy statement/prospectus. We believe that the accounting policies described below reflect our most critical accounting policies and estimates, which represent those that involve a significant degree of judgment and complexity and are based on management’s best estimates. Our management evaluates our estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment.
Loans Held for Sale, at Fair Value
We sell our loans held for sale to secondary market loan purchasers. These loans can be sold in one of two ways: (1) servicing released or (2) servicing retained. If a loan is sold servicing released, we have sold all the rights to the loan and the associated servicing rights.
If a loan is sold servicing retained, we have sold the loan and kept the servicing rights, and thus we are responsible for collecting monthly principal and interest payments and performing certain escrow services for the Loan Purchaser. The Loan Purchaser, in turn, pays a fee for these services.
Other than in periods of market dislocation, we generally aim to sell all of our loans servicing released. For loans sold servicing retained, we engage a third-party sub-servicer
to collect monthly payments and perform associated services.
Loans held for sale include residential loans produced for sale through our loan lender subsidiary, Better Mortgage Corporation. We elect the fair value option, in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic (“ASC”) 825—Financial Instruments, for all loans held for sale with changes in fair value recorded in Mortgage platform revenue, net. Our management believes that the election of the fair value option for loans held for sale improves financial reporting by presenting the most relevant market indication of loans held for sale. The fair value of loans held for sale is based on market prices and yields, at period end, in normal outlets used by us. We account for the gains or losses resulting from sales of loans based on the guidance of ASC
860-20—Sales
of Financial Assets. Gains and losses are recognized at the time of funding and trued up to actual once the loan has been sold to the Loan Purchaser. Interest income on loans held for sale is calculated based upon the note rate of the loan. Loan production fees and certain other fees are expensed as incurred, or at the time of funding for the respective loan.
Loans held for sale are considered sold when we surrender control over the loans. Control is considered to have been surrendered when all of the following have been satisfied: the transferred loans have been isolated from us, beyond the reach of us and our creditors, and the loan purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred loans. We typically consider the above criteria to have been met upon receipt of sales proceeds from the loan purchaser.
Loan Repurchase Reserve
We sell loans held for sale in the secondary market and, in connection with those sales, make customary representations and warranties to the loan purchasers about various characteristics of each loan such as with respect to the production and underwriting guidelines, including, but not limited to, the validity of the lien securing the loan, property eligibility, borrower credit, income and asset requirements and compliance with applicable federal, state and local law. In the event of a breach of our representations and warranties, we may be required to repurchase or substitute the loan with the identified defects or indemnify the purchaser of the loan.
The loan repurchase reserve on loans sold relates to expenses incurred due to the potential repurchase of loans, indemnification of losses based on alleged violations of representations and warranties or early payoff charge backs, which are customary in the loan banking industry. Provisions for losses are charged to expenses and credited to the loan repurchase reserve. The loan repurchase reserve represents our estimate of the total losses expected to occur and is considered to be adequate by management based upon our evaluation of the potential exposure related to the loan sale agreements over the life of the associated loans sold, the type of loan, the channel from which it came, LTV, and other loan-related attributes. The process for determining the measurement of the liability involves certain unobservable inputs such as estimated repurchase demand and repurchases, and loss severity and is generally subjective and involves a high degree of management judgment and assumptions. These judgments and assumptions may have a significant effect on our measurement of the liability, and the use of different judgments and assumptions, as well as changes in market conditions, could have a material effect on our statements of operations as well as our balance sheets. Although we re-evaluate our loan repurchase reserve each quarter, evaluations of that sort necessarily are estimates and there remains a risk that the loan repurchase reserve will not be adequate. We have recorded a loan repurchase reserve of $14.8 million, $7.4 million, and none included within other liabilities on the consolidated balance sheets as of June 30, 2021, December 31, 2020 and 2019, respectively, which we believe to be appropriate.
Mortgage Servicing Rights
Accounting guidance codified within ASC 860 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering a servicing contract. It requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value and permits an entity to choose either an amortization or fair value measurement method for each class of separately recognized servicing assets and servicing liabilities for subsequent valuations. MSRs are recognized at the time a loan is sold on a servicing-retained basis. We have elected to adopt the fair value method for our MSRs, with the initial fair value and subsequent changes in fair value recorded within mortgage platform revenue, net.
We maintain one class of MSRs and determine the fair value based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved. The determination of fair value takes into account the note rate, vintage, loan to value ratio, FICO score, loan size, and geographic location. Estimates of fair value include assumptions about prepayment, discount rates, cost to service and other factors, which are subject to change over time. Changes in these underlying assumptions could cause the fair value of MSRs to change significantly in the future. We do not maintain a reserve for any MSRs sold as we have had no history of repurchases related to customary representations and warranties for MSRs sold.
Derivatives and Hedging Activities
We enter into IRLCs to originate mortgage loans, at specified interest rates and within a specified period of time, with potential borrowers who have applied for a loan and meet certain credit and underwriting criteria. These IRLCs are not designated as accounting hedging instruments and are reflected in the consolidated balance sheets as derivative assets or liabilities at fair value with changes in fair value recorded in current period earnings. The fair value of IRLCs are measured based on the value of the underlying mortgage loan, quoted MBS prices, estimates of the fair value of the mortgage servicing rights, and adjusted by the estimated loan funding probability, or “pull-through factor.” Significant changes in the pull-through factor of the IRLCs, in isolation, could result in significant changes in the IRLCs’ fair value measurement. Movements in interest rates can pose a risk to us in either a rising or declining interest rate environment. Additionally, when interest rates rise, loans held for sale and any applications in process with IRLCs decrease in value.
We manage our exposure to movements in interest rates by entering into forward sales commitment contracts for the sale of our mortgage loans held for sale or mortgage loans in the pipeline. These contracts are loan sales agreements in which we commit in principle to delivering a mortgage loan of a specified principal amount and quality to a loan purchaser at a specified price on or before a specified date. Generally, the price the loan purchaser will pay us is agreed upon prior to the loan being funded (i.e., on the same day we commit to lend funds to a potential borrower). The fair value of forward sales commitments are determined based on quoted prices for similar instruments, dealer quotes, and pricing models that are primarily sensitive to market observable data. Under the majority of the forward sales commitment contracts, if we fail to deliver the agreed-upon mortgage loans by the specified date, we must pay a
“pair-off”
fee to compensate the loan purchaser. Our forward sale commitments are not designated as accounting hedging instruments and are reflected in the consolidated balance sheets as derivative assets or liabilities at fair value with changes in fair value recorded in current period earnings. We do not utilize any other derivative instruments to manage risk.
Income Taxes
We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred income tax assets to the amount expected to be realized based on management’s consideration of all positive and contradictory evidence available. We evaluate uncertainty in income tax positions based on a more-likely-than-not
recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement.
On a quarterly basis, our quarterly tax provision, and estimate of our annual effective tax rate, is subject to variation due to several factors, including variability in accurately predicting our pre-tax
income or loss and the mix of earnings among various tax jurisdictions. Increases or decreases in projected pre-tax
income would lead to increases or decreases in our estimated annual effective tax rate and quarterly tax provision. The effective tax rate for the six months ended June 30, 2021 increased significantly from the effective tax rate for the six months ended June 30, 2020, due to variations in pre-tax
income projections in certain state and foreign jurisdictions.

Stock-Based Compensation
We account for stock-based compensation in accordance with ASC Topic 718, “
Compensation—Stock Compensation
.” We calculate the fair value of stock options on the date of grant using the Black-Scholes option-pricing model, and the expense is recognized over the requisite service period for awards expected to vest using the straight-line method. This model requires various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate, and fair value of our stock on the date of grant. The requisite service period for stock options is generally four years.
Because there has historically been no public market for our common stock, the fair value of our equity has historically been approved by our board of directors thereof as of the date stock-based awards were granted. In estimating the fair value of our common stock, we use the assistance of a third-party valuation specialist and consider factors we believe are material to the valuation process, including, but not limited to, the price at which recent equity was issued by us to independent third parties or transacted between third parties, actual and projected financial results, risks, prospects, and economic and market conditions, among other factors. We believe the combination of these factors provides an appropriate estimate of our expected fair value and reflects the best estimate of the fair value of our common stock at each grant date.
Other Fair Value Measurements
Other critical accounting estimates include the valuation of our convertible preferred stock warrants, which are measured at fair value on a recurring basis, with the corresponding gain or loss included within change in fair value of convertible preferred stock warrants in the consolidated statements of operations and comprehensive income (loss). The convertible preferred stock warrants are valued using the Black-Scholes option-pricing model to estimate the fair value at the issuance date and at each subsequent reporting date, which is based on significant inputs not observable in the market representing a level 3 measurement within the fair value hierarchy.
Recent Accounting Pronouncements
See “
Note 2. Summary of Significant Accounting Policies
” to our consolidated financial statements included in this proxy statement/prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this prospectus.
Emerging Growth Company Status
We are an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The JOBS Act does not preclude an emerging growth company from early adopting a new or revised accounting standard earlier than the time that such standard applies to private companies.

MANAGEMENT OF BETTER HOME & FINANCE FOLLOWING THE BUSINESS COMBINATION
The following sets forth certain information, as of                 , 2021, concerning the persons who are expected to serve as directors and executive officers of Better Home & Finance following the consummation of the Business Combination and assuming the election of the nominees at the extraordinary general meeting as set forth in “
Director Election Proposal
.”

Name	Age	Position(s)
Executive Officers
Vishal Garg	43	Chief Executive Officer and Director
Kevin Ryan	50	Chief Financial Officer
Nicholas Calamari	42	General Counsel, Secretary
Paula Tuffin	58	Chief Compliance Officer, General Counsel
Sarah Pierce	28	Head of Sales and Operations
Diane Yu	48	Chief Technology Officer
Sigurgeir Jonsson	47	Head of Financial Products
Non-Employee Directors
Steven Sarracino	45	Director
Dinesh Chopra	46	Director
Prabhu Narasimhan	40	Director
Rajeev Date	50	Director
Gabrielle Toledano	54	Director
Executive Officers
Vishal Garg
founded Better and has served as Chief Executive Officer since its inception in 2015. Vishal will serve as Chief Executive Officer and Director of Better Home & Finance following the Business Combination. Since 1999, Vishal has served as the founding partner of One Zero Capital, an investment holding company focused on creating and investing in businesses within consumer finance, technology, and digital marketing, and which is a significant investor in Better. Before this, Vishal was an entrepreneur in the consumer finance industry. Vishal holds a B.S. in Finance and International Business from New York University.
Kevin Ryan
has served as Chief Financial Officer of Better since October 2020. Prior to joining Better, Kevin spent more than two decades at Morgan Stanley. As Managing Director of Investment Banking and Head of Banks and Diversified Finance from 2015 to October 2020, he covered large and midcap banks, financial technology companies, consumer finance companies, and mortgage real estate investment trusts. Since November 2020, Kevin has served on the board of directors of Cascade Acquisition Corp. Kevin holds a bachelor’s degree from Rutgers University and a law degree from the University of Virginia.
Nicholas Calamari
is a
co-founder
of Better and has served as General Counsel of Better since its inception in 2015. Since 2015, Nick has served as the General Counsel and a senior partner of One Zero Capital, a significant investor in Better. Prior to this, he was an attorney at Quinn Emanuel Urquhart & Sullivan, LLP. Nick holds a B.A. from Dartmouth College and a J.D. from Fordham University School of Law.
Paula Tuffin
has served as the Chief Compliance Officer and General Counsel of Better since May 2016. Prior to joining Better in 2016, she served as senior litigation counsel at the Consumer Financial Protection Bureau in the Enforcement Bureau. Prior to joining the CFPB in 2013, Paula was a litigation partner at Mayer Brown. Paula holds a B.A. from Williams College and a J.D. from Harvard Law School.
Sarah Pierce
is the Head of Sales and Operations of Better. Sarah has held this position since August 2020. Previously at Better, Sarah was the Head of Sales from April 2019 to August 2020, Director of Sales from November 2018 to March 2019, and a Growth Associate from August 2016 to October 2018. Prior to joining Better in 2016, Sarah co-founded
TIQO Beverage, a producer of a light alternative to beer sold and distributed across the United States, in 2014. Sarah holds a B.A. from Barnard College, Columbia University.

Diane Yu
is Chief Technology Officer of Better. Diane has held this position since January 2021. Prior to joining Better, she was the Chief Technology Officer for Comcast Advertising, a position she held between 2014 and 2021, and the
Co-Founder
and CTO of FreeWheel, the robust technology platform for advertising management and monetization, which she co-founded
and sold to Comcast in 2017. Diane holds a B.S. from Peking University and an M.S. in computer science from Ohio University.
Sigurgeir Jonsson
serves as Head of Financial Products of Better. He has held this role since December 2020. Ziggy also serves as Senior Partner at One Zero Capital, a significant investor in Better, a role he has held since October 2015. Prior to joining Better in 2020, he co-founded
TheNumber, a fintech startup helping some of the world’s top credit investors and originators (including Better) generate actionable intelligence from big data in 2015 and served as Chief Technology Officer between September 2015 and December 2020. Ziggy holds a Bachelor in Economic Sciences from the University of Iceland.
Non-Employee
Directors
Steven Sarracino
has served as a member of Better’s board of directors since August 2019. He also serves as Founder and CEO of Activant Capital Group, LLC, a position he has held since incorporating Activant in November 2012, and formally launching in January 2015. Steve has served on the board of over a dozen companies including Upland Software, where he served on the Audit Committee from December 2013 to April 2016. Steve holds a B.B.A. in Finance from Southern Methodist University and an MBA from the Wharton School at the University of Pennsylvania. Mr. Sarracino’s strong background in high-growth company investment, knowledge of technology companies and extensive board experience led the Board to conclude that he should serve on our board of directors.
Dinesh Chopra
has served as a member of Better’s board of directors since October 2020, representing Ally Financial Inc. Mr. Chopra is also the Chief Strategy & Corporate Development Officer of Ally Financial Inc., a position he has held since November 2017. In this role he leads Ally’s Corporate Strategy team, responsible for developing and executing business strategies that foster product and enterprise growth, and is responsible for Ally’s corporate development activities and Ally Ventures. Prior to joining Ally, Mr. Chopra held various positions of increasing responsibility at Citigroup, which he joined in 2014, ultimately serving as Global Head of Strategy, Retail Bank, Mortgage, Fintech & Digital Payments. Prior to Citigroup, Mr. Chopra held several leadership positions in strategy and banking at Capital One and McKinsey & Company. Mr. Chopra holds a bachelor’s degree from the National Institute of Technology in Trichy, India, a master’s degree in Chemical Engineering from Clarkson University, and an MBA from MIT’s Sloan School of Management. Mr. Chopra’s strong background in banking and finance, knowledge of enterprise growth, and extensive leadership experience in the banking sector led the Board to conclude that he should serve on our board of directors.
Prabhu Narasimhan—
see section entitled “
Information about Aurora—Directors and Executive Officers.
”
Rajeev Date
has served as a member of Better’s board of directors since April 2019. He is also the Managing Partner of Fenway Summer, a position he has held since April 2013. In that capacity, he chairs the investment committee of Fenway Summer Ventures, a fintech venture capital fund, and works with clients of FS Vector, the fintech advisory firm. In addition, Mr. Date serves as a member of the board of several private companies. Mr. Date was the first-ever Deputy Director of the U.S. Consumer Financial Protection Bureau (CFPB), where he served from January 2012 to February 2013. Mr. Date holds a B.S. in Industrial Engineering & Operations Research from the University of California at Berkeley and a J.D. from Harvard Law School. Mr. Date’s strong background in consumer financial regulatory matters, technology investing and knowledge of the consumer financial technology industry led the Board to conclude that he should serve on our board of directors.
Gabrielle Toledano
has served as a member of Better’s board of directors since April 2021. Since March 2021 and from January 2020 to January 2021, Ms. Toledano has served as Chief Operating Officer at Keystone Strategy LLC, a strategy and economics consulting firm. From January 2021 to March 2021, Ms. Toledano served as Chief Talent Officer of ServiceNow Inc., a software company. Prior to that, Ms. Toledano served as an Executive in Residence for Comcast Ventures LLC, a corporate venture capital firm, from January 2019 to December 2019. From May 2017 to October 2018, Ms. Toledano served as the Chief People Officer of Tesla Inc., a manufacturer of electric vehicles and energy storage products. From December 2016 to May 2017, Ms. Toledano served as an Advisor to Electronic Arts Inc., and from February 2006 to December 2016, as the Chief Talent Officer and Executive Vice President at Electronic Arts Inc. From February 2017 to March 2017, she served as a consultant to Slack Technologies, Inc., a software company. Ms. Toledano serves as a member of the board of Lilium (NASDAQ: LILM) and several private companies, including Velo3D, which is party to a business combination to become a public company, and previously served as a director of Jive Software, Inc. from November 2015 to June 2017. Ms. Toledano holds a B.A. in modern thought and literature and an M.A. in education from Stanford University. Ms. Toledano’s strong background in technology management, including her extensive experience as an executive in the Human Resources field of various public companies, and her broad experience as a director of technology companies led the Board to conclude that she should serve on our board of directors.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for Better’s 2020 named executive officers (“NEOs”). Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to Better and its subsidiaries prior to the consummation of the Business Combination, and to Better Home & Finance and its subsidiaries after the Business Combination.
Better’s named executive officers, consisting of Better’s principal executive officer and the next two most highly compensated executive officers during 2020, as of December 31, 2020, were:

•	Vishal Garg, Better’s Chief Executive Officer and member of Better’s board of directors (the “Board”);

•	Kevin Ryan, Better’s Chief Financial Officer; and

•	Elana Knoller, Better’s former Chief Product Officer (separated from Better June 4, 2021).
2020 Summary Compensation Table
The following table sets forth summary information concerning compensation for Better’s named executive officers. The following table includes all cash compensation earned by the named executive officers and all equity awards granted to the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Plan Earnings ($)	All Other Compensation ($) (3)	Total ($)
Vishal Garg	2020	$300,000	$25,000,000	—	—	—	—	$25,300,000
Chief Executive Officer
Kevin Ryan	2020	$156,250	—	$8,463,120	—	—	—	$8,619,370
Chief Financial Officer
Elana Knoller	2020	$468,750	$218,750	$6,684,712	—	—	$99,064	$7,471,276
Former Chief Product Officer

(1)	The amount in this column represents each executive’s bonus paid for fiscal 2020.
(2)
The amounts in this column represent the aggregate grant date fair value of awards or equity plan compensation computed in accordance with FASB Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are described in Note 2 to Better’s consolidated financial statements attached to this proxy statement/prospectus.

(3)	For Ms. Knoller, the amounts represent company-paid home rental payments for two locations.
Narrative to the Summary Compensation Table
Bonus Compensation
Better historically paid semi-annual cash bonuses to its employees (including its executive officers). In 2020, bonuses were paid based on Company and individual performance as determined in the discretion of Better’s CEO, except in the case of the CEO. Going forward, any payment to the Company’s executive officers is determined by the Board or a committee thereof. Better occasionally awards off-cycle
cash bonuses on a discretionary basis to its executive officers when, in the view of the Board, such executive has contributed significantly to the success of the Company or demonstrated high achievement in their role, or in circumstances where the Board determines additional cash compensation is appropriate for retention purposes. Accordingly, in 2020, after previously requesting an equity-based award, our CEO was paid a one-time
discretionary bonus of $25.0 million as determined by the Board based on his 2020 performance. The Board considered awarding

Mr. Garg’s 2020 bonus in the form of equity-based awards. However, after considering the potential dilutive impact of such an award (in particular, when the Company was separately evaluating an initial public offering and other strategic alternatives), as well as the fact that our CEO did not receive any cash bonuses in 2017, 2018 and 2019, it determined that it was appropriate to pay the 2020 bonus in cash. Beginning in 2021, Better moved to an annual performance bonus cycle which covers the period of October 2020 – September 2021.
Equity Compensation
Better has historically granted stock options to its employees (including its executive officers) under Better’s 2016 Equity Incentive Plan and 2017 Equity Incentive Plan and, beginning in 2021, also began granting restricted stock units (“RSUs”) pursuant to Better’s 2017 Equity Incentive Plan, as described below. Equity awards are regularly granted throughout the year in the ordinary course of business on a discretionary basis as a means of attracting and retaining top talent, as well as incentivizing our current employees and aligning their interests with those of our stockholders. Equity awards are also routinely granted to new hires.
Our stock options for new employees are generally subject to a one-year
cliff vesting period with respect to 25% of the award, and then 1/48 of the award vests each month thereafter so that the entire award is vested on the fourth anniversary of the grant date. Holders of stock options may elect to early exercise their stock options and receive restricted stock subject to the same vesting period as the stock option. Our RSU awards generally vest on a quarterly basis over four years, with new-hire
awards subject to a
one-year
cliff vesting period for the first year following the grant date with respect to 25% of the award.
Better did not grant any equity awards to Mr. Garg in 2020. In December 2020, Mr. Ryan was granted an initial on-hire
stock option to purchase 1,182,000 shares of Better common stock for an exercise price per share of $5.06, which was the fair market value of Better’s common stock on the date of grant, as determined by its Board. The stock option is subject to a one-year
cliff vesting period and will vest as to 1/48th of the original number of underlying shares on each monthly anniversary of October 12, 2020, subject to his continued service through the applicable vesting date. Throughout March to December 2020, Ms. Knoller was granted stock options to purchase 1,250,000 shares of Better common stock, in the aggregate, with an exercise price per share depending on the fair market value of Better’s common stock on the date of the grant. All of Ms. Knoller’s stock options from 2020 grants were granted fully vested.
Employee Loan Program
Better previously instituted a loan program in which certain senior employees were allowed to borrow funds in order to exercise compensatory stock options prior to their scheduled vesting date in exchange for shares of restricted stock, subject to the same vesting schedule as applied to the original stock option grant. Under the program, the employee is required to repay the outstanding principal amount of the loan, together with all accrued and unpaid interest, on the earlier of (i) the loan’s maturity date, (ii) 120 days after the date of the employee’s termination of employment for any reason, (iii) immediately prior to an unauthorized sale, conveyance, alienation or other transfer of the shares without Better’s prior written consent, (iv) the day prior to the date that any change in the employee’s status would cause the loan to be a prohibited extension or maintenance of credit under Section 402 of the Sarbanes Oxley Act of 2002, (v) a change in control and (vi) the date an event of default occurs. A limited group of senior executives who received loans from Better in order to exercise stock options in 2015 entered into agreements also providing for repayment upon the consummation of an initial public offering. In addition, before selling any vested shares received through early exercises facilitated through the program, the employee must repay the principal and interest amounts for such loan with respect to such shares to be sold. In addition, if the employee is terminated for any reason, Better has the right and option for 90 days following such employee’s termination to purchase all unvested restricted shares as of the date of termination, and any unvested shares that are not repurchased by Better will terminate.
Better does not plan to grant any additional loans to employees in respect of early exercised stock options after the Closing.

2017 Equity Incentive Plan, as amended (2017 Plan)
Better’s 2017 Plan was originally adopted by Better’s board of directors (the “Board”) and approved by Better’s stockholders in May 2017. The 2017 Plan was most recently amended in August 2020 and approved by stockholders in August 2020.
The 2017 Plan allows us to provide incentive stock options, within the meaning of Section 422 of the Code, non-statutory
stock options, stock appreciation rights, restricted stock awards and RSUs, or each, an award, to eligible employees, directors, and consultants of Better or a subsidiary of Better, or each, a participant; in the case of incentive stock options, to eligible employees only. It is expected that as of the time the first merger certificate has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time agreed upon by Aurora and Better, the 2017 Plan will be terminated and we will not grant any additional awards under the 2017 Plan thereafter. However, the 2017 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2017 Plan.
As of December 31, 2020, the following awards were outstanding under the 2017 Plan: stock options covering 40,560,797 shares of the common stock.
Restricted Stock
.
Restricted stock was granted under the 2017 Plan. Restricted stock vests in accordance with terms and conditions that the administrator established in its discretion. Subject to the provisions of the 2017 Plan, the administrator determined the period during which restricted stock will vest, the number of shares granted and such other terms and conditions as the administrator determined.
A participant may exercise full voting rights with respect to shares of restricted stock and will be entitled to receive all dividends and other distributions paid with respect to such shares prior to vesting, unless otherwise provided for by the administrator or as otherwise stated in the applicable award agreement. Any new, additional or different securities a participant may become entitled to receive with respect to restricted stock by virtue of a stock dividend, stock split or any other change in Better’s corporate or capital structure will be subject to the same restrictions as the restricted stock.
Plan Administration
.
The 2017 Plan is administered by the Board or a committee appointed by the Board. The administrator has all authority and discretion necessary or appropriate to administer the 2017 Plan and to control its operation, including the authority to construe and interpret the terms of the 2017 Plan and the awards granted under the 2017 Plan. The administrator’s decisions are final and binding on all participants and any other persons holding awards.
The administrator’s powers include the power to institute an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced. The administrator’s powers also include the power to prescribe, amend and rescind rules and regulations relating to the 2017 Plan, to modify or amend each award and to make all other determinations deemed necessary or advisable for administering the 2017 Plan.
Eligibility
.
Employees, directors and consultants of Better’s or Better’s subsidiary companies are eligible to receive awards, provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and do not directly promote or maintain a market for Better’s securities. Only Better’s employees or employees of Better’s parent or subsidiary companies are eligible to receive incentive stock options.
Stock Options
.
Stock options have been granted under the 2017 Plan. Subject to the provisions of the 2017 Plan, the administrator determines the term of a stock option, the number of shares subject to a stock option, and the time period in which a stock option may be exercised.

The term of a stock option is stated in the applicable award agreement, but the term of a stock option may not exceed 10 years from the grant date. The administrator determines the exercise price of stock options, which may not be less than 100% of the fair market value of Better’s common stock on the grant date, unless granted pursuant to a transaction described in or in a manner consistent with Section 424(a) of the Code. However, an incentive stock option granted to an individual who directly or by attribution owns more than 10% of the total combined voting power of all of Better’s classes of stock or of any Better parent or subsidiary may have a term of no longer than 5 years from the grant date and will have an exercise price of at least 110% of the fair market value of Better’s common stock on the grant date. In addition, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all Better plans and any parent or subsidiary plan) exceeds $100,000, such stock options will be treated as non-statutory
stock options. Certain of Better’s outstanding stock options under the 2017 Plan have an early exercise provision pursuant to which the participant may exercise the option prior to the shares being fully vested.
The administrator determines how a participant may pay the exercise price of a stock option, and the permissible methods are generally set forth in the applicable award agreement. If a participant’s status as a “service provider” (as defined in the 2017 Plan) terminates, that participant may exercise the vested portion of his or her stock option for the period of time stated in the applicable award agreement. Vested stock options generally will remain exercisable for 30 days or such longer period of time as set forth in the applicable award agreement if a participant’s status as a service provider terminates for a reason other than death or disability. If a participant’s status as a service provider terminates due to death or disability, vested stock options generally will remain exercisable for six months from the date of termination (or such other longer period as set forth in the applicable award agreement). In no event will a stock option remain exercisable beyond its original term. If a participant does not exercise his or her stock option within the time specified in the award agreement, the stock option will terminate. Except as described above, the administrator has the discretion to determine the post-termination exercisability periods for a stock option.
Non-transferability
of Awards
.
Unless determined otherwise by the administrator, awards may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner other than by will or by the laws of descent and distribution. In addition, during an applicable participant’s lifetime, only that participant may exercise their award. If the administrator makes an award transferable, such award may only be transferred (i) by will, (ii) by the laws of descent and distribution or (iii) as permitted by Rule 701 of the Securities Act.
Certain Adjustments
.
If there is a dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, repurchase, exchange of shares or Better’s other securities or other change in Better’s corporate structure affecting the shares, the administrator will make proportionate adjustments to the number and type of shares that may be delivered under the 2017 Plan or the number, type and price of shares covered by each outstanding award. The administrator’s determination regarding such adjustments will be final, binding and conclusive.
Dissolution or Liquidation
.
In the event of Better’s proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.
Merger and Change of Control
.
In the event of Better’s merger with or into another corporation or entity or a “change in control” (as defined in the 2017 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by us without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds or all awards of the same type similarly.
In the event that the successor corporation does not assume or substitute for an award (or portion thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding stock options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement, or other written agreement between the participant and Better or any of its subsidiaries or parents, as applicable. In addition, if a stock option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the stock option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion, and the stock option or stock appreciation right will terminate upon the expiration of such period. For the avoidance of doubt, the Business Combination will not constitute a Change of Control for purposes of the 2017 Plan.
Clawback
.
Awards will be subject to any clawback policy of Better’s, and the administrator also may specify in an award agreement that the participant’s rights, payments and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture and/or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return or reimburse us all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.
Amendment and Termination
.
The Board may, at any time, terminate or amend the 2017 Plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the 2017 Plan. To the extent necessary and desirable to comply with applicable laws, we will obtain stockholder approval of any amendment to the 2017 Plan. No amendment or alteration of the 2017 Plan will impair the rights of a participant, unless mutually agreed otherwise between the participant and the administrator in writing. As noted above, it is expected that as of one business day prior to the effectiveness of the registration statement of which this prospectus forms a part, the 2017 Plan will be terminated and we will not grant any additional awards under the 2017 Plan thereafter. A termination of the 2017 Plan will not affect the administrator’s ability to exercise the powers granted to it under the 2017 Plan with respect to awards granted prior to the date of termination.
2016 Equity Incentive Plan, as amended (2016 Plan)
Better’s 2016 Equity Incentive Plan, or the 2016 Plan, which amended and replaced in its entirety Better’s 2015 Equity Incentive Plan, was adopted by the Board and approved by Better’s stockholders on November 3, 2016.
The 2016 Plan allows us to provide
non-statutory
stock options, stock appreciation rights, restricted stock awards, RSUs and deferred stock, or each, an award, to eligible employees, directors, and consultants of Better’s and any parent or subsidiary of Better’s, or each, a participant. The 2016 Plan was terminated in connection with the adoption of the 2017 Plan. and we have not granted any additional awards under the 2016 Plan since the effectiveness of the 2017 Plan. However, the 2016 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2016 Plan.
As of December 31, 2020, the following awards were outstanding under the 2016 Plan: stock options covering 803,146 shares of Better’s common stock.
Plan Administration
.
The 2016 Plan is administered by the Board or one or more committees appointed by the Board. The administrator has full power and authority to take all actions and to make all determinations required or provided for by the 2016 Plan and has full power and authority to take all actions and make all determinations that the administrator deems to be necessary or appropriate to the administration of the 2016 Plan, including the authority to amend, modify, or supplement the terms of any outstanding awards under the 2016 Plan. The administrator’s interpretation and construction of any provision of the 2016 Plan and any award or any award agreement under the 2016 Plan is final and binding.
Eligibility
.
Employees, officers or directors and consultants or independent contractors of Better’s or Better’s subsidiary companies are eligible to receive awards.
Stock Options
.
Stock options have been granted under the 2016 Plan. Subject to the provisions of the 2016 Plan, the administrator determines the term of a stock option, the number of shares subject to a stock option, and the time period in which a stock option may be exercised.
The term of a stock option is stated in the applicable award agreement, but the term of a stock option may not exceed 10 years from the grant date. The administrator determines the exercise price of stock options, which may not be less than 100% of the fair market value of Better’s common stock on the grant date. Certain of Better’s outstanding stock options under the 2016 Plan have an early exercise provision pursuant to which the participant may exercise the stock option prior to the shares being fully vested.
The administrator determines how a participant may pay the exercise price of a stock option, and the permissible methods are generally set forth in the applicable award agreement. If a participant’s status as a “service provider” (as defined in the 2016 Plan) terminates, that participant may exercise the vested portion of his or her stock option for the period of time stated in the applicable award agreement. The administrator has the discretion to determine the post-termination exercisability periods for a stock option.
Non-transferability
of Awards
.
Except as provided in any stockholders’ agreement of Better’s, an applicable award agreement or the 2016 Plan, no right or interest in an award is assignable or transferable during the lifetime of the participant to whom the award was granted either voluntarily or involuntarily. In the event of such a participant’s death, the participant’s rights and interests in awards granted under the 2016 Plan will be transferable only by will or the laws of descent and distribution, except in the case of mental or physical incapacity, as determined by the administrator. In addition, during an applicable participant’s lifetime, only that participant may exercise their award, except in the case of mental or physical incapacity, as determined by the administrator.
Certain Adjustments
.
If there is a corporate event (as defined in the 2016 Plan), distribution of securities or any other equity or other assets (excluding a non-extraordinary
dividend payable in cash or in stock of Better’s) recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution payable in shares, or any other increase or decrease in shares effected without receipt of consideration by us, we will make proportionate adjustments to the number and type of shares that may be delivered under the 2016 Plan or the number, type and price of shares covered by each outstanding award, except that any adjustment to outstanding stock options may not increase the aggregate exercise price payable to the stock options held by a U.S. taxpayer. The administrator’s determination regarding such adjustments will be final, binding and conclusive.

Merger and Change of Control
. In the event of a “change of control” (as defined in the 2016 Plan), outstanding awards under the 2016 Plan will continue in accordance with their terms unless: (a) the Board approves any one or more of the following actions: (i) acceleration of vesting or the removal of restrictions or payout, or (ii) assumption, substitution or cash settlement with respect to all or a portion of any outstanding awards; and (b) if within one year after the consummation of a change of control, a participant’s service is terminated by us or one of Better’s subsidiaries, then all of the participant’s stock options will be deemed to have vested. Notwithstanding any provision in the 2016 Plan or any award agreement, upon the occurrence of a change of control, we have the right to cash out or substitute any award granted under the 2016 Plan so long as such cash out or substitution does not cause the award to become subject to the adverse tax consequences of Section 409A of the Code.
We may provide in writing for the assumption or continuation of the awards or for the substitution of the outstanding awards for awards of new stock options, restricted stock or other equity awards relating to the stock or units of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares or units (disregarding any consideration that is not common stock) and stock option prices. In the event that the awards are assumed, continued or substituted, such awards will continue in the manner and under the terms provided so long as such assumption, continuation or substitution does not cause the awards to become subject to the adverse tax consequences of Section 409A of the Code.
Clawback
.
The administrator has the right to require participants to return to us awards previously granted under the 2016 Plan, including retaining the right in an award agreement to cause a forfeiture of the gain realized by a participant on account of actions taken in violation or breach of or in conflict with any non-competition
agreement, any agreement prohibiting solicitation of employees or customers of Better or any subsidiary of Better or any confidentiality obligation with respect to us or any subsidiary of Better or otherwise in competition with us or any subsidiary of Better, to the extent specified in the applicable award agreement. Additionally, we may annul an award if an employee of Better or a subsidiary of Better is terminated for cause. Upon a participant’s termination of service for cause, all of the shares held by the participant (or a subsequent holder) will be subject to repurchase by us.
Amendment and Termination
.
The Board may, at any time, amend the 2016 Plan in any respect. To the extent necessary and desirable to comply with applicable laws, we will obtain stockholder approval of any amendment to the 2016 Plan. No amendment, modification, or termination of the 2016 Plan will materially, adversely affect any awards previously granted without the consent of the participant, provided that, the Board has the right to amend, modify, or terminate the Plan and any awards when it is necessary or advisable to comply with any applicable laws and regulations. As noted above, the 2016 Plan was terminated in connection with the adoption of the 2017 Plan, and we have not granted any additional awards under the 2016 Plan since the effectiveness of the 2017 Plan.
2021 Incentive Equity Plan
In connection with this offering, Aurora stockholders will vote on establishing a 2021 Incentive Equity Plan (the “2021 Plan”) pursuant to which Better may grant stock options, restricted stock awards, RSUs, and other equity and equity-based awards to Better’s service providers following the Closing. For more information, please see the “
Incentive Equity Plan Proposal.
”
Employee Stock Purchase Plan
In connection with this offering, Aurora stockholders will vote on establishing a 2021 Employee Stock Purchase Plan (the “ESPP”) pursuant to which employees may purchase Better shares at a discounted rate following the Closing. For more information, please see the “
ESPP Proposal.
”

Perquisites and Other Personal Benefits
The Company’s NEOs are eligible to participate in our perquisites and benefits on the same basis as our employees, including health and welfare benefits and a 401(k) program. The Company previously offered its employees the opportunity to secure a loan to purchase a personal residence with Better. None of the NEOs were party to such a loan during 2020 or to date in 2021, and Better terminated such program prior to the date of this proxy statement/prospectus.
Outstanding Equity Awards at Fiscal
Year-End
The following table shows outstanding equity awards held by the NEOs as of December 31, 2020.

	Stock option awards					Stock awards
Name	Number of securities underlying unexercised stock options (#) exercisable	Number of securities underlying unexercised stock options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned stock options (#)	Stock option exercise price ($)	Stock option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Vishal Garg	—	—	—	—	—	—	—
Chief Executive Officer	—	—	—	—	—	—	—
	6,000,000	—	—	$3.42	Aug. 21, 2029	—	—
	2,000,000	—	—	$6.84	Aug. 21, 2029	—	—
	2,000,000	—	—	$13.68	Aug. 21, 2029	—	—
	2,000,000	—	—	$27.35	Aug. 21, 2029	—	—
	—	—	—	—	—	791,667	$4,005,835
	—	—	—	—	—	791,667	$4,005,835
Kevin Ryan	—	—	—	—	—	—
Chief Financial Officer	—	—	—	—	—	—	—
	1,182,000	—	—	$5.06	Oct. 12, 2030	—	—
	—	—	—	—	—	—	—
Elana Knoller	—	—	—	—	—	—	—
Former Chief Product Officer	—	—	—	—	—	—	—
	150,000	—	—	$0.16	Jul. 20, 2028	—	—
	750,000	—	—	$0.71	May 14, 2029	—	—
	100,000	—	—	$0.71	Dec. 31, 2028	—	—
	537,500	—	—	$5.06	Dec. 16, 2030	—	—
	207,500	—	—	$5.06	Dec. 23, 2030	—	—
	—	—	—	—	—	15,625	$79,063
	—	—	—	—	—	78,125	$395,313
	—	—	—	—	—	10,417	$52,710

(1)
The unvested stock options set forth in this column vest 25% on the first anniversary of the grant date (or, for Mr. Ryan’s outstanding stock options, the first anniversary of his start date) and in equal monthly installments thereafter over the following three years, subject to the NEO’s continued employment through each vesting date. The unvested stock options in this column may, in accordance with the terms of the applicable award agreement, be exercised prior to the date upon which the stock option is vested. Upon such an “early exercise,” the holder thereof is delivered restricted stock which, as described further in footnote (2) below, is generally subject to restrictions that lapse in accordance with the vesting schedule applicable to the original stock option award.

(2)
The restricted stock awards set forth in this column were delivered to the holder upon the early exercise of stock options as permitted under the terms of the applicable stock option award agreement. The shares of restricted stock delivered upon an early exercise are, pursuant to the terms of the applicable restricted stock award agreement, subject to the same vesting schedule as applicable to the original stock option award

(i.e., 25% on the first anniversary of the grant date and in equal monthly installments thereafter over three years, subject to continued employment). In the event that the holder terminates employment prior to the vesting date, Better has the option to repurchase any unvested restricted shares subject to the award, as described above under “
Employee Loan Program
.”
(3)
Amounts in this column were calculated by multiplying the number of restricted shares subject to each award by $5.06 per share, which was the fair market value of our common stock as of December 31, 2020 as determined by the Board in compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Executive Compensation Arrangements
Employment and Offer Letter Agreements
Better maintains offer letter agreements with certain NEOs. Signatories to these offer letters must also execute a Proprietary Information Agreement and Security Policy in order to accept employment. Better does not have an employment agreement or offer letter with Mr. Garg.
Offer Letter with Kevin Ryan
Mr. Ryan is party to an offer letter with the Company, dated as of October 2, 2020 and further amended as of July 1, 2021, which provides for a base salary of $1,000,000 effective from April 15, 2021, and for eligibility to receive a target annual bonus payment in the amount of 100% of base salary, to be paid (if at all) in the Company’s sole discretion based on objective or subjective criteria established by the CEO and approved by the Company’s Board and/or Compensation Committee. Pursuant to his offer letter, in connection with his commencement of employment, on October 12, 2020, Mr. Ryan was granted incentive stock options to purchase 1,182,000 shares of Better’s common stock that vest 25% on the first anniversary of his start date, then ratably in equal monthly installments over the next three years thereafter, subject to continued employment.
Mr. Ryan subsequently entered into a letter agreement, dated as of July 1, 2021, with the Company amending the terms of Mr. Ryan’s compensation.
Separation Agreement with Elana Knoller
Pursuant to a Separation and General Release Agreement (the “Separation Agreement”), dated as of June 10, 2021, by and between Better and Ms. Knoller in connection with her separation from Better on June 4, 2021, Ms. Knoller is entitled to (i) a lump sum payment equal to six months’ of her base salary; (ii) retention of 104,166 shares of Better common stock that vested prior to her June 4, 2021 separation date under the terms of outstanding equity awards and the grant of an additional 44,053 RSUs (in respect of certain obligations of Better under Ms. Knoller’s original offer letter); (iii) an aggregate lump sum payment in the net amount of $114,392 in respect of Ms. Knoller’s certain rent obligations (as related to a property leased by Ms. Knoller in connection with the scope of her employment) and outstanding car loan balance; and (iv) company-paid continued health insurance coverage under COBRA and to maintain health insurance coverage in Puerto Rico until the earlier of November 30, 2022 or the start of coverage through a new employer. Better also agreed to defer Ms. Knoller’s payments under the Employee Loan Program until 30 days after the earlier of the end of Ms. Knoller’s post-IPO
lock-up period and the date Ms. Knoller sells Better shares. As stated in the Separation Agreement, Ms. Knoller will also be permitted to participate in the Business Combination as a 1% shareholder. We refer to the payments and benefits described in this paragraph as the “Separation Entitlements.”
As a condition to receiving the Separation Entitlements, and for certain continued indemnification rights and limited waivers under existing restrictive covenants, Ms. Knoller executed a general release of claims against Better and the parties agreed to a mutual non-disparagement
covenant. Ms. Knoller continues to be bound by a Proprietary Information and Invention Agreement, dated as of April 9, 2017, which provides that she will be subject to (i) covenants of confidentiality that run in perpetuity; (ii) a one year post-termination non-competition
covenant and (iii) a one year post-termination employee and client non-solicitation
covenant.
Offer Letter with Elana Knoller
Prior to Ms. Knoller’s separation, the terms of her employment with the Company were governed by an offer letter, dated as of April 30, 2019, that provided for a base salary of $250,000 annually, less payroll deductions and required taxes and withholdings, and eligibility to receive an annual bonus payment in the amount of 50% of base salary, to be paid on each anniversary of her commencement of employment. Ms. Knoller’s offer letter also provided for the grant of incentive stock options to purchase 100,000 shares of Better’s common stock at an exercise price of two times the fair market value of Better’s common stock at the time of grant that vested ratably on a monthly basis for one year. Ms. Knoller entered into supplemental letter agreements with the Company in connection with her April 2020 appointment as Interim Chief Product Officer, providing for certain guaranteed vested option awards, granted by the Company on a monthly basis, as well as a discretionary grant of up to 125,000 vested stock options at the end of each quarter in the discretion of Better’s Board or Compensation Committee based on individual and Company performance. In connection with the October 2020 compensation cycle, Ms. Knoller received a new offer letter that increased her base salary to $750,000 and discontinued the previously guaranteed bonus.
Executive Change in Control Plan
The Company will adopt an Executive Change in Control Plan (the “CIC Plan”) in connection with the Business Combination to ensure that the Company will have the continued dedication of key executives of the Company (collectively, the “Participants”), by providing market competitive severance benefits to members of senior management who experience a termination of employment without cause or a resignation by the participant for good reason in connection with or following a change in control. The Closing is not expected to constitute a change in control under the CIC Plan.
Transaction Bonuses
In connection with the Business Combination, Better will award transaction bonuses to certain employees, which may include Better’s executive officers in the amounts and subject to terms and conditions to be determined by Better prior to Closing.
Director Compensation
Better has not historically maintained a formal
non-employee
director compensation program but has made grants of RSUs and stock options to non-employee
directors when deemed appropriate.
In fiscal year 2020, Mr. Schildkrout received cash and stock option awards in connection with services provided pursuant to the Better Holdco Consulting Agreement for Services, dated as of November 15, 2018, by and between Holy Machine LLC and Better. Mr. Schildkrout’s stock options have a term of ten years and will vest as to one forty-eighth of the shares on each monthly anniversary of April 18, 2020, subject to his continued service through the applicable vesting date.
In fiscal year 2020, Mr. Date received cash payments in connection with consulting services provided pursuant to Better’s engagement of FS Vector LLC, dated as of December 3, 2018, which agreement terminated on February 28, 2021. Additionally, Mr. Date received cash payments in the amount of $7,500 per month in respect of his services as a member of the Board. These cash payments were made to Fenway Summer, LLC, an affiliate of Mr. Date.

2020 Director Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to Better’s non-employee
directors during 2020. The
non-employee
directors did not receive cash compensation during 2020 other than as set forth below, and there was no director compensation policy in place beyond the awards set forth in the following table.

Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Aaron Schildkrout	$300,000	$2,530,000	—	$2,830,000
Rajeev Date	$90,607	—	$44,710	$135,317
All Other Non-Executive Directors (2)	—	—	—	—

(1)
The amounts in this column represent the aggregate grant date fair value of awards or equity plan compensation computed in accordance with FASB Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are described in Note 16 to Better’s consolidated financial statements included in this proxy statement/prospectus. As of December 31, 2020, our
Non-Executive
Directors held the following equity awards: Mr. Schildkrout, 1,103,024 stock options and Mr. Date, 267,000 stock options.

(2)	All Other Non-Executive Directors during 2020 include Dinesh Chopra, Howard Newman, Michael Farello, Riaz Valani, Steven Sarracino and Zachary Frankel.
Better intends to approve and implement a compensation program for Better’s non-employee
directors in connection with Better’s transition to becoming a publicly traded company.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding (i) the beneficial ownership of Aurora ordinary shares as of September 10, 2021 and (ii) the expected beneficial ownership of shares of Better Home & Finance common stock immediately following consummation of the Business Combination (assuming a “no redemption” scenario and assuming a “maximum redemption” scenario but otherwise in accordance with the pro forma ownership assumptions) by:

•
each person who is known to be the beneficial owner of more than 5% of Aurora Class A ordinary shares or Aurora Class B ordinary shares or is expected to be the beneficial owner of more than 5% of shares of Better Home & Finance Class A common stock or more than 5% of shares of Better Home & Finance Class B common stock post-Business Combination;

•	each of Aurora’s current executive officers and directors;

•	each person who will become an executive officer or director of Better Home & Finance post-Business Combination; and

•	all executive officers and directors of Aurora as a group pre-Business Combination, and all executive officers and directors of Better Home & Finance post-Business Combination.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of Aurora ordinary shares
pre-Business
Combination is based on 27,800,287 shares of Aurora Class A ordinary shares and 6,950,072 shares of Aurora Class B ordinary shares issued and outstanding as of September 10, 2021.
The expected beneficial ownership of shares of Better Home & Finance common stock post-Business Combination is based on the ownership of Better Capital Stock as of September 10, 2021 and the pro forma ownership assumptions, but also reflecting a “no redemption” scenario (Scenario A) and a “maximum redemption” scenario (Scenario B). The only difference between the “maximum redemption” scenario and the “no redemption” scenario is the ownership of the Sponsor and Aurora unaffiliated public shareholders in Better Home & Finance common stock.
Other than the foregoing redemption assumptions, Scenario A and Scenario B are based on the following pro forma ownership assumptions: (a) other than the Better Stockholders subject to alternative commitments as described in “
Certain Relationships and Related Party Transactions—Better—Principal Stockholders Agreements—Other Side Letters Related to the Business Combination
,” all Better Stockholders will receive a pro rata portion of cash; (b) SoftBank will subscribe for $1,300,000,000 of the PIPE Investment pursuant to the PIPE Subscription Agreement (reduced from its $1,500,000,000 commitment by Sponsor funding its portion of the PIPE Investment pursuant to the Sponsor Subscription Agreement) and will elect to receive 106,345,833 of its shares as Better Home & Finance Class C common stock (rather than Better Home & Finance Class A common stock); (c) the Sponsor will subscribe for $200,000,000 of the PIPE Investment pursuant to the Sponsor Subscription Agreement; (d) there will be no exercise of redemption rights by Aurora’s public shareholders (Scenario A) or, in an alternative scenario, all of Aurora’s public shareholders redeem their Aurora Class A ordinary shares and the Sponsor funds the full Shortfall (as defined below) under the Redemption Subscription Agreement (Scenario B); (e) each Better Stockholder who is entitled to receive Better Home & Finance Class B common stock will elect to do so, rather than receive Better Home & Finance Class A common stock or Better Home & Finance Class C common stock (other than any Better Stockholder that is, or has an affiliate that is, a bank holding company, which holder will elect to receive shares of Better Home & Finance Class A common stock); (f) all warrants to acquire shares of Better Capital Stock outstanding as of immediately prior to the effective time of the First Merger will be converted, based on the Exchange Ratio, into warrants to purchase shares of Better Home & Finance Class A common stock; and (g) Better repurchases for de minimis consideration prior to the Closing of the Business Combination an aggregate 1,898,734 shares of Better Capital Stock from Pine Brook and another Better stockholder as described in “
Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—Pine Brook Side Letter
.”
Based on the foregoing assumptions, and including the 150,000,000 shares of Better Home & Finance Class A common stock and Better Home & Finance Class C common stock issued in connection with the PIPE Investment, we estimate that there would be 90,418,014 shares of Better Home & Finance Class A common stock, 517,584,776 shares of Better Home & Finance Class B common stock and 106,345,833 shares of Better Home & Finance Class C common stock issued and outstanding immediately following the consummation of the Business Combination in both the “no redemption” scenario and in the “redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under Post-Business Combination in the table that follows will be different.
The following table does not reflect the record of beneficial ownership of any shares of Better Home & Finance common stock issuable upon exercise of Aurora public warrants or Aurora private warrants, as such securities are not exercisable or convertible within 60 days of September 10, 2021. The following table includes the beneficial ownership of shares of Better Home & Finance Class A common stock issuable upon exercise of Better Warrants on a net exercise basis, as such securities are presently exercisable.
Unless otherwise indicated, Aurora believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Pre-Business Combination and PIPE Investment						Post-Business Combination and PIPE Investment
						No Redemption							Assuming Maximum Redemptions
Name and Address of Beneficial Owner (1)	Number of Aurora Class A Ordinary Shares (2)	% of Aurora Class A Ordinary Shares	Number of Aurora Class B Ordinary Shares	% of Aurora Class B Ordinary Shares	% of Total Voting Power	Number of Shares of Better Home & Finance Class A Common Stock	% of Better Home & Finance Class A Common Stock	Number of Shares of Better Home & Finance Class B Common Stock	% of Shares of Better Home & Finance Class B Common Stock	Number of Shares of Better Home & Finance Class C Common Stock	% of Shares of Better Home & Finance Class C Common Stock	% of Total Voting Power	Number of Shares of Better Home & Finance Class A Common Stock	% of Better Home & Finance Class A Common Stock	Number of Shares of Better Home & Finance Class B Common Stock	% of Shares of Better Home & Finance Class B Common Stock	Number of Shares of Better Home & Finance Class C Common Stock	% of Shares of Better Home & Finance Class C Common Stock	% of Total Voting Power
5% Holders
Novator Capital Sponsor Ltd. (3)(4)(5)	2,300,000	8.3%	5,542,259	80.0%	22.6%	29,060,058	24.5%	—	—	—	—	1.6%	53,360,345	45.0%	—	—	—	—	3.0%
Unbound Holdco Ltd. (6)	1,000,000	3.6%	1,159,375	16.7%	6.2%	2,159,375	1.8%	—	—	—	—	*	—	—	—	—	—	—	—
Entities affiliated with SoftBank Group (7)	—	—	—	—	—	32,434,357	27.3%	45,748,780	8.1%	97,565,643	100.0%	9.4%	32,434,357	27.3%	45,748,780	8.1%	97,565,643	100.0%	9.4%
Entities Affiliated with Vishal Garg (8)(12)	—	—	—	—	—	—	—	136,332,387	24.3%	—	—	22.7%	—	—	136,332,387	24.3%	—	—	22.7%
Entities Affiliated with Riaz Valani (9)	—	—	—	—	—	—	—	48,666,375	8.7%	—	—	8.1%	—	—	48,666,375	8.7%	—	—	8.1%
Entities Affiliated with Activant Capital Group LLC (10)	—	—	—	—	—	—	—	54,034,837	9.6%	—	—	9.0%	—	—	54,034,837	9.6%	—	—	9.0%
Pine Brook Capital Partners II, LP (11)	—	—	—	—	—	—	—	34,582,989	6.2%	—	—	5.7%	—	—	34,582,989	6.2%	—	—	5.7%
Directors and Executive Officers Pre-Business Combination
Arnaud Massenet (4)	150,000	*	—	—	*	150,000	*	—	—	—	—	*	—	*	—	—	—	—	*
Caroline Harding	2,500	*	—	—	*	2,500	*	—	—	—	—	*	—	*	—	—	—	—	*
Prabhu Narasimhan (4)	50,000	*	—	—	*	50,000	*	—	—	—	—	*	—	*	—	—	—	—	*
Thor Björgólfsson (5)	2,300,000	8.3%	5,542,259	80.0%	22.6%	7,842,259	6.5%	—	—	—	—	*	53,360,345	44.3%	—	—	—	—	3.0%
Shravin Mittal (6)	1,000,000	3.6%	1,159,375	16.7%	6.2%	2,159,375	1.8%	—	—	—	—	*	—	*	—	—	—	—	*
Sangeeta Desai	—	—	124,219	1.8%	*	124,219	*	—	—	—	—	*	—	*	—	—	—	—	*
Michael Edelstein	—	—	124,219	1.8%	*	124,219	*	—	—	—	—	*	—	*	—	—	—	—	*
All Aurora directors and executive officers as a group (7 individuals)	3,502,500	12.6%	6,950,072	100%	29.5%	10,452,572	8.7%	—	—	—	—	*	53,360,345	44.3%	—	—	—	—	3.0%
Directors and Executive Officers Post-Business Combination
Vishal Garg (8)(12)	—	—	—	—	—	—	—	136,332,387	24.3%	—	—	22.7%	—	—	136,332,387	24.3%	—	—	22.7%
Kevin Ryan	—	—	—	—	—	—	—	3,442,437	*	—	—	*	—	—	3,442,437	*	—	—	*
Sigurgeir Jonsson (13)	—	—	—	—	—	—	—	3,051,299	*	—	—	*	—	—	3,051,299	*	—	—	*
Nicholas Calamari (14)	—	—	—	—	—	—	—	2,004,455	*	—	—	*	—	—	2,004,455	*	—	—	*
Sarah Pierce (15)	—	—	—	—	—	—	—	1,858,233	*	—	—	*	—	—	1,858,233	*	—	—	*
Diane Yu	—	—	—	—	—	—	—	1,543,563	*	—	—	*	—	—	1,543,563	*	—	—	*
Rajeev Date (16)	—	—	—	—	—	—	—	474,156	*	—	—	*	—	—	474,156	*	—	—	*
Paula Tuffin	—	—	—	—	—	—	—	386,031	*	—	—	*	—	—	386,031	*	—	—	*
Gabrielle Toledano	—	—	—	—	—	—	—	15,507	*	—	—	*	—	—	15,507	*	—	—	*
Steven Sarracino (17)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Dinesh Chopra (18)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Prabhu Narasimhan	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
All Better Home & Finance directors and executive officers as a group ([ ] individua ls)

*	Less than one percent
(1)
Unless otherwise noted, the business address of each of those listed in the table above pre-Business
Combination is 20 North Audley Street, London W1K 6LX, United Kingdom and post-Business Combination is 3 World Trade Center, 175 Greenwich Street, 59th Floor, New York, NY 10007.

(2)
Prior to the Closing, holders of record of Aurora Class A ordinary shares and Aurora Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by Aurora shareholders and vote together as a single class, except as required by law; provided, that holders of Aurora Class B ordinary shares have the right to elect all of Aurora’s directors prior to the Closing, and holders of Aurora’s Class A ordinary shares are not entitled to vote on the election of directors during such time. As a result of and upon the effective time of the Domestication, each of the then-

issued and outstanding Aurora Class A ordinary shares and Aurora Class B ordinary shares will convert automatically, on a one-for-one basis, into a share of Better Home & Finance Class A common stock.
(3)	Novator Capital Sponsor Ltd. receives all shares of Better Home & Finance Class A common stock that are converted from Aurora ordinary shares in the maximum redemption scenario.
(4)
Novator Capital Sponsor Ltd. is the record holder of the Aurora Class A ordinary shares reported in this row. Arnaud Massenet and Prabhu Narasimhan may be deemed to beneficially own securities held by Novator Capital Sponsor Ltd. by virtue of their shared control over Novator Capital Sponsor Ltd.

(5)
Novator Capital Sponsor Ltd. is the record holder of the Aurora Class B ordinary shares reported in this row. Thor Björgólfsson may be deemed to beneficially own securities held by Novator Capital Sponsor Ltd. by virtue of his control over Novator Capital Sponsor Ltd. Novator Capital Sponsor Limited is wholly owned by BB Trustees SA, as trustee of the irrevocable discretionary trust known as The Future Holdings Trust for which BB Trustees SA acts as trustee; the directors of such trust are Nicolas Killen, Jan Rottiers and Arnaud Cywies. Mr. Björgólfsson disclaims beneficial ownership of the shares owned by Novator Capital Sponsor Ltd.

(6)
Unbound Holdco Ltd. is the record holder of the Aurora ordinary shares reported in this row. Shravin Mittal may be deemed to beneficially own securities held by Unbound Holdco Ltd. by virtue of his control over Unbound Holdco Ltd. The business address of Unbound Holdco Ltd. is 11-15 Seaton Place, St Helier, Jersey JE4 0QH.

(7)
Consists of (a) 32,434,357 shares of Better Home & Finance Class A common stock to be purchased in the PIPE Investment, and held of record, by SB Northstar LP, (b) 45,748,780 shares of Better Home & Finance Class B common stock held of record by SVF II Beaver (DE) LLC, and (c) 97,565,643 shares of Better Home & Finance Class C common stock to be purchased in the PIPE Investment due to regulatory restrictions, and held of record, by SB Northstar LP, in each case, under both no redemptions and maximum redemptions scenarios. As discussed earlier in this proxy statement/prospectus, in accordance with the SoftBank Subscription Agreement, the maximum number of Better Home & Finance Class A common stock owned by SoftBank cannot exceed 9.4% of the outstanding voting power of Better Home & Finance as of the Closing (without giving effect to the Voting Proxy described under “
Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—SoftBank Agreements
”). Therefore, when the 9.4% threshold is exceeded, SoftBank will receive non-voting Better Home & Finance Class C common stock instead of Better Home & Finance Class A common stock. SB Management Limited is the investment manager of SB Northstar LP and as such may be deemed to have voting and investment power over the securities held by SB Northstar LP. SB Management Limited is owned by Softbank Group Corp. The principal business address of SB Northstar LP is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. SVF II Beaver (DE) LLC, is wholly owned by SoftBank Vision Fund II-2, L.P., a Jersey limited partnership, which is managed by SB Investment Advisers (UK) Limited, a wholly owned subsidiary of the Softbank Group Corp. established in the U.K.

(8)
Consists of (a) 88,105,327 shares of Better Home & Finance Class B common stock held of record by 1/0 Real Estate LLC and (b) 34,052,766 shares of Better Home & Finance Class B common stock held of record by Vishal Garg, in each case, under both no redemptions and maximum redemptions. Vishal Garg is the controlling shareholder of 1/0 Holdco, LLC, which wholly owns 1/0 Real Estate, LLC. Therefore, Mr. Garg may be deemed to have voting power and dispositive power over the shares held by 1/0 Real Estate, LLC. In addition, Sigurgeir Jonsson and the trusts identified in footnote 13 of this table, on the one hand, and Nicholas Calamari, on the other hand, each hold a more than five percent ownership interest in 1/0 Holdco, LLC, which wholly owns 1/0 Real Estate, LLC. The business address of 1/0 Real Estate LLC is 1 World Trade Center, Ste 8500, New York, NY 10007.

(9)
Consists of (a) 22,805,093 shares of Better Home & Finance Class B common stock held of record by 1/0 Mortgage Investment, LLC and (b) 25,861,282 shares of Better Home & Finance Class B common stock held of record by Better Portfolio Holdings 1 LLC, in each case, under both no redemptions and maximum redemptions scenarios. Riaz Valani is the beneficiary of family trusts that own (i) Addison Investment Holdings LLC, which has a controlling interest in 1/0 Mortgage Investment, LLC, and (ii) Better Portfolio Holdings 1 LLC. Mr. Valani is the manager of 1/0 Services LLC, which in turn is the manager of 1/0 Mortgage Investment, LLC, and Better Portfolio Holdings 1 LLC. Therefore, Mr. Valani may be deemed the beneficial owner of the shares held by these entities. However, Mr. Valani disclaims beneficial ownership over the shares held by 1/0 Mortgage Investment, LLC, except to the extent of his pecuniary interest. In addition, Zachary Frankel holds a more than five percent ownership interest in 1/0 Mortgage Investment, LLC. The business address of 1/0 Mortgage Investment, LLC and Better Portfolio Holdings 1 LLC is 500 108th Avenue NE, Suite 1100, Bellevue, WA 98004.
(10)
Consists of (a) 16,163,729 shares of Better Home & Finance Class B common stock held of record by Activant Holdings I, Ltd., (b) 6,303,307 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 1, LP, (c) 952,041 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 2, L.P., (d) 769,701 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 3, LP, (e) 1,234,734 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 4, L.P., (f) 5,386,323 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 6, LP, and (g) 23,225,003 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III, L.P., in each case, under both no redemptions and maximum redemptions scenarios. Activant Ventures Advisors LLC is the general partner of Activant Ventures III Opportunities Fund 1, LP, Activant Ventures III Opportuities Fund 2, LP, Activant Ventures III Opportunities Fund 3, LP, Activant Ventures III Opportunities Fund 4, L.P., and Activant Ventures III Opportunities 6, LP, the general partner of the entities which own Activant Ventures III, L.P. Therefore, Activant Ventures Advisors LLC may be deemed to have voting power and dispositive power with respect to the shares hold by these entities. The business address of each of these entities is 323 Railroad Avenue, Greenwich, CT 06830.

(11)	The business address of Pine Brook Capital Partners II, LP is 60 East 42nd Street, 30th Floor New York, NY 10165.
(12)
Includes 13,945,330 shares of Better Home & Finance Class B common stock issuable upon the exercise of Better Home & Finance Options (assuming net settlement) under both no redemptions and maximum redemptions scenarios.

(13)
Consists of (a) 1,447,405 shares of Better Home & Finance Class B common stock held of record by Sigurgeir Jonsson, (b) 956,157 shares of Better Home & Finance Class B common stock held in a descendants trust of which Mr. Jonsson is a trustee and (c) 647,737 shares of Better Home & Finance Class B common stock held in a family trust of which Mrs. Jonsson (Mr. Jonsson’s wife) is a trustee and the beneficiary. Therefore, Mr. Jonsson has or may be deemed to have shared control of the shares held by the descendants trust. However, Mr. Jonsson disclaims beneficial ownership over the shares held in the family trust, since he is not a beneficiary.

(14)
Includes 13,874 shares of Better Home & Finance Class B common stock issuable upon the exercise of Better Home & Finance Options (assuming net settlement) under both no redemptions and maximum redemptions scenarios.

(15)
Includes 17,848 shares of Better Home & Finance Class B common stock issuable upon the exercise of Better Home & Finance Options (assuming net settlement) under both no redemptions and maximum redemptions scenarios.

(16)
Includes 442,545 shares of Better Home & Finance Class B common stock issuable upon the exercise of Better Home & Finance Options (assuming net settlement) under both no redemptions and maximum redemptions scenarios.

(17)
Steve Sarracino is Principal of Activant Ventures Advisors LLC, which is the general partner of the related investment entities that hold interests in Better. Therefore, Mr. Sarracino has control of the shares held by the entities affiliated with Activant Ventures Advisors LLC. However, Mr. Sarracino disclaims beneficial ownership over the shares, and in all events disclaims pecuniary interest except to the extent of his economic interest.

(18)
Dinesh Chopra is Chief Strategy and Corporate Development Officer of Ally Financial Inc. (“Ally Financial”), which is the holder of the related shares. Mr. Chopra disclaims beneficial ownership over the shares held by Ally Financial, and in all events disclaims pecuniary interest.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Aurora Acquisition Corp.
The following is a description of certain relationships and transactions that exist or have existed or that Aurora has entered into with its directors, executive officers, or stockholders who are known to Aurora to beneficially own more than five percent of its voting securities and their respective affiliates and immediate family members.
Founder Shares
On December 9, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of Aurora in consideration for 5,750,000 shares of Aurora Class B ordinary shares. During February 2021, Aurora effectuated a share dividend of 1,006,250 Aurora Class B ordinary shares and subsequently cancelled 131,250 Aurora Class B ordinary shares, resulting in an aggregate of 6,625,000 founder shares issued and outstanding. On March 3 2021, Aurora effectuated a share dividend of 575,000 shares resulting in 7,200,000 founder shares issued and outstanding. Furthermore, there was a surrender and cancellation of 249,928 Aurora Class B ordinary shares which occurred when the
45-day
over-allotment period expired, leaving a total of 6,950,072 Aurora Class B ordinary shares. The number of Aurora Class B ordinary shares collectively represents 20% of Aurora’s issued and outstanding shares upon the completion of the initial public offering and private placement. All share and per-share
amounts have been retroactively restated to reflect the share dividend and related cancellation.
The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its Aurora Class B ordinary shares (or private placement shares) until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Aurora Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which Aurora completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Aurora’s shareholders having the right to exchange their Aurora Class A ordinary shares for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the initial public offering, the Sponsor and certain of Aurora’s directors and officers purchased an aggregate of 4,266,667 Aurora private warrants at a price of $1.50 per private placement warrant, for an aggregate purchase price of $6,400,000, from Aurora. On March 10, the Sponsor and certain of Aurora’s directors and officers purchased 306,705 Aurora private warrants for an additional aggregate purchase price of $460,057 in connection with the partial exercise of the underwriter’s over-allotment option. Each private placement warrant is exercisable for one Aurora Class A ordinary share at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Aurora private warrants was added to the proceeds from the initial public offering held in the trust account. If Aurora does not complete a business combination by March 8, 2023, the proceeds from the sale of the Aurora private warrants will be used to fund the redemption of the Aurora public shares (subject to the requirements of applicable law) and the Aurora private warrants will expire worthless.
The Sponsor and certain of Aurora’s directors and officers also purchased 3,500,000 Aurora private units at a price of $10.00 per Aurora private unit for an aggregate purchase price of $35,000,000. Each Aurora private unit consists of one Aurora private share and one-quarter
of one Aurora private warrant. Each whole Aurora private warrant entitles the holder to purchase one Aurora Class A ordinary share at a price of $11.50 per share, subject to adjustment.

Registration Rights
Pursuant to a registration and shareholder rights agreement entered into on March 3, 2021, the sponsor and Aurora’s directors and executive officers have rights to require Aurora to register any of its securities held by them for resale under the Securities Act. These holders will be entitled to make up to three demands, excluding short form registration demands, that Aurora register such securities for sale under the Securities Act. In addition, the holders of the Aurora Class B ordinary shares, Aurora private warrants, Aurora private shares, and warrants that may be issued upon conversion of working capital loans (and any Aurora Class A ordinary shares issuable upon the exercise of the Aurora private warrants, Aurora private shares, and warrants that may be issued upon conversion of working capital loans and upon conversion of the Aurora Class B ordinary shares) will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require Aurora to register for resale such securities pursuant to Rule 415 under the Securities Act. Aurora will bear the expenses incurred in connection with the filing of any such registration statements.
Subscription Agreements
PIPE Subscription Agreement
Aurora entered into a subscription agreement (the “PIPE Subscription Agreement”), dated as of May 10, 2021, with SB Northstar LP (“SoftBank”), pursuant to which, among other things, SoftBank agreed to subscribe for and purchase a number of shares of Better Home & Finance Class A common stock and Better Home & Finance Class C common stock with a combined aggregate value at the per share price of $10.00 equal to $1,500,000,000, subject to adjustment as further described therein.
The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the PIPE Subscription Agreement, a copy of which is filed as Annex H hereto and is incorporated by reference herein.
Sponsor Subscription Agreement
Aurora entered into a subscription agreement (the “Sponsor Subscription Agreement”), dated as of May 10, 2021, with Novator Capital Sponsor Ltd. (the “Sponsor”) and BB Trustees SA, as trustee of the Future Holdings Trust, an indirect parent of the Sponsor, as guarantor (the “Sponsor Guarantor”), pursuant to which, among other things, the Sponsor agreed to subscribe for and purchase a number of shares of Better Home & Finance Class A common stock with an aggregate value equal to $200,000,000 at the per share purchase price of $10.00 for each share of the Better Home & Finance Class A common stock.
The foregoing description of the Sponsor Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Subscription Agreement, a copy of which is filed as Annex I hereto and is incorporated by reference herein.
Redemption Subscription Agreement
Aurora entered into a redemption subscription agreement (the “Redemption Subscription Agreement”), dated as of May 10, 2021, with the Sponsor and the Sponsor Guarantor, as guarantor, pursuant to which, among other things, the Sponsor will be responsible for 100% of the Backstop Purchase (as defined below).
The Redemption Subscription Agreement provides that immediately after the deadline for Aurora’s public shareholders to elect to redeem or convert their Aurora Class A ordinary shares from funds in the trust account in connection with the Merger Closing, Aurora shall notify the Sponsor of the number of shares that Aurora’s public shareholders have elected to redeem (the “Shortfall”), and the Sponsor subscribes for and agrees to purchase (the “Backstop Purchase”) from Aurora the number of shares of Better Home & Finance Class A common stock assigned equal to the Shortfall, at a purchase price equal to $10.00 per share, and Aurora agrees to sell such shares to the Sponsor at such price, subject to Aurora’s right to determine not to consummate such sale if the closing of the Mergers does not occur other than as a result of certain specified circumstances.
The foregoing description of the Redemption Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Redemption Subscription Agreement, a copy of which is filed as Annex J hereto and is incorporated by reference herein.
Related Party Note and Advances
On December 9, 2020, Aurora issued an unsecured promissory note to the Sponsor, pursuant to which Aurora borrowed an aggregate principal amount of $300,000. The note was non-interest
bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the initial public offering. The borrowings outstanding under the note in the amount of $212,295 were repaid upon the consummation of the initial public offering on March 8, 2021.
On May 10, 2021, Aurora issued an amended and restated unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which Aurora may borrow up to an aggregate principal amount of $2,000,000. The Promissory Note is non-interest
bearing and payable on the earlier of (i) the date on which the Merger by and between Better and Aurora is completed or (ii) the date that is thirty (30) days after the termination of the Merger Agreement in accordance with its terms.
Prior to Aurora’s initial business combination, Aurora’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket
expenses incurred by such persons in connection with activities on Aurora’s behalf, although no such reimbursements will be made from the proceeds of Aurora’s initial public offering held in the trust account prior to the completion of Aurora’s initial business combination.
In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination or to fund certain other expenses (including officer expenses to the extent in excess of our estimates and expenses relating to payments due to one of our officers), the Sponsor or an affiliate of the Sponsor or certain of Aurora’s officers and directors may, but are not obligated to, loan Aurora funds as may be required. In the event that Aurora’s initial business combination does not close, Aurora may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used for such repayment. Up to $1.5 million of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the Sponsor. Aurora does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as Aurora does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the trust account.
Administrative Services Agreement
Aurora entered into an agreement whereby, commencing on March 3, 2021 through the earlier of the consummation of a business combination or Aurora’s liquidation, Aurora will pay Sponsor a monthly fee of $10,000 for office space and secretarial and administrative services. The Sponsor has not enforced this right and does not intend to do so.

Better
The following is a description of certain relationships and transactions that exist or have existed or that Better has entered into, in each case since January 1, 2018, with its directors, executive officers, or stockholders who are known to Better to beneficially own more than five percent of its voting securities and their respective affiliates and immediate family members.
Principal Stockholders Agreements
Stockholder Agreements
This section summarizes certain existing agreements between Better and its principal stockholders. Better anticipates that these agreements with its principal stockholders will terminate in connection with the consummation of the Business Combination.
Better is a party to the Eighth Amended and Restated Investors’ Rights Agreement, dated as of November 2, 2020 (the “IRA”), with certain holders of Better’s capital stock, including certain of Better’s five percent or greater stockholders, pursuant to which, among other things, Better grants to such stockholders certain registration rights and information rights.
Better also is a party to the Eighth Amended and Restated Voting Agreement, dated as of November 2, 2020 (the “Voting Agreement”), with certain holders of Better’s capital stock, including certain of Better’s five percent or greater stockholders, which, among other things, provides for a drag-along right, pursuant to which if Better’s board of directors and the holders of a majority of the then-outstanding shares of Better’s voting preferred stock approve a sale of Better, then each stockholder and Better agrees to vote in favor of such a proposal.
Better is also a party to the Eighth Amended and Restated Right of First Refusal and
Co-Sale
Agreement (the “ROFR and
Co-Sale
Agreement”), dated as of November 2, 2020, with certain principal stockholders (including 1/0 Real Estate (as defined below)), pursuant to which, among other things, each such stockholder party thereto grants Better a right of first refusal to purchase all or any portion of Better shares owned by or issued to such stockholder.
Better Holder Support Agreement
In connection with the execution of the Merger Agreement, Better and Aurora entered into a support agreement, dated as of May 10, 2021 (the “Better Holder Support Agreement”), with certain holders of Better’s capital stock (including 1/0 Mortgage Investment, LLC, 1/0 Real Estate (as defined below) and Activant entities), certain directors (including the Better Founder and CEO, Michael Farello, Zachary Frankel, Steven Sarracino, Aaron Schildkrout and Riaz Valani), and all executive officers of Better (collectively, the “Major Better Stockholders”). Under the Better Holder Support Agreement, the Major Better Stockholders agree, among other things, that at any meeting of the stockholders and in any action by written consent of the stockholders of Better, such Major Better Stockholders will vote all of their shares for the Business Combination and related transactions upon the effectiveness of the registration statement. The Better Holder Support Agreement also includes lock-up provisions, which restrict the abilities of such Major Better Stockholders to transfer shares of Aurora common stock following the consummation of the Business Combination for the periods, and subject to the permitted transfers, described therein. Better stockholders that beneficially own greater than 1% of Better’s capital stock as of the date of the Merger Agreement and who are not parties to the Better Holder Support Agreement will also be subject to the same transfer restrictions, which will be set forth in the letter of transmittal.
A copy of the Better Holder Support Agreement is attached as Annex F to this proxy statement/prospectus.
Other Side Letters Related to the Business Combination
The Better Founder and CEO entered into a letter agreement, dated as of May 10, 2021 (the “Founder Side Letter”), with Aurora, pursuant to which, notwithstanding the lock-up provisions contained in the Company

Holder Support Agreement, the Better Founder and CEO is permitted to pledge shares of common stock of the surviving corporation, Better Home & Finance Holding Company, held by the Better Founder and CEO or his affiliates or associates (the “Better Founder Related Entities”) following the Closing, in an aggregate principal amount of up to $150,000,000 (“Pledge Amount”), to support loans made to the Better Founder and CEO or the Better Founder Related Entities (as defined in the Founder Side Letter) by third-party lenders or depository institutions. Under the Founder Side Letter, the Better Founder and CEO will also promptly donate any cash consideration he receives for his Better shares pursuant to Article III of the Merger Agreement to one or more charitable or political organizations of his choice. A copy of the Founder Side Letter is attached as Annex M to this proxy statement/prospectus.
Certain of Better’s five percent or greater stockholders entered into letter agreements, dated as of May 10, 2021 (the “Cash Election Side Letters”), pursuant to which such stockholders agreed that, if the Business Combination receives Better stockholder approval and all the other conditions to closing are met or waived, they will elect cash in connection with the Business Combination for a certain amount of outstanding Better shares held by such stockholders before completion of the Business Combination. In all instances, the amount of cash to be received by each of such stockholders will be allocated in accordance with the adjustment provisions described above in “
BCA Proposal—The Merger Agreement—Consideration—Adjustment if Cash Election Amount is Oversubscribed
.” Such stockholders agreed to elect cash consideration with respect to at least the following aggregate amount of Better shares owned by such stockholders:

•	1/0 Mortgage Investment, LLC (an entity associated with Better director Riaz Valani)—at least 25%

•
Activant Ventures III Opportunities Fund 1, LP, Activant Ventures III Opportunities Fund 2, LP, Activant Ventures III Opportunities Fund 3, LP, Activant Ventures III Opportunities Fund 4, LP, Activant Ventures III Opportunities Fund 6, LP, Activant Ventures III, LP and Activant Holdings I, LTD. (an entity associated with Better director Steve Sarracino)—at least approximately 7.5%

Two other stockholders, Ally Ventures, a business unit of Ally Financial, Inc. (where Better director Dinesh Chopra is an officer) and LCG4 Best, L.P. (an entity associated with Better director Michael Farello), each a greater than one percent stockholder of Better, similarly agreed to elect cash consideration with respect to at least 75% and 18%, respectively, of the aggregate amount of Better shares owned by the foregoing stockholders.
In addition, the Better Founder and CEO, 1/0 Real Estate LLC (“1/0 Real Estate”) (an entity wholly owned by 1/0 Holdco, LLC (“1/0 Holdco”), in which the Better Founder and CEO and Better executive officers, Nicholas Calamari and Sigurgeir Jonsson (together with the trusts identified in footnote 13 of the beneficial ownership table in the section entitled “
Beneficial Ownership of Securities
”), each holds a more than five percent ownership interest) and Better Portfolio Holdings 1 LLC (an entity associated with Better director Riaz Valani) each committed to not elect cash for any of their shares.
Better is also party to a letter agreement, dated as of May 10, 2021, with Activant Capital Group (the “Activant Side Letter”), pursuant to which Better has agreed that Steven Sarracino, a representative of Activant Capital Group, will be proposed by Better as an initial director nominee of the board of directors of Better Home & Finance. Pursuant to a side letter between Better and Ally Ventures, a business unit of Ally Financial Inc., dated as of August 9, 2019, as amended, Ally Ventures is entitled to a board representative at Better, including at Better Home & Finance. Accordingly, Dinesh Chopra will also be an initial director nominee of Better Home & Finance.
Registration Rights Agreement
In connection with the consummation of the Business Combination, certain existing Better stockholders intend to enter into an amended and restated registration rights agreement with Better Home & Finance, the Sponsor and other parties thereto (the “Registration Rights Agreement”). Better Home & Finance will be required to register for resale securities held by the stockholders party thereto. Better Home & Finance will, however, have no obligation to facilitate or participate in more than two underwritten offerings at the request or demand of the Sponsor or more than three underwritten offerings at the request or demand of the legacy Better stockholders. In addition, the stockholder parties will have certain “piggy-back” registration rights with respect to registrations initiated by Better Home & Finance as well as certain customary block trade rights. Better Home & Finance will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement. A copy of the form of Registration Rights Agreement is attached as Annex G to this proxy statement/prospectus.
Other Stockholder Agreements
SoftBank Agreements
On, April 7, 2021, SVF II Beaver (DE) LLC, an affiliate of SoftBank (“SoftBank II”), entered into a series of secondary market purchase transactions to acquire 20,305,672 shares of Better Capital Stock, which acquisition completed in the quarter ended June 30, 2021. In connection with such purchases, Better and the Better Founder and CEO are parties to certain letter agreements with SoftBank II, each dated as of April 7, 2021, as may be amended, entered into in connection with such initial investment in Better Capital Stock—namely the Contribution Agreement, R&W Side Letter and Voting Proxy (each as defined below).
Better entered into a contribution agreement with SoftBank II (the “Contribution Agreement”), pursuant to which SoftBank II agrees to make certain capital contributions to Better upon the occurrence of certain “Realization Events.” The consummation of the Business Combination will constitute a Realization Event pursuant to the terms of the Contribution Agreement. Accordingly, since the Business Combination is expected to occur by the first anniversary of the execution of the Contribution Agreement, SoftBank II will make a capital contribution to Better in an amount equal to 25% of its aggregate return on its investment in Better shares based on the average of the volume weighted-average price of Better Home & Finance shares for each of the 90 consecutive trading days immediately prior to the date that is one year following the consummation of the Business Combination. This Contribution Agreement is separate from SoftBank’s PIPE Subscription Agreement described in the “
BCA Proposal—Related Agreements—PIPE Subscription Agreement
” section of this proxy statement/prospectus.
In addition, the Better Founder and CEO is party to a letter agreement (the “R&W Side Letter”) with SoftBank II, pursuant to which the Better Founder and CEO made certain representations and warranties with respect to certain pending legal proceedings involving the Better Founder and CEO and agreed to use reasonable best efforts to settle such legal proceedings. The Better Founder and CEO and SoftBank II also entered into an irrevocable voting proxy (as may be amended, the “Voting Proxy”), pursuant to which, contingent on the final settlement of certain legal proceedings (which has not yet occurred), SoftBank II irrevocably grants the Better Founder and CEO the sole and exclusive power to vote the Better shares acquired by SoftBank II in connection with its initial investment in Better Capital Stock. The Voting Proxy will not terminate in connection with the Business Combination.
Pine Brook Side Letter
Better is a party to a letter agreement, dated as of August 9, 2019 (the “Pine Brook Side Letter”), with Pine Brook Capital Partners II, L.P. (“Pine Brook”), pursuant to which Better is permitted to repurchase 1,875,000 shares issued to Pine Brook for an aggregate purchase price of $1 upon the occurrence of certain liquidation or initial public offering events, including upon consummation of the Business Combination. The Pine Brook Side Letter amended and restated a May 2016 letter agreement that Better and Pine Brook executed at the time of Pine Brook’s initial investment in Better, which captured Pine Brook’s agreement to contribute to Better a certain portion of the increased value of its Better shares in the future under certain circumstances.
Mr. Howard Newman, managing partner of Pine Brook and a director of Better prior to closing of the Business Combination, has stated that Pine Brook disagrees with Better’s interpretation of the Pine Brook Side

Letter that the consummation of the Business Combination entitles Better to exercise its repurchase right. Accordingly, Mr. Newman, in his capacity as a director of Better, recused himself from the vote of Better’s board of directors to approve the Business Combination, and Pine Brook is not a party to the Better Holder Support Agreement. In addition, on July 26, 2021, Pine Brook commenced litigation against Better, Aurora and Merger Sub in the Court of Chancery of the State of Delaware seeking declaratory judgment that Better does not have the right to repurchase such shares in connection with the Business Combination and that the lock-up in the letter of transmittal that holders of 1% or more of Better Capital Stock are required to sign pursuant to the Merger Agreement is invalid and violates Delaware law. Pine Brook and Mr. Newman have also threatened to bring claims against Better and the Better Founder and CEO related to certain allegations of fiduciary duty breaches in connection with Better’s corporate governance. If we are unable to repurchase such shares, existing Better Stockholders’ receipt of the Merger Consideration would be diluted by 1.875 million shares of Better Capital Stock that also would be entitled to receive such consideration.
Director and Executive Officer Borrowings
Promissory Notes
Better has granted certain partial recourse loans to the following executive officers: the Better Founder and CEO, Sigurgeir Jonsson, Sarah Pierce, Kevin Ryan, Paula Tuffin and Diane Yu, as well as Aaron Schildkrout, a director. Each loan is secured by shares of Better common stock and was extended to facilitate early exercise of their stock options in exchange for restricted shares of Better common stock pursuant to the Employee Loan Program (refer to the section entitled “
Executive Compensation—Equity Compensation
” for further information). The partial recourse loans (borrowed by Aaron Schildkrout, the Better Founder and CEO, Sigurgeir Jonsson, Sarah Pierce, Kevin Ryan, Paula Tuffin and Diane Yu) have the aggregate principal balances set forth in the table below, and any unpaid principal balance accrues interest at 0.52% per annum or, if higher, the applicable federal rate in effect on the effective date, compounded semi-annually.

Related Person	Aggregate Principal Balance ($)
Aaron Schildkrout	1,265,000
Vishal Garg	41,029,200
Sigurgeir Jonsson	1,771,000
Sarah Pierce	2,277,000
Kevin Ryan	5,980,920
Paula Tuffin	253,000
Diane Yu	5,717,800
Better and each of the executive officer borrowers under the loans intend to repay and/or refinance these loans by a third-party lender or otherwise extinguish such loans prior to the consummation of the Business Combination in a manner that complies with Section 402 of the Sarbanes Oxley Act of 2002, and Better will perform all applicable tax reporting and withholding obligations in connection therewith in accordance with applicable law.
Director and Officer Indemnification
Better currently has customary indemnification agreements in place with its directors pursuant to which Better agrees to indemnify the directors to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service as a director to Better, and to advance expenses incurred as a result of any proceeding against them in connection with their services in accordance with the terms of such agreements. Following the Business Combination, Better Home & Finance will enter into similar customary agreements to indemnify its executive officers and directors. See the section entitled “
Description of Better Home
 & Finance’s
Securities—Limitations on Liability and Indemnification of Officers and Directors
” for additional information on the proposed indemnification arrangements with Better Home & Finance’s directors and executive officers.

Recent Stockholder Transactions
2020
In November 2020, Better issued to certain of the Activant entities an additional 2,362,672 shares of Better’s Series D Preferred Stock for an aggregate purchase price of approximately $39.9 million. In addition, certain of these Activant entities also received a total of 602,516 shares of Series
D-2
Preferred Stock as a result of the conversion of a convertible promissory note (as described in further detail below) upon consummation of Better’s Series D financing:

	Shares of Series D Preferred Stock	Shares of Series D-2 Preferred Stock
Activant Ventures III, LP	363,261	249,117
Activant Ventures III Opportunities Fund 2, LP	—	353,399
Activant Ventures III Opportunities Fund 6, LP	1,999,411	—
In March 2020, Better was a party to an amended and restated note purchase agreement with Activant Ventures III, LP, Activant Ventures III Opportunities Fund 2, LP and certain other investors, pursuant to which the Activant entities purchased convertible promissory notes for approximately $5.0 million, which accrued interest at 8.0% per annum. As described above, these promissory notes converted into 602,516 shares of Better Series
D-2
Preferred Stock in connection with Better’s Series D financing and are, therefore, no longer outstanding.
2018 and 2019
As set forth in the table below, between September 2018 and August 2019, the Better Founder and CEO and certain of the Activant entities purchased additional shares of Better’s Series C Preferred Stock from Better.

	Shares of Series C Preferred Stock	Aggregate Purchase Price
Vishal Garg	1,462,373	$4,999,999.53
Activant Ventures III, L.P.	6,434,441	$21,999,997.22
Activant Ventures III Opportunities Fund 1, LP	2,339,797	$7,999,999.92
In addition, in September 2018, Pine Brook received 2,031,073 shares of Better’s Series
C-2
Preferred Stock and 1,218,644 shares of Better’s Series
C-3
Preferred Stock as a result of the conversion of certain convertible promissory notes Pine Brook had purchased from Better for approximately $8.0 million, which conversion was triggered upon the consummation of the Series C financing described above under the terms of the relevant note purchase agreements.
Other Related Party Transactions
Better was a party to a license agreement, dated as of November 2020, with Embark Corp. (“Embark”), a company for which the Better Founder and CEO serves as a director and the Better Founder and CEO’s spouse serves as chief executive officer, and in which the Better Founder and CEO and his spouse collectively hold a 25.8% ownership interest (the “Embark License Agreement”). Pursuant to the Embark License Agreement, Better was entitled to use and occupy one floor of office space for a period of 15 months for $126,900 per year (plus applicable taxes and utilities). The Embark License Agreement was terminated in June 2021.

Better is party to a consulting agreement, dated as of January 11, 2018, with Holy Machine LLC (“Holy Machine”), an entity controlled by Better director Aaron Schildkrout, pursuant to which Holy Machine provides consulting services with respect to product development for $25,000 per month and an option grant for 603,024 shares of Better common stock with an exercise price of $1.42 per share, vesting monthly over a four-year period from the date of the grant. Better also entered into a separate consulting agreement, dated as of July 22, 2020, with Holy Machine, pursuant to which Holy Machine provides consulting services with respect to executive recruiting and such other services agreed upon by Better and Holy Machine for an option grant of 250,000 shares of Better common stock with an exercise price of $5.06 per share and an option grant of 250,000 shares of Better common stock with an exercise price of $10.65 per share, in each case, vesting monthly over a four-year period from the date of the grant.
Other Related Party Transactions with 1/0 Capital, 1/0 Holdco and Related Entities
Since January 2018, Better has continually been a party to an employee and expense allocation agreement with 1/0 Capital, an entity in which the Better Founder and CEO holds a majority ownership interest (the “1/0 Employee Allocation Agreement”). Under the 1/0 Employee Allocation Agreement, 1/0 Capital provides Better with access to certain of its employees (including Nicholas Calamari prior to December 2020) for services related to technical, legal, operations and human resources. In connection with the 1/0 Employee Allocation Agreement, Better paid expenses of $1.2 million, $1.6 million and $2.5 million in the years ended December 31, 2018, 2019 and 2020, respectively. Additionally, in April 2020, Better entered into an agreement with 1/0 Capital (the “1/0 Capital Space Sharing Agreement”), pursuant to which Better provides the use of a portion of its office space at 175 Greenwich Street, New York, New York, to 1/0 Capital. In connection with the 1/0 Capital Space Sharing Agreement, Better received payments from 1/0 Capital of $0.2 million in the year ended December 31, 2020.
In addition, Better Mortgage, a wholly owned subsidiary of Better, entered into a data and analytics services agreement, dated as of August 25, 2016, with TheNumber, LLC (“TheNumber”), an entity (i) in which the Better Founder and CEO and 1/0 Holdco collectively hold a majority ownership interest and (ii) for which Better’s Head of Financial Products, Sigurgeir Jonsson, who currently holds more than a five percent ownership interest in TheNumber, served as founder and chief executive officer prior to becoming a Better officer. Pursuant to the data and analytics agreement, TheNumber provides data technology services to Better Mortgage for $8,500 per month in addition to associated data costs. Services rendered to Better by TheNumber were extended into 2022 in connection with entry into a development agreement for the further integration of its technology and services into our mortgage origination platform.
Since the second quarter of 2021, Better has been in negotiations with Notable Finance, LLC (“Notable”), an entity in which the Better Founder and CEO and 1/0 Real Estate collectively hold a majority ownership interest, regarding a potential partnership arrangement. Pursuant to the foregoing arrangement, Notable would exclusively underwrite, originate, and service an unsecured loan product for Better customers who are planning to furnish and make improvements to their home after closing their mortgage with Better (the “Notable Loan Program”). Subject to the negotiation and execution of the partnership agreement(s), the Notable Loan Program is currently scheduled to launch in the third quarter of 2021. Certain details of the Notable Loan Program, including the fee that Better will pay Notable for its services, are still pending negotiations. In connection with this arrangement, Notable will also provide a branded prepaid card, similar to a gift card, to select Better customers and receive a program fee for administering the foregoing program, which is scheduled to launch in the third quarter.
Statement of Policy Regarding Transactions with Related Parties
In connection with the Business Combination, Better Home & Finance will adopt a written statement of policy regarding transactions with related parties that is in conformity with the applicable SEC and Nasdaq requirements imposed on issuers of publicly listed stock.

Better Home & Finance’s related party transactions policy will require that a “related person” (as defined under Item 404(a) of Regulation
S-K)
must disclose to Better Home & Finance’s general counsel, or such other person designated by Better Home & Finance’s board of directors or a duly authorized committee thereof, any “related party transaction” (defined as any transaction in which (i) Better Home & Finance is or will be a participant, (ii) the amount involved will or may reasonably be expected to exceed the lesser of $120,000 or 1% of the average of Better Home & Finance’s total assets at year end for the prior two fiscal years, and (iii) any related party has or will have a direct or indirect material interest) and the facts and circumstances with respect thereto. Better Home & Finance’s general counsel, or such other person, will then undertake an evaluation of the transaction and, if such evaluation indicates that the transaction would require approval, promptly communicate all relevant facts and circumstances to Better Home & Finance’s Audit Committee. No related party transaction entered into following the consummation of the Business Combination will be executed without the approval or ratification of Better Home & Finance’s Audit Committee. It will be Better Home & Finance’s policy that directors interested in a related party transaction will recuse themselves from any vote on a related party transaction in which they have an interest.
.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS
Aurora is an exempted company incorporated under the Cayman Islands Companies Act. The Cayman Islands Companies Act and the Cayman Constitutional Documents govern the rights of its shareholders. The Cayman Islands Companies Act differs in some material respects from laws generally applicable to United States corporations and their shareholders. In addition, the Cayman Constitutional Documents will differ in certain material respects from the Proposed Organizational Documents. As a result, when you become a shareholder of Better Home & Finance, your rights will differ in some regards as compared to when you were a shareholder of Aurora.
Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of Aurora and Better Home & Finance according to applicable law or the organizational documents of Aurora and Better Home & Finance.
This summary is qualified by reference to the complete text of the Cayman Constitutional Documents of Aurora, attached to this proxy statement/prospectus as Exhibit 3.1, the complete text of the Proposed Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex D. You should review each of the Proposed Organizational Documents, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Cayman Islands Companies Act, to understand how these laws apply to Better Home & Finance and Aurora, respectively.

	Delaware	Cayman Islands
Stockholder/Shareholder Approval of Business Combinations	Mergers generally require approval of a majority of all outstanding shares. Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval. Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.
Mergers require a special resolution and any other authorization as may be specified in the relevant articles of association. Parties holding certain security interests in the constituent companies must also consent.

All mergers (other than parent/subsidiary mergers) require shareholder approval—there is no exception for smaller mergers.

Where a bidder has acquired 90% or more of the shares in a Cayman Islands company, it can compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder. A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 50%+1 in number and 75% in value of shareholders in attendance and voting at a shareholders’ meeting.

Stockholder/Shareholder Votes for Routine Matters	Generally, approval of routine corporate matters that are put to a stockholder vote require the	Under the Cayman Islands Companies Act and Aurora’s amended and restated memorandum

	Delaware	Cayman Islands
	affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.	and articles of association law, routine corporate matters may be approved by an ordinary resolution (being a resolution passed by a simple majority of the shareholders as being entitled to do so).

Appraisal Rights	Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	Minority shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which, if necessary, may ultimately be determined by the court.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum as per Organizational Documents Proposal D).	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Fiduciary Duties of Directors	Directors must exercise a duty of care and a duty of loyalty and good faith to the company and its stockholders.
A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors of Aurora owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed directly to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.	A Cayman Islands company generally may indemnify its directors or officers except with regard to fraud or willful default.

Limited Liability of Directors	Permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of the duty of loyalty, intentional misconduct, unlawful repurchases or	Liability of directors may be unlimited, except with regard to their own fraud or willful default.

	Delaware	Cayman Islands
dividends, or improper personal benefit.

Business Combination or Antitakeover Statutes
Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the Business Combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds
of the disinterested outstanding voting stock of the corporation approves the transaction.

Better Home & Finance has opted out of the protections of Section 203 of the DGCL. As a result, the statute does not apply to Better Home & Finance.
There are none.

DESCRIPTION OF BETTER HOME & FINANCE’S SECURITIES
The following summary describes all material provisions of Better Home & Finance capital stock that will take effect immediately following the Business Combination. We urge you to read the Proposed Certificate of Incorporation and the Proposed Bylaws (copies of which are attached to this proxy statement/prospectus as Annex B and Annex D, respectively).
Authorized Capitalization
General
The total amount of 3,250,000,000 authorized capital stock consists of 1,750,000,000 shares of Better Home & Finance Class A common stock, par value $0.0001 per share, 600,000,000 shares of Better Home & Finance Class B common stock, par value $0.0001 per share, 800,000,000 shares of Better Home & Finance Class C common stock, par value $0.0001 per share and 100,000,000 shares of Better Home & Finance preferred stock, par value $0.0001 per share. Based on the number of shares of capital stock of Better outstanding as of [        ], 2021, Better Home & Finance expects to have approximately [        ] million shares of Better Home & Finance Class A common stock, [        ] million shares of Better Home & Finance Class B common stock, and [        ] million shares of Better Home & Finance Class C common stock outstanding immediately after the consummation of the Business Combination, assuming no public shareholders exercise their redemption rights in connection with the Business Combination, assuming no exercise of any warrants or options to purchase Better Capital Stock after [        ], 2021 and assuming that SoftBank is the only recipient of Better Home & Finance Class C common stock in the amount of [        ].
Warrants
6,075,072 redeemable Aurora public warrants to acquire shares of Aurora Acquisition Corp. that are issued and outstanding immediately prior to the First Effective Time, together with 5,448,372 Aurora private warrants, automatically will be converted into Better Home & Finance Warrants to acquire shares of Better Home & Finance Class A common stock.
[        ] Better Warrants to acquire shares of capital stock of Better Holdco, Inc. that are issued and outstanding immediately prior to the First Effective Time will be converted into Better Home & Finance Warrants to acquire shares of Better Home & Finance Class A common stock.
Preferred Stock
The Board of Better Home & Finance has authority to issue shares of Better Home & Finance preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series, all to the fullest extent permitted by the DGCL. The number of authorized shares of Better Home & Finance preferred stock may also be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of Better Home & Finance without a separate vote of the holders of the preferred stock. The issuance of Better Home & Finance preferred stock could have the effect of decreasing the trading price of Better Home & Finance common stock, restricting dividends on Better Home & Finance capital stock, diluting the voting power of Better Home & Finance common stock, impairing the liquidation rights of Better Home & Finance capital stock, or delaying or preventing a change in control of Better Home & Finance.
Common Stock
Better Home & Finance has three classes of authorized common stock, Class A common stock, Class B common stock and Class C common stock. Unless Better Home & Finance’s board of directors determines otherwise, Better Home & Finance will issue all of its capital stock in uncertificated form.

Voting Rights
Each holder of Better Home & Finance Class A common stock is entitled to one vote per share, and holders of Better Home & Finance Class B common stock are entitled to three votes per share, on each matter submitted to a vote of shareholders, as provided by the Proposed Certificate of Incorporation. Except as otherwise required by applicable law or the Proposed Certificate of Incorporation, holders of Better Home & Finance Class C common stock will not be entitled to vote on any matter submitted to a vote of shareholders. The holders of Better Home & Finance Class A common stock and Better Home & Finance Class B common stock will generally vote together as a single class on all matters (including the election of directors) submitted to a vote of Better Home & Finance shareholders, unless otherwise required by applicable law or the Proposed Certificate of Incorporation. The holders of Better Home & Finance Class A common stock and Better Home & Finance Class B common stock will not be entitled to vote on any amendment to the Proposed Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Better Home & Finance preferred stock if the holders of such affected shares are entitled, either separately or as a class with the holders of one or more other such series, to vote thereon.
The Proposed Bylaws provide that the holders of a majority of the Better Home & Finance capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the shareholders for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Proposed Certificate of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, will constitute a quorum entitled to take action with respect to the vote on such matter. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Proposed Bylaws or the Proposed Certificate of Incorporation, and except for the election of directors in contested elections, which is determined by a plurality vote. There are no cumulative voting rights.
Conversion
Each outstanding share of Better Home & Finance Class B common stock is convertible at any time at the option of the holder into one share of Better Home & Finance Class A common stock or Better Home & Finance Class C common stock. In addition, each share of Better Home & Finance Class B common stock will convert automatically into one share of Better Home & Finance Class A common stock upon any transfer, whether or not for value, which occurs after the completion of the Business Combination, except for certain permitted transfers described herein and further described in the Proposed Certificate of Incorporation. Once converted into Better Home & Finance Class A common stock, the Better Home & Finance Class B common stock will not be reissued. In addition, all the outstanding shares of Better Home & Finance Class B common stock will convert automatically into one share of Better Home & Finance Class A common stock on (i) the trading day falling on or immediately after the date on which the number of shares of Better Home & Finance Class B common stock outstanding cease to be at least 5% of the total number of the then-outstanding shares of common stock, (ii) the trading day falling on or immediately after the date of the affirmative vote of the holders of Better Home & Finance Class B common stock representing at least 85% of the voting power of the then-outstanding shares of Better Home & Finance Class B common stock, voting as a single class, elect to convert all the then-outstanding shares of Better Home & Finance Class B common stock to Better Home & Finance Class A common stock; and (iii) any trading day specified by the Board no less than 60 and no more than 180 days following the date of the death or Permanent Disability (as defined in the Proposed Certificate of Incorporation) of the Better Founder and CEO, Mr. Garg (the date on which no shares of Better Home & Finance Class B common stock remain outstanding, the “Final Class B Conversion Date”).
Each outstanding share of Better Home & Finance Class C common stock is convertible at any time at the option of the holder into one share of Better Home & Finance Class A common stock. Following the Final Class B Conversion Date, on the date or time specified by (i) the holders of a majority of the then-outstanding

Better Home & Finance Class C common stock or
(ii) two-thirds
of Better Home & Finance’s board of directors, each outstanding share of Better Home & Finance Class C common stock will automatically convert into one share of Better Home & Finance Class A common stock. In addition, each share of Better Home & Finance Class C common stock will automatically convert into one share of Better Home & Finance Class A common stock upon any transfer, except for certain permitted transfers, whether or not for value as described herein and further described in the Proposed Certificate of Incorporation.
Dividend Rights
Each holder of shares of Better Home & Finance common stock is entitled to the payment of dividends and other distributions as may be declared by the Board from time to time out of Better Home & Finance’s assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of Better Home & Finance preferred stock, if any, and any contractual limitations on Better Home & Finance’s ability to declare and pay dividends.
Other Rights
Each holder of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock and Better Home & Finance Class C common stock is subject to, and may be adversely affected by, the rights of the holders of any series of Better Home & Finance preferred stock that Better Home & Finance may designate and issue in the future. Better Home & Finance Class A common stock, Better Home & Finance Class B common stock and Better Home & Finance Class C common stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption, or sinking fund provisions.
Liquidation Rights
If Better Home & Finance is involved in voluntary or involuntary liquidation, dissolution or winding-up of Better Home & Finance’s affairs, or a similar event, each holder of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock and Better Home & Finance Class C common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of Better Home & Finance preferred stock, if any, then outstanding.
Change of Control Transactions
The holders of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock and Better Home & Finance Class C common stock will be treated equally and identically with respect to shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock and Better Home & Finance Class C common stock owned by them on any distribution or payment in respect of the shares of such class upon the merger or consolidation of Better Home & Finance with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the class treated differently, voting separately as a class; provided, however, that shares of one such class may receive different consideration in connection with such merger, consolidation or other transaction if the only difference is that any securities received by such holders have rights and obligations substantially similar to those set forth in the Proposed Certificate of Incorporation, including that the holders of a share of Better Home & Finance Class B common stock has three times the voting power of any securities distributed to the holders of a share of Better Home & Finance Class A common stock and any securities received by the holders of Better Home & Finance Class C common stock have no voting power except as otherwise required by applicable law or consistent with the Proposed Certificate of Incorporation. In general, consideration to be paid or received by a holder of Better Home & Finance common stock in connection with any such asset sale, consolidation, merger, or reorganization under any employment, consulting, severance, or other compensatory arrangement will be disregarded for the purposes of determining whether holders of common stock are treated equally and identically.

Anti-takeover Effects of the Proposed Certificate of Incorporation and the Proposed Bylaws
The Proposed Certificate of Incorporation and the Proposed Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Better Home & Finance. Better Home & Finance expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Better Home & Finance to first negotiate with the Board, which Better Home & Finance believes may result in an improvement of the terms of any such acquisition in favor of Better Home & Finance’s shareholders. However, they also give the Board the power to discourage mergers that some shareholders may favor.
Multiple Classes of Common Stock
As described above, the Proposed Certificate of Incorporation will provide for a multiple class common stock structure pursuant to which holders of Better Home & Finance Class B common stock will have the ability to control the outcome of matters requiring shareholder approval, even if they own significantly less than a majority of the shares of outstanding Better Home & Finance common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of Better Home & Finance or Better Home & Finance’s assets. Current investors, executives, and employees, including the Better Founder and CEO, will have the ability to exercise significant influence over those matters.
Special Meetings of Shareholders
The Proposed Certificate of Incorporation provides that a special meeting of shareholders may be called only by (a) the Chairperson of the Board, (b) the Chief Executive Officer, (c) the Lead Independent Director (as defined in the Proposed Bylaws) or (d) any two directors, and may not be called by any other person or persons; provided, that at any time before the Final Class B Conversion Date, special meetings of the shareholders of Better Home & Finance will also be promptly called by the Chairperson of the Board, the Chief Executive Officer or the Lead Independent Director upon the written request of the holders of at least 50% in voting power of the stock of Better Home & Finance entitled to vote generally in the election of directors.
Action by Written Consent
The Proposed Certificate of Incorporation provides that, after the Final Class B Conversion Date, any action required or permitted to be taken by the shareholders must be effected at an annual or special meeting of the shareholders, and may not be taken by written consent in lieu of a meeting.
Shareholders Not Entitled to Cumulative Voting
The Proposed Certificate of Incorporation will not permit shareholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding voting power of Better Home & Finance common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-takeover Statute
Better Home & Finance will not be subject to Section 203 of the DGCL, an anti-takeover law.
Limitations on Liability and Indemnification of Officers and Directors
The Proposed Certificate of Incorporation provides that Better Home & Finance will indemnify Better Home & Finance’s directors to the fullest extent authorized or permitted by applicable law. Better Home & Finance expects to enter into agreements to indemnify Better Home & Finance’s directors, executive officers and other employees as determined by the Board. Under the Proposed Bylaws, Better Home & Finance is required to indemnify each of Better Home & Finance’s directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or executive officer of Better Home & Finance or was serving at Better Home & Finance’s request as a director, officer, employee or agent for another entity. Better Home & Finance must indemnify Better Home & Finance’s directors and executive officers against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of Better Home & Finance, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Proposed Bylaws also require Better Home & Finance to advance expenses (including attorneys’ fees) incurred by a director or officer in defending such action, suit or proceeding, provided that, if the DGCL so requires, such advancement will be made only upon an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses. Any claims for indemnification by Better Home & Finance directors and officers may reduce Better Home & Finance’s available funds to satisfy successful third-party claims against Better Home & Finance and may reduce the amount of money available to Better Home & Finance.
Exclusive Jurisdiction of Certain Actions
The Proposed Certificate of Incorporation will provide that, unless Better Home & Finance consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for: (1) any derivative action or proceeding brought on Better Home & Finance’s behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Better Home & Finance to Better Home & Finance or its shareholders; (3) any action arising pursuant to any provision of the DGCL or the Proposed Certificate of Incorporation or the Proposed Bylaws (as either may be amended from time to time); or (4) any action asserting a claim governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction.
While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Proposed Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.
Transfer Agent
The transfer agent for Better Home & Finance common stock will be Continental Stock Transfer & Trust Company.

SECURITIES ACT RESTRICTIONS ON RESALE OF BETTER HOME & FINANCE’S SECURITIES
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Better Home & Finance common stock or Better Home & Finance warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Better Home & Finance at the time of, or at any time during the three months preceding, a sale and (ii) Better Home & Finance is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Better Home & Finance was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Better Home & Finance common stock or Better Home & Finance warrants for at least six months but who are affiliates of Better Home & Finance at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Better Home & Finance common stock then outstanding; or

•	the average weekly reported trading volume of Better Home & Finance common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by affiliates of Better Home & Finance under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Better Home & Finance.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Aurora anticipates that following the consummation of the Business Combination, Better Home & Finance will no longer be a shell company, and, accordingly, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities. As a result, the Sponsor will be able to sell its founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after Aurora has completed Aurora’s initial business combination.

SHAREHOLDER PROPOSALS AND NOMINATIONS
Shareholder Proposals
Better Home & Finance’s Proposed Bylaws establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders. Better Home & Finance’s Proposed Bylaws provide that the only business that may be conducted at an annual meeting of shareholders is business that is (i) specified in Better Home & Finance’s notice of such meeting (or any supplement thereto), (ii) otherwise properly brought before such meeting by or at the direction of Better Home & Finance’s board of directors or any committee thereof, or (iii) otherwise properly brought before such meeting by a shareholder who (A) (1) was a record owner of shares of Better Home & Finance at the time of giving the notice, (2) is entitled to vote at such meeting, and (3) has complied with notice procedures specified in Better Home & Finance’s Proposed Bylaws in all applicable respects or (B) properly made such proposal in accordance with Rule
14a-8
under the Exchange Act. To be timely for Better Home & Finance’s annual meeting of shareholders, Better Home & Finance’s secretary must receive the written notice at Better Home & Finance’s principal executive offices:

•	not later than the 90th day; and

•	not earlier than the 120th day,
before the
one-year
anniversary of the preceding year’s annual meeting.
In the event that the date of the annual meeting is more than 30 days before, or more than 60 days after, the one-year
anniversary of the preceding year’s annual meeting, notice of a shareholder proposal must be received (A) no earlier than the 120th day prior to such annual meeting and (B) no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Better Home & Finance.
Shareholder Director Nominees
Better Home & Finance’s Proposed Bylaws permit shareholders to nominate directors for election at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) of shareholders, subject to the provisions of Better Home & Finance’s Proposed Certificate of Incorporation. To nominate a director, the shareholder must provide the information required by Better Home & Finance’s Proposed Bylaws. In addition, the shareholder must give timely notice to Better Home & Finance’s secretary in accordance with Better Home & Finance’s Proposed Bylaws, which, in general, require that the notice be received by Better Home & Finance’s secretary within the time periods described above under “
—Shareholder Proposals
” for shareholder proposals.

SHAREHOLDER COMMUNICATIONS
Shareholders and interested parties may communicate with Aurora’s board of directors, any committee chairperson or the non-management
directors as a group by writing to the board or committee chairperson in care of Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom. Following the Business Combination, such communications should be sent in care of Better Home & Finance Holding Company, 3 World Trade Center, 175 Greenwich Street, 59th Floor, New York, NY 10007. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management
directors.
LEGAL MATTERS
Ropes & Gray LLP, New York, New York, has passed upon the validity of the securities of Better Home & Finance offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus.
EXPERTS
The financial statements of Aurora Acquisition Corp. as of December 31, 2020 and the period from October 7, 2020 (inception) through December 31, 2020 included in this proxy statement/prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon (which contain an explanatory paragraph relating to the substantial doubt about the ability of Aurora Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Better Holdco, Inc. as of December 31, 2020 and 2019, and for the years then ended, included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS
Pursuant to the rules of the SEC, Aurora and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of Aurora’s annual report to shareholders and Aurora’s proxy statement. Upon written or oral request, Aurora will deliver a separate copy of the annual report to shareholders or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that Aurora deliver single copies of such documents in the future. Shareholders may notify Aurora of their requests by calling or writing Aurora at its principal executive offices at 20 North Audley Street, London W1K 6LX, United Kingdom or +44(0)20 3931 9785.
ENFORCEABILITY OF CIVIL LIABILITY
Aurora is a Cayman Islands exempted company. If Aurora does not change its jurisdiction of incorporation from the Cayman Islands to Delaware by effecting the Domestication, you may have difficulty serving legal process within the United States upon Aurora. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against Aurora in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, Aurora may be served with process in the United States with respect to actions against Aurora arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of Aurora’s securities by serving Aurora’s U.S. agent irrevocably appointed for that purpose.
WHERE YOU CAN FIND MORE INFORMATION
Aurora has filed a registration statement on Form
S-4
to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.
Aurora files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Aurora at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, Aurora’s corporate website under the heading “SEC Filings,” at https://aurora-acquisition.com/. Aurora’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.
Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.
All information contained in this proxy statement/prospectus relating to Aurora has been supplied by Aurora, and all such information relating to Better has been supplied by Better, respectively. Information provided by one does not constitute any representation, estimate or projection of the other.
This document is a proxy statement/prospectus of Aurora for the extraordinary general meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, us or Better that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies. If you would like additional copies of this proxy statement/prospectus or any document incorporated by reference in this proxy statement/prospectus, or if you have any questions about the Business Combination, you should contact via phone or in writing:

1212 Avenue of the Americas, 24
th
Floor
New York, New York 10036
Shareholders and All Others call toll-free: (888) 785-6673
Banks and Brokerage Firms, please call (212) 297-0720
Email: info@okapipartners.com
If you are a shareholder of Aurora and would like to request documents, please do so no later than five business days before the extraordinary general meeting in order to receive them before the extraordinary general meeting.
If you request any documents from Okapi Partners, Okapi Partners will mail them to you by first class mail, or another equally prompt means. Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

Aurora Acquisition Corp.

Better Holdco, Inc.

AURORA ACQUISITION CORP.
UNAUDITED CONDENSED BALANCE SHEET

	June 30, 2021 (Unaudited)	December 31, 2020
ASSETS
Current assets:
Cash	$243,972	$—
Prepaid expenses and other current assets	742,923	5,000

Total Current Assets	986,895	5,000

Cash held in Trust Account	278,005,993	—
Deferred offering cost	—	557,663

Total Assets	$278,992,888	$562,663

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued offering costs	$412,947	$531,947
Related party loans	462,295	25,716

Total Current Liabilities	875,242	557,663

Warrant Liability	20,951,948	—
Deferred underwriting fee payable	8,505,100	—

Total Liabilities	30,332,290	557,663

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 24,300,287 shares at redemption value as of June 30, 2021 and December 31, 2020, respectively	228,085,957	—

Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 3,500,000 shares issued and outstanding (excluding 24,300,287 shares subject to possible redemption) as of June 30, 2021	350	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,950,072 and 7,200,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	695	720
Additional paid-in capital	28,236,893	24,280
Accumulated deficit	(7,663,297)	(20,000)

Total Shareholders’ Equity	20,574,641	5,000

Total Liabilities and Shareholder’s Equity	$278,992,888	$562,663

The accompanying notes are an integral part of the unaudited condensed financial statements.

AURORA ACQUISITION CORP.
UNAUDITED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2021 (Unaudited)	Three Months Ended June 30, 2021 (Unaudited)
Formation and operating costs	$1,311,862	$1,213,442

Loss from operations	(1,311,862)	(1,213,442)

Other income (expense):
Interest earned (expense) on marketable securities held in Trust Account	3,123	3,123
Change in fair value of warrants	(6,035,035)	(4,198,067)
Offering costs allocated to warrants liability	(299,523)	—

Net loss	$(7,643,297)	$(5,408,386)

Basic and diluted weighted-average shares outstanding, Class A Common Stock subject to possible redemption	24,300,287	24,300,287

Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$—	$—

Basic and diluted weighted-average shares outstanding, Non-Redeemable Class A and Class B Common Stock	8,729,045	7,544,201

Basic and diluted net loss per share, Non-Redeemable Class A and Class B Common Stock	$(0.88)	$(0.72)

The accompanying notes are an integral part of the unaudited condensed financial statements.

AURORA ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDING JUNE 30, 2021
(UNAUDITED)

	Class A		Class B				Total
	Ordinary Shares	Amount	Ordinary Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Shareholders Equity
Balance – December 31, 2020	—	$—	6,625,000	$662	$24,338	$(20,000)	$5,000

Stock Dividend of Class B ordinary shares to Sponsor	—	—	575,000	58	(58)	—	—

Sale of 24,300,287 Units, net of underwriting discounts and offering expenses	24,300,287	2,430	—	—	214,436,408	—	214,438,838

Sale of 3,500,000 Private Placement Units	3,500,000	350	—	—	34,999,650	—	35,000,000

Sale of Private Placement Warrants	—	—	—	—	6,860,057	—	6,860,057

Ordinary shares subject to redemption	(24,300,287)	(2,430)	—	—	(228,083,527)	—	(228,085,957)

Net loss	—	—	—	—	—	(2,234,911)	(2,234,911)

Balance – March 31, 2021	3,500,000	$350	7,200,000	$720	$28,236,868	$(2,254,911)	$25,983,027

Surrender and cancellation of Founder Shares			(249,928)	(25)	25

Net loss						(5,408,386)	(5,408,386)

Balance – June 30, 2021	3,500,000	$350	6,950,072	$695	$28,236,893	$(7,663,297)	$20,574,641

The accompanying notes are an integral part of the unaudited condensed financial statements.

AURORA ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2021 (Unaudited)
Cash Flows from Operating Activities:
Net loss	$(7,643,297)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	6,035,035
Offering cost allocated to warrant liability	299,523
Interest earned on investments held in Trust Account	(3,123)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(737,923)
Accounts payable and accrued offering costs	(36,896)

Net cash used in operating activities	(2,086,681)

Cash Flows from Investing Activities
Investment of cash into Trust Account	(278,002,870)

Net cash used in investing activities	(278,002,870)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	238,142,813
Proceeds from sale of Private Placement Units	35,000,000
Proceeds from sale of Private Placement Warrants	6,860,057
Proceeds from promissory note – related party	330,653

Net cash provided by financing activities	280,333,523

Net Change in Cash	243,972
Cash — Beginning of period	—

Cash — End of period	$243,972

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Deferred Offering Cost	$557,663
Proceeds from Related Party for Offering Cost	$105,927
Class A ordinary share subject to possible redemption	$228,085,957
Initial Classification of Warrant liability	$14,916,913
Deferred underwriting fee payable	$8,505,100
The accompanying notes are an integral part of the unaudited condensed financial statements.

AURORA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Aurora Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on October 7, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company, and as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of May 10, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aurora Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Better HoldCo, Inc., a Delaware corporation (“Better”). There was no business activity for the period October 7, 2020 (inception) to December 31, 2020. All activity for the period from October 7, 2020 (inception) through June 30, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and activities in connection with entering into the Merger Agreement. Since our Initial Public Offering, our only costs have been identifying a target for our initial Business Combination and maintaining ou
r
 Company and SEC reporting. We do not expect to generate any operating revenues until after completion of our initial Business Combination. We generate non-operating
income in the form of interest income on cash and cash equivalents. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective Business Combination candidates.
The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on March 3, 2021. On March 8, 2021, the Company consummated the Initial Public Offering of 22,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $220,000,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,500,000 private placement units (the “Novator Private Placement Units”) at a price of $10.00 per Novator Private Placement Unit in a private placement to the Sponsor, directors, and executive officers of the Company, generating gross proceeds of $35,000,000 . In addition, the Company consummated the sale of 4,266,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Novator Capital Sponsor Ltd., or Novator, an affiliate of Novator Capital Ltd. (the “Sponsor”), and certain of the Company’s directors and executive officers, generating gross proceeds of
 $6,400,000, which is described in Note 4.
Transaction costs amounted to $13,946,641 consisting of $4,860,057 of underwriting fees, $8,505,100 of deferred underwriting fees (see Note 6) and $581,484 of other offering costs.
Following the closing of the Initial Public Offering on March 8, 2021, an amount of $255,000,000 ($10.00 per Unit) (see Note 6) from the net proceeds of the sale of the Units in the Initial Public Offering, the sale of the Novator Private Placement Units and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
On March 10, 2021, the underwriters partially exercised their over-allotment option, resulting in an additional 2,300,287 Units issued for an aggregate amount of $23,002,870 in gross proceeds ($22,542,813 of net proceeds). In connection with the underwriters’ partial exercise of their over-allotment option, the Company also consummated the sale of an additional 306,705 Private Placement Warrants at $1.50 per Private Placement Warrant, generating total proceeds of $460,057. A total of $23,002,870 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $278,002,870 (see Note 8) as of June 30, 2021.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, the sale of the Novator Private Placement Units, the sale of the Private Placement Warrants and the partial exercise of the underwriters’ over-allotment option, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination and to pay the deferred portion of the underwriters’ discount associated with the Initial Public Offering and partial exercise of the underwriters’ over-allotment option. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Initial Public Offering, the exercise of the over-allotment option and Novator Private Placement, management has agreed that $10.00 per Unit sold in the Initial Public Offering, including proceeds of the sale of the Private Placement Warrants and Novator Private Placement Units will be held in a Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares, with the exception of the founder shares and Novator private placement shares, upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Class A ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
If the Company seeks shareholder approval in connection with a Business Combination, it will need to receive an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company (assuming a Quorum is present). If a shareholder vote is not required under applicable law or stock exchange listing requirements and the

Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor and the Company’s officers and directors have agreed to vote their Founder Shares (as defined in Note 5), Novator Private Placement Shares and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.
The Sponsor and the Company’s directors and officers have agreed (a) to waive their redemption rights with respect to any Founder Shares, Novator Private Placement Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until 24 months from the closing of the Initial Public Offering (the “Combination Period”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares and Novator Private Placement Shares, at a
per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares and Novator Private Placement Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor and the Company’s directors and officers have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, any Public Shares acquired by the Sponsor or the Company’s directors and officers and Novator Private Placement Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares and Novator Private Placement Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Risks and Uncertainties
Management has evaluated the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Liquidity and Management’s Plan
Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since re-evaluated
the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations through the earlier of a Business Combination or one year from the date of this filing.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements are presented in conformity in U.S. dollars with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021.
Investments held in trust account
At June 30, 2021, substantially all of the assets held in the Trust Account were held in U.S Treasury securities.
Deferred offering costs
Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering and were charged to shareholders’ equity upon the completion of the Initial Public Offering.
Class A ordinary shares subject to possible redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Warrant Liability
At June 30, 2021, there were 6,075,072 Public Warrants and 5,448,372 Private Placement Warrants outstanding. The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC
815-40.
Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.
The accounting treatment of derivative financial instruments required that the Company record the warrants as derivative liabilities at fair value upon the closing of the Initial Public Offering. The Public Warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value. The warrant liabilities are subject to re-measurement
at each balance sheet date. With each such
re-measurement,
the warrant liabilities are adjusted to current fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of ASC
340-10-S99-1
and SEC Staff Accounting Bulletin Topic 5A - Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $13,946,641 as a result of the Initial Public Offering (consisting of a $4,860,057 underwriting fee, $8,505,100 of deferred underwriting fees and $581,484 of other offering costs). The Company recorded $13,647,105 of offering costs as a reduction of equity in connection with the shares of Class A common Stock included in the Units. The Company immediately expensed $299,523 of offering costs in connection with the Public Warrants included in the Units that were classified as liabilities.
Income taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net loss per share
Net loss per share is computed by dividing net loss by the weighted-average
n
umber of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted-average shares are reduced for the effect of an aggregate of
 249,928 Class B ordinary shares that were forfeited when the over-allotment option was exercised by the underwriters within the 45 day window (see Note 5). The Company has not considered the effect of the Warrants sold in the Public Offering an
d
 private placement to purchase an aggregate of 11,523,444 shares in the calculation of diluted loss per share, since the exercise of the Warrants are contingent upon the occurrence of future events and the inclusion of such Warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of net earnings (loss) per share for common shares subject to possible redemption and applies the two-class
method in calculating net earnings (loss) per share. Net earnings per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the allocable interest income earned on the Trust Account, net of applicable franchise and income taxes, by the weighted-average number of Class A common stock subject to possible redemption outstanding since original issuance. Net loss per share, basic and diluted, for Class A and Class B non-redeemable
common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, by the weighted average number of Class A and Class B non-redeemable
common stock outstanding for the period. Class B
non-redeemable
common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
The following table reflects the calculation of basic and diluted net earnings (loss) per common share (in dollars, except per share amounts):

	Six Months Ended June 30, 2021	Three Months Ended June 30, 2021
Class A Common Stock subject to possible redemption
Numerator: Earnings attributable to Class A Common Stock subject to possible redemption

Net earnings attributable to Class A Common Stock subject to possible redemption	$—	$—

Denominator: Weighted-average Class A Common Stock subject to possible redemption
Basic and diluted weighted-average shares outstanding, Class A Common Stock subject to possible redemption	24,300,287	24,300,287

Basic and diluted net earnings per share, Class A Common Stock subject to possible redemption	$0.00	$0.00

Non-Redeemable Class A and Class B Common Stock
Numerator: Net loss minus net earnings
Net loss	$(7,643,297)	$(5,408,386)
Less: Net earnings attributable to Class A Common Stock subject to possible redemption	—	—

Non-redeemable net loss	$(7,643,297)	$(5,408,386)

Denominator: Weighted-average Non-Redeemable Class A and Class B Common Stock
Basic and diluted weighted-average shares outstanding, Non-Redeemable Class A and Class B Common Stock	8,729,045	7,544,201

Basic and diluted net loss per share, Non-Redeemable Class A and Class B Common Stock	$(0.88)	$(0.72)

Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000 and up to £85,000 by the Financial Services Compensation Scheme per financial institution in the United Kingdom. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Recent issued accounting standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering (and the partial exercise of the underwriter’s overallotment option), the Company sold 24,300,287 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-fourth
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).
In connection with the IPO, the Company granted the underwriters a
45-day
option to purchase up to 3,300,000 additional Units to cover over-allotments, if any, and on March 10, 2021, the underwriters partially exercised this over-allotment option (see Note 6).
NOTE 4. PRIVATE PLACEMENTS
Simultaneously with the closing of the Initial Public Offering, the Sponsor, and certain of the Company’s directors and officers purchased an aggregate of 4,266,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $6,400,000 from the Company. The Sponsor and certain of the Company’s directors and officers have agreed to purchase up to an additional 440,000 Private Placement Warrants, for an aggregate purchase price of an additional $660,000, if the over-allotment option is exercised in full in part by the underwriters. On March 10, the Sponsor and certain of the Company’s directors and officers purchased 306,705 Private Placement Warrants for an additional aggregate purchase price of $460,057 in connection with the partial exercise of the underwriter’s over-allotment option. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
The Sponsor and certain of the Company’s directors and officers also purchased 3,500,000 Novator Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $35,000,000. Each Private Placement Unit consists of one Novator Private Placement Share and one-quarter
of one warrant (“Private Placement Warrant”). Each whole Private Placement Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor and the Company’s directors and officers have agreed to vote their Founder Shares, Novator Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On December 9, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 5,750,000 shares of Class B ordinary shares (the “Founder Shares”). During February 2021, the Company effectuated a share dividend of 1,006,250 Class B ordinary shares and subsequently being issued a cancellation for 131,250 Class B ordinary shares, resulting in an aggregate of 6,625,000 founder shares issued and outstanding. In March 2021, the Company effectuated a share dividend of 575,000 shares resulting in 7,200,000 founder shares issued and outstanding. On May 10, 2021, as a result of the underwriters’ election to partially exercise their over allotment option, a total of 249,928 Founder Shares were irrevocably surrendered for cancellation and nil consideration, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering and Novator Private Placement. All share and per-share
amounts have been retroactively restated to reflect the share dividend and related cancellation.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares (or Novator Private Placement Shares) until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,500,000 private placement units (the “Novator Private Placement Units”) at a price of $10.00 per Novator Private Placement Unit in a private placement to the Sponsor, directors, and executive officers of the Company, generating gross proceeds of $35,000,000. In addition, the Company consummated the sale of 4,266,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Novator Capital Sponsor Ltd., or Novator, an affiliate of Novator Capital Ltd. (the “Sponsor”) and certain of the Company’s directors and executive officers, generating gross proceeds of $6,400,000, which is described in Note 4.
Promissory Note from Related Party
On May 11
th
, 2021, the Company issued an unsecured promissory note (the “Note”) to the Sponsor (“Payee”), pursuant to which the Company could borrow up to an aggregate principal amount of $2,000,000. The Note was non-interest
bearing and payable by check or wire transfer of immediately available funds or as otherwise determined by the Company to such account as the Payee may from time to time designate by written notice in accordance with the provision of the Note. Effective as of the date hereof, this Note amended and restated in its entirety that certain Promissory Note dated as of December 9, 2020 (the “Prior Note”) issued by the Company to the Payee in the principal amount of $300,000. As of June 30, 2021 the amount outstanding under the Promissory Note is $462,295.
NOTE 6. COMMITMENTS
Risks and Uncertainties
Management is currently evaluating the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights
Pursuant to a registration and shareholder rights agreement entered into on March 3, 2021, the Sponsor and the Company’s directors and executive officers have rights to require the Company to register any of its securities held by them for resale under the Securities Act. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, the holders of the Founder Shares, Private Placement Warrants, Novator Private Placement Shares, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants, Novator Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
In connection with the IPO, the Company granted the underwriters a
45-day
option to purchase up to 3,300,000 additional Units to cover over-allotments, if any, and on March 10, 2021, the Company issued 2,300,287 Units to the underwriters pursuant to such option, at the Initial Public Offering price, less the underwriting discounts and commissions. The Units sold pursuant to the underwriters’ exercise of such option were sold at a price of $10.00 per Unit, generating gross proceeds of $23,002,870 to the Company and net proceeds equal to $22,542,813 after the deduction of the 2% underwriting fee.
In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7. SHAREHOLDERS’ EQUITY
Preference Shares —
The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2021, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares —
The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At June 30, 2021, there were 3,500,000 Class A ordinary shares issued and outstanding, excluding 24,300,287 Class A ordinary shares subject to possible redemption.
Class
 B Ordinary Shares —
The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At June 30, 2021, there were 6,950,072 Class B ordinary shares issued and outstanding of which an aggregate of 249,928 Class B ordinary shares were not forfeited in connection with the underwriters’ election to partially exercise their over-allotment option so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

The Founder Shares will automatically convert into Class A ordinary shares on the day of the closing of an initial Business Combination, or earlier at the option of the holders thereof, at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering and the Novator Private Placement, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, members of the Company’s management team or any of the Company’s affiliates upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one. On the first business day following the consummation of the Business Combination at a ratio such that the total number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of Class A ordinary shares (including any such shares issued following the exercise of the over-allotment option), plus (ii) the sum of (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the Business Combination and any warrants issued in a private placement to the Sponsor or an affiliate of the Sponsor upon conversion of Working Capital Loans, minus (b) the number of Public Shares redeemed by public shareholders in connection with the Business Combination. In no event will any Founder Shares convert into Class A ordinary shares at a ratio that is less than one-for-one.
Warrants —
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 30 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash When the Price per Class
 A Ordinary Share Equals or Exceeds $18.00
—Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sales price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants for Class
 A Ordinary Shares When the Price per Class
 A Ordinary Share Equals or Exceeds $10.00
—Commencing 90 days after the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at $0.10 per warrant

•
upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

•
There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders, directors and officers have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, Novator private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60%
of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted-average trading price of its Class A ordinary shares during the
10 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants and Novator Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Novator Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants and Novator Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable,
so long as they are held by the initial purchasers, directors and officers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers, directors and officers or their permitted transferees, the Private Placement Warrants and the Novator Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 8. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
At June 30, 2021, investments held in the Trust account were comprised of $278,005,993 in money market funds which are invested primarily in U.S. Treasury Securities. As of June 30, 2021, the Company did not withdraw any interest income from the Trust Account.
The Company utilizes a Modified Black Scholes model to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liabilities are determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
There were no transfers between Levels 1, 2 or 3 during the three months ended June 30, 2021.
The fair value of the Public Warrants issued in connection with th
e
 Initial Public Offering is measured based on the listed market price of such warrants, a Level 1 measurement.
The following table provides the significant unobservable inputs used in the Modified Black Scholes model to measure the fair value of the Private Placement Warrants:

As of June 30, 2021
Stock price	$9.91
Strike price	$11.50
Probability of completing a Business Combination	90%
Remaining term (in years)	5.25
Volatility	26.00%
Risk-free rate	.91%
Fair value of warrants	$1.95
The following table provides a summary of the changes in the fair value of the Company’s Level 3 financial instruments that are measured at fair value on a recurring basis:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2020	$—	$—	$—
Initial measurement at March 8, 2021	9,152,167	4,730,000	13,882,167
Initial measurement of over-allotment warrants	545,935	488,811	1,034,746
Change in valuation inputs or other assumptions	980,707	856,261	1,836,968

Fair value as of March 31, 2021	$10,678,809	$6,075,072	$16,753,881

Change in valuation inputs or other assumptions	(54,483)	4,252,550	4,198,067

Fair value as of June 30, 2021	10,624,326	10,327,622	20,951,948

NOTE 9. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to August 11, 2021, the date that the financial statement was issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
Aurora Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Aurora Acquisition Corp. (the “Company”) as of December 31, 2020 and the related statements of operations, changes in shareholder’s equity and cash flows for the period from October 7, 2020 (inception) through December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the results of its operations and its cash flows for the period from October 7, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph—Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans about these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2020.
New York, NY
February 12, 2021 except for Note 8, as to which the date is March 5, 2021

AURORA ACQUISITION CORP.
BALANCE SHEET
DECEMBER 31, 2020

ASSETS
Current asset – prepaid expenses	$5,000
Deferred offering costs	557,663

Total Assets	$562,663

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accrued offering costs	$531,947
Promissory note – related party	25,716

Total Current Liabilities	557,663

Commitments
Shareholder’s Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,200,000 shares issued and outstanding (1)	720
Additional paid-in capital	24,280
Accumulated deficit	(20,000)

Total Shareholder’s Equity	5,000

Total Liabilities and Shareholder’s Equity	$562,663

(1)
Includes an aggregate of up to 825,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. During February 2021, the Company effectuated a share dividend of 1,006,250 Class B ordinary shares and subsequently issued a cancellation for 131,250 Class B ordinary shares resulting in an aggregate of 6,625,000 founder shares being issued and outstanding. In March 2021, the Company effectuated a share dividend of 575,000 shares resulting in 7,200,000 founder shares issued and outstanding. All share and per share amounts have been retroactively restated to reflect the share transactions (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

AURORA ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operating costs	$20,000

Net Loss	$(20,000)

Weighted-average shares outstanding, basic and diluted (1)	6,375,000

Basic and diluted net loss per share	$(0.00)

(1)
Excludes an aggregate of up to 825,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. During February 2021, the Company effectuated a share dividend of 1,006,250 Class B ordinary shares and subsequently issued a cancellation for 131,250 shares resulting in an aggregate of 6,625,000 founder shares being issued and outstanding. In March 2021, the Company effectuated a share dividend of 575,000 shares resulting in 7,200,000 founder shares issued and outstanding. All shares and Class B ordinary share amounts have been retroactively restated to reflect the share transactions (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

AURORA ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM OCTOBER 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class B Ordinary Shares (1)		Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance – October 7, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to sponsor (1)	7,200,000	720	24,280	—	25,000
Net loss	—	—	—	(20,000)	(20,000)

Balance – December 31, 2020	7,200,000	$720	$24,280	$(20,000)	$5,000

(1)
Includes an aggregate of up to 825,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. During February 2021, the Company effectuated a share dividend of 1,006,250 Class B ordinary shares and subsequently being issued a cancellation for 131,250 Class B ordinary shares resulting in an aggregate of 6,625,000 founder shares issued and outstanding. In March 2021, the Company effectuated a share dividend of 575,000 shares resulting in 7,200,000 founder shares issued and outstanding. All share and per share amounts have been retroactively restated to reflect the share transactions (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

AURORA ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash Flows from Operating Activities
Net loss	$(20,000)
Adjustment to reconcile net loss to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares	5,000
Changes in operating assets and liabilities:
Prepaid expenses	(5,000)

Net cash used in operating activities	(20,000)

Cash Flows from Financing Activities
Proceeds from promissory note – related party	25,716
Payment of offering costs	(5,716)

Net cash provided by financing activities	20,000
Net Change in Cash	—
Cash – beginning of the period	—

Cash – end of the period	$—

Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$531,947

Deferred offering costs paid directly by sponsor in exchange for issuance of Class B ordinary shares	$20,000

The accompanying notes are an integral part of these financial statements.

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1—ORGANIZATION AND PLAN OF BUSINESS OPERATIONS
Aurora Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on October 7, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company ha
d
 not commenced any operations. All activity for the period from October 7, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 22,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 3,000,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, the sale of 3,500,000 private placement units (the “Novator Private Placement Units”) for $35,000,000 to the sponsor, directors and executive officers of the Company and the sale of 4,266,667 warrants (or 4,706,667 warrants if the underwriters’ over-allotment option is exercised on full) (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Novator Capital Sponsor Ltd., or Novator, an affiliate of Novator Capital Ltd. (the “Sponsor”) and certain of the Company’s directors and executive officers, that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering, the sale of the Novator Private Placement Units and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50%
or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering and Novator Private Placement, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Warrants and Novator Private Placement Units will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares, with the exception of the founder shares and Novator private placement shares, upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Class A ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
If the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor, Directors and Officers have agreed to vote their Founder Shares (as defined in Note 5), Novator Private Placement Shares and any Public Shares purchased in or after the Proposed Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.
The Sponsor, Directors and Officers have agreed (a) to waive their redemption rights with respect to any Founder Shares, Novator Private Placement Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

The Company will have until 24 months from the closing of the Proposed Public Offering (the “Combination Period”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding-up, (ii) as promptly as reasonably possible but no more than
10 business days thereafter, redeem 100% of the outstanding Public Shares and Novator Private Placement Shares, at a
per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding Public Shares and Novator Private Placement Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor, Director and Officers have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, Director and Officers have acquired Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares and Novator Private Placement Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Risks and Uncertainties
Management is currently evaluating the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Going Concern Consideration
At December 31, 2020, the Company had no cash and a working capital deficit of $552,663. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Deferred offering costs
Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.
Income taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net loss per share
Net loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted-average shares were reduced for the effect of an aggregate of
 825,000 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Recently issued accounting standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3—PROPOSED PUBLIC OFFERING
Pursuant to the Proposed Public Offering, the Company will offer for sale up to 22,000,000 Units (or 25,300,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-quarter
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4—PRIVATE PLACEMENTS
The Sponsor, and certain Directors and Officers have committed to purchase an aggregate of 4,266,667 Private Placement Warrants (or 4,706,667 Private Placement Warrants if the underwriters’ over-allotment is exercised in full) at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $6,400,000 (or $7,060,000, if the underwriters’ over-allotment option is exercised in full) from the Company in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
The Sponsor, and certain of our directors, and executive officers have agreed to purchase 3,500,000 Novator Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $35,000,000 in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Unit will consist of one Novator Private Placement Share and one-quarter
of one warrant (“Private Placement Warrant”). Each whole Private Placement Warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor, directors, and executive officers have agreed to vote its Founder Shares, Novator Private Placement Shares and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination.
NOTE 5—RELATED PARTY TRANSACTIONS
Founder Shares
On December 9, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 5,750,000 shares of Class B ordinary shares (the “Founder Shares”). During February 2021, the

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Company effectuated a share dividend of 1,006,250 Class B ordinary shares and subsequently being issued a cancellation for 131,250 Class B ordinary shares, resulting in an aggregate of 6,625,000 founder shares issued and outstanding. In March 2021, the Company effectuated a share dividend of 575,000 shares resulting in 7,200,000 founder shares issued and outstanding (see Note 8). The Founder Shares include an aggregate of up to 825,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Proposed Public Offering and Novator Private Placement. All share and per-share
amounts have been retroactively restated to reflect the share dividend and related cancellation.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares (or Novator Private Placement Shares) until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company intends to enter into an agreement, commencing on the date of this Proposed Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of up to $10,000 per month for office space, secretarial and administrative services.
Promissory Note—Related Party
On November 23, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000
. The Promissory Note is
non-interest
bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Proposed Public Offering. As of December 31, 2020, there was an aggregate amount of
$25,716 outstanding under the Promissory Note.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the initial shareholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to a maximum of $1,500,000 of such Working Capital Loans (including loans made in connection with a business combination, the payment of offering expenses or otherwise) may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6—COMMITMENTS
Registration Rights
Our sponsor, directors and executive officers will have rights to require us to register any of our securities held by them for resale under the Securities Act pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, the holders of the founder shares, private placement warrants, Novator private placement shares, and warrants that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants, Novator private placement warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the founder shares) will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a
45-day
option to purchase up to 3,300,000 additional Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.
The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $4,400,000 in the aggregate (or $5,060,000 if the underwriters’ over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $7,700,000 in the aggregate (or $8,855,000 if the underwriters’ over-allotment is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7—SHAREHOLDER’S EQUITY
Preference Shares —
The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares —
The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were no Class A ordinary shares issued or outstanding.
Class
 B Ordinary Shares —
The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 7,200,000 Class B ordinary shares issued and outstanding, of which an aggregate of up to 825,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

The Founder Shares will automatically convert into Class A ordinary shares on the day of the closing of an initial Business Combination, or earlier at the option of the holders thereof, at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering and the Novator Private Placement, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, members of the Company’s management team or any of the Company’s affiliates upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one. On the first business day following the consummation of the Business Combination at a ratio such that the total number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of Class A ordinary shares (including any such shares issued following the exercise of the over-allotment option), plus (ii) the sum of (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the Business Combination and any warrants issued in a private placement to the Sponsor or an affiliate of the Sponsor upon conversion of Working Capital Loans, minus (b) the number of Public Shares redeemed by public shareholders in connection with the Business Combination. In no event will any Founder Shares convert into Class A ordinary shares at a ratio that is less than one-for-one.
Warrants —
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Proposed Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 30 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

the event the Company so elect, it will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants for Cash When the Price per Class A Ordinary Share Equals or Exceeds $18.00 —Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sales price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on
 the
third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants for Class A Ordinary Shares When the Price per Class A Ordinary Share Equals or Exceeds $10.00 —Commencing 90 days after the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at $0.10 per warrant

•
upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary share
s
 equals or exceeds $10.00 per public share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

•
There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders, directors and officers have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, Novator private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

AURORA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and
(z) the volume weighted-average
trading price of its Class A ordinary shares during the 10 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants and Novator Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Novator Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants and Novator Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable,
so long as they are held by the initial purchasers, directors and officers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers, directors and officers or their permitted transferees, the Private Placement Warrants and the Novator Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. The holders of the Founder Shares (and any Class A ordinary shares issuable upon conversion of the Founder Shares), Novator Private Placement Shares, Novator Private Placement Warrants and Private Placement Warrants (and any Class A ordinary shares issuable upon the exercise of the private placement warrants) and warrants that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be entered into concurrently with the closing of this offering.
NOTE 8—SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were issued. Based upon this review, other than as described below or in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
During February 2021, the Company effectuated a share dividend of 1,006,250 Class B ordinary shares and subsequently issued a cancellation for 131,250 Class B ordinary shares resulting in an aggregate of 6,625,000 founder shares being issued and outstanding. In March 2021, the Company effectuated a share dividend of 575,000 shares resulting in 7,200,000 founder shares issued and outstanding. All per share amounts have been retroactively restated to reflect the share transactions (see Note 5).

BETTER HOLDCO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31 2020
(Amounts in thousands, except share and per share amounts)
Assets
Cash and cash equivalents	$286,580	$348,661
Restricted cash	70,080	33,124
Mortgage loans held for sale, at fair value	4,154,944	2,433,351
Other receivables, net (including amounts from related parties of $81 and $188 as of June 30, 2021 and December 31, 2020, respectively)	62,059	46,845
Property and equipment, net	24,697	20,718
Internal use software and other intangible assets, net	40,939	22,496
Goodwill	10,995	10,995
Derivative assets, at fair value	16,500	39,972
Prepaid expenses and other assets	45,626	28,579

Total Assets	$4,712,420	$2,984,741

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity

Liabilities
Warehouse lines of credit	$3,729,925	$2,207,963
Corporate line of credit, net	149,256	69,065
Accounts payable and accrued expenses	140,637	123,849
Escrow payable	43,580	26,149
Derivative liabilities, at fair value	3,656	25,314
Convertible preferred stock warrants	61,230	25,799
Other liabilities (includes $90 and $52 payable to related parties as of June 30, 2021 and December 31, 2020, respectively)	66,473	47,588

Total Liabilities	$4,194,757	$2,525,727

Commitments and contingencies (see Note 8)
Convertible preferred stock, $0.0001 par value; 197,085,530 shares authorized, 108,721,433 and 107,634,678 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively, and $659,528 and $483,131 liquidation preference as of June 30, 2021 and December 31, 2020, respectively	436,280	409,688

Stockholders’ Equity
Common stock $0.0001 par value; 355,309,046 and 343,059,046 shares authorized as of June 30, 2021 and December 31, 2020, and 99,187,020 and 81,239,084 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	10	8
Notes receivable from stockholders	(30,482)	(365)
Additional paid-in capital	108,181	42,301
Retained earnings	3,870	7,522
Accumulated other comprehensive loss	(196)	(140)

Total Stockholders’ Equity	81,383	49,326

Total Liabilities, Convertible Preferred Stock, and Stockholders’ Equity	$4,712,420	$2,984,741

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BETTER HOLDCO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Six Months Ended June 30,
(Amounts in thousands, except share and per share amounts)	2021	2020
Revenues:
Mortgage platform revenue, net	$627,257	$224,871
Other platform revenue	43,586	11,650
Net interest income (expense)
Interest income	43,059	7,828
Warehouse interest expense	(34,326)	(7,322)

Net interest income	8,733	506

Total net revenues	679,576	237,027

Expenses:
Mortgage platform expenses	312,818	95,498
General and administrative expenses (includes amounts to related parties of $820 and $1,138 for the six months ended June 30, 2021 and 2020, respectively. See Note 7)	106,256	52,805
Marketing and advertising expenses	96,112	31,283
Technology and product development expenses	59,943	22,424
Other platform expenses	35,649	8,251

Total expenses	610,778	210,261

Income from operations	68,798	26,766

Interest and other expense, net
Interest and amortization on non-funding debt	(4,887)	(5,639)
Change in fair value of convertible preferred stock warrants	(62,023)	(6,770)
Change in fair value of bifurcated derivative	—	6,164

Total interest and other expense, net	(66,910)	(6,245)

Income (loss) before income tax expense	1,888	20,521
Income tax expense	5,540	3,288

Net income (loss)	(3,652)	17,233

Other comprehensive loss:
Foreign currency translation adjustment, net of tax	(56)	(148)

Comprehensive income (loss)	$(3,708)	$17,085

Per share data:
Income (loss) per share attributable to common stockholders:
Basic	$(0.04)	$0.10

Diluted	(0.04)	0.06

Weighted-average common shares outstanding — basic	84,243,060	71,938,116

Weighted-average common shares outstanding — diluted	84,243,060	111,504,536

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BETTER HOLDCO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
For the Six Months Ended June 30, 2021 and 2020

	Convertible preferred stock		Common Stock
(Amounts in thousands, except share and per share amounts)	Shares	Amount	Issued and Outstanding	Par Value	Notes Receivables from Stockholder	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
Balance—December 31, 2020	107,634,678	$409,688	81,239,084	$8	$(365)	$42,301	$7,522	$(140)	$49,326
Exercise of convertible preferred stock warrants	1,086,755	26,592	—	—	—	—	—	—	—
Issuance of common stock	—	—	18,186,766	2	—	39,918	—	—	39,920
Cancellation or repurchase of common stock	—	—	(238,830)	—	—	(514)	—	—	(514)
Stock-based compensation	—	—	—	—	—	26,476	—	—	26,476
Issuance of notes receivable from stockholders	—	—	—	—	(30,117)	—	—	—	(30,117)
Net income (loss)	—	—	—	—	—	—	(3,652)	—	(3,652)
Other comprehensive income (loss)—foreign currency translation adjustment, net of tax	—	—	—	—	—	—	—	(56)	(56)

Balance—June 30, 2021	108,721,433	$436,280	99,187,020	$10	$(30,482)	$108,181	$3,870	$(196)	$81,383

	Convertible preferred stock		Common Stock
(Amounts in thousands, except share and per share amounts)	Shares	Amount	Issued and Outstanding	Par Value	Notes Receivables from Stockholder	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
Balance—December 31, 2019	92,534,721	$212,232	72,579,660	$7	$(148)	$15,219	$(160,481)	$(15)	$(145,418)
Beneficial conversion feature upon issuance of convertible notes	—	—	—	—	—	5,044	—	—	5,044
Issuance of common stock	—	—	4,362,216	—	—	1,017	—	—	1,017
Stock-based compensation	—	—	—	—	—	3,426	—	—	3,426
Issuance of common stock warrants	—	—	—	—	—	271	—	—	271
Issuance of notes receivable from stockholders	—	—	—	—	(100)	—	—	—	(100)
Net income (loss)	—	—	—	—	—	—	17,233	—	17,233
Other comprehensive income (loss)—foreign currency translation adjustment, net of tax	—	—	—	—	—	—	—	(148)	(148)

Balance—June 30, 2020	92,534,721	$212,232	76,941,876	$7	$(248)	$24,977	$(143,248)	$(163)	$(118,675)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BETTER HOLDCO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(Amounts in thousands)	2021	2020
Cash Flows from Operating Activities:
Net (loss) income	$(3,652)	$17,233
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation of property and equipment	2,648	1,330
Amortization of internal use software	7,012	2,316
Non-cash interest and amortization of debt issuance costs and discounts	191	4,593
Change in fair value of convertible preferred stock warrants	62,023	6,770
Change in fair value of bifurcated derivative	—	(6,164)
Stock-based compensation	23,933	3,186
Provision for loan repurchase reserve	7,408	3,396
Change in fair value of derivatives	1,814	(17,729)
Mortgage servicing rights retained in connection with loan sales	—	(34,217)
Change in fair value of mortgage servicing rights	—	9,910
Change in fair value of mortgage loans held for sale	22,564	(32,213)
Change in operating assets and liabilities:
Originations of mortgage loans held for sale	(26,823,058)	(5,838,621)
Proceeds from sale of mortgage loans held for sale	25,078,901	5,254,678
Other receivables, net	(15,213)	(14,271)
Prepaid expenses and other assets	(17,047)	1,796
Accounts payable and accrued expenses	16,852	33,665
Escrow payable	17,431	(436)
Other liabilities	5,627	5,938

Net cash used in operating activities	(1,612,566)	(602,432)

Cash Flows from Investing Activities:
Purchase of property and equipment	(6,627)	(6,168)
Capitalization of internal use software	(22,912)	(5,646)

Net cash used in investing activities	(29,539)	(11,814)

Cash Flows from Financing Activities:
Borrowings on warehouse lines of credit	26,407,366	4,989,013
Repayments of warehouse lines of credit	(24,885,405)	(4,418,254)
Borrowings on corporate line of credit	80,000	44,000
Payment of debt issuance costs	—	(1,618)
Proceeds from issuance of convertible notes	—	58,209
Issuance of notes receivable to stockholders	—	(100)
Proceeds from exercise of stock options	9,802	1,017
Payment to predecessor stockholder	—	(250)
Proceeds from stock options exercised not vested	5,787	184
Repurchase and cancellation of common stock	(514)	—

Net cash provided by financing activities	1,617,036	672,201

Effects of currency translation on cash, cash equivalents, and restricted cash	(56)	(160)

Net (Decrease)/Increase in Cash, Cash Equivalents, and Restricted Cash	(25,125)	57,795
Cash, cash equivalents, and restricted cash—Beginning of period	381,785	52,807

Cash, cash equivalents, and restricted cash—End of period	$356,660	$110,602

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BETTER HOLDCO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Continued from previous page
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the total of the same such amounts shown on the previous page.

	Six Months Ended June 30,
(Amounts in thousands)	2021	2020
Cash and cash equivalents, end of period	$286,580	$100,049
Restricted cash, end of period	70,080	10,553

Total cash, cash equivalents and restricted cash end of period	$356,660	$110,602

Supplemental Disclosure of Cash Flow Information:
Interest paid	$38,769	$8,300
Income taxes paid	$34,146	$415
Non-Cash Investing and Financing Activities:
Issuance of common stock warrants	$—	$271
Issuance of convertible preferred stock warrants	$—	$201
Capitalization of stock-based compensation related to internal use software	$2,543	$240
Vesting of stock options early exercised in prior periods	$1,052	$327
Issuance of notes receivable from stockholders	$30,117	$—
Exercise of convertible preferred stock warrants	$26,592	$—
Property and equipment financed by capital leases	$—	$3,761
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. ORGANIZATION AND NATURE OF THE BUSINESS
Better Holdco, Inc. and its subsidiaries (together, the “Company”) provide a comprehensive set of homeownership offerings. The Company’s offerings include mortgage loans, real estate agent services, and title and homeowner’s insurance. The Company leverages its proprietary technology platform, Tinman, to optimize the mortgage process from the initial application, to the integration of a suite of additional homeownership offerings, to the sale of loans to a network of loan purchasers.
The Company originates mortgage loans throughout the United States through its wholly-owned subsidiary Better Mortgage Corporation (“BMC”). BMC is an approved Title II Single Family Program Lender with the Department of Housing and Urban Development’s (“HUD”) Federal Housing Administration (“FHA”), and is an approved seller and servicer with the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FMCC”).
The Company commenced operations in 2015 and is headquartered in New York. The Company’s fiscal year ends on December 31.
In May 2021, the Company entered into a definitive merger agreement (“Merger Agreement”) with Aurora Acquisition Corp (“Aurora”), a special purpose acquisition company (“SPAC”) traded on the NASDAQ under “AURC”, by which the Company will become a publicly listed company. Of the total consideration to existing stockholders of the Company, $950 million will be paid in cash and the remainder in stock of the new company. Existing shareholders of the Company can elect to receive cash or stock, subject to proration depending on whether cash elections are above or below $950 million. After payment of the $950 million, the remaining transaction proceeds, after paying expenses related to the transactions, of approximately $778 million will be used for general corporate purposes. The transaction has been approved by the Boards of Directors of both the Company and Aurora. The transaction is expected to close in the fourth quarter of 2021, subject to the approval of shareholders of Aurora and the stockholders of the Company, certain regulatory approvals, and the satisfaction of certain other customary closing conditions.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
—The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements. Accordingly, these financial statements and notes do not include all of the information required by U.S. GAAP for complete financial statements.
In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of its financial position and its results of operations, changes in convertible preferred stock and stockholders’ equity (deficit) and cash flows. The results of operations and other information for the six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 2021. The unaudited condensed consolidated financial statements presented herein should be read in conjunction with the audited consolidated financial statements and related notes thereto for the year ended December 31, 2020.
Consolidation
—The accompanying condensed consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
—The preparation of condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Significant items subject to such estimates and assumptions include the fair value of mortgage loans held for sale, the fair value of derivative assets and liabilities, including interest rate lock commitments and forward sale commitments, the fair value of mortgage servicing rights, the determination of a valuation allowance on the Company’s deferred tax assets, estimates related to attrition forfeiture related to certain long-term bonus plans, capitalization of internally developed software and its associated useful life, determination of fair value of the Company’s common stock, preferred stock and stock option grants, fair value of bifurcated derivatives, and the fair value of common stock and convertible preferred stock warrants.
Mortgage Loans Held for Sale, at Fair Value
—The Company sells its mortgage loans held for sale (“LHFS”) to loan purchasers. These loans can be sold in one of two ways, servicing released, or servicing retained. If a loan is sold servicing released, the Company has sold all the rights to the loan and the associated servicing rights.
If a loan is sold servicing retained, the Company has sold the loan and kept the servicing rights, and thus the Company is responsible for collecting monthly principal and interest payments and performing certain escrow services for the borrower. The loan purchaser, in turn, pays a fee for these services. The Company sells the vast majority of its loans servicing released. For loans sold servicing retained, the Company engages a third-party sub-servicer
to collect monthly payments and perform associated services.
LHFS consists of loans originated for sale by BMC. The Company elects the fair value option, in accordance with Accounting Standard Codification (“ASC”) 825
– Financial Instruments
(“ASC 825”), for all LHFS with changes in fair value recorded in mortgage platform revenue, net in the condensed consolidated statements of operations and comprehensive income (loss). Management believes that the election of the fair value option for LHFS improves financial reporting by presenting the most relevant market indication of LHFS. The fair value of LHFS is based on market prices and yields at period end. The Company accounts for the gains or losses resulting from sales of mortgage loans based on the guidance of ASC
860-20
– Sales of Financial Assets
(“ASC 860”). An estimate of the gain on sale of loans, net is recognized in the period in which an interest rate lock commitment (“IRLC”) is issued, adjusted for the probability that a given IRLC will close and fund. Subsequent changes in the fair value of the IRLC are measured at each reporting period within mortgage platform revenue, net until the loan is funded. When the loan is funded, the IRLC is derecognized and the gain on sale is recognized based on the fair value of the LHFS. The LHFS is subsequently remeasured at fair value at each reporting period and the changes in fair value are included within mortgage platform revenue, net until the loan is sold on the secondary market. When the loan is sold on the secondary market, the LHFS is derecognized and the gain is included within mortgage platform revenue, net based on the cash settlement. Included in mortgage platform revenue, net is the fair value of mortgage servicing rights (“MSRs”), which represents the estimated fair value of MSRs related to loans which the Company has sold and retained the right to service.
LHFS are considered sold when the Company surrenders control over the loans. Control is considered to have been surrendered when the transferred loans have been isolated from the Company, are beyond the reach of the Company and its creditors, and the loan purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred loans. The Company typically considers the above criteria to have been met upon receipt of sales proceeds from the loan purchaser.
Fair Value Measurements
—Assets and liabilities recorded at fair value on a recurring basis on the condensed consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The price used to measure fair value is not adjusted for transaction costs. The principal market is the market in which the Company would sell or transfer the asset with the greatest volume and level of activity for the asset. In determining the principal market for an asset or liability, it is assumed that the Company has access to the market as of the measurement date. If no market for the asset exists, or if the Company does not have access to the principal market, a hypothetical market is used.
The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:
Level 1—Unadjusted quoted market prices in active markets for identical assets or liabilities;
Level 2— Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and
Level 3— Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
Assets and liabilities measured at fair value on a recurring basis include LHFS, IRLCs and forward sale commitments, MSRs, bifurcated derivatives, and convertible preferred stock warrants. Common stock warrants are measured at fair value at issuance only and are classified as equity on the condensed consolidated balance sheets. When developing fair value measurements, the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs. However, for certain instruments, the Company must utilize unobservable inputs in determining fair value due to the lack of observable inputs in the market, which requires greater judgment in measuring fair value. In instances where there is limited or no observable market data, fair value measurements for assets and liabilities are based primarily upon the Company’s own estimates, and the measurements reflect information and assumptions that management believes a market participant would use in pricing the asset or liability.
Warehouse Lines of Credit
—Warehouse lines of credit represent the outstanding balance of the Company’s warehouse borrowings collateralized by mortgage loans held for sale or related borrowings collateralized by restricted cash. Generally, warehouse lines of credit are used as interim, short-term financing which bears interest at a fixed margin over an index rate, such as LIBOR or the prime rate. The outstanding balance of the Company’s warehouse lines of credit will fluctuate based on its lending volume. The advances received under the warehouse lines of credit are based upon a percentage of the fair value or par value of the mortgage loans collateralizing the advance, depending upon the type of mortgage loan. Should the fair value of the pledged mortgage loans decline, the warehouse provider may require the Company to provide additional cash collateral or mortgage loans to maintain the required collateral level under the relevant warehouse line. The Company did not incur any significant issuance costs related to its warehouse lines of credit.
Corporate Line of Credit, net of discount and debt issuance costs
—The Company has a line of credit arrangement with a third-party lender. Debt and other related issuance costs are deferred and amortized through the maturity date of the line of credit as interest and amortization on non-funding
debt expense. Any modifications of the line of credit arrangement are analyzed as to whether they are an extinguishment or modification of debt on a lender-by-lender
basis, which is determined by whether (1) the lender remains the same, and (2) the change in the debt terms is considered substantial. Gains and losses on debt modifications that are considered extinguishments are recognized in current earnings. Debt modifications that are not considered extinguishments are accounted for prospectively through yield adjustments, based on the revised terms (see Note 6).

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Employee Benefit Plans
—The Company maintained a benefit plan for its employees where any employee who completed four years of employment with the Company was entitled to a certain participation in down payment of a home purchase along with participation in monthly payments made towards the monthly payments of the mortgage taken for the purpose of buying the home. It was stipulated that the mortgage be taken with the Company. The level of down payment and monthly participation was determined based on performance and may change from time to time based on Company discretion. With respect to the down payment, the Company incurred an expense ratably over the respective employee’s vesting period at an undiscounted estimated future payment amount under ASC
450-20,
Loss Contingencies
. As of December 31, 2020, the Company recorded a liability of $10.2 million for the benefit plan, which is included in other liabilities on the condensed consolidated balance sheets. In June 2021, the Company discontinued the plan and will no longer accrue for this benefit. As the plan was discontinued as of June 30, 2021, the Company has reversed prior accrued amounts for unvested employees and included the reversal as a reduction of operating expenses, allocated between mortgage platform expenses, general and administrative expenses, technology and product development expenses, and other platform expenses based on the respective employee within the condensed consolidated statements of operations and comprehensive income (loss). The accrual and expense that will remain for employees that have vested the full benefit as of June 30, 2021 are not material to the condensed consolidated financial statements taken as a whole.
Income Taxes
—Income taxes are calculated in accordance with ASC 740,
Accounting for Income Taxes
. An estimated annual effective tax rate is applied to
year-to-date
ordinary income. At the end of each interim period, the estimated effective tax rate expected to be applicable for the full year is calculated. This method differs from that described in the Company’s income taxes policy footnote in the audited consolidated financial statements and related notes thereto for the year ended December 31, 2020, which describes the Company’s annual significant income tax accounting policy and related methodology.
Revenue Recognition
—The Company generates revenue from the following streams:

a)	Mortgage platform revenue, net includes revenues generated from the Company’s mortgage production process. The components of mortgage platform revenue, net are as follows:

i.
Net gain on sale of loans—This represents the premium the Company receives in excess of the loan principal amount and certain fees charged by loan purchasers upon sale of loans into the secondary market. Net gain on sale of loans includes unrealized changes in the fair value of LHFS which are recognized on a loan by loan basis as part of current period earnings until the loan is sold on the secondary market. The fair value of LHFS is measured based on observable market data. Also Included within net gain on sale of loans is the day one recognition of the fair value of MSRs and any subsequent changes in the measurement of the fair value of the MSRs for loans sold servicing retained, including any gain or loss on subsequent sales of MSRs.

ii.
Integrated relationship revenue—Includes fees that the Company receives for originating loans on behalf of an integrated relationship partner which are recognized as revenue upon the integrated relationship partner’s funding of the loan. Some of the loans originated on behalf of the integrated relationship partner are purchased by the Company. Subsequent changes in fair value of loans purchased by the Company are included as part of current period earnings. These loans may be sold in the secondary market at the Company’s discretion for which any gain on sale is included in this account. For loans sold on the secondary market, the integrated relationship partner will receive a portion of the execution proceeds. A portion of the execution proceeds that is to be allocated to the integrated relationship partner is accrued as a reduction of integrated relationship revenue when the loan is initially purchased from the integrated relationship partner.

iii.	Servicing income—Includes the related income earned from servicing of loans, including loans sold servicing retained and interim servicing requirements.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

iv.
Changes in fair value of IRLCs and forward sale commitments—IRLCs include an estimate of the gain or loss recognized upon issuance with subsequent changes in the fair value recorded in each reporting period until the loan is sold on the secondary market. Fair value of forward commitments hedging IRLC and LHFS are measured based on quoted prices for similar assets.

v.
Lender credits and points—This represents charges or discounts given to borrowers upon the closing of the mortgage process. Lender credits and points related to the production of a mortgage are recognized as a component of the fair value of IRLCs.

Of the $627.3 million of total mortgage platform revenue, net recorded for the six months ended June 30, 2021, $472.8 million was comprised of net gain on sale of loans, $27.4 million for integrated relationship revenue, $0.3 million for servicing income, $71.5 million for changes in fair value of IRLCs and forward sale commitments, and $55.3 million for lender credits and points.
Of the $224.9 million of total mortgage platform revenue, net recorded for the six months ended June 30, 2020, $211.3 million was comprised of net gain on sale of loans, $29.3 million for integrated relationship revenue, $1.4 million for servicing income, $(32.5) million for changes in fair value of IRLCs and forward sale commitments, and $15.4 million for lender credits and points.

b)
Other platform revenue consists of revenue from the Company’s additional homeownership offerings which primarily consist of title insurance and settlement services. Other platform revenue is recognized based on
ASU
2014-09,
Revenue from Contracts with Customers (Topic 606)
, referred to as ASC 606. ASC 606 outlines a single comprehensive model in accounting for revenue arising from contracts with customers. The core principle, involving a five-step process, of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

For the six months ended June 30, 2021, the Company recognized $19.3 million and $16.9 million of revenue related to title insurance and settlement services, respectively. For the six months ended June 30, 2020, the Company recognized $4.1 million and $6.0 million of revenue related to title insurance and settlement services, respectively. The remaining amounts of other platform revenue related to the Company’s other homeownership offerings are immaterial for the six months ended June 30, 2021 and 2020.

c)	Net interest income (expense)—Includes interest income from LHFS calculated based on the note rate of the respective loan as well as interest expense on warehouse lines of credit.
Segments
—The Company has one reportable segment. The Company’s chief operating decision maker, the Chief Executive Officer, reviews financial information presented on a company-wide basis for purposes of allocating resources and evaluating financial performance.
Emerging Growth Company Status
—The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The JOBS Act does not preclude an emerging growth company from early adopting new or revised accounting standards. The Company expects to use the extended transition period for any other new or revised accounting standards during the period which the Company remains an emerging growth company.
Recently Issued Accounting Standards Not Yet Adopted
In February 2016, the FASB issued
ASU 2016-02,
Leases (Topic
 842)
. Under
ASU 2016-02,
an entity will be required to recognize assets and liabilities for the rights and obligations created by leases on the entity’s balance sheet for both finance and operating leases. For leases with a term of 12 months or less, an entity can elect to not recognize lease assets and lease liabilities and expense the lease over a straight-line basis for the term of the lease.
ASU 2016-02
will require new disclosures that depict the amount, timing, and uncertainty of cash flows pertaining to an entity’s leases. In June 2020, ASU
2016-02
was amended by ASU
2020-05,
Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities
, which deferred effective the effective dates for
non-public
companies. Using a modified retrospective approach, this guidance is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and for all other entities beginning after December 15, 2021, including interim periods within those fiscal years beginning after December 15, 2022. Early adoption is permitted. The impact of
ASU 2016-02,
and as amended by ASU
2020-05
and subsequent amendments, on the Company’s financial position will be based on leases outstanding at the time of adoption. The Company is currently evaluating the impact of this standard on its condensed consolidated financial statements and related disclosures.
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
. The amendments in this standard were issued to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments that are not accounted for at fair value through net income, including loans held for investment, held-to-maturity
debt securities, trade and other receivables, net investments in leases and other commitments to extend credit held by a reporting entity at each reporting date. The amendments require that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The standard eliminates the current framework of recognizing probable incurred losses and instead requires an entity to use its current estimate of all expected credit losses over the contractual life. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets. The amendments in this standard are effective for public companies for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and for all other entities beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption permitted. The adoption of the standard is not expected to materially impact the condensed consolidated financial statements as mortgage loans held for sale are recorded at fair value on the condensed consolidated balance sheet.
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,
which simplifies the application of ASC 740 - Income Taxes while maintaining or improving the usefulness of information provided to users of financial statements. The modifications include removal of certain exceptions and simplification to existing requirements. The amendments in ASU
2019-12
are effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, and for all other entities beginning after December 15, 2021, and interim periods within those fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the effect on its condensed consolidated financial statements and related disclosures.
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting
. Subject to meeting certain criteria, the new guidance provides

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

optional expedients and exceptions to applying contract modification accounting under existing U.S. GAAP, to address the expected phase out of the London Inter-bank Offered Rate (or “LIBOR”) by the end of 2021. This guidance is effective upon issuance and allows application to contract changes as early as January 1, 2020. In addition, in January 2021, the FASB issued ASU
2021-01,
Reference Rate Reform (Topic 848): Scope
, which clarified the scope and application of the original guidance. The guidance is effective for all companies as of March 12, 2020 and can generally be applied through December 31, 2022. The Company is in the process of reviewing its warehouse lines of credit that use LIBOR as the reference rate and is currently evaluating the potential impact that the adoption of this ASU will have on the condensed consolidated financial statements and related disclosures.
In August 2020, the FASB issued ASU
2020-06,
Debt-Debt with Conversion and Other Options
(Subtopic 470-20)
and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
. The standard simplifies the accounting for certain convertible instruments by removing models with specific features, amends guidance on derivative scope exceptions for contracts in an entity’s own equity, and modifies the guidance on diluted earnings per share (EPS) calculations as a result of these changes. This standard is effective for public companies for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years, and for all other entities beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this standard on the condensed consolidated financial statements and related disclosures.
3. MORTGAGE LOANS HELD FOR SALE AND WAREHOUSE LINES OF CREDIT
The Company has the following outstanding warehouse lines of credit:

(Amounts in thousands)	Maturity	Facility Size	June 30, 2021	December 31, 2020
Funding Facility 1 (1)	March 18, 2022	$500,000	$403,099	$222,809
Funding Facility 2 (2)	September 30, 2021	200,000	194,673	187,512
Funding Facility 3 (3)	September 15, 2021	175,000	80,534	130,158
Funding Facility 4 (4)	July 9, 2021	300,000	286,540	144,330
Funding Facility 5 (5)	November 30, 2021	100,000	97,679	88,065
Funding Facility 6 (6)	January 25, 2022	1,250,000	1,083,875	396,178
Funding Facility 7 (7)	March 8, 2023	1,500,000	939,244	945,100
Funding Facility 8 (8)	July 20, 2021	200,000	56,225	39,192
Funding Facility 9 (9)	November 16, 2021	175,000	107,717	54,619
Funding Facility 10 (10)	March 9, 2022	750,000	294,409	—
Funding Facility 11 (11)	April 6, 2022	500,000	185,930	—

Total warehouse lines of credit		$5,650,000	$3,729,925	$2,207,963

(1)
Interest charged under the facility is at the interest rate charged on the note of the underlying collateral of the approved loan (“Note Rate”) minus 0.75%, which decreases to 1.25% with incentive capacity usage, and with a floor rate of 2.50%, as defined in the agreement. Cash collateral deposit of $10.0 million is maintained.

(2)
Interest charged under the facility is at the one month LIBOR plus 1.88%, with a floor rate of one month LIBOR at 1.00%, as defined in the agreement. Cash collateral deposit of $2.0 million is maintained. Subsequent to June 30, 2021, the facility was amended to extend maturity to October 31, 2021.

(3)
Interest charged under the facility for agency is at the one month LIBOR plus 2.00%, with a floor rate of 4.00%, and interest charged for non-agency
is at the Note Rate, as defined in the agreement. Refer to Note 7 for details on related party guarantees of this facility. Cash collateral deposit of $1.8 million is maintained. Subsequent to June 30, 2021, the facility was not renewed beyond current maturity.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(4)
Interest charged under the facility is at the respective one month LIBOR plus 1.75%, with a floor rate of 2.25%, as defined in the agreement. Cash collateral deposit of $3.0 million is maintained. Subsequent to June 30, 2021, the facility was amended to increase capacity to $450.0 million, to increase cash collateral to $4.5 million, and extend maturity to July 1, 2022.

(5)
Interest charged under the facility is at the daily adjusting LIBOR plus 2.00%, with a floor rate of one month LIBOR at 0.25%, as defined in the agreement. There is no cash collateral deposit maintained as of June 30, 2021.

(6)	Interest charged under the facility is at the one month LIBOR plus 1.65%. There is no cash collateral deposit maintained as of June 30, 2021.
(7)	Interest charged under the facility is at the one month LIBOR plus 1.85%. There is no cash collateral deposit maintained as of June 30, 2021.
(8)
Interest charged under the facility is at the one month LIBOR plus 1.75%, which decreases to one month LIBOR plus 1.50% with incentive capacity usage. Cash collateral deposit of $2.3 million is maintained. Subsequent to June 30, 2021, the facility was amended to extend maturity to August 31, 2022.

(9)
Interest charged under the facility is at the one month LIBOR plus 1.75% – 2.15%, which decreases to one month LIBOR plus 1.63% with incentive capacity usage for conforming loans, with a floor rate of one month LIBOR at 0.38%. There is no cash collateral deposit maintained as of June 30, 2021. Subsequent to June 30, 2021, the facility was amended to increase capacity to $300.0 million.

(10)	Interest charged under the facility is at the adjusting LIBOR plus 1.60%. Cash collateral deposit of $7.5 million is maintained.
(11)
Interest charged under the facility as at the one month LIBOR plus 1.60%, with a floor rate of one month LIBOR at 0.50%, as defined in the agreement. There is no cash collateral deposit maintained as of June 30, 2021.

The following unpaid principal amounts of LHFS are also pledged as collateral under the relevant warehouse funding facilities:

(Amounts in thousands)	June 30, 2021	December 31, 2020
Funding Facility 1	$431,177	$242,928
Funding Facility 2	220,875	228,639
Funding Facility 3	103,269	132,450
Funding Facility 4	339,506	154,323
Funding Facility 5	108,846	92,580
Funding Facility 6	1,125,975	409,839
Funding Facility 7	1,042,638	988,702
Funding Facility 8	63,532	42,819
Funding Facility 9	113,756	55,770
Funding Facility 10	331,795	—
Funding Facility 11	210,841	—

Total LHFS	4,092,210	2,348,050
Fair value adjustment	62,734	85,301

Total LHFS at fair value	$4,154,944	$2,433,351

For the six months ended June 30, 2021 and 2020, the weighted-average interest rate for the warehouse lines of credit was 2.03% and 2.98%, respectively. These lines of credit generally expire within the year after contract initiation or line renewal, with all lines typically expiring within a year of the condensed consolidated balance sheets’ date. Upon expiration, management intends to renew its existing lines or obtain sufficient additional lines.
The warehouse lines of credit contain certain restrictive covenants that require the Company to maintain certain minimum net worth, liquid assets, current ratios, liquidity ratios, leverage ratios, and earnings. In addition, these warehouse lines also require the Company to maintain compensating cash balances which aggregated to $26.6 million and $7.0 million as of June 30, 2021 and December 31, 2020, respectively, and are included in restricted cash on the accompanying condensed consolidated balance sheets. The Company was in compliance with all financial covenants as of June 30, 2021 and December 31, 2020.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. MORTGAGE SERVICING RIGHTS
A summary of MSRs activity is as follows:

	Six Months Ended June 30,
(Amounts in thousands)	2021	2020
Fair value at beginning of period	$—	$6,869
MSRs retained in connection with loan sales	—	34,217
Changes in fair value (1)	—	(9,910)

Balance at end of period	$—	$31,176

(1)
Changes in fair value are due to changes in valuation inputs and assumptions, which primarily represent changes in discount rates and prepayment speed inputs used in valuation models, primarily due to changes in interest rates, and other changes, including realization of expected cash flows.

During December 2020, the Company sold all of its MSRs for total consideration of $53.3 million. The total consideration consisted of $47.9 million in cash, paid at closing, and a cash holdback of $5.4 million at closing of which $1.1 million has been collected during the six months ended June 30, 2021. The outstanding holdback of $4.3 million is included in other receivables, net on the condensed consolidated balance sheets.
The unpaid principal balances of the mortgage servicing portfolio were none as of June 30, 2021 and December 31, 2020, respectively. During the six months ended June 30, 2021 and 2020, the Company recognized revenue of $0.3 million and $1.4 million, respectively, related to income earned from loan servicing activities as recorded in mortgage platform revenue, net within the condensed consolidated statements of operations and comprehensive income (loss). For the six months ended June 30, 2021 and 2020, the fair value adjustment to MSRs was none and a decrease of $9.9 million, respectively, which is included in mortgage platform revenue, net. Additionally, for the six months ended June 30, 2021 and 2020 the Company incurred $4.9 million and $1.5 million, respectively, of costs paid to its sub-servicer,
which are recorded in mortgage platform expenses within the condensed consolidated statements of operations and comprehensive income (loss).
5. GOODWILL AND INTERNAL USE SOFTWARE AND OTHER INTANGIBLE ASSETS, NET
No impairment of goodwill was recognized for the six months ended June 30, 2021 and 2020.
Internal use software and other intangible assets, net consisted of the following:

(Amounts in thousands, except useful lives)	Weighted- Average Useful Lives (in years)	June 30, 2021	December 31, 2020
Intangible assets with finite lives
Internal use software and website development	3	$59,711	$34,257
Less accumulated amortization		(20,592)	(13,581)

Total Intangible assets with finite lives, net		39,119	20,676

Intangible assets with indefinite lives
Domain name		1,820	1,820

Total Internal use software and other intangible assets, net		$40,939	$22,496

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company capitalized $25.5 million and $5.9 million in internal use software and website development costs during the six months ended June 30, 2021 and 2020, respectively. Included in capitalized internal use software and website development costs are $2.5 million and $0.2 million of stock-based compensation costs for the six months ended June 30, 2021 and 2020, respectively. Amortization expense totaled $7.0 million and $2.3 million during the six months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, no impairment was recognized relating to intangible assets.
6. CORPORATE LINE OF CREDIT AND CONVERTIBLE NOTES
Corporate Line of Credit
—As of December 31, 2020, the Company had $71.4 million of outstanding borrowings on the line of credit. In April 2021, the Company drew down the remaining available credit under the 2020 Credit Facility of $80.0 million, increasing the total amount of outstanding borrowings on the line of credit to $151.4 million as of June 30, 2021, which are recorded net of the unamortized portion of the warrant issuance related discount and debt issuance costs as corporate line of credit, net in the condensed consolidated balance sheets. The outstanding borrowings as of both June 30, 2021 and December 31, 2020 include $1.4 million of interest in kind that was added to the principal balance which was incurred as interest in kind during the six months ended June 30, 2020. The Company had $2.2 million and $2.4 million of unamortized warrant issuance related discount and debt issuance costs as of June 30, 2021 and December 31, 2020, respectively.
The terms of the 2020 Credit Facility also include the ability to prepay amounts borrowed, at the Company’s discretion, which would include all accrued and unpaid interest on amounts borrowed as well as a “make-whole” premium that is reduced by the interest incurred through prepayment. As of June 30, 2021 and December 31, 2020, the make-whole premium is $23.4 million and $27.6 million, respectively (see Note 11).
For the six months ended June 30, 2021, the Company recorded a total of $4.6 million related to interest expense as follows: $4.0 million in interest expense related to the line of credit, $0.2 million in interest expense from the unused commitment fee, and $0.4 million in interest expense related to the amortization of deferred debt issuance costs and discount as recorded in interest and amortization on non-funding
debt expense, net within the condensed consolidated statements of operations and comprehensive income (loss).
For the six months ended June 30, 2020, the Company recorded a total of $2.5 million related to interest expense as follows: $2.3 million in interest expense related to the line of credit, and $0.2 million in interest expense related to the amortization of deferred debt issuance costs and discount as recorded in interest expense, net within the condensed consolidated statements of operations and comprehensive income (loss).
The Company is in compliance with its financial covenants as of June 30, 2021 and December 31, 2020.
Convertible Notes
—On February 10, 2020, the Company entered into a Note Purchase Agreement (“NPA”) with certain investors to issue convertible promissory notes (the “Convertible Notes”). On March 12, 2020, the Company amended the NPA (“amended NPA”) to issue new Convertible Notes to additional investors. Under the terms of the amended NPA, the Company issued, and received proceeds equal to, $58.2 million of Convertible Notes.
The Convertible Notes included an interest rate of 8%, compounded annually. The Convertible Notes included various embedded contingent redemption and conversion features, including a voluntary conversion feature, and matured eight years from the issuance date unless converted earlier. The Company evaluated the embedded redemption and conversion features pursuant to the terms of the amended NPA for bifurcation as embedded derivatives under ASC 815—
Derivatives and Hedging
and beneficial conversion features (“BCF”) under ASC 470—
Debt.
The contingent redemption features required bifurcation as embedded derivatives, and the

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

voluntary conversion feature represented a BCF as the feature settled in the Company’s preferred stock instead of cash. The embedded derivative was recorded at fair value, and the BCF was recorded at intrinsic value as additional paid-in
capital in the condensed consolidated balance sheets, and both features were treated as a reduction, or discount, in the carrying value of the Convertible Notes.
The BCF and embedded derivative debt discounts were amortized into the condensed consolidated statements of operations and comprehensive income (loss) under the effective interest rate method over the eight-year
term of the Convertible Notes. The Convertible Notes’ effective interest rate, taking into account the 8% coupon rate and impact of debt discount amortization, was 17% at the dates of inception. The Company recognized total interest expense on Convertible Notes of $3.0 million during the six months ended June 30, 2020, including $1.4 million and $1.6 million related to the 8% coupon rate and amortization of the debt discounts, respectively.
The changes in fair value of the bifurcated derivative were included in interest and other expense, net within the condensed consolidated statements of operations and comprehensive income (loss). The Company recognized a gain of $6.2 million on changes in the fair value of the bifurcated derivative during the six months ended June 30, 2020. The fair value measurements of the embedded redemption features were considered to be level 3 fair value measurements in the fair value hierarchy per ASC 820, Fair Value Measurement, as they were determined using observable and unobservable inputs.
On November 2, 2020, the notes converted into 6,671,168 shares of Series
D-2
Preferred Stock and 299,310 shares of Series
D-3
Preferred Stock in accordance with their respective terms. This conversion triggered derecognition of the Convertible Notes outstanding principal, accrued interest, bifurcated derivative liability, and remaining unamortized debt discounts for the BCF and bifurcated derivative. The Convertible Notes principal and accrued interest on Convertible Notes converted into convertible preferred stock within the condensed consolidated balance sheets, and the embedded derivative was derecognized as a change in the fair value and the remaining BCF and embedded derivative unamortized discounts were immediately recorded as interest expense on the conversion date within the statements of operations and comprehensive income (loss).
7. RELATED PARTY TRANSACTIONS
In connection with the Avex Merger in 2015, and the subsequent agreement (“Predecessor Agreement”) entered in December 2019 between the Company and the Predecessor Stockholder of Avex, the Company made payments totaling $0.3 million to the Predecessor Stockholder during the first quarter of 2020. The payments made during the first quarter of 2020 were the final amounts owed under the Predecessor Agreement and resulted in resolution of all claims and matters related to the Predecessor Stockholder.
Since January 2018, the Company has continually been a party to an employee and expense allocation agreement with 1/0 Capital, LLC (“1/0 Capital”), an entity affiliated with 1/0 Real Estate, LLC and Vishal Garg, the Chief Executive Officer of the Company. Under the employee and expense allocation agreement, 1/0 Capital, LLC provides the Company with access to certain of its employees for services related to technical, legal, operations and human resources personnel, along with other administrative expenses. In connection with this agreement, the Company incurred gross expenses of $0.7 million and $1.0 million in the six months ended June 30, 2021 and 2020, respectively. As part of this agreement, the Company may provide access to certain of its employees for use by 1/0 Capital, which reduced the amounts owed to 1/0 Capital by $0.1 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively. The Company recorded net expenses of $0.5 million and $0.9 million for the six months ended June 30, 2021 and 2020, respectively, and are included within general and administrative expenses on the condensed consolidated statements of operations and comprehensive income (loss). The Company is invoiced on a net basis and recorded $37.7 thousand and $0.1 million as of June 30, 2021 and December 31, 2020, respectively, as a receivable from 1/0 Capital, which is included within other receivables, net on the condensed consolidated balance sheets.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Since January 2018, the Company has continually been a party to a data analytics services agreement with TheNumber, LLC (“TheNumber”), an entity affiliated with both Vishal Garg, the Chief Executive Officer, and 1/0 Real Estate, LLC. Under the data analytics services agreement, TheNumber is obligated to provide data optimization and analysis services to the Company. In connection with this agreement, the Company paid expenses of $51.0 thousand and $0.2 million in the six months ended June 30, 2021 and 2020, respectively, which are included within general and administrative expenses on the condensed consolidated statements of operations and comprehensive income (loss) and a payable of $8.5 thousand and none as of June 30, 2021 and December 31, 2020, respectively, within other liabilities on the condensed consolidated balance sheets.
The Company has also continually been a party to an agreement with Funding Facility 3 (see Note 3) for securing a warehouse line of credit; the warehouse line of credit was personally guaranteed by Vishal Garg, the Chief Executive Officer. The personal guarantee was terminated in September 2020.
In January 2018, the Company entered into an advisor agreement with Holy Machine LLC (“Holy Machine”) an entity affiliated with Aaron Schildkrout, a member of the Company’s board of directors (the “Board of Directors”). The advisor agreement provides for compensation of $25.0 thousand per month, as well as an option grant for 603,024 shares of Common O Stock with an exercise price of $1.42 per share, vesting monthly over a four-year period from the date of grant, in exchange for consulting services related to product development. In July 2020, the Company entered into a separate consulting agreement with Holy Machine, which provides for (i) an option grant of 250,000 shares of common stock, with an exercise price of $5.06 per share, vesting monthly over a four-year period from the date of grant, and (ii) an option grant of 250,000 shares of common stock, with an exercise price of $10.65 per share, vesting monthly over a four-year period from the date of grant, in each case in exchange for consulting services and such other services as mutually agreed upon by the Company and Holy Machine. The Company recorded $150.0 thousand and $150.0 thousand of expenses during the six months ended June 30, 2021 and 2020, respectively, which are included within general and administrative expenses on the condensed consolidated statements of operations and comprehensive income (loss) and a payable of $25.0 thousand and $25.0 thousand as of June 30, 2021 and December 31, 2020, respectively, within other liabilities on the condensed consolidated balance sheets.
In April 2020, the Company entered into an agreement with 1/0 Capital, pursuant to which the Company provides the use of a portion of office space at 175 Greenwich Street, New York, New York, to 1/0 Capital. As of June 30, 2021 and December 31, 2020, in connection with this agreement, the Company included a receivable from 1/0 Capital of none and $46.4 thousand, respectively, within other receivables, net on the condensed consolidated balance sheets. The parties had not previously been a party to any space sharing arrangement prior to April 2020. This agreement was entered into in April 2020 and terminated in November 2020. The Company received $88.1 thousand during the six months ended June 30, 2020.
In November 2020, the Company entered into an agreement with Embark Corp (“Embark”), an entity affiliated with Vishal Garg, which provides the Company the use of one floor of office space in midtown Manhattan, New York City, for a period of 15 months, although the agreement terminated early. In connection with the agreement, the Company was obligated to pay Embark $127.0 thousand annually plus applicable taxes and utilities. For the six months ended June 30, 2021 and 2020, the Company incurred $80.7 thousand and none of expenses under the agreement which are included within general and administrative expenses on the statements of operations and comprehensive income (loss) and a payable of $13.4 thousand and $26.9 thousand included within other liabilities on the condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020, respectively.
Notes Receivable from Stockholders
—The Company, at times, enters into promissory note agreements with certain employees for the purpose of financing the exercise of the Company’s stock options. These employees may have the ability to use the promissory notes to exercise stock options that have not yet been vested by the

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

respective employees. Interest is compounded and accrued based on any unpaid principal balance and is due upon the earliest of maturity, 120 days after an employee leaves the Company, the date the employee sells shares acquired through the promissory note agreement without prior written consent of the Company, or the day prior to the date that any change in the employee’s status would cause the loan to be a prohibited extension or maintenance of credit under Section 402 of the Sarbanes Oxley Act of 2002. The Company included $30.5 million and $0.4 million, respectively, of the notes, which include the outstanding principal amount and accrued interest, within notes receivable from stockholders in stockholders’ equity on the condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020. The balance as of June 30, 2021 includes $28.9 million of promissory notes due from directors and officers of the Company with the majority due from Vishal Garg. The notes range in maturity from December 2024 to January 2026 and include interest rates ranging from 0.5% to 2.5% per annum.
8. COMMITMENTS AND CONTINGENCIES
Litigation
—The Company, among other things, engages in mortgage lending, title and settlement services, and other financial technology services. The Company operates in a highly regulated industry and may be subject to various legal and administrative proceedings concerning matters that arise in the normal and ordinary course of business, including inquiries, complaints, audits, examinations, investigations, employee labor disputes, and potential enforcement actions from regulatory agencies. While the ultimate outcome of these matters cannot be predicted with certainty due to inherent uncertainties in litigation, management is of the opinion that these matters will not have a material impact on the condensed consolidated financial statements of the Company. The Company accrues for losses when they are probable to occur and such losses are reasonably estimable, and discloses pending litigation if the Company believes a possibility exists that the litigation will have a material effect on its financial results. Legal costs expected to be incurred are accounted for as they are incurred.
The Company is currently a party to pending legal claims and proceedings regarding an employee-related labor dispute brought forth during the third quarter of 2020. The dispute alleges that the Company has failed to pay certain employees for overtime and is in violation of the Fair Labor Standards Act and labor laws in the State of California. The dispute is still in its infancy and the ultimate outcome cannot be predicted with certainty due to inherent uncertainties in the legal claims. As part of the dispute, the Company has recorded an estimated liability as of June 30, 2021 and December 31, 2020, included within other liabilities on the condensed consolidated balance sheet. No expense was accrued for the six months ended June 30, 2021 and 2020. The accrual and expense are not material to the condensed consolidated financial statements taken as a whole.
Investor Legal Matter
—In July 2021, Pine Brook, a current investor in the Company, commenced litigation against the Company, among other parties, seeking declaratory judgement in relation to a side letter which was entered into as part of the Series C Preferred Stock issuance by the Company in 2019. The dispute is whether the Company, once it becomes a publicly listed company via the Merger Agreement described in Note 1, would be entitled to trigger a side letter provision allowing the Company to repurchase approximately 1.9 million shares of Series A Preferred Stock for a total price of $1. Mr. Howard Newman, managing partner of Pine Brook and a director of the Company prior to the closing of the Merger Agreement, has stated that Pine Brook disagrees with the Company’s interpretation of the side letter and Pine Brook is seeking declaratory judgement that the Company does not have the right to repurchase such shares in connection with the Merger Agreement and that the lock-up included in the letter of transmittal that holders of 1% or more of the Company’s Capital Stock are required to sign pursuant to the Merger Agreement is invalid and violates Delaware law.
Loan Commitments
—The Company enters into IRLCs to fund mortgage loans, at specified interest rates and within a specified period of time, with potential borrowers who have applied for a loan and meet certain credit and underwriting criteria. As of June 30, 2021 and December 31, 2020, the Company had outstanding

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

commitments to fund mortgage loans in notional amounts of approximately $4.2 billion and $5.0 billion, respectively. The IRLCs derived from those notional amounts are recorded within derivative assets, at fair value on the condensed consolidated balance sheets.
Forward Sale Commitments
—In the ordinary course of business, the Company enters into contracts to sell existing LHFS or loans committed but yet to be funded into the secondary market at specified future dates. As of June 30, 2021 and December 31, 2020, the Company had outstanding forward sales commitment contracts of notional amounts of approximately $4.6 billion and $5.2 billion, respectively. The forward sales commitments derived from those notional amounts are recorded within derivative liabilities, at fair value on the condensed consolidated balance sheets.
Concentrations
—See below for areas considered to be concentrations of credit risk for the Company:
Significant loan purchasers are those which represent more than 10% of the Company’s net gain on sale of loans. During the six months ended June 30, 2021 and 2020, the Company had one loan purchaser, Fannie Mae, that accounted for 58% and 85% of net gain on sale of loans, respectively.
Concentrations of credit risk associated with the LHFS carried at fair value are limited due to the large number of borrowers and their dispersion across many geographic areas throughout the United States. As of June 30, 2021, the Company originated 17% of its LHFS secured by properties in California. As of December 31, 2020, the Company had originated 16% of its LHFS secured by properties in California.
The Company maintains cash and cash equivalent balances at various financial institutions. Cash accounts at each bank are insured by the Federal Deposit Insurance Corporation for amounts up to $0.25 million. At June 30, 2021 and December 31, 2020, the Company had amounts in excess of the insured limits at various financial institutions.
Escrow Funds
—In accordance with its lender obligations, the Company maintains a separate escrow bank account to hold borrower funds pending future disbursement. The Company administers escrow deposits representing undisbursed amounts received for payment of property taxes, insurance and principal, and interest on mortgage loans held for sale. These funds are shown as restricted cash and are offset by an escrow payable on the condensed consolidated balance sheet, as they are being held on behalf of the borrower. The balance in these accounts at June 30, 2021 and December 31, 2020 was $43.6 million and $26.1 million, respectively. In some instances the Company may administer funds that are legally owned by a third-party which are excluded from the condensed consolidated balance sheets and amounted to $5.5 million and $36.8 million as of June 30, 2021 and December 31, 2020, respectively.
Operating Leases
—The Company has a number of small offices across the country for licensing purposes and leases significant office space under operating leases with various expiration dates through July 2030 in New York, California, North Carolina, and India. For the six months ended June 30, 2021, rent expense was $9.6 million, of which $6.9 million was included in mortgage platform expenses, $1.0 million was included in general and administrative expense, $0.7 million was included in technology expenses, and $0.9 million was included in other mortgage platform expenses, within the condensed consolidated statements of operations and comprehensive income (loss). For the six months ended June 30, 2020, rent expense was $11.7 million, of which $6.1 million was included in mortgage platform expenses, $3.9 million was included in general and administrative expense, $1.5 million was included in technology expenses, $0.1 million was included within marketing and advertising expenses, and $0.1 million was included in other mortgage platform expenses, within the condensed consolidated statements of operations and comprehensive income (loss).

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The future required minimum payments for office leases as of June 30, 2021 are as follows:

(Amounts in thousands)	Total
Remainder of 2021	$8,314
2022	14,410
2023	11,882
2024	11,451
2025	11,477
Thereafter	26,322

Total	$83,856

Capital Leases
—The Company’s assets subject to capital leases had a gross carrying value of $3.8 million and accumulated depreciation of $0.8 million as of June 30, 2021. Future minimum payments with respect to obligations under the Company’s capital leases are recorded in other liabilities within the condensed consolidated balance sheets, and are as follows:

(Amounts in thousands)	Total
Remainder of 2021	$697
2022	1,394
2023	1,101
2024	—
2025	—
Thereafter	—

Total minimum payments	3,192
Less: interest	(512)

Present value of net minimum obligations	$2,680

9. RISKS AND UNCERTAINTIES
In the normal course of business, companies in the mortgage lending industry encounter certain economic and regulatory risks. Economic risks include credit risk and interest rate risk, in either a rising or declining interest rate environment. Credit risk is the risk of default that may result from the borrowers’ inability or unwillingness to make contractually required payments during the period in which loans are being held for sale by the Company.
Loan Repurchase Reserve
—The Company sells loans to loan purchasers without recourse. As such, the loan purchasers have assumed the risk of loss or default by the borrower. However, the Company is usually required by these loan purchasers to make certain standard representations and warranties relating to the loan. To the extent that the Company does not comply with such representations, or there are early payment defaults, the Company may be required to repurchase the loans or indemnify these loan purchasers for losses. In addition, if loans pay-off
within a specified time frame, the Company may be required to refund a portion of the sales proceeds to the loan purchasers. The Company’s loan repurchase reserve as of June 30, 2021 and December 31, 2020 was $14.8 million and $7.4 million, respectively, and is included within other liabilities on the condensed consolidated balance sheets. There were no charge-offs or recoveries of the loan repurchase reserve during the six months ended June 30, 2021 and 2020.
COVID-19
Pandemic
—The coronavirus
(“COVID-19”)
pandemic continues to spread throughout the United States. The Company remains fully functional in both its origination and servicing operations, and has taken

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

steps over the past year to ensure the business can continue to operate as necessary should
COVID-19
cases spike and force offices to temporarily close. The Company has also benefited from interest rate policy changes in response to the pandemic as borrowers capitalized on low interest rates and loan origination volumes increased substantially during 2020.
There remains uncertainty in how long the pandemic will continue and what the long-term impact will be on the Company’s operations, particularly when government support ceases and if interest rates increase in the future. Given the uncertainty of the
COVID-19
pandemic duration and associated responses, the pandemic could materially impact the Company’s future results of operations, cash flows, and financial condition.

10.    NET INCOME (LOSS) PER SHARE
The computation of net income (loss) per share and weighted-average shares of the Company’s common stock outstanding during the periods presented is as follows:

	Six Months Ended June 30,
(Amounts in thousands, except for share and per share amounts)	2021	2020
Basic net income (loss) per share:
Net income (loss)	$(3,652)	$17,233
Income allocated to participating securities	—	(9,696)

Net income (loss) attributable to common stockholders - Basic	$(3,652)	$7,537

Diluted net income (loss) per share:
Net income (loss) attributable to common stockholders - Basic	$(3,652)	$7,537
Interest expense and change in fair value of bifurcated derivatives on convertible notes	—	(3,158)
Income allocated to participating securities	—	1,880

Net income (loss) income attributable to common stockholders - Diluted	$(3,652)	$6,259

Shares used in computation:
Weighted-average common shares outstanding	84,243,060	71,938,116
Weighted-average effect of dilutive securities:
Assumed exercise of stock options	—	3,832,628
Assumed exercise of warrants	—	232,837
Assumed conversion of convertible preferred stock	—	35,500,955

Diluted weighted-average common shares outstanding	84,243,060	111,504,536

Earnings (loss) per share attributable to common stockholders:
Basic	(0.04)	$0.10

Diluted	(0.04)	$0.06

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Basic and diluted earnings (loss) per share are the same for each class of common stock because they are entitled to the same dividend rights. Basic and diluted earnings (loss) per share are presented together as the amounts for basic and diluted earnings (loss) per share are the same for each class of common stock. There were no preferred dividends declared or accumulated during the six months ended June 30, 2021 and 2020. The Company applies the two-class method which requires earnings available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all earnings for the period had been distributed. The Company’s outstanding convertible preferred stock is a participating security as the holders of such shares participate in dividends but do not contractually participate in the Company’s losses. The Company’s potentially dilutive securities, which include stock options, convertible preferred stock that would have been issued under the if-converted method, warrants to purchase shares of common stock, warrants to purchase shares of preferred stock, and stock options exercised, not vested, have been excluded from the computation of diluted net income (loss) per share, as the effect would be to reduce the net loss per share or increase net income per share. The Company excluded the following securities, presented based on amounts outstanding at each period end, from the computation of diluted net income (loss) per share attributable to common stockholders for the periods indicated as including them would have had an anti-dilutive effect:

	Six Months Ended June 30,
(Amounts in thousands)	2021	2020
Convertible preferred stock	108,721	—
Options to purchase common stock (1)	32,555	31,713
Warrants to purchase convertible preferred stock (1)	3,363	5,314
Warrants to purchase common stock (1)	1,875	1,500

Total	146,514	38,527

(1)	Securities have an antidilutive effect under the treasury stock method.
11.    FAIR VALUE MEASUREMENTS

The Company’s financial instruments measured at fair value on a recurring basis are summarized below:

	June 30, 2021
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Mortgage loans held for sale, at fair value	$—	$4,154,944	$—	$4,154,944
Derivative assets, at fair value (1)	—	—	16,500	16,500

Total Assets	$—	4,154,944	$16,500	4,171,444

Derivative liabilities, at fair value (2)	$—	$3,656		$3,656
Convertible preferred stock warrants (3)	—	—	61,230	61,230

Total Liabilities	$—	$3,656	$61,230	$64,886

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2020
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Mortgage loans held for sale, at fair value	$—	$2,433,351	$—	$2,433,351
Derivative assets, at fair value (1)	—	—	39,972	39,972

Total Assets	$—	$2,433,351	$39,972	$2,473,323

Derivative liabilities, at fair value (2)	$—	$25,314	$—	$25,314
Convertible preferred stock warrants (3)	—	—	25,799	25,799

Total Liabilities	$—	$25,314	$25,799	$51,113

(1)	Derivative assets represents IRLCs as of June 30, 2021 and December 31, 2020, respectively.
(2)	Derivative liabilities represents forward sale commitments as of June 30, 2021 and December 31, 2020, respectively.
(3)	Fair value is based on the intrinsic value of the Company’s underlying stock price at each balance sheet date and includes certain assumptions with regard to volatility.
As of June 30, 2021 and December 31, 2020, Level 3 assets include IRLCs, and Level 3 liabilities include convertible preferred stock warrants, respectively. The following table presents the rollforward of Level 3 IRLCs:

(Amounts in thousands)	June 30, 2021
Balance at beginning of period	$39,972
Change in fair value of IRLCs	(23,472)

Balance at end of period	$16,500

The following table presents the rollforward of Level 3 convertible preferred stock warrants:

(Amounts in thousands)	June 30, 2021	June 30, 2020
Balance at beginning of period	$25,799	$1,875
Issuances	—	201
Exercises	(26,592)	—
Change in fair value of convertible preferred stock warrants	62,023	6,770

Balance at end of period	$61,230	$8,846

Specific valuation techniques and inputs used in determining the fair value of each significant class of assets and liabilities are as follows:
Mortgage Loans Held for Sale
—The Company originates certain LHFS to be sold to loan purchasers and elected to carry these loans at fair value in accordance with ASC 825. The fair value is primarily based on the price obtained for other mortgage loans with similar characteristics. The changes in fair value of these assets are largely driven by changes in interest rates subsequent to loan funding and receipt of principal payments associated with the relevant LHFS.
Derivative Assets and Liabilities
—The Company uses derivatives to manage various financial risks. The fair values of derivative instruments are determined based on quoted prices for similar assets and liabilities, dealer quotes, and internal pricing models that are primarily sensitive to market observable data. The Company utilizes IRLCs and forward sale commitments. The fair value of IRLCs, which are related to mortgage loan

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

commitments, is based on quoted market prices, adjusted by the pull-through factor, and includes the value attributable to the net servicing fee. The Company evaluated the significance and unobservable nature of the pull-through factor and determined that the classification of IRLCs should be level 3 as of June 30, 2021 and December 31, 2020. Significant changes in the pull-through factor of the IRLCs, in isolation, could result in significant changes in the IRLCs’ fair value measurement. The value of IRLCs also rises and falls with changes in interest rates; for example, entering into interest rate lock commitments at low interest rates followed by an increase in interest rates in the market, will decrease the value of IRLCs.
The number of days from the date of the IRLC to expiration of the rate lock commitment outstanding at June 30, 2021 was approximately 60 days on average. The Company attempts to match the maturity date of the IRLCs with the forward commitments. Derivatives are presented in the condensed consolidated balance sheets under derivatives assets, at fair value and derivative liabilities, at fair value. During the six months ended June 30, 2021, the Company recognized $23.5 million of losses and $101.1 million of gains related to changes in the fair value of IRLCs and forward sale commitments, respectively. During the six months ended June 30, 2020, the Company recognized $32.6 million of gains and $65.1 million of losses related to changes in the fair value of IRLCs and forward sale commitments, respectively. Gains and losses related to changes in the fair value of IRLCs and forward sale commitments are included in mortgage platform revenue, net within the condensed consolidated statements of operations and comprehensive income (loss). Unrealized activity related to changes in the fair value of forward sale commitments was $21.7 million of gains and $14.9 million of losses, included in the $101.1 million of gains and $65.1 million of losses described above, during the six months ended June 30, 2021 and 2020, respectively. The notional and fair value of derivative financial instruments not designated as hedging instruments were as follows:

(Amounts in thousands)	Notional Value	Derivative Asset	Derivative Liability
Balance at June 30, 2021:
IRLCs	$4,163,379	$16,500	$—
Forward commitments	$4,568,018	$—	$3,656

Balance at December 31, 2020:
IRLCs	$4,965,468	$39,972	$—
Forward commitments	$5,150,000	$—	$25,314
Convertible Preferred Stock Warrants
—The Company issued warrants to certain investors and to the Lender under its corporate line of credit (see Note 6). The Company obtains a fair value analysis from a third party to assist in determination of the fair value of warrants. The Company used the Black-Scholes option-pricing model to estimate the fair value of the warrants at the issuance date and at June 30, 2021 and December 31, 2020, which is based on significant inputs not observable in the market representing a level 3 measurement within the fair value hierarchy (refer to Note 13). Significant changes in the unobservable inputs could result in significant changes in the fair value of the convertible preferred stock warrants. The warrant valuation was based on the intrinsic value of the Company’s underlying stock price and includes certain assumptions such as risk free rate, volatility rate, and expected term.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Significant Unobservable Inputs
—The following table presents quantitative information about the significant unobservable inputs used in the recurring fair value measurements categorized within level 3 of the fair value hierarchy:

	June 30, 2021
(Amounts in dollars, except percentages)	Range	Weighted-Average
Level 3 Assets:
IRLCs
Pull-through factor	22.6% - 100.0%	81.9%
Level 3 Liabilities:
Convertible preferred stock warrants
Risk free rate	0.06% - 0.28%	0.08%
Volatility rate	33.1% - 117.1%	65.0%
Expected term (years)	0.5 - 2.0	0.6
Fair value of common stock	$20.58 - $27.99	$27.04

	December 31, 2020
(Amounts in dollars, except percentages)	Range	Weighted-Average
Level 3 Assets:
IRLCs
Pull-through factor	19.4% - 100.0%	81.4%
Level 3 Liabilities:
Convertible preferred stock warrants
Risk free rate	0.10% - 0.13%	0.12%
Volatility rate	22.2% - 111.1%	70.0%
Expected term (years)	1.0 - 2.0	1.6
Fair value of common stock	$7.91 -$12.91	$9.91
U.S. GAAP requires disclosure of fair value information about financial instruments, whether recognized or not recognized in the condensed consolidated financial statements, for which it is practical to estimate the fair value. In cases where quoted market prices are not available, fair values are based upon the estimation of discount rates to estimated future cash flows using market yields or other valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimates of fair value in both inactive and orderly markets. Accordingly, fair values are not necessarily indicative of the amount the Company could realize on disposition of the financial instruments in a current market exchange. The use of market assumptions or estimation methodologies could have a material effect on the estimated fair value amounts.
The estimated fair value of the Company’s cash and cash equivalents, restricted cash, and warehouse lines of credit approximates their carrying values as these financial instruments are highly liquid or short-term in nature. The following table presents the carrying amounts and estimated fair value (level 2) of financial liabilities that are not recorded at fair value on a recurring or non-recurring basis:

	June 30, 2021		December 31, 2020
(Amounts in thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Corporate line of credit	$149,256	$165,298	$69,065	$86,362
As a result of the “make-whole” premium (refer to Note 6), the corporate line of credit has a fair value in excess of its carrying value at each reporting date.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.    INCOME TAXES
The Company recorded total income tax expense of $5.5 million and $3.3 million for the six months ended June 30, 2021 and 2020, respectively. The Company’s quarterly tax provision, and estimate of its annual effective tax rate, is subject to variation due to several factors, including the ability to accurately project the Company’s pre-tax
income or loss for the year and the mix of earnings among various tax jurisdictions. The effective tax rate for the six months ended June 30, 2021 increased significantly from the effective tax rate for the six months ended June 30, 2020 due to variations in pre-tax
income projections in certain state and foreign jurisdictions.
As of each reporting date, the Company considers existing evidence, both positive and negative, that could impact our view with regard to future realization of deferred income tax assets. We continue to believe it is more likely than not that the benefit of our deferred income tax assets will not be realized. In recognition of this risk, we continue to provide a full valuation allowance on deferred income tax assets and it is reasonably possible that the valuation allowance may change in the next 12 months.
13.    CONVERTIBLE PREFERRED STOCK
The Company had outstanding the following series of convertible preferred stock, each with a par value of $0.0001 per share:

	As of
	June 30, 2021			December 31, 2020
Amounts in thousands, except share amounts	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference	Shares Authorized	Shares Issued and Outstanding
Series D Preferred Stock	8,564,688	7,782,048	$131,750	8,564,688	7,782,028
Series D-1 Preferred Stock	8,564,688	—	—	8,564,688	—
Series D-2 Preferred Stock	6,970,478	6,671,168	58,188	6,970,478	6,671,168
Series D-3 Preferred Stock	299,310	299,310	2,611	299,310	299,310
Series D-4 Preferred Stock	347,451	347,451	5,000	347,451	347,451
Series D-5 Preferred Stock	347,451	—	—	347,451	—
Series C Preferred Stock	43,495,421	32,761,731	112,016	43,495,421	31,674,996
Series C-1 Preferred Stock	43,495,421	2,924,746	10,000	43,495,421	2,924,746
Series C-2 Preferred Stock	6,093,219	4,586,357	11,291	6,093,219	4,586,357
Series C-3 Preferred Stock	6,458,813	2,737,502	7,488	6,458,813	2,737,502
Series C-4 Preferred Stock	710,294	710,294	1,700	710,294	710,294
Series C-5 Preferred Stock	6,093,219	1,506,862	3,710	6,093,219	1,506,862
Series C-6 Preferred Stock	6,458,813	3,721,311	10,179	6,458,813	3,721,311
Series C-7 Preferred Stock	3,217,220	1,462,373	5,000	3,217,220	1,462,373
Series B Preferred Stock	13,005,760	9,351,449	194,417	13,005,760	9,351,449
Series B-1 Preferred Stock	4,100,000	3,654,311	75,973	4,100,000	3,654,311
Series A Preferred Stock	30,704,520	22,661,786	22,662	30,704,520	22,661,786
Series A-1 Preferred Stock	8,158,764	7,542,734	7,543	8,158,764	7,542,734

Total convertible preferred stock	197,085,530	108,721,433	$659,528	197,085,530	107,634,678

In April and May 2021, certain of the Company’s investors sold various classes of shares through multiple tranches to SVF II Beaver LLC (“SoftBank”), pursuant to a contribution agreement (“SoftBank Transaction”), for a total consideration of $496.9 million. The total shares purchased by SoftBank included 0.6 million shares of Series A Preferred Stock, 7.5 million shares of Series A-1 Preferred Stock, 0.4 million shares of Series B

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Preferred Stock, 2.0 million shares of Series B-1 Preferred Stock, 1.1 million shares of Series C Preferred Stock, 1.8 million shares of Series C-1 Preferred Stock, 0.7 million shares of Series C-2 Preferred Stock, 5.6 million shares of Common B Stock and 0.5 million of Common O Stock, each at $24.47 per share.
In connection with the SoftBank Transaction, the Company entered into a contribution agreement with SoftBank, pursuant to which upon the occurrence of certain “Realization Events,” SoftBank agrees to make certain capital contributions to the Company. The consummation of the business combination with Aurora (as defined in Note 1) will constitute a Realization Event pursuant to the terms of the contribution agreement. Accordingly, since the business combination with Aurora is expected to occur before the first anniversary of the execution of the contribution agreement, SoftBank will make a capital contribution to the Company in an amount equal to 25% of its aggregate return on its investment in the Company’s shares based on the average of the volume weighted-average price of the Company’s shares for each of the 90 consecutive trading days immediately prior to the first anniversary of the completion of the business combination with Aurora.
Convertible Preferred Stock Warrants
—The Company had outstanding the following convertible preferred stock warrants as of June 30, 2021 and December 31, 2020:

(Amounts in thousands, except warrants, prices, and per share amounts)
				No. Warrants
Issuance	Share Class	Issue Date	Expiration Date	June 30, 2021	December 31, 2020	Strike	Valuation at Issuance
September 2018	Series C Preferred	9/28/2018	9/28/2028	756,500	756,500	$1.81	$170
February 2019	Series C Preferred	2/6/2019	9/28/2028	50,320	50,320	$1.81	$12
March 2019	Series C Preferred	3/29/2019	3/29/2026	375,000	375,000	$3.42	$87
April 2019	Series C Preferred	4/17/2019	4/17/2029	1,169,899	1,169,899	$3.42	$313
March 2020	Series C Preferred	3/25/2020	3/25/2027	134,212	1,500,000	$5.00	$201

Total				2,485,931	3,851,719

In April and May 2021, one of the Company’s investors exercised 1,365,788 warrants originally issued as part of the March 2020 issuance. The exercise was a cashless exercise, resulting in an issuance of 1,086,755 shares of Series C Preferred Stock.
The Company valued these warrants at issuance and at each reporting period, using the Black-Scholes option-pricing model and their respective terms, as can be seen below:

(Amounts in thousands, except per share amounts)	June 30, 2021		December 31, 2020
	Fair Value per Share	Fair Value	Fair Value per Share	Fair Value
September 2018	$25.59	$19,359	$8.51	$6,438
February 2019	$25.59	1,288	$8.51	428
March 2019	$24.26	9,098	$6.74	2,528
April 2019	$24.26	28,382	$6.74	7,885
March 2020	$23.13	3,104	$5.68	8,520

Total		$61,230		$25,799

Warrants for Series C Preferred Stock, related to the above issuances, are recorded as liabilities at fair value, resulting in a liability of $61.2 million and $25.8 million as of June 30, 2021 and December 31, 2020, respectively. The change in fair value of warrants for the six months ended June 30, 2021 and 2020 was $62.0 million and $6.8 million, respectively, and was recorded in change in fair value of warrants within the condensed consolidated statements of operations and comprehensive income (loss).

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.    STOCKHOLDERS’ EQUITY
The Company’s equity structure consists of different classes of common stock which is presented in the order of liquidation preference below:

	As of June 30, 2021			As of December 31, 2020
(Amounts in thousands, except share amounts)	Shares Authorized	Shares Issued and Outstanding	Par Value	Shares Authorized	Shares Issued and Outstanding	Par Value
Common A Stock	8,000,000	8,000,000	$1	8,000,000	8,000,000	$1
Common B Stock	192,457,901	56,089,586	6	192,457,901	56,089,586	5
Common B-1 Stock	77,517,666	—	—	77,517,666	—	—
Common O Stock	77,333,479	35,097,434	3	65,083,479	17,149,498	2

Total common stock	355,309,046	99,187,020	$10	343,059,046	81,239,084	$8

Common Stock
—The holders of Common A Stock, Common B Stock, and Common O Stock (collectively, “Voting Common Stock”) are entitled to one vote for each share. Shares of Common
B-1
Stock do not have voting rights. Additionally, upon a qualified transfer, the holder can convert any shares of Common
B-1
Stock into an equivalent number of shares of Common B Stock without the payment of additional consideration.
Common Stock Warrants
—In connection with the issuance of the 2019 Credit Facility and the 2020 Credit Facility (see Note 6), the Company had outstanding the following common stock warrants as of both June 30, 2021 and December 31, 2020:

(Amounts in thousands, except warrants, price, and per share amounts)
Issuance	Share Class	Issue Date	Expiration Date	No. Warrants	Strike	Valuation at Issuance
March 2019	Common B	3/29/2019	3/29/2026	375,000	$0.71	179
March 2020	Common B	3/25/2020	3/25/2027	1,500,000	$3.42	271

Total equity warrants				1,875,000

Notes Receivable from Stockholders
—The Company issued notes to stockholders to fund the payment of the exercise price of the stock options granted to such stockholders. The notes are recorded as a component of stockholders’ equity and bear annual interest payable upon maturity of the note (see Note 7).
15.    STOCK-BASED COMPENSATION
Stock Option Plans
—In November 2016, the Company adopted the
Better Holdco Inc. 2016 Equity Incentive Plan
(the “2016 Plan”) pursuant to which the Board of Directors may grant non-statutory
stock options, stock appreciation rights, restricted stock awards, and restricted stock units to eligible employees, directors and certain non-employees.
The 2016 Plan authorizes the Board of Directors to grant up to 8,912,632 shares of Common O Stock. Stock options must be granted with an exercise price equal to the stock’s fair market value at the date of grant. Stock options generally have
10-year
terms and vest over a four-year period starting from the date specified in each agreement. In May 2017 the Company adopted the
Better Holdco Inc. 2017 Equity Incentive Plan
(the “2017 Plan”) with the same terms as the 2016 Plan. At the date of the adoption of the 2017 Plan, 1,859,781 stock options carried over from the 2016 Plan. On August 20, 2019, the Board of Directors approved to increase the number of shares of the Company’s Common O Stock authorized for issuance by 12,000,000 shares, from 14,853,925 shares to 26,853,925 shares. On December 19, 2019, the Board of Directors approved to increase the number of shares of the Company’s Common O Stock authorized for issuance by 5,017,323 shares, from 26,853,925 shares to 31,871,248 shares.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company generally allows stock option holders to early exercise prior to the vesting date. Shares of Common O Stock issued upon early exercise are considered shares restricted until the completion of the original vesting period of the options and are therefore classified to stock options exercised, not vested on the condensed consolidated balance sheets. Upon the completion of the vesting period, the Company reclassifies the liability to additional paid-in capital on the condensed consolidated balance sheets. Included within other liabilities on the condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020 were $9.0 million and $3.2 million, respectively, of stock options exercised, not vested, which represents 5,334,848 and 3,661,760, respectively, of restricted shares.
Stock-Based Compensation Expense
—Stock-based compensation expense is recorded on a straight-line basis over the relevant vesting period, and was $23.9 million and $3.2 million for the six months ended June 30, 2021 and 2020, respectively. The Company capitalized $2.5 million and $0.2 million of stock-based compensation expense related to capitalized software costs (see Note 5) for the six months ended June 30, 2021 and 2020.
16.    REGULATORY REQUIREMENTS
Department of Housing and Urban Development
—As an
FHA-approved
Title II Single Family Program lender, BMC is subject to various regulatory capital requirements set forth by the Department of Housing and Urban Development (“HUD”). BMC’s minimum net worth and liquidity requirements as a Title II Single Family Program Lender as of June 30, 2021 were $1.0 million and $0.2 million, respectively. BMC was in compliance with the HUD adjusted net worth and liquid assets requirements as of June 30, 2021.
FNMA and FMCC
—As an approved seller and servicer with FNMA and FMCC, BMC is required to maintain a capital requirement with an adjusted/tangible net worth to total assets ratio of greater than 6%. BMC was in compliance with the capital requirements as of June 30, 2021.
17.    SUBSEQUENT EVENTS
The Company evaluated subsequent events from the date of the condensed consolidated balance sheets of June 30, 2021 through September 28, 2021, the date the consolidated financial statements were available to be issued, and has determined that there have been no subsequent events that require recognition or disclosure in the condensed consolidated financial statements, except as described in Note 3, Note 8, and as follows:
Warehouse Lines of Credit
—In July 2021, the Company entered into an additional credit agreement with a major bank providing a $500.0 million warehouse facility. The maturity date on the new warehouse facility is July 5, 2022.
Acquisitions
—In June and July of 2021, the Company entered into definitive merger agreements with two separate U.K.-based companies. Both acquisitions received regulatory approval and subsequently closed in September 2021. The acquisitions are immaterial to the Company’s operations as a whole.
Investor Legal Matter
—Refer to Note 8 for details on a legal matter related to an investor that has commenced litigation against the Company in July 2021.
*****

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and the Board of Directors of Better Holdco, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Better Holdco, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income (loss), changes in convertible preferred stock and stockholders’ equity (deficit), and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
New York, NY
August 3, 2021
We have served as the Company’s auditor since 2020.

BETTER HOLDCO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
(Amounts in thousands, except share and per share amounts)	2020	2019
Assets
Cash and cash equivalents	$348,661	$42,569
Restricted cash	33,124	10,238
Mortgage loans held for sale, at fair value	2,433,351	364,333
Mortgage servicing rights, at fair value	—	6,869
Other receivables, net (including amounts from related parties of $188 and $0 as of December 31, 2020 and 2019, respectively)	46,845	5,716
Property and equipment, net	20,718	8,042
Internal use software and other intangible assets, net	22,496	9,332
Goodwill	10,995	10,995
Derivative assets, at fair value	39,972	1,624
Prepaid expenses and other assets	28,579	9,658

Total Assets	$2,984,741	$469,376

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Liabilities
Warehouse lines of credit	$2,207,963	$354,077
Corporate line of credit, net	69,065	25,348
Accounts payable and accrued expenses	123,849	13,623
Escrow payable	26,149	5,064
Derivative liabilities, at fair value	25,314	602
Convertible preferred stock warrants	25,799	1,875
Other liabilities (including amounts payable to related parties of $52 and $304 as of December 31, 2020 and 2019, respectively)	47,588	1,973

Total Liabilities	2,525,727	402,562

Commitments and contingencies (see Note 9)
Convertible preferred stock, $0.0001 par value; 197,085,530 and 168,991,464 shares authorized as of December 31, 2020 and 2019, respectively; 107,634,678 and 92,534,721 shares issued and outstanding; $483,131 and $213,885 and liquidation preference as of December 31, 2020 and 2019, respectively	409,688	212,232
Stockholders’ Equity (Deficit)
Common stock $0.0001 par value; 343,059,046 and 270,476,285 shares authorized at December 31, 2020 and 2019, respectively; 81,239,084 and 72,579,660 shares issued and outstanding at December 31, 2020 and 2019, respectively	8	7
Notes receivable from stockholders	(365)	(148)
Additional paid-in capital	42,301	15,219
Retained earnings (accumulated deficit)	7,522	(160,481)
Accumulated other comprehensive loss	(140)	(15)

Total Stockholders’ Equity (Deficit)	49,326	(145,418)

Total Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)	$2,984,741	$469,376

The accompanying notes are an integral part of these consolidated financial statements.

BETTER HOLDCO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,
(Amounts in thousands, except share and per share amounts)	2020	2019
Revenues:
Mortgage platform revenue, net	$834,530	$84,445
Other platform revenue	39,539	4,911
Net interest income (expense)
Interest income	26,697	7,951
Warehouse interest expense	(25,189)	(8,136)

Net interest income (expense)	1,508	(185)

Total net revenues	875,577	89,171

Expenses:
Mortgage platform expenses	299,164	66,326
General and administrative expenses (includes amounts to related parties of $3,234 and $1,973 in 2020 and 2019, respectively. See Note 8.)	159,096	35,244
Marketing and advertising expenses	83,554	27,204
Technology and product development expenses	57,333	21,210
Other platform expenses	24,210	4,483

Total expenses	623,357	154,467

Income (loss) from operations	252,220	(65,296)
Interest and other expense, net
Interest and amortization on non-funding debt	(50,967)	(726)
Change in fair value of convertible preferred stock warrants	(23,723)	(1,287)
Change in fair value of bifurcated derivative	36,827	—

Total interest and other expense, net	(37,863)	(2,013)
Income (loss) before income tax expense	214,357	(67,309)
Income tax expense	42,302	271

Net income (loss)	$172,055	$(67,580)

Other comprehensive loss:
Foreign currency translation adjustment, net of tax	(125)	(13)

Comprehensive income (loss)	$171,930	$(67,593)

Per share data:
Income (loss) per share attributable to common stockholders:
Basic	$1.02	$(0.97)

Diluted	$0.86	$(0.97)

Weighted-average common shares outstanding — basic	73,121,017	69,906,868

Weighted-average common shares outstanding — diluted	119,639,199	69,906,868

The accompanying notes are an integral part of these consolidated financial statements.

BETTER HOLDCO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

	Convertible Preferred Stock		Common Stock		Notes Receivables from Stockholder	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Deficit)
(Amounts in thousands, except share and per share amounts)	Shares	Amount	Shares Issued and Outstanding	Par Value
Balance—January 1, 2019	66,709,218	$125,252	72,199,853	$7	$(305)	$11,240	$(92,901)	$(2)	$(81,961)
Issuance of Series C Preferred Stock, net of issuance costs of $1.0 million and warrants of $0.3 million	25,825,503	86,980	—	—	—	—	—	—	—
Issuance of common stock	—	—	3,672,177	—	—	518	—	—	518
Stock-based compensation	—	—	—	—	—	1,107	—	—	1,107
Cancellation or repurchase of common stock	—	—	(3,292,370)	—	—	(126)	—	—	(126)
Issuance of common stock warrants	—	—	—	—	—	179	—	—	179
Maturity of notes receivable from stockholders	—	—	—	—	257	—	—	—	257
Issuance of notes receivable from stockholders	—	—	—	—	(100)	—	—	—	(100)
Issuance of common stock to predecessor stockholder	—	—	—	—	—	704	—	—	704
Gain on settlement with predecessor stockholder	—	—	—	—	—	1,597	—	—	1,597
Net loss	—	—	—	—	—	—	(67,580)	—	(67,580)
Other comprehensive loss—foreign currency translation adjustment, net of tax	—	—	—	—	—	—	—	(13)	(13)

Balance—December 31, 2019	92,534,721	$212,232	72,579,660	$7	$(148)	$15,219	$(160,481)	$(15)	$(145,418)
Beneficial conversion feature upon issuance of convertible notes	—	—	—	—	—	5,044	—	—	5,044
Issuance of Series D Preferred Stock, net of issuance costs of $0.1 million	8,129,479	136,657	—	—	—	—	—	—	—
Issuance of Series D-2 Preferred Stock and Series D-3 Preferred Stock upon conversion of convertible notes	6,970,478	60,799	—	—	—	—	—	—	—
Issuance of common stock	—	—	16,771,293	2	—	1,695	—	—	1,697
Stock-based compensation	—	—	—	—	—	20,321	—	—	20,321
Repurchase of common stock	—	—	(7,711,869)	(1)	—	(249)	—	—	(250)
Cancellation of common stock	—	—	(400,000)	—	—	—	(4,052)		(4,052)
Issuance of common stock warrants	—	—	—	—	—	271	—	—	271
Issuance of notes receivable from stockholders	—	—	—	—	(217)	—	—	—	(217)
Net income	—	—	—	—	—	—	172,055	—	172,055
Other comprehensive income (loss)—foreign currency translation adjustment, net of tax	—	—	—	—	—	—	—	(125)	(125)

Balance—December 31, 2020	107,634,678	$409,688	81,239,084	$8	$(365)	$42,301	$7,522	$(140)	$49,326

The accompanying notes are an integral part of these consolidated financial statements.

BETTER HOLDCO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$172,055	$(67,580)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation of property and equipment	3,484	999
Amortization of internal use software	6,412	3,340
Non-cash interest and amortization of debt issuance costs and discounts	46,272	217
Change in fair value of convertible preferred stock warrants	23,723	1,287
Change in fair value of bifurcated derivative	(36,827)	—
Stock-based compensation	19,301	987
Provision for loan repurchase reserve	7,438	—
Change in fair value of derivatives	(13,636)	(1,829)
Mortgage servicing rights retained in connection with loan sales	(65,135)	(6,035)
Change in fair value of mortgage servicing rights	18,690	(279)
Change in fair value of mortgage loans held for sale	(78,436)	(4,549)
Change in operating assets and liabilities:
Originations of mortgage loans held for sale	(21,959,265)	(4,140,402)
Proceeds from sale of mortgage loans held for sale	19,968,682	3,887,555
Other receivables, net	(35,747)	(3,224)
Prepaid expenses and other assets	(18,921)	(8,253)
Accounts payable and accrued expenses	108,746	8,994
Escrow payable	21,084	4,613
Other liabilities	33,119	—

Net cash used in operating activities	(1,778,961)	(324,159)

Cash Flows from Investing Activities:
Purchase of property and equipment	(12,399)	(7,047)
Capitalization of internal use software	(18,557)	(6,420)
Proceeds from sale of mortgage servicing rights	47,944	—

Net cash (used in) provided by investing activities	16,988	(13,467)

Cash Flows from Financing Activities:
Borrowings on warehouse lines of credit	21,975,742	4,128,151
Repayments of warehouse lines of credit	(20,121,857)	(3,871,319)
Borrowings on corporate line of credit	44,000	26,000
Payment of debt issuance costs	(1,618)	(602)
Proceeds from issuance of convertible notes	58,209	—
Proceeds from the issuance of convertible preferred stock	136,750	88,300
Payment of convertible preferred stock issuance costs	(93)	(996)
Repayment of notes receivable from stockholders	—	257
Issuance of notes receivable to stockholders	(217)	(100)
Proceeds from exercise of stock options	1,879	214
Payment to predecessor stockholder	(250)	—
Proceeds from stock options exercised not vested	2,845	52
Repurchase and cancellation of common stock	(4,302)	(125)

Net cash provided by financing activities	2,091,088	369,832
Effects of currency translation on cash, cash equivalents, and restricted cash	(137)	(13)

Net Increase in Cash, Cash Equivalents, and Restricted Cash	328,978	32,193
Cash, cash equivalents, and restricted cash—Beginning of year	52,807	20,614

Cash, cash equivalents, and restricted cash—End of year	$381,785	$52,807

The accompanying notes are an integral part of these consolidated financial statements.

BETTER HOLDCO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Continued from previous page
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets to the total of the same such amounts shown on the previous page.

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Cash and cash equivalents, end of year	$348,661	$42,569
Restricted cash, end of year	33,124	10,238

Total cash, cash equivalents and restricted cash end of year	$381,785	$52,807

Supplemental Disclosure of Cash Flow Information:
Interest paid	$30,023	$8,519
Income taxes paid	$20,032	$246
Non-Cash Investing and Financing Activities:
Property and equipment financed by capital lease	$3,761	$—
Extinguishment of promissory notes in exchange of issuance of common stock to predecessor stockholder	$—	$2,301
Issuance of common stock warrants	$271	$324
Issuance of convertible preferred stock warrants	$201	$267
Conversion of convertible notes to Series D Preferred Stock	$60,799	$—
Receivable from registrar for issuance of stock options	$—	$201
Capitalization of stock-based compensation related to internal use software	$1,020	$120
Vesting of stock options early exercised in prior periods	$176	$104
Holdback related to sale of mortgage servicing rights, net	$4,000	$—
The accompanying notes are an integral part of these consolidated financial statements.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. ORGANIZATION AND NATURE OF THE BUSINESS
Better Holdco, Inc. and its subsidiaries (together, the “Company”) provide a comprehensive set of homeownership offerings. The Company’s offerings include mortgage loans, real estate agent services, and title and homeowner’s insurance. The Company leverages its proprietary technology platform, Tinman, to optimize the mortgage process from the initial application, to the integration of a suite of additional homeownership offerings, to the sale of loans to a network of loan purchasers.
The Company originates mortgage loans throughout the United States through its wholly-owned subsidiary Better Mortgage Corporation (“BMC”). BMC is an approved Title II Single Family Program Lender with the Department of Housing and Urban Development’s (“HUD”) Federal Housing Administration (“FHA”), and is an approved seller and servicer with the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FMCC”).
The Company commenced operations in 2015 and is headquartered in New York. The Company’s fiscal year ends on December 31.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
—The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Consolidation
—The accompanying consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
—The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Significant items subject to such estimates and assumptions include the fair value of mortgage loans held for sale, the fair value of derivative assets and liabilities, including interest rate lock commitments and forward sale commitments, the fair value of mortgage servicing rights, the determination of a valuation allowance on the Company’s deferred tax assets, estimates related to attrition forfeiture related to certain long-term bonus plans, capitalization of internally developed software and its associated useful life, determination of fair value of the Company’s common stock, preferred stock and stock option grants, fair value of bifurcated derivatives, and the fair value of common stock and convertible preferred stock warrants.
Cash and Cash Equivalents
—Cash and cash equivalents consists of cash on hand and other highly liquid and short-term investments with maturities of 90 days or less at acquisition. Of the cash and cash equivalents balances as of December 31, 2020 and 2019, $2.8 million and $2.2 million, respectively, were insured by the Federal Deposit Insurance Corporation.
Restricted Cash
—The Company considers bank accounts that have restrictions as to the Company’s ability to withdraw funds as restricted cash. As of December 31, 2020 and 2019, the Company held $33.1 million and $10.2 million, respectively, of restricted balances in accordance with the covenants of the agreements relating to its warehouse lines of credit (Note 3) and escrow funds (Note 9).
Other Receivables, Net
—Other receivables, net are reported net of an allowance for doubtful accounts. Management’s estimate of the allowance is based on historical collection experience and a review of the current

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

status of other receivables. It is reasonably possible that management’s estimate of the allowance will change. No allowance has been taken as of December 31, 2020 and 2019, respectively, as the balances reflect amounts fully collectible.
Other receivables, net consist primarily of amounts due from a third-party loan sub-servicer,
margin account balances with brokers and a major integrated relationship partner.
Mortgage Loans Held for Sale, at Fair Value
—The Company sells its mortgage loans held for sale (“LHFS”) to loan purchasers. These loans can be sold in one of two ways, servicing released, or servicing retained. If a loan is sold servicing released, the Company has sold all the rights to the loan and the associated servicing rights.
If a loan is sold servicing retained, the Company has sold the loan and kept the servicing rights, and thus the Company is responsible for collecting monthly principal and interest payments and performing certain escrow services for the borrower. The loan purchaser, in turn, pays a fee for these services. The Company sells the vast majority of its loans servicing released. For loans sold servicing retained, the Company engages a third-party sub-servicer
to collect monthly payments and perform associated services.
LHFS consists of loans originated for sale by BMC. The Company elects the fair value option, in accordance with
A
ccounting Standard Codification (“ASC”) 825—
Financial Instruments
(“ASC 825”), for all LHFS with changes in fair value recorded in mortgage platform revenue, net in the consolidated statements of operations and comprehensive income (loss). Management believes that the election of the fair value option for LHFS improves financial reporting by presenting the most relevant market indication of LHFS. The fair value of LHFS is based on market prices and yields at period end. The Company accounts for the gains or losses resulting from sales of mortgage loans based on the guidance of ASC
860-20
—
Sales of Financial Assets
(“ASC 860”). An estimate of the gain on sale of loans, net is recognized in the period in which an interest rate lock commitment (“IRLC”) is issued, adjusted for the probability that a given IRLC will close and fund. Subsequent changes in the fair value of the IRLC are measured at each reporting period within mortgage platform revenue, net until the loan is funded. When the loan is funded, the IRLC is derecognized and the gain on sale is recognized based on the fair value of the LHFS. The LHFS is subsequently remeasured at fair value at each reporting period and the changes in fair value are included within mortgage platform revenue, net until the loan is sold on the secondary market. When the loan is sold on the secondary market, the LHFS is derecognized and the gain is included within mortgage platform revenue, net based on the cash settlement. Included in mortgage platform revenue, net is the fair value of mortgage servicing rights (“MSRs”), which represents the estimated fair value of MSRs related to loans which the Company has sold and retained the right to service.
LHFS are considered sold when the Company surrenders control over the loans. Control is considered to have been surrendered when the transferred loans have been isolated from the Company, are beyond the reach of the Company and its creditors, and the loan purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred loans. The Company typically considers the above criteria to have been met upon receipt of sales proceeds from the loan purchaser.
Loan Repurchase Reserve
—The Company sells LHFS in the secondary market and in connection with those sales, makes customary representations and warranties to the relevant loan purchasers about various characteristics of each loan, such as the origination and underwriting guidelines, including but not limited to the validity of the lien securing the loan, property eligibility, borrower credit, income and asset requirements, and compliance with applicable federal, state and local laws. In the event of a breach of its representations and warranties, the Company may be required to repurchase the loan with the identified defects.
The loan repurchase reserve on loans sold relates to expenses incurred due to the potential repurchase of loans, indemnification of losses based on alleged violations or representations and warranties, which are customary to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the mortgage banking industry. Provisions for potential losses are charged to expenses and are included within mortgage platform expenses on the consolidated statements of operations and comprehensive loss. The loan repurchase reserve represents the Company’s estimate of the total losses expected to occur and is considered to be adequate by management based upon the Company’s evaluation of the potential exposure related to the loan sale agreements over the life of the associated loans sold. The Company records the loan repurchase reserve within other liabilities on the consolidated balance sheets.
Mortgage Servicing Rights
—Accounting guidance codified within ASC 860 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract. It requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value and permits an entity to choose either an amortization or fair value measurement method for each class of separately recognized servicing assets and servicing liabilities for subsequent valuations. MSRs are recognized as an asset at the time a loan is sold on a servicing-retained basis and represent the then-current fair value of future net cash flows expected to be realized for performing servicing activities. The Company has elected to adopt the fair value method for its MSRs, with changes recorded to mortgage platform revenue, net each period.
The Company maintains one class of MSRs and determines the fair value based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved. The determination of fair value takes into account the note rate, vintage, loan to value ratio, FICO score, loan size, and geographic location. Estimates of fair value include assumptions about prepayment, discount rates, cost to service and other factors, which are subject to change over time. Changes in these underlying assumptions could cause the fair value of MSRs to change significantly in the future. The Company does not maintain a reserve for any MSRs sold as the Company has had no history of repurchases related to customary representations and warranties for MSRs sold.
Derivatives and Hedging Activities
—The Company enters into IRLCs to originate mortgage loans, at specified interest rates and within a specified period of time, with potential borrowers who have applied for a loan and meet certain credit and underwriting criteria. These IRLCs are not designated as accounting hedging instruments and are reflected in the consolidated balance sheets as derivative assets or liabilities at fair value with changes in fair value are recorded in current period earnings. Unrealized gains and losses on the IRLCs are recorded as derivative assets or liabilities on the consolidated balance sheets and in mortgage platform revenue, net within the consolidated statements of operations and comprehensive income (loss). The fair value of IRLCs are measured based on the value of the underlying mortgage loan, quoted MBS prices, estimates of the fair value of the mortgage servicing rights, and adjusted by the estimated loan funding probability, or “pull-through factor”.
The Company enters into forward sales commitment contracts for the sale of its mortgage loans held for sale or in the pipeline. These contracts are loan sales agreements in which the Company commits in principle to delivering a mortgage loan of a specified principal amount and quality to a loan purchaser at a specified price on or before a specified date. Generally, the price the loan purchaser will pay the Company is agreed upon prior to the loan being funded (i.e., on the same day the Company commits to lend funds to a potential borrower). Under the majority of the forward sales commitment contracts if the Company fails to deliver the agreed-upon mortgage loans by the specified date, the Company must pay a
“pair-off”
fee to compensate the loan purchaser. The Company’s forward sale commitments are not designated as accounting hedging instruments and are reflected in the consolidated balance sheets as derivative assets or liabilities at fair value with changes in fair value are recorded in current period earnings. Unrealized gains and losses from changes in fair value on forward sales commitments are recorded as derivative assets or liabilities on the consolidated balance sheets and in mortgage platform revenue, net within the consolidated statements of operations and comprehensive income (loss). The Company does not utilize any other derivative instruments to manage risk.

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Fair Value Measurements
—Assets and liabilities recorded at fair value on a recurring basis on the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The price used to measure fair value is not adjusted for transaction costs. The principal market is the market in which the Company would sell or transfer the asset with the greatest volume and level of activity for the asset. In determining the principal market for an asset or liability, it is assumed that the Company has access to the market as of the measurement date. If no market for the asset exists, or if the Company does not have access to the principal market, a hypothetical market is used.
The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:
Level 1—Unadjusted quoted market prices in active markets for identical assets or liabilities;
Level 2— Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and
Level 3— Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
Assets and liabilities measured at fair value on a recurring basis include LHFS, IRLCs and forward sale commitments, MSRs, bifurcated derivatives, and convertible preferred stock warrants. Common stock warrants are measured at fair value at issuance only and are classified as equity on the consolidated balance sheets. When developing fair value measurements, the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs. However, for certain instruments, the Company must utilize unobservable inputs in determining fair value due to the lack of observable inputs in the market, which requires greater judgment in measuring fair value. In instances where there is limited or no observable market data, fair value measurements for assets and liabilities are based primarily upon the Company’s own estimates, and the measurements reflect information and assumptions that management believes a market participant would use in pricing the asset or liability.
Property and Equipment
—Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation expense is computed on the straight-line method over the estimated useful life of the asset, generally three to five years for computer and hardware and four to seven years for furniture and equipment. Capital leases are depreciated over the useful life of the assets. Leasehold improvements are depreciated over the shorter of the related lease term or the estimated useful life of the assets. Expenditures for maintenance and repairs necessary to maintain property and equipment in efficient operating condition are charged to operations as incurred. Costs of additions and improvements are capitalized if material.
The Company’s property and equipment are considered long-lived assets and are reviewed for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset and the asset’s carrying amount.
If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of their carrying amount or the fair value of the asset, less costs to sell. No impairment loss was recognized for the years ended December 31, 2020 and 2019.

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Goodwill
—Goodwill represents the excess of the purchase price of an acquired business over the fair value of the assets acquired, less liabilities assumed in connection with the acquisition. Goodwill is tested for impairment at least annually on the first day of the fourth quarter at each reporting unit level, or more frequently if events or changes in circumstances indicate that the carrying amount may be impaired, and is required to be written down when impaired.
The guidance for goodwill impairment testing begins with an optional qualitative assessment to determine whether it is more likely than not that goodwill is impaired. The Company is not required to perform a quantitative impairment test unless it is determined, based on the results of the qualitative assessment, that it is more likely than not that goodwill is impaired. The quantitative impairment test is prepared at the reporting unit level. In performing the impairment test, management compares the estimated fair values of the applicable reporting units to their aggregate carrying values, including goodwill. If the carrying amounts of a reporting unit including goodwill were to exceed the fair value of the reporting unit, an impairment loss is recognized within the consolidated statements of operations and comprehensive income (loss) in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. The Company currently has only one reporting unit.
Internal Use Software and Other Intangible Assets, Net
—The Company reports and accounts for acquired intellectual properties included in other intangible asset with an indefinite life, such as domain name, under
ASC 350, Intangibles-Goodwill and Other
(“ASC 350”). Intangible assets with indefinite lives are recorded at their estimated fair value at the date of acquisition and are tested for impairment on an annual basis as well as when there is reason to suspect that their values have been diminished or impaired. Any write-downs will be included in results from operations.
Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives using the straight-line method.
The Company capitalizes certain development costs incurred in connection with its internal use software and website development. Software costs incurred in the preliminary stages of development are expensed as incurred. Once a software application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial software testing. The Company also capitalizes costs related to specific software upgrades and enhancements when it is probable the expenditures will result in additional features and functionality. Software maintenance costs are expensed as incurred. For website development, costs incurred in the planning stage are expensed as incurred whereas costs associated with the application and infrastructure development, graphics development, and content development are capitalized depending on the type of cost in each of those respective stages. Internal use software and website development are amortized on a straight-line basis over its estimated useful life, generally three years.
Warehouse Lines of Credit
—Warehouse lines of credit represent the outstanding balance of the Company’s warehouse borrowings collateralized by mortgage loans held for sale or related borrowings collateralized by restricted cash. Generally, warehouse lines of credit are used as interim, short-term financing which bears interest at a fixed margin over an index rate, such as LIBOR or the prime rate. The outstanding balance of the Company’s warehouse lines of credit will fluctuate based on its lending volume. The advances received under the warehouse lines of credit are based upon a percentage of the fair value or par value of the mortgage loans collateralizing the advance, depending upon the type of mortgage loan. Should the fair value of the pledged mortgage loans decline, the warehouse provider may require the Company to provide additional cash collateral or mortgage loans to maintain the required collateral level under the relevant warehouse line. The Company did not incur any significant issuance costs related to its warehouse lines of credit.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Corporate Line of Credit, net of discount and debt issuance costs
—The Company has a line of credit arrangement with a third-party lender. Debt and other related issuance costs are deferred and amortized through the maturity date of the line of credit as interest and amortization on non-funding
debt expense. Any modifications of the line of credit arrangement are analyzed as to whether they are an extinguishment or modification of debt on a lender-by-lender
basis, which is determined by whether (1) the lender remains the same, and (2) the change in the debt terms is considered substantial. Gains and losses on debt modifications that are considered extinguishments are recognized in current earnings. Debt modifications that are not considered extinguishments are accounted for prospectively through yield adjustments, based on the revised terms (see Note 7).
Convertible Notes
—The Company has convertible notes with certain investors. Convertible notes are evaluated for redemption and conversion features that could result in embedded derivatives that require bifurcation from the notes and beneficial conversion features. Upon initial issuance, embedded derivatives are measured at fair value, and beneficial conversion features are measured at intrinsic value based on the difference between the potential conversion price and fair value of the Company’s preferred stock into which the notes are convertible.
Convertible notes proceeds were allocated between the carrying value of the notes, fair value of embedded derivatives, and intrinsic value of beneficial conversion features on the initial issuance dates. The portion of proceeds allocated to embedded derivatives and beneficial conversion features were treated as reductions in, or discounts to, the carrying value of the convertible notes on the respective issuance dates.
Embedded derivatives are adjusted to fair value at each reporting period, with the change in fair value included in total interest and other expense, net within the consolidated statements of operations and comprehensive income (loss). Beneficial conversion features are included within additional paid-in
capital in the consolidated balance sheets.
The convertible notes coupon is recorded as interest expense in the consolidated statements of operations and comprehensive income (loss). The embedded derivatives and beneficial conversion feature discounts are amortized into the consolidated statements of operations and comprehensive income (loss) within interest and amortization of non-funding
debt under the effective interest rate method over the contractual term of the convertible notes.
The carrying value of the convertible notes, accrued interest, fair value of embedded derivatives, and remaining unamortized discounts for embedded derivatives and beneficial conversion features are derecognized from the consolidated balance sheets upon conversion of the notes into the Company’s convertible preferred stock. Upon conversion, the embedded derivative is derecognized as a change in fair value, and the remaining unamortized discounts are expensed through interest expense within the statements of operations and comprehensive income (loss) on the conversion date. As the convertible notes have already converted into Series
D-2
Preferred Stock and Series
D-3
Preferred Stock, the carrying amount of convertible notes is no longer included in the consolidated balance sheets.
Warrants
—The Company has used various fundraising methods, including the issuance of warrants. A warrant is a financial instrument that provides the holder of the warrant the right, but not the obligation, to buy a company’s stock in the future at a predetermined price.
Warrants to purchase convertible preferred stock that hold a vesting condition are accounted for as equity and are recorded at fair value at issuance and expensed upon completion of the vesting terms as specified in a respective agreement. At vesting, the Company records an expense to a non-employee
similar to how it records stock-based compensation expense.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Warrants to purchase convertible preferred stock are generally accounted for as a liability and are recorded at fair value on their initial issuance date and adjusted to fair value at each balance sheet date, with the change in fair value being recorded as changes in fair value of warrants, which is included in total interest and other expense, net within the consolidated statements of operations and comprehensive income (loss).
Warrants to purchase common stock are accounted for as equity and are recorded at fair value on their initial issuance date.
Employee Benefit Plans
—The Company maintains a benefit plan for its employees where any employee who has completed four years of employment with the Company will be entitled to a certain participation in down payment of a home purchase along with a participation in monthly payments made towards the monthly payments of the mortgage taken for the purpose of buying the home. It is stipulated that the mortgage be taken with the Company. The level of down payment and monthly participation is determined based on performance and may change from time to time based on Company discretion. With respect to the down payment, the Company incurs an expense ratably over the respective employee’s vesting period at an undiscounted estimated future payment amount under ASC
450-20,
Loss Contingencies
. As of December 31, 2020 and 2019, the Company recorded a liability of $10.2 million and $1.2 million, respectively, for the benefit plan, which is included in other liabilities on the consolidated balance sheets.
Income Taxes
—Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred income tax assets to the amount expected to be realized. The Company evaluates uncertainty in income tax positions based on a more-likely-than-not
recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense.
Foreign Currency Translation
—The U.S. dollar is the functional currency of the Company’s consolidated entities operating in the United States. The Company also consolidates a non-operating
service entity that has a non U.S. dollar functional currency. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the monthly average exchange rates for each month in the year. Accumulated net translation adjustments have been reported separately in other comprehensive loss in the consolidated statements of operations and comprehensive income (loss).
Revenue Recognition
—The Company generates revenue from the following streams:

a)	Mortgage platform revenue, net includes revenues generated from the Company’s mortgage production process. The components of mortgage platform revenue, net are as follows:

i.
Net gain on sale of loans—This represents the premium the Company receives in excess of the loan principal amount and certain fees charged by loan purchasers upon sale of loans into the secondary market. Net gain on sale of loans includes unrealized changes in the fair value of LHFS which are recognized on a loan by loan basis as part of current period earnings until the loan is sold on the secondary market. The fair value of LHFS is measured based on observable market data. Also included within net gain on sale of loans is the day one recognition of the fair value of MSRs and any

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

subsequent changes in the measurement of the fair value of the MSRs for loans sold servicing retained, including any gain or loss on subsequent sales of MSRs.

ii.
Integrated relationship revenue—Includes fees that the Company receives for originating loans on behalf of an integrated relationship partner which are recognized as revenue upon the integrated relationship partner’s funding of the loan. Some of the loans originated on behalf of the integrated relationship partner are purchased by the Company. Subsequent changes in fair value of loans purchased by the Company are included as part of current period earnings. These loans may be sold in the secondary market at the Company’s discretion for which any gain on sale is included in this account. For loans sold on the secondary market, the integrated relationship partner will receive a portion of the execution proceeds. A portion of the execution proceeds that is to be allocated to the integrated relationship partner is accrued as a reduction of integrated relationship revenue when the loan is initially purchased from the integrated relationship partner.

iii.	Servicing income—Includes the related income earned from servicing of loans, including loans sold servicing retained and interim servicing requirements.

iv.
Changes in fair value of IRLCs and forward sale commitments—IRLCs include an estimate of the gain or loss recognized upon issuance with subsequent changes in the fair value recorded in each reporting period until the loan is sold on the secondary market. Fair value of forward commitments hedging IRLC and LHFS are measured based on quoted prices for similar assets.

v.
Lender credits and points—This represents charges or discounts given to borrowers upon the closing of the mortgage process. Lender credits and points related to the production of a mortgage are recognized as a component of the fair value of IRLCs.

Of the $834.5 million of total mortgage platform revenue, net recorded for the year ended December 31, 2020, $804.0 million was comprised of net gain on sale of loans, $73.1 million for integrated relationship revenue, $7.3 million for servicing income, $(104.9) million for changes in fair value of IRLCs and forward sale commitments, and $55.0 million for lender credits and points.
Of the $84.4 million of total mortgage platform revenue, net recorded for the year ended December 31, 2019, $82.7 million was comprised of net gain on sale of loans, $11.1 million for integrated relationship revenue, $0.6 million for servicing income, $(11.9) million for changes in fair value of IRLCs and forward sale commitments, and $1.9 million for lender credits and points.

b)
Other platform revenue consists of revenue from the Company’s additional homeownership offerings which primarily consist of title insurance and settlement services. Other platform revenue is recognized based on
ASU
2014-09,
Revenue from Contracts with Customers (Topic 606)
, referred to as ASC 606. ASC 606 outlines a single comprehensive model in accounting for revenue arising from contracts with customers. The core principle, involving a five-step process, of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company adopted ASC 606 on January 1, 2019 using the modified retrospective method for all contracts that were not complete as of the date of adoption. The adoption of ASC 606 did not change (1) the timing and pattern of revenue recognition for revenue streams in the scope of ASC 606, which includes other platform revenue, or (2) the presentation of revenue as gross versus net. The Company did not have any material balances of contract assets, contract liabilities, and deferred contract costs prior to or after the adoption of ASC 606, including the year ended December 31, 2019. Therefore, the adoption of ASC 606 did not have a material impact on the Company’s consolidated balance sheets, consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows as of the adoption date or for the year ended December 31, 2019.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company offers title insurance as an agent and works with third-party providers that underwrite the title insurance policies. For title insurance, the Company recognizes revenue from fees upon the completion of the performance obligation which is when the mortgage transaction closes. For title insurance, the Company is the agent in the transactions as the Company does not control the ability to direct the fulfillment of the service, is not primarily responsible for fulfilling the performance of the service, and does not assume the risk in a claim against a policy.
Settlement services revenue includes fees charged for services such as title search fees, wire fees, policy and document preparation, and other mortgage settlement services. The Company recognizes revenues from settlement services upon completion of the performance obligation which is when the mortgage transaction closes. The Company may use a third-party to fulfill these services, but the Company is considered the principal in the transaction as it directs the fulfillment of the services and ultimately bears the risk of nonperformance. As the Company is the principal, revenues from settlement services are presented on a gross basis.
Performance obligations for title insurance and settlement services are typically completed 40 to 60 days after the commencement of the loan origination process and are recognized in revenue upon closing of the mortgage transaction. Payment for these services is typically settled in cash as part of closing costs to the borrower upon closing of the mortgage transaction.
For the year ended December 31, 2020, the Company recognized $17.9 million and $15.2 million of revenue related to title insurance and settlement services, respectively. For the year ended December 31, 2019, the Company recognized $2.2 million and $1.7 million of revenue related to title insurance and settlement services, respectively. . The remaining amounts of other platform revenue related to the Company’s other homeownership offerings are immaterial for the years ended December 31, 2020 and 2019.

c)	Net interest income (expense)—Includes interest income from LHFS calculated based on the note rate of the respective loan as well as interest expense on warehouse lines of credit.
Mortgage Platform Expenses
—Mortgage platform expenses consist primarily of origination expenses, appraisal fees, processing expenses, underwriting, closing fees, servicing costs, and sales and operations personnel related expenses. Sales and operations personnel related expenses include compensation and related benefits, stock-based compensation, and allocated occupancy expenses and related overhead based on headcount. These expenses are expensed as incurred with the exception of stock-based compensation, which is recognized over the requisite service period.
General and Administrative Expenses
—General and administrative expenses include personnel related expenses, including stock-based compensation and benefits for executive, finance, accounting, legal, and other administrative personnel. In addition, general and administrative expenses include external legal, tax and accounting services, and allocated occupancy expenses and related overhead based on headcount. General and administrative expenses are expensed as incurred with the exception of stock-based compensation, which is recognized over the requisite service period.
Marketing and Advertising Expenses
—Marketing and advertising expenses consist of customer acquisition expenses, brand costs, paid advertising, and personnel related costs for brand teams. For customer acquisition expenses, the Company primarily generates loan origination leads through third-party financial service websites for which they incur
“pay-per-click”
expenses. A majority of the Company’s marketing and advertising expenses are incurred from leads purchased from these third-party financial service websites. Personnel related expenses include compensation and related benefits, stock-based compensation, and allocated occupancy expenses and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

related overhead based on headcount. Marketing and advertising expenses are expensed as incurred with the exception of stock-based compensation, which is recognized over the requisite service period.
Technology and Product Development Expenses
—Technology and product development expenses consist of employee compensation, amortization of capitalized internal-use
software costs related to the Company’s technology platform, and expenses related to vendors engaged in product management, design, development, and testing of the Company’s websites and products. Employee compensation consists of stock-based compensation and benefits related to the Company’s technology team, product and creative team, and engineering team. Technology and product development expenses also include allocated occupancy expenses and related overhead based on headcount. Technology and product development expenses are expensed as incurred with the exception of stock-based compensation, which is recognized over the requisite service period.
Other Platform Expenses
—Other platform expenses relate to other
non-mortgage
homeownership activities, including settlement service expenses, lead generation, and personnel related costs. Settlement service expenses consist of fees for transactional services performed by third-party providers for borrowers while lead generation expenses consist of fees for services related to real estate agents. Personnel related expenses include compensation and related benefits, stock-based compensation, and allocated occupancy expenses and related overhead based on headcount. Other platform expenses are expensed as incurred with the exception of stock-based compensation, which is recognized over the requisite service period.
Stock-Based Compensation
—The Company measures and records the expense related to stock-based compensation awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. For stock-based compensation with performance conditions, the Company records stock-based compensation expense when it is deemed probable that the performance condition will be met. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the fair value of stock options. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of stock-based compensation awards, including the option’s expected term and the price volatility of the underlying stock. The Company calculates the fair value of options granted using the following assumptions:

a.
Expected Volatility—The Company estimated volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.

b.
Expected Term—The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

c.
Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon
issues with a term that is equal to the options’ expected term at the grant date.

d.	Dividend Yield—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.
Forfeitures of stock options are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from initial estimates.
The Company records compensation expense related to stock options issued to non-employees,
including consultants based on the fair value of the stock options on the grant date over the service performance period as the stock options vest.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net Income (Loss) Per Share
—The Company follows the
two-class
method when computing net income (loss) per share, as the Company has issued shares that meet the definition of participating securities. The two-class
method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class
method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.
Basic net income (loss) per share attributable to common stockholders is computed by dividing the net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted net income (loss) attributable to common stockholders is computed by adjusting net income (loss) attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income (loss) per share attributable to common stockholders is computed by dividing the diluted net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding for the period, including potential dilutive common shares. For purpose of this calculation, outstanding stock options, including stock options exercised not yet vested, convertible notes, convertible preferred stock and warrants to purchase shares of convertible preferred stock are considered potential dilutive common shares.
The Company’s convertible preferred stock contractually entitles the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities. In addition, as the convertible preferred stock can convert into common stock, the Company uses the more dilutive of the two-class
method or the
if-converted
method in the calculation of diluted net income (loss) per share.
Diluted net income (loss) per share is the amount of net income (loss) available to each share of common stock outstanding during the reporting period, adjusted to include the effect of potentially dilutive common shares. For periods in which the Company reports net losses, basic and diluted net loss per share attributable to common stockholders are the same because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. For the years ended December 31, 2020 and 2019, the Company reported a net loss and net income attributable to common stockholders, respectively.
Segments
—The Company has one reportable segment. The Company’s chief operating decision maker, the Chief Executive Officer, reviews financial information presented on a company-wide basis for purposes of allocating resources and evaluating financial performance.
Emerging Growth Company Status
—The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.
The JOBS Act does not preclude an emerging growth company from early adopting new or revised accounting standards. The Company expects to use the extended transition period for any other new or revised accounting standards during the period which the Company remains an emerging growth company.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recently Adopted Accounting Standards
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2014-09,
Revenue from Contracts with Customers (Topic 606)
, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The Company adopted ASU
2014-09
and its related amendments (collectively, known as
ASC 606, Revenue from Contracts with Customers
) effective January 1, 2019, using the modified retrospective transition approach to contracts which were not completed at the date of initial application. The adoption of ASC 606 did not have a material impact on the Company’s consolidated financial statements.
In August 2016, the FASB issued ASU
2016-15,
Statement of Cash Flows (Topic 230)
:
Classification of Certain Cash Receipts and Cash Payments
(“ASU
2016-15”).
The update amends the guidance in ASC 230—
Statement of Cash Flows
(“ASC 230”), and clarifies how entities should classify certain cash receipts and cash payments on the statement of cash flows with the objective of reducing the existing diversity in practice related to eight specific cash flow issues. In addition, in November 2016, the FASB issued ASU
2016-18,
Statement of Cash Flows (Topic 230): Restricted Cash
(“ASU
2016-18”).
This ASU clarifies certain existing principles in ASC 230, including providing additional guidance related to transfers between cash and restricted cash and how entities present, in their statement of cash flows, the cash receipts and cash payments that directly affect the restricted cash accounts. Companies are required to adopt the new standards for annual periods beginning after December 15, 2018. The Company adopted ASU
2016-15
and ASU
2016-18
on January 1, 2019 and such adoption did not have a material effect on the Company’s consolidated financial statements.
In January 2017, the FASB issued ASU
2017-04,
Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment
, which eliminates the second step of the previous FASB guidance for testing goodwill for impairment and is intended to reduce cost and complexity of goodwill impairment testing. The amendments in this standard modify the concept of impairment from the condition that exists when the carrying amount of goodwill exceeds its implied fair value to the condition that exists when the carrying amount of a reporting unit exceeds its fair value. After determining if the carrying amount of a reporting unit exceeds its fair value, the entity should take an impairment charge of the same amount to the goodwill for that reporting unit, not to exceed the total goodwill amount for that reporting unit. This eliminates the second step of calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all its assets and liabilities as if that reporting unit had been acquired in a business combination. This standard is effective for annual periods beginning after December 15, 2022, including interim periods within those annual periods. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company early adopted ASU
2017-04
on January 1, 2019, and such adoption did not have a material effect on the Company’s consolidated financial statements.
In July 2017, the FASB issued ASU
2017-11
, Distinguishing Liabilities from Equity (Topic 480)
which makes limited changes to the FASB’s guidance on classifying certain financial instruments as either liabilities or equity. The ASU’s objective is to improve (1) the accounting for instruments with “down-round” provisions and (2) the readability of the guidance in
ASC 480
—Distinguishing Liabilities from Equity
on distinguishing liabilities from equity by replacing the indefinite deferral of certain pending content with scope exceptions. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company early adopted ASU
2017-11
on January 1, 2019, and such adoption did not have a material effect on the Company’s consolidated financial statements.
In June 2018, the FASB issued ASU
No. 2018-07,
Compensation—Stock Compensation (Topic 718): Improvements to
Non-employee
Share-Based Payment Accounting
. This update expands the scope of
ASC 718—Compensation—Stock Compensation
(“ASC 718”) to include share-based payments issued to
non-employees
for

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

goods or services, aligning the accounting for share-based payments to non-employees
and employees. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company early adopted ASU
2018-07
on January 1, 2019, and such adoption did not have a material effect on the Company’s consolidated financial statements.
Further clarification of this guidance was subsequently provided by FASB through the issuance of ASU
2019-08,
 Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Codification Improvements—Share-Based Consideration Payable to a Customer
in November 2019. ASU
2018-07
expands the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees.
The Company has adopted the guidance of ASU
2018-07
and subsequent related pronouncements by measuring the
non-employee
share-based payments awards at the grant-date fair value of the equity instruments. The Company adopted ASU
2019-08
on January 1, 2019 and such adoption did not have a material effect on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU
2018-13,
Fair Value Measurement (Topic 820): Changes to the Disclosure Requirements for Fair Value Measurement
, which modifies the disclosure requirements on fair value measurements in
ASC 820—Fair Value Measurement
. The modifications include the removal of certain requirements, modifications to exiting requirements and additional requirements. The amendments in
ASU 2018-13
are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company early adopted ASU
2018-13
on January 1, 2019, and such adoption did not have a material effect on the Company’s consolidated financial statements.
Recently Issued Accounting Standards Not Yet Adopted
In February 2016, the FASB issued
ASU 2016-02,
Leases (Topic
 842)
. Under
ASU 2016-02,
an entity will be required to recognize assets and liabilities for the rights and obligations created by leases on the entity’s balance sheet for both finance and operating leases. For leases with a term of 12 months or less, an entity can elect to not recognize lease assets and lease liabilities and expense the lease over a straight-line basis for the term of the lease.
ASU 2016-02
will require new disclosures that depict the amount, timing, and uncertainty of cash flows pertaining to an entity’s leases. In June 2020, ASU
2016-02
was amended by ASU
2020-05,
Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities
, which deferred the effective dates for
non-public
companies. Using a modified retrospective approach, this guidance is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and for all other entities beginning after December 15, 2021, including interim periods within those fiscal years beginning after December 15, 2022. Early adoption is permitted. The impact of
ASU 2016-02
and as amended ASU
2020-05
on the Company’s financial position will be based on leases outstanding at the time of adoption. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
. The amendments in this standard were issued to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments that are not accounted for at fair value through net income, including loans held for investment, held-to-maturity
debt securities, trade and other receivables, net investments in leases and other commitments to extend credit held by a reporting entity at each reporting date. The amendments require that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The standard eliminates the current framework of recognizing probable incurred losses and instead requires an entity to use its current estimate of all expected credit losses over the contractual life. The measurement of expected credit losses is based upon historical experience, current

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets. The amendments in this standard are effective for public companies for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and for all other entities beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. The adoption of the standard is not expected to materially impact the consolidated financial statements as mortgage loans held for sale are recorded at fair value on the consolidated balance sheet.
In August 2018, the FASB issued ASU
No. 2018-15,
Intangibles—Goodwill and
Other—Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract
, to align the requirements for capitalizing implementation costs in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs relating to internal-use
software. The update requires entities in a hosting arrangement that is a service contract to follow the guidance in
ASC
350-40—Internal-Use
Software
to determine which implementation costs to capitalize as an asset and which costs to expense. The standard is effective for public entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and for all other entities beginning after December 15, 2020, and interim periods within those fiscal years beginning after December 15, 2021. The standard may be applied using either the retrospective or prospective approach. Early adoption is permitted. The adoption of the standard is not expected to impact the Company’s consolidated financial statements.
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
, which simplifies the application of ASC 740—Income Taxes while maintaining or improving the usefulness of information provided to users of financial statements. The modifications include removal of certain exceptions and simplification to existing requirements. The amendments in ASU
2019-12
are effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, and for all other entities beginning after December 15, 2021, and interim periods within those fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the effect on its consolidated financial statements and related disclosures.
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting
. Subject to meeting certain criteria, the new guidance provides optional expedients and exceptions to applying contract modification accounting under existing U.S. GAAP, to address the expected phase out of the London Inter-bank Offered Rate (or “LIBOR”) by the end of 2021. This guidance is effective upon issuance and allows application to contract changes as early as January 1, 2020. In addition, in January 2021, the FASB issued ASU
2021-01,
Reference Rate Reform (Topic 848): Scope
, which clarified the scope and application of the original guidance. The guidance is effective for all companies as of March 12, 2020 and can generally be applied through December 31, 2022. The Company is in the process of reviewing its warehouse lines of credit that use LIBOR as the reference rate and is currently evaluating the potential impact that the adoption of this ASU will have on the consolidated financial statements and related disclosures.
In August 2020, the FASB issued ASU
2020-06,
Debt-Debt with Conversion and Other Options
(Subtopic 470-20)
and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
. The standard simplifies the accounting for certain convertible instruments by removing models with specific features, amends guidance on derivative scope exceptions for contracts in an entity’s own equity, and modifies the guidance on diluted earnings per share (EPS) calculations as a result of these changes. This standard is effective for public companies for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years, and for all other entities beginning after December 15, 2023, including interim periods within those fiscal years. Early

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

adoption is permitted for fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this standard on the consolidated financial statements and related disclosures.
3. MORTGAGE LOANS HELD FOR SALE AND WAREHOUSE LINES OF CREDIT
The Company has the following outstanding warehouse lines of credit:

			As of December 31,
(Amounts in thousands)	Maturity	Facility Size	2020	2019
Funding Facility 1 (1)	January 20, 2021	$250,000	$222,809	$143,117
Funding Facility 2 (2)	May 25, 2021	200,000	187,512	76,105
Funding Facility 3 (3)	May 7, 2021	175,000	130,158	68,328
Funding Facility 4 (4)	June 9, 2021	150,000	144,330	66,217
Funding Facility 5 (5)	November 30, 2021	100,000	88,065	310
Funding Facility 6 (6)	February 17, 2021	500,000	396,178	—
Funding Facility 7 (7)	February 16, 2021	1,000,000	945,100	—
Funding Facility 8 (8)	July 20, 2021	150,000	39,192	—
Funding Facility 9 (9)	November 16, 2021	100,000	54,619	—

Total warehouse lines of credit		$2,625,000	$2,207,963	$354,077

(1)
Interest charged under the facility is at the interest rate charged on the note of the underlying collateral of the approved loan (“Note Rate”) minus 0.50% as defined in the agreement. Cash collateral deposit of $0.2 million is maintained. Subsequent to December 31, 2020, the facility was amended to extend maturity to March 20, 2021 and thereafter extended to March 18, 2022 to permanently increase capacity to $500.0 million, to increase cash collateral to $10.0 million, and to adjust interest charged to Note Rate minus 0.75%.

(2)	Interest charged under the facility is at the one month LIBOR plus 1.88%, as defined in the agreement. Cash collateral deposit of $2.0 million is maintained.
(3)
Interest charged under the facility for agency is at the one month LIBOR plus 2.00% and interest charged for non-agency
is at the Note Rate, as defined in the agreement. Refer to Note 8 for details on related-party guarantees of this facility. Cash collateral deposit of $1.8 million is maintained. Subsequent to December 31, 2020, the facility was amended to extend maturity to June 19, 2021.

(4)
Interest charged under the facility is at the respective Note Rate minus 0.25%, with a floor of 2.75% as defined in the agreement. Cash collateral deposit of $1.5 million is maintained. Subsequent to December 31, 2020, the facility was amended to permanently increase capacity to $450.0 million, to increase cash collateral to $4.5 million, to extend maturity to July 1, 2022, and to adjust interest charged to one month LIBOR plus 1.75%.

(5)	Interest charged under the facility is at the daily adjusting LIBOR plus 2.00% as defined in the agreement. There is no cash collateral deposit maintained as of December 31, 2020.
(6)
Interest charged under the facility is at the one month LIBOR plus 1.75%. Subsequent to December 31, 2020, the facility was amended to extend maturity to January 25, 2022, to increase capacity to $1.0 billion, and to adjust interest charged to one month LIBOR plus 1.65%. There is no cash collateral deposit maintained as of December 31, 2020.

(7)
Interest charged under the facility is at the one month LIBOR plus 1.75%. Subsequent to December 31, 2020, the facility was amended to extend maturity to March 8, 2023 and to increase capacity to $1.5 billion. There is no cash collateral deposit maintained as of December 31, 2020.

(8)
Interest charged under the facility is at the one month LIBOR plus 1.75%, which decreases to one month LIBOR plus 1.50% with incentive capacity usage. Cash collateral deposit of $1.5 million is maintained. Subsequent to December 31, 2020, the facility was amended to increase capacity and cash collateral to $200.0 million and $2.3 million, respectively, and to extend maturity to August 31, 2021.

(9)
Interest charged under the facility is at the one month LIBOR plus 1.75%–2.15%. Subsequent to December 31, 2020, the facility was amended to increase capacity to $175.0 million. There is no cash collateral deposit maintained as of December 31, 2020.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following unpaid principal amounts of LHFS are also pledged as collateral under the relevant warehouse funding facilities:

	As of December 31,
(Amounts in thousands)	2020	2019
Funding Facility 1	$242,927	$144,294
Funding Facility 2	228,639	77,770
Funding Facility 3	132,450	68,462
Funding Facility 4	154,323	66,634
Funding Facility 5	92,581	310
Funding Facility 6	409,839	—
Funding Facility 7	988,702	—
Funding Facility 8	42,819	—
Funding Facility 9	55,770	—

Total LHFS	2,348,050	357,470
Fair value adjustment	85,301	6,863

Total LHFS at fair value	$2,433,351	$364,333

For the years ended December 31, 2020 and 2019, the weighted-average interest rate for the warehouse lines of credit was 2.64% and 3.47%, respectively. These lines of credit generally expire within the year after contract initiation or line renewal, with all lines typically expiring within a year of the consolidated balance sheets’ date. Upon expiration, management intends to renew its existing lines or obtain sufficient additional lines.
The warehouse lines of credit contain certain restrictive covenants that require the Company to maintain certain minimum net worth, liquid assets, current ratios, liquidity ratios, leverage ratios, and earnings. In addition, these warehouse lines also require the Company to maintain compensating cash balances which aggregated to $7.0 million and $5.2 million as of December 31, 2020 and 2019, respectively, and are included in restricted cash on the accompanying consolidated balance sheets. The Company was in compliance with all financial covenants as of December 31, 2020 and 2019.
4. MORTGAGE SERVICING RIGHTS
A summary of MSRs activity is as follows:

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Fair value at beginning of period	$6,869	$555
MSRs retained in connection with loan sales	65,135	6,035
Changes in fair value (1)	(18,690)	279
Sale of MSRs	(53,314)	—

Balance at end of period	$—	$6,869

(1)
Changes in fair value are due to changes in valuation inputs and assumptions, which primarily represent changes in discount rates and prepayment speed inputs used in valuation models, primarily due to changes in interest rates, and other changes, including realization of expected cash flows.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During December 2020, the Company sold all of its MSRs for total consideration of $53.3 million. The total consideration consisted of $47.9 million in cash, paid at closing, and a cash holdback of $5.4 million which is included in other receivables, net on the consolidated balance sheets. The Company recorded a loss of $0.2 million on the sale of its MSRs and a reduction of receivables of $1.4 million for early payoffs included within mortgage platform revenue, net and mortgage platform expenses, respectively, within the consolidated statements of operations and comprehensive income (loss).
The unpaid principal balances of the mortgage servicing portfolio were none and $638.0 million (1,837 loans) as of December 31, 2020 and 2019, respectively. The approximate weighted-average servicing fee was none and 0.25% of the outstanding balance of the mortgage loans as of December 31, 2020 and 2019, respectively. The weighted-average coupon interest rate on the portfolio of mortgage loans serviced for others was none and 3.67% as of December 31, 2020 and 2019, respectively.
During the years ended December 31, 2020 and 2019, the Company recognized revenue of $7.3 million and $0.6 million, respectively, related to income earned from loan servicing activities as recorded in mortgage platform revenue, net within the consolidated statements of operations and comprehensive income (loss). For the years ended December 31, 2020 and 2019, the fair value adjustment to MSRs was a decrease of $18.7 million and an increase of $0.3 million, respectively, which is included in mortgage platform revenue, net. Additionally, as of December 31, 2020 and 2019 the Company incurred $6.3 million and $0.7 million, respectively, of costs paid to its sub-servicer,
which are recorded in mortgage platform expenses within the consolidated statements of operations and comprehensive income (loss).
The Company uses assumptions and estimates in determining the fair value of MSRs. These assumptions include prepayment speeds, servicing costs, and spread commensurate with the risks involved and comparable to assumptions used by market participants to value servicing rights available for sale in the market.
The key assumptions used to estimate the fair value of MSRs are prepayment speeds, cost to service, and the discount rate. Increases in prepayment speeds generally have an adverse effect on the fair value of MSRs as the underlying loans prepay faster. In a declining interest rate environment, the fair value of MSRs generally decreases as prepayments increase and therefore, the estimated life of the MSRs and related cash flows decrease. Decreases in prepayment speeds generally have a positive effect on the fair value of MSRs as the underlying loans prepay less frequently. In a rising interest rate environment, the fair value of MSRs generally increases as prepayments decrease and therefore, the estimated life of the MSRs and related cash flows increase. Increases in the discount rate result in a lower MSR fair value and decreases in the discount rate result in a higher MSR fair value. MSR uncertainties are hypothetical and do not always have a direct correlation with each assumption. Changes in one assumption may result in changes to another assumption, which might magnify or counteract the uncertainties.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table illustrates the impact of adverse changes on the discount rate and prepayment speeds at two different data points:

Year Ended December 31, 2020
	Discount Rate		Prepayment Speeds
(Amounts in thousands)	100 BPS Adverse Change	200 BPS Adverse Change	10% Adverse Change	20% Adverse Change
MSRs	$—	$—	$—	$—

	Year Ended December 31, 2019
	Discount Rate		Prepayment Speeds
(Amounts in thousands)	100 BPS Adverse Change	200 BPS Adverse Change	10% Adverse Change	20% Adverse Change
MSRs	$(242)	$(467)	$(270)	$(522)

5. PROPERTY AND EQUIPMENT
Property and equipment consists of the following:

	As of December 31,
(Amounts in thousands)	2020	2019
Computer and hardware	$14,851	$6,464
Furniture and equipment	3,035	1,628
Leasehold improvements	4,047	1,448
Capital lease assets	3,761	—

Total property and equipment	25,694	9,540
Less: Accumulated depreciation	(4,976)	(1,498)

Property and equipment, net	$20,718	$8,042

Total depreciation expense on property and equipment for the years ended December 31, 2020 and 2019 was $3.5 million and $1.0 million, respectively. Capital lease assets primarily include furniture and IT equipment.
6. GOODWILL AND INTERNAL USE SOFTWARE AND OTHER INTANGIBLE ASSETS, NET
In 2015, Better Mortgage, Inc., a wholly owned subsidiary of the Company, completed a merger (the “Avex Merger”) with Avex Holdco Inc. (“Avex”), which had one wholly owned subsidiary, Avex Funding Corporation, an independent mortgage originator. Following the Avex Merger, Better Mortgage, Inc., the surviving entity, changed its name to Better Financial Group, Inc. (“Better Financial”), and its subsidiary, Avex Funding Corporation, changed its name to BMC.
In accordance with the terms of the Avex Merger, the Company paid total consideration of $13.0 million to the predecessor stockholder of Avex (the “Predecessor Stockholder”), which resulted in goodwill of $11.0 million recorded on the consolidated balance sheets. No impairment losses were recognized as of and for the years ended December 31, 2020 and 2019, nor prior years.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Internal use software and other intangible assets, net consisted of the following:

		As of December 31,
(Amounts in thousands, except useful lives)	Weighted- Average Useful Lives (in years)	2020	2019
Intangible assets with finite lives
Internal use software and website development	3.0	$34,256	$14,680
Less accumulated amortization		(13,580)	(7,168)

Total Intangible assets with finite lives, net		20,676	7,512

Intangible assets with indefinite lives
Domain name		1,820	1,820

Total Internal use software and other intangible assets, net		$22,496	$9,332

The Company capitalized $19.6 million and $6.5 million in internal use software and website development costs during the years ended December 31, 2020 and 2019, respectively. Included in the 2020 and 2019 capitalized development costs are $1.0 million and $0.1 million, respectively, in stock-based compensation costs. Amortization expense totaled $6.4 million and $3.3 million during the years ended December 31, 2020 and 2019, respectively. For the years ended December 31, 2020 and 2019, no impairment was recognized relating to intangible assets.
Amortization expense related to intangible assets as of December 31, 2020 is expected to be as follows:

(Amounts in thousands)	Total
2021	$9,297
2022	7,492
2023	3,887
2024	—
2025	—

Total	$20,676

On April 14, 2015, the Company entered into an agreement with a third-party to purchase all rights necessary to use the web domain name better.com. The purchase price for the domain name was $1.8 million. As of December 31, 2020 and 2019, the Company has determined that the carrying value of the domain name has not been impaired and has an indefinite useful life. The Company has the unencumbered and absolute rights, title and interest in the domain name and trademark rights (if any) under this agreement.
7. CORPORATE LINE OF CREDIT AND CONVERTIBLE NOTES
Corporate Line of Credit
—On March 29, 2019, the Company entered into a loan and security agreement with certain lenders and Guggenheim Life and Annuity Company, as agent for such lenders (the “Lender”), which provided for a $30 million secured loan facility, as amended (the “2019 Credit Facility”). The Company had an option to increase the capacity of the line of credit by an additional $10.0 million subject to the Lender’s approval during the contractually specified term in 2019. However, this option was not exercised by the Company and was no longer available as of December 31, 2019. The terms of the 2019 Credit Facility include 9.0% annual interest and 0.5% unused commitment fee with a maturity date of March 29, 2022.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the 2019 Credit Facility, the Company issued warrants allowing the Lender to purchase up to 375,000 shares of Common B Stock at an exercise price per share of $0.71, and up to 375,000 shares of the Company’s Series C Preferred Stock at an exercise price per share of $3.42, all with a term of seven years which were fully vested at issuance (the “2019 Facility Warrants”). The 2019 Facility Warrants pertaining to Series C Preferred Stock are classified as a liability, and those pertaining to Common B Stock are classified as equity in the consolidated balance sheets. Such warrants are recorded as a discount to the outstanding borrowings on the line of credit and are amortized into interest and amortization on non-funding
debt within the statements of operations and comprehensive income (loss) over the term of the 2019 Credit Facility using the effective interest method.
On March 25, 2020, the Company entered into an amended and restated loan and security agreement (the “2020 Credit Facility”) with certain lenders, and Biscay GSTF III, LLC, an entity affiliated with the previous agent and acting as an agent for such lenders, which amended and restated the 2019 Credit Facility and provided for a $150.0 million secured loan facility, as amended, with the option to add up to $50.0 million in aggregate principal amount of incremental loans. The 2020 Credit Facility matures on March 25, 2027. The terms of the 2020 Credit Facility include 8.0% annual interest, if the Company elects to make interest payments in cash, or 9.5% annual interest in kind which is added to the outstanding principal amount of the loan, and a 0.5% unused commitment fee. The terms of the 2020 Credit Facility also include the ability to prepay amounts borrowed, at the Company’s discretion, which would include all accrued and unpaid interest on amounts borrowed as well as a “make-whole” premium that is reduced by the interest incurred through prepayment. As of December 31, 2020, the make-whole is approximately $27.6 million. The 2020 Credit Facility was deemed to be a debt modification of the 2019 Credit Facility for U.S. GAAP purposes and will be accounted for prospectively through yield adjustments, based on the revised terms.
In connection with the 2020 Credit Facility, the Company issued warrants allowing the Lender to purchase up to 1,500,000 shares of Common B Stock at an exercise price per share of $3.42 and up to 1,500,000 shares of Series C Preferred Stock at an exercise price per share of $5.00, all with a term of seven years, which were fully vested at issuance. The warrants to purchase shares of the Common B Stock are classified as equity and the warrants to purchase shares of Series C Preferred Stock are classified as a liability on the consolidated balance sheets. Such warrants are recorded as a discount to the outstanding borrowings on the line of credit and are amortized into interest and amortization on non-funding
debt within the statements of operations and comprehensive income (loss) over the term of the 2020 Credit Facility using the effective interest method.
Under the terms of the 2019 Credit Facility and 2020 Credit Facility, the Company was required to comply with certain financial and nonfinancial covenants. The terms of 2019 Credit Facility and 2020 Credit Facility also limit the Company’s ability to pay dividends and engage in mergers and acquisitions amongst other limitations, without prior approval from the Lender. Any failure by the Company to comply with these covenants and any other obligations under the 2019 Credit Facility and 2020 Credit Facility could result in an event of default, which allows the Lender to accelerate the repayments of the amounts owed. For the years ended December 31, 2020 and 2019, the Company is in compliance with its financial covenants.
As of December 31, 2020 and 2019, the Company had $71.4 million and $26.0 million, respectively, of outstanding borrowings on the line of credit which are recorded net of the unamortized portion of the warrant issuance related discount and debt issuance costs as corporate line of credit, net in the consolidated balance sheets. The outstanding borrowing as of December 31, 2020 includes $1.4 million of interest in kind that was added to the principal balance. The Company had $2.4 million and $0.7 million of unamortized warrant issuance related discount and debt issuance costs as of December 31, 2020 and 2019, respectively.
For the year ended December 31, 2020, the Company recorded a total of $6.0 million related to interest expense as follows: $5.2 million in interest expense related to the line of credit, $0.2 million in interest expense from the

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

unused commitment fee, and $0.6 million in interest expense related to the amortization of deferred debt issuance costs and discount as recorded in interest and amortization on non-funding
debt expense, net within the consolidated statements of operations and comprehensive income (loss).
For the year ended December 31, 2019, the Company recorded a total of $0.7 million related to interest expense as follows: $0.4 million in interest expense related to the line of credit, $0.1 million in interest expense from the unused commitment fee, and $0.2 million in interest expense related to the amortization of deferred debt issuance costs and discount as recorded in interest expense, net within the consolidated statements of operations and comprehensive income (loss).
Convertible Notes
—On February 10, 2020, the Company entered into a Note Purchase Agreement (“NPA”) with certain investors to issue convertible promissory notes (the “Convertible Notes”). On March 12, 2020, the Company amended the NPA (“amended NPA”) to issue new Convertible Notes to additional investors. Under the terms of the amended NPA, the maximum allowable aggregate principal amount was $60.0 million. From March 2020 to June 2020, the Company issued, and received proceeds equal to, $58.2 million of Convertible Notes pursuant to the amended NPA.
The Convertible Notes included an interest rate of 8%, compounded annually. The Convertible Notes included various embedded redemption and conversion features, and will mature eight years from the issuance date, unless converted earlier. Under the terms of amended NPA, the outstanding principal amount and all accrued and unpaid interest on the Convertible Notes automatically converted into Series D Preferred Stock of the Company upon the occurrence of certain events as detailed below. If not converted or repaid earlier in connection with a qualifying initial public offering or sale of the Company, all of the outstanding principal and interest due under the terms of the NPA would have converted into preferred stock of the Company upon a preferred stock financing event. The Company evaluated the embedded redemption and conversion features pursuant to the terms of the amended NPA for bifurcation as embedded derivatives under ASC 815—
Derivatives and Hedging
and potential beneficial conversion features (“BCF”) under ASC 470—
Debt
:

a.
Mandatory contingent put feature (mandatory prepayment)—
In the event of a change in control where the Convertible Notes have not otherwise been converted into preferred stock, two times the outstanding principal amount is due to investors prior to closing of such change in control.

b.
Voluntary prepayment feature—
The Convertible Notes may be prepaid with either written consent from investors or if a direct listing or initial public offering occurs prior to the maturity date and the Convertible Notes have not otherwise converted to preferred stock. The investors have the right to not accept prepayment and instead elect for conversion of the Convertible Notes under contingent redemption features in connection with a direct listing or initial public offering.

c.
Mandatory contingent put feature (rights of investor upon default)—
Upon the occurrence of the Company defaulting on contractual payments to investors, the Convertible Notes may be immediately due and payable.

d.	Conversion features that are contingent redemption features in substance—

i.
Qualified financing conversion—Convertible Notes principal and accrued interest automatically convert into Series D Preferred Stock upon a qualified financing event, meaning a transaction or series of transactions pursuant to which the Company issues and sells shares of its preferred stock for aggregate gross proceeds of at least $50 million.

ii.	Change of control—Allows investors to convert the outstanding principal and accrued interest into Common B or Common B-1 Stock upon a change of control or sale of the Company (see Note 13).

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

iii.	Initial Public Offering—Allows the investors to convert the outstanding principal and accrued interest into Common B or Common B-1 Stock upon an initial public offering (see Note 13).

iv.	Direct Listing—Allows investors to convert the outstanding principal and accrued interest into Common B Stock upon a direct listing.

e.
Voluntary conversion feature—
If no qualified financing occurs prior to the maturity date and the Convertible Notes are not otherwise converted or paid in full, then upon the written consent of the investors, the outstanding principal amount and all accrued interest is convertible at the option of investors into shares of the Company’s Series C Preferred Stock.

The mandatory contingent put feature (mandatory prepayment) and conversion features that are contingent redemption features in substance were not clearly and closely related to the debt host, and required bifurcation as embedded derivatives. Those embedded features were accounted for together as a single compound derivative. The voluntary conversion feature was clearly and closely related to the debt host, and bifurcation as an embedded derivative was not required. However, this feature represented a BCF as the feature settles in the Company’s preferred stock instead of cash. The other features did not require bifurcation as they were clearly and closely related to the debt host, and did not represent BCFs.
The fair value of the compound embedded derivative was $36.8 million on the dates of issuance, which was treated as a reduction, or discount, in the carrying value of the Convertible Notes. The embedded derivative is classified as a Level 3 instrument given the unobservable nature of certain valuation inputs.
The table below summarizes the relevant valuation assumptions utilized in estimating the fair value of the bifurcated compound derivative for all of the issuances from March 2020 to June 2020:

(Amounts in dollars, except noted otherwise)	Range
Valuation assumptions:
Fair value of Series C Preferred Stock	$3.48 - 4.10
Expected volatility	50.0 - 85.0%
Risk-free interest rate	0.15 - 1.52%
Risk discount factor	0.82 - 0.86
Discount term (months)	5.6 - 8.8
The BCF was recorded at intrinsic value, for the difference between the effective conversion prices and fair value of the Company’s Series C Preferred Stock into which the notes were convertible, as additional paid-in
capital in the consolidated balance sheets. For purposes of calculating the BCF intrinsic value, each issuance date was considered to be the firm commitment date. The intrinsic value of the BCF across all Convertible Notes issuances was $5.0 million on the dates of issuance, and was treated as a reduction, or discount, in the carrying value of the Convertible Notes.
The table below reflects the allocation of the Convertible Notes proceeds between the Convertible Notes, BCF, and embedded derivative aggregated for all of the issuance dates from March 2020 to June 2020:

(Amounts in thousands)	As of Issuance
Principal	$58,209
Less: Debt discount—BCF	(5,044)
Less: Debt discount—Bifurcated derivative	(36,827)

Net carrying value of Convertible Notes	$16,338

Equity Component (1)	$5,044

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Represents the proceeds allocated to the BCF debt discount, recorded within additional paid-in capital on the consolidated balance sheet.
The BCF and embedded derivative debt discounts were amortized into the consolidated statements of operations and comprehensive income (loss) under the effective interest rate method over the
8-year
term of the Convertible Notes. The Convertible Notes effective interest rate, taking into account the 8% coupon rate and impact of debt discount amortization, was 17.0% at the dates of inception.
The changes in fair value of the bifurcated derivative were included in interest and other expense, net within the consolidated statements of operations and comprehensive income (loss). The fair value measurements of the embedded redemption features were considered to be level 3 fair value measurements in the fair value hierarchy per ASC 820, Fair Value Measurements, as they were determined using observable and unobservable inputs.
On November 2, 2020, the notes converted into 6,671,168 shares of Series
D-2
Preferred Stock and 299,310 shares of Series
D-3
Preferred Stock in accordance with their respective terms. This conversion triggered derecognition of the Convertible Notes outstanding principal, accrued interest, bifurcated derivative liability, and remaining unamortized debt discounts for the BCF and bifurcated derivative. The Convertible Notes principal and accrued interest on Convertible Notes converted to convertible preferred stock within the consolidated balance sheets, and the embedded derivative was derecognized as a change in the fair value and the remaining BCF and embedded derivative unamortized discounts were immediately recorded as interest expense on the conversion date within the statements of operations and comprehensive income (loss).
The table below summarizes the impacts of the Convertible Notes conversion on the consolidated balance sheet and consolidated statement of operations before and after the conversion on November 2, 2020:

(Amounts in thousands)	Before Conversion	Conversion Impact	After Conversion (2)
Consolidated Balance Sheets
Convertible Notes principal	$58,209	$(58,209)	$—
Accrued interest	2,590	(2,590)	—
Debt discount—BCF	(4,637)	4,637	—
Debt discount—Bifurcated derivative	(33,854)	33,854	—
Bifurcated derivative liability	17,695	(17,695)	—

Total Liabilities	$40,003	$(40,003)	$—

Convertible preferred stock	$—	$60,799	$60,799

Additional Paid-in Capital—BCF	$5,044	$—	$5,044

Total Stockholders’ Equity (Deficit)	$5,044	$—	$5,044

Consolidated Statements of Operations and Comprehensive Income (Loss)
Change in fair value of bifurcated derivative	$19,132	$17,695	$36,827
Interest Expense (1)	(5,970)	(38,491)	(44,461)

Total Interest and Other Expense, Net	$13,162	$(20,796)	$(7,634)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Includes $2.6 million of interest expense related to the 8% coupon rate. The remaining $41.9 million relates to amortization and derecognition of the BCF and bifurcated derivative debt discounts.
(2)
Represents the amounts that are included in the consolidated balance sheets as of December 31, 2020, and recognized in the consolidated statement of operations and comprehensive income (loss) during the year ended, December 31, 2020.

8. RELATED PARTY TRANSACTIONS
In connection with the Avex Merger in 2015, Better Mortgage, Inc. and Avex Funding Corporation issued the Predecessor Stockholder of Avex a promissory note with a principal amount of $5.0 million (“Avex Note”). In December 2019, the Company entered into an agreement with the Predecessor Stockholder of Avex, pursuant to which the Company was required to pay $0.3 million and grant 879,765 of Common B Stock to the Predecessor Stockholder in exchange for the extinguishment of the Avex Note and the resolution of all other claims and matters related thereto. As of and during the year ended December 31, 2019, the Company granted 879,765 of Common B Stock totaling $2.3 million and included $0.3 million within other liabilities on the consolidated balance sheets. During the year ended December 31, 2020, the Company made payments totaling $0.3 million to the Predecessor Stockholder.
Since January 2018, the Company has continually been a party to an employee and expense allocation agreement with 1/0 Capital, LLC (“1/0 Capital”), an entity affiliated with 1/0 Real Estate, LLC and Vishal Garg, the Chief Executive Officer of the Company. Under the employee and expense allocation agreement, 1/0 Capital provides the Company with access to certain of its employees for services related to technical, legal, operations, and human resources personnel, along with other administrative expenses. In connection with this agreement, the Company incurred gross expenses of $2.5 million and $1.6 million in the years ended December 31, 2020 and 2019, respectively. As part of this agreement, the Company may provide access to certain of its employees for use by 1/0 Capital which reduced the amounts owed to 1/0 Capital by $0.3 million and $40.0 thousand for the years ended December 31, 2020 and 2019, respectively. The Company recorded net expenses of $2.2 million and $1.5 million for the years ended December 31, 2020 and 2019, respectively, and are included within general and administrative expenses on the consolidated statements of operations and comprehensive income (loss). The Company is invoiced on a net basis and recorded $0.1 million and none as of December 31, 2020 and 2019, respectively, as a receivable from 1/0 Capital, which is included within other receivables, net on the consolidated balance sheets.
Since January 2018, the Company has continually been a party to a data analytics services agreement with TheNumber, LLC (“TheNumber”), an entity affiliated with both Vishal Garg, the Chief Executive Officer, and 1/0 Real Estate, LLC. Under the data analytics services agreement, TheNumber is obligated to provide data optimization and analysis services to the Company. In connection with this agreement, the Company paid expenses of $0.5 million and $0.1 million in the years ended December 31, 2020 and 2019, respectively. The Company recorded a payable to TheNumber of none and $0.3 million as of December 31, 2020 and 2019, respectively, which is included within other liabilities on the consolidated balance sheets.
The Company has also continually been a party to an agreement with Funding Facility 3 (see Note 3) for securing a warehouse line of credit. The warehouse line of credit was personally guaranteed by Vishal Garg, the Chief Executive Officer. The personal guarantee was terminated in September 2020.
In January 2018, the Company entered into an advisor agreement with Holy Machine LLC (“Holy Machine”) an entity affiliated with Aaron Schildkrout, a member of the Company’s board of directors (the “Board of Directors”). The advisor agreement provides for compensation of $25.0 thousand per month, as well an option grant for 603,024 shares of Common O Stock with an exercise price of $1.42 per share, vesting monthly over a four year period from the date of grant, in exchange for consulting services related to product development. In

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

July 2020, the Company entered into a separate consulting agreement with Holy Machine, which provides for (i) an option grant of 250,000 shares of Common O Stock, with an exercise price of $5.06 per share, vesting monthly over a four year period from the date of grant, and (ii) an option grant of 250,000 shares of Common O Stock, with an exercise price of $10.65 per share, vesting monthly over a four year period from the date grant, in each case in exchange for consulting services and such other services as mutually agreed upon by the Company and Holy Machine. The Company recorded $0.3 million and $0.3 million of expenses during the years ended December 31, 2020 and 2019, respectively, which are included within general and administrative expenses on the consolidated statements of operations and comprehensive income (loss) and a payable of $25.0 thousand and $25.0 thousand as of December 31, 2020 and 2019, respectively, within other liabilities on the consolidated balance sheets.
In April 2020, the Company entered into an agreement with 1/0 Capital, pursuant to which the Company provides the use of a portion of office space at 175 Greenwich Street, New York, New York, to 1/0 Capital. In connection with this agreement, the Company received payments from 1/0 Capital, LLC of $0.2 million in the year ended December 31, 2020. As of December 31, 2020, in connection with this agreement, the Company included a receivable from 1/0 Capital of $46.0 thousand within other receivables, net on the consolidated balance sheets. The parties had not previously been a party to any space sharing arrangement prior to April 2020.
In November 2020, the Company entered into an agreement with Embark Corp (“Embark”), an entity affiliated with Vishal Garg, the Chief Executive Officer, which provides the Company the use of one floor of office space in midtown Manhattan for a period of 15 months. In connection with the agreement, the Company is obligated to pay Embark $127.0 thousand annually plus applicable taxes and utilities. For the year ended December 31, 2020, the Company incurred $26.9 thousand of expenses under the agreement which were included within general and administrative expenses on the statements of operations and comprehensive income (loss) and a payable of $26.9 thousand included within other liabilities on the consolidated balance sheets as of December 31, 2020.
Notes Receivable from Stockholders
—On May 14, 2015, the Company entered into promissory note agreements with four employees for the purpose of financing the exercise of the Company’s stock options. Interest is compounded and accrued based on any unpaid principal balance and is due upon maturity. The Company entered into an additional promissory note agreement with one employee during the year ended December 31, 2019, and entered into two additional promissory notes with employees during the year ended December 31, 2020. The Company included $0.4 million and $0.1 million, respectively, of the notes, which include the outstanding principal amount and accrued interest, within notes receivable from stockholders on the consolidated balance sheets as of December 31, 2020 and 2019. The notes range in maturity from December 2024 to May 2025 and include interest rates ranging from 2.0% to 2.5%.
9. COMMITMENTS AND CONTINGENCIES
Litigation
—The Company, among other things, engages in mortgage lending, title and settlement services, and other financial technology services. The Company operates in a highly regulated industry and may be subject to various legal and administrative proceedings concerning matters that arise in the normal and ordinary course of business, including inquiries, complaints, audits, examinations, investigations, employee labor disputes, and potential enforcement actions from regulatory agencies. While the ultimate outcome of these matters cannot be predicted with certainty due to inherent uncertainties in litigation, management is of the opinion that these matters will not have a material impact on the consolidated financial statements of the Company. The Company accrues for losses when they are probable to occur and such losses are reasonably estimable, and discloses pending litigation if the Company believes a possibility exists that the litigation will have a material effect on its financial results. Legal costs expected to be incurred are accounted for as they are incurred.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company is currently a party to pending legal claims and proceedings regarding an employee-related labor dispute. The dispute alleges that the Company has failed to pay certain employees for overtime and is in violation of the Fair Labor Standards Act and labor laws in the State of California. The dispute is still in its infancy and the ultimate outcome cannot be predicted with certainty due to inherent uncertainties in the legal claims. As part of the dispute, the Company has recorded an estimated liability as of December 31, 2020, included within other liabilities on the consolidated balance sheet, and an expense for the year ended December 31, 2020, included within general and administrative expenses on the consolidated statements of operations and comprehensive income. The accrual and expense are not material to the consolidated financial statements taken as a whole.
Loan Commitments
—The Company enters into IRLCs to fund mortgage loans, at specified interest rates and within a specified period of time, with potential borrowers who have applied for a loan and meet certain credit and underwriting criteria. As of December 31, 2020 and 2019, the Company had outstanding commitments to fund mortgage loans in notional amounts of approximately $5.0 billion and $533.0 million, respectively. The IRLCs derived from those notional amounts are recorded at fair value on the consolidated balance sheets.
Forward Sale Commitments
—In the ordinary course of business, the Company enters into contracts to sell existing LHFS or loans committed but yet to be funded into the secondary market at specified future dates. As of December 31, 2020 and 2019, the Company had outstanding forward sales commitment contracts of notional amounts of approximately $5.2 billion and $568.0 million, respectively. The forward sales commitments derived from those notional amounts are recorded at fair value on the consolidated balance sheets.
Concentrations
—See below for areas considered to be concentrations of credit risk for the Company:
Significant loan purchasers are those which represent more than 10% of the Company’s net gain on sale of loans. During the years ended December 31, 2020 and 2019, the Company had one loan purchaser, Fannie Mae, that accounted for 77% and 43% of net gain on sale of loans, respectively.
Concentrations of credit risk associated with the LHFS carried at fair value are limited due to the large number of borrowers and their dispersion across many geographic areas throughout the United States. As of December 31, 2020, the Company originated 16% of its LHFS secured by properties in California. As of December 31, 2019, the Company had originated 18% and 10% of its LHFS secured by properties in California and Texas, respectively.
The Company maintains cash and cash equivalent balances at various financial institutions. Cash accounts at each bank are insured by the Federal Deposit Insurance Corporation for amounts up to $0.25 million. As of December 31, 2020 and 2019, the Company had amounts in excess of the insured limits at various financial institutions.
Escrow Funds
—In accordance with its lender obligations, the Company maintains a separate escrow bank account to hold borrower funds pending future disbursement. The Company administers escrow deposits representing undisbursed amounts received for payment of property taxes, insurance and principal, and interest on mortgage loans held for sale. These funds are shown as restricted cash and are offset by an escrow payable on the consolidated balance sheet, as they are being held on behalf of the borrower. The balance in these accounts as of December 31, 2020 and 2019 was $26.1 million and $5.1 million, respectively. In some instances, the Company may hold funds that are legally owned by a third-party which are excluded from the consolidated balance sheets and amounted to $36.8 million and none as of December 31, 2020 and 2019, respectively.
Operating Leases
—The Company leases office space under operating leases with various expiration dates through December 2026 in New York, California, North Carolina, and India. For the year ended December 31,

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2020, rent expense was $22.9 million, of which $13.1 million was included in mortgage platform expenses, $6.9 million was included in general and administrative expense, $2.5 million was included in technology expenses, $0.2 million was included within marketing and advertising expenses, and $0.2 million was included in other mortgage platform expenses, within the consolidated statements of operations and comprehensive income (loss). For the year ended December 31, 2019, rent expense was $8.7 million, of which $5.2 million was included in mortgage platform expenses, $1.7 million was included in general and administrative expense, $1.4 million was included in technology expenses, $0.3 million was included within marketing and advertising expenses, and $0.1 million was included in other mortgage platform expenses, within the consolidated statements of operations and comprehensive income (loss).
The future required minimum payments for office leases as of December 31, 2020 are as follows:

(Amounts in thousands)	Total
2021	$11,979
2022	11,510
2023	11,015
2024	11,137
2025	11,016
Thereafter	21,602

Total	$78,259

Capital Leases
—The Company’s assets subject to capital leases had a gross carrying value of $3.8 million and accumulated depreciation of $0.6 million as of December 31, 2020. Future minimum payments with respect to obligations under the Company’s capital leases are recorded in other liabilities within the consolidated balance sheets, and are as follows:

(Amounts in thousands)	Total
2021	$1,394
2022	1,394
2023	1,101
2024	—
2025	—
Thereafter	—

Total minimum payments	3,889
Less: interest	(750)

Present value of net minimum obligations	$3,139

10. RISKS AND UNCERTAINTIES
In the normal course of business, companies in the mortgage lending industry encounter certain economic and regulatory risks. Economic risks include credit risk and interest rate risk, in either a rising or declining interest rate environment. Credit risk is the risk of default that may result from the borrowers’ inability or unwillingness to make contractually required payments during the period in which loans are being held for sale by the Company.
Interest Rate Risk
—The Company is subject to interest rate risk in a rising interest rate environment, as the Company may experience a decrease in loan production, as well as decreases in the fair value of LHFS, loan

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

applications in process with
locked-in
rates, and commitments to originate loans, which may negatively impact the Company’s operations. To preserve the value of such fixed-rate loans or loan applications in process with locked-in
rates, agreements are executed for best effort or mandatory loan sales to be settled at future dates with fixed prices. These loan sales take the form of short-term forward sales of mortgage-backed securities and commitments to sell loans to loan purchasers.
Alternatively, in a declining interest rate environment, customers may withdraw their loan applications that include locked-in
rates with the Company. Additionally, when interest rates decline, interest income received from LHFS will decrease. The Company uses an interest rate hedging program to manage these risks. Through this program, mortgage-backed securities are purchased and sold forward.
In the event that the Company does not deliver into the forward-delivery commitments, they can be settled on a net basis. Net settlements entail paying or receiving cash based upon the change in market value of the existing instrument.
The Company currently uses forward sales of mortgage-backed securities, interest rate commitments from borrowers, and mandatory and/or best-efforts forward commitments to sell loans to loan purchasers to protect the Company from interest rate fluctuations. These short-term instruments, which do not require any payments to be paid to the counterparty in connection with the execution of the commitments, are generally executed simultaneously.
Credit Risk
—The Company’s hedging program, which has economic substance but is not designated as formal hedging from an accounting standpoint, contains an element of risk because the counterparties to its mortgage securities transactions may be unable to meet their obligations. While the Company does not anticipate nonperformance by any counterparty, it is exposed to potential credit losses in the event the counterparty fails to perform. The Company’s exposure to credit risk in the event of default by the counterparty is the difference between the contract and the current market price. The Company minimizes its credit risk exposure by limiting the counterparties to well-established banks and securities dealers who meet established credit and capital guidelines.
Loan Repurchase Reserve
—The Company sells loans to loan purchasers without recourse. As such, the loan purchasers have assumed the risk of loss or default by the borrower. However, the Company is usually required by these loan purchasers to make certain standard representations and warranties relating to the loan. To the extent that the Company does not comply with such representations, or there are early payment defaults, the Company may be required to repurchase the loans or indemnify these loan purchasers for losses. In addition, if loans pay-off
within a specified time frame, the Company may be required to refund a portion of the sales proceeds to the loan purchasers. The Company’s loan repurchase reserve, and loan repurchase provision, as of and for the years ended December 31, 2020 and December 31, 2019 was $7.4 million and none, respectively. There were no charge-offs or recoveries of the loan repurchase reserve during the years ended December 31, 2020 and December 31, 2019.
Borrowing Capacity
—The Company funds substantially all mortgage loans on a short-term basis through committed and uncommitted warehouse lines as well as from operations for any amounts not advanced by warehouse lenders. As a result, the Company’s ability to fund current operations depends on its ability to secure these types of short-term financings. If the Company’s principal lenders decided to terminate or not to renew any of the warehouse lines with the Company, the loss of borrowing capacity could be detrimental to the Company’s consolidated financial statements unless the Company found a suitable alternative source.
COVID-19
Pandemic
—The coronavirus
(“COVID-19”)
pandemic continues to spread throughout the United States, albeit at a slower rate than peak periods of 2020 given the vaccination roll-out.
The Company remains

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

fully functional in both its origination and servicing operations, and has taken steps over the past year to ensure the business can continue to operate as necessary should
COVID-19
cases spike and force offices to temporarily close. The Company has also benefited from interest rate policy changes in response to the pandemic as borrowers capitalized on low interest rates and loan origination volumes increased substantially during 2020.
There remains uncertainty in how long the pandemic will continue and what the long-term impact will be on the Company’s operations, particularly when government support ceases and if interest rates increase in the future. Given the uncertainty of the
COVID-19
pandemic duration and associated responses, the pandemic could materially impact the Company’s future results of operations, cash flows, and financial condition.
11. NET INCOME (LOSS) PER SHARE
The computation of net income (loss) per share and weighted-average shares of the Company’s common stock outstanding during the periods presented is as follows:

	Year Ended December 31,
(Amounts in thousands, except for share and per share amounts)	2020	2019
Basic net income (loss) per share:
Net income (loss)	$172,055	$(67,580)
Income allocated to participating securities	(97,223)	—

Net income (loss) attributable to common stockholders—Basic	$74,832	$(67,580)

Diluted net income (loss) per share:
Net income (loss) attributable to common stockholders—Basic	$74,832	$(67,580)
Interest expense and change in fair value of bifurcated derivatives on convertible notes	7,634	—
Income allocated to participating securities	20,985	—

Net income (loss) attributable to common stockholders—Diluted	$103,451	$(67,580)

Shares used in computation:
Weighted-average common shares outstanding	73,121,017	69,906,868
Weighted-average effect of dilutive securities:
Assumed exercise of stock options	8,299,861	—
Assumed exercise of warrants	651,785	—
Assumed conversion of convertible notes	37,566,536	—

Diluted weighted-average common shares outstanding	119,639,199	69,906,868

Earnings (loss) per share attributable to common stockholders:
Basic	$1.02	$(0.97)

Diluted	$0.86	$(0.97)

Basic and diluted earnings (loss) per share are the same for each class of common stock because they are entitled to the same dividend rights. Basic and diluted earnings (loss) per share are presented together as the amounts for

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

basic and diluted earnings (loss) per share are the same for each class of common stock. There were no preferred dividends declared or accumulated during the years ended December 31, 2020 and 2019. The Company applies the two-class
method which requires earnings available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all earnings for the period had been distributed. The Company’s previously outstanding convertible preferred stock is a participating security as the holders of such shares participate in dividends but did not contractually participate in the Company’s losses. The Company’s potentially dilutive securities, which include stock options, convertible preferred stock that would have been issued under the if-converted
method, warrants to purchase shares of common stock, warrants to purchase shares of preferred stock, and stock options exercised, not vested, have been excluded from the computation of diluted net income (loss) per share, as the effect would be to reduce the net loss per share or increase net income per share. The Company excluded the following securities, presented based on amounts outstanding at each period end, from the computation of diluted net income (loss) per share attributable to common stockholders for the periods indicated, as including them would have had an anti-dilutive effect:

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Convertible preferred stock	—	92,535
Options to purchase common stock (1)	19,100	26,032
Warrants to purchase convertible preferred stock (1)	4,437	3,814
Warrants to purchase common stock (1)	—	375

Total	23,537	122,756

(1)	Securities have an antidilutive effect under the treasury stock method.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. FAIR VALUE MEASUREMENTS
The Company’s financial instruments measured at fair value on a recurring basis are summarized below:

	As of December 31, 2020
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Mortgage loans held for sale, at fair value	$—	$2,433,351	$—	$2,433,351
Derivative assets, at fair value	—	—	39,972	39,972

Total Assets	$—	2,433,351	$39,972	2,473,323

Derivative liabilities, at fair value	$—	$25,314	$—	$25,314
Convertible preferred stock warrants (2)	—	—	25,799	25,799

Total Liabilities	$—	$25,314	$25,799	$51,113

	As of December 31, 2019
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Mortgage loans held for sale, at fair value	$—	$364,333	$—	$364,333
Mortgage servicing rights, at fair value (1)	—	—	6,869	6,869
Derivative assets, at fair value	—	1,624	—	1,624

Total Assets	$—	$365,957	$6,869	$372,826

Derivative liabilities, at fair value	$—	$602	$—	$602
Convertible preferred stock warrants (2)	—	—	1,875	1,875

Total Liabilities	$—	$602	$1,875	$2,477

(1)	Inputs used to value mortgage servicing rights are disclosed in Note 4.
(2)	Fair value is based on the intrinsic value of the Company’s underlying stock price at each balance sheet date and includes certain assumptions with regard to volatility.
Level 3 assets include MSRs and derivative assets, and level 3 liabilities include convertible preferred stock warrants. See Note 4, Mortgage Servicing Rights for rollforward of MSRs. The following table presents a rollforward of level 3 convertible preferred stock warrants.

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Balance at beginning of period	$1,875	$176
Issuances	201	412
Change in fair value of convertible preferred stock warrants	23,723	1,287

Balance at end of period	$25,799	$1,875

Specific valuation techniques and inputs used in determining the fair value of each significant class of assets and liabilities are as follows:
Mortgage Loans Held for Sale
—The Company originates certain LHFS to be sold to loan purchasers and elected to carry these loans at fair value in accordance with ASC 825. The fair value is primarily based on the

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

price obtained for other mortgage loans with similar characteristics. The changes in fair value of these assets are largely driven by changes in interest rates subsequent to loan funding and receipt of principal payments associated with the relevant LHFS.
Mortgage Servicing Rights—
The fair value of MSRs are based on the present value of estimated future net servicing cash flows, taking into consideration actual and expected mortgage loan prepayment rates, discount rates, servicing costs, and other economic factors. The Company obtains a fair value analysis from an independent third party to assist in determination of the fair value of MSRs (refer to Note 4).
Derivative Assets and Liabilities
—The Company uses derivatives to manage various financial risks. The fair values of derivative instruments are determined based on quoted prices for similar assets and liabilities, dealer quotes, and internal pricing models that are primarily sensitive to market observable data. The Company utilizes IRLCs and forward sale commitments. The fair value of IRLCs, which are related to mortgage loan commitments, is based on quoted market prices, adjusted by the pull-through factor, and includes the value attributable to the net servicing fee. The Company previously evaluated the nature of significant inputs and concluded that IRLCs should be classified as level 2 instruments as of December 31, 2019. On December 31, 2020, the Company
re-evaluated
the significance and unobservable nature of the pull-through factor and determined that the classification of IRLCs should be level 3 and as such transferred $40.0 million of IRLCs into level 3 classified instruments as of December 31, 2020. Significant changes in the pull-through factor of the IRLCs, in isolation, could result in significant changes in the IRLCs’ fair value measurement. The value of IRLCs also rises and falls with changes in interest rates; for example, entering into interest rate lock commitments at low interest rates followed by an increase in interest rates in the market, will decrease the value of IRLC. The Company had purchases/issuances of approximately $204.7 million and $14.3 million of IRLCs during the years ended December 31, 2020 and 2019, respectively.
The number of days from the date of the IRLC to expiration of the rate lock commitment outstanding at December 31, 2020 was approximately 60 days on average. The Company attempts to match the maturity date of the IRLCs with the forward commitments. Derivatives are presented in the consolidated balance sheets under derivatives assets, at fair value and derivative liabilities, at fair value. During the year ended December 31, 2020, the Company recognized $38.3 million of gains and $143.2 million of losses related to changes in the fair value of IRLCs and forward sale commitments, respectively. During the year ended December 31, 2019, the Company recognized $0.6 million of gains and $12.5 million of losses related to changes in the fair value of IRLCs and forward sale commitments, respectively. Gains and losses related to changes in the fair value of IRLCs and forward sale commitments are included in mortgage platform revenue, net within the consolidated statements of operations and comprehensive income (loss). Unrealized activity related to changes in the fair value of forward sale commitments were $24.7 million of losses and $1.2 million of gains, included in the $143.2 million of losses and the $12.5 million of losses described above, during the years ended December 31, 2020 and 2019, respectively. The notional and fair value of derivative financial instruments not designated as hedging instruments were as follows:

(Amounts in thousands)	Notional Value	Derivative Asset	Derivative Liability
Balance at December 31, 2020
IRLCs	$4,965,468	$39,972	$—
Forward commitments	$5,150,000	$—	$25,314

Balance at December 31, 2019
IRLCs	$532,809	$—	$1,624
Forward commitments	$568,000	$602	$—

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Preferred Stock Warrants
—The Company issued warrants to certain investors and to the Lender under its corporate line of credit (see Note 7). The Company obtains a fair value analysis from a third party to assist in determination of the fair value of warrants. The Company used the Black-Scholes option-pricing model to estimate the fair value of the warrants at the issuance date and as of December 31, 2020 and 2019, which is based on significant inputs not observable in the market representing a level 3 measurement within the fair value hierarchy (refer to Note 14). Significant changes in the unobservable inputs could result in significant changes in the fair value of the convertible preferred stock warrants. The warrant valuation was based on the intrinsic value of the Company’s underlying stock price and includes certain assumptions such as risk free rate, volatility rate, and expected term.
Significant Unobservable Inputs
—The following table presents quantitative information about the significant unobservable inputs used in the recurring fair value measurements categorized within level 3 of the fair value hierarchy:

	December 31, 2020
(Amounts in dollars, except percentages)	Range	Weighted Average
Level 3 Assets:
IRLCs
Pull-through factor	19.4% -100.0%	81.4%

Level 3 Liabilities:
Convertible preferred stock warrants
Risk free rate	0.10% - 0.13%	0.12%
Volatility rate	22.2% - 111.1%	70.0%
Expected term (years)	1.0 - 2.0	1.6

	December 31, 2019
(Amounts in dollars, except percentages)	Range	Weighted Average
Level 3 Assets:
MSR
Cost to service	$68 - 437	$78
MSR cash flow Discount rate	9.0% - 11.0%	9.6%
Prepayment rate	6.5% - 35.9%	9.0%

Level 3 Liabilities:
Convertible preferred stock warrants
Risk free rate	1.58%	1.58%
Volatility rate	18.6% - 62.9%	55.0%
Expected term (years)	1.0 - 5.0	2.0
U.S. GAAP requires disclosure of fair value information about financial instruments, whether recognized in the consolidated financial statements, for which it is practical to estimate the fair value. In cases where quoted market prices are not available, fair values are based upon the estimation of discount rates to estimated future cash flows using market yields or other valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimates of fair value in both inactive and orderly markets. Accordingly, fair values are not necessarily indicative of the amount the Company could realize on disposition of the financial instruments in a current market exchange. The use of market assumptions or estimation methodologies could have a material effect on the estimated fair value amounts.
The estimated fair value of the Company’s cash and cash equivalents, restricted cash, and warehouse lines of credit approximates their carrying values as these financial instruments are highly liquid or short-term in nature.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the carrying amounts and estimated fair value (level 2) of financial liabilities that are not recorded at fair value on a recurring or non-recurring
basis:

	Year Ended December 31,
	2020		2019
(Amounts in thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Corporate line of credit	$69,065	$86,362	$25,348	$25,617
13. INCOME TAXES
The Company is subject to federal, foreign and state and local income taxes. The components of income (loss) before income tax expense are as follows:

	Year Ended December 31,
(Amounts in thousands)	2020	2019
U.S.	$211,456	$(68,294)
Foreign	2,901	985

Income (loss) before income tax expense	$214,357	$(67,309)

The following table displays the components of the Company’s federal, foreign, state and local income taxes.

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Current Income Tax Expense (Benefit):
Federal	$25,309	$—
Foreign	763	271
State and local	16,344	—

Total Current Income Tax Expense (Benefit)	42,416	271

Deferred Income Tax Expense (Benefit):
Federal	21,430	(12,729)
Foreign	(114)	—
State and local	2,004	(4,231)
Valuation Allowance	(23,434)	16,960

Total Deferred Income Tax Expense (Benefit)	(114)	—

Income Tax Expense (Benefit)	$42,302	$271

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table displays the difference between the U.S. federal statutory corporate tax rate and the effective tax rate.

	Year Ended December 31,
	2020	2019
Statutory corporate tax rate	21.00%	-21.00%
State and local tax	6.76%	-4.97%
Fair value of warrants	2.32%	—%
Others	1.76%	0.77%
Foreign tax rate differential	0.02%	0.40%
R&D tax credit	-1.99%	—%
Unrecognized tax benefits	0.80%	—%
Change in valuation allowance	-10.93%	25.20%

Effective Tax Rate	19.74%	0.40%

The difference between the U.S. federal statutory tax rate and the effective tax rate relates to permanent differences between book and taxable income with respect to reporting for income tax purposes. These differences will not be reversed in the future. These amounts were predominantly comprised of stock option expense, convertible notes, and change in fair value of warrants. The change in ETR from December 31, 2019 to December 31, 2020 primarily relates to release of valuation allowance on Net Operating Losses (“NOLs”) utilized during the year.
Deferred Income Tax Assets and Liabilities
The Company evaluates the deferred income tax assets for the recoverability using a consistent approach which considers the relative impact of negative and positive evidence, including the Company’s historical profitability and projections of future taxable income.
As of December 31, 2020, the Company continued to conclude that the negative evidence with respect to the recoverability of its deferred income tax assets outweighed the positive evidence. It is more likely than not that the deferred income tax assets will not be realized. The Company reversed $23.4 million of the valuation allowance during the year. As of December 31, 2020 and 2019 the Company had a 100% valuation allowance on its domestic deferred tax assets. The Company’s framework for assessing the recoverability of deferred income tax assets requires it to weigh all available evidence, to the extent it exists, including:

•	the sustainability of future profitability required to realize the deferred income tax assets;

•	the cumulative net income or losses in the consolidated statements of operations and comprehensive income in recent years; and

•	the funding available under the Credit Line and relationships with investors.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table displays deferred income tax assets and deferred income tax liabilities:

	As of December 31,
(Amounts in thousands)	2020	2019
Deferred Income Tax Assets
Net operating loss	$12,014	$41,517
Non-qualified stock options	2,790	—
Other reserves	1,324	—
Loan repurchase reserve	1,929	—
Accruals	3,671	—
Other	1,369	1,199

Total Deferred Income Tax Assets	23,097	42,716

Deferred Income Tax Liabilities
Other	(468)	(1,838)
Internal use software	(5,072)	—

Total Deferred Income Tax Liabilities	(5,540)	(1,838)
Less: Valuation Allowance	(17,443)	(40,878)

Deferred Income Tax Assets, Net	$114	$—

As of December 31, 2020 and 2019, the Company had federal net operating loss (“NOL”) carryforwards of approximately $29.9 million and $163.0 million, respectively, and State NOL carryforwards of $107.6 million and $72.9 million, respectively, which are available to offset future taxable income. The NOLs as of December 31, 2020 will begin to expire in 2035.
Utilization of the NOL carryforwards for purposes of federal income tax is subject to an annual limitation pursuant to Internal Revenue Code Section 382 (“Section 382”) due to ownership changes that have occurred. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50% over a three-year period. The Company has assessed and concluded there have been multiple changes of control as defined by Section 382 since inception. At December 31, 2020, the Company’s deferred income tax asset relating to the Company’s NOL carryforwards will be subject to an annual limitation pursuant to Section 382, thereby limiting the amount of NOL utilization each year.
During 2020, the gross amount of the increase in unrecognized tax benefits as a result of tax positions taken during the current period was $1.7 million. Included in the balance of unrecognized tax benefits of $1.7 million as of December 31, 2020, are tax benefits that if recognized, will affect the effective tax rate. There is no interest or penalty provided for any uncertain tax positions. The Company does not expect a material change in uncertain tax positions in the next 12 months. There were no unrecognized tax benefits as of January 1, 2019 or for the year ended December 31, 2019.
The Company files a consolidated federal income tax return, foreign income tax returns and various state consolidated or combined income tax returns. The Company’s major tax jurisdictions are U.S. federal, New York State, New York City, California, and India. The Company generally remains subject to examination for federal income tax returns for the years 2017 and forward, state income tax returns for the years 2016 and forward, and foreign income tax return for the years 2017 and forward.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. CONVERTIBLE PREFERRED STOCK
As of December 31, 2020 and 2019, the Company had outstanding the following series of convertible preferred stock, each with a par value of $0.0001 per share:

	For the Year Ended
	December 31, 2019		Issuances		December 31, 2020
Amounts in thousands, except share amounts)	Shares Authorized	Shares Issued and Outstanding	Shares Authorized	Shares Issued and Outstanding	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference
Series D Preferred Stock	—	—	8,564,688	7,782,028	8,564,688	7,782,028	$131,749
Series D-1 Preferred Stock	—	—	8,564,688	—	8,564,688	—	—
Series D-2 Preferred Stock	—	—	6,970,478	6,671,168	6,970,478	6,671,168	58,188
Series D-3 Preferred Stock	—	—	299,310	299,310	299,310	299,310	2,610
Series D-4 Preferred Stock	—	—	347,451	347,451	347,451	347,451	5,000
Series D-5 Preferred Stock	—	—	347,451	—	347,451	—	—
Series C Preferred Stock	41,995,421	31,674,996	1,500,000	—	43,495,421	31,674,996	108,300
Series C-1 Preferred Stock	41,995,421	2,924,746	1,500,000	—	43,495,421	2,924,746	10,000
Series C-2 Preferred Stock	6,093,219	4,586,357	—	—	6,093,219	4,586,357	11,290
Series C-3 Preferred Stock	6,458,813	2,737,502	—	—	6,458,813	2,737,502	7,488
Series C-4 Preferred Stock	710,294	710,294	—	—	710,294	710,294	1,700
Series C-5 Preferred Stock	6,093,219	1,506,862	—	—	6,093,219	1,506,862	3,710
Series C-6 Preferred Stock	6,458,813	3,721,311	—	—	6,458,813	3,721,311	10,179
Series C-7 Preferred Stock	3,217,220	1,462,373	—	—	3,217,220	1,462,373	5,000
Series B Preferred Stock	13,005,760	9,351,449	—	—	13,005,760	9,351,449	70,257
Series B-1 Preferred Stock	4,100,000	3,654,311	—	—	4,100,000	3,654,311	27,455
Series A Preferred Stock	30,704,520	22,661,786	—	—	30,704,520	22,661,786	22,662
Series A-1 Preferred Stock	8,158,764	7,542,734	—	—	8,158,764	7,542,734	7,543

Total convertible preferred stock	168,991,464	92,534,721	28,094,066	15,099,957	197,085,530	107,634,678	$483,131

	For the Year Ended
	January 1, 2019		Issuances		December 31, 2019
Amounts in thousands, except share amounts)	Shares Authorized	Shares Issued and outstanding	Shares Authorized	Shares Issued and outstanding	Shares Authorized	Shares Issued and outstanding	Liquidation Preference
Series C Preferred Stock	22,692,097	8,774,239	19,303,324	22,900,757	41,995,421	31,674,996	$108,300
Series C-1 Preferred Stock	22,692,097	—	19,303,324	2,924,746	41,995,421	2,924,746	10,000
Series C-2 Preferred Stock	6,093,219	4,586,357	—	—	6,093,219	4,586,357	11,291
Series C-3 Preferred Stock	6,458,813	2,737,502	—	—	6,458,813	2,737,502	7,488
Series C-4 Preferred Stock	710,294	710,294	—	—	710,294	710,294	1,700
Series C-5 Preferred Stock	6,093,219	1,506,862	—	—	6,093,219	1,506,862	3,710
Series C-6 Preferred Stock	6,458,813	3,721,311	—	—	6,458,813	3,721,311	10,179
Series C-7 Preferred Stock	3,217,220	1,462,373	—	—	3,217,220	1,462,373	5,000
Series B Preferred Stock	9,351,449	9,351,449	3,654,311	—	13,005,760	9,351,449	18,703
Series B-1 Preferred Stock	4,100,000	3,654,311	—	—	4,100,000	3,654,311	7,309
Series A Preferred Stock	30,704,520	22,661,786	—	—	30,704,520	22,661,786	22,662
Series A-1 Preferred Stock	8,158,764	7,542,734	—	—	8,158,764	7,542,734	7,543

Total convertible preferred stock	126,730,505	66,709,218	42,260,959	25,825,503	168,991,464	92,534,721	$213,885

Voting Rights
—The holders of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series
C-2
Preferred Stock, Series
C-3
Preferred Stock, Series
C-4
Preferred Stock, Series D Preferred Stock, Series
D-2
Preferred Stock, and Series
D-4
Preferred Stock are entitled to votes equal to the number of shares of Common B Stock into which the applicable series of preferred stock are convertible to

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

as of the record date. The holders of Series
A-1
Preferred Stock, Series
B-1
Preferred Stock, Series
C-1
Preferred Stock, Series
C-5
Preferred Stock, Series
C-6
Preferred Stock, Series
C-7
Preferred Stock, Series
D-1
Preferred Stock, Series
D-3
Preferred Stock, and Series
D-5
Preferred Stock have no voting rights.
Conversion Rights
—Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series
C-2
Preferred Stock, Series
C-3
Preferred Stock, Series
C-4
Preferred Stock, Series D Preferred Stock, Series
D-2
Preferred Stock, and Series
D-4
Preferred Stock is convertible, at the option of the holder, at any time, and without payment of additional consideration into Common B Stock at the “Adjusted Conversion Ratio” as defined below.
Additionally, each share of Series
A-1
Preferred Stock, Series
B-1
Preferred Stock, Series
C-1
Preferred Stock, Series
C-5
Preferred Stock, Series
C-6
Preferred Stock, Series
D-1
Preferred Stock, and Series
D-5
Preferred Stock are convertible, at the option of the holder, at any time, and without payment of additional consideration into Common
B-1
Stock at the “Adjusted Conversion Ratio” as defined below.
The Adjusted Conversion Ratio is defined in the Company’s Tenth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) as equal to the applicable Preferred Stock Original Issue Price for the applicable share of preferred stock divided by the applicable Preferred Stock Conversion Price. The Preferred Stock Conversion Price is equal to $1.00 for the Series A Preferred Stock and the Series
A-1
Preferred Stock; $2.00 for the Series B Preferred Stock and the Series
B-1
Preferred Stock; $3.42 for the Series C Preferred Stock C, Series
C-1
Preferred Stock, and Series
C-7
Preferred Stock; $2.46 for the Series
C-2
Preferred Stock and Series
C-5
Preferred Stock; $2.74 for the Series
C-3
Preferred Stock and Series
C-6
Preferred Stock; $2.39 for the Series
C-4
Preferred Stock; $16.93 for the Series D Preferred Stock and Series
D-1
Preferred Stock; $8.72 for the Series
D-2
Preferred Stock; and $14.39 for the Series
D-4
Preferred Stock and Series
D-5
Preferred Stock.
The Series D Preferred Stock shall be automatically converted into Common B Stock upon the consummation of an underwritten public offering of shares of common stock to the public with a price per share to the public of not less than (i) 1.25 times $16.93 (the “Series D Original Issue Price”) if the underwritten public offering is completed by December 31, 2021, or (ii) 1.5 times the Series D Original Issue Price if the underwritten public offering is completed on or after January 1, 2022. If the Company consummates an underwritten public offering at an initial public offering price that is less than 1.25 times the Series D Original Issue Price by December 31, 2021 or less than 1.5 times the Series D Original Issue Price thereafter, the Company will force the conversion of the Series D Preferred Stock by issuing the holders the number of shares of Common B Stock resulting in a total aggregate value at the initial public offering price that would have been equal to 1.25 times the Series D Original Issue Price or 1.5 times the Series D Original Issue Price, respectively.
Upon a qualified transfer of any shares of Series
A-1
Preferred Stock, Series
B-1
Preferred Stock, Series
C-1
Preferred Stock, Series
C-5
Preferred Stock, Series
C-6
Preferred Stock, Series
D-1
Preferred Stock, or
Series D-5
Preferred Stock, such shares have the right to convert all shares into an equivalent number of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series
C-2
Preferred Stock, Series
C-3
Preferred Stock, Series D Preferred Stock, or Series
D-4
Preferred Stock, respectively, without the payment of additional consideration by the holder.
Certain holders (as specified in the Company’s Certificate of Incorporation) of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock have the right to convert, under limited permitted transfers, to an equivalent number of shares of Series
A-1
Preferred Stock, Series
B-1
Preferred Stock, Series
C-1
Preferred Stock, and Series
D-1
Preferred Stock, respectively. Certain holders of Series
C-2
Preferred Stock, Series
C-3
Preferred Stock, Series
D-4
Preferred Stock, and Common B Stock have the right to convert to an equivalent number of shares of Series
C-5
Preferred Stock, Series
C-6
Preferred Stock, Series
D-5
Preferred Stock, and Common

Stock, respectively.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Dividends
—The convertible preferred stock shall first receive, or simultaneously receive, dividends declared on common stock, if any, on the basis as if the convertible preferred stock was converted to common stock. The Company has not declared any dividends on common stock to date.
Liquidation
—In the event of any liquidation, dissolution or winding-up of the Company, the holders of shares of each series of Series C Preferred Stock, Series
C-1
Preferred Stock, Series
C-2
Preferred Stock, Series
C-3
Preferred Stock, Series
C-4
Preferred Stock, Series
C-5
Preferred Stock, Series
C-6
Preferred Stock, Series
C-7
Preferred Stock, Series D Preferred Stock, Series
D-1
Preferred Stock, Series
D-2
Preferred Stock, Series
D-3
Preferred Stock, Series
D-4
Preferred Stock, and Series
D-5
Preferred Stock shall be entitled to receive, prior to any distributions to the holders of Series B Preferred Stock, Series
B-1
Preferred Stock, Series A Preferred Stock, Series
A-1
Preferred Stock and common stock, an amount per share equal to one time the applicable Preferred Stock Original Issue Price plus all declared but unpaid dividends on such shares (“Series C and Series D Preferred Stock Preference Amount”).
After the payment of the full above mentioned amount, the holders of shares of each of Series B Preferred Stock, Series
B-1
Preferred Stock , Series A Preferred Stock, and Series
A-1
Preferred Stock then outstanding shall be entitled to receive a pro-rata
distribution before any payment shall be made to the holders of common stock an amount per share equal to, (a) in the case of the Series A Preferred Stock and Series
A-1
Preferred Stock, one times the Preferred Stock Original Issue Price, plus any dividends declared and unpaid (“Series A Preferred Stock Preference Amount”), and (b) in the case of the Series B Preferred Stock and Series
B-1
Preferred Stock, the greater of one times the applicable Preferred Stock Original Issue Price and the Alternative Series B Liquidation Preference Amount, as subsequently defined, plus all declared but unpaid dividends (“Series B Preferred Stock Preference Amount”).
The Alternative Series B Liquidation Preference Amount is the quotient obtained by dividing (x) the value of the assets of the Company available for distribution to its stockholders in connection with a liquidation, dissolution or winding-up of the Company or deemed liquidation event by (y) the fully-diluted share number. The Series C and Series D Preferred Stock Preference Amount, the Series A Preferred Stock Preference Amount, and the Series B Preferred Stock Preference Amount are together referred to as the Preferred Stock Preference Amount.
After the payment of the full Preferred Stock Preference Amount, the remaining assets of the Company shall be distributed on a pro rata basis among the holders of Common A Stock, Common B Stock, and then to Common
B-1
Stock.
The remaining assets of the Company shall be distributed among the holders of Series A Preferred Stock and Series
A-1
Preferred Stock and the holders of common stock, with the Series A Preferred Stock and the Series
A-1
Preferred Stock receiving sixty percent of the remainder until each holder of Series A Preferred Stock and Series
A-1
Preferred Stock has received an additional amount per share equal to three times the applicable Preferred Stock Original Issue Price. The remaining assets of the Company shall be distributed among the holders of Series A Preferred Stock and Series
A-1
Preferred Stock and common stock, with the Series A Preferred Stock and the
A-1
Preferred Stock receiving five percent of the remainder until the amount paid to the common stock equals the amount paid to the Series A Preferred Stock and Series
A-1
Preferred Stock. Following that distribution, the remaining assets of the Company shall be distributed on a pro rata basis among the holders of Series A Preferred Stock, Series
A-1
Preferred Stock and common stock.
Redemption and Classification
—The preferred stock is generally not redeemable at the option of any holder thereof except in limited circumstances as set forth in the Company’s Certificate of Incorporation. The Company has classified its convertible preferred stock as mezzanine equity on the consolidated balance sheets as the occurrence of certain deemed liquidation events that are outside the Company’s control may cause redemption with the holders of the convertible preferred stock. Convertible preferred stock is not remeasured at redemption value within mezzanine equity on the consolidated balance sheets as the convertible preferred stock is not currently redeemable and redemption is not expected.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Preferred Stock Warrants
—In September 2018 and February 2019, in connection with the Series C Preferred Stock Purchase Agreement, the Company issued warrants to an investor to purchase 756,500 and 50,320 shares of Series C Preferred Stock, respectively.
In March 2019, in connection with the issuance of the 2019 Credit Facility by the Lender (see Note 7), the Company issued warrants to the Lender to purchase 375,000 shares of Series C Preferred Stock.
In April 2019, in connection with the Series C Preferred Stock Purchase Agreement, the Company issued warrants to an investor to purchase 1,169,899 shares of Series C Preferred Stock.
In March 2020, in connection with the issuance of the 2020 Credit Facility, the Company issued warrants to purchase 1,500,000 shares of Series C Preferred Stock (see Note 7).

(Amounts in thousands, except warrants, prices, and per share amounts)
Issuance	Share Class	Issue Date	Expiration Date	No. Warrants	Strike	Valuation at Issuance
September 2018	Series C Preferred	9/28/2018	9/28/2028	756,500	$1.81	$170
February 2019	Series C Preferred	2/6/2019	9/28/2028	50,320	$1.81	$12
March 2019	Series C Preferred	3/29/2019	3/29/2026	375,000	$3.42	$87
April 2019	Series C Preferred	4/17/2019	4/17/2029	1,169,899	$3.42	$313
March 2020	Series C Preferred	3/25/2020	3/25/2027	1,500,000	$5.00	$201
The Company valued these warrants at issuance and at each reporting period, using the Black-Scholes option-pricing model and their respective terms, as can be seen below. Warrants for Series C Preferred Stock, related to the above issuances, are recorded as liabilities at fair value, resulting in a liability of $25.8 million and $1.9 million as of December 31, 2020 and 2019, respectively. The change in fair value of warrants for the years ended December 31, 2020 and 2019 was $23.7 million and $1.3 million, respectively, and was recorded in change in fair value of warrants within the consolidated statements of operations and comprehensive income (loss).

(Amounts in thousands, except per share amounts)	As of December 31,
	2020		2019
Issuance	Fair Value per Warrant	Fair Value	Fair Value per Warrant	Fair Value
September 2018	$8.51	$6,438	$1.69	$1,278
February 2019	$8.51	428	$1.69	85
March 2019	$6.74	2,528	$0.33	124
April 2019	$6.74	7,885	$0.33	388
March 2020	$5.68	8,520	$—	—

Total		$25,799		$1,875

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. STOCKHOLDERS’ EQUITY (DEFICIT)
The Company’s equity structure consists of different classes of common stock which is presented in the order of liquidation preference below:

	As of December 31,
	2020			2019
(Amounts in thousands, except share amounts)	Shares Authorized	Shares Issued and Outstanding	Par Value	Shares Authorized	Shares Issued and Outstanding	Par Value
Common A Stock	8,000,000	8,000,000	$1	8,000,000	8,000,000	$1
Common B Stock	192,457,901	56,089,586	5	154,886,188	55,609,821	5
Common B-1 Stock	77,517,666	—	—	66,806,217	—	—
Common O Stock	65,083,479	17,149,498	2	40,783,880	8,969,839	1

Total common stock	343,059,046	81,239,084	$8	270,476,285	72,579,660	$7

Common Stock
—The holders of Common A Stock, Common B Stock, and Common O Stock (collectively, “Voting Common Stock”) are entitled to one vote for each share. Shares of Common
B-1
Stock do not have voting rights. Additionally, upon a qualified transfer, the holder can convert any shares of Common
B-1
Stock into an equivalent number of shares of Common B Stock without the payment of additional consideration.
Common Stock Warrants
—In March 2020, in connection with the issuance of the 2020 Credit Facility, the Company issued warrants to purchase 1,500,000 shares of Common B Stock (see Note 7). Warrants to purchase shares of Common B Stock were recorded as equity within the consolidated balance sheets and were valued at $0.3 million at issuance during the year ended December 31, 2020.

(Amounts in thousands, except warrants, price, and per share amounts)
Issuance	Share Class	Issue Date	Expiration Date	No. Warrants	Strike	Valuation at Issuance
March 2020	Common B	3/25/2020	3/25/2027	1,500,000	$3.42	271

Total equity warrants				1,500,000		$271

In March 2019, in connection with the issuance of the 2019 Credit Facility by the Lender (see Note 7), the Company issued to the Lender warrants to purchase 375,000 shares of Common B Stock. Warrants for Common B Stock were recorded as equity within the consolidated balance sheets and were fair valued at $0.2 million at issuance during the year ended December 31, 2019.

(Amounts in thousands, except warrants, price, and per share amounts)
Issuance	Share Class	Issue Date	Expiration Date	No. Warrants	Strike	Valuation at Issuance
March 2019	Common B	3/29/2019	3/29/2026	375,000	$0.71	179

Total equity warrants				375,000		$179

Notes Receivable from Stockholders
—The Company issued notes to stockholders to fund the payment of the exercise price of the stock options granted to such stockholders. The notes are recorded as a component of stockholders’ equity and bear annual interest payable upon maturity of the note (see Note 8).
16. STOCK-BASED COMPENSATION
Stock Option Plans
—In November 2016, the Company adopted the
Better Holdco Inc. 2016 Equity Incentive Plan
(the “2016 Plan”) pursuant to which the Board of Directors may grant non-statutory
stock options, stock

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

appreciation rights, restricted stock awards, and restricted stock units to eligible employees, directors, and certain non-employees.
The 2016 Plan authorizes the Board of Directors to grant up to 8,912,632 shares of Common O Stock. Stock options must be granted with an exercise price equal to the stock’s fair market value at the date of grant. Stock options generally have
10-year
terms and vest over a four-year period starting from the date specified in each agreement. In May 2017 the Company adopted the
Better Holdco Inc. 2017 Equity Incentive Plan
(the “2017 Plan”) with the same terms as the 2016 Plan. At the date of the adoption of the 2017 Plan, 1,859,781 stock options carried over from the 2016 Plan. On August 20, 2019, the Board of Directors approved to increase the number of shares of the Company’s Common O Stock authorized for issuance by 12,000,000 shares, from 14,853,925 shares to 26,853,925 shares. On December 19, 2019, the Board of Directors approved to increase the number of shares of the Company’s Common O Stock authorized for issuance by 5,017,323 shares, from 26,853,925 shares to 31,871,248 shares.
The following is a summary of employee and
non-employee
stock option activity during the year ended December 31, 2020:

(Amounts in thousands, except options, prices, and averages)	Number of Options	Weighted- Average Exercise Price	Intrinsic Value	Weighted- Average Remaining Term
Employee Options
Outstanding—December 31, 2019	21,131,308	$5.22
Options granted	25,719,958	$2.87
Options exercised	(8,079,816)	$0.85
Options cancelled (forfeited)	(2,839,018)	$1.21
Options cancelled (expired)	(57,219)	$0.69

Outstanding—December 31, 2020	35,875,213	$4.85	$241,859	9.1

Vested and exercisable—December 31, 2020	9,751,157	$5.97	$63,243	8.4
Options expected to vest	23,614,948	$4.13	$167,408	9.2

Options vested and expected to vest—December 31, 2020	33,366,105	$4.67	$230,651	9.0

Non-Employee Options
Outstanding—December 31, 2019	900,437	$1.12
Options granted	900,915	$5.09
Options exercised	(260,425)	$0.73
Options cancelled (forfeited)	—	$—

Outstanding—December 31, 2020	1,540,927	$3.35	$11,251	8.2

Vested and exercisable—December 31, 2020	519,722	$2.21	$4,303	6.4
Options expected to vest	914,174	$3.66	$6,949	9.1

Options vested and expected to vest—December 31, 2020	1,433,896	$3.14	$11,251	8.1

The Company records compensation expense on a straight-line basis over the relevant vesting period. As of December 31, 2020, total compensation cost not yet recognized related to unvested stock options was $74.2 million, which is expected to be recognized over a weighted-average period of 2.9 years.
Intrinsic value is calculated by subtracting the exercise price of the stock option from the fair value of the Company’s common stock on December 31, 2020 for in-the-money
shares, multiplied by the number of shares

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

per each stock option. The total intrinsic value of employee and non-employee
options exercised during the year ended December 31, 2020 was $32.9 million and $1.0 million, respectively.
The weighted average grant-date fair value per share of employee and non-employee
options granted during the year ended December 31, 2020 was $4.23 and $7.41, respectively. The weighted average grant-date fair value per share of employee and non-employee
options forfeited during the year ended December 31, 2020 was $1.57 and none, respectively.
The Company generally allows stock option holders to early exercise prior to vesting date. Shares of Common O Stock issued upon early exercise are considered shares restricted until the completion of the original vesting period of the options and are therefore classified as stock options exercised, not vested in other liabilities on the consolidated balance sheets. Included on the consolidated balance sheets as of December 31, 2020 and 2019 was $3.2 million and $0.4 million, respectively, of stock options exercised, not vested, which represents 3,661,760 and 1,990,173, respectively, of restricted shares. Upon the completion of the vesting period, the Company reclassifies the liability to additional paid in capital on the consolidated balance sheets.
Employee and
Non-Employee
Options Valuation
—The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option. The assumptions used to estimate the fair value of stock options granted are as follows:

	Year Ended December 31,
	2020		2019
(Amounts in dollars, except percentages)	Range	Weighted- Average	Range	Weighted- Average
Fair value of common stock	$0.73 - 9.73	$4.34	$0.00 - 0.67	$0.12
Expected volatility	38.26 - 73.23%	50.3%	32.50 - 32.90%	32.70%
Expected term (years)	5 - 6.1	5.9	5 - 6.3	5.9
Risk-free interest rate	0.29 - 1.69%	0.68%	1.34 - 2.52%	1.73%
Since the Company’s Common O stock is not publicly traded, the expected volatility is based on the historical and implied volatility of similar companies whose stock or option prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies. The risk-free interest rate assumption is based on observed U.S. Treasury yield curve interest rates in effect at the time of grant appropriate for the expected term of the stock options granted. As permitted under authoritative guidance, due to the limited amount of stock option exercises, the Company used the simplified method to compute the expected term for stock options granted to employees in the years ended December 31, 2020 and 2019.
Advertising Agreement
—On August 29, 2019, the Company entered into an advertising agreement with an investor. Under the advertising agreement, the investor permits the Company to promote the Company’s mortgage products to the investor’s customers. As part of the consideration for these services, the Company issued a warrant to the investor which is exercisable up to 1,462,373 shares of Series
C-7
Preferred Stock. Warrants for Series
C-7
Preferred Stock, issued under the advertising agreement are recorded as stock-based compensation in accordance with the vesting terms of the agreement. The vesting terms of the warrants are subject to certain performance requirements under the terms of the advertising agreement.
As of December 31, 2020 and 2019, the total number of warrants associated with expense recognized was 1,072,407 and 487,458, respectively. For the unvested warrants, the Company records compensation expense on

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

a straight-line basis over the vesting period. As a result, the Company incurred an expense of $0.2 million and $0.2 million for the years ended December 31, 2020 and 2019, respectively, which was included within marketing and advertising expenses on the consolidated statements of operations and comprehensive income (loss). Fair value grant date per warrant is equal to $0.32. The Company valued these warrants using a Black-Scholes option-pricing model to estimate the fair value of the warrants at the issuance date, which is based on significant inputs not observable in the market representing a Level 3 measurement within the fair value hierarchy. Certain assumptions are shown below as of date of issuance October 3, 2019:

Risk free interest rate	1.39%
Volatility	55.00%
Time to exit	2 years
Stock-Based Compensation Expense
—The total of all stock-based compensation expense related to employees and non-employees
are reported in the following line items within the consolidated statements of operations and comprehensive income (loss):

	Year Ended December 31,
(Amounts in thousands)	2020	2019
General and administrative expenses	$15,138	$519
Mortgage platform expenses	2,739	163
Marketing and advertising expenses	306	20
Technology and product development expenses (1)	1,076	123
Other platform expenses	42	4

Total stock-based compensation expense	$19,301	$829

(1)
Technology and product development expense excludes $1.0 million and $0.1 million of stock-based compensation expense, which was capitalized (see Note 6) for the years ended December 31, 2020 and 2019.

17. REGULATORY REQUIREMENTS
Department of Housing and Urban Development
—As an
FHA-approved
Title II Single Family Program lender, BMC is subject to various regulatory capital requirements set forth by the Department of Housing and Urban Development (“HUD”). As of December 31, 2020, BMC’s minimum net worth and liquidity requirements were $1.0 million and $0.2 million, respectively. BMC’s minimum net worth and liquidity requirements as a Title II Single Family Program Lender as of December 31, 2019 were $1.0 million and $0.2 million, respectively. BMC was in compliance with the HUD adjusted net worth and liquid assets requirements as of December 31, 2020 and 2019.
FNMA and FMCC
—As an approved seller and servicer with FNMA and FMCC, BMC is required to maintain a capital requirement with an adjusted/tangible net worth to total assets ratio of greater than 6%. BMC was in compliance with the capital requirements as of December 31, 2020 and 2019.
18. SUBSEQUENT EVENTS
The Company evaluated subsequent events from the date of the consolidated balance sheets of December 31, 2020 through August 3, 2021, the date the consolidated financial statements were available to be issued, and has

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

determined that, there have been no subsequent events that require recognition or disclosure in the consolidated financial statements, except as described in Note 3 and as follows:
Warehouse Lines of Credit
—In March 2021, the Company entered into a new credit agreement with a major bank providing a $500.0 million warehouse facility. The maturity date on the new warehouse facility is March 9, 2022. In April 2021, the Company entered into an additional credit agreement with a major bank providing a $500.0 million warehouse facility. The maturity date on the new warehouse facility is April 6, 2022. In July 2021, the Company entered into an additional credit agreement with a major bank providing a $500.0 million warehouse facility. The maturity date on the new warehouse facility is July 5, 2022.
Notes Issued to Employees
—In January 2021, the Company issued
non-cash
promissory notes to certain employees for the purpose of financing the exercise of the Company’s equity awards. These certain employees may have the ability to exercise equity awards that have not been vested by the respective employee. Interest is compounded and accrued based on any unpaid principal balance and is due upon maturity. The Company issued a total of $75.2 million of promissory notes and include maturity dates of January 2026 with an interest rate of 0.5%. The unpaid principal and interest is due upon the earliest of, maturity, 120 days after an employee leaves the Company, or the date the employee sells shares acquired through this note without prior written consent of the Company.
Secondary Market Transaction
—In April 2021, certain of the Company’s investors sold various classes of shares to SVF II Beaver LLC (“SoftBank”), pursuant to a stock transfer agreement, for total consideration of $370.0 million. The total shares purchased by SoftBank included 4.2 million shares of Common B Stock, 0.4 million shares of Common O Stock, 0.6 million shares of Series A Preferred Stock, 7.5 million shares of Series

Preferred Stock, 0.1 million shares of Series B Preferred Stock, 0.8 million shares of Series C Preferred Stock, 1.4 million shares of Series
C-1,
and 0.1 million shares of Series
C-2
Preferred Stock each at $24.47 per share.
In May 2021, the second tranche of the transaction closed whereby certain of the Company’s investors sold various classes of shares to SoftBank for a total consideration of $126.9 million. The total shares purchased by SoftBank included 1.4 million shares of Common B Stock, 0.1 million shares of Common O Stock, 0.3 million shares of Series B Preferred Stock, 2.0 million shares of Series
B-1
Preferred Stock, 0.3 million shares of Series C Preferred Stock, 0.5 million shares of Series
C-1,
and 0.5 million shares of Series
C-2
Preferred Stock each at $24.47 per share.
In connection with the foregoing stock transfer agreements between SoftBank and certain of the Company’s investors, the Company entered into a contribution agreement with SoftBank, pursuant to which upon the occurrence of certain “Realization Events,” SoftBank agrees to make certain capital contributions to the Company. The consummation of the business combination with Aurora (as defined below) will constitute a Realization Event pursuant to the terms of the contribution agreement. Accordingly, since the business combination with Aurora is expected to occur before the first anniversary of the execution of the contribution agreement, SoftBank will make a capital contribution to the Company in an amount equal to 25% of its aggregate return on its investment in the Company’s shares based on the average of the volume weighted-average price of the Company’s shares for each of the 90 consecutive trading days immediately prior to the first anniversary of the completion of the business combination with Aurora.
Corporate Line of Credit
—In April 2021, the Company drew down the remaining available credit under the 2020 Credit Facility of $80.0 million, increasing the total amount utilized on the Credit Facility to $150.0 million.

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Merger Agreement
—In May 2021, the Company entered into a definitive merger agreement (“Merger Agreement”) with Aurora Acquisition Corp (“Aurora”), SPAC traded on the NASDAQ under “AURC,” which will transform the Company into a publicly listed company. Of the total consideration to existing stockholders of the Company, $950 million will be paid in cash and the remainder in stock of the new company. Existing shareholders of the Company can elect to receive cash or stock, subject to proration depending on whether cash elections are above or below $950 million. After payment of the $950 million, the remaining transaction proceeds, after paying expenses related to the transactions, of approximately $778 million will be used for general corporate purposes. The transaction has been approved by the Boards of Directors of both the Company and Aurora. The transaction is expected to close in the fourth quarter of 2021, subject to the approval of shareholders of Aurora and the stockholders of the Company, certain regulatory approvals, and the satisfaction of certain other customary closing conditions.
As of May 2021, Novator Capital Sponsor Ltd. (the “Sponsor”) holds 7.0 million shares of Aurora’s Class B Common Stock (the “Sponsor Shares”). As a result of the Merger Agreement, the Class B Common Stock of Aurora held by the Sponsor will be converted into Class A Common Stock of the Company at closing. Pursuant to an agreement entered into between Aurora and the Sponsor, 20% of the Sponsor’s Class A Common Stock, held upon closing of the Merger Agreement, will be subject to lock-up
provisions restricting the Sponsor’s ability to transfer such shares (“Sponsor
Locked-Up
Promote Shares”).
The Sponsor
Locked-Up
Promote Shares are contingent in 3 equal tranches if the volume weighted-average price of the Company exceeds certain price thresholds ($12.50, $15.00, and $17.50 per share) for any 20 out of any 30 consecutive trading days following the closing of the Merger Agreement. There is no expiration of the Sponsor
Locked-Up
Promote Shares and they shall only become unrestricted to transfer in the event of a change of control of the Company. In the event of a change of control, depending on the consideration value per share of Class A Common Stock received in such a transaction, a value of less than $12.50 per share would result in 100% of the then remaining Sponsor
Locked-Up
Promote Shares to be forfeited for no consideration, a value of greater than $12.50 per share but less than $15.00 per share would allow one of the tranches to receive the same consideration as all other shares of Class A Common Stock, a value of greater than $15.00 per share but less than $17.50 per share would allow two of the tranches to receive the same consideration as all other shares of Class A Common Stock, and a value greater than $17.50 per share would allow all three of the tranches to receive the same consideration as all other shares of Class A Common Stock.
Employee Benefit Plans
—In June 2021, the Company discontinued a benefit plan for its employees, where the Company would participate in a down payment of a home purchase along with participation in monthly payments towards the mortgage for certain tenured employees. The Company will no longer accrue for this benefit and will reverse prior accrued amounts in June 2021. The accrual and expense that will remain for employees that have vested the full benefit are not material to the consolidated financial statements taken as a whole.
Acquisitions
—In June and July of 2021, the Company entered into definitive merger agreements with two separate U.K.-based companies. Both pending acquisitions are subject to regulatory approval and are not expected to close until late in the third quarter of fiscal year 2021. Both potential acquisitions are immaterial to the Company’s operations as a whole.
Legal Matter
—In July 2021, Pine Brook, a current investor in the Company, commenced litigation against the Company among other parties, seeking declaratory judgment in relation to a side letter which was entered into as part of the Series C Preferred Stock issuance by the Company in 2019. The dispute is whether the Company, once it transforms into a publicly listed company via the Merger Agreement described above, would be entitled to trigger a side letter provision allowing the Company to repurchase approximately 1.9 million shares of Series

BETTER HOLDCO, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A Preferred Stock for a total price of $1. Mr. Howard Newman, managing partner of Pine Brook and a director of the Company prior to the closing of the Merger Agreement, has stated that Pine Brook disagrees with the Company’s interpretation of the side letter, and Pine Brook is seeking declaratory judgment that the Company does not have the right to repurchase such shares in connection with the Merger Agreement and that the lock-up included in the letter of transmittal that holders of 1% or more of the Company’s capital stock are required to sign pursuant to the Merger Agreement is invalid and violates Delaware law.
*****

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
by and among
AURORA ACQUISITION CORP.,
AURORA MERGER SUB I, INC.,
and
BETTER HOLDCO, INC.
dated as of MAY 10, 2021

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger, dated as of May 10, 2021 (this “
Agreemen
t”), is made and entered into by and among Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation prior to the First Effective Time (as defined below)) (“
Acquiror
”), Aurora Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“
Merger Sub
”), and Better HoldCo, Inc., a Delaware corporation (the “
Company
”).
RECITALS
WHEREAS
, Acquiror is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;
WHEREAS
, at least one (1) Business Day prior to the Closing Date (as defined below) and subject to the conditions of this Agreement, Acquiror shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “
DGCL
”) and the Cayman Islands Companies Act (As Revised) (the “
Domestication
”);
WHEREAS
, concurrently with the Domestication, Acquiror shall file a certificate of incorporation with the Secretary of State of Delaware and adopt bylaws (in the forms attached as
Exhibits A
and
B
hereto), with such changes as may be agreed in writing by Acquiror and the Company;
WHEREAS
, in connection with the Domestication, (a) each then issued and outstanding share of Acquiror Class A Common Stock (as defined below) shall convert automatically, on a one-for-one
basis, into a share of Class A common stock, par value $0.0001 per share, of Acquiror (after its domestication as a corporation incorporated in the State of Delaware) (the “
Domesticated
Acquiror
Class
 A
Common
Stock
”); (b) each then issued and outstanding share of Acquiror Class B Common Stock (as defined below) shall convert automatically, on a one-for-one
basis, into a share of Domesticated Acquiror Class A Common Stock; (c) the terms of the Acquiror Class B Common Stock shall be modified to, among other things, provide that each share of Acquiror Class B Common Stock shall carry three (3) votes (the “
Domesticated
Acquiror
Class
 B
Common
Stock
”); (d) a new class of
non-voting
common stock, par value $0.0001 per share, of Acquiror shall be created (the “
Domesticated Acquiror Class
 C Common Stock
”), (e) each then issued and outstanding warrant of Acquiror shall convert automatically into a warrant to acquire one share of Domesticated Acquiror Class A Common Stock (“
Domesticated
Acquiror
Warran
t”), pursuant to the Warrant Agreement (as defined below); and (f) each then issued and outstanding unit of Acquiror (the “
Cayman
Acquiror Units
”) shall convert automatically into a unit of Acquiror (after its domestication as a corporation incorporated in the State of Delaware) (the “
Domesticated
Acquiror Units
”), with each Domesticated Acquiror Unit representing one share of Domesticated Acquiror Class A Common Stock and one-quarter
of one Domesticated Acquiror Warrant;
WHEREAS
, upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, (a) Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly owned subsidiary of Acquiror (the “
First
Merger
”); (b) the surviving corporation of the First Merger will merge with and into Acquiror (the “
Second
Merger
” and together with the First Merger, the “
Mergers
”), and (c) Acquiror will change its name in accordance with
Section
 2.5(b)
;
WHEREAS
, upon the First Effective Time (as defined below), all shares of the Company Capital Stock (as defined below) will be converted into the right to receive the applicable Aggregate Merger Consideration as set forth in this Agreement;
WHEREAS
, each of the parties hereto intends that, for United States federal income tax purposes, the Mergers, taken together, will constitute an integrated plan described in Rev. Rul.
2001-46,
2001-2
C.B. 321 and

qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “
Code
”) and the Treasury Regulations, to which each of Acquiror and the Company are to be parties under Section 368(b) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations;
WHEREAS
, the Board of Directors of the Company has (a) determined that it is advisable for the Company to enter into this Agreement and the documents contemplated hereby, (b) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (c) recommended the adoption and approval by the Company’s stockholders of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;
WHEREAS
, at the Closing, Acquiror, Sponsor and certain Affiliates and stockholders of the Company, as applicable, shall enter into an Amended and Restated Registration Rights Agreement (the “
Registration Rights Agreemen
t”) substantially in the form attached hereto as
Exhibit D
(with such changes as may be agreed in writing by Acquiror and the Company), which shall be effective as of the Closing;
WHEREAS
, as a condition and inducement to Acquiror’s and the Company’s (as applicable) willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement:
(a) the Major Company Stockholders (as defined below) have each executed and delivered to Acquiror a Company Holders Support Agreement (as defined below) pursuant to which the Major Company Stockholders have agreed, among other things, to (x) provide their written consent upon the effectiveness of the Registration Statement to (i) adopt and approve, this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and (ii) adopt and approve, in accordance with the terms and subject to the conditions of the Company’s Governing Documents, the Preferred Stock Conversion, and (y) certain transfer restrictions, to be effective as of the Closing,
(b) the Major Acquiror Shareholders (as defined below) have each executed and delivered to the Company an Acquiror Holders Support Agreement (as defined below) pursuant to which the Major Acquiror Shareholders have agreed, among other things, to vote in favor of (i) the adoption and approval, upon the effectiveness of the Registration Statement, this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, and (ii) the adoption and approval, in accordance with the terms and subject to the conditions of the Acquiror’s Governing Documents, the Domestication,
(c) SoftBank (as defined below) has executed a PIPE Subscription Agreement (as defined below) pursuant to which SoftBank has agreed, subject to the terms and conditions therein, to subscribe for and purchase (or cause one of its Affiliates to subscribe for and purchase) that number of shares of Domesticated Acquiror Class A Common Stock and Domesticated Acquiror Class C Common Stock, as applicable, whose gross purchase price is equal to $1,500,000,000, subject to adjustment as described therein,
(d) Sponsor (as defined below) has executed (i) the Redemption Subscription Agreement (as defined below) pursuant to which Sponsor has agreed, subject to the terms and conditions therein, to subscribe for and purchase (or cause one of its Affiliates to subscribe for and purchase) that number of Domesticated Acquiror Class A Common Stock that is equal to the number of Acquiror Class A Common Stock elected to be redeemed by the stockholders of Acquiror in the Acquiror Share Redemption (as defined below) and (ii) the Sponsor Subscription Agreement (as defined below) pursuant to which Sponsor has agreed, subject to the terms and conditions therein, to subscribe for purchase (or cause one of its Affiliates to subscribe for and purchase) that number of Domesticated Acquiror Class A Common Stock whose gross purchase price is equal to $200,000,000,
(e) Sponsor has executed the Sponsor Letter (as defined below) pursuant to which Sponsor has agreed, subject to the terms and conditions therein, to (i) forfeit upon the Closing (as defined below) fifty percent (50%) of the Acquiror Private Placement Warrants (as defined below) held by Sponsor as of the date of this Agreement,

(ii) redeem its Acquiror Private Placement Warrants if the Surviving Corporation’s volume-weighted average share price is above $18.00 for any twenty (20) trading days within any consecutive thirty (30)-trading days, and (iii) subject certain of the shares of Domesticated Acquiror Class A Common Stock held by it to transfer restrictions, and
(f) the parties to the IPO Insider Letter Agreement have amended and restated such agreement in the form attached hereto as
Exhibit C
;
WHEREAS
, each of the Boards of Directors of Acquiror and Merger Sub has (a) determined that it is advisable for Acquiror and Merger Sub, as applicable, to enter into this Agreement and the documents contemplated hereby, (b) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (c) recommended the adoption and approval of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby by the Acquiror Shareholders and sole shareholder of Merger Sub, as applicable;
WHEREAS
, Acquiror, as sole shareholder of Merger Sub has approved and adopted this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby; and
WHEREAS
, in furtherance of the Mergers and in accordance with the terms hereof, Acquiror shall provide an opportunity to its shareholders to have their outstanding shares of Acquiror Common Stock redeemed on the terms and subject to the conditions set forth in this Agreement and Acquiror’s Governing Documents (as defined below) in connection with obtaining the Acquiror Shareholder Approval (as defined below).
NOW, THEREFORE
, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, Acquiror, Merger Sub and the Company agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Section 1.1
Definitions
. As used herein, the following terms shall have the following meanings:
“
A&R Promissory Note
” has the meaning specified in
Section
 7.5(a)(vi)
.
“
Acquiror
” has the meaning specified in the Preamble hereto.
“
Acquiror
Class
 A
Common
Stock
” means (a) prior to the Domestication, Class A ordinary shares, par value $0.0001 per share, of Acquiror, and (b) from and following the Domestication, shares of Domesticated Acquiror Class A Common Stock.
“
Acquiror
Class
 B
Common
Stock
” means (a) prior to the Domestication, Class B ordinary shares, par value $0.0001 per share, of Acquiror, and (b) from and following the Domestication, shares of Domesticated Acquiror Class B Common Stock.
“
Acquiror Common Share
” means a share of Acquiror Common Stock.
“
Acquiror Common Stock
” means Acquiror Class A Common Stock and Acquiror Class B Common Stock, and, from and following the Domestication, the Domesticated Acquiror Class C Common Stock.
“
Acquiror Common Warran
t” means a warrant to purchase one (1) share of Acquiror Class A Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) that was included in the units sold as part of Acquiror’s initial public offering.

“
Acquiror Cure Period
” has the meaning specified in
Section
 10.1(g)
.
“
Acquiror Disclosure Letter
” has the meaning specified in the introduction to
Article V
.
“
Acquiror Financial Statements
” has the meaning specified in
Section
 5.6(d)
.
“
Acquiror Fundamental Representations
” means the representations and warranties made pursuant to the first and second sentences of
Section
 5.1
(
Company Organization
),
Section
 5.2
(
Due Authorization
), the first sentence of
clause (a)
, the first sentence of
clause (b)
,
clause (c)
 and
clause (g)
 of
Section
 5.12
(
Capitalization of Acquiror
),
Section
 5.8
(
Trust Account
),
Section
 5.13
(
Brokers’ Fees
) and Section 5.14 (
Indebtedness
).
“
Acquiror Option
” has the meaning specified in
Section
 3.3(a)
.
“
Acquiror Private Placement Warran
t” means a warrant to purchase one (1) share of Acquiror Class A Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) issued to the Sponsor and directors, and executive officers of Acquiror.
“
Acquiror SEC Filings
” has the meaning specified in
Section
 5.5
.
“
Acquiror Securities
” has the meaning specified in
Section
 5.12(a)
.
“
Acquiror Share Redemption
” means the election of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Class A Common Stock to redeem all or a portion of the shares of Acquiror Class A Common Stock held by such holder at a per-share
price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Acquiror’s Governing Documents) in connection with the Transaction Proposals.
“
Acquiror Shareholder Approva
l” means the approval of (a) those Transaction Proposals identified in clauses (A)
,
(B)
and
(C)
 of
Section
 8.2(b)
(ii)
, in each case, by an affirmative vote of the holders of at least two-thirds
of the outstanding Acquiror Common Shares entitled to vote, who attend and vote, who attend and vote thereupon (as determined in accordance with Acquiror’s Governing Documents) at a shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose, (b) those Transaction Proposals identified in clauses (D)
,
(E)
,
(F)
,
(G)
, and
(J)
 of
Section
 8.2(b)
(ii)
, in each case, by an affirmative vote of the holders of at least a majority of the outstanding Acquiror Common Shares entitled to vote thereupon (as determined in accordance with Acquiror’s Governing Documents), in each case, at an Acquiror Shareholders’ Meeting duly called by the Board of Directors of Acquiror and held for such purpose and (c) those Transaction Proposals identified in clauses (H)
 and
(I)
of
Section
 8.2(b)
(ii)
.
“
Acquiror Shareholders
” means the shareholders of Acquiror as of immediately prior to the Second Effective Time.
“
Acquiror Shareholders’ Meeting
” has the meaning specified in
Section
 8.2(b)
.
“
Acquiror Transaction Expenses
” means, without duplication, (i) the following accrued and unpaid fees and expenses of Acquiror and its Affiliates (to the extent then owed by Acquiror): (w) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, in each case in connection with the negotiation, documentation and consummation of the transactions contemplated hereby, (x) all fees and expenses incurred in connection with preparing and filing the Registration Statement, the Proxy Statement or the Proxy Statement/Registration Statement under
Section
 8.2
and obtaining approval of Nasdaq (as applicable) under
Section
 7.3
, (y) repayment of any Working Capital Loans and (z) any deferred underwriting commissions and other fees relating to Acquiror’s initial public offering that are not paid out of the Trust Account.

“
Acquiror Warrants
” means the Acquiror Common Warrants and the Acquiror Private Placement Warrants.
“
Acquisition Proposa
l” means, as to any Person, other than the transactions contemplated hereby and other than the acquisition or disposition of any assets in the ordinary course of business, any offer or proposal relating to: (a) any acquisition or purchase, direct or indirect, of (i) 20% or more of the consolidated assets of such Person and its Subsidiaries or (ii) 20% or more of any class of equity or voting securities of (x) such Person or (y) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 20% or more of the consolidated assets of such Person and its Subsidiaries; (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity or voting securities of (x) such Person or (y) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 20% or more of the consolidated assets of such Person and its Subsidiaries; or (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 20% or more of the consolidated assets of such Person and its Subsidiaries.
“
Action
” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding, or investigation, subpoena or request for information, by or before any Governmental Authority.
“
Acquiror Counsel
” has the meaning specified in
Section
 11.18(b)
.
“
Acquiror Holders Support Agreemen
t” means that certain Support Agreement, dated as of the date of this Agreement, by and among the directors and officers of Acquiror, the Major Acquiror Shareholders, Acquiror and the Company, as amended or modified from time to time.
“
Acquiror Nominee Director
” has the meaning specified in
Section
 7.6(b)
.
“
Acquiror Privileged Communications
” has the meaning specified in
Section
 11.18(b)
.
“
Acquiror Waiving Parties
” has the meaning specified in
Section
 11.18(b)
.
“
Acquiror WP Group
” has the meaning specified in
Section
 11.18(b)
.
“
Adjusted Restricted S tock Award
” has the meaning specified in
Section
 3.3(c)
.
“
Adjusted Restricted Stock Unit Award
” has the meaning specified in
Section
 3.3(b)
.
“
Affiliate
” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. With respect to the Sponsor, the term “
Affiliate
” shall not include the portfolio companies of Sponsor or its Affiliates (other than Acquiror).
“
Affiliate Agreements
” has the meaning specified in
Section
 4.12(a)(xiv)
.
“
Agency
” means the FHA, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, U.S. Department of Housing and Urban Development, the U.S. Department of Agriculture, the U.S. Department of Veterans Affairs.
“
Agency Guides
” means the Fannie Mae Single Family Selling Guide, the Fannie Mae Single Family Servicing Guide, the Freddie Mac Single Family Seller/Servicer Guide, the Ginnie Mae Mortgage Backed Securities Guide and any other guide issued by any Agency.

“
Aggregate Fully Diluted Company Common Shares
” means, without duplication, (a) the aggregate number of shares of Company Common Stock that are (i) issued and outstanding immediately prior to the First Effective Time (including any Restricted Stock Awards) or (ii) issuable upon, or subject to, the settlement of Options and Restricted Stock Unit Awards (in each case, whether or not then vested or exercisable) and Company Warrants, in each case, that are issued and outstanding immediately prior to the First Effective Time, or (iii) issued or to issuable in connection with the conversion of Company Preferred Stock pursuant to the Preferred Stock Conversion, minus
(b) the Treasury Shares outstanding immediately prior to the First Effective Time, minus
(c) a number of shares equal to the Aggregate Exercise Price divided by
the Per Share Merger Consideration;
provided
, that any Option or Company Warrant with an exercise price equal to or greater than the Per Share Merger Consideration shall not be counted for purposes of determining the number of Aggregate Fully Diluted Company Common Shares.
“
Aggregate Merger Consideration
” means, together, the Cash Consideration and the Stock Consideration.
“
Aggregate Exercise Price
” means the sum of the aggregate cash exercise prices of all Options and Company Warrants outstanding, unexercised and in the money as of immediately prior to the First Effective Time.
“
Agreemen
t” has the meaning specified in the Preamble hereto.
“
Agreement End Date
” has the meaning specified in
Section
 10.1(e)
.
“
AICPA
” means the American Institute of Certified Public Accountants.
“
Alternative Financing
” has the meaning set forth in
Section
 7.10(c)
.
“
Ancillary Agreements
” has the meaning specified in
Section
 11.10
.
“
Anti-Bribery Laws
” means the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations enacted pursuant to, or arising under, the OECD Convention on Combating Bribery of Foreign Officials, or any other laws or regulations relating to bribery or corruption in any jurisdiction in which the Company or its Subsidiaries conduct business).
“
Applicable Requirements
” means (a) the responsibilities and obligations of the Company relating to any Mortgage Loan set forth in any Servicing Agreement, mortgage broker agreement, loan correspondent agreement, mortgage loan purchase or sale Contract, or other Contract between the Company, on the one hand, and any third party originator, loan correspondent, loan seller, Agency, Investor or Insurer, on the other hand, (b) the applicable Credit Policies, guidelines and handbooks of the Company and all applicable guidelines, handbooks and other published written requirements of any Investor, Agency or Insurer with respect to the origination, funding, sale or Servicing of Mortgage Loans by the Company, (c) the applicable terms and provisions of the Mortgage Loans and (d) the applicable terms and provisions of the Warehouse Lines.
“
Approval
” means, with respect to the approval of any Requisite Regulatory Approval other than those required under the HSR Act, that the applicable Governmental Authority has, with respect to the Merger and the other transactions contemplated hereby (i) approved in writing such transactions, (ii) stated in writing that such Governmental Authority conditionally approves or does not object to such transactions, (iii) orally stated, such statement made by an official at such Governmental Authority and made in the presence of a representative of the Company, a statement that the Company and Acquiror mutually and reasonably agree has the effect of one of the statements described in clause (ii) immediately above, or (iv) by its own procedures and rules, requires only notice of the intended transaction, but does not require the regulator’s prior approval, and notice has been timely given;
provided
that, in each case of
clauses (i)
 through (iii), any such approval or
non-objection
have not been revoked or rescinded and, in the case of
clause (iii)
, no official at a Governmental Authority has made a written or oral statement rescinding the statement described in clause (iii)
.

“
Audited Financial Statements
” has the meaning set forth in
Section
 4.8(a)
.
“
Available Cash Consideration Amoun
t” means $950,000,000.
“
Available Stock Consideration Amoun
t” means a number of shares of Acquiror Common Stock equal to (1) the Maximum Implied Stock Consideration, minus
(2) the aggregate amount of Acquiror Class B Common Stock that would be issuable upon the net exercise or conversion, as applicable, of all Acquiror Options, Adjusted Restricted Stock Awards and Adjusted Restricted Stock Unit Awards immediately after the First Effective Time, minus
(3) the quotient obtained by
dividing
(x) the Available Cash Consideration Amount,
by
(y) $10.00;
provided
, that any Option an exercise price equal to or greater than the Per Share Merger Consideration shall not be counted for purposes of determining the Available Stock Consideration Amount.
“
Bank Holding Company
” means a company registered as a bank holding company (or any Affiliate of any such bank holding company) with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.C. §1842 and the regulations of the Board of Governors of the Federal Reserve System thereunder.
“
Base Purchase Price
” means $6,900,000,000.00.
“
BHC Stock Electing Shares
” has the meaning set forth in
Section
 3.1(a)(ii)
.
“
BHC Stock Election
” has the meaning set forth in
Section
 3.1(a)(ii)
.
“
BHC Stock Election Consideration
” has the meaning set forth in
Section
 3.1(a)(ii)
.
“
BMC
” means Better Mortgage Corporation, a California corporation.
“
Business Combination
” has the meaning set forth in Article 1.1 of Acquiror’s Governing Documents as in effect on the date of this Agreement.
“
Business Combination Proposa
l” means any offer, inquiry, proposal or indication of interest (whether written or oral, binding or non-binding,
and other than an offer, inquiry, proposal or indication of interest with respect to the transactions contemplated hereby), relating to a Business Combination.
“
Business Day
” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York; London, United Kingdom or Governmental Authorities in the Cayman Islands (for so long as Acquiror remains domiciled in Cayman Islands) are authorized or required by Law to close.
“
Cash Consideration
” means the aggregate cash consideration payable with respect to shares of Company Common Stock pursuant to
Section
 3.1
(as adjusted pursuant to
Section
 3.1(b)
).
“
Cash Electing Shares
” has the meaning specified in
Section
 3.1(a)(iv)
.
“
Cash Election
” has the meaning specified in
Section
 3.1(a)(iv)
.
“
Cash Election Amoun
t” means the product of (x) the aggregate number of Cash Electing Shares multiplied by
(y) the Cash Election Consideration (before giving effect to any adjustment pursuant to
Section
 3.1(b)
).
“
Cash Election Consideration
” has the meaning specified in
Section
 3.1(a)(iv)
.
“
Cash Election Cutback Amoun
t” has the meaning specified in
Section
 3.1(b)(i)(A)
.
“
Cayman Acquiror Uni
t” has the meaning specified in the Recitals hereto.

“
Cayman
Registrar
” means the Registrar of Companies of the Cayman Islands under the Cayman Islands Companies Act (2018 Revision).
“
Cayman Securities
” has the meaning specified in
Section
 5.12(a)
.
“
Certificates of Merger
” has the meaning specified in
Section
 2.1(c)
.
“
Class A Common Stock
” has the meaning specified in
Section
 4.6(a)(i)(A)
.
“
Class B Common Stock
” has the meaning specified in
Section
 4.6(a)(i)(A)
.
“
Class
B-1
Common Stock
” has the meaning specified in
Section
 4.6(a)(i)(A)
.
“
Class O Common Stock
” has the meaning specified in
Section
 4.6(a)(i)(A)
.
“
Closing
” has the meaning specified in
Section
 2.3(a)
.
“
Closing Date
” has the meaning specified in
Section
 2.3(a)
.
“
Code
” has the meaning specified in the Recitals hereto.
“
Company
” has the meaning specified in the Preamble hereto.
“
Company Award
” means an Option or a Restricted Stock Unit Award.
“
Company Benefit Plan
” has the meaning specified in
Section
 4.13(a)
.
“
Company Capital Stock
” means the shares of the Company Common Stock and the Company Preferred Stock.
“
Company Common Shares
” means the shares of Company Common Stock.
“
Company Common Stock
” means the shares of common stock, par value $0.0001 per share, of the Company, whether such shares are designated Class A Common Stock, Class B Common Stock,
Class B-1
Common Stock or Class O Common Stock.
“
Company Cure Period
” has the meaning specified in
Section
 10.1(e)
.
“
Company Disclosure Letter
” has the meaning specified in the introduction to
Article IV
.
“
Company Fundamental Representations
” means the representations and warranties made pursuant to the first and second sentences of
Section
 4.1
(
Company Organization
), the second sentence of
Section
 4.2
(
Subsidiaries
) (but only with respect to BMC),
Section
 4.3
(
Due Authorization
),
clauses (a)
, (b) and (e), and the first sentence of
clause (d)
 of
Section
 4.6
(
Capitalization of the Company
), Section 4.7 (
Capitalization of Subsidiaries
) (but only with respect to BMC) and
Section
 4.16
(
Brokers’ Fees
).
“
Company Holders Support Agreemen
t” means that certain Support Agreement, dated as of the date of this Agreement, by and among the Major Company Stockholders, Acquiror and the Company, as amended or modified from time to time.
“
Company
Incentive
Plans
” means, collectively, the Better Holdco, Inc. 2017 Equity Incentive Plan and the Better Holdco, Inc. 2015 Equity Incentive Plan.
“
Company Indemnified Parties
” has the meaning specified in
Section
 7.8(a)
.

“
Company Material Adverse Effec
t” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “
Events
”) that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (b) does or would reasonably be expected to, individually or in the aggregate, prevent the ability of the Company to consummate the Mergers;
provided
,
however
, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (i) any change in applicable Laws or GAAP or any
COVID-19
Measures or, in each case, any interpretation thereof following the date of this Agreement, (ii) any change in interest rates or economic, political, business or financial market conditions generally, (iii) the taking of any action required by this Agreement, (iv) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic, outbreak of disease or illness or public health event (including
COVID-19)
or change in climate, (v) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, civil unrest, local, national or international political conditions, (vi) any failure of the Company to meet any projections or forecasts (provided that this clause (vi)
 shall not prevent a determination that any Event not otherwise excluded from this definition of Company Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect), (vii) any Events generally applicable to the industries or markets in which the Company and its Subsidiaries operate (including changes in the U.S. housing markets), (viii) the announcement of this Agreement and consummation of the transactions contemplated hereby, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries (it being understood that this clause (viii)
 shall be disregarded for purposes of the representation and warranty set forth in
Section
 4.4
and the condition to Closing with respect thereto), or (ix) any action taken by, or at the request of, Acquiror or Merger Sub;
provided
,
further
, that any Event referred to in
clauses (i)
,
(ii)
,
(iv)
,
(v)
or
(vii)
 above may be taken into account in determining if a Company Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which the Company and its Subsidiaries conduct their respective operations, but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which the Company and its Subsidiaries conduct their respective operations.
“
Company Permits
” has the meaning specified in
Section
 4.18(b)
.
“
Company Preferred Stock
” means the shares of the Series A Preferred Stock, Series
A-1
Preferred Stock, Series B Preferred Stock, Series
B-1
Preferred Stock, Series C Preferred Stock, Series
C-1
Preferred Stock, Series
C-2
Preferred Stock, Series
C-3
Preferred Stock, Series
C-4
Preferred Stock, Series
C-5
Preferred Stock, Series
C-6
Preferred Stock, Series
C-7
Preferred Stock, Series D Preferred Stock, Series
D-1
Preferred Stock, Series
D-2
Preferred Stock, Series
D-3
Preferred Stock, Series
D-4
Preferred Stock and Series
D-5
Preferred Stock.
“
Company Record Date
” has the meaning specified in
Section
 3.2(d)(ii)
.
“
Company Registered Intellectual Property
” has the meaning specified in
Section
 4.21(a)
.
“
Company Stockholder Approval
” means the approval of this Agreement and the transactions contemplated hereby (including the Mergers and the Preferred Stock Conversion) and the making of any filings, notices or information statements in connection with the foregoing, by:
(a)    the affirmative vote or written consent of the holders of at least a majority of the voting power of the outstanding voting Company Capital Stock voting as a single class and on an as-converted
basis;

(b)    the affirmative vote or written consent of the holders of at least a majority of the voting power of the outstanding shares of Company Voting Preferred Stock voting as a single class; and
(c)    the affirmative vote or written consent of the holders of at least (i) a majority of the voting power of the outstanding shares of Company Preferred Stock (other than the Series
C-7
Preferred Stock and Series
D-3
Preferred Stock), voting as a single class and (ii) a majority of the voting power of the outstanding shares of Series D Preferred Stock, Series
D-2
Preferred Stock and Series
D-4
Preferred Stock, voting as a single class, in each of case
clauses
(a)
 through
(c)
, in accordance with the terms and subject to the conditions of the Company’s Governing Documents and applicable Law.
“
Company Transaction Expenses
” means the following
out-of-pocket
fees and expenses of the Company or any of its Subsidiaries (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated hereby: (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, paid or payable by the Company and (b) any and all filing fees payable by the Company or any of its Subsidiaries in connection with obtaining the Requisite Regulatory Approvals, but solely to the extent such fees have not been reimbursed or otherwise paid by Acquiror prior to the Closing pursuant to
Section
 8.1(b)
.
“
Company Voting Preferred Stock
” means Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series
C-2
Preferred Stock, Series
C-3
Preferred Stock, Series
C-4
Preferred Stock, Series D Preferred Stock, Series
D-2
Preferred Stock and Series
D-4
Preferred Stock.
“
Company Warran
t” means those warrants as set forth on
Section
 1.1
of the Company Disclosure Letter.
“
Confidentiality Agreemen
t” has the meaning specified in
Section
 11.10
.
“
Continuing Employees
” has the meaning specified in
Section
 7.1(a)
.
“
Contracts
” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.
“
Copyleft License
” means any license that requires, as a condition of use, modification and/or distribution of software subject to such license, that such software subject to such license, or other software incorporated into, derived from, or used or distributed with such software subject to such license (a) be made available or distributed in source code form, (b) be licensed for the purpose of preparing derivative works, (c) be licensed under terms that allow such software to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) be redistributable at no charge. Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Common Development and Distribution License, and the Eclipse Public License.
“
COVID-19
” means
SARS-CoV-2
or
COVID-19,
and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“
COVID-19
Measures
” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to
COVID-19,
including, but not limited to, the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
“
Credit Policies
” means any Agency or other Investor policies and procedures to which the Company is subject as such relate to the extension of credit with respect to the Mortgage Loans in effect at the time each Mortgage Loan was originated.

“
Custodial Account
” means all funds held or controlled by or on behalf of the Company with respect to any Mortgage Loan, including all principal and interest funds and any other funds due, buydown funds, suspense funds, funds for the payment of Taxes, assessments, insurance premiums, ground rents and similar charges, funds for the payment of bankruptcy and fraud coverage, funds from hazard insurance loss drafts and other mortgage escrow and impound amounts (including interest thereon for the benefit of mortgagors, if applicable).
“
D&O Indemnified Parties
” has the meaning specified in
Section
 7.8(a)
.
“
Designated Courts
” has the meaning specified in
Section
 11.14(a)
.
“
DGCL
” has the meaning specified in the Recitals hereto.
“
Disclosure Letter
” means, as applicable, the Company Disclosure Letter or the Acquiror Disclosure Letter.
“
Dissenting Shares
” has the meaning specified in
Section
 3.5
.
“
Dollars
” or “$” means lawful money of the United States.
“
Domesticated Acquiror Class
 A Common Stock
” has the meaning specified in the Recitals hereto.
“
Domesticated Acquiror Class
 B Common Stock
” has the meaning specified in the Recitals hereto.
“
Domesticated Acquiror Class
 C Common Stock
” has the meaning specified in the Recitals hereto.
“
Domesticated Acquiror Unit
” has the meaning specified in the Recitals hereto.
“
Domesticated Acquiror Warran
t” has the meaning specified in the Recitals hereto.
“
Domesticated Acquiror Certificate of Incorporation
” has the meaning specified in
Section
 7.7
.
“
Domestication
” has the meaning specified in the Recitals hereto.
“
Election
” has the meaning specified in
Section
 3.2(d)(i)
.
“
Election Deadline
” has the meaning specified in
Section
 3.2(d)
.
“
Election Period
” has the meaning specified in
Section
 3.2(d)(ii)
.
“
Employee Census
” means a list of the name of each employee, consultant, or other service provider of the Company and each of the Company’s Subsidiaries (anonymized to the extent required by applicable Law) along with such Person’s title, work location (including country, state, and city), the name of employing entity, benefits, hire date, annual salary or hourly rate, classification as exempt or non-exempt
under applicable Law, commission or bonus arrangement with respect to such Person (including any commissions or bonuses earned that have not yet been paid), part time/full time status, leave of absence status (and type of leave), visa or work permit status (and type of visa or work permit).
“
Employee Permits
” has the meaning specified in
Section
 4.18(b)
.
“
Environmental Laws
” means any and all applicable Laws relating to Hazardous Materials, pollution, or the protection or management of the environment or natural resources, or protection of human health (with respect to exposure to Hazardous Materials).
“
Equityholder Counsel
” has the meaning specified in
Section
 11.18(a)
.

“
Equityholder Privileged Communications
” has the meaning specified in
Section
 11.18(a)
.
“
Equityholder Waiving Parties
” has the meaning specified in
Section
 11.18(a)
.
“
Equityholder WP Group
” has the meaning specified in
Section
 11.18(a)
.
“
ERISA
” has the meaning specified in
Section
 4.13(a)
.
“
ERISA Affiliate
” means any entity, trade or business, whether or not incorporated, that together with the Company or any of its Subsidiaries, would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.
“
ESPP
” has the meaning specified in
Section
 7.1(c)
.
“
Estimated Acquiror Transaction Expenses
” means those Acquiror Transaction Expenses set forth in
Section
 5.16(f)
of the Acquiror Disclosure Letter.
“
Exchange Ac
t” means the Securities Exchange Act of 1934, as amended.
“
Exchange Agen
t” has the meaning specified in
Section
 3.2(a)
.
“
Exchange Ratio
” means the quotient obtained by
dividing
(a) the number of shares constituting the Maximum Implied Stock Consideration by
(b) the number of Aggregate Fully Diluted Company Common Shares.
“
Executive Loans
” means any loan made by the Company or any of its Subsidiaries that, if outstanding immediately following the Closing, would be in violation of Section 402 of the Sarbanes Oxley Act of 2002.
“
Existing Credit Facilities
” means those Warehouse Lines and other Contracts listed in
Section
 6.1(b)(xi)
.
“
Export Approvals
” has the meaning specified in
Section
 4.26(a)
.
“
Financial Statements
” has the meaning specified in
Section
 4.8(a)
.
“
First Effective Time
” has the meaning specified in
Section
 2.3(b)
.
“
First Acquiror Nominee Director
” has the meaning specified in
Section
 7.6(a)
.
“
First Merger
” has the meaning specified in the Recitals hereto.
“
First Merger Certificate
” has the meaning specified in
Section
 2.1(a)
.
“
First-Step Constituent Corporations
” has the meaning specified in
Section
 2.1(a)
.
“
First-Step Surviving Corporation
” has the meaning specified in
Section
 2.1(b)
.
“
Form of Election
” has the meaning specified in
Section
 3.2(d)(ii)
.
“
Funding Indebtedness
” means any Indebtedness of the Company and its Subsidiaries incurred in the ordinary course of business consistent with past practice, including the (a) the Existing Credit Facilities and (b) any Replacement Facilities.
“
GAAP
” means generally accepted accounting principles in the United States as in effect from time to time.

“
Governing Documents
” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws,
the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association.
“
Governmental Authority
” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) department, agency or instrumentality of a federal, state, local, municipal, foreign or other government, including any state-owned, -sponsored or -controlled instrumentality of the foregoing (including each Agency), (d) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department and any court or other tribunal of competent jurisdiction), (e) public international organization or multinational organization.
“
Governmental Authorization
” has the meaning specified in
Section
 4.5
.
“
Government Official
” includes, but is not limited to: (i) officers, employees or representatives of any Governmental Authority; (ii) any individual who, although temporarily or without payment, holds a public position, employment, or function; (iii) any private person acting in an official capacity for or on behalf of any Governmental Authority (such as a consultant retained by a Governmental Authority); (iv) candidates for political office at any level; (v) political parties and their officials; (vi) royal family members, including ones who may lack formal authority, but could otherwise be influential in advancing business interests, through, for example, partially owning or managing a state-owned or state-controlled entity; and (vii) officers, employees or representatives of public international organizations (such as the United Nations, World Bank and International Monetary Fund).
“
Governmental Order
” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“
Hazardous
Materia
l” means any (a) pollutant, contaminant, chemical, (b) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (c) petroleum or any fraction or product thereof, (d) asbestos or asbestos-containing material, (e) polychlorinated biphenyl, (f) chlorofluorocarbons, and (g) other substance, material or waste, in each case, which are regulated under any Environmental Law or as to which liability may be imposed pursuant to Environmental Law.
“
Holder
” has the meaning specified in
Section
 3.2(d)
.
“
HSR Ac
t” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“
Incentive Equity Plan
” has the meaning specified in
Section
 7.1(c)
.
“
Indebtedness
” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capitalized lease obligations under GAAP, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and

“seller notes”, (g) pursuant to securitization or factoring programs or arrangements, (h) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the transactions contemplated hereby in respect of any of the items in the foregoing clauses (a)
 through
(h)
, and (i) all Indebtedness of another Person referred to in
clauses (a)
 through
(h)
above guaranteed directly or indirectly, jointly or severally. Notwithstanding the foregoing, “Indebtedness” shall not include any (x) expenses incurred in connection with this Agreement and the transaction contemplated hereby, including the Transaction Expenses of such Person, or (y) accounts payable to trade creditors and accrued expenses arising in the ordinary course of business consistent with past practice.
“
Insurer
” means any Person or Agency that insures or guarantees all or any portion of the risk of loss on any Mortgage Loan or the real property to which such Mortgage Loan relates, in each case duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided by the insurance policy (including title insurance) issued by it.
“
Intellectual
Property
” means any worldwide rights in or to the following: (a) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part,
divisionals, reissues,
re-examinations,
substitutions, and extensions thereof; (b) registered and unregistered trademarks, logos, service marks, trade dress and trade names, slogans, pending applications therefor, internet domain names, social media identifiers and other source indicators, together with the goodwill symbolized by or associated with any of the foregoing; (c) registered and unregistered copyrights, and applications for registration of copyright, including such corresponding rights in software and other works of authorship; and (d) trade secrets, know-how,
processes, and other confidential information or proprietary rights.
“
Interim Period
” has the meaning specified in
Section
 6.1
.
“
International Trade Laws
” means all Laws relating to the import, export,
re-export,
deemed export, deemed
re-export,
or transfer of information, data, goods, and technology, including but not limited to the Export Administration Regulations administered by the United States Department of Commerce, the International Traffic in Arms Regulations administered by the United States Department of State, customs and import Laws administered by United States Customs and Border Protection, any other export or import controls administered by an agency of the United States government, the anti-boycott regulations administered by the United States Department of Commerce and the United States Department of the Treasury, and other Laws adopted by Governmental Authorities of other countries relating to the same subject matter as the United States Laws described above, including but not limited to EU Dual Use Regulation No. 428/2009, as amended.
“
Investment Company Ac
t” means the Investment Company Act of 1940, as amended.
“
Investor
” means any Agency, private investor, trust or other Person who owns or holds or is committed to purchase or acquire Mortgage Loans, any interest therein or any Mortgage Servicing Rights with respect thereto, or to the extent any Mortgage Loans are pooled into mortgage-backed securities, partial interests in such mortgage-backed securities backed by such Mortgage Loans, excluding any Warehouse Lender.
“
Investor Agreement
” means any Contract between the Company or any of its Affiliates and any Investor for the purchase or acquisition of any Mortgage Loans, any interest therein or any Mortgage Servicing Rights with respect thereto, or to the extent any Mortgage Loans are pooled into mortgage-backed securities, partial interests in such mortgage-backed securities backed by such Mortgage Loans.
“
IPO Insider Letter Agreement
” means that certain letter agreement, dated as of March 3, 2021, by and among, inter alia, Acquiror, Sponsor, Thor Björgólfsson, Arnaud Massenet, Prabhu Narasimhan, Shravin Mittal, Sangeeta Desai, and Michael Edelstein.
“
IRS
” means Internal Revenue Service.

“
JOBS Ac
t” has the meaning specified in
Section
 5.6(a)
.
“
Law
” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, including any Mortgage Loan Regulation.
“
Leased Real Property
” means all real property leased, licensed, subleased or otherwise used or occupied (except for Owned Land) by the Company or any of its Subsidiaries.
“
Legal Proceedings
” has the meaning specified in
Section
 4.10
.
“
Letter of Transmitta
l” has the meaning specified in
Section
 3.2(b)
.
“
Lien
” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, options, leases, subleases, restrictions, claims or other liens of any kind whether consensual, statutory or otherwise.
“
Major Acquiror Shareholder
” means any holder of record of shares of Acquiror Common Stock that, together with its Affiliates, beneficially owns greater than five percent (5%) of the outstanding voting Acquiror Capital Stock as of the date of this Agreement.
“
Major Company Stockholder
” means those directors, executive officers and holders of Company Capital Stock listed on Schedule I to the Company Holders Support Agreement.
“
Management Transaction Bonus Plan
” has the meaning specified in
Section
 7.1(c)
.
“
Material Contracts
” has the meaning specified in in
Section
 4.12
.
“
Maximum Implied Stock Consideration
” means a number of shares of Acquiror Common Stock equal to the quotient obtained by dividing
(i) the Base Purchase Price,
by
(ii) $10.00.
“
Merger Sub
” has the meaning specified in the Preamble hereto.
“
Merger Sub Capital Stock
” means the shares of the common stock, par value $0.0001 per share, of Merger Sub.
“
Mergers
” has the meaning specified in the Recitals hereto.
“
Minimum Available Cash Condition
” has the meaning specified in
Section
 9.3(c)
.
“
Modification in Recommendation
” has the meaning specified in
Section
 8.2(b)
.
“
Mortgage Loan
” means each residential mortgage loan, or line of credit originated in whole or in part, acquired, sold or otherwise held by the Company or any of its Subsidiaries at any time, including all of the Company’s or any its Subsidiaries’ rights, title and interest in and to such Mortgage Loan, Mortgage Servicing Rights, the related mortgage note, all mortgage loan documents, the mortgage file, credit file and Servicing file, collateral and all other material and information collected by the Company or any of its Subsidiaries in connection with such Mortgage Loan.
“
Mortgage Loan Regulations
” means applicable federal, state and local Laws and guidelines applicable to the origination, funding, sale, securitization or Servicing of Mortgage Loans, including Laws and guidelines relating to real estate settlement procedures, consumer credit protection, truth-in-lending,
usury limitations, fair housing, false claims, collection practices, equal credit opportunity and adjustable rate mortgages, and applicable Orders with respect to the Company pertaining to Mortgage Loans.

“
Mortgage Servicing Rights
” means, with respect to a mortgage loan, the right or rights to Service such mortgage loan, receive compensation therefor, and the duties and obligations associated therewith.
“
Nasdaq
” means Nasdaq Capital Market.
“
Non-Voting
Stock Electing Shares
” has the meaning specified in
Section
 3.1(a)(iii)
.
“
Non-Voting
Stock Election
” has the meaning specified in
Section
 3.1(a)(iii)
.
“
Non-Voting
Stock Election Consideration
” has the meaning specified in
Section
 3.1(a)(iii)
.
“
Offer Documents
” has the meaning specified in
Section
 8.2(a)(i)
.
“
Open
Source
License
” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), including any license approved by the Open Source Initiative or any Creative Commons license. “Open Source Licenses” shall include Copyleft Licenses.
“
Open Source Materials
” means any software subject to an Open Source License.
“
Option
” means an option to purchase shares of Company Common Stock granted under any Company Incentive Plan.
“
Ordinary Stock Electing Shares
” has the meaning specified in
Section
 3.1(a)(i)
.
“
Ordinary Stock Election
” has the meaning specified in
Section
 3.1(a)(i)
.
“
Ordinary Stock Election Consideration
” has the meaning specified in
Section
 3.1(a)(i)
.
“
Owned Land
” has the meaning specified in
Section
 4.20(b)
.
“
PCAOB
” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).
“
PCAOB Uplift Financial Statements
” has the meaning specified in
Section
 6.3(a)
.
“
Per Share Merger Consideration
” means the product obtained by
multiplying
(a) the Exchange Ratio
by
(b) $10.00.
“
Permits
” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority (including all mortgage banker, mortgage lender, mortgage company, mortgage servicer, mortgage broker, mortgage loan originator and similar licenses, and accreditations or similar consents obtained from the National Mortgage Licensing System).
“
Permitted Liens
” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and payable or which are being contested in good faith through (if then appropriate) appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens for Taxes (A) not yet due and payable or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP, (iii) easements, encroachments, covenants, rights-of-way,
conditions, restrictions and other similar charges or encumbrances that are not violated by the current use and operation of the Leased Real Property and do not, individually or in the aggregate, materially impair the value or materially interfere with the present use of the Leased Real Property, (iv) with respect to any Leased Real

Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under the Real Property Lease, and (C) any Liens encumbering the Owned Land of which the Leased Real Property is a party, (v) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that are not violated by the current use and operation of the Leased Real Property and do not, individually or in the aggregate, materially interfere with the current use of, or materially impair the value of, the Leased Real Property,
(vi) non-exclusive
licenses and other
non-exclusive
rights with respect to Intellectual Property, (vii) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (viii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (ix) reversionary rights in favor of landlords under any Real Property Leases with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, (x) Liens securing Existing Credit Facilities and any other Indebtedness permitted to be incurred under
Section
 6.1(d)
and (xi) all other Liens that do not, individually or in the aggregate, materially impair the use, occupancy or value of the applicable assets of the Company and its Subsidiaries.
“
Person
” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.
“
PIPE Investment
” means the purchase of shares of Domesticated Acquiror Class A Common Stock and Domesticated Acquiror Class C Common Stock, as applicable, pursuant to the PIPE Other Subscription Agreements.
“
PIPE Other Subscription Agreements
” means the subscription agreements with Acquiror pursuant to which Class A Common stock otherwise to be acquired by SoftBank under the PIPE Subscription Agreement, and rights and obligations in connection therewith, will be acquired by subscriber parties, which party(ies) will be Persons identified prior to or on the date of this Agreement as provided in the PIPE Subscription Agreement.
“
PIPE Subscription Agreement
” means that certain Subscription Agreement, dated as of the date of this Agreement, by and between SoftBank and Acquiror.
“
Preferred Stock Conversion
” has the meaning specified in
Section
 6.5(a)
.
“
Privacy/Cybersecurity
Requirements
” means all Laws, Contracts and public-facing policies applicable to (a) privacy or personal information, (b) the collection, retention, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal, destruction, disclosure or use of personal information or (c) cybersecurity.
“
Prospectus
” has the meaning specified in
Section
 11.1
.
“
Proxy Statemen
t” has the meaning specified in
Section
 8.2(a)(i)
.
“
Proxy Statement/Information Statement/Registration Statemen
t” has the meaning specified in
Section
 8.2(a)(i)
.
“
Q1 Financial Statements
” has the meaning specified in
Section
 6.3(a)
.
“
Q2 Financial Statements
” has the meaning specified in
Section
 6.3(a)
.
“
Real Property Leases
” has the meaning specified in
Section
 4.20(a)(ii)
.

“
Redemption Subscription Agreement
” means that certain Subscription Agreement, dated as of the date of this Agreement, by and between, inter alia, Sponsor, Sponsor Guarantor and Acquiror.
“
Registration Statemen
t” means the Registration Statement on Form
S-4,
or other appropriate form, including any
pre-effective
or post-effective amendments or supplements thereto, to be filed with the SEC by Acquiror under the Securities Act with respect to the Registration Statement Securities.
“
Registration Statement Securities
” has the meaning specified in
Section
 8.2(a)
.
“
Replacement Facilities
” has the meaning specified in
Section
 6.1(d)
.
“
Repurchase Obligations
” means all liabilities, including repurchase, indemnification, make-whole or similar obligations, relating to any Mortgage Loans originated, funded, sold, transferred, assigned, conveyed, Serviced or acquired by the Company at any time on or prior to the date of this Agreement, including pursuant to any Contract with, or breach of Contract or other act or omission of, any broker, correspondent or other Person, which, for avoidance of doubt, shall not in any case include any obligation of the Company to purchase or repurchase a Mortgage Loan pursuant to a Warehouse Line.
“
Requisite Regulatory Approvals
” has the meaning specified in
Section
 8.1(a)
.
“
Restricted Stock Award
” means an award of restricted shares of Company Common Stock granted under any Company Incentive Plan, which includes any shares of Company Common Stock issued pursuant to early exercised Options that remain subject to vesting conditions, Company repurchase rights or other transfer restrictions.
“
Restricted Stock Unit Award
” means an award of restricted stock units based on shares of Company Common Stock (whether to be settled in cash or shares), granted under any Company Incentive Plan.
“
Sanctioned Country
” means at any time, a country or territory which is itself the subject or target of any country wide or territory wide Sanctions Laws (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea and Syria).
“
Sanctioned Person
” means any Person targeted by United States, United Kingdom, European Union, or United Nations trade or economic sanctions or export controls who is identified in any sanctions-related list maintained by (i) the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of Commerce’s Bureau of Industry and Security, or the United States Department of State; (ii) Her Majesty’s Treasury of the United Kingdom; (iii) any committee of the United Nations Security Council; or (iv) the European Union; (v) any Person located, organized, or resident in, or is a Governmental Authority or government instrumentality of, any Sanctioned Country; and (vi) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i)
 through
(v)
, either individually or in the aggregate.
“
Sanctions Laws
” means those trade, economic and financial sanctions Laws administered, enacted or enforced from time to time by (i) the United States (including without limitation the Department of the Treasury’s Office of Foreign Assets Control and the Department of State), (ii) the European Union and enforced by its member states, (iii) the United Nations, or (iv) Her Majesty’s Treasury of the United Kingdom.
“
Sarbanes-Oxley Ac
t” means the Sarbanes-Oxley Act of 2002.
“
SEC
” means the United States Securities and Exchange Commission.
“
Second Effective Time
” has the meaning specified in
Section
 2.3(c)
.

“
Second Merger
” has the meaning specified in the Recitals hereto.
“
Second Merger Certificate
” has the meaning specified in
Section
 2.1(c)
.
“
Second Acquiror Nominee Director
” has the meaning specified in
Section
 7.6(a)
.
“
Second-Step Constituent Corporations
” has the meaning specified in
Section
 2.1(c)
.
“
Securities Ac
t” means the Securities Act of 1933, as amended.
“
Seller/Lender/Servicer
” means an entity approved by, or registered with applicable Governmental Authorities to do business with such Governmental Authorities as a loan originator and seller and/or loan servicer, and/or to acquire mortgage insurance or securitization guarantees from such Governmental Authorities.
“
Series A Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
A-1
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series B Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
B-1
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series C Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
C-1
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
C-2
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
C-3
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
C-4
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
C-5
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
C-6
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
C-7
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series D Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
D-1
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
D-2
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
D-3
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
D-4
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Series
D-5
Preferred Stock
” has the meaning specified in
Section
 4.6(a)
.
“
Servicing
” (and corollary terms such as “
Service
” or “
Serviced
”) means the responsibilities with respect to servicing and administration of Mortgage Loans under applicable Laws or other Applicable Requirements, whether performed as a servicer, subservicer or interim servicer, including all collection activities related thereto.

“
Servicing Agreement
” means any Contract, including the Agency Guides, whereby the Company has agreed to Service any Mortgage Loan on behalf of a third Person (including any Agency) or designate such duties to an approved subservicer under a Subservicing Agreement, excluding in all cases any Warehouse Lines and Investor Agreements.
“
Servicing Policies
” means any Agency or other Investor policies and procedures to which the Company is subject as such relate to the Servicing of Mortgage Loans in effect during the time the Mortgage Loans were Serviced by the Company or its Subsidiaries (either directly or through a subservicing arrangement).
“
SoftBank
” means SB Northstar LP, a Cayman Islands exempted limited partnership, an indirect wholly owned subsidiary of SoftBank Group Corp., a corporation formed under the laws of Japan.
“
Sponsor
” means Novator Capital Sponsor Ltd., a company organized under the laws of Cyprus.
“
Sponsor Guarantor
” means BB Trustees S.A., a regulated trustee governed by the laws of Switzerland, as trustee of The Future Holdings Trust.
“
Sponsor Letter
” means that certain Letter Agreement, dated as of the date of this Agreement, by and between Sponsor and Acquiror.
“
Sponsor Subscription Agreement
” means that certain Subscription Agreement, dated as of the date of this Agreement, by and between, inter alia, Sponsor and Acquiror.
“
Sponsor Support Agreemen
t” means that certain Support Agreement, dated as of the date of this Agreement, by and among the Sponsor, Acquiror and the Company, as amended or modified from time to time.
“
Stock Consideration
” means a number of shares of Acquiror Common Stock equal to (i) the Maximum Implied Stock Consideration, minus
(ii) a number of shares of Acquiror Common Stock equal to the quotient obtained by dividing
(A) the Available Cash Consideration Amount,
by
(B) $10.00.
“
Stock Electing Shares
” means the Ordinary Stock Electing Shares, the BHC Stock Electing Shares and the
Non-Voting
Stock Electing Shares.
“
Stock Election Consideration
” means (a) with respect to Ordinary Stock Electing Shares, the Ordinary Stock Election Consideration, (b) with respect to the BHC Stock Electing Shares, the BHC Stock Election Consideration and (c) with respect to the
Non-Voting
Stock Election Shares, the
Non-Voting
Stock Election Consideration.
“
Stock Election Cutback Amoun
t” has the meaning specified in
Section
 3.1(b)(ii)(A)
.
“
Subscription Agreements
” means, collectively, the PIPE Subscription Agreement, the Redemption Subscription Agreement and the Sponsor Subscription Agreement.
“
Subservicing Agreement
” means any Contract whereby the Company or any of its Subsidiaries has a Contract with a Person other than the Company or its Subsidiaries to subservice or otherwise Service any Mortgage Loans on behalf of the Company or any of its Subsidiaries.
“
Subsidiary
” means, with respect to a Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.
“
Supplemental Stock Amoun
t” has the meaning specified in
Section
 3.1(b)(i)(A)
.
“
Surviving Corporation
” has the meaning specified in
Section
 2.1(d)
.

“
Tax Return
” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.
“
Taxes
” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, assessments, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges, in each case to the extent in the nature of a tax, alternative or add-on
minimum, or estimated taxes, and including any interest, penalty, or addition thereto.
“
Terminating Acquiror Breach
” has the meaning specified in
Section
 10.1(g)
.
“
Terminating Company Breach
” has the meaning specified in
Section
 10.1(e)
.
“
Transaction Proposals
” has the meaning specified in
Section
 8.2(b)
.
“
Treasury Regulations
” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.
“
Treasury Share
” has the meaning specified in
Section
 3.1(a)
.
“
Trust Accoun
t” has the meaning specified in
Section
 11.1
.
“
Trust Agreemen
t” has the meaning specified in
Section
 5.8
.
“
Trust Amoun
t” has the meaning specified in
Section
 5.8
.
“
Trustee
” has the meaning specified in
Section
 5.8
.
“
Unaudited Financial Statements
” has the meaning specified in
Section
 4.8(a)
.
“
Unpaid Transaction Expenses
” has the meaning specified in
Section
 2.4(c)
.
“
Warehouse Lender
” means a financial institution that provides a Warehouse Line to the Company or its Subsidiaries.
“
Warehouse Line
” means warehouse lines of credit, repurchase agreements and indebtedness secured by mortgage loans and related assets in the ordinary course of the Company’s mortgage lending business and which, for avoidance of doubt, shall not include any term loan or credit agreement of the Company or its Subsidiaries that is available to the Company or its Subsidiaries to finance aspects of their operations or capital expenditures more generally outside of the funding, purchase and sale of Mortgage Loans.
“
WARN Act
” has the meaning specified in
Section
 4.14(g)
.
“
Warrant Agreemen
t” means the Warrant Agreement, dated as of March 3, 2021, between Acquiror and Continental Stock Transfer & Trust Company.
“
Working Capital Loans
” means any loan made to Acquiror by any of the Sponsor, an Affiliate of the Sponsor or Acquiror’s officers or directors, and evidenced by a promissory note, for the purpose of financing costs incurred in connection with a Business Combination, which for the avoidance of doubt shall not include any loan under the A&R Promissory Note.

Section 1.2
Construction
.
(a)    Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.
(b)    Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(c)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
(d)    All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(e)    The term “actual fraud” means, with respect to a party to this Agreement, an actual and intentional fraud with respect to the making of the representations and warranties pursuant to
Article IV
or
Article V
(as applicable), provided, that such actual and intentional fraud of such Person shall only be deemed to exist if any of the individuals included on Section 1.3 of the Company Disclosure Letter (in the case of the Company) or Section 1.3 of the Acquiror Disclosure Letter (in the case of Acquiror) had actual knowledge (as opposed to imputed or constructive knowledge) that the representations and warranties made by such Person pursuant to, in the case of the Company,
Article IV
as qualified by the Company Disclosure Letter, or, in the case of Acquiror,
Article V
as qualified by the Acquiror Disclosure Letter, were actually breached when made, with the express intention that the other party to this Agreement rely thereon to its detriment.
Section 1.3
Knowledge
. As used herein, (i) the phrase “to the knowledge” of the Company shall mean the knowledge of the individuals identified on Section 1.3 of the Company Disclosure Letter and (ii) the phrase “to the knowledge” of Acquiror shall mean the knowledge of the individuals identified on
Section
 1.3
of the Acquiror Disclosure Letter, in each case, as such individuals would have acquired in the exercise of a reasonable inquiry of direct reports;
provided
,
however
, that notwithstanding anything to the contrary, such reasonable inquiry shall not require such individuals to conduct (or have conducted) any Intellectual Property availability searches or clearance analysis (including clearance or prior art searches) or legal opinions (including freedom-to-operate
opinions).
ARTICLE II
THE MERGERS; CLOSING
Section 2.1
The Mergers
.
(a)    Upon the terms and subject to the conditions set forth in this Agreement, and following the Domestication, Acquiror, Merger Sub and the Company (Merger Sub and the Company sometimes being referred to herein as the “
First-Step Constituent Corporations
”) shall cause Merger Sub to be merged with and into the Company, with the Company being the surviving corporation in the First Merger. The First Merger shall be consummated in accordance with this Agreement and shall be evidenced by a certificate of merger with respect to the First Merger (as so filed, the “
First
Merger
Certificate
”), executed by the First-Step Constituent Corporations in accordance with the relevant provisions of the DGCL, such First Merger to be effective as of the First Effective Time.

(b)    Upon consummation of the First Merger, the separate corporate existence of Merger Sub shall cease and the Company, as the surviving corporation of the First Merger (hereinafter referred to for the periods at and after the First Effective Time as the “
First-Step Surviving
Corporation
”), shall continue its corporate existence under the DGCL, as a wholly owned subsidiary of Acquiror.
(c)    Upon the terms and subject to the conditions set forth in this Agreement, Acquiror and the First-Step Surviving Corporation (Acquiror and the First-Step Surviving Corporation sometimes being referred to herein as the “
Second-Step Constituent Corporations
”) shall cause the First-Step Surviving Corporation to be merged with and into Acquiror, with Acquiror being the surviving corporation in the Second Merger. The Second Merger shall be consummated in accordance with this Agreement and evidenced by a certificate of merger with respect to the Second Merger (as so filed, the “
Second
Merger
Certificate
” and, together with the First Merger Certificate, the “
Certificates
of
Merger
”) executed by the Second-Step Constituent Corporations in accordance with the relevant provisions of the DGCL.
(d)    Upon consummation of the Second Merger, the separate corporate existence of the First-Step Surviving Corporation shall cease and Acquiror, as the surviving corporation of the Second Merger (hereinafter referred to for the periods at and after the Second Effective Time as the “
Surviving Corporation
”), shall continue its corporate existence under the DGCL.

Section	2.2 Effects of the Mergers .
(a)    At and after the First Effective Time, the First-Step Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, of a public as well as a private nature, of the First-Step Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the First-Step Constituent Corporations; and all rights, privileges, powers and franchises of each First-Step Constituent Corporation, and all property, real, personal and mixed, and all debts due to each such First-Step Constituent Corporation, on whatever account, shall become vested in the First-Step Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the First-Step Surviving Corporation as they are of the First-Step Constituent Corporations; and the title to any real property vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such First-Step Constituent Corporations shall not revert or become in any way impaired by reason of the First Merger; all of the foregoing in accordance with the applicable provisions of the DGCL.
(b)    At and after the Second Effective Time, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, of a public as well as a private nature, of the Second-Step Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Second-Step Constituent Corporations; and all rights, privileges, powers and franchises of each Second-Step Constituent Corporation, and all property, real, personal and mixed, and all debts due to each such Second-Step Constituent Corporation, on whatever account, shall become vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the Surviving Corporation as they are of the Second-Step Constituent Corporations; and the title to any real property vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such Second-Step Constituent Corporations shall not revert or become in any way impaired by reason of the Second Merger; all of the foregoing in accordance with the applicable provisions of the DGCL.
Section 2.3
Closing; First Effective Time; Second Effective Time
.
(a)    In accordance with the terms and subject to the conditions of this Agreement, the closing of the First Merger (the “
Closing
”) shall take place remotely, via electronic exchange of documents, at 10:00 a.m. (New York time) on the date which is three (3) Business Days after the first date on which all conditions set forth in
Article IX
shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “
Closing
Date
”.
(b)    Subject to the satisfaction or waiver of all of the conditions set forth in
Article IX
of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, Acquiror, Merger Sub, and the Company shall cause the First Merger Certificate to be executed and duly submitted for filing with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The First Merger shall become effective at the time when the First Merger Certificate has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Acquiror and the Company in writing and specified in each of the First Merger Certificate (the “
First Effective
Time
”).
(c)    Promptly after the First Effective Time, but in all cases within one (1) Business Day thereafter, Acquiror and the First-Step Surviving Corporation shall cause the Second Merger Certificate to be executed and duly submitted for filing with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Second Merger shall become effective at the time when the Second Merger Certificate has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Second Merger Certificate (the “
Second Effective
Time
”).
(d)    For the avoidance of doubt, the Closing, the First Effective Time and the Second Effective Time shall not occur prior to the completion of the Domestication.
Section 2.4
Closing Deliverables
.
(a)    At the Closing, the Company will deliver or cause to be delivered:
(i)    to Acquiror, a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in
Section
 9.2(a)
and
Section
 9.2(b)
have been fulfilled;
(ii)    to Acquiror, the written resignations of all of the directors of the Company (other than those Persons identified as the initial directors and officers, respectively, of the Surviving Corporation, in accordance with the provisions of
Section
 2.6
and
Section
 7.6
), effective as of the First Effective Time;
(iii)    to Acquiror, evidence that all Affiliate Agreements set forth on
Section
 6.4
of the Company Disclosure Letter have been terminated or settled at or prior to the Closing without further liability to Acquiror, the Company or any of the Company’s Subsidiaries;
(iv)    to Acquiror, evidence reasonably satisfactory to Acquiror that the Preferred Stock Conversion has been consummated;
(v)    to the Acquiror, duly executed signatures pages of the Affiliates of the Company who are counterparties to the Registration Rights Agreement;
(vi)    to Acquiror, a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); and
(vii)     evidence reasonably satisfactory to Acquiror that any and all Executive Loans have been satisfied in full or forgiven.

(b)    At the Closing, Acquiror will deliver or cause to be delivered:
(i)    to the Exchange Agent, the Aggregate Merger Consideration for further distribution to the Company’s stockholders pursuant to
Section
 3.2
.
(ii)    to the Company, a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in
Section
 9.3(a)
and
Section
 9.3(b)
have been fulfilled;
(iii)    to the Company, the written resignations of all of the directors and officers of Acquiror and Merger Sub (other than those Persons identified as the initial directors and officers, respectively, of the Surviving Corporation, in accordance with the provisions of
Section
 2.6
and
Section
 7.6
), effective as of the Second Effective Time;
(iv)    to the Company, a duly executed signature page to the Registration Rights Agreement; and
(v)    to the Company, a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation to the Domestication.
(c)    On the Closing Date, concurrently with the Second Effective Time, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds, (i) all Acquiror Transaction Expenses as set forth on a written statement to be delivered to the Company not less than two (2) Business Days prior to the Closing Date and (ii) all accrued and unpaid Company Transaction Expenses (“
Unpaid
Transaction
Expenses
”) as set forth on a written statement to be delivered to Acquiror by or on behalf of the Company not less than two (2) Business Days prior to the Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof, together with corresponding invoices for the foregoing;
provided
, that any Unpaid Transaction Expenses due to current or former employees, independent contractors, officers, or directors of the Company or any of its Subsidiaries shall be paid to the Company for further payment to such employee, independent contractor, officer or director through the Company’s payroll.
Section 2.5
Governing Documents of the Surviving Corporations
.
(a)    The certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the First Effective Time, shall be the certificate of incorporation and bylaws of First-Step Surviving Corporation until thereafter amended as provided therein and under the DGCL.
(b)    The certificate of incorporation and bylaws of the Surviving Corporation shall be the certificate of incorporation and bylaws of Acquiror (which shall be in substantially the form attached as
Exhibits
A
and
B
hereto upon effectiveness of the Domestication), except that the name of the Surviving Corporation shall include “Better”, or such other name as agreed by Acquiror and the Company, until thereafter amended as provided therein and under the DGCL.
Section 2.6
Directors and Officers of the First-Step Surviving Corporation and the Surviving Corporation
.
(a)    The directors and officers of Merger Sub, as of immediately prior to the First Effective Time, shall be the initial directors and officers of the First-Step Surviving Corporation from and after the First Effective Time, each to hold office in accordance with the Governing Documents of the First- Step Surviving Corporation.
(b)    From and after the Second Effective Time, the Persons identified as the initial directors and officers of the Surviving Corporation in accordance with the provisions of
Section
 7.6
shall be the directors and officers (and in the case of such officers, holding such positions as set forth on Section 2.6 of the Company Disclosure Letter), respectively, of the Surviving Corporation, each to hold office in accordance with the Governing Documents of the Surviving Corporation.

Section 2.7
Tax Free Reorganization Matters
. The parties hereto intend that, for United States federal income tax purposes, the Mergers, will constitute an integrated plan described in Rev. Rul.
2001-46,
2001-2
C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations to which each of Acquiror and the Company are to be parties under Section 368(b) of the Code and the Treasury Regulations and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). The parties hereto further intend that as a result of the Domestication Acquiror will be treated as a “domestic” corporation (within the meaning of Section 7701(a)(4) of the Code and corresponding provisions of state and local Law) prior to the First Effective Time. None of the parties hereto knows of any fact or circumstance (without conducting independent inquiry or diligence of the other relevant party), or has knowingly taken or will knowingly take any action, if such fact, circumstance or action would be reasonably expected to cause the Mergers, taken together, to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations. The Mergers, taken together, and the Domestication, shall be reported by the parties hereto for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code or a change in applicable Law after the date of this Agreement. The parties hereto shall reasonably cooperate in good faith with each other and their respective counsel to document and support the Tax treatment of the Mergers as a “reorganization” within the meaning of Section 368(a) of the Code, including providing reasonable and customary factual support letters.
ARTICLE III
EFFECTS OF THE MERGERS ON THE COMPANY CAPITAL STOCK AND EQUITY AWARDS
Section 3.1
Conversion of Securities
.
(a)    At the First Effective Time, by virtue of the First Merger and without any action on the part of any holder of Company Capital Stock, each share of the Company Common Stock, in each case, that is issued and outstanding immediately prior to the First Effective Time (other than (i) any shares of Company Common Stock subject to Options or Restricted Stock Unit Awards (which shall be respectively subject to
Section
 3.3
), (ii) any shares of Company Common Stock held in the treasury of the Company, which treasury shares shall be canceled as part of the First Merger and shall not constitute “Company Capital Stock” hereunder (each such share, a “
Treasury Share
”), and (iii) any shares of Company Common Stock held by stockholders of the Company who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the DGCL (
clauses (i)
,
(ii)
and
(iii)
, collectively, the “
Excluded Shares
”)) shall be canceled and converted into the right to receive, subject to clause
(b)
,
Section
 3.1(e)
and
Section
 3.2(f)
:
(i)    in the case of a share of Company Common Stock with respect to which an election to receive Acquiror Class B Common Stock (an “
Ordinary Stock Election
”) has been properly made and not revoked pursuant to
Section
 3.2
(each, an “
Ordinary Stock Electing
Share
”), a number of shares of Acquiror Class B Common Stock equal to the Exchange Ratio (in aggregate with respect to all Ordinary Stock Electing Shares of any Holder, as adjusted pursuant to clause
(b)
, the “
Ordinary Stock Election
Consideration
”);
(ii)    in the case of a share of Company Common Stock held by a Bank Holding Company with respect to which an election to receive Acquiror Class A Common Stock (a “
BHC Stock Election
”) has been properly made and not revoked pursuant to
Section
 3.2
(each, an “
BHC Stock Electing
Share
”), a number of shares of Acquiror Class A Common Stock equal to the Exchange Ratio (in aggregate with respect to all BHC Stock Electing Shares of any Holder, as adjusted pursuant to clause
(b)
, the “
BHC Stock Election
Consideration
”); or
(iii)    in the case of a share of Company Common Stock with respect to which an election to receive Domesticated Acquiror Class C Common Stock (a “
Non-Voting
Stock Election
”) has been properly

made and not revoked pursuant to
Section
 3.2
(each, a “
Non-Voting
Stock Electing Share
”), a number of shares of Domesticated Acquiror Class C Common Stock equal to the Exchange Ratio (in aggregate with respect to all
Non-Voting
Stock Electing Shares of any Holder, as adjusted pursuant to clause (b)
, the “
Non-Voting
Stock Election Consideration
”); or
(iv)    in the case of a share of Company Common Stock with respect to which an election to receive cash (a “
Cash
Election
”) has been properly made and not revoked pursuant to
Section
 3.2
or with respect to which no election has been made (each, a “
Cash
Electing Share
”), an amount in cash equal to the Per Share Merger Consideration, without interest (in aggregate with respect to all Cash Electing Shares of any Holder, as adjusted pursuant to clause
(b)
, the “
Cash Election Consideration
”).
(b)    Notwithstanding any other provision contained in this Agreement, the Ordinary Stock Election Consideration, BHC Stock Election Consideration, the
Non-Voting
Stock Election Consideration and the Cash Election Consideration shall be subject to adjustment pursuant to this clause
(b)
:
(i)    if the Cash Election Amount exceeds the Available Cash Consideration Amount, then (x) all Stock Electing Shares shall be converted to the right to receive the Stock Election Consideration, and (y) the following consideration shall be paid in respect of each Holder’s Cash Electing Shares:
(A)    an amount in cash (such amount, the “
Cash Election Cutback Amoun
t”) equal to (1) the quotient of (x) such Holder’s Cash Election Consideration (before giving effect to any adjustment pursuant to this clause
(b)
),
divided
by
(y) the aggregate amount of cash elected in respect of all Holders’ Cash Electing Shares, multiplied
by
(2) the Available Cash Consideration Amount; and
(B)    a number of shares (such number the “
Supplemental Stock Amount
”) of Acquiror Class B Common Stock equal to (1) the Exchange Ratio, multiplied
by
(2) the quotient of (x) the difference of such Holder’s Cash Election Consideration, less
the Cash Election Cutback Amount,
divided
by
(y) such Holder’s Cash Election Consideration, unless the Holder of the Cash Electing Share has (i) established that it is a Bank Holding Company electing to receive Acquiror Class A Common Stock, in which case the consideration paid in respect of each such Holder’s Cash Electing Shares shall be a number of shares of Acquiror Class A Common Stock equal to the Supplemental Stock Amount or (ii) elected to receive Domesticated Acquiror Class C Common Stock, in which case the consideration paid in respect of each such Holder’s Cash Electing Shares shall be a number of shares of Domesticated Acquiror Class C Common Stock equal to the Supplemental Stock Amount; and
(ii)    if the Available Cash Consideration Amount exceeds the Cash Election Amount, then (x) all Cash Electing Shares shall be converted into the right to receive the Cash Election Consideration, and (y) the following consideration shall be paid in respect of each Holder’s Stock Electing Shares:
(A)    a number of shares of Acquiror Class B Common Stock (such number, the “
Stock
Election
Cutback
Amoun
t”) equal to (1) the quotient of (x) such Holder’s Stock Election Consideration (before giving effect to any adjustment pursuant to this clause
(b)
),
divided
by
(y) the aggregate number of shares of Acquiror Common Stock elected in respect of all Holders’ Stock Electing Shares, multiplied
by
the Available Stock Consideration Amount, unless the Holder of the Stock Electing Share has (i) established that it is a Bank Holding Company electing to receive Acquiror Class A Common Stock, in which case the consideration paid in respect of each such Holder’s Stock Electing Shares shall be a number of shares of Acquiror Class A Common Stock equal to the Stock Election Cutback Amount or (ii) elected to receive Domesticated Acquiror Class C Common Stock, in which case the consideration paid in respect of each such Holder’s Stock Electing Shares shall be a number of shares of Domesticated Acquiror Class C Common Stock equal to the Stock Election Cutback Amount; and
(B)    an amount in cash equal to (1) such Holder’s Stock Election Consideration (before giving effect to any adjustment pursuant to this clause
(b)
),
less
the Stock Election Cutback Amount,
multiplied
by
(2) $10.00; and

(iii)    if the Available Cash Consideration Amount equals the Cash Election Amount, then there shall be no adjustment pursuant to this clause (b)
.
(iv)    For purposes of this
Section
 3.1
, all Dissenting Shares shall be deemed to be Cash Electing Shares.
(c)    At the First Effective Time, by virtue of the First Merger and without any action on the part of any holder of Company Capital Stock, each Company Warrant that is issued and outstanding immediately prior to the First Effective Time (unless exercised prior to Closing), shall be exchanged and converted into a right to receive an Acquiror Common Warrant equivalent in value to that which a holder of shares of Company Capital Stock deliverable upon exercise of such Company Warrant would have been entitled in accordance with
Section
 3.1
, if the right to purchase the shares of Company Capital Stock had been exercised by the holder of the Company Warrant immediately prior to the First Effective Time.
(d)    (i) At the First Effective Time, by virtue of the First Merger and without any action on the part of Acquiror or Merger Sub, each share of Merger Sub Capital Stock, shall be converted into a share of common stock, par value $0.0001 per share, of the First-Step Surviving Corporation; and (ii) at the Second Effective Time, by virtue of the Second Merger and without any action on the part of Acquiror or the First-Step Surviving Corporation, each share of common stock, par value $0.0001 per share, of the First-Step Surviving Corporation shall be canceled.
(e)    Notwithstanding anything in this Agreement to the contrary, no fractional shares of Acquiror Class B Common Stock shall be issued in the Merger.
Section 3.2
Exchange Procedures
.
(a)    Prior to the Closing, Acquiror shall appoint an exchange agent reasonably acceptable to the Company (the “
Exchange Agen
t”) to act as the agent for the purpose of paying the Aggregate Merger Consideration to the Company’s stockholders. At or before the First Effective Time, Acquiror shall deposit with the Exchange Agent (i) a cash amount in immediately available funds equal to the Cash Consideration, (ii) the number of shares of Acquiror Class B Common Stock equal to the Ordinary Stock Election Consideration, (iii) the number of shares of Acquiror Class A Common Stock equal to the BHC Stock Election Consideration and (iv) the number of shares of Domesticated Acquiror Class C Common Stock equal to the
Non-Voting
Stock Election Consideration.
(b)    Prior to the First Effective Time (and in any event within two (2) Business Days of the First Effective Time), Acquiror shall send or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock as of immediately prior to the First Effective Time, whose Company Common Stock was converted pursuant to
Section
 3.1(a)
into the right to receive a portion of the Aggregate Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and the risk of loss and title shall pass, only upon proper transfer of each share to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as Acquiror may reasonably specify) for use in such exchange (each, a “
Letter of
Transmitta
l”), which shall contain the transfer restrictions set forth in
Section
 3.1(a)
of the Company Holders Support Agreement for any Holder who (i) beneficially owns greater than one percent (1%) of the outstanding Company Capital Stock as of the date of this Agreement and (ii) is not a party to the Company Holders Support Agreement.
(c)    Each holder of shares of Company Common Stock that have been converted into the right to receive a portion of the Aggregate Merger Consideration, pursuant to
Section
 3.1(a)
, shall be entitled to receive such portion of the Aggregate Merger Consideration, upon receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), together with a duly completed and validly executed Letter of Transmittal and such other documents as may reasonably be requested by the Exchange Agent. No interest shall be paid or accrued upon the transfer of any share.

(d)    Each holder of record of shares of Company Common Stock (not including the Excluded Shares) (each, a “
Holder
”) shall have the right, subject to the limitations set forth in this
Article III
, to submit an Election in accordance with this
clause
(d)
 on or prior to the Election Deadline. The Company shall not waive the Election Deadline unless such Election Deadline is waived with respect to all Holders, the new election deadline is disclosed by the Company to all Holders on a date agreed to by Acquiror, and Acquiror has otherwise given its prior written consent (not to be unreasonably withheld, conditioned or delayed) to such waiver. “
Election
Deadline
” means 5:00 p.m. (New York time) on the date which the parties shall agree is as near as practicable to two (2) Business Days preceding the Closing Date. The parties shall cooperate to inform each Holder of the selected date of the Election Deadline not more than fifteen (15) Business Days before, and at least five (5) Business Days prior to, the Election Deadline.
(i)    Each Holder may specify in a request made in accordance with the provisions of this clause (d)
(i)
(an “
Election
”) whether such Holder desires to make a (A) Cash Election, (B) Ordinary Stock Election, (C) solely in the event that such Holder establishes that it is a Bank Holding Company, a BHC Stock Election, or
(D) Non-Voting
Stock Election, in each case with respect to some or all of the shares of Company Common Stock held by such Holder. If any Holder fails to apply an Election to all of such Holder’s shares of Company Common Stock, the portion of such Holder’s shares of Company Common Stock with respect to which such Holder did not attempt to make an Election shall be automatically treated as if such Holder made an Ordinary Stock Election and, if applicable, a BHC Stock Election or
Non-Voting
Stock Election.
(ii)    Acquiror shall prepare a form of election that is reasonably acceptable to the Company (the “
Form
of
Election
”), which shall include the transmittal materials contemplated by clause
(b)
, and Acquiror shall mail, or shall cause the Exchange Agent to mail and deliver, together with the Proxy Statement/Information Statement/Registration Statement, the Form of Election to Holders as of the record date established by the Board of Directors of the Company, in consultation with Acquiror, for purposes of obtaining the Company Stockholder Approval by written consent (the “
Company Record Date
”) not less than 10 Business Days prior to the anticipated Election Deadline (the period between such mailing and the Election Deadline, the “
Election
Period
”). Acquiror shall use reasonable best efforts to make available one or more Forms of Election as may reasonably be requested from time to time by all persons who become Holders during the period following the Company Record Date and prior to the Election Deadline.
(iii)    Any Election shall have been made properly only if the Exchange Agent shall have received, by the Election Deadline, (A) a Form of Election properly completed and signed in accordance with the instructions therein, and (B) the properly completed and executed documents required to be delivered by such Holder pursuant to the other provisions of this
Section
 3.2
. Any Holder that does not make a valid Election by the Election Deadline shall be deemed to have made an Ordinary Stock Election and, if applicable, a BHC Stock Election or
Non-Voting
Stock Election.
(iv)    Any Holder may, at any time during the Election Period, revoke his, her or its Election by written notice to the Exchange Agent prior to the Election Deadline, together with a properly completed and signed revised Form of Election. Any subsequent transfer of such Holder’s shares of Company Common Stock after such Holder has made an Election shall automatically revoke such Election (and such subsequent transferee may make a new Election pursuant to and if permitted by the terms of this clause
(d)
). Notwithstanding anything to the contrary in this Agreement, all Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the Company or Acquiror that this Agreement has been terminated in accordance with
Article X
. The Exchange Agent shall have reasonable discretion to determine if any Election is not properly made, changed or revoked with respect to any shares of Company Common Stock (none of the Company, Acquiror, Merger Sub or the Exchange Agent being under any duty to notify any Holder of any applicable defect). In the event the Exchange Agent makes a reasonable determination that an Election was not properly made (including as a result of the Exchange Agent not receiving an Election by the Election Deadline), such Election shall be deemed to be ineffective, and the Holder shall be deemed to have made an Ordinary Stock Election and, if applicable, a BHC Stock Election or
Non-Voting
Stock Election, with respect to the shares of Company Common Stock covered by the ineffective Election.

(e)    Promptly following the date that is one (1) year after the First Effective Time, Acquiror shall instruct the Exchange Agent to deliver to Acquiror all documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, any portion of the Aggregate Merger Consideration that remains unclaimed shall be returned to Acquiror, and any Person that was a holder of shares of Company Common Stock as of immediately prior to the First Effective Time that has not exchanged such shares of Company Common Stock for an applicable portion of the Aggregate Merger Consideration in accordance with this
Section
 3.2
prior to the date that is one (1) year after the First Effective Time, may transfer such shares of Company Common Stock to Acquiror and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor, and Acquiror shall promptly deliver, such applicable portion of the Aggregate Merger Consideration without any interest thereupon. None of Acquiror, Merger Sub, the Company, the First-Step Surviving Corporation, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any of the Aggregate Merger Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws. If any such shares shall not have not been transferred immediately prior to such date on which any amounts payable pursuant to this
Article III
would otherwise escheat to or become the property of any Governmental Authority, any such amounts shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(f)    In the event that the Company or Acquiror changes the number of shares of Company Common Stock, Acquiror Common Stock, shares of capital stock of the Company, shares of capital stock of Acquiror or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, Acquiror Common Stock, shares of capital stock of the Company or shares of capital stock of Acquiror, as applicable, issued and outstanding prior to the First Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, subdivision, exchange or readjustment of shares, or other similar transaction (other than the Preferred Stock Conversion, the Domestication, the PIPE Investment and any other transactions contemplated by this Agreement or the Ancillary Agreements), then any number or amount contained herein which is based upon the price of Acquiror Common Stock, or the number of shares of Acquiror Common Stock or Company Common Stock, as the case may be, the Stock Consideration, the Cash Consideration, and any other similarly dependent items shall be equitably adjusted to reflect such change;
provided
,
however
, that nothing in this
(f)
 shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.
Section 3.3
Treatment of Options, Restricted Stock Awards and Restricted Stock Unit Awards
.
(a)    As of the First Effective Time, the Company shall take all necessary and appropriate actions so that, as of the First Effective Time, each Option, whether vested or unvested that is outstanding immediately prior to the First Effective Time shall be converted into an option to acquire shares of Acquiror Class B Common Stock upon substantially the same terms and conditions as are in effect with respect to such Option immediately prior to the First Effective Time, including with respect to vesting, exercisability and termination-related provisions (each, an “
Acquiror Option
”) except that (i) such Acquiror Option shall relate to that whole number of shares of Acquiror Class B Common Stock (rounded down to the nearest whole share) equal to the number of Company Common Shares subject to such Option, multiplied
by
the Exchange Ratio, and (ii) the exercise price per share for each such Acquiror Option shall be equal to the exercise price per share of such Option in effect immediately prior to the First Effective Time, divided
by
the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent);
provided
, that the conversion of the Options will be made in a manner consistent with Treasury Regulation Section 1.424-1, such that such conversion will not constitute a “modification” of such Options for purposes of Section 409A or Section 424 of the Code.
(b)    As of the First Effective Time, each Restricted Stock Unit Award that is outstanding immediately prior to the First Effective Time shall be converted into the right to receive restricted stock units based on shares of Acquiror Class B Common Stock (each, an “
Adjusted Restricted Stock Unit
Award
”) with substantially the same terms and conditions as were applicable to such Restricted Stock Unit Award immediately prior to the First

Effective Time (including with respect to vesting, settlement and termination-related provisions), except that such Adjusted Restricted Stock Unit Award shall relate to such number of shares of Acquiror Class B Common Stock as is equal to the product of (i) the number of shares of Company Common Stock subject to such Restricted Stock Unit Award immediately prior to the First Effective Time, multiplied
by
(ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.
(c)    As of the First Effective Time, each Restricted Stock Award that is outstanding immediately prior to the First Effective Time shall be converted into the right to receive restricted shares of Acquiror Class B Common Stock (each, an “
Adjusted Restricted Stock Award
”) with substantially the same terms and conditions as were applicable to such Restricted Stock Award immediately prior to the First Effective Time (including with respect to vesting and termination-related provisions), except that such Adjusted Restricted Stock Award shall relate to such number of shares of Acquiror Class B Common Stock as is equal to the product of (i) the number of Company Common Shares subject to such Restricted Stock Award immediately prior to the First Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.
(d)    The Company shall take all necessary actions to effect the treatment of Options, Restricted Stock Unit Awards and Restricted Stock Awards pursuant to
Section
 3.3(a),
Section
 3.3(b)
and
Section
 3.3(c)
in accordance with the Company Incentive Plans and the applicable award agreements thereunder.
Section 3.4
Withholding
. Notwithstanding any other provision to this Agreement, Acquiror, the Company and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement any such Taxes as may be required to be deducted and withheld from such amounts under the Code or any other applicable Law (as reasonably determined by Acquiror, the Company, and the Exchange Agent, respectively); provided, that Acquiror shall use commercially reasonable efforts to provide the Company with at least five (5) Business Days prior written notice of any amounts that it intends to withhold in connection with the payment of the Aggregate Merger Consideration (other than any compensatory payments to be made pursuant to this Agreement) and will reasonably cooperate with the Company to reduce or eliminate any applicable withholding. To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be (a) timely remitted to the appropriate Governmental Authority and (b) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 3.5
Dissenting Shares
. Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock issued and outstanding immediately prior to the First Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Aggregate Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the First Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL such shares of Company Common Stock shall be treated as if they had been converted as of the First Effective Time into the right to receive the Cash Election Consideration in accordance with Section 3.1 without interest thereon, upon transfer of such shares. The Company shall provide Acquiror prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the First Effective Time that relates to such demand. Except with the prior written consent of Acquiror (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the disclosure letter delivered to Acquiror and Merger Sub by the Company on the date of this Agreement (the “
Company
Disclosure Letter
”) (each section of which, subject to
Section
 11.9
, qualifies the correspondingly numbered and lettered representations in this
Article IV
) and (b) as otherwise contemplated by the Preferred Stock Conversion, in each case, the Company represents and warrants to Acquiror and Merger Sub as follows:
Section 4.1
Company Organization
. The Company has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties, rights and assets and to conduct its business as it is now being conducted in all material respects. The Governing Documents of the Company, as amended to the date of this Agreement and as previously made available by or on behalf of the Company to Acquiror, are true, correct and complete. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.2
Subsidiaries
. A complete list of each Subsidiary of the Company as of the date of this Agreement and its jurisdiction of incorporation, formation or organization, as applicable, is set forth on
Section
 4.2
of the Company Disclosure Letter. The Subsidiaries of the Company have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite company or corporate power and authority, as applicable, to own, lease or operate all of their respective properties, rights and assets and to conduct their respective businesses as they are now being conducted in all material respects. True, correct and complete copies of the Governing Documents of the Company’s material Subsidiaries, in each case, as amended to the date of this Agreement, have been previously made available to Acquiror by or on behalf of the Company. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.3
Due Authorization
.
(a)    Other than the Company Stockholder Approval, the Company has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in
Section
 4.5
) to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board of Directors of the Company, and no other company or corporate proceeding on the part of the Company (other than the Company Stockholder Approval) is necessary to authorize this Agreement and the other documents to which the Company is a party contemplated hereby. This Agreement has been, and on or prior to the Closing and upon execution by the Company, such other documents to which the Company is a party contemplated hereby will be, duly and validly executed and delivered by the Company and this Agreement constitutes, assuming the due authorization, execution and delivery by the other parties hereto, and on or prior to the Closing, the other documents to which the Company is a party contemplated hereby will constitute, assuming the due authorization, execution and delivery by the other parties thereto, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (the “
Bankruptcy and Equity Exceptions
”).
(b)    On or prior to the date of this Agreement, the Board of Directors of the Company has duly adopted resolutions (i) determining that this Agreement and the other documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, the Company and its stockholders, as applicable, and (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby. No other corporate action is required on the part of the Company or any of its stockholders to enter into this Agreement or the documents to which the Company is a party contemplated hereby or to approve the Mergers or the Preferred Stock Conversion other than the Company Stockholder Approval.
Section 4.4
No
Conflict
. Subject to the receipt of the Company Stockholder Approval and the consents, approvals, authorizations and other requirements set forth in Section 4.5 and except as set forth on Section 4.4 of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the documents to which the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of the Company, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to the Company or any of the Company’s Subsidiaries, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Material Contract of the type described in
Section
 4.12(a)
to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries may be bound, or terminate or result in the termination of any such foregoing Material Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties, rights or assets of the Company or any of the Company’s Subsidiaries, except, in the case of clauses (b)
 through
(d)
, to the extent that the occurrence of the foregoing would not (i) have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform their obligations under this Agreement or (ii) have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.5
Governmental Authorities; Consents
. Assuming the truth and completeness of the representations and warranties of Acquiror contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “
Governmental Authorization
”) is required on the part of the Company or its Subsidiaries with respect to the Company’s execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (i) applicable requirements of the HSR Act; (ii) the Governmental Authorizations set forth in Section 4.5 of the Company Disclosure Letter, (iii) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform or comply with on a timely basis any material obligation of the Company under this Agreement or to consummate the transactions contemplated hereby and (iv) the filing of the Certificates of Merger in accordance with the DGCL.

Section 4.6
Capitalization of the Company
.
(a)    As of the date of this Agreement, and without giving effect to the Preferred Stock Conversion:
(i)    the authorized capital stock of the Company consists of:
(A)    355,309,046 shares of Company Common Stock (of which (i) 8,000,000 shares are designated Class A Common Stock, $0.0001 par value per share (the “
Class A Common Stock
”), (ii) 192,457,901 shares are designated Class B Common Stock, $0.0001 par value per share (the “
Class B Common Stock
”), (iii) 77,517,666 shares are designated
Class B-1
Common Stock, $0.0001 par value per share (the “
Class
B-1
Common Stock
”) and (iv) 77,333,479 shares are designated Class O Common Stock, $0.0001 par value per share (the “
Class O Common Stock
”)); and
(B)    197,085,530 shares of Company Preferred Stock (of which (i) 30,704,520 shares are designated Series A Preferred Stock, $0.0001 par value per share (the “
Series A Preferred Stock
”), (ii) 8,158,764 shares are designated Series
A-1
Preferred Stock, $0.0001 par value per share (the “
Series
A-1
Preferred Stock
”), (iii) 13,005,760 shares are designated Series B Preferred Stock, $0.0001 par value per share (the “
Series B Preferred Stock
”), (iv) 4,100,000 shares are designated Series
B-1
Preferred Stock, $0.0001 par value per share (the “
Series
B-1
Preferred Stock
”), (v) 43,495,421 shares are designated Series C Preferred Stock, $0.0001 par value per share (the “
Series C Preferred Stock
”), (vi) 43,495,421 shares are designated Series
C-1
Preferred Stock, $0.0001 par value per share (the “
Series
C-1
Preferred Stock
”), (vii) 6,093,219 shares are designated Series
C-2
Preferred Stock, $0.0001 par value per share (the “
Series
C-2
Preferred Stock
”), (viii) 6,458,813 shares are designated Series
C-3
Preferred Stock, $0.0001 par value per share (the “
Series
C-3
Preferred Stock
”), (ix) 710,294 shares are designated Series
C-4
Preferred Stock, $0.0001 par value per share (the “
Series
C-4
Preferred Stock
”), (x) 6,093,219 shares are designated Series
C-5
Preferred Stock, $0.0001 par value per share (the “
Series
C-5
Preferred Stock
”), (xi) 6,458,813 shares are designated Series
C-6
Preferred Stock, $0.0001 par value per share (the “
Series
C-6
Preferred Stock
”), (xii) 3,217,220 shares are designated Series
C-7
Preferred Stock, $0.0001 par value per share (the “
Series
C-7
Preferred Stock
”), (xiii) 8,564,688 shares are designated Series D Preferred Stock, $0.0001 par value per share (the “
Series D Preferred Stock
”), (xiv) 8,564,688 shares are designated Series
D-1
Preferred Stock, $0.0001 par value per share (the “
Series
D-1
Preferred Stock
”), (xv) 6,970,478 shares are designated Series
D-2
Preferred Stock, $0.0001 par value per share (the “
Series
D-2
Preferred Stock
”), (xvi) 299,310 shares are designated Series
D-3
Preferred Stock, $0.0001 par value per share (the “
Series
D-3
Preferred Stock
”), (xvii) 347,451 shares are designated Series
D-4
Preferred Stock, $0.0001 par value per share (the “
Series
D-4
Preferred Stock
”) and (xviii) 347,451 shares are designated Series
D-5
Preferred Stock, $0.0001 par value per share (the “
Series
D-5
Preferred Stock
”)).
(b)    As of the date of this Agreement, and without giving effect to the Preferred Stock Conversion, the issued and outstanding capital stock of the Company consists:
(i)    98,072,564 shares of Company Common Stock (of which (i) 8,000,000 shares of Class A Common Stock, (ii) 56,089,586 shares of Class B Common Stock, (iii) 0 shares of
Class B-1
Common Stock and (iv) 33,982,978 shares of Class O Common Stock) (including 20,014,871 shares of Company Common Stock subject to Restricted Stock Awards); and
(ii)    108,442,007 shares of Company Preferred Stock (of which (i) 22,661,786 shares are Series A Preferred Stock, (ii) 7,542,734 shares are Series
A-1
Preferred Stock, (ii) 9,351,449 shares are Series B Preferred Stock, (iii) 3,654,311 shares are Series
B-1
Preferred Stock, (iv) 32,482,305 shares are Series C Preferred Stock, (v) 2,924,746 shares are Series
C-1
Preferred Stock, (vi) 4,586,357 shares are Series
C-2
Preferred Stock, (vii) 2,737,502 shares are Series
C-3
Preferred Stock, (viii) 710,294 shares are Series
C-4
Preferred Stock, (ix) 1,506,862 shares are Series
C-5
Preferred Stock, (x) 3,721,311 shares are Series
C-6
Preferred Stock, (xi) 1,462,373 shares are Series
C-7
Preferred Stock, (xii) 7,782,048 shares are Series D

Preferred Stock, (xiii) 0 shares are Series

Preferred Stock, (xiv) 6,671,168 shares are Series
D-2
Preferred Stock, (xv) 299,310 shares are Series
D-3
Preferred Stock, (xvi) 347,451 shares are Series
D-4
Preferred Stock and (xvii) 0 shares are Series
D-5
Preferred Stock)).
(c)    Each of the shares of issued and outstanding Company Capital Stock (A) have been duly authorized and validly issued and are fully paid and non-assessable;
(B) have been offered, sold and issued (1) in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in the Governing Documents of the Company and (2) in compliance in all material respects with any other applicable Contracts governing the issuance of such securities; (C) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or otherwise bound; and (D) are free and clear of any Liens other than Permitted Liens. All shares of Company Common Stock are book-entry shares in the form of electronic stock certificates on the electronic capitalization management system provided by eShares, Inc., d/b/a Carta, Inc.
(d)    As of the date of this Agreement, (i) Options to purchase 30,424,798 shares of Company Common Stock are outstanding, of which 30,424,798 Options have early exercise features, (ii) Restricted Stock Awards with respect to 20,014,871 shares of Company Common Stock, of which 20,014,871 have been received upon the early exercise of Options, are outstanding, and (ii) Restricted Stock Unit Awards with respect to 0 shares of Company Common Stock are outstanding. The Company has provided to Acquiror, prior to the date of this Agreement, a true and complete list of the following information with respect to each Company Award that is outstanding as of the date of this Agreement, as applicable: (A) the name of the holder thereof, (B) the Company Incentive Plan pursuant to which the Company Award was granted, (C) the type of Company Award, (D) the date of grant, (E) the number of shares of Company Common Stock subject thereto (by grant), (F) the term of the Company Award, (G) the vesting schedule (including any accelerated vesting provisions) and the number of shares subject thereto that are vested and unvested as of the date of this Agreement, (H) in the case of an Option, the exercise price per share thereof, (I) in the case of any Option, whether such Option is intended to qualify as an “incentive stock option” (as defined in Section 422 of the Code) and (J) in the case of any Option, whether early exercise is permitted with respect to such Option. Each Option is intended to either qualify as an “incentive stock option” under Section 422 of the Code or to be exempt under Section 409A of the Code.
(e)    Except as set forth on
Section
 4.6(c)
of the Company Disclosure Letter, the Company has not granted any outstanding subscriptions, options, stock appreciation rights, warrants, rights or other securities (including debt securities) convertible into or exchangeable or exercisable for shares of Company Capital Stock, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive,
contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of the Company or the value of which is determined by reference to shares or other equity interests of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any shares of Company Capital Stock.
Section 4.7
Capitalization of Subsidiaries
.
(a)    The outstanding shares of capital stock or equity interests of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued, are, to the extent applicable, fully paid and non-assessable;
(ii) have been offered, sold and issued in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (A) the Governing Documents of each such Subsidiary, and (B) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing

Documents of each such Subsidiary or any Contract to which each such Subsidiary is a party or otherwise bound; and (iv) are free and clear of any Liens other than Permitted Liens.
(b)    Except as set forth in
Section
 4.7(b)
, the Company owns, directly or indirectly, of record and beneficially all the issued and outstanding shares of capital stock or equity interests of such Subsidiaries free and clear of any Liens other than Permitted Liens or Liens arising under applicable securities Laws or the Governing Documents of such Subsidiary.
(c)    Except as set forth on
Section
 4.7(c)
of the Company Disclosure Letter or permitted in accordance with
Section
 6.1
of this Agreement, there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) exercisable or exchangeable for any capital stock of such Subsidiaries, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive,
contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of such Subsidiaries or the value of which is determined by reference to shares or other equity interests of the Subsidiaries, and there are no voting trusts, proxies or agreements of any kind which may obligate any Subsidiary of the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its capital stock.
Section 4.8
Financial Statements
.
(a)    Attached as
Section
 4.8(a)
of the Company Disclosure Letter are true and complete copies of (i) the audited consolidated balance sheet and statements of operations and comprehensive income, statement of changes in stockholders’ equity and statement of cash flows of BMC and its Subsidiaries as of and for the years ended December 31, 2020 and December 31, 2019, together with the auditor’s reports thereon, each audited in accordance with AICPA standards (the “
Audited Financial Statements
”) and (ii) the unaudited consolidated balance sheet and statements of operations, cash flows and stockholders’ equity of the Company and its Subsidiaries as of and for years ended December 31, 2019 and December 31, 2020 (the “
Unaudited Financial Statements
”, together with the Audited Financial Statements and if and when delivered, the PCAOB Uplift Financial Statements, Q1 Financial Statements and Q2 Financial Statements, the “
Financial Statements
”).
(b)    The Audited Financial Statements, Unaudited Financial Statements and, if and when delivered pursuant to
Section
 6.3
, the PCAOB Uplift Financial Statements, Q1 Financial Statements and Q2 Financial Statements, in each case, (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in stockholders’ equity and their consolidated cash flows for the respective periods then ended (subject, in the case of the Q1 Financial Statements and Q2 Financial Statements, to normal year-end
adjustments and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of the Q1 Financial Statements and Q2 Financial Statements, the absence of footnotes or the inclusion of limited footnotes), (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Company and its consolidated Subsidiaries and (iv) when delivered by the Company for inclusion in the Registration Statement for filing with the SEC following the date of this Agreement in accordance with
Section
 6.3
, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.
(c)    Except as set forth on Section 4.8 of the Company Disclosure Letter, neither the Company (including, to the knowledge of the Company, any employee thereof) nor any independent auditor of the Company has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

Section 4.9
Undisclosed Liabilities
. Except as set forth on Section 4.9 of the Company Disclosure Letter, there is no other liability, debt or obligation of, or claim or judgment against, the Company or any of the Company’s Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of the operation of business, consistent with past practice, of the Company and its Subsidiaries, (c) that will be discharged or paid off prior to or at the Closing, (d) have arisen in connection with the authorization, preparation, negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and will be disclosed or otherwise taken into account in the notice of Unpaid Transaction Expenses to be delivered to Acquiror by the Company pursuant to
Section
 2.4(a)(ii)
or (e) which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.10
Litigation
and
Proceedings
. Except as set forth on Section 4.10 of the Company Disclosure Letter, as of the date of this Agreement (a) there are no pending or, to the knowledge of the Company, threatened, lawsuits, actions, suits, judgments, claims, proceedings or any other Actions (including any investigations or inquiries initiated, pending or threatened) by any Governmental Authority, or other pending or, to the knowledge of the Company, threatened proceedings at law or in equity (collectively, “
Legal Proceedings
”), against the Company or any of the Company’s Subsidiaries or their respective properties or assets; and (b) there is no outstanding Governmental Order imposed upon the Company or any of the Company’s Subsidiaries; nor are any properties or assets of the Company or any of the Company’s Subsidiaries’ respective businesses bound or subject to any Governmental Order, except in the case of each of clauses (a)
 and
(b)
, as would not be, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.
Section 4.11
Legal Compliance
.
(a)    Each of the Company and its Subsidiaries is, and for the prior three (3) years preceding the date of this Agreement has been, in compliance with applicable Law, except where the failure to be in compliance has not been, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(b)    The Company and its Subsidiaries maintain a program of policies, procedures, and internal controls reasonably designed and implemented to (i) prevent the use of the products and services of the Company and its Subsidiaries in a manner that violates applicable Law, and (ii) otherwise provide reasonable assurance that violations of applicable Law by any of the Company’s or its Subsidiaries’ directors, officers, employees or its or their respective agents, representatives or other Persons, acting on behalf of the Company or any of the Company’s Subsidiaries, will be prevented, detected and deterred.
(a)    This
Section
 4.11
does not relate to (i) ERISA or other Laws regarding employee benefit or labor matters, which are governed by
Section
 4.13
, (ii) Environmental Laws, which are governed by
Section
 4.23
, (iii) labor matters, which are governed by
Section
 4.14
, (iv) Tax Laws and Permits, which are governed by
Sections
4.6
,
4.13
and
4.15
, (v) the Anti-Bribery Laws or Sanctions, which are governed by
Section
 4.25
and
Section
 4.26
, and (vi) Laws regarding Privacy/Cybersecurity Requirements, which are governed by
Section
 4.22
.
Section 4.12
Contracts; No Defaults
.
(a)    Section 4.12(a) of the Company Disclosure Letter contains a listing of all Contracts described in clauses (i)
 through
(xiv)
(the “
Material Contracts
”) below to which, as of the date of this Agreement, the Company or any of the Company’s Subsidiaries is a party or by which they are bound, other than a Company Benefit Plan. True, correct and complete copies of the Contracts listed on Section 4.12(a) of the Company Disclosure Letter have been previously made available to Acquiror or its agents or representatives, together with all amendments thereto.

(i)    any Contract that is an agreement with a Governmental Authority, other than in the ordinary course;
(ii)    each Contract evidencing outstanding Indebtedness of the Company or any of its Subsidiaries (including any Warehouse Line and any other Contract evidencing Funding Indebtedness), in each case in an aggregate amount thereunder in excess of $100,000,000;
(iii)    any Contract with a third party establishing any joint venture, partnership, strategic alliance or other collaboration (which includes the sharing of the Company’s revenues or profits, in each case, that are material to the Company and its Subsidiaries, taken as a whole;
(iv)    each Contract entered into on or after December 31, 2018 that involves the acquisition or disposition of capital stock or other equity interests of another Person, whether by merger, consolidation or otherwise;
(v)    each Subservicing Agreement involving Mortgage Loans in aggregate amounts in excess of $1,000,000;
(vi)    any Contract that contains an existing obligation (contingent or otherwise) to pay any material amounts in respect of indemnification obligations, purchase price adjustment, earn-outs, backend payment or similar obligation, in all cases in connection with any completed acquisition or disposition by the Company;
(vii)    each Contract that prohibits the Company or any of its Subsidiaries from engaging in any line of business or competing with any Person or in any geographic area in any material respect, in each case, excluding confidentiality agreements and agreements that contain confidentiality or non-solicitation
covenants entered into in the ordinary course;
(viii)    each Contract pursuant to which the Company or any of the Company’s Subsidiaries (A) grants to a third Person the right to use material Intellectual Property of the Company and its Subsidiaries (other than those non-exclusive
rights granted in the ordinary course of business pursuant to standardized terms that have been made available to Acquiror or its agents or representatives) or (B) is granted by a third Person the right to use Intellectual Property that is material to the business of the Company and its Subsidiaries (other than Contracts granting non-exclusive
rights to use commercially available
off-the-shelf
software);
(ix)    any Contract (other than those made in the ordinary course of business) providing for: (A) the grant of any preferential rights to purchase or lease any asset of the Company or any of its Subsidiaries; or (B) any right (exclusive or non-exclusive)
to sell or distribute any material product or service of the Company or any of its Subsidiaries;
(x)    each Contract with an employee or individual consultant of the Company or its Subsidiaries that provides for annual compensation in excess of $300,000, other than at will agreements that can be terminated at any time for any legal reason without material severance or similar liability to the Company or any of its Subsidiaries;
(xi)    each Investor Agreement pursuant to which the Company has sold an aggregate of more than 5% of the aggregate amount of Mortgage Loans sold since December 31, 2018; and
(xii)    each Servicing Agreement pursuant to which the Company has Serviced an aggregate of more than 5% of the aggregate amount of Mortgage Loans sold since December 31, 2018;
(xiii)    Contracts (other than Company Benefit Plans, employment agreements, employee confidentiality and invention assignment agreements, individual consulting or advisor agreements, equity or incentive equity documents and Governing Documents) between the Company and its Subsidiaries, on the one hand, and Affiliates of the Company or any of the Company’s Subsidiaries (other than the Company or any of the Company’s Subsidiaries), the current executive officers and directors (or equivalents) of the Company or any of the Company’s Subsidiaries, the Major Company Stockholders or any of the Company’s Subsidiaries, or a member of the immediate family of the foregoing Persons, on the other hand (collectively, “
Affiliate
Agreements
”); and
(xiv)    the Contract listed in
Section
 4.12(a)(xv)
of the Company Disclosure Letter.
(b)    Except for any Material Contract that will terminate upon the expiration of the stated term thereof prior to the Closing Date and except as otherwise would not be expected to be material to the Company and its Subsidiaries, taken as a whole, all Material Contracts listed pursuant to
Section
 4.12(a)
in the Company Disclosure Letter are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Company or the Subsidiary of the Company party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not be material to the Company and its Subsidiaries, taken as a whole, (x) the Company and its Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Material Contracts listed pursuant to
Section
 4.12(a)
, and neither the Company, the Company’s Subsidiaries, nor, to the knowledge of the Company, any other party thereto is in material breach of or default under any such Material Contract, (y) during the last twelve (12) months prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written claim or written notice of termination or breach of or default under any such Contract, and (z) to the knowledge of the Company, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Material Contract by the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).
Section 4.13
Company Benefit Plans
.
(a)
Section 4.13(a)
of the Company Disclosure Letter sets forth a complete list, as of the date of this Agreement, of each material Company Benefit Plan. The term “
Company Benefit Plan
” means each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“
ERISA
”), whether or not subject to ERISA, and any other employment, bonus, incentive or deferred compensation, employee loan, note or pledge agreement, equity or equity-based compensation, severance, termination, retention, change in control, health, welfare, pension, retirement, supplemental retirement, profit-sharing, retiree health, fringe benefit or other benefit or compensation plan, policy, program, agreement or arrangement, in each case, which are currently maintained, sponsored, contributed to or required to be contributed to by the Company or any of the Company’s Subsidiaries for the benefit of any current or former director, officer, or employee, or to which the Company or any of the Company’s Subsidiaries is a party or has or may have any liability (whether actual or contingent), and, in each case, whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable law and maintained by any Governmental Authority. With respect to each material Company Benefit Plan, the Company has made available to Acquiror, to the extent applicable, true, complete and correct copies of (A) the plan document, including all amendments thereto (or, if not written a written summary of its material terms), (B) the most recent summary plan description, including any summary of material modifications thereto, (C) the most recent annual report (Form 5500 series) filed with the IRS with respect to such Company Benefit Plan, (D) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, and (E) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan.
(b)    Except as set forth on Section 4.13(b) of the Company Disclosure Letter, (i) each Company Benefit Plan has been established, operated and administered in material compliance with its terms and all applicable Laws, including ERISA and the Code; (ii) all contributions, premiums or payments required to be made with respect to any Company Benefit Plan on or before the date of this Agreement have been timely made or have been properly accrued and reflected in the Company’s financial statements to the extent required by GAAP in all material respects; (iii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification or may rely upon an opinion letter for a prototype plan and, to the knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan; (iv) to the knowledge of the Company, there has not been any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan; (v) neither the Company nor any Company Subsidiary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan; and (vi) with respect to any Company Benefit Plan no event has occurred that could reasonably be expected to result in the imposition of an excise tax upon the Company or any of its ERISA Affiliates or Subsidiaries under Chapter 43 of the Code.
(c)    No Company Benefit Plan is, and neither the Company or any of its Subsidiaries nor any ERISA Affiliate has at any time within the previous six (6) years preceding the date of this Agreement sponsored, maintained or contributed to, been required to contribute to, or had any actual or contingent liability with respect to (i) a multiemployer pension plan (as defined in Section 3(37) of ERISA), (ii) a plan that is subject to Title IV of ERISA, (iii) a plan that has two or more contributing sponsors that are not ERISA Affiliates or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).
(d)    With respect to each Company Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, except as would not be, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.
(e)    No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than coverage mandated by Section 4980B of the Code or any similar Law.
(f)    Except as set forth on Section 4.13(f) of the Company Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will, either alone or in combination with another event(s), (i) entitle any current or former employee, officer or other individual service provider of the Company or any Subsidiary of the Company to any severance pay, bonus or any other compensation or benefits payable or to be provided by the Company or any Subsidiary of the Company , (ii) accelerate the time of payment or vesting, trigger any payment or funding (through a grantor trust or otherwise), or increase the amount of compensation or benefits due any such current or former employee, officer or other individual service provider by the Company or any Subsidiary of the Company, or (iii) forgive any indebtedness.
(g)    Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will, either alone or in combination with another event(s), result in any “excess parachute payment” under Section 280G of the Code. No Company Benefit Plan provides for a Tax gross-up,
make whole or similar payment with respect to the Taxes imposed under Section 409A or 4999 of the Code.
(h)    With respect to each Company Benefit Plan subject to the Laws of any jurisdiction outside the United States, (i) all employer contributions to each such Company Benefit Plan required by Law or by the terms of such Company Benefit Plan have been made, (ii) each such Company Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and, to the knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Company Benefit Plan that would reasonably be expected to adversely affect any such approval or good standing, and (iii) each such Company Benefit Plan required to be fully funded or fully insured, is fully funded or fully insured, on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Laws. Each Company Benefit Plan subject to the Laws of any jurisdiction outside the United States which provides retirement benefits is a defined contribution plan.
(i)    All Company Awards have been granted in accordance with applicable Law and the terms of the applicable Company Incentive Plan. All Company Awards are evidenced by award agreements in substantially the forms made available to Acquiror or if any individual award agreements contain terms that materially deviate from such form, copies of such individual award agreements. Each grant of an Option was validly issued and either properly approved by or issued pursuant to an Option properly approved by the Board of Directors of the Company (or appropriate committee thereof) as of the applicable date of grant. Each Option has been granted with an exercise price that is no less than the fair market value of the underlying Company Common Stock on the date of grant.
Section 4.14
Labor Relations; Employees
.
(a)    Except as set forth on Section 4.14(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or any similar agreement, no such agreement is being negotiated by the Company or any of the Company’s Subsidiaries, and no labor union or any other employee representative body (the “
Employee Representative
”) has requested or, to the knowledge of the Company, has sought to represent any of the employees of the Company or its Subsidiaries.
(b)    Except as set forth on Section 4.14(b) of the Company Disclosure Letter, there is no Employee Representative which must be notified or consulted in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. To the knowledge of the Company, there is no labor organization activity involving any employees of the Company or any of its Subsidiaries. In the past three (3) years preceding the date of this Agreement, there has been no strike, slowdown, work stoppage, unfair labor claim, lockout or other material labor dispute against or affecting the Company or any Subsidiary of the Company.
(c)    Each of the Company and its Subsidiaries are, and have been for the past three (3) years preceding the date of this Agreement, in compliance with all applicable Laws respecting labor and employment in all material respects including, but not limited to, all Laws respecting terms and conditions of employment, health and safety, wages and hours (including minimum wage and payment of overtime), meal and rest breaks, holiday pay and the calculation of holiday pay, working time, employee classification (with respect to both exempt vs.
non-exempt
status and employee vs. independent contractor and worker status), child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity and equal pay, plant closures and layoffs, affirmative action, workers’ compensation, and labor relations. The Company and its Subsidiaries have in their files a Form
I-9
that, to the knowledge of the Company, was completed in accordance with applicable Law in all material respects for each employee for whom such form was required under applicable Law.
(d)    Except as set forth on Section 4.14(d) of the Company Disclosure Letter, as of the date of this Agreement, and in the past three (3) years preceding the date of this Agreement,] there are no pending or, to the knowledge of the Company, threatened lawsuits, actions, suits, judgements, claims proceedings under any labor and employment Laws against the Company or any of the Company’s Subsidiaries, except as would not be, or would not reasonably be expected to be, material to the Company and its Subsidiaries taken as a whole. In the past three (3) years preceding the date of this Agreement, the Company and its Subsidiaries have not received (i) notice of any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Authority against them, (ii) notice of any complaints, audits, grievances or arbitrations arising out of any collective bargaining agreement, (iii) notice of any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, or (iv) notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, except in each case as would not be, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.
(e)    Neither the Company nor any of the Company’s Subsidiaries is party to a settlement agreement with a current or former officer, employee or individual independent contractor of the Company or any of the Company’s Subsidiaries that that has outstanding unfulfilled obligations in excess of $100,000 involves allegations relating to sexual harassment, sexual misconduct or discrimination by either (i) an officer of the Company or any of the Company’s Subsidiaries or (ii) an employee of the Company or any of the Company’s Subsidiaries at the level of Vice President or above. To the knowledge of the Company, in the last three (3) years preceding the date of this Agreement, no Legal Proceedings alleging sexual harassment, sexual misconduct or discrimination have been made against (i) an officer of the Company or any of the Company’s Subsidiaries or (ii) an employee of the Company or any of the Company’s Subsidiaries at the level of Vice President or above.
(f)    In the past four (4) years preceding the date of this Agreement, the Company has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988 (the “
WARN Act
”), or any similar foreign, state or local Law, and no such action will be implemented without advance notification to Acquiror.
(g)    The Company delivered to Acquiror an Employee Census prior to the date hereof that was true, correct and complete in all material respects as of the date on which it is delivered.
(h)    Neither the Company nor any of its Subsidiaries is liable for any material delinquent payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority (other than the United States) in violation of a statutory obligation, or with respect to any material unemployment compensation benefits, social security, insurance, work or other statutory benefits or obligations including gratuity payments and provident fund contributions, in each case required by any Governmental Authority (other than the United States) (other than routine payments to be made in the normal course of business and consistent with past practice).
Section 4.15
Taxes
.
(a)    All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and all amounts of Taxes due and payable (whether or not shown on any Tax Return) have been paid.
(b)    The Company and each of its Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.
(c)    There are no Liens for Taxes (other than Permitted Liens) upon the property or assets of the Company or any of its Subsidiaries.
(d)    No claim, assessment, deficiency or proposed adjustment for any amount of Tax has been asserted or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unpaid.

(e)    There are no Tax audits or other examinations by a Governmental Authority of the Company or any of its Subsidiaries presently in progress, nor has the Company or any of its Subsidiaries been notified in writing by a Governmental Authority of (nor to the knowledge of the Company has there been) any request or threat for such an audit or other examination.
(f)    There are no waivers, extensions or requests by a Governmental Authority for any waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries.
(g)    Neither the Company nor any of its Subsidiaries has made a request for an advance tax ruling, request for technical advice, a request for a change of any method of accounting or any similar request that is in progress or pending with any Governmental Authority with respect to any Taxes.
(h)    Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax indemnification or Tax sharing agreement.
(i)    Neither the Company nor any of its Subsidiaries has been a party to any transaction treated by the parties as a distribution of stock qualifying for
Tax-free
treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.
(j)    Neither the Company nor any of its Subsidiaries (i) is liable for Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation
Section 1.1502-6
or any similar provision of state, local or foreign Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts not primarily related to Taxes) or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is the Company or any of its Subsidiaries.
(k)    No written claim has been made to the Company or any of its Subsidiaries by any Governmental Authority where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.
(l)    Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code.
(m)    Neither the Company nor any of its Subsidiaries will be required to include any material amount in taxable income, exclude any item of deduction or loss from taxable income, incur any liability for Taxes, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) or open transaction disposition made prior to the Closing, (ii) prepaid amount received or deferred revenue recognized prior to the Closing, (iii) change in method of accounting made prior to the Closing, (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing or (v) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any similar provision of state, local or foreign Law).
(n)    The Company has not taken any action, nor to the knowledge of the Company or any of its Subsidiaries are there any facts or circumstances, that could reasonably be expected to prevent the Mergers, taken together, from constituting an integrated transaction described in Rev. Rul. 2001- 46,
2001-2
C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations. The Company has not been, is not, and immediately prior to the First Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(o)    The knowledge of the Company, all holders of Restricted Stock Awards who have filed an election pursuant to Section 83(b) of the Code in respect of such Restricted Stock Awards have timely filed such elections.
Section 4.16
Brokers’ Fees
. Except as set forth on Section 4.16 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by the Company, any of the Company’s Subsidiaries’ or any of their Affiliates for which Acquiror, the Company or any of the Company’s Subsidiaries has any obligation.
Section 4.17
Insurance
.
Section
 4.17
of the Company Disclosure Letter contains a list of, as of the date of this Agreement, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, fidelity bond, surety bond and other forms of insurance held by, or for the benefit of, the Company or any of the Company’s Subsidiaries as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date of this Agreement have been previously made available to Acquiror. All such policies are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received by the Company or any of the Company’s Subsidiaries with respect to any such policy. Except as set forth on Section 4.17 of the Company Disclosure Letter, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last twelve (12) months.
Section 4.18
Permits
.
(a)    Each of the Company and its Company Subsidiaries is in possession of all material Permits necessary for the Company or such Subsidiary, as applicable, to own, lease and operate its properties or to carry on its business as it is now being conducted (the “
Company Permits
”) in compliance with all applicable Laws, except where the failure to have such Company Permits would not be material to the Company and its Subsidiaries, taken as a whole. All such Company Permits are valid and in full force and effect, except as would not be material to the Company and its Subsidiaries, taken as a whole. There are no Actions pending, or to the knowledge of the Company, threatened that seek the revocation, cancellation, suspension or adverse modification of any Company Permit, in each case which revocation, cancellation, suspension or adverse modification would, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.
(b)    Each employee of the Company and its Subsidiaries whose job function requires the employee to have a Permit is in possession of all material Permits necessary for that employee to carry on employee’s job function as it is now being conducted (the “
Employee Permits
”) in compliance with all applicable Laws, except where the failure to have such Employee Permits would not be material to the Company and its Subsidiaries, taken as a whole. All such Employee Permits are valid and in full force and effect, except as would not be material to the Company and its Subsidiaries, taken as a whole. There are no Actions pending, or to the knowledge of the Company, threatened that seek the revocation, cancellation, suspension or adverse modification of any Employee Permit, in each case which revocation, cancellation, suspension or adverse modification would, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.
(c)    To the extent required by Applicable Requirements and except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company is approved by and is in good standing to originate and/or service, as applicable: (i) as a supervised mortgagee by the HUD with respect to Title I FHA mortgage loans; (ii) as a GNMA I and II Issuer by the Government National Mortgage Association; (iii) by the VA with respect to VA loans; and (iv) as a seller/servicer by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation with respect to conventional residential mortgage loans]. Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company has complied with all requirements in connection with such Company Permits and such Company Permits are in full force and effect and no suspension or cancellation of any of them has been threatened. The Company has not received any written notice or other written communication from any Governmental Authority identified in this Section 4.18(c) that such Governmental Authority intends to terminate or restrict the Company’s status as an approved participant in its programs involving the businesses for which the Company is as of the date of this Agreement registered, approved or authorized. The Company is properly licensed and qualified to do business and in good standing in each jurisdiction in which such licensing and qualification is necessary to act under any Servicing Agreement and applicable Law, and qualified to act under each Servicing Agreement, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(d)    Except as would not be material to the Company and its Subsidiaries, taken as a whole, all Custodial Accounts required to be maintained by the Company, or that are or have been maintained by or on behalf of the Company by any subservicer or other Person, are and, since December 31, 2018, have been, maintained in accordance with Applicable Requirements in all material respects, including Insurer requirements.
Section 4.19
Equipment and Other Tangible Property
. The Company or one of its Subsidiaries owns and has good title to, and has the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other tangible property reflected on the books of the Company and its Subsidiaries as owned by the Company or one of its Subsidiaries, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets of the Company and its Subsidiaries are structurally sound and in good operating condition and repair (ordinary wear and tear expected) and are suitable for their present use.
Section 4.20
Real Property
.
(a)    Section 4.20 of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Leased Real Property and all Real Property Leases (as hereinafter defined) pertaining to such Leased Real Property. With respect to each parcel of material Leased Real Property:
(i)    The Company or one of its Subsidiaries holds a good and valid leasehold estate in, subleasehold, license, or other use and occupancy such Leased Real Property, free and clear of all Liens, except for Permitted Liens.
(ii)    The Company and its Subsidiaries have delivered to Acquiror true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in and to such Leased Real Property by or to the Company and its Subsidiaries, including all amendments, terminations and modifications thereof (collectively, the “
Real
Property
Leases
”), and none of such Real Property Leases have been modified in any material respect, except to the extent that such modifications have been disclosed by the copies delivered to Acquiror.
(iii)    The Company and its Subsidiaries are in material compliance with all Liens, encumbrances, easements, restrictions, and other matters of record affecting such Leased Real Property, and neither the Company nor any of the Company’s Subsidiaries has received any written notice alleging any default or breach under any of such Liens, encumbrances, easements, restrictions, or other matters and, to the knowledge of the Company, no default or breach, nor any event that with notice or the passage of time would result in a default or breach, by any other contracting parties has occurred thereunder. To the knowledge of the Company, there are no material disputes or defaults with respect to such Real Property Leases. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has exercised or given any notice of exercise of, nor has any lessor or landlord exercised or given any notice of exercise by such party of, any option, right of first offer or right of first refusal contained in any such Real Property Lease.
(iv)    Neither the Company nor any of its Subsidiaries have received written notice of any current condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of such Leased Real Property.

(v)    Neither the Company nor any of its Subsidiaries use or occupy any real property material to the business other than such Leased Real Property.
(b)    None of the Company or any of its Subsidiaries owns any land (“
Owned
Land
”).
Section 4.21
Intellectual Property
.
(a)    Section 4.21(a) of the Company Disclosure Letter lists each item of Intellectual Property that is registered or applied-for
with a Governmental Authority or domain name registrar and is owned by the Company or any of the Company’s Subsidiaries as of the date of this Agreement (“
Company Registered Intellectual Property
”). The Company or one of the Company’s Subsidiaries is the sole and exclusive beneficial and record owner of all of the items of Company Registered Intellectual Property, and all such items that are registered or issued are subsisting and unexpired, and to the knowledge of the Company, valid and enforceable.
(b)    Except as would not be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), or has a valid right to use, all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries in substantially the same manner as such business has been operated during the twelve (12) months prior to the date of this Agreement.
(c)    Except as would not be expected to be material to the Company and its Subsidiaries taken as a whole, (i) the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property of any third Person (provided that, with respect to patents, the foregoing representation is being made to the knowledge of the Company), and (ii) there is no Action (including any cease and desist letters or invitations to take a patent license) pending to which the Company or any of the Company’s Subsidiaries is a named party, or to the knowledge of the Company, that is threatened in writing, alleging the Company’s or its Subsidiaries’ infringement, misappropriation or other violation of any Intellectual Property of any third Person.
(d)    To the knowledge of the Company (i) no Person is infringing upon, misappropriating or otherwise violating any material Intellectual Property owned by the Company or any of the Company’s Subsidiaries in any material respect, and (ii) in the three (3) years preceding the date of this Agreement, the Company and its Subsidiaries have not sent to any Person any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any material Intellectual Property of the Company or any of its Subsidiaries.
(e)    The Company and its Subsidiaries take commercially reasonable measures to protect the confidentiality of trade secrets included in their Intellectual Property that are material to the business of the Company and its Subsidiaries. There has not been any unauthorized disclosure of or unauthorized access to any material trade secrets of the Company or any of the Company’s Subsidiaries to or by any Person in a manner that has resulted or may result in the misappropriation of, or loss of such trade secrets.
(f)    With respect to the software used in the business of the Company and its Subsidiaries, to the knowledge of the Company, no such software contains any undisclosed or hidden device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or any “back door,” “time bomb”, “Trojan horse,” “worm,” “drop dead device,” or other malicious code or routines that permit unauthorized access or the unauthorized disablement or erasure of such or other software or information or data (or any parts thereof) of the Company or its Subsidiaries or customers of the Company and its Subsidiaries, in each case, except as would not be expected to be material to the Company and its Subsidiaries, taken as a whole.
(g)    The Company’s and its Subsidiaries’ use and distribution of Open Source Materials is in material compliance with all Open Source Licenses applicable thereto. Except as would not be expected to be material to the Company and its Subsidiaries taken as a whole, neither the Company, nor any Subsidiary of the Company has used any Open Source Materials in a manner that requires any software or Intellectual Property owned by the Company or any of the Company’s Subsidiaries to be subject to Copyleft Licenses.
(h)    Each current or former employee, consultant and independent contractor who has developed any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries has executed and delivered to the Company or the Company’s Subsidiary proprietary information, confidentiality and assignment agreements substantially in the Company’s standard forms that have been made available to Acquiror.
Section 4.22
Privacy and Cybersecurity
.
(a)    The Company and its Subsidiaries maintain, and during the three (3) years preceding the date of this Agreement, have adopted, implemented and maintained, a data privacy and security compliance program that (i) complies in all material respects with all applicable Privacy/Cybersecurity Requirements; (ii) protects the Company’s information technology systems in its possession and control against reasonably anticipated threats, hazards to their security and the unauthorized use or disclosure of thereof; and (iii) includes commercially reasonable plans, policies, procedures and administrative, technical and physical safeguards designed for the integrity, operation, redundancy, disaster recovery and security of their information technology systems.
(b)    The Company and its Subsidiaries are in compliance in all material respects with (i) all applicable Privacy/Cybersecurity Requirements, (ii) the Company’s and its Subsidiaries’ publicly facing privacy policies, and (iii) the Company’s and its Subsidiaries’ contractual obligations concerning cybersecurity, data security and the security of the Company’s and each of its Subsidiaries’ information technology systems.
(c)    There are no Actions by any Person (including any Governmental Authority) pending as of the date of this Agreement to which the Company or any of the Company’s Subsidiaries is a named party or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries, alleging a violation of any third Person’s privacy or personal information rights.
(d)    During the three (3) years preceding the date of this Agreement, (i) there have been no material breaches of the security of the information technology systems of the Company and its Subsidiaries, and (ii) there have been no disruptions in any information technology systems that materially adversely affected the Company’s and its Subsidiaries’ business or operations. The Company and its Subsidiaries take commercially reasonable and legally compliant measures designed to protect confidential or personally identifiable information in its possession or control against unauthorized access, use, modification, disclosure or other misuse, including through administrative, technical and physical safeguards, in each case, except as would not be expected to be material to the Company and its Subsidiaries, taken as a whole.
(e)    The consummation of the transactions contemplated hereby shall not breach or otherwise cause any violation in any material respect of any Privacy/Cybersecurity Requirements.
Section 4.23
Environmental Matters
.
(a)    The Company and its Subsidiaries are and, except for matters which have been fully resolved, have been in material compliance with all Environmental Laws.
(b)    There has been no material release of any Hazardous Materials by the Company or its Subsidiaries (i) at, in, on or under any Leased Real Property or in connection with the Company’s and its Subsidiaries’ operations off-site
of the Leased Real Property or (ii) to the knowledge of the Company, at, in, on or under any formerly owned or Leased Real Property during the time that the Company owned or leased such property or at any other location where Hazardous Materials generated by the Company or any of the Company’s Subsidiaries have been transported to, sent, placed or disposed of.

(c)    Neither the Company nor its Subsidiaries are subject to any current Governmental Order relating to any material non-compliance
with Environmental Laws by the Company or its Subsidiaries or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.
(d)    No material Legal Proceeding is pending or, to the knowledge of the Company, threatened with respect to the Company’s and its Subsidiaries’ compliance with or liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis of such a Legal Proceeding.
(e)    The Company has previously made available to Acquiror all material environmental reports, assessments, audits and inspections and any material communications or notices from or to any Governmental Authority concerning any material non-compliance
of the Company or any of the Company’s Subsidiaries with, or liability of the Company or any of the Company’s Subsidiaries under, Environmental Law.
Section 4.24
Absence of Changes
. From the date of the most recent balance sheet included in the Financial Statements to the date of this Agreement, there has not been any Company Material Adverse Effect.
Section 4.25
Anti-Corruption Compliance
.
(a)    For the past five (5) years preceding the date of this Agreement, neither the Company, any of its Subsidiaries, nor, to the knowledge of Company, any director, officer, employee or agent acting on behalf of the Company or any of the Company’s Subsidiaries, has directly or indirectly offered or given anything of value to: (i) any Government Official or (ii) any other Person in violation of the Anti-Bribery Laws.
(b)    Any and all Governmental Authorizations held or obtained by the Company or its Subsidiaries have not been procured in violation of the Anti-bribery Laws.
(c)    To the knowledge of the Company, as of the date of this Agreement, there are no current or pending internal investigations, third party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations or information concerning possible material violations of the Anti-Bribery Laws related to the Company or any of the Company’s Subsidiaries.
Section 4.26
Sanctions and International Trade Compliance
.
(a)    The Company and its Subsidiaries (i) are, and have been for the past five (5) years preceding the date of this Agreement, in compliance in all material respects with all International Trade Laws and Sanctions Laws, and (ii) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for the import, export, re-
export, deemed export, deemed
re-export,
or transfer required under the International Trade Laws and Sanctions Laws (the “
Export
Approvals
”). There are no pending or, to the knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against the Company or any of the Company’s Subsidiaries related to any International Trade Laws or Sanctions Laws or any Export Approvals.
(b)    None of the Company, any of its Subsidiaries or any of their respective directors or officers, or to the knowledge of the Company, employees or any of the Company’s or its Subsidiaries’ respective agents, representatives or other Persons acting on behalf of the Company or any of the Company’s Subsidiaries, (i) is, or has during the past five (5) years preceding the date of this Agreement, been a Sanctioned Person or (ii) has transacted business directly or knowingly indirectly with any Sanctioned Person or in or with any Sanctioned Country in violation of Sanctions Laws.
Section 4.27
Critical Technologies
The Company does not produce, design, test, manufacture, fabricate, or develop one or more “critical technologies” (as defined in 31 C.F.R. § 800.215) not otherwise eligible for export,

reexport, or transfer (in country) pursuant to License Exception ENC of the Export Administration Regulations (15 C.F.R. § 740.17) such that a filing with the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. § 800.401(c).
Section 4.28
Information Supplied
. To the knowledge of the Company, none of the information supplied or to be supplied by the Company or any of the Company’s Subsidiaries specifically in writing for inclusion in the Registration Statement will, at the date on which the Proxy Statement/Information Statement/Registration Statement is first mailed to the Acquiror Shareholders or at the time of the Acquiror Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;
it
being
understood
Company is making no representation with respect to third party data included in the Proxy Statement/Information Statement/Registration Statement.
Section 4.29
Mortgage Loans.
(a)    The Credit Policies and Servicing Policies have been designed to comply in all material respects with the applicable Agency Guides, applicable Law and Applicable Requirements. The Company has endeavored to follow all such Credit Policies and Servicing Policies, except as would not be material to the Company and its Subsidiaries, taken as a whole. The Company has made true and correct copies of all of its and its Subsidiaries’ Credit Policies and Servicing Policies, in each case which are material to the Company and its Subsidiaries, taken as a whole, available to Acquiror prior to the date of this Agreement.
(b)    Since December 31, 2018, there have been no Actions against the Company relating to (i) any failure to comply with the Applicable Requirements in connection with the underwriting, origination, Servicing or sale of any Mortgage Loan, or (ii) the rescission of any insurance or guaranty Contract of the Company, in eachse case, except as would not be material to the Company and its Subsidiaries, taken as a whole.
(c)    Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company is a member in good standing of the Mortgage Electronic Registration Systems, Incorporated system.
(d)    Since December 31, 2018, (i) the aggregate outstanding principal amount of Mortgage Loans that the Company or any of its Subsidiaries has repurchased from any Persons pursuant to any Repurchase Obligation, together with all amounts otherwise paid to any other Persons due to a breach or claimed breach of any representation or warranty made by the Company in order to satisfy any Repurchase Obligations to any other Persons (all such amounts for the applicable period collectively, “
Completed Repurchase Obligations
”), is not material to the financial results of the Company and its Subsidiaries, taken as a whole, and (ii) the Company has not received notices that it is in breach of any representation or warranty made by Company or its Subsidiary in connection with the sale, transfer, assignment or conveyance of any Mortgage Loan, or received any requests, notices or demands for the repurchase, indemnification, exercise of a make-whole obligation or similar right with respect to any Mortgage Loan or associated Repurchase Obligation, with respect to Mortgage Loans which would be material to the financial results of the Company and its Subsidiaries, taken as a whole. Except for obligations arising under the Company’s Warehouse Lines, Investor Agreements, Servicing Agreements or sales of Mortgage Servicing Rights, neither the Company nor any of its Subsidiaries is a party to any Contract pursuant to which the Company or its Subsidiary may have any Repurchase Obligations with respect to any Mortgage Loans.
(e)    The Company’s compensation policies and procedures with respect to compensation paid or other incentives made available by the Company to any third party (including, as applicable, a broker or correspondent lender) in connection with any Mortgage Loans are designed to comply with applicable Law and Applicable Requirements. Any deviations from such policies and procedures, individually or in the aggregate, have not and are not expected to have a Company Material Adverse Effect.

(f)    All sales, assignments, conveyances, assignments, purchases, assumptions and related transfers of any Mortgage Loan or Servicing Rights by or to the Company, including any related transfers of Servicing or Servicing Rights, were effected in compliance with all Applicable Requirements at such time, except as would not result in a Company Material Adverse Effect. Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries timely obtained all Governmental Authorizations or Permits in connection with the sale of any Servicing Rights.
(g)    Since December 31, 2018, all of the Company’s and its Subsidiaries’ mortgage backed securities and forward contracts were entered into in accordance in all material respects with all Applicable Requirements.
Section 4.30
No Additional Representation or Warranties.
Except as provided in and this Article IV, neither the Company nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Acquiror or Merger Sub or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or Merger Sub or their Affiliates.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB
Except as set forth in (a) in the case of Acquiror, any Acquiror SEC Filings filed or submitted prior to the date of this Agreement (excluding (i) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (ii) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such Acquiror SEC Filings will be deemed to modify or qualify the representations and warranties set forth in
Section
 5.8
,
Section
 5.12
and
Section
 5.15
), or (b) in the case of Acquiror and Merger Sub, in the disclosure letter delivered by Acquiror and Merger Sub to the Company (the “
Acquiror Disclosure Letter
”) on the date of this Agreement (each section of which, subject to
Section
 11.9
, qualifies the correspondingly numbered and lettered representations in this
Article V
), Acquiror and Merger Sub represent and warrant to the Company as follows:
Section 5.1
Company
Organization
. Each of Acquiror and Merger Sub has been duly incorporated, organized or formed and is validly existing as a corporation or exempted company in good standing (or equivalent status, to the extent that such concept exists) under the Laws of its jurisdiction of incorporation, organization or formation, and has the requisite company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of Acquiror’s Governing Documents and the Governing Documents of Merger Sub, in each case, as amended to the date of this Agreement, previously delivered by Acquiror to the Company, are true, correct and complete. Merger Sub has no assets or operations other than those required to effect the transactions contemplated hereby. All of the equity interests of Merger Sub are held directly by Acquiror. Each of Acquiror and Merger Sub is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to be, individually or in the aggregate, material to Acquiror.
Section 5.2
Due Authorization
.
(a)    Other than the Acquiror Shareholder Approval, each of Acquiror and Merger Sub has all requisite corporate power and authority to (i) execute and deliver this Agreement and the documents contemplated hereby, and (ii) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been

(A) duly and validly authorized and approved by each of the Boards of Directors of Acquiror and Merger Sub, (B) determined by each of the Boards of Directors of Acquiror and Merger Sub as advisable to Acquiror and the Acquiror Shareholders and the sole shareholder of Merger Sub, as applicable, and recommended for approval by the Acquiror Shareholders and the sole shareholder of Merger Sub, as applicable, and (C) duly and validly authorized and approved by Acquiror as the sole shareholder of Merger Sub. No other company or corporate proceeding on the part of Acquiror or Merger Sub is necessary to authorize this Agreement and the documents contemplated hereby (other than the Acquiror Shareholder Approval). This Agreement has been, and at or prior to the Closing, the other documents contemplated hereby will be, duly and validly executed and delivered by each of Acquiror and Merger Sub, and this Agreement constitutes, assuming the due authorization, execution and delivery by the other parties hereto, and at or prior to the Closing, the other documents contemplated hereby will constitute, assuming the due authorization, execution and delivery by the other parties thereto, a legal, valid and binding obligation of each of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms, subject to applicable Bankruptcy and Equity Exceptions.
(b)    Assuming that a quorum (as determined pursuant to Acquiror’s Governing Documents) is present:
(i)    each of those Transaction Proposals identified in
clauses (A)
,
(B)
and
(C)
 of
Section
 8.2(b)
(ii)
shall require approval by an affirmative vote of the holders of at least two-thirds
of the outstanding Acquiror Common Shares entitled to vote, who attend and vote thereupon (as determined in accordance with Acquiror’s Governing Documents) at a shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose;
(ii)    each of those Transaction Proposals identified in
clauses (D)
,
(E)
,
(F)
,
(G)
, and (J) of
Section
 8.2(b)
(ii)
, in each case, shall require approval by an affirmative vote of the holders of at least a majority of the outstanding Acquiror Common Shares entitled to vote, who attend and vote thereupon (as determined in accordance with Acquiror’s Governing Documents) at a shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose;
(c)    The foregoing votes are the only votes of any of Acquiror’s share capital necessary in connection with entry into this Agreement by Acquiror and Merger Sub and the consummation of the transactions contemplated hereby, including the Closing, assuming that the Transaction Proposals identified in clauses (H)
 and
(I)
of
Section
 8.2(b)
(ii)
are not necessary.
(d)    At a meeting duly called and held, the Board of Directors of Acquiror has unanimously approved the transactions contemplated by this Agreement as a Business Combination.
Section 5.3
No
Conflict
. Subject to the Acquiror Shareholder Approval, the execution and delivery of this Agreement by Acquiror and Merger Sub and the other documents contemplated hereby by Acquiror and Merger Sub and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of Acquiror or Merger Sub, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to Acquiror or Merger Sub, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Acquiror or Merger Sub is a party or by which Acquiror or Merger Sub may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien upon any of the properties or assets of Acquiror or Merger Sub, except, in the case of clauses (b)
 through
(d)
, to the extent that the occurrence of the foregoing would not (i) have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror or Merger Sub to enter into and perform their obligations under this Agreement or (ii) be material to Acquiror.

Section 5.4
Litigation and Proceedings
. There are no pending or, to the knowledge of Acquiror, threatened Legal Proceedings against Acquiror or Merger Sub, their respective properties or assets, or, to the knowledge of Acquiror, any of their respective directors, managers, officers or employees (in their capacity as such). There are no investigations or other inquiries pending or, to the knowledge of Acquiror, threatened by any Governmental Authority, against Acquiror or Merger Sub, their respective properties or assets, or, to the knowledge of Acquiror, any of their respective directors, managers, officers or employees (in their capacity as such). There is no outstanding Governmental Order imposed upon Acquiror or Merger Sub, nor are any assets of Acquiror’s or Merger Sub’s respective businesses bound or subject to any Governmental Order the violation of which would, individually or in the aggregate, reasonably be expected to be material to Acquiror. As of the date of this Agreement, each of Acquiror and Merger Sub is in compliance with all applicable Laws in all material respects. For the past three (3) years preceding the date of this Agreement, Acquiror and Merger Sub have not received any written notice of or been charged with the violation of any Laws, except where such violation has not been, individually or in the aggregate, material to Acquiror.
Section 5.5
SEC
Filings
. Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC (collectively, as amended or may be amended after their respective filing dates, the “
Acquiror SEC Filings
”) pursuant to the Exchange Act or the Securities Act. Each of the Acquiror SEC Filings, as of the respective date of its filing, and as of the date of any amendment, except in the case of the accounting treatment of warrants, complied, as to form, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, as applicable, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings filed on or prior to the date of this Agreement. To the knowledge of Acquiror, none of the Acquiror SEC Filings filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.
Section 5.6
Internal Controls; Listing; Financial Statements
.
(a)    Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“
JOBS Ac
t”), Acquiror has established and maintains disclosure controls and procedures (as defined in Rule
13a-15
under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Since February 12, 2021, Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule
13a-15
under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror Financial Statements for external purposes in accordance with GAAP.
(b)    Each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(c)    Since February 12, 2021, Acquiror has complied in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq. The Acquiror Class A Common Stock, Acquiror

Class B Common Stock, Acquiror Warrants and Cayman Acquiror Units are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the Nasdaq. There is no Legal Proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by the Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock, Acquiror Class B Common Stock, Acquiror Warrants or Cayman Acquiror Units, or prohibit or terminate the listing of any of the foregoing on the Nasdaq.
(d)    The Acquiror SEC Filings contain true and complete copies of the audited balance sheet as of December 31, 2020, and statement of operations, cash flow and shareholders’ equity of Acquiror for the period from October 7, 2020 (inception) through December 31, 2020, together with the auditor’s reports thereon (the “
Acquiror
Financial
Statements
”). The Acquiror Financial Statements present (i) fairly present in all material respects the financial position of Acquiror, as at the respective dates thereof, and the results of operations and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.
(e)    There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule
3b-7
under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(f)    Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.
Section 5.7
Governmental Authorities; Consents
. Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of Acquiror or Merger Sub with respect to Acquiror’s or Merger Sub’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act, (b) in connection with the Domestication, the applicable requirements and required approval of the Cayman Registrar, and (c) as otherwise disclosed on Section 5.7 of the Acquiror Disclosure Letter.
Section 5.8
Trust
Account
. As of the date of this Agreement, Acquiror has at least $278,002,869.60 in the Trust Account, such amount including, if applicable, an aggregate of approximately $8,505,100 of deferred underwriting commissions and other fees being held in the Trust Account (the “
Trust Amount
”), such monies invested in United States government securities or money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of March 3, 2021, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “
Trustee
”) (the “
Trust
Agreement
”). Except as set forth in
Section
 5.8
of the Acquiror Disclosure Letter, there are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate or that would entitle any Person (other than shareholders of Acquiror holding Acquiror Common Shares sold in Acquiror’s initial public offering who shall have elected to redeem their shares of Acquiror Common Stock pursuant to Acquiror’s Governing Documents and the underwriters of Acquiror’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account or that otherwise relate to the Trust Account or the funds therein. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. There are no claims or proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. Since March 31, 2021, Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the First Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to Acquiror’s Governing Documents shall terminate, and as of the First Effective Time, Acquiror shall have no obligation whatsoever pursuant to Acquiror’s Governing Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. As of the date of this Agreement, following the First Effective Time, no Acquiror Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Shareholder is exercising an Acquiror Share Redemption. As of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, neither Acquiror or Merger Sub have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror and Merger Sub on the Closing Date. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated.
Section 5.9
Investment Company Act; JOBS Act
. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.
Section 5.10
Absence
of
Changes
. Since March 31, 2021, (a) there has not been any event or occurrence that has had, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror or Merger Sub to enter into and perform their obligations under this Agreement and (b) except as set forth in Section 5.10 of the Acquiror Disclosure Letter, Acquiror and Merger Sub have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practice.
Section 5.11
No Undisclosed Liabilities
. Except for any fees and expenses payable by Acquiror or Merger Sub as a result of or in connection with the consummation of the transactions contemplated hereby, there is no liability, debt or obligation of or claim or judgment against Acquiror or Merger Sub (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (a) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Acquiror SEC Filings, (b) that have arisen since the date of the most recent balance sheet included in the Acquiror SEC Filings in the ordinary course of business of Acquiror and Merger Sub, or (c) which would not be, or would not reasonably be expected to be, material to Acquiror.
Section 5.12
Capitalization of Acquiror
.
(a)    As of the date of this Agreement, the authorized share capital of Acquiror is $55,500.00 divided into (i) 500,000,000 shares of Acquiror Class A Common Stock, 27,800,287 of which are issued and outstanding (subject to all Cayman Acquiror Units separating in full), (ii) 50,000,000 shares of Acquiror Class B Common Stock, of which 6,950,072 shares are issued and outstanding and (iii) 5,000,000 preferred shares of which none and issued and outstanding (clauses (i) and (ii) collectively, the “
Cayman Securities
”). As of immediately prior to the First Effective Time (without giving effect to any subscriptions under the Subscription Agreements or the PIPE Other Subscription Agreement), the authorized share capital of Acquiror will be $325,000.00 divided into (i) 1,750,000,000 shares of Acquiror Class A Common Stock, 34,750,359 of which will be issued and outstanding (subject to all Domesticated Acquiror Units separating in full), (ii) 600,000,000 shares of Acquiror Class B Common Stock, of which 0 shares will be issued and outstanding, (iii) 800,000,000 shares of

Domesticated Acquiror Class C Common Stock, of which 0 shares will be issued and outstanding, and (iv) 100,000,000 shares of blank check preferred stock, of which 0 shares will be issued and outstanding (
clauses (i)
 through
(iv)
, together with the Cayman Securities, the “
Acquiror Securities
”). The foregoing represents all of the issued and outstanding Acquiror Securities. All issued and outstanding Acquiror Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable;
(ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (A) Acquiror’s Governing Documents, and (B) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound.
(b)    Subject to the terms of conditions of the Warrant Agreement, the Acquiror Warrants will be exercisable after giving effect to the Mergers for one share of Acquiror Class A Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) per share. As of the date of this Agreement, 6,950,072 Acquiror Common Warrants (subject to all Cayman Acquiror Units separating in full) and 4,573,372 Acquiror Private Placement Warrants are issued and outstanding. Except as otherwise set forth in the Sponsor Letter, the Acquiror Warrants are not exercisable until the later of (x) March 8, 2022 and (y) thirty (30) days after the Closing. All outstanding Acquiror Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (A) Acquiror’s Governing Documents and (B) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound. Except for the Subscription Agreements, PIPE Other Subscription Agreements, Acquiror’s Governing Documents and this Agreement, there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Securities. Except as disclosed in the Acquiror SEC Filings and except for the Subscription Agreements and PIPE Other Subscription Agreements, Acquiror is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Acquiror Common Stock or any other equity interests of Acquiror.
(c)    Other than in connection with the PIPE Investment and the Subscription Agreements, Acquiror has not granted any outstanding options, stock appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for Acquiror Securities, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Acquiror Securities or the value of which is determined by reference to the Acquiror Securities, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any of its Acquiror Securities.
(d)    The Acquiror Common Stock, when issued in accordance with the terms of this Agreement, shall be duly authorized and validly issued, fully paid and non-assessable
and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, Acquiror’s Governing Documents, or any Contract to which Acquiror is a party or otherwise bound.
(e)    On or prior to the date of this Agreement, Acquiror has entered into the Subscription Agreements. The Subscription Agreements are in full force and effect with respect to, and binding on, Acquiror and, to the knowledge of Acquiror, SoftBank, Sponsor and the Sponsor Guarantor, as applicable, in accordance with their respective terms. To the knowledge of Acquiror the Subscription Agreements have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Acquiror, except for such assignments or transfers contemplated or permitted by the Subscription Agreements in accordance with their respective terms and except for such actions permitted by
Section
 7.10(a)
. The Subscription Agreements are legal, valid and binding obligations of (x) Acquiror and, (y) to the knowledge of Acquiror, SoftBank, Sponsor and the Sponsor Guarantor, as applicable, in each case, assuming the due authorization, execution and delivery by the other parties thereto, and neither the execution or delivery of the Subscription Agreements by Acquiror nor the performance by Acquiror of its obligations under the Subscription Agreements violates or conflicts with any applicable Laws or the Governing Documents of Acquiror. There are no agreements, side letters or arrangements between Acquiror and SoftBank or Sponsor or the Sponsor Guarantor (or their respective Affiliates), as applicable, relating to the Subscription Agreements and, as of the date of this Agreement, Acquiror does not have knowledge of any facts or circumstances that would reasonably be expected to result in any of the conditions set forth in the Subscription Agreements not being satisfied, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Acquiror under any material term or condition of any the Subscription Agreements and, as of the date of this Agreement, Acquiror has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in the Subscription Agreements. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in this Agreement and the Ancillary Agreements, as applicable) to the obligations of SoftBank and Sponsor to contribute to Acquiror the amount set forth in the Subscription Agreement on the respective terms therein.
(f)    No fees, cash consideration or other discounts are payable or have been agreed to be paid by Acquiror or any of its Affiliates (including, from and after the Closing, the Company and its Subsidiaries) to any investor or SoftBank or Sponsor or the Sponsor Guarantor (or their respective Affiliates) in respect of, as applicable, the PIPE Investment or the Subscription Agreements, respectively, except as set forth in the Subscription Agreements that have been previously made available, or any PIPE Other Subscription Agreements made available, to the Company.
(g)    Acquiror has no Subsidiaries apart from Merger Sub, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person.
Section 5.13
Brokers’ Fees
. Except fees described on
Section
 5.13
of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by Acquiror or any of its Affiliates.
Section 5.14
Indebtedness
. Neither Acquiror nor Merger Sub has any Indebtedness.
Section 5.15
Taxes
.
(a)    All material Tax Returns required to be filed by or with respect to Acquiror or Merger Sub have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and all material amounts of Taxes due and payable (whether or not shown on any Tax Return) have been paid.
(b)    There are no Liens for Taxes (other than Permitted Liens) upon the property or assets of Acquiror or Merger Sub.
(c)    No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against Acquiror or Merger Sub that remains unpaid.

(d)    No Tax audit or other examination by a Governmental Authority of Acquiror or Merger Sub is presently in progress, nor has Acquiror been notified in writing of (nor to the knowledge of Acquiror has there been) any request or threat for such an audit or other examination.
(e)    There are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to Taxes of Acquiror or Merger Sub.
(f)    No written claim has been made to Acquiror or Merger Sub by any Governmental Authority where Acquiror or Merger Sub does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.
(g)    Neither Acquiror nor Merger Sub has participated in a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code.
(h)    Neither Acquiror nor Merger Sub will be required to include any material amount in taxable income, exclude any item of deduction or loss from taxable income, incur any liability for Taxes, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) or open transaction disposition made prior to the Closing, (ii) prepaid amount received or deferred revenue recognized prior to the Closing, (iii) change in method of accounting made prior to the Closing, (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing or (v) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any similar provision of state, local or foreign Law).
(i)    Acquiror has not taken any action, nor to the knowledge of Acquiror are there any facts or circumstances, that would reasonably be expected to prevent the Mergers, taken together, from constituting an integrated transaction described in Rev. Rul.
2001-46,
2001-2
C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations. Acquiror has not been, is not, and immediately prior to the First Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.
Section 5.16
Business Activities
.
(a)    Since formation, neither Acquiror or Merger Sub have conducted any business activities other than activities related to Acquiror’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in Acquiror’s Governing Documents or as otherwise contemplated by this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon Acquiror or Merger Sub or to which Acquiror or Merger Sub is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or Merger Sub or any acquisition of property by Acquiror or Merger Sub or the conduct of business by Acquiror or Merger Sub as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to Acquiror or Merger Sub.
(b)    Except for Merger Sub and the transactions contemplated by this Agreement and the Ancillary Agreements, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, Acquiror has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination. Except for the transactions contemplated by this Agreement and the Ancillary Agreements, Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.
(c)    Merger Sub was formed solely for the purpose of effecting the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and has no, and at all times prior to the First Effective Time, except as expressly contemplated by this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.
(d)    Except for this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby (including with respect to expenses and fees incurred in connection therewith), neither Acquiror nor Merger Sub are party to any Contract with any other Person that would require payments by Acquiror or any of its Subsidiaries after the date of this Agreement in excess of $25,000 in the aggregate with respect to any individual Contract, other than Working Capital Loans. As of the date of this Agreement, there are no amounts outstanding under any Working Capital Loans.
(e)    Except as described in the Acquiror SEC Filings or in connection with the PIPE Investment and the Subscription Agreements and the Investor Rights Agreement, there are no transactions, Contracts, side letters, arrangements or understandings between Acquiror or Merger Sub, on the one hand, and (i) any director, officer, employee, stockholder, warrant holder or Affiliate of Acquiror or Merger Sub, (ii) Sponsor or any of its Affiliates or (iii) SoftBank or any of its Affiliates.
(f)    The Estimated Acquiror Transaction Expenses made available by Acquiror to the Company are a good faith estimate as of the date of this Agreement of the Acquiror Transaction Expenses.
Section 5.17
Nasdaq
Stock
Market
Quotation
. The Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq under the symbol “AURC”. The Acquiror Common Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “AURCW”. As of the Closing, after giving effect to the Domestication and the other transactions contemplated by this Agreement (and by the other agreements contemplated hereby) to occur prior to the Closing, the Domesticated Acquiror Class A Common Stock and Domesticated Acquiror Warrants will be registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the Nasdaq. Acquiror is in compliance with the rules of the Nasdaq and there is no Action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by the Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or Acquiror Warrants or terminate the listing of Acquiror Class A Common Stock or Acquiror Warrants on the Nasdaq. None of Acquiror, Merger Sub or their respective Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Class A Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement.
Section 5.18
Acquiror
Shareholders
. No foreign person (as defined in 31 C.F.R. § 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. § 800.244) will acquire a substantial interest in the Company as a result of the Mergers such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. § 800.401(b).
Section 5.19
Registration
Statement,
Proxy
Statement
and
Proxy
Statement/Information
Statement/Registration
Statement
. On the effective date of the Registration Statement, the Registration Statement, and when first filed in accordance with Rule 424(b) of the Securities Act and/or filed pursuant to Section 14A of the Exchange Act, the Proxy Statement and the Proxy Statement/Information Statement/Registration Statement (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the effective date of the Registration Statement, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of any filing in accordance with Rule 424(b) of the Securities Act and/or pursuant to Section 14A of the Exchange Act, the date the Proxy Statement/Information Statement/Registration Statement and the Proxy Statement, as applicable, is first mailed to the Acquiror Shareholders and certain of the Company’s stockholders, as applicable, and at the time of the Acquiror Shareholders’ Meeting, the Proxy Statement/Information Statement/Registration Statement and the Proxy Statement, as applicable, together with any amendments or supplements thereto, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided
,
however
, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Registration Statement, Proxy Statement or the Proxy Statement/Information Statement/Registration Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Company specifically for inclusion in the Registration Statement, Proxy Statement or the Proxy Statement/Information Statement/Registration Statement.
Section 5.20
No Outside Reliance
. Notwithstanding anything contained in this
Article V
or any other provision hereof, each of Acquiror and Merger Sub, and any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in
Article IV
, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in
Article IV
of this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company and its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in
Article IV
, with all faults and without any other representation or warranty of any nature whatsoever.
Section 5.21
Anti-Corruption Compliance
.
(a)     Neither the Acquiror, the Sponsor nor any of their respective Subsidiaries, nor, any of their respective directors, officers, employees or, to the knowledge of the Acquiror, any agent acting on behalf of the Acquiror, Sponsor or any of their respective Subsidiaries, has offered or given anything of value to: (i) any Government Official or (ii) any other Person in violation of the Anti-Bribery Laws.
(b)    To the knowledge of the Acquiror, as of the date of this Agreement, there are no current or pending internal investigations, third party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations or information concerning possible material violations of the Anti-Bribery Laws related to the Acquiror, the Sponsor or any of their respective Subsidiaries.
Section 5.22
Sanctions and International Trade Compliance
.
(a)    The Acquiror, the Sponsor and their respective Subsidiaries are and have been in compliance in all material respects with all International Trade Laws and Sanctions Laws, and (ii) have obtained all required Export Approvals. There are no pending or, to the knowledge of the Acquiror, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against the Acquiror, the Sponsor or any of any of their respective Subsidiaries related to any International Trade Laws or Sanctions Laws or any Export Approvals.
(b)    None of the Acquiror, the Sponsor or any of their respective Subsidiaries, or any of their respective directors, officers or employees, or to the knowledge of the Acquiror, any of the Acquiror’s, Sponsor’s or their respective Subsidiaries’ respective agents, representatives or other Persons acting on behalf of the Acquiror, the Sponsor or any of their respective Subsidiaries, (i) is, or has during the past been, a Sanctioned Person or (ii) has transacted business directly or knowingly indirectly with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions Laws.
Section 5.23
No
Additional Representation
or
Warranties
. Except as provided in this
Article V
, neither Acquiror nor Merger Sub nor any their respective Affiliates, nor any of their respective directors, managers, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company or its Affiliates. Without limiting the foregoing, the Company acknowledges that the Company and its advisors, have made their own investigation of Acquiror, Merger Sub and their respective Subsidiaries and, except as provided in this
Article V
, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror, Merger Sub or any of their respective Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of Acquiror, Merger Sub and their respective Subsidiaries as conducted after the Closing, as contained in any materials provided by Acquiror, Merger Sub or any of their Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or representatives or otherwise.
ARTICLE VI
COVENANTS OF THE COMPANY
Section 6.1
Conduct of Business
. From the date of this Agreement through the earlier of the Closing or valid termination of this Agreement pursuant to
Article X
(the “
Interim Period
”), the Company and its Subsidiaries shall, except as otherwise required or permitted by this Agreement (including pursuant to any Ancillary Agreement), consented to in advance in writing by Acquiror, which consent shall not be unreasonably withheld, conditioned or delayed, required by any Law, Governmental Order or other directive by a Governmental Authority (including any
COVID-19
Measures), or set forth on
Section
 6.1
of the Company Disclosure Letter:
(a)    use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice in all material respects;
provided
, that, in the case of actions that are taken (or omitted to be taken) reasonably in response to an emergency or urgent condition or conditions arising from
COVID-19
or legal requirements related to
COVID-19,
the Company and its Subsidiaries shall not be deemed to be acting outside of the ordinary course of business consistent with past practice, so long as such actions or omissions are reasonably designed to protect the health or welfare of the Company’s employees, directors, officers or agents or to meet legal requirements;
(b)    not, directly or indirectly, effect any of the following;
(i)    make any change in or amendment to the Company’s Governing Documents, or adopt a plan of liquidation, restructuring, recapitalization, dissolution or winding up of the Company or any Subsidiary (other than as contemplated in connection with the Preferred Stock Conversion);
(ii)    other than in the ordinary course of business consistent with past practice, form or establish a Subsidiary;

(iii)    (A) make, declare or pay any dividend or distribution to any equityholder (other than repurchases of Restricted Stock Awards upon termination of service with any employee or other individual service provider pursuant to the underlying award agreements in effect on the date of this Agreement or evidencing an award that is not granted in breach of
Section
 6.1(b)(xi)
), (B) effect any recapitalization, reclassification, split, combination or other change in its capitalization, including any amendment to the terms of its shares, (C) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of Company Capital Stock or convertible securities (other than (x) in accordance with the Preferred Stock Conversion, or (y) pursuant to the exercise of Options or Company Warrants, the settlement of Restricted Stock Unit Awards or the lapse of restrictions on Restricted Stock Awards, in each case described in clause (y)
, in accordance with their terms and outstanding as of the date of this Agreement or granted not in breach of
Section
 6.1(b)(xi)
) or (D) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital of the Company (other than repurchases of Restricted Stock Awards on the terms set forth in clause (A) of this
Section
 6.1(b)(iii)
);
(iv)    amend or terminate any Material Contract, except in the ordinary course consistent with past practice;
(v)    grant to, or agree to grant to, any Person rights to any Intellectual Property that is material to the Company and its Subsidiaries, except for non-exclusive
licenses granted in the ordinary course of business consistent with past practice, or dispose of, abandon or permit to lapse any rights to any Intellectual Property that is material to the Company and its Subsidiaries except for the expiration of Company Registered Intellectual Property in accordance with the applicable statutory term (or in the case of domain names, applicable registration period) or in the reasonable exercise of the Company’s or any of its Subsidiaries’ business judgment as to the costs and benefits of maintaining the item;
(vi)    permit any of its material Intellectual Property to become subject to a Lien (other than a Permitted Lien) or sell, lease, license or otherwise dispose of any of its material Intellectual Property rights, but excluding licenses to Intellectual Property granted by the Company or any of the Company’s Subsidiaries in the ordinary course of business consistent with past practice;
(vii)    (A) make, change or revoke any material Tax election, (B) amend, modify or otherwise change any filed material Tax Return, (C) adopt or request permission of any taxing authority to change any accounting method for Tax purposes, (D) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) with any Governmental Authority, (E) settle any claim or assessment in respect of a material amount of Taxes, (F) knowingly surrender or allow to expire any right to claim a refund of a material amount of Taxes or (G) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of Taxes or in respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;
(viii)    except as may be required by applicable Law or GAAP, make any material change in its financial or tax accounting methods;
(ix)    (A) merge or consolidate with, or purchase substantially all of the assets of, any entity in excess of $50 million individually or $125 million in the aggregate, or (B) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
(x)    other than in the ordinary course of business, sell, assign, transfer, convey, lease or otherwise dispose of any material tangible assets or properties of the Company or its Subsidiaries, including the material Leased Real Property, except for (A) dispositions of obsolete or worthless equipment in the ordinary course of business and (B) transactions among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries;

(xi)    (A) materially increase the aggregate cost of compensation, fees or benefits provided to employees, independent contractors providing services in their personal capacity, or directors of the Company or its Subsidiaries; (B) adopt, enter into, or amend any collective bargaining or similar agreement; or (C) terminate (other than for cause) any executive officer of the Company, or give notice of any such action; (D) grant any equity or equity-based compensation awards; or (E) other than in the ordinary course of business, terminate, adopt, enter into or amend any Company Benefit Plan (or any plan, policy, program, agreement or arrangement that would be a Company Benefit Plan if in effect on the date hereof); or
(c)    waive, release, settle, compromise or otherwise resolve any inquiry, investigation, claim, Action, litigation or other Legal Proceedings, except where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $5,000,000 individually and less than $10,000,000 in the aggregate;
(d)    incur any Indebtedness or issue any warrants or other rights to acquire any Indebtedness, except (A) borrowings in the ordinary course of business consistent with past practice solely to fund the ongoing business operations of the Company and the Company’s Subsidiaries, including (1) under the Existing Credit Facilities and (2) under any facility or similar Indebtedness amending, increasing, refinancing (in whole or in part) the Existing Credit Facilities (the “
Replacement Facilities
”), (B) intercompany Indebtedness in the ordinary course of business consistent with past practice among the Company and the Company’s Subsidiaries, (C)(1) to the extent not drawn upon and payments are not triggered thereby, letters of credit, bank guarantees, security or performance bonds or similar credit support instruments and (2) overdraft facilities or cash management programs, in each case issued, made and entered into in the ordinary course of business consistent with past practice, (D) hedging arrangements entered into in the ordinary course of business consistent with past practice and not for speculative purposes, or (E) secured or unsecured notes issued by the Company or its Subsidiary in an aggregate principal amount for all such notes not to exceed $450,000,000 and which issuance would not result in the incurrence of incremental Indebtedness of more than $250,000,000 (disregarding incremental Indebtedness incurred as original issue discount or to fund related refinancing expenses, including make-whole or other premium, breakage and similar costs, accrued interest or other related fees and expenses);
(e)    enter into any Affiliate Agreement, other than as may be required or permitted under this Agreement to effect the transactions contemplated under this Agreement;
(f)    knowingly take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Mergers, taken together, from constituting an integrated transaction described in Rev. Rul.
2001-46,
2001-2
C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations; or
(g)    enter into any agreement to do any action prohibited under this
Section
 6.1
.
(h)    Acquiror acknowledges and agrees that: (x) nothing contained in this Agreement, including the restrictions set forth in this
Section
 6.1
, shall give Acquiror, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Closing, and (y) prior to the Closing, the Company and its Company Subsidiaries shall exercise, subject to the terms and conditions of this Agreement, including this
Section
 6.1
, complete control and supervision over its operations.
Section 6.2
Inspection
. Subject to confidentiality obligations (whether contractual, imposed by applicable Law or otherwise) that may be applicable to information furnished to the Company or any of the Company’s Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided that, to the extent reasonably possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), and to the extent permitted by applicable Law, the Company shall, and shall cause its Subsidiaries to, afford to Acquiror and its accountants, counsel and other representatives reasonable access during the Interim Period (including for the purpose of coordinating transition planning for employees), during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of the Company and its Subsidiaries, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Company and its Subsidiaries, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of the Company and its Subsidiaries as such representatives may reasonably request;
provided
, that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company or its Subsidiaries without the prior written consent of the Company; and
provided
,
further
, that such access shall not be required to the extent the Company reasonably determines, in light of
COVID-19
or
COVID-19
Measures, that such access would jeopardize the health and safety of any employee of the Company or its Company Subsidiaries (
provided
,
however
, that the Company shall use its commercially reasonable efforts to make appropriate such substitute arrangements to permit reasonable access or disclosure).
Section 6.3
Preparation and Delivery of Additional Company Financial Statements
.
(a)    As soon as reasonably practicable following the date of this Agreement, the Company shall deliver to Acquiror (i) the audited consolidated balance sheet and statements of operations, cash flows and stockholders’ equity of the Company and its Subsidiaries as of and for the years ended December 31, 2019 and December 31, 2020, each audited in accordance with PCAOB standards (the “
PCAOB Uplift Financial Statements
”) and (ii) the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit, and cash flow of the Company and its Subsidiaries as of and for the three- month period ended March 31, 2021, reviewed in accordance with PCAOB standards (the “
Q1 Financial Statements
”), in each case, which comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant;
provided
, that upon delivery of such PCAOB Uplift Financial Statements or Q1 Financial Statements, as applicable, the representations and warranties set forth in
Section
 4.8
shall be deemed to apply to the PCAOB Uplift Financial Statements or Q1 Financial Statements, as applicable, with the same force and effect as if made as of the date of this Agreement;
provided
,
further
, that the Company shall use its reasonable best efforts to deliver the PCAOB Uplift Financial Statements by May 21, 2021 and the Q1 Financial Statements by June 15, 2021.
(b)    If the First Effective Time has not occurred prior to August 1, 2021, as soon as reasonably practicable following August 1, 2021, the Company shall deliver to Acquiror the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit, and cash flow of the Company and its Subsidiaries as of and for the six-month period ended June 30, 2021, reviewed in accordance with PCAOB standards (the “
Q2 Financial Statements
”), which comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant;
provided
, that upon delivery of such Q2 Financial Statements, the representations and warranties set forth in
Section
 4.8
shall be deemed to apply to the Q2 Financial Statements with the same force and effect as if made as of the date of this Agreement.
Section 6.4
Affiliate Agreements
. Prior to the Closing, the Company shall terminate or settle, or cause to be terminated or settled, without further liability to Acquiror, the Company or any of the Company’s Subsidiaries, all Affiliate Agreements set forth on Section 6.4 of the Company Disclosure Letter, and obtain evidence reasonably satisfactory to Acquiror that such Affiliate Agreements have been terminated or settled, effective prior to the Closing.
Section 6.5
Preferred Stock Conversion
. Prior to the First Effective Time, the Company shall effect the conversion of all outstanding shares of Company Preferred Stock into shares of Company Common Stock (the “
Preferred Stock
Conversion
”).
Section 6.6
Acquisition Proposals
. From the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement in accordance with
Article X
, the Company shall not, and shall cause its

Subsidiaries not to, and the Company shall instruct and use its reasonable best efforts to cause its and their representatives acting on its and their behalf, not to (a) initiate any negotiations with any Person with respect to, or provide any non-public
information or data concerning the Company or any of the Company’s Subsidiaries to any Person relating to, an Acquisition Proposal or afford to any Person access to the business, properties, assets or personnel of the Company or any of the Company’s Subsidiaries in connection with an Acquisition Proposal, (b) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal, (c) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state relating to an Acquisition Proposal, or (d) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, the Company and its Subsidiaries and their respective representatives shall not be restricted pursuant to the foregoing sentence with respect to any actions explicitly contemplated by this Agreement or the Ancillary Agreements (including the PIPE Investment).
ARTICLE VII
COVENANTS OF ACQUIROR
Section 7.1
Employee Matters
.
(a)
Employee
Matters
. Acquiror and the Company shall take all necessary actions to cause each employee of the Company or any of its Subsidiaries immediately prior to the Closing to continue in employment with Acquiror and its Affiliates (including the Company or any of its Subsidiaries, if applicable) immediately following the Closing unless such employee objects to the continued employment (such employees who do not object to the employment with Acquiror, the “
Continuing Employees
”).
(b)
Service Credit, Etc
. Effective as of the Closing and thereafter, Acquiror and its Affiliates shall recognize, or shall cause the Company and its Subsidiaries to recognize, each Continuing Employee’s employment or service with the Company or any of the Company’s Subsidiaries (including any current or former Affiliate thereof or any predecessor of the Company or any of its Subsidiaries) prior to the Closing for all purposes, including for purposes of determining, as applicable, eligibility for participation, vesting and entitlement of the Continuing Employee under all employee benefit plans maintained by the Company, its Subsidiaries, Acquiror or an Affiliate of Acquiror, including vacation plans or arrangements, 401(k) or other retirement plans and any welfare plans (excluding equity incentive plans or benefit accruals under a defined benefit pension plan), except to the extent such recognition would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, effective as of the Closing and thereafter, Acquiror and its Affiliates shall, or shall cause the Company and its Subsidiaries to, (i) cause any pre-existing
conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any health or similar plan of the Company, its Subsidiaries, Acquiror or an Affiliate of Acquiror to be waived with respect to Continuing Employees and their eligible dependents (
provided
, that, in the case of any insured arrangements, subject to the consent of the applicable insurer and Acquiror’s commercially reasonable efforts to obtain such consent), except to the extent that any waiting period, exclusions or requirements still applied to such Continuing Employee under the comparable Company Benefit Plan in which such Continuing Employee participated immediately before the Closing, and (ii) fully credit each Continuing Employee with all deductible payments, co-payments
and other
out-of-pocket
expenses incurred by such Continuing Employee and his or her covered dependents under the medical, dental, pharmaceutical or vision benefit plans of the Company or any of the Company’s Subsidiaries prior to the Closing during the plan year in which the Closing occurs for the purpose of determining the extent to which such Continuing Employee has satisfied the deductible, co-payments,
or maximum
out-of-pocket
requirements applicable to such Continuing Employee and his or her covered dependents for such plan year under any medical, dental, pharmaceutical or vision benefit plan of the Company, its Subsidiaries, Acquiror or an Affiliate of Acquiror, as if such amounts had been paid in accordance with such plan (provided, that, in the case of any insured arrangements, subject to the consent of the applicable insurer and Acquiror’s commercially reasonable efforts to obtain such consent).

(c)
Equity Plans and Transaction Bonuses
. Prior to the Closing Date, Acquiror shall approve and adopt (i) an incentive equity plan, pursuant to which a number of shares of Acquiror Class A Common Stock equal to 11.0% of the fully diluted shares of Acquiror Class A Common Stock outstanding immediately after the Closing shall be reserved for issuance, subject to an annual evergreen provision of 5.0% for the ten (10) year period following the Closing Date in substantially the form attached hereto as
Exhibit
E
(the “
Incentive
Equity
Plan
”), together with the form of restricted stock unit award grant notice and award agreement thereunder, substantially in the form attached hereto as
Exhibit
F
, and the form of stock option grant notice and agreement thereunder, substantially in the form attached hereto as
Exhibit
G
, (ii) an Employee Stock Purchase Plan pursuant to which a number of shares of Acquiror Class A Common Stock equal to 2.0% of the fully diluted shares of Acquiror Class A Common Stock outstanding immediately after the Closing shall be reserved for issuance, subject to an annual evergreen provision of 1.0% for the ten (10) year period following the Closing Date, in substantially the form attached hereto as
Exhibit
H
(the “
ESPP
”), and (iii) a management transaction bonus plan permitting bonuses in aggregate of up to $20,000,000 (the “
Management Transaction Bonus Plan
”), the general terms and conditions of which shall be agreed prior to Closing by the Company and will be approved by the Company’s Board of Directors. Within two (2) Business Days following the expiration of the sixty (60) day period following the date Acquiror has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Acquiror shall file an effective registration statement on Form
S-8
(or other applicable form) with respect to the Acquiror Class A Common Stock issuable under the Incentive Equity Plan and the ESPP, and Acquiror shall use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Incentive Equity Plan and the ESPP remain outstanding.
(d)
No Third-Party Beneficiaries
. Notwithstanding anything herein to the contrary, each of the parties to this Agreement acknowledges and agrees that all provisions contained in this
Section
 7.1
are included for the sole benefit of Acquiror and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of Acquiror, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.]
Section 7.2
Trust Account Proceeds
. Upon satisfaction or waiver of the conditions set forth in
Article IX
and provision of notice thereof to the Trustee (which notice Acquiror shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with and pursuant to the Trust Agreement, at the Closing, Acquiror (A) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (B) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to Acquiror Shareholders pursuant to the Acquiror Share Redemptions (subject to the commitments undertaken by the Sponsor pursuant Redemption Subscription Agreement), (2) immediately thereafter, pay US$950,000,000 to the shareholders of the Company in accordance with
Section
 3.1
, (3) pay all Company Transaction Expenses and Acquiror Transaction Expenses, and (4) all remaining amounts then available in the Trust Account to Acquiror for working capital and general corporate purposes, subject to this Agreement and the Trust Agreement and (ii) thereafter, the Trust Account shall terminate, except as otherwise provided therein.
Section 7.3
Listing
. From the date of this Agreement through the Second Effective Time, Acquiror shall ensure Acquiror remains listed as a public company on the Nasdaq, and shall prepare and submit to Nasdaq a listing application, if required under Nasdaq rules, covering the shares of Acquiror Common Stock issuable in the

Mergers and the Domestication, and shall use reasonable best efforts to obtain approval for the listing of such shares of Acquiror Class A Common Stock on the Nasdaq and the Company shall reasonably cooperate with Acquiror with respect to such listing.
Section 7.4
No Solicitation by Acquiror
. From the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement in accordance with
Article X
, Acquiror shall not, and shall cause its Subsidiaries not to, and Acquiror shall instruct and use its reasonable best efforts to cause its and their representatives acting on its and their behalf, not to, (a) make any proposal or offer that constitutes a Business Combination Proposal, (b) initiate any discussions or negotiations with any Person with respect to a Business Combination Proposal, (c) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Business Combination Proposal, in each case, other than to or with the Company and its respective representatives, or (d) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make a Business Combination Proposal. From and after the date of this Agreement, Acquiror shall, and shall instruct its officers and directors to, and Acquiror shall instruct and cause its representatives acting on its behalf, its Subsidiaries and their respective representatives (acting on their behalf) to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Business Combination Proposal (other than the Company and its representatives).
Section 7.5
Acquiror Conduct of Business
.
(a)    During the Interim Period, Acquiror shall, and shall cause Merger Sub to, except as contemplated by this Agreement or the Ancillary Agreements (including as contemplated by the PIPE Investment), in connection with the Domestication or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), operate its business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, except as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Acquiror shall not, and Acquiror shall cause Merger Sub not to, except as otherwise contemplated by this Agreement or the Ancillary Agreements (including as contemplated by the PIPE Investment or in connection with the Domestication) or as required by Law:
(i)    seek any approval from the Acquiror Shareholders, or otherwise take any action, to change, modify or amend the Trust Agreement or the Governing Documents of Acquiror or Merger Sub, except as contemplated by the Transaction Proposals;
(ii)    except as contemplated by the Transaction Proposals, (A) make or declare any dividend or distribution to the shareholders of Acquiror or make any other distributions in respect of any of Acquiror’s or Merger Sub Capital Stock, share capital or equity interests, (B) split, combine, reclassify or otherwise amend any terms of any shares or series of Acquiror’s or Merger Sub Capital Stock or equity interests, or (C) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of Acquiror or Merger Sub, other than a redemption of shares of Acquiror Class A Common Stock made as part of the Acquiror Share Redemptions;
(iii)    (A) make, change or revoke any material Tax election, (B) amend, modify or otherwise change any filed material Tax Return, (C) adopt or request permission of any taxing authority to change any accounting method for Tax purposes, (D) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) with any Governmental Authority, (E) settle any claim or assessment in respect of a material amount of Taxes, (F) knowingly surrender or allow to expire any right to claim a refund of a material amount of Taxes or (G) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of Taxes or in respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;

(iv)    knowingly take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Mergers, taken together, from constituting an integrated transaction described in Rev. Rul.
2001-46,
2001-2
C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;
(v)    enter into, renew or amend in any material respect, any transaction or Contract with SoftBank or any of its Affiliates or an Affiliate of Acquiror or Merger Sub (including, for the avoidance of doubt, (A) the Sponsor or anyone related by blood, marriage or adoption to any Sponsor and (B) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);
(vi)    incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company’s Subsidiaries or guaranty any debt securities of another Person, other than any indebtedness for borrowed money or guarantee (A) incurred in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed 50,000, (B) incurred between Acquiror and Merger Sub, (C) in respect of any Working Capital Loan in an aggregate amount not to exceed $1,500,000, or (D) any draw down under that certain amended and restated promissory note, dated as of the date hereof, by and between Acquiror and Sponsor (the “
A&R Promissory Note
”);
(vii)    incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or otherwise knowingly and purposefully incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any other material liabilities, debts or obligations, other than fees and expenses for professional services incurred in support of the transactions contemplated by this Agreement and the Ancillary Agreements or in support of the ordinary course operations of Acquiror consistent with past practice (which the parties agree shall include any Indebtedness in respect of any Working Capital Loan);
(viii)    waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action);
(ix)    other than with respect to the PIPE Investment, the Subscription Agreements or the Sponsor Letter (A) issue any Acquiror Securities or securities exercisable for or convertible into Acquiror Securities, other than the issuance of the Stock Consideration, (B) grant any options, warrants or other equity-based awards with respect to Acquiror Securities not outstanding on the date of this Agreement, or (C) amend, modify or waive any of the material terms or rights set forth in any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or
(x)    enter into any agreement to do any action prohibited under this
Section
 7.5
.
(b)    During the Interim Period, Acquiror shall, and shall cause its Subsidiaries (including Merger Sub) to comply with, and continue performing under, as applicable, Acquiror’s Governing Documents, the Trust Agreement and all other agreements or Contracts to which Acquiror or its Subsidiaries may be a party.
(c)    Acquiror shall use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to ensure that it shall satisfy the Minimum Available Cash Condition at the Closing.
Section 7.6
Post-Closing Directors and Officers of Acquiror
. Subject to the terms of Acquiror’s Governing Documents, Acquiror shall take all such action within its power as may be necessary or appropriate such that immediately following the First Effective Time:
(a)    the Board of Directors of Acquiror and committees thereof shall be comprised of such individuals as selected by the Company, following consultation with Acquiror;
provided
that (i) the composition of the Board

of Directors of Acquiror complies with all Laws applicable to the Surviving Corporation, including all Nasdaq rules, (ii) one (1) member of the Board of Directors shall be an individual set forth on
Section
 7.6(a)(ii)
of the Acquiror Disclosure Letter or any other individual selected by Acquiror, as reasonably acceptable to the Company (the “
First Acquiror Nominee Director
”) and (iii) one (1) additional member of the Board of Directors, which individual shall be an individual set forth on
Section
 7.6(a)(iii)
of the Acquiror Disclosure Letter or mutually agreed between Acquiror and the chief executive officer of the Company (the “
Second Acquiror Nominee Director
”, and together with the First Acquiror Nominee Director, the “
Acquiror Nominee Directors
”),
provided
that such Acquiror Nominee Directors shall (i) have completed a background check reasonably satisfactory to the Company and (ii) be “independent” directors for purposes of Nasdaq rules (which, for the avoidance of doubt, shall not include such rules as are applicable to audit committee members) and otherwise in compliance with the Nasdaq and SEC rules and requirements governing directors; and
(b)    the initial officers of Acquiror shall be as set forth on Section 2.6 of the Company Disclosure Letter, who shall serve in such capacity in accordance with the terms of Acquiror’s Governing Documents following the First Effective Time.
Section 7.7
Domestication
. Subject to receipt of the Acquiror Shareholder Approval, prior to the First Effective Time and no later than one (1) Business Day prior to the Closing Date, Acquiror shall cause the Domestication to become effective, including by (a) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to Acquiror and the Company, together with the Certificate of Incorporation of Acquiror in the form attached as
Exhibit
A
to this Agreement (the “
Domesticated Acquiror Certificate of Incorporation
”) (with such changes as may be agreed in writing by the Acquiror and the Company), in each case, in accordance with the provisions thereof and applicable Law, (b) completing and making and procuring all those filings required to be made with the Cayman Registrar in connection with the Domestication, (c) obtaining a certificate of de-registration
from the Cayman Registrar and (d) adopting the Bylaws of Acquiror in the form attached as
Exhibit
B
to this Agreement (with such changes as may be agreed in writing by the Acquiror and the Company). In accordance with applicable Law, the Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any Acquiror Shareholder, (i) each then issued and outstanding share of Acquiror Class A Common Stock shall convert automatically, on a one-for-one
basis, into a share of Domesticated Acquiror Class A Common Stock; (ii) each then issued and outstanding share of Acquiror Class B Common Stock shall convert automatically, on a one-for-one
basis, into a share of Domesticated Acquiror Class A Common Stock; (iii) the terms of the Acquiror Class B Common Stock shall be modified to, among other things, provide that each share of Acquiror Class B Common Stock shall carry three (3) votes; (iv) the Domesticated Acquiror Class C Common Stock shall be created and a sufficient number of shares thereof authorized to effect the transactions contemplated hereby and under the Ancillary Agreements, (v) each then issued and outstanding warrant of Acquiror shall convert automatically into a Domesticated Acquiror Warrant, pursuant to the Warrant Agreement; and (vi) each then issued and outstanding Cayman Acquiror Unit shall separate automatically into one share of Domesticated Acquiror Class A Common Stock and one-quarter
of one Domesticated Acquiror Warrant.
Section 7.8
Indemnification and Insurance
.
(a)    From and after the First Effective Time, Acquiror agrees that it shall indemnify and hold harmless each present and former director and officer of the (x) Company and each of its Subsidiaries to the fullest extent permitted by applicable Law and the Governing Documents of the Company (the “
Company Indemnified Parties
”) and (y) Acquiror and each of its Subsidiaries (together with the Company Indemnified Parties, the “
D&O Indemnified Parties
”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the First Effective Time, whether asserted or claimed prior to, at or after the First Effective Time, to the fullest extent that the Company, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause its Subsidiaries to (i) maintain for a period of not less than six (6) years from the Second Effective Time provisions in its Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of Acquiror’s and its Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Governing Documents of the Company, Acquiror or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, each of the covenants in this
Section
 7.8
.
(b)    For a period of six (6) years from the First Effective Time, Acquiror shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore previously made available to Acquiror or its agents or representatives) on terms no less favorable than the terms of such current insurance coverage, except that in no event shall Acquiror be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium payable by Acquiror or the Company, as applicable (whichever premium being higher), for such insurance policy for the year ended December 31, 2020;
provided
,
however
, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the First Effective Time and (ii) if any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this
Section
 7.8
shall be continued in respect of such claim until the final disposition thereof.
(c)    Notwithstanding anything contained in this Agreement to the contrary, this
Section
 7.8
shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on Acquiror and all successors and assigns of Acquiror. In the event that Acquiror or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror shall ensure that proper provision shall be made so that the successors and assigns of Acquiror shall succeed to the obligations set forth in this
Section
 7.8
.
(d)    On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Acquiror with the post-Closing directors and officers of Acquiror, which indemnification agreements shall continue to be effective following the Closing.
Section 7.9
Acquiror Public Filings
. From the date of this Agreement through the First Effective Time, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.
Section 7.10
Subscription Agreements
.
(a)    Unless otherwise approved in writing by the Company (in its sole discretion), Acquiror shall not make or permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to termination), any provision other than amendments, modifications or waivers that are both ministerial and immaterial in nature and effect or remedy under, or any replacements of, the Subscription Agreements, except for any such actions that would not (i) increase conditionality or impose any new obligation on the Company or Acquiror, (ii) reduce the amount or purchase price under the Subscription Agreements, except as explicitly provided in the PIPE Subscription Agreement as in effect on the date of this

Agreement, (iii) reduce or impair the rights of Acquiror under the Subscription Agreements, (iv) prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement or (v) otherwise adversely affect any rights of Acquiror or the Company under the Subscription Agreements;
provided
, that the foregoing shall not prohibit any assignment or transfer expressly permitted by the Subscription Agreements (as in effect on the date of this Agreement without giving effect to any amendment, modification or waiver to such assignment or transfer provision).
(b)    Acquiror shall use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including by using its reasonable best efforts to (i) maintain in effect the Subscription Agreements, (ii) satisfy in all material respects on a timely basis all conditions and covenants applicable to Acquiror in the Subscription Agreements and otherwise comply in all material respects with its obligations thereunder; (iii) in the event that all conditions in the Subscription Agreements (other than conditions that Acquiror or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; and (iv) enforce its rights under the Subscription Agreements in a timely and diligent manner including, in the event that all conditions in the Subscription Agreements (other than conditions that Acquiror or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, by causing the parties to the Subscription Agreements to deliver payment or cause the delivery of payment to (or as directed by) Acquiror the amount set forth in the Subscription Agreement to which such Persons are a party in accordance with its terms. For avoidance of doubt, the Company shall be a third-party beneficiary to each Subscription Agreement and shall have consent rights over any amendments thereto (other than amendments, modifications or waivers that are ministerial and immaterial in nature and effect) and assignments or terminations thereof, in each case as and to the extent that such consent rights are set forth in such Subscription Agreements.
(a)    Without limiting the generality of the foregoing, Acquiror shall give the Company prompt written notice: (i) of any amendment to the Subscription Agreements (other than amendments, modifications or waivers that are ministerial and immaterial in nature and effect); (ii) of any actual or threatened breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would give rise to any breach or default) by any party to the Subscription Agreements that becomes known to Acquiror regardless of the reason therefor; (iii) of the receipt of any written notice or other written communication from a party to a Subscription Agreement or its Affiliates with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to the Subscription Agreements or any provisions of the Subscription Agreements; and (iv) if Acquiror has any reason not to expect to receive all or any portion of the amounts due pursuant to the Subscription Agreements, in which case Acquiror shall use its reasonable efforts to obtain as promptly as practicable following the occurrence of such event, alternative equity financing for any such amount due pursuant to the Subscription Agreements from alternative sources (the “
Alternative Financing
”) in an amount sufficient, when taken together with cash in the Trust Account at the Closing, to pay the amounts due under the terms of and as contemplated by this Agreement. Acquiror shall keep the Company informed on a reasonably current basis of the status of its efforts to obtain the equity funding pursuant to the Subscription Agreements and Alternative Financing (if any).
Section 7.11
Stockholder Litigation
. In the event that any litigation related to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Acquiror, threatened in writing, against Acquiror or the Board of Directors of Acquiror by any of Acquiror’s stockholders prior to the Closing, Acquiror shall promptly notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Acquiror shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall give due consideration to the Company’s advice with respect to such litigation and shall not settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

ARTICLE VIII
JOINT COVENANTS
Section 8.1
Efforts; Regulatory Filings and Other
Actions
.
(a)    During the period from the date of this Agreement continuing through the Closing, each party hereto and its respective Affiliates shall:
(i)    cooperate and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Mergers and the other transactions contemplated hereby and to cooperate with the other party in connection with the foregoing, including, without limitation, to prepare as promptly as practicable all documentation, to make all filings and to obtain all consents, approvals, waivers, Permits and other authorizations of all Governmental Authorities required to consummate the Mergers and the other transactions contemplated hereby, including those set forth on
Section
 4.5
of the Company Disclosure Letter and
Section
 5.7
of the Acquiror Disclosure Letter (the “
Requisite Regulatory Approvals
”); and
(ii)     make all necessary filings in respect of the Requisite Regulatory Approvals relating to the Mergers and the other transactions contemplated hereby as promptly as practicable following the date of this Agreement;
provided
that (x) Acquiror and the Company shall, and shall cause their Affiliates to, use their respective best efforts to file notifications under the HSR Act no later than ten (10) Business Days after the date of this Agreement, such filing to request early termination of the waiting period under the HSR Act and (y) the Company shall, and shall cause its Affiliates to, use their best efforts to make all necessary initial filings by the Company in respect of other Requisite Regulatory Approvals by no later than forty-five (45) days following the date of this Agreement.
In furtherance of the foregoing, the parties shall take or commit to take any and all actions and agree to any conditions or restrictions imposed by any Governmental Authority as may be reasonably necessary in order to obtain the foregoing Requisite Regulatory Approvals.
(b)    Each party shall, subject to applicable Law, (i) permit counsel for the other party to review in advance any proposed filing, application, correspondence or other written communication to any Governmental Authority in connection with the Mergers and the other transactions contemplated hereby, (ii) consider in good faith the views of the other party or its counsel with respect to any such filing, application, correspondence or other written communication, (iii) provide counsel for the other party with copies of all filings, applications or other written submissions made by such party, and all material correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party and such party’s Affiliates to a Governmental Authority or received from such a Governmental Authority in connection with the Mergers and the other transactions contemplated hereby and (iv) to provide notice to the other party of receipt of any Approval;
provided
,
however
, that materials may be excluded or redacted as necessary (A) to comply with applicable Law (including restrictions on the disclosure of confidential supervisory information), or (B) to address reasonable privilege or confidentiality concerns. Each party agrees that it will use reasonable best efforts to (1) keep the other party fully informed with respect to all filings, applications and notices to Governmental Authorities and developments related thereto, and (2) give the other party reasonable advance notice of, and invite the other party to participate in, any meetings or discussions held with any Governmental Authority concerning such filings, applications or notices (and give due consideration in good faith to any reasonable request of the other party with respect to any such participation).
(c)    The parties further covenant and agree that (i) with respect to any threatened or pending preliminary or permanent Governmental Order that would adversely affect the ability of the parties hereto to consummate the Mergers or the other transactions contemplated hereby, to use their respective reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be, and (ii) in the event that any

Action is commenced after the date of this Agreement challenging any of the parties’ rights to consummate the Mergers or the other transactions contemplated hereby, the parties shall use their reasonable best efforts, and take all reasonable actions necessary and appropriate, to contest such Action.
(d)    The parties shall supply as promptly as reasonably practicable any additional information and documentary material that may be requested by a Governmental Authority pursuant to the foregoing and to take all other actions necessary, proper or advisable to obtain any Requisite Regulatory Approval as soon as practicable. No party shall take any action that would reasonably be expected to adversely affect or materially delay obtaining any Requisite Regulatory Approval.
(e)    Acquiror shall be responsible for and pay all filing fees payable in respect of the Requisite Regulatory Approvals;
provided
,
however
, that all such filing fees shall be Company Transaction Expenses and be paid (or repaid, if applicable) in accordance with
Section
 2.4(c)
to the extent not paid prior to the Closing.
(f)    For purposes of this
Section
 8.1
, Acquiror shall have no obligation to cause Sponsor to take any action or refrain from taking any action with respect to Sponsor’s or its Affiliate’s portfolio companies.
Section 8.2
Preparation of Proxy Statement/Information Statement/Registration Statement; Shareholders’ Meeting and Approvals
.
(a)
Registration Statement and
Prospectus
.
(i)    As promptly as practicable after the execution of this Agreement, (x) Acquiror and the Company shall jointly prepare and Acquiror shall file with the SEC, mutually acceptable materials which shall include the joint proxy statement/information statement to be filed with the SEC as part of the Registration Statement and sent to (A) the Acquiror Shareholders relating to the Acquiror Shareholders’ Meeting and (B) to the holders of Company Capital Stock with respect to the action to be taken by certain stockholders of the Company pursuant to the Company Stockholder Approval (such proxy statement, together with any amendments or supplements thereto, the “
Proxy Statemen
t”) and (y) Acquiror shall prepare (with the Company’s reasonable cooperation (including causing its Subsidiaries and representatives to cooperate)) and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus (the “
Proxy
Statement/Information Statement/Registration Statemen
t”), in connection with the registration under the Securities Act of (A) the shares of Acquiror Common Stock and Acquiror Warrants and units comprising such to be issued in exchange for the issued and outstanding shares of Acquiror Common Stock, and Acquiror Warrants and units comprising such, respectively, in the Domestication, in each case solely with respect to the Acquiror Common Stock and Acquiror Warrants and units comprising such that were registered under the Securities Act prior to the Domestication, (B) the shares of Acquiror Common Stock (other than Acquiror Class C Common Stock) that constitute the Stock Consideration, and (C) the shares of Acquiror Common Stock that are subject to Acquiror Options, Adjusted Restricted Stock Awards and Adjusted Restricted Stock Unit Awards (collectively, the “
Registration Statement Securities
”). Each of Acquiror and the Company shall use its reasonable best efforts to cause the Proxy Statement/Information Statement/Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Acquiror also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” Permits required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective members or stockholders as may be reasonably requested in connection with any such action. Each of Acquiror and the Company agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy Statement/Information Statement/Registration Statement, a Current Report on Form
8-K
pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement or the Ancillary

Agreements, or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or their respective Subsidiaries to any regulatory authority (including the Nasdaq) in connection with the Mergers and the other transactions contemplated hereby (the “
Offer Documents
”). Acquiror will cause the Proxy Statement/Information Statement/Registration Statement to be mailed to the Acquiror Shareholders in each case promptly after the Registration Statement is declared effective under the Securities Act.
(ii)    Acquiror will advise the Company, reasonably promptly after Acquiror receives notice thereof, of the time when the Proxy Statement/Information Statement/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement/ Information Statement/Registration Statement or for additional information. The Company and their counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement/Information Statement/Registration Statement and any Offer Document each time before any such document is filed with the SEC, and Acquiror shall give reasonable and good faith consideration to any comments made by the Company and its counsel. Acquiror shall not file any supplement or amendment to the Proxy Statement/Information Statement/Registration Statement or any Offer Documents without the Company’s prior written consent. Acquiror shall provide the Company and their counsel with (A) any comments or other communications, whether written or oral, that Acquiror or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement/Information Statement/Registration Statement or Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Acquiror to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC.
(iii)    Each of Acquiror and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or (B) the Proxy Statement will, at the date it is first mailed to the Acquiror Shareholders and at the time of the Acquiror Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(iv)    If at any time prior to the First Effective Time any information relating to the Company, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or Acquiror, which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders.
(b)
Acquiror Shareholder Approva
l. Acquiror shall (i) as promptly as practicable after the Registration Statement is declared effective under the Securities Act, (x) cause the Proxy Statement to be disseminated to Acquiror Shareholders in compliance with applicable Law, (y) solely with respect to the following clause (ii)
, duly (1) give notice of and (2) convene and hold a meeting of its shareholders (the “
Acquiror Shareholders’
Meeting
”) in accordance with Acquiror’s Governing Documents and Section 710 of the Nasdaq Listing Rule 5620(b), as applicable, for a date no later than thirty (30) Business Days following the date the Registration Statement is declared effective, and (z) solicit proxies from the holders of Acquiror Common

Stock to vote in favor of each of the Transaction Proposals, and (ii) provide its shareholders with the opportunity to elect to effect an Acquiror Share Redemption. Acquiror shall, through its Board of Directors, recommend to its shareholders the (A) approval of the change in the jurisdiction of incorporation of Acquiror to the State of Delaware, (B) approval of the change of Acquiror’s name, (C) approval of the amendment and restatement of Acquiror’s Governing Documents, in the forms attached as
Exhibits
A
and
B
to this Agreement (as may be subsequently amended by mutual written agreement of the Company and Acquiror at any time before the effectiveness of the Registration Statement) in connection with the Domestication, including any separate or unbundled proposals as are required to implement the foregoing, (D) the adoption and approval of this Agreement in accordance with applicable Law and exchange rules and regulations, (E) approval of the issuance of shares of Acquiror Common Stock in connection with the Mergers and Domestication, and pursuant to the Subscription Agreements and the PIPE Other Subscription Agreements, (F)approval of the adoption by Acquiror of the equity plans described in
Section
 7.1
, (G) the election of directors effective as of the Closing as contemplated by
Section
 7.6
, (H) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto, (I) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, and (J) adjournment of the Acquiror Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses (A)
 through
(J)
, together, the “
Transaction Proposals
”), and include such recommendation in the Proxy Statement. The Board of Directors of Acquiror shall not withdraw, amend, qualify or modify its recommendation to the shareholders of Acquiror that they vote in favor of the Transaction Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the shareholders of Acquiror described in the Recitals hereto, a “
Modification in Recommendation
”). To the fullest extent permitted by applicable Law, (x) Acquiror’s obligations to establish a record date for, duly call, give notice of, convene and hold the Acquiror Shareholders’ Meeting shall not be affected by any Modification in Recommendation, (y) Acquiror agrees to establish a record date for, duly call, give notice of, convene and hold the Acquiror Shareholders’ Meeting and submit for approval the Transaction Proposals and (z) Acquiror agrees that if the Acquiror Shareholder Approval shall not have been obtained at any such Acquiror Shareholders’ Meeting, then Acquiror shall promptly continue to take all such necessary actions, including the actions required by this clause
(b)
, and hold additional Acquiror Shareholders’ Meetings in order to obtain the Acquiror Shareholder Approval. Acquiror may only adjourn the Acquiror Shareholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Acquiror Shareholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Acquiror Shareholders prior to the Acquiror Shareholders’ Meeting;
provided
, that the Acquiror Shareholders’ Meeting (x) may not be adjourned to a date that is more than fifteen (15) days after the date for which the Acquiror Shareholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and shall not be held later than five (5) Business Days prior to the Agreement End Date. Acquiror agrees that it shall provide the holders of shares of Acquiror Class A Common Stock the opportunity to elect redemption of such shares of Acquiror Class A Common Stock in connection with the Acquiror Shareholders’ Meeting, as required by Acquiror’s Governing Documents.
(c)
Company Stockholder Approval
. The Company shall (i) obtain and deliver to Acquiror, the Company Stockholder Approval, (A) in the form of a written consent as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act and delivered or otherwise made available to stockholders, and in any event within ten (10) Business Days after the Registration Statement is declared effective and delivered or otherwise made available to stockholders, and (B) in accordance with the terms and subject to the conditions of the Company’s Governing Documents, and (ii) take all other action necessary or advisable to secure the Company Stockholder Approval and, if applicable, any additional consents or approvals of its stockholders related thereto.

Section 8.3
Section
16
Matters
. Prior to the First Effective Time, each of the Company and Acquiror shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of shares of the Company Capital Stock or acquisitions of Acquiror Common Shares (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated hereby to be exempt under Rule
16B-3
promulgated under the Exchange Act.
Section 8.4
Financing
; Consultation
.
(a)    Prior to Closing, each of the Company and Acquiror shall, and each of them shall cause its respective Subsidiaries and Affiliates (as applicable) and its and their officers, directors, managers, employees, consultants, counsel, accounts, agents and other representatives to, reasonably cooperate in a timely manner in connection with any equity financing arrangement the parties seek in connection with the transactions contemplated by this Agreement and the Ancillary Agreements (it being understood and agreed that the consummation of any such equity financing by the Company or Acquiror shall be subject to the parties’ mutual agreement), including (a) by providing such information and assistance as the other party may reasonably request (including the Company providing such financial statements and other financial data relating to the Company and its Subsidiaries as would be required if Acquiror were filing a general form for registration of securities under Form 10 following the consummation of the transactions contemplated hereby and a registration statement on Form
S-1
for the resale of the securities issued pursuant to Subscription Agreements and the PIPE Other Subscription Agreements following the consummation of the transactions contemplated hereby), (b) granting such access to the other party and its representatives as may be reasonably necessary for their due diligence, and (c) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to such equity financing efforts (including direct contact between senior management and other representatives of the Company and its Subsidiaries at reasonable times and locations). All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, Acquiror, or their respective auditors.
(b)    From the date of the announcement of this Agreement or the transactions contemplated hereby (pursuant to any applicable public communication made in compliance with Section 11.2), until the Closing Date, Acquiror shall use its reasonable best efforts to, and shall instruct its financial advisors to, keep the Company and its financial advisors reasonably informed with respect to the PIPE Subscription Agreement and the PIPE Investment, including by (i) providing regular updates and (ii) consulting and cooperating with, and considering in good faith any feedback from, the Company or its financial advisors with respect to such matters.
ARTICLE IX
CONDITIONS TO OBLIGATIONS
Section 9.1
Conditions to Obligations of Acquiror, Merger Sub, and the Company
. The obligations of Acquiror, Merger Sub, and the Company to consummate, or cause to be consummated, the Mergers is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:
(a)    The Acquiror Shareholder Approval shall have been obtained;
(b)    The Company Stockholder Approval shall have been obtained;
(c)    The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(d)    All Approvals with respect to the Requisite Regulatory Approvals (other than those required under the HSR Act) shall have been obtained;
(e)    Any applicable waiting periods under the HSR Act shall have expired or been terminated early;
(f)    (i) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers, (ii) no Law shall have been adopted that makes consummation of the Mergers illegal or otherwise prohibited;
(g)    Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule
3a51-1(g)(1)
of the Exchange Act);
(h)    The shares of Acquiror Common Stock to be issued in connection with the Mergers shall have been approved for listing on the Nasdaq; and
(i)    The Domestication shall have been completed as provided in
Section
 7.7
and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to the Company.
Section 9.2
Conditions to
Obligations
of
Acquiror
and
Merger Sub
. The obligations of Acquiror and Merger Sub to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror and Merger Sub:
(a)    (i) The representations and warranties of the Company contained in
Section
 4.6(a)
and
Section
 4.6(b)
shall be true and correct in all but
de
minimis
respects as of the date of this Agreement, except with respect to such representations and warranties which speak as of an earlier date, which representations and warranties shall be true and correct in all but de minimis
respects at and as of such date, (ii) the Company Fundamental Representations (other than the first sentence of Section 4.6(a)
and Section
 4.6(b)
) shall be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements and (iii) each of the representations and warranties of the Company contained in this Agreement other than the Company Fundamental Representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Company Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as of an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect ;
(b)    Each of the covenants of the Company to be performed as of or prior to the Closing shall have been performed in all material respects;
provided
, that for purposes of this clause
(b)
, a covenant of the Company shall only be deemed to have not been performed if the Company has materially breached such material covenant and failed to cure within thirty (30) days after written notice thereof from Acquiror (or if earlier, five (5) Business Days prior to the Agreement End Date); and
(c)    There shall not have occurred a Company Material Adverse Effect after the date of this Agreement that is continuing.

Section 9.3
Conditions to the Obligations of the Company
. The obligation of the Company to consummate, or cause to be consummated, the Mergers is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:
(a)    (i) The representations and warranties of Acquiror contained in
Section
 5.12
shall be true and correct in all but
de minimis
respects as of the date of this Agreement, except with respect to such representations and warranties which speak as of an earlier date, which representations and warranties shall be true and correct in all but de minimis
respects at and as of such date, (ii) the Acquiror Fundamental Representations (other than
Section
 5.12
) shall be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements and (iii) each of the representations and warranties of Acquiror contained in this Agreement (other than
Section
 5.12
) (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements;
(b)    Each of the covenants of Acquiror to be performed as of or prior to the Closing shall have been performed in all material respects;
provided
, that for purposes of this
clause
(b)
, a covenant of Acquiror or Merger Sub, as applicable, shall only be deemed to have not been performed if Acquiror or Merger Sub, as applicable, has materially breached such material covenant and failed to cure within thirty (30) days after written notice thereof from the Company (or if earlier, five (5) Business Days prior to the Agreement End Date); and
(c)    Acquiror shall hold in the Trust Account an amount at least equal to the sum of (x) the Trust Amount plus
(y) $1,500,000,000 (the “
Minimum Available Cash Condition
”).
ARTICLE X
TERMINATION/EFFECTIVENESS
Section 10.1
Termination
. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:
(a)    by mutual written consent of the Company and Acquiror;
(b)    by the Company or Acquiror if (i) any Governmental Authority that must grant a Requisite Regulatory Approval has denied such approval and such denial has become final and non-appealable,
(ii) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers or (iii) if there shall be adopted any Law that makes consummation of the Mergers illegal or otherwise prohibited;
(c)    by the Company if the Acquiror Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;
(d)    by the Company if there has been a Modification in Recommendation;
(e)    by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in
Section
 9.2(a)
or
Section
 9.2(b)
would not be satisfied at the Closing (a “
Terminating Company
Breach
”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its respective reasonable best efforts to cure such Terminating Company Breach (the “
Company
Cure Period
”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, or (ii) the Closing has not occurred on or before February 12, 2022 (which date shall be automatically extended for up to sixty (60) days if all conditions in
Article IX
have been satisfied or waived as of such date other than the receipt of all Requisite Regulatory Approvals, the “
Agreement
End
Date
”), unless Acquiror is in material breach hereof;
(f)    by Acquiror if the Company Stockholder Approval shall not have been obtained within ten (10) Business Days after the Registration Statement is declared effective and delivered or otherwise made available to stockholders; or
(g)    by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror or Merger Sub set forth in this Agreement, such that the conditions specified in
Section
 9.3(a)
and
Section
 9.3(b)
would not be satisfied at the Closing (a “
Terminating
Acquiror
Breach
”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to exercise such reasonable best efforts to cure such Terminating Acquiror Breach (the “
Acquiror
Cure Period
”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period or (ii) the Closing has not occurred on or before the Agreement End Date, unless the Company is in material breach hereof.
Section 10.2
Effect of Termination
. In the event of the termination of this Agreement pursuant to
Section
 10.1
, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of the Company, Acquiror or Merger Sub, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this
Section
 10.2
and
Article XI
and the Confidentiality Agreement shall survive any termination of this Agreement.
ARTICLE XI
MISCELLANEOUS
Section 11.1
Trust
Account
Waiver
. The Company acknowledges that Acquiror is a blank check company with the powers and privileges to effect a Business Combination. The Company further acknowledges that, as described in the prospectus dated February 12, 2021 (the “
Prospectus
”) available at www.sec.gov, substantially all of Acquiror assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a the trust account for the benefit of Acquiror, certain of its public stockholders and the underwriters of Acquiror’s initial public offering (the “
Trust
Account
”). The Company acknowledges that it has been advised by Acquiror that, except with respect to interest earned on the funds held in the Trust Account that may be released to Acquiror to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (a) if Acquiror completes the transactions which constitute a Business Combination, then to those Persons and in such amounts as described in the Prospectus; (b) if Acquiror fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to Acquiror in limited amounts to permit Acquiror to pay the costs and expenses of its liquidation and dissolution, and then to Acquiror’s public stockholders; and (c) if Acquiror holds a shareholder vote to amend Acquiror’s amended and restated memorandum and articles of association to modify the substance or timing of the obligation to redeem 100% of

Acquiror Common Shares if Acquiror fails to complete a Business Combination within the allotted time period, then for the redemption of any Acquiror Common Shares properly tendered in connection with such vote. For and in consideration of Acquiror entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, Contracts with Acquiror;
provided
, that (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Acquiror Share Redemptions) to the Company in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Acquiror’s ability to fulfill its obligation to effectuate the Acquiror Share Redemptions, or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).
Section 11.2
Waiver
. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
Section 11.3
Notices
. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email (in each case in this clause
(d)
, solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office
notification), addressed as follows:
(a)    If to Acquiror or Merger Sub prior to the Closing, or to the First-Step Surviving Corporation after the First Effective Time, to:
Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX
United Kingdom
Attention:    Khurram Kayani
Email:    Khurram@novatorcapital.com
with copies to (which shall not constitute notice):
Baker McKenzie LLP
100 New Bridge Street
London EC4V 6JA
United Kingdom
Attention:     Adam Eastell, Michael F. DeFranco, Derek Liu

Email:     adam.eastell@bakermckenzie.com,
michael.defranco@bakermckenzie.com, derek.liu@bakermckenzie.com
(b)    If to the Company prior to the Closing, or to the Surviving Corporation after the Second Effective Time, to:
Better HoldCo, Inc.
175 Greenwich St, 59
th
Floor
New York, NY 10007
Attention: Kevin Ryan
Email:    kryan@better.com
with copies to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Mitchell S. Eitel, Jared M. Fishman, Sarah P. Payne
Email: eitelm@sullcrom.com, fishmanj@sullcrom.com, paynes@sullcrom.com or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.
Section 11.4
Assignment
. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such purported assignment without prior written consent shall be void ab initio
. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
Section 11.5
Rights of Third Parties
. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that the D&O Indemnified Parties and the past, present and future directors, managers, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce,
Section
 11.16
; and, provided, further, that SoftBank and any other subscriber party to a Subscription Agreement who is a
non-U.S.
Person is an intended third-party beneficiary of
Section
 4.27
.
Section 11.6
Expenses
. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants;
provided
, that if the Closing shall occur, Acquiror shall (x) pay or cause to be paid, the Unpaid Transaction Expenses, and (y) pay or cause to be paid, the Acquiror Transaction Expenses, in each of case (x) and (y), in accordance with
Section
 2.4(c)
. For the avoidance of doubt, any payments to be made (or to cause to be made) by Acquiror pursuant to this
Section
 11.6
shall be paid upon consummation of the Mergers and release of proceeds from the Trust Account.
Section 11.7
Governing Law
. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 11.8
Headings; Counterparts
. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This

Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. Signatures to this Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
Section 11.9
Company
and
Acquiror
Disclosure
Letters
. The Company Disclosure Letter and the Acquiror Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter and/or the Acquiror Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of applicable Disclosure Letter if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.
Section 11.10
Entire Agreement
. (a) This Agreement (together with the Company Disclosure Letter and the Acquiror Disclosure Letter), (b) the Sponsor Support Agreement, (c) the Company Holders Support Agreement, (c) the Subscription Agreements, (d) the Sponsor Letter, (e) the IPO Insider Letter Agreement and (f) the Confidentiality Agreement, dated as of March 15, 2021, between Acquiror and the Company or its Affiliate (the “
Confidentiality Agreement
” and, together with the Sponsor Support Agreement, Company Holders Support Agreement, the Subscription Agreements, the Sponsor Letter and the IPO Insider Letter, the “
Ancillary
Agreements
”) constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement and the Ancillary Agreements.
Section 11.11
Amendments
. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.
Section 11.12
Publicity
.
(a)    All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Acquiror and the Company, which approval shall not be unreasonably withheld by any party;
provided
, that no party shall be required to obtain consent pursuant to this
Section
 11.12(a)
to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this
Section
 11.12(a)
.
(b)    The restriction in
Section
 11.12(a)
shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule;
provided
,
however
, that in such an event, the party making the announcement shall, except as prohibited by Law, use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to obtain approval or early termination under the HSR Act and to make any relating filing shall be deemed not to violate this
Section
 11.12
.
Section 11.13
Severability
. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.
Section 11.14
Jurisdiction; Waiver of Jury Trial
.
(a)    Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) (the “
Designated Courts
”), and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this
Section
 11.14
.
(b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
(c)    Acquiror hereby irrevocably appoints Cogency Global Inc., with offices at the date of this Agreement located at 850 New Burton Rd, Ste. 201, Dover, DE 19904, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the Designated Courts pursuant to this
Section
 11.14
. Acquiror agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in S ection
 11.3
, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Acquiror agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, each Acquiror agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this
Section
 11.14
. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.
Section 11.15
Enforcement
.
(a)    The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached (including failing to take such actions as are required of them hereunder to consummate this Agreement). It is accordingly agreed that the parties shall be entitled to an injunction, specific performance, or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages, prior to the valid termination of this Agreement in accordance with
Section
 10.1
, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.
(b)    The parties acknowledge and agree that this
Section
 11.15
is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.
Section 11.16
Non-Recourse
. Except in the case of claims against a Person in respect of such Person’s actual fraud:
(a)    Solely with respect to the Company, Acquiror and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, Acquiror and Merger Sub as named parties hereto; and
(b)    except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of the Company, Acquiror or Merger Sub and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror or Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.
Section 11.17
Non-Survival
of
Representations,
Warranties
and
Covenants
. Except (x) as otherwise contemplated by
Section
 10.2
, or (y) in the case of claims against a Person in respect of such Person’s actual fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Second Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this
Article XI
.
Section 11.18
Legal Representation
.
(a)    Acquiror hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates and each of their respective successors and assigns (including after the Closing, the Surviving Corporation) (all such parties, the “
Equityholder Waiving Parties
”), that Sullivan & Cromwell LLP and Buckley LLP (“
Equityholder Counsel
”) may represent the stockholders or holders of other equity interests of the Company or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “
Equityholder WP Group
”), in each case, solely in connection with any Action or obligation arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby, notwithstanding its prior representation of the Company and its Subsidiaries or other Equityholder Waiving Parties, and each of Acquiror and the Company on behalf of itself and the

Equityholder Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising from or relating to Equityholder Counsel’s prior representation of the Company, its Subsidiaries or of the Equityholder Waiving Parties. Acquiror and the Company, for itself and the Equityholder Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between the Company and its Subsidiaries or any member of the Equityholder WP Group and Equitytholder Counsel, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Surviving Corporation notwithstanding the Mergers, and instead survive, remain with and are controlled by the Equityholder WP Group (the “
Equityholder Privileged Communications
”), without any waiver thereof. Acquiror and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Equityholder Privileged Communications, whether located in the records or email server of the Surviving Corporation and its Subsidiaries, in any Action against or involving any of the parties after the Closing, and Acquiror and the Company agree not to assert that any privilege has been waived as to the Equityholder Privileged Communications, by virtue of the Mergers. All files, attorney notes, drafts or other documents in the Equityholder Counsel’s or Equityholder WP Group’s possession that are Equityholder Privileged Communications shall be the property of the Equityholder WP Group.
(b)    Each of Acquiror and the Company hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates and each of their respective successors and assigns (including after the Closing, the Surviving Corporation) (all such parties, the “
Acquiror Waiving Parties
”), that Baker & McKenzie LLP, Ropes & Gray LLP and Buchalter, a Professional Corporation (“
Acquiror Counsel
”) may represent the stockholders or holders of other equity interests of the Sponsor or of Acquiror or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “
Acquiror
WP
Group
”), in each case, solely in connection with any Action or obligation arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby, notwithstanding its prior representation of the Sponsor, Acquiror and its Subsidiaries, or other Acquiror Waiving Parties. Each of Acquiror and the Company, on behalf of itself and the Acquiror Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising from or relating to Acquiror Counsel’s prior representation of the Sponsor, Acquiror and its Subsidiaries, or other Acquiror Waiving Parties. Each of Acquiror and the Company, for itself and the Acquiror Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between the Sponsor, Acquiror, or its Subsidiaries, or any other member of the Acquiror WP Group, on the one hand, and Acquiror, on the other hand, made prior to the Closing, in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Surviving Corporation notwithstanding the Mergers, and instead survive, remain with and are controlled by the Acquiror WP Group (the “
Acquiror Privileged Communications
”), without any waiver thereof. Acquiror and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Acquiror Privileged Communications, whether located in the records or email server of the Surviving Corporation and its Subsidiaries, in any Action against or involving any of the parties after the Closing, and Acquiror and the Company agree not to assert that any privilege has been waived as to the Acquiror Privileged Communications, by virtue of the Mergers. All files, attorney notes, drafts or other documents in the Acquiror Counsel’s or Acquiror WP Group’s possession that are Acquiror Privileged Communications shall be the property of the Acquiror WP Group.
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IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer

AURORA MERGER SUB I, INC.

By:	/s/ Caroline Harding
Name: Caroline Harding
Title: President

BETTER HOLDCO, INC.

By:	/s/ Kevin Ryan
Name: Kevin Ryan
Title: Chief Financial Officer

ANNEX B
CERTIFICATE OF INCORPORATION
OF [
●
]
ARTICLE I
The name of this corporation is [●] (the “
Corporation
”).
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is [●]. The name of its registered agent at such address is [●].
ARTICLE III
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “
General Corporation Law
”).
ARTICLE IV
Section 4.1
Total Authorized Capital Stock
.
(a)    The total number of shares of all classes of stock that the Corporation has authority to issue is 3,250,000,000 shares, consisting of four (4) classes: 1,750,000,000 shares of Class A Common Stock, $0.0001 par value per share (“
Class
 A Common Stock
”), 600,000,000 shares of Class B Common Stock, $0.0001 par value per share (“
Class
 B Common Stock
”), 800,000,000 shares of Class C Common Stock, $0.0001 par value per share (“
Class
 C Common Stock
” and, together with the Class A Common Stock and the Class B Common Stock, the “
Common Stock
”) and 100,000,000 shares of Preferred Stock, $0.0001 par value per share (“
Preferred Stock
”).
(b)    The number of authorized shares of Class A Common Stock, Class B Common Stock or Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of Common Stock voting separately as a class shall be required therefor.
(c)    Except for the issuance of shares of Class B Common Stock issuable in respect of Options or Convertible Securities (each as defined below) outstanding immediately prior to the Effectiveness Date, a dividend payable in accordance with Section 4.3(c) of Article IV, or a subdivision, combination or reclassification in accordance with Section 4.3(d) of Article IV, the Corporation shall not at any time after the Effectiveness Date issue any additional shares of Class B Common Stock.
Section 4.2
Preferred Stock
.
(a)    The Corporation’s Board of Directors (the “
Board
”) is authorized, subject to any limitations prescribed by the law of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one (1) or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (the “
Certificate of Designation
”), to establish from time

to time the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.
(b)    Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu
with the rights of the Common Stock, the Preferred Stock or any future class or series of Preferred Stock or Common Stock.
Section 4.3
Rights of Common Stock
.
(a)    Except as otherwise provided in this Certificate of Incorporation or required by applicable law, shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.
(b)    Except as otherwise expressly provided by this Certificate of Incorporation or as required by applicable law, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (the “
Bylaws
”), and the holders of shares of Class A Common Stock and Class B Common Stock shall (i) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation and (ii) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by law, holders of shares of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one (1) or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to three (3) votes per share of Class B Common Stock held of record by such holder. Except as otherwise required by applicable law or provided in this Certificate of Incorporation, shares of Class C Common Stock will not be entitled to vote with respect to any matter and will not entitle the record holder thereof to any voting powers.
(c)    Shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be), holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be) and holders of Class C Common Stock shall receive shares of Class C Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, as applicable. Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Class A Common Stock, Class B Common Stock or Class C Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class.
(d)    Shares of Class A Common Stock, Class B Common Stock or Class C Common Stock may not be subdivided, combined or reclassified unless the shares of the other classes are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock, Class B Common Stock and Class C Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one (1) such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class.
(e)    Subject to any preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common, Class B Common Stock and Class C Common Stock, each voting separately as a class.
(f)    In the case of any distribution or payment in respect of the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock upon the merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock as a single class; provided, however, that shares of one (1) such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock is that any securities distributed to such holders have rights and obligations substantially similar to those set forth in this Certificate of Incorporation, including that the holder of a share Class B Common Stock have three (3) times the voting power of any securities distributed to the holder of a share of Class A Common Stock and any securities distributed to the holder of Class C Common Stock have no voting power except as otherwise required by applicable law or consistent with this Certificate of Incorporation, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class.
ARTICLE V
Section 5.1
Optional Conversions of Common Stock
.
(a)    Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock or Class C Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to convert any of such holder’s shares of such Class B Common Stock into shares of Class A Common Stock or Class C Common Stock, such holder shall deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws or any policies of the Corporation then in effect, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office of such holder’s election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock or Class C Common Stock issuable on conversion thereof are to be registered on the books of the Corporation. The Corporation shall, as soon as practicable thereafter, register on the Corporation’s books ownership of the number of shares of Class A Common Stock or Class C Common Stock to which such record holder of Class B Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid.
(b)    Each share of Class C Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class C Common Stock shall be entitled to convert any of such holder’s shares of such Class C Common Stock into shares of Class A Common Stock, such holder shall deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws or any policies of the Corporation then in effect, at the principal corporate office of the Corporation or of any transfer agent for the Class C Common Stock, and shall give written notice to the Corporation at its principal corporate office of such holder’s election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of the Corporation. The Corporation shall, as soon as practicable thereafter, register on the Corporation’s books ownership of the number of shares of Class A Common Stock to which such record holder of Class C Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid. Any conversion described in this Section 5.1 or Article V shall be deemed to have occurred immediately prior to the close of business on the date such notice of the election to convert is received by the Corporation, and the person or persons entitled to receive the applicable shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
Section 5.2
Mandatory Class
 B Conversions
.
(a)    Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock at 5:00 p.m. in New York City, New York on the:
(i)    trading day falling on or immediately after the date on which the number of shares of Class B Common Stock outstanding cease to be at least 5% of the total number of the then-outstanding shares of Common Stock,
(ii)    trading day falling on or immediately after the date of the affirmative vote of the holders of Class B Common Stock representing at least eighty-five percent (85%) of the voting power of the then-outstanding shares of Class B Common Stock, voting as a single class, elect to convert all the then-outstanding shares of Class B Common Stock to Class A Common Stock; and
(iii)    on any trading day specified by the Board no less than sixty and no more than 180 days following the date of the death or Permanent Disability of the Founder (each of the events referred to in clauses (i), (ii) and (iii) are referred to herein as an “
Automatic Conversion
” and, the date on which no shares of Class B Common Stock remain outstanding is referred to herein the “
Final Class
 B Conversion Date
”).
The Corporation shall provide notice of the Automatic Conversion of shares of Class B Common Stock pursuant to this Section 5.2 of Article V to record holders of such shares of Class B Common Stock as soon as practicable following the Automatic Conversion. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Automatic Conversion. Upon and after the Automatic Conversion, the person(s) registered on the Corporation’s books as the record holder of the shares of Class B Common Stock so converted immediately prior to the Automatic Conversion shall be registered on the Corporation’s books as the record holder(s) of the shares of Class A Common Stock issued upon Automatic Conversion of such shares of Class B Common Stock, without further action on the part of any such record holder thereof. Immediately upon the effectiveness of the Automatic Conversion, the rights of the holders of shares of Class B Common Stock as such shall cease, and such holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were converted.
(b)    Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock.
Section 5.3
Mandatory Class
 C Conversion
.
(a)    Following the Final Class B Conversion Date, on the date or time (including a time determined by the happening of a future event) specified by (i) the holders of a majority of the then-outstanding shares of Class C Common Stock, voting as a separate class, or
(ii) two-thirds
of the Whole Board (as defined below), each outstanding share of Class C Common Stock shall automatically, without further action by the Corporation or the holders thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock.
(b)    Each share of Class C Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined below), other than a Transfer by a holder of such share as of the Effectiveness Date or such holder’s Affiliate to an Affiliate of the holder of such share as of the Effectiveness Date, of such share of Class C Common Stock; provided that in the event that such transferee of such share ceases to be an Affiliate, then a Transfer shall be deemed to occur and such share shall automatically convert without further action by the Corporation or the holder thereof.
Section 5.4
Administrative Matters
. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or this Certificate of Incorporation or the Bylaws, relating to the administration of the conversion of shares of the Class B Common Stock and Class C Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. With respect to Class B Common Stock, if the Corporation has reason to believe that a Transfer that is not a Permitted Transfer has occurred, the Corporation may request that the purported transferor furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a Transfer that is not a Permitted Transfer has occurred, and if such transferor does not within ten (10) days after the date of such request furnish sufficient (as determined in good faith by the Board) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock with deemed effect from the date of such Transfer and such conversion shall thereupon be registered on the books and records of the Corporation. Any actions taken by such Transferee in its capacity as a stockholder of shares of Class B Common Stock after such purported Transfer and before conversion thereof shall be deemed null and void ab initio
. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

Section 5.5
Definitions
.
(a)    “
Affiliate
” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including any general partner, managing member, officer, director or manager of such person and any venture capital, private equity, investment advisor or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management (or shares the same management, advisory company or investment advisor) with, such person.
(b)    “
Convertible Security
” means any evidences of indebtedness, shares or other securities (other than shares of Class B Common Stock) convertible into or exchangeable for Class B Common Stock, either directly or indirectly.
(c)    “
Effectiveness Date
” means the date on which the First Effective Time (as defined in the Merger Agreement) occurs.
(d)    “
Founder
” means Vishal Garg.
(e)    “
Family Member
” means, with respect to a Qualified Stockholder, (i) the spouse of such Qualified Stockholder, (ii) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of such Qualified Stockholder or (iii) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of the spouse of such Qualified Stockholder. Lineal descendants and siblings shall include adopted persons, but only so long as they are adopted during their minority.
(f)    “
Merger Agreement
” means that certain agreement and plan of merger, dated as of May 10, 2021, by and between Aurora Acquisition Corp., Aurora Merger Sub I, Inc. and Better Holdco, Inc.
(g)    “
Option
” means any rights, options, restricted stock units or warrants to subscribe for, purchase or otherwise acquire Class B Common Stock or any Convertible Security.
(h)    “
Permanent Disability
” means a permanent and total disability such that the Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which would reasonably be expected to result in death within twelve (12) months or which has lasted or would reasonably be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute whether the Founder has suffered a Permanent Disability, no Permanent Disability of the Founder shall be deemed to have occurred unless and until an affirmative ruling regarding such Permanent Disability has been made by a court of competent jurisdiction, and such ruling has become final and nonappealable.
(i)    “
Permitted Entity
” means, with respect to a Qualified Stockholder, (i) any general partnership, limited partnership, limited liability company, corporation, trust or other entity only so long as one or more Qualified Stockholders hold direct or indirect Voting Control of such entity or (ii) solely with respect to a Qualified Stockholder that is a venture capital, private equity or similar private investment fund, any general partner, managing member, officer or director of such Qualified Stockholder or an affiliated investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management or advisory company with, such Qualified Stockholder; or (iii) any other corporation, partnership, limited liability company, trust, individual or other person approved by the Board.
(j)    “
Permitted Family Member
” means, with respect to a Qualified Stockholder, a Family Member of such Qualified Stockholder for only so long as such Qualified Stockholder retains Voting Control with respect to the shares of Class B Common Stock held by such Family Member.

(k)    “
Permitted Foundation
” means, with respect to a Qualified Stockholder, a trust or corporation that is tax-exempt
under the Code (as defined below) only so long as (i) one or more Qualified Stockholders have Voting Control with respect to the shares of Class B Common Stock held by such trust or corporation and (ii) the Transfer to such trust or organization does not involve any payment of cash, securities, property or other monetary consideration to such Qualified Stockholder.
(l)    “
Permitted IRA
” means an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (the “
Code
”), or a pension, profit sharing, stock bonus or other type of plan or trust of which a Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code but only so long as in each case such Qualified Stockholder has Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust.
(m)     “
Permitted Transfer
” means any Transfer of a share of Class B Common Stock:
(i)    by a Qualified Stockholder to (A) any Permitted Trust of such Qualified Stockholder, (B) any Permitted IRA of such Qualified Stockholder, (C) any Permitted Entity of such Qualified Stockholder, (D) any Permitted Foundation of such Qualified Stockholder, and (E) any Permitted Family Member of such Qualified Stockholder; or
(ii)    by a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation of a Qualified Stockholder to (A) such Qualified Stockholder, or (B) any other Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation of such Qualified Stockholder. For the avoidance of doubt, (1) a Transfer to any broker or other nominee of a Qualified Stockholder or its Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation, acting in such nominee or agent role, shall be deemed a Permitted Transfer hereunder; (2) a Transfer to any custodian, executor, personal representative or other fiduciary who shall be a Qualifying Fiduciary for the account of the Qualified Stockholder or any Family Member shall be deemed a Permitted Transfer hereunder to such Qualified Stockholder or Family Member, as the case may be, (3) the direct Transfer of any share of Class B Common Stock by a holder thereof to any other person shall qualify as a “Permitted Transfer”, if such Transfer could have been completed indirectly through one or more transactions involving more than one Transfer, so long as each Transfer in such transaction or transactions would otherwise have qualified as a “Permitted Transfer”; and (4) a Transfer may qualify as a “Permitted Transfer” under any one or more than one of the clauses of this Section 5.5 of Article V as may be applicable to such Transfer, without regard to any proviso in, or requirement of, any other clause(s) of this Section 5.5 of Article V.
(n)    “
Permitted Transferee
” means a transferee of shares of Class B Common Stock received in a Permitted Transfer.
(o)    “
Permitted Trust
” means, with respect to a Qualified Stockholder, a trust of which each trustee is a Qualifying Fiduciary and which (i) is for the benefit of such Qualified Stockholder and/or persons other than such Qualified Stockholder, or (ii) under its terms such Qualified Stockholder has retained a “qualified interest” within the meaning of Section 2702(b)(1) of the Code or a reversionary interest, in either case (i) or (ii), only so long as such Qualified Stockholder holds Voting Control with respect to the shares of Class B Common Stock held by such trust.
(p)    “
Qualifying Fiduciary
” means a person who (i) is an executor, personal representative, administrator, trustee (including a trustee of a voting trust), manager, managing member, general partner, director, officer or any other agent and is acting in such capacity and (ii) manages, controls or otherwise has decision-making authority in such capacity, but, in each case, only so long as one or more Qualified Stockholders holds Voting Control with respect to any shares of Class B Common Stock held by such person acting in such capacity.

(q)    “
Qualified Stockholder
” means (i) each record holder of a share of Class B Common Stock on the Effectiveness Date (including, for the avoidance of doubt, each holder that received shares of Class B Common Stock pursuant to the Merger Agreement); (ii) each initial registered holder of any shares of Class B Common Stock originally issued by the Corporation after the Effectiveness Date pursuant to the exercise or conversion of any Option or Convertible Security that, in each case, was outstanding as of the Effectiveness Date; (iii) each natural person who, prior to the Effectiveness Date, Transferred shares of capital stock of Better HoldCo, Inc. to a Permitted Trust, Permitted IRA, Permitted Entity, Permitted Foundation or Permitted Family Member.
(r)    “
Transfer
” means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, of Common Stock, including, without limitation, a transfer of a share of Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article V:
(i)    the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or any other action of the stockholders permitted by this Certificate of Incorporation;
(ii)    entering into or amending a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;
(iii)    the granting of a proxy by SVF II Beaver (DE) LLC, a Delaware limited liability company, or its Permitted Transferees, in favor of Founder as contemplated by that certain Irrevocable Voting Proxy, dated as of April 7, 2021, by and between SVF II Beaver (DE) LLC and the Founder (as amended before the Effectiveness Date);
(iv)    entering into a voting trust, agreement or arrangement (with or without granting a proxy) pursuant to a written agreement to which the Corporation is a party;
(v)    the pledge of shares of Common Stock or granting a lien with respect thereto by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;
(vi)    the fact that, as of the Effectiveness Date or at any time after the Effectiveness Date, the spouse of any holder of Common Stock possesses or obtains an interest in such holder’s shares of Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Common Stock (including a Transfer by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order);
(vii)    in connection with a merger or consolidation of the Corporation with or into any other person, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, that has been approved by the Board, the entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved by the Board;
(viii)    the entering into a trading plan pursuant to Rule
10b5-1
under the Securities Exchange Act of 1934, as amended, with a broker or other nominee where the holder entering into the plan retains all voting control over the shares; provided, however, that a Transfer of such shares of Class B Common Stock by such broker or other nominee shall constitute a “Transfer” at the time of such Transfer; or
(ix)    the entry into any legally binding contract or other arrangement providing for the Transfer of any share of Class B Common Stock during the period between (A) the entry into such contract or other arrangement and (B) the settlement of such Transfer; provided that (x) such settlement period does not exceed 180 days (or such longer period approved by the Board) and (y) the settlement of such Transfer, if such settlement occurs, occurs within such
180-day
settlement period (or such longer period as may be approved by the Board).
A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by an entity that is a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation, as of the date that such entity is no longer a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation.
(s)    “
Voting Control
” means, with respect to a share of Common Stock, the exclusive power to vote or direct the voting of such share by proxy, voting agreement, retained right, delegation or otherwise.
Section 5.6
Retirement of Converted Shares
. In the event any shares of Class B Common Stock or Class C Common Stock are converted into shares of Class A Common Stock pursuant to this Article V, the shares of Class B Common Stock or Class C Common Stock so converted shall be retired and shall not be reissued by the Corporation.
Section 5.7
Dividends and Distributions
. Notwithstanding anything to the contrary in Sections 5.1, 5.2, 5.3 or 5.4 of this Article V, if the date on which any share of Class B Common Stock or Class C Common Stock is converted into Class A Common Stock pursuant to this Article V occurs after the record date for the determination of the holders of Class B Common Stock or Class C Common Stock entitled to receive any dividend or distribution to be paid on the shares of Class B Common Stock or Class C Common Stock, the holder of such shares of Class B Common Stock or Class C Common Stock as of such record date will be entitled to receive such dividend or distribution on such payment date; provided, that, notwithstanding any other provision of this Certificate of Incorporation, to the extent that any such dividend or distribution is payable in shares of Class B Common Stock or Class C Common Stock, such dividend or distribution shall be deemed to have been declared, and shall be payable in, shares of Class A Common Stock and no shares of Class B Common Stock or Class C Common Stock shall be issued in payment thereof.
Section 5.8
Reserved Authorized Share Capital
. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock and Class C Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock and Class C Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock and Class C Common Stock, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to this Certificate of

Incorporation. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable
shares. The Corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.
ARTICLE VI
Section 6.1
Board Powers
. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
Section 6.2
Board Composition
. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “
Whole Board
” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Subject to the special rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, each director of the Corporation shall be elected at each annual meeting of stockholders. No stockholder entitled to vote at an election for directors of the Corporation may cumulate votes. Each director shall hold office until the next annual meeting and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director of the Corporation may be removed from office by the stockholders of the Corporation as provided in Section 141(k) of the General Corporation Law. Any director of the Corporation may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws.
Section 6.3
Board Vacancies
. Subject to the special rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Section 6.4
Board Quorum
. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.
Section 6.5
Director Election
. Election of directors need not be by written ballot unless the Bylaws shall so provide.
ARTICLE VII
Section 7.1
Corporate Opportunities
. Except as set forth in Section 7.2 of this Article VII, to the extent permitted by the General Corporation Law, if any non-employee
director (or any of his or her affiliates) of the Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity in the same or similar activity or line of business as the Corporation, the Corporation shall have no interest or expectancy in being offered by such
non-employee
director any opportunity to participate in such corporate opportunity, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation and without limiting the scope of such renunciation, such person (a) shall have no duty to communicate or present such corporate opportunity to the Corporation and (b) shall have the right to hold any such corporate opportunity for its (and its officers’, directors’, agents’, stockholders’ or affiliates’) own account or to recommend, sell, assign or transfer such corporate opportunity to any individual, corporation (including not-for-profit),
general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature other than the Corporation; provided, however, that the foregoing shall not preclude or prevent the Corporation from pursuing any corporate opportunity that may be presented to it by any means.
Section 7.2
Non-Employee
Directors
. Notwithstanding the provisions of Section 7.1 of this Article VII, the Corporation does not renounce any interest or expectancy it may have in any corporate opportunity that is offered to any non-employee
director, if such opportunity is expressly offered to such
non-employee
director (or his or her affiliates) solely in, and as a direct result of, his or her capacity as a director of the Corporation.
ARTICLE VIII
The Corporation hereby elects not to be governed by Section 203 of the General Corporation Law.
ARTICLE IX
Section 9.1
Director Liability
. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.
Section 9.2
Effect of Amendments
. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.
Section 9.3
Indemnification
. To the fullest extent permitted by applicable law, the Corporation may provide indemnification of (and advancement of expenses to) directors, officers, and other agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through the Bylaws, agreements with such directors, officers, agents or other persons, vote of stockholders or disinterested directors or otherwise.
ARTICLE X
The Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), any time after the Final Class B Conversion Date, the affirmative vote of the holders of at least two-thirds
(2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws; provided, further, that if two-thirds
(2/3) of the Whole Board has approved such adoption, amendment or repeal of any provisions of the Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.
ARTICLE XI
Section 11.1
Stockholder Actions
. Subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided, that prior to the trading day falling on or immediately after the date on which the number of shares of Class B Common Stock outstanding cease to be at least 15% of the total number of the then-outstanding shares of Common Stock, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the General Corporation Law.
Section 11.2
Special Meetings
. Special meetings of stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws) or any two (2) Directors, and may not be called by any other person or persons; provided, however, that at any time before the Final Class B Conversion Date, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be promptly called by the Chairperson of the Board, the Chief Executive Officer, or the Lead Independent Director upon the written request of holders of at least fifty percent (50%) in voting power of the stock of the Corporation entitled to vote generally in the election of directors. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Section 11.3
Notice of Director Nominations
. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.
ARTICLE XII
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of this corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of this corporation to this corporation or this corporation’s stockholders, (c) any action arising pursuant to any provision of the General Corporation Law or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of this Corporation shall be deemed to have notice of and consented to the provisions of this Article XII. This Article XII shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
If any action the subject matter of which is within the scope of this Article XII is filed in a court other than a court located within the State of Delaware (a “
Foreign Action
”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article XII (an “
Enforcement Action
”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
ARTICLE XIII
If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Certificate of Incorporation (including without limitation, all portions of any section of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall remain in full force and effect.
ARTICLE XIV
Section 14.1
Amendment - General
. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation (including any Certificate of Designation), and subject to Sections 4.1 and 4.2(a) of Article IV, the affirmative vote of the holders of at least two-thirds
(2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or adopt, whether by merger or otherwise, any provision inconsistent with Sections 4.1(b), 4.1(c), 4.2 and, after the Final Class B Conversion Date, 4.3 of Article IV, Article V (other than Section 5.2 of Article V), Article VI, Article X, Article XI, Article XII, Article XIII, Article XIV, or this Section 14.1 of this Article XIV (the “
Specified Provisions
”); provided, further, that if
two-thirds
(2/3) of the Whole Board has approved such amendment or repeal of, or any provision inconsistent with, the Specified Provisions, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt, whether by merger or otherwise, any provision inconsistent with, the Specified Provisions.
Section 14.2
Amendment - Class
 B Vote
. Notwithstanding any other provision of this Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation (including any Certificate of Designation), at any time prior to the Final Class B Conversion Date, the affirmative vote of the holders of Class B Common Stock representing at least eighty- five percent (85%) of the voting power of the then-outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to amend or repeal or adopt, whether by merger or otherwise, any provision inconsistent with, Section 4.3 of Article IV (insofar as such amendment or provision would affect the voting power of the shares of Class B Common Stock) and Section 5.2 of Article V. For the avoidance of doubt, at any time after the Final Class B Conversion Date, this Section 14.2 of Article XIV shall no longer be in effect.
[IN WITNESS WHEREOF, said Corporation has caused this Certificate of Incorporation to be signed by its duly authorized officer this day of
, 202
and the foregoing facts stated herein are true and correct.]

[Name],
[●][Position of Authorized Officer]

ANNEX C
CERTIFICATE OF DOMESTICATION
OF
AURORA ACQUISITION CORP.

Pursuant to Title 8, Section 388
of the General Corporation Law of the State of Delaware
This Certificate of Domestication of Aurora Acquisition Corp. has been duly executed on and effective as of                     , 2021, and is being filed to domesticate the by the undersigned, an authorized officer. This document hereby certifies the following:
FIRST: Aurora Acquisition Corp. entity was first formed, incorporated, or created or otherwise came into being, on October 7, 2020. The jurisdiction where the non-United
States entity was first formed, incorporated, or created, or otherwise came into being, was the Cayman Islands.
SECOND: Aurora Acquisition Corp. was the name of the corporation immediately prior to the filing of this Certificate of Domestication.
THIRD: Better Home & Finance Holding Company is the name of the corporation as set forth in its Certificate of Incorporation filed with the Secretary of State of the State of Delaware.
FOURTH: The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of Aurora Acquisition Corp., or any other equivalent thereto under applicable law, immediately prior to the filing of this Certificate of Domestication, was the Cayman Islands.
FIFTH: The domestication of Aurora Acquisition Corp. has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of Aurora Acquisition Corp. and the conduct of its business or by applicable non-Delaware
law, as appropriate.
[Signature page to follow.]

IN WITNESS WHEREOF
, this Certificate Domestication has been executed by the undersigned, as of the          day of                     , 2021.

AURORA ACQUISITION CORP.

By:
Name:
Title:

ANNEX D

[
●
]
(a Delaware corporation)
BYLAWS
As Adopted [
●
], 2021 and
As Effective [
●
], 2021

D-ii

[
●
]
(a Delaware corporation)
BYLAWS
As Adopted [•], 202[•] and
As Effective [•], 202[•]
Article I - Stockholders
1.1
Annual Meetings
.
An annual meeting of stockholders shall be held for the election of directors at such date and time as the Board of Directors (the “
Board
”) of [•] (the “
Corporation
”) shall each year fix. The meeting may be held either at a place, within or without the State of Delaware as permitted by the Delaware General Corporation Law (the “
General Corporation Law
”), or by means of remote communication as the Board in its sole discretion may determine. Any proper business may be transacted at the annual meeting.
1.2
Special Meetings
.
Special meetings of stockholders for any purpose or purposes shall be called in the manner set forth in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “
Certificate of Incorporation
”). For so long as stockholders have the right under the Certificate of Incorporation to a call a special meeting of stockholders, stockholders holding the requisite percentage of the voting power of the Corporation specified in the Certificate of Incorporation on the record date established pursuant to Section 1.8 of these Bylaws and who otherwise comply with the requirement of this Sections 1.2 and 1.11 of these Bylaws may call a special meeting of stockholders. The person or persons calling any such meeting or requesting such meeting be called shall concurrently specify the purpose of such meeting and the business proposed to be transacted at such meeting. In connection with any request for a special meeting by the stockholders in accordance with the provisions of this Section 1.2, such request shall be in writing sent by registered mail to the Chairperson of the Board of Directors, the Chief Executive Officer, the Lead Independent Director, or the Secretary of the Corporation, or delivered to any such officer in person, and shall include the information required by Section 1.11 of these Bylaws. Subject to the immediately succeeding sentence, the Board shall cause notice of a meeting requested by the stockholders in accordance with this Section 1.2 to be given in accordance with Section 1.3 of these Bylaws as promptly as reasonably practicable and, in connection therewith, establish the time, date and place of such meeting which shall be held not more than one hundred twenty (120) nor less than thirty five (35) days after the Board has determined the stockholder or stockholders shall have satisfied the requirements in Section 1.11 of these Bylaws. Within five (5) business days after receiving all of the information specified in Section 1.11 of these Bylaws from a stockholder or stockholders of the Corporation, the Board shall determine whether such stockholder or stockholders have satisfied the requirements for calling a special meeting of the stockholders and notify the requesting party or parties of its finding. Any special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or any committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in Section 1.11 in all applicable respects.

1.3
Notice of Meetings
.
Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 7.1 of these Bylaws) stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting. In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation or these Bylaws, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting.
1.4
Adjournments
.
The chairperson of the meeting shall have the power to adjourn the meeting to another time, date and place (if any). Any meeting of stockholders, annual or special, may be adjourned from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken;
provided
,
however
, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. To the fullest extent permitted by law, the Board may postpone, reschedule or cancel any previously scheduled special or annual meeting of stockholders before it is to be held, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 1.3 hereof or otherwise, in which case notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 1.3 above.
1.5
Quorum
.
Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business;
provided
,
however
, that where a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes;
provided
,
however
, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
1.6
Organization
.
Meetings of stockholders shall be presided over by (a) such person as the Board may designate, or (b) in such person’s absence, the Chairperson of the Board, or (c) in such person’s absence, the Lead Independent

Director, or, (d) in such person’s absence, the Chief Executive Officer of the Corporation, or (e) in such person’s absence, the President of the Corporation, or (f) in the absence of such person, by a Vice President of the Corporation. Such person shall be the chairperson of the meeting and, subject to Section 1.10 of these Bylaws, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to such person to be in order. The Secretary of the Corporation shall act as the secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as the secretary of the meeting.
1.7
Voting; Proxies
.
Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. A nominee for director shall be elected to the Board if the number of votes cast “for” such nominee’s election exceed the number of votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes”
(or other shares of capital stock of the Corporation similarly not entitled to vote) not counted as a vote cast either “for” or “against” that director’s election);
provided
,
however
, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for nominations set forth in Section 1.11 of these Bylaws and (b) such nomination has not been withdrawn by such stockholder on or before the fourteenth (14th) day preceding the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission for the applicable meeting of stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Unless otherwise provided by applicable law, rule or regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter (or if there are two (2) or more classes or series of stock entitled to vote as separate classes, then in the case of each class or series, the holders of a majority of the voting power of the shares of stock of that class or series present in person or represented by proxy at the meeting voting for or against such matter). For purposes of this Bylaw, votes cast “for” or “against” and “abstentions” with respect to a given matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker nonvotes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.
1.8
Fixing Date for Determination of Stockholders of Record
.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided
,
however
, that the Board may fix a new record date for determination of stockholders entitled to notice of or to vote at the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the

Board, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
1.9
List of Stockholders Entitled to Vote
.
The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (
provided
,
however
, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network as permitted by applicable law (
provided
that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is held at a location where stockholders may attend in person, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
1.10
Inspectors of Elections
.
The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by electronic transmission from which it can be determined that the proxy was authorized by the stockholder, any written ballot or, if authorized by the Board, a ballot submitted by electronic transmission together with any information from which it can be determined that the electronic transmission was authorized by the stockholder, any information provided in a record of a vote if such vote was taken at the meeting by means of remote communication along with any information used to verify that any person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
1.11
Notice of Stockholder Business; Nominations
.
1.
Annual Meeting of Stockholders
.
(a)    Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.11 (the “
Record Stockholder
”), who is entitled to vote at such meeting and who complies with the notice and other procedures set forth in this Section 1.11 in all applicable respects. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule
14a-8
under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “
Exchange Act
”)), at an annual meeting of stockholders, and such stockholder must fully comply with the notice and other procedures set forth in this Section 1.11 to make such nominations or propose business before an annual meeting.
(b)    For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to Section 1.11.1(a) of these Bylaws:
(i)    the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and provide any updates or supplements to such notice at the times and in the forms required by this Section 1.11;
(ii)    such other business (other than the nomination of persons for election to the Board) must otherwise be a proper matter for stockholder action;
(iii)    if the Proposing Person (as defined below) has provided the Corporation with a Solicitation Notice (as defined below), such Proposing Person must, in the case of a proposal other than the nomination of persons for election to the Board, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Record Stockholder, and must, in either case, have included in such materials the Solicitation Notice; and
(iv)    if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.11, the Proposing Person proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.11.
To be timely, a Record Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (except in the case of the Corporation’s annual meeting held in 2022, for which such notice shall be timely if delivered in the same time period as if such meeting were a special meeting governed by Section 1.2 of these Bylaws);
provided
,
however
, that in the event that the date of the annual meeting is more than thirty (30) days before, or more than sixty (60) days after, such anniversary date, notice by the Record Stockholder to be timely must be so delivered (A) no earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period (or extend any time period) for providing the Record Stockholder’s notice. Such Record Stockholder’s notice shall set forth:
(x)    as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director:
(i)    the name, age, business address and residence address of such person;
(ii)    the principal occupation or employment of such nominee;
(iii)    the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined in Section 1.11.3(c));
(iv)    the date or dates such shares were acquired and the investment intent of such acquisition;
(v)    all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee, to the public disclosure of information regarding or related to such person provided to the Corporation by such person or otherwise pursuant to this Section 1.11 and to serving as a director if elected);
(vi)    a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at any future meeting at which such person would face reelection and acceptance of such resignation by the Board, in accordance with the Corporation’s Corporate Governance Guidelines;
1
and
(vii)    whether such person meets the independence requirements of the stock exchange upon which the Corporation’s Class A Common Stock is primarily traded.
(y)    as to any other business that the Record Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Proposing Person, including any anticipated benefit to any Proposing Person therefrom; and

1	Note to Draft : Governance Guidelines to contain resignation policy.

(z)    as to the Proposing Person giving the notice:
(i)    the current name and address of such Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger, if different;
(ii)    the class or series and number of shares of stock of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;
(iii)    whether and the extent to which any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement, as well as any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation) or any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees) is held directly or indirectly by or for the benefit of such Proposing Person, including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation;
(iv)    any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand;
(v)    any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
(vi)    any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder (the disclosures to be made pursuant to the foregoing clauses (iv) through (vi) are referred to as “
Disclosable Interests
”). For purposes hereof “Disclosable Interests” shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(vii)    such Proposing Person’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 1.11;
(viii)    a complete written description of any agreement, arrangement or understanding (whether oral or in writing) (including any knowledge that another person or entity is Acting in Concert (as defined in Section 1.11.3(c) of these Bylaws) with such Proposing Person) between or among such Proposing Person, any of its respective affiliates or associates and any other person Acting in Concert with any of the foregoing persons;
(ix)    as to each person whom such Proposing Person proposes to nominate for election or re-election
as a director, any agreement, arrangement or understanding of such person with any other person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director known to such Proposing Person after reasonable inquiry;
(x)    a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;
(xi)    a representation whether such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent being a “
Solicitation Notice
”); and
(xii)    any proxy, contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation.
The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board under the various rules and standards applicable to the Corporation.
A stockholder providing written notice required by this Section 1.11 will update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the close of business on the fifth (5th) business day prior to the meeting and, in the event of any adjournment or postponement thereof, the close of business on the fifth (5th) business day prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of the foregoing sentence, such update and supplement will be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement will be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.
(c) Notwithstanding anything in the second sentence of Section 1.11.1(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least ninety (90) days prior to such annual meeting), a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation no later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

2.
Special Meetings of Stockholders
.
(a)    Any stockholder or stockholders seeking to call a special meeting pursuant to the Certificate of Incorporation and Section 1.2 of these Bylaws shall provide information comparable to that required by this Section 1.11, to the extent applicable, in any request made pursuant thereto. From the date of delivery of the stockholder notice, such stockholder must give written notice to the Secretary of the Corporation at the principal executive offices of the Corporation of any change in the information provided pursuant to this Section 1.11, within two (2) business days thereof (each an “
Update
”), provided that any such Update shall be delivered by such stockholder at least two business days prior to the closing of the polls at the meeting.
3.
General
.
(a)    Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to be elected at a meeting of stockholders and serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder (as defined below)) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(b)    Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.11 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule
14a-8
under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(c)    For purposes of this Section 1.11 the following definitions shall apply:
(i)    a person shall be deemed to be “
Acting in Concert
” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or toward a common goal relating to the management, governance or control of the Corporation in substantial parallel with, such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (2) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in substantial parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;
(ii)    “
Associated Person
” shall mean with respect to any subject stockholder or other person (including any proposed nominee) (1) any person directly or indirectly controlling, controlled by or under common control with such stockholder or other person, (2) any beneficial owner of shares of stock of the

Corporation owned of record or beneficially by such stockholder or other person, (3) any associate (as defined in Rule 405 under the Securities Act of 1933, as amended (the “
Securities Act
”)), of such stockholder or other person, and (4) any person directly or indirectly controlling, controlled by or under common control or Acting in Concert with any such Associated Person;
(iii)    “
Proposing Person
” shall mean (1) the stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at a stockholder meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made, and (3) any Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made;
(iv)    “
Public Announcement
” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and
(v)    to be considered a “
Qualified Representative
” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the annual meeting; provided, however, that if the stockholder is (1) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership shall be deemed a Qualified Representative, (2) a corporation or a limited liability company, any officer or person who functions as the substantial equivalent of an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company shall be deemed a Qualified Representative or (z) a trust, any trustee of such trust shall be deemed a Qualified Representative. The Secretary of the Corporation, or any other person who shall be appointed to serve as the secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.
Article II – Board Of Directors
2.1
Number; Qualifications
.
The total number of directors constituting the Board (the “
Whole Board
”) shall be fixed from time to time in the manner set forth in the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.
2.2
Election; Resignation; Removal; Vacancies
.
(a)    Election of directors need not be by written ballot. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
(b)    Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at a later time or upon the happening of an event. Subject to the special rights of holders of any series of Preferred Stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation.
2.3
Regular Meetings
.
Regular meetings of the Board may be held at such places, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.
2.4
Special Meetings
.
Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, or president, or by resolution adopted by a majority of the Whole Board and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.
2.5
Remote Meetings Permitted
.
Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other remote communications by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other remote communications shall constitute presence in person at such meeting.
2.6
Quorum; Vote Required for Action
.
At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice thereof. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.
2.7
Organization
.
Meetings of the Board shall be presided over by (a) the Chairperson of the Board, or (b) in such person’s absence, the Lead Independent Director, or (c) in such person’s absence, by the Chief Executive Officer, or (d) in such person’s absence, by a chairperson chosen by the Board at the meeting. The Secretary shall act as the secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as the secretary of the meeting.
2.8
Unanimous Action by Directors in Lieu of a Meeting
.
Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.9
Powers
.
Except as otherwise provided by the Certificate of Incorporation or the General Corporation Law, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
2.10
Compensation of Directors
.
Members of the Board, as such, may receive, pursuant to a resolution of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board.
Article III - Committees
3.1
Committees
.
The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the General Corporation Law to be submitted to stockholders for approval, (b) adopting, amending or repealing any bylaw of the Corporation or (c) indemnifying directors of the Corporation. Each such committee shall serve at the pleasure of the Board and have such name as may be determined from time to time by resolution adopted by the Board.
3.2
Committee Rules
.
Each committee shall keep records of its proceedings and make such reports as the Board may from time to time request. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, any committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and may delegate to any such subcommittee any or all of the powers and authority of the committee. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III.

Article IV - Officers; Chairperson; Lead Independent Director
4.1
Generally
.
The officers of the Corporation shall consist of a Chief Executive Officer (who may be the Chairperson of the Board or the President), a President, a Secretary and a Treasurer and may consist of such other officers, including, without limitation, a Chief Financial Officer and one (1) or more Vice Presidents, as may from time to time be appointed by the Board. All officers shall be elected by the    Board;
provided
,
however
, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal. Any number of offices may be held by the same person. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board and the Board may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal.
4.2
Chief Executive Officer
.
Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:
(a)    to act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;
(b)    subject to Article I, Section 1.6 of these Bylaws, to preside at all meetings of the stockholders;
(c)    subject to Article I, Section 1.2 of these Bylaws, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as the Chief Executive Officer shall deem proper;
(d)    to affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board; and
(e)    to sign certificates for shares of stock of the Corporation (if any); and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.
4.3
Chairperson of the Board
.
Subject to the provisions of Section 2.7 of these Bylaws, the Chairperson of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe.

4.4
Lead Independent Director
.
The Board may, in its discretion, elect a lead independent director from among its members that are Independent Directors (as defined below) (such director, the “
Lead Independent Director
”). The Lead Independent Director shall preside at all meetings at which the Chairperson of the Board is not present and shall exercise such other powers and duties as may from time to time be assigned to such person by the Board or as prescribed by these Bylaws. For purposes of these Bylaws, “
Independent Director
” has the meaning ascribed to such term under the rules of the exchange upon which the Corporation’s Class A Common Stock is primarily traded.
4.5
President
.
The person holding the office of Chief Executive Officer shall be the President of the Corporation unless the Board shall have designated one (1) individual as the President and a different individual as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to the Chairperson of the Board, and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board.
4.6
Chief Financial Officer
.
The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer, or as the Board may from time to time prescribe.
4.7
Treasurer
.
The person holding the office of Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.
4.8
Vice President
.
Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or that are delegated to such Vice President by the Board or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer or President in the event of the Chief Executive Officer’s or President’s absence or disability.
4.9
Secretary
.
The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.

4.10
Delegation of Authority
.
The Board may from time to time delegate the powers or duties of any officer of the Corporation to any other officers or agents of the Corporation, notwithstanding any provision hereof.
4.11
Removal
.
Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided, that if the Board has empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed by the Chief Executive Officer. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights.
Article V - Stock
5.1
Certificates; Uncertificated Shares
.
The shares of capital stock of the Corporation shall be uncertificated shares;
provided
,
however
, that the resolution of the Board that the shares of capital stock of the Corporation shall be uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairperson or Vice-Chairperson of the Board, the Chief Executive Officer or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
5.2
Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares
.
The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
5.3
Other Regulations
.
Subject to applicable law, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board may establish.

Article VI - Indemnification
6.1
Directors and Executive Officers
.
The Corporation shall indemnify to the full extent permitted under and in any manner permitted under the General Corporation Law or any other applicable law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “
Proceeding
”), by reason of the fact that such person is or was a director or executive officer (for the purposes of this Article VI, “executive officers” shall be those persons designated by the Corporation as (a) executive officers for purposes of the disclosures required in the Corporation’s proxy and periodic reports or (b) officers for purposes of Section 16 of the Exchange Act) of the Corporation, or while serving as a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “
Another Enterprise
”), against expenses (including attorneys’ fees), judgments, fines (including any excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by applicable law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under Section 6.4 of these Bylaws.
6.2
Other Officers, Employees and Other Agents
.
The Corporation shall have power to indemnify (including the power to advance expenses in a manner consistent with Section 6.3 of these Bylaws) its other officers, employees and other agents as set forth in the General Corporation Law or any other applicable law. The Board shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board shall determine.
6.3
Expenses
.
The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding, by reason of the fact that such person is or was a director or executive officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of Another Enterprise, prior to the final disposition of the Proceeding, promptly following request therefor, all expenses (including attorneys’ fees) incurred by any director or executive officer in connection with such Proceeding provided, however, that if the General Corporation Law requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “
undertaking
”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “
final adjudication
”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.4 of these Bylaws, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director of the Corporation in which event this paragraph shall not apply) in any Proceeding, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the Proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.
6.4
Enforcement
.
Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Article VI shall be deemed to be contractual rights, shall vest when the person becomes a director or executive officer of the Corporation, shall continue as vested contract rights even if such person ceases to be a director or executive officer of the Corporation, and shall be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this Article VI to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the fullest extent permitted by applicable law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the General Corporation Law or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any Proceeding, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law or any other applicable law, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.
6.5
Non-Exclusivity
of Rights
.
The rights conferred on any person by this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law, or by any other applicable law.

6.6
Survival of Rights
.
The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, executive officer, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
6.7
Insurance
.
To the fullest extent permitted by the General Corporation Law or any other applicable law, the Corporation, upon approval by the Board, may purchase and maintain insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VI.
6.8
Amendments
.
Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI as in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding against any agent of the Corporation.
6.9
Saving Clause
.
If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under any other applicable law.
6.10
Certain Definitions and Construction of Terms
. For the purposes of Article VI of these Bylaws, the following definitions and rules of construction shall apply:
1.    The term “
Proceeding
” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
2.    The term “
expenses
” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any Proceeding.
3.    The term the “
Corporation
” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
4.    References to a “
director
,” “
executive officer
,” “
officer
,” “
employee
,” or “
agent
” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

5.    References to “
Another Enterprise
” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.
Article VII - Notices
7.1
Notice
.
1.
Form and Delivery
. Except as otherwise specifically required in these Bylaws (including, without limitation, Section 7.1.2 of these Bylaws) or by applicable law, all notices required to be given pursuant to these Bylaws shall be in writing and may (a) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 7.1.2 of these Bylaws, by sending such notice by facsimile, electronic mail or other form of electronic transmission. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given: (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person; (b) in the case of delivery by mail, upon deposit in the mail; (c) in the case of delivery by overnight express courier, when dispatched; and (d) in the case of delivery via facsimile, electronic mail or other form of electronic transmission, at the time provided in Section 7.1.2 of these Bylaws.
2.
Electronic Transmission
. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the General Corporation Law. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice;
provided
,
however
, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 7.1.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.
3.
Affidavit of Giving Notice
. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2
Waiver of Notice
.
Whenever notice is required to be given under any provision of the General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.
Article VIII - Interested Directors
8.1
Interested Directors
.
No contract or transaction between the Corporation and one (1) or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one (1) or more of its directors or officers are members of the board of directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if: (a) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders.
8.2
Quorum
.
Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.
Article IX - Miscellaneous
9.1
Fiscal Year
.
The fiscal year of the Corporation shall be determined by resolution of the Board.
9.2
Seal
.
The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board.
9.3
Form of Records
.
Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of any other information storage device or method, electronic or otherwise, provided
, that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the General Corporation Law.

9.4
Reliance Upon Books and Records
.
A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
9.5
Certificate of Incorporation Governs
.
In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.
9.6
Severability
.
If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.
9.7
Time Periods
.
In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
Article X - Amendment
Notwithstanding any other provision of these Bylaws, any alteration, amendment or repeal of these Bylaws, and any adoption of new Bylaws, shall require the approval of the Board or the stockholders of the Corporation as expressly provided in the Certificate of Incorporation.

CERTIFICATION OF BYLAWS
OF
[
●
]
(a Delaware corporation)
I, [●], certify that I am Secretary of [●], a Delaware corporation (the “
Corporation
”), that I am duly authorized to make and deliver this certification and that the attached Bylaws are a true and complete copy of the Bylaws of the Corporation in effect as of the date of this certificate.

Dated: [●], 202[●]
[●]

[Corporate Secretary]

ANNEX E
Execution Version
CONFIDENTIAL
ACQUIROR HOLDER SUPPORT AGREEMENT
This Acquiror Holder Support Agreement (this “
Agreement
”) is dated as of May 10, 2021, by and among Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement (as defined below)) (“
Acquiror
”), the Persons set forth on
Schedule I
hereto (each a “
Major Acquiror Shareholder
” and, collectively, the “
Major Acquiror Shareholders
”), and Better HoldCo, Inc., a Delaware corporation (the “
Company
”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, as of the date hereof, each Major Acquiror Shareholder is the holder of record and “beneficial owner” (within the meaning of Rule
13d-3
of the Exchange Act) of such number of shares of Acquiror Common Stock as are indicated opposite each of their names on
Schedule I
attached hereto (all such shares of Acquiror Common Stock, together with any shares of Acquiror Common Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Major Acquiror Shareholder during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “
Subject Shares
”);
WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, Aurora Merger Sub I, Inc., a Delaware corporation and direct wholly owned subsidiary of Acquiror (“
Merger Sub
”), and the Company entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “
Merger Agreemen
t”) pursuant to which, among other transactions, (i) Merger Sub will be merged with and into the Company, with the Company continuing on as the surviving entity, and (ii) the Company is to merge with and into Acquiror, with Acquiror continuing on as the surviving entity, in each case, on the terms and conditions set forth therein; and
WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
SHAREHOLDER SUPPORT AGREEMENT; COVENANTS
Section 1.1
Binding Effect of Merger Agreement
. Each Major Acquiror Shareholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Major Acquiror Shareholder shall be bound by and comply with Sections 6.6

(
Acquisition Proposals
) and 11.12 (
Publicity
) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Major Acquiror Shareholder was an original signatory to the Merger Agreement with respect to such provisions.
Section 1.2
No Transfer
. Until the earlier to occur of (a) the Second Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.1 thereof (the “
Expiration Time
”), each Major Acquiror Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Information Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “
Transfer
”) or (iii) publicly announce any intention to effect any Transfer.
Section 1.3
New Shares
. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to a Major Acquiror Shareholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Major Acquiror Shareholder purchases or otherwise acquires beneficial ownership of any Subject Shares or (c) a Major Acquiror Shareholder acquires the right to vote or share in the voting of any Subject Shares (collectively the “
New Securities
”), then such New Securities acquired or purchased by such Major Acquiror Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Major Acquiror Shareholder as of the date hereof.
Section 1.4
Shareholder Agreements
. Until the Expiration Time and subject to the Registration Statement being declared effective, each Major Acquiror Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company sought by or on behalf of the Board of Directors of the Company or otherwise undertaken in connection with the transactions contemplated by the Merger Agreement in a form reasonably acceptable to Acquiror (which written consent shall be delivered as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act and delivered or otherwise made available to shareholders, and in any event within three (3) Business Days after the Registration Statement is declared effective and delivered or otherwise made available to shareholders), each such Major Acquiror Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Major Acquiror Shareholder holder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:
(a)    to approve the change in the jurisdiction of incorporation of Acquiror to the State of Delaware;
(b)    to approve the change of Acquiror’s name in accordance with the Merger Agreement;
(c)    to approve and adopt the amendment and restatement of Acquiror’s Governing Documents, substantially in the forms attached as
Exhibits A
and
B
to the Merger Agreement in connection with the Domestication, including any separate or unbundled proposals as are required to implement the foregoing;
(d)    to approve and adopt of the Merger Agreement and approve the transactions contemplated thereby, including the Mergers, in accordance with applicable Law and exchange rules and regulations;
(e)    to approve of the issuance of shares of Acquiror Common Stock in connection with the Mergers and Domestication, and pursuant to the PIPE Backstop Agreement, the PIPE Assignment Agreements and the Redemption Backstop Agreement;

(f)    to approve and adopt the Incentive Equity Plan and Employee Stock Purchase Plan, substantially in the forms attached as
Exhibits F
and
G
to the Merger Agreement in connection with the Domestication;
(g)     to elect the directors selected and proposed by the Company, including one Acquiror Nominee Director, to be the Board of Directors of Acquiror effective as of the Closing in accordance with the terms of
Section
 7.6
of the Merger Agreement;
(h)    to approve and adopt any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto;
(i)    to approve and adopt any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby;
(j)     to adjourn the Acquiror Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing;
(k)    to vote against any merger, asset purchase or other business combination transaction (other than the Merger Agreement and the transactions contemplated thereby); and
(l)    to vote against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Mergers, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Acquiror under the Merger Agreement or (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled.
Section 1.5 Cooperation
. Each Major Acquiror Shareholder agrees that it shall use all reasonable efforts to cooperate with Acquiror and the Company in connection with any review of the Transactions by any Governmental Authority, including without limitation, by providing to Acquiror for delivery to the applicable Governmental Authority as soon as practicable following its receipt in writing of such a request, all such information about such Major Acquiror Shareholder and any of its Affiliates requested by any such Governmental Authority. and to take such other action as soon as practicable as may be reasonably necessary or as another party hereto may reasonably request to enable the parties to satisfy the condition set forth in Section 9.1(d) of the Merger Agreement.
Each Major Acquiror Shareholder hereby agrees that such Major Acquiror Shareholder shall not commit or agree to take any action inconsistent with the foregoing.
Section 1.6
No Challenges
. Each Major Acquiror Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach or violation of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Merger Agreement or the transactions contemplated thereby.
Section 1.7
Further Assurances
. Each Major Acquiror Shareholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to carry out its obligations under this Agreement the actions and consummate the Mergers and the other transactions contemplated by this Agreement and the Merger Agreement (including the transactions contemplated thereby), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.8
No Inconsistent Agreement
. Each Major Acquiror Shareholder hereby represents and covenants that such Major Acquiror Shareholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Major Acquiror Shareholder’s obligations hereunder.
Section 1.9
Consent to Disclosure
. Each Major Acquiror Shareholder hereby consents to the publication and disclosure in the Proxy Statement/Information Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of such Major Acquiror Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Major Acquiror Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. Each Major Acquiror Shareholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).
Section 1.10
Release
. Each Major Acquiror Shareholder by execution of this Agreement, on behalf of himself, herself or itself and each of his, her or its heirs, administrators, estates, executors, personal representatives, successors and assigns (collectively, the “
Releasors
”), hereby irrevocably releases and forever discharges each of Acquiror, the Company and each of their respective Affiliates, predecessors, officers, directors, stockholders, members, agents, representatives, successors and assigns (individually, a “
Releasee
” and, collectively, the “
Releasees
”) from any and all actions, causes of action, claims, demands, debts, damages, costs, losses, penalties, attorneys’ fees, obligations, judgments, expenses, compensation, rights and liabilities of any nature whatsoever, in law or equity, whether known or unknown, contingent or otherwise, arising out of or related to such Major Acquiror Shareholder’s ownership or voting rights in respect of the Subject Shares or pursuant to the Acquiror’s Governing Documents (“
Claims
”), which the Releasor now has, may ever have had in the past or may have in the future against any of the respective Releasees by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the Closing that arises from or out of, is based upon or relates to the Acquiror, including without limitation Claims relating to, in connection with or arising from the Merger Agreement, the Mergers or the transactions contemplated thereby, the due authorization and execution and fairness (to the undersigned or otherwise) of the Merger Agreement, the Mergers or the other transactions contemplated by thereby, and the consideration provided for in the Merger Agreement upon consummation of the Mergers. Each Major Acquiror Shareholder acknowledges that it has been advised and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Each Major Acquiror Shareholder, being aware of said code section, agrees to expressly waive any rights it may have thereunder, as well as under any other statute or common law principles of similar effect.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1
Representations
and
Warranties
of
Each
Major Acquiror Shareholder
. Except as set forth in the Acquiror SEC Filings (filed or submitted prior to the date of this Agreement (excluding (i) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (ii) any exhibits or other documents appended thereto), each Major Acquiror Shareholder represents and warrants to Acquiror and the Company as follows:
(a)
Organization; Due Authorization
. If such Major Acquiror Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Major Acquiror Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Major Acquiror Shareholder. If such Major Acquiror Shareholder is an individual, such Major Acquiror Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by the Major Acquiror Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Major Acquiror Shareholder, enforceable against the Major Acquiror Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).
(b)
Ownership
. Such Major Acquiror Shareholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Major Acquiror Shareholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Acquiror’s Governing Documents, (iii) the Merger Agreement, or (iv) the Shareholder Agreements or (v) any applicable securities Laws. Such Major Acquiror Shareholder’s Subject Shares are the only shares of Acquiror Common Stock owned of record or beneficially by such Major Acquiror Shareholder on the date of this Agreement. Other than the Acquiror Warrants set forth opposite such Major Acquiror Shareholder’s name on
Schedule I
, such Major Acquiror Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of the Acquiror.
(c)
No Conflicts
. The execution and delivery of this Agreement by each Major Acquiror Shareholder does not, and the performance by such Major Acquiror Shareholder of his, her or its obligations hereunder will not, (i) if such Major Acquiror Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Major Acquiror Shareholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Major Acquiror Shareholder or such Major Acquiror Shareholder’s Subject Shares) to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Major Acquiror Shareholder of its, his or her obligations under this Agreement.
(d)
No Agreements
. Each Major Acquiror Shareholder, represents that it is not party to any Contract or other agreement with respect to the Subject Shares, other than as disclosed in Acquiror’s registration statement on Form
S-1.
(e)
Litigation
. There are no Actions pending against such Major Acquiror Shareholder, or to the knowledge of such Major Acquiror Shareholder threatened against such Major Acquiror Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Major Acquiror Shareholder of its, his or her obligations under this Agreement.

(f)
Brokerage Fees
. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Major Acquiror Shareholder, for which the Company or any of its Affiliates may become liable.
(g)
Acknowledgment
. Such Major Acquiror Shareholder understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Major Acquiror Shareholder’s execution and delivery of this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.1
Termination
. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) as to each Major Acquiror Shareholder, the written agreement of Acquiror, the Company and such Major Acquiror Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof;
provided
,
however
, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This
ARTICLE III
shall survive the termination of this Agreement.
Section 3.2
Governing Law
. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 3.3
Jurisdiction; Waiver of Jury Trial
.
(a)    Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this
Section
 3.3
.
(b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)    Each Major Acquiror Shareholder hereby irrevocably appoints Cogency Global Inc., with offices at the date of this Agreement located at 850 New Burton Road, Suite 201, Dover, DE 19904, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any court located in the State of Delaware pursuant to
Section
 3.3(a)
. The Each Major Acquiror Shareholder agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in
Section
 3.8
, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each Major Acquiror Shareholder agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, each Major Acquiror Shareholder agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this
Section
 3.3(c)
. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.
Section 3.4
Assignment
. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, delegated or transferred (including by operation of law) without, as to each Major Acquiror Shareholder, the prior written consent of Acquiror, the Company and such Major Acquiror Shareholder. Any attempted assignment in violation of the terms of this
Section
 3.4
shall be null and void,
ab initio
.
Section 3.5
Specific Performance
. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.
Section 3.6
Amendment; Waiver
. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon, with respect to each Major Acquiror Shareholder, the execution and delivery of a written agreement executed by Acquiror, the Company and such Major Acquiror Shareholder.
Section 3.7
Severability
. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
Section 3.8
Notices
. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by email (in each case in this clause (d), solely if receipt is confirmed, but excluding any automated reply, such as an out-
of-office
notification), addressed as follows:
If to Acquiror
:
Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX

United Kingdom
Attention:    Prabhu Narasimhan
Email:    Prabhu@novatorcapital.com
with a copy to (which will not constitute notice):
Baker McKenzie LLP
100 New Bridge Street
London EC4V 6JA
United Kingdom
Attention:    Adam Eastell
Michael F. DeFranco
Derek Liu
Email:     adam.eastell@bakermckenzie.com
michael.defranco@bakermckenzie.com
derek.liu@bakermckenzie.com
If to the Company
:
Better HoldCo, Inc. 175
Greenwich St, 59
th
Floor
New York, NY 10007
Attention: Kevin Ryan
Email: kryan@better.com
with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:    Mitchell S. Eitel
Jared M. Fishman
Sarah P. Payne
Email:         eitelm@sullcrom.com
fishmanj@sullcrom.com
paynes@sullcrom.com
If to a Major Acquiror Shareholder
:
To such Major Acquiror Shareholder’s address set forth in
Schedule I
Section 3.9
Counterparts
. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.
Section 3.10
Entire Agreement
. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.
Section 3.11
Several Liability
. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.12
Effectiveness
. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto.
Section 3.13
Third Parties
. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, any right or remedies under or by reason of this Agreement, as a third party beneficiary or otherwise.
Section 3.14
Limitation
. Each Major Acquiror Shareholder makes their agreements and understandings herein solely in its capacities as record holder and beneficial owners of the Subject Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a representative of such Major Acquiror Shareholder solely in his or her capacity as a director or officer of the Acquiror.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the Major Acquiror Shareholders, Acquiror, and the Company have each caused this Acquiror Holder Support Agreement to be duly executed as of the date first written above.

MAJOR ACQUIROR SHAREHOLDERS:

NOVATOR CAPITAL SPONSOR LIMITED

By:	/s/ Jan Rottiers
Name: Jan Rottiers
Title: Director

By:	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

SHRAVIN MITTAL

/s/ Shravin Mittal

UNBOUND HOLDCO LTD.

By:	/s/ Shravin Mittal
Name: Shravin Mittal
Title: Director

[Signature Page to Acquiror Holder Support Agreement]

ACQUIROR:

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer

[Signature Page to Acquiror Holder Support Agreement]

COMPANY:

BETTER HOLDCO, INC.

By:	/s/ Kevin Ryan
Name: Kevin Ryan
Title: Chief Financial Officer

[Signature Page to Acquiror Holder Support Agreement]

ANNEX F
EXECUTION VERSION
COMPANY HOLDER SUPPORT AGREEMENT
This Company Holder Support Agreement (this “
Agreement
”) is dated as of May 10, 2021, by and among Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement (as defined below)) (“
Acquiror
”), the Persons set forth on
Schedule I
hereto (each, a “
Major Company Stockholder
” and, collectively, the “
Major Company Stockholders
”), and Better HoldCo, Inc., a Delaware corporation (the “
Company
”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, as of the date hereof, the Major Company Stockholders are the holders of record and “beneficial owners” (within the meaning of Rule
13d-3
of the Exchange Act) of such number of shares of Company Capital Stock as are indicated opposite each of their names on
Schedule I
attached hereto (all such shares of Company Capital Stock, together with any shares of Company Capital Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Major Company Stockholders during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “
Subject Shares
”);
WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, Aurora Merger Sub I, Inc., a Delaware corporation and direct wholly owned subsidiary of Acquiror (“
Merger Sub
”), and the Company entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “
Merger Agreemen
t”) pursuant to which, among other transactions, (i) Merger Sub will be merged with and into the Company, with the Company continuing on as the surviving entity, and (ii) the Company is to merge with and into Acquiror, with Acquiror continuing on as the surviving entity, in each case, on the terms and conditions set forth therein; and
WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
STOCKHOLDER SUPPORT AGREEMENT; COVENANTS
Section 1.1
Binding Effect of Merger Agreement
. Each Major Company Stockholder hereby acknowledges that it has received a copy of the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Major Company Stockholder shall be bound by and comply with Sections 6.6 (
Acquisition Proposals
) and 11.12 (
Publicity
) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Major Company Stockholder was an original signatory to the Merger Agreement with respect to such provisions.

Section 1.2
No Transfer
. Until the earlier to occur of (a) the Second Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.1 thereof (the “
Expiration Time
”), each Major Company Stockholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Information Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “
Transfer
”) or (iii) publicly announce any intention to effect any Transfer;
provided
,
however
, that the foregoing shall not be deemed to restrict any Major Company Stockholder that is not an individual from making distributions in respect of its Subject Shares to such Major Company Stockholder’s members, limited partners or other interest holders, as the case may be, so long as such members, limited partners or other interest holders execute a joinder to this Agreement agreeing to be bound by the terms and conditions hereof (including the provisions in Article III (
Lock Up
) to the extent applicable).
Section 1.3
New Shares
. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to a Major Company Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Major Company Stockholder purchases or otherwise acquires beneficial ownership of any Subject Shares or (c) a Major Company Stockholder acquires the right to vote or share in the voting of any Subject Shares (collectively the “
New Securities
”), then such New Securities acquired or purchased by such Major Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Major Company Stockholder as of the date hereof.
Section 1.4
Stockholder Agreements
. Until the Expiration Time and subject to the Registration Statement being declared effective, each Major Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company sought by or on behalf of the Board of Directors of the Company or otherwise undertaken in connection with the transactions contemplated by the Merger Agreement in a form reasonably acceptable to Acquiror (which written consent shall be delivered as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act and delivered or otherwise made available to stockholders, and in any event within three (3) Business Days after the Registration Statement is declared effective and delivered or otherwise made available to stockholders), each such Major Company Stockholders shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Major Company Stockholder holder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:
(a)    to approve and adopt the Merger Agreement and approve the transactions contemplated thereby, including the Mergers;
(b)    to approve and adopt the Preferred Stock Conversion, and approve the transactions contemplated thereby;
(c)    in any other circumstances upon which a consent or other approval is required under the Stockholder Agreements (as defined below) or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby, to vote, consent or approve (or cause to be voted, consented or approved) all of such Major Company Stockholder’s Subject Shares held at such time in favor thereof;
(d)    against any merger, purchase of all or substantially all of the Company’s assets or other business combination transaction (other than the Merger Agreement and the transactions contemplated thereby); and

F-2

(e)    against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Mergers, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled.
Section
 1.5 Cooperation
. Each Major Company Stockholder agrees that it shall use all reasonable efforts to cooperate with Acquiror and the Company in connection with any review of the Transactions by any Governmental Authority, including without limitation, by providing to Acquiror for delivery to the applicable Governmental Authority as soon as practicable following its receipt in writing of such a request, all such information about such Major Company Stockholder and any of its Affiliates requested by any such Governmental Authority, and to take such other action as soon as practicable as may be reasonably necessary or as another party hereto may reasonably request to enable the parties to satisfy the condition set forth in Section 9.1(d) of the Merger Agreement.
Each Major Company Stockholder hereby agrees that such Major Stockholder shall not commit or agree to take any action inconsistent with the foregoing.
Section 1.6
No Challenges
. Each Major Company Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach or violation of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Merger Agreement or the transactions contemplated thereby.
Section 1.7
Appraisal Rights
. Each Major Company Stockholder hereby waives and agrees not to exercise any right of appraisal or right to dissent with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement that such Major Company Stockholder may have with respect to the Subject Shares under applicable Law.
Section 1.8
Termination of Stockholder Agreements; Related Agreements
. Each Major Company Stockholder, severally and not jointly, hereby agrees to terminate, subject to and effective immediately prior to the Closing, all agreements to which such Major Company Stockholder is party that are set forth on
Schedule II
attached hereto, if applicable to such Major Company Stockholder (the “
Stockholder Agreements
”).
Section 1.9
Further Assurances
. Each Major Company Stockholder shall execute anddeliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to carry out its obligations under this Agreement the actions and consummate the Mergers and the other transactions contemplated by this Agreement and the Merger Agreement (including the transactions contemplated thereby), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.
Section 1.10
No Inconsistent Agreement
. Each Major Company Stockholder hereby represents and covenants that such Major Company Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Major Company Stockholder’s obligations hereunder.
Section 1.11
Consent to Disclosure
. Each Major Company Stockholder hereby consents to the publication and disclosure in the Proxy Statement/Information Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any

F-3

other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of such Major Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of suchMajor Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. Each Major Company Stockholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).
Section 1.12
Release
. Each Major Company Stockholder by execution of this Agreement, on behalf of himself, herself or itself and each of his, her or its heirs, administrators, estates, executors, personal representatives, successors and assigns (collectively, the “
Releasors
”), hereby irrevocably releases and forever discharges each of Acquiror, the Company and each of their respective Affiliates, predecessors, officers, directors, stockholders, members, agents, representatives, successors and assigns (individually, a “
Releasee
” and, collectively, the “
Releasees
”) from any and all actions, causes of action, claims, demands, debts, damages, costs, losses, penalties, attorneys’ fees, obligations, judgments, expenses, compensation, rights and liabilities of any nature whatsoever, in law or equity, whether known or unknown, contingent or otherwise, arising out of or related to such Major Company Stockholder’s ownership or voting rights in respect of the Subject Shares or pursuant to the Company’s Governing Documents (“
Claims
”), which the Releasor now has, may ever have had in the past or may have in the future against any of the respective Releasees by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the Closing that arises from or out of, is based upon or relates to the Company, including without limitation Claims relating to, in connection with or arising from the Merger Agreement, the Mergers or the transactions contemplated thereby, the due authorization and execution and fairness (to the undersigned or otherwise) of the Merger Agreement, the Mergers or the other transactions contemplated by thereby, and the consideration provided for in the Merger Agreement upon consummation of the Mergers. Each Major Company Stockholder acknowledges that it has been advised and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Each Major Company Stockholder, being aware of said code section, agrees to expressly waive any rights it may have thereunder, as well as under any other statute or common law principles of similar effect.
Section
 1.13 Registration Rights
. The parties hereto agree that each Major Company Stockholder shall be permitted to enter into the Registration Rights Agreement, substantially in the form attached as Exhibit D to the Merger Agreement, at the Closing.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1
Representations and Warranties of Each Major Company Stockholders
. Each Major Company Stockholder represents and warrants to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Major Company Stockholder) as follows:
(a)
Organization; Due Authorization
. If such Major Company Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Major Company Stockholder’s

F-4

corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Major Company Stockholder. If such Major Company Stockholder is an individual, such Major Company Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Major Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Major Company Stockholder, enforceable against such Major Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Major Company Stockholder.
(b)
Ownership
. Such Major Company Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Major Company Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company Governing Documents, (iii) the Merger Agreement, (iv) the Stockholder Agreements or (v) any applicable securities Laws. Such Major Company Stockholder’s Subject Shares are the only equity securities in the Company owned of record or beneficially by such Major Company Stockholder on the date of this Agreement, and none of such Major Company Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Voting Agreement. Other than the Company Warrants and the Options set forth opposite such Major Company Stockholder’s name on
Schedule I
, such Major Company Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.
(c)
No Conflicts
. The execution and delivery of this Agreement by such Major Company Stockholder does not, and the performance by such Major Company Stockholder of his, her or its obligations hereunder will not, (i) if such Major Company Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Major Company Stockholder or (ii)require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Major Company Stockholder or such Major Company Stockholder’s Subject Shares) to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Major Company Stockholder of its, his or her obligations under this Agreement.
(d)
Litigation
. There are no Actions pending against such Major Company Stockholder, or to the knowledge of such Major Company Stockholder threatened against such Major Company Stockholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Major Company Stockholder of its, his or her obligations under this Agreement.
(e)
Adequate Information
. Such Major Company Stockholder is an accredited investor (as defined in Rule 501 promulgated under the Securities Act) and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon Acquiror or the Company and based on such information as such Major Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Major Company Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Major Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares

F-5

held by such Major Company Stockholder older are irrevocable and result in the waiver of any right of the undersigned to demand appraisal in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware or any other Law.
(f)
Brokerage Fees
. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Major Company Stockholder, for which the Company or any of its Affiliates may become liable.
(g)
Acknowledgment
. Such Major Company Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Major Company Stockholder’s execution and delivery of this Agreement.
ARTICLE III
LOCK UP
Section 3.1
General Restrictions
. Except as set forth in
Section
 3.2
, from the Effective Date:
(a)    Each
Locked-Up
Major Stockholder (agrees that it, he or she shall not Transfer any Merger Shares prior to the date that is six (6) months from the Closing Date;
provided
that each
Locked-Up
Major Stockholder (or its, his or her permitted transferees pursuant to
Section
 3.2
) may Transfer up to
(x) one-third
(33%) of the Merger Shares held by it as of immediately following the Closing if the last reported sale price of the Acquiror Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least ninety (90) days after Closing Date; and up to (y) fifty percent (50%) of the Merger Shares held by it as of immediately following the Closing (in addition to the Merger Shares released pursuant to clause (x)), if the last reported sale price of the Acquiror Common Stock equals or exceeds $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least ninety (90) days after Closing Date (collectively, the “
Major Stockholder
Lock-up
Period
”).
(b)    Each member of the Management Team agrees that his or her (or his or her respective permitted transferees pursuant to
Section
 3.2
) shall not Transfer any Merger Shares prior to the date that is twelve (12) months after the Closing Date (the “
Management Team
Lock-up
Period
” and together with the Major Stockholder
Lock-up
Period, the “
Lock-up
Periods
”).
(c)    Following the expiration of the applicable
Lock-up
Periods, the Merger Shares may be sold without restriction under this Agreement.
Section 3.2
Permitted Transfers
. The provisions of
Section
 3.1
shall not apply to the following Transfers by the
Locked-Up
Stockholders:
(a)
Transfer with the Approval of the Surviving Corporation
. Any Transfer by any
Locked-Up
Stockholder pursuant to a merger, consolidation or other business combination of the Surviving Corporation that has been approved by the Surviving Corporation’s board of directors, and shall not apply after the date on which the Surviving Corporation completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Surviving Corporation’s stockholders having the right to exchange their Acquiror Common Stock for cash, securities or other property.

F-6

(b)
Transfers for Estate Planning
. Any
Locked-Up
Stockholder who is a natural Person, so long as the applicable transferee executes a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement applicable to such
Locked-Up
Stockholder, shall be permitted to make the following Transfers:
(i)    any Transfer of shares of Acquiror Common Stock by such
Locked-Up
Stockholder to its (1) Family Group without consideration, (2) a charitable organization or (3) pursuant to a domestic relations order;
provided
, that no further Transfer by such member of such
Locked-Up
Stockholder’s transferee may occur without compliance with the provisions of this Agreement; and
(ii)    upon the death of any
Locked-Up
Stockholder who is a natural Person, any distribution of any such shares of Acquiror Common Stock owned by such Stockholder by the will or other instrument taking effect at death of such
Locked-Up
Stockholder or by applicable laws of descent and distribution to such
Locked-Up
Stockholder’s estate, executors, administrators and personal representatives, and then to such
Locked-Up
Stockholder’s heirs, legatees or distributees;
provided
, that a Transfer by such transferor pursuant to this
Section
 3.2(b)(ii)
shall only be permitted if a Transfer to such transferee would have been permitted if the original
Locked-Up
Stockholder had been the transferor.
(c)
Transfers to Affiliates
. Each
Locked-Up
Stockholder shall be permitted to Transfer from time to time any or all of the Acquiror Common Stock owned by such
Locked-Up
Stockholder to any of its wholly-owned Affiliates or to a person or entity wholly owning such Stockholder.
(d)
Transfers in connection with Tax Withholdings or Equity Awards
. Each
Locked-Up
Stockholder shall be permitted to Transfer from time to time any or all of the Acquiror Common Stock owned by such
Locked-Up
Stockholder to the Surviving Corporation in connection with the exercise of options, including “net” or “cashless” exercises, or settlement of other equity awards, including any Transfer of shares of Acquiror Common Stock to the Surviving Corporation for the payment of tax withholdings or remittance payments due as a result of the exercise of any such equity awards;
provided
that
in all such cases, (A) the exercise be pursuant to equity awards granted under a stock incentive plan or other equity award plan of the Surviving Corporation and (B) any shares of Acquiror Common Stock received upon such exercise shall be subject to the terms of this Agreement.
(e)
Transfers relating to Conversion
. Each
Locked-Up
Stockholder shall be permitted to Transfer from time to time any or all of the Acquiror Common Stock owned by such
Locked-Up
Stockholder to the Surviving Corporation in connection with the conversion or reclassification of the outstanding equity securities of the Surviving Corporation into shares of Acquiror Common Stock, or any reclassification or conversion of the Acquiror Common Stock, in each case as described and as contemplated in the Merger Agreement and the Domesticated Acquiror Certificate of Incorporation and Bylaws;
provided that
any such shares of Acquiror Common Stock received upon such conversion or reclassification shall be subject to the terms of this Agreement.
(f)
Transfers to other
Locked-Up
Stockholders
. Each
Locked-Up
Stockholder shall be permitted to Transfer from time to time any or all of the shares of Acquiror Common Stock owned by such
Locked-Up
Stockholder to any other
Locked-Up
Stockholder.
(g)
Joinder
. Any transferee that acquires any Merger Shares from a
Locked-Up
Stockholder pursuant to the foregoing permitted Transfers (other than pursuant to clauses (a) or (d) of this
Section
 3.2
) shall enter into a joinder to this Agreement with the Surviving Corporation, substantially in the form of
Schedule III
hereto, to become a
Locked-Up
Stockholder for purposes of this Agreement.
Section 3.3
Terms
. For purposes of this
ARTICLE III
, the term:
(a)    “
Family Group
” means with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted), parents and such parent’s descendants (whether natural or adopted) (collectively, for purposes of this definition, “
relatives
”), (ii)    such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal

F-7

representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives or (iv) an endowed trust or other charitable foundation, but only if such individual or such individual’s executor or personal representative maintains control over a majority of voting and disposition decisions;
(b)    “
Locked-Up
Major Stockholder
” means each Major Company Stockholder other than the Management Team;
(c)    “
Locked-up
Stockholders
” means, collectively, the
Locked-Up
Major Stockholders and the Management Team;
(d)    “
Management Team
” means the officers of the Company listed in
Schedule I
hereto;
(e)    “
Merger Shares
” mean with respect to any
Locked-Up
Stockholder and its respective permitted transferees, (A) the shares of Acquiror Common Stock issued to such
Locked-up
Stockholder in connection with the Mergers and (B) the shares of Acquiror Common Stock issuable to such
Locked-Up
Stockholder upon the settlement or exercise of restricted stock units, stock options or other equity awards in respect of awards of the Company outstanding immediately prior to the closing of the Mergers, determined as if, with respect to any such equity awards that are net exercised, such equity awards were instead cash exercised; and
(f)    “
Transfer
” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
ARTICLE IV
MISCELLANEOUS
Section 4.1
Termination
. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) as to each Major Company Stockholder, the written agreement of Acquiror, the Company and such Major Company Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof;
provided
,
however
, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This
ARTICLE IV
shall survive the termination of this Agreement.
Section 4.2
Governing Law
. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 4.3
Jurisdiction; Waiver of Jury Trial
.
(a)    Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it

F-8

has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this
Section
 3.3
.
(b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
(c)    Acquiror hereby irrevocably appoints Cogency Global Inc., with offices at the date of this Agreement located at 850 New Burton Road, Suite 201, Dover, Delaware 19904, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any court located in the State of Delaware pursuant to
Section
 4.3(a)
. Acquiror agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in
Section
 4.8
, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Acquiror agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, each Acquiror agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this
Section
 4.3(c)
. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.
Section 4.4
Assignment
. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, delegated or transferred (including by operation of law) without, as to each Major Company Stockholder, the prior written consent of Acquiror, the Company and such Major Company Stockholder. Any attempted assignment in violation of the terms of this
Section
 4.4
shall be null and void,
ab initio
.
Section 4.5
Specific Performance
. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.
Section 4.6
Amendment; Waiver
. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon, with respect to each Major Company Stockholder, the execution and delivery of a written agreement executed by Acquiror, the Company and such Major Company Stockholder.
Section 4.7
Severability
. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any

F-9

provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
Section 4.8
Notices
. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by email (in each case in this clause (d), solely if receipt is confirmed, but excluding any automated reply, such as an out-
of-office
notification), addressed as follows:
If to Acquiror
:
Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX
United Kingdom
Attention:    Khurram Kayani
Email:         Khurram@novatorcapital.com
with a copy to (which will not constitute notice):
Baker McKenzie LLP
100 New Bridge Street
London EC4V 6JA
United Kingdom
Attention:    Adam Eastell
Michael F. DeFranco
Derek Liu
Email:          adam.eastell@bakermckenzie.com
michael.defranco@bakermckenzie.com
derek.liu@bakermckenzie.com
If to the Company
:
Better HoldCo, Inc.
175 Greenwich St, 59
th
Floor
New York, NY 10007
Attention:    Kevin Ryan, CFO
Email:          kryan@better.com
with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:    Mitchell S. Eitel
Jared M. Fishman
Sarah P. Payne
Email:          eitelm@sullcrom.com
fishmanj@sullcrom.com
paynes@sullcrom.com

F-10

If to a Major Company Stockholder
:
To such Major Company Stockholder’s address set forth in
Schedule I
Section 4.9
Counterparts
. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.
Section 4.10
Entire Agreement
. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.
Section 4.11
Several Liability
. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.
Section 4.12
Effectiveness
. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto.
Section 4.13
Third Parties
. Nothing expressed or implied in this Agreement is intended or shallbe construed to confer upon or give any person, other than the parties hereto, any right or remediesunder or by reason of this Agreement, as a third party beneficiary or otherwise.
Section 4.14
Limitation
. Each Major Company Stockholder makes their agreements and understandings herein solely in its capacities as record holder and beneficial owners of the Subject Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a representative of such Major Company Stockholder solely in his or her capacity as a director or officer of the Company.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

F-11

IN WITNESS WHEREOF, the Major Company Stockholders, Acquiror, and the Company have each caused this Company Holder Support Agreement to be duly executed as of the date first written above.

MAJOR COMPANY STOCKHOLDERS:

VISHAL GARG

/s/ Vishal Garg

[Signature page to the Company Holder Support Agreement]

KEVIN RYAN

/s/ Kevin Ryan

[Signature page to the Company Holder Support Agreement]

DIANE YU

/s/ Diane Yu

[Signature page to the Company Holder Support Agreement]

NICHOLAS CALAMARI

/s/ Nicholas Calamari

[Signature page to the Company Holder Support Agreement]

PAULA TUFFIN

/s/ Paula Tuffin

[Signature page to the Company Holder Support Agreement]

SARAH PIERCE

/s/ Sarah Pierce

[Signature page to the Company Holder Support Agreement]

SIGURGEIR JONSSON

/s/ Sigurgeir Jonsson

[Signature page to the Company Holder Support Agreement]

MICHAEL FARELLO

/s/ Michael Farello

[Signature page to the Company Holder Support Agreement]

ZACHARY FRANKEL

/s/ Zachary Frankel

[Signature page to the Company Holder Support Agreement]

STEVEN SARRACINO

/s/ Steven Sarracino

[Signature page to the Company Holder Support Agreement]

AARON SCHILDKROUT

/s/ Aaron Schildkrout

[Signature page to the Company Holder Support Agreement]

RIAZ VALANI

/s/ Riaz Valani

[Signature page to the Company Holder Support Agreement]

1/0 MORTGAGE INVESTMENT, LLC

By:	/s/ Gwendolyn Moy
Name: Gwendolyn Moy
Title: Authorized Signatory

[Signature page to the Company Holder Support Agreement]

1/0 REAL ESTATE, LLC

By:	/s/ Vishal Garg
Name: Vishal Garg
Title: President

[Signature page to the Company Holder Support Agreement]

ALLY VENTURES, A BUSINESS UNIT OF ALLY FINANCIAL INC.

By:	/s/ Peter Greene
Name: Peter Greene
Title: Head of M&A and Ally Ventures

[Signature page to the Company Holder Support Agreement]

ACTIVANT VENTURES III OPPORTUNITIES FUND 1, LP

By:	Activant Ventures Advisors III, LLC, its General Partner

By:	/s/ Steven Sarracino
Name: Steven Sarracino
Title: Member

[Signature page to the Company Holder Support Agreement]

ACTIVANT VENTURES III OPPORTUNITIES FUND 2, LP

By:	Activant Ventures Advisors III, LLC, its General Partner

By:	/s/ Steven Sarracino
Name: Steven Sarracino
Title: Member

[Signature page to the Company Holder Support Agreement]

ACTIVANT VENTURES III OPPORTUNITIES FUND 3, LP

By:	/s/ Steven Sarracino
Name: Steven Sarracino
Title: Member

[Signature page to the Company Holder Support Agreement]

ACTIVANT VENTURES III OPPORTUNITIES FUND 4, LP

By:	Activant Ventures Advisors III, LLC, its General Partner

By:	/s/ Steven Sarracino
Name: Steven Sarracino
Title: Member

[Signature page to the Company Holder Support Agreement]

ACTIVANT VENTURES III OPPORTUNITIES FUND 6, LP

By:	Activant Ventures Advisors III, LLC, its General Partner

By:	/s/ Steven Sarracino
Name: Steven Sarracino
Title: Member

[Signature page to the Company Holder Support Agreement]

ACTIVANT VENTURES III, LP

By:	Activant Ventures Advisors III, LLC, its General Partner

By:	/s/ Steven Sarracino
Name: Steven Sarracino
Title: Member

[Signature page to the Company Holder Support Agreement]

ACTIVANT HOLDINGS I, LTD.

By:	/s/ Steven Sarracino
Name: Steven Sarracino
Title: Member

[Signature page to the Company Holder Support Agreement]

BETTER PORTFOLIO HOLDINGS 1 LLC

By:	/s/ Riaz Valani
Name: Riaz Valani
Title: Member

[Signature page to the Company Holder Support Agreement]

LCG4 BEST, L.P.

By:	/s/ Michael Farello
Name: Michael Farello
Title: Authorized person

[Signature page to the Company Holder Support Agreement]

COMPANY:

BETTER HOLDCO, INC.

By:	/s/ Kevin Ryan
Name: Kevin Ryan
Title: Chief Financial Officer

[Signature page to the Company Holder Support Agreement]

ACQUIROR:

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer

[Signature page to Company Holder Support Agreement]

ANNEX G
Execution Version
FORM OF AMENDED & RESTATED
REGISTRATION RIGHTS AGREEMENT
This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “
Agreemen
t”) is entered into as of [●], 202[1], by and among [●], a Delaware corporation f/k/a Aurora Acquisition Corp. (the “
Company
”), Novator Capital Sponsor Ltd., a limited liability company validly existing under the laws of Cyprus (the “
Sponsor
”), and certain Persons signatory hereto (and each other Person who, after the date hereof, acquires capital stock of the Company and becomes party to this Agreement by executing a Joinder Agreement (such Persons, the “
Stockholders
”)). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement (as defined below).
WHEREAS, the Company, Aurora Merger Sub I, Inc., a Delaware corporation (“
Merger Sub
”) and Better HoldCo, Inc., a Delaware corporation (the “
Target
”) entered into an Agreement and Plan of Merger, dated as of May 10, 2021, pursuant to which (i) Merger Sub merged with and into the Target, with the Target surviving the merger and (ii) then Target then merged with and into the Company, with the Company surviving the merger (such agreement as amended, supplemented, restated or otherwise modified from time to time, the “
Merger Agreemen
t” and the transactions contemplated by the Merger, the “
Transactions
”);
WHEREAS, the Company, the Sponsor and certain other persons are parties to that certain Registration Rights Agreement, dated March 3, 2021 (the “
Original RRA
”), and pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority-in-interest
of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor and the Sponsor Holders are Holders in the aggregate of at least a majority-in-interest
of the Registrable Securities as of the date hereof ;
WHEREAS, on the date hereof, pursuant to the Merger Agreement, the Stockholders received shares of the Company’s Common Stock; and
WHEREAS, the Company, the Sponsor and the Sponsor Holders desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Stockholders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, that parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section
 1.01

Definitions
.
The following definitions shall apply to this Agreement:
“
Adverse Disclosure
” means any public disclosure of material
non-public
information, which disclosure, in the good faith judgment of the chief executive officer of the Company or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration

Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.
“
Affiliate
” with respect to any Person, has the meaning ascribed to such term under Rule
12b-2
promulgated by the Commission under the Exchange Act.
“
Agreemen
t” has the meaning set forth in the preamble.
“
Applicable Law
” means all applicable provisions of constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority.
“
Block Trade
” means an offering and/or sale of Registrable Securities by any Stockholder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.
“
Business Day
” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York, United States of America are authorized or required by Applicable Law to close.
“
Cayman Aurora Units
” has the meaning set forth in the recitals.
“
Class
 A Common Stock
” has the meaning set forth in the recitals.
“
Class
 B Common Stock
” means the shares of Class B common stock, with par value of $0.0001 per share, of the Company.
“
Closing
” means the closing of the Transaction.
“
Commission
” means the United States Securities and Exchange Commission.
“
Common Stock
” means Class A Common Stock and any other shares of common stock of the Company issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or other equity interests or otherwise in connection with a settlement of other equity interests, a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).
“
Company
” has the meaning set forth in the preamble.
“
Company Equity Interes
t” means Common Stock or any other equity securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity securities of the Company.
“
control
” (i) with respect to any Person, has the meaning ascribed to such term under Rule
12b-2
promulgated by the Commission under the Exchange Act, and (ii) with respect to any Interest, means the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest.
“
Demanding Holders
” has the meaning set forth in
Section
 2.02(a)
.

“
Designated Courts
” has the meaning set forth in
Section
 3.14
.
“
DGCL
” has the meaning set forth in the recitals.
“
Domesticated Aurora Units
” has the meaning set forth in the recitals.
“
Domesticated Aurora Warrant
” has the meaning set forth in the recitals.
“
Domestication
” has the meaning set forth in the recitals.
“
Effective Date
” means the date on which the Effective Time occurs.
“
Effective Time
” has the meaning ascribed to it in the Merger Agreement.
“
Effectiveness Deadline
” has the meaning set forth in
Section
 2.01
.
“
Exchange Ac
t” means the Securities Exchange Act of 1934, as amended.
“
Excluded Registration
” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to a transaction covered by Rule 145 under the Securities Act; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
“
Family Group
” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted), parents and such parent’s descendants (whether natural or adopted) (collectively, for purposes of this definition, “
relatives
”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives or (iv) an endowed trust or other charitable foundation, but only if such individual or such individual’s executor or personal representative maintains control over all voting and disposition decisions.
“
Form
S-1
Shelf
” is defined in
Section
 2.01(a)
.
“
Form
S-3
Shelf
” is defined in
Section
 2.01(a)
.
“
Government Approva
l” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.
“
Governmental Authority
” means any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational, including any contractor acting on behalf of such agency, commission, authority or governmental instrumentality.
“
Interes
t” means the capital stock or other securities of the Company or any Affiliated Company or any other interest or financial or other stake therein, including, without limitation, the Company Equity Interests.
“
Joinder Agreemen
t” means the joinder agreement in form and substance of
Exhibit A
attached hereto.
“
Legacy Target Stockholders
” means those Stockholders set forth in
Exhibit B
attached hereto.

“
Maximum Number of Securities
” has the meaning set forth in
Section
 2.02(c)
.
“
Merger Agreemen
t” has the meaning set forth in the recitals.
“
Merger Sub
” has the meaning set forth in the recitals.
“
Merger Shares
” means shares of Common Stock issued by the Company at the Closing pursuant to Section 3.1 of the Merger Agreement (or issued in connection with the exercise of options exchanged under Section 3.3 of the Merger Agreement).
“
Minimum Amount
” has the meaning set forth in
Section
 2.02(a)
.
“
Misstatement
” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.
“Other Coordinated Offering” has the meaning set forth in
Section
 2.07(a)
.
“
own
” or “
ownership
” (and derivatives of such terms) means (i) ownership of record, and (ii) “beneficial ownership” as defined in Rule
13d-3
or Rule
16a-1(a)(2)
promulgated by the Commission under the Exchange Act (but without regard to any requirement for a security or other interest to be registered under Section 12 of the Securities Act of 1933, as amended).
“
Person
” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“
Piggyback Registration
” has the meaning set forth in
Section
 2.03(a)
.
“
Private Placement Warrants
” the Domesticated Aurora Warrants originally issued pursuant to the various private placement warrant purchase agreements filed by Aurora with the Commission.
“
Prospectus
” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“
Registrable Securities
” shall mean (i) Common Stock (including the Sponsor Shares and the Merger Shares); (ii) the Private Placement Warrants, including the shares of Common Stock issued or issuable upon the exercise of any Private Placement Warrants; (iii) the Domesticated Aurora Units, including the shares of Common Stock and Domesticated Aurora Warrants comprising such units (including the shares of Common Stock issued or issuable upon the exercise of any such Domesticated Aurora Warrants); (iv) any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company, (v) any shares of Common Stock or Domesticated Aurora Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Domesticated Aurora Warrant) otherwise acquired or owned by a holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company and (vi) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or similar transactions;
provided
,
however
, that as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have ceased to be outstanding; (C) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (“
Rule 144
”) or another similar exemption under the Securities Act is available for the sale of such securities during a three-month period without registration, volume, current public information or other restrictions, requirements or limitations under such rules, and when any restrictive legends on such securities have been removed; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
“
Registration
” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“
Registration Expenses
” shall mean the
out-of-pocket
expenses of a Registration, including, without limitation, the following:
(i)    all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;
(ii)    fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters, placement agent or sales agent in connection with blue sky qualifications of Registrable Securities);
(iii)    printing, messenger, telephone and delivery expenses;
(iv)    reasonable fees and disbursements of counsel for the Company;
(v)    reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any “comfort letters” required by or incident to such performance); and
(vi)    reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest
of the Demanding Holders in connection with an Underwritten Offering, not to exceed $75,000.
“
Registration Statement
” means any registration statement (including with respect to any Shelf or Shelf Takedown, as applicable) that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“
Representative
” means, with respect to any Person, any director, officer, employee, consultant, financial advisor, counsel, accountant or other agent of such Person.
“
Securities Act
” means the Securities Act of 1933, as amended.
“
Shelf
” shall mean the Form
S-1
Shelf, the Form
S-3
Shelf or any Subsequent Shelf Registration Statement, as the case may be.
“
Shelf Registration
” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
“
Shelf Takedown
” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.
“
Sponsor
” has the meaning set forth in the preamble.

“
Sponsor Holders
” means each Stockholder that received Class B Common Stock from the Sponsor.
“
Sponsor Representative
” means Khurram Kayani or such other person appointed to such capacity by Sponsor from time to time.
“
Sponsor Shares
” means shares of Common Stock owned, directly or indirectly, by Sponsor or any Sponsor Holders immediately following the Closing, that were issued upon conversion of shares of Class B Common Stock originally issued prior to Aurora’s initial public offering or issued as part of the issuance of the Cayman Aurora Units simultaneously with the closing of Aurora’s initial public offering. For the avoidance of doubt, Sponsor Shares do not include warrants to acquire shares of Common Stock held by Sponsor or any shares issued upon the exercise of such warrants.
“
Stockholders
” has the meaning set forth in the preamble.
“Subsequent Shelf Registration Statement” has the meaning given defined in
Section
 2.01(b)
.
“
Subsidiary
” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.
“
Suspension Period
” has the meaning set forth in
Section
 2.04(d)
.
“
Target
” has the meaning set forth in the preamble.
“
Target Investors’ Rights Agreement
” has the meaning set forth in the recitals.
“
Transactions
” has the meaning set forth in the recitals.
“
Transaction Documents
” means this Agreement, the Merger Agreement, and any other agreements related to the Transactions.
“
Transfer
” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
“
Underwriter
” or “
Underwriters
” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“
Underwritten Offering
” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public (including, for avoidance of doubt any Underwritten Shelf Takedown).
“Underwritten Shelf Takedown
” an Underwritten Offering that is registered pursuant to a Shelf Registration.

ARTICLE II
REGISTRATION RIGHTS
Section
 2.01

Registration Statement
.
(a)
Filing
. Company shall, as soon as practicable after the Closing, but in any event within forty-five (45) days following the Effective Date, file a Registration Statement on Form
S-1
(the “
Form
S-1
Shelf
”) under the Securities Act to permit the public resale of all the Registrable Securities held by the Stockholders on a delayed or continuous basis as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this
Section
 2.01(a)
and shall use its reasonable best efforts to cause such Shelf to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) ninety (90) days (or one-hundred
twenty (120) days if the Commission notifies the Company that it will “review” the Shelf) after the Effective Date and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Shelf will not be “reviewed” or will not be subject to further review (such earlier date, the “
Effectiveness Deadline
”).    Following the filing of a Form
S-1
Shelf, the Company shall use its commercially reasonable efforts to convert the Form
S-1
Shelf (and any Subsequent Shelf Registration) to a Registration Statement on Form
S-3
(the “
Form
S-3
Shelf
”) as soon as practicable after the Company is eligible to use Form
S-3.
A Registration Statement filed pursuant to this
Section
 2.01(a)
shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Stockholders. The Company shall use its commercially reasonable efforts to cause a Registration Statement filed pursuant to this
Section
 2.01(a)
to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Stockholders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this
Section
 2.01
, but in any event within three (3) Business Days of such date, the Company shall notify the Stockholders of the effectiveness of such Shelf. When effective, a Registration Statement filed pursuant to this
Section
 2.01(a)
(including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).
(b)
Subsequent Shelf Registration
. If any Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to
Section
 2.04(d)
, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “
Subsequent Shelf Registration
”) registering the resale of all Registrable Securities (determined as of two business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Stockholder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form
S-3
to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

Section
 2.02

Underwritten Offering
.
(a)
Demand Rights
. In the event that, following the expiration of the applicable
Lock-up
Period, (i) Legacy Target Stockholders representing at least twenty-five (25%) in the aggregate of the Registrable Securities then-held by the Legacy Target Stockholders or (ii) the Sponsor Representative (acting on behalf of Sponsor or any Sponsor Holder), elect to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering of all or part of such Registrable Securities that are registered by such Registration Statement and reasonably expect aggregate gross proceeds in excess of $25,000,000 (the “
Minimum Amoun
t”) from such Underwritten Offering, then the Company shall, upon the written demand of such Legacy Target Stockholders or the Sponsor Representative (each, a “
Demanding Holder
” and, collectively, the “
Demanding Holders
”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of equity securities with the managing Underwriter or Underwriters selected by the Demanding Holders, which such Underwriter or Underwriters shall be reasonably acceptable to the Company, and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities;
provided
,
however
, that the Company shall have no obligation to facilitate or participate in more than (i) three (3) Underwritten Offerings at the request or demand of the Legacy Target Stockholders or (ii) two (2) Underwritten Offerings at the request or demand of the Sponsor Representative (acting on behalf of Sponsor or any Sponsor Holder);
provided
,
further
that if an Underwritten Offering is commenced but terminated prior to the pricing thereof for any reason, such Underwritten Offering will not be counted as an Underwritten Offering pursuant to this
Section
 2.02
.
(b)
Notice
. Except in the case of an “overnight” or a “bought” offering, in which case no notice to, or participation by, other Stockholders shall apply, the Company shall give written notice to each other Stockholder within one (1) Business Day regarding any such proposed Underwritten Offering, and such notice shall offer such Stockholder the opportunity to include in the Underwritten Offering such number of Registrable Securities as each such Stockholder may request. Each such Stockholder shall make such request in writing to the Company within five (5) Business Days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder. In connection with any Underwritten Offering contemplated by this
Section
 2.02
, the underwriting agreement into which each Demanding Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to
Section
 2.05
) and other rights and obligations as are customary in underwritten offerings of equity securities. No Demanding Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Demanding Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.
(c)
Reduction of Underwritten Offering
. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company and the Demanding Holders that the dollar amount or number of Registrable Securities that the Demanding Holders desire to sell, taken together with all Common Stock or other equity securities that the Company or any other Stockholder desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “
Maximum Number of Securities
”), then the Company shall include in such Underwritten Offering, as follows:
(i)
first
, the Registrable Securities of the Demanding Holders and other Stockholders who have elected to participate in the Underwritten Offering pursuant to
Section
 2.02(a)
and
Section
 2.02(b)
, pro rata based on the respective number of Registrable Securities that each Demanding Holder and other Stockholder has requested be included in such Underwritten Offering and the aggregate number of

Registrable Securities that the Demanding Holders and other Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;
(ii)
second
, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities;
(iii)
third
, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons, pro rata, which can be sold without exceeding the Maximum Number of Securities.
(d)
Withdrawal
. A Demanding Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this
Section
 2.02
for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the pricing of such Underwritten Offering and such withdrawn amount shall no longer be considered an Underwritten Offering;
provided
,
however
, that upon the withdrawal of an amount of Registrable Securities that results in the remaining amount of Registrable Securities included by the Demanding Holders in such Underwritten Offering being less than the Minimum Amount, the Company shall cease all efforts to complete the Underwritten Offering and, for the avoidance of doubt, such Underwritten Offering shall not be considered an Underwritten Offering for purposes of the first proviso set forth in
Section
 2.02(a)
with respect to the Legacy Target Stockholders or the Sponsor Representative, as applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this
Section
 2.02(d)
.
Section
 2.03

Piggyback Registration Rights
.
(a)
Piggyback Rights
. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an Underwritten Offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (other than by Stockholders pursuant to
Section
 2.02(a)
hereof) on a form that would permit registration of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) on Form
S-4,
then the Company shall give written notice of such proposed filing to all of the Stockholders as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Stockholders the opportunity to register the sale of such number of Registrable Securities as such Stockholders may request in writing within five (5) Business days after receipt of such written notice (and in the case of an “overnight” or “bought” offering, such requests must be made by the Stockholders within one (1) Business Day after the delivery of any such notice by the Company) (such Registration a “
Piggyback Registration
”);
provided
,
however
, that if the Company has been advised by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Stockholders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to the Stockholders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Stockholders shall be determined based on the provisions of
Section
 2.03(c)
.
(b)
Underwritten Offerings
. Subject to
Section
 2.03(c)
, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Stockholders pursuant to this
Section
 2.03
to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Stockholder is received within the specified time, each such Stockholder shall have no further right to participate in such Underwritten Offering. All such Stockholders proposing to distribute their Registrable Securities through an Underwritten Offering under this
Section
 2.03
shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.
(c)
Reduction of Offering
. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Stockholders participating in the Piggyback Registration that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Stockholders hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to
Sections 2.01
and
5.02
, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:
(i)    If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration:
(A)
first
, shares of Common Stock or other equity securities that the Company desires to sell for the Company’s account, which can be sold without exceeding the Maximum Number of Securities;
(B)
second
, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to
Sections 2.02
and
2.03
hereof, pro rata based on the respective number of Registrable Securities that each Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;
(C)
third
, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities
(ii)    If the Registration is pursuant to a request by persons or entities other than the Stockholders or the Company, then the Company shall include in any such Registration:
(A)
first
, shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Stockholders, which can be sold without exceeding the Maximum Number of Securities;
(B)
second
, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to
Sections 2.02
and
2.03
hereof, pro rata based on the respective number of Registrable Securities that each Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;
(C)
third
, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(D)
fourth
, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.
(iii)    Any Stockholder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the pricing of such Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this
Section
 2.03
.
(d)    For purposes of clarity, any Registration effected pursuant to
Section
 2.03
hereof shall not be counted as a Registration effected under
Section
 2.02
hereof.
Section
 2.04

Company Procedures
.
(a)
General Procedures
. The Company shall use its commercially reasonable efforts to effect the Registration of Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable:
(i)    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all of such Registrable Shares have been disposed of (if earlier) in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
(ii)    prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Stockholders included in such Registration, and to one legal counsel selected by such Stockholders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration (including each preliminary Prospectus), and such other documents as the Underwriters and the Stockholders included in such Registration or the legal counsel for any such Stockholders may request in order to facilitate the disposition of the Registrable Securities owned by such Stockholders.
(iii)    prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Stockholders included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action reasonably necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be reasonably necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Stockholders included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions;
provided
,
however
, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(iv)    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
(v)    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
(vi)    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
(vii)    at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;
(viii)    notify the Stockholders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in
Section
 2.04(d)
hereof;
(ix)    permit a representative of the Stockholders (such representative to be selected by a majority of the participating Stockholders), the Underwriters, if any, and any attorney or accountant retained by such Stockholders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, brokers or placement agents of the Stockholders, attorney or accountant in connection with the Registration, including but not limited to providing any due diligence materials and participating in any customary due diligence sessions requested by such parties;
provided
,
however
, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and
provided
further
, the Company may not include the name of any Stockholder or Underwriter or any information regarding any Stockholder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Stockholder or Underwriter and providing each such Stockholder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;
(x)    obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Stockholders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter, brokers or placement agents of the Stockholders may reasonably request, and reasonably satisfactory to a majority-in-interest
of the participating Stockholders;
(xi)    on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Stockholders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal and negative assurance matters with respect to the Registration in respect of which such opinion or negative assurance letter is being given as the Stockholders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Stockholders;
(xii)    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(xiii)    make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);
(xiv)    if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and
(xv)    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Stockholders, in connection with such Registration.
(b)
Registration Expenses
. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Stockholders that the Stockholders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “
Registration Expenses
,” all reasonable fees and expenses of any legal counsel representing the Stockholders.
(c)
Requirements for Participation in Underwritten Offerings
. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up
agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.
(d)
Suspension of Sales; Adverse Disclosure
.
(i)    Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Stockholders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed (any such period, a “
Suspension Period
”). In no event shall any Suspension Period continue for more than one-hundred
twenty (120) days in the aggregate during any
365-day
period.
(ii)    The Company may (a) postpone the filing or the effectiveness of a Registration Statement or of a supplement or amendment thereto during the regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect until the expiration of such quarterly period (but in no event later than two (2) Business Days after the date of the Company’s quarterly earnings announcement) and (b) postpone for up to ninety (90) calendar days the filing or the effectiveness of a Registration Statement or of a supplement or amendment thereto if it would require the Company to make an Adverse Disclosure (any such period in either clause (a) or (b) to be referred to as a “
Blackout Period
”). In the event the Company exercises its rights under the preceding sentence, the Stockholders agree to suspend, immediately upon their receipt of notice from the Company, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Stockholders of the expiration of any period during which it exercised its rights under this
Section
 2.04(d)
. The postponement rights in clause (b) of the first sentence of this
Section
 2.04(d)(ii)
shall not be applicable to any Stockholder for more than a total of ninety (90) calendar days during any period of twelve (12) consecutive months. The postponement rights in clause (b) of the first sentence of this
Section
 2.04(d)(ii)
shall not be applicable to any Stockholder for more than a total of one hundred eighty (180) calendar days during any period of twelve (12) consecutive months.

(e)
Reporting Obligations
. As long as any Stockholder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Stockholders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell shares of Common Stock held by such Stockholder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Stockholder, the Company shall deliver to such Stockholder a written certification of a duly authorized officer as to whether it has complied with such requirements.
Section
 2.05

Indemnification and Contribution
.
(a)    The Company agrees to indemnify, to the extent permitted by law, each Stockholder, its officers and directors and each person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket
expenses (including reasonable outside attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder expressly for use therein. The Company shall indemnify the Underwriters, brokers or placement agents of the Stockholders, their officers and directors and each person who controls such Underwriters, brokers or placement agents of the Stockholders (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Stockholder.
(b)    In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket
expenses (including without limitation reasonable outside attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use therein;
provided
,
however
, that the obligation to indemnify shall be several, not joint and several, among such Stockholders of Registrable Securities, and the liability of each such Stockholder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Registration Statement. The Stockholders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
(c)    Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d)    The indemnification provided for under this
Article V
shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Stockholder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Stockholder’s indemnification is unavailable for any reason.
(e)    If the indemnification provided under
Section
 2.07
hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket
expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action;
provided
,
however
, that the liability of any Stockholder under this
Section
 2.07(e)
shall be limited to the amount of the net proceeds received by such Stockholder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in
Sections 2.07(a), (b)
and
(c)
 above, any legal or other fees, charges or
out-of-pocket
expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection
Section
 2.07(e)
were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this
Section
 2.07(e)
. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this
Section
 2.07(e)
from any person who was not guilty of such fraudulent misrepresentation.
(f)    The provisions of this
Section
 2.07
are intended to be for the benefit of, and shall be enforceable by, each of the Underwriters, brokers or placement agents of the Stockholders, each of whom is an intended third-party beneficiary of this
Section
 2.07
.
Section
 2.06

Miscellaneous Registration Rights Provisions
. The Company represents and warrants that no Person, other than a Stockholder, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Section
 2.07

Block Trades; Other Coordinated Offerings
.
(a)    Notwithstanding the foregoing, at any time and from time to time when an effective Registration Statement is on file with the Commission and effective, if a Demanding Holder wishes to engage in (a) a Block Trade or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “
Other Coordinated Offering
”), in each case with a total offering price reasonably expected to exceed, in the aggregate, either (x) $50,000,000 or (y) all remaining Registrable Securities held by the Demanding Holder, then notwithstanding the time periods provided for in
Section
 2.02(a)
, such Demanding Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering;
provided
that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters or placement agents or sales agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.
(b)    Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest
of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters or placement agents or sales agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering.
(c)    For avoidance of doubt, any Registration effected pursuant to this
Section
 2.07
shall not be deemed an Underwritten Shelf Takedown and within the cap on Underwritten Shelf Takedowns provided in the last sentence of
Section
 2.02(a)
. Notwithstanding the foregoing, a Demanding Holder may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this
Section
 2.07
in any twelve (12) month period.
(d)    Notwithstanding anything to the contrary in this Agreement,
Section
 2.03
hereof shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.
(e)    The Demanding Holder in a Block Trade shall have the right to select the Underwriters and any sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).
ARTICLE III
MISCELLANEOUS
Section
 3.01

Release of Liability
.
In the event any Stockholder shall Transfer all of the Common Stock held by such Stockholder in compliance with the provisions of this Agreement (including, without limitation, if accompanied with the assignment of rights and obligations hereunder, the execution and delivery by the transferee of a Joinder Agreement) without retaining any interest therein, then such Stockholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer, except in the case of fraud or intentional misconduct.
Section
 3.02

Term
.
This Agreement shall terminate with respect to any Holder on the earlier of (i) the tenth anniversary of the date of this Agreement; (ii) the date that such Holder no longer holds any Registrable Securities and (iii) the right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.02 and 2.03 shall terminate at such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all such Holder’s shares during a three-month period without registration, and without compliance with the public information requirements or volume limitations under such rules and when any restrictive legends on such Registrable Securities have been removed;
provided however
, that in each of clause (ii) and (iii), to the extent that such rights have terminated with respect to a Holder and such person subsequently again holds Registrable Securities at a time at which this Agreement otherwise remains in effect, then such person shall again have the benefit of this Agreement, including Sections 2.02 and 2.03. The provisions of
Section
 2.07
shall survive any termination.
Section
 3.03

Notices
.
All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) when delivered in person or by a nationally recognized overnight courier (with written confirmation of receipt), (b) upon receipt of confirmation of successful transmission if sent by facsimile or email or (c) upon receipt if sent by certified or registered mail, return receipt requested, postage prepaid. Such communication shall (i) if being sent to a Stockholder, be sent to the address for such Stockholder set forth in the Company’s books and records, or to such other address or to the attention of such other person as the Stockholder has specified by prior written notice to the sending party or (ii) if being sent to the Company, to the addresses indicated below:
[●]
175 Greenwich St, 59th Floor
New York, NY 10007
Attention: Kevin Ryan
Email: kryan@better.com
with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Mitchell S. Eitel, Jared M. Fishman, Sarah P. Payne
Email: eitelm@sullcrom.com
            fishmanj@sullcrom.com
            paynes@sullcrom.com
Section
 3.04

Interpretation
.
For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section
 3.05

Headings
.
The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.
Section
 3.06

Severability
.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.
Section
 3.07

Entire Agreement
.
This Agreement (and all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
Section
 3.08

Amendment and Modification; Waiver
.
This Agreement may be amended, modified or waived only by a written instrument signed by each of (a) the Company, (b) the Sponsor Representative on behalf of the Sponsor and (c) the Stockholders holding a majority in interest of the Registrable Securities at the time in question;
provided
,
however
, that no such amendment, modification or waiver shall materially adversely change the rights or obligations of any Stockholder disproportionately generally vis a vis other Stockholders party to this Agreement without the written approval of such disproportionately affected Stockholder;
provided
,
further
, that no amendment, modification or waiver to any provision that materially adversely changes the rights or obligations of the Sponsor, its Affiliates or the Sponsor Representative shall be effective without the written consent of the Sponsor Representative. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section
 3.09

Successors and Assigns
.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect;
provided
that a Stockholder may assign any and all of its rights under this Agreement, together with its Common Stock, to a permitted assignee or transferee in compliance with
Article II
hereof (and such transferee or assignee shall be deemed to be a member of the any of the above mentioned groups to which the transferor belonged).
Section
 3.10

No Third-Party Beneficiaries
.
Except as provided in
Section
 2.07(f)
hereof, this Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section
 3.11

Governing Law
.
This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.
Section
 3.12

Equitable Remedies
.
Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.
Section
 3.13

Counterparts
.
This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section
 3.14

Jurisdiction and Venue; Waiver of Jury Trial
.
Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) (the “
Designated Courts
”), and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this
Section
 3.14
.
EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Sponsor hereby irrevocably appoints Cogency Global Inc., with offices at the date of this Agreement located at 850 New Burton Rd, Ste. 201 Dover, Delaware 19904, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the Designated Courts pursuant to this
Section
 3.14
. Sponsor agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in
Section
 3.03
, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Sponsor agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, Sponsor agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this
Section
 3.14
. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.
Section
 3.15

Additional Securities Subject to Agreement
.
Each Stockholder agrees that any other Company Equity Interests which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of warrants or options, purchase or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.
Section
 3.16

Further Assurances
.
Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.
Section
 3.17

Termination of Other Arrangements
.
As of the Effective Date, the Eighth Amended and Restated Investors’ Rights Agreement, dated November 2, 2020 (the “
Prior IRA
”), among the Target and the Legacy Target Stockholders shall be terminated in accordance with its terms. The registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Legacy Target Stockholders with respect to any shares or securities of the Target granted under the IRA and any other agreement, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.
[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first above written.

COMPANY: [ ● ]

By:
Name:
Title:

STOCKHOLDERS: [ENTITY [BETA] STOCKHOLDERS]

By:
Name:
Title:

[INDIVIDUAL [BETA] STOCKHOLDERS]

By:
Name:

NOVATOR CAPITAL SPONSOR LIMITED

By:
Name: Jan Rottiers
Title: Director

NOVATOR CAPITAL SPONSOR LIMITED

By:
Name: Pericles Spyrou
Title: Director
[Signature Page to Amended & Restated Registration Rights Agreement]

EXHIBIT A
JOINDER AGREEMENT
This Joinder Agreement (this “
Joinder Agreement
”) is made as of the date written below by the undersigned (the “
Joining Party
”) in accordance with the Registration Rights Agreement dated as of [●], 202[1], (as the same may be amended from time to time, the “
Registration Rights Agreement
”) among [●], a Delaware corporation (the “
Company
”), and the other persons or entities named as parties therein (as defined thereto).
Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.
By executing and delivering this Joinder Agreement to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Stockholder owning Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein;
provided
,
however
, that the undersigned and its permitted assigns (if any) shall not have any rights as a Stockholder, and the undersigned’s (and its transferees’) shares of Common Stock shall not be included as Registrable Securities, for purposes of the Excluded Sections.
For purposes of this Joinder, “
Excluded Sections
” shall mean [ ].
IN WITNESS WHEREOF
, the undersigned has executed this Joinder Agreement as of the date written below.
Date:

, 202[    ]
[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

EXHIBIT B
LEGACY TARGET STOCKHOLDERS
[●]

ANNEX H
Execution Version
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “
Subscription Agreement
”) is entered into as of May 10, 2021, by and among Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (together with its successors, including after the Domestication (as defined below), the “
Issuer
”), and SB Northstar LP, a Cayman Islands exempted limited partnership (“
Subscriber
” or “
you
”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).
WHEREAS, the Issuer, Aurora Merger Sub I, Inc., a Delaware corporation and a wholly owned Subsidiary of the Issuer (“
Merger Sub
”), and Better Holdco, Inc., a Delaware corporation (together with its successors, the “
Company
”), will, immediately following or concurrently with the execution of this Subscription Agreement, enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “
Merger Agreement
”), pursuant to which, subject to the terms of the Merger Agreement, (a) the Issuer will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended and the Cayman Islands Companies Law (2020 Revision) and take actions as set forth in the Merger Agreement in connection therewith including the creation of non-voting
Class C common stock, par value $0.0001 per share (the “
Class
 C common stock
”) (such transactions, the “
Domestication
”), (b) Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned Subsidiary of the Issuer (the “
First Merger
”) and (c) the Company, as the surviving corporation of the First Merger, will merge with and into the Issuer (the “
Second Merger
” and together with the First Merger, the “
Mergers
”), on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “
Transactions
”);
WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of (i) shares of the Issuer’s (after the Domestication) Class A Common Stock, par value $0.0001 per share (the “
Class
 A common stock
”), and Class C common stock, and together with the Class A common stock, the “
common stock
”) with a value equal to the Aggregate Purchase Amount (as determined in accordance with Section 1.1 below) divided by the per share purchase price of $10.00 for each share of the Class A common stock and Class C common stock (the “
Per Share Price
”) (such shares of Class A common stock, the “
A Shares
”, and such shares of Class C common stock, the “
C Shares
”, and together, the “
Shares
”, with the proportion of A Shares to be purchased in relation to C Shares to be determined in accordance with Section 1.2 below), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Aggregate Purchase Amount therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein;
WHEREAS, concurrently with the execution of the Merger Agreement, Novator Capital Sponsor Ltd. (“
Sponsor
”) will enter into (i) an agreement (the “
Sponsor Subscription Agreement
”) with the Issuer, pursuant to which Sponsor will agree to subscribe for and purchase a number of shares of Class A common stock with an aggregate value at the Per Share Price equal to $200,000,000 immediately prior to the First Effective Time (such date, the “
Closing Date
”) and (ii) a redemption subscription agreement with the Issuer (the “
Redemption Subscription Agreement
”);
and
WHEREAS, subject to the terms of this Subscription Agreement, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “
Securities Act
”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “
Other Subscriber
”), severally and not jointly, may enter into separate subscription agreements with substantially similar terms to this Subscription Agreement (other than terms that are specific to Subscriber, including without limitation, in respect of the Total Subscription Commitment, Aggregate Purchase Amount, C Shares and the

conversion thereof) with the Issuer (the “
Other Subscription Agreements
”) pursuant to which such Other Subscribers agree to purchase shares of Class A common stock on the Closing Date in a private placement at the same Per Share Price as Subscriber, which would reduce the total number of shares of common stock to be purchased by Subscriber hereunder, such that the aggregate amount of shares of common stock to be sold by the Issuer pursuant to this Subscription Agreement, the Sponsor Subscription Agreement and the Other Subscription Agreements will equal 150,000,000 shares of common stock, with the proportion of A Shares and C Shares to be determined in accordance with Section 1.2 below.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.
Subscription
.
1.1    Subscriber irrevocably agrees to subscribe for and purchase a number of shares of Class A common stock and Class C common stock with an aggregate value at the Per Share Price equal to $1,500,000,000 (the “
Total Subscription Commitment,
” allocated between A Shares and C Shares pursuant to Section 1.2 below), minus (i) such number of shares of Class A common stock, if any, acquired by Other Subscribers at the Per Share Price pursuant to the Other Subscription Agreements as contemplated herein (the aggregate value of such subscriptions by Other Subscribers at the Per Share Price, the “
Other Subscribers Purchase Amount
”) and (ii) the aggregate value at the Per Share Price of the shares of Class A common stock acquired by Sponsor pursuant to the Sponsor Subscription Agreement immediately prior to the subscription contemplated by this Agreement on the Closing Date (the “
Sponsor Purchase Amount
”) (the amount of the Total Subscription Commitment, reduced by the Other Subscribers Purchase Amount and the Sponsor Purchase Amount, being the “
Subscribed Amount
”). In clarification of the foregoing, in the event of any default in performance or failure by (A) any Other Subscriber to fund prior to Closing in accordance with the terms of its Other Subscription Agreement and purchase at the Closing any portion of the Other Subscribers Purchase Amount pursuant to any Other Subscription Agreement or (B) Sponsor to fund prior to Closing in accordance with the terms of the Sponsor Subscription Agreement and purchase at the Closing any portion of the Sponsor Purchase Amount pursuant to the Sponsor Subscription Agreement and not including any amount in respect of the Redemption Subscription Agreement (the aggregate of (A) and (B), the “
Defaulted Commitment Amount
”, and together with the Subscribed Amount, the “
Aggregate Purchase Amount
”), in each case at the Closing, Subscriber shall, in addition to the Subscribed Amount, purchase a number of shares of common stock with an aggregate value at the Per Share Price equal to the Defaulted Commitment Amount. For the avoidance of doubt, in no event shall Subscriber be obligated to purchase shares of common stock valued at the Per Share Price in excess of the Total Subscription Commitment.
1.2    The maximum number of A Shares issuable to Subscriber pursuant to this Subscription Agreement shall be such amount that, together with all other voting securities of the Issuer and the Company beneficially owned by the Subscriber and its Affiliates would not result in total ownership of voting stock of the Issuer by Subscriber and its Affiliates exceeding 9.4% of the outstanding voting power of the Issuer as of the Closing Date (giving effect to the Closing of the transactions contemplated by this Subscription Agreement and the Transactions), with any common stock issuable in satisfaction of the Total Subscription Commitment in excess of such voting threshold to consist of C Shares for the remainder of the Aggregate Purchase Amount.
1.3    Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Aggregate Purchase Amount, the Shares (such subscription and issuance, the “
Subscription
”) up to the Total Subscription Commitment.

2.
Representations, Warranties and Agreements
.
2.1
Subscriber
’
s Representations, Warranties and Agreements
. Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:
2.1.1      Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
2.1.2      This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. This Subscription Agreement is a valid and binding agreement enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
2.1.3      The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Subscriber pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the assets of Subscriber is subject, which would reasonably be expected to prevent, materially delay or otherwise materially impede Subscriber’s timely performance of its obligations under this Subscription Agreement (a “
Subscriber Material Adverse Effect
”), (ii) result in any violation of the provisions of the organizational documents of Subscriber, (iii) result in any violation of any Law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its respective properties or assets that would reasonably be expected to have a Subscriber Material Adverse Effect, or (iv) with respect to the issuance of the Shares to Subscriber upon the Closing, and not with respect to any voting power exercised by Subscriber after the Closing, no notice to, or consent or approval of a Governmental Authority is required for Subscriber to enter into, deliver and perform its obligations under, and all transactions contemplated by, this Subscription Agreement.
2.1.4      Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on
Schedule I
, (ii) is acquiring the Shares only for its own account and not for the account of others and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on
Schedule I
following the signature page hereto). Nothing contained herein shall be deemed a representation or warranty by Subscriber to hold the Shares for any period of time. Subscriber is not an entity formed for the specific purpose of acquiring the Shares.
2.1.5      Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act except as otherwise required in respect of the A Shares by this Subscription Agreement. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a Subsidiary thereof, (ii) to
non-U.S.
persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144, provided
that all of the applicable conditions thereof have been met, (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, or (v) as it forms part of any stock lending program, and in the case of each of clauses (i), (ii) (iii), (iv) and (v) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule

144A promulgated under the Securities Act. Subscriber understands and agrees that as a result of the transfer restrictions set forth herein, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge or transfer of any of the Shares.
2.1.6      Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, the Company or any of their respective Affiliates, officers, directors, employees, agents or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement. Without limiting the foregoing, Subscriber acknowledges that certain information provided by the Company was based on projections, forecasts, estimates, budgets or other prospective information, and such information is based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections, and neither the Company nor any other person, including any Placement Agent (as defined below), makes any representation relating to any such information.
2.1.7      Subscriber represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt
prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “
Code
”), or any applicable similar law.
2.1.8      In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Issuer’s representations, warranties and agreements herein. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer and its representatives concerning the Issuer or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer and the Company (including giving effect to the Mergers), and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Shares. Subscriber acknowledges that it has reviewed the documents made available to Subscriber by the Issuer and the Company. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber acknowledges that any placement agent retained by the Issuer in respect of any placement to Other Subscribers and its Affiliates (the “
Placement Agent
”) and its respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer or the Company.
Subscriber acknowledges that (i) it has not relied on any statements or other information provided by any Placement Agent or any of the Placement Agent’s Affiliates with respect to its decision to invest in the Shares, including information related to the Issuer, the Company, the Shares and the offer and sale of the Shares, and (ii) neither Placement Agent nor any of its Affiliates have prepared any disclosure or offering document in connection with the offer and sale of the Shares. Subscriber understands and acknowledges that any Placement Agent is acting solely in respect of subscriptions by Other Subscribers pursuant to Placement Agent’s agreement with the Company, that no Placement Agent has been retained to act as such in respect of Subscriber’s subscription and Subscriber acknowledges that any Placement Agent has not acted or will act as Subscriber’s financial advisor or fiduciary.

2.1.9      Subscriber acknowledges that the Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
2.1.10    Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such financial, accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.
2.1.11    Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists. Subscriber acknowledges that it shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the Issuer nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.
2.1.12    Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.
2.1.13    Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“
OFAC
”) or in any Executive Order issued by the President of the United States and administered by OFAC (“
OFAC List
”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a
non-U.S.
shell bank or providing banking services indirectly to a
non-U.S.
shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided
that Subscriber is permitted to do so under applicable Law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “
BSA
”), as amended by the USA PATRIOT Act of 2001 (the “
PATRIOT Act
”), and its implementing regulations (collectively, the “
BSA/PATRIOT Act
”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.
2.1.14    Except as a result of the entry into this Subscription Agreement, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), or any successor provision), acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act).
2.1.15    Subscriber shall not, and shall procure its Affiliates not to, beneficially own voting stock of the Issuer that in the aggregate exceeds 9.4% of the voting power of the Issuer at any time after the Closing Date (giving effect to the Closing of the transactions contemplated by this Subscription Agreement and the Transactions) and, to the extent that Subscriber (together with its Affiliates) would own voting stock of the Issuer that equals on an aggregate basis more than 9.4% of the voting power of the Issuer, Subscriber shall, and shall procure its Affiliates to, exchange promptly such number of B Shares, or if none are so owned by them, A Shares, for C Shares;
provided
that the foregoing obligation shall be released and the Issuer shall use reasonable best efforts to convert any then-outstanding C Shares held by Subscriber into A Shares promptly upon receipt by the Issuer of required approvals of any applicable Governmental Authorities for such ownership in excess of 9.4% of the voting power of the Issuer. Subscriber further agrees that pending any such exchange, neither it nor its Affiliates will exercise any voting rights with respect to more than 9.4% of the voting power of the Issuer.
2.1.16    Subject to Section 2.1.15, Subscriber and its Affiliates and the Issuer shall each use reasonable best efforts to submit, upon the written request of Subscriber, as promptly as practicable following the date on which Subscriber delivers to the Issuer written notice of its intent to convert the C Shares into shares of Class A common stock after the Closing, all applicable filings and registrations with, and notifications to, the U.S. Department of Justice, the U.S. Federal Trade Commission and any other Governmental Authority required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “
HSR Act
”), and all other Laws in connection with the transactions contemplated by this Subscription Agreement and the Merger Agreement, and to use their respective reasonable best efforts to, as promptly as practicable, provide any information requested by the U.S. Department of Justice, the U.S. Federal Trade Commission or any other Governmental Authority to obtain all required authorizations and approvals, and the expiration or termination of any applicable waiting period, under the HSR Act and all other applicable Laws as promptly as practicable after the date hereof. Subscriber shall be responsible for (x) all filing fees payable and (y) all other costs, in each case, of Subscriber related to any HSR Act notification applicable in connection with the conversion of shares of common stock contemplated by this Subscription Agreement and the Issuer shall be responsible for (i) all filing fees payable and (ii) all other related costs, in each case of the Issuer (other than any HSR Act notification filing fee and all other related costs of Subscriber) in respect of obtaining all required authorizations and approvals of any Governmental Authority arising from Subscriber’s ownership of shares of common stock immediately after Closing (and not in respect of any subsequent acquisition of voting common stock except the conversion contemplated hereby).
2.1.17    Subscriber represents and agrees that on the date hereof, Subscriber has access to sufficient available funds to pay the Aggregate Purchase Amount, and on the date the Aggregate Purchase Amount would be required to be funded to the Issuer pursuant to
Section
 3.1
, Subscriber will have sufficient immediately available funds to pay the Aggregate Purchase Amount pursuant to
Section
 3.1
. From the date hereof until the Closing Date, Subscriber shall not make any dividends or distributions that would render Subscriber unable to satisfy its obligation to pay the Aggregate Purchase Amount.
2.1.18    Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “
Disqualification Event
”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the Issuer promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.18, “
Rule 506(d) Related Party
” shall mean a person or entity that is a beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.
2.1.19    Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, any of its Affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer.
2.1.20    Subscriber represents, warrants and agrees that neither Subscriber, nor any person acting on its behalf has, directly or indirectly, made, and no such person shall make, any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on an applicable exemption from registration under the Securities Act for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

2.1.21    Neither the Subscriber nor any of its Affiliates or agents has provided or will, without the prior consent of any Placement Agents, provide information to Other Subscribers regarding the Issuer, the Company and the Transactions relating to the offer and sale of the Securities in connection with such Other Subscriber’s direct or indirect equity investment in the Issuer.
2.1.22    Subscriber agrees that it shall use all reasonable efforts to permit and cooperate with the Issuer (including acting on the Issuer’s behalf in identifying the prospective subscribers for direction to any Placement Agent) in respect of subscriptions for Shares that would constitute a portion of its Total Subscription Commitment in an aggregate amount of at least $200,000,000 at the same Per Share Price by one or more “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) identified and mutually agreed on or before the date hereof by Subscriber and the Issuer and acceptable to the Company, including Activant Ventures or an Affiliate thereof, with such “qualified institutional buyers” or “accredited investors” to, severally and not jointly, enter into Other Subscription Agreements. Any such subscription shall be in the form of an Other Subscription Agreement pursuant to which the subscribing third party shall become a “Subscriber” hereunder and thereunder and an “Other Subscriber” hereunder and have the rights and obligations (other than as specific to the undersigned Subscriber) and make the applicable representations and warranties of Subscriber provided for herein.
2.1.23    Subscriber agrees that it shall reduce the number of A Shares to be acquired by Subscriber pursuant to its Total Subscription Commitment, to enable Sponsor to acquire the same number of shares represented by the Sponsor Purchase Amount at the Closing;
provided
that Subscriber shall remain obligated to purchase, in addition to the Subscribed Amount, a number of shares of common stock with an aggregate value at the Per Share Price equal to any Defaulted Commitment Amount.
2.1.24    Subscriber agrees that it shall cooperate with the Issuer and the Company in connection with any review of the transactions contemplated by this Subscription Agreement and the Transactions by any Governmental Authority, including without limitation, by providing to the Issuer or the Company, as applicable for delivery to the applicable Governmental Authority as soon as practicable following written notice to Subscriber of such a request, all such information about Subscriber and any of its Affiliates requested by any such Governmental Authority, and to take such other action as soon as practicable as may be reasonably necessary or as the Issuer or the Company may reasonably request to enable the parties to the Merger Agreement to satisfy the condition set forth in Section 9.1(d) of the Merger Agreement.
2.1.25    Subscriber has not and will not prior to the Closing enter into any side letter or similar agreement with any other subscriber or any other investor in connection with such other subscriber’s or investor’s direct or indirect equity investment in the Issuer or the Company.
2.1.26    Subscriber acknowledges and agrees that the C Shares to be acquired by Subscriber pursuant to this Subscription Agreement shall have no right to vote, consent or approve any action for which approval of stockholders of the Issuer is solicited, except as required by the DGCL (as defined below). The Issuer agrees that its organizational documents in connection with the Domestication shall provide that any holder of C Shares shall be entitled to exchange or convert such shares into A Shares at its option from time to time.
2.2
Issuer
’
s Representations, Warranties and Agreements
. The Issuer hereby represents and warrants to Subscriber and agrees with Subscriber as follows:
2.2.1      The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and following the Domestication shall be validly existing as a corporation in good standing under the Delaware General Corporation Law (“
DGCL
”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2      The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares will be validly issued, fully paid and non-assessable
and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation or under the DGCL.
2.2.3      This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
2.2.4      Subject to obtaining all required approvals necessary in connection with the performance of the Merger Agreement (including the approval of the Company’s stockholders for the Merger Agreement and the related Transactions including the transactions contemplated by this Subscription Agreement, the Redemption Subscription Agreement, the Sponsor Subscription Agreement and the Other Subscription Agreements) and any required applications and approvals pursuant to the applicable rules of Nasdaq (together, the “
Required Approvals
”) and assuming the accuracy of Subscriber’s representation in Section 2.1.3, the execution, delivery and performance of this Subscription Agreement, issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) result in any violation of the provisions of the organizational documents of the Issuer (after Domestication) or (ii) result in any violation of any Law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a material adverse effect on the validity of the Shares or the legal authority or ability of the Issuer to perform in all material respects its obligations under this Subscription Agreement, subject to the exceptions in the definition of Material Adverse Effect in the Merger Agreement
mutatis mutandis
(an “
Issuer Material Adverse Effect
”).
2.2.5      As of the date of this Agreement, the authorized share capital of the Issuer is $55,500.00 divided into (i) 500,000,000 shares of Class A common stock, 27,800,287 of which are issued and outstanding (subject to all Cayman Acquiror Units separating in full), (ii) 50,000,000 shares of Class B common stock, of which 6,950,072 shares are issued and outstanding and (iii) 5,000,000 preferred shares of which none and issued and outstanding (clauses (i) and (ii) collectively, the “
Cayman Securities
”). As of immediately prior to the First Effective Time (without giving effect to any subscriptions under this Subscription Agreement, the Other Subscription Agreements, the Sponsor Subscription Agreement or the Redemption Subscription Agreement), the authorized share capital of the Issuer will be $325,000.00 divided into (i) 1,750,000,000 shares of Acquiror Class A Common Stock, 34,750,359 of which will be issued and outstanding (subject to all Domesticated Acquiror Units separating in full), (ii) 600,000,000 shares of Acquiror Class B Common Stock, of which 0 shares will be issued and outstanding, (iii) 800,000,000 shares of Domesticated Acquiror Class C Common Stock, of which 0 shares will be issued and outstanding, and (iv) 100,000,000 shares of blank check preferred stock, of which 0 shares will be issued and outstanding (such terms as defined in the Merger Agreement).
2.2.6      Except for the securities referenced in
Section
 2.2.5
above and the obligations of the Issuer under the Merger Agreement (or as contemplated thereby), this Subscription Agreement, the Other Subscription Agreements, the Redemption Subscription Agreement and the Sponsor Subscription Agreement in connection with the transactions contemplated hereby and thereby, there are no outstanding, and between the date hereof and the Closing, the Issuer will not issue, sell or cause to be outstanding any (a) shares, equity interests or voting securities of the Issuer, (b) securities of the Issuer convertible into or exchangeable for shares or other equity interests or voting securities of the Issuer, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangement or commitments of any character, whether or not contingent, of the Issuer to acquire from any individual, entity or other person, and no obligation of the Issuer to issue, any shares or other equity interests or voting securities of the Issuer or any securities convertible into or exchangeable for such shares or other equity interest or voting securities, (d) equity equivalents or other similar rights of or with respect to the Issuer, or (e) obligations of the Issuer to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights.

2.2.7      Other than the Other Subscription Agreements, the Sponsor Subscription Agreement, the Redemption Subscription Agreement, the Merger Agreement and any other agreement expressly contemplated by the Merger Agreement, the Issuer has not entered into any side letter or similar agreement with any other subscriber or any other investor in connection with such other subscriber’s or investor’s direct or indirect equity investment in the Issuer (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of the Issuer by existing securityholders of the Company, which may be effectuated as a forfeiture to the Issuer and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Issuer pursuant to the Merger Agreement).
2.2.8      Assuming the accuracy of Subscriber’s representations and warranties set forth in
Section
 2.1
of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber.
2.2.9      The issued and outstanding shares of Class A common stock of the Issuer are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), and are listed for trading on Nasdaq. The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer (including the Merger Agreement) with the Commission prior to the date of this Subscription Agreement (the “
SEC Documents
”), which SEC Documents, except in the case of the accounting treatment of the warrants, as of their respective filing dates, complied, as to form, in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SEC Documents (in each case in effect as of the date of filing). None of the SEC Documents filed under the Exchange Act, contained, as of the respective date of its filing or, if amended prior to the date of this Subscription Agreement or the Closing Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided
that the Issuer makes no such representation or warranty with respect to the proxy statement/prospectus included in the PIPE Registration Statement to be filed in connection with the approval of the Merger Agreement by the stockholders of the Issuer (the “
Proxy Statement/Prospectus
”) or any other information relating to the Company or any of its Affiliates included in any SEC Document or filed as an exhibit thereto. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.
2.2.10    Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on an exemption from registration for the transactions contemplated hereby under the Securities Act or would require registration of the issuance of the Shares under the Securities Act.
2.2.11    No Disqualification Event is applicable to the Issuer or, to the Issuer’s knowledge, any Issuer Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Issuer has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “
Issuer Covered Person
” means, with respect to the Issuer as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.2.12    As of the date hereof, there are no pending or, to the knowledge of the Issuer, threatened suits, claim, actions or proceedings (collectively, “
Actions
”), which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.
2.2.13    The Issuer is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
2.2.14    Up to $950,000,000 of the proceeds of the transactions contemplated by this Subscription Agreement, the Sponsor Subscription Agreement and the Other Subscription Agreements at Closing to be received by the Issuer shall be used as consideration in connection with the Transactions, with the remainder of such proceeds used to pay transaction expenses incurred by the Issuer pursuant to this Subscription Agreement, the Sponsor Subscription Agreement, each Other Subscription Agreement and the Merger Agreement and for general corporate purposes.
2.2.15    Without limiting the foregoing, the Issuer agrees that, promptly upon Subscriber’s written notice after the Closing requesting shares of its Class C common stock to be converted into Class A common stock, the Issuer will, subject to the cooperation obligation above (a) use its reasonable best efforts to obtain, or in the case of approvals for which Subscriber is obligated by Law to complete a notification or obtain the approval or consent of the applicable Governmental Authorities to cooperate with the efforts of Subscriber to obtain, the completion of any requisite waiting period or consent or approval of applicable Governmental Authorities for the issuance of shares of Class A common stock to Subscriber (including from applicable Governmental Authorities), provided
the Issuer shall not be required to agree to any limitations, adverse conditions or other restrictions on its or its Subsidiaries’ operations in obtaining such approvals, and (b) after receipt of all applicable Governmental Authorities approvals in respect of the issuance of such shares of Class A common stock, to exchange all of Subscriber’s C Shares for Class A common stock of the Issuer.
3.
Settlement Date and Delivery
.
3.1
Closing
. The closing of the Subscription contemplated hereby (the “
Closing
”) shall occur on the date of, and immediately prior to, the First Effective Time. At least five (5) Business Days prior to the anticipated Closing Date, the Issuer shall deliver written notice to Subscriber (the “
Closing Notice
”) specifying (i) the anticipated Closing Date and (ii) wire instructions for the payment of the Aggregate Purchase Amount. Subscriber shall deliver to the Issuer, at least two (2) Business Days prior to the anticipated Closing Date, the Aggregate Purchase Amount for the Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this
Section
 3
, the Issuer shall deliver to Subscriber the Shares in book entry form, in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. In the event the Closing does not occur within three (3) Business Days of the anticipated Closing Date specified in the Closing Notice, the Issuer shall promptly (but no later than one (1) Business Day thereafter) return the Aggregate Purchase Amount to Subscriber.
3.2
Conditions to Closing of the Issuer
. The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable Law) written waiver, on or prior to the Closing Date, of each of the following conditions:
3.2.1
Representations and Warranties Correct
. The representations and warranties made by Subscriber in
Section
 2.1
hereof shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the date of this Subscription Agreement and on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.
3.2.2
Closing of the Transactions
. The conditions precedent to the completion of the Transactions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Transactions set forth in the Merger Agreement) shall have been met or waived by the parties thereto such that the Transactions will close substantially concurrently with, but after, the Closing.
3.2.3
Legality
. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, rule or regulation enjoining or prohibiting the consummation of the Subscription.
3.3
Conditions to Closing of Subscriber
. Subscriber’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable Law) written waiver, on or prior to the Closing Date, of each of the following conditions:
3.3.1
Representations and Warranties Correct
. The representations and warranties made by the Issuer in
Section
 2.2
hereof shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the date of this Subscription Agreement and on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions;
provided
that in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of the Issuer contained in this Subscription Agreement and the facts underlying such breach would also cause a condition to the Company’s obligations under the Merger Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event the Company waives such condition with respect to such breach under the Merger Agreement, provided
,
further
that such waiver by the Company does not result in Subscriber being in violation of any applicable Law or any judgment, order, rule or regulation of any court or Governmental Authority, domestic or foreign, having jurisdiction over Subscriber or any of its properties.
3.3.2
Closing of the Transactions
. The conditions precedent to completion of the Transactions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Transactions set forth in the Merger Agreement) shall have been met or waived by the parties thereto such that the Transactions will close substantially concurrently with, but after, the Closing.
3.3.3
Legality
. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, rule or regulation enjoining or prohibiting the consummation of the Subscription.
4.
PIPE Registratio
n Statement
.
4.1    In connection with the Transactions, the Issuer will file with the Commission the Registration Statement, which will register the issuance of shares of Class A common stock upon consummation of the Transactions in exchange for all outstanding shares of the Issuer (including the Shares). In the event that the Registration Statement, at the time it becomes effective, does not include the shares of Class A common stock to be issued hereunder (including the Class A common stock issuable upon conversion of the Class C common stock), the Issuer agrees that, within forty-five (45) calendar days after the consummation of the Transactions (the “
Filing Date
”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a shelf registration statement registering the resale of the Shares (the “
PIPE Registration Statement
”), and the Issuer shall use its commercially reasonable efforts to have the PIPE Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the PIPE Registration Statement) following the Closing and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the PIPE Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “
Effectiveness Date
”);
provided
, however, that the Issuer’s obligations to include such Shares in the PIPE Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Issuer to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the PIPE Registration Statement during any customary blackout or similar period or as permitted under Section 4.3 hereunder;
provided
, further, that Subscriber and its Affiliates (including its directors, officers, agents and employees, and each person who controls Subscriber within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) will be indemnified by the Issuer for any liability arising from any material misstatements or omissions in the PIPE Registration Statement except to the extent such misstatement or omission arises from the information specifically provided by Subscriber for inclusion in the PIPE Registration Statement. Subscriber shall indemnify and hold harmless the Issuer and its Affiliates (including its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), for any liability arising from any material misstatements or omissions contained in the PIPE Registration Statement to the extent that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein. For purposes of clarification, any failure by the Issuer to file the PIPE Registration Statement by the Filing Date or to cause such PIPE Registration Statement to be declared effective by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file the PIPE Registration Statement or cause the PIPE Registration Statement to be declared effective as set forth above in this Section 4.
4.2    In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, the Issuer shall:
4.2.1    except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a PIPE Registration Statement, use its reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable PIPE Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Shares, (ii) the date all Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two years from the Effectiveness Date of the PIPE Registration Statement;
4.2.2    advise Subscriber within five (5) Business Days:
(a)    when a PIPE Registration Statement or any post-effective amendment thereto has become effective;
(b)    of the issuance by the Commission of any stop order suspending the effectiveness of any PIPE Registration Statement or the initiation of any proceedings for such purpose;

(c)    of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(d)    subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any PIPE Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding the Issuer;
4.2.3    use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any PIPE Registration Statement as soon as reasonably practicable;
4.2.4    upon the occurrence of any event contemplated in
Section
 4.2.2(d)
, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a PIPE Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such PIPE Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
4.2.5    use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Class A common stock is then listed.
4.3    Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the PIPE Registration Statement, and from time to time to require Subscriber not to sell under the PIPE Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its Subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house
legal counsel), would require additional disclosure by the Issuer in the PIPE Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure
of which in the PIPE Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel (which may be in-house
legal counsel), to cause the PIPE Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “
Suspension Event
”);
provided
,
however
, that the Issuer may not delay or suspend the PIPE Registration Statement on more than three occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the PIPE Registration Statement is effective or if as a result of a Suspension Event the PIPE Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the PIPE Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion, destroy, all copies of the prospectus covering the Shares in Subscriber’s possession;
provided
, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing
document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.
Issuer agrees that any time transfer is permitted pursuant to Rule 144 and Subscriber is unable to sell under the PIPE Registration Statement, Issuer will take commercially reasonable efforts to remove the restrictive legend from Subscriber’s Shares.
5.
Termination
. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms without consummation of the Merger, (ii) upon the mutual written agreement of Subscriber and, with the prior written consent of the Company, the Issuer to terminate this Subscription Agreement, (iii) subject to Section 3.3.1, if any of the conditions to Closing set forth in this Subscription Agreement are not satisfied or waived (or deemed to be satisfied or waived) by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated on or before the Agreement End Date (as defined in the Merger Agreement), and (iv) if the Closing shall not have occurred on or before the Agreement End Date (as defined in the Merger Agreement);
provided
that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement.
6.
Miscellaneous
.
6.1
Further Assurances
. From the date hereof, the parties hereto shall use reasonable best efforts to consummate the transactions contemplated by this Subscription Agreement, the Merger Agreement, and the Mergers. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.
6.1.1    Subscriber acknowledges that the Issuer, the Company, any Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and the Company if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in any material respect. Subscriber further acknowledges and agrees that the Company and any Placement Agent is a third-party beneficiary of the representations, warranties and agreements of Subscriber contained in this
Section
 6.1.1
and
Section
 2.1
of this Subscription Agreement. Subscriber acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including such other investor’s respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) any Placement Agent, its respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, in each case, absent their own intentional fraud or willful misconduct, (iii) the Company or any other party to the Merger Agreement, or (iv) any Affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, the Company or any other party to the Merger Agreement shall be liable to Subscriber, or to any other investor, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the Company or any Placement Agent concerning the Issuer, the Company, any Placement Agent, any of their controlled Affiliates, this Subscription Agreement or the transactions contemplated hereby. Subscriber consents to and agrees to waive any claims it or they may have based on any actual or potential conflicts of interest that may arise or result from any Placement Agent acting as equity capital markets advisor to the Issuer or the Company.
6.1.2    Without limiting the Company’s rights provided by Section 6.6, each of the Issuer, Subscriber, any Placement Agent, Sponsor and the Company is (i) entitled to rely upon and, in the case of the Issuer, the Subscriber and the Company, enforce the terms of this Subscription Agreement and (ii) is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
6.1.3    The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control and otherwise readily available to Subscriber and to the extent consistent with its internal policies and procedures;
provided
, that, Issuer agrees to keep any such information provided by Subscriber confidential.
6.1.4    Each party hereto shall be responsible for and pay its own expenses incurred in connection with this Subscription Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants.
6.1.5    Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described herein no later than immediately prior to the consummation of the Transactions.
6.2
Notices
. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email (in each case in this clause (d), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office
notification), addressed as follows:
(i)     if to Subscriber, to such address or addresses set forth on the signature page hereto;
(ii)    if to the Issuer before the Closing Date, to:
Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX
United Kingdom
Attention: Khurram Kayani
Email: Khurram@novatorcapital.com

with a required copy (which copy shall not constitute notice) to:
Baker McKenzie LLP
100 New Bridge Street
London EC4V 6JA
United Kingdom
Attention: Adam Eastell, Michael F. DeFranco, Derek Liu
Email: adam.eastell@bakermckenzie.com,
michael.defranco@bakermckenzie.com,
derek.liu@bakermckenzie.com
(iii)    If to the Issuer after the Closing Date, to the persons indicated under the Company below
(iv)    if to the Company, to:
Better HoldCo, Inc.
175 Greenwich St, 59th Floor
New York, NY 10007
Attention: Kevin Ryan
Email: kryan@better.com
with a required copy (which copy shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Mitchell S. Eitel, Jared M. Fishman, Sarah P. Payne
Email: eitelm@sullcrom.com
fishmanj@sullcrom.com,
paynes@sullcrom.com
6.3
Entire Agreement
. This Subscription Agreement constitutes the entire agreement among the parties to this Subscription Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties, including any commitment letter entered into relating to the subject matter hereof, except as expressly set forth in this Subscription Agreement.
6.4
Modifications and Amendments
. This Subscription Agreement may be amended or modified in whole or in part, only (a) subject to the prior written consent of the Company except in the case of amendments or waivers that are ministerial and immaterial in nature and effect and (b) by a duly authorized agreement in writing executed in the same manner as this Subscription Agreement and which makes reference to this Subscription Agreement.
6.5
Assignment
. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto and the Company (as third-party beneficiary hereto) and any such purported assignment shall be null and void ab initio
(other than the Shares acquired hereunder, if any, and Subscriber’s rights under Section 4 hereof, and then only in accordance with this Subscription Agreement). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its Affiliates (
provided
that Subscriber shall not be relieved from the obligation to perform this Agreement upon any failure of the Affiliate assignee).

6.6
Benefit
.
6.6.1    Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns (other than as provided for in this
Section
 6.6.1
and
Section
 6.1.1
and Section
 6.1.2
of this Subscription Agreement). Notwithstanding anything to the contrary herein, the Company and Sponsor is an express third-party beneficiary of each of the provisions of this Subscription Agreement.
6.6.2    Each of the Issuer and Subscriber acknowledges and agrees that (a) this Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Issuer and Subscriber hereunder, the Company would not enter into the Merger Agreement, (b) each representation, warranty, covenant and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of the Company, and (c) the Company may seek to directly enforce (including by an action for specific performance, injunctive relief or other equitable relief, including to cause the Aggregate Purchase Amount to be paid and the Closing to occur) each of the covenants and agreements of each of the Issuer and Subscriber under this Subscription Agreement. Each of the Issuer and Subscriber acknowledges and agrees that (a) this Subscription Agreement is being entered into in order to induce Sponsor to execute and deliver the Sponsor Subscription Agreement and without the representations, warranties, covenants and agreements of the Issuer and Subscriber hereunder, Sponsor would not enter into the Sponsor Subscription Agreement, (b) each representation, warranty, covenant and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of Sponsor, and (c) Sponsor may seek to directly enforce (including by an action for specific performance, injunctive relief or other equitable relief, including to cause the Aggregate Purchase Amount to be paid and the Closing to occur) each of the covenants and agreements of each of the Issuer and Subscriber under this Subscription Agreement that relate to the acquisition of Class A common stock by Sponsor in the transactions contemplated by this Subscription Agreement.
6.7
Governing Law
. This Subscription Agreement, and all claims or causes of action based upon, arising out of, or related to this Subscription Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws that would require or permit the application of Laws of another jurisdiction.
6.8
Consent for Jurisdiction; Waiver of Jury Trial
.
6.8.1    Subscriber hereby irrevocably appoints SB Management (US) Corporation C/O CSC Global, with offices at the date of this Agreement located at 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware USA 19808, as its authorized agent on which any and all legal process may be served in any such Action, suit or proceeding brought in the Designated Courts pursuant to this
Section
 6.8.1
. Subscriber agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in
Section
 6.2
, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Subscriber agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, each Subscriber agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this
Section
 6.8.1
. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law

6.8.2    The Issuer hereby irrevocably appoints Cogency Global Inc., with offices at the date of this Agreement located at 850 New Burton Road, Suite 201, Dover, Delaware USA 19904, as its authorized agent on which any and all legal process may be served in any such Action, suit or proceeding brought in the Designated Courts pursuant to this
Section
 6.8.2
. The Issuer agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in
Section
 6.2
, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. the Issuer agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, the Issuer agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this
Section
 6.8.2
. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law.
6.8.3    Any proceeding or Action based upon, arising out of or related to this Subscription Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) (the “
Designated Courts
”), and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence an Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 6.8.
6.8.4    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
6.9
Severability
. If any provision of this Subscription Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Subscription Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Subscription Agreement, they shall take any actions necessary to render the remaining provisions of this Subscription Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Subscription Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.
6.10
No Waiver of Rights, Powers and Remedies
. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
6.11
Remedies
.
6.11.1    The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Subscription Agreement are not performed in accordance with their specific terms or are otherwise breached (including failing to take such actions as are required of them hereunder to consummate the Subscription Agreement). It is accordingly agreed that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, without proof of damages, prior to the valid termination of this Subscription Agreement in accordance with
Section
 5
, in addition to any other remedy to which any party is entitled at law or in equity. The right to specific enforcement shall include the right of the parties hereto to cause Subscriber and the right of the Company to cause the parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Subscription Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.
6.11.2    The parties acknowledge and agree that this
Section
 6.12
is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.
6.11.3    In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket
costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.
6.12
Survival of Representations and Warranties
. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing until the expiration of any statute of limitations under applicable Laws. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect until the expiration of any statute of limitations under applicable Laws.
6.13
No Broker or Finder
. Each of the Issuer and Subscriber each represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto. Each of the Issuer and Subscriber agrees to indemnify and save the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.
6.14
Headings and Captions
. The headings and captions in this Subscription Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Subscription Agreement.
6.15
Counterparts
. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. Signatures to this Subscription Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
6.16
Construction
. The words “
include
,” “
includes
,” and “
including
” will be deemed to be followed by “
without limitation
.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “
this
Subscription
Agreement
,” “
herein
,” “
hereof
,” “
hereby
,” “
hereunder
,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and Aggregate Purchase Amount shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.
6.17
Mutual Drafting
. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.
7.
Consent to Disclosure
.
7.1    Subscriber hereby consents to the publication and disclosure in any press release issued by the Issuer or the Company or Form
8-K
filed by the Issuer with the Commission in connection with the execution and delivery of the Merger Agreement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by the federal securities laws or the Commission or any other securities authorities, any other documents or communications provided by the Issuer or the Company to any Governmental Authority or to securityholders of the Issuer) in each case, as and to the extent required by applicable Law or the Commission or any other Governmental Authority, of Subscriber’s identity and beneficial ownership of the Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by the Issuer or the Company, a copy of this Subscription Agreement. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, the Issuer will not publicly disclose the name of Subscriber, other than to the Issuer’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential
;
provided
that Subscriber consents to the disclosure included in the public announcement materials related to the Transactions previously disclosed to Subscriber. Subscriber will promptly provide any information reasonably requested by the Issuer or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

7.2
Trust Account Waiver
. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a Business Combination. Subscriber further acknowledges that, as described in the prospectus dated February 12, 2021 (the “
Prospectus
”
) available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a the trust account for the benefit of the Issuer, certain of its public stockholders and the underwriters of the Issuer’s initial public offering (the “
Trust Account
”
). Subscriber acknowledges that it has been advised by the Issuer that, except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (a) if the Issuer completes the transactions which constitute a Business Combination, then to those Persons (as defined in the Merger Agreement) and in such amounts as described in the Prospectus; (b) if the Issuer fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Investment Management Trust Agreement, dated as of April 21, 2020, between the Issuer and Continental Stock Transfer & Trust Company, as trustee (the “
Trustee
”) (the “
Trust Agreement
”) to the Issuer in limited amounts to permit the Issuer to pay the costs and expenses of its liquidation and dissolution, and then to the Issuer’s public stockholders; and (c) if the Issuer holds a shareholder vote to amend the Issuer’s amended and restated memorandum and articles of association to modify the substance or timing of the obligation to redeem 100% of the Class A common stock if the Issuer fails to complete a Business Combination within the allotted time period, then for the redemption of any of the Class A common stock properly tendered in connection with such vote. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Subscription Agreement and any negotiations, Contracts with the Issuer; provided, that (x) nothing herein shall serve to limit or prohibit Subscriber’s right to pursue a claim against the Issuer for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the Transactions or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that Subscriber may have in the future against the Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds). This Section 7.2 shall survive the termination of this Subscription Agreement for any reason.
[
Signature Page Follows
]

IN WITNESS WHEREOF
, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ISSUER:

AURORA ACQUISITION CORP

By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer

Accepted and agreed this 10th day of May, 2021.

SUBSCRIBER:

SB Northstar LP	Signature of Joint Subscriber, if applicable:

By:	By:

Name:	Name:

Title:	Title:

Date: May 10, 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

SB Northstar LP

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Shares subscribed for:

See Section 1.1 and 1.2 of Subscription Agreement

Aggregate Purchase Amount: See Section 1.1 of Subscription Agreement
You must pay the Aggregate Purchase Amount by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

SCHEDULE I
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “
Securities Act
”)) (a “
QIB
”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☐	We are not a natural person.
*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:
☐     is:
☐     is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.
This Schedule I should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

QUALIFIED INSTITUTIONAL BUYER: Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber (Please check the applicable subparagraphs):
☐     Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:
☐     is an insurance company as defined in section 2(a)(13) of the Securities Act;
☐     is an investment company registered under the Investment Company Act of 1940, as amended (the “
Investment Company Act
”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;
☐     is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“
Small Business Investment Act
”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act (“
Consolidated Farm and Rural Development Act
”);
☐     is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;
☐     is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”);
☐     is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;
☐     is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “
Investment Advisers Act
”);
☐     is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “
Internal Revenue Code
”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or
☐     is an investment adviser registered under the Investment Advisers Act;
☐     is an institutional accredited investor, as defined in Rule 501(a) under the Securities Act, of a type not listed in paragraphs (a)(1)(i)(A) through (I) or paragraphs (a)(1)(ii) through (vi) of Rule 501.
☐     Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;
☐     Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐     Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies
1
which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;
☐     Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or
☐     Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.
ACCREDITED INVESTOR: Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐
Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐
Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act or Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

1
“
Family of investment companies
” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule
18f-2
under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

☐
Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐
Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐
Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☐	Any entity in which all of the equity owners are “accredited investors.”

☐
Any entity, of a type not listed in paragraph (a)(1), (2), (3), (7), or (8) of Rule 501 of the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐
Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission (the “
Commission
”) has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph, the Commission will consider, among others, the following attributes:

(i)
The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)	The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii)
Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)
An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐
Any natural person who is a “knowledgeable employee,” as defined in rule
3c-5(a)(4)
under the Investment Company Act of 1940 (17 CFR
270.3c-5(a)(4)),
of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000,

(ii)	That is not formed for the specific purpose of acquiring the securities offered, and

(iii)
Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐
Any “family client,” as defined in rule
202(a)(11)(G)-1
under the Investment Advisers Act of 1940 (17 CFR
275.202(a)(11)(G)-1)),
of a family office meeting the requirements in paragraph (a)(12) of Rule 501 of the Securities Act and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii) of Rule 501 of the Securities Act.

ANNEX I
EXECUTION VERSION
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “
Sponsor Subscription Agreement
”) is entered into as of May 10, 2021, by and among Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (together with its successors, including after the Domestication (as defined below), the “
Issuer
”), and Novator Capital Sponsor Ltd. (“
Sponsor
”, “
you
” and the initial “
Subscriber
”), BB Trustees SA, as trustee of the Future Holdings Trust (the “
Sponsor Guarantor
”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).
WHEREAS, the Issuer, Aurora Merger Sub I, Inc., a Delaware corporation and a wholly owned Subsidiary of the Issuer (“
Merger Sub
”), and Better Holdco, Inc., a Delaware corporation (together with its successors, the “
Company
”), will, immediately following or concurrently with the execution of this Sponsor Subscription Agreement, enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “
Merger Agreement
”), pursuant to which, subject to the terms of the Merger Agreement, (a) the Issuer will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended and the Cayman Islands Companies Law (2020 Revision) and take actions as set forth in the Merger Agreement in connection therewith including the creation of non-voting
Class C common stock, par value $0.0001 per share (the “
Class
 C common stock
”) (such transactions, the “
Domestication
”), (b) Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned Subsidiary of the Issuer (the “
First Merger
”) and (c) the Company, as the surviving corporation of the First Merger, will merge with and into the Issuer (the “
Second Merger
” and together with the First Merger, the “
Mergers
”), on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “
Transactions
”);
WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer shares of the Issuer’s (after the Domestication) Class A Common Stock, par value $0.0001 per share (the “
Class
 A common stock
”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Sponsor Purchase Amount (as defined below) therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein; and
WHEREAS, concurrently with the execution of the Merger Agreement, SB Northstar LP (“
Sigma
”) is entering into a subscription agreement with the Issuer (the “
PIPE Subscription Agreement
”), pursuant to which Sigma is agreeing to subscribe for and purchase a number of shares of Class A common stock and Class C common stock, and together with the Class A common stock, the “
common stock
”) with an aggregate value at the Per Share Price equal to $1,500,000,000 less the Sponsor Purchase Amount actually acquired pursuant to this Sponsor Subscription Agreement and also less the amount actually acquired by one or more “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) that enter into subscription agreements (the “
Other Subscription Agreements
”) with the Issuer as contemplated by the PIPE Subscription Agreement, in each case immediately prior to the First Effective Time (such date, the “
Closing Date
”); and
WHEREAS, concurrently with the execution of this Sponsor Subscription Agreement, Subscriber and Sponsor Guarantor are entering into a redemption subscription agreement with the Issuer (the “
Redemption Subscription Agreement
”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.
Subscription
.
1.1    Subscriber irrevocably agrees to subscribe for and purchase a number of shares of Class A common stock with an aggregate value equal to $200,000,000 (the “
Sponsor Purchase Amount
”) at the per share purchase price of $10.00 for each share of the Class A common stock (the “
Per Share Price
”) (such shares of Class A common stock, the “
Shares
”) on the Closing Date.
1.2    Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Sponsor Purchase Amount, the Shares (such subscription and issuance, the “
Subscription
”).
2.
Representations, Warranties and Agreements
.
2.1
Subscriber
’
s Representations, Warranties and Agreements
. Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:
2.1.1      Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Sponsor Subscription Agreement.
2.1.2      This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. This Subscription Agreement is a valid and binding agreement enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
2.1.3      The execution, delivery and performance by Subscriber of this Sponsor Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Subscriber pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the assets of Subscriber is subject, which would reasonably be expected to prevent, materially delay or otherwise materially impede Subscriber’s timely performance of its obligations under this Sponsor Subscription Agreement (a “
Subscriber
Material Adverse Effect
”), (ii) result in any violation of the provisions of the organizational documents of Subscriber, (iii) result in any violation of any Law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its respective properties or assets that would reasonably be expected to have a Subscriber Material Adverse Effect, or (iv) other than the notifications to the U.S. Department of Justice, the U.S. Federal Trade Commission and any other Governmental Authority required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “
HSR Act
”), no notice to, or consent or approval of a Governmental Authority is required for Subscriber to enter into, deliver and perform its obligations under, and all transactions contemplated by, this Sponsor Subscription Agreement.
2.1.4      Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on
Schedule I
, (ii) is acquiring the Shares only for its own account and not for the account of others and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on
Schedule I
following the signature page hereto). Nothing contained herein shall be deemed a representation or warranty by Subscriber to hold the Shares for any period of time. Subscriber is not an entity formed for the specific purpose of acquiring the Shares.
2.1.5      Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act except as otherwise required in respect of the Shares by this Sponsor Subscription Agreement. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a Subsidiary thereof, (ii) to
non-U.S.
persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144, provided
that all of the applicable conditions thereof have been met, (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, or (v) as it forms part of any stock lending program, and in the case of each of clauses (i), (ii) (iii), (iv) and (v) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that as a result of the transfer restrictions set forth herein, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge or transfer of any of the Shares.
2.1.6      Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, the Company or any of their respective Affiliates, officers, directors, employees, agents or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Sponsor Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Sponsor Subscription Agreement. Without limiting the foregoing, Subscriber acknowledges that certain information provided by the Company was based on projections, forecasts, estimates, budgets or other prospective information, and such information is based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections, and neither the Company nor any other person, including any Placement Agent (as defined below), makes any representation relating to any such information.
2.1.7      Subscriber represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt
prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “
Code
”), or any applicable similar law.
2.1.8      In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Issuer’s representations, warranties and agreements herein. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer and its representatives concerning the Issuer or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer and the Company (including giving effect to the Mergers), and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Shares. Subscriber acknowledges that it has reviewed the documents made available to Subscriber by the Issuer and the Company. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber acknowledges that any placement agent retained by the Issuer in respect of any placement to Other Subscribers and its Affiliates (the “
Placement Agent
”) and its respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer or the Company.
Subscriber acknowledges that (i) it has not relied on any statements or other information provided by any Placement Agent or any of the Placement Agent’s Affiliates with respect to its decision to invest in the Shares, including information related to the Issuer, the Company, the Shares and the offer and sale of the Shares, and (ii) neither Placement Agent nor any of its Affiliates have prepared any disclosure or offering document in connection with the offer and sale of the Shares. Subscriber understands and acknowledges that any Placement Agent is acting solely in respect of subscriptions by Other Subscribers pursuant to Placement Agent’s agreement with the Company, that no Placement Agent has been retained to act as such in respect of Subscriber’s subscription and Subscriber acknowledges that any Placement Agent has not acted or will act as Subscriber’s financial advisor or fiduciary.
2.1.9      Subscriber acknowledges that the Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
2.1.10    Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such financial, accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.
2.1.11    Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists. Subscriber acknowledges that it shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Sponsor Subscription Agreement, and that neither the Issuer nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Sponsor Subscription Agreement.
2.1.12    Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.
2.1.13    Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“
OFAC
”) or in any Executive Order issued by the President of the United States and administered by OFAC (“
OFAC List
”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a
non-U.S.
shell bank or providing banking services indirectly to a
non-U.S.
shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided
that Subscriber is permitted to do so under applicable Law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “
BSA
”), as amended by the USA PATRIOT Act of 2001 (the “
PATRIOT Act
”), and its implementing regulations (collectively, the “
BSA/PATRIOT Act
”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.
2.1.14    Except as a result of the entry into this Sponsor Subscription Agreement, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), or any successor provision), acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act).
2.1.15    To the extent required, such Subscriber and its affiliates and the Issuer shall each use reasonable best efforts to submit all applicable filings and registrations with, and notifications to, the U.S. Department of Justice, the U.S. Federal Trade Commission and any other Governmental Authority required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and all other Laws in connection with the transactions contemplated by this Sponsor Subscription Agreement, and to use their respective reasonable best efforts to, as promptly as practicable, provide any information requested by the U.S. Department of Justice, the U.S. Federal Trade Commission or any other Governmental Authority to obtain all required authorizations and approvals, and the expiration or termination of any applicable waiting period, under the HSR Act and all other applicable laws as promptly as practicable after the date hereof. The Issuer shall be responsible for all filing fees payable to a Governmental Authority related to any HSR Act notification applicable in connection with this Sponsor Subscription Agreement.
2.1.16    Subscriber represents and agrees that on the date hereof, Subscriber has access to sufficient available funds to pay the Sponsor Purchase Amount, and on the date the Sponsor Purchase Amount would be required to be funded to the Issuer pursuant to
Section
 3.1
, Subscriber will have sufficient immediately available funds to pay the Sponsor Purchase Amount pursuant to
Section
 3.1
. From the date hereof until the Closing Date, Subscriber shall not make any dividends or distributions that would render Subscriber unable to satisfy its obligation to pay the Sponsor Purchase Amount. From the date hereof until the Closing Date, the Subscriber shall not make any dividends or distributions that would render the Subscriber unable to satisfy all its obligations under this Sponsor Subscription Agreement.
2.1.17    Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “
Disqualification Event
”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the Issuer promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.17, “
Rule 506(d) Related Party
” shall mean a person or entity that is a beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.
2.1.18    Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, any of its Affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Issuer expressly set forth in this Sponsor Subscription Agreement, in making its investment or decision to invest in the Issuer.
2.1.19    Subscriber represents, warrants and agrees that neither Subscriber, nor any person acting on its behalf has, directly or indirectly, made, and no such person shall make, any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on an applicable exemption from registration under the Securities Act for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

2.1.20    Neither the Subscriber nor any of its Affiliates or agents has provided or will, without the prior consent of any Placement Agents, provide information to Other Subscribers regarding the Issuer, the Company and the Transactions or the offer and sale of the Securities in connection with such Other Subscriber’s direct or indirect equity investment in the Issuer or the Company.
2.1.21    Subscriber agrees that it shall cooperate with the Issuer and the Company in connection with any review of the transactions contemplated by this Sponsor Subscription Agreement by any Governmental Authority, including without limitation, by providing to the Issuer or the Company, as applicable for delivery to the applicable Governmental Authority as soon as practicable following written notice to Subscriber of such a request, all such information about Subscriber and any of its Affiliates requested by any such Governmental Authority.
2.1.22    Subscriber has not and will not prior to the Closing enter into any side letter or similar agreement with any other subscriber or any other investor in connection with such other subscriber’s or investor’s direct or indirect equity investment in the Issuer or the Company.
2.2
Issuer
’
s Representations, Warranties and Agreements
. The Issuer hereby represents and warrants to such Subscriber and agrees with such Subscriber as follows:
2.2.1      The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and following the Domestication shall be validly existing as a corporation in good standing under the Delaware General Corporation Law (“
DGCL
”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Sponsor Subscription Agreement.
2.2.2      This Sponsor Subscription Agreement has been duly authorized, executed and delivered by the Issuer and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
2.2.3      Subject to obtaining all required approvals necessary in connection with the performance of the Merger Agreement (including the approval of the Company’s stockholders for the Merger Agreement and the related Transactions including the transactions contemplated by this Sponsor Subscription Agreement, the Redemption Subscription Agreement, the PIPE Subscription Agreement, and the Other Subscription Agreements) and any required applications and approvals pursuant to the applicable rules of Nasdaq (together, the “
Required Approvals
”) and assuming the accuracy of the Subscriber’s representation in Section 2.1.3, the execution, delivery and performance of this Sponsor Subscription Agreement, issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) result in any violation of the provisions of the organizational documents of the Issuer (after Domestication) or (ii) result in any violation of any Law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a material adverse effect on the validity of the Shares or the legal authority or ability of the Issuer to perform in all material respects its obligations under this Sponsor Subscription Agreement, subject to the exceptions in the definition of Material Adverse Effect in the Merger Agreement mutatis mutandis (an “
Issuer Material Adverse Effect
”).
2.2.4      The issued and outstanding shares of Class A common stock of the Issuer are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), and are listed for trading on Nasdaq. The Issuer has made available to such Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer (including the Merger Agreement) with the Commission prior to the date of this Sponsor Subscription Agreement (the “
SEC Documents
”), which SEC

Documents, except in the case of the accounting treatment of the warrants, as of their respective filing dates, complied, as to form, in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SEC Documents (in each case in effect as of the date of filing). None of the SEC Documents filed under the Exchange Act, contained, as of the respective date of its filing or, if amended prior to the date of this Sponsor Subscription Agreement or the Closing Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no such representation or warranty with respect to the proxy statement/prospectus included in the PIPE Registration Statement to be filed in connection with the approval of the Merger Agreement by the stockholders of the Issuer (the “
Proxy Statement/Prospectus
”) or any other information relating to the Company or any of its Affiliates included in any SEC Document or filed as an exhibit thereto. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.
2.2.5      As of the date hereof, there are no pending or, to the knowledge of the Issuer, threatened suits, claim, actions or proceedings (collectively, “Actions”), which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.
2.3
Sponsor Guarantor’s Representations, Warranties and Agreements
. Sponsor Guarantor hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:
2.3.1      Sponsor Guarantor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.
2.3.2      This Sponsor Subscription Agreement has been duly authorized, validly executed and delivered by Sponsor Guarantor. This Agreement is a valid and binding agreement enforceable against Sponsor Guarantor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
2.3.3      The execution, delivery and performance by Sponsor Guarantor of this Sponsor Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Sponsor Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Sponsor Guarantor is a party or by which Sponsor Guarantor is bound or to which any of the assets of Sponsor Guarantor is subject, which would reasonably be expected to prevent or materially delay or otherwise materially impede Sponsor Guarantor’s timely performance of its obligations under this Agreement (a “
Sponsor Guarantor Material Adverse Effect
”), (ii) result in any violation of the provisions of the organizational documents of Sponsor Guarantor, (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sponsor Guarantor or any of its respective properties or assets that would reasonably be expected to have a Sponsor Guarantor Material Adverse Effect.
2.3.4      Sponsor Guarantor represents and warrants that Sponsor Guarantor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a
non-U.S.
shell bank or providing

banking services indirectly to a
non-U.S.
shell bank. Sponsor Guarantor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Sponsor Guarantor is permitted to do so under applicable law. If Sponsor Guarantor is a financial institution subject to the BSA/PATRIOT Act, Sponsor Guarantor represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Sponsor Guarantor also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Sponsor Guarantor further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Sponsor Guarantor and used to satisfy its obligations hereunder were legally derived.
2.3.5      Sponsor Guarantor represents and agrees that on the date hereof, Sponsor Guarantor has access to sufficient available funds to pay the Sponsor Purchase Amount, and on the date the Subscription is consummated would be required to be funded by the Sponsor to the Issuer pursuant to
Section
 3.1
, Sponsor Guarantor will have sufficient immediately available funds to satisfy its obligations hereunder. From the date hereof until the Closing Date, Sponsor Guarantor shall not make any dividends or distributions that would render it unable to satisfy its obligations hereunder.
2.3.6      Sponsor Guarantor represents that no Disqualification Event is applicable to it or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Sponsor Guarantor hereby agrees that it shall notify the Issuer promptly in writing in the event a Disqualification Event becomes applicable to Sponsor Guarantor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.
2.3.7      Sponsor Guarantor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, any of its Affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Issuer expressly set forth in this Agreement, in making its decision to enter into this Sponsor Subscription Agreement.
3.
Settlement Date and Delivery
.
3.1
Closing
. The closing of the Subscription contemplated hereby (the “
Closing
”) shall occur on the date of, and immediately prior to, the First Effective Time. At least five (5) Business Days prior to the anticipated Closing Date, the Issuer shall deliver written notice to Subscriber (the “
Closing Notice
”) specifying (i) the anticipated Closing Date and (ii) wire instructions for the payment of the Sponsor Purchase Amount. Subscriber shall deliver to the Issuer, at least two (2) Business Days prior to the anticipated Closing Date, the Sponsor Purchase Amount for the Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this
Section
 3
, the Issuer shall deliver to Subscriber the Shares in book entry form, in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. In the event the Closing does not occur within three (3) Business Days of the anticipated Closing Date specified in the Closing Notice, the Issuer shall promptly (but no later than one (1) Business Day thereafter) return the Sponsor Purchase Amount to Subscriber.
3.2
Conditions to Closing of the Issuer
. The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable Law) written waiver, on or prior to the Closing Date, of each of the following conditions:
3.2.1
Representations and Warranties Correct
. The representations and warranties made by Subscriber in
Section
 2.1
hereof shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the date of this Sponsor Subscription Agreement and on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.
3.2.2
Closing of the Transactions
. The conditions precedent to the completion of the Transactions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Transactions set forth in the Merger Agreement) shall have been met or waived by the parties thereto such that the Transactions will close substantially concurrently with, but after, the Closing.
3.2.3
Legality
. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, rule or regulation enjoining or prohibiting the consummation of the Subscription.
3.3
Conditions to Closing of Subscriber
. Subscriber’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable Law) written waiver, on or prior to the Closing Date, of each of the following conditions:
3.3.1
Closing of the Transactions
. The conditions precedent to completion of the Transactions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Transactions set forth in the Merger Agreement) shall have been met or waived by the parties thereto such that the Transactions will close substantially concurrently with, but after, the Closing.
3.3.2
Legality
. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, rule or regulation enjoining or prohibiting the consummation of the Subscription.
4.
PIPE Registratio
n Statement
.
4.1    In connection with the Transactions, the Issuer will file with the Commission the Registration Statement, which will register the issuance of shares of Class A common stock upon consummation of the Transactions in exchange for all outstanding shares of the Issuer (including the Shares). In the event that the Registration Statement, at the time it becomes effective, does not include the shares of Class A common stock to be issued hereunder, the Issuer agrees that, within forty-five (45) calendar days after the consummation of the Transactions (the “
Filing Date
”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a shelf registration statement registering the resale of the Shares (the “
PIPE Registration Statement
”), and the Issuer shall use its commercially reasonable efforts to have the PIPE Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the PIPE Registration Statement) following the Closing and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the PIPE Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “
Effectiveness Date
”);
provided
,
however
, that the Issuer’s obligations to include such Shares in the PIPE Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Issuer to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the PIPE Registration Statement during any customary blackout or similar period or as permitted under Section 4.3 hereunder;
provided
,
further
, that Subscriber and its Affiliates (including its directors, officers, agents and employees, and each person who controls Subscriber within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) will be indemnified by the Issuer for any liability arising from any material misstatements or omissions in the PIPE Registration Statement except to the extent such misstatement or omission arises from the information specifically provided by Subscriber for inclusion in the PIPE Registration Statement. Subscriber shall indemnify and hold harmless the Issuer and its Affiliates (including its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), for any liability arising from any material misstatements or omissions contained in the PIPE Registration Statement to the extent that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein. For purposes of clarification, any failure by the Issuer to file the PIPE Registration Statement by the Filing Date or to cause such PIPE Registration Statement to be declared effective by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file the PIPE Registration Statement or cause the PIPE Registration Statement to be declared effective as set forth above in this Section 4.
4.2    In the case of the registration effected by the Issuer pursuant to this Sponsor Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, the Issuer shall:
4.2.1      except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a PIPE Registration Statement, use its reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable PIPE Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Shares, (ii) the date all Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two years from the Effectiveness Date of the PIPE Registration Statement;
4.2.2      advise Subscriber within five (5) Business Days:
(a)    when a PIPE Registration Statement or any post-effective amendment thereto has become effective;
(b)    of the issuance by the Commission of any stop order suspending the effectiveness of any PIPE Registration Statement or the initiation of any proceedings for such purpose;
(c)    of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(d)    subject to the provisions in this Sponsor Subscription Agreement, of the occurrence of any event that requires the making of any changes in any PIPE Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding the Issuer;

4.2.3      use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any PIPE Registration Statement as soon as reasonably practicable;
4.2.4      upon the occurrence of any event contemplated in
Section
 4.2.2(d)
, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a PIPE Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such PIPE Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
4.2.5      use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Class A common stock is then listed.
4.3    Notwithstanding anything to the contrary in this Sponsor Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the PIPE Registration Statement, and from time to time to require Subscriber not to sell under the PIPE Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its Subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house
legal counsel), would require additional disclosure by the Issuer in the PIPE Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure
of which in the PIPE Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel (which may be in-house
legal counsel), to cause the PIPE Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “
Suspension Event
”);
provided
,
however
, that the Issuer may not delay or suspend the PIPE Registration Statement on more than three occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the PIPE Registration Statement is effective or if as a result of a Suspension Event the PIPE Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the PIPE Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion, destroy, all copies of the prospectus covering the Shares in Subscriber’s possession;
provided
, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing
document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.
Issuer agrees that any time transfer is permitted pursuant to Rule 144 and Subscriber is unable to sell under the PIPE Registration Statement, Issuer will take commercially reasonable efforts to remove the restrictive legend from Subscriber’s Shares.
5.
Termination
. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms without consummation of the Merger, (ii) upon the mutual written agreement of Subscriber and, with the prior written consent of the Company, the Issuer to terminate this Sponsor Subscription Agreement, (iii) subject to the written consent of the Company, if any of the conditions to Closing set forth in this Sponsor Subscription Agreement are not satisfied or waived (or deemed to be satisfied or waived) by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by this Sponsor Subscription Agreement are not consummated on or before the Agreement End Date (as defined in the Merger Agreement), and (iv) if the Closing shall not have occurred on or before the Agreement End Date (as defined in the Merger Agreement);
provided
that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement.
6.
Miscellaneous
.
6.1
Further Assurances
. From the date hereof, the parties hereto shall use reasonable best efforts to consummate the transactions contemplated by this Sponsor Subscription Agreement, the Redemption Subscription Agreement, the PIPE Subscription Agreement, the Other Subscription Agreements, the Merger Agreement and the Mergers. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Sponsor Subscription Agreement.
6.1.1      Subscriber acknowledges that the Issuer, the Company, any Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Sponsor Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and the Company if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in any material respect. Subscriber further acknowledges and agrees that the Company and any Placement Agent is a third-party beneficiary of the representations, warranties and agreements of Subscriber contained in this
Section
 6.1.1
and
Section
 2.1
of this Sponsor Subscription Agreement. Subscriber acknowledges and agrees that none of (i) any other investor pursuant to this Sponsor Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including such other investor’s respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) any Placement Agent, its respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, in each case, absent their own intentional fraud or willful misconduct, (iii) the Company or any other party to the Merger Agreement, or (iv) any Affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, the Company or any other party to the Merger Agreement shall be liable to Subscriber, or to any other investor, pursuant to this Sponsor Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Sponsor Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the Company or any Placement Agent concerning the Issuer, the Company, any Placement Agent, any of their controlled Affiliates, this Sponsor Subscription Agreement or the transactions contemplated hereby. Subscriber consents to and agrees to waive any claims it or they may have based on any actual or potential conflicts of interest that may arise or result from any Placement Agent acting as equity capital markets advisor to the Issuer or the Company.
6.1.2      Without limiting the Company’s rights provided by Section 6.6, each of the Issuer, Subscriber, any Placement Agent, Sponsor and the Company is (i) entitled to rely upon and, in the case of the

Issuer, the Subscriber and the Company, enforce the terms of this Sponsor Subscription Agreement and (ii) is irrevocably authorized to produce this Sponsor Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
6.1.3      The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control and otherwise readily available to Subscriber and to the extent consistent with its internal policies and procedures;
provided
, that, Issuer agrees to keep any such information provided by Subscriber confidential.
6.1.4      Except as provided otherwise herein, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Sponsor Subscription Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants.
6.1.5      Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Sponsor Subscription Agreement on the terms and conditions described herein no later than immediately prior to the consummation of the Transactions.
6.2
Notices
. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email (in each case in this clause (d), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office
notification), addressed as follows:
(i)     if to Subscriber, to such address or addresses set forth on the signature page hereto;
(ii)    if to the Issuer before the Closing Date, to:
Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX
United Kingdom
Attention: Khurram Kayani
Email: Khurram@novatorcapital.com
with a required copy (which copy shall not constitute notice) to:
Baker McKenzie LLP
100 New Bridge Street
London EC4V 6JA
United Kingdom
Attention: Adam Eastell, Michael F. DeFranco, Derek Liu
Email: adam.eastell@bakermckenzie.com,
michael.defranco@bakermckenzie.com,
derek.liu@bakermckenzie.com

(iii)    If to the Issuer after the Closing Date, to the persons indicated under the Company below
(iv)    if to the Company, to:
Better HoldCo, Inc.
175 Greenwich St, 59th Floor
New York, NY 10007
Attention: Kevin Ryan
Email: kryan@better.com
with a required copy (which copy shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Mitchell S. Eitel, Jared M. Fishman, Sarah P. Payne
Email: eitelm@sullcrom.com
fishmanj@sullcrom.com,
paynes@sullcrom.com
6.3
Entire Agreement
. This Sponsor Subscription Agreement, the Redemption Subscription Agreement, the PIPE Subscription Agreement, the Other Subscription Agreements, the Merger Agreement and the Sponsor Support Agreement (as defined in the Merger Agreement) constitute the entire agreement among the parties to this Sponsor Subscription Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties, including any commitment letter entered into relating to the subject matter hereof, except as expressly set forth in this Sponsor Subscription Agreement, the Redemption Subscription Agreement, the PIPE Subscription Agreement, the Other Subscription Agreements, the Merger Agreement and the Sponsor Support Agreement (as defined in the Merger Agreement).
6.4
Modifications and Amendments
. This Subscription Agreement may be amended or modified in whole or in part, only (a) subject to the prior written consent of the Company except in the case of amendments or waivers that are ministerial and immaterial in nature and effect and (b) by a duly authorized agreement in writing executed in the same manner as this Sponsor Subscription Agreement and which makes reference to this Sponsor Subscription Agreement.
6.5
Assignment
. Neither this Sponsor Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto and the Company (as third-party beneficiary hereto) and any such purported assignment shall be null and void ab initio
(other than the Shares acquired hereunder, if any, and Subscriber’s rights under Section 4 hereof, and then only in accordance with this Sponsor Subscription Agreement). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Sponsor Subscription Agreement to one or more of its Affiliates (provided that Subscriber shall not be relieved from the obligation to perform this Agreement upon any failure of the Affiliate assignee).
6.6
Benefit
.
6.6.1      Except as otherwise provided herein, this Sponsor Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns (other than as provided for in this
Section
 6.6.1
and
Section
 6.1.1
and Section
 6.1.2
of this Sponsor Subscription Agreement). Notwithstanding anything to the contrary herein, the Company is an express third-party beneficiary of each of the provisions of this Sponsor Subscription Agreement.
6.6.2      Each of the Issuer and Subscriber acknowledges and agrees that (a) this Sponsor Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Issuer and Subscriber hereunder, the Company would not enter into the Merger Agreement, (b) each representation, warranty, covenant and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of the Company, and (c) the Company may seek to directly enforce (including by an action for specific performance, injunctive relief or other equitable relief, including to cause the Sponsor Purchase Amount to be paid and the Closing to occur) each of the covenants and agreements of each of the Issuer and Subscriber under this Sponsor Subscription Agreement.
6.7
Governing Law
. This Subscription Agreement, and all claims or causes of action based upon, arising out of, or related to this Sponsor Subscription Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws that would require or permit the application of Laws of another jurisdiction.
6.8
Consent for Jurisdiction; Waiver of Jury Trial
6.8.1      Each of Sponsor, Sponsor Guarantor and Subscriber hereby irrevocably appoints COGENCY GLOBAL INC., with offices at the date of this Agreement located at 850 New Burton Rd, STE. 201 Dover, DE 19904, as its authorized agent on which any and all legal process may be served in any such Action, suit or proceeding brought in the Designated Courts pursuant to this Section 6.8.1. Sponsor, Sponsor Guarantor and Subscriber agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in Section 6.2, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Sponsor, Sponsor Guarantor and Subscriber agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, each of Sponsor, Sponsor Guarantor and Subscriber agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this Section 6.8.1. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law
6.8.2      The Issuer hereby irrevocably appoints COGENCY GLOBAL INC., with offices at the date of this Agreement located at 850 New Burton Rd, STE. 201 Dover, DE 19904, as its authorized agent on which any and all legal process may be served in any such Action, suit or proceeding brought in the Designated Courts pursuant to this
Section
 6.8.2
. The Issuer agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in
Section
 6.2
, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. the Issuer agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, the Issuer agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this
Section
 6.8.2
. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law.

6.8.3      Any proceeding or Action based upon, arising out of or related to this Sponsor Subscription Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) (the “
Designated Courts
”), and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Sponsor Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence an Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 6.8.
6.8.4      EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
6.9
Severability
. If any provision of this Sponsor Subscription Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Subscription Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Sponsor Subscription Agreement, they shall take any actions necessary to render the remaining provisions of this Sponsor Subscription Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Sponsor Subscription Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.
6.10
No Waiver of Rights, Powers and Remedies
. No failure or delay by a party hereto in exercising any right, power or remedy under this Sponsor Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Sponsor Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Sponsor Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
6.11
Remedies
.
6.11.1    The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Sponsor Subscription Agreement are not performed in accordance with their specific terms or are otherwise breached (including failing to take such actions as are required of them hereunder to consummate this Sponsor Subscription Agreement). It is accordingly agreed that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Sponsor Subscription Agreement and to enforce specifically the terms and provisions of this Sponsor Subscription Agreement, without proof of damages, prior to the valid termination of this Sponsor Subscription Agreement in accordance with Section 5, in addition to any other remedy to which any party is entitled at law or in equity. The right to specific enforcement shall include the right of the parties hereto to cause such Subscriber and the right of the Company to cause the parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Sponsor Subscription Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Subscription and Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.
6.11.2    The parties acknowledge and agree that this
Section
 6.11
is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Sponsor Subscription Agreement.
6.11.3    In any dispute arising out of or related to this Sponsor Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket
costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Sponsor Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Sponsor Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.
6.12
Survival of Representations and Warranties
. All representations and warranties made by the parties hereto in this Sponsor Subscription Agreement shall survive the Closing until the expiration of any statute of limitations under applicable Laws. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect until the expiration of any statute of limitations under applicable Laws.
6.13
No Broker or Finder
. Each of the Issuer and Subscriber each represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Sponsor Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto. Each of the Issuer and Subscriber agrees to indemnify and save the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.
6.14
Headings and Captions
. The headings and captions in this Sponsor Subscription Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Sponsor Subscription Agreement.
6.15
Counterparts
. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. Signatures to this Sponsor Subscription Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

6.16
Construction
. The words “
include
,” “
includes
,” and “
including
” will be deemed to be followed by “
without limitation
.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “
this Sponsor Subscription Agreement
,” “
herein
,” “
hereof
,” “
hereby
,” “
hereunder
,” and words of similar import refer to this Sponsor Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Sponsor Subscription Agreement to numbers of shares, per share amounts and Sponsor Purchase Amount shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.
6.17
Mutual Drafting
. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.
7.
Consent to Disclosure
.
7.1    Subscriber hereby consents to the publication and disclosure in any press release issued by the Issuer or the Company or Form
8-K
filed by the Issuer with the Commission in connection with the execution and delivery of the Merger Agreement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by the federal securities laws or the Commission or any other securities authorities, any other documents or communications provided by the Issuer or the Company to any Governmental Authority or to securityholders of the Issuer) in each case, as and to the extent required by applicable Law or the Commission or any other Governmental Authority, of Subscriber’s identity and beneficial ownership of the Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Sponsor Subscription Agreement and, if deemed appropriate by the Issuer or the Company, a copy of this Sponsor Subscription Agreement. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, the Issuer will not publicly disclose the name of Subscriber, other than to the Issuer’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential
;
provided
that Subscriber consents to the disclosure included in the public announcement materials related to the Transactions previously disclosed to Subscriber. Subscriber will promptly provide any information reasonably requested by the Issuer or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).
7.2
Trust Account Waiver
. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a Business Combination. Subscriber further acknowledges that, as described in the prospectus dated February 12, 2021 (the “
Prospectus
”
) available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a the trust account for the benefit of the Issuer, certain of its public stockholders and the underwriters of the Issuer’s initial public offering (the “
Trust Account
”
). Subscriber acknowledges that it has been advised by the Issuer that, except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (a) if the Issuer completes the transactions which constitute a Business Combination, then to those Persons (as defined in the Merger Agreement) and in such amounts as described in the Prospectus; (b) if the Issuer fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Investment Management Trust Agreement, dated as of April 21, 2020, between the Issuer and Continental Stock

Transfer & Trust Company, as trustee (the “
Trustee
”) (the “
Trust Agreement
”) to the Issuer in limited amounts to permit the Issuer to pay the costs and expenses of its liquidation and dissolution, and then to the Issuer’s public stockholders; and (c) if the Issuer holds a shareholder vote to amend the Issuer’s amended and restated memorandum and articles of association to modify the substance or timing of the obligation to redeem 100% of the Class A common stock if the Issuer fails to complete a Business Combination within the allotted time period, then for the redemption of any of the Class A common stock properly tendered in connection with such vote. For and in consideration of the Issuer entering into this Sponsor Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Sponsor Subscription Agreement and any negotiations, Contracts with the Issuer; provided, that (x) nothing herein shall serve to limit or prohibit Subscriber’s right to pursue a claim against the Issuer for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the Transactions or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that Subscriber may have in the future against the Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds). This Section 7.2 shall survive the termination of this Sponsor Subscription Agreement for any reason.
8.    Guarantees.
8.1    The Sponsor hereby fully and unconditionally guarantees to the Issuer the due and punctual payment and performance of each Subscriber’s obligations under this Sponsor Subscription Agreement in accordance with the terms hereof. In case of the failure of any such Subscriber punctually to make any such payment or render such performance hereunder, the Sponsor hereby agrees to cause any such payment to be made or performance to be done as if done by such Subscriber.
8.2    The Sponsor Guarantor hereby fully and unconditionally guarantees to the Issuer the due and punctual payment and performance of the Sponsor’s and each other Subscriber’s obligations under this Sponsor Subscription Agreement in accordance with the terms hereof. In case of the failure of the Sponsor or any such Subscriber punctually to make any such payment or render such performance hereunder, the Sponsor Guarantor hereby agrees to cause any such payment to be made or performance to be done as if done by the Sponsor or such other Subscriber.
8.3    Each of the Sponsor and Sponsor Guarantor hereby agrees that each of its obligations hereunder shall be as if it were principal obligor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of this Sponsor Subscription Agreement with respect to any such Subscriber, or any waiver, modification or indulgence granted to the Sponsor or any other such Subscriber with respect hereto by the Issuer or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each of the Sponsor and Sponsor Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Sponsor or any such Subscriber, any right to require a proceeding first against the Sponsor or any such Subscriber, protest or notice with respect to the performance and payment obligations hereunder, and covenants that its obligations under this Section 8 will not be discharged except by payment in full of all amounts owed by the Sponsor and each such Subscriber under this Sponsor Subscription Agreement.
8.4    Each of the Sponsor and Sponsor Guarantor shall be subrogated to all rights of the Issuer against the Sponsor or any Subscriber for which and in respect of the Sponsor or Sponsor Guarantor, as applicable, has paid to the Issuer pursuant to this Section 8; provided, however, that neither the Sponsor nor the Sponsor Guarantor shall be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until full payment and performance has been received by or rendered to the Issuer.
[
Signature Page Follows
]

IN WITNESS WHEREOF
, each of the Issuer, the Sponsor, the Sponsor Guarantor and Subscriber has executed or caused this Sponsor Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ISSUER:

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer

SPONSOR:

NOVATOR CAPITAL SPONSOR LTD.

By:	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

By:	/s/ Jan Rottiers
Name: Jan Rottiers
Title: Director

SPONSOR GUARANTOR:

SIGNED FOR AND ON BEHALF OF BB TRUSTEES SA, AS TRUSTEE OF THE FUTURE HOLDINGS TRUST

By:	/s/ Jan Rottiers
Name: Jan Rottiers
Title: Director

By:	/s/ Arnaud Cywie
Name: Arnaud Cywie
Title: Director

Accepted and agreed this 10th day of May, 2021.

SUBSCRIBER:

NOVATOR CAPITAL SPONSOR LTD.	Signature of Joint Subscriber, if applicable:

By: /s/ Jan Rottiers	By: /s/ Pericles Spyrou

Name: Jan Rottiers	Name: Pericles Spyrou

Title: Director	Title: Director

Date: May 10 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

SCHEDULE I
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “
Securities Act
”)) (a “
QIB
”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☐	We are not a natural person.
*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:
☐     is:
☐     is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.
This Schedule I should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

QUALIFIED INSTITUTIONAL BUYER: Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber (Please check the applicable subparagraphs):
☐     Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:
☐     is an insurance company as defined in section 2(a)(13) of the Securities Act;
☐     is an investment company registered under the Investment Company Act of 1940, as amended (the “
Investment Company Act
”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;
☐     is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“
Small Business Investment Act
”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act (“
Consolidated Farm and Rural Development Act
”);
☐     is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;
☐     is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”);
☐     is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;
☐     is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “
Investment Advisers Act
”);
☐     is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “
Internal Revenue Code
”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or
☐     is an investment adviser registered under the Investment Advisers Act;
☐     is an institutional accredited investor, as defined in Rule 501(a) under the Securities Act, of a type not listed in paragraphs (a)(1)(i)(A) through (I) or paragraphs (a)(1)(ii) through (vi) of Rule 501.
☐     Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;
☐     Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐     Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies
1
which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;
☐     Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or
☐     Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.
ACCREDITED INVESTOR: Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐
Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐
Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act or Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

1
“
Family of investment companies
” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule
18f-2
under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

☐
Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐
Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐
Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☐	Any entity in which all of the equity owners are “accredited investors.”

☐
Any entity, of a type not listed in paragraph (a)(1), (2), (3), (7), or (8) of Rule 501 of the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐
Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission (the “
Commission
”) has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph, the Commission will consider, among others, the following attributes:

(i)
The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)	The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii)
Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)
An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐
Any natural person who is a “knowledgeable employee,” as defined in rule
3c-5(a)(4)
under the Investment Company Act of 1940 (17 CFR
270.3c-5(a)(4)),
of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000,

(ii)	That is not formed for the specific purpose of acquiring the securities offered, and

(iii)
Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐
Any “family client,” as defined in rule
202(a)(11)(G)-1
under the Investment Advisers Act of 1940 (17 CFR
275.202(a)(11)(G)-1)),
of a family office meeting the requirements in paragraph (a)(12) of Rule 501 of the Securities Act and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii) of Rule 501 of the Securities Act.

ANNEX J
EXECUTION VERSION
REDEMPTION SUBSCRIPTION AGREEMENT
This REDEMPTION SUBSCRIPTION AGREEMENT (this “
Redemption Subscription Agreement
”) is entered into as of May
10, 2021, by and among Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (together with its successors, including after the Domestication (as defined below), the “
Issuer
”), and Novator Capital Sponsor Ltd. (“
Sponsor
”, and the initial Subscriber) and BB Trustees SA, as trustee of the Future Holdings Trust (the “
Sponsor Guarantor
”), and the additional subscribers (each of the initial subscriber and any additional subscriber, a “
Subscriber
” or “
you
”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).
WHEREAS, the Issuer, Aurora Merger Sub I, Inc., a Delaware corporation and a wholly owned Subsidiary of the Issuer (“
Merger Sub
”), and Better Holdco, Inc., a Delaware corporation (together with its successors, the “
Company
”), will, immediately following or concurrently with the execution of this Redemption Subscription Agreement, enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “
Merger Agreement
”), pursuant to which, subject to the terms of the Merger Agreement, (a) the Issuer will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended and the Cayman Islands Companies Law (2020 Revision) and take actions as set forth in the Merger Agreement in connection therewith (such transactions, the “
Domestication
”), (b) Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned Subsidiary of the Issuer (the “
First Merger
”) and (c) the Company, as the surviving corporation of the First Merger, will merge with and into the Issuer (the “
Second Merger
” and together with the First Merger, the “
Mergers
”), on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “
Transactions
”);
WHEREAS, in connection with the Transactions, such Subscriber desires to subscribe for and purchase from the Issuer that number of (i) shares of the Issuer’s (after the Domestication) Class A Common Stock, par value $0.0001 per share (the “
Class
 A common stock
”) pursuant to Section 1 below, and the Issuer desires to issue and sell to Subscriber the Subject Shares (as defined below) in consideration of the payment of the Redemption Price pursuant to Section 1 below therefor by or on behalf of such Subscriber to the Issuer, all on the terms and conditions set forth herein; and
WHEREAS, subject to the terms of this Redemption Subscription Agreement, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “
Securities Act
”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “
Additional Subscriber
”), severally and not jointly pursuant to an amendment and joinder agreement as described in Section 1 below.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.
Subscription
.
1.1    The initial Subscriber shall be Sponsor, who shall be responsible for 100% of the Backstop Purchase (as defined below). The Sponsor may, with the consent of the Company (in its sole discretion), add additional Subscribers to this Agreement, pursuant to a joinder agreement whereby such Subscriber agrees to be bound by the terms hereto, and upon such addition, the parties shall restate the percentage of the Backstop Purchase obligation as among Sponsor and any additional Subscribers added pursuant to this Section (each such percentage, the “
Purchase Percentage
”).
1.2    Immediately after the deadline for the Issuer’s public shareholders to elect to redeem or convert their Class A common stock from funds in the Trust Account in connection with the Merger Closing, the Issuer shall notify each Subscriber of the number of shares that the Issuer’s public shareholders have elected to redeem (the “
Shortfall
”). Subject to the terms and conditions set forth in this Agreement, each Subscriber hereby irrevocably subscribes for and agrees to purchase (the “
Backstop Purchase
”) from the Issuer the number of shares of Class A common stock equal to the Shortfall, multiplied by the Purchase Percentage (rounded up to the nearest whole share), at a purchase price equal to $10.00 per share (the “
Redemption Price
”), and the Issuer agrees to sell such shares to each such Subscriber at such price (the “
Subject Shares
”); provided that, if the Merger Closing does not occur other than as a result of the Issuer, the Sponsor, any Subscriber, SB Northstar LP or any of their respective Affiliates failing to perform any obligation or other action or to satisfy any condition to Closing pursuant to or contemplated by the Merger Agreement, this Redemption Subscription Agreement, the PIPE Subscription Agreement (as defined below), the Sponsor Subscription Agreement (as defined in the PIPE Subscription Agreement) or any Other Subscription Agreement (as defined in the PIPE Subscription Agreement), then such Subscribers’ obligations to purchase, and the Issuer’s obligation to issue, shares pursuant to the foregoing shall be extinguished.
2.
Representations, Warranties and Agreements
.
2.1
Subscriber
’
s Representations, Warranties and Agreements
. Such Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:
2.1.1      Such Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Redemption Subscription Agreement.
2.1.2    This Redemption Subscription Agreement has been duly authorized, validly executed and delivered by such Subscriber. This Redemption Subscription Agreement is a valid and binding agreement enforceable against such Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
2.1.3    The execution, delivery and performance by such Subscriber of this Redemption Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Subscriber pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which such Subscriber is a party or by which such Subscriber is bound or to which any of the assets of Subscriber is subject, which would reasonably be expected to prevent or materially delay or otherwise materially impede such Subscriber’s timely performance of its obligations under this Redemption Subscription Agreement (a “
Subscriber Material Adverse Effect
”), (ii) result in any violation of the provisions of the organizational documents of such Subscriber, (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Subscriber or any of its respective properties or assets that would reasonably be expected to have a Subscriber Material Adverse Effect, or (iv) with respect to the issuance of the Subject Shares to such Subscriber upon the Closing, no notice to, or consent or approval of a Governmental Authority is required for such Subscriber to enter into, deliver and perform its obligations under, and all transactions contemplated by, this Redemption Subscription Agreement.

2.1.4      Such Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on
Schedule I
, (ii) is acquiring the Subject Shares only for its own account and not for the account of others and (iii) is not acquiring the Subject Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on
Schedule I
following the signature page hereto). Nothing contained herein shall be deemed a representation or warranty by such Subscriber to hold the Subject Shares for any period of time. Such Subscriber is not an entity formed for the specific purpose of acquiring the Subject Shares.
2.1.5      Such Subscriber understands that the Subject Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subject Shares have not been registered under the Securities Act except as otherwise required by this Redemption Subscription Agreement. Such Subscriber understands that the Subject Shares may not be resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a Subsidiary thereof, (ii) to
non-U.S.
persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144, provided that all of the applicable conditions thereof have been met, (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, or (v) as it forms part of any stock lending program, and in the case of each of clauses (i), (ii) (iii), (iv) and (v) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Subject Shares shall contain a legend to such effect. Such Subscriber acknowledges that the Subject Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Such Subscriber understands and agrees that as a result of the transfer restrictions set forth herein, such Subscriber may not be able to readily resell the Subject Shares and may be required to bear the financial risk of an investment in the Subject Shares for an indefinite period of time. Such Subscriber understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge or transfer of any of the Subject Shares.
2.1.6      Such Subscriber understands and agrees that such Subscriber is purchasing the Subject Shares directly from the Issuer. Such Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to such Subscriber by the Issuer, the Company or any of their respective Affiliates, officers, directors, employees, agents or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Redemption Subscription Agreement, and such Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Redemption Subscription Agreement. In particular, without limiting the foregoing, such Subscriber acknowledges that certain information provided by the Company was based on projections, forecasts, estimates, budgets or other prospective information, and such information is based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections, and neither the Company nor any other person makes any representation relating to any such information.
2.1.7      Such Subscriber represents and warrants that its acquisition and holding of the Subject Shares will not constitute or result in a non-exempt
prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “
Code
”), or any applicable similar law.
2.1.8      In making its decision to purchase the Subject Shares, such Subscriber represents that it has relied solely upon independent investigation made by such Subscriber and the Issuer’s representations, warranties and agreements herein. Without limiting the generality of the foregoing, such Subscriber has not relied on any statements or other information provided by anyone other than the Issuer and its representatives concerning the Issuer or the Subject Shares or the offer and sale of the Subject Shares. Such Subscriber acknowledges and agrees that such Subscriber has received access to and has had an adequate opportunity to review, such financial and other information as such Subscriber deems necessary in order to make an investment decision with respect to the Subject Shares, including with respect to the Issuer and the Company (including giving effect to the Mergers), and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to such Subscriber’s investment in the Subject Shares. Such Subscriber acknowledges that it has reviewed the documents made available to such Subscriber by the Issuer and the Company. Such Subscriber represents and agrees that such Subscriber and such Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subject Shares.
2.1.9      Such Subscriber acknowledges that the Subject Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
2.1.10    Such Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subject Shares. Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subject Shares, and such Subscriber has sought such financial, accounting, legal and tax advice as such Subscriber has considered necessary to make an informed investment decision. Other than the Sponsor, such Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subject Shares. Such Subscriber understands and acknowledges that the purchase and sale of the Subject Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).
2.1.11    Alone, or together with any professional advisor(s), such Subscriber represents and acknowledges that such Subscriber has adequately analyzed and fully considered the risks of an investment in the Subject Shares and determined that the Subject Shares are a suitable investment for such Subscriber and that such Subscriber is able to bear the economic risk of a total loss of such Subscriber’s investment in the Issuer. Such Subscriber acknowledges specifically that a possibility of total loss exists. Such Subscriber acknowledges that it shall be responsible for any of such Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Redemption Subscription Agreement, and that neither the Issuer nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Redemption Subscription Agreement.
2.1.12    Such Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subject Shares or made any findings or determination as to the fairness of an investment in the Subject Shares.
2.1.13    Such Subscriber represents and warrants that such Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“
OFAC
”) or in any Executive Order issued by the President of the United States and administered by OFAC (“
OFAC List
”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a
non-U.S.
shell bank. Such Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that such Subscriber is permitted to do so under applicable Law. If such Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “
BSA
”), as amended by the USA PATRIOT Act of 2001 (the “
PATRIOT Act
”), and its implementing regulations (collectively, the “
BSA/PATRIOT Act
”), such Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Such Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by such Subscriber and used to purchase the Subject Shares were legally derived.
2.1.14    Except as a result of the entry into this Redemption Subscription Agreement, such Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), or any successor provision), acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act).
2.1.15    To the extent required, such Subscriber and its affiliates and the Issuer shall each use reasonable best efforts to submit, as promptly as practicable following the date on which the Issuer sends to such Subscriber its written notice of its intent to submit all applicable filings and registrations with, and notifications to, the U.S. Department of Justice, the U.S. Federal Trade Commission and any other Governmental Authority required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “
HSR Act
”), and all other Laws in connection with the transactions contemplated by this Redemption Subscription Agreement and the Merger Agreement, and to use their respective reasonable best efforts to, as promptly as practicable, provide any information requested by the U.S. Department of Justice, the U.S. Federal Trade Commission or any other Governmental Authority to obtain all required authorizations and approvals, and the expiration or termination of any applicable waiting period, under the HSR Act and all other applicable Laws as promptly as practicable after the date hereof. The Issuer shall be responsible for all filing fees payable to a Governmental Authority related to any HSR Act notification applicable in connection with this Redemption Subscription Agreement.
2.1.16    Such Subscriber represents and agrees that on the date hereof, such Subscriber has access to sufficient available funds to pay the Backstop Purchase, and on the date the Backstop Purchase would be required to be funded to the Issuer pursuant to
Section
 3.1
, such Subscriber will have sufficient immediately available funds to pay the Backstop Purchase pursuant to
Section
 3.1
. From the date hereof until the Closing Date, such Subscriber shall not make any dividends or distributions that would render Subscriber unable to satisfy its obligation to pay the Backstop Purchase. From the date hereof until the Closing Date, the Sponsor shall not make any dividends or distributions that would render the Sponsor unable to satisfy all its obligations under this Redemption Subscription Agreement.
2.1.17    Such Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “
Disqualification Event
”) is applicable to such Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Such Subscriber hereby agrees that it shall notify the Issuer promptly in writing in the event a Disqualification Event becomes applicable to such Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.17, “
Rule 506(d) Related Party
” shall mean a person or entity that is a beneficial owner of such Subscriber’s or Sponsor Guarantor’s securities for purposes of Rule 506(d) under the Securities Act.
2.1.18    Such Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, any of its Affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Issuer expressly set forth in this Redemption Subscription Agreement, in making its investment or decision to invest in the Issuer.
2.1.19    Such Subscriber agrees that it shall cooperate with the Issuer and the Company in connection with any review of the transactions contemplated by this Redemption Subscription Agreement and the Transactions by any Governmental Authority, including without limitation, by providing to the Issuer or the Company, as applicable for delivery to the applicable Governmental Authority as soon as practicable following written notice to such Subscriber of such a request, all such information about such Subscriber and any of its Affiliates requested by any such Governmental Authority, and to take such other action as soon as practicable as may be reasonably necessary or as the Issuer or the Company may reasonably request to enable the parties to the Merger Agreement to satisfy the condition set forth in Section 9.1(d) of the Merger Agreement.
2.1.20    Such Subscriber has not and will not prior to the Closing enter into any side letter or similar agreement with any other subscriber or any other investor in connection with such other subscriber’s or investor’s direct or indirect equity investment in the Issuer or the Company.
2.2
Issuer
’
s Representations, Warranties and Agreements
. The Issuer hereby represents and warrants to such Subscriber and agrees with such Subscriber as follows:
2.2.1    The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and following the Domestication shall be validly existing as a corporation in good standing under the Delaware General Corporation Law (“
DGCL
”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Redemption Subscription Agreement.
2.2.2    This Redemption Subscription Agreement has been duly authorized, executed and delivered by the Issuer and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
2.2.3    Subject to obtaining all required approvals necessary in connection with the performance of the Merger Agreement (including the approval of the Company’s stockholders for the Merger Agreement and the related Transactions including the transactions contemplated by the PIPE Subscription Agreement) and any required applications and approvals pursuant to the applicable rules of Nasdaq (together, the “
Required Approvals
”) and assuming the accuracy of the Subscriber’s representation in Section 2.1.3, the execution, delivery and performance of this Redemption Subscription Agreement, issuance and sale of the Subject Shares and the consummation of the certain other transactions contemplated herein will not (i) result in any violation of the provisions of the organizational documents of the Issuer (after Domestication) or (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a material adverse effect on the validity of the Subject Shares or the legal authority or ability of the Issuer to perform in all material respects its obligations under this Redemption Subscription Agreement, subject to the exceptions in the definition of Material Adverse Effect in the Merger Agreement
mutatis mutandis
(an “
Issuer Material Adverse Effect
”).
2.2.4    The issued and outstanding shares of Class A common stock of the Issuer are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), and are listed for trading on Nasdaq. The Issuer has made available to such Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer (including the Merger Agreement) with the Commission prior to the date of this Redemption Subscription Agreement (the “
SEC Documents
”), which SEC Documents, except in the case of the accounting treatment of the warrants, as of their respective filing dates, complied, as to form, in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SEC Documents (in each case in effect as of the date of filing). None of the SEC Documents filed under the Exchange Act, contained, as of the respective date of its filing or, if amended prior to the date of this Redemption Subscription Agreement or the Closing Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no such representation or warranty with respect to the proxy statement/prospectus included in the PIPE Registration Statement to be filed in connection with the approval of the Merger Agreement by the stockholders of the Issuer (the “
Proxy Statement/Prospectus
”) or any other information relating to the Company or any of its Affiliates included in any SEC Document or filed as an exhibit thereto. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.
2.2.5    As of the date hereof, there are no pending or, to the knowledge of the Issuer, threatened suits, claim, actions or proceedings (collectively, “
Actions
”), which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.
2.3    Sponsor Guarantor’s Representations, Warranties and Agreements. Sponsor Guarantor hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:
2.3.1    Sponsor Guarantor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Redemption Subscription Agreement.
2.3.2    This Redemption Subscription Agreement has been duly authorized, validly executed and delivered by Sponsor Guarantor. This Redemption Subscription Agreement is a valid and binding agreement enforceable against Sponsor Guarantor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
2.3.3    The execution, delivery and performance by Sponsor Guarantor of this Redemption Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Sponsor Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Sponsor Guarantor is a party or by which Sponsor Guarantor is bound or to which any of the assets of Sponsor Guarantor is subject, which would reasonably be expected to prevent or materially delay or otherwise materially impede Sponsor Guarantor’s timely performance of its obligations under this Redemption Subscription Agreement (a “
Sponsor Guarantor Material Adverse Effect
”), (ii) result in any violation of the provisions of the organizational documents of Sponsor Guarantor, (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sponsor Guarantor or any of its respective properties or assets that would reasonably be expected to have a Sponsor Guarantor Material Adverse Effect.
2.3.4    Sponsor Guarantor represents and warrants that Sponsor Guarantor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a
non-U.S.
shell bank or providing banking services indirectly to a
non-U.S.
shell bank. Sponsor Guarantor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that Sponsor Guarantor is permitted to do so under applicable Law. If Sponsor Guarantor is a financial institution subject to the BSA/PATRIOT Act, Sponsor Guarantor represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Sponsor Guarantor also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Sponsor Guarantor further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Sponsor Guarantor and used to satisfy its obligations hereunder were legally derived.
2.3.5    Sponsor Guarantor represents and agrees that on the date hereof, Sponsor Guarantor has access to sufficient available funds to pay the Backstop Purchase, and on the date the Backstop Purchase would be required to be funded by the Sponsor to the Issuer pursuant to Section 3.1, Sponsor Guarantor will have sufficient immediately available funds to satisfy its obligations hereunder. From the date hereof until the Closing Date, Sponsor Guarantor shall not make any dividends or distributions that would render it unable to satisfy its obligations hereunder.
2.3.6    Sponsor Guarantor represents that no Disqualification Event is applicable to it or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Sponsor Guarantor hereby agrees that it shall notify the Issuer promptly in writing in the event a Disqualification Event becomes applicable to Sponsor Guarantor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.
2.3.7    Sponsor Guarantor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, any of its Affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Issuer expressly set forth in this Redemption Subscription Agreement, in making its decision to enter into this Redemption Subscription Agreement.
3.
Settlement Date and Delivery
.
3.1
Closing
. The closing of the transactions contemplated hereby (the “
Closing
”) shall occur on the date of, and immediately prior to, the First Effective Time (such day, the “
Closing Date
”). At least five (5) Business Days prior to the anticipated Closing Date, the Issuer shall deliver written notice to such Subscriber (the “
Closing Notice
”) specifying (i) the anticipated Closing Date and (ii) wire instructions for the payment of the Backstop Purchase. Such Subscriber shall deliver to the Issuer, at least two (2) Business Days prior to the anticipated Closing Date, the Backstop Purchase for the Subject Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this
Section
 3
, the Issuer shall deliver to such Subscriber the Subject Shares in book entry form, in the name of such Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by such Subscriber, as applicable. In the event the Closing does not occur within three (3) Business Days of the anticipated Closing Date specified in the Closing Notice, the Issuer shall promptly (but no later than one (1) Business Day thereafter) return the Backstop Purchase to such Subscriber.
3.2
Conditions to Closing of the Issuer
. The Issuer’s obligations to sell and issue the Subject Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable Law) written waiver, on or prior to the Closing Date, of each of the following conditions:
3.2.1
Representations and Warranties Correct
. The representations and warranties made by such Subscriber in
Section
 2.1
hereof shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the date of this Redemption Subscription Agreement and on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.
3.2.2
Closing of the Transactions
. The conditions precedent to the completion of the Transactions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Transactions set forth in the Merger Agreement) shall have been met or waived by the parties thereto such that the Transactions will close substantially concurrently with, but after, the Closing.
3.2.3
Legality
. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Redemption Subscription Agreement.
3.3
Conditions to Closing of Subscriber
. Such Subscriber’s obligation to purchase the Subject Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable Law) written waiver, on or prior to the Closing Date, of each of the following conditions:
3.3.1
Closing of the Transactions
. The conditions precedent to completion of the Transactions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Transactions set forth in the Merger Agreement) shall have been met or waived by the parties thereto such that the Transactions will close substantially concurrently with, but after, the Closing.
3.3.2
Legality
. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, rule or regulation enjoining or prohibiting the consummation of the Subscription.
4.
PIPE Registratio
n Statement
.
4.1     In connection with the Transactions, the Issuer will file with the Commission the Registration Statement, which will register the issuance of shares of Class A common stock upon consummation of the Transactions in exchange for all outstanding shares of the Issuer (including the Subject Shares). In the event that the Registration Statement, at the time it becomes effective, does not include the Subject Shares to be issued hereunder, the Issuer agrees that, within forty-five (45) calendar days after the consummation of the Transactions (the “
Filing Date
”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a shelf registration statement registering the resale of the Subject Shares (the “
PIPE Registration Statement
”), and the Issuer shall use its commercially reasonable efforts to have the PIPE Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the PIPE Registration Statement) following the Closing and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the PIPE Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “
Effectiveness Date
”); provided, however, that the Issuer’s obligations to include such Shares in the PIPE Registration Statement are contingent upon such Subscriber furnishing in writing to the Issuer such information regarding such Subscriber, the securities of the Issuer held by such Subscriber and the intended method of disposition of the Subject Shares as shall be reasonably requested by the Issuer to effect the registration of the Subject Shares, and such Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the PIPE Registration Statement during any customary blackout or similar period or as permitted under
Section
 4.3
hereunder; provided, further, that such Subscriber and its Affiliates (including its directors, officers, agents and employees, and each person who controls such Subscriber within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) will be indemnified by the Issuer for any liability arising from any material misstatements or omissions in the PIPE Registration Statement except to the extent such misstatement or omission arises from the information specifically provided by such Subscriber for inclusion in the PIPE Registration Statement. Such Subscriber shall indemnify and hold harmless the Issuer and its Affiliates (including its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), for any liability arising from any material misstatements or omissions contained in the PIPE Registration Statement to the extent that such untrue statements or omissions are based upon information regarding such Subscriber furnished in writing to the Issuer by such Subscriber expressly for use therein. For purposes of clarification, any failure by the Issuer to file the PIPE Registration Statement by the Filing Date or to cause such PIPE Registration Statement to be declared effective by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file the PIPE Registration Statement or cause the PIPE Registration Statement to be declared effective as set forth above in this
Section
 4
.
4.2    In the case of the registration effected by the Issuer pursuant to this Redemption Subscription Agreement, the Issuer shall, upon reasonable request, inform such Subscriber as to the status of such registration. At its expense, the Issuer shall:
4.2.1    except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a PIPE Registration Statement, use its reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to such Subscriber, and to keep the applicable PIPE Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Such Subscriber ceases to hold any Subject Shares, (ii) the date all Subject Shares held by such Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two years from the Effectiveness Date of the PIPE Registration Statement;
4.2.2    advise such Subscriber within five (5) Business Days:
(a)    when a PIPE Registration Statement or any post-effective amendment thereto has become effective;
(b)    of the issuance by the Commission of any stop order suspending the effectiveness of any PIPE Registration Statement or the initiation of any proceedings for such purpose;
(c)    of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Subject Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(d)    subject to the provisions in this Redemption Subscription Agreement, of the occurrence of any event that requires the making of any changes in any PIPE Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising such Subscriber of such events, provide such Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to such Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding the Issuer;
4.2.3    use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any PIPE Registration Statement as soon as reasonably practicable;

4.2.4    upon the occurrence of any event contemplated in
Section
 4.2.2(d)
, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a PIPE Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such PIPE Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subject Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
4.2.5    use its commercially reasonable efforts to cause all Subject Shares to be listed on each securities exchange or market, if any, on which the Class A common stock is then listed.
4.3    Notwithstanding anything to the contrary in this Redemption Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the PIPE Registration Statement, and from time to time to require such Subscriber not to sell under the PIPE Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its Subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house
legal counsel), would require additional disclosure by the Issuer in the PIPE Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure
of which in the PIPE Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel (which may be in-house
legal counsel), to cause the PIPE Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “
Suspension Event
”);
provided
,
however
, that the Issuer may not delay or suspend the PIPE Registration Statement on more than three occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the PIPE Registration Statement is effective or if as a result of a Suspension Event the PIPE Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, such Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subject Shares under the PIPE Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, such Subscriber will deliver to the Issuer or, in such Subscriber’s sole discretion, destroy, all copies of the prospectus covering the Subject Shares in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subject Shares shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing
document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.
Issuer agrees that any time transfer is permitted pursuant to Rule 144 and such Subscriber is unable to sell under the PIPE Registration Statement, Issuer will take commercially reasonable efforts to remove the restrictive legend from such Subscriber’s Subject Shares.
5.
Termination
. This Redemption Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms without consummation of the Merger, (ii) upon the mutual written agreement of Sponsor and, with the prior written consent of the Company, the Issuer to terminate this Redemption Subscription Agreement, (iii) subject to the written consent of the Company, if any of the conditions to Closing set forth in this Redemption Subscription Agreement are not satisfied or waived (or deemed to be satisfied or waived) by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by this Redemption Subscription Agreement are not consummated on or before the Agreement End Date (as defined in the Merger Agreement), and (iv) if the Closing shall not have occurred on or before the Agreement End Date (as defined in the Merger Agreement); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify such Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement.
6.
Miscellaneous
.
6.1
Further Assurances
. From the date hereof, the parties hereto shall use reasonable best efforts to consummate the transactions contemplated by this Redemption Subscription Agreement, the Sponsor Subscription Agreement, the PIPE Subscription Agreement, the Other Subscription Agreements, the Merger Agreement and the Mergers. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Redemption Subscription Agreement, the PIPE Subscription Agreement, Sponsor Subscription Agreement, the Other Subscription Agreements and the Merger Agreement.
6.1.1    Such Subscriber acknowledges that the Issuer, the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties made by such Subscriber contained in this Redemption Subscription Agreement. Prior to the Closing, such Subscriber agrees to promptly notify the Issuer and the Company if any of the acknowledgments, understandings, agreements, representations and warranties made by such Subscriber set forth herein are no longer accurate in any material respect. Such Subscriber further acknowledges and agrees that the Company is a third-party beneficiary of the representations and warranties of such Subscriber contained in this
Section
 6.1.1
and
Section
 2.1
of this Redemption Subscription Agreement. Such Subscriber acknowledges and agrees that none of (i) any other investor pursuant to this Redemption Subscription Agreement or any other subscription agreement related to the private placement of the Subject Shares (including such other investor’s respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Company or any other party to the Merger Agreement, or (iii) any Affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, the Company or any other party to the Merger Agreement shall be liable to such Subscriber, or to any other investor, pursuant to this Redemption Subscription Agreement or any other subscription agreement related to the private placement of the Subject Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subject Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Redemption Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer or the Company concerning the Issuer, the Company, any of their controlled Affiliates, this Redemption Subscription Agreement or the transactions contemplated hereby.
6.1.2    Without limiting the Company’s rights provided by Section 6.6, each of the Issuer, such Subscriber and the Company is (i) entitled to rely upon and enforce this Redemption Subscription Agreement and (ii) is irrevocably authorized to produce this Redemption Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3    The Issuer may request from such Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of such Subscriber to acquire the Subject Shares, and such Subscriber shall promptly provide such information as may be reasonably requested, to the extent within such Subscriber’s possession and control and otherwise readily available to such Subscriber and to the extent consistent with its internal policies and procedures; provided, that, Issuer agrees to keep any such information provided by such Subscriber confidential.
6.1.4    Each party hereto shall be responsible for and pay its own expenses incurred in connection with this Redemption Subscription Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants.
6.1.5    Each of such Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Redemption Subscription Agreement on the terms and conditions described herein no later than immediately prior to the consummation of the Transactions.
6.2
Notices
. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email (in each case in this clause (d), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office
notification), addressed as follows:
(i)     if to such Subscriber, to such address or addresses set forth on the signature page hereto;
(ii)    if to the Issuer before the Closing Date, to:
Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX
United Kingdom
Attention: Khurram Kayani
Email: Khurram@novatorcapital.com
with a required copy (which copy shall not constitute notice) to:
Baker McKenzie LLP
100 New Bridge Street
London EC4V 6JA
United Kingdom
Attention: Adam Eastell, Michael F. DeFranco, Derek Liu
Email: adam.eastell@bakermckenzie.com,
michael.defranco@bakermckenzie.com,
derek.liu@bakermckenzie.com
(iii)    If to the Issuer after the Closing Date, to the persons indicated under the Company below:
(iv)    if to the Company, to:
Better HoldCo, Inc.
175 Greenwich St, 59th Floor
New York, NY 10007
Attention: Kevin Ryan
Email: kryan@better.com

with a required copy (which copy shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Mitchell S. Eitel, Jared M. Fishman, Sarah P. Payne
Email: eitelm@sullcrom.com
fishmanj@sullcrom.com,
paynes@sullcrom.com
6.3
Entire Agreement
. This Redemption Subscription Agreement, the PIPE Subscription Agreement, Sponsor Subscription Agreement, the Other Subscription Agreements and the Merger Agreement constitute the entire agreement among the parties to this Redemption Subscription Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties, including any commitment letter entered into relating to the subject matter hereof, except as expressly set forth in this Redemption Subscription Agreement, the PIPE Subscription Agreement, Sponsor Subscription Agreement, the Other Subscription Agreements and the Merger Agreement.
6.4
Modifications and Amendments
. This Redemption Subscription Agreement may be amended or modified in whole or in part, only (a) subject to the prior written consent of the Company except in the case of amendments or waivers that are ministerial and immaterial in nature and effect and (b) by a duly authorized agreement in writing executed in the same manner as this Redemption Subscription Agreement and which makes reference to this Redemption Subscription Agreement.
6.5
Assignment
. Neither this Redemption Subscription Agreement, nor any rights, interests or obligations that may accrue to the parties hereunder (including such Subscriber’s rights to purchase the Subject Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto and the Company (as third-party beneficiary hereto) and any such purported assignment shall be null and void ab initio
(other than the Subject Shares acquired hereunder after the Closing, if any, and such Subscriber’s rights under Section 4 hereof, and then only in accordance with this Redemption Subscription Agreement). Notwithstanding the foregoing, such Subscriber may assign its rights and obligations under this Redemption Subscription Agreement to one or more of its Affiliates (provided that such Subscriber shall not be relieved from the obligation to perform this Agreement upon any failure of the Affiliate assignee).
6.6
Benefit
.
6.6.1    Except as otherwise provided herein, this Redemption Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Redemption Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns (other than as provided for in this
Section
 6.6.1
and
Section
 6.1.1
and Section
 6.1.2
of this Redemption Subscription Agreement). Notwithstanding anything to the contrary herein, the Company is an express third-party beneficiary of each of the provisions of this Redemption Subscription Agreement.
6.6.2    Each of the Issuer and such Subscriber acknowledges and agrees that (a) this Redemption Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Issuer and such

Subscriber hereunder, the Company would not enter into the Merger Agreement, (b) each representation, warranty, covenant and agreement of the Issuer and such Subscriber hereunder is being made also for the benefit of the Company, and (c) the Company may seek to directly enforce (including by an action for specific performance, injunctive relief or other equitable relief, including to cause the Backstop Purchase to be paid and the Closing to occur) each of the covenants and agreements of each of the Issuer and such Subscriber under this Redemption Subscription Agreement.
6.7
Governing Law
. This Redemption Subscription Agreement, and all claims or causes of action based upon, arising out of, or related to this Redemption Subscription Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws that would require or permit the application of Laws of another jurisdiction.
6.8
Consent for Jurisdiction; Waiver of Jury Trial
.
6.8.1    Each of Sponsor and Sponsor Guarantor hereby irrevocably appoints COGENCY GLOBAL INC., with offices at the date of this Agreement located at 850 New Burton Rd, STE. 201 Dover, DE 19904, as its authorized agent on which any and all legal process may be served in any such Action, suit or proceeding brought in the Designated Courts pursuant to this Section 6.8.1. Each of Sponsor and Sponsor Guarantor agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in
Section
 6.2
, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of Sponsor and Sponsor Guarantor agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, each of Sponsor and Sponsor Guarantor agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this Section 6.8.1. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law.
6.8.2    Issuer hereby irrevocably appoints COGENCY GLOBAL INC., with offices at the date of this Agreement located at 850 New Burton Rd, STE. 201 Dover, DE 19904, as its authorized agent on which any and all legal process may be served in any such Action, suit or proceeding brought in the Designated Courts pursuant to this Section 6.8.2. Issuer agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in
Section
 6.2
, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Issuer agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, Issuer agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this
Section
 6.8.2
. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law.
6.8.3    Any proceeding or Action based upon, arising out of or related to this Redemption Subscription Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (the “
Designated Courts
”), and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or

Action arising out of or relating to this Redemption Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence an Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this
Section
 6.8
.
6.8.4    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS REDEMPTION SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REDEMPTION SUBSCRIPTION AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
6.9
Severability
. If any provision of this Redemption Subscription Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Redemption Subscription Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Redemption Subscription Agreement, they shall take any actions necessary to render the remaining provisions of this Redemption Subscription Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Redemption Subscription Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.
6.10
No Waiver of Rights, Powers and Remedies
. No failure or delay by a party hereto in exercising any right, power or remedy under this Redemption Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Redemption Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Redemption Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
6.11
Remedies
.
6.11.1    The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Redemption Subscription Agreement are not performed in accordance with their specific terms or are otherwise breached (including failing to take such actions as are required of them hereunder to consummate this Redemption Subscription Agreement). It is accordingly agreed that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Redemption Subscription Agreement and to enforce specifically the terms and provisions of this Redemption Subscription Agreement, without proof of damages, prior to the valid termination of this Redemption Subscription Agreement in accordance with Section 5, in addition to any other remedy to which any party is entitled at law or in equity. The right to specific enforcement shall include the right of the parties hereto to cause such Subscriber and the right of the Company to cause the parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Redemption Subscription Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Redemption Subscription Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.
6.11.2    The parties acknowledge and agree that this
Section
 6.11
is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Redemption Subscription Agreement.
6.11.3    In any dispute arising out of or related to this Redemption Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket
costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Redemption Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Redemption Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.
6.12
Survival of Representations and Warranties
. All representations and warranties made by the parties hereto in this Redemption Subscription Agreement shall survive the Closing until the expiration of any statute of limitations under applicable Laws. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect until the expiration of any statute of limitations under applicable Laws.
6.13
No Broker or Finder
. Each of the Issuer and such Subscriber each represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Redemption Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto. Each of the Issuer and such Subscriber agrees to indemnify and save the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.
6.14
Headings and Captions
. The headings and captions in this Redemption Subscription Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Redemption Subscription Agreement.
6.15
Counterparts
. This Redemption Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. Signatures to this Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
6.16
Construction
. The words “
include
,” “
includes
,” and “
including
” will be deemed to be followed by “
without limitation
.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “
this
Redemption Subscription Agreement
,” “
herein
,” “
hereof
,” “
hereby
,” “
hereunder
,” and words of similar import refer to this Redemption Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Redemption Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.
6.17
Mutual Drafting
. This Redemption Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.
7.
Consent to Disclosure
.
7.1    Such Subscriber hereby consents to the publication and disclosure in any press release issued by the Issuer or the Company or Form
8-K
filed by the Issuer with the Commission in connection with the execution and delivery of the Merger Agreement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by the federal securities laws or the Commission or any other securities authorities, any other documents or communications provided by the Issuer or the Company to any Governmental Authority or to securityholders of the Issuer) in each case, as and to the extent required by applicable Law or the Commission or any other Governmental Authority, of such Subscriber’s identity and beneficial ownership of the Subject Shares and the nature of such Subscriber’s commitments, arrangements and understandings under and relating to this Redemption Subscription Agreement and, if deemed appropriate by the Issuer or the Company, a copy of this Redemption Subscription Agreement. Other than as set forth in the immediately preceding sentence, without such Subscriber’s prior written consent, the Issuer will not publicly disclose the name of such Subscriber, other than to the Issuer’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential; provided that Subscriber consents to the disclosure included in the public announcement materials related to the Transactions previously disclosed to Subscriber. Such Subscriber will promptly provide any information reasonably requested by the Issuer or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).
7.2
Trust Account Waiver
. Such Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a Business Combination. Such Subscriber further acknowledges that, as described in the prospectus dated February 12, 2021 (the “
Prospectus
”) available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a the trust account for the benefit of the Issuer, certain of its public stockholders and the underwriters of the Issuer’s initial public offering (the “
Trust Account
”). Such Subscriber acknowledges that it has been advised by the Issuer that, except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (a) if the Issuer completes the transactions which constitute a Business Combination, then to those Persons (as defined in the Merger Agreement) and in such amounts as described in the Prospectus; (b) if the Issuer fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Investment Management Trust Agreement, dated as of April 21, 2020, between the Issuer and Continental Stock Transfer & Trust Company, as trustee (the “
Trustee
”) (the “
Trust Agreement
”), to the Issuer in limited amounts to permit the Issuer to pay the costs and expenses of its liquidation and dissolution, and then to the Issuer’s public stockholders; and (c) if the Issuer holds a shareholder vote to amend the Issuer’s amended and restated memorandum and articles of association to modify the substance or timing of the obligation to redeem 100% of the Class A common stock if the Issuer fails to complete a Business Combination within the allotted time period, then for the redemption of any of the Class A common stock properly tendered in connection with such vote. For and in consideration of the Issuer entering into this Redemption Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, such Subscriber hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Redemption Subscription Agreement and any negotiations, Contracts with the Issuer; provided, that (x) nothing herein shall serve to limit or prohibit such Subscriber’s right to pursue a claim against the Issuer for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the Transactions or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that such Subscriber may have in the future against the Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds). This Section 7 shall survive the termination of this Redemption Subscription Agreement for any reason.
8.
Guarantees.
8.1    The Sponsor hereby fully and unconditionally guarantees to the Issuer the due and punctual payment and performance of each Subscriber’s obligations under this Redemption Subscription Agreement in accordance with the terms hereof. In case of the failure of any such Subscriber punctually to make any such payment or render such performance hereunder, the Sponsor hereby agrees to cause any such payment to be made or performance to be done as if done by such Subscriber.
8.2    The Sponsor Guarantor hereby fully and unconditionally guarantees to the Issuer the due and punctual payment and performance of the Sponsor’s and each other Subscriber’s obligations under this Redemption Subscription Agreement in accordance with the terms hereof. In case of the failure of the Sponsor or any such Subscriber punctually to make any such payment or render such performance hereunder, the Sponsor Guarantor hereby agrees to cause any such payment to be made or performance to be done as if done by the Sponsor or such other Subscriber.
8.3    Each of the Sponsor and Sponsor Guarantor hereby agrees that each of its obligations hereunder shall be as if it were principal obligor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of this Redemption Subscription Agreement with respect to any such Subscriber, or any waiver, modification or indulgence granted to the Sponsor or any other such Subscriber with respect hereto by the Issuer or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each of the Sponsor and Sponsor Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Sponsor or any such Subscriber, any right to require a proceeding first against the Sponsor or any such Subscriber, protest or notice with respect to the performance and payment obligations hereunder, and covenants that its obligations under this Section 8 will not be discharged except by payment in full of all amounts owed by the Sponsor and each such Subscriber under this Redemption Subscription Agreement.
8.4    Each of the Sponsor and Sponsor Guarantor shall be subrogated to all rights of the Issuer against the Sponsor or any Subscriber for which and in respect of the Sponsor or Sponsor Guarantor, as applicable, has paid to the Issuer pursuant to this Section 8; provided, however, that neither the Sponsor nor the Sponsor Guarantor shall be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until full payment and performance has been received by or rendered to the Issuer.
[
Signature Page Follows
]

IN WITNESS WHEREOF
, each of the Issuer, the Sponsor and such Subscriber has executed or caused this Redemption Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ISSUER:

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer

SPONSOR:

NOVATOR CAPITAL SPONSOR LTD.

By:	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

By:	/s/ Jan Rottiers
Name: Jan Rottiers
Title: Director

SPONSOR GUARANTOR:

SIGNED FOR AND ON BEHALF OF BB TRUSTEES SA, AS TRUSTEE OF THE FUTURE HOLDINGS TRUST

By:	/s/ Jan Rottiers
Name: Jan Rottiers
Title: Director

By:	/s/ Arnaud Cywie
Name: Arnaud Cywie
Title: Director

Accepted and agreed this 10th day of May, 2021.

SUBSCRIBER:

NOVATOR CAPITAL SPONSOR LTD.	Signature of Joint Subscriber, if applicable:

By: /s/ Jan Rottiers	By: /s/ Pericles Spyrou

Name: Jan Rottiers	Name: Pericles Spyrou

Title: Director	Title: Director

Date: May 10, 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Shares subscribed for:

See sections 1.1 and 1.2 of the Redemption Subscription Agreement

Backstop Purchase: See sections 1.1 and 1.2 of the Redemption Subscription Agreement
You must pay the Backstop Purchase by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

SCHEDULE I
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.		QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “
Securities Act
”)) (a “
QIB
”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

	2.	☐	We are subscribing for the Subject Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

	1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

	2.	☐	We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:

	☐	is:

	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.
This Schedule I should be completed by Subscriber
and constitutes a part of the Redemption Subscription Agreement.

QUALIFIED INSTITUTIONAL BUYER: Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber (Please check the applicable subparagraphs):
☐     Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:
☐     is an insurance company as defined in section 2(a)(13) of the Securities Act;
☐     is an investment company registered under the Investment Company Act of 1940, as amended (the “
Investment Company Act
”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;
☐     is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“
Small Business Investment Act
”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act (“
Consolidated Farm and Rural Development Act
”);
☐     is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;
☐     is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”);
☐     is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;
☐     is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “
Investment Advisers Act
”);
☐     is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “
Internal Revenue Code
”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or
☐     is an investment adviser registered under the Investment Advisers Act;
☐     is an institutional accredited investor, as defined in Rule 501(a) under the Securities Act, of a type not listed in paragraphs (a)(1)(i)(A) through (I) or paragraphs (a)(1)(ii) through (vi) of Rule 501.
☐     Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;
☐     Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐     Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies
1
which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;
☐     Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or
☐     Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.
ACCREDITED INVESTOR: Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐
Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐
Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act or Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

1
“
Family of investment companies
” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule
18f-2
under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

☐
Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐
Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐
Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☐	Any entity in which all of the equity owners are “accredited investors.”

☐
Any entity, of a type not listed in paragraph (a)(1), (2), (3), (7), or (8) of Rule 501 of the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐
Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission (the “
Commission
”) has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph, the Commission will consider, among others, the following attributes:

(i)
The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)	The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii)
Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)
An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐
Any natural person who is a “knowledgeable employee,” as defined in rule
3c-5(a)(4)
under the Investment Company Act of 1940 (17 CFR
270.3c-5(a)(4)),
of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000,

(ii)	That is not formed for the specific purpose of acquiring the securities offered, and

(iii)
Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐
Any “family client,” as defined in rule
202(a)(11)(G)-1
under the Investment Advisers Act of 1940 (17 CFR
275.202(a)(11)(G)-1)),
of a family office meeting the requirements in paragraph (a)(12) of Rule 501 of the Securities Act and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii) of Rule 501 of the Securities Act.

ANNEX K
Execution Version
CONFIDENTIAL
Novator Capital Sponsor Ltd.
20 North Audley Street
London W1K 6LX
United Kingdom
May 10, 2021
Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX
United Kingdom
Re:
Acquiror Private Placement Warrants and Acquiror Common Stock
Ladies and Gentlemen:
Reference is made to that certain Merger Agreement, dated as of the date hereof (as it may be amended, the “
Merger Agreement
”), by and among (i) Aurora Acquisition Corp., a Cayman Islands company (“
Acquiror
”), (ii) Aurora Merger Sub I, Inc., a Delaware corporation, and (iii) Better Holdco, Inc., a Delaware corporation (the “
Company
”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Merger Agreement.
In order to induce the Company and Acquiror to enter into the Merger Agreement, Acquiror’s sponsor, Novator Capital Sponsor Ltd., a limited liability company validly existing under the laws of Cyprus (“
Sponsor
”), and Acquiror, have agreed to enter into this letter agreement (this “
Agreement
”) relating to the Acquiror Private Placement Warrants and Acquiror Common Stock held by Sponsor.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acquiror and Sponsor hereby agree as follows:

1.
Mandatory Redemption of Acquiror Private Placement Warrants
. Notwithstanding anything to the contrary in the Warrant Agreement, dated March 3, 2021, between Acquiror and Continental Stock Transfer & Trust Company (the “
Warrant Agreement
”), Sponsor hereby agrees that Acquiror shall be entitled to exercise the redemption right contained within Section 6.1 of the Warrant Agreement, solely with respect to the Acquiror Private Placement Warrants held by Sponsor, pursuant to and subject to the terms of Section 6 of the Warrant Agreement, provided that Acquiror shall only be entitled to exercise such right if the VWAP for any twenty (20) Trading Days within a thirty (30)-Trading Day ending on the third Trading Day prior to the date on which Acquiror sends the notice of redemption to the Sponsor equals or exceeds $18.00 per share (subject to adjustment in compliance with
Section
 4
of the Warrant Agreement).

2.
Forfeiture of Acquiror Private Placement Warrants
. Sponsor shall forfeit upon the Closing fifty percent (50%) of the Acquiror Private Placement Warrants held by Sponsor as of the date of this Agreement. Notwithstanding anything to the contrary contained herein, no fraction of an Acquiror Private Placement Warrant will be forfeited by Sponsor by virtue of this Agreement, and the number of the Acquiror Private Placement Warrants to be so forfeited shall instead be rounded down to the nearest whole Acquiror Private Placement Warrants.

Acquiror acknowledges that such forfeiture is intended to facilitate Acquiror’s customer acquisition efforts. In connection therewith, Acquiror shall, in a manner compliant with applicable securities laws and pursuant to an implementation plan to be mutually agreed with the Company, promptly after the Closing, use reasonable best efforts to make available for issuance a number of warrants equal to the number of forfeited Acquiror Private Placement Warrant, with economic terms equivalent to those of the Acquiror Common Warrants and other terms substantially similar to the Acquiror Common Warrants, to customers of the Company and its Subsidiaries.

3.	Locked-Up Promote .

a.
Twenty percent (20%) of the Domesticated Class A Common Stock that were issued to Sponsor in the Domestication in exchange for the Founder Shares or any shares into which such Domesticated Class A Common Stock are converted (such amount, as it may be reduced through expiration of the transfer restrictions set forth in this
Section
 3(a)
, the “
Locked-Up
Promote
” and
one-third
(1/3) of such amount, prior to any such reduction, the “
Locked-Up
Tranche
”) shall not be Transferred, other than to a Permitted Transferee, except as set forth in the table below. Any shares that cease to be subject to the restrictions described below shall cease to be considered Locked Up Promote for all purposes under this Agreement and shall become freely Transferrable.

Amount Subject to Transfer Restriction	Expiration of Section 3(a) Transfer Restriction
One (1) Locked-Up Tranche	Date on which the VWAP for any twenty (20) Trading Days during any consecutive thirty (30) Trading Day period exceeds $12.50 per share

One (1) Locked-Up Tranche	Date on which the VWAP for any twenty (20) Trading Days during any consecutive thirty (30) Trading Day period exceeds $15.00 per share.

One (1) Locked-Up Tranche	Date on which the VWAP for any twenty (20) Trading Days during any consecutive thirty (30) Trading Day period exceeds $17.50 per share

b.
If within five (5) years following Closing, a transaction that constitutes a Change in Control Transaction is consummated, then (x) any then-remaining
Locked-Up
Promote shall cease to be subject to
Section
 3(a)
and (y) if in such transaction the Surviving Corporation or its stockholders have the right to receive consideration implying a value per share Acquiror Class A Common Stock of:

(i) less than $12.50 per share, 100% of the then-remaining
Locked-Up
Promote shall be forfeited for no consideration and Sponsor shall not be entitled to any consideration in the Change in Control Transaction with respect to any portion of the
Locked-Up
Promote;
(ii) greater than or equal to $12.50 per share but less than $15.00 per share, then (x) one (1) of the
Locked-Up
Tranches shall receive the same consideration (including the ability to elect for any form of consideration) as all other shares of Acquiror Class A Common Stock in the Change in Control Transaction and (y) the then-remaining
Locked-Up
Promote shall be forfeited for no consideration;
(iii) greater than or equal to $15.00 but less than $17.50, then (x) two (2) of the
Locked-Up
Tranches shall receive the same consideration (including the ability to elect for any form of consideration) as all other shares of Acquiror Class A Common Stock in the Change in Control Transaction and (y) the then-remaining Locked Up Promote shall be forfeited for no consideration; and
(iv) greater than or equal to $17.50, then all of the
Locked-Up
Tranches shall receive the same consideration (including the ability to elect for any form of consideration) as all other shares of Acquiror Class A Common Stock in the Change in Control Transaction.
For avoidance of doubt, for purposes of calculating the number of shares constituting part of the
Locked-Up
Promote Tranche that is eligible to receive the same consideration (including the ability to elect for any form of consideration) as all other shares of Acquiror Class A Common Stock in the

Change in Control Transaction, such number shall be reduced by the number of shares released from the transfer restrictions set forth in
Section
 3(a)
as a result of the expiration of such restriction in accordance with such Section.

d.
The number of Domesticated Class A Common Stock that constitute the Locked Up Promote and the per share prices set forth in this
Section
 3
shall be equitably adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or other similar transactions.

4.	For purposes of this Agreement:
“
Change in Control Transaction
” shall mean the occurrence of (x) any consolidation or merger of Acquiror with or into any other corporation or other entity or person (whether or not Acquiror is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of Acquiror’s voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”)), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule
13d-3
under the Exchange Act without regard to the
60-day
exercise period) in excess of 50% of Acquiror’s voting power;
provided
, that for purposes of this clause (y), neither (i) Vishal Garg and his affiliates and associates being deemed to beneficially own greater than 50% of Acquiror’s voting power as a result of Transfers by third parties (including Transfers pursuant to which such third parties convert or otherwise exchange shares of Acquiror Class B Common Stock for shares of Acquiror Class A Common Stock) that occur independently of Vishal Garg and his affiliates and associates, nor (ii) any such Transfers by a third parties, shall be considered a Change in Control Transaction.
“
Founder Shares
” shall mean the 7,200,000 shares of the Acquiror Class B Common Stock held by the Sponsor (as reduced by any such forfeiture of such shares by the Sponsor if the over-allotment option of Barclays Capital Inc., as representative for the several underwriters of the initial public offering, was not exercised in full).
“
Permitted Transferee
” shall mean (a) to the Sponsor’s officers or directors, any affiliates or family members of any of the Sponsor’s officers or directors, any member(s) of the Sponsor, or any affiliates of such members and funds and accounts advised by such members or any limited partners of any such funds that are invested in the Sponsor; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) to an entity that is an Affiliate of the holder; (e) by virtue of the laws of the State of Delaware, Acquiror’s Certificate of Incorporation (as amended or amended and restated) or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (f) in the event of Acquiror’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of Acquiror’s shareholders having the right to exchange their shares for cash, securities or other property;
provided
,
however
, that, in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement with Acquiror agreeing to be bound by this
Section
 3
and
Section
 4
.
“
Reference Stock
” shall mean the Acquiror Class A Common Stock or any other class of stock of Acquiror into which the
Locked-Up
Promote is Converted.
“
Trading Day
” shall mean a day on which the principal Trading Market is open for trading; provided, that in the event that the Common Stock is not listed or quoted for trading on a Trading Market on the date in question, then Trading Day shall mean a Business Day.
“
Trading Market
” shall mean any of the following markets or exchanges on which the Reference Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“
Transfer
” shall mean any sale, offer to sell, contract or agreement to sell, hypothecate, pledge, grant any option to purchase or other disposition of or agreement to dispose of, directly or indirectly, any Locked Up Promote or any securities convertible into, or exercisable or exchangeable for Locked Up Promote.
“
VWAP
” shall mean for any date, the price determined by the first of the following clauses that applies: (a) if the Reference Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Reference Stock for such date (or the nearest preceding date) on the Trading Market on which the Reference Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) the volume weighted average price of the Reference Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Reference Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Reference Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Reference Stock so reported, or (d) in all other cases, the fair market value of a share of Reference Stock as determined by an independent appraiser selected in good faith by Acquiror and reasonably acceptable to the Sponsor, the fees and expenses of which shall be paid by Acquiror.

5.
Third Party Beneficiary
. It is understood and agreed that the Company shall be a third party beneficiary of this Agreement. The prior written consent of the Company shall be required in order to amend or waive the terms and conditions set forth in this Agreement and the Company shall have the right to enforce this Agreement directly to the extent it may deem such enforcement necessary or advisable to protect its rights under this Agreement.

6.
Entire Agreement
. This Agreement constitutes the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement.

7.
Amendments and Assignments
. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement;
provided
,
however
, that each of Acquiror and the Company may assign this Agreement or any of its rights, interests or obligations hereunder to any Person to whom it validly assigns its rights, interests or obligations under the Merger Agreement without the written consent of the other parties hereto. This Agreement shall be binding on the parties hereto and their respective successors and assigns.

8.
Notice
. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent in the same manner as provided in Section 11.3 of the Merger Agreement, with notices to Acquiror and the Company being sent to the addresses set forth therein, and with notices to Sponsor being sent to the addresses set forth on the first page of this Agreement (and with copies to the following (which shall not constitute notice)):

Baker McKenzie LLP
100 New Bridge Street
London EC4V 6JA
United Kingdom
Attention: Adam Eastell, Michael F. DeFranco, Derek Liu
Email:    adam.eastell@bakermckenzie.com, michael.defranco@bakermckenzie.com, derek.liu@bakermckenzie.com

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Mitchell S. Eitel, Jared M. Fishman, Sarah P. Payne
Email: eitelm@sullcrom.com, fishmanj@sullcrom.com, paynes@sullcrom.com

9.
Termination
. This Agreement shall terminate at such time, if any, as the Merger Agreement is terminated in accordance with its terms, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement;
provided
that any such termination of this Agreement shall not relieve Sponsor of any liability due to a breach of any covenant prior to the date of such termination.

10.
Miscellaneous
. This Agreement shall be governed, enforced, construed and interpreted in a manner consistent with the provisions of the Merger Agreement. The provisions set forth in Sections 11.13 (
Severability
), 11.14 (
Jurisdiction; Waiver of Jury Trial
) and 11.15 (
Enforcement
) of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply mutatis mutandis
to, this Agreement as if all references to the “Agreement” in such sections were instead references to this Agreement.

{Remainder of Page Intentionally Left Blank; Signature page follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

NOVATOR CAPITAL SPONSOR LIMITED

By:	/s/ Jan Rottiers
Name:	Jan Rottiers
Title:	Director

By:	/s/ Pericles Spyrou
Name:	Pericles Spyrou
Title:	Director
[Additional Signatures on Following pages]

Sponsor Warrant Letter Signature Page

Please indicate your agreement to the foregoing by signing in the space provided below.
Accepted and agreed, effective as of the date first set forth above:

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet
Name:	Arnaud Massenet
Title:	Chief Executive Officer

Sponsor Warrant Letter Signature Page

ANNEX L
Execution Version
CONFIDENTIAL
May 10, 2021
Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX
United Kingdom
Re:
Initial Public Offering
Ladies and Gentlemen:
This letter (this “
Amended and Restated Letter Agreement
”) amends and restates that certain letter agreement dated as of March 3, 2021 (the “
Original Letter Agreement
”) delivered to you in accordance with the Underwriting Agreement (the “
Underwriting Agreement
”) entered into as of March 3, 2021 by and between Aurora Acquisition Corp., a Cayman Islands exempted company (the “
Company
”), and Barclays Capital Inc., as representative for the several underwriters (the “
Underwriter
”), relating to an underwritten initial public offering (the “
Public Offering
”) of 25,300,000 of the Company’s units (including up to 3,300,000 units that may be purchased by the Underwriter to cover over-allotments, if any) (the “
Units
”), each comprising one share of the Company’s Class A ordinary shares, par value $0.0001 per share, and one-quarter
of one redeemable warrant. Each whole warrant (each, a “
Warrant
”) entitles the holder thereof to purchase one share at a price of $11.50 per share, subject to adjustment. The Units were sold in the Public Offering pursuant to a registration statement on Form
S-1
and a prospectus (the “
Prospectus
”), filed by the Company with the U.S. Securities and Exchange Commission (the “
Commission
”) and the Units were listed on The Nasdaq Capital Market (the “
Nasdaq
”). Certain capitalized terms used herein are defined in paragraph 11 hereof.
The Original Letter Agreement was entered into in order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering. This Amended and Restated Letter Agreement is being entered into in order to induce Better Holdco, Inc. (the “
Acquired Company
”) to enter into that certain merger agreement, dated as of the date hereof, by and among the Acquired Company, Aurora Acquisition Corp. and Aurora Merger Sub I, Inc. For other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Novator Capital Sponsor Ltd. (together with its affiliates unless otherwise noted, the “
Sponsor
”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “
Insider
” and collectively, the “
Insiders
”), hereby agrees with the Company as follows:

1.
The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association (the “
Charter
”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 Business Days thereafter, subject to lawfully available funds therefor, redeem 100% of the shares sold as part of the Units in the Public Offering (the “
Offering Shares
”) and the shares sold as part of the Novator Private Placement Units (the “
Novator Private Placement Shares
”), at a
per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares and Novator Private Placement Shares, which redemption will completely extinguish all Public Shareholders’ and holders of Novator Private Placement Shares’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees not to propose any amendment to the Charter to (a) modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or the Company’s obligation to redeem 100% of the Offering Shares and Novator Private Placement Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to shareholders’ rights or pre-initial
Business Combination activity, unless the Company provides Public Shareholders with the opportunity to redeem their shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (excluding any amounts then on deposit in the Trust Account that are allocable to the Novator Private Placement Shares), including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and excluding any interest earned on the funds held in the Trust Account that are allocable to the Novator Private Placement Shares) and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares.
The Sponsor and each Insider acknowledges that, with respect to the Founder Shares, Private Placement Warrants, the Novator Private Placement Warrants (and the Company’s shares accrued pursuant to exercise of such warrants) held by it, him or her, it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account as a result of any liquidation of the Company, it being understood that the Sponsor makes no such acknowledgement with respect to the Novator Private Placement Shares in the event of any liquidation of the Company. The Sponsor and each Insider hereby agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall vote any shares of Capital Stock (whether purchased before, during or after the Public Offering, including in open market and privately negotiated transactions) owned by it, him or her in favor of any proposed Business Combination. The Sponsor and each Insider hereby further waives, with respect to any shares of Capital Stock held by it, him or her (including, for the avoidance of doubt, the Novator Private Placement Shares), if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of (i) a shareholder vote to approve such Business Combination, or (ii) a shareholder vote to approve an amendment to the Charter to (a) modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares and Novator Private Placement Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to shareholders’ rights or pre-initial
Business Combination activity (although the Sponsor and the Insiders shall be entitled to liquidation rights with respect to any Offering Shares and Novator Private Placement Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter). If the Company engages in a tender offer in connection with any proposed Business Combination, the Sponsor and each Insider agrees that it, he or she will not seek to sell its, his or her shares of Capital Stock to the Company in connection with such tender offer.

2.
As required by Nasdaq rules, the undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination or subsequent transaction with a target business, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company, or a committee of independent directors, must, to the extent required by applicable law or based upon the direction of the Company’s board of directors or a committee thereof, obtain an opinion from an independent investment banking firm or another entity that commonly renders valuation opinions that such Business Combination or transaction is fair to the Company from a financial point of view.

3.
During the period commencing on the date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Underwriter, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Units, shares underlying such Units, Novator Private Placement Units, Founder Shares, Warrants, Private Placement Warrants, Novator Private Placement Warrants or any securities convertible into, or exercisable or exchangeable for, shares owned by it, him or her publicly announce any intention to effect any transaction specified herein. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Amended and Restated Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.
In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “
Indemnitor
”), which for purposes of clarification shall not extend to any shareholders, members or managers of the Sponsor, or any of the other undersigned, agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “
Target
”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and Novator Private Placement Share and (ii) the actual amount per Offering Share and Novator Private Placement Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share and Novator Private Placement Share is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the funds in the Trust Account which may be withdrawn to pay franchise and income taxes, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “
Securities Act
”). The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5.
To the extent that the Underwriter does not exercise its over-allotment option to purchase up to an additional 3,300,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus) in full, the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 825,000 multiplied by a fraction (i) the numerator of which is 3,300,000 minus the number of Units purchased by the Underwriter upon the exercise of its over- allotment option, and (ii) the denominator of which is 3,300,000. For clarity, the forfeiture shall yield the result that the Initial Shareholders will own an aggregate of 20% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering (including the Novator Private Placement Shares and assuming that the Initial Shareholders do not purchase any Units in the Public Offering).

6.
The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6, 7(a), 7(b) and, solely as to each D&O Insider, 8, as applicable, of this Amended and Restated Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching
party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a)
The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares issuable upon conversion thereof) or Novator Private Placement Shares (or shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last reported sale price equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property (the “
Founder Shares
Lock-up
Period
”).

(b)
Notwithstanding anything to the contrary set forth in paragraph 7(a) (which Section 7(a) is inapplicable to the Private Placement Warrants and the Novator Private Placement Warrants (and the shares issued or issuable upon the exercise thereof)), the Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants or Novator Private Placement Warrants (or shares issued or issuable upon the exercise thereof) until 30 days after the completion of the Company’s initial Business Combination (the “
Private Placement Warrants
Lock-up
Period
” and “
Novator Private Placement Warrants
Lock-up
Period
”, together with the Founder Shares
Lock-up
Period, the “
Lock-up
Periods
”).

(c)
Notwithstanding anything to the contrary set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Novator Private Placement Shares, Private Placement Warrants, Novator Private Placement Warrants and shares issued or issuable upon the exercise or conversion thereof and, with respect to the Founder Shares, Private Placement Warrants and shares issued or issuable upon the exercise or conversion thereof, that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, the Sponsor; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the Founder Shares, Novator Private Placement Shares, Private Placement Warrants, Novator Private Placement Warrants or shares were originally purchased; (f) to an entity that is an affiliate of the holder; (g) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (h) by virtue of the laws of the Cayman Islands, the Company’s Memorandum and Articles of Association (as amended or amended and restated) or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (i) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property subsequent to the completion of an initial Business Combination; or (j) to the Company for no value for cancellation in connection with the consummation of the initial Business Combination;

provided, however, that, in the case of clauses (a) through (f) or (h), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this paragraph 7 and the other restrictions contained in this Amended and Restated Letter Agreement.

8.
Each of the Insiders who is or is nominated to be a director or officer of the Company (each, a “
D&O Insider
”) agrees to serve in such capacity until the earlier of the consummation by the Company of an initial Business Combination, the liquidation of the Company, or his or her removal, death or incapacity. The Sponsor and each D&O Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each D&O Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all material respects and does not omit any material information with respect to the D&O Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation
S-K,
promulgated under the Securities Act. Each D&O Insider’s questionnaire furnished to the Company and the Underwriter is true and accurate in all material respects. Each D&O Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist
order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities; and it, he or she is not currently a defendant in any such criminal proceeding.

9.
Except as disclosed in the Prospectus, neither the Sponsor nor any Insider, nor any affiliate of any Insider, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10.
The Company and each Insider represents and warrants, severally and not jointly, that it, he or she has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-
competition or
non-solicitation
agreement with any employer or former employer), to enter into this Amended and Restated Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11.
As used herein, (i) “
Business Combination
” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “
Business Day
” means each day that is not a Saturday, Sunday or other day on which banking institutions in The City of New York, New York, are authorized or required by law to close; (iii) “
Novator Private Placement Units
” shall mean the units, each identical to the Units except as described in the Prospectus, that the Sponsor and/or the Insiders have agreed to purchase for an aggregate purchase price of $35,000,000, or $10.00 per unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “
Novator Private Placement Warrants
” shall mean the warrants to purchase up to 875,000 shares of the Company that are included in the Novator Private Placement Units; (v) “
Capital Stock
” shall mean, collectively, the shares underlying the Units, the Novator Private Placement Units and the Founder Shares (and the shares into which the Founder Shares are converted); (vi) “
Founder Shares
” shall mean the 7,200,000 shares of the Company’s Class B common stock, par value $0.0001 per share, issued and outstanding immediately prior to the consummation of the Public Offering (up to 825,000 shares of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised in full by the Underwriter) (and the shares into which the Founder Shares are converted); (vii) “
Initial Shareholders
” shall mean the Sponsor

and any Insider that holds Founder Shares prior to the consummation of the Public Offering; (viii) “
Private Placement Warrants
” shall mean the Warrants to purchase up to 4,266,667 shares of the Company (or 4,706,667 shares if the over-allotment option is exercised in full by the Underwriter) that the Sponsor has agreed to purchase for an aggregate purchase price of $6,400,000 (or $7,060,000 if the over-allotment option is exercised in full by the Underwriter), or $1.50 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (ix) “
Public Shareholders
” shall mean the holders of the Offering Shares; (x) “
Trust Account
” shall mean the trust account into which the net proceeds of the Public Offering, the sale of the Novator Private Placement Units and certain proceeds from the sale of the Private Placement Warrants shall be deposited; and (xi) “
Transfer
” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.
The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each D&O Insider shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

13.
This Amended and Restated Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Amended and Restated Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto; provided that any amendment of
Section
 15
shall require the written consent of the Acquired Company.

14.
No party hereto may assign either this Amended and Restated Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Amended and Restated Letter Agreement shall be binding on the Company, the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15.
Nothing in this Amended and Restated Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Amended and Restated Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Amended and Restated Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

Notwithstanding the forgoing, until the date on which a Change in Control Transaction occurs:

(a)	the Acquired Company shall be a third party beneficiary of Section 3 , Section 6 and Section 7 with respect to any shares of common stock of the Company that are subject to such Sections;

(b)	the prior written consent of the Acquired Company shall be required in order to waive the restrictions set forth in Section 3 , Section 6 and Section 7 ; and

(c)
the Acquired Company shall have the right to enforce
Section
 3
,
Section
 6,
Section
 7
,
Section
 13
and this
Section
 15
directly to the extent it may deem such enforcement necessary or advisable to protect its rights under such Sections;

provided
that the Sponsor and each Insider shall not be prohibited by the forgoing from selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of shares of common stock of the Company in any Change in Control Transaction.
For purposes of this
Section
 15
, “
Change in Control Transaction
” shall mean the occurrence of (x) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company’s voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”)), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule
13d-3
under the Exchange Act without regard to the
60-day
exercise period) in excess of 50% of the Company’s voting power.

16.
This Amended and Restated Letter Agreement may be executed in any number of original, facsimile or other electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17.
This Amended and Restated Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amended and Restated Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amended and Restated Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18.
This Amended and Restated Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Amended and Restated Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19.
Any notice, consent or request to be given in connection with any of the terms or provisions of this Amended and Restated Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or
e-mail
transmission.

20.
This Amended and Restated Letter Agreement shall terminate on the earlier of (i) the expiration of the
Lock-up
Periods or (ii) the liquidation of the Company; provided that paragraph 4 of this Amended and Restated Letter Agreement shall survive such liquidation.

[
Signature Pages Follow
]

Execution Version
CONFIDENTIAL
Sincerely,

NOVATOR CAPITAL SPONSOR LTD.

By:	/s/ Jan Rottiers
Name:	Jan Rottiers
Title:	Director

By:	/s/ Pericles Spyrou
Name:	Pericles Spyrou
Title:	Director

INSIDERS

By:	/s/ Thor Björgólfsson
Name:	Thor Björgólfsson

By:	/s/ Arnaud Massenet
Name:	Arnaud Massenet

By:	/s/ Prabhu Narasimhan
Name:	Prabhu Narasimhan

By:	/s/ Shravin Mittal
Name:	Shravin Mittal

By:	/s/ Sangeeta Desai
Name:	Sangeeta Desai

By:	/s/ Michael Edelstein
Name:	Michael Edelstein

By:	/s/ Caroline Harding
Name:	Caroline Harding

[
Signature Page to Amended and Restated Letter Agreement
]

Execution Version
CONFIDENTIAL
Acknowledged and Agreed:

AURORA ACQUISITION CORP.
By:	/s/ Arnaud Massenet
Name:	Arnaud Massenet
Title:	Chief Executive Officer

[
Signature Page to Amended and Restated Letter Agreement
]

ANNEX M
EXECUTION VERSION
Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX
United Kingdom
May 10, 2021
Vishal Garg
175 Greenwich Street, FL 59
New York, NY 10007
(the “
Founder
”)
Re:
Merger Agreement with Better HoldCo, Inc. – Share Pledge
 & Charitable Contributions
Ladies and Gentlemen:
This letter agreement (this “
Letter Agreement
”) is being entered into in connection with the (i) Agreement and Plan of Merger (the “
Merger Agreement
”), dated as of the date hereof, among Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (the “
Acquiror
”), Aurora Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“
Merger Sub
”), and Better HoldCo, Inc., a Delaware corporation (the “
Company
”) and (ii) Company Holders Support Agreement (the “
Company Support Agreement
”), dated as of the date hereof, among the Founder, the Acquiror, the Company and certain other Persons listed in
Schedule I
thereof. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement or Company Support Agreement, as applicable.
In consideration of the Mergers and the other transactions contemplated by the Merger Agreement and the Ancillary Agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Acquiror does hereby agree with the Founder as follows:

1.
With respect to the Founder, the permitted Transfers in Section 3.2 of the Company Support Agreement shall also include any pledge by the Founder or his affiliates or associates (the “
Founder Related Entities
”) of shares of Acquiror Common Stock beneficially owned by the Founder or the Founder Related Entities following the Closing, in an aggregate principal amount of up to $150,000,000, to support loans made to the Founder or the Founder Related Entities by third-party lenders or depository institutions.

2.
It is understood and agreed that the Founder shall, promptly following the Closing, contribute an amount equal to the total after-Tax
Cash Consideration received by the Founder, if any, pursuant to the terms of Section 3.1 of the Merger Agreement to (i) any 501(c) Organization or (ii) U.S. Political Organization, as determined in the Founder’s sole discretion.

(a)	For purposes of this Section 2 :

(i)
“
501(c) Organization
” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) (or any successor provisions) of the U.S. Internal Revenue Code of 1986, as amended (the “
Code
”), including any fund, foundation, trust or other organization that may be established by the Founder and qualifies as an entity exempt from taxation under 501(c) of the Code.

(ii)	“ U.S. Political Organization ” means any entity sponsored by or endorsing political candidates, parties, campaigns, or issues or positions on any legislation or Law.

3.	Article IV of the Company Support Agreement shall be incorporated herein by reference and made applicable, mutatis mutandis , to this Letter Agreement as if set forth in its entirety herein.
[
Signature Pages Follow
]

Sincerely,

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet

Name:	Arnaud Massenet

Title:	Chief Executive Officer

[Signature Page to
VG
Pledge
Side
Letter
Agreement]

ACCEPTED AND ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE
:
VISHAL GARG
  /s/ Vishal Garg

[Signature Page to VG Pledge Side Letter Agreement]

ANNEX N
THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
AMENDED & RESTATED PROMISSORY NOTE

Principal Amount: U.S. $2,000,000	Dated as of May 10, 2021
Aurora Capital Holding Corp., a Cayman Islands exempted company (the “
Maker
”), promises to pay to the order of Novator Capital Sponsor Ltd., a wholly-owned subsidiary of Novator Capital (Guernsey) Ltd. or its registered assigns or successors in interest (the “
Payee
”) the principal sum of Two Million U.S. Dollars (U.S. $2,000,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.
1.
Amendment and Restatement
. Effective as of the date hereof, this Note amends and restates in its entirety that certain Promissory Note dated as of December 9, 2020 (the “
Prior Note
”) issued by the Maker to the Payee in the principal amount of Three Hundred Thousand U.S. Dollars (U.S. $300,000). This Note (a) is made in substitution for, and not as payment of, the obligations of the Maker under the Prior Note and (b) is not intended to constitute a novation or discharge of the Prior Note. On and after the date hereof, all principal of, and accrued but unpaid interest on, the Prior Note (i) shall remain outstanding under this Note and (ii) shall be governed by the terms of this Note. Each reference in the Prior Note to “this Note”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Prior Note as amended hereby (and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time), and each reference contained in any other document, instrument or agreement executed and/or delivered in connection with the Prior Note shall mean and be a reference to the Prior Note as amended hereby (and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time). To the extent of any conflict or inconsistency between the terms and conditions as previously set forth in the Prior Note, and the terms and conditions as set forth in this Note, the terms and conditions as set forth in this Note shall govern and control.
2.
Principal
. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) the date on which the merger by and between Better HoldCo, Inc., a corporation organized under the laws of Delaware and Aurora Acquisition Corp., a company organized under the laws of the Cayman Islands (the “
Transaction
”) shall occur upon the terms and conditions set forth in the Agreement and Plan of Merger (the “
Merger Agreement
”) entered into connection with the Transaction or (ii) the date that is thirty (30) days after the termination of the Merger Agreement in accordance with its terms (such earlier date, the “
Maturity Date
”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.
3.
Drawdown Requests
. Maker and Payee agree that Maker may request, from time to time, up to Two Million U.S. Dollars (U.S. $2,000,000) in draw downs under this Note to be used for (i) costs and expenses related to Maker’s proposed initial public offering (the “
IPO
”) of its securities, including its formation or (ii) financing the working capital needs and other general corporate purposes of the Payee and its subsidiaries (including capital expenditures, working capital and/or purchase price adjustments, the payment of transaction fees and expenses (in each case, including in connection with the Transaction). The principal of this Note may be drawn down from time to time prior to the Maturity Date upon request from Maker to Payee (each, a “
Drawdown Request
”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand U.S. Dollars (U.S. $10,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Two Million U.S. Dollars (U.S. $2,000,000). No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.
4.
Interest
. No interest shall accrue on the unpaid principal balance of this Note.
5.
Application of Payments
. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.
6.
Events of Default
. The following shall constitute an event of default (“
Event of Default
”):
(a)
Failure to Make Required Payments
. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.
(b)
Voluntary
Bankruptcy,
Etc
. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.
(c)
Involuntary Bankruptcy, Etc
. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up
or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.
7.    Remedies.
(a)    Upon the occurrence of an Event of Default specified in
Section
 6(a)
hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.
(b)    Upon the occurrence of an Event of Default specified in
Sections 6(b)
or
6(c)
, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.
8.
Waivers.
Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9.
Unconditional Liability.
Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.
10.
Notices.
All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.
11.
Construction.
THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.
12.
Severability
. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.
Trust Waiver.
Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“
Claim
”) in or to any distribution of or from the trust account to be established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement to occur prior to the consummation of the IPO are to be deposited, as described in greater detail in the registration statement and prospectus to be filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.
14.
Amendment; Waiver.
Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.
15.
Assignment.
No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.
[
Signature page follows
]

IN WITNESS WHEREOF,
Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

AURORA CAPITAL HOLDING CORP ., a Cayman Islands exempted company

By:	/s/ Arnaud Massenet
Name:	Arnaud Massenet
Title:	Chief Executive Officer

ANNEX O
[
●
]
2021 INCENTIVE EQUITY PLAN
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities.
ARTICLE II.
DEFINITIONS
As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:
2.1    “
Administrator
” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. With reference to the Board’s or a Committee’s powers or authority under the Plan that have been delegated to one or more officers pursuant to Section 4.2, the term “Administrator” shall refer to such officer(s) unless and until such delegation has been revoked.
2.2    “
Applicable Law
” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.3    “
Award
” means an Option, Stock Appreciation Right, Restricted Stock award, Restricted Stock Unit award, Performance Bonus Award, Performance Stock Unit award, Dividend Equivalents award or Other Stock or Cash Based Award granted to a Participant under the Plan.
2.4    “
Award Agreement
” means an agreement evidencing an Award, which may be written or electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
2.5    “
Board
” means the Board of Directors of the Company.
2.6    “
Cause
” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, severance or similar agreement, including any Award Agreement, between the Participant and the Company; provided, that in the absence of an offer letter, employment, severance or similar agreement containing such definition, Cause means, with respect to a Participant, the occurrence of any of the following: (a) an act of dishonesty made by the Participant in connection with the Participant’s responsibilities as a Service Provider; (b) the Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a violation of federal or state law by the Participant that the Administrator reasonably determines has had or will have a material detrimental effect on the Company’s reputation or business; (c) the Participant’s gross negligence or willful misconduct; (d) the Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company; (e) the Participant’s material breach of any obligations under any written agreement or covenant with the Company; or (f) the Participant’s willful or continued substantial failure to perform the Participant’s duties as a Service Provider (other than as a result of the Participant’s physical or mental incapacity).

2.7    “
Change in Control
” means, except in connection with any initial public offering of the Common Stock, the occurrence of any of the following events:
(a)        during any period of not more than 36 months, the Incumbent Directors cease for any reason to constitute at least a majority of the Board, provided that
any person becoming a Director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds
of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director;
provided
,
however
, that no individual initially elected or nominated as a Director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;
(b)        any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule
13d-3
under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“
Company Voting Securities
”);
provided
,
however
, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (A) by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) pursuant to a
Non-
Qualifying Transaction (as defined in paragraph (c) of this definition);
(c)        the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “
Business Combination
”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “
Surviving Entity
”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) will be deemed to be a “
Non-Qualifying
Transaction
”); or
(d)        the consummation of a sale of all or substantially all of the Company’s assets (other than to an affiliate of the Company); or
(e)        The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because (i) any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, provided that
if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person (excluding, for these purposes, any Company Voting Securities beneficially owned by such person as a result of any vesting, exercise and/or settlement of Awards granted pursuant to this Plan or any successor plan), a Change in Control will then occur; (ii) Vishal Garg and his affiliates and associates are deemed to beneficially own greater than 50% of the Company’s Voting Securities as a result of transfers or sales by third parties (including transfers and sales pursuant to which such third parties convert or otherwise exchange shares of the Company’s Class B Common Stock for shares of the Company’s Class A Common Stock) that occur independently of Vishal Garg and his affiliates and associates; or (iii) of any such transfers or sales by such third parties.
2.8 “
Code
” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.
2.9 “
Committee
” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent permitted by Applicable Law. To the extent required to comply with the provisions of Rule
16b-3,
it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule
16b-3,
a
“non-employee
director” within the meaning of Rule
16b-3;
however, a Committee member’s failure to qualify as a
“non-employee
director” within the meaning of Rule
16b-3
will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
2.10 “
Common Stock
” means the Class A common stock of the Company.
2.11 “
Company
” means [●], a Delaware corporation, or any successor.
2.12 “
Consultant
” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
2.13 “
Designated Beneficiary
” means, if permitted by the Company, the beneficiary or beneficiaries the Participant designates, in a manner the Company determines, to receive amounts due or exercise the Participant’s rights if the Participant dies. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate or legal heirs.
2.14 “
Director
” means a Board member.
2.15 “
Disability
” means a permanent and total disability under Section 22(e)(3) of the Code.
2.16 “
Dividend Equivalents
” means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on a specified number of Shares. Such Dividend Equivalent shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator.
2.17 “
DRO
” means a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
2.18 “
Effective Date
” has the meaning set forth in Section 11.3.
2.19 “
Employee
” means any employee of the Company or any of its Subsidiaries.

2.20 “
Equity Restructuring
” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split (including a reverse stock split), spin-off
or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
2.21 “
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.
2.22 “
Fair Market Value
” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange, the value of a Share will be the closing sales price for a Share as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in
The Wall Street Journal
or another source the Administrator deems reliable; (ii) if the Common Stock is not listed on an established stock exchange but is quoted on a national market or other quotation system, the value of a Share will be the closing sales price for a Share on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in
The Wall Street Journal
or another source the Administrator deems reliable; or (iii) if the Common Stock is not listed on any established stock exchange or quoted on a national market or other quotation system, the value established by the Administrator in its sole discretion.
2.23 “
Good Reason
” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, severance or similar agreement, including any Award Agreement, between the Participant and the Company; provided, that in the absence of an offer letter, employment, severance or similar agreement containing such definition, Good Reason means the occurrence of one or more of the following without the Participant’s consent: (i) a material reduction in the Participant’s base salary or hourly wage rate and target bonus opportunity, unless such diminution applies pursuant to an across-the-board
reduction that affects all similarly situated employees, or (ii) a relocation of the Company’s principal place at which the Participant must perform services by more than 50 miles. In order to establish Good Reason, the Participant must provide the Administrator with notice of the event giving rise to Good Reason within 30 days of the occurrence of such event, the event shall remain uncured 30 days thereafter and the Participant must actually terminate services within 30 days following the end of such cure period.
2.24 “
Greater Than 10% Stockholder
” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company, as determined in accordance with in Section 424(e) and (f) of the Code, respectively.
2.25 “
Incentive Stock Option
” means an Option that meets the requirements to qualify as an “incentive stock option” as defined in Section 422 of the Code.
2.26 “
Incumbent Directors”
means, for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of the Change in Control definition) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the
12-month
period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.27 “
Non-Employee
Directo
r
” means a Director who is not an Employee.
2.28 “
Nonqualified Stock Option
” means an Option that is not an Incentive Stock Option.
2.29 “
Option
” means a right granted under Article VI to purchase a specified number of Shares at a specified price per Share during a specified time period. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
2.30 “
Other Stock or Cash Based Awards
” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
2.31 “
Overall Share Limit
” means the sum of (i) [

]
1
Shares; (ii) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan pursuant to Article V; and (iii) an annual increase on the first day of each fiscal year beginning in 2022 and ending in 2031, equal to the lesser of (A) five percent of the Shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board or the Committee.
2.32 “
Participant
” means a Service Provider who has been granted an Award.
2.33 “
Performance Bonus Award
” has the meaning set forth in Section 8.3.
2.34 “
Performance Stock Unit
” means a right granted to a Participant pursuant to Section 8.1 and subject to Section 8.2, to receive cash or Shares, the payment of which is contingent upon achieving certain performance goals or other performance-based targets established by the Administrator.
2.35 “
Permitted Transferee
” means, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form
S-8
Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.36 “
Plan
” means this 2021 Incentive Equity Plan.
2.37 “
Prior Plan
” means Better Holdco Inc.’s 2017 Equity Incentive Plan.
2.38 “
Prior Plan Award
” means an award outstanding under the Prior Plan as of immediately prior to the Effective Date.
2.39 “
Public Trading Date
” means the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
2.40 “
Restricted Stock
” means Shares awarded to a Participant under Article VII, subject to certain vesting conditions and other restrictions.
2.41 “
Restricted Stock Unit
” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
2.42 “
Rule
16b-3
” means Rule
16b-3
promulgated under the Exchange Act.

1	NTD : Amount to equal 11% of the fully diluted shares of Common Stock to be outstanding immediately after the closing.

2.43 “
Section
 409A
” means Section 409A of the Code and the regulations promulgated thereunder by the United States Treasury Department, as amended or as may be amended from time to time.
2.44 “
Securities Act
” means the Securities Act of 1933, as amended, and all regulations, guidance and other interpretative authority issued thereunder.
2.45 “
Service Provider
” means an Employee, Consultant or Director.
2.46 “
Shares
” means shares of the Company’s Class A Common Stock.
2.47 “
Stock Appreciation Right
” or “
SAR
” means a right granted under Article VI to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over the exercise price set forth in the applicable Award Agreement.
2.48 “
Subsidiary
” means any entity (other than the Company), whether U.S. or
non-U.S.,
in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.49 “
Substitute Awards
” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.50 “
Tax-Related
Items
” means any U.S. and
non-U.S.
federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Shares.
2.51 “
Termination of Service
” means:
(a)    As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)    As to a
Non-Employee
Director, the time when a Participant who is a
Non-Employee
Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)    As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off),
even though the Participant may subsequently continue to perform services for that entity.

ARTICLE III.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein. No Service Provider shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Service Providers, Participants or any other persons uniformly.
ARTICLE IV.
ADMINISTRATION AND DELEGATION
4.1
Administration
.
(a)         The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions, reconcile inconsistencies in the Plan or any Award and make all other determinations that it deems necessary or appropriate to administer the Plan and any Awards. The Administrator (and each member thereof) is entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Administrator’s determinations under the Plan are in its sole discretion and will be final, binding and conclusive on all persons having or claiming any interest in the Plan or any Award.
(b)         Without limiting the foregoing, the Administrator has the exclusive power, authority and sole discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Awards to be granted and the number of Shares to which an Award will relate; (iv) subject to the limitations in the Plan, determine the terms and conditions of any Award and related Award Agreement, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations, waivers or amendments thereof; (v) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, or other property, or an Award may be canceled, forfeited, or surrendered; and (vi) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
4.2
Delegation of Authority
. To the extent permitted by Applicable Law, the Board or any Committee may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company or any of its Subsidiaries be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company or any of its Subsidiaries or Directors to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable organizational documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4.2 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest
in itself any previously delegated authority. Further, regardless of any delegation, the Board or a Committee may, in its discretion, exercise any and all rights and duties as the Administrator under the Plan delegated thereby, except with respect to Awards that are required to be determined in the sole discretion of the Committee under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
ARTICLE V.
STOCK AVAILABLE FOR AWARDS
5.1
Number of Shares
. Subject to adjustment under Article IX and the terms of this Article V, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Effective Date, the Company will cease granting awards under the Prior Plan; however, Prior Plan Awards will remain subject to the terms of the Prior Plan. Shares issued or delivered under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
5.2
Share Recycling
.
(a)         If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off
or other similar event, exchanged or settled for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.
(b)        In addition, the following Shares shall be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or any stock option granted under the Prior Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or any Prior Plan Award; and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof. Notwithstanding the provisions of this Section 5.2(b), no Shares may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an incentive stock option under Section 422 of the Code.
5.3
Incentive Stock Option Limitations
. Notwithstanding anything to the contrary herein, no more than [    ]
2
Shares (as adjusted to reflect any Equity Restructuring) may be issued pursuant to the exercise of Incentive Stock Options.
5.4
Substitute Awards
. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares

2
NTD
: To equal 76.25% of the shares of all classes of Common Stock outstanding as of immediately following closing, which equals 125% of the sum of the 11% initial reserve plus 5% evergreen for 10 years.

available under a
pre-existing
plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing
plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards may again become available for Awards under the Plan as provided under Section 5.2 above);
provided
that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-
existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants, or Directors prior to such acquisition or combination.
5.5
Non-Employee
Director Award Limit
. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee
director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a
Non-Employee
Director during any calendar year shall not exceed $1,000,000 for such Service Provider’s first year of service as a
Non-Employee
Director and $750,000 for each year thereafter.
ARTICLE VI.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
6.1
General
. The Administrator may grant Options or Stock Appreciation Rights to one or more Service Providers, subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value on the date of exercise or a combination of the two as the Administrator may determine or provide in the Award Agreement.
6.2
Exercise Price
. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Subject to Section 6.6, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
6.3
Duration of Options
. Subject to Section 6.6, each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years; provided, further, that, unless otherwise determined by the Administrator or specified in the Award Agreement, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service. In addition, in no event shall an Option or Stock Appreciation Right granted to an Employee who is a non-
exempt employee for purposes of overtime pay under the U.S. Fair Labor Standards Act of 1938 be exercisable earlier than six months after its date of grant.

Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, commits an act of Cause (as determined by the Administrator), or violates any non-competition,
non-solicitation
or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may be terminated by the Company and the Company may suspend the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant may have participated in any such act or violation.
6.4
Exercise
. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or such other person or entity designated by the Administrator) a notice of exercise, in a form and manner the Company approves (which may be written, electronic or telephonic and may contain representations and warranties deemed advisable by the Administrator), signed or authenticated by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, (a) payment in full of the exercise price for the number of Shares for which the Option is exercised in a manner specified in Section 6.5 and (b) satisfaction in full of any withholding obligation for
Tax-Related
Items in a manner specified in Section 10.5. The Administrator may, in its discretion, limit exercise with respect to fractional Shares and require that any partial exercise of an Option or Stock Appreciation Right be with respect to a minimum number of Shares.
6.5
Payment Upon Exercise
. The Administrator shall determine the methods by which payment of the exercise price of an Option shall be made, including, without limitation:
(a)        Cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;
(b)         If there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company funds sufficient to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the exercise price by cash, wire transfer of immediately available funds or check; provided that such amount is paid to the Company at such time as may be required by the Company;
(c)         To the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value on the date of delivery;
(d)         To the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)         To the extent permitted by the Administrator, delivery of a promissory note or any other lawful consideration; or
(f)         To the extent permitted by the Administrator, any combination of the above payment forms.
6.6
Additional Terms of Incentive Stock Options
. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options (and Award Agreements related thereto) will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the

Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation
Section 1.422-4,
will be a Nonqualified Stock Option.
ARTICLE VII.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
7.1
General
. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement, to Service Providers. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock and Restricted Stock Units; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock and Restricted Stock Units to the extent required by Applicable Law. The Award Agreement for each Award of Restricted Stock and Restricted Stock Units shall set forth the terms and conditions not inconsistent with the Plan as the Administrator shall determine.
7.2
Restricted Stock
.
(a)
Stockholder Rights
. Unless otherwise determined by the Administrator, each Participant holding shares of Restricted Stock will be entitled to all the rights of a stockholder with respect to such Shares, subject to the restrictions in the Plan and the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which such Participant becomes the record holder of such Shares; provided, however, that with respect to a share of Restricted Stock subject to restrictions or vesting conditions, except in connection with a spin-off
or other similar event as otherwise permitted under Section 9.2, dividends which are paid to Company stockholders prior to the removal of restrictions and satisfaction of vesting conditions shall only be paid to the Participant to the extent that the restrictions are subsequently removed and the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
(b)
Stock Certificates
. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
(c)
Section
 83(b) Election
. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.
7.3
Restricted Stock Units
. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with Applicable Law. A Participant holding Restricted Stock Units will have only the rights of a general unsecured creditor of the Company until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement.

ARTICLE VIII.
OTHER TYPES OF AWARDS
8.1
General
. The Administrator may grant Performance Stock Unit awards, Performance Bonus Awards, Dividend Equivalents or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine.
8.2
Performance Stock Unit Awards
. Each Performance Stock Unit award shall be denominated in a number of Shares or in unit equivalents of Shares or units of value (including a dollar value of Shares) and may be linked to any one or more of performance or other specific criteria, including service to the Company or Subsidiaries, determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator may consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3
Performance Bonus Awards
. Each right to receive a bonus granted under this Section 8.3 shall be denominated in the form of cash (but may be payable in cash, stock or a combination thereof) (a “
Performance Bonus Award
”) and shall be payable upon the attainment of performance goals that are established by the Administrator and relate to one or more of performance or other specific criteria, including service to the Company or Subsidiaries, in each case on a specified date or dates or over any period or periods determined by the Administrator.
8.4
Dividend Equivalents
. If the Administrator provides, an Award (other than an Option or Stock Appreciation Right) may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award subject to vesting shall either (i) to the extent permitted by Applicable Law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related Award. All such Dividend Equivalents shall be paid at such time as the Administrator shall specify in the applicable Award Agreement.
8.5
Other Stock or Cash Based Awards
. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive cash or Shares to be delivered in the future and annual or other periodic or long-term cash bonus awards (whether based on specified performance criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled, subject to compliance with , or an exemption from, Section 409A. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. Except in connection with a spin-off
or other similar event as otherwise permitted under Article IX, dividends that are paid prior to vesting of any Other Stock or Cash Based Award shall only be paid to the applicable Participant to the extent that the vesting conditions are subsequently satisfied and the Other Stock or Cash Based Award vests.
ARTICLE IX.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
9.1
Equity Restructuring
. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article IX, the Administrator will equitably adjust the terms of the Plan and each outstanding

Award as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to each outstanding Award or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares that may be issued); (ii) adjusting the terms and conditions of (including the grant or exercise price), and the performance goals or other criteria included in, outstanding Awards; and (iii) granting new Awards or making cash payments to Participants. The adjustments provided under this Section 9.1 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
9.2
Corporate Transactions
. In the event of any extraordinary dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, split-up,
spin off, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Law or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Law or accounting principles:
(a)         To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)         To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares (or other property) covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)     To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares which may be issued) or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e)    To replace such Award with other rights or property selected by the Administrator; or

(f)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event; provided that, in each case, no such adjustment may be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A.
9.3
Change in Control
.
(a)     Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 9.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion.
(b)     In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Administrator shall cause such Award to become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction, and with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met unless specifically provided otherwise under the applicable Award Agreement or otherwise determined by the Administrator, and all forfeiture restrictions on such Award to lapse and, to the extent unexercised upon the consummation of such transaction, to terminate in exchange for cash, rights or other property. The Administrator shall notify the Participant of any Award that becomes exercisable pursuant to the preceding sentence that such Award shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the Change in Control, or that such Award shall be settled for an amount of cash or securities equal to the in-the-money
spread value (if any) of such Award, and such Award shall terminate upon the consummation of the Change in Control in accordance with the preceding sentence.
(c)    For the purposes of this Section 9.3, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share
consideration received by holders of Common Stock in the Change in Control.
9.4
Administrative Stand Still
. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock (including any Equity Restructuring or any securities offering or other similar transaction) or for reasons of administrative convenience or to facilitate compliance with any Applicable Law, the Administrator may refuse to permit the exercise or settlement of one or more Awards for such period of time as the Company may determine to be reasonably appropriate under the circumstances.
9.5
General
. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 9.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, spinoff, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares.
ARTICLE X.
PROVISIONS APPLICABLE TO AWARDS
10.1
Transferability
.
(a)    No Award may be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed. During the life of a Participant, Awards will be exercisable only by the Participant, unless it has been disposed of pursuant to a DRO. After the death of a Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-Applicable Law of descent and distribution. References to a Participant, to the extent relevant in the context, will include references to a transferee approved by the Administrator.
(b)    Notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Participant); (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by Applicable Law. In addition, and further notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)    Notwithstanding Section 10.1(a), if permitted by the Administrator, a Participant may, in the manner determined by the Administrator, designate a Designated Beneficiary. A Designated Beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant and any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s Designated Beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Participant’s death.
10.2
Documentation
. Each Award will be evidenced in an Award Agreement in such form as the Administrator determines in its discretion. Each Award may contain such terms and conditions as are determined by the Administrator in its sole discretion, to the extent not inconsistent with those set forth in the Plan.
10.3
Discretion
. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
10.4
Changes in Participant’s Status
. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable. Service credit shall be given for vesting purposes for any period the Participant is on a paid leave of absence and except to the extent otherwise required by Applicable Law or expressly authorized by the Company or by the Company’s written policy on leaves of absence, no service credit shall be given for vesting purposes for any period the Participant is on an unpaid leave of absence.
10.5
Withholding
. Each Participant must pay the Company or a Subsidiary, as applicable, or make provision satisfactory to the Administrator for payment of, any
Tax-Related
Items required by Applicable Law to be withheld in connection with such Participant’s Awards and/or Shares by the date of the event creating the liability for
Tax-Related
Items. At the Company’s discretion and subject to any Company insider trading policy (including black-out
periods), any withholding obligation for
Tax-Related
Items may be satisfied by (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant; (ii) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Shares, including Shares delivered by attestation; (iv) retaining Shares from the Award creating the withholding obligation for
Tax-Related
Items, valued on the date of delivery, (v) if there is a public market for Shares at the time the withholding obligation for
Tax-Related
Items is satisfied, selling Shares issued pursuant to the Award creating the withholding obligation for
Tax-Related
Items, either voluntarily by the Participant or mandatorily by the Company; (vi) accepting delivery of a promissory note or any other lawful consideration; or (vii) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for all
Tax-Related
Items that are applicable to such taxable income. If any tax withholding obligation will be satisfied under clause (v) of the preceding paragraph, each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to any brokerage firm selected by the Company to effect the sale to complete the transactions described in clause (v).
10.6
Amendment of Award; Repricing
. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article IX or pursuant to Section 11.6. In addition, the Administrator shall, without the approval of the stockholders of the Company, have the authority to (a) amend any outstanding Option or Stock Appreciation

Right to reduce its exercise price per Share or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award. The Company will not grant any stock options or stock appreciation rights with automatic reload features.
10. 7
Conditions on Delivery of Stock
. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including, without limitation, any applicable securities laws and stock exchange or stock market rules and regulations, (iii) any approvals from governmental agencies that the Company determines are necessary or advisable have been obtained, and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy Applicable Law. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.
10.8
Acceleration
. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
ARTICLE XI.
MISCELLANEOUS
11.1
No Right to Employment or Other Status
. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continue employment or any other relationship with the Company or a Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or other written agreement between the Participant and the Company or any Subsidiary.
11.2
No Rights as Stockholder; Certificates
. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Law requires, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
11.3
Effective Date
. The Plan was approved by the Board on May 10, 2021. The Plan will become effective (the “
Effective Date
”) on the date immediately prior to the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger entered into on or about May 10, 2021, by and among the Company, Aurora Acquisition Corp. and certain other parties (the “
Merger Agreement
”), provided that it is approved by the Company’s stockholders prior to such date and occurring within 12 months following the date the Board approved the Plan. If the Plan is not approved by the Company’s stockholders within the foregoing time frame, or if the Merger Agreement is terminated prior to the consummation of the transactions contemplated thereby, the Plan will not become effective. No Incentive Stock Option may be granted pursuant to the Plan after the tenth anniversary of the earlier of (i) the date the Plan was approved by the Board and (ii) the date the Plan was approved by the Company’s stockholders.

11.4
Amendment of Plan
. The Board may amend, suspend or terminate the Plan at any time and from time to time; provided that (a) no amendment requiring stockholder approval to comply with Applicable Law shall be effective unless approved by the Board, and (b) no amendment, other than an increase to the Overall Share Limit or pursuant to Article IX or Section 11.6, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Law.
11.5
Provisions for Foreign Participants
. The Administrator may modify Awards granted to Participants who are nationals of a country other than the United States or employed or residing outside the United States, establish subplans or procedures under the Plan or take any other necessary or appropriate action to address Applicable Law, including (a) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (b) listing and other requirements of any
non-U.S.
securities exchange, and (c) any necessary local governmental or regulatory exemptions or approvals.
11.6
Section 409A
.
(a)
General
. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 11.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)
Separation from Service
. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a Participant’s Termination of Service will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the Participant’s Termination of Service. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)
Payments to Specified Employees
. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month
period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month
period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(d)
Separate Payments
. If an Award includes a “series of installment payments” within the meaning of
Section 1.409A-2(b)(2)(iii)
of Section 409A, the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment and, if an Award includes “dividend equivalents” within the meaning of
Section 1.409A-3(e)
of Section 409A, the Participant’s right to receive the dividend equivalents will be treated separately from the right to other amounts under the Award.
(e)
Change in Control
. Any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A.
11.7
Limitations on Liability
. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer or other employee of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer or other employee of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer or other employee of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith; provided that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.
11.8
Data Privacy
. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “
Data
”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 11.8 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 11.8. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

11.9
Severability
. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
11.10
Governing Documents
. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary), the Plan will govern, unless such Award Agreement or other written agreement was approved by the Administrator and expressly provides that a specific provision of the Plan will not apply.
11.11
Governing Law
. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.
11.12
Clawback Provisions
. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.
11.13
Titles and Headings
. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
11.14
Conformity to Applicable Law
. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in a manner intended to conform with Applicable Law. To the extent Applicable Law permits, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Law.
11.15
Relationship to Other Benefits
. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.
11.16
Unfunded Status of Awards
. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
11.17
Limitations Applicable to Section 16 Persons
. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule
16b-3
of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
11.18
Prohibition on Executive Officer Loans
. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.19
Broker-Assisted Sales
. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 10.5: (a) any Shares to be sold through the broker- assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
*  *   *  *  *

ANNEX P
[
●
].
2021 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE 1
PURPOSE
The Plan’s purpose is to assist employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.
The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering as determined under Section 423 of the Code.
ARTICLE 2
DEFINITIONS
As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:
2.1    “
Administrator
” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.
2.2    “
Agent
” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.3    “
Board
” means the Board of Directors of the Company.
2.4    “
Code
” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.
2.5    “
Committee
” means the Compensation Committee of the Board.
2.6    “
Common Stock
” means the Class A common stock of the Company.
2.7    “
Company
” means [●], a Delaware corporation, or any successor.
2.8    “
Compensation
” of an Employee means the regular earnings or base salary paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified
or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding bonuses and commissions, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, including tax gross ups and taxable mileage allowance, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Compensation shall be calculated before deduction of any income or employment tax withholdings, but such amounts shall be withheld from the Employee’s net income.
2.9    “
Designated Subsidiary
” means each Subsidiary, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof.
2.10    “
Effective Date
” means the date immediately prior to the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger entered into on or about May 10, 2021, by and among the Company, Aurora Acquisition Corp. and certain other parties (the “
Merger Agreement
”),
provided
that the Board has approved the Plan prior to or on such date, subject to approval of the Plan by the Company’s stockholders.
2.11    “
Eligible Employee
” means an Employee:
(a)    who is customarily scheduled to work at least 20 hours per week;
(b)    whose customary employment is more than five months in a calendar year; and
(c)    who, after the granting of the Option, would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.
For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee:
(x)    any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or
(y)    any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of the foreign jurisdiction would cause the Plan, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code;
provided
that any exclusion in clauses (x) or (y) shall be applied in an identical manner under each Offering to all Employees of the Company and all Designated Subsidiaries, in accordance with Treas. Reg. §
1.423-2(e).
2.12    “
Employee
” means any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treas. Reg. §
1.421-1(h)(2).
Where the period of leave exceeds three months, or such other period specified in Treas. Reg. §
1.421-
1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treas. Reg. §
1.421-1(h)(2).
2.13    “
Enrollment Date
” means the first date of each Offering Period.
2.14    “
Exercise Date
” means the last day of each Purchase Period, except as provided in Section 5.2 hereof.
2.15    “
Exchange Act
” means the Securities Exchange Act of 1934, as amended.
2.16    “
Fair Market Value
” means, as of any date, the value of Common Stock determined as follows:
(a)    If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in
The Wall Street Journal
or such other source as the Administrator deems reliable;
(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in
The Wall Street Journal
or such other source as the Administrator deems reliable; or
(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.17    “
Grant Date
” means the first day of an Offering Period.
2.18    “
New Exercise Date
” has the meaning set forth in Section 5.2(b) hereof.
2.19    “
Offering
” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 4 hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Purchase Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. §
1.423-2(a)(1),
the terms of each separate Offering under Plan need not be identical, provided that the terms of the Plan and an Offering thereunder together satisfy Treas. Reg. §
1.423-2(a)(2)
and (a)(3).
2.20    “
Offering Period
” means each consecutive period commencing on such dates as determined by the Board or Committee, in its discretion, and with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.

2.21    “
Option
” means the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.
2.22    “
Option Price
” means the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.
2.23    “
Parent
” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.
2.24    “
Participant
” means any Eligible Employee who elects to participate in the Plan.
2.25    “
Payday
” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.
2.26    “
Plan
” means this 2021 Employee Stock Purchase Plan and any other sub-plans
or appendices hereto, as amended from time to time.
2.27    “
Plan Account
” means a bookkeeping account established and maintained by the Company in the name of each Participant.
2.28    “
Purchase Period
” means each consecutive period commencing on such dates as determined by the Board or Committee, in its discretion, within each Offering Period. The duration and timing of Purchase Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.
2.29    “
Section
 409A
” means Section 409A of the Code and the regulations promulgated thereunder by the United States Treasury Department, as amended or as may be amended from time to time.
2.30    “
Subsidiary
” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code.
2.31    “
Treas. Reg.
” means U.S. Department of the Treasury regulations.
2.32    “
Withdrawal Election
” has the meaning set forth in Section 6.1(a) hereof.
ARTICLE 3
PARTICIPATION
3.1
Eligibility
.
(a)    Any Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles 4 and 5 hereof, and the limitations imposed by Section 423(b) of the Code.
(b)    No Eligible Employee shall be granted an Option under the Plan which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code.

3.2
Election to Participate; Payroll Deductions
(a)    Except as provided in Sections 3.2(e) and 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later than the period of time prior to the applicable Enrollment Date that is determined by the Administrator, in its sole discretion.
(b)    Subject to Section 3.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than 15% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2    shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account; provided that for the first Offering Period, payroll deductions shall not begin until such date determined by the Board or Committee, in its sole discretion.
(c)    Following at least one payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during an Offering Period upon ten calendar days’ prior written notice to the Company. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.
(d)    Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage or fixed amount as in effect at the termination of such Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.
(e)    Notwithstanding any other provisions of the Plan to the contrary, in
non-U.S.
jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Plan, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.
3.3
Leave of Absence
. During leaves of absence approved by the Company meeting the requirements of Treas. Reg. §
1.421-1(h)(2),
a Participant may continue participation in the Plan by making cash payments to the Company on the Participant’s normal payday equal to the Participant’s authorized payroll deduction.
ARTICLE 4
PURCHASE OF SHARES
4.1
Grant of Option
. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which the shares of Common Stock available under the Plan have been sold or (ii) the date on which the Plan is suspended or terminates. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price;
provided
that in no event shall a Participant be permitted to

purchase during each Offering Period more than 100,000 shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.
4.2
Option Price
. The “
Option Price
” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on an Exercise Date for an Offering Period shall equal 85% of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date, or such other price designated by the Administrator;
provided
that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock;
provided further
, that no Option Price shall be designated by the Administrator that would cause the Plan to fail to meet the requirements under Section 423(b) of the Code.
4.3
Purchase of Shares
.
(a)    On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. Any balance less than the per share Option Price that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward to the next Purchase Period or Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Purchase Period or Offering Period in accordance with the prior sentence shall be promptly refunded to the applicable Participant. In no event shall an amount greater than or equal to the per share Option Price as of an Exercise Date be carried forward to the next Purchase Period or Offering Period.
(b)    As soon as practicable following each Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.
4.4
Automatic Termination of Offering Period
. If the Fair Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the Grant Date for an Offering Period, then such Offering Period shall terminate on such Exercise Date after the automatic exercise of the Option in accordance with Section 4.3 hereof, and each Participant shall automatically be enrolled in the Offering Period that commences immediately following such Exercise Date and such Participant’s payroll deduction authorization shall remain in effect for such Offering Period.
4.5
Transferability of Rights
. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.
ARTICLE 5
PROVISIONS RELATING TO COMMON STOCK
5.1
Common Stock Reserved
. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be the sum of (a) [

]
1
shares and (b) an annual increase on the first day of each year beginning in 2022 and ending in 2031 equal to the lesser of (i) one percent of the shares outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares as may be determined by the Board;
provided, however
, no more than [    ]
2
shares may be issued under the Plan. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.
5.2
Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale
.
(a)
Changes in Capitalization
. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company;
provided
,
however
, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
(b)
Dissolution or Liquidation
. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “
New Exercise Date
”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
(c)
Merger or Asset Sale
. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in

1	NTD : Amount to equal 2% of the fully diluted shares of Common Stock to be outstanding immediately after the closing.
2	NTD : Amount to equal 15% of the fully diluted shares of Common Stock to be outstanding immediately after the closing, calculated by multiplying 125% by the sum of 2% plus 1% over 10 years.

progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
5.3
Insufficient Shares
. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon.
5.4
Rights as Stockholders
. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of the Participant’s Option.
ARTICLE 6
TERMINATION OF PARTICIPATION
6.1
Cessation of Contributions; Voluntary Withdrawal
.
(a)    A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “
Withdrawal Election
”). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one lump-sum
payment in cash within 30 days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Common Stock on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one lump-sum
payment in cash within 30 days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and the Participant’s Option shall terminate.
(b)    A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)    A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2
Termination of Eligibility
. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon.
ARTICLE 7
GENERAL PROVISIONS
7.1
Administration
.
(a)    The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
(b)    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To establish and terminate Offerings;
(ii)    To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);
(iii)    To select Designated Subsidiaries in accordance with Section 7.2 hereof;
(iv)    To impose a mandatory holding period pursuant to which Participants may not dispose of or transfer shares of Common Stock purchased under the Plan for a period of time determined by the Administrator in its discretion; and
(v)    To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code.
(c)    The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(d)    The Administrator may adopt
sub-plans
applicable to particular Designated Subsidiaries or locations, which sub-plans
may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans
may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan,
the provisions of this Plan shall govern the operation of such sub-plan.

(e)    All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.
7.2
Designation of Subsidiary Corporations
. The Board or Administrator shall designate from time to time the Subsidiaries that shall constitute Designated Subsidiaries. The Board or Administrator may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.
7.3
Reports
. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.
7.4
No Right to Employment
. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5
Amendment and Termination of the Plan
.
(a)    The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.
(b)    If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;
(ii)    shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(iii)    allocating shares of Common Stock.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
(c)    Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.
7.6
Use of Funds; No Interest Paid
. All funds received by the Company by reason of purchase of shares of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7
Term; Approval by Stockholders
. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval;
provided
,
however
, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders;
provided
,
further
that if such approval has not been obtained by the end of the
12-month
period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
7.8
Effect Upon Other Plans
. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
7.9
Conformity to Securities Laws
. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule
16b-3
of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.10
Notice of Disposition of Shares
. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option granted under the Plan, if such disposition or transfer is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.
7.11
Tax Withholding
. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.
7.12
Governing Law
. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.
7.13
Notices
. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
7.14
Conditions To Issuance of Shares
.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)    All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.
(c)    The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
7.15
Equal Rights and Privileges
. All Eligible Employees of the Company (or of any Designated Subsidiary) granted Options pursuant to an Offering under the Plan, shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.
7.16
Rules Particular to Specific Countries
. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are foreign nationals or employed in
non-U.S.
jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan.
To the extent that the terms and conditions set forth in an appendix or sub-plan
conflict with any provisions of the Plan, the provisions of the appendix or sub-plan
shall govern. The adoption of any such appendix or
sub-plan
shall be pursuant to Section 7.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in
non-U.S.
jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.
7.17
Section 409A
. The Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. No Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.
*    *    *    *    *

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of directors and officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Aurora’s amended and restated memorandum and articles of association provided for indemnification of Aurora’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.
Aurora has entered into agreements with Aurora’s officers and directors to provide contractual indemnification in addition to the indemnification provided for in Aurora’s amended and restated memorandum and articles of association. Aurora has purchased a policy of directors’ and officers’ liability insurance that insures Aurora’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against Aurora’s obligations to indemnify Aurora’s officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, Aurora has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statements Schedules.
(a)    Exhibits.

Exhibit Number	Description

2.1 +	Agreement and Plan of Merger, dated as of May 10, 2021, by and among the Registrant, Aurora Merger Sub I, Inc. and Better Holdco, Inc. (included as Annex A to the proxy statement/prospectus).

2.2**	Plan of Domestication, dated as of [ ].

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on February 24, 2021).

3.2	Form of Certificate of Incorporation of Aurora Acquisition Corp. to become effective upon the Business Combination (included as Annex B to the proxy statement/prospectus).

3.3	Form of Certificate of Domestication to become effective upon the Business Combination (included as Annex C to the proxy statement/prospectus).

3.4	Form of By-Laws of Aurora Acquisition Corp. to become effective upon the Business Combination (included as Annex D to the proxy statement/prospectus).

4.1	Specimen Unit Certificate of Aurora Acquisition Corp. (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on February 24, 2021).

4.2	Specimen Class A Ordinary Share Certificate of Aurora Acquisition Corp. (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on February 24, 2021).

4.3	Specimen Warrant Certificate of Aurora Acquisition Corp. (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on February 24, 2021).

Exhibit Number	Description

4.4	Warrant Agreement, dated as of March 3, 2021, between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 9, 2021).

4.5*	Specimen Class A Common Stock Certificate of Better Home & Finance Holding Company.

4.6*	Specimen Class B Common Stock Certificate of Better Home & Finance Holding Company.

4.7*	Specimen Class C Common Stock Certificate of Better Home & Finance Holding Company.

5.1*	Opinion of Ropes & Gray LLP.

8.1*	Opinion of Baker McKenzie LLP as to certain tax matters.

10.1	Aurora Holder Support Agreement, dated as of May 10, 2021, by and among Registrant, Better Holdco, Inc., Novator Capital Sponsor Ltd. and Unbound HoldCo Ltd. (included as Annex E to the proxy statement/prospectus).

10.2 ++	Better Holder Support Agreement, dated as of May 10, 2021, by and among the Registrant, Better Holdco, Inc. and the persons set forth on Schedule I thereto (included as Annex F to the proxy statement/prospectus).

10.3	PIPE Subscription Agreement, dated as of May 10, 2021, by and between the Registrant and SB Northstar LP (included as Annex H to the proxy statement/prospectus).

10.4	Sponsor Agreement, dated as of May 10, 2021, by and between the Registrant, and Novator Capital Sponsor Ltd. (included as Annex K to the proxy statement/prospectus).

10.5	Sponsor Subscription Agreement, dated as of May 10, 2021, by and between the Registrant, Novator Capital Sponsor Ltd. and BB Trustees SA (included as Annex I to the proxy statement/prospectus).

10.6	Redemption Subscription Agreement, by and among Registrant, Novator Capital Sponsor Ltd. and BB Trustees SA and the additional subscribers (included as Annex J to the proxy statement/prospectus).

10.7	Form of Amended and Restated Registration Rights Agreement, by and among Registrant, Novator Capital Sponsor Ltd., and certain additional stockholder parties (included as Annex G to the proxy statement/prospectus).

10.8	Founder Side Letter, dated as of May 10, 2021, by and between the Registrant and Vishal Garg (included as Annex M to the proxy statement/prospectus).

10.9	Amended and Restated Insider Letter, dated as of May 10, 2021, by and among the Registrant, Novator Capital Sponsor Ltd and certain individuals, each of whom is a member of the board of directors and/or management team (included as Annex L to the proxy statement/prospectus).

10.10	Amended and Restated Promissory Note, dated as of May 10, 2021, by and between Aurora Capital Holding Corp, and Novator Capital Sponsor Ltd (included as Annex N to the proxy statement/prospectus).

10.11	Investment Management Trust Agreement, dated as of March 3, 2021, by and between the Registrant and Continental Stock Transfer &Trust Company, as trustee (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on March 9, 2021).

10.12	Administrative Services Agreement, dated as of March 3, 2021, by and between the Registrant and Novator Capital Sponsor Ltd. (incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K filed on March 9, 2021).

10.13	Form of Better Home & Finance Holding Company 2021 Incentive Equity Plan (included as Annex O to the proxy statement/prospectus), and forms of agreement thereunder.

Exhibit Number	Description

10.14	Form of Better Home & Finance Holding Company 2021 Employee Stock Purchase Plan (included as Annex P to the proxy statement/prospectus).

21.1**	List of Subsidiaries of the Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3*	Consent of Ropes & Gray LLP (included as part of Exhibit 5.1).

24.1**	Powers of Attorney of Officers and Directors.

99.1*	Form of Proxy Card for Registrant’s Extraordinary General Meeting.

99.2**	Consent of Vishal Garg to be named as a director.

99.3**	Consent of Steven Sarracino to be named as a director.

99.4**	Consent of Dinesh Chopra to be named as a director.

99.5**	Consent of Prabhu Narasimhan to be named as a director.

99.6	Consent of Rajeev Date to be named as a director.

99.7	Consent of Gabrielle Toledano to be named as a director.

99.8*	Consent of [ ] to be named as a director.

99.9*	Consent of [ ] to be named as a director.

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	To be filed by amendment.
**	Previously filed.
+
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation
S-K.
The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

++	Schedules and exhibits have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

Item 22.	Undertakings.
1.    The undersigned Registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3.
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4.
The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

5.
The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form
S-4,
within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

6.
The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 30th day of September, 2021.

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/ S / A RNAUD M ASSENET Arnaud Massenet	Chief Executive Officer (Principal Executive Officer)	September 30, 2021

* Caroline Harding	Chief Financial Officer and Director (Principal Financial and Principal Accounting Officer)	September 30, 2021

* Thor Björgólfsson	Chairman	September 30, 2021

* Shravin Mittal	Director	September 30, 2021

* Sangeeta Desai	Director	September 30, 2021

* Michael Edelstein	Director	September 30, 2021

*By:	Arnaud Massenet

/s/ Arnaud Massenet
Arnaud Massenet Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Aurora Acquisition Corp., in the City of Newark, State of Delaware, on the 30th day of September, 2021.

/s/ Donald J. Puglisi
Donald J. Puglisi Authorized Representative September 30, 2021